FILED PURSUANT TO RULE 424(b)(5)
REGISTRATION FILE NO.: 333-189017-07

Prospectus Supplement supplementing the Prospectus dated January 16, 2015

$1,040,295,000 (Approximate)
Citigroup Commercial Mortgage Trust 2015-GC27
as Issuing Entity
Citigroup Commercial Mortgage Securities Inc.
as Depositor
Citigroup Global Markets Realty Corp.
Goldman Sachs Mortgage Company
Rialto Mortgage Finance, LLC
Redwood Commercial Mortgage Corporation
RAIT Funding, LLC
as Sponsors
Commercial Mortgage Pass-Through Certificates, Series 2015-GC27

The Commercial Mortgage Pass-Through Certificates, Series 2015-GC27 will consist of multiple classes of certificates, including those identified on the table below which are offered pursuant to this prospectus supplement. The Series 2015-GC27 certificates will represent the beneficial ownership interests in the issuing entity, which will be Citigroup Commercial Mortgage Trust 2015-GC27. The issuing entity’s main assets will be a pool of 100 fixed rate mortgage loans secured by first liens on various types of commercial and multifamily properties.

Classes of Offered Certificates	Initial Certificate Principal Amount or Notional Amount(1)		Initial Pass- Through Rate(2)		Pass-Through Rate Description	Rated Final Distribution Date
Class A-1	$43,807,000		1.353%		Fixed	February 2048
Class A-2	$49,712,000		2.687%		Fixed	February 2048
Class A-3	$17,250,000		3.061%		Fixed	February 2048
Class A-4	$250,000,000		2.878%		Fixed	February 2048
Class A-5	$398,793,000		3.137%		Fixed	February 2048
Class A-AB	$76,256,000		2.944%		Fixed	February 2048
Class X-A	$913,430,000	(5)	1.454%		Variable IO(6)	February 2048
Class X-B	$126,865,000	(5)	0.293%		Variable IO(6)	February 2048
Class A-S(7)	$77,612,000	(8)	3.571	%(10)	Fixed	February 2048
Class B(7)	$56,716,000	(8)	3.772	%(10)	Fixed	February 2048
Class PEZ(7)	$204,477,000	(8)	(10)		(10)	February 2048
Class C(7)	$70,149,000	(8)	4.429	%(10)	WAC(11)	February 2048

(Footnotes to table begin on page S-13)
You should carefully consider the risk factors beginning on page S-63 of this prospectus supplement and page 19 of the accompanying prospectus.

Neither the Series 2015-GC27 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The Series 2015-GC27 certificates will represent interests in and obligations of the issuing entity and will not represent the obligations of the depositor, the sponsors or any of their affiliates.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE DEPOSITOR WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ANY AUTOMATED QUOTATION SYSTEM OF ANY NATIONAL SECURITIES ASSOCIATION.
Distributions to holders of the certificates of amounts to which they are entitled will be made monthly, commencing in March 2015. Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Offered Certificates—Subordination” in this prospectus supplement.

The offered certificates will be offered by Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC and Morgan Stanley & Co. LLC when, as and if issued by the issuing entity, delivered to and accepted by the underwriters and subject to each underwriter’s right to reject orders in whole or in part. The underwriters will offer the offered certificates to prospective investors from time to time in negotiated transactions or otherwise at varying prices determined at the time of sale, plus, in certain cases, accrued interest, determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank SA/NV, as operator of the Euroclear System, in Europe against payment in New York, New York on or about February 9, 2015. Citigroup Commercial Mortgage Securities Inc. expects to receive from this offering approximately 112.1% of the aggregate principal balance of the offered certificates, plus accrued interest from February 1, 2015, before deducting expenses payable by the depositor.
The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” in this prospectus supplement). See also “Legal Investment” in this prospectus supplement.

Citigroup		Goldman, Sachs & Co.
Co-Lead Managers and Joint Bookrunners

Drexel Hamilton		Morgan Stanley
Co-Managers January 28, 2015

CITIGROUP COMMERCIAL MORTGAGE TRUST 2015-GC27

Commercial Mortgage Pass-Through Certificates, Series 2015-GC27

Kansas
1 property
$8,900,000
0.7% of total
Arkansas
1 property
$21,975,788
1.8% of total
Minnesota
1 property
$50,000,000
4.2% of total
Wisconsin
3 properties
$14,867,861
1.2% of total
Illinois
2 properties
$102,785,940
8.6% of total
Indiana
1 property
$8,400,000
0.7% of total
Michigan
7 properties
$60,170,000
5.0% of total
Pennsylvania
3 properties
$68,481,431
5.7% of total
New York
11 properties
$178,783,042
15.0% of total
Maine
1 property
$6,000,000
0.5% of total
Washington
1 property
$31,000,000
2.6% of total
Connecticut
2 properties
$27,759,134
2.3% of total
Rhode Island
1 property
$2,222,312
0.2% of total
Ohio
8 properties
$66,764,581
5.6% of total
Nevada
4 properties
$17,110,000
1.4% of total
New Jersey
2 properties
$5,731,975
0.5% of total
Maryland
2 properties
$25,972,539
2.2% of total
California
11 properties
$102,568,607
8.6% of total
Virginia
3 properties
$15,703,406
1.3% of total
North Carolina
13 properties
$79,624,100
6.7% of total
Arizona
1 property
$8,725,000
0.7% of total
Georgia
6 properties
$21,149,234
1.8% of total
South Carolina
1 property
$4,244,957
0.4% of total
Colorado
6 properties
$49,630,706
4.2% of total
Texas
10 properties
$100,691,006
8.4% of total
Mississippi
2 properties
$42,514,794
3.6% of total
Tennessee
2 properties
$12,575,620
1.1% of total
Florida
8 properties
$52,486,507
4.4% of total
Louisiana
1 property
$1,797,926
0.2% of total
Alabama
1 property
$5,390,000
0.5% of total
Percent of
Initial Pool Balance
>10.0%
>5.0 – 10.0%
>1.0 – 5.0%
0.1 – 1.0%

Mortgaged Properties by Property Type

Industrial 3.5%
Self Storage 3.6%
Mixed Use 4.9%
Hospitality 8.9%
Retail 38.0%
Multifamily 19.6%
Office 21.6%

CERTIFICATE SUMMARY	S-13	Other Factors May Disproportionately
SUMMARY	S-15	Increase Losses	S-78
RISK FACTORS	S-63	Risks Relating to Enforceability of Cross-
The Offered Certificates May Not Be a		Collateralization	S-79
Suitable Investment for You	S-63	The Performance of a Mortgage Loan and
The Offered Certificates Are Limited		Its Related Mortgaged Property
Obligations	S-63	Depends in Part on Who Controls the
The Volatile Economy, Credit Crisis and		Borrower and Mortgaged Property	S-80
Downturn in the Real Estate Market		The Borrower’s Form of Entity May Cause
Have Adversely Affected and May		Special Risks	S-80
Continue to Adversely Affect the Value		A Bankruptcy Proceeding May Result in
of CMBS	S-63	Losses and Delays in Realizing on the
External Factors May Adversely Affect the		Mortgage Loans	S-81
Value and Liquidity of Your Investment	S-64	Mortgage Loans Are Non-Recourse and Are
The Certificates May Have Limited Liquidity		Not Insured or Guaranteed	S-82
and the Market Value of the Certificates		Adverse Environmental Conditions at or
May Decline	S-65	Near Mortgaged Properties May Result
The Exchangeable Certificates Are Subject		in Losses	S-82
to Additional Risks	S-66	Risks Related to Redevelopment, Expansion
Subordination of Exchangeable Certificates	S-66	and Renovation at Mortgaged
Limited Information Causes Uncertainty	S-67	Properties	S-83
Legal and Regulatory Provisions Affecting		Risks Relating to Costs of Compliance with
Investors Could Adversely Affect the		Applicable Laws and Regulations	S-83
Liquidity of the Offered Certificates	S-67	Litigation Regarding the Mortgaged
Your Yield May Be Affected by Defaults,		Properties or Borrowers May Impair
Prepayments and Other Factors	S-69	Your Distributions	S-83
Nationally Recognized Statistical Rating		Other Financings or Ability to Incur Other
Organizations May Assign Different		Financings Entails Risk	S-84
Ratings to the Certificates; Ratings of		Risks of Anticipated Repayment Date Loans	S-85
the Certificates Reflect Only the Views		A Borrower May Be Unable to Repay Its
of the Applicable Rating Agencies as of		Remaining Principal Balance on the
the Dates Such Ratings Were Issued;		Maturity Date or Anticipated
Ratings May Affect ERISA Eligibility;		Repayment Date; Longer Amortization
Ratings May Be Downgraded	S-72	Schedules and Interest-Only Provisions
Commercial, Multifamily and Manufactured		Increase Risk	S-85
Housing Community Lending Is		Risks Relating to Interest on Advances and
Dependent on Net Operating Income	S-73	Special Servicing Compensation	S-87
Underwritten Net Cash Flow Could Be		Increases in Real Estate Taxes May Reduce
Based on Incorrect or Failed		Available Funds	S-87
Assumptions	S-74	Some Mortgaged Properties May Not Be
The Mortgage Loans Have Not Been		Readily Convertible to Alternative Uses	S-87
Reunderwritten by Us; Some Mortgage		Risks Related to Zoning Non-Compliance
Loans May Not Have Complied with		and Use Restrictions	S-88
Another Originator’s Underwriting		Risks Relating to Inspections of Properties	S-89
Criteria	S-74	Earthquake, Flood and Other Insurance May
Static Pool Data Would Not Be Indicative of		Not Be Available or Adequate	S-89
the Performance of This Pool	S-75	Terrorism Insurance May Not Be Available
Appraisals May Not Reflect Current or		for All Mortgaged Properties	S-90
Future Market Value of Each Property	S-75	Risks Associated with Blanket Insurance
Performance of the Certificates Will Be		Policies or Self-Insurance	S-91
Highly Dependent on the Performance		State and Local Mortgage Recording Taxes
of Tenants and Tenant Leases	S-76	May Apply Upon a Foreclosure or
Concentrations Based on Property Type,		Deed-in-Lieu of Foreclosure and
Geography, Related Borrowers and		Reduce Net Proceeds	S-91

The Mortgage Loan Sellers, the Sponsors		Statistical Characteristics of the Mortgage
and the Depositor Are Subject to		Loans	S-117
Bankruptcy or Insolvency Laws That		Environmental Considerations	S-130
May Affect the Issuing Entity’s		Litigation Considerations	S-133
Ownership of the Mortgage Loans	S-91	Redevelopment, Expansion and Renovation	S-134
Interests and Incentives of the Originators,		Default History, Bankruptcy Issues and
the Sponsors and Their Affiliates May		Other Proceedings	S-135
Not Be Aligned with Your Interests	S-92	Tenant Issues	S-137
Interests and Incentives of the Underwriter		Insurance Considerations	S-148
Entities May Not Be Aligned with Your		Zoning and Use Restrictions	S-148
Interests	S-94	Appraised Value	S-150
Potential Conflicts of Interest of the Master		Non-Recourse Carveout Limitations	S-150
Servicer, the Special Servicer, the		Real Estate and Other Tax Considerations	S-151
Trustee, any Outside Servicer and any		Certain Terms of the Mortgage Loans	S-151
Outside Special Servicer	S-95	The Loan Combinations	S-158
Potential Conflicts of Interest of the		Representations and Warranties	S-173
Operating Advisor	S-96	Sale of Mortgage Loans; Mortgage File
Potential Conflicts of Interest of a Directing		Delivery	S-174
Holder, any Outside Controlling Class		Cures, Repurchases and Substitutions	S-175
Representative and any Serviced Pari		Additional Information	S-178
Passu Companion Loan Holder	S-97	TRANSACTION PARTIES	S-178
Potential Conflicts of Interest in the		The Sponsors	S-178
Selection of the Underlying Mortgage		The Depositor	S-192
Loans	S-98	The Originators	S-193
Conflicts of Interest May Occur as a Result		The Issuing Entity	S-211
of the Rights of the Controlling Class		The Trustee	S-212
Representative, an Outside Controlling		The Certificate Administrator	S-214
Class Representative or the Boca		Trustee and Certificate Administrator Fee	S-217
Hamptons Plaza Portfolio Controlling		The Operating Advisor	S-217
Note Holder to Terminate the Special		Servicers	S-218
Servicer of the Related Loan		Servicing Compensation, Operating Advisor
Combination	S-99	Compensation and Payment of
Other Potential Conflicts of Interest May		Expenses	S-224
Affect Your Investment	S-99	Certain Affiliations and Certain Relationships	S-235
Special Servicer May Be Directed or		DESCRIPTION OF THE OFFERED
Advised to Take Actions by an Entity		CERTIFICATES	S-237
That Has No Duty or Liability to Other		General	S-237
Certificateholders	S-100	Exchangeable Certificates	S-240
Your Lack of Control Over the Issuing Entity		Distributions	S-242
and Servicing of the Mortgage Loans		Subordination	S-256
Can Create Risks	S-100	Appraisal Reduction Amounts	S-257
Rights of the Directing Holder and the		Voting Rights	S-260
Operating Advisor Could Adversely		Delivery, Form, Transfer and Denomination	S-262
Affect Your Investment	S-102	Certificateholder Communication	S-265
Loan Combinations Pose Special Risks	S-103	YIELD, PREPAYMENT AND MATURITY
Sponsors May Not Be Able to Make		CONSIDERATIONS	S-265
Required Repurchases or Substitutions		Yield	S-265
of Defective Mortgage Loans	S-105	Yield on the Class X-A and Class X-B
Book-Entry Registration Will Mean You Will		Certificates	S-268
Not Be Recognized as a Holder of		Weighted Average Life of the Offered
Record	S-105	Certificates	S-269
Tax Matters and Changes in Tax Law May		Price/Yield Tables	S-275
Adversely Impact the Mortgage Loans		THE POOLING AND SERVICING
or Your Investment	S-105	AGREEMENT	S-280
Combination or “Layering” of Multiple Risks		General	S-280
May Significantly Increase Risk of Loss	S-106	Certain Considerations Regarding the
DESCRIPTION OF THE MORTGAGE POOL	S-107	Outside Serviced Loan Combinations	S-280
General	S-107	Assignment of the Mortgage Loans	S-281
Certain Calculations and Definitions	S-110	Servicing of the Mortgage Loans	S-281

Advances	S-285	Taxation of the Exchangeable Certificates	S-340
Accounts	S-289	Further Information	S-340
Application of Penalty Charges and		STATE AND OTHER TAX
Modification Fees	S-291	CONSIDERATIONS	S-340
Withdrawals from the Collection Account	S-292	ERISA CONSIDERATIONS	S-341
Enforcement of “Due-On-Sale” and “Due-		Exempt Plans	S-344
On-Encumbrance” Clauses	S-293	Further Warnings	S-344
Inspections	S-294	LEGAL INVESTMENT	S-345
Evidence as to Compliance	S-295	CERTAIN LEGAL ASPECTS OF THE
Certain Matters Regarding the Depositor,		MORTGAGE LOANS	S-345
the Master Servicer, the Special		RATINGS	S-346
Servicer and the Operating Advisor	S-296	PLAN OF DISTRIBUTION (UNDERWRITER
Servicer Termination Events	S-298	CONFLICTS OF INTEREST)	S-347
Rights Upon Servicer Termination Event	S-299	LEGAL MATTERS	S-349
Waivers of Servicer Termination Events	S-301	INDEX OF CERTAIN DEFINED TERMS	S-350
Termination of the Special Servicer	S-301
Amendment	S-302	ANNEX A – STATISTICAL
Realization Upon Mortgage Loans	S-305	CHARACTERISTICS OF THE
Directing Holder	S-312	MORTGAGE LOANS	A-1
Operating Advisor	S-319	ANNEX B – STRUCTURAL AND
Asset Status Reports	S-324	COLLATERAL TERM SHEET	B-1
Rating Agency Confirmations	S-325	ANNEX C – MORTGAGE POOL
Termination; Retirement of Certificates	S-327	INFORMATION	C-1
Optional Termination; Optional Mortgage		ANNEX D – FORM OF DISTRIBUTION
Loan Purchase	S-327	DATE STATEMENT	D-1
Reports to Certificateholders; Available		ANNEX E-1 – SPONSOR
Information	S-328	REPRESENTATIONS AND
Servicing of the Outside Serviced Mortgage		WARRANTIES	E-1-1
Loans	S-334	ANNEX E-2 – EXCEPTIONS TO SPONSOR
USE OF PROCEEDS	S-336	REPRESENTATIONS AND
MATERIAL FEDERAL INCOME TAX		WARRANTIES	E-2-1
CONSEQUENCES	S-337	ANNEX F – CLASS A-AB SCHEDULED
General	S-337	PRINCIPAL BALANCE SCHEDULE	F-1
Tax Status of Offered Certificates	S-338	ANNEX G – KINGS MOUNTAIN
Taxation of the Offered Regular Certificates		INDUSTRIAL AMORTIZATION
and the Trust Components	S-338	SCHEDULE	G-1

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. The terms of the offered certificates contained in this prospectus supplement, including the annexes to this prospectus supplement, are intended to supplement the terms contained in the accompanying prospectus.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. However, this prospectus supplement does not contain all of the information contained in our registration statement, nor does it contain all information that is required to be included in a prospectus required to be filed as part of a registration statement. For further information regarding the documents referred to in this prospectus supplement, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the Securities and Exchange Commission at its Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of these materials can also be obtained electronically through the Securities and Exchange Commission’s internet website (http://www.sec.gov).

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement.

■     This prospectus supplement begins with two introductory sections describing the Series 2015-GC27 certificates and the issuing entity in abbreviated form:

●	the “Certificate Summary” commencing on page S-13 of this prospectus supplement, which sets forth important statistical information relating to the Series 2015-GC27 certificates; and

●
the “Summary” commencing on page S-15 of this prospectus supplement, which gives a brief introduction to the key features of the Series 2015-GC27 certificates and a description of the underlying mortgage loans.

Additionally, “Risk Factors” commencing on page S-63 of this prospectus supplement, describes the material risks that apply to the Series 2015-GC27 certificates which are in addition to those described in the prospectus with respect to the securities issued by the issuing entity generally.

This prospectus supplement and the accompanying prospectus include cross-references to sections in these materials where you can find further related discussions. The Table of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus supplement and the accompanying prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption “Index of Certain Defined Terms” commencing on page S-350 of this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption “Glossary” commencing on page 200 of the prospectus.

■     In this prospectus supplement:

●	the terms “depositor,” “we,” “us” and “our” refer to Citigroup Commercial Mortgage Securities Inc.

●
references to “lender” with respect to the mortgage loans generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or the special servicer, as applicable, with respect to the obligations and rights of the lender as described under “The Pooling and Servicing Agreement” in this prospectus supplement.

The Annexes attached to this prospectus supplement are incorporated into and made a part of this prospectus supplement.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES, BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS SUPPLEMENT.

THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE CONTROLLING CLASS REPRESENTATIVE, THE COMPANION LOAN HOLDERS (OR THEIR REPRESENTATIVES), THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THE YIELD TO MATURITY ON THE CLASS X-A CERTIFICATES WILL BE ESPECIALLY SENSITIVE TO THE RATE AND TIMING OF REDUCTIONS MADE TO THE CERTIFICATE PRINCIPAL AMOUNTS OF THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-5 AND CLASS A-AB CERTIFICATES AND THE CLASS A-S TRUST COMPONENT, INCLUDING BY REASON OF DELINQUENCIES AND LOSSES ON THE MORTGAGE LOANS DUE TO LIQUIDATIONS, PRINCIPAL PAYMENTS (INCLUDING BOTH VOLUNTARY AND INVOLUNTARY PREPAYMENTS, DELINQUENCIES, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS AND PAYMENTS WITH RESPECT TO PURCHASES AND REPURCHASES THEREOF, WHICH MAY FLUCTUATE SIGNIFICANTLY FROM TIME TO TIME. A RATE OF PRINCIPAL PAYMENTS AND LIQUIDATIONS ON THE MORTGAGE LOANS THAT IS MORE RAPID THAN EXPECTED BY INVESTORS MAY HAVE A MATERIAL ADVERSE EFFECT ON THE YIELD TO MATURITY OF THE CLASS X-A CERTIFICATES AND MAY RESULT IN HOLDERS NOT FULLY RECOUPING THEIR INITIAL INVESTMENTS. THE YIELD TO MATURITY OF THE CLASS X-A CERTIFICATES MAY BE ADVERSELY AFFECTED BY THE PREPAYMENT OF MORTGAGE LOANS WITH HIGHER NET MORTGAGE LOAN RATES. THE YIELD TO MATURITY ON THE CLASS X-B CERTIFICATES WILL BE ESPECIALLY SENSITIVE TO THE RATE AND TIMING OF REDUCTIONS MADE TO THE CERTIFICATE PRINCIPAL AMOUNTS OF THE CLASS B AND CLASS C TRUST COMPONENTS, INCLUDING BY REASON OF DELINQUENCIES AND LOSSES ON THE MORTGAGE LOANS DUE TO LIQUIDATIONS, PRINCIPAL PAYMENTS (INCLUDING BOTH VOLUNTARY AND INVOLUNTARY PREPAYMENTS, DELINQUENCIES, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS AND PAYMENTS WITH RESPECT TO PURCHASES AND REPURCHASES THEREOF, WHICH MAY FLUCTUATE SIGNIFICANTLY FROM TIME TO TIME. A RATE OF PRINCIPAL PAYMENTS AND LIQUIDATIONS ON THE MORTGAGE LOANS THAT IS MORE RAPID THAN EXPECTED BY INVESTORS MAY HAVE A MATERIAL ADVERSE EFFECT ON THE YIELD TO MATURITY OF THE CLASS X-B CERTIFICATES AND MAY RESULT IN HOLDERS NOT FULLY RECOUPING THEIR INITIAL INVESTMENTS. THE YIELD TO MATURITY OF THE CLASS X-B CERTIFICATES MAY BE ADVERSELY AFFECTED BY THE PREPAYMENT OF MORTGAGE LOANS WITH HIGHER NET MORTGAGE LOAN RATES. SEE “YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS—YIELD ON THE CLASS X-A AND CLASS X-B CERTIFICATES” IN THIS PROSPECTUS SUPPLEMENT.

UNITED KINGDOM

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A)   IN THE UNITED KINGDOM, IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (THE “FSMA”)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE DEPOSITOR OR THE ISSUING ENTITY; AND

(B)   IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

NOTICE TO UNITED KINGDOM INVESTORS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH RULE 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS SUPPLEMENT MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS SUPPLEMENT RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS SUPPLEMENT.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

EUROPEAN ECONOMIC AREA

THIS PROSPECTUS SUPPLEMENT HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF TRANSFERABLE SECURITIES. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS PROSPECTUS SUPPLEMENT AS COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE OFFERED CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR AN UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR AN UNDERWRITER TO PUBLISH OR SUPPLEMENT A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THIS PROVISION AND THE PROVISION IMMEDIATELY BELOW, THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AND AMENDMENTS THERETO, INCLUDING THE 2010 PD AMENDING DIRECTIVE, TO THE EXTENT IMPLEMENTED IN THE RELEVANT MEMBER STATE), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE, AND THE EXPRESSION “2010 PD AMENDING DIRECTIVE” MEANS DIRECTIVE 2010/73/EU.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

IN RELATION TO EACH RELEVANT MEMBER STATE, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS SUPPLEMENT TO THE PUBLIC IN THAT RELEVANT MEMBER STATE OTHER THAN:

(A)      TO ANY LEGAL ENTITY WHICH IS A “QUALIFIED INVESTOR” AS DEFINED IN THE PROSPECTUS DIRECTIVE;

(B)      TO FEWER THAN 100 OR, IF THE RELEVANT MEMBER STATE HAS IMPLEMENTED THE RELEVANT PROVISION OF THE 2010 PD AMENDING DIRECTIVE, 150, NATURAL OR LEGAL PERSONS (OTHER THAN “QUALIFIED INVESTORS” AS DEFINED IN THE PROSPECTUS DIRECTIVE) AND SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE RELEVANT UNDERWRITER OR UNDERWRITERS NOMINATED BY THE ISSUING ENTITY FOR ANY SUCH OFFER; OR

(C)      IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE PROSPECTUS DIRECTIVE;

PROVIDED THAT NO SUCH OFFER OF THE OFFERED CERTIFICATES REFERRED TO IN CLAUSES (A), (B) AND (C) ABOVE SHALL REQUIRE THE DEPOSITOR, THE ISSUING ENTITY OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THE PRIOR PARAGRAPH, THE EXPRESSION AN “OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS SUPPLEMENT TO THE PUBLIC” IN RELATION TO ANY CERTIFICATE THAT IS OFFERED IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM HAVING SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO MAKE AN INFORMED ASSESSMENT IN DECIDING TO PURCHASE OR SUBSCRIBE TO THE OFFERED CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT RELEVANT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT RELEVANT MEMBER STATE.

HONG KONG

NO PERSON HAS ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, OR WILL ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG) AND ANY RULES OR REGULATIONS MADE UNDER THAT ORDINANCE.

THE OFFERED CERTIFICATES (IF THEY ARE NOT A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG) HAVE NOT BEEN OFFERED OR SOLD AND WILL NOT BE OFFERED OR SOLD, BY MEANS OF ANY DOCUMENT, OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG) AND ANY RULES OR REGULATIONS MADE UNDER THAT ORDINANCE, OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT CONSTITUTING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32 OF THE LAWS OF HONG KONG) OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP. 622 OF THE LAWS OF HONG KONG). FURTHER, THE CONTENTS OF THIS PROSPECTUS SUPPLEMENT HAVE NOT BEEN REVIEWED OR APPROVED BY THE SECURITIES AND FUTURES COMMISSION OF HONG KONG OR ANY OTHER REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFERING CONTEMPLATED IN THIS PROSPECTUS SUPPLEMENT. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS SUPPLEMENT, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS SUPPLEMENT NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS SUPPLEMENT. THIS PROSPECTUS SUPPLEMENT IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. THE PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT.

THIS PROSPECTUS SUPPLEMENT AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA (“INSTITUTIONAL INVESTOR”)) UNDER SECTION 274 OF THE SFA, (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA (“RELEVANT PERSON”)) PURSUANT TO SECTION 275(2) OF THE SFA, AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA; (III) TO ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA; OR (IV) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

UNLESS ANY OFFER OF SUCH OFFERED CERTIFICATES WAS PREVIOUSLY MADE IN OR ACCOMPANIED BY A PROSPECTUS AND WHICH ARE OF THE SAME CLASS AS OTHER OFFERED CERTIFICATES OF A CORPORATION LISTED ON FOR QUOTATION ON A SECURITIES EXCHANGE, ANY SUBSEQUENT OFFERS IN SINGAPORE OF OFFERED CERTIFICATES ACQUIRED PURSUANT TO AN INITIAL OFFER MADE IN RELIANCE ON AN EXEMPTION UNDER SECTION 274 OF THE SFA OR SECTION 275 OF THE SFA MAY ONLY BE MADE, PURSUANT TO THE REQUIREMENTS OF SECTION 276 OF THE SFA, FOR THE INITIAL SIX MONTH PERIOD AFTER SUCH ACQUISITION, TO PERSONS WHO ARE

INSTITUTIONAL INVESTORS OR TO ACCREDITED INVESTORS (AS DEFINED IN SECTION 4A OF THE SFA (“ACCREDITED INVESTOR”)) OR RELEVANT PERSONS OR TO SUCH PERSONS PURSUANT TO AN OFFER REFERRED TO UNDER SECTION 275(1A) OF THE SFA. ANY TRANSFER AFTER SUCH INITIAL SIX MONTH PERIOD IN SINGAPORE SHALL BE MADE, PURSUANT TO THE REQUIREMENTS OF SECTION 257 OF THE SFA, IN RELIANCE ON ANY APPLICABLE EXEMPTION UNDER SUBDIVISION (4) OF DIVISION 1 OF PART XIII OF THE SFA (OTHER THAN SECTION 280 OF THE SFA).

IN ADDITION TO THE ABOVE, WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS:

(A)
A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR

(B)	A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR,

SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR SIX MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT:

(1)	TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON, OR TO ANY PERSON ARISING FROM AN OFFER REFERRED TO IN SECTION 275(1A) OR SECTION 276(4)(i)(B) OF THE SFA;

(2)	WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; OR

(3)	WHERE THE TRANSFER IS BY OPERATION OF LAW.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS SUPPLEMENT MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR RE-OFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN.

FORWARD-LOOKING STATEMENTS

In this prospectus supplement and the prospectus, we use certain forward-looking statements. These forward-looking statements are found in the material, including each of the tables, set forth under “Risk Factors” and “Yield, Prepayment and Maturity Considerations” in this prospectus supplement. Forward-looking statements are also found elsewhere in this prospectus supplement and prospectus and include words like “expects,” “intends,” “anticipates,” “estimates” and other similar words. These statements are intended to convey our projections or expectations as of the date of this prospectus supplement. These statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

●	economic conditions and industry competition,

●	political and/or social conditions, and

●	the law and government regulatory initiatives.

We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

CERTIFICATE SUMMARY

Set forth below are the indicated characteristics of the respective classes of the Series 2015-GC27 certificates.

Classes of Certificates	Initial Certificate Principal Amount or Notional Amount(1)		Approximate Initial Credit Support	Initial Pass-Through Rate(2)	Pass- Through Rate Description	Expected Weighted Avg. Life (yrs.)(3)	Expected Principal Window(3)
Offered Certificates
Class A-1	$43,807,000		30.000%(4)	1.353%	Fixed	2.69	3/15 - 11/19
Class A-2	$49,712,000		30.000%(4)	2.687%	Fixed	4.86	11/19 - 1/20
Class A-3	$17,250,000		30.000%(4)	3.061%	Fixed	6.84	12/21 - 12/21
Class A-4	$250,000,000		30.000%(4)	2.878%	Fixed	9.70	7/24 - 11/24
Class A-5	$398,793,000		30.000%(4)	3.137%	Fixed	9.82	11/24 - 12/24
Class A-AB	$76,256,000		30.000%(4)	2.944%	Fixed	7.25	1/20 - 7/24
Class X-A	$913,430,000	(5)	N/A	1.454%	Variable IO(6)	N/A	N/A
Class X-B	$126,865,000	(5)	N/A	0.293%	Variable IO(6)	N/A	N/A
Class A-S(7)	$77,612,000	(8)	23.500%	3.571%(10)	Fixed	9.84	12/24 - 12/24
Class B(7)	$56,716,000	(8)	18.750%	3.772%(10)	Fixed	9.85	12/24 - 1/25
Class PEZ(7)	$204,477,000	(8)	12.875%(9)	(10)	(10)	9.87	12/24 - 1/25
Class C(7)	$70,149,000	(8)	12.875%(9)	4.429%(10)	WAC(11)	9.92	1/25 - 1/25
Non-Offered Certificates
Class X-E	$35,821,000	(5)	N/A	1.429%	Variable IO(6)	N/A	N/A
Class X-F	$23,881,000	(5)	N/A	1.429%	Variable IO(6)	N/A	N/A
Class X-H	$40,298,466	(5)	N/A	1.429%	Variable IO(6)	N/A	N/A
Class D	$53,731,000		8.375%	4.429%	WAC(11)	9.92	1/25 - 1/25
Class E	$35,821,000		5.375%	3.000%	Fixed	9.92	1/25 - 1/25
Class F	$11,940,000		4.375%	3.000%	Fixed	9.92	1/25 - 1/25
Class G	$11,941,000		3.375%	3.000%	Fixed	9.92	1/25 - 1/25
Class H	$40,298,466		0.000%	3.000%	Fixed	9.92	1/25 - 1/25
Class S(12)	N/A		N/A	N/A	N/A	N/A	N/A
Class R(13)	N/A		N/A	N/A	N/A	N/A	N/A
_____________________

(1)	Approximate, subject to a variance of plus or minus 5%.

(2)	Approximate per annum rate as of the closing date.

(3)
Determined assuming no prepayments prior to the maturity date or any anticipated repayment date, as applicable, for each mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in this prospectus supplement.

(4)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates are represented in the aggregate.

(5)
The Class X-A, Class X-B, Class X-E, Class X-F and Class X-H certificates will not have certificate principal amounts and will not be entitled to receive distributions of principal. Interest will accrue on the Class X-A, Class X-B, Class X-E, Class X-F and Class X-H certificates at their respective pass-through rates based upon their respective notional amounts. The notional amount of the Class X-A certificates will be equal to the aggregate of the certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S trust component from time to time. The notional amount of the Class X-B certificates will be equal to the aggregate of the certificate principal amounts of the Class B and Class C trust components from time to time. The notional amount of the Class X-E certificates will be equal to the certificate principal amount of the Class E certificates from time to time. The notional amount of the Class X-F certificates will be equal to the aggregate of the certificate principal amounts of the Class F and Class G certificates from time to time. The notional amount of the Class X-H certificates will be equal to the certificate principal amount of the Class H certificates from time to time.

(6)
The pass-through rate on the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S trust component, as described in this prospectus supplement. The pass-through rate on the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class B and Class C trust components, as described in this prospectus supplement. The pass-through rate on the Class X-E certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate on the Class E certificates, as described in this prospectus supplement. The pass-through rate on the Class X-F certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class F and Class G certificates, as described in this prospectus supplement. The pass-through rate on the Class X-H certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate on the Class H certificates, as described in this prospectus supplement.

(7)
The Class A-S, Class B and Class C certificates, in the applicable proportions, may be exchanged for Class PEZ certificates, and Class PEZ certificates may be exchanged for the applicable proportions of Class A-S, Class B and Class C certificates. The Class A-S, Class B, Class PEZ and Class C certificates are collectively referred to in this prospectus supplement as “exchangeable certificates.”

(8)
On the closing date, the issuing entity will issue the Class A-S, Class B and Class C trust components, which will have initial outstanding principal balances, subject to a variance of plus or minus 5%, of $77,612,000, $56,716,000 and $70,149,000, respectively. The exchangeable certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such trust components. Each class of the exchangeable certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-S, Class B and/or Class C trust components. Following any exchange of Class A-S, Class B and Class C certificates for Class PEZ certificates or any exchange of Class PEZ certificates for Class A-S, Class B and Class C certificates, the percentage interest of the outstanding principal balances of the Class A-S, Class B and Class C trust components that is represented by the Class A-S, Class B, Class PEZ and Class C certificates will be increased or decreased accordingly. The initial certificate principal amount of each class of the Class A-S, Class B and Class C certificates shown in the table on the cover page of this prospectus supplement, in the table above and on the back cover of this prospectus supplement represents the maximum certificate principal amount of such class without giving effect to any issuance of Class PEZ certificates. The initial certificate principal amount of the Class PEZ certificates shown in the table on the cover page of this prospectus supplement, in the table above and on the back cover of this prospectus supplement is equal to the aggregate of the maximum initial certificate principal amounts of the Class A-S, Class B and Class C certificates, representing the maximum certificate principal amount of the Class PEZ certificates that could be issued in an exchange. The certificate principal amounts of the Class A-S, Class B and Class C certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal amount of the Class PEZ certificates issued on the closing date. The aggregate certificate principal amount of the offered certificates shown on the cover page and back page of this prospectus supplement includes the maximum certificate principal amount of exchangeable certificates that could be outstanding on the closing date, equal to $204,477,000 (subject to a variance of plus or minus 5%).

(9)
The initial subordination levels for the Class C and Class PEZ certificates are equal to the subordination level of the underlying Class C trust component, which will have an initial outstanding balance on the closing date of $70,149,000 (subject to a variance of plus or minus 5%).

(10)
The Class PEZ certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C trust components represented by the Class PEZ certificates. The pass-through rates on the Class A-S, Class B and Class C trust components will at all times be the same as the pass-through rates of the Class A-S, Class B and Class C certificates, respectively.

(11)
For any distribution date, the pass-through rate on each class of the Class C and Class D certificates will be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

(12)
The Class S certificates will not have a certificate principal amount, notional amount, pass-through rate, rating or rated final distribution date. The Class S certificates will only be entitled to distributions of excess interest accrued on the mortgage loans with an anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in this prospectus supplement.

(13)
The Class R certificates will not have a certificate principal amount, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates will represent the residual interests in each of two separate REMICs, as further described in this prospectus supplement. The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-E, Class X-F, Class X-H, Class D, Class E, Class F, Class G, Class H, Class R and Class S certificates are not offered by this prospectus supplement.

SUMMARY

     The following is only a summary. Detailed information appears elsewhere in this prospectus supplement and in the accompanying prospectus. That information includes, among other things, detailed mortgage loan information and calculations of cash flows on the offered certificates. To understand all of the terms of the offered certificates, read carefully this entire document and the accompanying prospectus. See “Index of Certain Defined Terms” in this prospectus supplement and “Glossary” in the prospectus for definitions of capitalized terms.

General

Title of the Certificates	The certificates to be issued are known as the Citigroup Commercial Mortgage Trust 2015-GC27, Commercial Mortgage Pass-Through Certificates, Series 2015-GC27.

Mortgage Loans
The certificates will be backed by 100 fixed rate mortgage loans with an aggregate outstanding principal balance as of the cut-off date of $1,194,026,467. The mortgage loans are secured by first liens on various types of commercial and multifamily properties.

Transaction Overview
On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit them into a common law trust created on the closing date. That common law trust, which will be the issuing entity, will be formed pursuant to a pooling and servicing agreement, to be dated as of February 1, 2015, among the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator and the trustee. The master servicer will service the mortgage loans and any serviced companion loan(s) for which it is responsible in accordance with the pooling and servicing agreement and provide information to the certificate administrator as necessary for the certificate administrator to calculate distributions and other information regarding the certificates. See, however “—General—Companion Loan Holders and Other Parties Related to Loan Combinations” below regarding outside serviced loan combinations.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

Transaction Parties

Issuing Entity
Citigroup Commercial Mortgage Trust 2015-GC27, a New York common law trust to be established on the closing date of this securitization transaction under the pooling and servicing agreement, dated as of February 1, 2015, between the depositor, the master servicer, the special servicer, the trustee, the certificate administrator and the operating advisor. For more detailed information, see “Transaction Parties—The Issuing Entity” in this prospectus supplement.

Depositor
Citigroup Commercial Mortgage Securities Inc., a Delaware corporation. As depositor, Citigroup Commercial Mortgage Securities Inc. will acquire the mortgage loans from the sponsors and transfer them to the issuing entity. The depositor’s address is 388 Greenwich Street, New York, New York 10013 and its telephone number is (212) 816-6000. See “Transaction Parties—The Depositor” in this prospectus supplement and “Transaction Participants—The Depositor” in the prospectus.

Sponsors	The mortgage loans will be sold to the depositor by the following sponsors, which have organized and initiated the transaction in which the certificates will be issued:

	●	Citigroup Global Markets Realty Corp., a New York corporation (39.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date);

	●	Goldman Sachs Mortgage Company, a New York limited partnership (34.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date);

	●	Rialto Mortgage Finance, LLC, a Delaware limited liability company (13.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date);

	●	Redwood Commercial Mortgage Corporation, a Delaware corporation (9.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date); and

	●	RAIT Funding, LLC, a Delaware limited liability company (3.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date).

See “Transaction Parties—The Sponsors” in this prospectus supplement.

Originators	The mortgage loans were originated by the entities set forth in the following chart:

		Number of	% of Initial
		Mortgage	Pool
Originator	Sponsor	Loans	Balance

Goldman Sachs Mortgage Company	Goldman Sachs Mortgage Company	19	29.2%
Citigroup Global Markets Realty Corp.	Citigroup Global Markets Realty Corp.	21	28.5
Rialto Mortgage Finance, LLC	Rialto Mortgage Finance, LLC	16	13.3
Redwood Commercial Mortgage Corporation	Redwood Commercial Mortgage Corporation	11	9.9
The Bancorp Bank	Citigroup Global Markets Realty Corp.	19	9.8
GS Commercial Real Estate LP	Goldman Sachs Mortgage Company	3	5.2
RAIT Funding, LLC	RAIT Funding, LLC	6	3.3
FCRE REL, LLC	Citigroup Global Markets Realty Corp.	5	0.8

Total		100	100.0%

See “Transaction Parties—The Originators” in this prospectus supplement.

Companion Loan Holders and Other
Parties Related to Loan
Combinations
As described under “The Trust Fund—Mortgage Loans—Loan Combinations” in the accompanying prospectus, any of the mortgage loans held by the issuing entity may be part of a split loan structure referred to in this prospectus supplement as a “loan combination”. A loan combination consists of the particular mortgage loan to be included in the issuing entity (a “split mortgage loan”) and one or more “companion loans” that will be held outside the issuing entity. The subject mortgage loan and its related companion loan(s) comprising any particular loan combination are:  (i) each evidenced by one or more separate promissory notes; (ii) obligations of the same borrower(s); (iii) cross-defaulted; and (iv) collectively secured by the same mortgage(s) and/or deed(s) of trust encumbering the related mortgaged property or portfolio of mortgaged properties.

In connection therewith:

●
If a companion loan is pari passu in right of payment with such split mortgage loan, then such companion loan would constitute a “pari passu companion loan” and the related loan combination would constitute a “pari passu loan combination”.

●
If a companion loan is subordinate in right of payment to such split mortgage loan, then such companion loan would constitute a “subordinate companion loan” and the related loan combination would constitute an “AB loan combination”.

In the case of any loan combination, the allocation of payments to the subject mortgage loan and its related companion loan(s), whether on a senior/subordinated or a pari passu basis (or some combination thereof), is generally effected through a co-lender agreement to which the respective holders of the subject promissory notes are parties. That co-

lender agreement will govern the relative rights and obligations of such holders and, in connection therewith, will provide that one of those holders will be the “controlling note holder” entitled (directly or through a representative) to (i) approve or direct material servicing decisions involving the related loan combination (while the remaining such holder(s) generally are only entitled to non-binding consultation rights in such regard) and (ii) in some cases, replace the special servicer with respect to the related loan combination with or without cause. In addition, that co-lender agreement will designate whether servicing of the related loan combination is to be governed by the pooling and servicing agreement for this securitization or the pooling and servicing agreement for a securitization involving a related companion loan or portion thereof. In connection therewith:

●
If a loan combination is serviced under the pooling and servicing agreement for a securitization involving a related companion loan or portion thereof, then such loan combination would constitute an “outside serviced loan combination” and the related mortgage loan would constitute an “outside serviced mortgage loan”.

●
If a pari passu loan combination is serviced under the pooling and servicing agreement for this securitization transaction, then such pari passu loan combination would constitute a “serviced loan combination” or a “serviced pari passu loan combination”, the related mortgage loan would constitute a “serviced mortgage loan”, any related pari passu companion loan would constitute a “serviced companion loan” or a “serviced pari passu companion loan” and any holder of a related pari passu companion loan would constitute a “serviced companion loan holder” or a “serviced pari passu companion loan holder”.

●
If an AB loan combination is serviced under the pooling and servicing agreement for this securitization transaction, then such AB loan combination would constitute a “serviced loan combination” or a “serviced AB loan combination”, the related mortgage loan would constitute a “serviced mortgage loan”, the related subordinate companion loan would constitute a “serviced companion loan” or a “serviced subordinate companion loan” and any holder of the related subordinate companion loan would constitute a “serviced companion loan holder” or a “serviced subordinate companion loan holder”.

Each of the following mortgage loans to be held by the issuing entity is part of a loan combination:

●
the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Twin Cities Premium Outlets, which mortgage loan represents approximately 4.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

●
the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Kings Mountain Industrial, which mortgage loan represents approximately 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date; and

●	the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A to this prospectus supplement as Boca

Hamptons Plaza Portfolio, which mortgage loan represents approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

The following characteristics apply to the Twin Cities Premium Outlets loan combination:

●
The Twin Cities Premium Outlets loan combination includes one pari passu companion loan (the “Twin Cities Premium Outlets companion loan”), which is pari passu in right of payment with the Twin Cities Premium Outlets mortgage loan.

●
The Twin Cities Premium Outlets companion loan, which is evidenced by the controlling note A-1, was included in the commercial mortgage securitization transaction (the “GSMS 2014-GC26 securitization”) involving the issuance of the GS Mortgage Securities Trust 2014-GC26, Commercial Mortgage Pass-Through Certificates, Series 2014-GC26 (the “GSMS 2014-GC26 certificates”).

●
The Twin Cities Premium Outlets loan combination is an outside serviced loan combination that is being serviced under the pooling and servicing agreement for the GSMS 2014-GC26 securitization (the “GSMS 2014-GC26 pooling and servicing agreement” and also an “outside servicing agreement”) by the master servicer for the GSMS 2014-GC26 securitization and, if and to the extent necessary, by the general special servicer for the GSMS 2014-GC26 securitization.

●
The controlling note holder for the Twin Cities Premium Outlets loan combination (which is the holder of the controlling note A-1 included in the Twin Cities Premium Outlets loan combination) is the trustee for the GSMS 2014-GC26 securitization on behalf of the holders of the GSMS 2014-GC26 certificates. In accordance with the GSMS 2014-GC26 pooling and servicing agreement, the rights of the holder of such pari passu companion loan will be exercised by the controlling class representative for the GSMS 2014-GC26 securitization (the “GSMS 2014-GC26 controlling class representative” and also an “outside controlling class representative”) or another party designated under the GSMS 2014-GC26 pooling and servicing agreement.

See “—GSMS 2014-GC26 Servicer, Special Servicer, Trustee and Custodian” below and “Description of the Mortgage Pool—The Loan Combinations—The Twin Cities Premium Outlets Loan Combination” in this prospectus supplement.

The following characteristics apply to the Kings Mountain Industrial loan combination:

●
The Kings Mountain Industrial loan combination includes one subordinate companion loan (the “Kings Mountain Industrial subordinate companion loan”), which is subordinate in right of payment to the Kings Mountain Industrial mortgage loan.

●	The Kings Mountain Industrial subordinate companion loan, which is evidenced by the controlling note B, is held by a third party that is unaffiliated with any party to this securitization transaction.

●	The Kings Mountain Industrial loan combination is a serviced loan combination that will be serviced under the pooling and servicing agreement for this securitization.

●
The holder of the Kings Mountain Industrial subordinate companion loan will be the directing holder with respect to the Kings Mountain Industrial loan combination prior to the occurrence and continuance of an applicable subordinate companion loan control termination event (as described under “—Significant Dates, Events and Periods” below).

●
For so long as the holder of the Kings Mountain Industrial subordinate companion loan is the directing holder with respect to the Kings Mountain Industrial loan combination, the special servicer will be required to seek the approval of such holder (or its representative) prior to taking certain actions (and the holder of the Kings Mountain Industrial subordinate companion loan will have the right to direct the special servicer to take certain actions) with respect to the Kings Mountain Industrial loan combination.

●	The holder of the Kings Mountain Industrial subordinate companion loan will initially have the right to cure certain events of default under the Kings Mountain Industrial loan combination.

●
The holder of the Kings Mountain Industrial subordinate companion loan will have the right, following the occurrence of certain events of default under the Kings Mountain Industrial loan combination, to purchase the Kings Mountain Industrial mortgage loan from the issuing entity.

●
Pursuant to the related loan documents and co-lender agreement, the holder of the Kings Mountain Industrial subordinate companion loan will be entitled to receive certain amortization payments while the holder of the related mortgage loan receives payments of interest only. See Annex G to this prospectus supplement for the amortization schedule of the Kings Mountain Industrial loan combination.

See “Description of the Mortgage Pool—The Loan Combinations—The Kings Mountain Industrial Loan Combination” in this prospectus supplement.

The following characteristics apply to the Boca Hamptons Plaza Portfolio loan combination:

●
The Boca Hamptons Plaza Portfolio loan combination includes one pari passu companion loan (the “Boca Hamptons Plaza Portfolio companion loan”), which is pari passu in right of payment with the Boca Hamptons Plaza Portfolio mortgage loan.

●
The Boca Hamptons Plaza Portfolio companion loan, which is evidenced by the controlling note A, is currently held by Rialto Mortgage Finance, LLC and is expected to be included in a future securitization transaction.

●	The Boca Hamptons Plaza Portfolio loan combination is a serviced loan combination that will be serviced under the pooling and servicing agreement for this securitization transaction.

●
The controlling note holder for the Boca Hamptons Plaza Portfolio loan combination (which is the holder of the controlling note A included in the Boca Hamptons Plaza Portfolio loan combination) (the “Boca Hamptons Plaza Portfolio controlling note holder”) is (i) at any time that the Boca Hamptons Plaza Portfolio companion loan is not included in a securitization trust, the holder of the Boca Hamptons Plaza Portfolio companion loan, and (ii) if and for so long as the Boca Hamptons Plaza Portfolio companion loan is included in the Boca Hamptons Plaza Portfolio companion loan securitization trust and no Boca Hamptons Plaza Portfolio consultation termination event (as described under “—Significant Dates, Events and Periods” below) has occurred and is continuing, the “controlling class representative” (or equivalent party) under the Boca Hamptons Plaza Portfolio companion loan securitization trust pooling and servicing agreement or such other party specified in such pooling and servicing agreement as authorized to exercise the rights of the Boca Hamptons Plaza Portfolio controlling note holder. During any period that the Boca Hamptons Plaza Portfolio companion loan is included in the Boca Hamptons Plaza Portfolio companion loan securitization trust and a Boca Hamptons Plaza Portfolio consultation termination event has occurred and is continuing, there will be no Boca Hamptons Plaza Portfolio controlling note holder.

See “Description of the Mortgage Pool—The Loan Combinations—The Boca Hamptons Plaza Portfolio Loan Combination” in this prospectus supplement.

Each outside controlling class representative and each holder of a companion loan may have interests in conflict with those of the holders of the offered certificates. See “Risk Factors—Potential Conflicts of Interest of a Directing Holder, any Outside Controlling Class Representative and any Serviced Pari Passu Companion Loan Holder”, “—Special Servicer May Be Directed or Advised to Take Actions by an Entity That Has No Duty or Liability to Other Certificateholders” and “—Loan Combinations Pose Special Risks” in this prospectus supplement.

Trustee and Custodian
Deutsche Bank Trust Company Americas, a New York banking corporation (in its capacity as trustee under the Pooling and Servicing Agreement, the “Trustee”, and in its role as custodian under the Pooling and Servicing Agreement, the “Custodian”). The corporate trust offices of Deutsche Bank Trust Company Americas are located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration-CGCMT Commercial Mortgage Trust 2015-GC27. Following the transfer of the underlying mortgage loans into the issuing entity, the trustee, on behalf of the issuing entity, will become the mortgagee of record with respect to each of the mortgage loans (other than any outside serviced mortgage loan) transferred to the issuing entity. In addition, subject to the terms of the pooling and servicing agreement, the trustee will be primarily responsible for back-up advancing. See “Transaction Parties—The Trustee” in this prospectus supplement.

As described under “—GSMS 2014-GC26 Servicer, Special Servicer, Trustee and Custodian” below, U.S. Bank National Association, a national banking association (in such capacity, the “GSMS 2014-GC26 trustee” and also an “outside trustee”) is the trustee for the securitization of the controlling Twin Cities Premium Outlets companion loan and, accordingly, the mortgagee of record for the Twin Cities Premium Outlets loan combination.

Certificate Administrator
Citibank, N.A., a national banking association organized under the laws of the United States (the “Certificate Administrator”). The corporate trust office of the Certificate Administrator responsible for:  (i) administration of the issuing entity is located at 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention: Global Transaction Services – CGCMT Commercial Mortgage Trust 2015-GC27; and (ii) certificate transfer services and the presentment of Certificates for final payment thereon is located at 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Attention:  Global Transaction Services – CGCMT Commercial Mortgage Trust 2015-GC27. See “Transaction Parties—The Certificate Administrator” in this prospectus supplement.

Operating Advisor
Park Bridge Lender Services LLC, a New York limited liability company and an indirect wholly-owned subsidiary of Park Bridge Financial LLC. At any time that a Control Termination Event (as described under “—Significant Dates, Events and Periods” below) has occurred and is continuing, the operating advisor will generally review the special servicer’s operational practices in respect of the applicable specially serviced mortgage loan(s) to formulate an opinion as to whether or not those operational practices generally satisfy the servicing standard with respect to the resolution and/or liquidation of such specially serviced mortgage loan(s). In addition, at any time after the occurrence and during the continuance of a Control Termination Event, the operating advisor will consult on a non-binding basis with the special servicer with regard to certain major decisions with respect to the applicable specially serviced mortgage loan(s) to the extent described in this prospectus supplement and as provided in the pooling and servicing agreement.

At any time after the occurrence and during the continuance of a Control Termination Event, the operating advisor will be required to review certain operational activities related to the applicable specially serviced mortgage loan(s) in general on a platform-level basis. Based on the operating advisor’s review of certain information (to be provided to the operating advisor by the special servicer) described in this prospectus supplement, the operating advisor will be required (if any applicable mortgage loan(s) were specially serviced under the pooling and servicing agreement for this securitization transaction during the prior calendar year) to prepare an annual report to be provided to the trustee and the certificate administrator (and made available through the certificate administrator’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement on a platform-level basis with respect to the resolution and liquidation of the applicable specially serviced mortgage loan(s).

At any time that either a controlling class representative consultation termination event or a Boca Hamptons Plaza Portfolio consultation termination event (each as described under “—Significant Dates, Events and Periods” below) has occurred and is continuing, the operating advisor may recommend the replacement of the special servicer with respect to the applicable mortgage loan(s) and companion loan(s) serviced under the pooling and servicing agreement for this securitization transaction (but not the outside special servicer with respect to any outside serviced mortgage loan) if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement.

Additionally, if the holders of at least 15% of the voting rights of the certificates other than the Class X-A, Class X-B, Class X-E, Class X-F, Class X-H, Class S and Class R certificates (but considering only those classes of certificates that, in each case, have an outstanding certificate principal amount, as notionally reduced by any appraisal reduction amounts then allocable to the subject class, equal to or greater than 25% of (i) the initial certificate principal amount of such class minus (ii) all payments of principal previously made with respect to such class, and considering each class of the Class A-S, Class B and Class C certificates, together with the Class PEZ certificates’ applicable percentage interest of the trust component with the same alphabetic class designation, as a single “class” for such purpose) request a vote to replace the operating advisor, then the operating advisor may be replaced by the holders of more than 50% of the voting rights of the certificates other than the Class X-A, Class X-B, Class X-E, Class X-F, Class X-H, Class S and Class R certificates (but considering only those classes of certificates that, in each case, have an outstanding certificate principal amount, as notionally reduced by any appraisal reduction amounts then allocable to the subject class, equal to or greater than 25% of (i) the initial certificate principal amount of such class minus (ii) payments of principal previously made with respect to such class, and considering each class of the Class A-S, Class B and Class C certificates, together with the Class PEZ certificates’ applicable percentage interest of the trust component with the same alphabetic class designation, as a single “class” for such purpose) that exercise their right to vote; provided that holders of at least 50% of the voting rights of such certificates exercise their right to vote. See “The Pooling and Servicing Agreement—Operating Advisor—Termination of the Operating Advisor Without Cause” in this prospectus supplement.

For additional information regarding the operating advisor and its responsibilities, see “Transaction Parties—The Operating Advisor” and “The Pooling and Servicing Agreement—Operating Advisor”  in this prospectus supplement.

Master Servicer
Wells Fargo Bank, National Association, a national banking association (the “Master Servicer”). The master servicer will initially service all of the mortgage loans (other than any outside serviced mortgage loan) and any serviced companion loans either directly or through a sub-servicer pursuant to the pooling and servicing agreement. The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC-A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC-D1086-120, 550 South Tryon Street, Charlotte, North Carolina 28202. See “Servicing of the Mortgage Loans—General” and “Transaction Parties—Servicers—The Master Servicer” and “—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this prospectus supplement.

All of the mortgage loans transferred to the issuing entity (other than any outside serviced mortgage loan) are sometimes referred to in this prospectus supplement as the “serviced mortgage loans,” and all of the serviced mortgage loans, together with any serviced companion loans, are sometimes referred to in this prospectus supplement as the “serviced loans.”

As described under “—GSMS 2014-GC26 Servicer, Special Servicer, Trustee and Custodian” below, Wells Fargo Bank, National Association, a national banking association (in such capacity, the “GSMS 2014-GC26 servicer” and also an “outside servicer”) is the current servicer for the Twin Cities Premium Outlets loan combination pursuant to the GSMS 2014-GC26 pooling and servicing agreement.

Special Servicer
Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, is the initial special servicer with respect to all of the mortgage loans (other than any outside serviced mortgage loan) and any serviced companion loans pursuant to the pooling and servicing agreement. The special servicer will be primarily responsible for making decisions and performing certain servicing functions with respect to any such mortgage loan or loan combination that, in general, is in default or as to which default is reasonably foreseeable. Midland Loan Services, a Division of PNC Bank, National Association was appointed to be the special servicer for this securitization transaction at the request of Ellington Management Group, LLC (or its affiliate), which is expected to be the initial controlling class representative and the initial directing holder with respect to all of the mortgage loans and loan combinations serviced under the pooling and servicing agreement for this securitization transaction other than (i) any serviced AB loan combination (with respect to which the initial directing holder will be the related serviced subordinate companion loan holder) and (ii) the Boca Hamptons Plaza Portfolio loan combination (with respect to which the initial directing holder will be the Boca Hamptons Plaza Portfolio controlling note holder). Entities managed by Ellington Management Group, LLC are expected to purchase, on the closing date, the Class X-E, Class X-F, Class X-H, Class E, Class F, Class G, Class H and Class S certificates (and may also purchase additional classes of certificates). See “—Directing Holder/Controlling Class Representative” below. The primary servicing office of Midland Loan Services, a Division of PNC Bank, National Association is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000. See “Servicing of the Mortgage Loans—General” and “Transaction Parties—Servicers—The Special Servicer” and “—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this prospectus supplement.

As described under “—GSMS 2014-GC26 Servicer, Special Servicer, Trustee and Custodian” below, LNR Partners, LLC, a Florida limited liability company (in such capacity, the “GSMS 2014-GC26 special servicer” and also an “outside special servicer”) is the initial special servicer for the Twin Cities Premium Outlets loan combination pursuant to the GSMS 2014-GC26 pooling and servicing agreement.

The special servicer (but not the outside special servicer with respect to any outside serviced mortgage loan) may be removed in such capacity under the pooling and servicing agreement, with or without cause, and a successor special servicer appointed, from time to time, as follows:

●
unless a controlling class representative control termination event (as described under “—Significant Dates, Events and Periods” below) has occurred and is continuing, the special servicer may be removed and replaced by the controlling class representative (other than with respect to the Boca Hamptons Plaza Portfolio loan combination) with or without cause at any time, upon satisfaction of certain conditions specified in the pooling and servicing agreement;

●
after the occurrence and during the continuance of a controlling class representative control termination event, the holders of at least 25% of the voting rights of the certificates (other than the Class S and Class R certificates) may request a vote to replace the special servicer (except with respect to the Boca Hamptons Plaza Portfolio loan combination). The subsequent vote may result in the termination and replacement of the special servicer if within 180 days of the initial request for that vote the holders of (a) at least 75% of the voting rights of the certificates (other than the Class S and Class R certificates), or (b) more than 50% of the voting rights of each class of certificates other than the Class X-A, Class X-B, Class X-E, Class X-F, Class X-H, Class S and Class R certificates (but considering only those classes of certificates that, in each case, have an outstanding certificate principal amount, as notionally reduced by any appraisal reduction amounts then allocable to the subject class, equal to or greater than 25% of (i) the initial certificate principal amount of such class minus (ii) payments of principal previously made with respect to such class, and considering each class of the Class A-S, Class B and Class C certificates, together with the Class PEZ certificates’ applicable percentage interest of the trust component with the same alphabetic class designation, as a single “class” for such purpose), vote affirmatively to so replace; and

●
unless a Boca Hamptons Plaza Portfolio control termination event (as described under “—Significant Dates, Events and Periods” below) has occurred and is continuing, the special servicer may be removed and replaced by the Boca Hamptons Plaza Portfolio controlling note holder solely with respect to the Boca Hamptons Plaza Portfolio loan combination with or without cause at any time, upon satisfaction of certain conditions specified in the pooling and servicing agreement.

Additionally, at any time after the occurrence and during the continuance of a controlling class representative consultation termination event, if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer (but not any outside special servicer for any outside serviced loan combination and, except as contemplated by the next sentence, other than with respect to the Boca Hamptons Plaza Portfolio loan combination). Likewise, at any time after the occurrence and during the continuance of a Boca Hamptons Plaza Portfolio consultation termination event, if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer with respect to the Boca Hamptons Plaza Portfolio loan combination. In connection with such a recommendation, the special servicer would be replaced if, within 180 days of the initial request for that vote, the holders of more than 50% of the voting rights of each class of certificates other than the Class X-A, Class X-B, Class X-E, Class X-F, Class X-H, Class S and Class R certificates (but considering only those classes of certificates that, in each case, have an outstanding certificate principal amount, as notionally reduced by any appraisal reduction amounts then allocable to the subject class, equal to or greater than 25% of (i) the initial certificate principal amount of such class minus (ii) payments of principal previously made with respect to such class, and considering each class of the Class A-S, Class B and Class C certificates, together with the Class PEZ certificates’ applicable percentage interest of the trust component with the same alphabetic class designation, as a single “class” for such purpose), vote affirmatively to so replace.

Further, the special servicer may be removed and replaced based on the occurrence of certain servicer termination events on the part of the special servicer, as further described under “The Pooling and Servicing Agreement—Servicer Termination Events” and “—Rights Upon Servicer Termination Event” in this prospectus supplement. In addition, in the case of a serviced loan combination, if a servicer termination event on the part of the special servicer affects only (i) the related serviced companion loan that is part of such serviced loan combination, (ii) the holder of such serviced companion loan or (iii) the rating on a class of securities backed by such serviced companion loan, then, at the direction of the holder of such serviced companion loan, in each case, the trustee will be required to terminate the special servicer solely with respect to that serviced loan combination, as further described under “The Pooling and Servicing Agreement—Servicer Termination Events” and “—Rights Upon Servicer Termination Event” in this prospectus supplement.

An outside special servicer may only be removed in such capacity in accordance with the terms and provisions of the applicable outside servicing agreement and the co-lender agreement governing the related outside serviced loan combination.

See “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement. See “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement for a discussion of the loan combinations and the companion loans.

GSMS 2014-GC26 Servicer,
Special Servicer, Trustee and
Custodian
The Twin Cities Premium Outlets loan combination is being serviced pursuant to the GSMS 2014-GC26 pooling and servicing agreement, dated as of December 1, 2014, between GS Mortgage Securities Corporation II, as depositor, Wells Fargo Bank, National Association, as master servicer, LNR Partners, LLC, as general special servicer, CWCapital Asset Management LLC, as Cypresswood Court Shopping Center special servicer, Pentalpha Surveillance LLC, as operating advisor (an “outside operating advisor”), U.S. Bank National Association, as certificate administrator, and U.S. Bank National Association, as trustee. Accordingly, (i) the Twin Cities Premium Outlets mortgage loan and the related mortgaged property are being serviced and administered by Wells Fargo Bank, National Association, as the GSMS 2014-GC26 servicer and LNR Partners, LLC as the GSMS 2014-GC26 special servicer, (ii) the GSMS 2014-GC26 trustee will serve as mortgagee of record with respect to the Twin Cities Premium Outlets mortgage loan, and (iii) in its capacity as custodian under the GSMS 2014-GC26 pooling and servicing agreement, U.S. Bank National Association will serve as a custodian with respect to the mortgage loan file for the Twin Cities Premium Outlets mortgage loan (other than with respect to the promissory note evidencing the Twin Cities Premium Outlets mortgage loan). None of the master servicer or the special servicer (in each such capacity) or any other party to this securitization transaction is responsible for the performance by any party to the GSMS 2014-GC26 pooling and servicing agreement of its duties thereunder, including with respect to the servicing of the Twin Cities Premium Outlets mortgage loan.

See “Transaction Parties—Servicers—The Outside Servicers and the Outside Special Servicers” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—Servicing of the Twin Cities Premium Outlets Mortgage Loan” in this prospectus supplement.

Directing Holder / Controlling Class
Representative	The “directing holder” with respect to any mortgage loan or, if applicable, loan combination (other than an outside serviced loan combination) under the pooling and servicing agreement will be:

●
with respect to any such mortgage loan or loan combination other than (x) a serviced AB loan combination and (y) the Boca Hamptons Plaza Portfolio loan combination, the controlling class representative;

●
with respect to any serviced AB loan combination, (x) prior to the occurrence and continuance of an applicable subordinate companion loan control termination event, the holder of the related subordinate companion loan and (y) following the occurrence and during the continuance of an applicable subordinate companion loan control termination event, the controlling class representative; and

	●	with respect to the Boca Hamptons Plaza Portfolio loan combination, the Boca Hamptons Plaza Portfolio controlling note holder.

The controlling class representative under the pooling and servicing agreement will be the controlling class certificateholder or other representative selected by more than 50% of the controlling class certificateholders (by certificate principal amount).

The controlling class is the most subordinate class of the Class E, Class F, Class G and Class H certificates that has an outstanding certificate principal amount, as notionally reduced by any appraisal reduction amounts then allocable to such class, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates, or if no such class meets the preceding requirement, then Class E will be the controlling class. See “Description of the Offered Certificates—Voting Rights” in this prospectus supplement. No other class of certificates will be eligible to act as the controlling class or appoint a controlling class representative.

So long as an applicable Control Termination Event does not exist, the related directing holder will have certain consent and/or consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters with respect to each mortgage loan or, if applicable, loan combination (other than an outside serviced loan combination) .

With respect to any serviced AB loan combination, after the occurrence and during the continuance of an applicable subordinate companion loan control termination event, (x) the consent and/or consultation rights of the holder of the related subordinate companion loan will terminate and (y) so long as a controlling class representative control termination event does not exist, the controlling class representative will exercise the rights of the directing holder with respect to such serviced AB loan combination.

After the occurrence and during the continuance of a controlling class representative control termination event or a Boca Hamptons Plaza Portfolio control termination event, the consent rights of the controlling class representative or the Boca Hamptons Plaza Portfolio controlling note holder, as applicable, will terminate, and the controlling class representative or the Boca Hamptons Plaza Portfolio controlling note holder, as applicable, will retain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters with respect to the applicable mortgage loan(s) and companion loan(s); provided, however, that the controlling class representative will not be permitted to consult with respect to any serviced AB loan combination prior to the occurrence and continuance of an applicable subordinate companion loan control termination event.

After the occurrence and during the continuance of a controlling class representative consultation termination event or a Boca Hamptons Plaza Portfolio consultation termination, all of these rights of the controlling class representative or the Boca Hamptons Plaza Portfolio controlling note holder, as applicable, with respect to the applicable mortgage loan(s) and companion loan(s) will terminate. See “The Pooling and Servicing Agreement—Directing Holder” in this prospectus supplement.

Entities managed by Ellington Management Group, LLC are expected, on the closing date, to (i) purchase the Class X-E, Class X-F, Class X-H, Class E, Class F, Class G, Class H and Class S certificates, and (ii) appoint Ellington Management Group, LLC (or its affiliate) to be the initial controlling class representative (and initial directing holder with respect to all of the mortgage loans and loan combinations serviced under the pooling and servicing agreement for this securitization transaction other than (x) any serviced AB loan combination, with respect to which the initial directing holder will be the holder of the related subordinate companion loan and (y) the Boca Hamptons Plaza Portfolio loan combination, with respect to which the initial directing holder will be the Boca Hamptons Plaza Portfolio controlling note holder).

So long as an applicable Control Termination Event does not exist, the special servicer may, at the direction of the applicable directing holder, take actions with respect to the servicing of the applicable serviced mortgage loan(s) that could adversely affect the holders of some or all of the classes of certificates. So long as a controlling class representative control termination event or a Boca Hamptons Plaza Portfolio control termination event does not exist, the special servicer may be removed and replaced with respect to the applicable mortgage loan(s) and companion loan(s), with or without cause, at any time by the controlling class representative or the Boca Hamptons Plaza Portfolio controlling note holder, as applicable. See “Risk Factors—Special Servicer May Be Directed or Advised to Take Actions by an Entity That Has No Duty or Liability to Other Certificateholders” in this prospectus supplement.

Notwithstanding anything to the contrary described in this prospectus supplement, at any time when the Class E certificates are the controlling class certificates, the holder of more than 50% of the controlling class certificates (by outstanding certificate principal amount) may waive its right to act as or appoint a controlling class representative and to exercise any of the rights of the controlling class representative or cause the exercise of any of the rights of the controlling class representative set forth in the pooling and servicing agreement, by irrevocable written notice delivered to the depositor, certificate administrator, trustee, master servicer, special servicer and operating advisor. Any such waiver will remain effective with respect to such holder and the Class E certificates until such time as that certificateholder has (i) sold a majority of the Class E certificates (by outstanding certificate principal amount) to an unaffiliated third party and (ii) certified to the depositor, certificate administrator, trustee, master servicer, special servicer and operating advisor that (a) the transferor retains no direct or indirect voting rights with respect to the Class E certificates that it does not own, (b) there is no voting agreement between the transferee and the transferor, and (c) the transferor retains no direct or indirect controlling interest in the Class E certificates. Following any such transfer, the successor holder of more than 50% of the Class E certificates (by outstanding certificate principal amount), if the Class E certificates are the controlling class certificates, will again have the rights of the controlling class representative as described in this prospectus supplement without regard to any prior waiver by the predecessor certificateholder. The successor certificateholder will also have the right to irrevocably waive its right to act as or appoint a controlling class representative or to exercise any of the rights of the controlling class representative or cause the exercise of any of the rights of the controlling class representative. No successor certificateholder described above will have any consent rights with respect to any mortgage loan that became a specially serviced mortgage loan prior to its acquisition of a majority of the Class E certificates that had not also become a corrected mortgage loan prior to such acquisition until such mortgage loan becomes a corrected mortgage loan.

Whenever such an “opt-out” by a controlling class certificateholder is in effect:

	●	a controlling class representative control termination event and a controlling class representative consultation termination event will be deemed to have occurred and be continuing; and

●
the rights of the holder of more than 50% of the Class E certificates (by outstanding certificate principal amount), if they are the controlling class certificates, to act as or appoint a controlling class representative and the rights of the controlling class representative will not be operative (notwithstanding whether a controlling class representative control termination event or a controlling class representative consultation termination event is or would otherwise then be in effect with respect to the controlling class representative).

The controlling class representative and any other directing holder may have interests in conflict with those of the holders of the offered certificates. See “Risk Factors—Potential Conflicts of Interest of a Directing Holder, any Outside Controlling Class Representative and any Serviced Pari Passu Companion Loan Holder” and “—Special Servicer May Be Directed or Advised to Take Actions by an Entity That Has No Duty or Liability to Other Certificateholders” in this prospectus supplement.

Significant Affiliations
and Relationships
Certain parties to this securitization transaction, as described under “Transaction Parties—Certain Affiliations and Certain Relationships—Transaction Party and Related Party Affiliations” in this prospectus supplement, may:

	●	serve in multiple capacities with respect to this securitization transaction;

●
be affiliated with other parties to this securitization transaction, a controlling class certificateholder, the controlling class representative and/or the holder of a companion loan or any securities backed in whole or in part by a companion loan;

●
serve as an outside servicer, outside special servicer, outside trustee or outside operating advisor with respect to any securitization involving a companion loan in an outside serviced loan combination; or

●
be affiliated with an outside servicer, outside special servicer, outside trustee or outside operating advisor with respect to any securitization involving a companion loan in an outside serviced loan combination.

In addition, certain parties to this securitization transaction or a directing holder may otherwise have financial relationships with other parties to this securitization transaction. Such relationships may include, without limitation:

●
serving as warehouse lender to one or more of the sponsors of this securitization transaction through a repurchase facility or otherwise (including with respect to certain mortgage loans to be contributed to this securitization transaction), where the proceeds received by such sponsor(s) in connection with the contribution of mortgage loans to this securitization transaction will be applied to, among other things, reacquire the financed mortgage loans from the repurchase counterparty or other warehouse provider (see “Transaction Parties—Certain Affiliations and Certain Relationships—Warehouse Financing Arrangements” in this prospectus supplement);

●
serving as interim servicer for one or more of the sponsors of this securitization transaction (including with respect to certain mortgage loans to be contributed by such sponsor(s) to this securitization transaction) (see “Transaction Parties—Certain Affiliations and Certain Relationships—Interim Servicing Arrangements” in this prospectus supplement);

●
serving as interim custodian for one or more of the sponsors of this securitization transaction (including with respect to certain mortgage loans to be contributed by such sponsor(s) to this securitization transaction) (see “Transaction Parties—Certain Affiliations and Certain Relationships—Interim and Other Custodial Arrangements” in this prospectus supplement);

●
entering into one or more agreements with the sponsors to purchase the servicing rights to the related mortgage loans and/or the right to be appointed as the master servicer with respect to such mortgage loans; and/or

●
performing due diligence services prior to the securitization closing date for one or more sponsors, a controlling class certificateholder or the controlling class representative with respect to certain of the mortgage loans to be contributed to this securitization transaction (see “Transaction Parties–Certain Affiliations and Certain Relationships–Other Arrangements” in this prospectus supplement).

In addition, certain of the sponsors to this securitization transaction or their affiliates may hold mezzanine debt, a companion loan, securities backed in whole or in part by a companion loan, or other additional debt related to one or more of the mortgage loans to be included by such sponsor in this securitization transaction, and as such may have certain rights relating to the related mortgage loan(s) and/or loan combination(s), as described under “Transaction Parties—Certain Affiliations and Certain Relationships—Loan Combination and Mezzanine Loan Arrangements” in this prospectus supplement. In the event a sponsor includes any companion loan in a separate securitization transaction, such sponsor may be obligated to repurchase such companion loan from the applicable separate securitization trust in connection with certain breaches of representations and warranties and certain document defects.

Each of the foregoing relationships, to the extent applicable, is described under “Transaction Parties—Certain Affiliations and Certain Relationships” in this prospectus supplement.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests” and “—Other Potential Conflicts of Interest May Affect Your Investment” in this prospectus supplement.

Significant Dates, Events and Periods

Cut-off Date	With respect to each mortgage loan, the due date in February 2015 for that mortgage loan.

Closing Date	On or about February 9, 2015.

Distribution Date
The certificate administrator will make distributions on the certificates, to the extent of available funds, on the fourth business day following the related determination date of each month, beginning in March 2015, to the holders of record at the end of the previous calendar month.

Determination Date	The sixth day of each calendar month or, if the sixth day is not a business day, the next business day, beginning in March 2015.

Expected Final Distribution Date	Class A-1	November 2019
	Class A-2	January 2020
	Class A-3	December 2021
	Class A-4	November 2024
	Class A-5	December 2024
	Class A-AB	July 2024
	Class X-A	December 2024
	Class X-B	January 2025
	Class A-S	December 2024
	Class B	January 2025
	Class PEZ	January 2025
	Class C	January 2025

The expected final distribution date for each class of offered certificates is the date on which that class is expected to be paid in full (or, in the case of each class of the Class X-A and Class X-B certificates, the date on which the related notional amount is reduced to zero), assuming no delinquencies, losses, modifications, extensions or accelerations of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the offered certificates (other than the assumed repayment of a mortgage loan on any anticipated repayment date for such mortgage loan).

The expected final distribution date with respect to each class of the Class A-S, Class B, Class PEZ and Class C certificates assumes that the maximum certificate principal amount of that class of certificates was issued on the closing date and there were no subsequent exchanges of such certificates.

Rated Final Distribution Date	As to each class of offered certificates, the distribution date in February 2048.

Collection Period
For any mortgage loan and any distribution date, the period commencing on the day immediately following the due date (without regard to grace periods) for that mortgage loan in the month preceding the month in which the applicable distribution date occurs (or, in the case of the distribution date occurring in March 2015, beginning on the day after the cut-off date) and ending on and including the due date (without regard to grace periods) for that mortgage loan in the month in which the applicable distribution date occurs.

Prepayment Period
For any mortgage loan and any distribution date, the period commencing on the day immediately following the determination date in the month preceding the month in which the applicable distribution date occurs (or, in the case of the distribution date occurring in March 2015, beginning on the day after the cut-off date) and ending on and including the determination date in the month in which the applicable distribution date occurs.

Control Termination Event
A “Control Termination Event” will exist: (a) with respect to the Boca Hamptons Plaza Portfolio loan combination, when a Boca Hamptons Plaza Portfolio control termination event has occurred and is continuing; (b) with respect to any serviced AB loan combination, when both a controlling class representative control termination event has occurred and is continuing, and an applicable subordinate companion loan control termination event has occurred and is continuing; and (c) with respect to any other mortgage loan or, if applicable, loan combination serviced under the pooling and servicing agreement for this securitization transaction, when a controlling class representative control termination event has occurred and is continuing.

Controlling Class Representative
Control Termination Event
A “controlling class representative control termination event” will either (a) occur when none of the classes of Class E, Class F, Class G and Class H certificates has an outstanding certificate principal amount (as notionally reduced by any appraisal reduction amounts then allocable to such class) that is at least equal to 25% of the initial certificate principal amount of that class of certificates or (b) be deemed to occur as described under “The Pooling and Servicing Agreement—Directing Holder—General” in this prospectus supplement.

Boca Hamptons Plaza Portfolio
Control Termination Event
A “Boca Hamptons Plaza Portfolio control termination event” will exist when (a) the Boca Hamptons Plaza Portfolio companion loan is included in a securitization trust and (b) the certificate administrator and the special servicer have received a Boca Hamptons Plaza Portfolio control termination event notice (which has not been revoked). A “Boca Hamptons Plaza Portfolio control termination event notice” is a written notice from a party to the Boca Hamptons Plaza Portfolio companion loan securitization trust pooling and servicing agreement indicating that a “control termination event” (or the equivalent) has occurred and is continuing under the Boca Hamptons Plaza Portfolio companion loan securitization trust pooling and servicing agreement, which may be revoked in accordance with the terms of such pooling and servicing agreement if such control termination event ceases to exist.

Subordinate Companion Loan Control
Termination Event
A “subordinate companion loan control termination event” will exist, with respect to any serviced AB loan combination, if and for so long as the holder of the related subordinate companion loan is not the “controlling note holder” with respect to such serviced AB loan combination pursuant to the related co-lender agreement, as described under “Description of the Mortgage Loans—The Loan Combinations” in this prospectus supplement.

Consultation Termination Event
A “Consultation Termination Event” will exist: (a) with respect to the Boca Hamptons Plaza Portfolio loan combination, when a Boca Hampton Plaza Portfolio consultation termination event has occurred and is continuing; (b) with respect to any serviced AB loan combination, when both a controlling class representative consultation termination event has occurred and is continuing, and an applicable subordinate companion loan control termination event has occurred and is continuing; and (c) with respect to any other mortgage loan or, if applicable, loan combination serviced under the pooling and servicing agreement for this securitization transaction, when a controlling class representative consultation termination event has occurred and is continuing.

Controlling Class Representative
Consultation Termination Event
A “controlling class representative consultation termination event” will either (a) occur when none of the classes of Class E, Class F, Class G and Class H certificates has an outstanding certificate principal amount, without regard to the allocation of any appraisal reduction amounts, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates or (b) be deemed to occur as described under “The Pooling and Servicing Agreement—Directing Holder—General” in this prospectus supplement.

Boca Hamptons Plaza Portfolio
Consultation Termination Event
A “Boca Hamptons Plaza Portfolio consultation termination event” will occur when (a) the Boca Hamptons Plaza Portfolio companion loan is included in a securitization trust, and (b) the certificate administrator and the special servicer have received a Boca Hamptons Plaza Portfolio consultation termination event notice. A “Boca Hamptons Plaza Portfolio consultation termination event notice” is a written notice from a party to the Boca Hamptons Plaza Portfolio companion loan securitization trust pooling and servicing agreement indicating that a “consultation termination event” (or the equivalent) has occurred and is continuing under the Boca Hamptons Plaza Portfolio companion loan securitization trust pooling and servicing agreement.

The Mortgage Loans

General
The issuing entity’s primary assets will be 100 fixed rate mortgage loans (subject to the discussion regarding mortgage loans with an anticipated repayment date under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in this prospectus supplement) with an aggregate outstanding principal balance as of the cut-off date of $1,194,026,467. The mortgage loans are secured by first liens on

116 commercial and multifamily properties located in 30 states. See “Risk Factors—Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income” in this prospectus supplement.

Fee Simple / Leasehold
One hundred twelve (112) mortgaged properties, securing approximately 93.4% of the aggregate principal balance of the pool of mortgage loans by allocated loan amount as of the cut-off date, are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in the entire related mortgaged property. For purposes of this prospectus supplement, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Four (4) mortgaged properties, securing approximately 6.7% of the aggregate principal balance of the pool of mortgage loans by allocated loan amount as of the cut-off date, are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on one or more leasehold interests (but not the fee interest) in the entire related mortgaged property.

One (1) mortgaged property, securing approximately 0.9% of the aggregate principal balance of the pool of mortgage loans by allocated loan amount as of the cut-off date, is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on (i) a leasehold interest in one portion of such mortgaged property and (ii) a fee interest in the remainder of such mortgaged property.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Leasehold Interests” in this prospectus supplement.

The Loan Combinations
Each of three (3) of the mortgage loans, representing approximately 4.2%, 1.4% and 0.7%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a split loan structure or loan combination, which is comprised of the subject mortgage loan and 1 or more related pari passu or subordinate companion loans that are held outside the issuing entity. In the case of a loan combination, the related mortgage loan and companion loans are each evidenced by separate promissory notes but are all secured by the same mortgages or deeds of trust encumbering the same mortgaged property or portfolio of mortgaged properties. The loan combinations related to this securitization transaction are:

●
the Twin Cities Premium Outlets loan combination, consisting of the Twin Cities Premium Outlets mortgage loan, which is being included in this securitization transaction, and the Twin Cities Premium Outlets companion loan, which was previously included in the GSMS 2014-GC26 securitization;

●	the Kings Mountain Industrial loan combination, consisting of the Kings Mountain Industrial mortgage loan, which will be included in this securitization transaction, and the Kings Mountain Industrial subordinate companion loan, which is currently held by a third party that is unaffiliated with any party to this securitization transaction; and

●
the Boca Hamptons Plaza Portfolio loan combination, consisting of the Boca Hamptons Plaza Portfolio mortgage loan, which will be included in this securitization transaction, and the Boca Hamptons Plaza Portfolio companion loan, which is currently held by Rialto Mortgage Finance, LLC and is expected to be included in a future securitization transaction.

Certain information regarding the loan combination(s) is identified in the following table:

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Mortgage Loan as a % of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance

Twin Cities Premium Outlets	$50,000,000	4.2%	$65,000,000	$0	$115,000,000
Kings Mountain Industrial	$16,200,000	1.4%	$0	$3,456,045	$19,656,045
Boca Hamptons Plaza Portfolio	$8,000,000	0.7%	$18,000,000	$0	$26,000,000

With respect to any mortgage loan that is part of a loan combination, the loan-to-value ratio, debt service coverage ratio and debt yield have been calculated based on both that mortgage loan and any related pari passu companion loan(s), but without regard to any related subordinate companion loan(s), unless otherwise indicated.

For more information regarding the loan combination(s), see “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in this prospectus supplement. Also, see “Structural and Collateral Term Sheet—Structural Overview” on Annex B to this prospectus supplement.

Due Dates / Grace Periods	Subject in some cases to a next business day convention, monthly payments of principal and/or interest on each mortgage loan are due as shown below with the indicated grace periods.

Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Pool Balance

6	0	62	74.4%

5	0	30	19.7

1	5	8	5.9

Total		100	100.0%

As used in this prospectus supplement, “grace period” is the number of days before a payment default is an event of default under each mortgage loan. See Annex A to this prospectus supplement for information on the number of days before late payment charges are due under each mortgage loan. The information on Annex A to this prospectus supplement regarding the number of days before a late payment charge is due is based on the express terms of the mortgage loans. Some jurisdictions may impose a statutorily longer period.

Interest-Only Mortgage Loans/
Amortizing Mortgage Loans
Thirteen (13) of the mortgage loans, representing approximately 22.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for monthly payments of interest-only until their maturity dates or anticipated repayment dates, as applicable. The remaining 87 mortgage loans, representing approximately 77.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for monthly payments of principal and interest based on an amortization schedule that is significantly longer than the remaining terms (or terms to anticipated repayment dates) for such mortgage loans. However, 40 of these 87 mortgage loans, representing approximately 43.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for an initial interest-only period ranging from 12 months to 84 months following the related origination date.

The following mortgage loan is characterized by a non-standard amortization schedule:

●
the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Kings Mountain Industrial, representing approximately 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is interest-only for each monthly payment date until the monthly payment date that is two months prior to the related maturity date and then amortizes based on a non-standard amortization schedule as set forth on Annex G to this prospectus supplement. The Kings Mountain Industrial mortgage loan is included among the 13 interest-only mortgage loans referred to in the first sentence of the prior paragraph.

Balloon Loans / ARD Loans
All of the mortgage loans will have substantial principal payments due on their respective maturity dates unless prepaid earlier, subject to the terms and conditions of the prepayment provisions of each mortgage loan; provided, that if any loans with anticipated repayment dates, as described under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in this prospectus supplement, are included in the issuing entity, such mortgage loans will have substantial principal payments due on their respective anticipated repayment dates, unless prepaid earlier.

Four (4) of the mortgage loans, together representing approximately 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide (in each such case) for an increase in the related interest rate after a certain date, referred to as an anticipated repayment date, if the related borrower has not prepaid such mortgage loan in full. Payment of the interest accrued in excess of the original rate for each such mortgage loan will be deferred, and such interest will not be paid until the principal balance of the subject mortgage loan has been paid, at which time any such deferred “excess interest” that is collected will be paid to the holders of the Class S certificates, which are not offered by this prospectus supplement. In addition, from and after the anticipated repayment date for each such mortgage loan, cash flow in excess of that required for debt service, funding of reserves, other amounts then due and payable under the related mortgage loan documents (other than “excess interest”) and certain budgeted or non-budgeted expenses approved by the related lender with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge or other prepayment premium) of the subject mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the related borrowers to repay their respective mortgage loans in full on the related anticipated repayment dates, a substantial payment would be required and such borrowers have no obligation to do so. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in this prospectus supplement.

Additional Characteristics
of the Mortgage Loans	General characteristics of the mortgage loans as of the cut-off date:

		All Mortgage Loans
	Initial Pool Balance(1)	$1,194,026,467
	Number of Mortgage Loans	100
	Number of Mortgaged Properties	116
	Average Cut-off Date Mortgage Loan Balance	$11,940,265
	Weighted Average Mortgage Loan Rate(2)	4.4510%
	Range of Mortgage Loan Rates(2)	4.0000% – 5.9400%
	Weighted Average Cut-off Date Loan-to-Value Ratio(2)(3)(4)	67.5%
	Weighted Average Maturity Date/ARD Loan-to-Value Ratio(2)(3)(5)(6)	58.6%
	Weighted Average Cut-off Date Remaining Term to Maturity
	Date/ARD (months)(6)	115
	Weighted Average Cut-off Date DSCR(2)(3)(7)	1.62x
	Full-Term Amortizing Balloon Mortgage Loans(6)	33.3%
	Partial Interest-Only Balloon Mortgage Loans	43.8%
	Interest-Only Balloon Mortgage Loans(8)	22.9%

	(1)	Subject to a permitted variance of plus or minus 5%.

	(2)
With respect to each mortgage loan that is part of a loan combination, the Mortgage Loan Rate, Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD Loan-to-Value Ratio and Cut-off Date DSCR are calculated based on both that mortgage loan and any related pari passu companion loan(s), but without regard to any related subordinate companion loan(s), unless otherwise indicated. Other than as specifically noted, the Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD Loan-to-Value Ratio, Cut-off Date DSCR and Mortgage Loan Rate information for each mortgage loan is presented in this prospectus supplement without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.

	(3)
With respect to mortgage loans that are cross-collateralized and cross-defaulted with one or more other mortgage loans, the Cut-off Date Loan-to-Value Ratio, the Maturity Date/ARD Loan-to-Value Ratio and the Cut-off Date DSCR of those mortgage loans are presented in the aggregate unless otherwise indicated.

	(4)
In most cases, the Cut-off Date Loan-to-Value Ratio for each mortgage loan is calculated utilizing the “as-is” appraised value. However, with respect to 1 mortgage loan, representing approximately 4.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the respective Cut-off Date Loan-to-Value Ratio was calculated using an “as-is” appraised value plus a “capital deduction”. The weighted average Cut-off Date Loan-to-Value Ratio for the mortgage pool without making any adjustments is 67.7%. See the definitions of “Appraised Value” and “Cut-off Date Loan-to-Value Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement.

	(5)
In the majority of cases, the Maturity Date/ARD Loan-to-Value Ratio for each mortgage loan is calculated utilizing the “as-is” appraised value. However, in the case of 16 mortgage loans, representing approximately 20.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the Maturity Date/ARD Loan-to-Value Ratio is calculated using an “as stabilized” appraised value instead of the related “as-is” appraised value, as further described under the definitions of “Appraised Value” and “Maturity Date/ARD Loan-to-Value Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement. If the Maturity Date/ARD Loan-to-Value Ratios of those 16 mortgage loans were calculated using an “as-is” appraised value, then the weighted average Maturity Date/ARD Loan-to-Value Ratio for the mortgage pool would be 54.5%.

(6)
Includes the mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as Stop & Shop – Orangeburg Commons, Walgreens – Raleigh, NC, Walgreens – Franklinton, NC and Walgreens – Carthage, NC, representing approximately 0.7%, 0.3%, 0.2% and 0.2%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, each of which has an anticipated repayment date and is assumed to mature and pay in full on its related anticipated repayment date.

(7)
The mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Kings Mountain Industrial, representing approximately 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is interest-only for each monthly payment date until the monthly payment date that is two months prior to the related maturity date and then amortizes based on a non-standard amortization schedule as set forth on Annex G to this prospectus supplement and the Cut-off Date DSCR of such mortgage loan is calculated based on the debt service during the interest-only period.

(8)
Includes the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Kings Mountain Industrial, representing approximately 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which mortgage loan is interest-only for each monthly payment until the monthly payment date that is two months prior to the scheduled maturity date and then amortizes based on a non-standard amortization schedule as set forth on Annex G to this prospectus supplement.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios.

Modified and Refinanced
Mortgage Loans
Three (3) of the mortgage loans, representing approximately 2.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were refinancings in whole or in part of loans in default at the time of refinancing or otherwise involved discounted payoffs, foreclosure sales or short sales as described below:

●
With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Shoppes at Brookfield Commons, representing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related borrower was in bankruptcy prior to the origination of the mortgage loan. The mortgage loan was originated to comply with the borrower’s court-approved reorganization plan and the borrower emerged from bankruptcy. The mortgage loan refinanced a prior loan secured by the mortgaged property that was in default. The prior mortgage loan was repaid in full without discount.

●
With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Southport Plaza Shopping Center, representing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the prior unrelated owner of the mortgaged property defaulted on a $13,500,000 loan secured by the mortgaged property and the lender on the unrelated loan foreclosed on the mortgaged property. The related mortgage loan finances the acquisition of the mortgaged property by the related borrower from the foreclosing lender.

●
With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A to this prospectus supplement as Amsdell - FL & TN Portfolio, representing approximately 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the mortgage loan financed the acquisition of one of the mortgaged properties from an unaffiliated third party. The prior owner of the mortgaged property located at Amelia Island, FL, defaulted on a $6,450,000 loan secured by the related mortgaged property. The mortgage loan finances the acquisition of the mortgaged property by the related borrower from the foreclosing lender through a short-sale process for the amount of $4,600,000.

See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this prospectus supplement.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” in this prospectus supplement.

Interest Accrual Basis	All of the mortgage loans accrue interest on the basis of the actual number of days in each applicable one-month accrual period, assuming a 360-day year.

Prepayment / Defeasance /
Property Release Provisions	The terms of each mortgage loan restrict the ability of the borrower to defease and/or prepay the mortgage loan as follows:

●
Ninety-five (95) mortgage loans, representing approximately 96.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permit the related borrower, after a lockout period of at least 2 years following the closing date and prior to the related open prepayment period described below, to substitute U.S. government securities as collateral and obtain a release of the related mortgaged property (or, if applicable, one or more of the related mortgaged properties), but the borrower may not prepay the mortgage loan in whole prior to such open prepayment period.

●
In addition, 4 mortgage loans, representing approximately 3.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permit the related borrower, after a lockout period of 24 to 28 payments following the origination date, to prepay the mortgage loan in whole or, in order to satisfy certain financial covenants contained in the related mortgage loan documents, in part, in each case together with the payment of the greater of a yield maintenance charge and a prepayment premium of 1.0% of the prepaid amount if such prepayment occurs prior to the related open prepayment period described below.

●
In addition, 1 mortgage loan, representing approximately 0.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permits the related borrower, after a lockout period of 23 payments following the related origination date, to prepay the mortgage loan with the payment of the greater of a yield maintenance charge and a prepayment premium of 3.0% of the prepaid amount if such prepayment occurs prior to the related open prepayment period described below.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases”, “—Voluntary Prepayments” and “—’Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions” in this prospectus supplement.

Notwithstanding the foregoing restrictions on prepayments, the mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the maturity date or anticipated repayment date, as applicable, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3	10	6.7%
4	86	90.4
5	3	2.3
7	1	0.7
Total	100	100.0%

Property Types	The following table lists the various property types of the mortgaged properties:

	Property Types of the Mortgaged Properties(1)

	Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
	Retail	49	$453,371,774	38.0%
	Office	11	258,185,263	21.6
	Multifamily	25	233,553,220	19.6
	Hospitality	9	106,109,789	8.9
	Mixed Use(2)	5	57,964,116	4.9
	Self Storage	9	42,759,441	3.6
	Industrial	8	42,082,863	3.5
	Total	116	$1,194,026,467	100.0%

(1)
Because this table presents information relating to mortgaged properties and not the mortgage loans, the information for the mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A to this prospectus supplement.

	(2)	The mixed use properties each includes a combination of retail and office space.

Property Locations	The mortgaged properties are located in 30 states. The following table lists the states that have concentrations of mortgaged properties that secure 5.0% or more of the aggregate principal balance of the pool of mortgage loans by allocated loan amount as of the cut-off date:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	11	$178,783,042	15.0%
Illinois	2	$102,785,940	8.6%
California	11	$102,568,607	8.6%
Texas	10	$100,691,006	8.4%
North Carolina	13	$79,624,100	6.7%
Pennsylvania	3	$68,481,431	5.7%
Ohio	8	$66,764,581	5.6%
Michigan	7	$60,170,000	5.0%

(1)	Because this table presents information relating to mortgaged properties and not the mortgage loans, the information for the mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A to this prospectus supplement.

Certain Calculations
and Definitions
The descriptions in this prospectus supplement of the mortgage loans and the mortgaged properties are based upon the mortgage pool as it is expected to be constituted as of the close of business on the closing date, assuming that (i) all scheduled principal and interest payments due on or before the cut-off date will be made, (ii) there are no defaults, delinquencies or prepayments on any mortgage loan or the companion loan(s) on or prior to the closing date of this securitization transaction and (iii) each mortgage loan with an anticipated repayment date (if any) is paid in full on its related anticipated repayment date. The sum of the numerical data in any column in a table may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this “Summary” are calculated as described under “Description of the Mortgage Pool” in this prospectus supplement and all percentages represent the indicated percentage of the aggregate principal balance of the entire pool of mortgage loans as of the cut-off date.

When information presented in this prospectus supplement with respect to the mortgaged properties is expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, if a mortgage loan is secured by more than 1 mortgaged property, the percentages are based on an allocated loan amount that has been assigned to each of the related mortgaged properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related mortgage loan documents as set forth on Annex A to this prospectus supplement.

With respect to any mortgage loan that is part of a loan combination, we generally present the loan-to-value ratio, debt service coverage ratio, debt yield and cut-off date balance per net rentable square foot, room or unit, as applicable, in this prospectus supplement in a manner that takes account of that mortgage loan and any related pari passu companion loan(s), but without regard to any related subordinate companion loan(s), unless otherwise indicated. Other than as specifically noted, the loan-to-value ratio, the debt service coverage ratio, debt yield and mortgage loan rate information for each mortgage loan is presented in this prospectus supplement without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.

With respect to each cross-collateralized group of mortgage loans, the debt service coverage ratio, loan-to-value ratio and debt yield information for each such mortgage loan have been calculated on an aggregate basis unless otherwise specifically indicated.

In addition, for purposes of the presentation of information in this prospectus supplement, certain loan-to-value ratio, appraised value, debt yield, debt service coverage ratio and/or cut-off date principal balance information or other underwritten statistics may be based on certain adjustments, assumptions and/or estimates, as further described under “—Additional Characteristics of the Mortgage Loans” above, and “Description of the Mortgage Pool—Certain Calculations and Definitions”

and “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” below.

None of the mortgage loans in the issuing entity will be cross-collateralized with any mortgage loan that is not in the issuing entity, except as described in this prospectus supplement with respect to the mortgage loans that constitute part of a loan combination and that are secured by a mortgaged property or portfolio of mortgaged properties that also secure one or more companion loans not included in the issuing entity.

Certain Variances from Underwriting
Standards
All of the mortgage loans were originated substantially in accordance with the respective originators’ underwriting guidelines described under “Transaction Parties—The Originators” in this prospectus supplement.

Mortgaged Properties with Limited
or No Operating History
Six (6) of the mortgaged properties, collectively securing approximately 7.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, were constructed or substantially renovated within the 12-month period preceding the cut-off date and have no or limited prior operating history and/or lack historical financial figures and information.

Five (5) of the mortgaged properties, collectively securing approximately 1.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, were acquired within the 12-month period preceding the cut-off date and have no or limited prior operating history and/or lack historical financial figures and information.

See “Description of the Mortgage Pool—General” in this prospectus supplement.

Certain Mortgage Loans with Material
Lease Termination Options
Certain mortgage loans have material lease early termination options. See Annex B to this prospectus supplement for information regarding material lease termination options for the 10 largest tenants by base rent at the Mortgaged Properties securing the largest 20 mortgage loans (considering each crossed group as a single mortgage loan) by aggregate principal balance of the pool of mortgage loans as of the cut-off date. Also, see “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” in this prospectus supplement for information on material tenant lease expirations and early termination options.

Removal of Mortgage Loans
From the Mortgage Pool
Generally, a mortgage loan may only be removed from the mortgage pool as a result of (a) a repurchase or substitution by a sponsor for any mortgage loan for which it cannot remedy the material breach (or, in certain cases, a breach that is deemed to be material) or material document defect (or, in certain cases, a defect that is deemed to be material) affecting such mortgage loan under the circumstances described in this prospectus supplement, (b) the exercise of a purchase option by a mezzanine lender, or the holder of a subordinate companion loan, in each case if any, or (c) a final disposition of a mortgage loan such as a payment in full or a sale of a defaulted mortgage loan or REO property. See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors—The Timing of Prepayments and Repurchases May Change Your Anticipated Yield,” “Description of the

Mortgage Pool—Cures, Repurchases and Substitutions”, “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

The Certificates

The Offered Certificates

A.	General	We are offering the following classes of Commercial Mortgage Pass- Through Certificates from the Series 2015-GC27:

		●	Class A-1

		●	Class A-2

		●	Class A-3

		●	Class A-4

		●	Class A-5

		●	Class A-AB

		●	Class X-A

		●	Class X-B

		●	Class A-S

		●	Class B

		●	Class PEZ

		●	Class C

The Series 2015-GC27 certificates will consist of the above classes, together with the following classes that are not being offered through this prospectus supplement and the prospectus: Class X-E, Class X-F, Class X-H, Class D, Class E, Class F, Class G, Class H, Class S and Class R certificates.

B.	Certificate Principal
	Amounts or Notional Amounts	Subject to the discussion in the following paragraph, each class of the offered certificates will have the approximate aggregate initial certificate principal amount (or notional amount, in the case of each class of the Class X-A and Class X-B certificates) set forth in the table under “Certificate Summary” in this prospectus supplement, which principal amount (or notional amount) may vary up to 5% on the closing date.

The initial certificate principal amount of each class of the Class A-S, Class B and Class C certificates shown in the table under “Certificate Summary” in this prospectus supplement represents the maximum certificate principal amount of such class without giving effect to any issuance of Class PEZ certificates. The initial certificate principal amount of the Class PEZ certificates shown in the table under

“Certificate Summary” in this prospectus supplement is equal to the aggregate of the maximum initial certificate principal amounts of the Class A-S, Class B and Class C certificates, which is the maximum certificate principal amount of the Class PEZ certificates that could be issued in an exchange. The certificate principal amounts of the Class A-S, Class B and Class C certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal amount of the Class PEZ certificates issued on the closing date.

The aggregate certificate principal amount of any class of principal balance certificates or trust component outstanding at any time represents the maximum amount that its holders (or, in the case of a trust component, the holders of exchangeable certificates evidencing an interest in that trust component) are entitled to receive at such time as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the issuing entity, subject to reduction as described below in this “—The Offered Certificates” section.

See “Description of the Offered Certificates—General” in this prospectus supplement.

Pass-Through Rates
Each class of the offered certificates (other than the Class PEZ certificates) will accrue interest at an annual rate called a pass-through rate on the basis of a 360-day year consisting of twelve 30-day months or a “30/360 basis.” The approximate initial pass-through rate for each class of offered certificates is set forth in the table under “Certificate Summary” in this prospectus supplement.

For any distribution date, the pass-through rate with respect to each class of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S and Class B certificates will be fixed at the initial pass-through rate for such class set forth in the table under “Certificate Summary” in this prospectus supplement.

For any distribution date, the pass-through rate with respect to the Class C certificates will be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

The pass-through rate of the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S trust component as described in this prospectus supplement.

The pass-through rate of the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class B and Class C trust components as described in this prospectus supplement. Investors should note that, for any distribution date, the excess of the per annum rate described in clause (i) of the prior sentence over the pass-through rate of the Class C trust component will be a per annum rate equal to 0.0%. Accordingly, for any distribution date occurring after the certificate principal amount of the Class B trust component has been reduced to zero, the pass-through rate of the Class X-B certificates will be a per annum rate equal to 0.0% notwithstanding that the Class X-B certificates may have a notional amount.

The Class PEZ certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C trust components represented by the Class PEZ certificates. The pass-through rates on the Class A-S, Class B and Class C trust components will at all times be the same as the pass-through rates of the Class A-S, Class B and Class C certificates, respectively.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates or trust component that has a pass-through rate limited by, equal to or based on the weighted average of the net mortgage interest rates on the mortgage loans:

●
the mortgage loan interest rates will not reflect any default interest rate, any rate increase occurring after an anticipated repayment date (if applicable), any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency; and

●
with respect to each mortgage loan that accrues interest on the basis of the actual number of days in a month, assuming a 360-day year, the related mortgage loan interest rate (net of the administrative fee rate) for any month that is not a 30-day month will be recalculated so that the amount of interest that would accrue at that rate in that month, calculated on a 30/360 basis, will equal the amount of net interest that actually accrues on that mortgage loan in that month, adjusted for any withheld amounts and/or closing date deposits as described under “The Pooling and Servicing Agreement—Accounts” in this prospectus supplement.

See “Description of the Offered Certificates—Distributions—Payment Priorities” in this prospectus supplement.

Exchangeable Certificates /
Exchange Proportions
If you own Class A-S, Class B and Class C certificates in an exchange proportion that we describe in this prospectus supplement, you will be able to exchange them for a proportionate interest in the Class PEZ certificates, and vice versa. You can exchange your exchangeable certificates by notifying the certificate administrator. If you own Class PEZ certificates, those certificates will entitle you to receive principal and interest in the amounts that would otherwise have been payable on the applicable proportion of Class A-S, Class B and Class C certificates exchangeable for those Class PEZ certificates. Any such allocations of principal and interest as between classes of exchangeable certificates will have no effect on the principal or interest entitlements of any other class of certificates. Exchanges will be subject to various conditions that we describe in this prospectus supplement.

See “Description of the Offered Certificates—Exchangeable Certificates” in this prospectus supplement and “Description of the Certificates—Exchangeable Certificates” in the accompanying prospectus for a description of the exchangeable certificates and exchange procedures. See also “Risk Factors—Risks Related to the Offered Certificates—The Exchangeable Certificates Are Subject to Additional Risks” in this prospectus supplement.

Distributions

A.	Amount and Order of
Distributions
On each distribution date, funds available for distribution from the mortgage loans, net of specified expenses of the issuing entity, net of yield maintenance charges and prepayment premiums and net of any excess interest distributable to the Class S certificates, will be distributed in the following amounts and order of priority:

First:  Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-E, Class X-F and Class X-H certificates:  to interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-E, Class X-F and Class X-H certificates, up to, and pro rata in accordance with, their respective interest entitlements.

Second: Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates: to the extent of funds allocable to principal received or advanced on the mortgage loans:

(A)
to principal on the Class A-AB certificates until their certificate principal amount has been reduced to the Class A-AB scheduled principal balance set forth on Annex F to this prospectus supplement for the relevant distribution date;

(B)
to principal on the Class A-1 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clause (A) above;

(C)
to principal on the Class A-2 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) and (B) above;

(D)
to principal on the Class A-3 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (C) above;

(E)
to principal on the Class A-4 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (D) above;

(F)
to principal on the Class A-5 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (E) above; and

(G)
to principal on the Class A-AB certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (F) above.

However, if the certificate principal amounts of each and every class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates have been reduced to zero as a result of the allocation of mortgage loan losses (and other unanticipated expenses) to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, pro rata, based on their respective certificate principal amounts and without regard to the Class A-AB scheduled principal balance.

Third:  Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates:  to reimburse the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, pro rata, based on the aggregate unreimbursed losses, for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate principal amounts of those classes, together with interest.

Fourth:  Class A-S trust component:  To pay amounts on the Class A-S trust component and, thus, concurrently, to the Class A-S and Class PEZ certificates as follows:  (a) to interest on the Class A-S trust component (and, therefore, to the Class A-S and Class PEZ certificates pro rata based on their respective percentage interests in the Class A-S trust component) in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates), to principal on the Class A-S trust component (and, therefore, to the Class A-S and Class PEZ certificates pro rata based on their respective percentage interests in the Class A-S trust component) until its certificate principal amount has been reduced to zero; and (c) to reimburse the Class A-S trust component (and, therefore, the Class A-S and Class PEZ certificates pro rata based on their respective percentage interests in the Class A-S trust component) for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate principal amount of that trust component (and, therefore, those certificates), together with interest.

Fifth:  Class B trust component:  To pay amounts on the Class B trust component and, thus, concurrently, to the Class B and Class PEZ certificates as follows:  (a) to interest on the Class B trust component (and, therefore, to the Class B and Class PEZ certificates pro rata based on their respective percentage interests in the Class B trust component) in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class and trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S trust component), to principal on the Class B trust component (and, therefore, to the Class B and Class PEZ certificates pro rata based on their respective percentage interests in the Class B trust component) until its certificate principal amount has been reduced to zero; and (c) to reimburse the Class B trust component (and, therefore, the Class B and Class PEZ certificates pro rata based on their respective percentage interests in the Class B trust component) for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate principal amount of that trust component (and, therefore, those certificates), together with interest.

Sixth: Class C trust component: To pay amounts on the Class C trust component and, thus, concurrently, to the Class C and Class PEZ certificates as follows:  (a) to interest on the Class C trust component (and, therefore, to the Class C and Class PEZ certificates pro rata based on their respective percentage interests in the Class C trust component) in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class and trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S and Class B trust components), to principal on the Class C trust component (and, therefore, to the Class C and Class PEZ certificates pro rata based on their respective percentage interests in the Class C trust component) until its certificate principal amount has been reduced to zero; and (c) to reimburse the Class C trust component (and, therefore, the Class C and Class PEZ certificates pro rata based on their respective percentage interests in the Class C trust component) for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate principal amount of that trust component (and, therefore, those certificates), together with interest.

Seventh:  Non-offered certificates (other than the Class X-E, Class X-F and Class X-H certificates):  in the amounts and order of priority described in “Description of the Offered Certificates—Distributions—Payment Priorities” in this prospectus supplement.

For more information, see “Description of the Offered Certificates—Distributions—Payment Priorities” in this prospectus supplement.

B.	Interest and Principal
Entitlements
A description of each class’s and trust component’s interest entitlement can be found in “Description of the Offered Certificates—Distributions—Method, Timing and Amount” and “—Payment Priorities” in this prospectus supplement. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the related pass-through rate on your certificate’s principal amount or notional amount (or, in the case of the Class PEZ certificates, the related pass-through rates on the applicable percentage interest of related certificate principal amounts of the Class A-S, Class B and Class C trust components).

On each distribution date, the Class PEZ certificates will be entitled to receive a proportionate share of the amounts distributable on the Class A-S, Class B and Class C trust components, and therefore, of the amounts that would otherwise have been distributed as interest and principal payments on the Class A-S, Class B and Class C certificates had an exchange not occurred, as described under “Description of the Offered Certificates—Exchangeable Certificates” in this prospectus supplement. Any such allocations of principal and interest as between the Class PEZ certificates, on the one hand, and the Class A-S, Class B and Class C certificates, on the other, will have no effect on the principal or interest entitlements of any other class of certificates.

A description of the amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in “Description of the Offered Certificates—Distributions—Method, Timing and Amount” and “—Payment Priorities” in this prospectus supplement.

C.	Servicing and Administrative
Fees
The master servicer and special servicer are entitled to a master servicing fee and a special servicing fee, respectively, generally from the interest payments on the mortgage loans (or any serviced loan combinations, if applicable) in the case of the master servicer, and from the collection account in the case of the special servicer; provided, that the special servicer for this securitization transaction (acting in such capacity) will not receive any special servicing fee with respect to any outside serviced mortgage loan. The master servicing fee for each distribution date will be calculated based on:  (i) the stated principal balance of each mortgage loan in the issuing entity and each serviced companion loan; and (ii) the related master servicing fee rate, which ranges on a loan-by-loan basis from 0.00500% to 0.07250% per annum.  The master servicing fee rate includes (a) any sub-servicing fee rate and primary servicing fee rate, and (b) with respect to an outside serviced mortgage loan, the servicing fee rate payable to the outside servicer.  The special servicing fee for each distribution date is calculated based on the stated principal balance of each specially serviced loan or REO loan (that is not part of an outside serviced loan combination) and the special servicing fee rate, which is equal to the greater of 0.25% per annum and the rate that would result in a special servicing fee of $3,500 for the related month.

The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in permitted investments to the extent specified in this prospectus supplement and the pooling and servicing agreement.  In addition, the special servicer is entitled to (a) liquidation fees from (and generally calculated at a rate of 1.0% applied to) the recovery of liquidation proceeds, insurance proceeds, condemnation proceeds and other payments in connection with a full or discounted payoff of a specially serviced loan or REO loan (that is not part of an outside serviced loan combination) and (b) workout fees from (and generally calculated at a rate of 1.0% applied to) collections on any mortgage loan or companion loan serviced under the pooling and servicing agreement for this securitization transaction, that had previously been a specially serviced loan, but had been worked out, in each case net of certain amounts and calculated as further described under “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this prospectus supplement.  The outside special servicer for any outside serviced mortgage loan will be entitled to receive comparable (but not necessarily identical) special servicing fees, liquidation fees and workout fees and other additional fees and amounts with respect to that outside serviced mortgage loan pursuant to the terms of the applicable outside servicing agreement.

The operating advisor is entitled to a fee from general collections on the mortgage loans for each distribution date, calculated based on the outstanding principal balance of each mortgage loan in the issuing entity and the operating advisor fee rate of 0.0014238% per annum.  The operating advisor is also entitled to a consulting fee with respect to each major decision as to which the operating advisor has consultation rights, which will be a fee for each such major decision equal to $12,000 or such lesser amount as the related borrower agrees to pay with respect to the subject serviced mortgage loan (or serviced loan combination, if applicable).

In addition, the master servicer will pay to the Commercial Real Estate Finance Council (“CREFC®”) an intellectual property royalty license fee in connection with the use of CREFC® names and trademarks from general collections on the mortgage loans for each distribution date, calculated based on the stated principal balance of each mortgage loan in the issuing entity at the intellectual royalty license fee rate of 0.0005% per annum.

The fees of the trustee and the certificate administrator will be payable monthly from general collections on the mortgage loans for each distribution date, calculated on the outstanding principal balance of the pool of mortgage loans in the issuing entity and the trustee/certificate administrator fee rate of 0.00220% per annum.

Each of the master servicing fee, the special servicing fee, the operating advisor fee, the CREFC® intellectual property royalty license fee and the trustee/certificate administrator fee will be calculated on the same interest accrual basis as the related mortgage loan (or any related serviced companion loan) and prorated for any partial period.  See “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this prospectus supplement.

The administrative fee rate will be the sum of the master servicing fee rate (which, with respect to each outside serviced mortgage loan, includes the per annum servicing fee rate payable to the outside servicer), the operating advisor fee rate, the CREFC® intellectual property royalty license fee rate and the trustee/certificate administrator fee rate and is set forth on Annex A to this prospectus supplement for each mortgage loan.

The master servicing fees, the special servicing fees, the liquidation fees, the workout fees, the operating advisor fees, the CREFC® intellectual property royalty license fee, and the trustee/certificate administrator fees will be paid prior to distributions to certificateholders of the available distribution amount as described under “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” and “Description of the Offered Certificates—Distributions—Method, Timing and Amount” in this prospectus supplement.

See “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in this prospectus supplement.

D.	Prepayment Premiums
The manner in which any prepayment premiums and yield maintenance charges received prior to the related determination date will be allocated on each distribution date to the Class X-A and/or Class X-B certificates, on the one hand, and certain of the classes of certificates and trust components entitled to principal, on the other hand, is described in “Description of the Offered Certificates—Distributions—Prepayment Premiums” in this prospectus supplement.

E.	Excess Interest
On each distribution date, any excess interest collected from time to time in respect of the four (4) mortgage loans in the issuing entity with an anticipated repayment date will be distributed to the holders of the Class S certificates, which are not offered by this prospectus supplement. This interest will not be available to provide credit support for other classes of certificates or to offset any interest shortfalls. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in this prospectus supplement.

Advances

A.	Principal and Interest Advances
The master servicer is required to advance delinquent monthly debt service payments with respect to each mortgage loan in the issuing entity (including the outside serviced mortgage loans) but not any companion loan(s), as described below under “—Advances on the Loan Combinations,” if it determines that the advance will be recoverable from collections on that mortgage loan.  The master servicer will not be required to advance amounts deemed non-recoverable from related loan collections.  The master servicer will not be required or permitted to make an advance for balloon payments, default interest, excess interest, any other interest in excess of a mortgage loan’s regular interest rate, prepayment premiums or yield maintenance charges or delinquent monthly debt service payments on the companion loan(s).  In the event that the master servicer fails to make any required advance, the trustee will be required to make that advance unless the trustee determines that the advance is non-recoverable from related loan collections.  See “The Pooling and Servicing Agreement—Advances” in this prospectus supplement.  If an advance is made, the master servicer will not advance its servicing fee, but will advance the certificate administrator’s fee, the trustee’s fee, the operating advisor’s fee and the CREFC® intellectual property royalty license fee.  The master servicer or trustee, as applicable, will be entitled to reimbursement from general collections on the mortgage loans for advances determined to be non-recoverable from related loan collections.  This may result in losses on your certificates.

B.	Property Protection Advances
The master servicer also is required to make advances to pay delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents with respect to the mortgage loans and any companion loans (other than those that are part of an outside serviced loan combination), unless the advance is determined to be non-recoverable from related loan proceeds.  In the event that the master servicer fails to make a required advance of this type, the trustee will be required to make that advance unless the trustee determines that the advance is non-recoverable from related loan collections.  The master servicer is not required, but in certain circumstances is permitted, to advance amounts deemed non-recoverable from related loan collections.  See “The Pooling and Servicing Agreement—Advances” in this prospectus supplement.  The master servicer or trustee, as applicable will be entitled to reimbursement from general collections on the mortgage loans for advances determined to be non-recoverable from related loan collections.  This may result in losses on your certificates.

C.	Interest on Advances
The master servicer and the trustee, as applicable, will be entitled to interest on all advances as described in this prospectus supplement.  Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates.  No interest will accrue on advances with respect to principal or interest due on a mortgage loan until any grace period applicable to that mortgage loan has expired.

The master servicer and the trustee will each be entitled to receive interest on advances they make at the prime rate, compounded annually.  If the interest on an advance is not recovered from default interest or late payments on the mortgage loan, a shortfall will result which will have the same effect as a liquidation loss on a defaulted mortgage loan.

See “Description of the Offered Certificates—Distributions—Realized Losses” and “The Pooling and Servicing Agreement—Advances” in this prospectus supplement.

D.	Property Advances on the
Outside Serviced Loan
Combinations
With respect to each outside serviced loan combination, the outside servicer under the related outside servicing agreement is required to make property protection advances with respect to the related mortgaged property or properties, unless that outside servicer determines that those advances would not be recoverable from collections on such outside serviced loan combination.  If that outside servicer is required to but fails to make a required property protection advance, then (subject to a recoverability determination) the outside trustee will be required to make that property protection advance.  The outside servicer and/or the outside trustee, to the extent it makes any property protection advances with respect to an outside serviced loan combination, will be entitled to receive interest on such advances in accordance with the terms of the applicable outside servicing agreement and the related co-lender agreement, which may be reimbursable out of general collections of the issuing entity.  The advancing party will also be entitled to reimbursement from general collections on the mortgage loans in the issuing entity for the pro rata share allocable to the applicable outside serviced mortgage loan of any non-recoverable property protection advance made by it on the related outside serviced loan combination and interest on those advances.

No outside servicer is required to advance delinquent monthly mortgage loan payments with respect to the related outside serviced mortgage loan.

Priority of Payments

A.	Subordination / Allocation
	of Losses	The amount available for distribution will be applied in the order described in “—Distributions—Amount and Order of Distributions” above.

The following chart generally describes the manner in which the payment rights of certain classes of certificates and trust components will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates and trust components.  The chart shows entitlement to receive principal and interest (other than excess interest that accrues on a mortgage loan that has an anticipated repayment date (if any)) on any distribution date in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-E, Class X-F and Class X-H certificates).  Among the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B,  Class X-E, Class X-F and Class X-H certificates, payment rights of certain classes will be more particularly described in “Description of the Offered Certificates—Distributions” in this prospectus supplement.  It also shows the manner in which mortgage loan losses are allocated in ascending order (beginning with certain Series 2015-GC27 certificates that are not being offered by this prospectus supplement).  Principal losses on the mortgage loans allocated to a class of certificates or trust component will reduce the related certificate principal amount of that class or trust component.  However, no such principal losses will be allocated to the Class S, Class R, Class X-A, Class X-B, Class X-E, Class X-F or Class X-H certificates, although loan losses will reduce the notional amount of the

Class X-A certificates (to the extent such losses are allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 or Class A-AB certificates or the Class A-S trust component), the Class X-B certificates (to the extent such losses are allocated to the Class B or Class C trust component), the Class X-E certificates (to the extent such losses are allocated to the Class E certificates), the Class X-F certificates (to the extent such losses are allocated to the Class F or Class G certificates) and the Class X-H certificates (to the extent such losses are allocated to the Class H certificates) and, therefore, the amount of interest they accrue.

*
Interest only certificates.  No principal payments or realized loan losses in respect of principal will be allocated to the Class X-A, Class X-B, Class X-E, Class X-F and Class X-H certificates.  However, mortgage loan losses will reduce the notional amount of the Class X-A, Class X-B, Class X-E, Class X-F and Class X-H certificates to the extent such losses reduce the certificate principal amount of a related class of principal balance certificates or a related trust component.

**
Distributions and losses allocated to a trust component will be concurrently allocated to the related classes of exchangeable certificates that evidence a percentage interest in such trust component.  Distributions of principal and interest and allocations of mortgage loan losses to the Class A-S trust component will be made pro rata to the Class A-S certificates and the Class PEZ certificates in proportion to their respective percentage interests in the Class A-S trust component.  Distributions of principal and interest and allocations of mortgage loan losses to the Class B trust component will be made pro rata to the Class B certificates and the Class PEZ certificates in proportion to their respective percentage interests in the Class B trust component.  Distributions of principal and interest and allocations of mortgage loan losses to the Class C trust component will be made pro rata to the Class C certificates and the Class PEZ certificates in proportion to their respective percentage interests in the Class C trust component. See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

*** Other than the Class X-E, Class X-F, Class X-H, Class S and Class R certificates.

No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

See “Description of the Offered Certificates—Subordination” in this prospectus supplement.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates (or, in the case of the Class PEZ certificates, allocated to the percentage interests evidenced thereby in the Class A-S, Class B and/or Class C trust components, as applicable) with interest at the pass-through rate on those offered certificates or trust components.

B.	Shortfalls in Available Funds
In addition to losses caused by mortgage loan defaults, shortfalls in payments to holders of certificates may occur as a result of: the master servicer’s and trustee’s right to receive payments of interest on unreimbursed advances (to the extent not covered by default interest and late payment charges or other amounts collected from borrowers that are not paid to the master servicer or the special servicer as compensation, to the extent described in this prospectus supplement); the special servicer’s right to compensation with respect to mortgage loans which are or have been serviced by the special servicer; the rights of any outside servicer, outside trustee and/or outside special servicer to receive payments of interest on unreimbursed property protection advances, servicing and/or special servicing compensation and/or reimbursement of certain amounts with respect to an outside serviced loan combination in accordance with the related co-lender agreement and the applicable outside servicing agreement; a modification of a mortgage loan’s interest rate or principal balance; or other unanticipated expenses of the issuing entity.  These shortfalls, if they occur, would reduce distributions to the classes of certificates or trust components with the lowest payment priorities.  In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the interest-bearing certificates (other than the Class A-S, Class B, Class PEZ and Class C certificates) and the trust components (and, therefore, the Class A-S, Class B, Class PEZ and Class C certificates), on a pro rata basis, to reduce the amount of the interest payment on such classes of certificates and trust components.

Additional Aspects of the Certificates

A.	Information Available to
Certificateholders
On each distribution date, the certificate administrator will prepare and make available to each certificateholder a statement as to the distributions being made on that date.  Additionally, under certain circumstances, certificateholders may be entitled to certain other information regarding the issuing entity.  See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement.

B.	Optional Termination
On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, certain specified persons will have the option to purchase all of the mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) remaining in the issuing entity at the price specified in this prospectus supplement. Exercise of this option will terminate the issuing entity and retire the then outstanding certificates.

If the aggregate certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class D certificates and the Class A-S, Class B and Class C trust components (and, correspondingly, the Class A-S, Class B, Class C and Class PEZ certificates) and the notional amounts of the Class X-A and Class X-B certificates have been reduced to zero, and the master servicer is paid a fee specified in the pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (but excluding the Class S and Class R certificates) for the mortgage loans remaining in the issuing entity, but all of the holders of those classes of outstanding certificates would have to voluntarily participate in the exchange.

C.	Required Repurchase or
Substitution of Mortgage
Loans
Under the circumstances described in this prospectus supplement, the applicable sponsor (or Redwood Trust, Inc., as guarantor of the repurchase and substitution obligations of Redwood Commercial Mortgage Corporation, or RAIT Financial Trust, as guarantor of the repurchase and substitution obligations of RAIT Funding, LLC) will be required to repurchase or substitute for any mortgage loan for which it cannot remedy a breach of a representation and warranty or a document defect, that, in each case, materially and adversely affects (or is deemed to materially and adversely affect) the value of that mortgage loan (or related REO Property) or the interests of the certificateholders in that mortgage loan.  See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

D.	Sale of Defaulted Mortgage
Loans and REO Properties
Pursuant to the pooling and servicing agreement, the special servicer is required to solicit offers for defaulted mortgage loans serviced thereunder (or, in the case of such a defaulted mortgage loan that is included in a serviced pari passu loan combination, such defaulted mortgage loan and any related serviced pari passu companion loan(s)) and related REO properties and accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted serviced pari passu loan combination or relevant portion thereof, if applicable) or related REO property, determined as described in “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement, unless the special servicer determines, in accordance with the servicing standard, that rejection of such offer would be in the best interests of the certificateholders and any related affected companion loan holder(s) (as a collective whole as if such certificateholders and such serviced pari passu companion loan holder constituted a single lender).

If a mortgage loan that is part of a serviced pari passu loan combination (if any) becomes a defaulted mortgage loan, and if the special servicer decides to sell such defaulted mortgage loan as described in the prior paragraph, then the special servicer will be required to sell any related serviced pari passu companion loan(s) together with such defaulted mortgage loan as a single whole loan. In connection with any such sale, the special servicer will be required to follow the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

Pursuant to the co-lender agreement with respect to each serviced AB loan combination, the holder of such subordinate companion loan has a right to purchase the related defaulted mortgage loan (together with any related serviced pari passu companion loan) as described in “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement.

Pursuant to the related outside servicing agreement, the party acting as outside special servicer with respect to any outside serviced loan combination may offer to sell to any person (or may offer to purchase) for cash such outside serviced loan combination during such time as such loan combination constitutes a defaulted mortgage loan under the related outside servicing agreement and, in connection with any such sale, the outside special servicer is required to sell both the related outside serviced mortgage loan and the related pari passu companion loans as a single whole loan.

Pursuant to each mezzanine loan intercreditor agreement with respect to the mortgage loans with mezzanine indebtedness, the holder of the related mezzanine loan has the right to purchase the related mortgage loan as described in “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” in this prospectus supplement.  Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” in this prospectus supplement, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” and “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement.

E.	Registration and
Denominations
The offered certificates will be issued in book-entry form through The Depository Trust Company, or DTC, and its participants.  You may hold your certificates through:  (i) DTC in the United States; or (ii) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, in Europe.  Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.  See “Description of the Offered Certificates—Delivery, Form, Transfer and Denomination,” and “—Book-Entry Registration” in this prospectus supplement and “Description of the Certificates—Book-Entry Registration” in the prospectus.  All the offered certificates will be issued in registered form without coupons.  The offered certificates (other than the Class X-A and Class X-B certificates) that are initially offered and sold will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000.  The Class X-A and Class X-B certificates will be issued in minimum denominations of authorized initial notional amount of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Other Investment Considerations

Potential Conflicts of Interest
The relationships involving the parties to this transaction and/or the securitization of any related companion loan, and the activities of those parties or their affiliates, may give rise to certain conflicts of interest.  These conflicts of interests may arise from, among other things, the following relationships and activities:

●
the ownership of any certificates by the depositor, any sponsor, any underwriter, the master servicer, the special servicer, the operating advisor, any outside servicer, any outside special servicer, any outside operating advisor or any of their respective affiliates;

●
the ownership of, or any interests in, any companion loans or mezzanine debt by any sponsor, any underwriter, the master servicer, the special servicer, the operating advisor, any outside servicer, any outside special servicer, any outside operating advisor or any of their respective affiliates;

●
the relationships, including financial dealings, of any sponsor, the master servicer, the special servicer, the operating advisor, any outside servicer, any outside special servicer, any outside operating advisor or any of their respective affiliates with any borrower, any non-recourse carveout guarantor or any of their respective affiliates;

	●	the relationships, including financial dealings, of the sponsors, the underwriters and their respective affiliates with each other;

●
the decision or obligation of the special servicer to take actions at the direction or recommendation of the applicable directing holder or the holder of any serviced companion loan or its representative;

●
the expected initial controlling class representative’s engagement of any party to this securitization transaction as an independent contractor to conduct due diligence with respect to certain underlying mortgage loans;

	●	fee-sharing arrangements between one or more certificate holders or their respective representative and the special servicer;

●
the broker-dealer activities of the underwriters and their affiliates, including taking long or short positions in the certificates or entering into credit derivative transactions with respect to the certificates;

●
the opportunity of the initial investor in the Class X-E, Class X-F, Class X-H, Class E, Class F, Class G and Class H certificates to request the removal or re-sizing of or other changes to the features of some or all of the mortgage loans or to receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool; and

●
the activities of the master servicer, special servicer, operating advisor, sponsors or any of their respective affiliates in connection with any other transaction and, with respect to any outside serviced loan combination, the activities of any related outside servicer, outside special servicer, outside operating advisor or any of their respective affiliates in connection with any other transaction.

See “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests,” “—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests,” “—Potential Conflicts of Interest of the Master Servicer, the Special Servicer, the Trustee, any Outside Servicer and any Outside Special Servicer,” “—Potential Conflicts of Interest of the Operating Advisor,” “—Potential Conflicts of Interest of a Directing Holder, any Outside Controlling Class Representative and any Serviced Pari Passu Companion Loan Holder,” “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans,” “—Other Potential Conflicts of Interest May Affect Your Investment,” “—Special Servicer May Be Directed or Advised to Take Actions by an Entity That Has No Duty or Liability to Other Certificates,” “—Rights of the Directing Holder and the Operating Advisor Could Adversely Affect Your Investment,” “—Loan Combinations Pose Special Risks—Realization on the Mortgage Loan That is Part of a Serviced Loan Combination May Be Adversely Affected by the Rights of the Related Serviced Companion Loan Holder,” and “—Rights of any Outside Controlling Class Representative Under any Outside Servicing Agreement Could Adversely Affect Your Investment”  in this prospectus supplement.

Material Federal Income
Tax Consequences	Two (2) separate real estate mortgage investment conduit (commonly known as a REMIC) elections will be made with respect to the assets of the issuing entity. The designations for each REMIC created under the pooling and servicing agreement (each, a “Trust REMIC”) are as follows:

●
The lower-tier REMIC (the “Lower-Tier REMIC”) will hold the mortgage loans (excluding any post-anticipated repayment date excess interest) and certain other assets of the issuing entity and will issue certain classes of uncertificated regular interests to a second REMIC (the “Upper-Tier REMIC”).

●
The Upper-Tier REMIC will hold the Lower-Tier REMIC regular interests and will issue the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-E, Class X-F, Class X-H, Class D, Class E, Class F, Class G and Class H certificates and the Class A-S, Class B and Class C trust components as classes of regular interests in the Upper-Tier REMIC.

The portions of the issuing entity consisting of the Class A-S, Class B and Class C trust components and the related distribution account, beneficial ownership of which is represented by the Class A-S, Class B, Class PEZ and Class C certificates, will be treated as a grantor trust for federal income tax purposes, as further described under “Material Federal Income Tax Consequences” in this prospectus supplement.

Pertinent federal income tax consequences of an investment in the offered certificates include:

● Each class of offered certificates (other than the exchangeable certificates) and the trust components will constitute REMIC “regular interests”.

	●	The offered certificates (other than the exchangeable certificates) and the trust components will be treated as newly originated debt instruments for federal income tax purposes.

	●	Each class of exchangeable certificates will evidence beneficial ownership of one or more trust components which will be treated as a grantor trust for federal income tax purposes.

	●	You will be required to report income on your offered certificates in accordance with the accrual method of accounting.

It is anticipated, for federal income tax purposes, that the Class X-A and Class X-B Certificates will be issued with original issue discount and that the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S, Class B and Class C trust components will be issued at a premium.

In addition, the portion of the issuing entity representing the excess interest accrued on the mortgage loans with an anticipated repayment date will be treated as a grantor trust for federal income tax purposes, and the Class S certificates (which are not offered by this prospectus supplement) will represent undivided beneficial interests in such grantor trust.

See “Material Federal Income Tax Consequences” in this prospectus supplement.

Yield Considerations
You should carefully consider the matters described under “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield, Prepayment and Maturity Considerations” in this prospectus supplement, which may affect significantly the yields on your investment.

ERISA Considerations
Fiduciaries of employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended, commonly known as ERISA, or plans subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or governmental plans (as defined in Section 3(32) of ERISA) and other plans that are subject to any federal, state or local law which is, to a material extent, similar to the fiduciary or prohibited transaction provisions of ERISA or the Internal Revenue Code of 1986, as amended, should carefully review with their legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Internal Revenue Code of 1986, as amended, or similar law.

The U.S. Department of Labor has granted substantially identical administrative exemptions to a predecessor of Citigroup Global Markets Inc., Prohibited Transaction Exemption (“PTE”) 91-23 (April 18, 1991), and to Goldman, Sachs & Co., PTE 89-88 (October 17, 1989), both as amended by PTE 2013-08 (July 9, 2013) (collectively, the “Underwriter Exemption”), which may exempt from the application of certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Internal Revenue Code of 1986, as amended, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by a selling group of which Citigroup Global Markets Inc. or Goldman, Sachs & Co. serves as a manager or co-manager, and the servicing and operation of related mortgage pools, so long as certain conditions are met. See “ERISA Considerations” in this prospectus supplement.

Ratings
It is a condition to the issuance of the offered certificates that each class of offered certificates receives an investment grade rating from one or more nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates.

Credit ratings referenced throughout this prospectus supplement are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time.  Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment.  Any rating agency that rates the certificates may, in its discretion, lower or withdraw its rating at any time as to any class of certificates.  None of the relevant parties (including, without limitation, the issuing entity, the depositor, the sponsors, the servicers, the certificate administrator, the trustee, the operating advisor and their affiliates) will be required to monitor any changes to any ratings on the certificates.

A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates or related trust component(s) in question on each distribution date and, except in the case of the interest-only certificates, the ultimate payment in full of the certificate principal amount of each class of certificates in question on a date that is not later than the rated final distribution date with respect to such class of certificates.  Any security rating assigned to the offered certificates should be evaluated independently of any other security rating.  A securities rating on mortgage pass-through certificates does not address the tax attributes of the certificates in question or the receipt of any default interest or prepayment premium or constitute an assessment of the likelihood, timing or frequency of prepayments on the related mortgage loans.  A securities rating on mortgage pass-through certificates does not address the frequency of prepayments (whether voluntary or involuntary) on the related mortgage loans, the degree to which the prepayments might differ from those originally anticipated, the yield to maturity that purchasers may experience as a result of the rate of principal prepayments, the likelihood of collection of default interest, excess interest, late payment charges, prepayment premiums or yield maintenance charges, or the tax treatment of the certificates in question.

A security rating is not a recommendation to buy, sell or hold securities, and the assigning rating agency may revise, downgrade, qualify or withdraw a rating at any time.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by the rating agencies engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate the offered certificates but not the others, due in part to their initial subordination levels for the various classes of the offered and non-offered certificates. In the case of one of the three nationally recognized statistical rating organizations selected by the depositor, the depositor has requested ratings for only certain classes of the offered certificates, due in part to the initial subordination levels provided by such nationally recognized statistical rating organization for the various classes of the offered certificates. Had the depositor selected alternative nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would have ultimately assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Had the depositor requested each of the engaged nationally recognized statistical rating organizations to rate all classes of the offered certificates, we cannot assure you as to the ratings that any such engaged nationally recognized statistical rating organization would have ultimately assigned to the classes of offered certificates that it did not rate.

Neither the depositor nor any other person or entity will have any duty to notify you if any nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this prospectus supplement.  In no event will rating agency confirmations from any nationally recognized statistical rating organization (other than the engaged rating agencies or, in the case of any outside serviced loan combination, the rating agencies engaged by the depositor for the securitization of the related outside serviced companion loan) be a condition to any action, or the exercise of any right, power or privilege by any person or entity under the pooling and servicing agreement.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor no longer qualifies as a nationally recognized statistical rating organization or is no longer qualified to rate the offered certificates, and that determination also may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class X-A or Class X-B certificates might not fully recover their initial investment in the event of delinquencies or defaults, prepayments (both voluntary (to the extent permitted) and involuntary), or losses in respect of the mortgage loans.  As described in this prospectus supplement, the amounts payable with respect to the Class X-A and Class X-B certificates consist only of interest.

The Class X-A and Class X-B certificates are only entitled to interest distributions. If any of the mortgage loans were to prepay in the initial month after the closing date, with the result that the holders of the Class X-A and/or Class X-B certificates receive only a single month’s interest, and therefore suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings received on the Class X-A and Class X-B certificates. The notional amounts of the Class X-A and Class X-B certificates on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings of the Class X-A and Class X-B certificates do not address the timing or magnitude of reductions of such notional amounts, but only the obligation to pay interest timely on the notional amounts as so reduced from time to time. Therefore, the ratings of the Class X-A and Class X-B certificates should be evaluated independently from similar ratings on other types of securities.

See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors,” “—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Yield, Prepayment and Maturity Considerations” in this prospectus supplement and “Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable,” “—The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Offered Certificates,” “—The Ratings of Your Offered Certificates May Be Lowered or Withdrawn, or Your Certificates May Receive an Unsolicited Rating, Which May Adversely Affect the Liquidity, Market Value and Regulatory Characteristics of Your Offered Certificates” and “Yield, Prepayment and Maturity Considerations” in the prospectus.

Legal Investment
No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.  If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates.  You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates.  See “Legal Investment” in this prospectus supplement and in the prospectus.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” in this prospectus supplement).

RISK FACTORS

You should carefully consider the following risks and the risks described in “Risk Factors” in the prospectus before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

If you are considering an investment in a class of exchangeable certificates you should carefully consider the risks that are specifically applicable to the related class(es) of certificates exchangeable therefor, since they would generally apply to your certificates if you make an exchange.

This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

The Offered Certificates Are Limited Obligations

The offered certificates, when issued, will represent beneficial interests in the issuing entity. The offered certificates will not represent an interest in, or obligation of, the sponsors, the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee, the underwriters, or any of their respective affiliates, or any other person. The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this prospectus supplement. Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled. See “Description of the Certificates—General” in the prospectus.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, have experienced significant dislocations, illiquidity and volatility. The United States economic recovery has been weak and may not be sustainable for any specific period of time, and the global or United States economy could slip into an even more significant recession. Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial and multifamily real estate have resulted in increased delinquencies and defaults on commercial and multifamily mortgage loans. In addition, the downturn in the general economy has affected the financial strength of many commercial and multifamily real estate tenants and has resulted in increased vacancies, decreased rents and/or other declines in income from, or the value of, commercial and multifamily real estate. Any continued downturn may lead to decreased occupancy, decreased rents or other declines in income from, or the value of, commercial and multifamily real estate, which would likely have an adverse effect on CMBS that are backed by loans secured by such commercial and multifamily real estate and thus affect the liquidity and/or values of such CMBS.

Additionally, decreases in the value of commercial properties and the tightening by commercial real estate lenders of underwriting standards have prevented many commercial mortgage borrowers from refinancing their mortgages. A very substantial amount of U.S. mortgage loans, with balloon payment obligations in excess of their respective current property values, are maturing over the coming three years. These circumstances have increased delinquency and default rates of securitized commercial mortgage loans, and may lead to widespread commercial mortgage defaults. In addition, the declines in commercial real estate values have resulted in reduced borrower equity, hindering a borrower’s ability to refinance in an environment of increasingly restrictive lending standards and giving them less incentive to cure delinquencies and avoid foreclosure. Higher loan-to-value ratios are likely to result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had commercial property values remained the same or continued to increase. Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of CMBS. Even if the real estate market does recover, the mortgaged properties and therefore, the certificates, may decline in value. Any further economic downturn may adversely affect the financial resources of the borrowers under the mortgage loans and may result in the inability of the borrowers to make principal and interest payments on the mortgage loans. In the event of default by the borrower under a mortgage loan, the certificateholders would likely suffer a loss on their investment.

As a result of all of these factors, we cannot assure you that a dislocation in the CMBS market will not re-occur or become more severe.

External Factors May Adversely Affect the Value and Liquidity of Your Investment

Due to factors not directly relating to the offered certificates or the underlying mortgage loans, the market value of the offered certificates can decline even if the offered certificates, the mortgage loans or the mortgaged properties are performing at or above your expectations.

Global, National and Local Economic Factors

The global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. Much of this uncertainty has related to certain countries that participate in the European Monetary Union and whose sovereign debt is generally denominated in Euros, the common currency shared by members of that union. In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form. Concerns regarding sovereign debt may spread to other countries at any time. Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain. One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under Title 11 of the United States Code, as amended (the “Bankruptcy Code”) or by agreement with their creditors. Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time.

Risks to the Financial Markets Relating to Terrorist Attacks

Future terrorist activities may occur in the United States or abroad. It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

Other Events May Affect Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●
Wars, revolts, insurrections, armed conflicts, energy supply or price disruptions, terrorism, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates;

●
Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

●
The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. A change in the market value of the certificates may be disproportionately impacted by upward or downward movements in the current interest rates.

Investors should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

As described above under “—The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS,” the secondary market for mortgage-backed securities recently experienced extremely limited liquidity. The adverse conditions described above as well as other adverse conditions could continue to severely limit the liquidity for mortgage-backed securities and cause disruptions and volatility in the market for CMBS.

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates.

The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolios, that are available for securitization. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

●
legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	accounting standards that may affect an investor’s characterization or treatment of an investment in CMBS for financial reporting purposes;

●
increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans;

●
investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans;

●
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and

●	the impact on demand generally for CMBS as a result of the existence or cancellation of government-sponsored economic programs.

If you decide to sell any offered certificates, the ability to sell your offered certificates will depend on, among other things, whether and to what extent a secondary market then exists for these offered certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of the offered certificates or the mortgage loans.

The Exchangeable Certificates Are Subject to Additional Risks

The characteristics of the Class PEZ certificates will reflect, in the aggregate, the characteristics of the Class A-S, Class B and Class C certificates. As a result, the Class PEZ certificates will be subject to the same risks as the Class A-S, Class B and Class C certificates described in this prospectus supplement. Investors are also encouraged to consider a number of factors that will limit a certificateholder’s ability to exchange exchangeable certificates:

●
At the time of a proposed exchange, a certificateholder must own exchangeable certificates in the requisite exchangeable proportion to make the desired exchange, as described under “Description of the Offered Certificates—Exchangeable Certificates—Exchanges” in this prospectus supplement.

●
A certificateholder that does not own exchangeable certificates in such requisite exchangeable proportion may be unable to obtain the necessary exchangeable certificates or may be able only to exchange the portion (if any) of its exchangeable certificates that represents such requisite exchangeable proportion. Another certificateholder may refuse to sell its certificates at a reasonable (or any) price or may be unable to sell them, or certificates may have been purchased or placed into other financial structures and thus may be unavailable. Such circumstances may prevent you from obtaining exchangeable certificates in the proportions necessary to effect an exchange.

●
Exchanges will no longer be permitted following the date when the then-current principal balance of the Class A-S trust component (and, correspondingly, to the extent evidencing an interest in the Class A-S trust component, the Class A-S certificates and the applicable component of the Class PEZ certificates) is reduced to zero as a result of the payment in full of all interest and principal on that trust component.

●	Certificates may only be held in authorized denominations.

●	An exchange fee of $5,000 must be paid by the exchanging certificateholder to the certificate administrator in connection with each exchange of exchangeable certificates.

Subordination of Exchangeable Certificates

As described in this prospectus supplement, if you acquire any exchangeable certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-E, Class X-F and Class X-H certificates. If you acquire Class B certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will also be subordinated to those of the holders of the Class A-S certificates and (insofar as the Class PEZ certificates represent an interest in the Class A-S trust component) the holders of the Class PEZ certificates. If you acquire Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will also be subordinated to those of the holders of the Class B certificates and (insofar as the Class PEZ certificates represent an interest in the Class A-S and Class B trust components) the holders of the Class PEZ certificates. If you acquire Class PEZ certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will also be subordinated to: (a) insofar as the Class PEZ certificates represent an interest in the Class B and Class C trust components, those of the holders of the Class A-S certificates; and (b) insofar as the Class PEZ certificates represent an interest in the Class C trust component, those of the holders of the Class B certificates. See “Description of the Offered Certificates—Subordination” in this prospectus supplement.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity were made to enable the related borrower to acquire the related mortgaged property, and in certain cases, the mortgaged properties were recently constructed. The underwritten net cash flows and underwritten net operating incomes for such mortgaged properties are derived principally from current rent rolls or tenant leases and the appraisers’ projected expense levels. However, we cannot assure you that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans.

Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you and the information we file with the Securities and Exchange Commission. See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representations as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●
Effective January 1, 2014, EU Regulation 575/2013 (the “CRR”) imposes on European Economic Area (“EEA”) credit institutions and investment firms investing in securitizations issued on or after January 1, 2011, or in securitizations issued prior to that date where new assets are added or substituted after December 31, 2014: (a) a requirement (the “Retention Requirement”) that the originator, sponsor or original lender of such securitization has explicitly disclosed that it will retain, on an ongoing basis, a material net economic interest which, in any event, shall not be less than 5%; and (b) a requirement (the “Due Diligence Requirement”) that the investing credit institution or investment firm has undertaken certain due diligence in respect of the securitization and the underlying exposures and has established procedures for monitoring them on an ongoing basis. National regulators in EEA member states are required to impose penal risk weights on securitization investments in respect of which the Retention Requirement or the Due Diligence Requirement has not been satisfied in any material respect by reason of the negligence or omission of the investing credit institution or investment firm. If the Retention Requirement or the Due Diligence Requirement is not satisfied in respect of a securitization investment held by a non-EEA subsidiary of an EEA credit institution or investment firm then an additional risk weight may be applied to such securitization investment when taken into account on a consolidated basis at the level of the EEA credit institution or investment firm. Requirements similar to the Retention Requirement and the Due Diligence Requirement (the “Similar Requirements”): (i) apply to investments in securitizations by investment funds managed by EEA investment managers subject to EU Directive 2011/61/EU; and (ii) subject to the adoption of certain secondary legislation, will apply to investments in securitizations by EEA insurance and reinsurance undertakings and by EEA undertakings for collective investment in transferable securities. None of the originators, the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in accordance with Retention Requirement or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with Retention Requirement, the Due Diligence Requirement or Similar Requirements. Consequently, credit institutions, investment firms or the other types of EEA regulated investors mentioned above are unlikely to be able to hold the certificates. As a result, the price and liquidity of the certificates in the secondary market may be adversely affected. This could adversely affect your ability to transfer certificates or the price you may receive upon your sale of certificates.

●
Section 939A of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires the U.S. federal banking agencies to modify their existing regulations to remove any reliance on credit ratings including, but not limited to, the use of such ratings to determine the permissibility of, and capital charges imposed on, investments by banking institutions, and the federal banking agencies’ risk-based capital guidelines regulations. As a general rule, national banks are permitted to invest only in “investment grade” instruments, which under pre-existing regulations has been determined based on the credit ratings assigned to these instruments. These national bank investment-grade standards are incorporated into statutes and regulations governing the investing authority of most state banks, and thus most state banks are required to adhere to these same investment grade standards. In June 2012, the regulator of national banks (the Office of the Comptroller of the Currency) revised its regulatory definition of “investment grade” to require a bank’s determination regarding whether “the issuer of a security has adequate capacity to meet financial commitments under the security for the projected life of the asset or exposure.” While national banks may continue to consider credit ratings, they may not rely exclusively on such ratings and must conduct separate due diligence to confirm the investment grade of the instruments. These changes became fully effective January 1, 2013. In addition, new capital regulations were issued by the banking regulators in July 2013 that determine the capital requirements of banks and bank holding companies without reference to the credit ratings assigned to the investment securities they hold and these capital regulations began phasing in on January 1, 2014. As a result of these new regulations, investments in CMBS by depository institutions and their holding companies may result in greater capital charges to these financial institutions, and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes and the attractiveness of investments in CMBS for such entities.

●
The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Act (such statutory provision, together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013 and became effective on April 1, 2014. Conformance with the Volcker Rule and its implementing regulations is required by July 21, 2015 (or by July 21, 2016 in respect of investments in and relationships with covered funds that were in place prior to December 31, 2013, with the possibility of a further one-year extension). In the interim, banking entities must make good-faith efforts to conform their activities and investments to the Volcker Rule. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●
The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in commercial mortgage-backed securities for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment” in this prospectus supplement and in the prospectus.

None of the issuing entity, the depositor, the underwriters, the mortgage loan sellers or any other party to the transaction makes any representation to any prospective investor or purchaser of the offered certificates regarding the regulatory capital treatment of their investment in the offered certificates on the closing date or at any time in the future.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of the offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●
the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with principal balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●
a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●
a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by the holder of a subordinate companion loan or a mezzanine loan lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●
the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of mortgage credit;

●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” in this prospectus supplement for a description of certain prepayment protections and other factors that may influence the rate of prepayment of the mortgage loans. See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable” in the prospectus.

In addition, if a sponsor (or, in the case of Redwood Commercial Mortgage Corporation, Redwood Trust, Inc., as guarantor of the repurchase and substitution obligations of Redwood Commercial Mortgage Corporation, or, in the case of RAIT Funding, LLC, RAIT Financial Trust, as guarantor of the repurchase and substitution obligations of RAIT Funding, LLC) repurchases any mortgage loan from the issuing entity due to breaches of representations or warranties or document defects, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment charge would be payable. Additionally, the holder of any subordinate companion loan (if any) or any mezzanine loan lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Pool—Representations and Warranties” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this prospectus supplement.

The Class X-A and Class X-B certificates will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the Class X-A certificates is based upon the outstanding certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, and Class A-AB certificates and the Class A-S trust component, the yield to maturity on the Class X-A certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S trust component. Because the notional amount of the Class X-B certificates is based upon the outstanding certificate principal amounts of the Class B and Class C trust components, the yield to maturity on the Class X-B certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the Class B and Class C trust components.

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A and/or Class X-B certificates. Investors in the Class X-A and Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the Class X-A and/or Class X-B certificates may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield, Prepayment and Maturity Considerations—Yield on the Class X-A and Class X-B Certificates” in this prospectus supplement.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate principal amount of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer or the trustee is reimbursed out of general collections on the mortgage loans included in the issuing entity for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate principal amount (or notional amount) of a class of certificates. See “Description of the Offered Certificates—Distributions” in this prospectus supplement. Likewise, if the master servicer or the trustee is reimbursed out of principal collections on the mortgage loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates with principal balances and extending the weighted average lives of those certificates. See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

In addition, to the extent losses are realized on the mortgage loans, first the Class H certificates, then the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C trust component (and correspondingly, the Class C certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component), then the Class B trust component (and correspondingly, the Class B certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component), then the Class A-S trust component (and correspondingly, the Class A-S certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component) and, then, pro rata, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, based on their respective certificate principal amounts, will bear such losses up to an amount equal to the respective outstanding certificate principal amount thereof. A reduction in the certificate principal amount of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 or Class A-AB certificates or the Class A-S trust component will result in a corresponding reduction in the notional amount of the Class X-A certificates. A reduction in the certificate principal amount of either the Class B trust component or the Class C trust component will result in a corresponding reduction in the notional amount of the Class X-B certificates. No representation is made as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement.

The exchangeable certificates will be subject to a realized loss or shortfall on the Class A-S, Class B or Class C trust component to the extent of their percentage interest in such trust component. See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●
may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “ERISA Considerations” and “Legal Investment” in this prospectus supplement.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate the offered certificates but not the others, due in part to their initial subordination levels for the various classes of the offered and non-offered certificates. In the case of one of the three nationally recognized statistical rating organizations selected by the depositor, the depositor has requested ratings for only certain classes of the offered certificates, due in part to the initial subordination levels provided by such nationally recognized statistical rating organization for the various classes of the offered certificates. Had the depositor selected alternative nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would have ultimately assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Had the depositor requested each of the engaged nationally recognized statistical rating organizations to rate all classes of the offered certificates, we cannot assure you as to the ratings that any such engaged nationally recognized statistical rating organization would have ultimately assigned to the classes of offered certificates that it did not rate.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the offered certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the offered certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

We are not obligated to maintain any particular rating with respect to the offered certificates, and the ratings initially assigned to the offered certificates by any or all of the rating agencies engaged by the depositor to rate the offered certificates could change adversely as a result of changes affecting, among other things, the underlying mortgage loans, the mortgaged properties, the sponsors, the certificate administrator, the trustee, the operating advisor, the master servicer or the special servicer, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the offered certificates. Although these changes would not necessarily be or result from an event of default on any underlying mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the offered certificates, subject to the terms of the outside servicing agreement in the case of any outside serviced mortgage loan.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the offered certificates as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. Rating agency confirmations with respect to any outside serviced mortgage loan will also be subject to the terms and provisions of the related outside servicing agreement. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions,” “The Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” in this prospectus supplement for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income

The mortgage loans are secured by various income-producing commercial and multifamily properties. The repayment of a commercial and multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial and multifamily property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the mortgage loan at any given time.

For certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available, prospective investors should review Annex A to this prospectus supplement. Certain mortgage loans are secured in whole or in part by mortgaged properties that have no prior operating history available or otherwise lack historical financial figures and information. A mortgaged property may lack prior operating history or historical financial information for various reasons including because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. Although the underwritten net cash flows and underwritten net operating income for mortgaged properties are derived principally from current rent rolls or tenant leases, underwritten net cash flows may also, in some cases, be based on (i) leases (or letters of intent) that are not yet in place (and may still be under negotiation), (ii) tenants that may have signed a lease (or letter of intent) or a lease amendment expanding the leased space, but are not yet in occupancy and/or are not yet paying rent, (iii) tenants that are leasing on a month-to-month basis and have the right to terminate their leases on a monthly basis, and/or (iv) historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. However, we cannot assure you that such tenants will execute leases (or letters of intent) or expand their space or, in any event, that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans.

See “—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” below and “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement. See “Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” in the prospectus for a discussion of factors that could adversely affect the net operating income and property value of commercial properties.

Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions

As described in “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement and Annex A to this prospectus supplement, underwritten net cash flow means cash flow (including any cash flow from master leases) as adjusted based on a number of assumptions used by the related sponsor. No representation is made that the underwritten net cash flow set forth in this prospectus supplement as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that may not have yet actually executed leases (or letters of intent) or that have signed leases but have not yet taken occupancy and/or are not paying full contractual rent or tenants that are seeking or may in the future seek to sublet all or a portion of their respective spaces, or tenants that are “dark” tenants but paying rent, or space that has been master leased to an affiliate of a borrower. You should review these assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus supplement, and this would change other numerical information presented in this prospectus supplement based on or derived from the underwritten net cash flow, such as the debt service coverage ratios presented in this prospectus supplement.

In addition, the debt service coverage ratios set forth in this prospectus supplement for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement for additional information on certain of the mortgage loans in the issuing entity.

The Mortgage Loans Have Not Been Reunderwritten by Us; Some Mortgage Loans May Not Have Complied with Another Originator’s Underwriting Criteria

We have not reunderwritten the mortgage loans or the related loan combinations. Instead, we have relied on the representations and warranties made by the related sponsor, and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus supplement.

If we had reunderwritten the mortgage loans or the related loan combinations, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Sponsors May Not Be Able to Make Required Repurchases or Substitutions of Defective Mortgage Loans” below, “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus supplement.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus supplement and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of This Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or loan combination, if applicable) or at or around the time of the acquisition of the mortgage loan (or loan combination, if applicable) by the related sponsor. See Annex A to this prospectus supplement for dates of the latest appraisals for the mortgaged properties.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale. Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus supplement is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A to this prospectus supplement, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect both (i) “as stabilized,” “as renovated,” “as repaired” or “hypothetical” values and (ii) “as-is” values, although the appraised value reflected in this prospectus supplement with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as is” value (or, in certain cases, the “as stabilized,” “as renovated,” “as repaired” or “hypothetical” value as a result of the satisfaction of the related conditions or assumptions unless otherwise specified), which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value” in this prospectus supplement.

We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” and “as stabilized,” “as renovated,” “as repaired” or “hypothetical” values, we cannot assure you that those assumptions are or will be accurate or that the “as stabilized” value will be the value of the related mortgaged property at the indicated stabilization date or at maturity. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Originators—Citigroup Global Markets Realty Corp., The Bancorp Bank and FCRE REL, LLC—Third Party Reports”, “The Goldman Originators—Origination and Underwriting Process”, “—Rialto Mortgage Finance, LLC—Assessments of Property Condition”, “—Redwood Commercial Mortgage Corporation—Engineering Report” and “—RAIT Funding, LLC—Loan Analysis” in this prospectus supplement for additional information regarding the appraisals.

Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●
space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●
leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain of the mortgage loans may have tenants who are leasing their spaces on a month-to-month basis and have the right to terminate their leases on a monthly basis.

A Tenant Concentration May Result in Increased Losses

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In these cases, business issues for a particular tenant could have a disproportionately large impact on the pool of mortgage loans and adversely affect distributions to certificateholders. Similarly, an issue with respect to a particular industry could also have a disproportionately large impact on the pool of mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” in this prospectus supplement for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A to this prospectus supplement for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” in this prospectus supplement for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this prospectus supplement for information regarding bankruptcy issues with respect to certain mortgage loans.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options, Rights of First Offer and Rights of First Refusal” in this prospectus supplement for information regarding material purchase options, rights of first offer and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space on a date earlier than the lease expiration date shown on Annex A to this prospectus supplement or in rent rolls. Any such vacated space may not be re-let. Furthermore, similar termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” in this prospectus supplement for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties, which may include office, retail and multifamily properties, among others, may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on such properties and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and there can be no assurance that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Distribution of Remaining Terms to Maturity” in Annex C to this prospectus supplement for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the offered certificates and the trust components is payable in sequential order of payment priority, and a class or trust component receives principal only after the preceding class(es) or trust component(s), as applicable, have been paid in full, classes or trust components that have a lower sequential priority are more likely to face these types of risk of concentration than classes or trust components with a higher sequential priority.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are retail, office, multifamily and hospitality. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types” in this prospectus supplement for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool. For a description of the risks relating to the specific property types, see “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks” in the prospectus.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. Mortgaged properties securing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in New York, Illinois, California, Texas, North Carolina, Pennsylvania, Ohio and Michigan. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Geographic Concentrations” in this prospectus supplement.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

●
if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at 1 mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

●
a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●
mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this prospectus supplement for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Cross-Collateralization Arrangements” in the prospectus.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this prospectus supplement for a description of mortgage loans that are cross-collateralized and cross-defaulted with each other, if any, or that are secured by multiple properties owned by multiple borrowers.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan (or loan combination) will depend in part on the identity of the persons or entities who control the related borrower and the related mortgaged property. The performance of a mortgage loan (or loan combination) may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan (or loan combination) is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations, although there is already existing mezzanine debt, and mezzanine debt is permitted in the future, in the case of certain mortgage loans. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” in this prospectus supplement.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of certain of the mortgage loans require that the borrowers be single-purpose entities, however, we cannot assure you that such borrowers will comply with such requirements. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities.”

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan (or loan combination, as applicable) their organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity. If a borrower has owned property other than the related mortgaged property, engaged in a business other than the operation of the related mortgaged property or even owned and/or operated the related mortgaged property for a material period in advance of the origination of the related mortgage loan, that borrower may be subject to liabilities arising out of its activities prior to the origination of the related mortgage loan, including liabilities that may be unrelated to the related mortgaged property. Furthermore, the bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

However, any borrower, even an entity structured as a special purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

In addition, borrowers may own a mortgaged property as tenants-in-common. For example, in the case of the mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as Shoppes at Brookfield Commons and Walgreens- Portsmouth, collectively representing approximately 1.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related borrowers are tenants-in-common.

In certain instances where borrowers under mortgage loans use a Delaware statutory trust structure in order to gain certain tax free exchange treatment for property of like kind under Section 1031 of the Internal Revenue Code, these borrowers can be restricted in their ability to actively operate a property, including with respect to loan work-outs, leasing and re-leasing, making material improvements and other material actions affecting the related mortgaged property. In the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. In a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property. Absent other arrangements, a tenancy-in-common entails the risk that a bankruptcy, dissolution or action for partition by one or more of the tenants-in-common will result in significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management, a substantial decrease in the amount recoverable upon the related mortgage asset and/or early repayment of the related mortgage asset. Although the conditions to a conversion to a tenancy-in-common include arrangements intended to lessen these risks, such as waivers of the right to partition, we cannot assure you that such arrangements are in all cases implemented or, if challenged, would be enforced. See “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery” in the prospectus.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single-Purpose Entity Covenants” and “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Tenancies-in-Common” in this prospectus supplement, and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability to Incur Other Financings Entails Risk” below, “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this prospectus supplement and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in the prospectus.

Additionally, in February 2012, a bill was passed by the Georgia Senate and introduced in the Georgia State House of Representatives that would limit rights of holders that acquired loans for less than par, by limiting the amount that a purchaser of debt (including the issuing entity) could collect from a guarantor of a commercial mortgage loan to the lesser of the purchase price paid for the debt or the maximum amount of the guarantee. The bill would apply both retroactively and prospectively to all types of loans made to all types of borrowers and presumably to the mortgage loans. If enacted, legislation of this type would appear to interfere with established contractual rights, and as such may be unconstitutional insofar as it would be applied to debt sold or transferred prior to the legislation’s enactment date. This type of measure could undermine the value of the mortgage loans and the special servicer’s workout efforts including, without limitation, the ability to collect on a guaranty or to use the threat of the same as a mechanism to compel a borrower to engage in a workout or provide a deed-in-lieu of foreclosure. The legislative session of the Georgia State House of Representatives ended without a vote on the bill. As a result, the bill died; however, we cannot assure you that a similar bill will not be re-introduced and passed in Georgia or in any other state in future legislative sessions.

See also “—Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” in this prospectus supplement either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. No mortgage loan will be insured or guaranteed by any government, governmental instrumentality, private insurer or (except as described above) other person or entity.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates. Environmental reports were prepared for the mortgaged properties as described in “Description of the Mortgage Pool—Environmental Considerations” in this prospectus supplement, however, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers. For a more detailed description of environmental matters that may affect the mortgaged properties, see “Risk Factors—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing” and “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations” in the prospectus.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. To the extent applicable, we cannot assure you that any escrow or reserve collected will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the related mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans (“PIPs”). In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel, which may cause disruptions or otherwise decrease the attractiveness of the related hotel to potential guests. These PIPs may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the retail properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under one or more tenant leases and a failure to timely complete such renovations or expansions may result in a termination of any such lease and may have a material adverse effect on the cash flow at any such mortgaged property and the related borrower’s ability to meet its payment obligations under the related mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanics’ or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. See “Description of the Mortgage Pool—Redevelopment, Expansion and Renovation” in this prospectus supplement for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment or renovation.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans With Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Risk Factors—Compliance with the Americans with Disabilities Act of 1990 May Be Expensive” and “Certain Legal Aspects of the Mortgage Loans—Americans with Disabilities Act” in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the property sponsors and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, property sponsors or managers for the mortgaged properties and their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers or property sponsors must use property income or other income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation Considerations” in this prospectus supplement for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Financings Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple loans;

●
the existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or loan combination, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or loan combination, if applicable);

●	the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●
if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

With respect to any split mortgage loan, although each related companion loan is not an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on each related companion loan. As a result, the issuing entity is subject to additional risks, including:

●
the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●
the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing, while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may allow the related borrower to employ so-called “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the sponsor’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

For additional information, see “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness”, “—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in this prospectus supplement.

Risks of Anticipated Repayment Date Loans

Four (4) mortgage loans, together representing approximately 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, each provides that, if after a certain date (referred to as an anticipated repayment date) the related borrower has not prepaid such mortgage loan in full, any principal outstanding after the related anticipated repayment date will accrue interest at an increased interest rate rather than the original mortgage loan rate for such mortgage loan. Generally, from and after the anticipated repayment date for each such mortgage loan, cash flow in excess of that required for debt service, the funding of reserves, other amounts then due and payable under the related mortgage loan documents (other than “excess interest”) and certain budgeted or non-budgeted expenses approved by the related lender with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge or other prepayment premium) of such mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the related borrower to repay each such mortgage loan in full on its anticipated repayment date, a substantial payment would be required and such borrower has no obligation to do so. While interest at the original mortgage loan rate continues to accrue and be payable on a current basis on each such mortgage loan after its anticipated repayment date, the payment of excess interest will be deferred and will be required to be paid (if and to the extent permitted under applicable law and the related mortgage loan documents), only after the outstanding principal balance of such mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class S certificates, which are not offered by this prospectus supplement.

A Borrower May Be Unable to Repay Its Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity (or, if applicable, any related anticipated repayment date), and many of the mortgage loans require only payments of interest for part or all of such respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Loan Rates; Calculations of Interest” in this prospectus supplement. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date (or, if applicable, anticipated repayment date) of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan (or loan combination) on its maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan (or loan combination) or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●
significant tenant rollover at the related mortgaged properties (see “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Retail Properties” and “—Office Properties” in the prospectus);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

With respect to any split mortgage loan, the risks relating to balloon payment obligations are enhanced by the existence of the related companion loan(s).

Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date or anticipated repayment date that would otherwise be distributable on your certificates will likely extend the weighted average life of your certificates.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer to extend and modify serviced loans in a manner consistent with the servicing standard, subject to the limitations described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments” in this prospectus supplement. We cannot assure you, however, that any extension or modification will increase the present value of recoveries in a given case.

Neither the master servicer nor the special servicer will have the ability to extend or modify an outside serviced mortgage loan because each outside serviced mortgage loan is being serviced pursuant to the applicable outside servicing agreement. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable in respect of a class of certificates, whether such delay is due to a borrower default or to modification of an outside serviced mortgage loan by the outside special servicer, will likely extend the weighted average life of such class of certificates.

The credit crisis and economic downturn have resulted in tightened lending standards and a reduction in capital available to refinance commercial mortgage loans at maturity. These factors have increased the risk that refinancing may not be available for commercial mortgage loans. We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this prospectus supplement.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus supplement, the master servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer (or, with respect to an outside serviced mortgage loan, the outside special servicer) will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program (often known as a “PILOT” program) or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in this prospectus supplement for descriptions of real estate tax matters relating to certain mortgaged properties.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the issuing entity may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason. For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. Additionally, any vacancy with respect to self storage facilities, hospitality properties, independent living facilities, bowling alleys, restaurants, shopping malls, water parks, theater space, dental or medical offices, health clubs, martial arts studios, gas stations, data centers and warehouses would not be easily converted to other uses due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Condominium interests in buildings and/or other improvements in some cases constitute less than a majority of voting rights and result in the related borrower not having control of the related condominium or owners association. The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant impact on the related mortgage loans that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. In addition, with respect to each such mortgage loan, there are certain circumstances when insurance proceeds must be used to repair and restore the related mortgaged property in accordance with the terms of the governing documents for the related condominium.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral consisting of condominium interests could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Furthermore, certain properties may be subject to certain low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses. See “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Multifamily Rental Properties” in the prospectus.

Zoning or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures.” This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.” The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding or building improvements at the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

See “Description of the Mortgage Pool—Zoning and Use Restrictions” in this prospectus supplement for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties or have other material zoning issues.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.

Earthquake, Flood and Other Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Fourteen (14) of the mortgaged properties, securing approximately 11.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). Seismic reports were prepared with respect to these mortgaged properties, and based on those reports, no mortgaged property has a seismic expected loss of greater than 18%.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 85% (subject to annual 1% decreases beginning in 2016 until such percentage equals 80%) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $100 million (subject to annual $20 million increases beginning in 2016 until such threshold equals $200 million). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan. Even if terrorism insurance is required by the mortgage loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability or cost of the insurance. See “Structural and Collateral Term Sheet” on Annex B to

this prospectus supplement for a description of any requirements for terrorism insurance for the largest 10 mortgage loans by aggregate principal balance of the pool of mortgage loans as of the cut-off date. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations” in this prospectus supplement.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

The Mortgage Loan Sellers, the Sponsors and the Depositor Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy, insolvency, receivership or conservatorship of an originator, a mortgage loan seller or the depositor (or certain affiliates thereof), it is possible that the issuing entity’s right to payment from or ownership of certain of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

An opinion of counsel will be rendered on the closing date to the effect that the transfer of the applicable mortgage loans by the mortgage loan sellers to the depositor would generally be respected as a sale in the event of the bankruptcy or insolvency of such mortgage loan sellers. Such opinions, however, are subject to various assumptions and qualifications, and there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to challenge the issuing entity’s right to payment with respect to the related mortgage loans. Legal opinions do not provide any guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues were competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In this regard, legal opinions on bankruptcy law matters have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and other policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process. As a result, the Federal Deposit Insurance Corporation (the “FDIC”), a creditor, a bankruptcy trustee or another interested party, including an entity transferring a mortgage loan as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan was not a sale. If such party’s challenge were successful, payments on the certificates would be reduced or delayed. Even if the challenge were not successful, payments on the certificates would be delayed while a court resolves the claim.

Goldman Sachs Mortgage Company, a sponsor and an originator, is an indirect, wholly-owned subsidiary of Goldman Sachs Bank USA (“GS Bank”), a New York State chartered bank, the deposits of which are insured by the FDIC. If GS Bank were to become subject to receivership, the proceeding would be administered by the FDIC under the Federal Deposit Insurance Act (the “FDIA”); likewise, if GS Bank were to become subject to conservatorship, the agency appointed as conservator would likely be the FDIC as well. The FDIA gives the FDIC the power to disaffirm or repudiate contracts to which a bank is party at the time of receivership or conservatorship and the performance of which the FDIC determines to be burdensome, in which case the counterparty to the contract has a claim for payment by the receivership or conservatorship estate of “actual direct compensatory damages” as of the date of receivership or conservatorship.

The FDIC has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6). The transfer of the applicable mortgage loans by Goldman Sachs Mortgage Company to the depositor will not qualify for the FDIC Safe Harbor. However, the transfer by Goldman Sachs Mortgage Company is not a transfer by a bank, and in any event, even if the FDIC Safe Harbor were applicable to such transfer, the FDIC Safe Harbor is non-exclusive.

The issuing entity has been organized as a common law trust, and as such is not eligible to be a “debtor” under the federal bankruptcy laws. If the issuing entity were instead characterized as a “business trust” it could qualify as a debtor under those laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust.” If a bankruptcy court were to determine that the issuing entity was a “business trust”, it is possible that payments on the certificates would be delayed while the court resolved the issue.

Furthermore, Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the current (and then-acting) general counsel of the FDIC issued a letter in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90 day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the acting general counsel’s letter, delays or reductions in payments on the offered certificates would occur. As such, we cannot assure you that a bankruptcy would not result in a delay or reduction in payments on the certificates.

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Citigroup Global Markets Realty Corp., one of the sponsors, and Citigroup Global Markets Inc., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” in this prospectus supplement. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization transaction.

The originators and/or their respective affiliates may have originated and sold or retained mezzanine loans and/or companion loans (or may in the future originate permitted mezzanine loans) related to the mortgage loans. Such transactions may cause the originators and their affiliates or their clients or counterparties who purchase the mezzanine loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to a mezzanine loan based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

In connection with the foregoing, it should be noted that, on the closing date, Goldman Sachs Mortgage Company, or one of its affiliates, will be the holder of the mezzanine loan related to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A to this prospectus supplement as Northeastern Hotel Portfolio, representing approximately 4.8% of the aggregate principal balance of the mortgage pool as of the cut-off date. In addition, Redwood Commercial Mortgage Corporation, or one of its affiliates, will be the holder of the mezzanine loans related to the mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as Utica Park Place Shopping Center and DoubleTree Little Rock, collectively representing approximately 4.3% of the aggregate principal balance of the mortgage pool as of the cut-off date.

Rialto Mortgage Finance, LLC, an originator and a sponsor, will be the initial holder of the companion loan related to the loan combination secured by the portfolio of mortgaged properties identified on Annex A to this prospectus supplement as Boca Hamptons Plaza Portfolio, representing approximately 0.7% of the aggregate principal balance of the mortgage pool as of the cut-off date, and will be the initial directing holder with respect to that mortgage loan entitled to approve or direct material servicing decisions involving the loan combination and replace the special servicer with respect to the loan combination. Any serviced companion loan holder will have certain consent or consultation rights with respect to servicing decisions involving the related serviced loan combination. However, neither the master servicer nor the special servicer will be required to take or to refrain from taking any action pursuant to instructions from a companion loan holder, or due to any failure to approve an action by any such party, or due to an objection by any such party that would cause either the master servicer or the special servicer to violate applicable law, the related mortgage loan documents, the pooling and servicing agreement (including the servicing standard), any related co-lender agreement or intercreditor agreement or the REMIC provisions of the Code. See “Description of the Mortgage Pool—Statistical Characteristics of Mortgage

Loans—Additional Indebtedness” and “—The Loan Combinations” in this prospectus supplement for more information regarding the rights of any serviced companion loan holder.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor thereof, participating in interim servicing and/or custodial arrangements with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the underlying mortgage loans prior to their transfer to the issuing entity. For a description of certain of the foregoing relationships and arrangements, see “Transaction Parties—Certain Affiliations and Certain Relationships” in this prospectus supplement.

These roles and other potential relationships may give rise to conflicts of interest as described above and under “Risk Factors—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests,” “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” in this prospectus supplement. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value. The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction. Citigroup Global Markets Inc., one of the underwriters, is an affiliate of Citigroup Commercial Mortgage Securities Inc., the depositor, Citigroup Global Markets Realty Corp., a sponsor and an originator, and Citibank, N.A., the certificate administrator, certificate registrar and paying agent. In addition, Goldman, Sachs & Co., one of the underwriters, is an affiliate of Goldman Sachs Mortgage Company, a sponsor and an originator, and GS Commercial Real Estate LP, an originator.

See “Transaction Parties—Certain Affiliations and Certain Relationships” and “Plan of Distribution (Underwriter Conflicts of Interest)” in this prospectus supplement for a description of certain affiliations and relationships between the underwriters and other participants in this offering. Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer, the Special Servicer, the Trustee, any Outside Servicer and any Outside Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or the special servicer or any of their respective affiliates. See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in this prospectus supplement. Each outside servicing agreement provides that the related outside serviced loan combination is required to be administered in accordance with a servicing standard set forth therein. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in this prospectus supplement.

Notwithstanding the foregoing, the master servicer, a sub-servicer, the special servicer or any of their respective affiliates and, as it relates to servicing and administration of any outside serviced loan combination, any outside servicer, any outside special servicer, or any of their respective affiliates, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if:

●
as it relates to the servicing and administration of mortgage loans under the pooling and servicing agreement, the master servicer, a sub-servicer, the special servicer or any of their respective affiliates holds certificates of this securitization transaction or any commercial mortgage-backed securities that evidence an interest in or are secured by the assets of an issuing entity, which assets include a serviced companion loan (or a portion of or interest in a serviced companion loan) (such securities, “serviced companion loan securities”); or

●
as it relates to servicing and administration of any outside serviced loan combination under the related outside servicing agreement, any related outside servicer, a sub-servicer, any related outside special servicer or any of their respective affiliates, holds certificates of this securitization transaction or any securitization involving a companion loan in such outside serviced loan combination;

or, in any case, any of the foregoing parties has financial interests in or financial dealings with an applicable borrower, any of its affiliates or a sponsor. Each of these relationships may create a conflict of interest. For example, if the special servicer or its affiliate holds a subordinate class of certificates or serviced companion loan securities, the special servicer might seek to reduce the potential for losses allocable to those certificates or serviced companion loan securities from the applicable specially serviced loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. Furthermore, none of the master servicer, a sub-servicer, or the special servicer is required to act in a manner more favorable to the holders of offered certificates or any particular class of offered certificates than to the holders of Series 2015-GC27 non-offered certificates or a serviced companion loan holder.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

The special servicer may enter into one or more arrangements with the controlling class representative, a directing holder, a controlling class certificateholder or other certificateholders or a companion loan holder (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the co-lender agreements and limitations on the right of such person to replace the special servicer. The master servicer may enter into an agreement with a sponsor to purchase the servicing rights to the related mortgage loans and/or the right to be appointed as the master servicer with respect to such mortgage loans. A sponsor or directing holder may consider the economic arrangement with the master servicer or special servicer, as the case may be, in entering into any decision to appoint such master servicer or special servicer from time to time, and such consideration would not be required to take into account the best interests of the certificateholders or any group of certificateholders. See “Risk Factors—Other Potential Conflicts of Interest May Affect Your Investment” in this prospectus supplement.

Further, the master servicer, the special servicer, the certificate administrator, the trustee and their respective affiliates are acting in multiple capacities in or related to this transaction, which may include, without limitation, participating in interim servicing and/or custodial arrangements with certain transaction parties, providing warehouse financing to certain originators or sponsors prior to transfer of their related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the underlying mortgage loans prior to their transfer to the issuing entity. For a description of certain of the foregoing relationships and arrangements, see “Transaction Parties—Certain Affiliations and Certain Relationships” in this prospectus supplement. Also see “Risk Factors—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests,” “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” in this prospectus supplement.

Similarly, with respect to the outside serviced mortgage loans, conflicts described above may arise with respect to an outside servicer, an outside special servicer, a sub-servicer, or any of their respective affiliates.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC (“Park Bridge Lender Services”) has been appointed as the initial operating advisor. See “Transaction Parties—The Operating Advisor” in this prospectus supplement. After the occurrence and during the continuance of a Control Termination Event, the operating advisor will be required to consult on a non-binding basis with the special servicer with respect to certain actions of the special servicer in respect of the applicable specially serviced mortgage loan(s) and/or companion loan(s). Additionally, after the occurrence and during the continuance of a Control Termination Event, the master servicer or the special servicer, as applicable, will be required to use commercially reasonable efforts consistent with the servicing standard to collect an operating advisor consulting fee from the related borrower in connection with a major decision with respect to the applicable mortgage loan(s) and/or companion loan(s), to the extent not prohibited by the related mortgage loan documents. In acting as operating advisor, the operating advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, the certificateholders (as a collective whole as if such certificateholders (and, if applicable, any related serviced pari passu companion loan holder) constituted a single lender). See “The Pooling and Servicing Agreement—Operating Advisor” in this prospectus supplement.

In the normal course of conducting its business, Park Bridge Lender Services and its affiliates have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, a directing holder, a companion loan holder or the controlling class representative or affiliates of any of those parties. These relationships may continue in the future. Each of these relationships, to the extent they exist, may involve a conflict of interest with respect to Park Bridge Lender Services’ duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which Park Bridge Lender Services performs its duties under the pooling and servicing agreement.

In addition, Park Bridge Lender Services and its affiliates may in the future, perform contract underwriting services and advisory services, as well as service or specially service, in the ordinary course of their business, existing and new commercial and multifamily mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services may perform services on behalf of the issuing entity with respect to the mortgage loans included in the issuing entity, at the same time as they are performing services on behalf of other persons with respect to other mortgage loans secured by properties that may compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Park Bridge Lender Services. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates holds certificates, or has financial interests in or financial dealings with a borrower or a parent of a borrower. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of a Directing Holder, any Outside Controlling Class Representative and any Serviced Pari Passu Companion Loan Holder

It is expected that (i) Ellington Management Group, LLC (or its affiliate) will be the initial controlling class representative and initial directing holder with respect to all of the mortgage loans and loan combinations serviced under the pooling and servicing agreement (other than (x) the Kings Mountain Industrial loan combination and (y) the Boca Hamptons Plaza Portfolio loan combination); (ii) New York State Teachers’ Retirement System will be the initial serviced subordinate companion loan holder and the initial directing holder with respect to the Kings Mountain Industrial loan combination; and (iii) Rialto Mortgage Finance, LLC or its affiliate will be the initial Boca Hamptons Plaza Portfolio controlling note holder and the initial directing holder with respect to the Boca Hamptons Plaza Portfolio loan combination.

The controlling class representative will be controlled by the controlling class certificateholders, and the holders of the controlling class will have no duty or liability to any other certificateholder and neither a serviced subordinate companion loan holder nor the Boca Hamptons Plaza Portfolio controlling note holder will have any duty or liability to any certificateholder. See “The Pooling and Servicing Agreement—Directing Holder” in this prospectus supplement. Any directing holder may have interests in conflict with those of some or all of the certificateholders. As a result, it is possible that such directing holder (for so long as an applicable Control Termination Event does not exist) may direct the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. Accordingly, the special servicer may, at the direction of such directing holder (for so long as an applicable Control Termination Event does not exist) take actions with respect to the specially serviced mortgage loan(s) for which the special servicer is responsible that could adversely affect the holders of some or all of the classes of certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement, the special servicer may be removed and replaced with or without cause with respect to the applicable mortgage loan(s) and companion loan(s) serviced under the pooling and servicing agreement at any time by (and with a successor to be appointed by) the controlling class representative or the Boca Hamptons Plaza Portfolio controlling note holder, as applicable (in each case, for so long as a controlling class representative control termination event or a Boca Hamptons Plaza Portfolio control termination event, as applicable, does not exist). See “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer” in this prospectus supplement.

None of the serviced subordinate companion loan holder(s), any serviced subordinate companion loan holder’s representatives, the Boca Hamptons Plaza Portfolio controlling note holder, or the Boca Hamptons Plaza Portfolio controlling note holder’s representatives will be a party to the pooling and servicing agreement, but one or more of such parties will be a third party beneficiary thereof and their rights may affect the servicing of the related mortgage loan.

Similarly, an outside controlling class representative has, with respect to an outside serviced loan combination, certain consent and consultation rights and rights to replace the outside special servicer under the outside servicing agreement, and the controlling class representative for this securitization transaction will have certain consultation rights with respect to such outside serviced loan combination.

Any or all of the controlling class representative for this securitization transaction, an outside controlling class representative, the holder of a serviced subordinate companion loan, the Boca Hamptons Plaza Portfolio controlling note holder and their respective affiliates may have interests that are in conflict with those of any or all of the Series 2015-GC27 certificateholders, especially if the controlling class representative, an outside controlling class representative, the holder of a serviced subordinate companion loan, the Boca Hamptons Plaza Portfolio controlling note holder or any of their respective affiliates, as applicable, holds certificates, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or a parent of a borrower. Each of these relationships may create a conflict of interest.

The special servicer, at the direction of or upon consultation with, as applicable, a serviced pari passu companion loan holder (or its representative), may take actions with respect to a serviced pari passu loan combination that could adversely affect the holders of some or all of the classes of the certificates, to the extent described under “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement. A serviced pari passu companion loan holder (or its representative) does not have any duty to the holders of any class of certificates and may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced pari passu companion loan holder (or its representative) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates.

No certificateholder may take any action against the controlling class representative for this securitization transaction, any outside controlling class representative or any serviced companion loan holder (or its representative) for having acted solely in its own interests. See “Description of the Mortgage Pool—The Loan Combinations”, “The Pooling and Servicing Agreement—Directing Holder” and “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class X-E, Class X-F, Class X-H, Class E, Class F, Class G, Class H and Class S certificates (the “B-Piece Buyer”) was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in other features of some or all of the mortgage loans. The B-Piece Buyer may have adjusted the mortgage pool as originally proposed by the sponsors by removing or otherwise excluding certain proposed mortgage loans. In addition, the B-Piece Buyer received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-Piece Buyer or that the final pool as influenced by the B-Piece Buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-Piece Buyer’s certificates. Because of the differing subordination levels, the B-Piece Buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-Piece Buyer but that does not benefit other investors. In addition, the B-Piece Buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-Piece Buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The B-Piece Buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of the Class X-E, Class X-F, Class X-H, Class E, Class F, Class G, Class H and Class S certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-Piece Buyer’s acceptance of a mortgage loan. The B-Piece Buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-Piece Buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs.

The B-Piece Buyer or its designee will constitute the initial controlling class representative and, accordingly, the initial directing holder with respect to the mortgage loans (other than outside serviced mortgage loans) and serviced companion loans other than (x) any serviced AB loan combination and (y) the Boca Hamptons Plaza Portfolio loan combination. The controlling class representative will have certain rights to direct and consult with the special servicer with respect to the applicable serviced loans. In addition, the controlling class representative will generally have certain consultation rights with regard to some or all of the outside serviced mortgage loans under each related co-lender agreement. See “—Potential Conflicts of Interest of a Directing Holder, any Outside Controlling Class Representative and any Serviced Pari Passu Companion Loan Holder” above and “—Special Servicer May Be Directed or Advised to Take Actions by an Entity That Has No Duty or Liability to Other Certificateholders” below.

Because the incentives and actions of the B-Piece Buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus supplement and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Controlling Class Representative, an Outside Controlling Class Representative or the Boca Hamptons Plaza Portfolio Controlling Note Holder to Terminate the Special Servicer of the Related Loan Combination

With respect to the each loan combination, the controlling class representative, an outside controlling class representative or the Boca Hamptons Plaza Portfolio controlling note holder, as applicable, will be entitled, under certain circumstances, to remove the special servicer for such loan combination and, in such circumstances, appoint a successor special servicer for such loan combination (or have certain consent rights with respect to such removal or replacement).

The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the controlling class representative, an outside controlling class representative or the Boca Hamptons Plaza Portfolio controlling note holder, as applicable (under the pooling and servicing agreement for this securitization or any other servicing agreement), or against any other parties for having acted solely in their own respective interests. See “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement for a description of these rights to terminate a special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

A special servicer (whether the initial special servicer or a successor) may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder, a companion loan holder, a holder of a security backed, in whole or in part, by a companion loan, or any other certificateholders (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of such special servicer under the pooling and servicing agreement and, with respect to any serviced loan combinations, the related co-lender agreement and limitations on the right of such person to replace the special servicer.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Special Servicer May Be Directed or Advised to Take Actions by an Entity That Has No Duty or Liability to Other Certificateholders

For so long as an applicable Control Termination Event does not exist, the special servicer may, at the direction of the related directing holder, take actions with respect to the related serviced mortgage loan(s) that could adversely affect the holders of some or all of the classes of offered certificates. In addition, for so long as a controlling class representative consultation termination event does not exist, the controlling class representative will have non-binding consultation rights with respect to certain servicing decisions involving the Boca Hamptons Plaza Portfolio loan combination. The controlling class representative will have no duty or liability to any other certificateholder, and neither a subordinate companion loan holder nor the Boca Hamptons Plaza Portfolio controlling note holder will have any duty or liability to any certificateholder. See “The Pooling and Servicing Agreement—Directing Holder” in this prospectus supplement. The controlling class representative will be controlled by the controlling class certificateholders. Any directing holder may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, (i) it is possible that a directing holder (for so long as an applicable Control Termination Event does not exist) may direct the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. Similarly, with respect to any outside serviced mortgage loan, the outside special servicer may, at the direction or upon the advice of the outside controlling class representative, take actions with respect to the related outside serviced loan combination that could adversely affect the outside serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. In addition, any related serviced pari passu companion loan holder (or its representative) will have certain consent and/or consultation rights with respect to servicing decisions involving a serviced pari passu loan combination. The special servicer, at the direction of or upon consultation with, as applicable, the related serviced pari passu companion loan holder (or its representative), may take actions with respect to a serviced pari passu loan combination that could adversely affect the holders of some or all of the classes of the certificates, to the extent described under “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement. A serviced pari passu companion loan holder (or its representative) does not have any duty to the holders of any class of certificates and may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced pari passu companion loan holder (or its representative) may direct or advise, as applicable, the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the applicable servicing standard or the terms of the mortgage loan documents.

Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks

Except as described below, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity. See “The Pooling and Servicing Agreement—General” in this prospectus supplement.

Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable. Any decision made by one of those parties in respect of the issuing entity, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

Except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement, the special servicer (but not any outside special servicer for any outside serviced loan combination) may be removed with or without cause: (a) with respect to the Boca Hamptons Plaza Portfolio loan combination, by the Boca Hamptons Plaza Portfolio controlling note holder (so long as no Boca Hamptons Plaza Portfolio control termination event exists); and (b) with respect to the other applicable mortgage loans and companion loans, by the controlling class representative (so long as no controlling class representative control termination event exists). See “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer” in this prospectus supplement.

After the occurrence and during continuance of a controlling class representative control termination event, the holders of at least 25% of the voting rights of the certificates (other than the Class S and Class R certificates) may request a vote to replace the special servicer under the pooling and servicing agreement (except with respect to the Boca Hamptons Plaza Portfolio loan combination). The subsequent vote may result in the termination and replacement of the special servicer if (within 180 days of the initial request for that vote) the holders of (a) at least 75% of the voting rights of the certificates (other than the Class S and Class R certificates), or (b) more than 50% of the voting rights of each class of certificates other than the Class X-A, Class X-B, Class X-E, Class X-F, Class X-H, Class S and Class R certificates (but considering only those classes of certificates that have, in each such case, an outstanding certificate principal amount, as notionally reduced by any appraisal reduction amounts then allocable to the subject class of certificates, equal to or greater than 25% of an amount equal to (i) the initial certificate principal amount of such class of certificates minus (ii) payments of principal previously made with respect to such class of certificates, and considering each class of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose) vote affirmatively to so terminate and replace. In addition, after the occurrence and during the continuance of a controlling class representative consultation termination event or a Boca Hamptons Plaza Portfolio consultation termination event, the operating advisor may recommend the replacement of the special servicer (with respect to the applicable mortgage loan(s) and companion loan(s) serviced under the pooling and servicing agreement). That recommendation may result in the termination and replacement of the special servicer (with respect to the applicable mortgage loan(s) and companion loan(s)) if (within 180 days of the initial request for a vote) the holders of more than 50% of the voting rights of each class of certificates other than the Class X-A, Class X-B, Class X-E, Class X-F, Class X-H, Class S and Class R certificates (but considering only those classes of certificates that have, in each such case, an outstanding certificate principal amount, as notionally reduced by any appraisal reduction amounts then allocable to the subject class of certificates, equal to or greater than 25% of an amount equal to (i) the initial certificate principal amount of such class of certificates minus (ii) payments of principal previously made with respect to such class of certificates, and considering each class of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose) vote affirmatively to so terminate and replace. See “Description of the Mortgage Pool—The Loan Combinations”, “The Pooling and Servicing Agreement—Termination of the Special Servicer” and “—Servicing of the Outside Serviced Mortgage Loans” in this prospectus supplement.

The outside special servicer for any outside serviced loan combination will be subject to removal and replacement by the related outside controlling class representative or in connection with a securityholder vote generally in a manner similar to that contemplated by the preceding two paragraphs, in each case subject to certain conditions provided in the related outside servicing agreement.

In addition, a directing holder will have certain consent and/or consultation rights with respect to the applicable mortgage loan(s) and companion loan(s) under the pooling and servicing agreement under certain circumstances, as described in this prospectus supplement; provided, however, that a directing holder may lose any such rights upon the occurrence of certain events. See “The Pooling and Servicing Agreement—Directing Holder” in this prospectus supplement. Similarly, any outside controlling class representative may have certain consent and consultation rights with respect to the related outside serviced loan combination under the outside servicing agreement and the related co-lender agreement, which it may lose upon the occurrence of certain events specified in the outside servicing agreement. See “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement.

In addition, while there is an operating advisor with certain obligations in respect of reviewing the compliance of the special servicer with certain of its obligations under the pooling and servicing agreement, the operating advisor has no control rights over actions by the special servicer at any time, the operating advisor has no consultation rights over actions by the special servicer prior to the occurrence and continuance of an applicable Control Termination Event (or, in the case of the outside serviced loan combinations, no consultation rights whatsoever) and the special servicer is under no obligation at any time to act upon any of the operating advisor’s recommendations. In addition, the operating advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary duty, has no other duty except with respect to its specific obligations under the pooling and servicing agreement and has no duty or liability to any particular class of certificates or any certificateholder. It is not intended that the operating advisor act as a surrogate for the certificateholders. Investors should not rely on the operating advisor to monitor the actions of any directing holder or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement, or to affect the special servicer’s actions under the pooling and servicing agreement.

In certain limited circumstances, certificateholders have the right to vote on matters affecting the issuing entity. In some cases these votes are by certificateholders taken as a whole and in others the vote is by class. In all cases voting is based on the outstanding certificate principal amount (or outstanding notional amount, as applicable), which is reduced (or indirectly reduced in the case of a notional amount) by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reduction amounts. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. You have no rights to vote on any servicing matters related to any outside serviced loan combination. See “Description of the Offered Certificates—Voting Rights” in this prospectus supplement.

Rights of the Directing Holder and the Operating Advisor Could Adversely Affect Your Investment

In connection with the taking of certain actions that would be a major decision in connection with the servicing of a specially serviced mortgage loan or, if applicable, loan combination under the pooling and servicing agreement, for so long as an applicable Control Termination Event does not exist, the special servicer generally will be required to obtain the consent of the related directing holder. After the occurrence and during the continuance of an applicable Control Termination Event, the special servicer generally will be required to consult with the related directing holder (until the occurrence and during the continuance of an applicable Consultation Termination Event) and the operating advisor. These actions and decisions include, among others, certain loan modifications, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged property or properties, and certain sales of the mortgage loan(s) or, if applicable, loan combination(s), or any related REO property or properties for less than the outstanding principal amount plus accrued interest, fees and expenses. See “The Pooling and Servicing Agreement—Directing Holder” in this prospectus supplement for a list of actions and decisions requiring consultation with the operating advisor and a directing holder following the occurrence of an applicable Control Termination Event. As a result of these obligations, the special servicer may take actions with respect to a serviced mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any directing holder:  (i) may have special relationships and interests that conflict with those of holders of one or more classes of certificates; (ii) may act solely in its own interests (or, in the case of the controlling class representative, in the interests of the holders of the controlling class); (iii) does not have any duties to the holders of any class of certificates (other than, in the case of the controlling class representative, the controlling class); (iv) may take actions that favor its own interests (or, in the case of the controlling class representative, the interests of the holders of the controlling class) over the interests of the holders of one or more classes of certificates; and (v) will have no liability whatsoever (other than, in the case of the controlling class representative, to the related controlling class certificateholder(s)) for having so acted as set forth in (i) – (iv) above, and that no certificateholder may take any action whatsoever against any directing holder or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of any directing holder for having so acted.

Loan Combinations Pose Special Risks

Realization on a Mortgage Loan That Is Part of a Serviced Loan Combination May Be Adversely Affected by the Rights of the Related Serviced Companion Loan Holder

If a serviced pari passu loan combination were to become defaulted, the related co-lender agreement requires the special servicer, in the event it determines to sell the related mortgage loan in accordance with the terms of the pooling and servicing agreement, to sell the related serviced pari passu companion loan(s) together with such defaulted mortgage loan. We cannot assure you that such a required sale of a defaulted loan combination (or applicable portion thereof) would not adversely affect the ability of the special servicer to sell such mortgage loan, or the price realized for such mortgage loan, following a default on the related serviced pari passu loan combination. Further, given that, pursuant to the co-lender agreement for any such serviced pari passu loan combination (other than the Boca Hamptons Plaza Portfolio loan combination), the serviced pari passu companion loan holder is not the directing holder, and the issuing entity as holder of the related mortgage loan is the directing holder (with the right to consent to material servicing decisions and replace the special servicer, subject to the conditions specified under “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer” in this prospectus supplement), with respect to any such serviced pari passu loan combination, the related serviced pari passu companion loan may not be as marketable as the related mortgage loan held by the issuing entity. Accordingly, if any such sale does occur with respect to the serviced pari passu loan combination, then the net proceeds realized by the certificateholders in connection with such sale may be less than would be the case if only the related mortgage loan were subject to such sale.

Unless a Boca Hamptons Plaza Portfolio control termination event has occurred and is continuing, the Boca Hamptons Plaza Portfolio controlling note holder will have the right to consent to certain servicing actions by the master servicer or special servicer, as applicable (and, in certain cases, direct the special servicer to take certain servicing actions with respect to such loan combination). In addition, for so long as a controlling class representative consultation termination event does not exist, the controlling class representative will have non-binding consultation rights with respect to certain servicing decisions involving the Boca Hamptons Plaza Portfolio loan combination.

In connection with the servicing of a serviced pari passu loan combination (other than the Boca Hamptons Plaza Portfolio loan combination, with respect to which the Boca Hamptons Plaza Portfolio controlling note holder is the directing holder), the related serviced pari passu companion loan holder or its representatives will be entitled to consult with the special servicer regarding material servicing actions, including making recommendations as to alternative actions to be taken by the special servicer with respect to such serviced pari passu loan combination, and such recommended servicing actions could adversely affect the holders of some or all of the classes of certificates. The serviced pari passu companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and it is possible that the serviced pari passu companion loan holder or its representative may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Notwithstanding the foregoing, any such consultation with the serviced pari passu companion loan holder or its representative is non-binding, and in no event is the special servicer obligated at any time to follow or take any alternative actions recommended by such serviced pari passu companion loan holder (or its representative).

With respect to any serviced AB loan combination, pursuant to the terms of the pooling and servicing agreement, if such serviced AB loan combination becomes a defaulted mortgage loan, and if the special servicer determines to sell the related serviced mortgage loan, then such sale will be subject to (and the proceeds derived therefrom may be affected by) the right of the subordinate companion loan holder to purchase and cure defaults under the related defaulted mortgage loan (together with any related serviced pari passu companion loans, if any) as and to the extent described in “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement.

With respect to any serviced AB loan combination, the holder of the related subordinate companion loan will initially have the right to consent to certain servicing actions by the master servicer or special servicer, as applicable (and, in certain cases, direct the special servicer to take certain servicing actions with respect to such serviced AB loan combination).

You will be acknowledging and agreeing, by your purchase of offered certificates, that, with respect to the mortgage loan that is part of the serviced loan combination, the related serviced companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	does not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●
will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the serviced companion loan holder or any director, officer, employee, agent, representative or principal of the serviced companion loan holder for having so acted.

Rights of any Outside Controlling Class Representative Under any Outside Servicing Agreement Could Adversely Affect Your Investment

With respect to each outside serviced loan combination, the related outside controlling class representative will have rights comparable to those of the controlling class representative for this securitization transaction, and accordingly, prospective investors should consider the following:

●	An outside controlling class representative may have interests in conflict with those of the holders of some or all of the classes of certificates.

●
With respect to any outside serviced loan combination, although the outside special servicer is not permitted to take actions which are prohibited by law or violate the servicing standard under the outside servicing agreement or the terms of the related mortgage loan documents, it is possible that the outside controlling class representative may direct the outside special servicer to take actions with respect to the outside serviced loan combination that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that, with respect to any outside serviced mortgage loan, the outside controlling class representative:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	does not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●
will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the outside controlling class representative or any director, officer, employee, agent or principal of the outside controlling class representative for having so acted.

You Will Not Have Any Control Over the Servicing of Any Outside Serviced Mortgage Loan

Each outside serviced mortgage loan is secured by one or more mortgaged properties that also secure a companion loan that is not an asset of the issuing entity and is being serviced under an outside servicing agreement, which is the pooling and servicing agreement governing the securitization of such companion loan, by the outside servicer and outside special servicer, and in accordance with the servicing standard provided for in the outside servicing agreement. Further, pursuant to the related co-lender agreement and the outside servicing agreement, the outside controlling class representative (and not any party to our securitization transaction) has certain rights to direct and advise the outside special servicer with respect to such outside serviced loan combination (including the related outside serviced mortgage loan). As a result, you will have less control over the servicing of the outside serviced mortgage loans than you would if the outside serviced mortgage loans are being serviced by the master servicer and the special server under the pooling and servicing agreement for your certificates.

See “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in this prospectus supplement.

Sponsors May Not Be Able to Make Required Repurchases or Substitutions of Defective Mortgage Loans

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. However, in the case of Redwood Commercial Mortgage Corporation, Redwood Trust, Inc. will guarantee Redwood Commercial Mortgage Corporation’s repurchase and substitution obligations under the related mortgage loan purchase agreement, and in the case of RAIT Funding, LLC, RAIT Financial Trust will guarantee RAIT Funding, LLC’s repurchase and substitution obligations under the related mortgage loan purchase agreement, as described in “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement. Neither we nor any of our affiliates (except Citigroup Global Markets Realty Corp. in its capacity as a sponsor) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any sponsor’s representations and warranties or any document defects, if such sponsor defaults on its obligation to do so. We cannot assure you that the sponsors (or, in the case of Redwood Commercial Mortgage Corporation or RAIT Funding, LLC, the applicable guarantors) will have the financial ability to effect such repurchases or substitutions. In addition, the sponsors (or, in the case of Redwood Commercial Mortgage Corporation or RAIT Funding, LLC, the applicable guarantors) may have various legal defenses available to them in connection with a repurchase or substitution obligation. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus supplement for a summary of certain representations and warranties.

Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See “Description of the Offered Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration” in this prospectus supplement and “Risk Factors—Problems with Book-Entry Registration” in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when defaulted or the default of the mortgage loan becomes imminent. Any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates is greater than under another method of operating or leasing the mortgaged property. See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans” in this prospectus supplement. In addition, if the issuing entity were to acquire one or more mortgaged properties pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties, the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity, including the Upper-Tier REMIC and the Lower-Tier REMIC, would likely be treated as one or more separate associations taxable as a corporation under Treasury regulations, and the offered certificates may be treated as stock interests in those associations and not as debt instruments. The Code authorizes the granting of relief from disqualification if failure to meet one or more of the requirements for REMIC status occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualifying event. The relief may be granted by either allowing continuation as a REMIC or by ignoring the cessation entirely. However, any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time during which the requirements for REMIC status are not satisfied. While the United States Department of the Treasury is authorized to issue regulations regarding the granting of relief from disqualification if the failure to meet one or more of the requirements of REMIC status occurs inadvertently and in good faith, no such regulations have been issued.

In addition, changes to REMIC restrictions on loan modifications may impact your investment in the offered certificates. See “Risk Factors—Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates” in the prospectus.

State and Other Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences” in the prospectus, potential purchasers should consider the state and local, and any other, tax consequences of the acquisition, ownership and disposition of the offered certificates. State, local and other tax laws may differ substantially from the corresponding federal tax law, and this prospectus supplement does not purport to describe any aspects of the tax laws of the states or localities, or any other jurisdiction, in which the mortgaged properties are located or of any other applicable state or locality or other jurisdiction.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

If any tax or penalty is successfully asserted by any state, local or other taxing jurisdiction, none of the depositor, the sponsors, the related borrower, the trustee, the certificate administrator, the operating advisor, the master servicer or the special servicer will be obligated to indemnify or otherwise to reimburse the holders of certificates for such tax or penalty.

You should consult with your own tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the offered certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus supplement are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

DESCRIPTION OF THE MORTGAGE POOL

General

The issuing entity with respect to the Certificates will be Citigroup Commercial Mortgage Trust 2015-GC27 (the “Issuing Entity”). The assets of the Issuing Entity will consist of a pool of 100 fixed rate mortgage loans (collectively (including, without limitation, any REO Mortgage Loan), the “Mortgage Loans” or the “Mortgage Pool”) with an aggregate principal balance as of the respective due dates in February 2015 for each such Mortgage Loan (collectively, the “Cut-off Date”), after deducting payments of principal due on such respective dates, of approximately $1,194,026,467 (with respect to each Mortgage Loan, the “Cut-off Date Balance” and, in the aggregate, the “Initial Pool Balance”). Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and in each case secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) a mortgage, deed of trust or other similar security instrument (a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in a retail, office, multifamily, hospitality, mixed use, self storage or industrial property (each, a “Mortgaged Property”). The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property and the other limited assets securing the Mortgage Loan, and not against the borrower’s other assets.

As described under “The Trust Fund—Mortgage Loans—Loan Combinations” in the accompanying prospectus and as described in greater detail below, certain of the Mortgage Loans (each such Mortgage Loan, a “Split Mortgage Loan”) may be part of a split loan structure (a “Loan Combination”). A Loan Combination consists of the particular Split Mortgage Loan to be included in the Issuing Entity and one or more “companion loans” (each, a “Companion Loan”) that will be held outside the Issuing Entity. If a Companion Loan is pari passu in right of payment to the related Split Mortgage Loan, it may be referred to in this prospectus supplement as a “Pari Passu Companion Loan” and the related Loan Combination may be referred to in this prospectus supplement as a “Pari Passu Loan Combination”. If a Companion Loan is subordinate in right of payment to the related Split Mortgage Loan, it may be referred to in this prospectus supplement as a “Subordinate Companion Loan” and the related Loan Combination may be referred to in this prospectus supplement as an “AB Loan Combination”. The subject Split Mortgage Loan and its related Companion Loan(s) comprising any particular Loan Combination are:  (i) each evidenced by one or more separate promissory notes; (ii) obligations of the same borrower(s); (iii) cross-defaulted; and (iv) collectively secured by the same mortgage(s) and/or deed(s) of trust encumbering the related Mortgaged Property or portfolio of Mortgaged Properties. Only each Split Mortgage Loan is included in the Issuing Entity. No Companion Loan is an asset of the Issuing Entity. If a Pari Passu Loan Combination is serviced under the Pooling and Servicing Agreement for this securitization transaction, then such Pari Passu Loan Combination may be referred to in this prospectus supplement as a “Serviced Pari Passu Loan Combination” and the related Pari Passu Companion Loan may be referred to in this prospectus supplement as a “Serviced Companion Loan” or a “Serviced Pari Passu Companion Loan”. If an AB Loan Combination is serviced under the Pooling and Servicing Agreement for this securitization transaction, then such AB Loan Combination may be referred to in this prospectus supplement as a “Serviced Loan Combination” or a “Serviced AB Loan Combination” and the related Subordinate Companion Loan may be referred to in this prospectus supplement as a “Serviced Companion Loan” or a “Serviced Subordinate Companion Loan”. The holder of each Companion Loan is referred to as a “Companion Loan Holder”, the holder of each Serviced Companion Loan is referred to as a “Serviced Companion Loan Holder”, the holder of each Serviced Pari Passu Companion Loan is referred to as a “Serviced Pari Passu Companion Loan Holder” and the holder of each Serviced Subordinate Companion Loan is referred to as a “Serviced Subordinate Companion Loan Holder”.

Each of three (3) Mortgage Loans, secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Twin Cities Premium Outlets (such Mortgage Loan, the “Twin Cities Premium Outlets Mortgage Loan”), the Mortgaged Property identified on Annex A to this prospectus supplement as Kings Mountain Industrial (such Mortgage Loan, the “Kings Mountain Industrial Mortgage Loan”) and the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Boca Hamptons Plaza Portfolio (such Mortgage Loan, the “Boca Hamptons Plaza Portfolio Mortgage Loan”), representing approximately 4.2%, 1.4% and 0.7%, respectively, of the Initial Pool Balance, is part of a Loan Combination.

In connection with each Split Mortgage Loan, the following provisions and definitions apply for the purposes of this prospectus supplement:

●
the Pari Passu Companion Loan related to the Twin Cities Premium Outlets Mortgage Loan is referred to as the “Twin Cities Premium Outlets Companion Loan” and the Twin Cities Premium Outlets Mortgage Loan together with the Twin Cities Premium Outlets Companion Loan are referred to as the “Twin Cities Premium Outlets Loan Combination”;

●
the Twin Cities Premium Outlets Companion Loan, which is evidenced by the controlling note A-1, was previously included in a commercial mortgage securitization transaction (the “GSMS 2014-GC26 Securitization”) relating to the issuance of the GS Mortgage Securities Trust 2014-GC26, Commercial Mortgage Pass-Through Certificates, Series 2014-GC26 (the “GSMS 2014-GC26 Certificates”);

●
because the Twin Cities Premium Outlets Mortgage Loan is being serviced pursuant to the pooling and servicing agreement for the GSMS 2014-GC26 Securitization (the “GSMS 2014-GC26 Pooling and Servicing Agreement”), which governs the securitization of the related Pari Passu Companion Loan, as described under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—Servicing of the Twin Cities Premium Outlets Mortgage Loan” below, the Twin Cities Premium Outlets Mortgage Loan is also sometimes referred to in this prospectus supplement as an “Outside Serviced Mortgage Loan”, the Twin Cities Premium Outlets Companion Loan is also sometimes referred to in this prospectus supplement as an “Outside Serviced Companion Loan”, and such Outside Serviced Mortgage Loan, together with its related Outside Serviced Companion Loan(s), is also sometimes referred to in this prospectus supplement as an “Outside Serviced Loan Combination”;

●	the GSMS 2014-GC26 Securitization is referred to in this prospectus supplement (with respect to the applicable Outside Serviced Mortgage Loan) as an “Outside Securitization”;

●	the trustee under the GSMS 2014-GC26 Securitization is referred to in this prospectus supplement (with respect to the applicable Outside Serviced Mortgage Loan) as an “Outside Trustee”;

●	the GSMS 2014-GC26 Pooling and Servicing Agreement is referred to in this prospectus supplement (with respect to the applicable Outside Serviced Mortgage Loan) as an “Outside Servicing Agreement”;

•	the Twin Cities Premium Outlets Companion Loan is pari passu in right of payment with the related Mortgage Loan;

●
the Subordinate Companion Loan related to the Kings Mountain Industrial Mortgage Loan is referred to as the “Kings Mountain Industrial Subordinate Companion Loan” and the Kings Mountain Industrial Mortgage Loan together with the Kings Mountain Industrial Subordinate Companion Loan are referred to as the “Kings Mountain Industrial Loan Combination”;

●	the Kings Mountain Industrial Subordinate Companion Loan that is evidenced by a controlling note B is held by a third party that is unaffiliated with any party to this securitization transaction;

●	the Kings Mountain Industrial Loan Combination will be serviced pursuant to the terms of the Pooling and Servicing Agreement;

●	the Kings Mountain Industrial Subordinate Companion Loan is subordinate in right of payment to the Kings Mountain Industrial Mortgage Loan;

●
pursuant to the related Serviced Loan documents and Co-Lender Agreement, the holder of the Kings Mountain Industrial Subordinate Companion Loan will be entitled to receive certain amortization payments while the holder of the Kings Mountain Industrial Mortgage Loan receives payments of interest only. See Annex G to this prospectus supplement for the amortization schedule of the Kings Mountain Industrial Loan Combination;

●	the Pari Passu Companion Loan related to the Boca Hamptons Plaza Portfolio Mortgage Loan is referred to as the “Boca Hamptons Plaza Portfolio Companion Loan” and the Boca Hamptons Plaza

Portfolio Mortgage Loan together with the Boca Hamptons Plaza Portfolio Companion Loan are referred to as the “Boca Hamptons Plaza Portfolio Loan Combination”;

●
the Boca Hamptons Plaza Portfolio Companion Loan, which is evidenced by the controlling note A is currently held by RMF or an affiliate, and is expected to be included in a future securitization transaction; and

●	the Boca Hamptons Plaza Portfolio Companion Loan is pari passu in right of payment with the related Mortgage Loan.

See “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement.

All of the Mortgage Loans included in the Issuing Entity (other than any Outside Serviced Mortgage Loan) are also sometimes referred to in this prospectus supplement as the “Serviced Mortgage Loans”. All of the Serviced Mortgage Loans, together with any Serviced Companion Loans, are also sometimes referred to in this prospectus supplement as the “Serviced Loans”.

Of the Mortgage Loans to be included in the Issuing Entity:

●
Nineteen (19) Mortgage Loans (together with the GS CRE Mortgage Loans (as defined below), the “GSMC Mortgage Loans”), representing approximately 29.2% of the Initial Pool Balance, were originated by Goldman Sachs Mortgage Company, a New York limited partnership (“GSMC”);

●
Twenty-one (21) Mortgage Loans (together with the Bancorp Mortgage Loans (as defined below) and the FCRE Mortgage Loans (as defined below), the “CGMRC Mortgage Loans”), representing approximately 28.5% of the Initial Pool Balance, were originated by Citigroup Global Markets Realty Corp., a New York corporation (“CGMRC”);

●
Sixteen (16) Mortgage Loans (the “RMF Mortgage Loans”), representing approximately 13.3% of the Initial Pool Balance, were originated by Rialto Mortgage Finance, LLC, a Delaware limited liability company (“RMF”);

●
Eleven (11) Mortgage Loans (the “RCMC Mortgage Loans”), representing approximately 9.9% of the Initial Pool Balance, were originated by Redwood Commercial Mortgage Corporation, a Delaware corporation (“RCMC”);

●
Nineteen (19) Mortgage Loans (the “Bancorp Mortgage Loans”), representing approximately 9.8% of the Initial Pool Balance, were originated by The Bancorp Bank, a Delaware state-chartered bank (“Bancorp”);

●
Three (3) Mortgage Loans (the “GS CRE Mortgage Loans”), representing approximately 5.2% of the Initial Pool Balance, were originated by GS Commercial Real Estate LP, a Delaware limited partnership (“GS CRE”);

●
Six (6) Mortgage Loans (the “RAIT Mortgage Loans”), representing approximately 3.3% of the Initial Pool Balance, were originated by RAIT Funding, LLC, a Delaware limited liability company (“RAIT”); and

●	Five (5) Mortgage Loans (the “FCRE Mortgage Loans”), representing approximately 0.8% of the Initial Pool Balance, were originated by FCRE REL, LLC, a Delaware limited liability company (“FCRE”).

GSMC, CGMRC, RMF, RCMC, Bancorp, GS CRE, RAIT and FCRE are referred to in this prospectus supplement as the “Originators”. The GS CRE Mortgage Loans were originated for sale to GSMC. GSMC has acquired or will acquire the GS CRE Mortgage Loans on or prior to the Closing Date. CGMRC has acquired or will acquire the Bancorp Mortgage Loans and the FCRE Mortgage Loans on or prior to the Closing Date. Citigroup Commercial Mortgage Securities Inc. (the “Depositor”) will acquire the Mortgage Loans from CGMRC, GSMC, RMF, RCMC and RAIT (collectively, the “Sponsors”) on or about February 9, 2015 (the “Closing Date”). The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the Trustee pursuant to the

2015-GC27 pooling and servicing agreement, dated as of February 1, 2015 (the “Pooling and Servicing Agreement”) among the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee.

With respect to each Mortgage Loan that accrues interest on an Actual/360 Basis, on the Closing Date, each Sponsor will remit to the Depositor for deposit into the Distribution Account a payment in an amount equal to the Interest Deposit Amount with respect to each applicable Mortgage Loan. “Interest Deposit Amount”, with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis, means an amount equal to two days of interest at the related Net Mortgage Loan Rate on the related Cut-off Date Balance of such Mortgage Loan (or the aggregate of such interest for all such Mortgage Loans, as the context may require).

Certain Calculations and Definitions

This prospectus supplement sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A, Annex B and Annex C to this prospectus supplement may not equal the indicated total due to rounding. The information in Annex A, Annex B, and Annex C to this prospectus supplement with respect to the Mortgage Loans (or any Loan Combination, if applicable) and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made, (ii) there will be no principal prepayments on or before the Closing Date, and (iii) each Mortgage Loan with an anticipated repayment date pays in full on its related anticipated repayment date. When information presented in this prospectus supplement with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, the percentages are, in the case of multiple Mortgaged Properties securing the same Mortgage Loan, based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the related appraised values, the related underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents as set forth on Annex A to this prospectus supplement. The statistics in Annex A, Annex B and Annex C to this prospectus supplement were primarily derived from information provided to the Depositor by each Sponsor, which information may have been obtained from the borrowers.

With respect to any Split Mortgage Loan, all debt service coverage ratio, debt yield and loan-to-value ratio information presented in this prospectus supplement is calculated and presented in a manner that reflects the aggregate indebtedness evidenced by the subject Split Mortgage Loan and any related Pari Passu Companion Loan, but without regard to any related Subordinate Companion Loan.

With respect to each Mortgaged Property, the appraisal of such Mortgaged Property, the Phase I environmental report, any Phase II environmental report and any seismic or property condition report (each a “Third Party Report”) were prepared prior to the date of this prospectus supplement. The information included in the Third Party Reports may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The Third Party Reports may be based on assumptions regarding market conditions and other matters as reflected in those Third Party Reports. The opinions of value rendered by the appraisers in the appraisals are subject to the assumptions and conditions set forth in those appraisals.

“ADR” means, for any hospitality property, average daily rate.

“Allocated Cut-off Date Loan Amount” means, in the case of Mortgage Loans secured by multiple Mortgaged Properties, the allocated Cut-off Date Balance for each Mortgaged Property based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the related appraised values, the related underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents; provided that with respect to any Loan Combination secured by a portfolio of Mortgaged Properties, the Allocated Cut-off Date Loan Amount represents only the pro rata portion of the related Mortgage Loan principal balance amount relative to the related Loan Combination principal balance. Information presented in this prospectus supplement (including Annex A and Annex B) with respect to the Mortgaged Properties expressed as a percentage of the Initial Pool Balance reflects the Allocated Cut-off Date Loan Amount allocated to such Mortgaged Property as of the Cut-off Date.

“Annual Debt Service” means, for any Mortgage Loan or Companion Loan, the current annualized debt service payable on such Mortgage Loan or Companion Loan as of February 2015 (or in the case of the Northeastern Hotel Portfolio Mortgage Loan, March 2015); provided that with respect to each Mortgage Loan with a partial interest-only period, the Annual Debt Service is calculated based on the debt service due under such Mortgage Loan during the amortization period. Additionally, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Kings Mountain Industrial, representing approximately 1.4% of the Initial Pool Balance, which Mortgage Loan is interest-only for each monthly payment until the monthly payment date that is two months prior to the scheduled maturity date and then amortizes based on a non-standard amortization schedule as set forth on Annex G to this prospectus supplement, the Annual Debt Service is calculated based on the interest-only debt service payment amount.

“Appraised Value” means, for each of the Mortgaged Properties and any date of determination, the most current appraised value of such Mortgaged Property as determined by an appraisal of the Mortgaged Property and in accordance with MAI standards. The appraisals for certain of the Mortgaged Properties state an “as stabilized,” “hypothetical,” “as repaired” or “as renovated” value (generally in addition to an “as-is” value) for such Mortgaged Properties that assume that certain events will occur with respect to the re-leasing, renovation or other repositioning of the Mortgaged Property, and such “as stabilized,” “hypothetical,” “as repaired” or “as renovated” values may, to the extent indicated, be reflected elsewhere in this prospectus supplement, on Annex A to this prospectus supplement, and on Annex B to this prospectus supplement. For such Appraised Values and other values on a property-by-property basis, see Annex A to this prospectus supplement and the related footnotes. In addition, for certain Mortgage Loans, the LTV Ratio at Maturity/ARD was calculated based on the “as stabilized” or “as renovated” appraised value for the related Mortgaged Property, as described under the definition of LTV Ratio at Maturity/ARD. With respect to each Mortgaged Property, the Appraised Value set forth in this prospectus supplement and on Annex A or Annex B to this prospectus supplement is the “as-is” appraised value unless otherwise specified below and under “Description of the Mortgage Pool—Appraised Value” in this prospectus supplement, and is in each case as determined by an appraisal made not more than 4 months prior to the origination date of the related Mortgage Loan, as described under “Appraisal Date” on Annex A to this prospectus supplement.

In the following case, the Appraised Value set forth in this prospectus supplement and on Annex A or Annex B to this prospectus supplement is not the “as-is” Appraised Value, but is instead calculated as set forth below:

●
with respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Northeastern Hotel Portfolio, representing approximately 4.8% of the Initial Pool Balance, unless otherwise indicated, the Appraised Value is calculated based on the appraiser’s aggregate “as-is” appraised value of $85,000,000 plus stated “capital deductions” totaling $5,250,000 relating to certain capital improvements at the Mortgaged Properties identified on Annex A to this prospectus supplement as Hilton Garden Inn Norwalk ($1,750,000), Sheraton Hotel Tarrytown ($2,000,000) and Hilton Garden Inn Shelton ($1,500,000) for which $5,250,000 was reserved in connection with the origination of such Mortgage Loan.

“ARD” means, with respect to any Mortgage Loan or Companion Loan, anticipated repayment date.

“Balloon Balance” means, with respect to any Mortgage Loan or Companion Loan, the principal balance scheduled to be due on such Mortgage Loan or Companion Loan at maturity assuming that all monthly debt service payments are timely received and there are no prepayments or defaults.

“Crossed Group” identifies each group of Mortgage Loans in the Mortgage Pool that are cross-collateralized and cross-defaulted with each other, if any. Each Crossed Group, if any, is identified by a separate letter on Annex A to this prospectus supplement.

“Cut-off Date LTV Ratio” or “Cut-off Date Loan-to-Value Ratio” generally means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Cut-off Date Balance of that Mortgage Loan set forth on Annex A to this prospectus supplement divided by (2) the Appraised Value of the related Mortgaged Property or Mortgaged Properties set forth on Annex A to this prospectus supplement, except as set forth below:

●
with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Cut-off Date LTV Ratio is based on the aggregate principal balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s);

●
with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Cut-off Date LTV Ratio does not include the principal balance of the related Subordinate Companion Loan;

●
with respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Northeastern Hotel Portfolio, representing approximately 4.8% of the Initial Pool Balance, unless otherwise indicated, the Cut-off Date LTV Ratio is calculated based on the appraiser’s aggregate “as-is” appraised value of $85,000,000 plus stated “capital deductions” totaling $5,250,000 relating to certain capital improvements at the Mortgaged Properties identified on Annex A to this prospectus supplement as Hilton Garden Inn Norwalk ($1,750,000), Sheraton Hotel Tarrytown ($2,000,000) and Hilton Garden Inn Shelton ($1,500,000) for which $5,250,000 was reserved in connection with the origination of such Mortgage Loan. The Cut-off Date LTV Ratio for such Mortgage Loan based solely on the “as-is” appraised value is 67.5%; and

●
with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio, expressed as a percentage, of the aggregate Cut-off Date Balance of the applicable Crossed Group, divided by the aggregate Appraised Values of the related Mortgaged Properties.

“Debt Yield on Underwritten Net Cash Flow” or “Debt Yield on Underwritten NCF” means, with respect to any Mortgage Loan, the related Underwritten Net Cash Flow divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●
with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Debt Yield on Underwritten Net Cash Flow is based on the aggregate principal balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s);

●
with respect to the any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Debt Yield on Underwritten Net Cash Flow does not include the principal balance of the related Subordinate Companion Loan; and

●
with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio of the aggregate Underwritten Net Cash Flow produced by the related Mortgaged Properties, divided by the aggregate Cut-off Date Balance of the applicable Crossed Group.

“Debt Yield on Underwritten Net Operating Income” or “Debt Yield on Underwritten NOI” means, with respect to any Mortgage Loan, the related Underwritten Net Operating Income divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●
with respect any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Debt Yield on Underwritten Net Operating Income is based on the aggregate principal balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s);

●
with respect to the any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Debt Yield on Underwritten Net Operating Income does not include the principal balance of the related Subordinate Companion Loan; and

●
with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio of the aggregate Underwritten Net Operating Income produced by the related Mortgaged Properties, divided by the aggregate Cut-off Date Balance of the applicable Crossed Group.

“DSCR,” “Debt Service Coverage Ratio,” “Cut-off Date DSCR” or “Underwritten NCF DSCR” generally means, for any Mortgage Loan, the ratio of Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to the aggregate amount of the Annual Debt Service, except as set forth below:

●
with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the DSCR is based on the Annual Debt Service that is due in connection with such Split Mortgage Loan and the related Pari Passu Companion Loan(s);

●
with respect to the any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of DSCR does not include the monthly debt service that is due in connection with the Subordinate Companion Loan, unless expressly stated otherwise;

●
with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio of the aggregate Underwritten Net Cash Flow produced by the related Mortgaged Properties divided by the aggregate Annual Debt Service that is due in connection with the applicable Crossed Group; and

●
with respect to the Mortgaged Property identified on Annex A to this prospectus supplement as Kings Mountain Industrial, representing approximately 1.4% of the Initial Pool Balance, the related Mortgage Loan is interest-only for each monthly payment until the monthly payment date that is two months prior to the scheduled maturity date and then amortizes based on a non-standard amortization schedule as set forth on Annex G to this prospectus supplement. The DSCR with respect to such Mortgage Loan is based on the interest-only debt service payment amount.

“Hard Lockbox” means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. Hospitality properties, multifamily properties and manufactured housing community properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account controlled by the lender.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the related Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding), generally on a daily basis.

“Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square feet.

“Largest Tenant Lease Expiration” means the date at which the applicable Largest Tenant’s lease is scheduled to expire.

“Loan Per Unit” means the principal balance per unit of measure as of the Cut-off Date.

“Maturity Date/ARD LTV Ratio”, “Maturity Date/ARD Loan-to-Value Ratio” or “LTV Ratio at Maturity/ARD” means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Balloon Balance of a Mortgage Loan as adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date or anticipated repayment date, as applicable, assuming no prepayments or defaults, divided by (2) the Appraised Value of the related Mortgaged Property or Mortgaged Properties shown on Annex A to this prospectus supplement, except as set forth below:

●
with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the LTV Ratio at Maturity/ARD is based on the aggregate Balloon Balance at maturity of such Split Mortgage Loan and the related Pari Passu Companion Loan(s);

●
with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the LTV Ratio at Maturity/ARD does not include the principal balance of the related Subordinate Companion Loan;

●
with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio, expressed as a percentage, of the aggregate Balloon Balance of the applicable Crossed Group divided by the aggregate Appraised Value of the related Mortgaged Properties;

●	with respect to the Mortgage Loans secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the respective LTV Ratio at Maturity/ARD was calculated using the related “as stabilized” or “as renovated” Appraised Values, as applicable, as opposed to the “as-is” Appraised Values, each as set forth below.

Mortgaged Property Name	% of Initial Pool Balance	Maturity Date/ARD LTV Ratio (“As Stabilized”)	“As Stabilized” or “As Renovated” Appraised Value	Maturity Date/ARD LTV Ratio (“As-Is”)	“As-Is” Appraised Value
Northeastern Hotel Portfolio(1)	4.8%	46.7%	$100,000,000	51.8%	$90,250,000
Centralia Outlets	2.6%	55.8%	$48,500,000	57.5%	$47,000,000
Natomas Town Center	2.1%	58.8%	$33,850,000	60.0%	$33,200,000
DoubleTree Little Rock	1.8%	51.9%	$39,000,000	68.6%	$29,500,000
The Hampton	1.6%	64.7%	$27,300,000	70.3%	$25,100,000
Reunion Park	1.3%	58.0%	$23,500,000	62.5%	$21,800,000
Northville Woods	1.3%	54.0%	$25,450,000	68.7%	$20,000,000
Vegas Industrial Portfolio	0.9%	63.0%	$14,900,000	63.9%	$14,700,000
Courtyard North Stone Oak at Legacy	0.8%	42.5%	$17,000,000	49.2%	$14,700,000
Shops at Andros Isle	0.7%	65.2%	$11,500,000	67.6%	$11,100,000
Boca Hamptons Plaza Portfolio	0.7%	59.2%	$38,650,000	60.0%	$38,100,000
Bayshore Office Center	0.7%	55.7%	$11,500,000	58.8%	$10,900,000
Redlands Village	0.5%	59.6%	$8,100,000	60.3%	$8,000,000
Amsdell - FL & TN Portfolio	0.5%	55.9%	$8,720,000	58.6%	$8,320,000
Best Western Brighton	0.3%	36.7%	$6,100,000	38.6%	$5,800,000
1023 West Morehead Street	0.2%	58.1%	$3,900,000	61.3%	$3,700,000

(1)
The Appraised Value of $90,250,000 for the Northeastern Hotel Portfolio is based on the “as-is” appraised value of $85,000,000 plus stated “capital deductions” totaling $5,250,000 relating to certain capital improvements at the Mortgaged Properties identified on Annex A to this prospectus supplement as Hilton Garden Inn Norwalk ($1,750,000), Sheraton Hotel Tarrytown ($2,000,000) and Hilton Garden Inn Shelton ($1,500,000) for which $5,250,000 was reserved in connection with the Northeastern Hotel Portfolio Mortgage Loan. The Maturity Date/ARD LTV Ratio for such Mortgage Loan based solely on the “as-is” appraised value is 55.0%.

We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown on Annex A to this prospectus supplement. No representation is made that any Appraised Value presented in this prospectus supplement would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of the Mortgaged Property.

“Most Recent NOI” and “Trailing 12 NOI” (which is for the period ending as of the date specified in Annex A to this prospectus supplement) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such a depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial year annualizations.

“Occupancy” means, unless the context clearly indicates otherwise, (i) in the case of multifamily, rental and mixed use (to the extent the related Mortgaged Property includes multifamily space) properties, the percentage of rental Units or Beds, as applicable, that are rented as of the Occupancy Date; (ii) in the case of office, retail, industrial, mixed use (to the extent the related Mortgaged Property includes retail or office space) and self storage properties, the percentage of the net rentable square footage rented as of the Occupancy Date (subject to, in the case of certain Mortgage Loans, one or more of the additional leasing assumptions); and (iii) in the case of hospitality properties, the percentage of available Rooms occupied for the trailing 12-month period ending on Occupancy Date. In some cases, occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related Mortgaged Property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions. See the footnotes to Annex A to this prospectus supplement for additional occupancy assumptions. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual occupancy. See “—Tenant Issues” below.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

“Original Balance” means the principal balance of the Mortgage Loan as of the date of origination.

“Prepayment Penalty Description” or “Prepayment Provision” means the number of payments from the first due date through and including the maturity date or anticipated repayment date, as applicable, for which a Mortgage Loan is, as applicable, (i) locked out from prepayment, (ii) provides for payment of a prepayment premium or yield maintenance charge in connection with a prepayment, (iii) permits defeasance and/or (iv) permits prepayment without a payment of a prepayment premium or a yield maintenance charge.

“Related Group” identifies each group of Mortgage Loans in the Mortgage Pool with sponsors affiliated with other sponsors in the Mortgage Pool. Each Related Group is identified by a separate number on Annex A to this prospectus supplement.

“RevPAR” means, with respect to any hospitality property, revenues per available room.

“Soft Lockbox” means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account. Hospitality, multifamily and manufactured housing community properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

“Soft Springing Lockbox” means that the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account until the occurrence of an event of default under the related Mortgage Loan documents or one or more specified trigger events, at which time the lockbox converts to a Hard Lockbox.

“Springing Cash Management” means, until the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events, revenue from the lockbox account is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents.

“Springing Lockbox” means a lockbox that is not currently in place, but the related Mortgage Loan documents require the imposition of a lockbox account upon the occurrence of an event of default under the related Mortgage Loan documents or one or more specified trigger events.

“Underwritten Expenses” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating expenses, as determined by the related Originator and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

“Underwritten Net Cash Flow,” “Net Cash Flow” or “Underwritten NCF” with respect to any Mortgage Loan or Mortgaged Property, means cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related Originator has determined for tenant improvement and leasing commissions and / or replacement reserves for capital items. Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization.

The Underwritten Net Cash Flow for each Mortgaged Property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net cash flow for the Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth in this prospectus supplement. In some cases, historical net cash flow for a particular Mortgaged Property, and/or the net cash flow assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten Net Cash Flow shown in this prospectus supplement for such Mortgaged Property. No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten Net Cash Flows set forth in this prospectus supplement intended to represent such future cash flows. See “Risk Factors—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” in this prospectus supplement.

“Underwritten Net Operating Income” or “Underwritten NOI” with respect to any Mortgage Loan or Mortgaged Property, means Underwritten Revenues less Underwritten Expenses, as both are determined by the related Originator, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the Mortgage Loan (or Loan Combination, if applicable), adjusted for specific property, tenant and market considerations. Historical operating statements may not be available for newly constructed Mortgaged Properties, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and/or newly acquired Mortgaged Properties.

The Underwritten NOI for each Mortgaged Property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net operating income for the Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus supplement. In some cases, historical net operating income for a particular Mortgaged Property, and/or the net operating income assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten NOI shown in this prospectus supplement for such Mortgaged Property. No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten NOI set forth in this prospectus supplement intended to represent such future cash flows.

“Underwritten Revenues” or “Underwritten EGI” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating revenues, as determined by the related Originator and generally derived from the rental revenue (which may include rental revenue related to reimbursement of tenant improvements and leasing commissions) based on leases in place, leases that have been executed but the tenant is not yet paying rent, month-to-month leases (based on current rent roll and annualized), leases that are being negotiated and expected to be signed, additional space that a tenant has committed to take and in certain cases contractual rent steps generally within 19 months following the Cut-off Date in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the Mortgaged Property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related Originator; plus any additional recurring revenue fees. Additionally, in determining rental revenue for multifamily rental, manufactured housing community and self storage properties, the related Originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior 1- to 12-month periods or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In certain cases, with respect to Mortgaged Properties with leases with rent increases or rent decreases during the term of the related Mortgage Loan, Underwritten Revenues were based on the average rent over the term of the Mortgage Loan. In some cases the related Originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. See “—Tenant Issues” below.

“Units,” “Rooms” or “Beds” means (a) in the case of a Mortgaged Property operated as multifamily, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms or (c) in the case of a Mortgaged Property operated as a student housing property, the number of beds.

“Weighted Average Mortgage Loan Rate” means the weighted average of the Mortgage Loan Rates as of the Cut-off Date.

Statistical Characteristics of the Mortgage Loans

Overview

General Mortgage Loan Characteristics
(As of the Cut-off Date, unless otherwise indicated)

All Mortgage Loans
Initial Pool Balance(1)	$1,194,026,467
Number of Mortgage Loans	100
Number of Mortgaged Properties	116
Average Cut-off Date Mortgage Loan Balance	$11,940,265
Weighted Average Mortgage Loan Rate(2)	4.4510%
Range of Mortgage Loan Rates(2)	4.0000% – 5.9400%
Weighted Average Cut-off Date Loan-to-Value Ratio(2)(3)(4)	67.5%
Weighted Average Maturity Date/ARD Loan-to-Value Ratio(2)(3)(5)(6)	58.6%
Weighted Average Cut-off Date Remaining Term to Maturity Date or ARD (months)(6)	115
Weighted Average Cut-off Date DSCR(2)(3)(7)	1.62x
Full-Term Amortizing Balloon Mortgage Loans(6)	33.3%
Partial Interest-Only Balloon Mortgage Loans	43.8%
Interest-Only Balloon Mortgage Loans(8)	22.9%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)
With respect to any Split Mortgage Loan, any related Pari Passu Companion Loan(s) is/are included for the purposes of calculating the Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD Loan-to-Value Ratio and Cut-off Date DSCR. With respect to any Split Mortgage Loan with a Subordinate Companion Loan, the Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD Loan-to-Value Ratio and Cut-off Date DSCR with respect to such Split Mortgage Loan is calculated without regard to such Subordinate Companion Loan, unless otherwise indicated. Other than as specifically noted, the Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD Loan-to-Value Ratio, Cut-off Date DSCR and Mortgage Loan Rate information for each Mortgage Loan is presented in this prospectus supplement without regard to any other indebtedness (whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.

(3)
With respect to Mortgage Loans that are cross-collateralized and cross-defaulted with one or more other Mortgage Loans, the Cut-off Date Loan-to-Value Ratio, the Maturity Date/ARD Loan-to-Value Ratio and the Cut-off Date DSCR of those Mortgage Loans are presented in the aggregate unless otherwise indicated.

(4)
In most cases, the Cut-off Date Loan-to-Value Ratio for each Mortgage Loan is calculated utilizing the “as-is” appraised value. However, with respect to 1 Mortgage Loan, representing approximately 4.8% of the Initial Pool Balance, the respective Cut-off Date Loan-to-Value Ratio was calculated using an “as-is” appraised value plus a “capital deduction”. The weighted average Cut-off Date Loan-to-Value Ratio for the mortgage pool without making any adjustments is 67.7%. See the definitions of “Appraised Value” and “Cut-off Date Loan-to-Value Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement.

(5)
In the majority of cases, the Maturity Date/ARD Loan-to-Value Ratio for each Mortgage Loan is calculated utilizing the “as-is” appraised value. However, in the case of 16 Mortgage Loans, representing approximately 20.6% of the Initial Pool Balance, the Maturity Date/ARD Loan-to-Value Ratio is calculated using an “as stabilized” appraised value instead of the related “as-is” appraised value, as further described under the definitions of “Appraised Value” and “Maturity Date/ARD Loan-to-Value Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement. If the Maturity Date/ARD Loan-to-Value Ratios of those 16 mortgage loans were calculated using an “as-is” appraised value, then the weighted average Maturity Date/ARD Loan-to-Value Ratio for the mortgage pool would be 54.5%.

(6)
Includes the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Stop & Shop – Orangeburg Commons, Walgreens – Raleigh, NC, Walgreens – Franklinton, NC and Walgreens – Carthage, NC, representing approximately 0.7%, 0.3%, 0.2% and 0.2%, respectively, of the Initial Pool Balance, each of which has an anticipated repayment date and is assumed to mature and pay in full on its related anticipated repayment date.

(7)
The Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Kings Mountain Industrial, representing approximately 1.4% of the Initial Pool Balance, is interest-only for each Monthly Payment date until the Monthly Payment date that is two months prior to the related Maturity Date and then amortizes based on a non-standard amortization schedule as set forth on Annex G to this prospectus supplement and the Cut-off Date DSCR of such Mortgage Loan is calculated based on the debt service during the interest-only period.

(8)
Includes the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Kings Mountain Industrial, representing approximately 1.4% of the Initial Pool Balance, which Mortgage Loan is interest-only for each Monthly Payment until the Monthly Payment date that is two months prior to the scheduled maturity date and then amortizes based on a non-standard amortization schedule as set forth on Annex G to this prospectus supplement.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios.

All of the Mortgage Loans (and Loan Combination(s)) are expected to have substantial remaining principal balances as of their respective maturity dates or anticipated repayment dates, as applicable. This includes 47 Mortgage Loans, representing approximately 33.3% of the Initial Pool Balance that pay principal and interest for their entire terms, 40 Mortgage Loans, representing approximately 43.8% of the Initial Pool Balance, that pay interest-only for a portion of their respective terms, and 13 Mortgage Loans, representing approximately 22.9% of the Initial Pool Balance, that pay interest-only for their entire terms through their respective maturity dates or anticipated repayment dates, as applicable.

The Issuing Entity will include 7 Mortgage Loans, representing approximately 7.2% of the Initial Pool Balance, that represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan and/or represent separate obligations of each borrower that are cross-collateralized and cross-defaulted with each other.

Property Types

Retail Properties

Forty-nine (49) retail properties, representing collateral for approximately 38.0% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 44 of the Mortgage Loans.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants.

Fourteen (14) of the Mortgaged Properties, representing collateral for approximately 14.9% of the Initial Pool Balance by allocated loan amount, consist of a shopping center or other retail property that is considered by the applicable Sponsor to have at least one “anchor tenant.”  Two (2) of the Mortgaged Properties, representing collateral for approximately 6.8% of the Initial Pool Balance by allocated loan amount, are retail properties that are considered by the applicable Sponsor to be an “outlet center.”  Six (6) of the Mortgaged Properties, representing collateral for approximately 6.5% of the Initial Pool Balance by allocated loan amount, consist of a shopping center or other retail property that is considered by the applicable Sponsor to be “shadow anchored.”  Sixteen (16) of the Mortgaged Properties, representing collateral for approximately 5.8% of the Initial Pool Balance by allocated loan amount, are retail properties that are considered by the applicable Sponsor to be a “single tenant retail.”  Eleven (11) of the Mortgaged Properties, representing collateral for approximately 4.0% of the Initial Pool Balance by allocated loan amount, are retail properties that are considered by the applicable Sponsor to be “unanchored.”

Certain of the retail Mortgaged Properties may have specialty use tenants, such as theaters, medical and dental offices, diagnostic laboratories, fitness centers, health clubs, dry cleaners, classrooms/educational centers,  health professional schools, gas stations, schools, daycare facilities, houses of worship, performance studios, night clubs and/or restaurants. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus supplement.

A large number of factors may adversely affect the operation and value of retail properties. See “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Retail Properties” in the prospectus.

Office Properties

Eleven (11) office properties, representing collateral for approximately 21.6% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 11 of the Mortgage Loans. A large number of factors may adversely affect the operation and value of office properties. See “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Office Properties” in the prospectus.

Certain of the office Mortgaged Properties may have specialty use tenants, such as dental or medical offices, physical therapy facilities (including aquatic physical therapy facilities), long-term care facilities, restaurants, fitness centers, schools/classrooms, audio production/mastering studios, data centers, rooftop cell towers and/or parking garages, as part of the Mortgaged Property. Further, certain of the office Mortgaged Properties derive a portion of Underwritten Net Revenue from such specialty use tenants. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason.

Multifamily Properties

Twenty-five (25) multifamily properties, representing collateral for approximately 19.6% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 23 of the Mortgage Loans. A large number of factors may adversely affect the operation and value of multifamily properties. See “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Multifamily Rental Properties” in the prospectus.

In the case of the Mortgage Loans secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Highland Square and 808 West Apartments, representing approximately 3.2% and 1.4% of the Initial Pool Balance, respectively, the related Mortgaged Properties are entirely (or nearly entirely) occupied by students.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Congress and Erin Way Apartments, representing approximately 0.5% of the Initial Pool Balance, the tenants at each Mortgaged Property rely on rent subsidies under a project-based, U.S. Department of Housing and Urban Development (“HUD”) Section 8 Housing Assistance Payments (“HAP”) contract. Each of the units at the related Mortgaged Properties is rented to low-income persons who earn below 30% of the area’s median income level pursuant to HUD guidelines. In addition, the Mortgaged Property known as Congress Apartments is further restricted for rent to persons 62 years and older or to qualified individuals with disabilities. The current term of the HAP contract for the Mortgaged Properties is 20 years, expiring November 2034. We cannot assure you that such program will be continued in its present form or that the level of assistance provided in the future will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related Mortgage Loan documents.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Harmony Meadow, representing approximately 0.3% of the Initial Pool Balance, the Mortgaged Property is the beneficiary of a low-income housing tax credit program sponsored by the Georgia Department of Community Affairs (“DCA”), initially provided in 1996, with an initial 15-year term and a 15-year extended use period. The terms of the program require that the Mortgaged Property be 100% leased to families whose income is not more than 60% of the area median income. The tax credits were claimed during the initial 15-year period and the restrictions remain during the term of the extended use period. Noncompliance during the extended use period may impact the related borrower’s ability to receive future funding from the DCA.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Harmony Grove, representing approximately 0.1% of the Initial Pool Balance, the Mortgaged Property is the beneficiary of a low-income housing tax credit program sponsored by the Georgia DCA, initially provided in 1994, with an initial 15-year term and a 15-year extended use period. The terms of the program require that the Mortgaged Property be 100% leased to families whose income is not more than 60% of the area median income. The tax credits were claimed during the initial 15-year period and the restrictions remain during the term of the extended use period. Noncompliance during the extended use period may impact the related borrower’s ability to receive future funding from the DCA.

Certain of the Mortgage Loans may be secured by Mortgaged Properties that consist of residential apartment buildings contained in a master development that offers tenants access to amenities that are not collateral for the Mortgage Loan. For example, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Aqua Marine II, representing approximately 0.3% of the Initial Pool Balance, the Mortgaged Property consists of residential apartment buildings within a master development. The amenities, including a golf course, pool and tennis court, available to the residents of the residential apartment buildings located at the Mortgaged Property are not part of the collateral for the Mortgage Loan, and residents have access to the amenities through a license agreement. We cannot assure you that such amenities will be maintained or available in the future or whether the availability of such amenities will impact occupancy at the Mortgaged Property.

Hospitality Properties

Nine (9) hospitality properties, representing collateral for approximately 8.9% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 6 of the Mortgage Loans. Nine (9) of the hospitality Mortgaged Properties, representing collateral for approximately 8.9% of the Initial Pool Balance by allocated loan amount, are flagged hotel properties that are affiliated with a franchise or hotel management company through a franchise or management agreement.

A hospitality property subject to a franchise or management agreement is typically required by the hotel chain to satisfy certain criteria or risk termination of its affiliation. We cannot assure you that the franchise agreement or management agreement will remain in place or that the hotel will continue to be operated under a franchised brand or under its current name. In addition, transferability of a franchise agreement is generally restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent. See “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Hospitality Properties” in the prospectus.

The following table shows each Mortgaged Property associated with a hotel brand operated through a license, franchise agreement, operating agreement or management agreement with an expiration date that occurs, or a franchisor termination right that may be exercised, during the term of such Mortgage Loan. Securing a new franchise license may require significant capital investment for renovations and upgrades necessary to satisfy a franchisor’s requirements.
Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise Agreement	Maturity Date
Best Western Brighton	$3,492,396	0.3%	11/30/2015(1)	1/6/2025

(1)
The Best Western International franchise is a yearly membership organization and, as such, the Best Western Brighton franchise agreement is required to be renewed annually with the payment of an annual membership fee.

In addition, renovations, replacements and other work are ongoing at certain of the hospitality properties in connection with, among other things, franchise agreement and franchisor program requirements. See “—Redevelopment, Expansion and Renovation” below.

Certain of the hospitality properties may have a parking garage as part of the collateral. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus supplement.

Hospitality properties may be particularly affected by seasonality. The Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as DoubleTree Little Rock and Four Points Sheraton, representing approximately 1.8% and 0.9%, respectively, of the Initial Pool Balance, require seasonality reserves that were reserved in connection with the origination of such Mortgage Loans and that are required on an ongoing basis.

A large number of factors may adversely affect the operation and value of hospitality properties. See “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Hospitality Properties” in the prospectus.

Mixed Use Properties

Five (5) mixed use properties, representing collateral for approximately 4.9% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 5 of the Mortgage Loans.

Each of the mixed use properties has one or more retail or office components. To the extent a mixed use property has retail or office components, such Mortgaged Property is subject to the risks relating to the applicable property types described in “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Retail Properties” and “—Office Properties” in the prospectus. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Certain of the mixed use properties may have specialty use tenants, such as drive-in movie theaters, medical and dental offices, parking garages, banks, ballroom event spaces, fitness centers and/or restaurants. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus supplement.

Self Storage Properties

Nine (9) self storage properties, representing collateral for approximately 3.6% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 8 of the Mortgage Loans. A large number of factors may adversely affect the operation and value of self storage properties. See “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Warehouse, Mini-Warehouse and Self Storage Facilities” in the prospectus.

Certain self storage Mortgaged Properties also derive a portion of the Underwritten Revenue from one or more of (a) rent derived from storage spaces used primarily for office and/or warehouse use located at the related Mortgaged Property, (b) rent derived from truck rentals located at the Mortgaged Property, (c) rent derived from on-site apartments leased out to third parties, (d) rent derived from cell tower and/or antenna leases, (e) rent derived from leasing billboard space to third parties, (f) the leasing of certain parking spaces located at the related Mortgaged Properties for purposes of recreational vehicle, other vehicle, and/or boat storage and/or (g) rent derived from retail operations.

Industrial Properties

Eight (8) industrial properties, representing collateral for approximately 3.5% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 5 of the Mortgage Loans. A large number of factors may adversely affect the operation and value of industrial properties. See “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Industrial Properties” in the prospectus.

Specialty Use Concentrations

As indicated on Annex A to this prospectus supplement, certain of the Mortgaged Properties have a restaurant as one or more of the 5 largest tenants (based on net rentable square footage) or as a single tenant operating at the related Mortgaged Property. Restaurants are subject to certain unique risks including that the restaurant space is not easily convertible to other types of retail or office space and that the restaurant receipts are not only affected by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers.

Certain of the Mortgaged Properties, including the Mortgaged Properties identified on Annex A to this prospectus supplement as Eastlake Village Center South, Village Shopping Center, 2201 Junipero Serro Boulevard, Zane Plaza Shopping Center, 470 Olde Worthington Road, Boca Hamptons Plaza Portfolio, GK Retail Portfolio, Southgate Shopping Center, DaVita Baton Rouge Mid-City and One Broad Street, which secure approximately 5.8%, in the aggregate, of the Initial Pool Balance by allocated loan amount, have tenants operating medical, dental, physical therapy (including aquatic therapy), urgent care or veterinary offices, research or diagnostic laboratories or health professional schools as part of the related Mortgaged Property.

The Mortgaged Property identified on Annex A to this prospectus supplement as Reunion Park, which secures approximately 1.3% of the Initial Pool Balance by allocated loan amount, has a school accounting for approximately 13.6% of the gross leasable area at the related Mortgaged Property. See “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Private Schools and Other Cultural and Educational Institutions” in the prospectus.

Certain of the Mortgaged Properties, including the Mortgaged Properties identified on Annex A to this prospectus supplement as Northfield Commons Retail Center, Shoppes at Brookfield Commons, Union Town Center and Bayshore Office Center, which secure approximately 3.0%, in the aggregate, of the Initial Pool Balance by allocated loan amount, have a gym, fitness center, martial arts studio or a health club as part of the related Mortgaged Property.

Certain of the Mortgaged Properties, including the Mortgaged Properties identified on Annex A to this prospectus supplement as Utica Park Place Shopping Center, Natomas Town Center and Northfield Commons Retail Center, which secure approximately 5.4%, in the aggregate, of the Initial Pool Balance by allocated loan amount, have a gas station as part of the related Mortgaged Property.

Certain of the Mortgaged Properties, including each of the Mortgaged Properties identified on Annex A to this prospectus supplement as Natomas Town Center, Eastlake Village Center South, Ming Plaza and Boca Hamptons Plaza Portfolio, which secure approximately 4.8%, in the aggregate, of the Initial Pool Balance, has a bank or credit union branch as one of the 5 largest tenants, which tenants are identified on Annex A. Bank branches are specialty-use properties that are outfitted with vaults, teller counters and other customary installations and equipment that require significant capital expenditures. The ability to lease these properties to entities other than financial institutions may be difficult due to the added cost and time of refitting the properties.

These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus supplement.

Mortgage Loan Concentrations

The table below presents the aggregate Cut-off Date Balance and percentage of Initial Pool Balance of the largest Mortgage Loans and the largest groups of Mortgage Loans with related borrowers:

Pool of Mortgage Loans
	Aggregate Cut-off Date Balance	% of Initial Pool Balance

Top Mortgage Loan	$99,000,000	8.3%
Top 5 Mortgage Loans (considering any Crossed Group as a single Mortgage Loan)	$339,615,116	28.4%
Top 10 Mortgage Loans (considering any Crossed Group as a single Mortgage Loan)	$492,701,524	41.3%
Largest Related-Borrower Concentration(1)	$30,794,095	2.6%
Next Largest Related-Borrower Concentration(1)	$29,725,000	2.5%

(1)	Excludes single-borrower Mortgage Loans and cross-collateralized and cross-defaulted Mortgage Loans that are not otherwise related to a borrower under any other Mortgage Loans.

Other than with respect to the largest 10 Mortgage Loans (considering any Crossed Group as a single Mortgage Loan), each of the other Mortgage Loans represents no more than approximately 2.1% of the Initial Pool Balance. See “Structural and Collateral Term Sheet” on Annex B to this prospectus supplement for more information on the largest 20 Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

The following table shows each group of Mortgage Loans that have borrowers that are related to each other, with such groups collectively representing approximately 10.9% of the Initial Pool Balance. No group of Mortgage Loans having related borrowers represents more than approximately 2.6% of the Initial Pool Balance.

Related Borrower Loans

	Cut-off Date
	Principal	% of Initial
Mortgaged Property Name	Balance	Pool Balance
Natomas Town Center	$24,801,489	2.1%
Redlands Village	5,992,606	0.5
Sub-Total	$30,794,095	2.6%

Highland Woods	$24,500,000	2.1%
Emerick Manor	5,225,000	0.4
Sub-Total	$29,725,000	2.5%

Centennial Tech Center	$10,250,000	0.9%
Union Town Center	8,440,000	0.7
Union Terrace	6,600,000	0.6
Sub-Total	$25,290,000	2.1%

Pantops Self Storage	$8,140,610	0.7%
Locker Room Storage	4,395,022	0.4
Sub-Total	$12,535,632	1.0%

Walgreens Glen Allen	$3,786,000	0.3%
Walgreens Kernersville	3,705,000	0.3
Walgreens Winston-Salem	3,250,000	0.3
Sub-Total	$10,741,000	0.9%

Walgreens – Raleigh, NC	$3,146,075	0.3%
Walgreens – Franklinton, NC	2,846,449	0.2
Walgreens – Carthage, NC	2,696,599	0.2
Sub-Total	$8,689,123	0.7%

CSS Concord	$4,045,280	0.3%
Value Place – Sacramento	3,993,231	0.3
Sub-Total	$8,038,512	0.7%

Harmony Meadow(1)	$3,570,394	0.3%
Harmony Grove(1)	1,219,885	0.1
Sub-Total	$4,790,278	0.4%

Total	$130,603,640	10.9%

(1)	The Mortgage Loans are cross-collateralized and cross-defaulted with each other.

Mortgage Loans with related borrowers are identified under “Related Group” on Annex A to this prospectus supplement.

Geographic Concentrations

This table shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	11	$178,783,042	15.0%
Illinois	2	$102,785,940	8.6%
California	11	$102,568,607	8.6%
Texas	10	$100,691,006	8.4%
North Carolina	13	$79,624,100	6.7%
Pennsylvania	3	$68,481,431	5.7%
Ohio	8	$66,764,581	5.6%
Michigan	7	$60,170,000	5.0%

(1)
Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for the Mortgage Loans secured by more than 1 Mortgaged Property is based on allocated loan amounts as stated in Annex A to this prospectus supplement.

Repayments by borrowers and the market value of the related Mortgaged Properties could be affected by economic conditions generally or specific to particular geographic areas or the regions of the United States, and concentrations of Mortgaged Properties in particular geographic areas may increase the risk that conditions in the real estate market where the Mortgaged Property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on Mortgage Loans secured by those Mortgaged Properties. For example:

●
Mortgaged Properties located in California, Colorado, Washington, Nevada and Arizona, among others, are more susceptible to certain hazards (such as earthquakes and wildfires) than properties in other parts of the country.

●
Mortgaged Properties located in coastal states, which include Mortgaged Properties located in, for example, New York, Illinois, California, Texas, North Carolina, Pennsylvania, Florida, Michigan, Mississippi, Connecticut, Maryland, Georgia, Virginia, New Jersey, Alabama and South Carolina, among others, also may be more generally susceptible to floods or hurricanes than properties in other parts of the country. Recent hurricanes in the Northeast and Mid-Atlantic States and in the Gulf Coast region have resulted in severe property damage as a result of the winds and the associated flooding. On October 29, 2012, Hurricane Sandy made landfall approximately five miles southwest of Atlantic City, New Jersey, causing extensive damage to coastal and inland areas in the eastern United States, including New York City, where certain of the Mortgaged Properties are located. The damage to the affected areas included, among other things, flooding, wind and water damage, forced evacuation, and fire damage. The cost of the hurricane’s impact, due to the physical damage it caused, as well as the related economic impact, is expected to be significant for some period of time, particularly in the areas most directly damaged by the storm. The Mortgage Loans do not all require flood insurance on the related Mortgaged Properties unless they are in a flood zone and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance.

●
Mortgaged Properties located in the states that stretch from Texas to Canada, with its core centered in northern Texas, as well as in the southern United States and particularly the northern and central parts of Mississippi, are prone to tornados.

●
Mortgaged Properties, securing approximately 8.4%, 4.4%, 3.6% and 0.5% of the Initial Pool Balance by allocated loan amount, are located in Texas, Florida, Mississippi and Alabama respectively, among other places, which may be adversely affected by events such as the oil platform explosion and subsequent oil spill that occurred in the Gulf of Mexico in April 2010. These events and similar events could lead to a regional economic downturn for the gulf coast region of the United States.

●
In addition, certain of the Mortgaged Properties are located in cities or states that are currently facing or may face a depressed real estate market, which is not due to any natural disaster but which may cause an overall decline in property values.

Mortgaged Properties with Limited Prior Operating History

Six (6) of the Mortgaged Properties, identified on Annex A to this prospectus supplement as Twin Cities Premium Outlets, 808 West Apartments, 2100 Queens Road West, Redlands Village, Aqua Marine II and DaVita Baton Rouge Mid-City, collectively securing approximately 7.2% of the Initial Pool Balance, were constructed or substantially renovated within the 12-month period preceding the Cut-off Date and have no or limited prior operating history and/or lack historical financial figures and information.

Five (5) of the Mortgaged Properties, identified on Annex A to this prospectus supplement as Walmart Super Center Georgia, Walgreens Glen Allen, Walgreens Kernersville, Walgreens Winston-Salem and Rite Aid_Warwick, collectively securing approximately 1.9% of the Initial Pool Balance, were acquired within the 12-month period preceding the Cut-off Date and have no or limited prior operating history and/or lack historical financial figures and information.

Tenancies-in-Common

Certain borrowers may own a Mortgaged Property as tenants-in-common. In the case of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Shoppes at Brookfield Commons and Walgreens- Portsmouth, representing approximately 0.8% and 0.3%, respectively, of the Initial Pool Balance, each of the related borrowers are tenants-in-common. However, with respect to each such Mortgage Loan, the related tenants-in-common have waived their respective right to partition.

See “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks” in this prospectus supplement and “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery” in the prospectus.

Condominium Interests

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Northeastern Hotel Portfolio, representing 4.8% of the Initial Pool Balance, the Mortgaged Property identified on Annex A to this prospectus supplement as Sheraton Hotel Tarrytown is one unit of a two-unit condominium regime.  The other unit of the condominium regime is made up of 2 parking areas and a large vacant lot, totaling 15.69 acres (commonly referred to as the multi-family unit), and is not collateral for such Mortgage Loan.  The borrower has a 50% share of the common elements of the condominium.  The condominium board consists of four managers, two of which may be elected by the borrower as owner of one of the condominium units.  Votes by the condominium board require a majority consent, though in certain circumstances an approval from unit owners holding 66 2/3% of the vote is required (e.g., amendments to Declaration, borrowing funds in excess of $10,000, alterations to the common elements which cost in excess of $50,000, hiring a property manager, etc.) and the unit owners maintain the right to contest any assessment or the annual budget.  Any liens for unpaid charges or assessments are automatically subordinate to all sums unpaid on any mortgage of record.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Stop & Shop – Orangeburg Commons, representing 0.7% of the Initial Pool Balance, the Mortgaged Property consists of one unit of a 5-unit condominium regime. The condominium regime is governed by a board consisting of at least 3 but not more than 5 members. Initially, and as of the date of origination of the Mortgage Loan, the board consisted of 3 members. Other members are added when construction is completed on additional buildings located at each other unit. Each unit owner has a seat. When all anticipated construction is completed on the 5 units, there will be 5 board members with each unit having one member.  The declarant maintains a seat. As of the origination date of the Mortgage Loan, the board consisted of 3 members, the original, declarant (an affiliate of the related borrower), the related borrower and the owner of an adjacent hotel unit (also affiliated with the related borrower).  When a third building is constructed on an adjacent unit, the member of the board appointed by the declarant resigns and the owner of the third unit designates a board member. Actions of the board are by majority vote.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Talus Point, representing approximately 0.5% of the Initial Pool Balance, the Mortgaged Property consists of 125 units of a 153-unit condominium. The related borrower controls the related condominium for so long as the borrower owns 75% of the total condominium units and no releases of units by the borrower are permitted under the related Mortgage Loan documents.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 269 King Street, representing 0.4% of the Initial Pool Balance, the Mortgaged Property consists of 2 condominium units within a condominium regime consisting of 3 buildings containing 4 commercial condominium units and 17 residential condominium units. The units securing the Mortgage Loan account for 30.34% of the voting interests and percentage of the common elements contained in the condominium. The condominium is governed by a council of officers elected by owners of the units, each such unit owner having a vote equal to its percentage ownership in the common elements or basic value of the condominium property as a whole.

Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, have consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit. See “Risk Factors—Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums” in the prospectus and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus supplement.

Leasehold Interests

For purposes of this prospectus supplement, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

In general, unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options) and, except as noted on Annex E, contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

Four (4) Mortgaged Properties, identified on Annex A to this prospectus supplement as 40 Gansevoort Street, DoubleTree Little Rock, Hilton Garden Inn Norwalk and Avalon Square Apartments, securing approximately 2.4%, 1.8%, 1.5% and 0.9%, respectively, of the Initial Pool Balance by allocated loan amount, are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on one or more leasehold interests (but not the fee interest) in the entire related Mortgaged Property.

One (1) Mortgaged Property, identified on Annex A to this prospectus supplement as Centennial Tech Center, securing approximately 0.9% of the Initial Pool Balance, is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on (i) a leasehold interest in one portion of such Mortgaged Property and (ii) a fee interest in the remainder of such Mortgaged Property.

See “Risk Factors—Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property” in this prospectus supplement.

Condemnations

There may be Mortgaged Properties securing Mortgage Loans as to which there have been or are currently condemnations, takings and/or grant of easements affecting portions of such Mortgaged Properties, or property adjacent to such Mortgaged Properties, which, in general, would not and do not materially affect the use, value or operation of such Mortgaged Property.

Additional Indebtedness

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●
any borrower that is not required pursuant to the terms of its applicable Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●
the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●
although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●
certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

The table below provides certain information with respect to each Split Mortgage Loan and its corresponding Companion Loan(s), that in each case are together secured by the same Mortgage on the related Mortgaged Property or portfolio of Mortgaged Properties.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Loan Combination Interest Rate	Loan Combination Cut-off Date LTV	Loan Combination DSCR

Twin Cities Premium Outlets	$50,000,000	4.2%	$65,000,000	$0	$115,000,000	4.3200%	53.2%	2.42x

Kings Mountain Industrial	$16,200,000	1.4%	$0	$3,456,045	$19,656,045	4.8000%	72.5%	1.21x

Boca Hamptons Plaza Portfolio	$8,000,000	0.7%	$18,000,000	$0	$26,000,000	4.7200%	68.2%	1.40x

See “—The Loan Combinations” below for more information regarding these Companion Loans. Also see “Structural and Collateral Term Sheet—Twin Cities Premium Outlets” on Annex B to this prospectus supplement.

Mezzanine debt is debt that is incurred by the direct or indirect owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor’s direct or indirect equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related Mortgaged Property. The existence of mezzanine debt may reduce cash flow on the borrower’s Mortgaged Property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

As of the Cut-off Date, except as disclosed in the following table, each Sponsor has informed us that it is unaware of any existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the Depositor:

Mortgaged Property	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Cut-off Date Total Debt Balance	Total Debt Interest Rate	Cut-off Date Mortgage Loan LTV	Cut-off Date Total Debt LTV	Cut-off Date Mortgage Loan DSCR	Total Debt DSCR

393-401 Fifth Avenue(1)	$95,000,000	$30,000,000	$125,000,000	5.3524%	57.6%	75.8%	1.68x	1.05x

Northeastern Hotel Portfolio(2)	$57,395,116	$12,477,199	$69,872,315	5.6380%	63.6%	77.4%	1.74x	1.26x

Utica Park Place Shopping Center(3)	$29,000,000	$1,000,000	$30,000,000	4.9637%	73.6%	76.2%	1.30x	1.23x

DoubleTree Little Rock(4)	$21,975,788	$4,999,177	$26,974,965	5.8037%	74.5%	91.4%	1.86x	1.35x

(1)	The related mezzanine loan is initially being held by 393 Fifth Funding LLC and is secured by the mezzanine borrower’s interests in the related Mortgage Loan borrower.

(2)	The related mezzanine loan is initially being held by GSMC, or its affiliate, and is secured by the mezzanine borrower’s interests in the related Mortgage Loan borrowers.

(3)	The related mezzanine loan is initially being held by RCMC, an affiliate of the mortgage lender, and is secured by the mezzanine borrower’s interest in the related Mortgage Loan borrower.

(4)	The related mezzanine loan is initially being held by RCMC and is secured by the mezzanine borrower’s interests in the related Mortgage Loan borrower.

Each of the mezzanine loans related to the Mortgage Loans secured by the portfolio of Mortgaged Properties or Mortgaged Property identified on Annex A to this prospectus supplement as 393-401 Fifth Avenue, Northeastern Hotel Portfolio, Utica Park Place Shopping Center and DoubleTree Little Rock, collectively representing approximately 17.0% of the Initial Pool Balance, is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. It is common for such an intercreditor agreement or the mezzanine loan agreement to provide, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan, the related mezzanine loan lender may accept payments on and prepayments of the related mezzanine loan; provided, however, that prepayment of the mezzanine loan is generally not permitted prior to the prepayment in full of the related Mortgage Loan (provided that, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 393-401 Fifth Avenue, representing approximately 8.0% of the Initial Pool Balance, prepayment of the related mezzanine loan is permitted prior to prepayment of the Mortgage Loan provided that each of the following conditions is satisfied: (1) neither the related borrower nor the related Mortgaged Property is the subject of any proceeding (whether voluntary or involuntary) under applicable bankruptcy or insolvency laws, (2) no event of default has occurred and is continuing with respect to the subject Mortgage Loan, (3) the related mezzanine lender accepts such repayment of the mezzanine debt in full and (4) such prepayment is from a source of funds other than the related Mortgaged Property, the related borrower, the related guarantor and other collateral for the subject Mortgage Loan), (c) the related mezzanine loan lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine loan lender may amend or modify the related mezzanine loan in certain respects without the consent of the related Mortgage Loan lender, and the Mortgage Loan lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine loan lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine loan lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fee payable under the Pooling and Servicing Agreement, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or yield maintenance charges and prepayment premiums and (g) an event of default under the related Mortgage Loan will trigger an event of default under the mezzanine loan.

Generally, upon a default under a mezzanine loan described in the preceding paragraph, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower or a change in the management of the Mortgaged Property and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” below.

In addition, certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart:
Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required

Kemper Lakes Business Center(1)	$99,000,000	75.0%	1.25x	N/A	Y
Sahuarita Plaza(2)	$8,725,000	75.0%	1.25x	10.40%	Y
Midtown Center	$8,700,000	70.0%	2.00x	N/A	Y
Southport Plaza Shopping Center	$8,400,000	75.0%	1.50x	9.50%	Y
178 Middle Street	$6,000,000	75.0%	1.20x	7.75%	Y

(1)
Following the third anniversary of the origination date, mezzanine debt secured by a pledge of direct equity interests in the borrower is permitted from mezzanine lenders reasonably acceptable to the mortgage lender.

(2)	Future mezzanine debt is permitted only following a transfer and assumption under the related Mortgage Loan documents.

Further, borrowers under certain of the Mortgage Loans are permitted to issue preferred equity in such borrowers or in certain parent entities of such borrowers. Because preferred equity often provides for a higher rate of return to be paid to certain holders, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Willow Lake Apartments, representing approximately 0.7% of the Initial Pool Balance, in connection with a permitted transfer of the Mortgaged Property and assumption of the Mortgage Loan by a transferee (the “Transferee”), the Mortgage Loan documents permit the original borrower or an affiliate thereof to make a preferred equity investment in the Transferee (the “Permitted Preferred Equity Investment”), secured by a pledge of direct or indirect equity interests in the Transferee, subject to the satisfaction of certain conditions, including the following: (a) as of the date the Permitted Preferred Equity Investment is made, (1) the aggregate loan-to-value ratio related to the Mortgaged Property (including the Mortgage Loan and the Permitted Preferred Equity Investment), (2) the aggregate DSCR for all debt and preferred equity investments related to the Mortgaged Property (including the Mortgage Loan and the Permitted Preferred Equity Investment), and (3) the

aggregate debt yield for all debt and preferred equity investments related to the Mortgaged Property (including the Mortgage Loan and the Permitted Preferred Equity Investment) are in each case at levels which are reasonably acceptable to the lender, as determined by lender in its sole discretion (and (i) with respect to clause (1) above, in no event greater than the loan-to-value ratio as of the Mortgage Loan origination date and (ii) with respect to clauses (2) and (3) above, in no event less than the applicable ratio or percentage as of the Mortgage Loan origination date); (b) all documents entered into and/or delivered in connection with the Permitted Preferred Equity Investment are required to be acceptable to the lender in its sole discretion and generally consistent with documents customarily delivered in connection with preferred equity investments in borrowers obligated under mortgage loans included in a commercial mortgage-backed securitization; (c) all business and legal terms associated with the Permitted Preferred Equity Investment are required to be approved by the lender in its reasonable discretion; (d) any mandatory redemption date with respect to the Permitted Preferred Equity Investment is required to be no earlier than the maturity date of the Mortgage Loan; and (e) the lender receives a Rating Agency Confirmation with respect to the Permitted Preferred Equity Investment.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Southport Plaza Shopping Center, representing approximately 0.7% of the Initial Pool Balance, the operating agreement of the related borrower contains a “buy/sell” option for the 18.75% “class B” member. The class B member does not possess any active control rights under the operating agreement. The “buy/sell” option operates as follows: the class B member has the one-time right, which may be exercised within one year following the end of any period during which the class B member fails to receive payments of a preferred return (8% per year) in an amount equal to the total preferred return due the class B member for 24 months or more, to offer to the class A member either (i) to buy all of the interests of the borrower not then owned by the class B member or (ii) to sell all of the interests of the borrower owned by the class B member to the class A member, at a purchase price set forth in the such offer and presented as an amount to be paid for each 1.00% of the percentage interests owned by a selling member in the borrower. Additionally, such a transfer would not constitute a permitted transfer under the related Mortgage Loan documents.

There may be other Mortgage Loans that permit the related borrower to incur unsecured loans or indebtedness, including unsecured loans in the ordinary course of business without limitation on the amount of such indebtedness.

Certain risks relating to additional debt are described in “Risk Factors—Other Financings or Ability to Incur Other Financings Entails Risk” in this prospectus supplement.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 9 months prior to the Cut-off Date. See Annex A to this prospectus supplement for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (each, an “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos containing material, lead based paint, radon or water damage with limited areas of potential or identified mold, depending upon the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

The environmental reports may have revealed material adverse conditions or circumstances at a Mortgaged Property:

●	that were remediated or abated before the origination date of the related Mortgage Loan or are anticipated to be remediated or abated before the Closing Date;

●	for which an operations and maintenance plan, abatement as part of routine maintenance or periodic monitoring of the Mortgaged Property or nearby properties will be in place or recommended;

●	for which an escrow, guaranty or letter of credit for the remediation will have been established pursuant to the terms of the related Mortgage Loan;

●	for which an environmental insurance policy will have been obtained from a third party insurer;

●
for which the principal of the borrower or another financially responsible party will have provided an indemnity or will have been required to take, or will be liable for the failure to take, such actions, if any, with respect to such matters as will have been required by the applicable governmental authority or recommended by the environmental reports;

●	for which such conditions or circumstances will have been investigated further and the environmental consultant has recommended no further action or remediation;

●
as to which the borrower or other responsible party has obtained, or will be required to obtain post closing, a “no further action” letter or other evidence that governmental authorities would not be requiring further action or remediation;

●	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws; or

●	for which the related borrower has obtained or sought to obtain or agreed to seek a “case closed” or similar status for the issue from the applicable governmental agency.

It was not uncommon for the environmental testing to reveal the presence of asbestos containing materials, lead based paint, mold and/or radon at any Mortgaged Property. Where these substances were present, the environmental consultant generally recommended, and the borrower was generally required to establish an operation and maintenance plan to address the issue or, in some cases involving asbestos containing materials and lead based paint, an abatement or removal program.

Other identified conditions could, for example, include leaks from surface level storage tanks, underground storage tanks (each, a “UST”), leaking underground storage tanks (each, a “LUST”), onsite dry cleaning facilities, gas stations, and on site spills. In such cases, corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit, guaranty or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the Mortgaged Properties will be required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a Mortgaged Property.

It is possible that the environmental reports and/or Phase II sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the Mortgaged Properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers. For further general discussion of the environmental matters that may affect the Mortgaged Properties, see “Risk Factors—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing” and “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations” in the prospectus.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Kemper Lakes Business Center, representing approximately 8.3% of the Initial Pool Balance, the Phase I ESA identified two USTs that hold diesel fuel for use with emergency generators at the Mortgaged Property as a REC. While each UST had continuous monitoring equipment and has been integrity tested, diesel fuel may be released to the subsurface. The ESA recommended that the larger UST be replaced due to its age and that UST monitoring and tank tightness testing continue with respect to both USTs. An environmental insurance policy was obtained naming the lender as the insured party, with an aggregate coverage limit of $5,000,000, a deductible of $50,000 and a term through November 12, 2024.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Shops at Tallgrass & Tallgrass Centre, representing approximately 0.7% of the Initial Pool Balance, the Phase I ESA recommended a Phase II limited subsurface investigation be performed in connection with the historical use of an on-site dry cleaning facility at the Mortgaged Property in order to determine whether historical dry cleaning operations have impacted the Mortgaged Property. The Phase II subsurface investigation recommended no further action beyond the submittal of a $5,000 payment to the Kansas Department of Health & Environment in order to have the Mortgaged Property accepted in the Kansas Dry Cleaner Fund.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Stop & Shop – Orangeburg Commons, representing approximately 0.7% of the Initial Pool Balance, the Phase I ESA identified as a controlled REC for the Mortgaged Property historic operations by Orangeburg Pipe resulting in impacts to both soil and groundwater. In 2011, the Mortgaged Property, as part of a larger parent parcel, was entered into the New York State Department of Environmental Conservation (“NYSDEC”) Brownfield Cleanup Program to address the historic impacts. Remediation was conducted, and the parent parcel, which includes the Mortgaged Property, received a Certificate of Completion (“COC”) from the NYSDEC on November 26, 2013. The COC requires maintenance of the engineering controls, including a soil cover system and vapor mitigation system, which were put into place during remediation; the restriction of the Mortgaged Property to commercial/industrial use; and the implementation of a Site Management Plan (“SMP”), which includes groundwater monitoring requirements and monitoring and inspection requirements for the engineering controls. The monitoring and inspection activities described in the SMP are to be performed and paid for by an affiliate of the related borrower. Based on the issuance of the COC, the Phase I ESA consultant concluded that all active site remediation appeared to have been completed, and therefore, no further subsurface investigation was warranted.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Midtown Center, representing approximately 0.7% of the Initial Pool Balance, the Phase I ESA identified two former dry cleaning businesses that operated on-site at the Mortgaged Property between the 1920s through the 1960s. The borrower obtained a Pollution and Remediation Legal Liability policy with XL Insurance through its subsidiary Indian Harbor Insurance Company, which policy has a policy limit of $2 million per incident and in the aggregate and a deductible of $50,000, and a policy coverage period that extends through the maturity date of the Mortgage Loan. The policy premium was paid in full.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Boca Hamptons Plaza Portfolio, representing approximately 0.7% of the Initial Pool Balance, the related Phase I ESA identified a former dry cleaning business, a functioning in-ground hydraulic lift and an operating septic tank at the Mortgaged Properties known as Boca Hamptons Plaza, Queens Industrial and One Industrial Plaza, respectively. The Mortgaged Property identified on Annex A to this prospectus supplement as Boca Hamptons Plaza is registered in the Drycleaning Solvent Cleanup Program established in the state of Florida. The borrower obtained a Pollution and Remediation Legal Liability insurance policy with XL Insurance, with a policy limit of $3 million per incident and in the aggregate, a deductible of $50,000, with dedicated sub-limits of $1 million per Mortgaged Property, and a policy coverage period that extends through the maturity date of the Mortgage Loan. The policy premium was paid in full.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Bayshore Office Center, representing approximately 0.7% of the Initial Pool Balance, the Phase I ESA for the related Mortgaged Property identifies the Mortgaged Property as participating in the Florida Department of Environmental Protection’s (“FDEP”) Early Detection Incentive Program for leaking USTs.  Two 1,000-gallon heating oil USTs were historically located on the Mortgaged Property.  These USTs were removed in 1988.  During the tank removal, evidence of a release was identified. The FDEP was notified of the release and the Mortgaged Property subsequently was approved as eligible for state-funded cleanup under the Early Detection Incentive Program.  According to FDEP and the Hillsborough County Environmental Protection Commission, the Mortgaged Property is currently at a low priority level (score of 10) for the state-funded cleanup, and as such no cleanup activities have been initiated.  Based on the length of time since the release was reported (26 years), the Phase I ESA consultant concluded that residual contamination likely has degraded and can be considered a de minimis condition.  Additionally, the site is under the oversight of the FDEP, and as such, the consultant concluded that the former heating oil USTs are not expected to represent a significant environmental concern to the Mortgaged Property.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Congress and Erin Way Apartments, representing approximately 0.5% of the Initial Pool Balance, the related Phase I ESA identified that the prior operations of a gasoline and oil service station and a dry cleaning business at the related Mortgaged Property known as Congress Apartments were recognized environmental conditions and recommended conducting subsurface investigations to evaluate whether the subsurface has been impacted by the historical presence of USTs and dry cleaning equipment on the Mortgaged Property. In lieu of performing a Phase II subsurface investigation at the related Mortgaged Property, the lender required the borrower to obtain an environmental collateral protection and liability insurance policy as a condition to the Mortgage Loan origination. Such environmental insurance policy has a policy limit of $5,400,000, equal to the initial outstanding principal balance of the Mortgage Loan, and a policy coverage period expiring no earlier than 30 days after the maturity date of the Mortgage Loan, subject to extension for a period of three years.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Walgreens Kernersville, representing approximately 0.3% of the Initial Pool Balance, the Phase I ESA identified benzene levels resulting from a site adjacent to the Mortgaged Property as a REC. The ESA stated that the concentration of benzene is less than the Environmental Protection Agency screening level for vapor intrusion. The ESA recommended annual review of regulatory files in order to monitor the progress of response actions associated with the adjacent site.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Harmony Meadow, representing approximately 0.3% of the Initial Pool Balance, the Phase I ESA identifies the Mortgaged Property as being located in a high radon zone.  There has been no recent radon sampling at the Mortgaged Property and the Phase I ESA did not contain any sampling analysis of the Mortgaged Property.  However, the Phase I ESA consultant concluded that because the Mortgaged Property improvements are of slab-on-grade construction and there are no normally occupied sub-grade spaces, and that radon sampling at three units in 1994 did not identify radon levels above 4.0 pCi/L, the potential for elevated radon levels was reduced.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Walgreens Winston-Salem, representing approximately 0.3% of the Initial Pool Balance, the Phase I ESA identified two RECs: (i) ongoing remediation resulting from a release from a gasoline or kerosene UST that caused benzene levels above the gross contaminant levels and (ii) the potential for vapor intrusion from the USTs. A third party has been established as the responsible party for the ongoing remediation. The Phase I ESA recommended a subsurface investigation be performed in order to determine the potential for vapor intrusion at the Mortgaged Property and estimated the cost of such investigation to be $10,000 to $12,000. The Mortgage Loan agreement requires the borrower to complete such evaluation and, if required or recommended, install a sub-slab ventilation system within 18 months from the origination of the Mortgage Loan.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Harmony Grove, representing approximately 0.1% of the Initial Pool Balance, the Phase I ESA identifies the Mortgaged Property as being located in a high radon zone.  There has been no recent radon sampling at the Mortgaged Property and the Phase I ESA did not contain any sampling analysis of the Mortgaged Property. However, the Phase I ESA consultant concluded that because the Mortgaged Property improvements are of slab-on-grade construction and that there are no normally occupied sub-grade spaces, the potential for elevated radon levels was reduced.

Litigation Considerations

Below are descriptions of litigation matters relating to certain Mortgage Loans. Certain risks relating to litigation regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” in this prospectus supplement.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Utica Park Place Shopping Center, representing approximately 2.4% of the Initial Pool Balance, the sponsor, who is also the non-recourse carveout guarantor, reported that an affiliate of the sponsor is the plaintiff in a lawsuit alleging that the lender on a loan unrelated to the Mortgage Loan prematurely called a default and wrongfully seized approximately $1,500,000 in revenues. The lender is countersuing, claiming that it is entitled to the possession of all revenues and is also entitled to accelerate the indebtedness. The current claim by the lender is for approximately $46,737,372.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Shoppes at Brookfield Commons, representing approximately 0.8% of the Initial Pool Balance, a final judgment of approximately $2.8 million was entered against the Mortgage Loan guarantors related to three defaulted loans secured by properties other than the Mortgaged Property. The Mortgage Loan guarantors, together with other related parties entered into a settlement agreement pursuant to which they agreed to repay the final judgment amount by November 5, 2015, which date may be extended for up to 2 years at the creditors’ discretion. Upon an event of a default under the above referenced settlement agreement, all excess cash flow from the Mortgaged Property will be swept into a lender controlled reserve account until the judgment is satisfied and all parties to the settlement agreement are released. In addition, the Mortgage Loan is full recourse to the Mortgage Loan guarantors up to $4,750,000, plus enforcement fees and costs, until such time that the judgment is satisfied and all parties to the settlement agreement are released.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Las Misiones Apartments, representing approximately 0.6% of the Initial Pool Balance, the related non-recourse carveout guarantor is a party to an ongoing adversarial action related to a receiver’s distribution of proceeds, and her receipt thereof, from a development project that was the subject of bankruptcy proceedings. The claim was preliminarily estimated by the borrower to be approximately $380,000 to $500,000; however, the proceeding was ongoing as of the date of origination of the subject Mortgage Loan and therefore the total amount of the claim cannot be determined.

We cannot assure you that these above-described litigations would not have an adverse effect on, or provide any indication of the future performance of the obligors or the non-recourse carveout guarantors under, the related Mortgage Loans.

Redevelopment, Expansion and Renovation

Certain of the Mortgaged Properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment, renovation or expansion, including with respect to hospitality properties, property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties. Certain risks related to redevelopment, expansion and renovation at a Mortgaged Property are described in “Risk Factors—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties” in this prospectus supplement.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Northeastern Hotel Portfolio, representing approximately 4.8% of the Initial Pool Balance, the Mortgaged Properties identified on Annex A to this prospectus supplement as Hilton Garden Inn Norwalk, SpringHill Suites Tarrytown, Sheraton Hotel Tarrytown and Hilton Garden Inn Shelton are undergoing renovations as part of required PIPs under the franchise agreements. In connection with the origination of such Mortgage Loan, the borrowers funded reserves in the amount of (i) $1,750,000 in connection with the PIP at Hilton Garden Inn Norwalk, (ii) $1,500,000 in connection with the PIP at Hilton Garden Inn Shelton and (iii) $2,000,000 in connection with the PIP at Sheraton Hotel Tarrytown. See “Structural and Collateral Term Sheet—Northeastern Hotel Portfolio” on Annex B to this prospectus supplement.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as DoubleTree Little Rock, representing approximately 1.8% of the Initial Pool Balance, a renovation is planned as part of a required PIP under the related franchise agreement. In connection with the origination of such Mortgage Loan, $5,151,250, the expected cost of completion, was reserved for the completion of the renovation, which is expected to occur primarily during the 18 months following the Mortgaged Property’s acquisition. In addition, $534,063 was reserved at origination for required repairs.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Four Points Sheraton, representing approximately 0.9% of the Initial Pool Balance, a renovation commenced in 2014 as part of a required PIP under the related franchise agreement. In connection with the origination of such Mortgage Loan, $204,400, the expected cost of completion, was reserved for the completion of the renovation, which is expected to conclude in 2015.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Courtyard North Stone Oak at Legacy, representing approximately 0.8% of the Initial Pool Balance, a renovation of the rooms at the Mortgaged Property is planned for the fourth quarter of 2015 and the first quarter of 2016 as part of a PIP. The estimated cost of the PIP is $632,370. In connection with the origination of the Mortgage Loan, $500,917 was reserved in connection with the renovation, in addition to the monthly furniture, fixtures & equipment reserve of $11,928.

We cannot assure you that these above described renovations and build outs will not temporarily interfere with the use and operation of portions of the related Mortgaged Property and/or make the related Mortgaged Property less attractive to potential guests, patrons, customers and/or tenants. See “Structural and Collateral Term Sheet” for additional information on the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

Default History, Bankruptcy Issues and Other Proceedings

Three (3) of the Mortgage Loans, representing approximately 2.0% of the Initial Pool Balance, by allocated loan amount, were refinancings in whole or in part of loans in default at the time of refinancing or otherwise involved discounted payoffs, foreclosure sales or short sales as described below:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Shoppes at Brookfield Commons, representing approximately 0.8% of the Initial Pool Balance, the related borrower was in bankruptcy prior to the origination of the Mortgage Loan. The Mortgage Loan was originated to comply with the borrower’s court-approved reorganization plan and the borrower emerged from bankruptcy. The Mortgage Loan refinanced a prior loan secured by the Mortgaged Property that was in default. The prior mortgage loan was repaid in full without discount.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Southport Plaza Shopping Center, representing approximately 0.7% of the Initial Pool Balance, the prior unrelated owner of the Mortgaged Property defaulted on a $13,500,000 loan secured by the Mortgaged Property and the lender on the unrelated loan foreclosed on the Mortgaged Property. The related Mortgage Loan finances the acquisition of the Mortgaged Property by the related borrower from the foreclosing lender.

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Amsdell - FL & TN Portfolio, representing approximately 0.5% of the Initial Pool Balance, the Mortgage Loan financed the acquisition of one of the Mortgaged Properties from an unaffiliated third party. The prior owner of the Mortgaged Property located at Amelia Island, FL, defaulted on a $6,450,000 loan secured by the related Mortgaged Property. The Mortgage Loan finances the acquisition of the Mortgaged Property by the related borrower from the foreclosing lender through a short-sale process for the amount of $4,600,000.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals are or previously have been parties to bankruptcy proceedings, criminal proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts, in addition to any bankruptcy related litigation issues discussed above in “—Litigation Considerations”, which in some cases may have involved a Mortgaged Property that secures a Mortgage Loan to be included in the Issuing Entity. For example, with respect to the 20 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan, and considering any related Mortgage Loans under common borrower sponsorship) and other than as set forth above:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 393-401 Fifth Avenue, representing approximately 8.0% of the Initial Pool Balance, the carveout guarantor, through a subsidiary affiliated entity, defaulted on an unrelated $105,300,000 acquisition loan. The mortgage loan purchaser commenced foreclosure proceedings and subsequently settled all claims. In addition, the related carveout guarantor is a defendant in a civil suit brought by a former joint partner in a real estate development venture unrelated to the Mortgaged Property or the Mortgage Loan. The suit relates to the proposed sale of a hotel property owned by the joint venture. The plaintiff alleges that the proposed sale violates the terms of the parties’ joint venture agreement and seeks (i) to enjoin the sale of the hotel for $24,300,000 to an entity owned and controlled by, among other parties, the carveout guarantor and (ii) compensatory damages.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Twin Cities Premium Outlets, representing approximately 4.2% of the Initial Pool Balance, the non-recourse carveout guarantor, David Lichtenstein, is the chairman and chief executive officer of The Lightstone Group, which previously owned Extended Stay Hotels (“ESH”). On June 16, 2009, under the control of The Lightstone Group, ESH filed for Chapter 11 bankruptcy protection. ESH emerged from Chapter 11 bankruptcy protection on October 8, 2010, and a final decree closing the Chapter 11 case was entered into on September 28, 2012. Mr. Lichtenstein was subsequently sued by the lenders under the financing in place at the time of the bankruptcy filing under his carveout guarantees and paid the $100 million required under the guarantees. In June 2011, the litigation trustee filed a number of lawsuits against the parties involved in the original 2007 acquisition of ESH, including Mr. Lichtenstein, alleging, among other things, that the 2007 acquisition was a fraudulent conveyance and that there were various breaches of fiduciary duty. There are multiple claims against numerous parties (as of the filing dated November 15, 2013, there were 25 defendants), including Mr. Lichtenstein, seeking a total of approximately $139 million and a demand for punitive damages in an amount no less than three times the damages. There is also a claim against Mr. Lichtenstein to disgorge an amount no less than $3 million of management fees. In addition, certain affiliates of the related non-recourse carveout guarantor are the indirect owners of 2 properties which are encumbered by mortgage loans that are currently in default and/or special servicing and are in the process of being worked out or transferred to the applicable lender in lieu of foreclosure.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Highland Square, representing approximately 3.2% of the Initial Pool Balance, the related non-recourse carveout guarantor had an indirect interest in a United Kingdom corporate real estate development company that defaulted on a construction loan. The lender placed the underlying property in receivership and the property was sold.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Whitman Square, representing approximately 2.7% of the Initial Pool Balance, the related non-recourse carveout guarantor controlled an entity that was involved in a commercial loan foreclosure in 2012 and partially controlled an entity that was involved in a commercial loan foreclosure in 2011.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Union Square Shopping Center, representing approximately 2.7% of the Initial Pool Balance, the non-recourse carveout guarantor controlled an entity that was involved in a deed-in-lieu of foreclosure transaction in 2003 and partially controlled an entity that was involved in a discounted payoff of a commercial mortgage loan in 2011.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Centralia Outlets, representing approximately 2.6% of the Initial Pool Balance, one of the related non-recourse carveout guarantors, Richard K. Getty, together with his wife, filed for Chapter 11 bankruptcy protection in July 2010, due in part to a non-controlling investment made in a failed ski resort development in Idaho, and emerged from bankruptcy protection in April 2012. Such filing resulted in a default under a prior loan secured by the related Mortgaged Property for which Mr. Getty also served as the non-recourse carveout guarantor. Subsequently, the prior owner of the Mortgaged Property and borrower under the prior loan also filed for Chapter 11 bankruptcy protection on December 3, 2010, which such action was closed on November 15, 2011. The related prior owner of the Mortgaged Property was the original borrower under the Mortgage Loan and transferred the Mortgaged Property to the borrower under the Mortgage Loan. The borrower assumed the Mortgage Loan as of January 7, 2015. The existing borrower under the Mortgage Loan was newly formed for purposes of assuming the Mortgage Loan and was not a party to the prior bankruptcy proceedings described above. In addition, certain affiliates of the related non-recourse carveout guarantor were the direct or indirect owners of 3 properties, unrelated to the Mortgaged Property, which were encumbered by separate mortgage loans originated between 2004 and 2008 that defaulted and/or became subject to special servicing, resulting in the lenders taking back the properties through foreclosure and/or deed-in-lieu proceedings.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 40 Gansevoort Street, representing approximately 2.4% of the Initial Pool Balance, the related non-recourse carveout guarantors defaulted on two unrelated hotel loans in 2009. In one instance, deed to the secured property was transferred to a lender-controlled entity, and in the second instance, a third party purchased the deed, settling the claims against the property.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Utica Park Place Shopping Center, representing approximately 2.4% of the Initial Pool Balance, the related non-recourse carveout guarantor is an entity which holds an interest in various entities that invest in and manage real estate assets, which, either directly or indirectly through one or more subsidiary entities, (i) defaulted on eleven loans secured by commercial real estate unrelated to the Mortgaged Property, each resulting in a foreclosure or a deed-in-lieu of foreclosure; (ii) modified one loan secured by commercial real estate unrelated to the Mortgaged Property, resulting in a portion of the debt being forgiven, which loan was subsequently transferred to special servicing and for which a receiver was appointed; (iii) defaulted on or entered into a forbearance on three loans secured by commercial real estate unrelated to the Mortgaged Property; (iv) negotiated discounted payoffs for three lines of credit and five loans secured by commercial real estate unrelated to the Mortgaged Property; and (v) had two loans transferred to special servicing, one of which loans was secured by the Mortgaged Property.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Kings Mountain Industrial, representing approximately 1.4% of the Initial Pool Balance, in 2013, borrowers related to the Mortgage Loan sponsor entered into deed-in-lieu of foreclosure agreements related to two defaulted real estate loans (one with a maturity date balance of $26.9 million, and the other with an original principal amount of $17 million). Prior to the deed-in-lieu of foreclosure agreements, the related lenders sold the loans to third party purchasers for $15.5 and $6.5 million, respectively.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Reunion Park, representing approximately 1.3% of the Initial Pool Balance, one of the related non-recourse carveout guarantors acquired a property, unrelated to such Mortgage Loan or Mortgaged Property, that secured an unrelated mortgage loan that defaulted and resulted in foreclosure in 2009. The holder of the unrelated mortgage loan filed suit against the non-recourse carveout guarantor, which suit was settled in mediation for approximately $150,000.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Northville Woods, representing approximately 1.3% of the Initial Pool Balance, the related sponsor conveyed a property unrelated to the Mortgage Loan or Mortgaged Property pursuant to a deed-in-lieu of foreclosure transaction.

We cannot assure you that there are no other bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workout matters that involved one or more Mortgage Loans or Mortgaged Properties, and/or a guarantor, borrower, sponsor or other party to a Mortgage Loan.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” in this prospectus supplement and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Tenant Issues

Tenant Concentrations

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted, if that tenant defaults or if that tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

See Annex A to this prospectus supplement for tenant lease expiration dates for the 5 largest tenants (based on net rentable square footage) at each retail, office, industrial and mixed use Mortgaged Property.

The Mortgaged Properties have single tenants as set forth below:

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Twenty (20) of the Mortgaged Properties, securing in whole or in part 19 Mortgage Loans, collectively representing approximately 9.9% of the Initial Pool Balance by allocated loan amount, are leased to a single tenant.

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Excluding Mortgaged Properties that are part of a portfolio of Mortgaged Properties, no Mortgaged Property leased to a single tenant secures a Mortgage Loan representing more than approximately 2.4% of the Initial Pool Balance.

With respect to certain of these Mortgaged Properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the Mortgage Loans or the related tenant may have the right to terminate the lease prior to the maturity date of the Mortgage Loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related Mortgage Loans.

Set forth below are certain tenants that are among the 5 largest tenants (based on net rentable square footage) at each of 2 or more Mortgaged Properties that collectively secure 2.0% or more of the Initial Pool Balance:

●	OfficeMax is a tenant at each of 3 Mortgaged Properties, and such Mortgaged Properties secure approximately 6.0%, in the aggregate, of the Initial Pool Balance based on allocated loan amount.

●	Rite Aid is a tenant at each of 5 Mortgaged Properties, and such Mortgaged Properties secure approximately 5.8%, in the aggregate, of the Initial Pool Balance based on allocated loan amount.

●	Petco is a tenant at each of 4 Mortgaged Properties, and such Mortgaged Properties secure approximately 5.2%, in the aggregate, of the Initial Pool Balance based on allocated loan amount.

●	Michaels is a tenant at each of 2 Mortgaged Properties, and such Mortgaged Properties secure approximately 3.8%, in the aggregate, of the Initial Pool Balance based on allocated loan amount.

●	Sam’s Club is a tenant at each of 2 Mortgaged Properties, and such Mortgaged Properties secure approximately 3.6%, in the aggregate, of the Initial Pool Balance based on allocated loan amount.

●	Walgreens is a tenant at each of 9 Mortgaged Properties, and such Mortgaged Properties secure approximately 2.8% in the aggregate, of the Initial Pool Balance based on allocated loan amount.

In the event of a default by that tenant, if the related lease expires prior to the Mortgage Loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the loan. In certain cases where the tenant owns the improvements to the Mortgaged Property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

Lease Expirations and Terminations

Lease Expirations. See Annex A to this prospectus supplement for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, industrial and mixed use Mortgaged Property. Even if none of the top 5 tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan. Identified below are certain lease expirations or concentrations of lease expirations with respect to the retail, office, industrial and mixed use Mortgaged Properties:

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In certain cases, the lease of a single tenant, major tenant or anchor tenant at a multi-tenanted Mortgaged Property expires prior to the maturity date (or in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan. For example, with respect to the Mortgage Loans secured, in whole or in part, by the Mortgaged Properties identified in the table below, each such Mortgaged Property is occupied by a single tenant under a lease which expires prior to, or in the same month of, the maturity date (or in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan.

Mortgaged Property Name	Percent of the Initial Pool Balance by Allocated Loan Amount	Lease Expiration Date	Maturity Date
40 Gansevoort Street	2.4%	12/31/2021	11/6/2024
Kings Mountain Industrial	1.4%	9/30/2024	12/6/2024
Kohl’s Westerville	0.6%	10/31/2021	12/6/2024
NY & NJ Mixed Use Portfolio – 2600 Flatbush Avenue	0.2%	6/30/2018	12/6/2021
NY & NJ Mixed Use Portfolio – 2706 Route 22	0.2%	12/31/2016	12/6/2021

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With respect to the Mortgaged Properties identified in the table below, one or more tenant leases representing in the aggregate 50% or greater of the net rentable square footage at the related Mortgaged Property (excluding Mortgaged Properties leased to a single tenant) expire in a single calendar year that is prior to or the same year as the maturity date (or in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan. There may be other Mortgaged Properties as to which leases representing at least 50% or greater of the net rentable square footage at the related Mortgaged Property expire over several calendar years prior to maturity of the related Mortgage Loan.

Mortgaged Property Name	Percent of the Initial Pool Balance by Allocated Loan Amount	Percentage of Leases Expiring(1)	Calendar Year of Expiration	Maturity Date

393-401 Fifth Avenue	8.0%	50.8%	2016	1/6/2025
Twin Cities Premium Outlets	4.2%	52.8%	2024	11/6/2024
Broadway Marketplace – Parcel 5	1.2%	78.9%	2018	11/1/2024
Northfield Commons Retail Center	0.9%	57.3%	2021	11/6/2024
Centennial Tech Center	0.9%	66.2%	2024	12/5/2024
Ming Plaza	0.8%	54.9%	2018	12/5/2024
2201 Junipero Serro Boulevard	0.7%	68.4%	2021	12/5/2024
Southport Plaza Shopping Center	0.7%	68.2%	2023	1/6/2025
Shops at Andros Isle	0.7%	64.7%	2020	8/5/2024
Belmont Village	0.4%	86.3%	2019	11/6/2024
Peachtree City Marketplace	0.3%	65.4%	2020	11/6/2024
Boca Hamptons Plaza Portfolio − Queens Industrial	0.1%	50.0%	2018	12/6/2024
Boca Hamptons Plaza Portfolio − One Industrial Plaza	0.1%	50.6%	2018	12/6/2024

(1)	Calculated based on a percentage of net rentable square footage of the related Mortgaged Property.

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In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 50%) of the net rentable square footage at the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

Lease Terminations. Certain Mortgage Loans have material lease early termination options. Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including

(i) if the borrower for the applicable Mortgaged Property allows uses at the Mortgaged Property in violation of use restrictions in current tenant leases,

(ii) if the borrower or any of its affiliates owns other properties within a certain radius of the Mortgaged Property and allows uses at those properties in violation of use restrictions,

(iii) if the borrower fails to provide a designated number of parking spaces,

(iv) if there is construction at the related Mortgaged Property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the Mortgaged Property or otherwise violate the terms of a tenant’s lease,

(v) upon casualty or condemnation with respect to all or a portion of the Mortgaged Property that renders such Mortgaged Property unsuitable for a tenant’s use or if the borrower fails to rebuild such Mortgaged Property within a certain time,

(vi) if a tenant’s use is not permitted by zoning or applicable law,

(vii) if the tenant is unable to exercise an expansion right,

(viii) if the borrower does not complete certain improvements to the property as contemplated in the lease,

(ix) if the borrower leases space at the Mortgaged Property or within a certain radius of the Mortgaged Property to a competitor,

(x) if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

(xi) if certain anchor or significant tenants at the subject property go dark or terminate their leases,

(xii) if the landlord violates the tenant’s exclusive use rights for a specified period of time,

(xiii) if the borrower defaults on any other obligations under the lease, or

(xiv) based upon contingencies other than those set forth in this “—Lease Expirations and Terminations” section.

We cannot assure you that all or any of the borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

Identified below are certain material termination rights or situations in which the tenant may no longer occupy its leased space or pay full (or any) rent.

Unilateral Lease Termination Rights

Certain of the tenant leases permit the related tenant to unilaterally terminate its lease upon providing notice of such termination within a specified period prior to the termination date. For example, among the 5 largest tenants by net rentable square footage at the Mortgaged Properties securing the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by aggregate Initial Pool Balance, or those Mortgaged Properties with a tenant that leases at least 20% of the net rentable square footage at the related Mortgaged Property (in each case excluding government tenants, which are described further below):

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Kemper Lakes Business Center, representing approximately 8.3% of the Initial Pool Balance, (i) the largest tenant, ACCO Brands Corp., representing approximately 18.0% of the net rentable area at the related Mortgaged Property, has the option to reduce its space by up to 20% on February 28, 2019 with 9 months’ prior notice and payment of a reduction fee; (ii) the second largest tenant, Dovenmuehle Mortgage Inc., representing approximately 15.9% of the net rentable area at the related Mortgaged Property, has a one-time right to terminate its lease on May 31, 2019 with 9 months’ prior notice and payment of a termination fee; (iii) the third largest tenant, Fenwal, Inc., representing approximately 14.8% of the net rentable area at the related Mortgaged Property, has a one-time right to terminate certain portions or all of its lease on May 31, 2023 with 12 months’ prior notice and payment of a termination fee; and (iv) the fourth largest tenant, Fresenius Kabi USA, LLC., representing approximately 12.5% of the net rentable area at the related Mortgaged Property, has a one-time right to terminate its lease on May 31, 2023 with 12 months’ prior notice and payment of a termination fee.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Centennial Tech Center, representing approximately 0.9% of the Initial Pool Balance, the largest tenant at the Mortgaged Property identified as Comcast, occupying 70,063 square feet of the Mortgaged Property, maintains the right to terminate its lease on August 31, 2020 upon 12 months’ prior written notice and payment of a termination fee of approximately $1,685,617. A rollover reserve fund was established at origination of the Mortgage Loan.

Rights to Terminate Lease or Abate or Reduce Rent Triggered by Failure to Meet Business Objectives or Actions of Other Tenants

Certain of the tenant leases for the Mortgaged Properties permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time. We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights. For example, taking into account the 5 largest tenants (based on net rentable square footage) at those Mortgaged Properties securing the 20 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by aggregate Initial Pool Balance:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Kemper Lakes Business Center, representing approximately 8.3% of the Initial Pool Balance, the second largest tenant, Dovenmuehle Mortgage Inc., representing approximately 15.9% of the net rentable area at the related Mortgaged Property, has a series of contraction options that if all exercised could reduce the space down to 30,000 square feet, subject to certain business thresholds.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Twin Cities Premium Outlets, representing approximately 4.2% of the Initial Pool Balance, the third largest tenant, Polo, representing approximately 3.7% of the net rentable square footage of the related Mortgaged Property, has a termination option exercisable during the third lease year based on failure to meet certain sales targets. The fourth and fifth largest tenants, Old Navy and Under Armor, representing approximately 6.0% of the net rentable square footage of the related Mortgaged Property in the aggregate, have termination options exercisable during the fifth rental year under each of their respective leases based on failure to meet certain sales targets.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Centralia Outlets, representing approximately 2.6% of the Initial Pool Balance, the largest tenant, Vanity Fair, and the second largest tenant, Ralph Lauren, representing approximately 20.9% of the net rentable square footage of the related Mortgaged Property in the aggregate, have termination options exercisable at any time based on failure to meet certain sales targets.

Certain of the tenant leases for the Mortgaged Properties may permit affected tenants to terminate their leases and/or abate or reduce rent if another tenant at the subject Mortgaged Property or a tenant at an adjacent or nearby property terminates its lease or goes dark, or if a specified percentage of the Mortgaged Property is unoccupied. For example, taking into account the 5 largest tenants (based on net rentable square footage) at those Mortgaged Properties securing the 20 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by aggregate Initial Pool Balance:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Twin Cities Premium Outlets, representing approximately 4.2% of the Initial Pool Balance, the five largest tenants, representing approximately 20.6% of the net rentable square footage of the related Mortgaged Property in the aggregate, may pay reduced rent or terminate their respective leases if a specified number of certain co-tenants at the Mortgaged Property go dark.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Whitman Square, representing approximately 2.7% of the Initial Pool Balance, four of the five largest tenants, HH Gregg, Michael’s, OfficeMax and Petco, collectively representing approximately 65.2% of the net rentable area at the related Mortgaged Property, may either pay reduced rent or terminate their respective lease, or both, if certain co-tenants are not operating or if a specified percentage of the Mortgaged Property is unoccupied.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Centralia Outlets, representing approximately 2.6% of the Initial Pool Balance, the second largest tenant, Ralph Lauren, representing approximately 6.6% of the net rentable square footage of the related Mortgaged Property, may terminate its lease in accordance with the related lease in the event that (i) either 15% of the tenants at the Mortgaged Property are not certain specified tenants or 35% of the rentable square footage at the Mortgaged Property is not leased by certain specified tenants or (ii) 75% of the rentable area of the Mortgaged Property is not occupied by tenants open for business. The fourth largest tenant, Dress Barn, representing 4.6% of the net rentable square footage of the related Mortgaged Property, has an option to pay alternative percentage rent instead of base rent in the event that 60% of the rentable area of the Mortgaged Property is not occupied, and to terminate its lease after 12 months of alternative rent. The fifth largest tenant, Gap Factory Store, representing 4.1% of the net rentable square footage of the related Mortgaged Property, has an option to pay alternative percentage rent instead of base rent in the event that 70% of the rentable area of the Mortgaged Property is not occupied, and to terminate its lease after 12 months of alternative rent.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Natomas Town Center, representing approximately 2.1% of the Initial Pool Balance, the third largest tenant, Panera Bread, representing approximately 3.5% of the net rentable square footage at the related Mortgaged Property, may terminate its lease if certain co-tenants are not operating.

In addition to termination options tied to certain triggers as set forth above that are common with respect to retail properties, certain tenant leases permit the related tenant to terminate its lease without any such triggers.

Certain of the tenant leases permit the related tenant to terminate its lease based upon contingencies other than those set forth above in this “—Lease Terminations—Rights to Terminate Lease or Abate or Reduce Rent Triggered by Failure to Meet Business Objectives or Actions of Other Tenants” subsection.

See “Structural and Collateral Term Sheet” on Annex B to this prospectus supplement for more information on material lease termination options relating to the largest 20 Mortgage Loans.

Rights to Cease Operations (Go Dark) at the Leased Property

Certain of the tenant leases may permit a tenant to go dark at any time. For example, taking into account (i) the 5 largest tenants (based on net rentable square footage) at those Mortgaged Properties securing the largest 20 Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by aggregate Initial Pool Balance or (ii) cases where any Mortgaged Property is leased to a single tenant who has the option to go dark:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Twin Cities Premium Outlets, representing approximately 4.2% of the Initial Pool Balance, the largest and third largest tenants, Off Fifth Saks and Polo, collectively representing approximately 10.5% of the net rentable square footage of the related Mortgaged Property, may go dark upon certain conditions.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Centralia Outlets, representing approximately 2.6% of the Initial Pool Balance, the second largest tenant, Ralph Lauren, representing approximately 6.6% of the net rentable square footage of the related Mortgaged Property, may go dark upon certain conditions.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Natomas Town Center, representing approximately 2.1% of the Initial Pool Balance, the fourth largest tenant, Bank of America, representing approximately 3.4% of the net rentable square footage at the Mortgaged Property, may go dark at any time.

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as NY & NJ Mixed Use Portfolio, representing approximately 1.4% of the Initial Pool Balance, the second largest tenant in the portfolio of Mortgaged Properties, Guitar Center, representing approximately 15.3% of the net rentable square footage of the related Mortgaged Properties, and approximately 60.2% of the net rentable square footage of the Mortgaged Property identified on Annex A to this prospectus supplement as 300 US Highway 202, may go dark upon certain conditions.

There may be other tenant leases, other than those disclosed above, that do not require the related tenant to continue to operate its space at the related Mortgaged Property, and therefore such tenants may also have the option to go dark at any time, but such right to go dark is not expressly provided for under the subject lease.

Termination Rights of Government Sponsored Tenants

Certain of the Mortgaged Properties, as set forth in the table below, may be leased in whole or in part by government sponsored tenants. Government sponsored tenants frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for lack of appropriations. For example, set forth below are certain government leases that (i) have these types of risks, (ii) relate to tenants that are among the 5 largest tenants (based on net rentable square footage) at a Mortgaged Property, and (iii) relate to a tenant that individually represents more than 5% of the base rent at such Mortgaged Property. One or more other leases at a Mortgaged Property representing less than 5% of the base rent at such property could also have these types of risks.

Mortgaged Property Name	% of Initial Pool Balance	Tenant	% of Net Rentable Area	% of Base Rent
Westview Business Park (C, D & E)	0.9%	US Government(1)	5.6%	6.3%
Fairway Business Center	0.8%	CA Mentor FHA(2)	25.4%	28.8%
Village Shopping Center	0.8%	U.S. Postal Service(3)	9.3%	13.3%
NY & NJ Mixed Use Portfolio – 162-24 Jamaica Avenue	0.7%	NYC – Dept of Probation(4)	61.4%	39.6%
Union Town Center	0.7%	El Paso County Clerk & Rec(5)	16.4%	14.4%
Union Terrace	0.6%	GSA(6)	25.0%	21.1%

(1)	The related tenant may terminate its lease at any time upon 60 days’ written notice.

(2)	The related tenant may terminate its lease at any time on or after November 30, 2015 upon 30 days’ written notice.

(3)	The related tenant may terminate its lease at any time after January 1, 2017 upon 180 days’ prior written notice.

(4)	The related tenant may terminate its lease, in whole or in part, upon not less than 180 days’ written notice.

(5)	The related tenant may terminate its lease upon the occurrence of the event of nonappropriation. The tenant must provide notice of at least 150 days prior to the end of the fiscal year.

(6)	The related tenant may terminate its lease, in whole or in part, at any time on or after December 7, 2022, upon not less than 120 days’ written notice.

Other Tenant Termination Issues

In addition, anchor tenants at, and shadow anchor tenants with respect to, certain Mortgaged Properties may close or otherwise become vacant. We cannot assure you that any such anchor tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Rights to Sublease

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future. For example, taking into account (i) the 5 largest tenants (based on net rentable square footage) at those Mortgaged Properties securing the 20 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) or (ii) cases where 10% or more of the aggregate net rentable area at a Mortgaged Property is sublet:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Broadway Marketplace – Parcel 5, representing approximately 1.2% of the Initial Pool Balance, the largest tenant, Sam’s Club, subleases 3,200 square feet to BC Beverage, Ltd., which operates the alcoholic beverage retail component of the Sam’s Club.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Westview Business Park (C, D & E), representing approximately 0.9% of the Initial Pool Balance, Kemp Biotech, the largest tenant at the Mortgaged Property, representing 14.0% of the net rentable area, sublets its entire leased premises to A Fablab Equipment.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 2201 Junipero Serro Boulevard, representing approximately 0.7% of the Initial Pool Balance, the largest tenant at the Mortgaged Property, Total Renal Care, Inc., subleases approximately 4,070 square feet of its space to San Francisco Veterinary Medical Group Inc.

Tenants Not Yet in Occupancy or Paying Rent, Leases Under Negotiation and LOI’s

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten Net Operating Income and/or Occupancy may not be in physical occupancy, may not have commenced paying rent or may be in the process of negotiating such lease. For example, taking into account the 5 largest tenants (based on net rentable square footage) at the Mortgaged Properties:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Kemper Lakes Business Center, representing approximately 8.3% of the Initial Pool Balance, the fourth largest tenant, Fresenius Kabi USA, LLC., has signed a new lease for 24,829 square feet of expansion space and began build out in January 2015. They are required to begin paying rent in July 2015 and are permitted to take occupancy when build out is complete. At the origination of the Mortgage Loan, the borrower deposited approximately $370,446 into a lender-controlled reserve account for this free rent period. Additionally, the fifth largest tenant, Atos IT Solutions and Services (60,913 total square feet), includes 36,313 square feet of dark space as a result of its acquisition of Siemens IT Solutions and Services, which space is included in determining the Underwritten Net Cash Flow, Underwritten Net Operating Income and Occupancy for the Mortgaged Property, as the tenant is paying rent on the entire 60,913 square feet.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Union Square Shopping Center, representing approximately 2.7% of the Initial Pool Balance, the third largest tenant, Get Air, representing approximately 7.6% of the net rentable square footage at the Mortgaged Property, has executed a lease, is paying rent and is expected to be open for business by the end of February 2015.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Reunion Park, representing approximately 1.3% of the Initial Pool Balance, the largest tenant, Signature Science, representing approximately 39.7% of the gross leasable area at the Mortgaged Property, is in the process of having its 26,787 square foot space renovated at an approximate cost of $850,000. While this work is being completed, it is occupying two vacant spaces totaling 9,341 square feet rent free. In addition, the fifth largest tenant, DiSorbo, representing approximately 6.7% of the gross leasable area at the Mortgaged Property, is in a free rent period that is estimated to last through August 31, 2015. At origination of the Mortgage Loan, the borrower deposited approximately $367,092 and $268,456 into a lender-controlled tenant improvements and leasing commission reserve and a free rent reserve, respectively.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Centennial Tech Center, representing approximately 0.9% of the Initial Pool Balance, the largest tenant, Comcast, representing approximately 66.2% of the gross leasable area at the Mortgaged Property, is in a free rent period through February 17, 2015. At origination of the Mortgage Loan, the borrower deposited approximately $397,101 into a lender-controlled rent abatement reserve.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 470 Olde Worthington Road, representing approximately 0.7% of the Initial Pool Balance, the fifth largest tenant, R2 Logistics, Inc., representing approximately 5.4% of the net rentable square footage of the Mortgaged Property, has executed a lease and is expected to take occupancy by March 2015 and commence paying rent in August 2015.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Redlands Village, representing approximately 0.5% of the Initial Pool Balance, the third largest tenant, Jersey Mike’s, representing approximately 6.8% of the net rentable square footage at the Mortgaged Property, has executed a lease on its space but has not yet taken occupancy or begun paying rent and is expected to take occupancy in April 2015 and commence paying rent in June 2015.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as DaVita Baton Rouge Mid-City, representing approximately 0.2% of the Initial Pool Balance, the single tenant, Swanson Dialysis, LLC, is in a rent abatement period until February 1, 2015. A reserve in the amount of two months’ rent was established in connection with the origination of the Mortgage Loan, to be held until such time as Swanson Dialysis LLC commences payment of full rent.

In addition, in some cases, tenants at a Mortgaged Property may have signed a letter of intent but not executed a lease with respect to the related space. We cannot assure you that any such proposed tenant will sign a lease or take occupancy at the related Mortgaged Property.

In addition, the underwritten occupancy, Underwritten Net Cash Flow and Underwritten Net Operating Income of the Mortgaged Properties may reflect tenants, and rents from tenants, whose lease terms or renewal leases are under negotiation but not yet signed. In addition, certain of the Mortgage Loans may have tenants who are leasing their spaces on a month-to-month basis and have the right to terminate their leases on a monthly basis.

In these cases we cannot assure you that these tenants will take occupancy, begin paying rent or execute these leases. If these tenants do not take occupancy of the leased space, begin paying rent or execute these leases, it could result in a higher vacancy rate and re-leasing costs that may adversely affect cash flow on the related Mortgage Loan.

Tenants in Financial Distress or Affiliated with a Parent or Related to a Chain That Is in Financial Distress

In addition, tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten Net Operating Income and/or Occupancy may be in financial distress, or may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs. For example, taking into account the 5 largest tenants (based on net rentable square footage) at the Mortgaged Properties:

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In the case of the Mortgaged Properties identified on Annex A to this prospectus supplement as Whitman Square, Utica Park Place Shopping Center and Ming Plaza, which secure Mortgage Loans representing approximately 2.7%, 2.4% and 0.8%, respectively, of the Initial Pool Balance, OfficeMax is one of the five largest tenants at each such Mortgaged Property. On May 6, 2014, Office Depot (subsequent to the completion of its merger with OfficeMax) announced its plan to close 400 of its U.S. stores by 2016. We cannot assure you that the OfficeMax store at each such Mortgaged Property will remain open during the term of the related Mortgage Loan, or that Office Depot will not report earnings losses or otherwise exhibit signs of financial distress or that its stores will remain open for business in the future.

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In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Peachtree City Marketplace, representing approximately 0.3% of the Initial Pool Balance, Staples is the largest tenant at such Mortgaged Property. On March 6, 2014, Staples, Inc. (“Staples”) announced that its board of directors had approved the closure of up to 225 retail stores in North America as well as a cost savings plan to generate annualized pre-tax savings of approximately $500 million by the end of fiscal year 2015. We cannot assure you that the Staples store at such Mortgaged Property will remain open for business or that the closing of any other Staples store will not impact other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool.

Not For Profit Tenants

Certain Mortgaged Properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on such space and other operating expenses.

Tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on such space and other operating expenses may default upon their respective leases should such contributions, grants or subsidies no longer be available.

See “Structural and Collateral Term Sheet” on Annex B to this prospectus supplement for more information on other tenant matters relating to the largest 20 Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

See the footnotes to Annex A to this prospectus supplement for further information regarding the 5 largest tenants by net rentable square footage at the Mortgaged Properties.

Purchase Options, Rights of First Offer and Rights of First Refusal

Below are certain purchase options, rights of first offer and rights of first refusal to purchase all or a portion of certain Mortgaged Properties.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Union Square Shopping Center, representing approximately 2.7% of the Initial Pool Balance, the second largest tenant, Weis Markets, has a right of first refusal to purchase its leased premises within 30 days following the borrower’s notice to the tenant of a bona fide third party offer to purchase such premises.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 40 Gansevoort Street, representing approximately 2.4% of the Initial Pool Balance, the sole tenant, Theory LLC, has a right of first offer in the event the related borrower receives an all-cash offer with respect to the borrower’s leasehold interest in the Mortgaged Property. Theory LLC has 5 days after receipt of notice of the offer to notify the borrower of its offer, which the borrower is obligated to accept provided the offer is 110% of the price initially offered to the borrower.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Walmart Super Center Georgia, representing approximately 0.8% of the Initial Pool Balance, the sole tenant, Walmart Super Center, has a right of first refusal to purchase its leased premises within 30 days following the related borrower’s notice to the tenant of a bona fide offer to purchase such premises.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Redlands Village, representing approximately 0.5% of the Initial Pool Balance, the CVS tenant has a right of first offer to purchase its leased premises upon notice from the borrower of its intent to sell such premises.

With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Walgreens- Ormond Beach and Walgreens- Portsmouth, representing approximately 0.3% and 0.3%, respectively, of the Initial Pool Balance, the sole tenant at each such Mortgaged Property, Walgreens, has a right of first refusal to purchase its leased premises within 10 days following the related borrower’s notice to Walgreens of an offer by a party unaffiliated with the borrower (and excluding any offer at a sale incidental to the exercise of any remedy under a mortgage) to purchase the Mortgaged Property.

With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Walgreens Glen Allen, Walgreens Kernersville and Walgreens Winston-Salem, representing approximately 0.3%, 0.3% and 0.3%, respectively, of the Initial Pool Balance, the sole tenant at each such Mortgaged Property, Walgreens, has a right of first refusal to purchase its leased premises within 15 days following the related borrower’s notice to the tenant of a bona fide offer by a party unaffiliated with the borrower to purchase the related premises.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Rite Aid_Warwick, representing approximately 0.2% of the Initial Pool Balance, the sole tenant, Maxi Drug South, L.P., operating as a Rite Aid store, has a right of first refusal to purchase all or any portion of its leased premises from the borrower upon the same terms and conditions as a third-party offer within 20 days of receiving notice of such offer from the landlord. The tenant’s right of first refusal does not apply in connection with a foreclosure or deed-in-lieu of foreclosure.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties at which at least 5.0% of (i) the gross income at the Mortgaged Property relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property is leased to an affiliate of the borrower:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Midtown Center, representing approximately 0.7% of the Initial Pool Balance, three tenants at the Mortgaged Property (Bardot, Gigi and Cymbal Development), collectively representing approximately 44.2% of the net rentable area at the Mortgaged Property, are leased to the Mortgage Loan sponsor or an affiliate of the Mortgage Loan sponsor. These leases collectively represent approximately 42.7% of the gross income at the Mortgaged Property.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 470 Olde Worthington Road, representing approximately 0.7% of the Initial Pool Balance, three tenants at the Mortgaged Property (DRK Company, Preferred Real Estate Investment, Inc. and Ardent Property Management), collectively representing approximately 33.7% of the net rentable area at the Mortgaged Property are leased to the Mortgage Loan sponsor or an affiliate of the Mortgage Loan sponsor. These leases collectively represent approximately 37.6% of the gross income at the Mortgaged Property.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 44-11 Eleventh Street, representing approximately 0.2% of the Initial Pool Balance, PS Mercato Elevator Co., Inc., an affiliate of the borrower, leases 100% of the net rentable area at the related Mortgaged Property.

Other Mortgaged Properties may have tenants that are affiliated with the related borrower but those tenants do not represent more than 5.0% of the gross income or net rentable area of the related Mortgaged Property.

Certain of the Mortgaged Properties may be leased in whole or in part by Originator and/or Sponsor affiliates. For example, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Eastlake Village Center South, representing approximately 1.2% of the Initial Pool Balance, Citibank, N.A. has leased 2,450 square feet of the net rentable area at the related Mortgaged Property, which represents approximately 5.6% of the net rentable area. Citibank, N.A. is acting as the Certificate Administrator, Certificate Registrar and paying agent and is an affiliate of Citigroup Commercial Mortgage Securities Inc., the Depositor, Citigroup Global Markets Inc., an underwriter, and CGMRC, a Sponsor and an Originator.

Insurance Considerations

In the case of 60 Mortgaged Properties, which secure, in whole or in part, 49 Mortgage Loans, representing approximately 62.5% of the Initial Pool Balance by allocated loan amount, the related borrower maintains insurance under blanket policies.

Further, certain Mortgaged Properties may be insured, in whole or in part, by a sole or significant tenant. For example:

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With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as 40 Gansevoort Street, Walmart Super Center Georgia, Stop & Shop – Orangeburg Commons, Rite Aid – Oregon, 269 King Street, Walgreens- Ormond Beach, Walgreens Glen Allen, Walgreens- Portsmouth, Walgreens Kernersville, Walgreens Winston-Salem, Walgreens – Raleigh, NC, Walgreens – Franklinton, NC, Walgreens – Carthage, NC and Rite Aid_Warwick, representing approximately 2.4%, 0.8%, 0.7%, 0.4%, 0.4%, 0.3%, 0.3%, 0.3%, 0.3%, 0.3%, 0.3%, 0.2%, 0.2% and 0.2%, respectively, of the Initial Pool Balance, the related borrower is not required to obtain property insurance coverage for so long as, among other conditions, the insurance required under the related Mortgage Loan documents is maintained by the single tenant at the Mortgaged Property, and with respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Stop & Shop – Orangeburg Commons, Walgreens Glen Allen, Walgreens Kernersville, Walgreens Winston-Salem, Walgreens – Raleigh, NC, Walgreens – Franklinton, NC and Walgreens – Carthage, NC, representing approximately 0.7%, 0.3%, 0.3%, 0.3%, 0.3%, 0.2% and 0.2% of the Initial Pool Balance, such single tenant is permitted to maintain such coverage through self-insurance so long as certain conditions are met under the related Mortgage Loan documents.

In addition, with respect to certain Mortgage Loans, the insurable value of the related Mortgaged Property as of the origination date of the related Mortgage Loan was lower than the principal balance of the related Mortgage Loan.

See “Risk Factors—Risks Associated with Blanket Insurance Policies or Self-Insurance” and “—Earthquake, Flood and Other Insurance May Not be Available or Adequate” in this prospectus supplement.

In addition, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower.

Further, many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in this prospectus supplement.

Zoning and Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of the Mortgaged Properties to their current use. In addition, certain of the Mortgaged Properties may be subject to restrictions relating to their current use or have other zoning issues. For example, certain of the Mortgaged Properties are subject to a temporary certificate of occupancy (the “TCO”). The related Mortgage Loan documents require the related borrower to use commercially reasonable efforts to maintain the TCO, or cause the sponsor of the property to maintain the TCO, and to cause the TCO to be continuously renewed at all times until a permanent certificate of occupancy (“PCO”) is obtained for the related Mortgaged Property.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 393-401 Fifth Avenue, representing approximately 8.0% of the Initial Pool Balance, the fifth largest tenant at the Mortgaged Property, Burger King Corporation, occupies a portion of its space under a certificate of occupancy which improperly classifies the current use. The current use is a permitted use under the applicable zoning requirements. The related borrower covenanted in the Mortgage Loan documents (i) to use good faith, commercially reasonable efforts to cause a TCO properly classifying the current use to be obtained and (ii) to deliver an updated certificate of occupancy reflecting the current uses to the related lender within 6 months of the date of the origination of the Mortgage Loan (subject to delays that are out of the borrower’s control). The related borrower has represented that the cost of obtaining the new certificate of occupancy should not exceed $25,000 (to the extent the cost does exceed $25,000, the borrower will either (x) deliver evidence that the additional costs have been paid using cash not derived from the Mortgaged Property or (y) deposit additional amounts into a reserve with the related lender using cash not derived from the Mortgaged Property).

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as NY & NJ Mixed Use Portfolio, representing approximately 1.4% of the Initial Pool Balance, the Mortgaged Property identified on Annex A to this prospectus supplement as 162-24 Jamaica Avenue had a TCO that expired in October 2012 which permitted the current uses at the Mortgaged Property. In addition, the Mortgaged Property identified on Annex A to this prospectus supplement as 2600 Flatbush Avenue has a valid PCO that permits the Mortgaged Property to be used for office purposes; however, the current use of such Mortgaged Property is retail. The lender obtained an architect’s letter for each of the two Mortgaged Properties that stated that the zoning for each Mortgaged Property permitted all of the current uses as of right. The borrower has covenanted to secure the correct certificates of occupancy within 180 days of the origination of the Mortgage Loan (subject to extension per the terms of the Mortgage Loan documents).

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as The Alora, representing approximately 1.1% of the Initial Pool Balance, the Mortgaged Property was originally developed for multifamily use in the 1970s, prior to the requirement that a property owner obtain a certificate of occupancy. Commencing January 1, 1986, and pursuant to applicable governmental regulations, the owner of a multifamily property was also required to submit for a life/safety inspection within two years of such date. Four of the apartment buildings that comprise the Mortgaged Property were converted to schools and subsequently reconverted back to apartment buildings in 2013. Prior to the reconversion, certificates of occupancy were issued for the Mortgaged Property but the Mortgaged Property did not receive final inspections to obtain updated certificates of occupancy and/or life/safety certificates for the reconverted buildings. The borrower is required to schedule the required inspections and obtain an updated certificate of occupancy and/or life/safety certificate for each building at the Mortgaged Property. The Mortgage Loan is full recourse to the guarantor until the borrower delivers the updated certificates of occupancy and/or life/safety certificates for each building at the Mortgaged Property. In addition, the borrower reserved $500,000 with the lender to cover the cost of any work required by the applicable zoning authority after inspection.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Harmony Meadow, representing approximately 0.3% of the Initial Pool Balance, the Mortgaged Property is the beneficiary of a low-income housing tax credit program sponsored by the Georgia DCA initially provided in 1996, with an initial 15-year term and a 15-year extended use period. The terms of the program require that the Mortgaged Property be 100% leased to families whose income is not more than 60% of the area median income. The tax credits were claimed during the initial 15-year period and the restrictions remain during the term of the extended use period. Noncompliance during the extended use period may impact the related borrower’s ability to receive future funding from the DCA.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Harmony Grove, representing approximately 0.3% of the Initial Pool Balance, the Mortgaged Property is the beneficiary of a low-income housing tax credit program sponsored by the Georgia DCA initially provided in 1994, with an initial 15-year term and a 15-year extended use period. The terms of the program require that the Mortgaged Property be 100% leased to families whose income is not more than 60% of the area median income. The tax credits were claimed during the initial 15-year period and the restrictions remain during the term of the extended use period. Noncompliance during the extended use period may impact the related borrower’s ability to receive future funding from the DCA.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as CSS Concord, representing approximately 0.3% of the Initial Pool Balance, the Mortgaged Property is operated as a self storage property pursuant to a special use permit which authorizes up to 450 storage units totaling 39,200 square feet; however, the Mortgaged Property contains 522 storage units totaling in excess of 42,000 square feet. The Mortgage Loan documents do not require the borrower to remove any storage units in place at the Mortgaged Property as of December 17, 2014 in order to comply with the aforementioned special use permit and applicable zoning, building and/or land use laws, rules and regulations unless an applicable municipal authority or agency notifies the borrower of such requirement, in which case the borrower is required, within the later to occur of (1) sixty (60) days of such notification and (2) the deadline imposed by such municipal authority or agency, to comply therewith as may be necessary to cause the Mortgaged Property to comply with the applicable legal requirements.

See “Risk Factors—Risks Related to Zoning Non-Compliance and Use Restrictions” in this prospectus supplement. See also the Sponsor representation and warranty set forth in paragraph (24) (Local Law Compliance) on Annex E-1 to this prospectus supplement and any related exceptions on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to prospectus supplement).

Appraised Value

In certain cases, appraisals may reflect both “as stabilized” and “as-is” values, although the Appraised Value reflected in this prospectus supplement with respect to each Mortgaged Property reflects only the “as-is” value, which may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies, other than as follows:

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With respect to the loan-to-value ratios at maturity of 16 Mortgage Loans secured by the Mortgaged Properties or portfolios of Mortgaged Properties identified in the definitions of “LTV Ratio at Maturity/ARD” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement, the related LTV Ratio at Maturity/ARD reflected in this prospectus supplement is calculated using an “as stabilized” appraised value.

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Northeastern Hotel Portfolio, representing approximately 4.8% of the Initial Pool Balance, unless otherwise indicated, the Appraised Value is calculated based on the appraiser’s aggregate “as-is” appraised value of $85,000,000 plus stated “capital deductions” totaling $5,250,000 relating to certain capital improvements at the Mortgaged Properties identified on Annex A to this prospectus supplement as Hilton Garden Inn Norwalk ($1,750,000), Sheraton Hotel Tarrytown ($2,000,000) and Hilton Garden Inn Shelton ($1,500,000) for which $5,250,000 was reserved in connection with the origination of such Mortgage Loan.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as DaVita Baton Rouge Mid-City, representing approximately 0.2% of the Initial Pool Balance, the “as-is” Appraised Value is based on the assumption that the related Mortgaged Property has received the pending certificate of occupancy.

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Appraised Values are further calculated based on certain other assumptions and considerations set forth in the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Risk Factors—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus supplement.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans do not contain such carveouts, contain limitations to such carveouts and/or do not provide for a non-recourse carveout guarantor. Certain other Mortgage Loans may have additional limitations to the non-recourse carveouts as described on Annex E-2 to this prospectus supplement. See “Risk Factors—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed” in this prospectus supplement.

We cannot assure you that the net worth or liquidity of any non-recourse guarantor under any of the Mortgage Loans will be sufficient to satisfy any claims against that guarantor under its non-recourse guaranty. In most cases, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on, among other things, the domicile or citizenship of any such guarantor.

For example, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Kemper Lakes Business Center, representing approximately 8.3% of the Initial Pool Balance, the related Mortgage Loan documents do not provide for a non-recourse carveout for breaches of environmental covenants; however, there is an environmental insurance policy. In addition, the liability of the non-recourse carveout guarantors is capped at an aggregate amount of $20 million and would be owed by each guarantor on a several basis in proportion to their equity percentages.

For example, in the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Poway Plaza, representing approximately 1.1% of the Initial Pool Balance, the related non-recourse carveout guarantor is a non-United States citizen. In addition, in the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Las Misiones Apartments, representing approximately 0.6% of the Initial Pool Balance, one of the two related non-recourse carveout guarantors is a non-United States citizen. A non-United States citizen may be beyond the jurisdiction of United States courts.

The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties. Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Increases in Real Estate Taxes May Reduce Available Funds” in this prospectus supplement.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Aqua Marine II, representing approximately 0.3% of the Initial Pool Balance, the Mortgaged Property was granted a 10-year real estate tax abatement for 75% of the improvements for each unit located at the Mortgaged Property. The terms of the tax abatement provide that the abatement cannot commence until after the issuance of a certificate of occupancy and must commence before 2015. Certificates of occupancy for the Mortgaged Property were issued in October 2014.

Certain Terms of the Mortgage Loans

Due Dates; Mortgage Loan Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which interest and/or principal payments are due under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table with the indicated grace period.

Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Pool Balance
1	5	8	5.9%
5	0	30	19.7
6	0	62	74.4
Total		100	100.0%

As used in this prospectus supplement, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A to this prospectus supplement for information on the number of days before late payment charges are due under the Mortgage Loan. The information on Annex A to this prospectus supplement regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

Thirteen (13) of the Mortgage Loans, representing approximately 22.9% of the Initial Pool Balance, provide for monthly payments of interest-only until the related maturity date or Anticipated Repayment Date, as applicable (the “Interest Only Mortgage Loans”).

Each of the remaining 87 Mortgage Loans, representing approximately 77.1%, in the aggregate, of the Initial Pool Balance, provides for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such Mortgage Loans (those 87 Mortgage Loans, together with the Interest Only Mortgage Loans, the “Balloon Mortgage Loans”). Forty (40) of these 87 Mortgage Loans referenced in the preceding sentence, representing approximately 43.8%, in the aggregate, of the Initial Pool Balance, provide for monthly payments of interest-only for a period of 12 months to 84 months following the related origination date and then amortize for the remainder of their loan term. Each Balloon Mortgage Loan will have a balloon payment due at its related maturity date or Anticipated Repayment Date, as applicable, unless prepaid prior thereto.

Included in the 13 Interest Only Mortgage Loans is the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Kings Mountain Industrial, which represents approximately 1.4% of the Initial Pool Balance, that is interest-only for each Monthly Payment until the Monthly Payment that is two months prior to the related Maturity Date and then amortizes based on a non-standard amortization schedule as set forth on Annex G to this prospectus supplement.

ARD Loans

The Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Stop & Shop – Orangeburg Commons, Walgreens – Raleigh, NC, Walgreens – Franklinton, NC and Walgreens – Carthage, NC, representing approximately 0.7%, 0.3%, 0.2% and 0.2%, respectively, of the Initial Pool Balance, are ARD Loans. An “ARD Loan” is a Mortgage Loan that provides that, after a certain date (an “Anticipated Repayment Date”), if each related borrower has not prepaid each related ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the original Mortgage Loan Rate (the “Initial Rate”) for such ARD Loan. Annex A to this prospectus supplement will set forth the Anticipated Repayment Date and the Revised Rate for each ARD Loan (if any). “Excess Interest” with respect to each ARD Loan is the interest accrued at the related Revised Rate in respect of such ARD Loan in excess of the interest accrued at the related Initial Rate (and, to the extent permitted by applicable law and the related Mortgage Loan documents, any compound interest thereon).

After the related Anticipated Repayment Date, the ARD Loans further require that all cash flow available from the related Mortgaged Property after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents, all escrows and other amounts then due and payable (other than Excess Interest) under the related Mortgage Loan documents and certain budgeted or non-budgeted expenses approved by the related lender be applied toward the payment of principal (without payment of any yield maintenance premium or other prepayment premium) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on each ARD Loan after the related Anticipated Repayment Date, the payment of Excess Interest will be deferred and will be required to be paid (if and to the extent permitted under applicable law and the related Mortgage Loan documents), only after the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest, to the extent actually collected, will be paid to the holders of the Class S Certificates. Additionally, if there are any ARD Loans included in the Issuing Entity, an account was established in connection with the origination of each ARD Loan into which rents or other revenues from the related Mortgaged Property are required to be deposited, although the related borrower is entitled to receive remittances of funds daily unless an event of default or cash flow trigger is in effect or the related Anticipated Repayment Date has occurred.

The foregoing features, to the extent applicable, are designed to increase the likelihood that each ARD Loan will be prepaid by the related borrower on or about its related Anticipated Repayment Date. However, we cannot assure you that the ARD Loan will be prepaid on its Anticipated Repayment Date.

See “Risk Factors—Risks of Anticipated Repayment Date Loans” in this prospectus supplement.

Single-Purpose Entity Covenants

The terms of certain of the Mortgage Loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the Mortgage Loans limit their activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan. That borrower may also have previously owned property other than the related Mortgaged Property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities.”

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower. In any event, we cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or that if initiated, a bankruptcy case of the borrower could be dismissed. For example, there are certain Mortgage Loans for which there is no independent director, manager or trustee in place with respect to the related borrower.

In all cases, the terms of the borrowers’ organizational documents or the terms of the Mortgage Loans limit the borrower’s activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and related activities, and limit the borrowers’ ability to incur additional indebtedness, other than certain trade debt, equipment financing and other unsecured debt relating to property operations, and other than subordinated debt permitted under the related Mortgage Loan documents. See “—Statistical Characteristics of the Mortgage Loans —Additional Indebtedness” above. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan. However, we cannot assure you that such borrowers have in the past complied and will comply with such requirements, and in some cases unsecured debt exists and/or is allowed in the future. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance provisions, prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the Mortgage Loan (or Loan Combination, if applicable) is prepaid within a specified period (ranging from approximately 3 to 7 payments) up to and including the related maturity date or Anticipated Repayment Date, as applicable. See Annex A to this prospectus supplement for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Partial Releases” below.

Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Prepayment Premiums, Fees and Charges” in

the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●
will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●
if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A to this prospectus supplement and “Structural and Collateral Term Sheet” on Annex B to this prospectus supplement for more information on reserves relating to the largest 20 Mortgage Loans.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the related Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the related Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each Rating Agency;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●	the assumption fee has been received (which assumption fee will be applied as described under “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of

Expenses” in this prospectus supplement, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) or other permitted pledge of borrower interest or a preferred equity investment (if any) will also result in a permitted transfer. See “—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” above.

The Pooling and Servicing Agreement will provide that the Master Servicer (with respect to non-Specially Serviced Loans and with the Special Servicer’s consent) and the Special Servicer (with respect to Specially Serviced Loans) will be required to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Serviced Loan upon, or to withhold its consent to, any transfer of interests in the borrower or the Mortgaged Property or further encumbrances of the related Mortgaged Property, subject to any approval rights of the applicable Directing Holder or its representative to any waiver of any such clause. See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Due-on-Sale and Debt Acceleration Clauses” and “Certain Legal Aspects of the Mortgage Loans—Due-on-Sale and Due-on-Encumbrance Provisions” in the prospectus. The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

Notwithstanding the foregoing, without any other approval or consent, the Master Servicer (for non-Specially Serviced Loans) or the Special Servicer (for Specially Serviced Loans) may grant and process a borrower’s request for consent to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose and may consent to subordination of the related Loan to such easement, right of way or similar agreement.

Defeasance; Collateral Substitution

The terms of 95 of the Mortgage Loans (the “Defeasance Loans”), representing approximately 96.2% of the Initial Pool Balance, permit the applicable borrower at any time (provided no event of default exists), after a lockout period of at least two years following the Closing Date (the “Defeasance Lock Out Period”) and prior to the related open prepayment period described below, to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. Certain of those Mortgage Loans also permit the related borrower to make certain voluntary prepayments or effect a partial defeasance in connection with partial releases as described under “—Voluntary Prepayments” and “—Partial Releases” below.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days’ prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or Loan Combination, if applicable) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Loan Combination, if applicable) and under all other related Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan (or Loan Combination, if applicable)) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Loan Combination, if applicable), or under the defeased portion of the Mortgage Loan (or Loan Combination, if applicable) in the case of a partial defeasance, including in the case of a Balloon Mortgage Loan, the balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the Issuing Entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer will be responsible for purchasing (or causing the purchase of) the government securities on behalf of the borrower at the borrower’s expense to the extent consistent with the related Mortgage Loan documents. Pursuant to the terms of the Pooling and Servicing Agreement, any amount in excess of the amount necessary to purchase such government securities will be returned to the borrower or other designated party, but in any event will not be assets of the Issuing Entity. Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer may accept as defeasance collateral any “government security,” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), notwithstanding any more restrictive requirements in the related Mortgage Loan documents; provided that the Master Servicer has received an opinion of counsel that acceptance of such defeasance collateral will not endanger the status of either Trust REMIC as a REMIC or result in the imposition of a tax upon either Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on “net income from foreclosure property” as set forth in Section 860G(c) of the Code). Simultaneously with such actions, the related Mortgaged Property (or applicable portion of the Mortgaged Property, in the case of partial defeasance) will be released from the lien of the Mortgage Loan (or Loan Combination, if applicable) and the pledged government securities (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan (or Loan Combination, if applicable).

For additional information on Mortgage Loans that permit partial defeasance, see “—Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the Master Servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Loan Combination, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Voluntary Prepayments

Four (4) Mortgage Loans, representing approximately 3.2% of the Initial Pool Balance, permit the related borrower, after a lockout period of 24 to 28 payments following the origination date, to prepay the Mortgage Loan in whole or, in order to satisfy certain financial covenants contained in the Mortgage Loan documents, in part, in each case together with the payment of the greater of a yield maintenance charge and a prepayment premium of 1.0% of the prepaid amount if such prepayment occurs prior to the related open prepayment period.

One (1) of the Mortgage Loans, representing approximately 0.6% of the Initial Pool Balance, permits the related borrower, after a lockout period of 23 payments following the related origination date, to prepay the Mortgage Loan with the payment of the greater of a yield maintenance charge and a prepayment premium of 3.0% of the prepaid amount if such prepayment occurs prior to the related open prepayment period.

In addition to the above-referenced permitted partial prepayments, certain of the Mortgage Loans permit partial defeasance in connection with releases of individual Mortgaged Properties or portions of individual Mortgaged Properties, and certain of the Mortgage Loans that permit defeasance in whole permit partial release with the payment of a release price plus applicable yield maintenance. See “—Partial Releases” below.

Notwithstanding the foregoing restrictions on prepayments, each Mortgage Loan generally permits voluntary prepayments without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the maturity date or Anticipated Repayment Date, as applicable, for such Mortgage Loan, as follows:

Prepayment Open Periods
Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance

3	10	6.7%
4	86	90.4
5	3	2.3
7	1	0.7
Total	100	100.0%

See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Prepayment Premiums, Fees and Charges” in the prospectus.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, or for no consideration in the case of parcels that are vacant, non-income producing or were not taken into account in the underwriting of the Mortgage Loan, subject to the satisfaction of certain specified conditions.

Property Releases; Partial Defeasance

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Northeastern Hotel Portfolio, representing approximately 4.8% of the Initial Pool Balance, the related Mortgage Loan documents permit the release of up to two Mortgaged Properties in connection with a partial defeasance subject to the satisfaction of certain conditions, including but not limited to (i) defeasance of the related Mortgage Loan in an amount equal to 120% of the allocated loan amount(s) of the Mortgaged Property(ies) being released, (ii) with respect to the remaining property(ies) after giving effect to the release, the debt service coverage ratio is equal to or greater than the greater of (x) 1.25x and (y) the debt service coverage ratio immediately prior to the release, (iii) receipt of a Rating Agency Confirmation, and (iv) delivery of a REMIC opinion.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Vegas Industrial Portfolio, representing approximately 0.9% of the Initial Pool Balance, the related Mortgage Loan documents permit the release of an individual Mortgaged Property in connection with a partial defeasance, provided no event of default is then continuing under the related Mortgage Loan documents, at any time (x) after the second anniversary of the Closing Date, and (y) prior to three months before August 5, 2024, subject also to the satisfaction of certain conditions, including but not limited to (a) defeasance of the related Mortgage Loan in an amount equal 125% of the allocated loan amount with respect to the released Mortgaged Property, (b) with respect to the remaining Mortgaged Property after giving effect to the release, that the debt service coverage ratio would not be less than 1.35x, (c) with respect to the remaining Mortgaged Property after giving effect to the release, that the loan-to-value ratio would not be greater than 75%, (d) with respect to the remaining Mortgaged Property after giving effect to the release, that the debt yield would not be less than 9.0%, and (e) satisfaction of certain REMIC requirements, which may include delivery by the borrower of a REMIC opinion.

With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Harmony Meadows and Harmony Grove, representing approximately 0.3% and 0.1%, respectively, of the Initial Pool Balance, the related Mortgage Loan documents for each Mortgage Loan permit, at any time after the second anniversary of the Closing Date, the release of an individual Mortgaged Property and defeasance of the Mortgage Loan secured by such Mortgaged Property, provided no event of default is then continuing under the Mortgage Loan documents, subject to the satisfaction of certain conditions, including, but not limited to (a) the Mortgaged Property to be released is sold pursuant to an arm’s-length agreement to a third party not affiliated with the related borrowers, (b) the two Mortgage Loans are defeased in an aggregate amount equal to 125% of the loan amount of the Mortgage Loan secured by the Mortgaged Property to be released, (c) with respect to the remaining Mortgaged Property after giving effect to the release, the loan-to-value ratio would not be greater than 75%, (d) with respect to the remaining property after giving effect to the release, the debt service coverage ratio would not be less than 1.35x, (e) the debt yield is not less than 9.0%, and (f) if the loan-to-value ratio would exceed 125% immediately after such release, the Mortgage Loans will be paid down by a “qualified amount” as such term is defined in IRS Rev. Proc. 2010-30, unless the lender receives a REMIC opinion.

Property Releases; Free Releases

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Twin Cities Premium Outlets, representing approximately 4.2% of the Initial Pool Balance, the Mortgage Loan documents permit the related borrower to transfer vacant, non-income producing portions of the Mortgaged Property to third parties for uses which are integrated and consistent with the use of the Mortgaged Property, provided that, among other things, no event of default has occurred and is continuing and certain REMIC requirements are satisfied.

Escrows

Eighty-three (83) Mortgage Loans, representing approximately 79.8% of the Initial Pool Balance, provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Eighty-two (82) Mortgage Loans, representing approximately 87.1% of the Initial Pool Balance, provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Sixty-five (65) Mortgage Loans, representing approximately 60.3% of the Initial Pool Balance, provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Forty (40) Mortgage Loans, representing approximately 70.6% of that portion of the Initial Pool Balance secured by office, retail, industrial and mixed use properties and one self storage property with office and industrial tenants, provide for upfront or monthly escrows for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, mixed use and industrial properties only.

Certain of the reserves described above permit the related borrower to post a letter of credit in lieu of maintaining cash reserves.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, renovations or other property enhancements vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

Additional Mortgage Loan Information

Each of the tables presented in Annex B and Annex C to this prospectus supplement sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A to this prospectus supplement. For certain additional information regarding the 20 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the pool of Mortgage Loans, see “Structural and Collateral Term Sheet” on Annex B to this prospectus supplement.

The Loan Combinations

General

Each of the following Split Mortgage Loans is part of a Loan Combination comprised of the subject Mortgage Loan which is included in the Issuing Entity, and one or more Pari Passu Companion Loan(s) and/or Subordinate Companion Loan(s) that are held outside the Issuing Entity, each of which is evidenced by a separate promissory note and all of which are secured by the same Mortgages encumbering the same Mortgaged Property or portfolio of Mortgaged Properties:

●
the Twin Cities Premium Outlets Mortgage Loan (evidenced by the non-controlling note A-2), which has an outstanding principal balance as of the Cut-off Date of $50,000,000 is (together with the Twin Cities Premium Outlets Companion Loan), secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Twin Cities Premium Outlets (the “Twin Cities Premium Outlets Mortgaged Property”), and represents approximately 4.2% of the Initial Pool Balance; and the Twin Cities Premium Outlets Companion Loan, which has an aggregate outstanding principal balance as of the Cut-off Date of $65,000,000. The Twin Cities Premium Outlets Companion Loan (evidenced by the controlling note A-1) was previously included in the GSMS 2014-GC26 Securitization;

●
the Kings Mountain Industrial Mortgage Loan (evidenced by the non-controlling note A), which has an outstanding principal balance as of the Cut-off Date of $16,200,000 is (together with the Kings Mountain Industrial Subordinate Companion Loan), secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Kings Mountain Industrial (the “Kings Mountain Industrial Mortgaged Property”), and represents approximately 1.4% of the Initial Pool Balance; and the Kings

Mountain Industrial Subordinate Companion Loan, which has an aggregate outstanding principal balance as of the Cut-off Date of $3,456,045. The Kings Mountain Industrial Subordinate Companion Loan (evidenced by the controlling note B) is currently held by a third party that is unaffiliated with any party to this securitization transaction; and

●
the Boca Hamptons Plaza Portfolio Mortgage Loan (evidenced by the non-controlling note B, which has an outstanding principal balance as of the Cut-off Date of $8,000,000 is (together with the Boca Hamptons Plaza Portfolio Companion Loan), secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Boca Hamptons Plaza Portfolio (the “Boca Hamptons Plaza Portfolio Mortgaged Properties”), and represents approximately 0.7% of the Initial Pool Balance; and the Boca Hamptons Plaza Portfolio Companion Loan, which has an aggregate outstanding principal balance as of the Cut-off Date of $18,000,000. The Boca Hamptons Plaza Portfolio Companion Loan (evidenced by the controlling note A) is currently held by RMF or its affiliate, and is expected to be included in a future securitization.

Each Split Mortgage Loan and its related Companion Loan(s) are cross-collateralized and cross-defaulted. Each Pari Passu Companion Loan is pari passu in right of payment with its related Split Mortgage Loan. Each Subordinate Companion Loan is subordinate in right of payment to the related Split Mortgage Loan. Only each Split Mortgage Loan is included in the Issuing Entity. No Companion Loan is an asset of the Issuing Entity.

Set forth in the chart below is certain information regarding each Split Mortgage Loan and its related Companion Loan(s).

Loan Combination Summary
Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Controlling Pooling & Servicing Agreement(1)	Master Servicer	Special Servicer
Twin Cities Premium Outlets	$50,000,000	4.2%	$65,000,000	$0	$115,000,000	GSMS 2014-GC26	Wells Fargo Bank, National Association	LNR Partners, LLC

Kings Mountain Industrial	$16,200,000	1.4%	$0	$3,456,045	$19,656,045	CGCMT 2015-GC27	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association

Boca Hamptons Plaza Portfolio	$8,000,000	0.7%	$18,000,000	$0	$26,000,000	CGCMT 2015-GC27	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association

(1)
The Twin Cities Premium Outlets Mortgage Loan will be serviced under the GSMS 2014-GC26 Pooling and Servicing Agreement, pursuant to which Wells Fargo Bank, National Association is the master servicer and LNR Partners, LLC is the initial general special servicer.

In connection with each Loan Combination, the relative rights and obligations of the Trustee on behalf of the Issuing Entity and each related Companion Loan Holder are generally governed by a co-lender agreement (each, a “Co-Lender Agreement”). Each Co-Lender Agreement provides, among other things, (i) one of the holders will be the “controlling note holder” (the “Controlling Note Holder”) entitled to (a) approve or, in some cases, direct material servicing decisions involving the related Loan Combination, and (b) in some cases, replace the applicable special servicer with respect to such Loan Combination with or without cause; (ii) for the servicing and administration of the subject Loan Combination and any related Mortgaged Property; and (iii) that expenses, losses and shortfalls relating to the Loan Combination will be allocated first to any related Subordinate Companion Loan (if any), and then, on a pro rata basis to the holders of the subject Mortgage Loan and any related Pari Passu Companion Loan(s) (if any), in each case as more particularly described below in this “—The Loan Combinations” section.

Set forth below are certain terms and provisions of each Loan Combination and the related Co-Lender Agreement. For more information regarding the servicing of the Outside Serviced Mortgage Loans, see “The

Pooling and Servicing Agreement—Certain Considerations Regarding the Outside Serviced Loan Combinations” and “—Servicing of the Outside Serviced Mortgage Loans” in this prospectus supplement. Also, see “Structural and Collateral Term Sheet—Twin Cities Premium Outlets” on Annex B to this prospectus supplement.

The Twin Cities Premium Outlets Loan Combination

Servicing

The Twin Cities Premium Outlets Loan Combination and any related REO Property will be serviced and administered in accordance with the GSMS 2014-GC26 Pooling and Servicing Agreement, dated as of December 1, 2014, among GS Mortgage Securities Corporation II, as depositor, Wells Fargo Bank, National Association, as master servicer (the “GSMS 2014-GC26 Master Servicer”), LNR Partners, LLC, as general special servicer (the “GSMS 2014-GC26 Special Servicer”), CWCapital Asset Management LLC, as Cypresswood Court Shopping Center special servicer, Pentalpha Surveillance LLC, as operating advisor (the “GSMS 2014-GC26 Operating Advisor”), U.S. Bank National Association, as certificate administrator (in such capacity, the “GSMS 2014-GC26 Certificate Administrator”), and as trustee (in such capacity, the “GSMS 2014-GC26 Trustee”), by the GSMS 2014-GC26 Master Servicer and the GSMS 2014-GC26 Special Servicer, in the manner described under “The Pooling and Servicing Agreement—Certain Considerations Regarding the Outside Serviced Loan Combinations” and “—Servicing of the Outside Serviced Mortgage Loans” in this prospectus supplement, but subject to the terms of the related Co-Lender Agreement. In servicing the Twin Cities Premium Outlets Loan Combination, the servicing standard set forth in the GSMS 2014-GC26 Pooling and Servicing Agreement will require the GSMS 2014-GC26 Master Servicer and the GSMS 2014-GC26 Special Servicer to take into account the interests of both the Certificateholders and the related Companion Loan Holder as a collective whole.

Amounts payable to the Issuing Entity as holder of the Twin Cities Premium Outlets Mortgage Loan pursuant to the related Co-Lender Agreement will be distributed net of certain fees and expenses on the Twin Cities Premium Outlets Mortgage Loan as set forth in the related Co-Lender Agreement.

Application of Payments

The related Co-Lender Agreement sets forth the respective rights of the holder of the Twin Cities Premium Outlets Mortgage Loan and the holder of the Twin Cities Premium Outlets Companion Loan with respect to distributions of funds received in respect of the Twin Cities Premium Outlets Loan Combination, and provides, in general, that:

●
the Twin Cities Premium Outlets Mortgage Loan and the Twin Cities Premium Outlets Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

●
all payments, proceeds and other recoveries on or in respect of the Twin Cities Premium Outlets Loan Combination or the related Mortgaged Property will be applied to the Twin Cities Premium Outlets Mortgage Loan and the Twin Cities Premium Outlets Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the GSMS 2014-GC26 Master Servicer, the GSMS 2014-GC26 Special Servicer, the GSMS 2014-GC26 Operating Advisor, the GSMS 2014-GC26 Certificate Administrator and the GSMS 2014-GC26 Trustee) in accordance with the terms of the related Co-Lender Agreement and the GSMS 2014-GC26 Pooling and Servicing Agreement; and

●
expenses, losses and shortfalls relating to the Twin Cities Premium Outlets Loan Combination will be allocated, on a pro rata and pari passu basis, to the Twin Cities Premium Outlets Mortgage Loan and the Twin Cities Premium Outlets Companion Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Twin Cities Premium Outlets Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Twin Cities Premium Outlets Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus supplement, on other Mortgage Loans, but not out of payments or other collections on the Twin Cities Premium Outlets Companion Loan. Similarly, P&I advances on the Twin Cities Premium Outlets Companion Loan are not reimbursable out of payments or other collections on the Twin Cities Premium Outlets Mortgage Loan.

Certain costs and expenses (such as a pro rata share of a property protection advance) allocable to the Twin Cities Premium Outlets Mortgage Loan may be paid or reimbursed out of payments and other collections on the GSMS 2014-GC26 securitization, subject to the GSMS 2014-GC26 issuing entity’s right to reimbursement from future payments and other collections on the Twin Cities Premium Outlets Mortgage Loan or from general collections on the Mortgage Pool.

Consultation and Control

Pursuant to the related Co-Lender Agreement, the directing holder with respect to the Twin Cities Premium Outlets Loan Combination, as of any date of determination, will be the GSMS 2014-GC26 Trustee on behalf of the GSMS 2014-GC26 issuing entity as holder of the related Companion Loan; provided, that, unless a control termination event exists under the GSMS 2014-GC26 Pooling and Servicing Agreement, the GSMS 2014-GC26 controlling class representative will be entitled to exercise the rights of the directing holder with respect to the Twin Cities Premium Outlets Loan Combination. In its capacity as representative of the directing holder under the related Co-Lender Agreement, the GSMS 2014-GC26 controlling class representative will be entitled to exercise consent and/or consultation rights (which consent and/or consultation rights are substantially similar to, but not necessarily identical to, the rights of the Directing Holder set forth under “The Pooling and Servicing Agreement—Directing Holder” in this prospectus supplement) with respect to the Twin Cities Premium Outlets Loan Combination and the implementation of any recommended actions outlined in an asset status report with respect to the Twin Cities Premium Outlets Loan Combination will require the approval of the GSMS 2014-GC26 controlling class representative. Pursuant to the terms of the GSMS 2014-GC26 Pooling and Servicing Agreement, the GSMS 2014-GC26 controlling class representative will have the same consent and/or consultation rights with respect to the Twin Cities Premium Outlets Loan Combination as it does, and for so long as it does, with respect to the other mortgage loans included in the GSMS 2014-GC26 issuing entity.

In addition, pursuant to the terms of the related Co-Lender Agreement, the Issuing Entity, as holder of the Twin Cities Premium Outlets Mortgage Loan (or its representative which, until a Controlling Class Representative Consultation Termination Event occurs, will be the Controlling Class Representative) will (i) have a right to receive copies of all notices, information and reports that the GSMS 2014-GC26 Master Servicer or the GSMS 2014-GC26 Special Servicer, as applicable, is required to provide to the GSMS 2014-GC26 controlling class representative (within the same time frame such notices, information and reports are or would have been required to be provided to the GSMS 2014-GC26 controlling class representative under the GSMS 2014-GC26 Pooling and Servicing Agreement without regard to the occurrence thereunder of a control termination event or consultation termination event) with respect to any “major decisions” (as defined under the related Co-Lender Agreement) to be taken with respect to the Twin Cities Premium Outlets Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the Twin Cities Premium Outlets Loan Combination and (ii) have the right to be consulted on a strictly non-binding basis with respect to any “major decisions” (as defined under the related Co-Lender Agreement) to be taken with respect to the Twin Cities Premium Outlets Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the Twin Cities Premium Outlets Loan Combination. The consultation right of the Issuing Entity (or its representative) will expire 10 business days following the delivery of notice and information relating to the matter subject to consultation whether or not the Issuing Entity (or its representative) has responded within such period; provided, that if the GSMS 2014-GC26 Master Servicer or the GSMS 2014-GC26 Special Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business-day consultation period will be deemed to begin anew. Notwithstanding the Issuing Entity’s (or its representative’s) consultation rights described above, the GSMS 2014-GC26 Master Servicer or the GSMS 2014-GC26 Special Servicer, as applicable, is permitted to take any material action or any action set forth in the asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Twin Cities Premium Outlets Loan Combination. Neither the GSMS 2014-GC26 Master Servicer nor the GSMS 2014-GC26 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the Issuing Entity (or its representative).

Neither the GSMS 2014-GC26 Master Servicer nor the GSMS 2014-GC26 Special Servicer may take or refrain from taking any action based on advice or consultation provided by the Issuing Entity (or its representative) that would cause the GSMS 2014-GC26 Master Servicer or the GSMS 2014-GC26 Special Servicer, as applicable, to violate applicable law, the terms of the Twin Cities Premium Outlets Loan Combination, the related Co-Lender Agreement, the GSMS 2014-GC26 Pooling and Servicing Agreement, including the servicing standard under the GSMS 2014-GC26 Pooling and Servicing Agreement, or the REMIC provisions or that would (i) expose the GSMS 2014-GC26 Master Servicer, the GSMS 2014-GC26 Special Servicer, the GSMS 2014-GC26 depositor, a mortgage loan seller with respect to the GSMS 2014-GC26 securitization, the GSMS 2014-GC26 issuing entity, the GSMS 2014-GC26 Trustee, the GSMS 2014-GC26 Operating Advisor, the GSMS 2014-GC26 Certificate Administrator or their respective affiliates, officers, directors, employees or agents to any claim, suit or liability, (ii) materially expand the scope of the GSMS 2014-GC26 Master Servicer’s or the GSMS 2014-GC26 Special Servicer’s responsibilities, or (iii) cause the GSMS 2014-GC26 Master Servicer or the GSMS 2014-GC26 Special Servicer to act, or fail to act, in a manner that is not in the best interests of the GSMS 2014-GC26 certificateholders.

In addition to the consultation rights of the Issuing Entity (or its representative) described above, pursuant to the terms of the related Co-Lender Agreement, the Issuing Entity (or its representative) will have the right to attend (in-person or telephonic) annual meetings with the GSMS 2014-GC26 Master Servicer or the GSMS 2014-GC26 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the GSMS 2014-GC26 Master Servicer or the GSMS 2014-GC26 Special Servicer, as applicable, for the purpose of discussing servicing issues related to the Twin Cities Premium Outlets Loan Combination. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in this prospectus supplement.

Application of Penalty Charges

The related Co-Lender Agreement provides that items in the nature of Penalty Charges paid on the Twin Cities Premium Outlets Loan Combination shall first be used to reduce, on a pro rata basis, the amounts payable on each of the Twin Cities Premium Outlets Mortgage Loan and the Twin Cities Premium Outlets Companion Loan by the amount necessary to reimburse the GSMS 2014-GC26 Master Servicer, the GSMS 2014-GC26 Trustee or the GSMS 2014-GC26 Special Servicer for any interest accrued on any property protection advances and reimbursement of any property protection advances in accordance with the terms of the GSMS 2014-GC26 Pooling and Servicing Agreement, second, be used to reduce the respective amounts payable on each of the Twin Cities Premium Outlets Mortgage Loan and the Twin Cities Premium Outlets Companion Loan by the amount necessary to pay the Master Servicer and the Trustee, and the GSMS 2014-GC26 Master Servicer and the GSMS 2014-GC26 Trustee, for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the GSMS 2014-GC26 Pooling and Servicing Agreement) made with respect to such loan by such party (if and as specified in the Pooling and Servicing Agreement or the GSMS 2014-GC26 Pooling and Servicing Agreement, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the Twin Cities Premium Outlets Mortgage Loan and the Twin Cities Premium Outlets Companion Loan by the amount necessary to pay additional trust fund expenses (other than unpaid special servicing fees, unpaid workout fees and liquidation fees, each as payable under the GSMS 2014-GC26 Pooling and Servicing Agreement) incurred with respect to the Twin Cities Premium Outlets Loan Combination (as specified in the GSMS 2014-GC26 Pooling and Servicing Agreement) and, finally, in the case of the remaining amount of Penalty Charges allocable to the Twin Cities Premium Outlets Mortgage Loan and the Twin Cities Premium Outlets Companion Loan, be paid to the GSMS 2014-GC26 Master Servicer and/or the GSMS 2014-GC26 Special Servicer as additional servicing compensation as provided in the GSMS 2014-GC26 Pooling and Servicing Agreement.

Sale of Defaulted Loan Combination

Pursuant to the terms of the related Co-Lender Agreement, if the Twin Cities Premium Outlets Loan Combination becomes a defaulted mortgage loan under the GSMS 2014-GC26 Pooling and Servicing Agreement, and if the GSMS 2014-GC26 Special Servicer determines to sell the Twin Cities Premium Outlets Companion Loan in accordance with the GSMS 2014-GC26 Pooling and Servicing Agreement, then the GSMS 2014-GC26 Special Servicer will be required to sell the Twin Cities Premium Outlets Companion Loan together with the Twin Cities Premium Outlets Mortgage Loan as a single whole loan in accordance with the procedures set forth under the GSMS 2014-GC26 Pooling and Servicing Agreement.

Notwithstanding the foregoing, the GSMS 2014-GC26 Special Servicer will not be permitted to sell the Twin Cities Premium Outlets Loan Combination if it becomes a defaulted mortgage loan under the GSMS 2014-GC26 Pooling and Servicing Agreement without the written consent of Issuing Entity (or its representative), as holder of the Twin Cities Premium Outlets Mortgage Loan, unless the GSMS 2014-GC26 Special Servicer has delivered to such holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Twin Cities Premium Outlets Loan Combination; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the GSMS 2014-GC26 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Twin Cities Premium Outlets Loan Combination, and any documents in the servicing file reasonably requested by the Issuing Entity (or its representative) that are material to the price of the Twin Cities Premium Outlets Loan Combination; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the GSMS 2014-GC26 controlling class representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the GSMS 2014-GC26 Master Servicer or the GSMS 2014-GC26 Special Servicer in connection with the proposed sale; provided, that the Issuing Entity (or its representative) may waive any of the delivery or timing requirements set forth in this sentence. The Issuing Entity (or its representative) will be permitted to bid at any sale of the Twin Cities Premium Outlets Loan Combination.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

Special Servicer Appointment Rights

Pursuant to the related Co-Lender Agreement and the GSMS 2014-GC26 Pooling and Servicing Agreement, the directing holder with respect to the Twin Cities Premium Outlets Loan Combination (which, as of any date of determination, will be the GSMS 2014-GC26 Trustee on behalf of the GSMS 2014-GC26 issuing entity as holder of the Twin Cities Premium Outlets Companion Loan, or its representative which, prior to a control termination event under the GSMS 2014-GC26 Pooling and Servicing Agreement, will be the GSMS 2014-GC26 controlling class representative) will have the right to replace the GSMS 2014-GC26 Special Servicer then acting with respect to the Twin Cities Premium Outlets Loan Combination for cause at any time and without cause as follows: (a) for so long as Class E is the controlling class for the GSMS 2014-GC26 securitization, without cause at any time; and (b) for so long as Class F, Class G or Class H is the controlling class for the GSMS 2014-GC26 securitization , without cause if either (i) LNR Partners, LLC or its affiliate is no longer the GSMS 2014-GC26 Special Servicer or (ii) LNR Securities Holdings, LLC or its affiliate owns less than 15% of the then-controlling class of GSMS 2014-GC26 certificates, and appoint a replacement GSMS 2014-GC26 Special Servicer in lieu thereof without the consent of the Issuing Entity (or its representative). The applicable GSMS 2014-GC26 certificateholders with the requisite percentage of voting rights (after a control termination event under the GSMS 2014-GC26 Pooling and Servicing Agreement) will have the right, with or without cause, to replace the GSMS 2014-GC26 Special Servicer then acting with respect to the Twin Cities Premium Outlets Loan Combination and appoint a replacement GSMS 2014-GC26 Special Servicer in lieu thereof, as described under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in this prospectus supplement.

The Kings Mountain Industrial Loan Combination

Servicing

The Kings Mountain Industrial Loan Combination and any related REO Property will be serviced and administered by the Master Servicer and, if necessary, the Special Servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under “The Pooling and Servicing Agreement” in this prospectus supplement, but subject to the terms of the related Co-Lender Agreement. In servicing the Kings Mountain Industrial Loan Combination, the Servicing Standard set forth in the Pooling and Servicing Agreement will require the Master Servicer and the Special Servicer to take into account the interests of the Certificateholders and the related Subordinate Companion Loan Holder as a collective whole (taking into account the subordinate nature of the related Subordinate Companion Loan).

Amounts payable to the Issuing Entity as holder of the Kings Mountain Industrial Mortgage Loan pursuant to the related Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus supplement and amounts payable to the related Subordinate Companion Loan Holder will be distributed to such holder, net of certain fees and expenses on the Kings Mountain Industrial Subordinate Companion Loan as set forth in the related Co-Lender Agreement.

For so long as the related Subordinate Companion Loan Holder is the Controlling Holder with respect to the Kings Mountain Industrial Loan Combination, the related Subordinate Companion Loan Holder will have the right to (x) approve certain modifications and consent to certain actions to be taken with respect to the Kings Mountain Industrial Loan Combination, as more fully described below and (y) cure certain defaults by the related borrower, as more fully described below.

Application of Payments

The related Co-Lender Agreement sets forth the respective rights of the holders of the Kings Mountain Industrial Mortgage Loan and the Kings Mountain Industrial Subordinate Companion Loan with respect to distributions of funds received in respect of the Kings Mountain Industrial Loan Combination, and provides, in general, that:

●
the Kings Mountain Industrial Subordinate Companion Loan is, at all times, junior, subject and subordinate to the Kings Mountain Industrial Mortgage Loan and the right of the related Subordinate Companion Loan Holder to receive payments with respect to the Kings Mountain Industrial Subordinate Companion Loan is, to the extent set forth in the related Co-Lender Agreement, at all times, junior, subject and subordinate to the rights of the Issuing Entity, as holder of the Kings Mountain Industrial Mortgage Loan, to receive payments with respect to the Kings Mountain Industrial Mortgage Loan, subject to the amortization schedule set forth on Annex G to this prospectus supplement;

●
if no Payment Application Trigger Event (as defined below) has occurred and is continuing with respect to the Kings Mountain Industrial Loan Combination, all amounts tendered by the borrowers or otherwise available for payment on the Kings Mountain Industrial Loan Combination will be applied, after payment of required reserves, escrows and certain other amounts, in the following order of priority:

o
first, to the Issuing Entity in an amount equal to the accrued and unpaid interest on the Kings Mountain Industrial Mortgage Loan at a rate equal to the interest rate on the Kings Mountain Industrial Mortgage Loan, less the Servicing Fee Rate;

o
second, to the Issuing Entity in an amount equal to the Kings Mountain Industrial Mortgage Loan’s pro rata interest in principal payments received, if any, with respect to such monthly payment date with respect to the Kings Mountain Industrial Loan Combination (other than any Monthly Debt Service Payment Amount), until the balance of the Kings Mountain Industrial Mortgage Loan has been reduced to zero;

o
third, to the Kings Mountain Industrial Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the principal balance of the Kings Mountain Industrial Subordinate Companion Loan at a rate equal to the interest rate on the Kings Mountain Industrial Subordinate Companion Loan, less the Servicing Fee Rate;

o
fourth, to the Issuing Entity up to the amount of any unreimbursed costs and expenses paid by the Issuing Entity including any recovered costs not previously reimbursed to the Issuing Entity (or paid or advanced by the Master Servicer or Special Servicer on its behalf and not previously paid or reimbursed) with respect to the Kings Mountain Industrial Loan Combination pursuant to the related Co-Lender Agreement or the Pooling and Servicing Agreement;

o
fifth, to the Kings Mountain Industrial Subordinate Companion Loan in the amount of the scheduled amortization payment for the Kings Mountain Industrial Subordinate Companion Loan for such loan (as set forth on Annex G to this prospectus supplement), and then to the Issuing Entity in the amount of the scheduled amortization payment (if any) for the Kings Mountain Industrial Mortgage Loan (as set forth on Annex G to this prospectus supplement);

o
sixth, to the Kings Mountain Industrial Subordinate Companion Loan in an amount equal to the Kings Mountain Industrial Subordinate Companion Loan’s pro rata interest in principal payments received, if any, with respect to such monthly payment date with respect to the Kings Mountain Industrial Loan Combination (other than any Monthly Debt Service Payment Amount), until the balance of the Kings Mountain Industrial Subordinate Companion Loan has been reduced to zero;

o
seventh, any prepayment premium, to the extent paid by the related borrower, to the Kings Mountain Industrial Mortgage Loan in an amount up to its pro rata interest therein, based on the product of the Kings Mountain Industrial Mortgage Loan pro rata interest multiplied by the ratio of the Kings Mountain Industrial Mortgage Loan interest rate to the Kings Mountain Industrial Loan Combination interest rate;

o
eighth, any prepayment premium, to the extent paid by the related borrower, to the Kings Mountain Industrial Subordinate Companion Loan in an amount up to its pro rata interest therein, based on the product of the Kings Mountain Industrial Subordinate Companion Loan pro rata interest multiplied by the ratio of the Kings Mountain Industrial Subordinate Companion Loan rate to the Kings Mountain Industrial Loan Combination rate;

o
ninth, to the extent the Kings Mountain Industrial Subordinate Companion Loan has made any payments or advances to cure payment defaults, to reimburse such holder of the Kings Mountain Industrial Subordinate Companion Loan for all such cure payments;

o
tenth, if the proceeds of any foreclosure sale or any liquidation of the Kings Mountain Industrial Loan Combination or related Mortgaged Property exceed the amounts required to be applied in accordance with clauses first through ninth above and, as a result of a workout the principal balance of the Kings Mountain Industrial Subordinate Companion Loan has been reduced, such excess amount will be paid to the Kings Mountain Industrial Subordinate Companion Loan in an amount up to the reduction, if any, of the Kings Mountain Industrial Subordinate Companion Loan as a result of such workout, plus interest on such amount at the related rate;

o
eleventh, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the Pooling and Servicing Agreement, including, without limitation, to provide reimbursement for interest on any Advances, to pay (i) all property protection advances, fees and/or expenses incurred by and reimbursable to any Master Servicer, Special Servicer, Trustee, Operating Advisor, Certificate Administrator or fiscal agent pursuant to the Pooling and Servicing Agreement and (ii) all interest accrued on Advances made by any Master Servicer, Special Servicer or Trustee in accordance with the terms of the Pooling and Servicing Agreement (“Additional Servicing Expenses”) or to compensate a Master Servicer or Special Servicer (in each case, provided that such reimbursement or payments relate to the Kings Mountain Industrial Loan Combination), any such assumption or transfer fees, to the extent actually paid by the borrower, will be paid to the Issuing Entity and the related Subordinate Companion Loan Holder, pro rata, based on their respective percentage interests; and

o
twelfth, if any excess amount is available to be distributed in respect of the Kings Mountain Industrial Loan Combination, and not otherwise applied in accordance with clauses first through eleventh, above, any remaining amount will be paid pro rata to the Issuing Entity and the related Subordinate Companion Loan Holder in accordance with their respective percentage interests.

“Monthly Debt Service Payment Amount” means an amount equal to the sum of, with respect to each monthly payment date, (i) all interest that has accrued on the outstanding principal balance of the Kings Mountain Industrial Mortgage Loan and the Kings Mountain Industrial Subordinate Companion Loan during the immediately preceding interest period and (ii) the scheduled amortization payment (if any) for the Kings Mountain Industrial Mortgage Loan and the Kings Mountain Industrial Subordinate Companion Loan (both as set forth on Annex G to this prospectus supplement).

●
Upon the occurrence and continuance of an event of default with respect to the Kings Mountain Industrial Loan Combination with respect to an obligation to pay money due under the Kings Mountain Industrial Loan Combination, any other event of default with respect to the Kings Mountain Industrial Loan Combination for which the Kings Mountain Industrial Loan Combination is actually accelerated or any other event of default that causes the Kings Mountain Industrial Loan Combination to become a Specially Serviced Mortgage Loan, or any bankruptcy or insolvency event that constitutes an event of default under the Kings Mountain Industrial Loan Combination; provided, however, that unless the Master Servicer or the Special Servicer has notice or knowledge of such event at least 10 business days prior to the Distribution Date, distributions will be made sequentially beginning on the subsequent Distribution Date; provided, further that the aforementioned requirement of notice or knowledge will not apply in the case of distribution of the final proceeds of a liquidation or final disposition of the Kings Mountain Industrial Loan Combination (a “Payment Application Trigger Event”) (provided that a Payment Application Trigger Event will not exist to the extent it has been cured or if the related Subordinate Companion Loan Holder is exercising its cure rights (as described below under “—Cure Rights”) pursuant the related Co-Lender Agreement or the Pooling and Servicing Agreement); all amounts tendered by the borrower or otherwise available for payment on the Kings Mountain Industrial Loan Combination will be applied, after payment of required reserves, escrows and certain other amounts, in the following order of priority:

o
first, to the Issuing Entity in an amount equal to the accrued and unpaid interest on the Kings Mountain Industrial Mortgage Loan at a rate equal to the interest rate on the Kings Mountain Industrial Mortgage Loan less the Servicing Fee Rate;

o
second, to the Issuing Entity in an amount equal to the principal balance of the Kings Mountain Industrial Mortgage Loan, until the balance of the Kings Mountain Industrial Mortgage Loan has been reduced to zero;

o
third, to the Issuing Entity up to the amount of any unreimbursed costs and expenses paid by the Issuing Entity including any recovered costs not previously reimbursed to the Issuing Entity (or paid or advanced by the Master Servicer or Special Servicer on its behalf and not previously paid or reimbursed) with respect to the Kings Mountain Industrial Loan Combination pursuant to the related Co-Lender Agreement or the Pooling and Servicing Agreement;

o
fourth, any prepayment premium, to the extent paid by the related borrower, to the Kings Mountain Industrial Mortgage Loan in an amount up to its pro rata interest therein, based on the product of the Kings Mountain Industrial Mortgage Loan pro rata interest multiplied by the ratio of the Kings Mountain Industrial Mortgage Loan interest rate to the Kings Mountain Industrial Loan Combination interest rate;

o
fifth, to the Kings Mountain Industrial Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the principal balance of the Kings Mountain Industrial Subordinate Companion Loan at a rate equal to the interest rate on the Kings Mountain Industrial Subordinate Companion Loan less the Servicing Fee Rate;

o
sixth, to the Kings Mountain Industrial Subordinate Companion Loan in an amount equal to the Kings Mountain Industrial Subordinate Companion Loan pro rata interest of principal payments received, if any, with respect to such monthly payment date with respect to the Kings Mountain Industrial Loan Combination, until the Kings Mountain Industrial Subordinate Companion Loan principal balance has been reduced to zero;

o
seventh, any prepayment premium, to the extent paid by the related borrower, to the Kings Mountain Industrial Subordinate Companion Loan in an amount up to its pro rata interest therein, based on the product of the Kings Mountain Industrial Subordinate Companion Loan pro rata interest multiplied by the ratio of the Kings Mountain Industrial Subordinate Companion Loan rate to the Kings Mountain Industrial Loan Combination rate;

o
eighth, to the extent the Kings Mountain Industrial Subordinate Companion Loan has made any payments or advances to cure payment defaults, to reimburse such holder of the Kings Mountain Industrial Subordinate Companion Loan for all such cure payments;

o
ninth, if the proceeds of any foreclosure sale or any liquidation of the Kings Mountain Industrial Loan Combination or related Mortgaged Property exceed the amounts required to be applied in accordance with clauses first through eighth above and, as a result of a workout the principal balance of the Kings Mountain Industrial Subordinate Companion Loan has been reduced, such excess amount will be paid to the Kings Mountain Industrial Subordinate Companion Loan in an amount up to the reduction, if any, of the Kings Mountain Industrial Subordinate Companion Loan as a result of such workout, plus interest on such amount at the related rate;

o	tenth, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the Pooling and Servicing Agreement, including,

without limitation, to provide reimbursement for interest on any Advances, to pay any Additional Servicing Expenses or to compensate a Master Servicer or Special Servicer (in each case, provided that such reimbursement or payments relate to the Kings Mountain Industrial Loan Combination), any such assumption or transfer fees, to the extent actually paid by the borrower, will be paid to the Issuing Entity and the Kings Mountain Industrial Subordinate Companion Loan Holder, pro rata, based on their respective percentage interests; and

o
eleventh, if any excess amount is available to be distributed in respect of the Kings Mountain Industrial Loan Combination, and not otherwise applied in accordance with clauses first through tenth, above, any remaining amount will be paid pro rata to the Issuing Entity and the Kings Mountain Industrial Subordinate Companion Loan Holder in accordance with their respective percentage interests.

Kings Mountain Industrial Loan Combination Controlling Holder

Pursuant to the related Co-Lender Agreement, the controlling holder (the “Kings Mountain Industrial Loan Combination Controlling Holder”) with respect to the Kings Mountain Industrial Loan Combination, as of any date of determination, will be (i) the related Subordinate Companion Loan Holder, unless a Control Appraisal Period has occurred and is continuing or (ii) if a Control Appraisal Period has occurred and is continuing, the Issuing Entity or its designee; provided that, if any interest in the Kings Mountain Industrial Subordinate Companion Loan is held by the related borrower or any affiliate thereof, or the related borrower or any affiliate thereof would otherwise be entitled to exercise the rights of the Kings Mountain Industrial Loan Combination Controlling Holder, a Control Appraisal Period will be deemed to have occurred with respect to such noteholder.

A “Control Appraisal Period” exists with respect to the Kings Mountain Industrial Loan Combination, if and so long as (a) (1) the initial principal balance of the Kings Mountain Industrial Subordinate Companion Loan minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Kings Mountain Industrial Subordinate Companion Loan after the date of creation of the Kings Mountain Industrial Subordinate Companion Loan, (y) any Appraisal Reduction amount for the Kings Mountain Industrial Loan Combination that is allocated to the Kings Mountain Industrial Subordinate Companion Loan and (z) any losses realized with respect to the related Mortgaged Property or the Kings Mountain Industrial Loan Combination that are allocated to the Kings Mountain Industrial Subordinate Companion Loan, is less than (b) 25% of the remainder of the (i) initial principal balance of the Kings Mountain Industrial Subordinate Companion Loan less (ii) any payments of principal (whether as principal payments or otherwise) allocated to, and received by, the holder of the Kings Mountain Industrial Subordinate Companion Loan after the date of creation of the Kings Mountain Industrial Subordinate Companion Loan.

The related Co-Lender Agreement provides that the Kings Mountain Industrial Loan Combination Controlling Holder will be entitled to avoid its applicable Control Appraisal Period caused by application of the Appraisal Reduction Amount upon satisfaction of the following (which must be completed within 30 days of the receipt of a third party appraisal that indicates such Control Appraisal Period has occurred): (i) such Kings Mountain Industrial Loan Combination Controlling Holder has delivered as a supplement to the appraised value of the related Mortgaged Property, in the amount specified in clause (ii) below, to the Master Servicer and the Special Servicer, together with documentation acceptable to the Master Servicer or Special Servicer, as applicable, in accordance with the Servicing Standard to create and perfect a first priority security interest in favor of the Issuing Entity in such collateral (a) cash collateral for the benefit of, and acceptable to, the Master Servicer or the Special Servicer, as applicable, or (b) an unconditional and irrevocable standby letter of credit with the Issuing Entity as the beneficiary, issued by a bank or other financial institutions the long-term unsecured debt obligations of which are rated at least “AA” by Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (“S&P”), “A” by Fitch Ratings, Inc. (“Fitch”) and “Aa2” by Moody’s or the short term obligations of which are rated at least “A-1+” by S&P, “F-1” by Fitch and “P-1” by Moody’s (either (a) or (b), the “Threshold Event Collateral”), and (ii) the Threshold Event Collateral will be in an amount which, when added to the appraised value of the related Mortgaged Property as determined pursuant to the Pooling and Servicing Agreement, would cause the applicable Control Appraisal Period not to occur.

Control

For so long as the related Subordinate Companion Loan Holder is the Kings Mountain Industrial Loan Combination Controlling Holder, the Master Servicer and the Special Servicer will be required to notify the related Subordinate Companion Loan Holder (or its designee) in writing and receive written approval (which approval may be withheld in its sole discretion) with respect to the following actions (each, a “Subordinate Companion Loan Major Decision”):

(a)       any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of the Mortgaged Property as the Kings Mountain Industrial Loan Combination comes into and continues in default;

(b)       any modification, consent to a modification or waiver of a monetary term (other than penalty charges) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs but excluding waiver of penalty charges) of the related Loan Combination documents or any extension of the maturity date of the Kings Mountain Industrial Loan Combination;

(c)       any sale of the defaulted Kings Mountain Industrial Loan Combination or related REO Property for less than the applicable Defaulted Kings Mountain Industrial Loan Combination Purchase Price;

(d)       any determination to bring the related REO Property into compliance with applicable environmental laws or otherwise address hazardous materials located at the related REO Property;

(e)       any release of material collateral or any acceptance of substitute or additional collateral for the Loan Combination, or any consent to either of the foregoing, other than immaterial condemnation actions and other similar takings or if otherwise required pursuant to the specific terms of the Kings Mountain Industrial Loan Combination and for which there is no lender discretion;

(f)        any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to the Kings Mountain Industrial Loan Combination or, if lender consent is required, any consent to such waiver or consent to a transfer of the related Mortgaged Property or interests in the mortgagor or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the Kings Mountain Industrial Loan Combination documents or related to an immaterial easement, right of way or similar agreement;

(g)       releases of any material amounts from escrow accounts, reserve accounts or letters of credit held as performance or “earn-out” escrows or reserves other than those required pursuant to the specific terms of the Kings Mountain Industrial Loan Combination and for which there is no lender discretion;

(h)       any acceptance of an assumption agreement or other agreement permitting transfers of interests in a mortgagor or guarantor releasing a mortgagor or guarantor from liability under the Kings Mountain Industrial Loan Combination other than pursuant to the specific terms of the Kings Mountain Industrial Loan Combination and for which there is no lender discretion;

(i)        the Master Servicer determines (in accordance with the Servicing Standard) that a default in making any monthly payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the Kings Mountain Industrial Loan Combination is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the Master Servicer determines (in accordance with the Servicing Standard) that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which such balloon payment will become due (or, if the related borrower has delivered a written and fully executed (subject only to customary final closing conditions) refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the Master Servicer which provides that such refinancing will occur within 120 days following the date on which such balloon payment will become due, the Master Servicer determines (in accordance with the Servicing Standard) that (A) the related borrower is likely not to make one or more assumed monthly payments prior to such a refinancing or (B) such refinancing is not likely to occur within 120 days following the date on which such balloon payment will become due);

(j)        following a default or an event of default with respect to the Kings Mountain Industrial Loan Combination, any acceleration of the Kings Mountain Industrial Loan Combination or initiation of judicial, bankruptcy or similar proceedings under the related loan documents or with respect to the related mortgagor or Mortgaged Property;

(k)       any material modification, waiver or amendment of the related Co-Lender Agreement or an action to enforce rights with respect thereto;

(l)        any determination of an acceptable insurance default;

(m)      any approval of any casualty insurance settlements or condemnation settlements, and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the related Mortgaged Property;

(n)       any approval of a major lease (to the extent the lender’s approval is required by the related mortgage loan documents); and

(o)       the termination or replacement of a property manager or execution, termination, renewal or material modification of any property management agreement other than those required pursuant to the specific terms of the related mortgage loan documents and for which there is no lender discretion.

If any consent, modification, amendment or waiver under or other action in respect of the Kings Mountain Industrial Loan Combination or the related documents (whether or not a Servicing Transfer Event has occurred and is continuing) that would constitute a Subordinate Companion Loan Major Decision has been requested or proposed, at least 10 business days prior to taking action with respect to such Subordinate Companion Loan Major Decision (or making a determination not to take action with respect to such Subordinate Companion Loan Major Decision), the Master Servicer or Special Servicer, as applicable, will receive the written consent of the Kings Mountain Industrial Loan Combination Controlling Holder before implementing a decision with respect to such Subordinate Companion Loan Major Decision.

If the Master Servicer or Special Servicer, as applicable, has not received a response from the Kings Mountain Industrial Loan Combination Controlling Holder with respect to such Subordinate Companion Loan Major Decision within 5 business days after delivery of the notice of such Subordinate Companion Loan Major Decision, the Master Servicer or Special Servicer, as applicable, will deliver an additional copy of such notice and if the Kings Mountain Industrial Loan Combination Controlling Holder fails to respond to the Master Servicer or Special Servicer, as applicable, with respect to any such proposed action within 5 business days after receipt of such second notice, the Kings Mountain Industrial Loan Combination Controlling Holder will have no further consent rights with respect to such action.

Notwithstanding the foregoing, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Master Servicer or the Special Servicer, as applicable, may take actions with respect to the related Mortgaged Property before obtaining the consent of the Kings Mountain Industrial Loan Combination Controlling Holder if the Master Servicer or Special Servicer, as applicable, reasonably determines in accordance with the Servicing Standard that failure to take such actions prior to such consent would materially and adversely affect the interest of the noteholders, the Master Servicer or Special Servicer, as applicable, has made a reasonable effort to contact the Kings Mountain Industrial Loan Combination Controlling Holder.

If the Issuing Entity is the Kings Mountain Industrial Loan Combination Controlling Holder, then, unless a Controlling Class Representative Control Termination Event exists, the Controlling Class Representative will be entitled to exercise the rights of the Kings Mountain Industrial Loan Combination Controlling Holder with respect to the Kings Mountain Industrial Loan Combination. In its capacity as representative of the Kings Mountain Industrial Loan Combination Controlling Holder under the related Co-Lender Agreement, the Controlling Class Representative will be entitled to exercise all of the rights of the Kings Mountain Industrial Loan Combination Controlling Holder under the related Co-Lender Agreement as well as the rights set forth under “The Pooling and Servicing Agreement—Directing Holder” in this prospectus supplement with respect to the Kings Mountain Industrial Loan Combination unless a Controlling Class Representative Control Termination Event exists, and the implementation of any recommended actions outlined in an asset status report with respect to that Kings Mountain Industrial Loan Combination will require the approval of the Controlling Class Representative as and to the extent described in this prospectus supplement under “The Pooling and Servicing Agreement—Directing Holder” and “—Asset Status Reports” in this prospectus supplement. Pursuant to the terms of the Pooling and Servicing Agreement, if the Issuing Entity is the Kings Mountain Industrial Controlling Holder, the Controlling Class Representative will have the same consent and/or consultation rights with respect to the Kings Mountain Industrial Loan Combination as it does, and for so long as it does, with respect to the other Mortgage Loans included in the Issuing Entity.

The related Co-Lender Agreement and the Pooling and Servicing Agreement provide that neither the Master Servicer nor the Special Servicer may follow any advice or consultation provided by the Kings Mountain Industrial Loan Combination Controlling Holder that would require or cause the Master Servicer or the Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the Servicing Standard, require or cause the Master Servicer or the Special Servicer, as applicable, to violate provisions of the Co-Lender Agreement or the Pooling and Servicing Agreement, require or cause the Master Servicer or the Special Servicer, as applicable, to violate the terms of the Kings Mountain Industrial Loan Combination, or materially expand the scope of any of the Master Servicer’s or the Special Servicer’s, as applicable, responsibilities under the related Co-Lender Agreement.

“Defaulted Kings Mountain Industrial Loan Combination Purchase Price” equals (a) the principal balance of the Kings Mountain Industrial Mortgage Loan, (b) accrued and unpaid interest thereon at the rate for the Kings Mountain Industrial Mortgage Loan, from the date as to which interest was last paid in full by the related borrower up to and including the end of the interest accrual period relating to the monthly payment date next following the date the purchase occurred, (c) any other amounts due under the Kings Mountain Industrial Loan Combination, other than prepayment premiums, default interest, late fees, exit fees and any other similar fees; provided that if the borrower or any affiliate thereof is the purchaser, the Defaulted Kings Mountain Industrial Loan Combination Purchase Price will include any unreimbursed prepayment premiums, default interest, late fees, exit fees and any other similar fees, (d) any unreimbursed property protection or servicing Advances and any expenses incurred in enforcing the related mortgage loan documents (including, without limitation, servicing Advances payable or reimbursable to any Master Servicer, and earned and unpaid special servicing fees), (e) any accrued and unpaid Advance interest amount, (f) (i) if the related borrower or any affiliate thereof is the purchaser or (ii) if the Kings Mountain Industrial Loan Combination is purchased after 90 days after such option first becomes exercisable, any liquidation or workout fees payable under the Pooling and Servicing Agreement with respect to the Kings Mountain Industrial Loan Combination and (g) any recovered costs not reimbursed previously to the Issuing Entity pursuant to the related Co-Lender Agreement. Notwithstanding the foregoing, if the related Subordinate Companion Loan Holder is purchasing from the related borrower or any affiliate thereof, the Defaulted Kings Mountain Industrial Loan Combination Purchase Price will not include the amounts described under clauses (d) through (f) of this definition. If the Kings Mountain Industrial Loan Combination is converted into a REO Property, for purposes of determining the Defaulted Kings Mountain Industrial Loan Combination Purchase Price, interest will be deemed to continue to accrue at the Kings Mountain Industrial Mortgage Loan rate on the Kings Mountain Industrial Mortgage Loan principal balance, as if the Kings Mountain Industrial Loan Combination were not so converted. In no event will the Defaulted Kings Mountain Industrial Loan Combination Purchase Price include amounts due or payable to the Kings Mountain Industrial Subordinate Companion Loan under the related Co-Lender Agreement.

Cure Rights

In the event that there is a monetary event of default or a non-monetary event of default, in each case, beyond the applicable grace period with respect to the Kings Mountain Industrial Loan Combination, then the Kings Mountain Industrial Loan Combination Controlling Holder will have the right, but not the obligation, to: (A) cure such monetary event of default within 5 business days following the receipt of notice of such default and (B) cure such non-monetary event of default within the same period of time as the borrower under the related loan documents, or in any event, at least 30 days, provided that under certain circumstances the cure period with respect to a non-monetary event of default may be extended by up to 60 days. Notwithstanding anything to the contrary, the Kings Mountain Industrial Loan Combination Controlling Holder’s right to cure a default is limited to a total of 6 cures of a monetary default, no more than 3 of which may be consecutive over the term of the Kings Mountain Industrial Loan Combination.

Purchase Option

The related Subordinate Companion Loan Holder will have the right, by written notice to the Special Servicer, delivered at any time an event of default under the Kings Mountain Industrial Loan Combination has occurred and is continuing, to purchase, in immediately available funds, the Kings Mountain Industrial Mortgage Loan in whole but not in part at the Defaulted Kings Mountain Industrial Loan Combination Purchase Price.

The Boca Hamptons Plaza Portfolio Loan Combination

Servicing

The Boca Hamptons Plaza Portfolio Loan Combination will be serviced and any related REO Property will be serviced and administered by the Master Servicer and, if necessary, the Special Servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under “The Pooling and Servicing Agreement” in this prospectus supplement, but subject to the terms of the related Co-Lender Agreement. In servicing the Boca Hamptons Plaza Portfolio Loan Combination, the Servicing Standard set forth in the Pooling and Servicing Agreement will require the Master Servicer and the Special Servicer to take into account the interests of both the Certificateholders and the holder of the Boca Hamptons Plaza Portfolio Companion Loan as a collective whole.

Amounts payable to the Issuing Entity as holder of the Boca Hamptons Plaza Portfolio Mortgage Loan that is part of the Boca Hamptons Plaza Portfolio Loan Combination pursuant to the related Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus supplement and amounts payable to the holder of the Boca Hamptons Plaza Portfolio Companion Loan will be distributed to such holder net of certain fees and expenses on the Boca Hamptons Plaza Portfolio Companion Loan as set forth in the related Co-Lender Agreement.

Application of Payments

The related Co-Lender Agreement with respect to the Boca Hamptons Plaza Portfolio Loan Combination sets forth the respective rights of the holder of the Boca Hamptons Plaza Portfolio Mortgage Loan and the holder of the Boca Hamptons Plaza Portfolio Companion Loan with respect to distributions of funds received in respect of such Loan Combination, and provides, in general, that:

●
the Boca Hamptons Plaza Portfolio Mortgage Loan and the Boca Hamptons Plaza Portfolio Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

●
all payments, proceeds and other recoveries on or in respect of the Boca Hamptons Plaza Portfolio Loan Combination or the related Mortgaged Property will be applied to the Boca Hamptons Plaza Portfolio Mortgage Loan and the Boca Hamptons Plaza Portfolio Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee) in accordance with the terms of the related Co-Lender Agreement and the Pooling and Servicing Agreement; and

●
expenses, losses and shortfalls relating to the Boca Hamptons Plaza Portfolio Loan Combination will be allocated, on a pro rata and pari passu basis, to the Boca Hamptons Plaza Portfolio Mortgage Loan and the Boca Hamptons Plaza Portfolio Companion Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Boca Hamptons Plaza Portfolio Mortgage Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on the Boca Hamptons Plaza Portfolio Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus supplement, on other Mortgage Loans, but not out of payments or other collections on the Boca Hamptons Plaza Portfolio Companion Loan.

Certain costs and expenses (such as a property advance that has been declared non-recoverable) allocable to the Boca Hamptons Plaza Portfolio Mortgage Loan may be paid or reimbursed out of payments and other collections on the mortgage pool, which may result in shortfalls to the holders of the Certificates.

Consultation and Control

The controlling note holder (the “Boca Hamptons Plaza Portfolio Controlling Note Holder”) under the related Co-Lender Agreement (the “Boca Hamptons Plaza Portfolio Co-Lender Agreement”) between the holder of the Boca Hamptons Plaza Portfolio Mortgage Loan and the Companion Loan Holder will be (i) at any time that the Boca Hamptons Plaza Portfolio Companion Loan is not included in a securitization trust (the “Boca Hamptons

Plaza Portfolio Companion Loan Securitization Trust”), the holder of the Boca Hamptons Plaza Portfolio Companion Loan, and (ii) if and for so long as the Boca Hamptons Plaza Portfolio Companion Loan is included in the Boca Hamptons Plaza Portfolio Companion Loan Securitization Trust and a Boca Hampton Plaza Portfolio Consultation Termination Event does not exist, the “controlling class representative” under the Boca Hamptons Plaza Portfolio Companion Loan Securitization Trust pooling and servicing agreement or such other party specified in such pooling and servicing agreement as authorized to exercise the rights of the Boca Hamptons Plaza Portfolio Controlling Note Holder. During any period that the Boca Hamptons Plaza Portfolio Companion Loan is included in the Boca Hamptons Plaza Portfolio Companion Loan Securitization Trust and a Boca Hampton Plaza Portfolio Consultation Termination Event has occurred and is continuing, there will be no Boca Hamptons Plaza Portfolio Controlling Note Holder.

With respect to the Boca Hamptons Plaza Portfolio Loan Combination, the Boca Hamptons Plaza Portfolio Controlling Note Holder will have all of the same rights and powers of the Controlling Class Representative (regardless of the occurrence of any Controlling Class Representative Control Termination Event or Controlling Class Representative Consultation Termination Event) solely with respect to the Boca Hamptons Plaza Portfolio Mortgage Loan, including, without limitation, the right to consent and/or consult regarding Major Decisions and other servicing matters solely with respect to the Boca Hamptons Plaza Portfolio Mortgage Loan, the right to advise (1) the Special Servicer with respect to the Boca Hamptons Plaza Portfolio Loan Combination if it becomes a Specially Serviced Loan and (2) the Special Servicer with respect to the Boca Hamptons Plaza Portfolio Loan Combination if it is a non-Specially Serviced Loan as to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, and the right to direct the Special Servicer to take, or to refrain from taking, such other actions with respect to the Boca Hamptons Plaza Portfolio Mortgage Loan as the Boca Hamptons Plaza Portfolio Controlling Note Holder may deem advisable or as to which provision is otherwise made in the Boca Hamptons Plaza Portfolio Co-Lender Agreement, in each case subject to the terms and conditions of the Pooling and Servicing Agreement (including the Servicing Standard).

Notwithstanding the foregoing, the related Co-Lender Agreement and Pooling and Servicing Agreement provides that neither the Master Servicer nor the Special Servicer may follow any advice, direction or consultation provided by the Boca Hamptons Plaza Portfolio Controlling Note Holder (or its representative), that would require or cause the Master Servicer or the Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the Servicing Standard, require or cause the Master Servicer or the Special Servicer, as applicable, to violate provisions of the Co-Lender Agreement or the Pooling and Servicing Agreement, require or cause the Master Servicer or the Special Servicer, as applicable, to violate the terms of the Boca Hamptons Plaza Portfolio Loan Combination or materially expand the scope of the Master Servicer’s or the Special Servicer’s, as applicable, responsibilities under the related Co-Lender Agreement or the Pooling and Servicing Agreement.

Pursuant to the terms of the Boca Hamptons Plaza Portfolio Co-Lender Agreement, the holder of the Boca Hamptons Plaza Portfolio Mortgage Loan, as a non-controlling note holder (the “Boca Hamptons Plaza Portfolio Non-Controlling Note Holder”) (whose rights will, in general, be exercised by the Controlling Class Representative for so long as no Controlling Class Representative Consultation Termination Event exists), will have the right (i) to receive copies of all notices, information and reports that the Special Servicer is required to provide to the Boca Hamptons Plaza Portfolio Controlling Note Holder under the Pooling and Servicing Agreement within the same time frame it is required to provide such notices, information and reports to the Boca Hamptons Plaza Portfolio Controlling Note Holder and (ii) to be consulted by the Special Servicer on a strictly non-binding basis with respect to certain Major Decisions as set forth in the Boca Hamptons Plaza Portfolio Co-Lender Agreement and the implementation by the Special Servicer of any recommended actions outlined in an asset status report. The consultation right of the Boca Hamptons Plaza Portfolio Non-Controlling Note Holder will expire 10 business days after the delivery by the Special Servicer of notice and information relating to the matter subject to consultation, whether or not the Boca Hamptons Plaza Portfolio Non-Controlling Note Holder has responded within such period; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew from the date of such proposal and the delivery of all information relating thereto. Notwithstanding the Boca Hamptons Plaza Portfolio Non-Controlling Note Holder’s consultation rights described above, the Special Servicer is permitted to make any Major Decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Boca Hamptons Plaza Portfolio Mortgage Loan and the Boca Hamptons Plaza Portfolio Companion Loan. In no event will the Master Servicer or Special Servicer be obligated at any time to follow or take any alternative actions recommended by the Boca Hamptons Plaza Portfolio Non-Controlling Note Holder.

In addition to the consultation rights of the Boca Hamptons Plaza Portfolio Non-Controlling Note Holder described above, the Boca Hamptons Plaza Portfolio Non-Controlling Note Holder will have the right to attend meetings (either telephonically or in person, in the discretion of the Master Servicer) with the Master Servicer or the Special Servicer at the offices of the Master Servicer or the Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, in which servicing issues related to the Boca Hamptons Plaza Portfolio Mortgage Loan are discussed.

Application of Penalty Charges

Penalty Charges are required to be paid on the Boca Hamptons Plaza Portfolio Loan Combination first, to pay the Master Servicer, the Trustee or the Special Servicer for any interest accrued on any related Property Advances and reimbursement of any related Property Advances in accordance with the terms of the Pooling and Servicing Agreement, second, to pay the Master Servicer, the Trustee, the Boca Hamptons Plaza Portfolio Companion Loan Securitization Trust master servicer or the Boca Hamptons Plaza Portfolio Companion Loan Securitization Trust trustee for any interest accrued on any P&I Advance made with respect to the Boca Hamptons Plaza Portfolio Loan Combination by such party (if and as specified in the Pooling and Servicing Agreement or the Boca Hamptons Plaza Portfolio Companion Loan Securitization Trust pooling and servicing agreement, as applicable), third, to pay additional trust fund expenses (other than Special Servicing Fees, unpaid Workout Fees and Liquidation Fees) incurred with respect to the Boca Hamptons Plaza Portfolio Loan Combination (as specified in the Pooling and Servicing Agreement) and finally, (i) in the case of the remaining amount of Penalty Charges allocable to Boca Hamptons Plaza Portfolio Mortgage Loan, to be paid to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Pooling and Servicing Agreement and (ii) in the case of the remaining amount of Penalty Charges allocable to the Boca Hamptons Plaza Portfolio Companion Loan, to be paid, (x) prior to the securitization of the Boca Hamptons Plaza Portfolio Companion Loan, to the Boca Hamptons Plaza Portfolio Controlling Note Holder and (y) following the securitization of the Boca Hamptons Plaza Portfolio Companion Loan, to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Pooling and Servicing Agreement.

Sale of Defaulted Loan Combination

Pursuant to the terms of the Boca Hamptons Plaza Portfolio Co-Lender Agreement, if the Boca Hamptons Plaza Portfolio Loan Combination becomes a Defaulted Mortgage Loan pursuant to the terms of the Pooling and Servicing Agreement, and the Special Servicer decides to sell such Defaulted Mortgage Loan as described below, the Special Servicer will be required to sell the Boca Hamptons Plaza Portfolio Companion Loan together with the Boca Hamptons Plaza Portfolio Mortgage Loan as a single whole loan, in accordance with the terms and conditions of the Pooling and Servicing Agreement, subject to any consent rights of the related Directing Holder (as defined under “The Pooling and Servicing Agreement—Directing Holder” below in this prospectus supplement).

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” below in this prospectus supplement.

Special Servicer Appointment Rights

The Boca Hamptons Plaza Portfolio Controlling Note Holder, solely with respect to the Boca Hamptons Plaza Portfolio Mortgage Loan, will have the right, with or without cause, to replace the Special Servicer and appoint a replacement special servicer in lieu thereof without the consent of the Boca Hamptons Plaza Portfolio Non-Controlling Note Holder as long as such replacement special servicer is a “qualified servicer” (as described in the Boca Hamptons Plaza Portfolio Co-Lender Agreement) and satisfies the other conditions set forth in the Pooling and Servicing Agreement.

Representations and Warranties

Each Sponsor will make, with respect to each Mortgage Loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth on Annex E-1 to this prospectus supplement, subject to the exceptions set forth on Annex E-2 to this prospectus supplement. Each Sponsor will make such representations and warranties in the related mortgage loan purchase agreement, to be dated as of February 1, 2015 (each, a “Mortgage Loan Purchase Agreement”), between the Depositor and the applicable Sponsor.

The representations and warranties:

●	do not cover all of the matters that we would review in underwriting a Mortgage Loan;

●	should not be viewed as a substitute for a reunderwriting of the Mortgage Loans; and

●
in some respects represent an allocation of risk rather than a confirmed description of the Mortgage Loans, although the Sponsors have not made representations and warranties that they know to be untrue, when taking into account the exceptions set forth on Annex E-2 to this prospectus supplement.

If, as provided in the Pooling and Servicing Agreement, there exists a breach of any of the above-described representations and warranties made by the applicable Sponsor, and that breach materially and adversely affects the value of the Mortgage Loan (or any related REO Property) or the interests of the Certificateholders in such Mortgage Loan (or any related REO Property), then that breach will be a material breach as to which the Issuing Entity will have the rights against the applicable Sponsor (and, in the case of RCMC, also against Redwood Trust, Inc. (“RTI”), as guarantor of the repurchase and substitution obligations of RCMC, and, in the case of RAIT, also against RAIT Financial Trust (“RFT”), as guarantor of the repurchase and substitution obligations of RAIT) as described under “—Cures, Repurchases and Substitutions” below. RTI will guarantee the repurchase and substitution obligations of RCMC under the related Mortgage Loan Purchase Agreement, and RFT will guarantee the repurchase and substitution obligations of RAIT under the related Mortgage Loan Purchase Agreement.

We cannot assure you that the applicable Sponsor (or, in the case of RCMC, RTI, as guarantor of the repurchase and substitution obligations of RCMC, or, in the case of RAIT, RFT, as guarantor of the repurchase and substitution obligations of RAIT) will be able to repurchase or substitute a Mortgage Loan if a representation or warranty has been breached. See “Risk Factors—Sponsors May Not Be Able to Make Required Repurchases or Substitutions of Defective Mortgage Loans” in this prospectus supplement.

Sale of Mortgage Loans; Mortgage File Delivery

On the Closing Date, the Depositor will acquire the Mortgage Loans from the Sponsors and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. Under the related transaction documents, the Depositor will direct each Sponsor to deliver to the Trustee or to a document custodian on behalf of the Trustee, among other things, the following documents with respect to each Mortgage Loan (subject to the following sentence with respect to any Outside Serviced Mortgage Loan) sold by the applicable Sponsor and each Serviced Loan Combination (collectively, as to each Mortgage Loan or, if applicable, any related Serviced Loan Combination, the “Mortgage File”):  (i)(A) for each Mortgage Loan, the original executed Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Sponsor or another prior holder, together with a copy of the Mortgage Note), and (B) for each related Serviced Companion Loan, a copy of the executed promissory note for such Serviced Companion Loan; (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iii) the original or a copy of any related assignment of leases (if such item is a document separate from the Mortgage) and of any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iv) an original executed assignment of the Mortgage in favor of the Trustee or in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), or a copy of such assignment if the related Sponsor or its designee, rather than the Trustee, is responsible for recording such assignment; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), or a copy of such assignment if the related Sponsor or its designee, rather than the Trustee, is responsible for recording such assignment; (vi) the original assignment of all unrecorded documents relating to the Mortgage Loan (or the related Serviced Loan Combination, if applicable), if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all modification agreements in those instances in which the terms or provisions of the Mortgage or the Mortgage Note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document; (viii) the original or a copy of the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan (or Serviced Loan Combination, if applicable) or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix) an original or copy of the related ground lease, if any, and any ground lessor estoppel; (x) an original or copy of the related loan agreement, if any; (xi) an original of any guaranty under such Mortgage Loan (or Serviced Loan Combination, if applicable), if any; (xii) an original or copy of the related lockbox agreement or cash management agreement, if any; (xiii) an original or copy of the environmental indemnity from the related borrower, if any; (xiv) an original or copy of the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the related Mortgage); (xv) if not already included in the assignment referred to in clause (vi) above, an original assignment of the related security agreement (if such item is a document separate from the related Mortgage) in favor of the Trustee; (xvi) in the case of each Loan Combination, an original or a copy of the related Co-Lender Agreement; (xvii) any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan (or Serviced Loan Combination, if applicable) or in favor of any assignee prior to the Trustee and UCC-2 and/or UCC-3 assignment financing statements in favor of the Trustee or a copy of such assignment financing statements; (xviii) an original or copy of any mezzanine loan intercreditor agreement if any; (xix) the original or copy of any related environmental insurance policy; (xx) a copy of any related letter of credit and any related assignment thereof (with the original to be delivered to the Master Servicer); and (xxi) copies of any related franchise agreement, property management agreement or hotel management agreement and related comfort letters and/or estoppel letters, and any related assignment thereof. Notwithstanding anything to the contrary contained in this prospectus supplement, in the case of an Outside Serviced Mortgage Loan, the preceding document delivery requirement will be deemed satisfied by the delivery by the related Sponsor of, with respect to clause (i), executed originals of the related documents and, with respect to clauses (ii) through (xxi) above, a copy of the mortgage file related to the applicable Outside Serviced Companion Loan delivered under the Outside Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trustee, a custodian on its behalf, or another appropriate party as described in the Pooling and Servicing Agreement is required to review each Mortgage File within a specified period following its receipt of such Mortgage File. See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement.

Cures, Repurchases and Substitutions

If there exists a Material Breach of any of the representations and warranties made by a Sponsor with respect to any of the Mortgage Loans sold by it, as discussed under “—Representations and Warranties” above and as set forth on Annex E-1 to this prospectus supplement, or if there exists a Material Document Defect with respect to any Mortgage Loan sold by it, then the applicable Sponsor will be required to remedy that Material Breach or Material Document Defect, as the case may be, in all material respects, or if such Material Breach or Material Document Defect, as the case may be, cannot be cured within the time periods set forth in the applicable Mortgage Loan Purchase Agreement, then the applicable Sponsor will be required to either:

●
within two years following the Closing Date, substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Repurchase Price of the Mortgage Loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; or

●	to repurchase the affected Mortgage Loan (or any related REO Property) at a price (the “Repurchase Price”) generally equal to the sum of—

(i)	the outstanding principal balance of that Mortgage Loan at the time of purchase; plus

(ii)
all outstanding interest, other than default interest or Excess Interest, due with respect to that Mortgage Loan pursuant to the related Mortgage Loan documents through the due date in the collection period of purchase; plus

(iii)	all unreimbursed property protection advances relating to that Mortgage Loan; plus

(iv)	all outstanding interest accrued on advances made by the Master Servicer, the Special Servicer and/or the Trustee with respect to that Mortgage Loan; plus

(v)
to the extent not otherwise covered by clause (iv) of this bullet, all outstanding Special Servicing Fees and other additional expenses of the Issuing Entity outstanding or previously incurred related to that Mortgage Loan; plus

(vi)
if the affected Mortgage Loan is not repurchased by the Sponsor within 120 days after discovery by or notice to the applicable Sponsor of such Material Breach or Material Document Defect, a Liquidation Fee in connection with such repurchase.

With respect to the RCMC Mortgage Loans, RTI, the parent of RCMC, will guarantee the repurchase obligations of RCMC under the related Mortgage Loan Purchase Agreement in the event RCMC fails to perform its obligations to repurchase or substitute a Qualified Substitute Mortgage Loan for the affected Mortgage Loan and pay any substitution shortfall amount in response to a Material Document Defect or Material Breach. With respect to the RAIT Mortgage Loans, RFT, the parent of RAIT, will guarantee the repurchase obligations of RAIT under the related Mortgage Loan Purchase Agreement in the event RAIT fails to perform its obligations to repurchase or substitute a Qualified Substitute Mortgage Loan for the affected Mortgage Loan and pay any substitution shortfall amount in response to a Material Document Defect or Material Breach.

In addition, the Mortgage Loan Purchase Agreement executed by CGMRC provides that, with respect to the Outside Serviced Mortgage Loan, if a “material document defect” exists under the GSMS 2014-GC26 Servicing Agreement with respect to the related Pari Passu Companion Loan that is included in the GSMS 2014-GC26 Securitization, and such Pari Passu Companion Loan is repurchased from the GSMS 2014-GC26 Securitization as a result of such “material document defect,” then CGMRC will be required to also repurchase such Outside Serviced Mortgage Loan; provided, however, that such repurchase obligation does not apply to any “material document defect” related to the promissory note for such Pari Passu Companion Loan.

A “Material Breach” is a breach of a representation or warranty that materially and adversely affects the value of the affected Mortgage Loan (or any related REO Property) or the interests of the Certificateholders in the affected Mortgage Loan (or any related REO Property) or causes any Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3).

A “Material Document Defect” is a document defect that materially and adversely affects the value of the affected Mortgage Loan (or any related REO Property) or the interests of the Certificateholders in the affected Mortgage Loan (or any related REO Property) or causes any Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3). Subject to the applicable Sponsor’s right to cure, failure of such Sponsor to deliver the documents referred to in clauses (i), (ii), (viii), (ix), (xx) and (xxi) in the definition of “Mortgage File” under “—Sale of Mortgage Loans; Mortgage File Delivery” above for any Mortgage Loan will be deemed a Material Document Defect; provided, however, that no document defect (except such a deemed Material Document Defect) will be considered to be a Material Document Defect unless the document with respect to which the document defect exists is required in connection with an imminent enforcement of the lender’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Mortgage Loan or for any immediate significant servicing obligation.

A “Qualified Substitute Mortgage Loan” is a mortgage loan that must, on the date of substitution:  (a) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Loan Rate not less than the Mortgage Loan Rate of the deleted Mortgage Loan; (c) have the same due date as and a grace period no longer than that of the deleted Mortgage Loan; (d) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (f) have a then-current loan-to-value ratio equal to or less than the lesser of (i) the Cut-off Date LTV Ratio for the deleted Mortgage Loan and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal from an Appraiser in accordance with MAI standards; (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; (i) have a then-current debt service coverage ratio at least equal to the greater of (i) the debt service coverage ratio of the deleted Mortgage Loan as of the Closing Date and (ii) 1.25x; (j) constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable Sponsor’s expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date that is three years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted Mortgage Loan; (m) not be substituted for a deleted Mortgage Loan unless the Trustee and the Certificate Administrator have received a prior Rating Agency Confirmation from each Rating Agency (the cost, if any, of obtaining the Rating Agency Confirmation to be paid by the applicable Sponsor); (n) have been approved, so long as a Controlling Class Representative Consultation Termination Event has not occurred and is not continuing, by the Controlling Class Representative; (o) prohibit defeasance within two years of the Closing Date; (p) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of either Trust REMIC or the imposition of tax on either Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement, as determined by an opinion of counsel; (q) have an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; and (r) be current in the payment of all scheduled payments of principal and interest then due. In the event that more than one Mortgage Loan is substituted for a deleted Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis; provided that no individual Mortgage Loan Rate (net of the related Administrative Fee Rate) may be lower than the highest fixed Pass-Through Rate (not subject to a cap equal to, or based on, the WAC Rate) of any Class of Sequential Pay Certificates or Trust Component having a principal balance then outstanding. When one or more Qualified Substitute Mortgage Loans are substituted for a deleted Mortgage Loan, the applicable Sponsor will be required to certify that the replacement mortgage loan(s) meet(s) all of the requirements of the above definition and send the certification to the Certificate Administrator and the Trustee and, prior to the occurrence and continuance of a Controlling Class Representative Consultation Termination Event, to the Controlling Class Representative.

The time period within which the applicable Sponsor must complete that remedy, repurchase or substitution will generally be limited to 90 days following the earlier of the applicable Sponsor’s discovery or receipt of notice of, and receipt of a demand to take action with respect to, the related Material Breach or Material Document Defect, as the case may be (or, in the case of a Material Breach or Material Document Defect relating to a Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), 90 days from any party discovering such Material Breach or Material Document Defect, provided that if such discovery is made by a party other than the Sponsor, the Sponsor receives timely notice thereof). However, if the applicable Sponsor is diligently attempting to correct the problem, then, with limited exception (including if such breach or defect would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)), it will be entitled to an additional 90 days (or more in the case of a Material Document Defect resulting from the failure of the responsible party to have received the recorded documents) to complete that remedy, repurchase or substitution.

If (x) a Mortgage Loan is to be repurchased or replaced as described above (a “Defective Mortgage Loan”), (y) such Defective Mortgage Loan is part of a Crossed Group and (z) the applicable document defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to the other Mortgage Loan(s) that are a part of such Crossed Group (the “Other Crossed Loans”) (without regard to this paragraph), then the applicable document defect or breach (as the case may be) will be deemed to constitute a Material Document Defect or Material Breach (as the case may be) as to each such Other Crossed Loan for purposes of the above provisions, and the applicable Sponsor will be obligated to repurchase or replace each such Other Crossed Loan in accordance with the provisions above unless the applicable Sponsor satisfies certain conditions set forth in the related Mortgage Loan Purchase Agreement, including, without limitation, that (i) the applicable Sponsor has delivered an opinion that the repurchase of solely the Defective Mortgage Loan will not cause the Issuing Entity to fail to qualify as one or more REMICs or any portion of the Issuing Entity to fail to qualify as a Grantor Trust, and (ii) if the applicable Sponsor were to repurchase or replace only the Defective Mortgage Loan and not the Other Crossed Loans, (x) certain debt service coverage ratio and loan-to-value ratio tests for the Other Crossed Loans (as specified in the related Mortgage Loan Purchase Agreement) would be met, and (y)

either the exercise of remedies against the primary collateral of any Mortgage Loan in the Crossed Group will not impair the ability to exercise remedies against the primary collateral of the other Mortgage Loan(s) in the Crossed Group or the related Mortgage Loan documents have been modified in a manner that removes any threat of impairment of the ability to exercise remedies against the primary collateral of the other Mortgage Loan(s) in the Crossed Group as a result of the exercise of remedies against the primary collateral of any Mortgage Loan in the Crossed Group. The Master Servicer or the Special Servicer, as applicable, will be entitled to cause to be delivered, or direct the applicable Sponsor to (in which case the applicable Sponsor is required to) cause to be delivered, to the Master Servicer or the Special Servicer, as applicable, an appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth above has been satisfied, in each case at the expense of the applicable Sponsor if the scope and cost of the appraisal is approved by the applicable Sponsor and, prior to the occurrence and continuance of a Controlling Class Representative Control Termination Event, the Controlling Class Representative (such approval not to be unreasonably withheld in each case). With respect to any Defective Mortgage Loan that forms a part of a Crossed Group and as to which the conditions described in the first sentence of this paragraph are satisfied, such that the Issuing Entity will continue to hold the Other Crossed Loans, the applicable Sponsor and the Depositor (as predecessor in interest to the Issuing Entity with respect to the subject Crossed Group) have agreed to forbear from enforcing any remedies against the other’s primary collateral but each is permitted to exercise remedies against the primary collateral securing its respective Mortgage Loan(s). If the exercise of remedies by one such party would impair the ability of the other such party to exercise its remedies with respect to the primary collateral securing the Mortgage Loan(s) held by the other such party, then both parties will forbear from exercising such remedies unless and until the related Mortgage Loan documents can be modified to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing any of the Mortgage Loans that form a Crossed Group will be allocated between such Mortgage Loans in accordance with the related Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding principal balances.

The cure, repurchase and substitution obligations described above will constitute the sole remedy available to the Series 2015-GC27 certificateholders in connection with a Material Breach of any representation or warranty or a Material Document Defect with respect to any Mortgage Loan in the Issuing Entity. None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, any other Sponsor or any other person will be obligated to repurchase any affected Mortgage Loan in connection with a Material Breach of any of the representations and warranties or a Material Document Defect if the applicable Sponsor (or, in the case of a RCMC Mortgage Loan, RTI, as guarantor of the repurchase and substitution obligations of RCMC, or, in the case of a RAIT Mortgage Loan, RFT, as guarantor of the repurchase and substitution obligations of RAIT) defaults on its obligations to do so. We cannot assure you that the applicable Sponsor (or, in the case of a RCMC Mortgage Loan, RTI, as guarantor of the repurchase and substitution obligations of RCMC, or, in the case of a RAIT Mortgage Loan, RFT, as guarantor of the repurchase and substitution obligations of RAIT) will have sufficient assets to repurchase or substitute a Mortgage Loan if required to do so.

The “Rated Final Distribution Date” for each Class of Offered Certificates will be the Distribution Date in February 2048.

Additional Information

A Current Report on Form 8-K (“Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of this prospectus supplement.

TRANSACTION PARTIES

The Sponsors

Citigroup Global Markets Realty Corp., Goldman Sachs Mortgage Company, Rialto Mortgage Finance, LLC, Redwood Commercial Mortgage Corporation and RAIT Funding, LLC are the sponsors of this commercial mortgage securitization transaction and, accordingly, are referred to as the “Sponsors” in this prospectus supplement.

Citigroup Global Markets Realty Corp.

General

Citigroup Global Markets Realty Corp. (“CGMRC”) is a Sponsor. CGMRC is a New York corporation organized in 1979 and is a wholly-owned subsidiary of Citicorp Banking Corporation, a Delaware corporation, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. CGMRC maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group. Its facsimile number is (212) 723-8604. CGMRC is an affiliate of Citigroup Commercial Mortgage Securities Inc., the depositor, Citigroup Global Markets Inc., one of the underwriters, and Citibank, N.A., the Certificate Administrator, Certificate Registrar and paying agent. CGMRC makes, and purchases from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions. CGMRC also purchases and finances residential mortgage loans, consumer receivables and other financial assets.

Neither CGMRC nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against CGMRC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CGMRC in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

CGMRC’s Commercial Mortgage Origination and Securitization Program

CGMRC, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States and abroad. CGMRC has been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1996 and has been involved in the securitization of residential mortgage loans since 1987. The multifamily and commercial mortgage loans originated by CGMRC include both fixed rate loans and floating rate loans. Most of the multifamily and commercial mortgage loans included by CGMRC in commercial mortgage securitizations sponsored by CGMRC have been originated, directly or through correspondents, by CGMRC or an affiliate. CGMRC securitized approximately $1.25 billion, $1.49 billion, $2.60 billion, $4.27 billion, $7.02 billion, $6.35 billion, $1.08 billion, $0, $517 million, $1.25 billion, $1.73 billion, $4.75 billion and $5.23 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2002, 2003, 2004, 2005, 2006, 2007, 2008, 2009, 2010, 2011, 2012, 2013 and 2014, respectively.

In addition, in the normal course of its business, CGMRC may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by CGMRC.

CGMRC has also sponsored, in private placement transactions, multifamily and commercial mortgage loans which it either originated or acquired from third-party originators that underwrote them to their own underwriting criteria.

In connection with the commercial mortgage securitization transactions in which it participates, CGMRC generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

CGMRC generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. CGMRC will generally act as a sponsor, originator or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators. Generally CGMRC and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of certificates.

Review of CGMRC Mortgage Loans

General. In connection with the preparation of this prospectus supplement, CGMRC conducted a review of the Mortgage Loans that it is selling to the Depositor. The review was conducted as set forth below and was conducted with respect to each of the CGMRC Mortgage Loans. No sampling procedures were used in the review process.

Database. First, CGMRC created a database of information (the “CGMRC Securitization Database”) obtained in connection with the origination or acquisition of the CGMRC Mortgage Loans, including:

●	certain information from the CGMRC Mortgage Loan documents;

●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);

●	insurance information for the related Mortgaged Properties;

●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;

●	bankruptcy searches with respect to the related borrowers; and

●	certain information and other search results obtained by the CGMRC deal team for each of the CGMRC Mortgage Loans during the underwriting or acquisition process.

CGMRC also included in the CGMRC Securitization Database certain updates to such information received by the CGMRC securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of the CGMRC securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

Using the information in the CGMRC Securitization Database, CGMRC created a Microsoft Excel file (the “CGMRC Data File”) and provided that file to the Depositor for the inclusion in this prospectus supplement (particularly in Annexes A, B and C to this prospectus supplement) of information regarding the CGMRC Mortgage Loans.

Data Comparison and Recalculation. CGMRC engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by CGMRC, relating to information in this prospectus supplement regarding the CGMRC Mortgage Loans. These procedures included:

●	comparing the information in the CGMRC Data File against various source documents provided by CGMRC that are described above under “—Database”;

●	comparing numerical information regarding the CGMRC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the CGMRC Data File; and

●	recalculating certain percentages, ratios and other formulae relating to the CGMRC Mortgage Loans disclosed in this prospectus supplement.

Legal Review. CGMRC also reviewed and responded to a Due Diligence Questionnaire (as defined below) relating to the CGMRC Mortgage Loans, which questionnaire was prepared by the Depositor’s legal counsel for use in eliciting information relating to the CGMRC Mortgage Loans and including such information in this prospectus supplement to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the CGMRC Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt. For example, the due diligence questionnaire (a “Due Diligence Questionnaire”) may seek to elicit, among other things, the following information:

●
whether any mortgage loans were originated by third party originators and the names of such originators, and whether such mortgage loans were underwritten or re-underwritten in accordance with CGMRC’s (or the applicable mortgage loan seller’s) criteria;

●	whether any mortgage loans are not first liens, or have a loan-to-value ratio greater than 80%;

●
whether any mortgage loans are 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date or have been 30 days or more delinquent at any time during the 12-month period immediately preceding the cut-off date;

●	a description of any material issues with respect to any of the mortgage loans;

●
whether any mortgage loans permit, or have existing, mezzanine debt, additional debt secured by the related mortgaged properties or other material debt, and the material terms and conditions for such debt;

●	whether any mortgaged properties have additional debt that is included in another securitization transaction and information related to such other securitization transaction;

●
whether intercreditor agreements, subordination and standstill agreements or similar agreements are in place with respect to secured debt, mezzanine debt or additional debt and the terms of such agreements;

●	a list of any mortgage loans that are interest-only for their entire term or a portion of their term;

●
a list of mortgage loans that permit prepayment or defeasance (in whole or in part), or provide for yield maintenance, and the types of prepayment lock-out provisions and prepayment charges that apply;

●	whether any mortgage loans permit the release of all or a portion of the related mortgaged properties, and the material terms of any partial release, substitution and condemnation/casualty provisions;

●	a list of mortgage loans that are cross-collateralized or secured by multiple properties, or that have related borrowers with other mortgage loans in the subject securitization;

●	whether any mortgage loans have a right of first refusal or right of first offer or similar options, in favor of a tenant or any other party;

●	whether there are post-close escrows or earn-out reserves that could be used to pay down the mortgage loan, or whether there are escrows or holdbacks that have not been fully funded;

●	information regarding lockbox arrangements, grace periods, interest accrual and amortization provisions, non-recourse carveouts, and any other material provisions with respect to the mortgage loan;

●	whether the borrower or sponsor of any related borrower has been subject to bankruptcy proceedings, or has a past or present material criminal charge or record;

●	whether any borrower is not a special purpose entity;

●	whether any borrowers or sponsors of related borrowers have been subject to litigation or similar proceedings and the material terms thereof;

●	whether any borrower under a mortgage loan is affiliated with a borrower under another Mortgage Loan to be included in the issuing entity;

●
whether any of the mortgage loans is a leasehold mortgage, the terms of the related ground lease, and whether the term of the related ground lease extends at least 20 years beyond the stated loan maturity;

●	a list of any related Mortgaged Properties for which a single tenant occupies over 20% of such property, and whether there are any significant lease rollovers at a particular Mortgaged Property;

●	a list of any significant tenant concentrations or material tenant issues, e.g., dark tenants, subsidized tenants, government or student tenants, or Section 8 tenants, etc.;

●	a description of any material leasing issues at the related Mortgaged Properties;

●	whether any related Mortgaged Properties are subject to condemnation proceedings or litigation;

●
a list of related Mortgaged Properties for which a Phase I environmental site assessment has not been completed, or for which a Phase II was performed, and whether any environmental site assessment reveals any material adverse environmental condition or circumstance at any related Mortgaged Property except for those which will be remediated by the cut-off date;

●
whether there is any terrorism, earthquake, tornado, flood, fire or hurricane damage with respect to any of the related Mortgaged Properties, or whether there are any zoning issues at the Mortgaged Properties;

●	a list of Mortgaged Properties for which an engineering inspection has not been completed and whether any property inspection revealed material issues; and/or

●	general information regarding property type, condition, use, plans for renovation, etc.

CGMRC also provided to origination counsel the Sponsor representations and warranties attached as Annex E-1 to this prospectus supplement and requested that origination counsel identify exceptions to such representations and warranties. CGMRC compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the Depositor for inclusion on Annex E-2 to this prospectus supplement. In addition, for each CGMRC Mortgage Loan originated by CGMRC or its affiliates, CGMRC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each CGMRC Mortgage Loan, if any, purchased by CGMRC or its affiliates from a third-party originator of such Mortgage Loan, CGMRC reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CGMRC Mortgage Loan to CGMRC or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related mortgaged property provided by the originator of such Mortgage Loan, prepared exceptions to the representations and warranties in the Mortgage Loan Purchase Agreement based upon such review, and provided them to the Depositor for inclusion on Annex E-2 to this prospectus supplement. With respect to any CGMRC Mortgage Loan that is purchased by CGMRC or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between CGMRC or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of CGMRC or its affiliates. The rights, if any, that CGMRC or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the trustee, and the certificateholders and the trustee will not have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described above under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions”, the substitution or repurchase obligation of CGMRC, as mortgage loan seller, with respect to the CGMRC Mortgage Loans under the related Mortgage Loan Purchase Agreement constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured material breach of any CGMRC’s representations and warranties regarding the CGMRC Mortgage Loans, including any CGMRC Mortgage Loan that are purchased by CGMRC or its affiliates from a third party originator.

In addition, with respect to each CGMRC Mortgage Loan, CGMRC reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus supplement, such as property release provisions and other provisions specifically disclosed in this prospectus supplement.

Certain Updates. Furthermore, CGMRC requested the borrowers under the CGMRC Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if CGMRC became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a CGMRC Mortgage Loan, CGMRC requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, CGMRC prepared, and reviewed with originating counsel and/or securitization counsel, the loan summaries for those of the CGMRC Mortgage Loans included in the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the mortgage pool, and the abbreviated loan summaries for those of the CGMRC Mortgage Loans included in the next 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in the “Structural and Collateral Term Sheet” on Annex B to this prospectus supplement.

Findings and Conclusions. Based on the foregoing review procedures, CGMRC found and concluded that the disclosure regarding the CGMRC Mortgage Loans in this prospectus supplement is accurate in all material respects. CGMRC also found and concluded that the CGMRC Mortgage Loans were originated in accordance with CGMRC’s origination procedures and underwriting criteria, except for any material deviations described under “—The Originators—Citigroup Global Markets Realty Corp., The Bancorp Bank and FCRE REL, LLC—Exceptions to Underwriting Criteria” in this prospectus supplement. CGMRC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

CGMRC most recently filed a Form ABS-15G on February 14, 2014.  CGMRC’s Central Index Key is 0001541001.  With respect to the period from and including January 1, 2012 to and including December 31, 2014, CGMRC does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Goldman Sachs Mortgage Company

General

Goldman Sachs Mortgage Company (“GSMC”) is a Sponsor. GSMC is a New York limited partnership. GSMC was formed in 1984. Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is Goldman Sachs Bank USA. GSMC’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000. GSMC is an affiliate of GS Commercial Real Estate LP, an Originator, and an affiliate of Goldman, Sachs & Co., one of the underwriters.

GSMC’s Commercial Mortgage Securitization Program

As a sponsor, GSMC originates and acquires fixed- and floating-rate commercial mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, organizes and initiates the public and/or private securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor, including GS Commercial Securities Corporation II or another entity that acts in a similar capacity. In coordination with its affiliates, GS Commercial Real Estate LP and other unaffiliated underwriters, GSMC works with rating agencies, investors, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction.

From the beginning of its participation in commercial mortgage securitization programs in 1996 through December 31, 2014, GSMC originated or acquired approximately 2,374 fixed and floating rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $78.5 billion. As of December 31, 2014, GSMC had acted as a sponsor and mortgage loan seller on 100 fixed and floating-rate commercial mortgage-backed securitization transactions. GSMC securitized approximately $2.165 billion, $4.636 billion, $6.586 billion and $5.098 billion of commercial mortgage loans in public and private offerings in calendar years 2011, 2012, 2013 and 2014, respectively.

Neither GSMC nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against GSMC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by GSMC in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

Review of GSMC Mortgage Loans

Overview. GSMC, in its capacity as the Sponsor of the GSMC Mortgage Loans, has conducted a review of the GSMC Mortgage Loans in connection with the securitization described in this prospectus supplement. The review of the GSMC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GSMC’s affiliates (the “GSMC Deal Team”). The review procedures described below were employed with respect to all of the GSMC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus supplement, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the GSMC Deal Team created a database of loan-level and property-level information relating to each GSMC Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, Third Party Reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Goldman Originators during the underwriting process. After origination of each GSMC Mortgage Loan, the GSMC Deal Team updated the information in the database with respect to the GSMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GSMC Deal Team.

A data tape (the “GSMC Data Tape”) containing detailed information regarding each GSMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The GSMC Data Tape was used by the GSMC Deal Team to provide certain numerical information regarding the GSMC Mortgage Loans in this prospectus supplement.

Data Comparison and Recalculation. GSMC engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by GSMC, relating to information in this prospectus supplement regarding the GSMC Mortgage Loans. These procedures included:

●	comparing certain information in the GSMC Data Tape against various source documents provided by GSMC that are described above under “—Database”;

●	comparing numerical information regarding the GSMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the GSMC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the GSMC Mortgage Loans disclosed in this prospectus supplement.

Legal Review. GSMC engaged various law firms to conduct certain legal reviews of the GSMC Mortgage Loans for disclosure in this prospectus supplement. In anticipation of the securitization of each GSMC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from GSMC’s standard form loan documents. In addition, origination counsel for each GSMC Mortgage Loan reviewed GSMC’s representations and warranties set forth on Annex E-1 to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the GSMC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain GSMC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the GSMC Mortgage Loans prepared by origination counsel and (iii) a review of a Due Diligence Questionnaire completed by the GSMC Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each GSMC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions of the Code. In addition, for each GSMC Mortgage Loan originated by GSMC or its affiliates, GSMC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries set forth under “Structural and Collateral Term Sheet—Kemper Lakes Business Center”, “—Northeastern Hotel Portfolio”, “—Highland Square”, “—Whitman Square”, “—Union Square Shopping Center”, “—Natomas Town Center” and “—808 West Apartments” on Annex B to this prospectus supplement, based on their respective reviews of pertinent sections of the related Mortgage Loan documents. The applicable borrowers and borrowers’ counsel reviewed these Mortgage Loan summaries as well.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GSMC Mortgage Loan, GSMC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. GSMC conducted a search with respect to each borrower under a GSMC Mortgage Loan to determine whether it filed for bankruptcy after origination of the GSMC Mortgage Loan. If GSMC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GSMC Mortgage Loan, GSMC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The GSMC Deal Team also consulted with the Goldman Originators to confirm that the GSMC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—The Originators—The Goldman Originators—Origination and Underwriting Process”, as well as to identify any material deviations from those origination and underwriting criteria. See “—The Originators—The Goldman Originators—Exceptions to Underwriting Criteria” below.

Findings and Conclusions. Based on the foregoing review procedures, GSMC determined that the disclosure regarding the GSMC Mortgage Loans in this prospectus supplement is accurate in all material respects. GSMC also determined that the GSMC Mortgage Loans were originated in accordance with the Goldman Originators’ origination procedures and underwriting criteria, except as described under “—The Originators—The Goldman Originators—Exceptions to Underwriting Criteria” below. GSMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

GSMC most recently filed a Form ABS-15G on November 14, 2014. GSMC’s Central Index Key is 0001541502. With respect to the period from and including January 1, 2011 to and including September 30, 2014, GSMC does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Rialto Mortgage Finance, LLC

General

Rialto Mortgage Finance, LLC, a Delaware limited liability company formed in April 2013 (“Rialto”), a Sponsor and an Originator, is wholly-owned by Rialto Capital Management, LLC, a Delaware limited liability company that was formed in January 2009. The executive offices of Rialto are located at 600 Madison Avenue, 12th Floor, New York, New York 10022.

Goldman Sachs Bank USA, an affiliate of GSMC, provides warehouse financing to an affiliate of Rialto through a repurchase facility. Fifteen (15) of the Mortgage Loans that Rialto will transfer to the Depositor, with an aggregate principal balance of approximately $151,166,613 as of the Cut-off Date, are subject to that repurchase facility. Proceeds received by Rialto in connection with the contribution of Mortgage Loans to this securitization transaction will be applied, among other things, to reacquire the financed Mortgage Loans and make payments to Goldman Sachs Bank USA as the repurchase agreement counterparty.

Rialto’s Securitization Program

As a Sponsor, Rialto originates and acquires commercial real estate mortgage loans with a general focus on stabilized income-producing properties. All of the Mortgage Loans being sold to the Depositor by Rialto (the “Rialto Mortgage Loans”) were originated by Rialto. This is the thirteenth commercial real estate debt investment securitization to which Rialto is contributing commercial real estate debt investments. The commercial real estate debt investments originated and acquired by Rialto may include mortgage loans, mezzanine loans, B notes, participation interests, rake bonds, subordinate mortgage loans and preferred equity investments. Rialto securitized approximately $712 million and $1.49 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2013 and 2014, respectively.

Neither Rialto nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against Rialto for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of representations and warranties made by Rialto in the applicable Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

Review of Rialto Mortgage Loans

Overview. Rialto has conducted a review of each of the Rialto Mortgage Loans. This review was performed by a team comprised of real estate and securitization professionals who are employees of Rialto or one or more of its affiliates (the “Rialto Review Team”). The review procedures described below were employed with respect to the Rialto Mortgage Loans. No sampling procedures were used in the review process. Rialto is the Sponsor with respect to sixteen (16) Mortgage Loans.

Set forth below is a discussion of certain current general guidelines of Rialto generally applicable with respect to Rialto’s underwriting analysis of multifamily and commercial real estate properties which serve as the direct or indirect source of repayment for commercial real estate debt originated by Rialto. All or a portion of the underwriting guidelines described below may not be applied exactly as described below at the time a particular asset is originated by Rialto.

Database. To prepare for securitization, members of the Rialto Review Team reviewed a database of loan-level and property-level information relating to the Rialto Mortgage Loans. The database was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Rialto Review Team during the underwriting process. Prior to securitization of the Rialto Mortgage Loans, the Rialto Review Team may have updated the information in the database with respect to the Rialto Mortgage Loans based on updates provided by the related servicer which may include information relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Rialto Review Team, to the extent such updates were provided to, and deemed material by, the Rialto Review Team. Such updates, if any, were not intended to be, and do not serve as, a re-underwriting of the Rialto Mortgage Loans.

A data tape (the “Rialto Data Tape”) containing detailed information regarding the Rialto Mortgage Loans was created from the information in the database referred to in the prior paragraph. The Rialto Data Tape was used to provide the numerical information regarding the Rialto Mortgage Loans in this prospectus supplement.

Data Comparison and Recalculation. Rialto engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by Rialto and relating to information in this prospectus supplement regarding the Rialto Mortgage Loans. These procedures included:

●	comparing the information in the Rialto Data Tape against various source documents provided by Rialto;

●
comparing numerical information regarding the Rialto Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the information contained in the Rialto Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Rialto Mortgage Loans disclosed in this prospectus supplement.

Legal Review. Rialto engaged legal counsel to conduct certain legal reviews of the Rialto Mortgage Loans for disclosure in this prospectus supplement. In anticipation of the securitization described in this prospectus supplement, Rialto’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Rialto’s origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization transaction to assist in the review of the Rialto Mortgage Loans. Such assistance included, among other things, (i) a review of certain of Rialto’s asset summary reports, (ii) the review of the representation and warranties and exception reports referred to above relating to the Rialto Mortgage Loans prepared by origination counsel, (iii) the review of, and assistance in the completion by the Rialto Review Team of, a Due Diligence Questionnaire relating to the Rialto Mortgage Loans and (iv) the review of certain provisions in loan documents with respect to certain of the Rialto Mortgage Loans.

Other Review Procedures. The Rialto Review Team, with the assistance of counsel engaged in connection with this securitization transaction, also reviewed each Rialto Mortgage Loan to determine whether it materially deviated from the underwriting guidelines set forth under “—Rialto’s Underwriting Standards and Loan Analysis” below.

Findings and Conclusions. Based on the foregoing review procedures, Rialto determined that the disclosure regarding the Rialto Mortgage Loans in this prospectus supplement is accurate in all material respects. Rialto also determined that the Rialto Mortgage Loans were not originated with any material exceptions from Rialto’s underwriting guidelines and procedures. Rialto attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Rialto will perform a review of any Rialto Mortgage Loan that it elects to substitute for a Rialto Mortgage Loan in the pool in connection with a Material Breach or a Material Document Defect. Rialto, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement (the “Qualification Criteria”). Rialto will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Rialto and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Rialto to render any tax opinion required in connection with the substitution.

Repurchase Requests

Rialto most recently filed a Form ABS-15G on February 11, 2014. Rialto’s Central Index Key number is 0001592182. With respect to the period from and including January 1, 2011 to and including September 30, 2014, Rialto does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Redwood Commercial Mortgage Corporation

General

Redwood Commercial Mortgage Corporation, a Delaware corporation formed in November 2009 (“RCMC”), a sponsor and a mortgage loan seller, is wholly-owned by Redwood Trust, Inc. (“Redwood Trust”), a Maryland corporation that was formed in April 1994 and commenced operations in August 1994. Redwood Trust (NYSE: RWT) invests in, finances and manages real estate assets. The executive offices of RCMC are located at One Belvedere Place, Suite 300, Mill Valley, California 94941. RCMC originates and acquires commercial real estate debt investments with a general focus on stabilized income-producing properties. RCMC originated the Mortgage Loans being sold to the depositor by it.

RCMC’s Securitization Program

This is the seventeenth commercial real estate debt investment securitization to which RCMC is contributing commercial real estate debt investments. The commercial real estate debt investments originated and acquired by RCMC may include mortgage loans, mezzanine loans, B notes, participation interests, rake bonds, subordinate mortgage loans and preferred equity investments. The commercial real estate debt investments originated or acquired by RCMC may be secured by or relate to commercial or multifamily properties. RCMC began originating commercial mortgage loans for securitization in 2012. As of December 30, 2014, the total amount of commercial mortgage loans originated or acquired by RCMC and contributed to securitizations is in excess of $1,439,622,000.

The commercial mortgage loans RCMC primarily originates are typically secured by retail, office, multifamily, hospitality, industrial and self storage properties, but RCMC also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease, condominium units, and mixed use properties.

Neither RCMC nor any of its affiliates acts as master servicer of the commercial mortgage loans it contributes to securitizations.

Neither RCMC nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against RCMC or any of its affiliates for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by RCMC in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

Review of the RCMC Mortgage Loans

Overview. RCMC has conducted a review of the RCMC Mortgage Loans in connection with the securitization described in this prospectus supplement. The review of the RCMC Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of RCMC or one or more of its affiliates (the “RCMC Review Team”). The review procedures described below were employed with respect to the RCMC Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the RCMC Review Team reviewed a database of loan-level and property-level information relating to the RCMC Mortgage Loans. RCMC engaged a third party to assist in the preparation of the database, which was compiled from, among other sources, the related Mortgage Loan documents, appraisal, environmental assessment report, property condition report, zoning reports, insurance review summary, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the RCMC Review Team during the underwriting process. Prior to securitization of the RCMC Mortgage Loans, the RCMC Review Team may have updated the information in the database with respect to the RCMC Mortgage Loans based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the RCMC Review Team. Such updates, if any, were not intended to be, and do not serve as, a re-underwriting of the RCMC Mortgage Loans.

A data tape (the “RCMC Data Tape”) containing detailed information regarding the RCMC Mortgage Loans was created from the information in the database referred to in the prior paragraph. The RCMC Data Tape was used to provide the numerical information regarding the RCMC Mortgage Loans in this prospectus supplement.

Data Comparison and Recalculation. RCMC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by RCMC and relating to information in this prospectus supplement regarding the RCMC Mortgage Loans. These procedures included:

●	comparing the information in the RCMC Data Tape against various source documents provided by RCMC that are described above under “—Database”;

●	comparing numerical information regarding the RCMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the RCMC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the RCMC Mortgage Loans disclosed in this prospectus supplement.

Legal Review. RCMC engaged legal counsel to conduct certain legal reviews of the RCMC Mortgage Loans for disclosure in this prospectus supplement. In anticipation of the securitization described in this prospectus supplement, RCMC’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. RCMC’s origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the RCMC Mortgage Loans. Such assistance included, among other things, (i) a review of any of RCMC’s internal credit memoranda for the RCMC Mortgage Loans, (ii) a review of the representations and warranties and exception reports referred to above relating to the RCMC Mortgage Loans prepared by origination counsel, (iii) the review of, and assistance in the completion by the RCMC Review Team of, a due diligence questionnaire relating to the RCMC Mortgage Loans and (iv) the review of certain Mortgage Loan documents with respect to the RCMC Mortgage Loans.

Other Review Procedures. The RCMC Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the RCMC Mortgage Loans to determine whether it materially deviated from the underwriting guidelines set forth under “—RCMC’s Underwriting Standards and Loan Analysis” and “—Underwriting Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, RCMC determined that the disclosure regarding the RCMC Mortgage Loans in this prospectus supplement is accurate in all material respects. RCMC also determined that the RCMC Mortgage Loans were not originated with any material exceptions from RCMC’s underwriting guidelines and procedures, except as described under “—The Originators—Redwood Commercial Mortgage Corporation—Underwriting Exceptions” below. RCMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. RCMC will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. RCMC, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement. RCMC will engage a third party accounting firm to compare the qualification criteria against the underlying source documentation to verify the accuracy of the review by RCMC and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by RCMC to render any tax opinion required in connection with the substitution.

Repurchase Requests

RCMC filed a Form ABS-15G on February 12, 2014, which Form ABS-15G is available electronically through the SEC’s EDGAR system. RCMC’s Central Index Key number is 0001567746. For the period from and including October 1, 2011 to and including September 30, 2014, RCMC does not have any activity required to be reported by Rule 15Ga-1 under the Exchange Act and Item 1104(e) of Regulation AB (“Regulation AB”) with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

RAIT Funding, LLC

General

RAIT Funding, LLC, a Delaware limited liability company (“RAIT”), is an operating subsidiary of RFT, a vertically integrated and internally managed real estate investment trust that originates and services commercial real estate loans, manages and advises on commercial real estate-related assets and acquires commercial real estate assets. RFT is headquartered at 2929 Arch Street, 17th Floor, Philadelphia, PA-19104, and also has offices in New York, NY, Charlotte, NC and Chicago, IL.

Certain Relationships and Related Transactions

Citibank, N.A., an affiliate of the Depositor and of CGMRC, provides warehouse financing to RAIT or its affiliates through a master repurchase facility. Four (4) of the RAIT Mortgage Loans, representing approximately 2.5% of the Initial Pool Balance, are subject to that repurchase facility. Proceeds received by RAIT in connection with the sale of the RAIT Mortgage Loans to the Depositor will be applied, among other things, to repay Citibank, N.A. any amounts outstanding under the repurchase facility relating to the RAIT Mortgage Loans.

RAIT’s Securitization Program

RFT, through its operating subsidiaries, RAIT and RAIT Partnership, L.P., a Delaware limited partnership (“RAIT Partnership”) originates commercial mortgages, mezzanine loans, other loans and preferred equity interests that are collateralized by office buildings, retail shopping centers, multifamily apartment complexes and other properties located throughout the United States of America. RAIT’s commercial mortgage securitization program generally provides fixed rate mortgage loans having maturities between five and ten years. Additionally, RAIT Partnership provides bridge/transitional loans, mezzanine loans and preferred equity structures.

RAIT, RAIT Partnership and their affiliates directly or indirectly contributed loans to one commercial mortgage loan conduit securitization in 2011 (in an aggregate principal balance of $60,831,868); to five commercial mortgage loan conduit securitizations (in an aggregate principal balance of $96,296,175) in 2012; to ten commercial mortgage loan conduit securitizations (in an aggregate principal balance of $404,944,126) and one floating rate commercial mortgage loan securitization in 2013 (in the principal balance of $135,000,000) for an aggregate principal balance of $539,944,126; and to seven commercial mortgage loan securitizations (in an aggregate principal balance of $418,590,507) and two floating rate commercial mortgage loan securitizations in 2014 (in an aggregate principal balance of $415,429,814) for an aggregate principal balance of $834,020,321. Key members of the RAIT management team were officers at JP Morgan Chase and Wachovia Bank and have been involved in the commercial mortgage securitization business since 1997.

RAIT and its affiliates generally act either as originator, mortgage loan seller and/or sponsor in the commercial mortgage securitizations in which they participate. In such a transaction there may be co-sponsors and/or other mortgage loan sellers or originators. In such securitizations, the mortgage loans originated by RAIT are generally sold to a depositor, which in turn transfers such loans to an issuing entity, which issues commercial mortgage pass-through certificates or similar securities that are in whole or part backed by the cash flows from such mortgage loans.

Neither RAIT nor any of its affiliates or subsidiaries will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against RAIT or any of its affiliates or subsidiaries for any losses or other claims in connection with the Certificates or the Mortgage Loans, except with respect to the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by RAIT in the related Mortgage Loan Purchase Agreement, as described under “Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions” in this prospectus supplement.

Review of RAIT Mortgage Loans

Overview. RAIT has conducted a review of the RAIT Mortgage Loans in connection with the securitization described in this prospectus supplement. The review of the RAIT Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of RFT or one or more of its affiliates (the “RAIT Securitization Team”). The review procedures described below were employed with respect to all of the RAIT Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the RAIT Securitization Team created a database of loan-level and property-level information relating to each RAIT Mortgage Loan. The database was compiled from, among other sources, the related RAIT Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the RAIT Securitization Team during the underwriting process. After origination of each RAIT Mortgage Loan, the RAIT Securitization Team updated the information in the database with respect to such RAIT Mortgage Loan based on updates from RAIT Partnership’s servicing group to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the RAIT Securitization Team.

A data tape containing detailed information regarding each RAIT Mortgage Loan (the “RAIT Data Tape”) was created from the information in the database referred to in the prior paragraph. The RAIT Data Tape was used to provide the numerical information regarding the RAIT Mortgage Loans in this prospectus supplement.

Data Comparison and Recalculation. RAIT engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by RAIT, relating to information in this prospectus supplement regarding the RAIT Mortgage Loans. These procedures included:

●	comparing the information in the RAIT Data Tape against various source documents provided by RAIT that are described above under “—Database”;

●	comparing numerical information regarding the RAIT Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the RAIT Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the RAIT Mortgage Loans disclosed in this prospectus supplement.

Legal Review. RAIT engaged various law firms to conduct certain legal reviews of the RAIT Mortgage Loans for disclosure in this prospectus supplement. In anticipation of the securitization of each RAIT Mortgage Loan, RAIT’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. In addition, origination counsel for the RAIT Mortgage Loans completed due diligence questionnaires with respect to the RAIT Mortgage Loans. RAIT’s underwriting staff and in-house legal team performed a similar review of representations and warranties, and completed due diligence questionnaires. Outside legal counsel was also engaged in connection with this securitization transaction to assist in the review of the RAIT Mortgage Loans. Such assistance included, among other things, (i) a review of RAIT’s asset summary reports for each RAIT Mortgage Loan, (ii) a review of a compilation of the exception reports to the representations and warranties referred to above relating to the RAIT Mortgage Loans, and (iii) a review of a compilation of the due diligence questionnaires relating to the RAIT Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation related to the RAIT Mortgage Loans and of which RFT was aware at the origination of any RAIT Mortgage Loan, RFT requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

Findings and Conclusions. Based on the foregoing review procedures, RAIT determined that the disclosure regarding the RAIT Mortgage Loans in this prospectus supplement is accurate in all material respects. RAIT also determined that the RAIT Mortgage Loans were originated in accordance with RAIT’s origination procedures and underwriting criteria. RAIT attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

RAIT files reports on Form ABS-15G, and most recently filed a Form ABS-15G on February 14, 2014. RAIT’s Central Index Key is 0001587045. RAIT Partnership, an affiliate of RAIT, files reports on Form ABS-15G, and most recently filed a Form ABS-15G on February 14, 2014. RAIT Partnership’s Central Index Key is 0001175134. With respect to the period from and including January 1, 2011 to and including September 30, 2014, RAIT and RAIT Partnership have no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by them as a sponsor of commercial mortgage securitizations.

Compensation of the Sponsors

In connection with the offering and sale of the Certificates contemplated by this prospectus supplement, the Sponsors (including affiliates of the Sponsors) will be compensated for the sale of their respective Mortgage Loans in an amount equal to the excess, if any, of:

(a)      the sum of any proceeds received from the sale of the Certificates to investors and the sale of servicing rights to Wells Fargo for the master servicing of the Mortgage Loans and primary servicing of the Serviced Mortgage Loans, over

(b)      the sum of the costs and expense of originating or acquiring the Mortgage Loans and the costs and expenses related to the issuance, offering and sale of the Certificates as described in this prospectus supplement.

The mortgage servicing rights were sold to the Master Servicer for a price based on the value of the Servicing Fee to be paid to the Master Servicer with respect to each Mortgage Loan and the value of the right to earn income on investments on amounts held by the Master Servicer with respect to the Mortgage Loans. The Master Servicer will also purchase the primary servicing rights for the Serviced Companion Loans.

The Depositor

Citigroup Commercial Mortgage Securities Inc. is the depositor with respect to the Issuing Entity (in such capacity, the “Depositor”). The Depositor is a special purpose corporation incorporated in the State of Delaware on July 17, 2003 for the purpose of engaging in the business of, among other things, acquiring and depositing mortgage loans in trusts in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates, in addition to other related activities. The principal executive offices of the Depositor are located at 388 Greenwich Street, New York, New York 10013. The telephone number is (212) 816-6000.

The Depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The Depositor will not have any business operations other than securitizing mortgage loans and related activities.

The Depositor is an affiliate of CGMRC, a Sponsor and an Originator, an affiliate of Citibank, N.A., the Certificate Administrator, Certificate Registrar and paying agent, and an affiliate of Citigroup Global Markets Inc., one of the underwriters.

After establishing the Issuing Entity, the Depositor will have minimal ongoing duties with respect to the Certificates and the Mortgage Loans. The Depositor’s ongoing duties will include:  (i) appointing a successor trustee or certificate administrator in the event of the removal of the Trustee or Certificate Administrator, (ii) paying any ongoing fees (such as surveillance fees) of the Rating Agencies, (iii) promptly delivering to the Certificate Administrator any document that comes into the Depositor’s possession that constitutes part of the Mortgage File or servicing file for any Mortgage Loan, (iv) upon discovery of a breach of any of the representations and warranties of the Master Servicer, the Special Servicer or the Operating Advisor which materially and adversely affects the interests of the Certificateholders, giving prompt written notice of such breach to the affected parties, (v) providing information in its possession with respect to the Certificates to the Certificate Administrator to the extent necessary to perform REMIC tax administration, (vi) indemnifying the Issuing Entity, the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer for any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such parties arising from the Depositor’s willful misconduct, bad faith, fraud and/or negligence in the performance of its duties contained in the Pooling and Servicing Agreement or by reason of negligent disregard of its obligations and duties under the Pooling and Servicing Agreement, (vii) signing any annual report on Form 10-K, including the required certification in Form 10-K under the Sarbanes-Oxley Act of 2002, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the Issuing Entity and (viii) mailing the notice of a succession of the Trustee or the Certificate Administrator to all Certificateholders.

On the Closing Date, the Depositor will acquire the Mortgage Loans from each Sponsor and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. See “Transaction Participants—The Depositor” in the prospectus.

The Originators

Citigroup Global Markets Realty Corp., Goldman Sachs Mortgage Company, GS Commercial Real Estate LP, Rialto Mortgage Finance, LLC, Redwood Commercial Mortgage Corporation, The Bancorp Bank, RAIT Funding, LLC and FCRE REL, LLC are referred to in this prospectus supplement as the “Originators”.

The information set forth in this prospectus supplement concerning the Originators and their underwriting standards has been provided by the Originators.

Citigroup Global Markets Realty Corp., The Bancorp Bank and FCRE REL, LLC

Overview. CGMRC’s commercial mortgage loans are primarily originated in accordance with the procedures and underwriting criteria described below. The Bancorp Mortgage Loans, while originated by Bancorp, were re-underwritten by CGMRC in accordance with the underwriting criteria described below prior to CGMRC’s purchase of those Mortgage Loans from Bancorp. The FCRE Mortgage Loans, while originated by FCRE, were re-underwritten by CGMRC in accordance with the underwriting criteria described below prior to CGMRC’s purchase of those Mortgage Loans from FCRE. However, variations from these procedures and criteria may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by CGMRC. Therefore, this general description of CGMRC’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

Process. The credit underwriting process for each CGMRC loan is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CGMRC. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available:  historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self storage, multifamily and manufactured housing community properties.

A member of the CGMRC deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The CGMRC deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CGMRC’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage and LTV Requirements. CGMRC’s underwriting standards generally require a minimum debt service coverage ratio (DSCR) of 1.20x and a maximum loan-to-value ratio (LTV) of 80%. However these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CGMRC’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless CGMRC determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned DSCR and LTV parameters.

Amortization Requirements. While CGMRC’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus supplement and Annex A to this prospectus supplement reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus supplement.

Escrow Requirements. CGMRC may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, CGMRC may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all CGMRC commercial mortgage loans.

Generally, CGMRC requires escrows as follows:

●
Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net-worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly.

●
Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

●
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

●
Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.

●
Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

●
Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the CGMRC Mortgage Loans, please see Annex A to this prospectus supplement.

Title Insurance Policy. The borrower is required to provide, and CGMRC or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the Sponsor representation and warranty set forth in paragraph (6) on Annex E-1 to this prospectus supplement without any exception that CGMRC deems material.

Property Insurance. CGMRC requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the Sponsor representations and warranties in paragraphs (16) and (29) on Annex E-1 to this prospectus supplement without any exceptions that CGMRC deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CGMRC Mortgage Loans, CGMRC generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

●
Appraisal. CGMRC obtains an appraisal meeting the requirements described in the Sponsor representation and warranty set forth in paragraph (41) on Annex E-1 to this prospectus supplement. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

●
Environmental Report. CGMRC generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CGMRC. CGMRC or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, CGMRC generally requires that the condition be addressed in a manner that complies with the Sponsor representation and warranty set forth in paragraph (40) on Annex E-1 to this prospectus supplement without any exception that CGMRC deems material.

●
Property Condition Report. CGMRC generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CGMRC. CGMRC or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CGMRC often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing. Interim servicing for all CGMRC loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CGMRC, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to Underwriting Criteria. None of the CGMRC Mortgage Loans have exceptions to the related underwriting criteria.

The Goldman Originators

Overview. GSMC and GS CRE, each an Originator, are affiliated with each other and with Goldman, Sachs & Co., one of the underwriters. GSMC and GS CRE are referred to as the “Goldman Originators” in this prospectus supplement.

The primary business of each Goldman Originator is the underwriting and origination, either by itself or together with another originator, of mortgage loans secured by commercial or multifamily properties. The commercial mortgage loans originated by each Goldman Originator include both fixed and floating rate commercial mortgage loans and such commercial mortgage loans are often included in both public and private securitizations. Many of the commercial mortgage loans originated by GS CRE are acquired by GSMC and sold to securitizations in which GSMC acts as sponsor and/or loan seller.

Fixed Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originator Fixed Rate Loans Originated (approximate)	Total Goldman Originator Fixed Rate Loans Securitized (approximate)
2014	$2.9 billion	$3.1 billion
2013	$5.0 billion	$5.3 billion
2012	$5.6 billion	$4.6 billion
2011	$2.3 billion	$2.2 billion
2010	$1.6 billion	$1.1 billion
2009	$400 million	$400 million

Floating Rate Commercial Mortgage Loans(1)
Year	Total Goldman Originator Floating Rate Loans Originated (approximate)	Total Goldman Originator Floating Rate Loans Securitized (approximate)
2014	$3.2 billion	$2.0 billion
2013	$777 million	$1.3 billion
2012	$1.9 billion	$0
2011	$140 million	$0
2010	$0	$0
2009	$40 million	$0

(1)  Represents origination for all Goldman Originators and affiliates of Goldman Originators originating commercial mortgage loans.

Origination and Underwriting Process. Each Goldman Originator’s commercial mortgage loans are primarily originated in accordance with the origination procedures and underwriting criteria described below. However, variations from these procedures and criteria may occur as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by the applicable Goldman Originator. Therefore, this general description of the Goldman Originators’ origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of a GSMC Mortgage Loan in the mortgage pool, see “—Exceptions to Underwriting Criteria” below and “Exceptions to Sponsor Representations and Warranties” in Annex E-2 to this prospectus supplement.

The underwriting process for each mortgage loan originated by a Goldman Originator is performed by an origination team comprised of real estate professionals which typically includes an originator, analyst, loan officer and commercial closer. This team conducts a review of the related mortgaged property, which typically includes an examination of historical operating statements (if available), rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering. In certain cases, the Goldman Originator may engage an independent third party due diligence provider, pursuant to a program of specified procedures, to assist in the underwriting and preparation of analyses required by such procedures, subject to the oversight and ultimate review and approval by the Goldman Originator origination team.

A member of the applicable Goldman Originator origination team performs or engages a third party to perform an inspection of the property in order to assess the physical quality of the collateral, confirm tenancy, and determine visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such site inspections are also generally used to assess the submarket in which the property is located and to evaluate the property’s competitiveness within its market.

The applicable Goldman Originator origination team also performs a review of the financial status, credit history and background of the borrower and certain key principals of the borrower. Among the items generally reviewed are financial statements, independent credit reports, criminal/background investigations, and specific searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation.

After the compilation and review of all documentation and other relevant considerations, the origination team finalizes its underwriting analysis of the property’s cash flow in accordance with the property specific cash flow underwriting guidelines of the applicable Goldman Originator. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

All commercial mortgage loans must be presented to one or more credit committees which consist of senior real estate professionals, among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Each Goldman Originator’s underwriting guidelines generally require that a mortgage loan have, at origination, a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%. However these thresholds are guidelines and exceptions may be made on the merits of each individual loan taking into account such factors as reserves, letters of credit and/or guarantees, the applicable Goldman Originator’s judgment of the property and/or market performance in the future.

Certain properties may also be encumbered by, or otherwise support payments on, subordinate debt and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. It is possible that a Goldman Originator or an affiliate will be a lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory. When such additional debt is taken into account, the aggregate debt may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Each Goldman Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves. In addition, each Goldman Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by the Goldman Originators.

Generally, the required escrows for GSMC Mortgage Loans are as follows:

●
Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional or high net-worth individual property sponsor or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

●
Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy or (ii) if the related mortgaged property is a single tenant property and the related tenant is required to obtain insurance directly or self-insures.

●
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

●
Tenant Improvement / Leasing Commissions—Tenant improvement / leasing commission reserves may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term or (ii) where rent at the related mortgaged property is considered below market.

●
Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the function, performance or value of the property or (iii) if the related mortgaged property is a single tenant property the tenant is responsible for the repairs.

●
Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues or (ii) environmental insurance is obtained or already in place.

For a description of the escrows collected with respect to the GSMC Mortgage Loans, please see Annex A to this prospectus supplement.

Each Goldman Originator and its origination counsel will generally examine whether the use and occupancy of the property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following:  legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, each Goldman Originator may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance coverage in the casualty insurance policy with respect to the particular non-conformity unless it determines that:  (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

The borrower is required to provide, and each Goldman Originator or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements:  (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Except in certain instances where credit rated tenants are required to obtain insurance or may self-insure, each Goldman Originator typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser (x) of the outstanding principal balance of the mortgage loan and (y) 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of:  (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property and (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, except in some cases where self-insurance is permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the seismic report indicates that the PML or SEL is greater than 20%.

In the course of originating their respective Mortgage Loans, the Goldman Originators generally considered the results of third party reports as described below:

●
Appraisal—Each Goldman Originator obtains an appraisal or an update of an existing appraisal for each mortgaged property prepared by an appraisal firm approved in accordance with the applicable Goldman Originator’s internal documented appraisal policy. Each Goldman Originator origination team and a third party consultant engaged by the Goldman Originator typically reviews the appraisal. All appraisals are conducted by an independent appraiser that is state certified, an appraiser belonging to the Appraisal Institute, a member association of professional real estate appraisers, or an otherwise qualified appraiser. All appraisals are conducted in accordance with the Uniform Standards of Professional Appraisal Practices. In addition, the appraisal report (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

●
Environmental Report—Each Goldman Originator obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by the applicable Goldman Originator. In certain cases, the borrower may have obtained the Phase I site assessment, and the assessment is then re-addressed to the Goldman Originator. Each Goldman Originator origination team and a third party environmental consultant engaged by the Goldman Originator or the borrower typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the Goldman Originator or the environmental consultant believes that such an analysis is warranted under the circumstances. In cases in which the Phase I site assessment identifies any potential adverse environmental conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, the Goldman Originator generally requires additional environmental testing, such as a Phase II environmental assessment on the related mortgaged property, an environmental insurance policy, the borrower to conduct remediation activities or to establish an operations and maintenance plan, or to place funds in escrow to be used to address any required remediation.

●
Physical Condition Report—Each Goldman Originator obtains a physical condition report (“PCR”) or an update of a previously obtained PCR for each mortgaged property prepared by a structural engineering firm approved by the applicable Goldman Originator to assess the structure, exterior walls, roofing, interior structure and/ or mechanical and electrical systems. In certain cases, the borrower may have obtained the PCR, and the PCR is then re-addressed to the Goldman Originator. Each Goldman Originator and a third party structural consultant engaged by the Goldman Originator or the borrower typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the Goldman Originator generally requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

●
Seismic—Each Goldman Originator generally obtains a seismic report or an update of a previously obtained seismic report for all mortgaged properties located in seismic zone 3 or 4 to assess probable maximum loss (“PML”) or scenario expected loss (“SEL”) for the related mortgaged property. In certain cases, the borrower may have obtained the seismic report and the seismic report is then re-addressed to the Goldman Originator.

Exceptions to Underwriting Criteria. None of the GSMC Mortgage Loans have exceptions to the related underwriting criteria.

Servicing. Interim servicing for some of the loans originated by a Goldman Originator prior to securitization is typically performed by an interim servicer that is unaffiliated with the Goldman Originators. Additionally, primary servicing may occasionally be retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with the applicable Goldman Originator, which may be retained post-securitization including the applicable fees. Otherwise, servicing responsibilities are transferred from the unaffiliated interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization.

Rialto Mortgage Finance, LLC

  Rialto’s Underwriting Standards and Loan Analysis

Overview. Rialto is the Sponsor with respect to sixteen (16) Mortgage Loans. Rialto or an affiliate originated each of the Rialto Mortgage Loans being deposited into the securitization described in this prospectus supplement. Generally, Rialto performed an underwriting analysis with respect to each Mortgage Loan applicant and the related Mortgaged Property.

Set forth below is a discussion of certain current general guidelines of Rialto generally applicable with respect to Rialto’s underwriting analysis of multifamily and commercial real estate properties which serve as the direct or indirect source of repayment for commercial real estate debt originated by Rialto. All or a portion of the underwriting guidelines described below may not be applied exactly as described below at the time a particular asset is originated by Rialto.

Process and Loan Analysis. The underwriting process for each Rialto Mortgage Loan is performed by a transaction team comprised of real estate professionals that typically includes a loan originator and an underwriter subject to oversight by the members of the management team of Rialto. This team conducts a review of the related real property, which typically includes an examination of some or all of the following information, among other things, to the extent applicable and available: historical operating statements, rent rolls, certain tenant leases, real estate tax information, insurance policies and/or schedules and third party reports pertaining to appraisal, physical condition and environmental status. Each applicable report is reviewed for acceptability by Rialto or a third-party reviewer. The results of these reviews are incorporated into Rialto’s underwriting analysis. In some cases, certain of these documents may not be required or may not be reviewed due to the nature of the related real property. For instance, historical operating statements may not be available with respect to real property with limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and executed tenant leases would not be examined for certain property types (e.g., hospitality, self-storage, multifamily and manufactured housing community properties) although the forms of leases would typically be reviewed for certain of these property types.

Rialto also performs an underwriting analysis with respect to the borrower under each asset it originates. The underwriting analysis of the borrower may include a review of third-party credit reports and reports resulting from judgment, lien or bankruptcy searches. Borrowers are generally required to be single purpose entities (although exceptions may be made from time to time on a case-by-case basis) and, in some cases, other structural requirements may be imposed on the borrower which are intended to reduce the likelihood of the borrower becoming involved in a bankruptcy proceeding; however, there can be no assurance that any of these structural requirements will prevent a particular borrower from becoming involved in a bankruptcy proceeding.

After the compilation and review of all applicable documentation and other relevant considerations, the transaction team finalizes its detailed underwriting analysis of the real property’s cash flow in a manner generally consistent with Rialto’s underwriting guidelines. Determinations are also made regarding the implementation of appropriate transaction terms to address certain risks, which may result in the recommendation of certain additional structural features. A credit committee memorandum is prepared which summarizes the above referenced information and which is circulated to the credit committee for review.

Credit Approval. All assets originated by Rialto must be approved by one or more specified internal committees. After a review of the credit committee package and a discussion of the asset, a committee may approve a transaction as recommended, request additional due diligence, modify the transaction terms or decline a transaction entirely.

Debt Service Coverage Ratio. In connection with the origination of an asset, Rialto will analyze whether cash flow expected to be derived from the related real property will be sufficient to make the required payments under that transaction over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured directly or indirectly by, or that in the future may be secured directly or indirectly by, the related real property. The debt service coverage ratio is an important measure of the likelihood of default on a particular asset. In general, the debt service coverage ratio at any given time is the ratio of—

●	the amount of income, net of expenses and required reserves, derived or expected to be derived from the related real property for a given period, to

●
the scheduled payments of principal and interest during that given period on the subject asset and any other loans that are secured by liens of senior or equal priority on, or otherwise have a senior or equal entitlement to be repaid from the income generated by, the related real property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. Accordingly, based on such subjective assumptions and analysis, there can be no assurance that the underwriting analysis of any particular asset will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities. For example, when calculating the debt service coverage ratio for a particular asset, Rialto may utilize net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy. There is no assurance that such assumptions made with respect to any asset or the related real property will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for assets originated by Rialto, calculated as described above, will be subject to a minimum standard at origination (generally equal to or greater than 1.20x); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, the associated loan-to-value ratio (as described below), reserves or other factors. For example, Rialto may originate an asset with a debt service coverage ratio below the minimum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, Rialto’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio. Rialto also looks at the loan-to-value ratio of a prospective investment related to multifamily or commercial real estate as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of an asset related to multifamily or commercial real estate at any given time is the ratio, expressed as a percentage, of:

●	the then outstanding principal balance of the asset and any other loans that are secured (directly or indirectly) by liens of senior or equal priority on the related real property, to

●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for assets originated by Rialto, calculated as described above, will be subject to a maximum standard at origination (generally less than or equal to 80%); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, debt service coverage, reserves or other factors. For example, Rialto may originate a multifamily or commercial real estate loan with a loan-to-value ratio above the maximum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, Rialto’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Additional Debt. When underwriting an asset, Rialto will take into account whether the related real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject asset. It is possible that Rialto or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it for investment or future sale.

The debt service coverage ratios at origination described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios at origination described above under “—Loan-to-Value Ratio” may be significantly below the minimum standard and/or significantly above the maximum standard, respectively, when calculated taking into account the existence of additional debt secured directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition. As part of the origination and underwriting process, Rialto will analyze the condition of the real property for a prospective asset. To aid in that analysis, Rialto may, subject to certain exceptions, inspect or retain a third party to inspect the property which, depending on the property type, such inspections generally include an evaluation of one or more of the following:  functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas and generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties and will in most cases obtain the property reports described below.

Appraisal Report. Rialto will in most cases obtain an appraisal or an update of an existing appraisal from an independent appraiser that is state certified, belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. The appraisal reports are conducted in accordance with the Uniform Standards of Professional Appraisal Practices and the appraisal report (or a separate letter accompanying the report) will include a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, were followed in preparing the appraisal report.

Environmental Report. Rialto requires that an environmental consultant prepare a Phase I environmental report or that an update of a prior environmental report, a transaction screen or a desktop review is prepared with respect to the real property related to the asset. Alternatively, Rialto may forego an environmental report in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Depending on the findings of the initial environmental report, Rialto may require additional record searches or environmental testing, such as a Phase II environmental report with respect to the subject real property. In certain cases where an environmental report discloses the existence of, or potential for, adverse environmental conditions, including as a result of the activities of identified tenants, adjacent property owners or previous owners of the subject real property, the related borrower may be required to establish operations and maintenance plans, monitor the real property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or environmental insurance policies.

Engineering Report. Rialto generally requires that an engineering firm inspect the real property related to the asset to assess and prepare a report regarding the structure, exterior walls, roofing, interior structure, mechanical systems and/or electrical systems. In some cases, engineering reports are based on, and limited to, information available through visual inspection. Rialto will consider the engineering report in connection with determining whether to address any recommended repairs, corrections or replacements in connection with origination and whether any identified deferred maintenance should be addressed in connection with origination. In some cases, Rialto uses conclusions in the engineering reports in connection with making a determination about the necessity for escrows related to repairs and the continued maintenance of the real property.

Seismic Report. If the real property related to an asset consists of improvements located in seismic zones 3 or 4, Rialto generally requires a seismic report from an engineering firm to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. Generally, if a seismic report concludes that the related real property is estimated to have a probable maximum loss or scenario expected loss in excess of 20%, Rialto may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.

Zoning and Building Code Compliance. In connection with the origination of an asset related to multifamily or commercial real estate, Rialto will generally obtain one or more of the following to consider whether the use and occupancy of the related real property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property: zoning reports, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In cases where the real property constitutes a legal nonconforming use or structure, Rialto may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) the real property, if permitted to be repaired or restored in conformity with current law, would in Rialto’s judgment constitute adequate security, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring, (iv) a variance or other similar change in applicable zoning restrictions is potentially available, or the applicable governing entity is unlikely to enforce the related limitations, (v) casualty insurance proceeds together with the value of any additional collateral are expected to be available in an amount estimated by Rialto to be sufficient to pay off all relevant indebtedness in full, and/or (vi) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on its analysis of the related real property, the borrower and the principals of the borrower, Rialto may require a borrower to fund various escrows for taxes, insurance, capital expenses, replacement reserves, re-tenanting reserves, environmental remediation and/or other matters. Rialto conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the underlying documents for some assets do not contain provisions requiring the establishment of escrows and reserves, or only require the establishment of escrows and reserves in limited amounts and/or circumstances. Furthermore, where escrows or reserves are required, Rialto may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Rialto may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Rialto’s evaluation of the ability of the real property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion, Rialto may originate or acquire, and may have originated or acquired, real estate related loans and other investments that vary from, or do not comply with, Rialto’s underwriting guidelines as described in this prospectus supplement and/or such underwriting guidelines may not have been in place or may have been in place in a modified version at the time Rialto or its affiliates originated or acquired certain assets. In addition, in some cases, Rialto may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

  Servicing

Interim servicing for Rialto Mortgage Loans prior to securitization is performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with Rialto, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) on the securitization Closing Date. From time to time, the interim servicer may retain primary servicing.

  Exceptions to Underwriting Criteria

Rialto’s Mortgage Loans were not originated with any exceptions to Rialto’s underwriting criteria described above.

Redwood Commercial Mortgage Corporation

  RCMC’s Underwriting Standards and Loan Analysis

Overview. RCMC is the originator of 11 Mortgage Loans. Generally, RCMC performed an underwriting analysis with respect to each Mortgage Loan applicant and the related Mortgaged Property.

Set forth below is a discussion of certain current general guidelines of RCMC generally applicable with respect to RCMC’s underwriting analysis of multifamily and commercial real estate properties which serve as the direct or indirect source of repayment for commercial real estate debt originated by RCMC. All or a portion of the underwriting guidelines described below may not be applied exactly as described below at the time a particular asset is originated by RCMC. Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and analyses with respect to any particular asset may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and any other factors deemed material or pertinent by RCMC. Consequently, we cannot assure you that the underwriting analysis with respect to any asset will conform to the general guidelines described herein.

Process and Loan Analysis. The underwriting process for each RCMC investment is performed by a transaction team comprised of real estate professionals that typically includes a loan originator and an underwriter subject to oversight by the members of the management team of RCMC. This team conducts a review of the related real property, which typically includes an examination of some or all of the following information, among other things, to the extent applicable and available: historical operating statements, rent rolls, certain tenant leases, real estate tax information, insurance policies and/or schedules and third party reports pertaining to appraisal, physical condition and environmental status. Each applicable report is reviewed for acceptability by RCMC or a third-party reviewer. The results of these reviews are incorporated into RCMC’s underwriting analysis. In some cases, certain of these documents may not be required or may not be reviewed due to the nature of the related real property. For instance, historical operating statements may not be available with respect to real property with limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and executed tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties) although the forms of leases would typically be reviewed for certain of these property types.

RCMC also performs an underwriting analysis with respect to the borrower under each asset it originates. The underwriting analysis of the borrower may include a review of third-party credit reports and reports resulting from judgment, lien or bankruptcy searches. Borrowers are generally required to be single purpose entities (although exceptions may be made from time to time on a case-by-case basis) and, in some cases, other structural requirements may be imposed on the borrower which are intended to reduce the likelihood of the borrower becoming involved in a bankruptcy proceeding; however, we cannot assure you that any of these structural requirements will prevent a particular borrower from becoming involved in a bankruptcy proceeding.

After the compilation and review of all applicable documentation and other relevant considerations, the transaction team finalizes its detailed underwriting analysis of the real property’s cash flow in a manner generally consistent with RCMC’s underwriting guidelines. Determinations are also made regarding the implementation of appropriate transaction terms to address certain risks, which may result in the recommendation of certain additional structural features. A credit committee memorandum is prepared which summarizes the above referenced information and which is circulated to the credit committee for review.

Credit Approval. All assets originated by RCMC must be approved by one or more specified internal committees. After a review of the credit committee package and a discussion of the asset, a committee may approve a transaction as recommended, request additional due diligence, modify the transaction terms or decline a transaction entirely.

Debt Service Coverage Ratio. The repayment of an asset is typically primarily dependent upon the successful operation of the related underlying real property and the ability of that property to generate income sufficient to make payments as required under the terms of the asset. Accordingly, in connection with the origination of an asset, RCMC will analyze whether cash flow expected to be derived from the related real property will be sufficient to make the required payments under that transaction over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured directly or indirectly by, or that in the future may be secured directly or indirectly by, the related real property. The debt service coverage ratio is an important measure of the likelihood of default on a particular asset. In general, the debt service coverage ratio at any given time is the ratio of—

●	the amount of income, net of expenses, derived or expected to be derived from the related real property for a given period, to

●
the scheduled payments of principal, interest and required reserves during that given period on the subject asset and any other loans that are secured by liens of senior or equal priority on, or otherwise have a senior or equal entitlement to be repaid from the income generated by, the related real property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. Accordingly, based on such subjective assumptions and analysis, we cannot assure you that the underwriting analysis of any particular asset will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities. For example, when calculating the debt service coverage ratio for a particular asset, RCMC may utilize net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

●
the assumption that a particular tenant at the related real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

●
the assumption that an unexecuted lease that is currently being negotiated or is out for signature with respect to a particular tenant at the related real property will be executed and in place on a future date;

●
the assumption that a portion of currently vacant and unleased space at the related real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

●
the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

●
assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at the related real property and the anticipated effect on capital and re-leasing expenditures;

●	assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date;

●	assumptions regarding the disruptions to revenue associated with leasing vacant space or releasing occupied space at a future date;

●	assumptions regarding the costs of future capital expenses, which may or may not be consistent with historical capital expenses at the related real property;

●	assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring; and

●	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

We cannot assure you that the foregoing assumptions made with respect to any asset or the related real property will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for assets originated by RCMC, calculated as described above, will be subject to a minimum standard at origination; however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, the associated loan-to-value ratio (as described below), reserves or other factors. For example, RCMC may originate an asset with a debt service coverage ratio below the minimum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, RCMC’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio. RCMC also looks at the loan-to-value ratio of a prospective investment related to multifamily or commercial real estate as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of an asset related to multifamily or commercial real estate at any given time is the ratio, expressed as a percentage, of:

●	the then outstanding principal balance of the asset and any other loans that are secured (directly or indirectly) by liens of senior or equal priority on the related real property, to

●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for assets originated by RCMC, calculated as described above, will be subject to a maximum standard at origination; however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, debt service coverage, reserves or other factors. For example, RCMC may originate a multifamily or commercial real estate loan with a loan-to-value ratio above the maximum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, RCMC’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Additional Debt. When underwriting an asset, RCMC will take into account whether the related real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject asset. It is possible that RCMC or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it for investment or future sale.

The debt service coverage ratios at origination described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios at origination described above under “—Loan-to-Value Ratio” may be significantly below the minimum standard and/or significantly above the maximum standard, respectively, when calculated taking into account the existence of additional debt secured directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition. As part of the underwriting process, RCMC will analyze the condition of the real property for a prospective asset. To aid in that analysis, RCMC may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property reports described below.

Appraisal Report. RCMC will in most cases require that the real property related to the asset be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser, who will prepare an appraisal report after completing certain diligence. The appraisal report may utilize one or more approaches to value, such as: (i) cost approach, (ii) sale comparison approach and/or (iii) income capitalization approach. In addition, RCMC will generally require that those appraisal reports be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal report. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to, and the same method of valuing, the real property. Moreover, such appraisal reports generally seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amounts could be significantly higher than the amount obtained from the sale of real property, particularly under a distress or liquidation sale.

Environmental Report. RCMC may require that an environmental consultant prepare a Phase I environmental report with respect to the real property related to the asset. However, when circumstances warrant, RCMC may utilize an update of a prior environmental report, a transaction screen or a desktop review. Alternatively, RCMC might forego an environmental report in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental report conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon and/or lead-based paint will usually be conducted only at multifamily rental properties and only when RCMC or the environmental consultant believes that special circumstances warrant such an analysis. Depending on the findings of the initial environmental report, RCMC may sometimes require additional record searches or environmental testing, such as a Phase II environmental report with respect to the subject real property. In certain cases, the Phase I or Phase II report with respect to the subject real property disclosed the existence of, or potential for, adverse environmental conditions, including as a result of the activities of identified tenants, adjacent property owners or previous owners of the subject real property. In certain such cases, the related borrowers were required to establish operations and maintenance plans, monitor the real property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or environmental insurance policies.

Engineering Report. In connection with the origination process, RCMC generally requires that an engineering firm inspect the real property related to the asset to assess and prepare a report regarding the structure, exterior walls, roofing, interior structure, mechanical systems and/or electrical systems. It is important to note that such engineering reports are often based on, and limited to, information available through visual inspection and that any such inspection will not necessarily reveal all potential issues. RCMC will generally consider the engineering report in connection with determining the relevant terms of a transaction intended to address any recommended repairs, corrections or replacements and any identified deferred maintenance. RCMC also often reviews such engineering reports in connection with making a determination about the necessity for ongoing escrows for the continued maintenance of the real property based on the conclusions of the applicable engineering report.

Seismic Report. If the real property related to an asset consists of improvements located in California or in seismic zones 3 or 4, RCMC generally requires a seismic report from an engineering firm to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. Generally, if a seismic report concludes that the related real property is estimated to have a probable maximum loss or scenario expected loss in excess of 20%, RCMC may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic reports may not necessarily have used the same assumptions in assessing probable maximum loss or scenario expected loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss or scenario expected loss in excess of 20% might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance. In connection with the origination of an asset related to multifamily or commercial real estate, RCMC will generally consider whether the use and occupancy of the related real property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: zoning reports; legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower. In some cases, the real property may constitute a legal non-conforming use or structure. In such cases, RCMC may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) the real property, if permitted to be repaired or restored in conformity with current law, would in RCMC’s judgment constitute adequate security, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring, (iv) a variance or other similar change in applicable zoning restrictions is potentially available, or the applicable governing entity is unlikely to enforce the related limitations, (v) casualty insurance proceeds together with the value of any additional collateral are expected to be available in an amount estimated by RCMC to be sufficient to pay off all relevant indebtedness in full, and/or (vi) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on its analysis of the related real property, the borrower and the principals of the borrower, RCMC may require a borrower under an asset related to multifamily or commercial real estate to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves, re-tenanting reserves, environmental remediation and/or other matters. RCMC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the underlying documents for some assets do not contain provisions requiring the establishment of escrows and reserves, or only require the establishment of escrows and reserves in limited amounts and/or circumstances. Furthermore, where escrows or reserves are required, RCMC may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, RCMC may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and RCMC’s evaluation of the ability of the real property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion under “—RCMC’s Underwriting Standards and Loan Analysis” section, RCMC may originate or acquire, and may have originated or acquired, real estate related loans and other investments that vary from, or do not comply with, RCMC’s underwriting guidelines as described herein and/or such underwriting guidelines may not have been in place or may have been in place in a modified version at the time RCMC or its affiliates originated or acquired certain assets. In addition, in some cases, RCMC may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Underwriting Exceptions

The RCMC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

RAIT Funding, LLC

Overview. RAIT originates commercial mortgage loans from its headquarters in Philadelphia. All mortgage loans must be approved by RFT’s management investment committee, as described under “—Loan Approval” below. Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by RAIT for securitization.

Notwithstanding the discussion below, given the unique nature of commercial properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another and will be driven by circumstances particular to that loan and related property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may, in some instances, be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan. Therefore, this general description of RAIT’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of Mortgage Loans in the mortgage pool originated by RAIT, see the “Risk Factors” section of this prospectus supplement, the other subsections of this

“Transaction Parties—The Sponsors” section and “Annex E-2—Exceptions to Sponsor Representations and Warranties” in this prospectus supplement.

Loan Analysis. Generally, RAIT performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of anti-money laundering or OFAC checks, as well as background checks, and the analysis of its loan sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance loan underwriter. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations. Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $15 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated by RAIT must be approved by a management investment committee of RFT. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. RAIT’s underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by RAIT may vary from these guidelines.

In addition, with respect to certain mortgage loans originated by RAIT, there may exist subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the related borrower. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate and/or mezzanine debt is taken into account.

Escrow Requirements. Generally, RAIT requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by RAIT are as follows:

●
Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. RAIT may waive this escrow requirement under appropriate circumstances including, but not limited to, where a tenant is required to pay the taxes directly.

●
Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. RAIT may waive this escrow requirement under appropriate circumstances, including, but not limited to, where a property is covered by a blanket insurance policy maintained by the borrower or sponsor, or where a tenant is required to insure the property (which tenant insurance may include self-insurance by the tenant).

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. RAIT relies on information provided by an independent engineer to make this determination. RAIT may waive this escrow requirement under appropriate circumstances, including, but not limited to, where a tenant is responsible for replacements under the terms of its lease.

●
Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, RAIT generally requires that at least 110% to 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. RAIT may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation or (ii) the amount recommended is de minimis.

●
Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. RAIT may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where rents at the mortgaged property are considered to be sufficiently below market, (ii) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

Servicing. Except as stated below, interim servicing for all loans originated by RAIT prior to securitization is typically performed by RAIT Partnership. RFT, the parent company of RAIT Partnership, is rated on Standard & Poor’s Ratings Services Select Servicer List as a U.S. Commercial Mortgage Primary and Special Servicer and is also a rated Commercial Mortgage Primary and Special Servicer by Morningstar Credit Ratings, LLC. In some instances, interim servicing for certain loans originated by RAIT and its affiliates is performed by Grandbridge Real Estate Capital LLC or Northmarq Capital, LLC.

Exceptions to Underwriting Criteria. The RAIT Mortgage Loans were originated in accordance with the underwriting guidelines set forth above. None of the RAIT Mortgage Loans were originated with any exceptions to the related underwriting criteria.

The Issuing Entity

The Issuing Entity, Citigroup Commercial Mortgage Trust 2015-GC27, is a New York common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of Defaulted Mortgage Loans and REO Property, issuing the Certificates, making distributions, providing reports to certificateholders and other activities described in this prospectus supplement. Accordingly, the Issuing Entity may not issue securities other than the Certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Issuing Entity may not lend or borrow money, except that the Master Servicer and the Trustee may make advances of delinquent monthly debt service payments to the Issuing Entity, and the Master Servicer, the Special Servicer and the Trustee may make servicing advances, to the Issuing Entity, but in each case only to the extent it deems such advances to be recoverable from the related Mortgage Loan; such advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as set forth under “The Pooling and Servicing Agreement—Amendment” in this prospectus supplement. The Issuing Entity administers the Mortgage Loans through the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor, except that any Outside Serviced Mortgage Loan is being serviced and administered pursuant to the Outside Servicing Agreement. A discussion of the duties of the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor, including any discretionary activities performed by each of them, is set forth under “—The Trustee,” “—The Certificate Administrator,” “—Servicers—The Master Servicer,” “—Servicers—The Special Servicer,” “—Servicers—The Outside Servicers and the Outside Special Servicers,” “—The Operating Advisor,” “Description of the Offered Certificates” and “The Pooling and Servicing Agreement” in this prospectus supplement.

The only assets of the Issuing Entity other than the Mortgage Loans and any REO Properties (and, with respect to a Loan Combination, solely the Issuing Entity’s interest in any REO property acquired with respect to such Loan Combination pursuant to the Pooling and Servicing Agreement or the Outside Servicing Agreement, as applicable) are the Distribution Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Distribution Account and other accounts are invested. The Issuing Entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties (and, with respect to a Loan Combination, solely the Issuing Entity’s interest in any REO property acquired with respect to such Loan Combination pursuant to the Pooling and Servicing Agreement or the Outside Servicing Agreement, as applicable), and the other activities described in this prospectus supplement, and indemnity obligations to the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor and various related persons. The fiscal year of the Issuing Entity is the calendar year. The Issuing Entity has no executive officers or board of directors and acts through the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer.

The Depositor is contributing the Mortgage Loans to the Issuing Entity. The Depositor is purchasing the Mortgage Loans from the Sponsors, as described under “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” and “—Cures, Repurchases and Substitutions” in this prospectus supplement.

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a “business trust”.

The Trustee

Deutsche Bank Trust Company Americas (“DBTCA”) will act as trustee (the “Trustee”) and custodian (the “Custodian”) under the Pooling and Servicing Agreement.

DBTCA is a New York banking corporation with its offices for notices under the Pooling and Servicing Agreement located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration—CGCMT 2015-GC27, and its telephone number is (714) 247-6000.

DBTCA and its affiliates have provided corporate trust services since 1991. DBTCA and its affiliates have previously been appointed to the role of trustee for over 1,900 mortgage-backed transactions and have significant experience in this area.

DBTCA will also act as custodian of the mortgage files pursuant to the Pooling and Servicing Agreement. DBTCA and its affiliates have performed this custodial role in numerous mortgage-backed transactions since 1991. DBTCA will maintain the mortgage files in secure, fire-resistant facilities. DBTCA will not physically segregate the mortgage files from other mortgage files in DBTCA’s custody but will keep them in shared facilities. However, DBTCA’s proprietary document tracking system will show the location within DBTCA’s facilities of each mortgage file and will show that the Mortgage Loan documents are held on behalf of the Issuing Entity.

In its capacity as trustee on commercial mortgage securitizations, DBTCA is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, DBTCA, in its capacity as trustee, has not been required to make an advance on a domestic commercial mortgage-backed securities transaction.

DBTCA has been named as a defendant in civil litigation concerning its role as trustee of certain residential mortgage-backed securities (“RMBS”) trusts. On June 18, 2014, a group of investors (“Plaintiff Investors”) filed a civil action against DBTCA and Deutsche Bank National Trust Company (“DBNTC”) in New York State Supreme Court purportedly on behalf of and for the benefit of 544 private-label RMBS trusts asserting claims for alleged violations of the Trust Indenture Act of 1939, breach of contract, breach of fiduciary duty and negligence based on DBTCA’s and DBNTC’s alleged failure to perform their obligations as trustees for the trusts (the “NY Derivative Action”). An amended complaint was filed on July 16, 2014, adding Plaintiff Investors and RMBS trusts to the NY Derivative Action. On November 24, 2014, the Plaintiff Investors moved to voluntarily dismiss the NY Derivative Action without prejudice. Also on November 24, 2014, substantially the same group of Plaintiff Investors filed a civil action against DBTCA and DBNTC in the United States District Court for the Southern District of New York (the “SDNY Action”), making substantially the same allegations as the New York Derivative Action with respect to

564 RMBS trusts (542 of which were at issue in the NY Derivative Action). The SDNY Action is styled both as a derivative action on behalf of the named RMBS trusts and, in the alternative, as a putative class action on behalf of holders of RMBS representing interests in those RMBS trusts. DBTCA is reviewing these newly-filed pleadings. DBTCA has no pending legal proceedings (including, based on DBTCA’s preliminary evaluation, the litigation disclosed in this paragraph) that would materially affect its ability to perform its duties as Trustee on behalf of the Certificateholders.

The foregoing information concerning the Trustee has been provided by DBTCA. None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Sponsors or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Trustee is required to maintain a rating on its unsecured long term debt of at least (A) “A” by Fitch, (B) “AA(low)” by DBRS (or “A” by DBRS if the Trustee’s short-term debt rating is at least “R-1 (middle)” by DBRS or, if not rated by DBRS, an equivalent rating by 2 other NRSROs (which may include S&P, Fitch and Moody’s)), and (C) “A1” by Moody’s (or “A2” by Moody’s if the Trustee has a short term debt rating of at least “P-1” from Moody’s; provided, however, that solely with respect to Deutsche Bank Trust Company Americas as the initial Trustee, for so long as the Master Servicer maintains a rating on its unsecured long term debt of at least “A2” by Moody’s and a short term debt rating of at least “P-1” from Moody’s, the initial Trustee will be deemed to have met the eligibility requirement in this clause (C) if it maintains a rating on its unsecured long term debt of at least “Baa2” by Moody’s and a short term debt rating of at least “P-2” from Moody’s) (or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation).

The Trustee may resign at any time by giving written notice to, among others, the other parties to the Pooling and Servicing Agreement. However, no such resignation will be effective until a successor has been appointed. Upon such notice, the Master Servicer will appoint a successor Trustee. If no successor Trustee has been appointed and accepted such appointment within one month after the giving of such notice of resignation, the resigning Trustee may petition the court for appointment of a successor Trustee.

The Depositor may remove the Trustee (and appoint a successor Trustee) if, among other things, the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or its property is appointed or any public officer takes charge or control of the Trustee or of its property. The holders of Certificates evidencing more than 50% of the aggregate Voting Rights allocated to all of the Certificates may remove the Trustee (and appoint a successor Trustee) upon written notice to, among others, the Depositor, the Master Servicer, the Certificate Administrator and the Trustee.

Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance by the successor Trustee of the appointment.

Notwithstanding the foregoing, upon any resignation or termination of the Trustee under the Pooling and Servicing Agreement, the Trustee will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus reimbursement for all Advances made by it and interest on those Advances as provided in the Pooling and Servicing Agreement. The Trustee will be required to bear all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with any removal or resignation of such Trustee as and to the extent required under the Pooling and Servicing Agreement; provided, that if the Trustee is terminated without cause by the holders of Certificates evidencing more than 50% of the aggregate Voting Rights allocated to all of the Certificates as provided in the second preceding paragraph, then such holders will be required to pay all the reasonable costs and expenses of the Trustee necessary to effect the transfer of the rights and obligations (including custody of the Mortgage Loan files) of the Trustee to a successor Trustee. Any successor Trustee must have a combined capital and surplus of at least $50,000,000, and the ratings on its unsecured long term debt set forth above.

In addition, certain provisions regarding the obligations and duties of the Trustee, including those related to resignation and termination, may be subject to amendment in connection with a TIA Applicability Determination. See “The Pooling and Servicing Agreement—Amendment” in this prospectus supplement.

The Issuing Entity will indemnify the Trustee (including any capacities in which it serves) and certain related persons against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee may sustain in connection with the Pooling and Servicing Agreement (including any capacities in which it serves)(including, without limitation, reasonable fees and disbursements of counsel and of all persons not regularly in its employ incurred by the Trustee in any action or proceeding between the Issuing Entity and the Trustee or between the Trustee and any third party or otherwise) arising in respect of the Pooling and Servicing Agreement or the Certificates other than those resulting from the negligence, fraud, bad faith or willful misconduct, or the negligent disregard of obligations and duties under the Pooling and Servicing Agreement, of the Trustee. The Trustee will indemnify the Issuing Entity against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the obligations or duties of the Trustee, or by reason of negligent disregard of the Trustee’s obligations or duties, under the Pooling and Servicing Agreement. Except in the event of the Trustee’s willful misconduct, bad faith or fraud, in no event will the Trustee be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if in the Trustee’s opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Issuing Entity, the assets thereof or any property securing the same is located, the Depositor and the Trustee acting jointly will have the power to appoint one or more persons or entities to act (at the expense of (i) the Trustee, if the need to appoint such co-trustee(s) arises from any change in the identity, organization, status, power, conflicts, internal policy or other development with respect to the Trustee, and/or (ii) the Issuing Entity, if the need to appoint such co-trustee(s) arises from a change in applicable law or the identity, status or power of the Issuing Entity; provided, however, that in the event the need to appoint such co-trustee(s) arises from a combination of or none of the events described in clause (i) and clause (ii), the expense will be split evenly between the Trustee and the Issuing Entity) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Issuing Entity, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. The appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement except as required by applicable law.

If no Servicer Termination Event has occurred, and after the curing or waiver of all Servicer Termination Events which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

The Trustee will not be accountable for the use or application by the Depositor of any Certificates issued to it or of the proceeds of the sale of such Certificates, or for the use of or application of any funds paid to the Depositor, the Certificate Administrator, the Master Servicer or the Special Servicer in respect of the Mortgage Loans, or for investment of such amounts (except for any investment of such amounts in investments issued by the Trustee in its commercial capacity), nor will the Trustee be required to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer (except advancing as described in this prospectus supplement), the Special Servicer or the Certificate Administrator under the Pooling and Servicing Agreement unless the Trustee is acting as the successor to, and is vested with the rights, duties, powers and privileges of, the Master Servicer, the Special Servicer or the Certificate Administrator in accordance with the terms of the Pooling and Servicing Agreement.

The Certificate Administrator

Citibank, N.A., a national banking association (“Citibank”), will act as the certificate administrator (in such capacity, the “Certificate Administrator”) and the paying agent under the Pooling and Servicing Agreement. The corporate trust office of the Certificate Administrator responsible for administration of the Issuing Entity is located at 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention: Citibank Agency & Trust—CGCMT 2015-GC27 and the office for certificate transfer services is located at 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Attention: Citibank Agency & Trust—CGCMT 2015-GC27.

Citibank is a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank performs as certificate administrator and custodian through the Agency and Trust line of business, which is part of the Global Transaction Services division. Citibank has primary corporate trust offices located in both New York and London. Citibank is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the end of the fourth quarter of 2014, Citibank’s Agency and Trust group managed in excess of $5.1 trillion in fixed income and equity investments on behalf of approximately 2,500 corporations worldwide. Since 1987, Citibank Agency and Trust has provided trustee services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement-backed note programs, truck loans, utilities, student loans and commercial and residential mortgages. As of the end of the fourth quarter of 2014, Citibank acted as trustee, certificate administrator and/or paying agent for approximately 47 transactions backed by commercial mortgages with an aggregate principal balance of approximately $44.6 billion. The Depositor, the Underwriter Entities, the Master Servicer, the Special Servicer and the Trustee may maintain banking and other commercial relationships with Citibank and its affiliates.

Under the terms of the Pooling and Servicing Agreement, Citibank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. The distribution reports will be reviewed by an analyst and then by a supervisor using a transaction-specific review spreadsheet. Any corrections identified by the supervisor will be corrected by the analyst and reviewed by the supervisor. The supervisor also will be responsible for the timely delivery of reports to the administration unit for processing all cashflow items. As securities administrator, Citibank is also responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the issuing entity and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. In the past three years, the securities administrator has not made material changes to the policies and procedures of its securities administration services for CMBS.

There have been no material changes to Citibank’s policies and procedures with respect to its commercial mortgage-backed trustee function other than changes required by applicable laws. In the past three years, Citibank has not materially defaulted in its certificate administrator obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of its performance as trustee or certificate administrator with respect to CMBS.

Citibank is acting as Certificate Administrator of this CMBS transaction. In the ordinary course of business, Citibank is involved in a number of legal proceedings, including in connection with its role as trustee of certain RMBS transactions. One such proceeding was a civil action filed against Citibank in the Supreme Court of the State of New York on June 18, 2014 by a group of investors in 48 private-label RMBS trusts for which Citibank serves or did serve as trustee, asserting claims for alleged violations of the Trust Indenture Act of 1939, breach of contract, breach of fiduciary duty and negligence based on Citibank’s alleged failure to perform its duties as trustee for the 48 RMBS trusts. On November 24, 2014, plaintiffs sought leave to withdraw this action. On the same day, a smaller subset of similar plaintiff investors in 27 private-label RMBS trusts for which Citibank serves as trustee filed a new civil action against Citibank in the Southern District of New York asserting similar claims as the prior action filed in state court.

There can be no assurances as to the outcome of litigation or the possible impact of litigation on the trustee or the RMBS trusts. However, Citibank denies liability and intends to vigorously defend against the litigation. Furthermore, neither the above-disclosed litigation nor any other pending legal proceeding involving Citibank will materially affect Citibank’s ability to perform its duties as Certificate Administrator under the Pooling and Servicing Agreement for this CMBS transaction.

The information set forth under this heading “—The Certificate Administrator” has been provided by Citibank. Citibank is providing such information at the Depositor’s request to assist it with the preparation of this prospectus supplement and Citibank assumes no responsibility or liability for the contents of this prospectus supplement.

The Certificate Administrator is required to maintain a rating on its unsecured long term debt of at least (A) “BBB+” by Fitch, (B) “AA(low)” by DBRS (or “A” by DBRS if the Certificate Administrator’s short-term debt rating is at least “R-1 (middle)” (or “R-1 (low)” in the case of Citibank, N.A.) by DBRS), and (C) “Baa2” by Moody’s (or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation).

The Certificate Administrator may resign at any time by giving written notice to, among others, the other parties to the Pooling and Servicing Agreement. However, no such resignation will be effective until a successor has been appointed. Upon such notice, the Master Servicer will appoint a successor Certificate Administrator. If no successor Certificate Administrator has been appointed and accepted such appointment within one month after the giving of such notice of resignation, the resigning Certificate Administrator may petition the court for appointment of a successor Certificate Administrator.

The Depositor may remove the Certificate Administrator (and appoint a successor Certificate Administrator) if, among other things, the Certificate Administrator ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Certificate Administrator becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Certificate Administrator or its property is appointed or any public officer takes charge or control of the Certificate Administrator or of its property. The holders of Certificates evidencing more than 50% of the aggregate Voting Rights allocated to all of the Certificates may remove the Certificate Administrator (and appoint a successor Certificate Administrator) upon written notice to, among others, the Depositor, the Master Servicer, the Trustee and the Certificate Administrator.

Any resignation or removal of the Certificate Administrator and appointment of a successor Certificate Administrator will not become effective until acceptance by the successor Certificate Administrator of the appointment.

Notwithstanding the foregoing, upon any resignation or termination of the Certificate Administrator under the Pooling and Servicing Agreement, the Certificate Administrator will continue to be entitled to receive all accrued and unpaid compensation through the date of termination. The Certificate Administrator will be required to bear all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with any removal or resignation of such Certificate Administrator as and to the extent required under the Pooling and Servicing Agreement provided, that if the Certificate Administrator is terminated without cause by the holders of Certificates evidencing more than 50% of the aggregate Voting Rights allocated to all of the Certificates as provided in the second preceding paragraph, then such holders will be required to pay all the reasonable costs and expenses of the Certificate Administrator necessary to effect the transfer of the rights and obligations (including custody of the Mortgage Loan files) of the Certificate Administrator to a successor Certificate Administrator. Any successor Certificate Administrator must have a combined capital and surplus of at least $50,000,000, and the ratings on its unsecured long-term debt set forth above.

In addition, certain provisions regarding the obligations and duties of the Certificate Administrator, including those related to resignation and termination, may be subject to amendment in connection with a TIA Applicability Determination. See “The Pooling and Servicing Agreement—Amendment” in this prospectus supplement.

The Issuing Entity will indemnify the Certificate Administrator and certain related persons against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Certificate Administrator may sustain in connection with the Pooling and Servicing Agreement (including, without limitation, reasonable fees and disbursements of counsel and of all persons not regularly in its employ incurred by the Certificate Administrator in any action or proceeding between the Issuing Entity and the Certificate Administrator or between the Certificate Administrator and any third party or otherwise) arising in respect of the Pooling and Servicing Agreement or the Certificates other than those resulting from the negligence, fraud, bad faith or willful misconduct, or the negligent disregard of obligations and duties under the Pooling and Servicing Agreement, of the Certificate Administrator. The Certificate Administrator will indemnify the Issuing Entity against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the obligations or duties of the Certificate Administrator, or by reason of negligent disregard of the Certificate Administrator’s obligations or duties, under the Pooling and Servicing Agreement. Except in the event of the Certificate Administrator’s willful misconduct, bad faith or fraud, in no event will the Certificate Administrator be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Certificate Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. The Certificate Administrator will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if in the Certificate Administrator’s opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

The Certificate Administrator is required to perform only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Certificate Administrator is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

The Certificate Administrator will not be accountable for the use or application by the Depositor of any Certificates issued to it or of the proceeds of the sale of such Certificates, or for the use of or application of any funds paid to the Depositor, the Master Servicer or the Special Servicer in respect of the Mortgage Loans, or for investment of such amounts (except for any investment of such amounts in investments issued by the Certificate Administrator in its commercial capacity), nor will the Certificate Administrator be required to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer, the Special Servicer, the Trustee or the Operating Advisor under the Pooling and Servicing Agreement.

Pursuant to the Pooling and Servicing Agreement, the Certificate Administrator, at the cost and expense of the Depositor (other than with respect to the Distribution Date statements), based upon reports, documents, and other information provided to the Certificate Administrator, will be obligated to file with the SEC, in respect of the Issuing Entity and the Certificates, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and any other Form 8-K reports required to be filed pursuant to the Pooling and Servicing Agreement.

The Depositor may terminate the Certificate Administrator upon 5 business days’ notice if the Certificate Administrator fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Trustee and Certificate Administrator Fee

Pursuant to the Pooling and Servicing Agreement, the Trustee and Certificate Administrator will be entitled to receive a monthly fee (the “Trustee/Certificate Administrator Fee”). The Trustee/Certificate Administrator Fee will be payable monthly from amounts received in respect of the Mortgage Loans and, as to each Mortgage Loan, will accrue at 0.00220% per annum (the “Trustee/Certificate Administrator Fee Rate”) which, together with the Servicing Fee Rate, the CREFC® Intellectual Property Royalty License Fee Rate and the Operating Advisor Fee Rate, is equal to the per annum rate set forth on Annex A to this prospectus supplement as the “Administrative Fee Rate”. The Trustee/Certificate Administrator Fee will be paid monthly to the Certificate Administrator and the Certificate Administrator will pay the Trustee its portion of the Trustee/Certificate Administrator Fee in accordance with the Pooling and Servicing Agreement. The Trustee/Certificate Administrator Fee will accrue on the Stated Principal Balance of each Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.

The Operating Advisor

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect wholly-owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as operating advisor under the Pooling and Servicing Agreement (in such capacity, the “Operating Advisor”). The principal offices of Park Bridge Lender Services LLC are located at 560 Lexington Avenue, 17th floor, New York, New York 10022.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included:  mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral. Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery, encryption and archival services performed by vendors and data centers that comply with industry and regulatory standards.

As of December 31, 2014, Park Bridge Lender Services was acting as operating advisor or trust advisor for CMBS transactions with an approximate aggregate initial principal balance of $46.6 billion issued in 44 transactions.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The foregoing information under this heading has been provided by Park Bridge Lender Services. None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Sponsors, the Trustee, the Certificate Administrator or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s removal, replacement, resignation or transfer are described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” and “—Operating Advisor” in this prospectus supplement. Certain limitations on the Operating Advisor’s liability under the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this prospectus supplement.

For further information regarding the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, see “The Pooling and Servicing Agreement—Operating Advisor” in this prospectus supplement.

Servicers

General

Each of the Master Servicer (directly or through one or more sub-servicers (which includes the primary servicers)) and the Special Servicer will be required to service and administer the Serviced Loans for which it is responsible as described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in this prospectus supplement. The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Serviced Loans to one or more third party sub-servicers, with the consent of the Depositor. Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the mortgage loans for the applicable loan seller. The Master Servicer will be responsible for paying the servicing fees of any sub-servicer or primary servicer. Notwithstanding any sub-servicing agreement or primary servicing agreement, the Master Servicer will remain primarily liable to the Trustee and the Certificateholders (and any Serviced Companion Loan Holders) for the servicing and administering of the Serviced Loans in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreement or primary servicing agreement. The Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties, other than in the limited circumstances described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in this prospectus supplement.

The Master Servicer

Wells Fargo Bank, National Association, a national banking association (“Wells Fargo”), will act as the master servicer for all of the Mortgage Loans to be deposited into the Issuing Entity and any Serviced Companion Loan (in such capacity, the “Master Servicer”). Wells Fargo will also act as servicer with respect to the Twin Cities Premium Outlets Loan Combination pursuant to the GSMS 2014-GC26 Pooling and Servicing Agreement (in such capacity, the “GSMS 2014-GC26 Servicer” and also an “Outside Servicer”).

Wells Fargo is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company. On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia”), and Wachovia Corporation merged with and into Wells Fargo & Company. On March 20, 2010, Wachovia merged with and into Wells Fargo. Like Wells Fargo, Wachovia acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo and Wachovia integrated their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo managers and legacy Wachovia managers.

The principal west coast commercial mortgage master servicing offices of Wells Fargo are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo are located at MAC D1086, 550 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:
Commercial and Multifamily Mortgage Loans	As of 12/31/2011	As of 12/31/2012	As of 12/31/2013	As of 12/31/2014

By Approximate Number:	38,132	35,189	33,354	33,590
By Approximate Aggregate Unpaid Principal Balance (in billions):	$437.68	$428.52	$434.37	$474.38

Within this portfolio, as of December 31, 2014, are approximately 24,558 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $390.6 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo’s servicing portfolio, as of December 31, 2014, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB

Calendar Year 2011	$340,642,112,537	$1,880,456,070	0.55%

Calendar Year 2012	$331,765,453,800	$2,133,375,220	0.64%

Calendar Year 2013	$346,011,017,466	$2,158,219,403	0.62%

Calendar Year 2014	$377,947,659,331	$1,750,352,607	0.50%

* “UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo is rated by Fitch, S&P and Morningstar as a primary servicer, a master servicer and a special servicer of commercial mortgage loans. Wells Fargo’s servicer ratings by each of these agencies are outlined below:

	Fitch	S&P	Morningstar

Primary Servicer:	CPS1-	Above Average	MOR CS1
Master Servicer:	CMS1-	Above Average	MOR CS1
Special Servicer:	CSS2-	Above Average	MOR CS2

The long-term deposits of Wells Fargo are rated “AA-” by S&P, “Aa3” by Moody’s and “AA-” by Fitch. The short-term deposits of Wells Fargo are rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, the Master Servicer will remain responsible for its duties thereunder. Wells Fargo may engage third-party vendors to provide technology or process efficiencies. Wells Fargo monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

●	Uniform Commercial Code searches and filings.

Wells Fargo may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and any Serviced Companion Loan. Wells Fargo monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo on the Mortgage Loans and any Serviced Companion Loan will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo and will then be allocated and transferred to the appropriate account as described in this prospectus supplement. On the day any amount is to be disbursed by Wells Fargo, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or any Serviced Companion Loan. On occasion, Wells Fargo may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans and any related Serviced Companion Loan or otherwise. To the extent Wells Fargo performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that are material to the Certificateholders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Pursuant to an interim servicing agreement between Wells Fargo and CGMRC, a Sponsor and an Originator, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned from time to time by CGMRC, which may include, prior to their inclusion in the Issuing Entity, some or all of the Mortgage Loans to be contributed to this securitization transaction by CGMRC.

Pursuant to an interim servicing agreement between Wells Fargo and GSMC, a Sponsor and an Originator, Wells Fargo may act as interim servicer with respect to certain mortgage loans owned from time to time by GSMC.

Pursuant to an interim servicing agreement between Wells Fargo and Rialto, a Sponsor and an Originator, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned from time to time by Rialto, which may include, prior to their inclusion in the Issuing Entity, some or all of the Mortgage Loans to be contributed to this securitization transaction by Rialto.

Pursuant to an interim servicing agreement between Wells Fargo and Bancorp, an Originator, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned from time to time by Bancorp, which may include, prior to their inclusion in the Issuing Entity, some or all of the Bancorp Mortgage Loans.

Wells Fargo is also acting as the custodian of the loan files for all of the Mortgage Loans.

The foregoing information regarding Wells Fargo under this heading “—The Master Servicer” has been provided by Wells Fargo. None of the Depositor, the underwriters, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Sponsors or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Special Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”), will act as the special servicer (in such capacity, the “Special Servicer”), and in such capacity, will initially be responsible for the servicing and administration of the Specially Serviced Loans and REO Properties, and in certain circumstances, will process, review, evaluate and/or provide or withhold consent as to certain major decisions and other transactions relating to the Serviced Loans that are not Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities by Standard & Poor’s Rating Services, Moody’s Investors Service, Inc., Fitch Ratings, Inc., and Morningstar Credit Ratings, LLC. Midland has received the highest rankings as a master, primary and special servicer of real estate assets under U.S. commercial and multifamily mortgage-backed securities transactions from Standard & Poor’s Rating Services, Fitch Ratings, Inc., and Morningstar Credit Ratings, LLC. For each category, Standard & Poor’s Rating Services ranks Midland as “Strong”, Fitch Ratings, Inc. ranks Midland as “1”, and Morningstar Credit Ratings, LLC ranks Midland as “CS1”. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and special serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the pooling and servicing agreement.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

As of December 31, 2014, Midland was servicing approximately 29,855 commercial and multifamily mortgage loans with a principal balance of approximately $314 billion.  The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada.  Approximately 11,772 of such loans, with a total principal balance of approximately $157 billion, pertain to commercial and multifamily mortgage-backed securities.  The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.  As of December 31, 2014, Midland was named the special servicer in approximately 156 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $85 billion.  With respect to such transactions as of such date, Midland was administering approximately 104 assets with an outstanding principal balance of approximately $765 million.

Midland has been servicing mortgage loans in CMBS transactions since 1992.  The table below contains information on the size of the portfolio of commercial and multifamily mortgage loans in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2012 to 2014.

Portfolio Size – Master/Primary Servicing	Calendar Year End (Approximate amounts in billions)

	2012	2013	2014

CMBS	$115	$141	$157

Other	$167	$167	$179

Total	$282	$308	$336

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992.  The table below contains information on the size of the portfolio of specially serviced commercial and multifamily mortgage loans and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2012 to 2014.

Portfolio Size – Special Servicing	Calendar Year End (Approximate amounts in billions)
	2012	2013	2014

Total	$82	$70	$85

Midland may enter into one or more arrangements with the Controlling Class Representative, a Controlling Class Certificateholder, any Directing Holder, any Companion Loan Holder, the other Certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any other person with the right to appoint or remove and replace the Special Servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Midland’s appointment (or continuance) as Special Servicer under the Pooling and Servicing Agreement and the related Intercreditor Agreement and limitations on the right of such person to replace the Special Servicer. See “Risk Factors—Other Potential Conflicts of Interest May Affect Your Investment” in this prospectus supplement.

Pursuant to an interim servicing agreement between Midland and GSMC and certain of its affiliates, Midland acts as interim servicer with respect to certain of the Mortgage Loans to be sold to the Depositor by GSMC.

Ellington Management Group, LLC (or its affiliate), which is expected to serve as the initial Controlling Class Representative and initial Directing Holder with respect to all of the Serviced Loans (other than (x) any Serviced AB Loan Combination, and (y) the Boca Hamptons Plaza Portfolio Loan Combination), engaged Midland as an independent contractor to conduct due diligence with respect to certain Mortgage Loans.

The foregoing information regarding Midland under the heading “—Servicers—The Special Servicer” has been provided by Midland. None of the Depositor, the underwriters, the Master Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Special Servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this prospectus supplement).

The Special Servicer may be terminated, with respect to the Mortgage Loans serviced under the Pooling and Servicing Agreement (other than the Boca Hamptons Plaza Portfolio Loan Combination), without cause by (i) the applicable Certificateholders (if a Controlling Class Representative Control Termination Event has occurred and is continuing) and (ii) the Controlling Class Representative (if a Controlling Class Representative Control Termination Event does not exist). For so long as a Boca Hamptons Plaza Portfolio Control Termination Event does not exist, the Special Servicer may be removed and replaced with respect to the Boca Hamptons Plaza Portfolio Loan Combination, with or without cause at any time, at the direction of the Boca Hamptons Plaza Portfolio Controlling Note Holder.

The Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this prospectus supplement.

Certain duties and obligations of Midland as the Special Servicer and the provisions of the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans,” “—Enforcement of ‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Clauses,” “—Inspections,” and “Description of the Offered Certificates—Appraisal Reduction Amounts” in this prospectus supplement. The Special Servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “—Realization Upon Mortgage Loans—Waivers and Amendments” below.

The Special Servicer and various related persons and entities will be entitled to be indemnified by the Issuing Entity for certain losses and liabilities incurred by the Special Servicer as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this prospectus supplement.

The Outside Servicers and the Outside Special Servicers

Wells Fargo Bank, National Association, is acting as master servicer under the GSMS 2014-GC26 Pooling and Servicing Agreement (in such capacity, the “GSMS 2014-GC26 Servicer” and also an “Outside Servicer”), and LNR Partners, LLC is acting as general special servicer under the GSMS 2014-GC26 Pooling and Servicing Agreement (in such capacity, the “GSMS 2014-GC26 Special Servicer” and also an “Outside Special Servicer”).

Servicing Compensation, Operating Advisor Compensation and Payment of Expenses

Master Servicing Compensation. The fee of the Master Servicer (the “Servicing Fee”) will be payable monthly from amounts received in respect of the related Mortgage Loan and any related Serviced Companion Loan (including any Specially Serviced Loan and any Outside Serviced Mortgage Loan) or any successor REO Mortgage Loan or successor REO Companion Loan. With respect to each such Mortgage Loan and Serviced Companion Loan (including each Specially Serviced Loan and each Outside Serviced Mortgage Loan) or any successor REO Mortgage Loan or successor REO Companion Loan, the Servicing Fee will:  (a) accrue on the related Stated Principal Balance at a fixed annual rate (the “Servicing Fee Rate”), which, together with the CREFC® Intellectual Property Royalty License Fee Rate (in the case of a Mortgage Loan), the Trustee/Certificate Administrator Fee Rate (in the case of a Mortgage Loan) and the Operating Advisor Fee Rate (in the case of a Mortgage Loan), is equal to the per annum rate set forth on Annex A to this prospectus supplement as the Administrative Fee Rate with respect to such Mortgage Loan or Serviced Companion Loan; (b) be calculated on the same basis as interest is calculated on the related Mortgage Loan or Serviced Companion Loan, and (c) be prorated for partial periods. The Servicing Fee includes (i) all amounts required to be paid to any primary servicer or subservicer, and (ii) with respect to the Twin Cities Premium Outlets Mortgage Loan, the 0.005% per annum servicing fee required to be paid to the Outside Servicer.

With respect to any Distribution Date, the Master Servicer will be entitled to retain any Prepayment Interest Excesses received on the Serviced Loans to the extent not needed to make Compensating Interest Payments. In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation (a) a specified percentage (which may be either 50% or 100% for performing Serviced Loans, and 0% for Specially Serviced Loans) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees (other than fees for insufficient or returned checks), extension fees and Assumption Fees with respect to each Serviced Loan, (b) 100% of any assumption application fees with respect to each Serviced Loan that is not a Specially Serviced Loan and any fee actually paid by a borrower in connection with the defeasance of a Serviced Loan, and (c) 100% of fees for insufficient or returned checks actually received from borrowers on all Serviced Loans. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account in certain investments permitted under the terms of the Pooling and Servicing Agreement, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

Although the Master Servicer is required to service and administer the Serviced Loans in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer with an economic disincentive to comply with this standard.

The Master Servicer will be entitled to designate a portion of the Servicing Fee accrued on the Mortgage Loans and the Serviced Companion Loans at a specified rate per annum, the right to which portion will be transferable by the Master Servicer to other parties. That specified rate will be subject to reduction at any time following any resignation of the Master Servicer or any termination of the Master Servicer for cause, in each case to the extent reasonably necessary for the trustee to appoint a successor Master Servicer that satisfies the requirements of the Pooling and Servicing Agreement.

“Consent Fees” means, with respect to any Serviced Loan, any and all fees actually paid by a borrower with respect to any consent or approval required pursuant to the terms of the Serviced Loan documents that does not involve a modification evidenced by a signed writing, assumption, extension, waiver or amendment of the terms of the Serviced Loan documents.

“Excess Modification Fees” means, with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), the sum of (A) the excess of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of a Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), over (ii) all unpaid or unreimbursed Advances and additional trust fund expenses (including, without limitation, interest on unreimbursed Advances with respect to such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), but excluding (1) Special Servicing Fees, Workout Fees and Liquidation Fees and (2) Borrower Delayed Reimbursements) outstanding or previously incurred on behalf of the Issuing Entity with respect to the related Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) and reimbursed from such Modification Fees (which additional trust fund expenses will be reimbursed from such Modification Fees) and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower as Penalty Charges, specific reimbursements or otherwise. All Excess Modification Fees earned by the Special Servicer will be required to offset any future Workout Fees or Liquidation Fees payable with respect to the related Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) or REO Property; provided, that if the Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) ceases being a Corrected Loan, and is subject to a subsequent modification, any Excess Modification Fees earned by the Special Servicer prior to such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) ceasing to be a Corrected Loan will no longer be offset against future Liquidation Fees and Workout Fees unless such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) ceased to be a Corrected Loan within 18 months of it becoming a modified Mortgage Loan (or a modified Loan Combination, if applicable). In such case, the Special Servicer will be entitled to a Liquidation Fee or Workout Fee (to the extent not previously offset) with respect to the new modification, waiver, extension or amendment or future liquidation of the Specially Serviced Loan or related REO Property (including in connection with a repurchase, sale, refinance, discounted or final payoff or other liquidation); provided that any Excess Modification Fees earned and paid to the Special Servicer in connection with such subsequent modification, waiver, extension or amendment will be applied to offset such Liquidation Fee or Workout Fee to the extent described above. Within any prior 12-month period, all Excess Modification Fees earned by the Master Servicer or the Special Servicer (after taking into account any offset described above applied during such 12-month period) with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) after giving effect to such transaction and (ii) $25,000.

“Borrower Delayed Reimbursements” means any unpaid or unreimbursed additional expenses (including, without limitation, Advances and interest on Advances) that the related borrower is required pursuant to a written modification agreement to pay in the future to the Issuing Entity in its capacity as owner of the related Mortgage Loan.

“Modification Fees” means, with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), any and all fees collected from the related borrower with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of the Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (other than all Assumption Fees, assumption application fees, Consent Fees and defeasance fees).

“Penalty Charges” means, with respect to any Mortgage Loan (or Serviced Loan Combination, if applicable) (or successor REO Mortgage Loan or successor REO Companion Loan), any amounts actually collected thereon from the borrower that represent default charges, penalty charges, late fees and default interest (in the case of any Split Mortgage Loan or Serviced Companion Loan, to the extent allocable thereto pursuant to the related Co-Lender Agreement, and, in the case of a Serviced Companion Loan, to the extent not payable to the Serviced Companion Loan Holder, and, in the case of an Outside Serviced Mortgage Loan, to the extent remitted by the Outside Servicer to the Master Servicer).

“Ancillary Fees” means, with respect to any Serviced Loan, any and all demand fees, beneficiary statement charges, fees for insufficient or returned checks and other usual and customary charges and fees (other than Modification Fees, Consent Fees, Penalty Charges, defeasance fees, Assumption Fees and assumption application fees) actually received from the borrower.

“Excess Penalty Charges” means, with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) and any Collection Period, the sum of (A) the excess of (i) any and all Penalty Charges collected in respect of such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable)

during such Collection Period, over (ii) all unpaid or unreimbursed additional expenses (including without limitation interest on Advances, but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the Issuing Entity (and, if applicable, the related Serviced Companion Loan Holder) with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) and reimbursed from such Penalty Charges (which additional expenses will be reimbursed from such Penalty Charges) and (B) expenses previously paid or reimbursed from Penalty Charges as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Assumption Fees” means, with respect to any Serviced Loan, any and all assumption fees with respect to a transfer of a related Mortgaged Property or interests in a related borrower (excluding assumption application fees).

An Outside Servicer will be entitled to receive servicing compensation with respect to the related Outside Serviced Loan Combination pursuant to the terms of the Outside Servicing Agreement, which servicing compensation will be similar, but not necessarily identical, to that payable to the Master Servicer with respect to a Serviced Loan Combination under the Pooling and Servicing Agreement (except that the applicable servicing fee rate for the Twin Cities Premium Outlets Mortgage Loan under the Outside Servicing Agreement will be 0.005% per annum).

Special Servicing Compensation. The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and REO Property serviced and administered under the Pooling and Servicing Agreement at the applicable Special Servicing Fee Rate calculated on the basis of the Stated Principal Balance of the related Specially Serviced Loan or REO Loan on the same basis as interest is calculated on the related Specially Serviced Loan or REO Loan and will be prorated for partial periods, and will be payable monthly from general collections on all the Mortgage Loans and any REO Properties.

“Special Servicing Fee Rate” means (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to a Specially Serviced Loan or REO Property serviced and administered under the Pooling and Servicing Agreement, that would be less than $3,500 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Loan or REO Property will be such higher per annum rate as would result in a Special Servicing Fee equal to $3,500 for such month with respect to such Specially Serviced Loan or REO Property.

The “Workout Fee” will generally be payable with respect to each Corrected Loan serviced and administered under the Pooling and Servicing Agreement, and will be calculated by application of the applicable Workout Fee Rate to each collection of interest (excluding default interest and Excess Interest) and principal received on that Corrected Loan, for so long as it remains a Corrected Loan; provided that no Workout Fee will be payable by the Issuing Entity with respect to any such Corrected Loan if and to the extent that the Corrected Loan became a Specially Serviced Loan under clause (g) of the definition of Specially Serviced Loan (and no other clause of that definition) and no event of default actually occurs, unless the Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) is modified by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement; provided, further, that if a Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) becomes a Specially Serviced Loan under the Pooling and Servicing Agreement only because of an event described in clause (a) of the definition of Specially Serviced Loan and the related collection of interest and principal is received within 90 days following the related maturity date in connection with the full and final payoff or refinancing of the related Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), the Special Servicer will not be entitled to collect a Workout Fee, but may collect and retain appropriate fees from the related borrower in connection with such workout. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan under the Pooling and Servicing Agreement will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) as described in the definition of Excess Modification Fees, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

The Workout Fee with respect to any Corrected Loan serviced and administered under the Pooling and Servicing Agreement, will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) again becomes a Corrected Loan.

The “Workout Fee Rate” under the Pooling and Servicing Agreement will be a rate equal to the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on the subject Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) from the date such Mortgage Loan (or Serviced Loan Combination, if applicable) becomes a Corrected Loan, through and including the then-related maturity date; provided that, if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on the subject Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) from the date such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) becomes a Corrected Loan through and including the then-related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) from the date such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) becomes a Corrected Loan through and including the then-related maturity date.

If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on the Serviced Mortgage Loans (or Serviced Loan Combinations, if applicable) that were Corrected Loans at the time of the resignation or termination or for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Loan solely because the borrower had not had sufficient time to make three consecutive full and timely Monthly Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such three consecutive timely Monthly Payments, but such fee will cease to be payable in each case if the Corrected Loan again becomes a Specially Serviced Loan. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

A “Liquidation Fee” will be payable with respect to each Specially Serviced Loan serviced and administered under the Pooling and Servicing Agreement, as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) repurchased or substituted for by a Sponsor, and with respect to any Specially Serviced Loan or any REO Property serviced and administered under the Pooling and Servicing Agreement, as to which the Special Servicer receives any Liquidation Proceeds, insurance proceeds or condemnation proceeds. The Liquidation Fee for each such Serviced Mortgage Loan, Specially Serviced Loan or REO Property serviced and administered under the Pooling and Servicing Agreement, will be payable from, and will be calculated by application of the Liquidation Fee Rate, to the related payment or proceeds; provided, that the Liquidation Fee with respect to any such Specially Serviced Loan or REO Property will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the Specially Serviced Loan or REO Property as described in the definition of “Excess Modification Fees” but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, further, that if a Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) becomes a Specially Serviced Loan under the Pooling and Servicing Agreement only because of an event described in clause (a) of the definition of Specially Serviced Loan and the related proceeds are received within 90 days following the related maturity date in connection with the full and final payoff or refinancing of the related Serviced Mortgage Loan or Serviced Loan Combination, if applicable, the Special Servicer will not be entitled to collect a Liquidation Fee, but may collect and retain appropriate fees from the related borrower in connection with such liquidation; provided, however, that, except as contemplated by each of the immediately preceding provisos and the second following paragraph, no Liquidation Fee will be less than $25,000.

The “Liquidation Fee Rate” under the Pooling and Servicing Agreement will be a rate equal to the lesser of (a) such rate as would result in a Liquidation Fee of $1,000,000 and (b) 1.0%.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with:  (i) the repurchase of, or substitution for, any Mortgage Loan by the applicable Sponsor for a Material Document Defect or Material Breach, as applicable, within 120 days of the discovery or receipt of notice by the Sponsor of the Material Document Defect or Material Breach,

as applicable, that gave rise to the particular repurchase or substitution obligation, (ii) the purchase of any Specially Serviced Loan or REO Property by a mezzanine loan holder, if any (based on a purchase option set forth under the related intercreditor agreement), or the holder of a Subordinate Companion Loan, if any (based on a purchase option set forth under the related Co-Lender Agreement), in each case within 90 days of the date that the first purchase option related to the subject Servicing Transfer Event first becomes exercisable; or (iii) the purchase or other acquisition of all of the Mortgage Loans and REO Properties (or the Issuing Entity’s interest therein) in connection with an optional termination of the Issuing Entity. The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a Mortgage Loan.

“Liquidation Proceeds” means the amount (other than insurance proceeds and Condemnation Proceeds) received in connection with a liquidation of a Mortgage Loan, Serviced Companion Loan, Mortgaged Property, REO Property or interest in a Mortgage Loan, Serviced Companion Loan, Mortgaged Property or REO Property.

“Defaulted Mortgage Loan” means a Serviced Loan (i) that is delinquent at least 60 days in respect of its Monthly Payments or delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the Master Servicer or the Special Servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The Special Servicer will also be entitled to retain, as additional servicing compensation:  (a) a specified percentage (which may be either 0% or 50% for performing Serviced Loans, and 100% for Specially Serviced Loans) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees (other than fees for insufficient or returned checks), extension fees and Assumption Fees with respect to each Serviced Loan; (b) 100% of any assumption application fees with respect to Specially Serviced Loans; and (c) any interest or other income earned on deposits in the REO Accounts.

Although the Special Servicer is required to service and administer the Serviced Loans in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Special Servicer with an economic disincentive to comply with this standard.

With respect to each Collection Period, the Special Servicer will be required to deliver or cause to be delivered to the Certificate Administrator, without charge and within two business days following the related Determination Date, a report that discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period.

The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees or rebates) from any person or entity (including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of a Serviced Mortgage Loan or Serviced Companion Loan and any purchaser of any Serviced Mortgage Loan, Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Serviced Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for in the Pooling and Servicing Agreement; provided, that such prohibition will not apply to the Permitted Special Servicer/Affiliate Fees or the fees received by any person acting as an Outside Servicer or an Outside Special Servicer as expressly provided for under the Outside Servicing Agreement, or as master servicer or special servicer as expressly provided for under the pooling and servicing agreement governing the securitization of a Serviced Companion Loan.

“Disclosable Special Servicer Fees” means, with respect to any Serviced Loan or REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees and rebates received or retained by the Special Servicer or any of its affiliates that is paid by any person or entity (including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of a Serviced Loan and any purchaser of any Serviced Loan or REO Property (or interest in an REO Property related to any Serviced Loan Combinations, if applicable)) in connection with the disposition, workout or foreclosure of any Serviced Loan, the management or disposition of any REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing

Agreement, other than (1) any special servicing compensation which is payable to the Special Servicer under the Pooling and Servicing Agreement, and (2) any Permitted Special Servicer/Affiliate Fees.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance and/or other insurance commissions and fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Serviced Loan or REO Property, in each case, in accordance with the Pooling and Servicing Agreement.

An Outside Special Servicer will be entitled to receive special servicing compensation with respect to the related Outside Serviced Loan Combination pursuant to the terms of the Outside Servicing Agreement, which special servicing compensation will be similar, but not necessarily identical, to that payable to the Special Servicer with respect to a Serviced Loan Combination under the Pooling and Servicing Agreement.

Operating Advisor Compensation. An operating advisor fee (the “Operating Advisor Fee”) will be payable to the Operating Advisor monthly from amounts received in respect of the Mortgage Loans (including any Outside Serviced Mortgage Loan) and will accrue at the applicable Operating Advisor Fee Rate with respect to each Mortgage Loan (including any Outside Serviced Mortgage Loan) on the Stated Principal Balance of the Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.

The “Operating Advisor Fee Rate” with respect to each Interest Accrual Period is a rate equal to 0.0014238% per annum.

An Operating Advisor Consulting Fee will be payable to the Operating Advisor with respect to each Major Decision on which the Operating Advisor has consultation rights. The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $12,000, or such lesser amount as the related borrower agrees to pay with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable); provided that the Operating Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” in this prospectus supplement, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower. If the Operating Advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the Mortgage Loan documents. The Master Servicer or the Special Servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but may in no event take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, will be required to consult with the Operating Advisor prior to any such waiver or reduction.

Fees and Expenses. The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient	Amount(1)	Frequency	Source of Funds

Servicing Fee and Sub-Servicing Fee / Master Servicer / Outside Servicer
with respect to each Mortgage Loan (including an REO Mortgage Loan and including an Outside Serviced Mortgage Loan), will accrue on the related Stated Principal Balance at a rate (which rate includes any sub-servicing fee rate and the primary servicing fee rate payable to the Outside Servicer with respect to an Outside Serviced Mortgage Loan), which together with the CREFC® Intellectual Property Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate and the Operating Advisor Fee Rate, is equal to the per annum rate set forth on Annex A to this prospectus supplement as the Administrative Fee Rate with respect to such Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)
		monthly	interest collections

Additional Servicing Compensation / Master Servicer
–    a specified percentage (which may be either 50% or 100% for performing Serviced Loans, and 0% for Specially Serviced Loans) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees (other than fees for insufficient or returned checks), extension fees and Assumption Fees with respect to the Serviced Mortgage Loans
		from time to time	the related fee/investment income

–    100% of assumption application fees on the Serviced Mortgage Loans that are not Specially Serviced Loans and any fee actually paid by a borrower in connection with the defeasance of a Serviced Mortgage Loan from time to time

	– 100% of fees for insufficient or returned checks actually received from borrowers on all Serviced Loans	from time to time

	– all investment income earned on amounts on deposit in the collection account and certain reserve accounts	monthly

Special Servicing Fee/ Special Servicer
with respect to any Serviced Mortgage Loan that is a Specially Serviced Loan or REO Mortgage Loan, will accrue at a rate equal to (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to such Specially Serviced Mortgage Loan that would be less than $3,500 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Mortgage Loan will be such higher per annum rate as would result in a Special Servicing Fee equal to $3,500 for such month with respect to such Mortgage Loan (in each case, calculated on the related Stated Principal Balance and same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)
		monthly	general collections

Type/Recipient	Amount(1)	Frequency	Source of Funds

Workout Fee / Special Servicer
with some limited exceptions, an amount equal to the Workout Fee Rate applied to each payment or other collection of principal and interest (excluding default interest and Excess Interest) on any Serviced Mortgage Loan that became a Corrected Loan under the Pooling and Servicing Agreement, which Workout Fee Rate will equal the lesser of (a) 1.0% and (b) such lower rate as would result in a Workout Fee of $1,000,000, when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) with respect to the subject Serviced Mortgage Loan from the date such Mortgage Loan becomes a Corrected Loan, through and including the then-related maturity date; provided that, if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) on any Serviced Mortgage Loan from the date such Mortgage Loan becomes a Corrected Loan through and including the then-related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) on such Mortgage Loan from the date such Mortgage Loan becomes a Corrected Loan through and including the then-related maturity date); and provided, further, that no Workout Fee will be payable to the Special Servicer under the Pooling and Servicing Agreement with respect to any Outside Serviced Mortgage Loan.
		monthly	the related collections of principal and interest

Liquidation Fee / Special Servicer
with some limited exceptions, an amount generally equal to 1.0% of each recovery by the Special Servicer of Liquidation Proceeds, insurance proceeds, condemnation proceeds and/or other payments, with respect to each Serviced Mortgage Loan repurchased or substituted by a Sponsor, each Specially Serviced Loan and each REO Property; provided, however, that, the Liquidation Fee payable under the Pooling and Servicing Agreement with respect to any such Mortgage Loan will generally not be more than $1,000,000 or, with limited exception, less than $25,000; and provided, further, that no Liquidation Fee will be payable to the Special Servicer under the Pooling and Servicing Agreement with respect to any Outside Serviced Mortgage Loan.
		upon receipt of such proceeds and payments	the related Liquidation Proceeds, insurance proceeds, condemnation proceeds and borrower payments

Additional Special Servicing Compensation/Special Servicer
–    a specified percentage (which may be either 0% or 50% for performing Serviced Loans, and 100% for Specially Serviced Loans) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees (other than fees for insufficient or returned checks), extension fees and Assumption Fees with respect to the Serviced Mortgage Loans
		from time to time	the related fee/ investment income

	– 100% of assumption application fees on Specially Serviced Loans (other than any Outside Serviced Mortgage Loan)	from time to time

	– all investment income received on funds in any REO account	from time to time

Type/Recipient	Amount(1)	Frequency	Source of Funds

Trustee/Certificate Administrator Fee / Trustee/Certificate Administrator
with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to 0.00220% on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)
		monthly	general collections

Operating Advisor Fee / Operating Advisor
with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to 0.0014238% on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for any partial periods)
		monthly	general collections

Operating Advisor Consulting Fee / Operating Advisor
a fee in connection with each Major Decision for which the Operating Advisor has consulting rights equal to $12,000 or such lesser amount as the related borrower agrees to pay with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable)
		from time to time	paid by related borrower

Property Advances / Master Servicer and Trustee	to the extent of funds available, the amount of any Property Advances	from time to time	collections on the related loan, then default interest/late payment fees collected on any loan, or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections

Interest on Property Advances / Master Servicer and Trustee	at Prime Rate	when advance is reimbursed	first from default interest/late payment fees and modification fees collected on the related loan, then default interest/late payment fees collected on any loan, then from general collections

P&I Advances / Master Servicer and Trustee	to the extent of funds available, the amount of any P&I Advances	from time to time	collections on the related loan, then default interest/late payment fees collected on any loan, or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections

Type/Recipient	Amount(1)	Frequency	Source of Funds

Interest on P&I Advances / Master Servicer and Trustee	at Prime Rate	when advance is reimbursed	first from default interest/late payment fees and modification fees collected on the related loan, then default interest/late payment fees collected on any loan, then from general collections

Additional Servicing Compensation / Outside Servicer
–    a specified percentage (which may be either 50% or 100% for the Outside Serviced Mortgage Loan if it is a performing loan, and 0% if it is a specially serviced loan) of excess modification fees, excess penalty charges, consent fees, ancillary fees (other than fees for insufficient or returned checks), extension fees and assumption fees with respect to the Outside Serviced Mortgage Loan
		from time to time	the related fee/investment income

–    100% of assumption application fees on the Outside Serviced Mortgage Loan if it is not a specially serviced loan and any fee actually paid by a borrower in connection with the defeasance of the Outside Serviced Mortgage Loan from time to time

	– 100% of fees for insufficient or returned checks actually received from borrowers on the Outside Serviced Mortgage Loan	from time to time

	– all investment income earned on amounts on deposit in the collection account and certain reserve accounts	monthly

Special Servicing Fee/Outside Special Servicer
with respect to each Outside Serviced Mortgage Loan if it is a specially serviced loan under the Outside Servicing Agreement or an REO property, will accrue at a rate equal to (a) 0.25% per annum or (b) if such rate in clause (a) would result in a special servicing fee with respect to a specially serviced loan or REO property that would be less than $3,500 in any given month, then the special servicing fee rate for such month for such specially serviced loan or REO property will be the higher per annum rate as would result in a special servicing fee equal to $3,500 for such month with respect to such specially serviced loan or REO property (in each case, calculated on the stated principal balance and same basis as interest is calculated on the related specially serviced loan or REO property and prorated for partial periods)
monthly
first out of collections on such Outside Serviced Mortgage Loan and out of amounts in the related loan specific custodial account, and then from general collections in the collection account established under the Outside Servicing Agreement; provided, however, that in such instance, the Outside Servicer is expected to seek reimbursement from the Issuing Entity, which reimbursement would come from general collections in the Collection Account established under the Pooling and Servicing Agreement

Type/Recipient	Amount(1)	Frequency	Source of Funds

Workout Fee/ Outside Special Servicer
with some limited exceptions, an amount equal to the workout fee rate applied to each payment or other collection of principal and interest (excluding default interest and excess interest) on the Outside Serviced Loan Combination if it becomes a corrected loan under the Outside Servicing Agreement, which workout fee rate will equal the lesser of (a) 1.0% and (b) such rate as would result in a workout fee of $1,000,000, when applied to each expected payment of principal and interest (excluding default interest and excess interest) with respect to the Outside Serviced Loan Combination from the date it becomes a corrected loan, through and including the then-related maturity date; provided, however, if the rate in clause (a) above would result in a workout fee that would be less than $25,000 when applied to each expected payment of principal and interest (excluding default interest and excess interest) on such Outside Serviced Loan Combination from the date it becomes a corrected loan through and including the then-related maturity date, then the workout fee rate will be a rate equal to such higher rate as would result in a workout fee equal to $25,000 when applied to each expected payment of principal and interest (excluding default interest and excess interest) on such Outside Serviced Loan Combination from the date it becomes a corrected loan through and including the then-related maturity date
		monthly	the related collections of principal and interest

Liquidation Fee/Outside Special Servicer
an amount calculated at the lesser of (a) 1.0% and (b) such rate as would result in a liquidation fee of $1,000,000, when applied to each recovery by such Outside Special Servicer of liquidation proceeds, insurance proceeds, condemnation proceeds and/or other payments, with respect to the Outside Serviced Loan Combination if it is repurchased or substituted, if it is a specially serviced loan or if the related Mortgaged Property has become an REO property; provided, however, that, in general, no liquidation fee will be less than $25,000
		upon receipt of such proceeds and payments	the related liquidation proceeds, insurance proceeds, condemnation proceeds and borrower payments

Additional Special Servicing Compensation/Outside Special Servicer
–    a specified percentage (which may be either 0% or 50% for the Outside Serviced Mortgage Loan if it is a performing loan, and 100% if it is a specially serviced loan) of excess modification fees, excess penalty charges, consent fees, ancillary fees (other than fees for insufficient or returned checks), extension fees and assumption fees with respect to the Outside Serviced Mortgage Loan
		from time to time	the related fee/investment income

	– 100% of assumption application fees on the Outside Serviced Mortgage Loan if it is a specially serviced loan	from time to time

	– all investment income received on funds in any REO account	from time to time

Type/Recipient	Amount(1)	Frequency	Source of Funds

Property Advances / Outside Servicer and Outside Trustee	with respect to property advances on the Outside Serviced Loan Combination, the Outside Serviced Mortgage Loan’s pro rata share of such property advance.	from time to time
recoveries on the Outside Serviced Mortgage Loan or any REO Property acquired with respect to the Outside Serviced Loan Combination, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account (subject to certain limitations).

Interest on Property Advances / Outside Servicer and Outside Trustee	at Prime Rate	when the advance is reimbursed
first from late payment charges and default interest on the Outside Serviced Loan Combination in excess of the regular interest rate, then from other recoveries thereon, and then from general collections in the Collection Account (subject to certain limitations).

Indemnification Expenses / Depositor, Certificate Administrator, paying agent, custodian, Certificate Registrar, Trustee, Operating Advisor, Master Servicer and Special Servicer
amounts and expenses for which the Depositor, the Certificate Administrator, the paying agent, the custodian, the Certificate Registrar, the Trustee, the Operating Advisor, the Master Servicer (for itself or on behalf of certain indemnified sub-servicers) and the Special Servicer are entitled to indemnification.
		from time to time	general collections

Indemnification Expenses / Outside Trustee, Outside Certificate Administrator, Outside Servicer and Outside Special Servicer
with respect to amounts and expenses for which the Outside Trustee, the certificate administrator under the Outside Servicing Agreement, the Outside Servicer and the Outside Special Servicer are entitled to indemnification with respect to an Outside Serviced Loan Combination, the applicable Outside Serviced Mortgage Loan’s pro rata share of such amount or expense.
		from time to time	collections on the Outside Serviced Loan Combinations and then from general collections in the Collection Account

(1)	The above chart generally does not include amounts payable to the Master Servicer, the Special Servicer, any Outside Servicer, or any Outside Special Servicer with respect to the Companion Loans.

Certain Affiliations and Certain Relationships

Transaction Party and Related Party Affiliations:

The Depositor and its affiliates are playing several roles in this transaction. The Depositor is an affiliate of CGMRC, a Sponsor and an Originator, Citigroup Global Markets Inc., one of the underwriters, and Citibank, N.A., the Certificate Administrator, Certificate Registrar and paying agent.

GSMC, a Sponsor and an Originator, GS CRE, an Originator, and Goldman Sachs & Co., one of the underwriters, are affiliated with each other.

Wells Fargo Bank, National Association, the Master Servicer, is also the GSMS 2014-GC26 Servicer.

Warehouse Financing Arrangements:

Citibank, the Certificate Administrator and an affiliate of the Depositor and CGMRC, provides warehouse financing to an affiliate of RCMC through a repurchase facility. The mortgage loans intended to be included in the trust may be subject to that repurchase facility.

In addition, Citibank, the Certificate Administrator and an affiliate of the Depositor and of CGMRC, provides warehouse financing to RAIT through a repurchase facility. Four (4) of the Mortgage Loans that RAIT will transfer to the Depositor, with an aggregate principal balance of approximately $30,389,763 as of the Cut-off Date, are subject to that repurchase facility. Proceeds received by RAIT in connection with the contribution of such Mortgage Loans to this securitization transaction will be applied, among other things, to reacquire such financed Mortgage Loans and make payments to Citibank, N.A., as the repurchase agreement counterparty.

Goldman Sachs Bank USA, an affiliate of GSMC, provides warehouse financing to an affiliate of Rialto through a repurchase facility. Fifteen (15) of the Mortgage Loans that Rialto will transfer to the Depositor, with an aggregate principal balance of approximately $151,166,613 as of the Cut-off Date, are subject to that repurchase facility. Proceeds received by Rialto in connection with the contribution of Mortgage Loans to this securitization transaction will be applied, among other things, to reacquire the financed Mortgage Loans and make payments to Goldman Sachs Bank USA as the repurchase agreement counterparty.

Interim Servicing Arrangements:

Pursuant to certain interim servicing agreements between Wells Fargo, which is the Master Servicer and the GSMS 2014-GC26 Servicer, and each of the entities indicated below, Wells Fargo acts as interim servicer with respect to:

●
certain of the Mortgage Loans (with an aggregate principal balance of approximately $238,678,307 as of the Cut-off Date) to be contributed to this securitization transaction by CGMRC, a Sponsor and an Originator, as well as other mortgage loans owned by CGMRC; and

●	all of the mortgage loans to be contributed to this securitization transaction by RMF, a Sponsor and an Originator, as well as other mortgage loans owned by RMF.

Pursuant to an interim servicing agreement between Midland, the Special Servicer, and GSMC, a Sponsor and an Originator, and certain of its affiliates, Midland acts as interim servicer with respect to all of the Mortgage Loans to be contributed to this securitization transaction by GSMC.

Pursuant to an interim servicing agreement between Wells Fargo and GSMC, a Sponsor and an Originator, Wells Fargo may act as interim servicer with respect to certain mortgage loans owned from time to time by GSMC.

Interim and Other Custodial Arrangements:

Wells Fargo, which is the Master Servicer and the GSMS 2014-GC26 Servicer, is also acting as the custodian of the loan files for all of the Mortgage Loans to be contributed to this securitization.

Loan Combination and Mezzanine Loan Arrangements:

GSMC, an Originator and a Sponsor, or its affiliates, is expected to be the initial holder of a mezzanine loan in the original principal amount of $12,500,000 related to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Northeastern Hotel Portfolio, representing approximately 4.8% of the Initial Pool Balance. In addition, RCMC or an affiliate will, as of the date of initial issuance of the offered certificates, hold a mezzanine loan secured by direct or indirect equity interests in the related borrower under the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Utica Park Place Shopping Center and DoubleTree Little Rock, collectively representing approximately 4.3% of the Initial Pool Balance. Being the holder of such mezzanine debt may create a conflict of interest. See “Description of the Mortgage Pool—Additional Indebtedness” in this prospectus supplement. In exercising its rights, the mezzanine lender has no obligation to consider the interests of, or the impact of the exercise of such rights upon, the Issuing Entity or the Certificateholders.

With respect to the Boca Hamptons Plaza Portfolio Companion Loan, RMF, an Originator and a Sponsor, or an affiliate will, as of the date of initial issuance of the offered certificates, hold the Boca Hamptons Plaza Portfolio Companion Loan, and will be the initial Directing Holder with respect to the Boca Hamptons Plaza Portfolio Loan Combination.

Other Arrangements:

The Master Servicer will enter into one or more agreements with the Sponsors to purchase the master servicing rights to the Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to the Serviced Loans.

Ellington Management Group, LLC (or its affiliate), which is expected to serve as the initial Controlling Class Representative and initial Directing Holder with respect to all of the Serviced Loans (other than any Serviced AB Loan Combination and the Boca Hamptons Plaza Portfolio Loan Combination), engaged Midland as an independent contractor to conduct due diligence with respect to certain Mortgage Loans.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests” and “—Other Potential Conflicts of Interest May Affect Your Investment” in this prospectus supplement.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of 22 classes (each, a “Class”), to be designated as the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-AB Certificates, the Class X-A Certificates, the Class X-B Certificates, the Class X-E Certificates, the Class X-F Certificates, the Class X-H Certificates, the Class A-S Certificates, the Class B Certificates, the Class PEZ Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class S Certificates and the Class R Certificates (collectively, the “Certificates”). Only the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-AB Certificates, the Class X-A Certificates, the Class X-B Certificates, the Class A-S Certificates, the Class B Certificates, the Class PEZ Certificates and the Class C Certificates (collectively, the “Offered Certificates”) are offered by this prospectus supplement. The Class X-A Certificates, the Class X-B Certificates, the Class X-E Certificates, the Class X-F Certificates and the Class X-H Certificates are referred to as the “Class X Certificates” in this prospectus supplement. The Class A-S Certificates, the Class B Certificates, the Class PEZ Certificates and the Class C Certificates are referred to as the “Exchangeable Certificates” in this prospectus supplement. The Certificates other than the Exchangeable Certificates, the Class S Certificates and the Class R Certificates are referred to as the “Regular Certificates” in this prospectus supplement. The Offered Certificates that also constitute Regular Certificates are referred to as the “Offered Regular Certificates” in this prospectus supplement. The Class X-E Certificates, the Class X-F Certificates, the Class X-H Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class S Certificates and the Class R Certificates are not offered by this prospectus supplement.

The Certificates represent in the aggregate the entire beneficial ownership interest in the Issuing Entity consisting of:  (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date, (ii) any Mortgaged Property acquired on behalf of the Issuing Entity (including, in the case of an Outside Serviced Mortgage Loan, pursuant to the Outside Servicing Agreement) through foreclosure or deed-in-lieu of foreclosure (upon acquisition, each, an “REO Property”), but in the case of each Loan Combination, only to the extent of the Issuing Entity’s interest in any related REO Property, (iii) all of the Trustee’s rights in any reserve account or lock-box account (to the extent of the Issuing Entity’s interest the lock-box account) and such funds or assets as from time to time are deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Exchangeable Distribution Account and any account established in connection with REO Properties (an “REO Account”), (iv) the Trustee’s rights in any assignment of leases, rents and profits and any security agreement, indemnity or guarantee given as additional security for the Mortgage Loans, (v) the Master Servicer’s and the Trustee’s rights under all insurance policies with respect to the Mortgage Loans and (vi) the Trustee’s rights under any environmental indemnity agreements relating to the Mortgaged Properties. The Certificates do not represent an interest in or obligation of the Depositor, the Sponsors, the Originators, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the underwriters, the borrowers, the property managers or any of their respective affiliates.

Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates (collectively, the “Sequential Pay Certificates”) and the Class PEZ Certificates (collectively with the Sequential Pay Certificates, the “Principal Balance Certificates”) will have the respective Certificate Principal Amounts (or, in the case of the respective Classes of Exchangeable Certificates, the maximum Certificate Principal Amounts), and the Class X-A, Class X-B, Class X-E, Class X-F and Class X-H Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Initial Certificate Principal Amount or Notional Amount

Class A-1	$43,807,000
Class A-2	$49,712,000
Class A-3	$17,250,000
Class A-4	$250,000,000
Class A-5	$398,793,000
Class A-AB	$76,256,000
Class X-A	$913,430,000
Class X-B	$126,865,000
Class X-E	$35,821,000
Class X-F	$23,881,000
Class X-H	$40,298,466
Class A-S(1)(2)(3)	$77,612,000
Class B(1)(2)(3)	$56,716,000
Class PEZ(1)(2)(3)	$204,477,000
Class C(1)(2)(3)	$70,149,000
Class D	$53,731,000
Class E	$35,821,000
Class F	$11,940,000
Class G	$11,941,000
Class H	$40,298,466

(1)	The Class A-S, Class B and Class C Certificates may be exchanged for Class PEZ Certificates, and Class PEZ Certificates may be exchanged for the Class A-S, Class B and Class C Certificates.

(2)
On the Closing Date, the Issuing Entity will issue the Class A-S, Class B and Class C Trust Components, which will have outstanding principal balances, subject to a variance of plus or minus 5%, of $77,612,000, $56,716,000 and $70,149,000, respectively. The Exchangeable Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such Trust Components. Each Class of the Exchangeable Certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-S, Class B and/or Class C Trust Components. Following any exchange of Class A-S, Class B and Class C Certificates for Class PEZ Certificates or any exchange of Class PEZ Certificates for Class A-S, Class B and Class C Certificates, the percentage interests of the outstanding principal balances of the Class A-S, Class B and Class C Trust Components that is represented by the Class A-S, Class B, Class PEZ and Class C Certificates will be increased or decreased accordingly.

(3)
The initial Certificate Principal Amount of each Class of the Class A-S, Class B and Class C Certificates shown in the table on the cover page of this prospectus supplement, in the table above and on the back cover of this prospectus supplement represents the maximum Certificate Principal Amount of such Class without giving effect to any issuance of Class PEZ Certificates. The initial Certificate Principal Amount of the Class PEZ Certificates shown in the table on the cover page of this prospectus supplement, in the table above and on the back cover of this prospectus supplement is equal to the aggregate of the maximum initial Certificate Principal Amounts of the Class A-S, Class B and Class C Certificates, representing the maximum Certificate Principal Amount of the Class PEZ Certificates that could be issued in an exchange. The Certificate Principal Amounts of the Class A-S, Class B and Class C Certificates to be issued on the Closing Date will be reduced, in required proportions, by an amount equal to the Certificate Principal Amount of the Class PEZ Certificates issued on the Closing Date. The initial Certificate Principal Amount of any Trust Component will equal the initial Certificate Principal Amount of the Class of Exchangeable Certificates having the same alphabetical designation as that Trust Component without regard to any exchange of such Certificates for Class PEZ Certificates. The aggregate Certificate Principal Amount of the Offered Certificates shown on the cover page and back cover of this prospectus supplement includes the maximum Certificate Principal Amount of Exchangeable Certificates that could be outstanding on the Closing Date equal to $204,477,000 (subject to a variance of plus or minus 5%).

The aggregate principal amount (the “Certificate Principal Amount”) of any Class of Principal Balance Certificates or Trust Component outstanding at any time represents the maximum amount that its holders (or, in the case of a Trust Component, the holders of Exchangeable Certificates evidencing an interest in that Trust Component) are entitled to receive at such time as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Issuing Entity, all as described in this prospectus supplement. As discussed below, each Class of Exchangeable Certificates will only receive distributions of principal and interest that are distributable with respect to the percentage interests in the Class A-S, Class B and/or Class C Trust Components represented by such Class of Exchangeable Certificates. See “—Distributions” below. The Certificate Principal Amount of each Class of Principal Balance Certificates or Trust Component will in each case be reduced by amounts actually distributed to that Class or Trust Component that are allocable to principal and by any Realized Losses allocated to that Class or Trust Component and may be increased by recoveries of such Realized Losses as described under “—Distributions—Realized Losses” below. In addition, amounts determined to constitute recoveries of Non-Recoverable Advances that were previously reimbursed out of collections of principal on the Mortgage Loans may result in increases to the Certificate Principal Amount of a Class of Sequential Pay Certificates or Trust Component, as and to the extent described under “—Distributions—Realized Losses” below. In the event that Realized Losses previously allocated to a Class of Sequential Pay Certificates (exclusive of the Exchangeable Certificates) or Trust Component (and, therefore, the applicable Exchangeable Certificates) in reduction of its Certificate Principal Amount are recovered subsequent to the reduction of the Certificate Principal Amount of such Class or Trust Component to zero, holders of such Class, or of Exchangeable Certificates evidencing an interest in such Trust Component, may receive distributions in respect of such recoveries in accordance with the priorities set forth below under “—Distributions—Payment Priorities” in this prospectus supplement.

The Class X Certificates will not have Certificate Principal Amounts. Each Class of Class X Certificates will represent in the aggregate the right to receive distributions of interest accrued as described in this prospectus supplement on its respective notional principal amount (each, a “Notional Amount”). The Notional Amount of the Class X-A Certificates will equal the sum of the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates and Class A-S Trust Component from time to time. The Notional Amount of the Class X-A Certificates will be reduced to the extent of all reductions in the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates and the Class A-S Trust Component. The Notional Amount of the Class X-B Certificates will equal the sum of the Certificate Principal Amounts of the Class B and Class C Trust Components from time to time. The Notional Amount of the Class X-B Certificates will be reduced to the extent of all reductions in the Certificate Principal Amounts of the Class B and Class C Trust Components. The Notional Amount of the Class X-E Certificates will equal the Certificate Principal Amount of the Class E Certificates from time to time. The Notional Amount of the Class X-E Certificates will be reduced to the extent of all reductions in the Certificate Principal Amount of the Class E Certificates. The Notional Amount of the Class X-F Certificates will equal the sum of the Certificate Principal Amounts of the Class F and Class G Certificates from time to time. The Notional Amount of the Class X-F Certificates will be reduced to the extent of all reductions in the Certificate Principal Amounts of the Class F and Class G Certificates. The Notional Amount of the Class X-H Certificates will equal the Certificate Principal Amount of the Class H Certificates from time to time. The Notional Amount of the Class X-H Certificates will be reduced to the extent of all reductions in the Certificate Principal Amount of the Class H Certificates. The Class S Certificates will not have a Certificate Principal Amount or Notional Amount and will be entitled to receive only Excess Interest received on the ARD Loans.

“Class A-S Percentage Interest” means, the quotient of the Certificate Principal Amount of the Class A-S Certificates divided by the Certificate Principal Amount of the Class A-S Trust Component. As of the Closing Date, the Class A-S Percentage Interest will be 100%.

“Class A-S Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC with a Pass-Through Rate equal to the Pass-Through Rate of the Class A-S Certificates. The Class A-S Certificates will represent beneficial ownership of the Class A-S Percentage Interest of the Class A-S Trust Component, and the Class PEZ Certificates will represent beneficial ownership of, among other things, the Class A-S-PEZ Percentage Interest of the Class A-S Trust Component. The Class A-S Trust Component will be held in the Grantor Trust.

“Class A-S-PEZ Percentage Interest” means 100% minus the Class A-S Percentage Interest. As of the Closing Date, the Class A-S-PEZ Percentage Interest will be 0%.

“Class B Percentage Interest” means, the quotient of the Certificate Principal Amount of the Class B Certificates divided by the Certificate Principal Amount of the Class B Trust Component. As of the Closing Date, the Class B Percentage Interest will be 100%.

“Class B Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC with a Pass-Through Rate equal to the Pass-Through Rate of the Class B Certificates. The Class B Certificates will represent beneficial ownership of the Class B Percentage Interest of the Class B Trust Component, and the Class PEZ Certificates will represent beneficial ownership of, among other things, the Class B-PEZ Percentage Interest of the Class B Trust Component. The Class B Trust Component will be held in the Grantor Trust.

“Class B-PEZ Percentage Interest” means 100% minus the Class B Percentage Interest. As of the Closing Date, the Class B-PEZ Percentage Interest will be 0%.

“Class C Percentage Interest” means, the quotient of the Certificate Principal Amount of the Class C Certificates divided by the Certificate Principal Amount of the Class C Trust Component. As of the Closing Date, the Class C Percentage Interest will be 100%.

“Class C Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC with a Pass-Through Rate equal to the Pass-Through Rate of the Class C Certificates. The Class C Certificates will represent beneficial ownership of the Class C Percentage Interest of the Class C Trust Component, and the Class PEZ Certificates will represent beneficial ownership of, among other things, the Class C-PEZ Percentage Interest of the Class C Trust Component. The Class C Trust Component will be held in the Grantor Trust.

“Class C-PEZ Percentage Interest” means 100% minus the Class C Percentage Interest. As of the Closing Date, the Class C-PEZ Percentage Interest will be 0%.

“Class PEZ Component” means any of the Class PEZ Component A-S, Class PEZ Component B or Class PEZ Component C.

“Class PEZ Component A-S” means the portion of the Class A-S Trust Component equal to the Class A-S-PEZ Percentage Interest of the Class A-S Trust Component.

“Class PEZ Component B” means the portion of the Class B Trust Component equal to the Class B-PEZ Percentage Interest of the Class B Trust Component.

“Class PEZ Component C” means the portion of the Class C Trust Component equal to the Class C-PEZ Percentage Interest of the Class C Trust Component.

“Trust Component” means any of the Class A-S Trust Component, Class B Trust Component or Class C Trust Component.

Exchangeable Certificates

Exchanges

Groups of Class A-S, Class B and Class C Certificates may be exchanged for Class PEZ Certificates and vice versa, in whole or in part, as described more fully below. This process may occur repeatedly. However, exchanges will no longer be permitted following the date when the Certificate Principal Amount of the Class A-S Trust Component is (and, correspondingly, the Certificate Principal Amount of the Class A-S Certificates and the principal balance of the Class PEZ Component A-S are) reduced to zero as a result of the payment in full of all interest and principal on that Trust Component.

Following the Closing Date, Class A-S, Class B and Class C Certificates that collectively evidence a uniform Tranche Percentage Interest in each Trust Component (such Certificates in the aggregate, an “Exchangeable Proportion”) will be exchangeable on the books of DTC for Class PEZ Certificates that represent the same Tranche Percentage Interest in each Trust Component as the Certificates to be surrendered, and any Class PEZ Certificates will be exchangeable on the books of DTC for Class A-S, Class B and Class C Certificates that evidence the same Tranche Percentage Interest in each Trust Component as the Class PEZ Certificates to be surrendered. For these purposes, the “Tranche Percentage Interest” of any Certificate in relation to a Trust

Component is the ratio, expressed as a percentage, of (a) the Certificate Principal Amount of that Certificate (or, in the case of a Class PEZ Certificate, the portion of the principal amount of the Class PEZ Component with the same letter designation as that Trust Component evidenced by such Certificate) to (b) the Certificate Principal Amount of that Trust Component.

There will be no limitation on the number of exchanges authorized under the exchange provisions of the Pooling and Servicing Agreement. In all cases, however, an exchange may not occur if the face amount of the Certificates to be received in the exchange would not represent an authorized denomination for the relevant Class as described under “—Delivery, Form, Transfer and Denomination” below. In addition, the Depositor will have the right to make or cause exchanges on the Closing Date pursuant to instructions delivered to the Certificate Administrator on the Closing Date.

The various amounts distributable on the Class PEZ Certificates on each Distribution Date in respect of Interest Accrual Amounts, Interest Distribution Amounts, Interest Shortfalls, Principal Distribution Amounts, reimbursements of Realized Losses, yield maintenance charges and excess liquidation proceeds allocated to any of the respective aggregate Tranche Percentage Interests in the Class A-S, Class B and Class C Trust Components represented by the Class PEZ Certificates will be so distributed in a single, aggregate distribution to the holders of the Class PEZ Certificates on such Distribution Date. In addition, the Class PEZ Certificates will be allocated the aggregate amount of Realized Losses, Interest Shortfalls and other interest shortfalls (including those resulting from Appraisal Reduction Events) corresponding to the respective aggregate Tranche Percentage Interests in the Class A-S, Class B and Class C Trust Components represented by the Class PEZ Certificates. See “—Distributions” below.

For a discussion of the federal income tax consequences of the acquisition, ownership and disposition of the Exchangeable Certificates, see “Material Federal Income Tax Consequences—Taxation of the Exchangeable Certificates” in this prospectus supplement.

Procedures and Fees

If a Certificateholder wishes to exchange Class A-S, Class B and Class C Certificates for Class PEZ Certificates, or Class PEZ Certificates for Class A-S, Class B and Class C Certificates, such Certificateholder must notify the Certificate Administrator by e-mail at ctssfexchanges@citi.com no later than 3 business days prior to the proposed date of such exchange (the “Exchange Date”). The Exchange Date can be any business day other than the first or last business day of the month. In addition, the Certificateholder must provide notice on the Certificateholder’s letterhead, which notice must carry a medallion stamp guarantee and set forth the following information: the CUSIP numbers of the Exchangeable Certificates to be exchanged and received, the original and outstanding Certificate Principal Amount of the Exchangeable Certificates to be exchanged and of the Exchangeable Certificates to be received, the Certificateholder’s DTC participant number and the proposed Exchange Date. After receiving the notice, the Certificate Administrator will be required to e-mail the Certificateholder (at such address specified in writing by such Certificateholder) with wire payment instructions relating to the exchange fee. The Certificateholder and the Certificate Administrator will utilize the “deposit and withdrawal system” at DTC to effect the exchange.

The aggregate principal and interest entitlements of the Certificates received will equal the aggregate entitlements of principal and interest of the Certificates surrendered. The notice of exchange will become irrevocable on the 2nd business day before the proposed Exchange Date.

In connection with each exchange, the Certificateholder must pay the Certificate Administrator an exchange fee of $5,000 (together with any other expenses related to such exchange (including fees charged by DTC), and such fee (and expenses) must be received by the Certificate Administrator prior to the Exchange Date or such exchange will not be effected. The first distribution on an Exchangeable Certificate received pursuant to an exchange will be made in the month following the month of exchange to the Certificateholder of record as of the applicable Record Date for such Certificate. None of the Certificate Administrator, the Trustee or the Depositor will have any obligation to ensure the availability of the applicable Certificates to accomplish any exchange.

Distributions

Method, Timing and Amount

Distributions on the Certificates are required to be made on the 4th business day following the related Determination Date of each month (each, a “Distribution Date”), commencing in March 2015. All distributions (other than the final distribution on any Certificate) are required to be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on the last day of the month immediately preceding the month in which the related Distribution Date occurs (or, if such day is not a business day, the immediately preceding business day) (that date, the “Record Date”). Distributions are required to be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities for such payment, if the Certificateholder provides the Certificate Administrator with wiring instructions no less than five business days prior to the related Record Date, or otherwise (b) by check mailed to the Certificateholder. The final distribution on any Certificates is required to be made in like manner, but only upon presentment and surrender of the Certificate at the location specified in the notice to the Certificateholder of such final distribution. All distributions made with respect to a Class of Offered Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests. The “Percentage Interest” evidenced by: (a) any Certificate (other than a Class S or Class R Certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Principal Amount or Notional Amount, as applicable, of the related Class; and (b) any Class S Certificate or Class R Certificate will be the percentage interest in the applicable Class specified on the face of that Certificate. For these purposes on any date of determination, the “initial denomination as of the Closing Date” of any Exchangeable Certificate received in an exchange will be determined as if such Certificate was part of the related Class on the Closing Date, the “initial denomination as of the Closing Date” of any Exchangeable Certificate surrendered in an exchange will be determined as if such Certificate was not part of the related Class on the Closing Date and the initial Certificate Principal Amount of the related Class of Exchangeable Certificates will be determined as if such Class consisted only of the Certificates composing the Class on that date of determination and such Certificates had been outstanding as of the Closing Date.

The aggregate distribution to be made on the Certificates on any Distribution Date (exclusive of distributions of Excess Interest, yield maintenance charges and prepayment premiums) will equal the Available Funds. The “Available Funds” for a Distribution Date will, in general, equal the sum of the following amounts (without duplication):

(i)       the total amount of all cash received on the Mortgage Loans and any REO Properties that are on deposit in the Collection Account and the Lower-Tier Distribution Account, as of the close of business on the business day immediately preceding the related Master Servicer Remittance Date, exclusive of (without duplication) any portion of the foregoing that represents:

(A)       all Monthly Payments and balloon payments collected but due on a Due Date (without regard to grace periods) that occurs after the end of the related Collection Period;

(B)       all unscheduled payments of principal (including prepayments) and interest, net liquidation proceeds, net insurance proceeds and Net Condemnation Proceeds and other unscheduled recoveries, together with any Monthly Payments and any balloon payments, that were received after the related Determination Date (other than the monthly remittance on the Outside Serviced Mortgage Loans or the Issuing Entity’s interest in any related REO Property contemplated by clause (ii) of this definition);

(C)       all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

(D)       with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and any Distribution Date occurring in January (except in a leap year) or February of each calendar year (commencing in 2016) (unless, in either case, such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account and held pending transfer to the Interest Reserve Account;

(E)       all amounts representing Excess Interest;

(F)       all yield maintenance charges and prepayment premiums;

(G)       all amounts deposited in the Collection Account or the Lower-Tier Distribution Account in error; and

(H)       any late payment charges, any default interest received on any Mortgage Loan in excess of interest calculated at the Mortgage Loan Rate for the Mortgage Loan and any similar fees and charges;

(ii)      if and to the extent not already included in clause (a) above, the aggregate amount transferred from any REO Account to the Collection Account for such Distribution Date pursuant to the Pooling and Servicing Agreement and the remittance received on the Outside Serviced Mortgage Loans or the Issuing Entity’s interest in any related REO Property in the month of such Distribution Date, to the extent that each such transfer is made or such remittance is received by the close of business on the business day immediately preceding the related Master Servicer Remittance Date;

(iii)     all Compensating Interest Payments made by the Master Servicer with respect to such Distribution Date and all P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to such Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(iv)     with respect to the Distribution Date in March 2015, the aggregate Interest Deposit Amount for the Mortgage Pool remitted by the Depositor to the Distribution Account; and

(v)      for the Distribution Date occurring in each March (or February if the final Distribution Date occurs in that month), the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement.

“Monthly Payment” with respect to any Mortgage Loan or Serviced Companion Loan (other than any REO Mortgage Loan or REO Companion Loan) and any Due Date is the scheduled monthly payment of principal (if any) and interest at the related Mortgage Loan Rate which is payable by the related borrower on such Due Date. The Monthly Payment with respect to any Due Date for (i) an REO Mortgage Loan or REO Companion Loan, (ii) any Mortgage Loan or Serviced Companion Loan that is delinquent at its maturity date and with respect to which the Special Servicer has not entered into an extension or (iii) any ARD Loan after the related Anticipated Repayment Date, is the monthly payment that would otherwise have been payable on such Due Date had the related Mortgage Note not been discharged or the related maturity date or Anticipated Repayment Date, as applicable, had not been reached, as the case may be, determined as set forth in the Pooling and Servicing Agreement. The Monthly Payment for any Serviced Loan Combination is the aggregate Monthly Payment for the related Mortgage Loan and Serviced Companion Loan.

“Net Condemnation Proceeds” are the Condemnation Proceeds received with respect to any Mortgage Loan or Serviced Companion Loan (including an REO Mortgage Loan or REO Companion Loan) net of the amount of (i) costs and expenses incurred with respect thereto and (ii) amounts required to be applied to the restoration or repair of the related Mortgaged Property.

“Condemnation Proceeds” are all of the proceeds received in connection with the taking of all or a part of a Mortgaged Property or REO Property (including with respect to each Outside Serviced Mortgage Loan and including any Mortgaged Property or REO Property securing a Serviced Companion Loan) by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the terms of the related Mortgage. In the case of an Outside Serviced Mortgage Loan, “Condemnation Proceeds” means any portion of such proceeds received by the Issuing Entity in connection with such Outside Serviced Mortgage Loan, pursuant to the allocations set forth in the related Co-Lender Agreement.

“Collection Period” with respect to a Distribution Date and each Mortgage Loan (including an REO Mortgage Loan) is the period beginning on the day immediately following the Due Date (without regard to grace periods) in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in March 2015, beginning on the day after the Cut-off Date)  and ending on and including the Due Date (without regard to grace periods) in the month in which such Distribution Date occurs.

“Determination Date” with respect to any Distribution Date is the sixth day of the calendar month of the related Distribution Date or, if the sixth day is not a business day, the next business day, commencing in March 2015.

Payment Priorities

As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings:

The “Interest Accrual Amount” with respect to any Distribution Date and any Class of Regular Certificates or any Trust Component is equal to interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such Class or Trust Component on the related Certificate Principal Amount or Notional Amount, as applicable, immediately prior to that Distribution Date. Calculations of interest on the Regular Certificates and the Trust Components will be made on the basis of a 360-day year consisting of twelve 30-day months.

The “Interest Accrual Period” with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs. Each Interest Accrual Period with respect to each Class of Sequential Pay Certificates and Class X Certificates and each Trust Component is assumed to consist of 30 days.

The “Interest Distribution Amount” with respect to any Distribution Date and each Class of Regular Certificates and each Trust Component will equal (A) the sum of (i) the Interest Accrual Amount with respect to such Class or Trust Component for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such Class or Trust Component for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such Class or Trust Component on such Distribution Date.

An “Interest Shortfall” with respect to any Distribution Date for any Class of Regular Certificates or any Trust Component, in general, is the sum of (A) the portion of the Interest Distribution Amount for such Class or Trust Component remaining unpaid as of the close of business on the preceding Distribution Date (if any), and (B) to the extent permitted by applicable law, (i) other than in the case of a Class of Class X Certificates, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such Class of Certificates or Trust Component for the current Distribution Date and (ii) in the case of a Class of Class X Certificates, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Pass-Through Rate” with respect to any Class of Sequential Pay Certificates, any Class of Class X Certificates or any Trust Component for any Interest Accrual Period and the related Distribution Date is the per annum rate at which interest accrues on the Certificates of such Class or Trust Component during such Interest Accrual Period.

The Pass-Through Rate with respect to each Class of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class E, Class F, Class G and Class H Certificates will be fixed at the initial Pass-Through Rate for such Class set forth in the table under “Certificate Summary” in this prospectus supplement.

The Pass-Through Rate with respect to each Class of the Class C and Class D Certificates for any Distribution Date will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class X-A Certificates is variable and, for each Distribution Date, will be a per annum rate equal to the weighted average of the Class X Strip Rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates and the Class A-S Trust Component for such Distribution Date (weighted on the basis of the respective Certificate Principal Amounts of such Classes of Certificates and such Trust Component immediately prior to such Distribution Date). The Pass-Through Rate on the Class X-B Certificates is variable and, for each Distribution Date, will be a per annum rate equal to the weighted average of the Class X Strip Rates for the Class B and Class C Trust Components for such Distribution Date (weighted on the basis of the respective Certificate Principal Amounts of such Trust Components immediately prior to such Distribution Date). The Pass-Through Rate on the Class X-E Certificates is variable and, for each Distribution Date, will be a per annum rate equal to the Class X Strip Rate for the Class E Certificates for such Distribution Date. The Pass-Through Rate on the Class X-F Certificates is variable and, for each Distribution Date, will be a per annum rate equal to the weighted average of the Class X Strip Rates for the Class F and Class G Certificates for such Distribution Date (weighted on the basis of the respective Certificate Principal Amounts of such Classes of Certificates immediately prior to such Distribution Date). The Pass-Through Rate on the Class X-H Certificates

is variable and, for each Distribution Date, will be a per annum rate equal to the Class X Strip Rate for the Class H Certificates for such Distribution Date.

The Pass-Through Rates for the Class A-S Certificates and the Class A-S Trust Component will, at all times, be the same. The Pass-Through Rates for the Class B Certificates and the Class B Trust Component will, at all times, be the same. The Pass-Through Rates for the Class C Certificates and the Class C Trust Component will, at all times, be the same.

The Class PEZ Certificates will not have a Pass-Through Rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C Trust Components represented by the Class PEZ Certificates.

The “Class X Strip Rate” for each Class of Sequential Pay Certificates (other than the Exchangeable Certificates) and each Trust Component for any Distribution Date will be a per annum rate equal to the excess of (i) the WAC Rate for such Distribution Date over (ii) the Pass-Through Rate on such Class of Sequential Pay Certificates or Trust Component for such Distribution Date.  Accordingly, (i) the Class X Strip Rate for the Class C Trust Component for any Distribution Date will be a per annum rate equal to 0.0%, and (ii) for any Distribution Date occurring after the Certificate Principal Amount of the Class B Trust Component has been reduced to zero, the Pass-Through Rate of the Class X-B Certificates will be a per annum rate equal to 0.0% notwithstanding that the Class X-B Certificates may have a Notional Amount.

The “WAC Rate” with respect to any Distribution Date is a per annum rate equal to the weighted average of the Net Mortgage Loan Rates in effect for the Mortgage Loans (including the REO Mortgage Loans) as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs, weighted on the basis of the respective Stated Principal Balances of the Mortgage Loans immediately following the Distribution Date (or, if applicable, the Closing Date) in such preceding month.

The “Net Mortgage Loan Rate” with respect to any Mortgage Loan (including any REO Mortgage Loan) is a per annum rate equal to the related Mortgage Loan Rate minus the related Administrative Fee Rate. Notwithstanding the foregoing, for purposes of calculating Pass-Through Rates and the WAC Rate, the Net Mortgage Loan Rate of each Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued (exclusive of default interest and Excess Interest) in respect of such Mortgage Loan during such one-month period at a per annum rate equal to the related Mortgage Loan Rate minus the related Administrative Fee Rate. However, for purposes of calculating Pass-Through Rates and the WAC Rate, with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis, (i) the Net Mortgage Loan Rate for the one-month period preceding the Due Dates in January and February in any year which is not a leap year and in February in any year which is a leap year (unless, in either case, the related Distribution Date is the final Distribution Date) will be determined based on the “aggregate amount of interest actually accrued”, as referred to above in the preceding sentence, being net of the related Withheld Amounts and (ii) the Net Mortgage Loan Rate for the one-month period preceding the Due Date in March will be determined based on the “aggregate amount of interest actually accrued”, as referred to above in the preceding sentence, taking into account the addition of any such Withheld Amounts; provided that, for purposes of calculating Pass-Through Rates and the WAC Rate, with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and with respect to the Distribution Date in March 2015, the Interest Deposit Amount will be included in determining the Net Mortgage Loan Rate. For purposes of calculating Pass-Through Rates and the WAC Rate, the Net Mortgage Loan Rate of any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Special Servicer or an Outside Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower, and without regard to the related Mortgaged Property becoming an REO Property.

The “Administrative Fee Rate” for any Mortgage Loan (including any REO Mortgage Loan) as of any date of determination will be equal to the sum of the CREFC® Intellectual Property Royalty License Fee Rate, the Servicing Fee Rate, the Operating Advisor Fee Rate and the Trustee/Certificate Administrator Fee Rate.

“CREFC® Intellectual Property Royalty License Fee” will accrue with respect to each Mortgage Loan (including any REO Mortgage Loan) at the per annum rate equal to 0.0005% calculated on the basis of the Stated Principal Balance of the related Mortgage Loan on the same basis as interest is calculated on the related

Mortgage Loan and will be prorated for partial periods, and will be payable monthly from general collections on all the Mortgage Loans and any REO Properties.

The “Mortgage Loan Rate” with respect to any Mortgage Loan or Serviced Companion Loan (including any REO Mortgage Loan or REO Companion Loan) is the per annum rate at which interest accrues on such Mortgage Loan or Serviced Companion Loan, as stated in the related Mortgage Note in each case without giving effect to the default rate, Excess Interest or the Revised Rate.

The “Stated Principal Balance” of each Mortgage Loan will initially equal its Cut-off Date Balance (or in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance of such Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received) and, on each Distribution Date, will be reduced by any and all amounts (without duplication) described in clauses (a)(1), (a)(2) and (a)(3) of the definition of “Principal Distribution Amount” below that are allocable to such Mortgage Loan for such Distribution Date.

The Stated Principal Balance of each Serviced Companion Loan will initially equal its unpaid principal balance as of the Cut-off Date, after application of all scheduled payments of principal and interest due on or before the Cut-off Date, whether or not received, and on each Distribution Date, will be reduced by any payments or other collections of principal on such Serviced Companion Loan that are received by the holder thereof in the month of such Distribution Date.

The Stated Principal Balance of a Mortgage Loan or Serviced Companion Loan may also be reduced in connection with any modification that reduces the principal amount due on such Mortgage Loan or Serviced Companion Loan, as the case may be, or any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor.  See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.  If any Mortgage Loan or Serviced Companion Loan is paid in full or such Mortgage Loan or Serviced Companion Loan (or any Mortgaged Property acquired in respect of the Mortgage Loan or any Serviced Loan Combination, if applicable) is otherwise liquidated, then, as of the first Distribution Date that follows the first Determination Date on or before which the payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or Serviced Companion Loan, as the case may be, will be zero.  The “Stated Principal Balance” of a Serviced Loan Combination, as of any date of determination, is equal to the then aggregate Stated Principal Balance of the related Serviced Mortgage Loan and Serviced Companion Loan.

The “Principal Distribution Amount” for any Distribution Date will be equal to:

(a)	the sum, without duplication, of:

(1)           the principal component of all scheduled Monthly Payments and balloon payments due on the Mortgage Loans (including the REO Mortgage Loans) on their respective Due Dates immediately preceding such Distribution Date (if and to the extent received by the Master Servicer by the related Determination Date (or, in the case of the Outside Serviced Mortgage Loans, by the business day immediately preceding the related Master Servicer Remittance Date) or (other than balloon payments) advanced by the Master Servicer or Trustee in respect of such Distribution Date);

(2)           the principal component of any payment on any Mortgage Loan received or applied on or after the date on which such payment was due which is on deposit in the Collection Account as of the related Determination Date (or, in the case of the Outside Serviced Mortgage Loans, as of the business day immediately preceding the related Master Servicer Remittance Date), net of the principal portion of any unreimbursed P&I Advances related to such Mortgage Loan;

(3)           the Unscheduled Payments with respect to the Mortgage Loans (including the REO Mortgage Loans) with respect to such Distribution Date; and

(4)           the Principal Shortfall, if any, for such Distribution Date, less

(b)	the sum, without duplication, of the amount of any reimbursements of:

(1)           Non-Recoverable Advances, with interest on such Non-Recoverable Advances, that are paid or reimbursed to the Master Servicer and/or the Trustee from principal collected on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; and

(2)           Workout-Delayed Reimbursement Amounts that are paid or reimbursed to the Master Servicer and/or the Trustee from principal collected on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date;

provided that, if any of the amounts of the type described in clauses (b)(1) and (b)(2) above that were allocated to reduce the Principal Distribution Amount for a prior Distribution Date are subsequently recovered, such recovery will be added to the Principal Distribution Amount for the Distribution Date related to the applicable one-month period in which such recovery occurs.

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (i) the Principal Distribution Amount for the preceding Distribution Date exceeds (ii) the aggregate amount actually distributed on such preceding Distribution Date in respect of such Principal Distribution Amount.

The “Unscheduled Payments” for any Distribution Date will equal the aggregate of:  (a) all prepayments of principal received on the Mortgage Loans during the applicable one-month period ending on the related Determination Date (or, in the case of the Outside Serviced Mortgage Loans, all principal prepayments received during the period that renders them includable in the Available Funds for such Distribution Date); and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties (or the Issuing Entity’s interest in any Mortgaged Property acquired through foreclosure or deed-in-lieu of foreclosure with respect to an Outside Serviced Mortgage Loan) during the applicable one-month period ending on the related Determination Date (or, in the case of an Outside Serviced Mortgage Loan or any interest in REO Property acquired with respect thereto, all such proceeds received during the period that renders them includable in the Available Funds for such Distribution Date), whether in the form of Liquidation Proceeds, insurance proceeds, condemnation proceeds, net income, rents, and profits from any REO Property or otherwise, that were identified and applied by the Master Servicer and/or, in the case of an Outside Serviced Mortgage Loan, the Outside Servicer, as recoveries of previously unadvanced principal of the related Mortgage Loan, and, in the case of Liquidation Proceeds, insurance proceeds and condemnation proceeds, net of any Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional expenses of the Issuing Entity incurred in connection with the related Mortgage Loan.

An “REO Mortgage Loan” is any Mortgage Loan as to which the related Mortgaged Property has become an REO Property (including, in the case of the Outside Serviced Mortgage Loans, if the related Mortgaged Property has been acquired through foreclosure or deed-in-lieu of foreclosure under an Outside Servicing Agreement).

An “REO Companion Loan” is any Serviced Companion Loan as to which the related Mortgaged Property has become an REO Property.

On each Distribution Date, the Available Funds are required to be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-E, Class X-F and Class X-H Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for those Classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, in reduction of the Certificate Principal Amounts of those Classes, in the following priority:

(i)    to the Class A-AB Certificates, in an amount equal to the lesser of the Principal Distribution Amount for such Distribution Date and the amount necessary to reduce the Certificate Principal Amount of the Class A-AB Certificates to the scheduled principal balance set forth on Annex F to this prospectus supplement with respect to the Class A-AB Certificates (the “Class A-AB Scheduled Principal Balance”) for such Distribution Date;

(ii)   to the Class A-1 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (i) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-1 Certificates is reduced to zero;

(iii)  to the Class A-2 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) and (ii) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-2 Certificates is reduced to zero;

(iv)  to the Class A-3 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (iii) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-3 Certificates is reduced to zero;

(v)   to the Class A-4 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (iv) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-4 Certificates is reduced to zero;

(vi)   to the Class A-5 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (v) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-5 Certificates is reduced to zero; and

(vii)  to the Class A-AB Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (vi) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-AB Certificates is reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to reduce the Certificate Principal Amount of each such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Fourth, to the Class A-S Trust Component and, thus, concurrently, to the Class A-S Certificates, in respect of interest, up to an amount equal to the Class A-S Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class A-S Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class A-S-PEZ Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class A-S Trust Component, pro rata in proportion to their respective percentage interests in the Class A-S Trust Component;

Fifth, to the Class A-S Trust Component and, thus, concurrently, to the Class A-S Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class A-S Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, and to the Class PEZ Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class A-S-PEZ Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class A-S Trust Component, until the Certificate Principal Amount of the Class A-S Trust Component is reduced to zero;

Sixth, to the Class A-S Trust Component and, thus, concurrently, to the Class A-S Certificates, up to an amount equal to the Class A-S Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to reduce the Certificate Principal Amount of the Class A-S Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, and to the Class PEZ Certificates, up to an amount equal to the Class A-S-PEZ Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class A-S Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, pro rata in proportion to their respective percentage interests in the Class A-S Trust Component;

Seventh, to the Class B Trust Component, and, thus, concurrently, to the Class B Certificates, in respect of interest, up to an amount equal to the Class B Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class B Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class B-PEZ Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class B Trust Component, pro rata in proportion to their respective percentage interests in the Class B Trust Component;

Eighth, to the Class B Trust Component, and, thus, concurrently, to the Class B Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class B Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, and to the Class PEZ Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class B-PEZ Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class B Trust Component, until the Certificate Principal Amount of the Class B Trust Component is reduced to zero;

Ninth, to the Class B Trust Component and, thus, concurrently, to the Class B Certificates, up to an amount equal to the Class B Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to reduce the Certificate Principal Amount of the Class B Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, and to the Class PEZ Certificates, up to an amount equal to the Class B-PEZ Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class B Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, pro rata in proportion to their respective percentage interests in the Class B Trust Component;

Tenth, to the Class C Trust Component and, thus, concurrently, to the Class C Certificates, in respect of interest, up to an amount equal to the Class C Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class C Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class C-PEZ Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class C Trust Component, pro rata in proportion to their respective percentage interests in the Class C Trust Component;

Eleventh, to the Class C Trust Component, and, thus, concurrently, to the Class C Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class C Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, and to the Class PEZ Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class C-PEZ Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class C Trust Component, until the Certificate Principal Amount of the Class C Trust Component is reduced to zero;

Twelfth, to the Class C Trust Component and, thus, concurrently, to the Class C Certificates, up to an amount equal to the Class C Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to reduce the Certificate Principal Amount of the Class C Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, and to the Class PEZ Certificates, up to an amount equal to the Class C-PEZ Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class C Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, pro rata in proportion to their respective percentage interests in the Class C Trust Component;

Thirteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Fourteenth, to the Class D Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Fifteenth, to the Class D Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to reduce the Certificate Principal Amount of such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Sixteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Seventeenth, to the Class E Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Eighteenth, to the Class E Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to reduce the Certificate Principal Amount of such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Nineteenth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twentieth, to the Class F Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Twenty-first, to the Class F Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to reduce the Certificate Principal Amount of such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Twenty-second, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twenty-third, to the Class G Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Twenty-fourth, to the Class G Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to reduce the Certificate Principal Amount of such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Twenty-fifth, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twenty-sixth, to the Class H Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Twenty-seventh, to the Class H Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to reduce the Certificate Principal Amount of such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class; and

Twenty-eighth, to the Class R Certificates, any remaining amounts.

Notwithstanding the foregoing, on each Distribution Date occurring on and after the date on which the aggregate Certificate Principal Amount of all Sequential Pay Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates and other than the Exchangeable Certificates) and each Trust Component is (or is expected to be) reduced to zero (that date, the “Cross Over Date”), regardless of the allocation of principal payments described in priority Second above, the Principal Distribution Amount for such Distribution Date is required to be distributed, pro rata (based on their respective outstanding Certificate Principal Amounts), among the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, in reduction of their respective Certificate Principal Amounts.

Excess Interest

On each Distribution Date, the Certificate Administrator is required to distribute any Excess Interest received with respect to the ARD Loans during the applicable one-month period ending on the related Determination Date to the Class S Certificates.

Prepayment Premiums

On any Distribution Date, prepayment premiums and yield maintenance charges collected prior to the related Determination Date are required to be distributed to the holders of the Classes of Certificates as described below.

On each Distribution Date, each yield maintenance charge collected on the Mortgage Loans and on deposit in the Collection Account as of the related Determination Date is required to be distributed to Certificateholders (excluding holders of the Class X-E, Class X-F, Class X-H, Class E, Class F, Class G, Class H, Class S and Class R Certificates) as follows:  (a) first such yield maintenance charge will be allocated between (i) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class X-A Certificates and the Class A-S Trust Component (and correspondingly the Class A-S and Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component), and (ii) the group (the “YM Group B” and collectively with the YM Group A, the “YM Groups”) of the Class X-B Certificates, Class B Trust Component (and correspondingly the Class B and Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component), the Class C Trust Component (and correspondingly the Class C and Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component) and the Class D Certificates, pro rata based upon the aggregate amount of principal distributed to the Classes of Regular Certificates (other than the Class X Certificates) and Trust Components (and, therefore, the applicable Classes of Exchangeable Certificates) in each YM Group on such Distribution Date, and (b) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the Classes of Regular Certificates and Trust Components in such YM Group, in the following manner:  (1) each Class of Regular Certificates (other than the Class X Certificates) and each Trust Component in such YM Group will entitle the applicable Certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such Class or Trust Component on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Regular Certificates (other than the Class X Certificates) and Trust Components in that YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such Class of Certificates or Trust Component, and (z) the amount of such yield maintenance charge allocated to such YM Group, and (2) the amount of such yield maintenance charge allocated to such YM Group and remaining after such distributions will be distributed to the Class of Class X Certificates in such YM Group.  If there is more than one Class of Regular Certificates (exclusive of the Class X Certificates) and/or Trust Component (and, therefore, the applicable Classes of Exchangeable Certificates) in either YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such Classes and/or Trust Components, the aggregate amount of such yield maintenance charges will be allocated among all such Classes of Regular Certificates and/or Trust Components (and, therefore, the applicable Classes of Exchangeable Certificates) up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the first sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class D Certificates or any Trust Component is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates or Trust Component exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Loan Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one.  However, if such discount rate is greater than or equal to both of (x) the Mortgage Loan Rate on such Mortgage Loan and (y) the Pass-Through

Rate described in the preceding sentence, then the Base Interest Fraction will equal zero, and if such discount rate is greater than or equal to the Mortgage Loan Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal one.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above.  For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for Mortgage Loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the Mortgage Loan or, for Mortgage Loans that only have a prepayment premium based on a fixed percentage of the principal balance of the Mortgage Loan, such other discount rate as may be specified in the related Mortgage Loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class X-E, Class X-F, Class X-H, Class E, Class F, Class G, Class H, Class S or Class R Certificates.  Instead, after the Notional Amounts of the Class X-A and Class X-B Certificates and the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class D Certificates and the Trust Components have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to Mortgage Loans will be distributed to holders of the Class X-B Certificates.

We cannot assure you that any yield maintenance charge or prepayment premium is required or, even if required, would be paid.  See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Prepayment Premiums, Fees and Charges” and “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments” in the prospectus.

Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans as of the related Determination Date.

Allocation Priority of Mortgage Loan Collections

All amounts collected by or on behalf of the Issuing Entity in respect of any Mortgage Loan in the form of payments from the borrowers, Liquidation Proceeds, condemnation proceeds or insurance proceeds are to be allocated to amounts due and owing under the related Mortgage Loan documents in accordance with the express provisions of the related Mortgage Loan documents and any related Co-Lender Agreement (and, in the case of an Outside Serviced Mortgage Loan, the provisions of the Outside Servicing Agreement); provided that, in the absence of such express provisions or if and to the extent that such provisions authorize the mortgagee to use its discretion and in any event after an event of default under the related Mortgage Loan (to the extent not cured or waived), such amounts will be deemed allocated for purposes of collecting amounts due under the Mortgage Loan, in each case only to the extent such amount is an obligation of the related borrower in the related Mortgage Loan documents, pursuant to the Pooling and Servicing Agreement, in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and unpaid interest on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to such Mortgage Loan;

Second, as a recovery of any Non-Recoverable Advances related to such Mortgage Loan and any interest on those Non-Recoverable Advances, to the extent previously reimbursed from principal collections with respect to the other Mortgage Loans;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Loan Rate to but not including the date of receipt by or on behalf of the Issuing Entity (or, in the case of a full Monthly Payment, through the related Due Date), over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest on earlier dates pursuant to clause Fifth below);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, or in the case of an ARD Loan after the related Anticipated Repayment Date, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest on earlier dates pursuant to this clause Fifth);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any default interest, Excess Interest and late payment charges then due and owing under such Mortgage Loan;

Tenth, as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of a Mortgaged Property (including following a condemnation) if, immediately following such release, the loan-to-value ratio of the related Mortgage Loan or the related Serviced Loan Combination exceeds 125% (based solely on the value of the real property and excluding personal property and going concern value, if any), must be allocated to reduce the principal balance of the Mortgage Loan or the related Serviced Loan Combination in the manner permitted by such REMIC provisions.

Collections by or on behalf of the Issuing Entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, except as otherwise expressly set forth in any related Co-Lender Agreement and, in the case of an Outside Serviced Mortgage Loan, except as otherwise expressly set forth in the Outside Servicing Agreement) will be deemed allocated for purposes of collecting amounts due under the related deemed REO Mortgage Loan, in each case only to the extent such amount is or was an obligation of the related borrower in the related Mortgage Loan documents, in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related REO Mortgage Loan and interest on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related REO Mortgage Loan;

Second, as a recovery of any Non-Recoverable Advances on the related REO Mortgage Loan or interest on those Non-Recoverable Advances, to the extent previously reimbursed from principal collections with respect to the other Mortgage Loans;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on the related REO Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on the related REO Mortgage Loan at the related Mortgage Loan Rate to but not including the Due Date in the Collection Period in which such collections were received, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for the related REO Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest on earlier dates pursuant to clause Fifth below or clause Fifth of the prior waterfall under this “—Allocation Priority of Mortgage Loan Collections” above);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of the related REO Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on the related REO Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such REO Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest on earlier dates pursuant to this clause Fifth or clause Fifth of the prior waterfall under this “—Allocation Priority of Mortgage Loan Collections” above);

Sixth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under the related REO Mortgage Loan;

Seventh, as a recovery of any default interest, Excess Interest and late payment charges then due and owing under the related REO Mortgage Loan;

Eighth, as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under the related REO Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under the related REO Mortgage Loan (if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and, then, allocated to Operating Advisor Consulting Fees).

Collections and recoveries with respect to any Loan Combination or any related REO Property are generally to be allocated in accordance with the terms and conditions of (i) (A) with respect to an Outside Serviced Loan Combination, the Outside Servicing Agreement, or (B) with respect to a Serviced Loan Combination, the Pooling and Servicing Agreement, (ii) the related Co-Lender Agreement, and/or (iii) the related Mortgage Loan documents, as applicable.  See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in this prospectus supplement.

Realized Losses

The Certificate Principal Amount of each Class of Principal Balance Certificates and each Trust Component will be reduced without distribution on any Distribution Date as a write-off to the extent of any Realized Loss allocated to such Class or Trust Component on such Distribution Date.  A “Realized Loss” with respect to any Distribution Date is the amount, if any, by which the aggregate Certificate Principal Amount of all Classes of Principal Balance Certificates (other than the Exchangeable Certificates) and the Trust Components after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans (including any REO Mortgage Loans) after giving effect to any and all reductions in such aggregate Stated Principal Balance on such Distribution Date (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Non-Recoverable Advances).  On each Distribution Date, any Realized Loss for such Distribution Date will be allocated to the following Classes of Principal Balance Certificates and Trust Components in the following order, until the Certificate Principal Amount of each such Class or Trust Component is reduced to zero:  first, to the Class H Certificates; second, to the Class G Certificates; third, to the Class F Certificates; fourth, to the Class E Certificates; fifth, to the Class D Certificates; sixth, to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component); seventh, to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component); eighth, to the Class A-S Trust Component (and correspondingly, to the Class A-S Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component); and, finally, pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, based on their respective Certificate Principal Amounts.  The Notional Amount of the Class X-A Certificates will be reduced to reflect reductions in the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates and the Class A-S Trust Component resulting from allocations of Realized Losses.  The Notional Amount of the Class X-B Certificates will be reduced to reflect reductions in the Certificate Principal Amounts of the Class B and Class C Trust Components resulting from allocations of Realized Losses.  The Notional Amount of the Class X-E Certificates will be reduced to reflect reductions in the Certificate Principal Amount of the Class E Certificates resulting from allocations of Realized Losses.  The Notional Amount of the Class X-F Certificates will be reduced to reflect reductions in the Certificate Principal Amounts of the Class F and Class G Certificates resulting from allocations of Realized Losses. The Notional Amount of the Class X-H Certificates will be reduced to reflect reductions in the Certificate Principal Amount of the Class H Certificates resulting from allocations of Realized Losses. Any amounts recovered in respect of any amounts previously written off as Realized Losses (with interest thereon) as a result of the reimbursement of Non-Recoverable Advances to the Master Servicer or Trustee from amounts otherwise distributable as principal will (1) increase the Principal Distribution Amount for the Distribution Date related to the applicable one-month period in which such recovery occurs and (2) will increase the Certificate Principal Amount of each Class of Principal Balance Certificates (other than the Exchangeable Certificates) and the Trust Components (in sequential order of payment priority starting with the most senior Class or Trust Component) previously subject to a reduction as a result of the allocation of Realized Losses up to an aggregate amount equal to the amount recovered.  Such restoration of the Certificate Principal Amount of a Class of Principal Balance Certificates (exclusive of the Exchangeable Certificates) or Trust Component may not exceed, and will reduce on a going-forward basis, any and all unreimbursed Realized Losses previously allocated to such Class of Certificates or Trust Component, as applicable.

Shortfalls in Available Funds resulting from additional servicing compensation other than the Servicing Fee, interest on Advances to the extent not covered by Modification Fees or Penalty Charges on the related Mortgage Loan, extraordinary expenses of the Issuing Entity, items comparable to the foregoing with respect to the Outside Serviced Mortgage Loans, a reduction of the interest rate of a Mortgage Loan in connection with a workout or by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or other unanticipated or default-related expenses will reduce the amounts distributable on the Classes of Sequential Pay Certificates (other than the Exchangeable Certificates) and the Trust Components in the same order as Realized Losses are applied to reduce the Certificate Principal Amounts of such Classes and Trust Components.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan or a Serviced Pari Passu Companion Loan, in whole or in part, after the Due Date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees, any related Excess Interest and/or default interest) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a “Prepayment Interest Excess“. Conversely, if a borrower prepays a Mortgage Loan or a Serviced Pari Passu Companion Loan, in whole or in part, prior to the Due Date or after the Determination Date in any calendar month and does not pay interest on such prepayment through the end of the applicable interest accrual period for the next Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees, any related Excess Interest and/or default interest) on such prepayment will constitute a “Prepayment Interest Shortfall.“ Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the Mortgage Loans and the Serviced Pari Passu Companion Loan will be retained by the Master Servicer as additional servicing compensation, as determined on a pool-wide aggregate basis. The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the Master Servicer’s Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the “Excess Prepayment Interest Shortfall“) will be allocated pro rata on that Distribution Date among each Class of Regular Certificates and Trust Component, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

The Master Servicer will be required to deliver to the Certificate Administrator for deposit in the Lower-Tier Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount equal to the lesser of (1) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Serviced Mortgage Loans and Serviced Pari Passu Companion Loans (other than a Specially Serviced

Loan or a Defaulted Mortgage Loan), other than prepayments received in connection with the receipt of insurance proceeds or condemnation proceeds, during the one-month period ending on the Determination Date immediately preceding the related Distribution Date, and (2) the aggregate of (a) its Servicing Fee up to a maximum of 0.0025% per annum for the related Distribution Date with respect to each Serviced Mortgage Loan (and related REO Mortgage Loan) and Serviced Pari Passu Companion Loan (and related REO Companion Loan) for which such Servicing Fees are being paid during the one-month period ending on the Determination Date immediately preceding the related Distribution Date and (b) all Prepayment Interest Excesses received during the one-month period ending on the Determination Date immediately preceding the related Distribution Date and net investment earnings on such Prepayment Interest Excesses; provided that, solely with respect to a Serviced Mortgage Loan, if any Prepayment Interest Shortfall described in clause (1) above occurs as a result of the Master Servicer’s failure to enforce the related loan documents, the Master Servicer will be required to pay an amount equal to the entire Prepayment Interest Shortfall with respect to that Serviced Mortgage Loan.  No Compensating Interest Payment will be made by the Master Servicer or any Outside Servicer (other than to the extent set forth in the applicable Outside Pooling and Servicing Agreement) with respect to an Outside Serviced Mortgage Loan, Outside Serviced Companion Loan or Subordinate Companion Loan.

Subordination

As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-E, Class X-F and Class X-H Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class A-S, Class B, Class PEZ, Class C, Class D, Class E, Class F, Class G and Class H Certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-E, Class X-F and Class X-H Certificates.  The Class A-S Trust Component (and, correspondingly, to the extent evidencing an interest in the Class A-S Trust Component, the Class A-S and Class PEZ Certificates) will likewise be protected by the subordination of the Class B and Class C Trust Components and the Class D, Class E, Class F, Class G and Class H Certificates.  The Class B Trust Component (and, correspondingly, to the extent evidencing an interest in the Class B Trust Component, the Class B and Class PEZ Certificates) will likewise be protected by the subordination of the Class C Trust Component and the Class D, Class E, Class F, Class G and Class H Certificates.  The Class C Trust Component (and, correspondingly, to the extent evidencing an interest in the Class C Trust Component, the Class C and Class PEZ Certificates) will likewise be protected by the subordination of the Class D, Class E, Class F, Class G and Class H Certificates.

On and after the Cross Over Date has occurred, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, pro rata based on Certificate Principal Amount, until their respective Certificate Principal Amounts have been reduced to zero (and the schedule for the Class A-AB principal distributions will be disregarded).  Prior to the Cross Over Date, allocation of principal will be made as described under “—Distributions” above.  Allocation to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Principal Amount of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline.  Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, the percentage interest in the Issuing Entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates will be decreased (with a corresponding increase in the percentage interest in the Issuing Entity evidenced by the Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates)), thereby increasing, relative to their respective Certificate Principal Amounts, the subordination afforded the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates by the other Principal Balance Certificates.

Additionally, on and after the Cross Over Date, losses will be applied to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, pro rata based on Certificate Principal Amount.

This subordination will be effected in two ways:  (i) by the preferential right of the holders of a Class of Certificates and the Trust Components to receive on any Distribution Date the amounts of interest and/or principal distributable on their Certificates prior to any distribution being made on such Distribution Date in respect of any Classes of Certificates or Trust Components subordinate to that Class or Trust Component (as described under “—Distributions—Payment Priorities”) and (ii) by the allocation of Realized Losses:  first, to the Class H

Certificates; second to the Class G Certificates; third, to the Class F Certificates; fourth, to the Class E Certificates; fifth, to the Class D Certificates; sixth, to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component); seventh, to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component); eighth, to the Class A-S Trust Component (and correspondingly, to the Class A-S Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component); and, finally, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, pro rata, based on their respective Certificate Principal Amounts.  No other form of credit enhancement will be available with respect to any Class of Certificates or Trust Component.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred, an Appraisal Reduction Amount is required to be calculated.  An “Appraisal Reduction Event” will occur with respect to a Serviced Loan on the earliest of:

●
the date on which a modification of the Serviced Loan that, among other things, reduces the amount of Monthly Payments on a Serviced Loan, or changes any other material economic term of the Serviced Loan or impairs the security of the Serviced Loan, becomes effective as a result of a modification of the related Serviced Loan following the occurrence of a Servicing Transfer Event;

●	the date on which the Serviced Loan is 60 days or more delinquent in respect of any scheduled monthly debt service payment (other than a balloon payment);

●
solely in the case of a delinquent balloon payment, (A) the date occurring 60 days beyond the date on which that balloon payment was due (except as described in clause B below) or (B) if the related borrower has delivered to the Master Servicer or the Special Servicer (and in either such case the Master Servicer or the Special Servicer, as applicable, shall promptly deliver a copy thereof to the other such servicer), a refinancing commitment acceptable to the Special Servicer prior to the date 60 days after maturity, the date occurring 120 days after the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur);

●	the date on which the related Mortgaged Property became an REO Property;

●	the 60th day after a receiver or similar official is appointed (and continues in that capacity) in respect of the related Mortgaged Property;

●	the 60th day after the date the related borrower is subject to a bankruptcy, insolvency or similar proceedings (if not dismissed within those 60 days); or

●	the date on which the Serviced Loan remains outstanding five years following any extension of its maturity date pursuant to the Pooling and Servicing Agreement.

If an Appraisal Reduction Event occurs with respect to any Serviced Mortgage Loan that is part of a Serviced Loan Combination, then an Appraisal Reduction Event will be deemed to have occurred with respect to the related Serviced Companion Loan(s).  If an Appraisal Reduction Event occurs with respect to any Serviced Companion Loan that is part of a Serviced Loan Combination, then an Appraisal Reduction Event will be deemed to have occurred with respect to the related Serviced Mortgage Loan and any other Serviced Companion Loan(s) included as part of that Serviced Loan Combination.

No Appraisal Reduction Event may occur at any time when the aggregate Certificate Principal Amount of all Classes of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates) has been reduced to zero.

Promptly upon the occurrence of an Appraisal Reduction Event with respect to a Serviced Loan, the Special Servicer is required to use reasonable efforts to obtain an appraisal of the related Mortgaged Property from an Appraiser in accordance with Member of the Appraisal Institute (“MAI”) standards.  No new appraisal will be required if an appraisal from an Appraiser in accordance with MAI standards was obtained within the prior nine months unless the Special Servicer determines in accordance with the Servicing Standard that such earlier appraisal is materially inaccurate.  The cost of the appraisal will be advanced by the Master Servicer and will be reimbursed to the Master Servicer as a Property Advance.

On the first Determination Date occurring on or after the delivery of the appraisal, the Special Servicer will be required to calculate the Appraisal Reduction Amount, if any, taking into account the results of such appraisal and such information, if any, reasonably requested by the Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction Amount.  In the event that the Special Servicer has not received any required appraisal within 120 days after the event described in the definition of “Appraisal Reduction Event” (without regard to the time periods set forth in the definition), then, solely for purposes of determining the amounts of the P&I Advances, the amount of the Appraisal Reduction Amount for or allocable to the related Serviced Mortgage Loan will be deemed to be an amount equal to 25% of the current Stated Principal Balance of such related Serviced Mortgage Loan until the appraisal is received.  The Master Servicer will provide (via electronic delivery) the Special Servicer with information in its possession that is reasonably required to calculate or recalculate any Appraisal Reduction Amount pursuant to the definition thereof using reasonable efforts to deliver such information within four business days of the Special Servicer’s reasonable written request.  None of the Master Servicer, the Trustee or the Certificate Administrator will calculate or verify Appraisal Reduction Amounts.

The “Appraisal Reduction Amount” for any Distribution Date and for any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) as to which any Appraisal Reduction Event has occurred and the Appraisal Reduction Amount is required to be calculated will be equal to the excess of (a) the Stated Principal Balance of that Serviced Mortgage Loan (or Serviced Loan Combination) as of the last day of the related Collection Period over (b) the excess of (i) the sum of (A) 90% of the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by the appraisal, minus such downward adjustments as the Special Servicer, in accordance with the Servicing Standard, may make (without implying any obligation to do so) based upon the Special Servicer’s review of the appraisal and such other information as the Special Servicer may deem appropriate and (B) all escrows, letters of credit and reserves in respect of such Serviced Mortgage Loan (or Serviced Loan Combination) as of the date of calculation over (ii) the sum as of the Due Date occurring in the month of the date of determination of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that Serviced Mortgage Loan (or Serviced Loan Combination) at a per annum rate equal to the Mortgage Loan Rate (and, with respect to a Serviced Loan Combination, interest on the related Serviced Companion Loan(s) at the related Mortgage Loan Rate), (B) all unreimbursed Advances and interest on those Advances at the Advance Rate in respect of that Serviced Mortgage Loan (or Serviced Loan Combination) and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under the Serviced Mortgage Loan (or Serviced Loan Combination) (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer or Trustee, as applicable, and/or for which funds have not been escrowed).  The Master Servicer and the Certificate Administrator will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Appraisal Reduction Amount.  Any Appraisal Reduction Amount with respect to a Serviced Loan Combination will be allocated, first, to any related Serviced Subordinate Companion Loan (up to the outstanding principal balance thereof), and then, to the related Serviced Mortgage Loan and any related Serviced Pari Passu Companion Loan(s) on a pro rata basis in accordance with the respective outstanding principal balances of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loan.  In the case of an Outside Serviced Loan Combination, pursuant to the Outside Servicing Agreement, certain events will require the calculation of an “appraisal reduction amount”, which will be allocated to the subject Outside Serviced Mortgage Loan and its Outside Serviced Companion Loan(s) on a pro rata and pari passu basis in accordance with the respective outstanding principal balances of such Outside Serviced Mortgage Loan and its Outside Serviced Companion Loan(s) (with any such allocation to such Outside Serviced Mortgage Loan to constitute an “Appraisal Reduction Amount” for purposes of this prospectus supplement).  For the avoidance of doubt, the Outside Special Servicer (and not the Special Servicer) will be required to calculate any “appraisal reduction amount” related to an Outside Serviced Loan Combination.

An “Appraiser” is an independent nationally recognized professional commercial real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the related Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state and (iii) has a minimum of five years’ experience in the related property type and market.

As a result of calculating one or more Appraisal Reduction Amounts, the amount of any required P&I Advance will be reduced, which will generally have the effect of reducing the amount of interest available to the most subordinate Class of Regular Certificates or Trust Component then outstanding (i.e., first to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component), then to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component), then to the Class A-S Trust Component (and correspondingly, to the Class A-S Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component), and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-E, Class X-F and Class X-H Certificates).  See “The Pooling and Servicing Agreement—Advances” in this prospectus supplement.

With respect to each Serviced Loan as to which an Appraisal Reduction Event has occurred (unless the Serviced Loan has become a Corrected Loan (if a Servicing Transfer Event had occurred with respect to the related Serviced Loan) and has remained current for three consecutive Monthly Payments, and no other Appraisal Reduction Event has occurred with respect to the Serviced Loan during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Property Advance.  Based upon the appraisal, the Special Servicer is required to redetermine the amount of the Appraisal Reduction Amount with respect to the Serviced Mortgage Loan (or Serviced Loan Combination).

Any Serviced Loan previously subject to an Appraisal Reduction Amount which ceases to be a Specially Serviced Loan (if applicable), which becomes current and remains current for three consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction Amount.  An Outside Serviced Mortgage Loan will cease to be subject to an appraisal reduction amount upon the occurrence of certain events specified in the Outside Servicing Agreement.

For purposes of determining the Non-Reduced Certificates and the Controlling Class, as well as the occurrence of a Controlling Class Representative Control Termination Event, Appraisal Reduction Amounts will be allocated to each Class of Regular Certificates (other than the Class X Certificates) and each Trust Component (and correspondingly to the applicable Classes of Exchangeable Certificates) in reverse sequential order to notionally reduce the Certificate Principal Amount thereof until the related Certificate Principal Amount of each such class is reduced to zero (i.e., first to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component), then to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component), then to the Class A-S Trust Component (and correspondingly, to the Class A-S Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component), and then, pro rata based on Certificate Principal Amount, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates).  With respect to any Appraisal Reduction Amount calculated for purposes of determining the Non-Reduced Certificates or the Controlling Class, as well as the occurrence of a Subordinate Companion Loan Control Termination Event or a Controlling Class Representative Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis.  The Special Servicer will be required to promptly notify the Certificate Administrator of any such Appraisal Reduction Amount, who will be required to promptly post notice of such Appraisal Reduction Amount to the Certificate Administrator’s internet website.

The holders of Certificates representing the majority of the Certificate Principal Amount of any Class of Control Eligible Certificates whose aggregate Certificate Principal Amount is notionally reduced to less than 25% of the initial Certificate Principal Amount of that Class as a result of an allocation of an Appraisal Reduction Amount in respect of such Class (such Class, an “Appraised-Out Class”) will have the right to challenge the Special Servicer’s Appraisal Reduction Amount determination and, at their sole expense, obtain a second appraisal of any Serviced Loan for which an Appraisal Reduction Event has occurred (such holders, the “Requesting Holders”).  The Requesting Holders will be required to cause the appraisal to be prepared on an “as-is” basis by an Appraiser in accordance with MAI standards, and the appraisal must be reasonably acceptable to the Special Servicer in accordance with the Servicing Standard.  The Requesting Holders will be required to provide the Special Servicer with notice of their intent to challenge the Special Servicer’s Appraisal Reduction Amount determination within 10 days of the Requesting Holders’ receipt of written notice of the Appraisal Reduction Amount.

An Appraised-Out Class will be entitled to continue to exercise the rights of the Controlling Class until 10 days following its receipt of written notice of the Appraisal Reduction Amount, unless the Requesting Holders provide written notice of their intent to challenge such Appraisal Reduction Amount to the Special Servicer and the Certificate Administrator within such ten-day period as described above.  If the Requesting Holders provide this notice, then the Appraised-Out Class will be entitled to continue to exercise the rights of the Controlling Class until the earliest of (i) 120 days following the related Appraisal Reduction Event, unless the Requesting Holders provide the second appraisal within such 120-day period, (ii) the determination by the Special Servicer (described below) that a recalculation of the Appraisal Reduction Amount is not warranted or that such recalculation does not result in the Appraised-Out Class remaining the Controlling Class and (iii) the occurrence of a Controlling Class Representative Consultation Termination Event.  After the Appraised-Out Class is no longer entitled to exercise the rights of the Controlling Class, the rights of the Controlling Class will be exercised by the Class of Control Eligible Certificates immediately senior to such Appraised-Out Class, if any, unless a recalculation results in the reinstatement of the Appraised-Out Class as the Controlling Class.

In addition, the holders of Certificates representing the majority of the Certificate Principal Amount of any Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order an additional appraisal of any Serviced Loan for which an Appraisal Reduction Event has occurred if an event has occurred at or with regard to the related Mortgaged Property or Mortgaged Properties that would have a material effect on its appraised value, and the Special Servicer is required to use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of such holders’ written request and is required to ensure that such appraisal is prepared on an “as-is” basis by an Appraiser in accordance with MAI standards; provided that the Special Servicer will not be required to obtain such appraisal if it determines in accordance with the Servicing Standard that no events at or with regard to the related Mortgaged Property or Mortgaged Properties have occurred that would have a material effect on the appraised value of the related Mortgaged Property or Mortgaged Properties.

Upon receipt of an appraisal provided by, or requested by, holders of an Appraised-Out Class as described above and any other information reasonably requested by the Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction Amount, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such additional appraisal, any recalculation of the Appraisal Reduction Amount is warranted and, if so warranted, to recalculate such Appraisal Reduction Amount based upon such additional appraisal.  If required by any such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class.  The Special Servicer will be required to promptly notify the Certificate Administrator of any such determination and recalculation in its monthly reporting, and the Certificate Administrator will be required to promptly post that reporting to the Certificate Administrator’s website.

Appraisals that are permitted to be presented by, or obtained by the Special Servicer at the request of, holders of an Appraised-Out Class will be in addition to any appraisals that the Special Servicer may otherwise be required to obtain in accordance with the Servicing Standard or the Pooling and Servicing Agreement without regard to any appraisal requests made by any holder of an Appraised-Out Class.

The “Control Eligible Certificates” will be any of the Class E, Class F, Class G and Class H Certificates.

Voting Rights

The Certificates will be allocated voting rights (the “Voting Rights”) for purposes of certain actions that may be taken pursuant to the Pooling and Servicing Agreement.  At any time that any Certificates are outstanding, the Voting Rights will be allocated as follows:  (a) 0% in the case of the Class S or Class R Certificates; (b) 1% in the aggregate in the case of the respective Classes of the Class X Certificates, allocated to such Classes based on their respective interest entitlements on the most recent prior Distribution Date; and (c) in the case of any Class of Certificates (other than the Class X, Class S and Class R Certificates), a percentage equal to the product of (i) 99% multiplied by (ii) a fraction, the numerator of which is equal to the Certificate Principal Amount of such Class and the denominator of which is equal to the aggregate outstanding Certificate Principal Amounts of all

Classes of the Certificates (other than the Class X, Class S or Class R Certificates) (or, if with respect to a vote of Non-Reduced Certificates, the Certificate Principal Amounts of all Classes of the Non-Reduced Certificates); provided that for purposes of such allocations, the Class A-S Certificates and the Class PEZ Component A-S of the Class PEZ Certificates will be considered as if they together constitute a single “Class”, the Class B Certificates and the Class PEZ Component B of the Class PEZ Certificates will be considered as if they together constitute a single “Class”, and the Class C Certificates and the Class PEZ Component C of the Class PEZ Certificates will be considered as if they together constitute a single “Class”.  Voting Rights will be allocated to the Class PEZ Certificates only with respect to each Class PEZ Component that is part of a “Class” of Certificates determined as described in the proviso to the preceding sentence.  The Voting Rights of any Class of Certificates will be allocated among holders of Certificates of such Class in proportion to their respective Percentage Interests.  In certain circumstances described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” and “—Operating Advisor—Termination of the Operating Advisor Without Cause” in this prospectus supplement, Voting Rights will only be exercisable by holders of the Non-Reduced Certificates.

“Non-Reduced Certificates” means, as of any date of determination, any Class of Certificates (other than the Class S, Class R and Class X Certificates) then outstanding for which (a) (1) the initial Certificate Principal Amount of such Class of Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates, (y) any Appraisal Reduction Amounts allocated to such Class of Certificates as of the date of determination and (z) any Realized Losses previously allocated to such Class of Certificates, is equal to or greater than (b) 25% of the remainder of (i) the initial Certificate Principal Amount of such Class of Certificates less (ii) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates; provided that for purposes of this definition, the Class A-S Certificates and the Class PEZ Component A-S will be considered as if they together constitute a single “Class” of Certificates, the Class B Certificates and the Class PEZ Component B will be considered as if they together constitute a single “Class” of Certificates, the Class C Certificates and the Class PEZ Component C will be considered as if they together constitute a single “Class” of Certificates, and the Class PEZ Certificates will be Non-Reduced Certificates only with respect to each component thereof that is part of a “Class” of Non-Reduced Certificates determined as described in this proviso.

A “Certificateholder” under the Pooling and Servicing Agreement is the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement (including, solely for the purposes of distributing reports, statements or other information pursuant to the Pooling and Servicing Agreement, beneficial owners of Certificates or potential transferees of Certificates to the extent the person distributing such information has been provided with an Investor Certification by or on behalf of such beneficial owner or potential transferee), except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, a manager of a Mortgaged Property, a borrower or any person known to a responsible officer of the Certificate Registrar to be an affiliate of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, a manager of a Mortgaged Property or a borrower will be deemed not to be outstanding and the Voting Rights to which they are entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained.  Notwithstanding the foregoing, for purposes of obtaining the consent of Certificateholders to an amendment of the Pooling and Servicing Agreement, any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Certificate Administrator or any of their affiliates will be deemed to be outstanding; provided that if such amendment relates to the termination, increase in compensation or material reduction of obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor or the Certificate Administrator or any of their affiliates, then such Certificate so owned will be deemed not to be outstanding.  Notwithstanding the foregoing, the restrictions above will not apply (i) to the exercise of the rights of the Master Servicer, the Special Servicer or an affiliate of the Master Servicer or the Special Servicer, if any, as a member of the Controlling Class or (ii) to any affiliate of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor or the Certificate Administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor or the Certificate Administrator, as applicable.

Certain amendments to the Pooling and Servicing Agreement are also subject to the consent of Certificateholders.  See “The Pooling and Servicing Agreement—Amendment” in this prospectus supplement.

“Investor Certification“ means a certificate substantially in the form(s) attached to the Pooling and Servicing Agreement or in the form(s) of electronic certification(s) contained on the Certificate Administrator’s website representing that such person executing the certificate is a Certificateholder, a Certificate Owner or a prospective purchaser of a Certificate (or any investment advisor or manager of the foregoing), or a Serviced Companion Loan Holder or its representative, and that (i) for purposes of obtaining certain information and notices (including access to information and notices on the Certificate Administrator’s website), (A) such person is not a borrower, a manager of a Mortgaged Property, an affiliate of any of the foregoing or an agent, principal, partner, member, joint venturer, limited partner, employee, representative, director, trustee, advisor or investor in or of any of the foregoing and (B) except in the case of a prospective purchaser of a Certificate or a Serviced Companion Loan Holder or its representative, such person has received a copy of this prospectus supplement and the prospectus and/or (ii) for purposes of exercising Voting Rights (which does not apply to a prospective purchaser of a Certificate or a Serviced Companion Loan Holder or its representative), (A) such person is not a borrower, a manager of a Mortgaged Property, an affiliate of any of the foregoing or an agent of any borrower, (B) such person is or is not the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Certificate Administrator or an affiliate of any of the foregoing and (C) such person has received a copy of this prospectus supplement and the prospectus; provided that if such person is an affiliate of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee or the Certificate Administrator, such person certifies to the existence or non-existence of appropriate policies and procedures restricting the flow of information between it and the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee or the Certificate Administrator, as applicable.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Principal Amount, and in multiples of $1 in excess of $10,000.  The Class X-A and Class X-B Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000. However, in connection with an exchange of Class A-S, Class B and Class C Certificates for Class PEZ Certificates and vice versa, each of the Class A-S, Class B, and Class C Certificates exchanged (whether surrendered or received in such exchange) will be required to be in denominations of at least $10,000 initial Certificate Principal Amount, and the Class PEZ Certificates exchanged will be required to equal the aggregate Certificate Principal Amount of the Class A-S, Class B and Class C Certificates being exchanged therefor (i.e. in excess of $30,000 initial Certificate Principal Amount).

The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of a nominee of The Depository Trust Company (“DTC”).  The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co.  No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such Class, except under the limited circumstances described under “—Definitive Certificates” below.  Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the Pooling and Servicing Agreement responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants.  The Certificate Administrator will initially serve as certificate registrar (in such capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Book-Entry Registration

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems.  Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC.  DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act.  DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates.  Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations.  Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules.  Transfers between Clearstream Participants (as defined below) and Euroclear Participants (as defined below) will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.  Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants.  In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC.  Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Certificate Administrator to Cede & Co., as nominee for DTC.  DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners.  Except as otherwise provided under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement, Certificate Owners will not be recognized by the Trustee, the Certificate Administrator, the Certificate Registrar, the Operating Advisor, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates.  Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.  Accordingly, although the Certificate Owners will not possess the Offered Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC such Certificate is credited.  DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house.  Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.  Transactions may be settled in Clearstream in numerous currencies, including United States dollars.  Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream interfaces with domestic markets in several countries.  Clearstream is regulated as a bank by the Luxembourg Monetary Institute.  Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters.  Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.  Transactions may now be settled in any of numerous currencies, including United States dollars.  The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.  Euroclear is operated by Euroclear Bank S.A./N.V.  (the “Euroclear Operator”).  All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator.  Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters.  Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.  All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time.  None of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer,

the Special Servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.  The information in this prospectus supplement concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but neither the Depositor nor the underwriters takes any responsibility for the accuracy or completeness of this information.

Definitive Certificates

Owners of beneficial interests in book-entry Certificates of any Class will not be entitled to receive physical delivery of Definitive Certificates unless:  (i) DTC advises the Certificate Registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry Certificates of such Class or ceases to be a clearing agency, and the Certificate Administrator and the Depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the Trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such Class and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of the Certificates of such Class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of (a) any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the Trustee or the Certificate Administrator (a “Certifying Certificateholder”) or (b) the Master Servicer, the Certificate Registrar will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the Certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Special Notices

Upon the written request of any Certifying Certificateholder, the Certificate Administrator will post a special notice prepared by such Certifying Certificateholder to its website and mail such notice to the Certificateholders at their respective addresses appearing on the certificate register stating that the Certifying Certificateholder wishes to be contacted by other holders and beneficial owners of Certificates, setting forth the relevant contact information and briefly stating the reason for the requested contact, at the expense of the Certifying Certificateholder.  The Certificate Administrator will be entitled to reimbursement from the Certifying Certificateholder for the reasonable expenses of posting such special notices.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Yield

The yield to maturity on the Offered Certificates will depend upon the price paid by the related investors, the rate and timing of the distributions in reduction of the Certificate Principal Amount or Notional Amount of the related Class of Offered Certificates, the extent to which prepayment premiums and yield maintenance charges allocated to the related Class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Principal Amount or Notional Amount of the related Class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

The rate of distributions in reduction of (or otherwise resulting in the reduction of) the Certificate Principal Amount or Notional Amount of any Class of Offered Certificates, the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults and the severity of losses occurring upon a default.  While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a Mortgaged Property is lost due to casualty or condemnation.  See, however, “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayments” in this prospectus supplement, for a discussion of certain Mortgage Loans that do not have a lockout period for prepayment.  In addition, such distributions in reduction of Certificate Principal Amounts of the respective Classes of Offered Certificates that are also Principal Balance Certificates (or that otherwise result in the reduction of the Notional Amount of the Class X-A or Class X-B Certificates) may result from repurchases of, or substitutions for, Mortgage Loans made by the Sponsors (or, in the case of RCMC or RAIT, by the applicable guarantor) due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus supplement, purchases of the Mortgage Loans in the manner described under “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in this prospectus supplement, the exercise of purchase options by the holder of a subordinate companion loan or mezzanine loan, if any.  To the extent a Mortgage Loan requires payment of a prepayment premium or yield maintenance charge in connection with a voluntary prepayment, any such prepayment premium or yield maintenance charge generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

The Certificate Principal Amount or Notional Amount of any Class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have accrued on the Offered Certificates in the absence of such reduction.  In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Principal Amounts of the Principal Balance Certificates (other than the Exchangeable Certificates) and the Trust Components (and, therefore, the Exchangeable Certificates).  Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted payoff, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the Master Servicer or Trustee of a Non-Recoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (including interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees and any comparable items with respect to the Outside Serviced Mortgage Loans).  Any reduction of the Certificate Principal Amount of a Class of Principal Balance Certificates (exclusive of the Exchangeable Certificates) or a Trust Component (and, therefore, the applicable Classes of Exchangeable Certificates) as a result of the application of Realized Losses may also reduce the Notional Amount a Class of Class X Certificates.  Realized Losses will be allocated to the respective Classes of the Principal Balance Certificates (other than the Exchangeable Certificates) and the Trust Components (and, therefore, the Exchangeable Certificates) in reverse distribution priority and as more particularly described in “Description of the Offered Certificates—Subordination” in this prospectus supplement.

Certificateholders are not entitled to receive distributions of Monthly Payments when due except to the extent they are either covered by an Advance or actually received.  Consequently, any defaulted Monthly Payment for which no such Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

The rate of payments (including voluntary and involuntary prepayments) on the Mortgage Loans will be influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their Mortgage Loans.  The terms of the Mortgage Loans (in particular, amortization terms, the term of any prepayment lock-out period, the extent to which prepayment premiums or yield maintenance charges are due with respect to any principal prepayments, the right of the mortgagee to apply condemnation and casualty proceeds or reserve funds to prepay the Mortgage Loan, the extent to which a partial principal prepayment is required in connection with the release of a portion of the real estate collateral for a Mortgage Loan, and the availability of certain rights to defease all or a portion of the Mortgage Loan) may affect the rate of principal payments on Mortgage Loans, and consequently, the yield to maturity of the Classes of Offered Certificates.  For example, certain Mortgage Loans may permit prepayment of the Mortgage Loan without a lockout period.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayments” in this prospectus supplement and Annex A to this prospectus supplement for a description of prepayment lock-out periods, prepayment premiums and yield maintenance charges.

Principal prepayments on the Mortgage Loans could also affect the yield on any Class of Offered Certificates with (or the yield on the Class PEZ Certificates if any Trust Component has) a Pass-Through Rate that is limited by, based upon or equal to the WAC Rate.  The Pass-Through Rates on those Classes of Offered Certificates and Trust Components may be adversely affected as a result of a decrease in the WAC Rate even if principal prepayments do not occur.

With respect to the Class A-AB Certificates, the extent to which the Class A-AB Scheduled Principal Balances are achieved and the sensitivity of the Class A-AB Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates remain outstanding.  In particular, once such other Classes of Offered Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Principal Distribution Amount will be distributed to the Class A-AB Certificates until the Certificate Principal Amount of the Class A-AB Certificates is reduced to zero.  As such, the Class A-AB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates were outstanding.

Any changes in the weighted average lives of your Certificates may adversely affect your yield.  The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor’s expectation.  In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on such investor’s yield to maturity.  As a result, the effect on such investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

In addition, the rate and timing of delinquencies, defaults, the application of other involuntary payments such as condemnation proceeds or insurance proceeds, losses and other shortfalls on Mortgage Loans will affect distributions on the Offered Certificates and their timing.  See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus supplement.  In general, these factors may be influenced by economic and other factors that cannot be predicted with any certainty.  Accordingly, you may find it difficult to predict the effect that these factors might have on the yield to maturity of your Offered Certificates.

In addition, if the Master Servicer or the Trustee is reimbursed out of general collections on the Mortgage Loans included in the Issuing Entity for any advance that it has determined is not recoverable out of collections on the related Mortgage Loan, then to the extent that this reimbursement is made from collections of principal on the Mortgage Loans in the Issuing Entity, that reimbursement will reduce the amount of principal available to be distributed on the Principal Balance Certificates (exclusive of the Exchangeable Certificates) and Trust Components (and, therefore, the Exchangeable Certificates) and will result in a reduction of the Certificate Principal Amount of a Class of Principal Balance Certificates (exclusive of the Exchangeable Certificates) or Trust Component (and, therefore, the applicable Classes of Exchangeable Certificates).  See “Description of the Offered Certificates—Distributions” in this prospectus supplement.  Likewise, if the Master Servicer or the Trustee is reimbursed out of principal collections on the Mortgage Loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the Principal Balance Certificates (exclusive of the Exchangeable Certificates) or Trust Components (and, therefore, the Exchangeable Certificates) on that Distribution Date.  This reimbursement would have the effect of reducing current payments of principal on the Offered Certificates that are Principal Balance Certificates and extending the weighted average lives of the respective Classes of those Offered Certificates.  See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

If you own Offered Certificates that are Principal Balance Certificates, then prepayments resulting in a shortening of the weighted average lives of your Certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payments of principal on your Certificates at a rate comparable to the effective yield anticipated by you in making your investment in the Offered Certificates, while delays and extensions resulting in a lengthening of the weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates.  An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor’s own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios.  The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield.  An investor should carefully consider the associated risks, including, in the case of any Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

In general, with respect to any Class of Offered Certificates that is purchased at a premium, if principal distributions occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.  Conversely, if a Class of Offered Certificates is purchased at a discount and principal distributions occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.

An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the Certificate Principal Amounts of the Offered Certificates that are Principal Balance Certificates may coincide with periods of low prevailing interest rates.  During such periods, the effective interest rates on securities in which an investor may choose to reinvest such amounts distributed to it may be lower than the applicable Pass-Through Rate.  Conversely, slower rates of prepayments on the Mortgage Loans, and therefore, of amounts distributable in reduction of the Certificate Principal Amounts of the Offered Certificates that are Principal Balance Certificates may coincide with periods of high prevailing interest rates.  During such periods, the amount of principal distributions resulting from prepayments available to an investor in any Offered Certificates that are Principal Balance Certificates for reinvestment at such high prevailing interest rates may be relatively small.

The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and applicable purchase prices because while interest will accrue during each Interest Accrual Period, the distribution of such interest will not be made until the Distribution Date immediately following such Interest Accrual Period, and principal paid on any Distribution Date will not bear interest during the period from the end of such Interest Accrual Period to the Distribution Date that follows.

In addition, although the related borrower under any ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that such borrower will be able to prepay such ARD Loan on its Anticipated Repayment Date.  The failure of the related borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to such borrower’s failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of such ARD Loan; provided that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Issuing Entity’s right to apply excess cash flow to principal in accordance with the terms of the related ARD Loan documents.

Yield on the Class X-A and Class X-B Certificates

The yield to maturity of the Class X-A Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates and the Class A-S Trust Component, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.  The yield to maturity of the Class X-B Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Principal Amounts of the Class B and Class C Trust Components, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.  Investors in the Class X-A and Class X-B Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Any optional termination by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class R Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X-A and/or Class X-B Certificates because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in the Class X-A and/or Class X-B Certificates and any other certificates purchased at premium might not fully recoup their initial investment.  See “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in this prospectus supplement.

Weighted Average Life of the Offered Certificates

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor (or, in the case of a Class X-A or Class X-B Certificate, each dollar of its Notional Amount is reduced to zero).  The weighted average lives of the Offered Certificates will be influenced by the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made.  Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term prepayment includes prepayments, partial prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

Calculations reflected in the following tables assume that the Mortgage Loans have the characteristics shown on Annex A (together with the footnotes thereto) to this prospectus supplement, and are based on the following additional assumptions (“Modeling Assumptions”):  (i) each Mortgage Loan is assumed to prepay at the indicated level of constant prepayment rate (“CPR”), in accordance with a prepayment scenario in which prepayments occur after expiration of any applicable lock-out period, defeasance and/or yield maintenance options or fixed prepayment premiums, (ii) there are no delinquencies, (iii) scheduled interest and principal payments, including balloon payments, on the Mortgage Loans are timely received on their respective Due Dates, (iv) no prepayment premiums or yield maintenance charges are collected, (v) no party exercises its right of optional termination of the Issuing Entity described in this prospectus supplement, (vi) no Mortgage Loan is required to be repurchased from the Issuing Entity, (vii) the Administrative Fee Rate is the respective rate set forth on Annex A to this prospectus supplement as the “Administrative Fee Rate” with respect to such Mortgage Loan, (viii) there are no Excess Prepayment Interest Shortfalls, other shortfalls unrelated to defaults or Appraisal Reduction Amounts allocated to any class of Certificates, (ix) distributions on the Certificates are made on the tenth day (each assumed to be a business day) of each month, commencing in March 2015, (x) the Certificates will be issued on February 9, 2015, (xi) the Pass-Through Rate with respect to each Class of Offered Certificates (exclusive of the Class PEZ Certificates) and Trust Component is as described under “Description of the Offered Certificates—Distributions—Payment Priorities” in this prospectus supplement, (xii) the ARD Loans (if any) prepay in full on their respective Anticipated Repayment Dates, (xiii) all prepayments are assumed to be voluntary prepayments and will not include, without limitation, Liquidation Proceeds, condemnation proceeds, insurance proceeds, proceeds from the purchase of a Mortgage Loan from the Issuing Entity or any prepayment that is accepted by the Master Servicer or the Special Servicer pursuant to a workout, settlement or loan modification, (xiv) each Class of Exchangeable Certificates is issued at its respective maximum initial Certificate Principal Amount, (xv) the initial Certificate Principal Amounts or Notional Amounts of the Certificates and Trust Components (or, in the case of the Exchangeable Certificates, the maximum Certificate Principal Amounts of such Certificates) are as set forth in the table (together with the footnotes thereto) under “Certificate Summary” of this prospectus supplement, and (xvi) no Exchangeable Certificates have been exchanged, except with respect to the decrement table and price/yield table below and the expected final distribution date (set forth in the Summary to this prospectus supplement) relating to the Class PEZ Certificates, in which case we assume that the maximum Certificate Principal Amount of the Class PEZ Certificates was issued on the Closing Date.

The weighted average life of any Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Offered Certificate is distributed to the investor (or, in the case of a Class X-A or Class X-B Certificate, each dollar of its Notional Amount is reduced to zero).  The weighted average life of any Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal (or, in the case of a Class X-A or Class X-B Certificate, reduce the Notional Amount) of such Offered Certificate.  The Principal Distribution Amount for each Distribution Date will be distributable as described in “Description of the Offered Certificates—Distributions—Payment Priorities” in this prospectus supplement.

The following tables indicate the percentage of the initial Certificate Principal Amount of each Class of Offered Certificates (other than the Class X-A and Class X-B Certificates) that would be outstanding after each of the dates shown under each of the indicated prepayment assumptions and the corresponding weighted average life, first principal payment date and last principal payment date of each such Class of Offered Certificates.  The tables have been prepared on the basis of, among others, the Modeling Assumptions.  To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the respective Classes of the Offered Certificates that are Principal Balance Certificates may mature earlier or later than indicated by the tables.  The Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described in this prospectus supplement.  For this reason and because the timing of principal payments is critical to determining weighted average lives, the weighted average lives of the applicable Offered Certificates are likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated percentages of CPR or prepayment scenario over any given time period or over the entire life of the Offered Certificates.  In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Principal Amount (and shorten or extend the weighted average lives) shown in the following tables.  Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Percentages of the Initial Certificate Principal Amount of
the Class A-1 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance
or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
February 10, 2016	85%	85%	85%	85%	85%
February 10, 2017	67%	67%	67%	67%	67%
February 10, 2018	46%	46%	46%	46%	46%
February 10, 2019	19%	19%	19%	19%	19%
February 10, 2020 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	2.69	2.69	2.69	2.69	2.69
First Principal Payment Date	Mar 2015	Mar 2015	Mar 2015	Mar 2015	Mar 2015
Last Principal Payment Date	Nov 2019	Oct 2019	Sept 2019	Sept 2019	Sept 2019

Percentages of the Initial Certificate Principal Amount of
the Class A-2 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance
or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
February 10, 2016	100%	100%	100%	100%	100%
February 10, 2017	100%	100%	100%	100%	100%
February 10, 2018	100%	100%	100%	100%	100%
February 10, 2019	100%	100%	100%	100%	100%
February 10, 2020 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.86	4.85	4.83	4.81	4.64
First Principal Payment Date	Nov 2019	Oct 2019	Sept 2019	Sept 2019	Sept 2019
Last Principal Payment Date	Jan 2020	Jan 2020	Jan 2020	Jan 2020	Jan 2020

Percentages of the Initial Certificate Principal Amount of
the Class A-3 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
February 10, 2016	100%	100%	100%	100%	100%
February 10, 2017	100%	100%	100%	100%	100%
February 10, 2018	100%	100%	100%	100%	100%
February 10, 2019	100%	100%	100%	100%	100%
February 10, 2020	100%	100%	100%	100%	100%
February 10, 2021	100%	100%	100%	100%	100%
February 10, 2022 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	6.84	6.83	6.82	6.81	6.67
First Principal Payment Date	Dec 2021	Oct 2021	Oct 2021	Oct 2021	Oct 2021
Last Principal Payment Date	Dec 2021	Dec 2021	Dec 2021	Dec 2021	Oct 2021

Percentages of the Initial Certificate Principal Amount of
the Class A-4 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
February 10, 2016	100%	100%	100%	100%	100%
February 10, 2017	100%	100%	100%	100%	100%
February 10, 2018	100%	100%	100%	100%	100%
February 10, 2019	100%	100%	100%	100%	100%
February 10, 2020	100%	100%	100%	100%	100%
February 10, 2021	100%	100%	100%	100%	100%
February 10, 2022	100%	100%	100%	100%	100%
February 10, 2023	100%	100%	100%	100%	100%
February 10, 2024	100%	100%	100%	100%	100%
February 10, 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.7	9.67	9.63	9.58	9.46
First Principal Payment Date	July 2024	April 2024	April 2024	April 2024	April 2024
Last Principal Payment Date	Nov 2024	Nov 2024	Nov 2024	Oct 2024	Aug 2024

Percentages of the Initial Certificate Principal Amount of
the Class A-5 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
February 10, 2016	100%	100%	100%	100%	100%
February 10, 2017	100%	100%	100%	100%	100%
February 10, 2018	100%	100%	100%	100%	100%
February 10, 2019	100%	100%	100%	100%	100%
February 10, 2020	100%	100%	100%	100%	100%
February 10, 2021	100%	100%	100%	100%	100%
February 10, 2022	100%	100%	100%	100%	100%
February 10, 2023	100%	100%	100%	100%	100%
February 10, 2024	100%	100%	100%	100%	100%
February 10, 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.82	9.81	9.8	9.77	9.56
First Principal Payment Date	Nov 2024	Nov 2024	Nov 2024	Oct 2024	Aug 2024
Last Principal Payment Date	Dec 2024	Dec 2024	Dec 2024	Dec 2024	Sept 2024

Percentages of the Initial Certificate Principal Amount of
the Class A-AB Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
February 10, 2016	100%	100%	100%	100%	100%
February 10, 2017	100%	100%	100%	100%	100%
February 10, 2018	100%	100%	100%	100%	100%
February 10, 2019	100%	100%	100%	100%	100%
February 10, 2020	98%	98%	98%	98%	98%
February 10, 2021	78%	78%	78%	78%	78%
February 10, 2022	56%	56%	56%	56%	56%
February 10, 2023	33%	33%	33%	33%	33%
February 10, 2024	8%	8%	8%	8%	8%
February 10, 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	7.25	7.25	7.25	7.25	7.25
First Principal Payment Date	Jan 2020	Jan 2020	Jan 2020	Jan 2020	Jan 2020
Last Principal Payment Date	July 2024	July 2024	July 2024	July 2024	July 2024

Percentages of the Initial Certificate Principal Amount of
the Class A-S Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
February 10, 2016	100%	100%	100%	100%	100%
February 10, 2017	100%	100%	100%	100%	100%
February 10, 2018	100%	100%	100%	100%	100%
February 10, 2019	100%	100%	100%	100%	100%
February 10, 2020	100%	100%	100%	100%	100%
February 10, 2021	100%	100%	100%	100%	100%
February 10, 2022	100%	100%	100%	100%	100%
February 10, 2023	100%	100%	100%	100%	100%
February 10, 2024	100%	100%	100%	100%	100%
February 10, 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.84	9.84	9.84	9.84	9.59
First Principal Payment Date	Dec 2024	Dec 2024	Dec 2024	Dec 2024	Sept 2024
Last Principal Payment Date	Dec 2024	Dec 2024	Dec 2024	Dec 2024	Sept 2024

Percentages of the Initial Certificate Principal Amount of
the Class B Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
February 10, 2016	100%	100%	100%	100%	100%
February 10, 2017	100%	100%	100%	100%	100%
February 10, 2018	100%	100%	100%	100%	100%
February 10, 2019	100%	100%	100%	100%	100%
February 10, 2020	100%	100%	100%	100%	100%
February 10, 2021	100%	100%	100%	100%	100%
February 10, 2022	100%	100%	100%	100%	100%
February 10, 2023	100%	100%	100%	100%	100%
February 10, 2024	100%	100%	100%	100%	100%
February 10, 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.85	9.84	9.84	9.84	9.59
First Principal Payment Date	Dec 2024	Dec 2024	Dec 2024	Dec 2024	Sept 2024
Last Principal Payment Date	Jan 2025	Dec 2024	Dec 2024	Dec 2024	Oct 2024

Percentages of the Initial Certificate Principal Amount of
the Class PEZ Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
February 10, 2016	100%	100%	100%	100%	100%
February 10, 2017	100%	100%	100%	100%	100%
February 10, 2018	100%	100%	100%	100%	100%
February 10, 2019	100%	100%	100%	100%	100%
February 10, 2020	100%	100%	100%	100%	100%
February 10, 2021	100%	100%	100%	100%	100%
February 10, 2022	100%	100%	100%	100%	100%
February 10, 2023	100%	100%	100%	100%	100%
February 10, 2024	100%	100%	100%	100%	100%
February 10, 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.87	9.86	9.85	9.84	9.62
First Principal Payment Date	Dec 2024	Dec 2024	Dec 2024	Dec 2024	Sept 2024
Last Principal Payment Date	Jan 2025	Jan 2025	Jan 2025	Jan 2025	Oct 2024

Percentages of the Initial Certificate Principal Amount of
the Class C Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
February 10, 2016	100%	100%	100%	100%	100%
February 10, 2017	100%	100%	100%	100%	100%
February 10, 2018	100%	100%	100%	100%	100%
February 10, 2019	100%	100%	100%	100%	100%
February 10, 2020	100%	100%	100%	100%	100%
February 10, 2021	100%	100%	100%	100%	100%
February 10, 2022	100%	100%	100%	100%	100%
February 10, 2023	100%	100%	100%	100%	100%
February 10, 2024	100%	100%	100%	100%	100%
February 10, 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.92	9.91	9.89	9.85	9.67
First Principal Payment Date	Jan 2025	Dec 2024	Dec 2024	Dec 2024	Oct 2024
Last Principal Payment Date	Jan 2025	Jan 2025	Jan 2025	Jan 2025	Oct 2024

Price/Yield Tables

The tables set forth below show the corporate bond equivalent (“CBE”) yield with respect to each Class of Offered Certificates under the Modeling Assumptions. Purchase prices set forth below for each Class of Offered Certificates are expressed in 32nds and interpreted as a percentage (i.e., 100-12 is 100-12/32%) of the initial Certificate Principal Amount or Notional Amount, as applicable, of such Class of Offered Certificates, before adding accrued interest.

The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of the Closing Date to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as described in the Modeling Assumptions, from and including February 1, 2015 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates.  Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Principal Amounts of the respective Classes of Offered Certificates that are Principal Balance Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered.

Pre-Tax Yield to Maturity (CBE) for the Class A-1 Certificates at the Specified CPRs
	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00	3.328%	3.329%	3.329%	3.329%	3.329%
96-00	2.919%	2.920%	2.920%	2.920%	2.920%
97-00	2.516%	2.517%	2.517%	2.517%	2.517%
98-00	2.120%	2.120%	2.120%	2.120%	2.120%
99-00	1.729%	1.729%	1.729%	1.729%	1.729%
100-00	1.344%	1.344%	1.344%	1.344%	1.344%
101-00	0.964%	0.964%	0.964%	0.964%	0.964%
102-00	0.590%	0.590%	0.590%	0.590%	0.590%
103-00	0.221%	0.221%	0.220%	0.220%	0.220%
104-00	-0.143%	-0.143%	-0.144%	-0.144%	-0.144%
105-00	-0.502%	-0.502%	-0.503%	-0.503%	-0.503%

Pre-Tax Yield to Maturity (CBE) for the Class A-2 Certificates at the Specified CPRs
	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00	3.831%	3.833%	3.836%	3.841%	3.881%
96-00	3.597%	3.599%	3.601%	3.604%	3.636%
97-00	3.366%	3.367%	3.368%	3.371%	3.395%
98-00	3.137%	3.138%	3.139%	3.140%	3.156%
99-00	2.911%	2.911%	2.912%	2.912%	2.920%
100-00	2.687%	2.687%	2.687%	2.687%	2.687%
101-00	2.466%	2.466%	2.465%	2.464%	2.456%
102-00	2.248%	2.247%	2.246%	2.244%	2.228%
103-00	2.032%	2.031%	2.029%	2.026%	2.003%
104-00	1.818%	1.817%	1.815%	1.811%	1.780%
105-00	1.607%	1.605%	1.602%	1.598%	1.559%

Pre-Tax Yield to Maturity (CBE) for the Class A-3 Certificates at the Specified CPRs
	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00	3.914%	3.914%	3.915%	3.917%	3.932%
96-00	3.741%	3.741%	3.742%	3.743%	3.755%
97-00	3.569%	3.570%	3.570%	3.571%	3.580%
98-00	3.400%	3.401%	3.401%	3.401%	3.408%
99-00	3.233%	3.233%	3.233%	3.234%	3.237%
100-00	3.068%	3.068%	3.068%	3.068%	3.068%
101-00	2.905%	2.905%	2.904%	2.904%	2.901%
102-00	2.743%	2.743%	2.743%	2.742%	2.736%
103-00	2.584%	2.583%	2.583%	2.582%	2.572%
104-00	2.426%	2.425%	2.425%	2.423%	2.411%
105-00	2.270%	2.269%	2.268%	2.267%	2.251%

Pre-Tax Yield to Maturity (CBE) for the Class A-4 Certificates at the Specified CPRs
	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00	3.503%	3.504%	3.506%	3.509%	3.516%
96-00	3.377%	3.378%	3.379%	3.382%	3.387%
97-00	3.252%	3.253%	3.254%	3.256%	3.260%
98-00	3.129%	3.129%	3.130%	3.131%	3.134%
99-00	3.007%	3.007%	3.008%	3.008%	3.010%
100-00	2.887%	2.887%	2.887%	2.887%	2.887%
101-00	2.768%	2.767%	2.767%	2.766%	2.765%
102-00	2.650%	2.650%	2.649%	2.648%	2.645%
103-00	2.534%	2.533%	2.532%	2.530%	2.526%
104-00	2.419%	2.418%	2.416%	2.414%	2.408%
105-00	2.305%	2.304%	2.302%	2.299%	2.292%

Pre-Tax Yield to Maturity (CBE) for the Class A-5 Certificates at the Specified CPRs
	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00	3.766%	3.766%	3.767%	3.768%	3.780%
96-00	3.639%	3.640%	3.640%	3.641%	3.650%
97-00	3.514%	3.515%	3.515%	3.516%	3.522%
98-00	3.391%	3.391%	3.391%	3.392%	3.396%
99-00	3.269%	3.269%	3.269%	3.269%	3.271%
100-00	3.148%	3.148%	3.148%	3.148%	3.148%
101-00	3.029%	3.029%	3.029%	3.028%	3.026%
102-00	2.911%	2.911%	2.911%	2.910%	2.905%
103-00	2.794%	2.794%	2.794%	2.793%	2.786%
104-00	2.679%	2.679%	2.678%	2.677%	2.668%
105-00	2.565%	2.565%	2.564%	2.563%	2.552%

Pre-Tax Yield to Maturity (CBE) for the Class A-AB Certificates at the Specified CPRs
	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00	3.752%	3.752%	3.752%	3.752%	3.752%
96-00	3.588%	3.588%	3.588%	3.588%	3.588%
97-00	3.426%	3.426%	3.426%	3.426%	3.426%
98-00	3.266%	3.266%	3.266%	3.266%	3.266%
99-00	3.107%	3.107%	3.107%	3.107%	3.107%
100-00	2.951%	2.951%	2.951%	2.951%	2.951%
101-00	2.796%	2.796%	2.796%	2.796%	2.796%
102-00	2.643%	2.643%	2.643%	2.643%	2.643%
103-00	2.492%	2.492%	2.492%	2.492%	2.492%
104-00	2.343%	2.343%	2.343%	2.343%	2.343%
105-00	2.195%	2.195%	2.195%	2.195%	2.195%

Pre-Tax Yield to Maturity (CBE) for the Class X-A Certificates at the Specified CPRs
	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
9-16	6.971%	6.945%	6.911%	6.858%	6.534%
9-24	6.322%	6.295%	6.260%	6.207%	5.877%
10-00	5.698%	5.671%	5.635%	5.581%	5.246%
10-08	5.098%	5.070%	5.034%	4.979%	4.638%
10-16	4.520%	4.492%	4.455%	4.399%	4.053%
10-24	3.962%	3.934%	3.897%	3.840%	3.489%
11-00	3.424%	3.395%	3.358%	3.300%	2.944%
11-08	2.904%	2.875%	2.837%	2.778%	2.418%
11-16	2.402%	2.372%	2.333%	2.274%	1.908%
11-24	1.915%	1.885%	1.846%	1.786%	1.416%
12-00	1.444%	1.414%	1.374%	1.313%	0.938%

Pre-Tax Yield to Maturity (CBE) for the Class X-B Certificates at the Specified CPRs
	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
1-28	11.917%	11.889%	11.889%	11.888%	11.534%
2-00	10.260%	10.230%	10.230%	10.229%	9.856%
2-04	8.757%	8.726%	8.725%	8.724%	8.334%
2-08	7.384%	7.352%	7.351%	7.350%	6.943%
2-12	6.123%	6.089%	6.089%	6.088%	5.665%
2-16	4.958%	4.923%	4.923%	4.922%	4.484%
2-20	3.877%	3.841%	3.841%	3.840%	3.388%
2-24	2.870%	2.833%	2.832%	2.831%	2.367%
2-28	1.927%	1.889%	1.889%	1.888%	1.411%
3-00	1.042%	1.003%	1.003%	1.002%	0.513%
3-04	0.209%	0.169%	0.169%	0.168%	-0.333%

Pre-Tax Yield to Maturity (CBE) for the Class A-S Certificates at the Specified CPRs
	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00	4.217%	4.217%	4.217%	4.217%	4.231%
96-00	4.088%	4.088%	4.088%	4.088%	4.099%
97-00	3.961%	3.961%	3.961%	3.961%	3.968%
98-00	3.834%	3.834%	3.834%	3.834%	3.840%
99-00	3.710%	3.710%	3.710%	3.710%	3.712%
100-00	3.587%	3.587%	3.587%	3.587%	3.587%
101-00	3.465%	3.465%	3.465%	3.465%	3.462%
102-00	3.345%	3.345%	3.345%	3.345%	3.339%
103-00	3.226%	3.226%	3.226%	3.226%	3.218%
104-00	3.108%	3.108%	3.108%	3.108%	3.098%
105-00	2.992%	2.992%	2.992%	2.992%	2.979%

Pre-Tax Yield to Maturity (CBE) for the Class B Certificates at the Specified CPRs
	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00	4.426%	4.427%	4.427%	4.427%	4.440%
96-00	4.296%	4.297%	4.297%	4.297%	4.307%
97-00	4.167%	4.168%	4.168%	4.168%	4.175%
98-00	4.040%	4.040%	4.040%	4.040%	4.045%
99-00	3.914%	3.914%	3.914%	3.914%	3.917%
100-00	3.790%	3.790%	3.790%	3.790%	3.790%
101-00	3.667%	3.667%	3.667%	3.667%	3.664%
102-00	3.546%	3.546%	3.546%	3.546%	3.540%
103-00	3.426%	3.426%	3.426%	3.426%	3.418%
104-00	3.308%	3.307%	3.307%	3.307%	3.296%
105-00	3.190%	3.190%	3.190%	3.190%	3.177%

Pre-Tax Yield to Maturity (CBE) for the Class PEZ Certificates at the Specified CPRs
	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00	4.605%	4.605%	4.605%	4.605%	4.618%
96-00	4.474%	4.474%	4.474%	4.474%	4.484%
97-00	4.344%	4.344%	4.344%	4.344%	4.352%
98-00	4.216%	4.216%	4.216%	4.215%	4.221%
99-00	4.089%	4.089%	4.089%	4.088%	4.091%
100-00	3.964%	3.964%	3.963%	3.963%	3.964%
101-00	3.840%	3.840%	3.840%	3.839%	3.837%
102-00	3.718%	3.718%	3.717%	3.716%	3.712%
103-00	3.597%	3.597%	3.596%	3.595%	3.589%
104-00	3.478%	3.478%	3.477%	3.476%	3.467%
105-00	3.360%	3.360%	3.359%	3.357%	3.347%

Pre-Tax Yield to Maturity (CBE) for the Class C Certificates at the Specified CPRs
	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00	5.176%	5.176%	5.177%	5.179%	5.188%
96-00	5.041%	5.041%	5.042%	5.044%	5.051%
97-00	4.908%	4.908%	4.909%	4.910%	4.915%
98-00	4.777%	4.777%	4.777%	4.778%	4.781%
99-00	4.647%	4.647%	4.647%	4.648%	4.649%
100-00	4.519%	4.519%	4.519%	4.519%	4.518%
101-00	4.393%	4.393%	4.392%	4.392%	4.389%
102-00	4.268%	4.267%	4.267%	4.266%	4.262%
103-00	4.144%	4.144%	4.143%	4.142%	4.135%
104-00	4.022%	4.022%	4.020%	4.019%	4.011%
105-00	3.901%	3.901%	3.899%	3.897%	3.888%

We cannot assure you that the Mortgage Loans will prepay at any particular rate.  Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of CPR specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed.  Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

For additional considerations relating to the yield on the Offered Certificates, see “Yield Considerations” in the prospectus.

THE POOLING AND SERVICING AGREEMENT

General

The Certificates will be issued pursuant to that certain Pooling and Servicing Agreement, to be dated as of February 1, 2015 (the “Pooling and Servicing Agreement”), by and among the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee.

The servicing of the Serviced Mortgage Loans, the Serviced Companion Loans and any related REO Properties will be governed by the Pooling and Servicing Agreement.  The following summaries describe the material provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the Serviced Mortgage Loans, the Serviced Companion Loans and any related REO Properties.  The summaries do not purport to be complete and are subject to the provisions of the Pooling and Servicing Agreement.  Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the Serviced Mortgage Loans, the Serviced Companion Loan and any related REO Properties.  The information in this prospectus supplement supplements any information set forth in the prospectus.

Certain Considerations Regarding the Outside Serviced Loan Combinations

Each Outside Serviced Mortgage Loan and Outside Serviced Companion Loan is being serviced and administered in accordance with the related Outside Servicing Agreement and the related Co-Lender Agreement (and all decisions, consents, waivers, approvals and other actions on the part of the holders of such Outside Serviced Mortgage Loan and Outside Serviced Companion Loan(s) will be effected in accordance with the related Outside Servicing Agreement and the related Co-Lender Agreement).  Consequently, the servicing provisions set forth in this prospectus supplement and the administration of certain accounts related to the servicing of the Mortgage Loans will generally not be applicable to the Outside Serviced Mortgage Loans, but instead such servicing and administration of each Outside Serviced Mortgage Loan will be governed by the related Outside Servicing Agreement.

The Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee have no obligation or authority to supervise any Outside Servicer, any Outside Special Servicer and/or any Outside Trustee under any Outside Servicing Agreement or to make property protection advances with respect to any Outside Serviced Loan Combination or P&I advances with respect to any Outside Serviced Companion Loans or any Serviced Companion Loan.  Any obligations of the Master Servicer and the Special Servicer to provide information or remit collections on an Outside Serviced Mortgage Loan are dependent on their receipt of the same from the applicable party under the related Outside Servicing Agreement.  Each Outside Servicing Agreement provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization transaction.  For more detailed information, see “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in this prospectus supplement.

As used in this prospectus supplement, references to the Mortgage Loans, when discussing servicing activities with respect to the Mortgage Loans, do not include, unless otherwise specifically indicated, the Outside Serviced Mortgage Loans.  In certain instances references are made that specifically exclude the Outside Serviced Mortgage Loans from the servicing provisions in this prospectus supplement by indicating actions are taken with respect to the “Serviced Mortgage Loans” or the “Mortgage Loans other than the Outside Serviced Mortgage Loans” or are taken “except with respect to the Outside Serviced Mortgage Loans” or words of similar import.  These references and carveouts are intended to highlight particular provisions to draw prospective investors’ attention to the fact that the Master Servicer, Special Servicer, Certificate Administrator or Trustee are not responsible for the particular servicing or administrative activity with respect to the Outside Serviced Mortgage Loans and are not intended to imply that when other servicing actions are described in this prospectus supplement without such specific reference or carveouts, that the Master Servicer, Special Servicer, Certificate Administrator or Trustee are responsible for those duties with respect to the Outside Serviced Mortgage Loan.  Servicing of any Outside Serviced Mortgage Loan is handled under the Outside Servicing Agreement.  Prospective investors are encouraged to review “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in this prospectus supplement for a discussion of certain important servicing terms related to the Outside Serviced Mortgage Loans.

Assignment of the Mortgage Loans

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, together with all payments due on or with respect to the Mortgage Loans, other than principal and interest due on or before the Cut-off Date and principal prepayments received on or before the Cut-off Date, without recourse, to the Trustee for the benefit of the holders of Certificates.

The Certificate Administrator, concurrently with the assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the related Issuing Entity to or at the direction of the Depositor in exchange for the Mortgage Loans.  Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement (the “Mortgage Loan Schedule”).  The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close of business on the Cut-off Date, as well as information respecting the interest rate and the maturity date of each Mortgage Loan.

In addition, the Depositor will require each Sponsor to deliver to the Trustee, in its capacity as custodian, the Mortgage File for each of the Mortgage Loans.  See “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” in this prospectus supplement.

The Trustee (in its capacity as custodian), or any other custodian appointed under the Pooling and Servicing Agreement, will hold the Mortgage File for each Mortgage Loan in trust for the benefit of all Certificateholders and the holders of any related Serviced Companion Loans.  Pursuant to the Pooling and Servicing Agreement, the Trustee, in its capacity as custodian, is obligated to review the Mortgage File for each Mortgage Loan within a specified number of days after the execution and delivery of the Pooling and Servicing Agreement.  If the Special Servicer determines that a Material Document Defect exists, the Special Servicer will promptly notify, among others, the Depositor, the applicable Sponsor, the Certificate Administrator, the Trustee and the Master Servicer.  If the applicable Sponsor cannot cure the Material Document Defect within the time period specified in the Pooling and Servicing Agreement, the applicable Sponsor will be obligated either to replace the affected Mortgage Loan with a substitute Mortgage Loan or Mortgage Loans, or to repurchase the related Mortgage Loan from the Trustee within the time period specified in the Pooling and Servicing Agreement at the Repurchase Price.  In the case of RCMC, a parent of RCMC (specifically, RTI) is guaranteeing the repurchase and substitution obligations of RCMC under the related Mortgage Loan Purchase Agreement in the event that RCMC fails to perform its obligations to cure, effect a repurchase or substitute a Qualified Substitute Mortgage Loan and pay any substitution shortfall amount in response to a Material Document Defect or Material Breach. In the case of RAIT, a parent of RAIT (specifically, RFT) is guaranteeing the repurchase and substitution obligations of RAIT under the related Mortgage Loan Purchase Agreement in the event that RAIT fails to perform its obligations to cure, effect a repurchase or substitute a Qualified Substitute Mortgage Loan and pay any substitution shortfall amount in response to a Material Document Defect or Material Breach. This substitution or purchase obligation (and such guaranty obligations) will constitute the sole remedy available to the Certificateholders or the Trustee for a Material Document Defect.  See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

Servicing of the Mortgage Loans

Each of the Master Servicer (directly or through one or more sub-servicers) and the Special Servicer will be required to service and administer the Serviced Loans (as described below).  The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Serviced Loans to one or more third-party sub-servicers, with the consent of the Depositor.  The Master Servicer will be responsible for paying the servicing fees of any such sub-servicer.  Notwithstanding any sub-servicing agreement, the Master Servicer will remain primarily liable to the Trustee, the Certificate Administrator and the Certificateholders and any Serviced Companion Loan Holder for the servicing and administering of the Serviced Loans in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreement.  The Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties (provided, that if and to the extent Midland is terminated as Special Servicer by the Controlling Class Representative for no cause (i.e., not as a result of a Servicer Termination Event) and Midland would otherwise be a qualified special servicer in accordance with the terms of the Pooling and Servicing Agreement, Midland may be appointed as a sub-special servicer of a successor Special Servicer appointed by the Controlling Class Representative).

The Master Servicer and the Special Servicer, as the case may be, will each be required to service and administer the Serviced Loans and each related REO Property for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective Serviced Loans and, if applicable, the related Co-Lender Agreement and, to the extent consistent with the foregoing, in accordance with the following (the “Servicing Standard”):

●	the higher of the following standards of care:

1.      with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO properties; and

2.      with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans and REO properties owned by the Master Servicer or the Special Servicer, as the case may be; and

in either case, exercising reasonable business judgment and acting in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective subject Serviced Loans;

●	with a view to—

1.      the timely recovery of all payments of principal and interest, including balloon payments, under those Serviced Loans; or

2.      in the case of (a) a Specially Serviced Loan or (b) a Mortgage Loan (or Serviced Loan Combination) as to which the related Mortgaged Property is an REO Property, the maximization of recovery on that Mortgage Loan (or Serviced Loan Combination) to the Certificateholders (as if they were one lender) (or, if a Serviced Loan Combination is involved, with a view to the maximization of recovery on such Serviced Loan Combination to the Certificateholders and the related Serviced Companion Loan Holder(s) as if they were one lender (and, with respect to any Serviced AB Loan Combination, taking into account the subordinate nature of the related Subordinate Companion Loan)) of principal and interest, including balloon payments, on a present value basis; and

●	without regard to—

1.      any relationship, including as lender on any other debt, that the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers, or any affiliate of the underlying borrowers, or any other party to the Pooling and Servicing Agreement;

2.      the ownership of any Certificate (or any Companion Loan or other indebtedness secured by the related Mortgaged Property or any security backed by a Companion Loan) by the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer, as the case may be;

3.      the obligation, if any, of the Master Servicer to make Advances;

4.      the right of the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the Pooling and Servicing Agreement generally or with respect to any particular transaction; and

5.      the ownership, servicing or management for others of any mortgage loan or real property not covered by the Pooling and Servicing Agreement by the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates.

The Servicing Standard will apply with respect to the Outside Serviced Mortgage Loans or related REO Property only to the extent that the Master Servicer or the Special Servicer has any express duties or rights to grant consent with respect thereto pursuant to the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement provides, however, that none of the Master Servicer, the Special Servicer, or any of their respective directors, officers, employees or agents will have any liability to the Issuing Entity or the Certificateholders for taking any action or refraining from taking any action in good faith or for errors in judgment.  The foregoing provision would not protect the Master Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling and Servicing Agreement or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its negligent disregard of its obligations or duties under the Pooling and Servicing Agreement.  The Trustee or any other successor Master Servicer assuming the obligations of the Master Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer would have been entitled after the date of the assumption of the Master Servicer’s obligations.  If no successor Master Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer will be treated as Realized Losses.

In general, the Master Servicer will be responsible for the servicing and administration of each Serviced Mortgage Loan (and Serviced Companion Loan) —

●	which is not a Specially Serviced Loan; or

●	that is a Corrected Loan.

A “Specially Serviced Loan” means any Serviced Loan (including a related REO Mortgage Loan or REO Companion Loan) being serviced under the Pooling and Servicing Agreement for which any of the following events (each, a “Servicing Transfer Event”) has occurred as follows:

(a)  the related borrower has failed to make when due any scheduled monthly debt service payment or a balloon payment, which failure continues unremedied (without regard to any grace period):

●	except in the case of a Serviced Loan delinquent in respect of its balloon payment, for 60 days beyond the date that payment was due; or

●
solely in the case of a delinquent balloon payment, (A) 60 days beyond the date on which that balloon payment was due (except as described in clause B below) or (B) in the case of a Serviced Loan delinquent with respect to the balloon payment as to which the related borrower delivered to the Master Servicer or the Special Servicer (and in either such case the Master Servicer or the Special Servicer, as applicable, shall promptly deliver a copy thereof to the other such servicer), a refinancing commitment acceptable to the Special Servicer prior to the date 60 days after maturity, 120 days beyond the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur); or

(b)  there has occurred a default (other than as set forth in clause (a) and other than an Acceptable Insurance Default) that the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of the related Directing Holder, unless an applicable Control Termination Event has occurred and is continuing) determines materially impairs the value of the related Mortgaged Property as security for the Serviced Loan or otherwise materially adversely affects the interests of Certificateholders in the Serviced Mortgage Loan (or, in the case of a Serviced Loan Combination, the interests of the Certificateholders and the related Serviced Companion Loan Holder(s) in such Serviced Loan Combination), and continues unremedied for the applicable grace period under the terms of the Serviced Loan (or, if no grace period is specified and the default is capable of being cured, for 30 days); provided that any default that results in acceleration of the related Serviced Loan without the application of any grace period under the related Serviced Loan documents will be deemed not to have a grace period; and provided, further, that any default requiring a Property Advance will be deemed to materially and adversely affect the interests of the Certificateholders in the subject Serviced Mortgage Loan (or, in the case of a Serviced Loan Combination, the interests of the Certificateholders and the related Serviced Companion Loan Holder(s) in such Serviced Loan Combination); or

(c)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force and not dismissed for a period of 60 days (or a shorter period if the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of the related Directing Holder, unless an applicable Control Termination Event has occurred and is continuing) determines in accordance with the Servicing Standard that the circumstances warrant that the related Serviced Loan (or REO Mortgage Loan or REO Serviced Companion Loan) be transferred to special servicing); or

(d)  the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; or

(e)  the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

(f)  the Master Servicer has received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property; or

(g)  the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of the related Directing Holder, unless an applicable Control Termination Event has occurred and is continuing) determines that (i) a default (other than an Acceptable Insurance Default) under the Serviced Loan is reasonably foreseeable, (ii) such default would materially impair the value of the corresponding Mortgaged Property as security for the Serviced Loan or otherwise materially adversely affect the interests of Certificateholders in the Serviced Mortgage Loan (or, in the case of a Serviced Loan Combination, the interests of the Certificateholders or the related Serviced Companion Loan Holder(s) in the Serviced Loan Combination), and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Serviced Loan or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Serviced Loan).

It will be considered an “Acceptable Insurance Default” (and neither the Master Servicer nor the Special Servicer will be required to obtain the below described insurance) if the related Mortgage Loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers damages or losses arising from acts of terrorism and the Special Servicer has determined, in its reasonable judgment in accordance with the Servicing Standard (and, with the consent of the related Directing Holder, unless an applicable Control Termination Event has occurred and is continuing), that (i) this insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the Mortgaged Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) this insurance is not available at any rate; provided, however, that the related Directing Holder will not have more than 30 days to respond to the Special Servicer’s request for such consent; provided, further, that upon the Special Servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the related Directing Holder, the Special Servicer will not be required to do so.  In making this determination, the Special Servicer, to the extent consistent with the Servicing Standard, is entitled to rely on the opinion of an insurance consultant.

A Serviced Loan will cease to be a Specially Serviced Loan and will become a “Corrected Loan” when:

●
with respect to the circumstances described in clause (a) of the definition of Specially Serviced Loan, the related borrower has made three consecutive full and timely scheduled monthly debt service payments under the terms of the Serviced Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement);

●
with respect to the circumstances described in clauses (c), (d), (e) and (g) of the definition of Specially Serviced Loan, the circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (c), (d) and (e), no later than the entry of an order or decree dismissing such proceeding;

●
with respect to the circumstances described in clause (b) of the definition of Specially Serviced Loan, the default is cured as determined by the Special Servicer in its reasonable, good faith judgment; and

●	with respect to the circumstances described in clause (f) of the definition of Specially Serviced Loan, the proceedings are terminated;

provided that at such time no other circumstance described in clauses (a) through (g) of the definition of “Specially Serviced Loan” exists that would cause the Mortgage Loan to be characterized as a “Specially Serviced Loan.”

If a Servicing Transfer Event exists with respect to the Mortgage Loan or any Companion Loan in a Serviced Loan Combination, it will be considered to exist for the entire Serviced Loan Combination.

The Special Servicer, on the other hand, will be responsible for the servicing and administration of each Serviced Loan as to which a Servicing Transfer Event has occurred and which has not yet become a Corrected Loan.  The Special Servicer will also be responsible for the administration of each REO Property acquired by the Issuing Entity.

Despite the foregoing, the Pooling and Servicing Agreement will require the Master Servicer to continue to collect information and prepare all reports to the Certificate Administrator required to be collected or prepared with respect to any Specially Serviced Loans (based on, among other things, certain information provided by the Special Servicer), receive payments on Specially Serviced Loans, maintain escrows and all reserve accounts on Specially Serviced Loans, maintain insurance with respect to the Mortgaged Properties securing the Specially Serviced Loans and, otherwise, to render other incidental services with respect to any such specially serviced assets.  In addition, the Special Servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to Serviced Loans that are not Specially Serviced Loans.

Neither the Master Servicer nor the Special Servicer will have responsibility for the performance by the other of its respective obligations and duties under the Pooling and Servicing Agreement.

The Master Servicer will transfer servicing of a Serviced Loan to the Special Servicer when that Serviced Loan becomes a Specially Serviced Loan.  The Special Servicer will return the servicing of that Serviced Loan to the Master Servicer when it becomes a Corrected Loan.

The Special Servicer will be obligated to, among other things, oversee the resolution of Serviced Loans that are Specially Serviced Loans and act as disposition manager of REO Properties (other than any interest in a Mortgaged Property acquired through foreclosure or deed-in-lieu of foreclosure with respect to an Outside Serviced Loan Combination).  Each Outside Servicing Agreement provides for certain servicing transfer events.  Upon the occurrence of a servicing transfer event with respect to an Outside Serviced Loan Combination under the Outside Servicing Agreement, servicing of both the affected Outside Serviced Mortgage Loan and the related Outside Serviced Companion Loan(s) will be transferred to the Outside Special Servicer.

All net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to any Serviced Mortgage Loan or related Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made by using a discount rate appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on the Mortgage Loan or proceeds from the sale of a defaulted Mortgage Loan, the highest of (1) the rate determined by the Master Servicer or the Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar debt of the borrowers as of such date of determination, (2) the Mortgage Loan Rate and (3) the yield on 10-year U.S. treasuries and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal).

Advances

The Master Servicer will be obligated (subject to the limitations described below) to advance, on the business day immediately preceding a Distribution Date (the “Master Servicer Remittance Date”), an amount (each such amount, a “P&I Advance”) equal to the total or any portion of the Monthly Payment (exclusive of the related Servicing Fee) due or deemed due on a Mortgage Loan (including the Outside Serviced Mortgage Loans, but not including any Companion Loan) for the Due Date in the related Collection Period, to the extent not received as of the close of business on the related Determination Date (without regard to any grace period).  In the event the Monthly Payment has been reduced pursuant to any modification, waiver or amendment of the terms of the Mortgage Loan, whether agreed to by the Special Servicer or resulting from bankruptcy, insolvency or any similar proceeding involving the related borrower, the amount required to be advanced will be so reduced.  The Master Servicer will not be required or permitted to make an advance for balloon payments, default interest, Excess Interest, prepayment premiums or yield maintenance charges or delinquent monthly debt service payments on the Companion Loans.  The amount required to be advanced by the Master Servicer with respect to any Distribution Date in respect of delinquent payments of interest on any Mortgage Loan as to which an Appraisal Reduction Amount exists will equal the product of (i) the amount otherwise required to be advanced by the Master Servicer with respect to delinquent payments of interest without giving effect to such Appraisal Reduction Amount, and (ii) a fraction, the numerator of which is the Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period, reduced by such Appraisal Reduction Amount, and the denominator of which is the Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period.  Appraisal Reduction Amounts will not affect advances in respect of delinquent payments of principal.

The Master Servicer will also be obligated (subject to the limitations described below) with respect to each Serviced Loan serviced, and each REO Property administered, under the Pooling and Servicing Agreement, to make cash advances (“Property Advances” and, together with P&I Advances, “Advances”) to pay all customary, reasonable and necessary “out of pocket” costs and expenses (including attorneys’ fees and fees and expenses of real estate brokers) incurred in connection with the servicing and administration of such Serviced Loan if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred, or in connection with the administration of any such REO Property, including, but not limited to, the cost of the preservation, insurance, restoration, protection and management of a related Mortgaged Property, the cost of delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage or to maintain a related Mortgaged Property, subject to a non-recoverability determination.  The Master Servicer has no obligation to make any Property Advances with regard to any Outside Serviced Mortgage Loan.

The Master Servicer will advance the cost of preparation of any environmental assessments required to be obtained in connection with taking title to any REO Property unless the Master Servicer determines, in its good faith judgment, that such Advance would be a Non-Recoverable Advance but the cost of any compliance, containment, clean-up or remediation of an REO Property will be an expense of the Issuing Entity and paid from the Collection Account.

The Pooling and Servicing Agreement will obligate the Trustee to make any P&I Advance that the Master Servicer was obligated, but failed, to make unless the Trustee or the Special Servicer determines such P&I Advance would be a Non-Recoverable Advance.

The Special Servicer is required to request the Master Servicer to make Property Advances with respect to a Specially Serviced Loan or REO Property under the Pooling and Servicing Agreement.  The Special Servicer must make the request a specified number of days in advance of when the Property Advance is required to be made under the Pooling and Servicing Agreement.  The Master Servicer, in turn, must make the requested Property Advance within a specified number of days following the Master Servicer’s receipt of the request unless the Master Servicer determines such Advance would be a Non-Recoverable Advance.  The Special Servicer will have no obligation to make any Property Advance.

If the Master Servicer is required under the Pooling and Servicing Agreement to make a Property Advance, but does not do so within 15 days after the Property Advance is required to be made by it, then the Trustee will be required:

●	if a responsible officer of the Trustee has actual knowledge of the failure, to give the Master Servicer notice of its failure; and

●	if the failure continues for three more business days, to make the Property Advance, unless the Trustee determines such Property Advance would be a Non-Recoverable Advance.

The Master Servicer and the Trustee, as applicable, will each be entitled to receive interest on Advances at the Prime Rate, compounded annually (the “Advance Rate”), as of each Master Servicer Remittance Date;

provided, however, that with respect to any P&I Advance made prior to the expiration of the related grace period, interest on such P&I Advance will accrue only from and after the expiration of such grace period.  If the interest on such Advance is not recovered from Modification Fees on the related Mortgage Loan or Penalty Charges on any Mortgage Loan, a shortfall will result which may have the same effect as a liquidation loss on a defaulted Mortgage Loan.  The “Prime Rate” is the rate on any day set forth as such in The Wall Street Journal, Eastern edition.

The obligation of the Master Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of such Mortgage Loan or the related Mortgaged Properties.  Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses.

Each Outside Servicer will be obligated to make servicing advances with respect to the related Outside Serviced Loan Combination and will be entitled to reimbursement for such servicing advances with interest at a prime lending rate.  In addition, if any such servicing advance is determined to be a nonrecoverable advance under an Outside Servicing Agreement, then the Outside Servicer or the Outside Trustee, as applicable, will be entitled to reimbursement from general collections on the Mortgage Loans in this securitization transaction for the pro rata portion of such nonrecoverable advances allocable to the related Outside Serviced Mortgage Loan (with interest at a prime lending rate) pursuant to the terms of the related Co-Lender Agreement.

If the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or the Trustee in its good faith business judgment, as applicable, determines that any Advance (together with accrued interest on the Advance) previously made by it (or, in the case of a determination by the Special Servicer, by the Master Servicer or the Trustee) will not be ultimately recoverable out of related late payments, net insurance proceeds, Net Condemnation Proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan or REO Property, as the case may be, as to which such Advance was made (any such Advance, a “Non-Recoverable Advance”), then the Master Servicer or the Trustee, as applicable, will be entitled to be reimbursed for such Advance, plus interest on the Advance at the Advance Rate, out of amounts payable on or in respect of all of the Mortgage Loans and REO Properties prior to distributions on the Certificates, which will be deemed to have been reimbursed first out of amounts collected or advanced in respect of principal and then out of all other amounts collected on the Mortgage Loans and REO Properties.

In connection with a determination by the Master Servicer, the Special Servicer or the Trustee as to whether an Advance previously made or to be made constitutes or would constitute a Non-Recoverable Advance:

●
neither the Master Servicer nor the Trustee will be required to make any Advance that the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or the Trustee in its good faith business judgment, determines will not be ultimately recoverable (including interest accrued on the Advance) by the Master Servicer or the Trustee, as applicable, out of related late payments, net insurance proceeds, Net Condemnation Proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan or REO Property, as the case may be, as to which such Advance was made;

●
the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed Advance, if made, would be a Non-Recoverable Advance or that any outstanding Advance is a Non-Recoverable Advance and may deliver to the Master Servicer, the Trustee, the Controlling Class Representative (prior to the occurrence and continuance of a Controlling Class Representative Consultation Termination Event) and, in the case of a Property Advance with respect to the Boca Hamptons Plaza Portfolio Loan Combination, the Boca Hamptons Plaza Portfolio Controlling Note Holder (prior to the occurrence and continuance of a Boca Hamptons Plaza Portfolio Consultation Termination Event) notice of such determination, which determination will be conclusive and binding on the Master Servicer and the Trustee;

●
although the Special Servicer may determine whether an outstanding Advance is a Non-Recoverable Advance, the Special Servicer will have no right to (i) make an affirmative determination that any Property Advance previously made, to be made (or contemplated to be made) by the Master Servicer or the Trustee is, or would be, recoverable or (ii) reverse any other authorized person’s determination or to prohibit any such other authorized person from making a determination, that an Advance constitutes or would constitute a Non-Recoverable Advance; provided that this sentence will not be construed to limit the Special Servicer’s right to make a determination that an Advance to be made (or contemplated to be made) would be or a previously made Advance is a Non-Recoverable Advance, as described in the preceding bullet;

●
any non-recoverability determination by the Master Servicer or the Special Servicer described in this paragraph with respect to the non-recoverability of Advances will be conclusive and binding on the Master Servicer (in the case of such a determination by the Special Servicer) and the Trustee; and

●
notwithstanding the foregoing, the Trustee may conclusively rely upon any determination by the Master Servicer or the Special Servicer that any Advance would be recoverable (unless a non-recoverability determination has been made by the other servicer in accordance with the preceding bullet which is binding on the Trustee), and the Master Servicer may conclusively rely upon any determination by the Special Servicer that any Advance would be recoverable.

Any such judgment or determination with respect to the recoverability of Advances by any of the Trustee, the Master Servicer or the Special Servicer must be made (i) in the case of the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or (ii) in the case of the Trustee, in accordance with its good faith business judgment, and in any event will be required to be evidenced by an officer’s certificate delivered to, among others, the other such parties, the Controlling Class Representative (prior to the occurrence and continuance of a Controlling Class Representative Control Termination Event) and, in the case of a Property Advance with respect to the Boca Hamptons Plaza Portfolio Loan Combination, the Boca Hamptons Plaza Portfolio Controlling Note Holder (prior to the occurrence and continuance of a Boca Hamptons Plaza Portfolio Consultation Termination Event), setting forth such judgment or determination of nonrecoverability and the procedures and considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination.

With respect to an Outside Serviced Mortgage Loan and the Master Servicer’s and Trustee’s obligation to make P&I Advances, the Master Servicer and the Trustee may make their own independent determination as to the recoverability or the nonrecoverability notwithstanding any determination of the recoverability or the nonrecoverability, as the case may be, by the Outside Servicer or Outside Trustee.  In addition, an Outside Servicer under an Outside Servicing Agreement will be entitled to seek recovery from the Issuing Entity of the pro rata share of any non-recoverable servicing advance made with respect to such Outside Serviced Loan Combination, with interest at a prime lending rate.

The Master Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it, including all P&I Advances made with respect to the Outside Serviced Mortgage Loans, equal to the amount of such Advance and interest accrued on the Advance at the Advance Rate (i) from Penalty Charges and Modification Fees on the related Mortgage Loan by the borrower and any other collections on the Mortgage Loan, (ii) from insurance proceeds, condemnation proceeds or Liquidation Proceeds collected on the defaulted Mortgage Loan or the related Mortgaged Property or (iii) upon determining in good faith that such Advance with interest is not recoverable from amounts described in clauses (i) and (ii), from any other amounts from time to time on deposit in the Collection Account.

Notwithstanding anything in this prospectus supplement to the contrary, the Master Servicer may in accordance with the Servicing Standard elect (but is not required) to make a payment (and in the case of a Specially Serviced Loan, at the direction of the Special Servicer will be required to make a payment) from amounts on deposit in the Collection Account that would otherwise be a Property Advance with respect to a Mortgage Loan notwithstanding that the Master Servicer or the Special Servicer has determined that such a Property Advance would, if made, be a Non-Recoverable Advance, if making the payment would (x) prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan, or (y) would remediate any adverse environmental condition or circumstance at any of the Mortgaged Properties, if, in each instance, the Special Servicer or the Master Servicer, as applicable, determines in accordance with the Servicing Standard that making the payment is in the best interest of the Certificateholders (and, with respect to any Serviced Loan Combination, the related Serviced Companion Loan Holder) (as a collective whole as if such Certificateholders and/or the related Serviced Companion Loan Holder constituted a single lender) (and, with respect to a Serviced AB Loan Combination, taking into account the subordinate nature of the related Subordinate Companion Loan).

Notwithstanding the foregoing, if the funds in the Collection Account allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the Master Servicer or the Trustee, as applicable, for a Non-Recoverable Advance, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of some or all of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance) for a period not to exceed 12 months in any event; provided that any deferral in excess of six months will be subject to the consent of the Controlling Class Representative (or, in the case of a Property Advance with respect to the Boca Hamptons Plaza Portfolio Loan Combination, the Boca Hamptons Plaza Portfolio Controlling Note Holder) unless a Controlling Class Representative Control Termination Event (or, if applicable, a Boca Hamptons Plaza Portfolio Control Termination Event) has occurred and is continuing, in which case the Controlling Class Representative (or, if applicable, the Boca Hamptons Plaza Portfolio Controlling Note Holder) must be consulted with unless a Controlling Class Representative Consultation Termination Event (or, if applicable, a Boca Hamptons Plaza Portfolio Consultation Termination Event) has occurred and is continuing).  In addition, the Master Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections in the Collection Account (net of any amounts used to pay a Non-Recoverable Advance or interest on such Non-Recoverable Advance).  The Master Servicer or the Trustee will be permitted to recover a Workout-Delayed Reimbursement Amount from general collections in the Collection Account if the Master Servicer or the Trustee, as applicable, (a) has determined that such Workout-Delayed Reimbursement Amount would not be recoverable out of collections on the related Mortgage Loan or (b) has determined that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Non-Recoverable Advances, out of the principal portion of future collections on the Mortgage Loans and the REO Properties.

Any requirement of the Master Servicer or the Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.

Any election described above by any party to refrain from reimbursing itself for any Non-Recoverable Advance (together with interest for that Non-Recoverable Advance) or portion of any Non-Recoverable Advance with respect to any Distribution Date will not be construed to impose on any party any obligation to make the above described election (or any entitlement in favor of any Certificateholder or any other person to an election) with respect to any subsequent Collection Period or to constitute a waiver or limitation on the right of the person making the election to otherwise be reimbursed for a Non-Recoverable Advance immediately (together with interest on that Non-Recoverable Advance).  An election by the Master Servicer or the Trustee will not be construed to impose any duty on the other party to make an election (or any entitlement in favor of any Certificateholder or any other person to such an election).  The fact that a decision to recover a Non-Recoverable Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes of Certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the Pooling and Servicing Agreement by any party, or a violation of any fiduciary duty owed by any party to the Certificateholders.  The Master Servicer’s or the Trustee’s decision to defer reimbursement of such Non-Recoverable Advances as set forth above is an accommodation to the Certificateholders and is not to be construed as an obligation on the part of the Master Servicer or the Trustee or a right of the Certificateholders.

Accounts

The Master Servicer will be required to deposit amounts collected in respect of the Mortgage Loans into a segregated account (the “Collection Account”) established pursuant to the Pooling and Servicing Agreement.  The Master Servicer will also be required to establish and maintain a segregated custodial account (the “Loan Combination Custodial Account”) with respect to each Serviced Loan Combination (if any), which may be a sub-account of the Collection Account and deposit amounts collected in respect of such Serviced Loan Combination in the related Loan Combination Custodial Account.  The Issuing Entity will only be entitled to amounts on deposit in a Loan Combination Custodial Account to the extent these funds are not otherwise payable to a related Companion Loan Holder or payable or reimbursable to any party to the Pooling and Servicing Agreement.  Any amounts in a Loan Combination Custodial Account to which the Issuing Entity is entitled will be transferred on a monthly basis to the Collection Account.

The Certificate Administrator will be required to establish and maintain the following two accounts, which may be sub-accounts of a single account:  (i) the “Lower-Tier Distribution Account” and (ii) the “Upper Tier Distribution Account” (collectively with the Lower-Tier Distribution Account, the “Distribution Account”).  With respect to each Distribution Date, on the related Master Servicer Remittance Date, the Master Servicer will be required to disburse from the Collection Account and remit to the Certificate Administrator for deposit into the Lower-Tier Distribution Account in respect of the related Mortgage Loans, to the extent of funds on deposit in the Collection Account, the Available Funds for such Distribution Date and any prepayment premiums or yield maintenance charges collected during the applicable one-month period ending on the related Determination Date (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the close of business on the business day immediately preceding the applicable Master Servicer Remittance Date and not previously so remitted to the Certificate Administrator).  In addition, the Master Servicer will be required to remit to the Certificate Administrator all P&I Advances for deposit into the Lower-Tier Distribution Account on the related Master Servicer Remittance Date.  To the extent the Master Servicer fails to do so, the Trustee will deposit all P&I Advances into the Lower-Tier Distribution Account, as applicable, as described in this prospectus supplement.  On each Distribution Date, the Certificate Administrator will be required to withdraw amounts distributable on such date on the Regular Certificates, the Class R Certificates (other than in respect of the residual interest in the Lower-Tier REMIC) and the Trust Components first, from the Lower-Tier Distribution Account, and deposit such amounts in the Upper Tier Distribution Account for distribution on the Certificates.  See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

The Certificate Administrator will also be required to establish and maintain an account (the “Interest Reserve Account”), which may be a sub-account of the Distribution Account.  On each Master Servicer Remittance Date occurring in January (except during a leap year) or February (commencing in 2016) (unless, in either case, the related Distribution Date is the final Distribution Date), the Master Servicer will be required to remit to the Certificate Administrator for deposit, in respect of each Mortgage Loan that accrues interest on an Actual/360 basis, an amount equal to one day’s interest at the related Mortgage Loan Rate (net of the related Administrative Fee Rate) on the respective Stated Principal Balance, as of the close of business on the Distribution Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent the applicable Monthly Payment or a P&I Advance is made in respect of the Monthly Payment (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”).  On each Master Servicer Remittance Date occurring in March (or February, if such Distribution Date is the final Distribution Date), the Certificate Administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts, if any, from the preceding January (if applicable) and February, and deposit such amount into the Lower-Tier Distribution Account.

If there are any ARD Loans included in the Issuing Entity, the Certificate Administrator will also be required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of a Distribution Account.  The Excess Interest Distribution Account will be an asset of the Grantor Trust.  On the Master Servicer Remittance Date immediately preceding the applicable Distribution Date, the Master Servicer is required to remit to the Certificate Administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the Master Servicer during the applicable one-month period ending on the related Determination Date.  Distributions of Excess Interest on the Class S Certificates will be made from the Excess Interest Distribution Account.

The Certificate Administrator will also be required to establish and maintain an account (the “Excess Liquidation Proceeds Reserve Account”), which may be a sub-account of a Distribution Account. To the extent that any gains are realized on sales of Mortgaged Properties, such gains will be deposited into the Excess Liquidation Proceeds Reserve Account and applied to all amounts due and payable on the Regular Certificates and the Trust Components and all Realized Losses allocable to such Certificates or Trust Components after application of the Available Funds for such Distribution Date.  However, holders of the Class R Certificates will be entitled to distributions of amounts on deposit in the Excess Liquidation Proceeds Reserve Account that exceed amounts reasonably anticipated to be required to offset possible future Realized Losses, as determined by the Special Servicer from time to time, or that remain after all distributions with respect to the Regular Certificates on the final Distribution Date.

The Certificate Administrator will also be required to establish and maintain an account (the “Exchangeable Distribution Account”), for the benefit of holders of Exchangeable Certificates, which may be a sub-account of a Distribution Account.  Amounts distributed with respect to a Trust Component are to be deposited in the

Exchangeable Distribution Account and then withdrawn and distributed in the appropriate proportions to the holders of the applicable Classes of Exchangeable Certificates.

Other accounts to be established pursuant to the Pooling and Servicing Agreement are one or more REO Accounts for collections from REO Properties.

The Collection Account, any Loan Combination Custodial Account, any REO Account, the Distribution Account, the Interest Reserve Account, the Exchangeable Distribution Account, the Excess Liquidation Proceeds Reserve Account and the Excess Interest Distribution Account will be held in the name of the Certificate Administrator (or the Master Servicer (in the case of the Collection Account and each Loan Combination Custodial Account) or the Special Servicer (in the case of any REO Account)) on behalf of the Trustee for the benefit of the holders of Certificates.  Each of the Collection Account, any Loan Combination Custodial Account, any REO Account, the Distribution Account, the Interest Reserve Account, any escrow account, the Exchangeable Distribution Account, the Excess Liquidation Proceeds Reserve Account and the Excess Interest Distribution Account will be held at a depository institution or trust company meeting the requirements of the Pooling and Servicing Agreement or satisfactory to the Rating Agencies.

Amounts on deposit in the Distribution Account, the Exchangeable Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account and the Interest Reserve Account will remain uninvested, and such accounts will be non-interest bearing.

Amounts on deposit in the Collection Account, any Loan Combination Custodial Account, the Excess Interest Distribution Account and any REO Account may be invested in certain United States government securities and other high-quality investments meeting the requirements of the Pooling and Servicing Agreement or satisfactory to the Rating Agencies.  Interest or other income earned on funds in the Collection Account and any Loan Combination Custodial Account will be paid to the Master Servicer as additional servicing compensation, and interest or other income earned on funds in any REO Account will be payable to the Special Servicer.

If with respect to any Serviced Loan the related Mortgage Loan documents permit the lender to, at its option prior to an event of default under the related Serviced Loan, apply amounts held in any reserve account as a prepayment or hold such amounts in a reserve account, neither the Master Servicer or the Special Servicer, as applicable, may apply such amounts as a prepayment, and will instead continue to hold such amounts in the applicable reserve account.  Such amount may be used, if permitted under the Serviced Loan documents, to defease the loan, or may be used to prepay the Serviced Loan upon a subsequent default.

Application of Penalty Charges and Modification Fees

On or prior to the second business day before each Master Servicer Remittance Date, the Master Servicer is required to apply all Penalty Charges and Modification Fees received by it with respect to a Mortgage Loan (including each Outside Serviced Mortgage Loan, to the extent allocable to such Outside Serviced Mortgage Loan pursuant to the related Co-Lender Agreement and remitted to the Master Servicer by the Outside Servicer) or Serviced Loan Combination (subject to the allocation of Penalty Charges under the related Co-Lender Agreement), during the related one-month period ending on the related Determination Date, as follows:

first, to the extent of all Penalty Charges and Modification Fees (in such order), to pay or reimburse the Master Servicer, the Special Servicer and/or the Trustee, as applicable, for all outstanding Advances (including unreimbursed Advances that have been determined to be Non-Recoverable Advances), the related interest on Advances and other outstanding additional expenses of the Issuing Entity (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) other than Borrower Delayed Reimbursements, in each case, with respect to such Mortgage Loan or Serviced Loan Combination;

second, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Issuing Entity of all Advances (and related interest on Advances) with respect to such Mortgage Loan or Serviced Loan Combination previously determined to be Non-Recoverable Advances and previously reimbursed to the Master Servicer and/or the Trustee, as applicable, from amounts on deposit in the Collection Account (and such amounts will be retained or deposited in the Collection Account as recoveries of such Non-Recoverable Advances and related interest on Non-Recoverable Advances) other than Borrower Delayed Reimbursements;

third, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Issuing Entity of all other additional expenses of the Issuing Entity (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) with respect to such Mortgage Loan or Serviced Loan Combination previously paid from the Collection Account or Loan Combination Custodial Account (and such amounts will be retained or deposited in the Collection Account or Loan Combination Custodial Account, as applicable, as recoveries of such additional expenses of the Issuing Entity) other than Borrower Delayed Reimbursements; and

fourth, to the extent of any remaining Penalty Charges and any remaining Modification Fees, to the Master Servicer or the Special Servicer, as applicable, as compensation.

Notwithstanding the foregoing, Penalty Charges collected on any Loan Combination are allocable in accordance with the related Co-Lender Agreement as described under “Description of the Mortgage Pool—The Loan Combinations—The Twin Cities Premium Outlets Loan Combination—Application of Penalty Charges” and “—The Kings Mountain Industrial Loan Combination—Application of Payments” above.

Withdrawals from the Collection Account

The Master Servicer may make withdrawals from the Collection Account (exclusive of any Loan Combination Custodial Account that may be a subaccount thereof) for the following purposes, to the extent permitted, as well as any other purpose described in this prospectus supplement (the order set forth below not constituting an order of priority for such withdrawals):  (i) to remit on or before each Master Servicer Remittance Date (A) to the Certificate Administrator for deposit into the Lower-Tier Distribution Account an amount equal to the sum of (I) the Available Funds (excluding the Interest Deposit Amount which will be deposited directly into the Distribution Account) for the related Distribution Date and any prepayment premiums or yield maintenance charges collected during the applicable one-month period ending on the related Determination Date and (II) the Trustee/Certificate Administrator Fee for the related Distribution Date, (B) to the Certificate Administrator for deposit into the Excess Liquidation Proceeds Reserve Account an amount equal to the excess Liquidation Proceeds received in the applicable one-month period ending on the related Determination Date, if any,(C) to the Certificate Administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any, and (D) if such Master Servicer Remittance Date occurs in January (except during a leap year) or February (unless, in either case, the related Distribution Date is the final Distribution Date), to the Certificate Administrator for deposit into the Interest Reserve Account an amount required to be withheld as described above under “—Accounts,” (ii) to pay or reimburse the Master Servicer and the Trustee, as applicable, pursuant to the terms of the Pooling and Servicing Agreement for Advances made by any of them and interest on Advances (the Master Servicer’s or the Trustee’s right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”), (iii) to pay on or before each Master Servicer Remittance Date (x) to the Master Servicer as compensation, the aggregate unpaid Servicing Fee earned with respect to the Mortgage Loans through the end of the most recently ended Interest Accrual Period, and (y) to the Special Servicer as compensation, unpaid special servicing compensation earned with respect to the Mortgage Loans through the immediately preceding Determination Date (or, in the case of Special Servicing Fees, accrued with respect to the Mortgage Loans that are Specially Serviced Loans through the end of the most recently ended Interest Accrual Period), (iv) to pay to the Operating Advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) and the Operating Advisor Fee, (v) to pay on or before each Distribution Date to any person with respect to each related Mortgage Loan or REO Property that has previously been purchased or repurchased by such person pursuant to the Pooling and Servicing Agreement, a Mortgage Loan Purchase Agreement, a Co-Lender Agreement (if applicable) or a mezzanine intercreditor agreement, all amounts received on such Mortgage Loan or REO Property during the applicable one-month period ending on the related Determination Date and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined, (vi) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor and/or the Depositor for unpaid compensation (in the case of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor), unpaid additional expenses of the Issuing Entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any indemnification obligations of the Issuing Entity under the Pooling and Servicing Agreement, (vii) to pay to the Certificate Administrator amounts reasonably determined by the Certificate Administrator to be necessary to pay any applicable federal, state or local taxes imposed on either Trust REMIC, (viii) to pay the CREFC® Intellectual Property Royalty License Fee, (ix) to withdraw any amount deposited into the Collection Account that was not required to be deposited in the Collection Account, and (x) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Issuing Entity.  However, certain of the foregoing withdrawals of items specifically related to a Serviced Loan Combination or related REO Property will first be made out of the related Loan Combination Custodial Account and will be made out of the Collection Account only if and to the extent that amounts in the related Loan Combination Custodial Account are insufficient or, based on the related Co-Lender Agreement, unavailable to make the relevant payment or reimbursement.  If the Master Servicer makes any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan Holder’s share of any cost, expense, indemnity, Property Advance or interest on such Property Advance, or fee with respect to a Serviced Loan Combination (taking into account the subordinate nature of any related Subordinate Companion Loan), then the Master Servicer (with respect to non-Specially Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan or, if and to the extent permitted under the related Co-Lender Agreement, from such Serviced Companion Loan Holder.  The Master Servicer will also be entitled to make withdrawals from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to, and/or the securitization trust created under, any Outside Servicing Agreement pursuant to the related Co-Lender Agreement.

If a P&I Advance is made with respect to any Serviced Mortgage Loan that is part of a Serviced Pari Passu Loan Combination, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Serviced Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus supplement, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Pari Passu Companion Loan.  Likewise, the Trustee/Certificate Administrator Fee and the Operating Advisor Fee that accrue with respect to any Serviced Mortgage Loan that is part of a Serviced Loan Combination and any other amounts payable to the Operating Advisor may only be paid out of payments and other collections on such Serviced Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Clauses

Due-On-Sale

Subject to the discussion under “—Directing Holder” and “—Operating Advisor” below and “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement, the Master Servicer (with respect to Serviced Loans that are non-Specially Serviced Loans and with the Special Servicer’s consent) and the Special Servicer (with respect to Specially Serviced Loans) will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right the lender under any Serviced Loan may have under a due-on-sale clause (which will include, without limitation, sale or transfers of Mortgaged Properties, in full or in part, or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owner, to the extent prohibited under the related Mortgage Loan documents) to accelerate payment of that Serviced Loan.  With respect to any such non-Specially Serviced Loans, the Master Servicer will be required to review the proposed transaction and, whether or not it determines that approval of the transaction is favorable, make and submit its written recommendation and analysis to the Special Servicer with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant its consent, and in all cases the Special Servicer will be entitled (subject to the discussion under “—Directing Holder” below and “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement) to approve or disapprove the transaction.  However, neither the Master Servicer nor the Special Servicer may waive the rights of the lender or grant its consent under any due-on-sale clause, unless—

●	the Master Servicer or the Special Servicer, as applicable, has received a Rating Agency Confirmation, or

●
such Serviced Mortgage Loan (or the Serviced Mortgage Loan related to the Serviced Loan Combination) (A) represents less than 5% of the principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $35 million or less, and (C) is not one of the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the pool based on principal balance (although no such Rating Agency Confirmation will be required if such Serviced Mortgage Loan has a principal balance less than $10,000,000).

Due-On-Encumbrance

Subject to the discussion under “—Directing Holder” and “—Operating Advisor” below and “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement, the Master Servicer (with respect to Serviced Loans that are non-Specially Serviced Loans, and with the Special Servicer’s consent) and the Special Servicer (with respect to Specially Serviced Loans) will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right the lender under any such Serviced Loan may have under a due-on-encumbrance clause (which will include, without limitation, any mezzanine/subordinate financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners, to the extent prohibited under the related Mortgage Loan documents) to accelerate payment of that Serviced Loan.  With respect to any such non-Specially Serviced Loans, the Master Servicer will be required to review the proposed transaction and, whether or not it determines that approval of the transaction is favorable, make and submit its written recommendation and analysis to the Special Servicer with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant its consent, and in all cases the Special Servicer will be entitled (subject to the discussion under “—Directing Holder” below and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—The Loan Combinations” in this prospectus supplement) to approve or disapprove the transaction.  However, neither the Master Servicer nor the Special Servicer may waive the rights of the lender or grant its consent under any due-on-encumbrance clause, unless—

●	the Master Servicer or the Special Servicer, as applicable, has received a Rating Agency Confirmation, or

●
such Serviced Mortgage Loan (or the Serviced Mortgage Loan related to the Serviced Loan Combination) (A) represents less than 2% of the principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $20 million or less, (C) has a loan-to-value ratio equal to or less than 85% (including any existing and proposed debt), (D) has a debt service coverage ratio equal to or greater than 1.20x (in each case, determined based upon the aggregate of the principal balance of the Serviced Mortgage Loan, any related Serviced Companion Loan (if applicable) and the principal amount of the proposed additional lien) and (E) is not one of the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the pool based on principal balance (although no such Rating Agency Confirmation will be required if such Mortgage Loan has a principal balance less than $10,000,000).

Notwithstanding the foregoing, without any other approval or consent, the Master Servicer (for non-Specially Serviced Loans) or the Special Servicer (for Specially Serviced Loans) may grant and process a borrower’s request for consent to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose and may consent to subordination of the related Mortgage Loan to such easement, right of way or similar agreement.

See “Certain Legal Aspects of the Mortgage Loans—Due-on-Sale and Due-on-Encumbrance Provisions” in the prospectus.

Inspections

The Master Servicer (or with respect to any Specially Serviced Loan, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property (other than a Mortgaged Property securing the Outside Serviced Mortgage Loans) at such times and in such manner as are consistent with the Servicing Standard, but in any event at least once every calendar year with respect to Serviced Mortgage Loans with an outstanding principal balance of $2,000,000 or more and at least once every other calendar year with respect to Serviced Mortgage Loans with an outstanding principal balance of less than $2,000,000, in each case commencing in 2016; provided that the Master Servicer is not required to inspect any Mortgaged Property that has been inspected by the Special Servicer during the preceding 12 months.  The Special Servicer is required to inspect the Mortgaged Property securing each Serviced Loan that becomes a Specially Serviced Loan as soon as practicable after it becomes a Specially Serviced Loan and thereafter at least once every calendar year until such condition ceases to exist.  The cost of any such inspection is required to be borne by the Master Servicer unless the related Serviced Loan is a Specially Serviced Loan, in which case the Master Servicer will be required to reimburse the Special Servicer for such cost as a Property Advance (or as an expense of the Issuing Entity if the

Property Advance would be a Non-Recoverable Advance) and any out-of-pocket costs will be borne by the Issuing Entity.

Evidence as to Compliance

Each of the Master Servicer, the Special Servicer (regardless of whether it has commenced special servicing of any Mortgage Loan) and the Certificate Administrator are required under the Pooling and Servicing Agreement to deliver (and each of the Master Servicer and the Certificate Administrator is required to cause (or, in the case of a sub-servicer retained at the request of a Sponsor, use commercially reasonable efforts to cause) any affiliated sub-servicer, or any of its other sub-servicers that is servicing at least 10% of the Mortgage Loans by balance, to deliver) annually to, among others, the Certificate Administrator and the Operating Advisor (only in the case of an officer’s certificate furnished by the Special Servicer and after the occurrence and during the continuance of a Control Termination Event) and the Depositor on or before the date specified in the Pooling and Servicing Agreement, a certificate of an authorized officer of such party stating, among other things, that (i) a review of that party’s servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement (or the related sub-servicing agreement in the case of a sub-servicer, as applicable) has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the Pooling and Servicing Agreement (or the related sub-servicing agreement in the case of a sub-servicer, as applicable) in all material respects throughout the preceding calendar year or portion of the preceding year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to such officer and the nature and status of the failure.  In general, none of these parties will be responsible for the performance by any other such party of that other party’s duties described above.

In addition, the Master Servicer, the Special Servicer (regardless of whether a special servicer has commenced special servicing of any Mortgage Loan), the Certificate Administrator and the Operating Advisor are each (at its own expense) required to furnish (and each of the preceding parties, as applicable, is required to cause (or, in the case of a Servicing Function Participant retained at the request of a Sponsor, to use commercially reasonable efforts to cause) each Servicing Function Participant retained by it to furnish), annually, to, among others, the Certificate Administrator, the Trustee, the Operating Advisor (in the case of the Special Servicer only and only after the occurrence and during the continuance of a Control Termination Event) and the Depositor, a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the preceding calendar year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of each such failure; and

●
a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the preceding calendar year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

For the avoidance of doubt, the Trustee shall have no obligation or duty to determine whether any Assessment of Compliance provided by the Master Servicer, the Special Servicer or any other Servicing Function Participant is in form and substance in compliance with the requirements of Regulation AB.

A “Servicing Function Participant” is any person or entity, other than the Certificate Administrator, the Operating Advisor, the Master Servicer, the Special Servicer and the Trustee, that is performing activities with respect to the Issuing Entity that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless those activities relate to 5% or less of the Mortgage Loans by balance.

Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor

Each of the Master Servicer, the Special Servicer and the Operating Advisor may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement; provided that certain conditions are satisfied including obtaining a Rating Agency Confirmation.  The resigning Master Servicer, Special Servicer or Operating Advisor, as applicable, must pay all costs and expenses associated with the transfer of its duties after resignation.  The Pooling and Servicing Agreement provides that the Master Servicer, the Special Servicer or the Operating Advisor, as the case may be, may not otherwise resign from its obligations and duties as Master Servicer, Special Servicer or Operating Advisor, as the case may be, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel to that effect delivered to the Trustee and the Certificate Administrator.  No such resignation may become effective until the Trustee (solely with respect to the Master Servicer or the Special Servicer) or a successor Master Servicer, Special Servicer or Operating Advisor has assumed the obligations of the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, under the Pooling and Servicing Agreement.  The Trustee or any other successor Master Servicer, Special Servicer or Operating Advisor assuming the obligations of the Master Servicer, the Special Servicer or the Operating Advisor under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer, the Special Servicer or the Operating Advisor would have been entitled after the date of assumption of such obligations (other than certain Workout Fees which the prior Special Servicer will be entitled to retain and other than the excess servicing portion of the Servicing Fee which, subject to reduction in order to retain a successor, may be retained or transferred by the initial Master Servicer).  If no successor Master Servicer, Special Servicer or Operating Advisor can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer, Special Servicer or Operating Advisor will result in shortfalls in distributions on the Certificates.  Notwithstanding the foregoing, the Operating Advisor may resign, without payment of any penalty, at any time after the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class PEZ, Class C and Class D Certificates have been reduced to zero.  In such circumstance, no replacement Operating Advisor will be required to be appointed.

The Pooling and Servicing Agreement also provides that none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, or any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be under any liability to the Issuing Entity, the holders of the Certificates, a Companion Loan Holder, or any other person for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment.  However, none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or any such person will be protected against any liability which would otherwise be imposed by reason of (i) any breach of warranty or representation by such party in the Pooling and Servicing Agreement, or (ii) any willful misconduct, bad faith, fraud or negligence by such party in the performance of its respective obligations and duties under the Pooling and Servicing Agreement or by reason of negligent disregard by such party of its respective obligations or duties under the Pooling and Servicing Agreement.  In addition, each of the Master Servicer, the Special Servicer and the Operating Advisor will indemnify the Issuing Entity against any and all loss, liability or reasonable expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the respective duties of the Master Servicer, the Special Servicer or the Operating Advisor, as the case may be, or by reason of negligent disregard of the Master Servicer’s, the Special Servicer’s or the Operating Advisor’s, as the case may be, obligations or duties under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor and any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be entitled to indemnification by the Issuing Entity for any loss, liability, penalty, fine, forfeiture, claim, judgment or expense incurred in connection with, or relating to, the Pooling and Servicing Agreement or the Certificates, other than any such loss, liability, penalty, fine, forfeiture, claim, judgment or expense:  (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms of the Pooling and Servicing Agreement;

(ii) which constitutes an Advance that is otherwise reimbursable under the Pooling and Servicing Agreement; (iii) resulting from any breach on the part of that party of a representation or warranty made in the Pooling and Servicing Agreement; or (iv) incurred by reason of any willful misconduct, bad faith, fraud or negligence on the part of that party in the performance of its obligations or duties under the Pooling and Servicing Agreement or negligent disregard of such obligations or duties.

In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Operating Advisor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability for which reimbursement is not reasonably assured.  The Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Operating Advisor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the holders of Certificates under the Pooling and Servicing Agreement.  In such event, the reasonable legal expenses and costs of such action and any liability resulting from such action will be expenses, costs and liabilities of the Issuing Entity, and the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee and the Operating Advisor will be entitled to be reimbursed for those amounts from the Collection Account.

The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee under the Pooling and Servicing Agreement.  The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement.  In the event the Depositor undertakes any such action, it will be reimbursed and indemnified by the Issuing Entity to the extent not recoverable from the Master Servicer or the Special Servicer, as applicable.  Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement provides that, with respect to each Outside Serviced Mortgage Loan, each of (a) (as and to the same extent the Outside Securitization is required to indemnify each of the following parties in respect of other mortgage loans in such Outside Securitization pursuant to the terms of the Outside Servicing Agreement) the Outside Servicer, the Outside Special Servicer, the Outside Trustee and the certificate administrator, the operating advisor and the depositor under the Outside Servicing Agreement (and any director, officer, employee or agent of any of the foregoing, to the extent such parties are identified as indemnified parties in the Outside Servicing Agreement in respect of other mortgage loans included in such Outside Securitization) and (b) the Outside Securitization (such parties in clause (a) and the Outside Securitization collectively, the “Pari Passu Indemnified Parties”) shall be entitled to be indemnified against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of such Outside Serviced Mortgage Loan and the related Mortgaged Property (or, with respect to the operating advisor under the Outside Servicing Agreement, incurred in connection with the provision of services for such Outside Serviced Mortgage Loan) under the Outside Servicing Agreement (collectively, the “Pari Passu Indemnified Items”) to the extent of the Issuing Entity’s pro rata share of such Pari Passu Indemnified Items, and to the extent amounts on deposit in the related “whole loan custodial account” maintained pursuant to the Outside Servicing Agreement that are allocated to such Outside Serviced Mortgage Loan are insufficient for reimbursement of such amounts, such Indemnified Party shall be entitled to be reimbursed by the Issuing Entity (including out of general collections in the Collection Account) for the Issuing Entity’s pro rata share of the insufficiency.

In addition, the Co-Lender Agreement executed with respect to each Outside Serviced Loan Combination provides that this securitization transaction is obligated to promptly reimburse the Outside Servicer, the Outside Special Servicer, the Outside Trustee, the certificate administrator under the Outside Servicing Agreement or the Outside Securitization, as applicable, for the Issuing Entity’s pro rata share of any fees, costs or expenses incurred in connection with the servicing and administration such Outside Serviced Loan Combination as to which the Outside Securitization or any of the parties thereto are entitled to be reimbursed pursuant to the terms of the Outside Servicing Agreement.  Reimbursement of such pro rata share will be made out of general collections in the Issuing Entity’s Collection Account, to the extent reimbursement out of collections on the Outside Serviced Mortgage Loan are insufficient therefor.

Servicer Termination Events

“Servicer Termination Events” under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)           (i) any failure by the Master Servicer to make a required deposit to the Collection Account or any Loan Combination Custodial Account or make a required remittance to any Serviced Companion Loan Holder, on the day such deposit or remittance was first required to be made, which failure is not remedied within one business day or (ii) any failure by the Master Servicer to deposit into, or remit to the Certificate Administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m., New York City time, on the relevant Distribution Date;

(b)           any failure by the Special Servicer to deposit into any REO Account within two business days after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Collection Account or any Loan Combination Custodial Account such remittance required to be made by the Special Servicer within one business day after such remittance is required to be made, under the Pooling and Servicing Agreement;

(c)           any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (10 days in the case of the Master Servicer’s failure to make a Property Advance or 20 days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement or such shorter period (not less than two business days) as may be required to avoid the commencement of foreclosure proceedings for unpaid real estate taxes or the lapse of insurance, as applicable) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing, as to that Class, not less than 25% of the Voting Rights allocable thereto (considering each Class of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component with the same alphabetical designation as a single “Class” for such purpose), or, if affected thereby, by the Serviced Companion Loan Holder; provided, however, if that failure is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days (provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);

(d)           any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement, which materially and adversely affects the interests of any Class of Certificateholders or a Serviced Companion Loan Holder, as applicable, and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Certificate Administrator or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee by the holders of Certificates entitled to not less than 25% of the Voting Rights, or, if affected thereby, by the Serviced Companion Loan Holder; provided, however, if that breach is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days (provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);

(e)           certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f)            either of Moody’s Investors Service, Inc. (“Moody’s”) or Kroll Bond Rating Agency, Inc. (“KBRA”) (or, in the case of Serviced Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or Serviced Companion Loan Securities, or (ii) placed one or more Classes of Certificates or Serviced Companion Loan

Securities on “watch status” in contemplation of rating downgrade or withdrawal and, in the case of either of clauses (i) or (ii), citing servicing concerns with the Master Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by such Rating Agency (or, in the case of Serviced Companion Loan Securities, such Companion Loan Rating Agency) within 60 days of such event);

(g)           the Trustee or the Certificate Administrator receives written notice from DBRS, Inc. (“DBRS”) to the effect that continuation of the Master Servicer or the Special Servicer, as applicable, in such capacity would result or has resulted in the downgrade, qualification or withdrawal of any rating then assigned by DBRS to any Class of Certificates or Serviced Companion Loan Securities and citing servicing concerns with such Master Servicer or Special Servicer, as applicable, as the sole or material factor in such rating action, and such notice or rating action, as applicable, is not rescinded within 60 days; or

(h)           the Master Servicer or the Special Servicer, as applicable, or any primary servicer or sub-servicer appointed by the Master Servicer or the Special Servicer, as applicable, after the Closing Date (but excluding any primary servicer or sub-servicer which the Master Servicer has been instructed to retain by the Depositor or a Sponsor), (i) fails to deliver the items required by the Pooling and Servicing Agreement after any applicable notice and cure period to enable the Certificate Administrator or Depositor to comply with the Issuing Entity’s reporting obligations under the Exchange Act or (ii) for so long as the trust created pursuant to the securitization of a Serviced Companion Loan is subject to the reporting requirements of Regulation AB or the Exchange Act, fails to deliver any Exchange Act reporting items required to be delivered by such servicer pursuant to the Pooling and Servicing Agreement at the times required under the Pooling and Servicing Agreement after any applicable notice and cure periods (and any primary servicer or sub-servicer that defaults in accordance with this clause may be terminated at the direction of the Depositor).

“Serviced Companion Loan Securities” mean any commercial mortgage-backed securities that evidence an interest in or are secured by the assets of an issuing entity, which assets include a Serviced Companion Loan (or a portion of or interest in a Serviced Companion Loan).

“Companion Loan Rating Agency” means, with respect to any Serviced Companion Loan, any rating agency that was engaged by a participant in the securitization of such Serviced Companion Loan to assign a rating to the related Serviced Companion Loan Securities.

Rights Upon Servicer Termination Event

If a Servicer Termination Event with respect to the Master Servicer or the Special Servicer is continuing and has not been remedied, then either (i) the Trustee may or (ii) upon the written direction of the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificates (or, solely in the case of a Serviced Loan Combination only, subject to the discussion below, upon the written direction of the affected Serviced Companion Loan Holder) to the Trustee, the Trustee will be required to, terminate all of the rights and obligations of the Master Servicer as master servicer or the Special Servicer as special servicer under the Pooling and Servicing Agreement and in and to the Issuing Entity (except in its capacity as a Certificateholder).  Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer will continue to be entitled to any rights that accrued prior to the date of such termination (including the right to receive all accrued and unpaid servicing and special servicing compensation through the date of termination plus reimbursement for all Advances and interest on such Advances as provided in the Pooling and Servicing Agreement).

On and after the date of termination following a Servicer Termination Event by the Master Servicer or the Special Servicer, as the case may be, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as the case may be, under the Pooling and Servicing Agreement and will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as the case may be, would have been entitled (unless previously earned by the Master Servicer or the Special Servicer, as the case may be).  If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the Rating Agencies do not provide a Rating Agency Confirmation with respect to the Trustee so acting, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution to act as successor to the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement; provided a Rating Agency Confirmation must be obtained regarding appointment of the proposed successor at the expense of the terminated Master Servicer or Special Servicer, as applicable, or, if the expense is not so recovered, at the expense of the Issuing Entity; provided, further, that, prior to the occurrence and continuance of a Controlling Class Representative Control Termination Event, the Controlling Class Representative will have the right (and prior to the occurrence and continuance of a Boca Hamptons Plaza Portfolio Control Termination Event, the Boca Hamptons Plaza Portfolio Controlling Note Holder will have the right) to approve a successor Special Servicer with respect to the applicable Serviced Loan(s).  Pending such appointment, the Trustee is obligated to act in such capacity in accordance with the Pooling and Servicing Agreement.  The Trustee and any such successor may agree upon the servicing compensation to be paid; provided, however, that the servicing compensation may not be in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable, unless no successor can be obtained to perform the obligations for that compensation; provided, further, that, for so long as no Controlling Class Representative Consultation Termination Event has occurred and is continuing, the Trustee will be required to consult with the Controlling Class Representative (and, if the Boca Hamptons Plaza Portfolio Loan Combination is affected and no Boca Hamptons Plaza Portfolio Consultation Termination Event has occurred and is continuing, the Trustee will be required to consult with the Boca Hamptons Plaza Portfolio Controlling Note Holder) prior to the appointment of a successor Master Servicer or Special Servicer at a servicing compensation in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable.  Any compensation in excess of that payable to the predecessor Master Servicer or the Special Servicer may result in Realized Losses or other shortfalls on the Certificates.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the Master Servicer affects a Serviced Companion Loan, the related Serviced Companion Loan Holder or the rating on a class of the related Serviced Companion Loan Securities, and if the Master Servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the Master Servicer affects only a Serviced Companion Loan, the related Serviced Companion Loan Holder or the rating on a class of related Serviced Companion Loan Securities, then the Master Servicer may not be terminated by or at the direction of the related Serviced Companion Loan Holder or the holders of any Certificates, but upon the written direction of the related Serviced Companion Loan Holder, the Master Servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Loan Combination.  Also, notwithstanding the foregoing, if a Servicer Termination Event described in clauses (a), (b), (c), (d), (f) or (g) under “—Servicer Termination Events” on the part of the Special Servicer affects only a Serviced Companion Loan, a Serviced Companion Loan Holder or a rating on any Serviced Companion Loan Securities, then it will not be a Servicer Termination Event with respect to the Mortgage Pool as a whole, but the related Serviced Companion Loan Holder may terminate the Special Servicer with respect to the related Serviced Loan Combination.

Notwithstanding the foregoing discussion in this “—Rights Upon Servicer Termination Event” section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the Servicer Termination Events described in clause (f) or (g) under “—Servicer Termination Events” above, the Master Servicer will have the right for a period of 45 days (during which time it will continue to serve as Master Servicer), at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a Master Servicer as to which the Rating Agencies have provided a Rating Agency Confirmation.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder previously has given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance of the default, and unless also the holders of at least 25% of the Voting Rights of any Class affected thereby (considering each of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component of the same alphabetical designation as a single “Class” for such purpose) have made written request of the Trustee (with a copy to the Certificate Administrator) to institute such proceeding in its own name as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred in connection with such proceeding, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, has neglected or refused to institute such proceeding.

The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation to it at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred in connection with such action.

In addition, the Depositor may terminate each of the Master Servicer and the Special Servicer upon five business days’ notice if the Master Servicer or the Special Servicer, as the case may be, fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Waivers of Servicer Termination Events

A Servicer Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates (and, if such Servicer Termination Event is on the part of a Special Servicer with respect to a Serviced Loan Combination only, by the related Serviced Companion Loan Holder).  Notwithstanding the foregoing, (1) a Servicer Termination Event under clause (a) or (b) under “—Servicer Termination Events” above may be waived only with the consent of all of the Certificateholders of the affected Classes (considering each of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component of the same alphabetical designation as a single “Class” for such purpose), and (2) a Servicer Termination Event under clause (h) under “—Servicer Termination Events” above may be waived only with the consent of the Depositor, together with (in the case of each of clauses (1) and (2) of this sentence) the consent of any Serviced Companion Loan Holder affected by such Servicer Termination Event.  If a Servicer Termination Event on the part of the Master Servicer is waived in connection with a Serviced Loan Combination, the related Serviced Companion Loan Holder may require that the Master Servicer appoint a sub-servicer to service the related Serviced Loan Combination, which sub-servicer is the subject of a Rating Agency Confirmation.

Termination of the Special Servicer

The Special Servicer may be removed, and a successor Special Servicer appointed, at any time, as follows:

(a)           if a Controlling Class Representative Control Termination Event has not occurred (or has occurred, but is no longer continuing), the Special Servicer may be removed and replaced at any time with or without cause with respect to the Serviced Loans (excluding the Boca Hamptons Plaza Portfolio Loan Combination) at the direction of the Controlling Class Representative upon satisfaction of certain conditions specified in the Pooling and Servicing Agreement (including the delivery of a Rating Agency Confirmation);

(b)           if a Controlling Class Representative Control Termination Event has occurred and is continuing, the Special Servicer may be removed, with respect to the Serviced Loans (excluding the Boca Hamptons Plaza Portfolio Loan Combination), in accordance with the procedures set forth below, at the written direction of (a) holders of Certificates (other than Class S and Class R Certificates) evidencing at least 75% of the aggregate Voting Rights of the Certificates (other than Class S and Class R Certificates) or (b) holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates (considering each Class of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component with the same alphabetical designation as a single “Class” for such purpose); and

(c)           if  a Boca Hamptons Plaza Portfolio Control Termination Event has not occurred (or has occurred, but is no longer continuing), the Special Servicer may be removed and replaced at any time with or without cause solely with respect to the Boca Hamptons Plaza Portfolio Loan Combination at the direction of the Boca Hamptons Plaza Portfolio Controlling Note Holder, upon satisfaction of certain conditions specified in the Pooling and Servicing Agreement (including delivery of a Rating Agency Confirmation).

The procedures for removing a Special Servicer if a Controlling Class Representative Control Termination Event has occurred and is continuing will be as follows:  upon (i) the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of the Certificates (other than Class S and Class R Certificates) requesting a vote to terminate and replace the Special Servicer (with respect to all of the Serviced Loans other than the Boca Hamptons Plaza Portfolio Loan Combination) with a proposed successor Special Servicer, (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and the Trustee of a Rating Agency Confirmation addressing the removal and replacement of the Special Servicer (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and by mailing at their addresses appearing in the certificate register.  Upon the written direction of (a) holders of Certificates (other than the Class S and Class R Certificates) evidencing at least 75% of the Voting Rights of the Certificates (other than the Class S and Class R Certificates) or (b) holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-

Reduced Certificates (considering each Class of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component with the same alphabetical designation as a single “Class” for such purpose), the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement with respect to the applicable Serviced Loans and appoint the proposed successor Special Servicer; provided that if that written direction is not provided within 180 days of the initial request for a vote to so terminate and replace the Special Servicer, then that written direction will have no force and effect.  The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website.  Any such appointment of a successor Special Servicer with respect to the Serviced Loans (other than the Boca Hamptons Plaza Portfolio Loan Combination) based on a Certificateholder vote will be subject to the receipt of a Rating Agency Confirmation.  The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

In addition, any time after the occurrence and during the continuance of a Controlling Class Representative Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer with respect to the Serviced Loans (other than, except as contemplated by the next sentence, the Boca Hamptons Plaza Portfolio Loan Combination).  Likewise, after the occurrence and during the continuance of a Boca Hamptons Plaza Portfolio Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer with respect to the Boca Hamptons Plaza Portfolio Loan Combination.  In any such event, the Operating Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a replacement Special Servicer meeting the applicable requirements of the Pooling and Servicing Agreement, which recommended special servicer has agreed to succeed the then-current Special Servicer with respect to the applicable Serviced Loans if appointed in accordance with the Pooling and Servicing Agreement.  The Certificate Administrator will be required to promptly post a copy of such recommendation on its internet website and by mail send notice to all Certificateholders, asking them to indicate whether they wish to remove the Special Servicer.  Upon the written direction (as evidenced by votes cast) of holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates (considering each Class of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component with the same alphabetical designation as a single “Class” for such purpose) within 180 days of the initial request for a vote, and receipt by the Certificate Administrator of a Rating Agency Confirmation from each Rating Agency, the Trustee will terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement with respect to the applicable Serviced Loans, and appoint the recommended successor Special Servicer.  If such written direction of the holders of the required Non-Reduced Certificates is not provided within 180 days of the request for a vote on the removal of the Special Servicer, the recommendation of the Operating Advisor to so remove and replace the Special Servicer will lapse and be of no force and effect.  The reasonable fees and out-of-pocket costs and expenses associated with obtaining the Rating Agency Confirmation described above and administering the vote on removal of the Special Servicer will be an additional expense of the Issuing Entity.

In addition, the Depositor may terminate the Special Servicer upon five business days’ notice if the Special Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

In no event may a successor Special Servicer be a current or former Operating Advisor or any affiliate of such current or former Operating Advisor.

Amendment

The Pooling and Servicing Agreement may be amended without the consent of any of the holders of Certificates:

(a)           to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(b)           to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description of the provisions in this prospectus supplement or the prospectus, or to correct any error;

(c)           to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Exchangeable Distribution Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account; provided that (A) the Master Servicer Remittance Date may in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(d)           to modify, eliminate or add to any of its provisions (i) to the extent necessary to maintain the qualification of either Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Issuing Entity; provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates; provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-permitted transferee (see “Material Federal Income Tax Consequences—REMICs—Tax and Restrictions on Transfers of REMIC Residual Certificates to Particular Organizations” in the prospectus), or (iii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations;

(e)           to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(f)           to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any Rating Agency; provided that such amendment will not adversely affect in any material respect the interests of any Certificateholder;

(g)           to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5 under the Exchange Act (“Rule 17g-5”); provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless the modification would materially adversely affect that party or materially increase that party’s obligations under the Pooling and Servicing Agreement); provided, further, that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and

(h)           in the event of a TIA Applicability Determination (as defined below), to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to the extent necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) modify such other provisions of the Pooling and Servicing Agreement to the extent necessary to make those provisions consistent with, and conform to, the modifications made pursuant to clause (A).

Notwithstanding the foregoing, no such amendment to the Pooling and Servicing Agreement contemplated by the first paragraph under this section entitled “—Amendment” will be permitted if the amendment would (i) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative, (ii) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor, (iii) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the affected Sponsor, (iv) change in any manner the obligations or rights of any underwriter or initial purchaser of Certificates without the consent of the related underwriter or initial purchaser of Certificates, or (v) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent.

In a number of cases that have been filed alleging certain violations of the Trust Indenture Act of 1939, as amended (the “TIA“), certain lower courts have held that the TIA was applicable to certain agreements similar to the Pooling and Servicing Agreement and that the mortgage-backed certificates issued pursuant to such agreements were not exempt under Section 304(a)(2) of the TIA. (See for example, Retirement Bd. of the Policemen’s Annuity and Benefit Fund of the City of Chicago, et al. v. The Bank of New York Mellon, 11 Civ. 5459 (WHP) (S.D.N.Y. Apr. 3, 2012), Policemen’s Annuity and Benefit Fund of the City of Chicago v. Bank of America, et.al., 12 Civ. 2865 (KBF) (S.D.N.Y. Dec. 7, 2012) and American Fidelity Assurance Co. v. Bank of New York Mellon, No. Civ-11-1284-D (W.D. Okla. Dec. 26, 2013)). These rulings are contrary to more than three decades of market practice, as well as guidance provided by the Division of Corporation Finance as posted on the Securities and Exchange Commission’s website as Division of Corporation Finance Interpretive Response 202.01 (“CDI 202.01“) regarding the TIA, Section 304(a)(2) (which guidance was updated on May 3, 2012 to note the first of these rulings referred to above and to state that the “staff is considering CDI 202.01 in light of this ruling”). See also Harbor Financial, Inc. 1988 SEC No-Act. LEXIS 1463 (Oct. 31, 1988). In addition, on December 23, 2014, the United States Court of Appeals for the Second Circuit reversed the lower court’s ruling in Retirement Bd. of the Policemen’s Annuity regarding the applicability of the TIA to trusts governed by pooling and servicing agreements under New York law, holding that the mortgaged-backed securities at issue are exempt under Section 304(a)(2) of the TIA. If any of these rulings by the federal district courts is affirmed on appeal, or if there is a change by the Division of Corporation Finance of its position that agreements similar to the Pooling and Servicing Agreement are exempt from the TIA under Section 304(a)(2), that would likely result in the Pooling and Servicing Agreement being required to be qualified under the TIA.

In the event that subsequent to the date of this prospectus supplement the Depositor, upon consultation with the Trustee, has determined that the TIA does apply to the Pooling and Servicing Agreement or that that qualification under the TIA or any similar federal statute hereafter enacted is required (a “TIA Applicability Determination”), the Pooling and Servicing Agreement will provide that it will be amended without the consent of any Certificateholder to the extent necessary to comply with the TIA.  In addition, if the TIA were to apply to the Pooling and Servicing Agreement, the TIA provides that certain provisions would automatically be deemed to be included in the Pooling and Servicing Agreement (and the Pooling and Servicing Agreement thus would be statutorily amended without any further action); provided, however, that it will be deemed that the parties to the Pooling and Servicing Agreement have agreed that, to the extent permitted under the TIA, the Pooling and Servicing Agreement will expressly exclude any non-mandatory provisions that (x) conflict with the provisions of the Pooling and Servicing Agreement or would otherwise alter the provisions of the Pooling and Servicing Agreement or (y) increase the obligations, liabilities or scope of responsibility of any party to the Pooling and Servicing Agreement.  Generally, the TIA provisions include additional obligations of the Trustee, certain additional reporting requirements, and heightened conflict of interest rules which may require, for example, that the Trustee resign in the event the interests of the holders of the various classes of Certificates differ from one another under certain circumstances and that one or more other trustees be appointed in its place.  While investors should understand the potential for such amendments, investors should not purchase Certificates with any expectation that the TIA will be determined to apply or that any such amendments will be made.

The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of Certificates evidencing not less than 66⅔% of the aggregate Percentage Interests of each Class affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate, or that are required to be distributed to a Serviced Companion Loan Holder without its consent, (2) reduce the percentage of Certificates of any Class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that Class then outstanding, (3) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the related Sponsor, (4) change the definition of “Servicing Standard” without either (a) the consent of 100% of the Certificateholders or (b) a Rating Agency Confirmation, (5) without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (a) the percentages of Voting Rights of Certificateholders which are required to consent to any action or inaction under the Pooling and Servicing Agreement, (b) the right of the Certificateholders to remove the Special Servicer or (c) the right of the Certificateholders to terminate the Operating Advisor, (6) adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders, (7) change in any manner the obligations or rights of any underwriter without the consent of the affected underwriter, or (8) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent.

Notwithstanding the foregoing, the Pooling and Servicing Agreement may not be amended without the Master Servicer, the Special Servicer, the Trustee, the Custodian (if the Trustee is then acting as Custodian) and/or the Certificate Administrator (in each case, only if requested by such party) having first received an opinion of counsel, at the expense of the person requesting the amendment (or, if the amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a) or clause (b) of the first paragraph of this section entitled “—Amendment”, then at the expense of the Issuing Entity), to the effect that the amendment will not result in the imposition of a tax on any portion of the Issuing Entity (other than a tax at the highest marginal corporate tax rate on net income from foreclosure property pursuant to Code Section 860G(c)) or cause either Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes.  The party requesting an amendment to the Pooling and Servicing Agreement will be required to give each Rating Agency prior written notice of such amendment.

Certain amendments to the Pooling and Servicing Agreement may require the delivery of certain opinions of counsel at the expense of the Issuing Entity.  In addition, prior to the execution of any amendment to the Pooling and Servicing Agreement, the Trustee, the Custodian (if the Trustee is then acting as Custodian), the Certificate Administrator, the Special Servicer and the Master Servicer may request and will be entitled to rely conclusively upon an opinion of counsel, at the expense of the party requesting such amendment (or, if such amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a), (b), (c) or (e) (which does not modify or otherwise relate solely to the obligations, duties or rights of the Trustee or the Certificate Administrator, as applicable) of the first paragraph of this section entitled “—Amendment”, then at the expense of the Issuing Entity) stating that the execution of such amendment is authorized or permitted by the Pooling and Servicing Agreement, and that all conditions precedent to such amendment are satisfied.

Realization Upon Mortgage Loans

Specially Serviced Loans; Appraisals

Promptly upon the occurrence of an Appraisal Reduction Event with respect to a Serviced Loan, the Special Servicer will be required to use reasonable efforts to obtain an appraisal of the Mortgaged Property or REO Property, as the case may be, from an Appraiser in accordance with MAI standards (an “Updated Appraisal”).  However, the Special Servicer will not be required to obtain an Updated Appraisal of any Mortgaged Property with respect to which there exists an appraisal from an Appraiser in accordance with MAI standards which is less than nine months old, unless the Special Servicer determines that such previously obtained Appraisal is materially inaccurate.  The cost of any Updated Appraisal will be advanced by, and reimbursable to, the Master Servicer as a Property Advance or will be an expense of the Issuing Entity and paid out of the Collection Account if determined to be a Non-Recoverable Advance to the extent provided in the Pooling and Servicing Agreement.

Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans

In connection with any foreclosure, enforcement of the related Mortgage Loan documents, or other acquisition, the cost and expenses of any such proceeding will be a Property Advance or an expense of the Issuing Entity and paid out of the Collection Account if determined to be a Non-Recoverable Advance.

If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer will not be required to pursue a deficiency judgment against the related borrower, if available, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in accordance with the Servicing Standard, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers’ certificate delivered to the Trustee, the Certificate Administrator and (prior to the occurrence and continuance of an applicable Consultation Termination Event) the related Directing Holder.

Notwithstanding anything in this prospectus supplement to the contrary, the Pooling and Servicing Agreement will provide that the Special Servicer will not, on behalf of the Issuing Entity or a related Serviced Companion

Loan Holder, obtain title to a Mortgaged Property as a result of foreclosure or by deed-in-lieu of foreclosure or otherwise, and will not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, the Certificate Administrator, the Issuing Entity or the holders of Certificates or a related Serviced Companion Loan Holder would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of, such Mortgaged Property within the meaning of the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any comparable law, unless the Special Servicer has previously determined, based on an updated environmental assessment report prepared by an independent person who regularly conducts environmental audits, that:  (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Issuing Entity and, if applicable, a related Serviced Companion Loan Holder (as a collective whole) to take such actions as are necessary to bring such Mortgaged Property in compliance with applicable environmental laws and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Issuing Entity and any related Serviced Companion Loan Holder (as a collective whole as if the Issuing Entity and, if applicable, such Serviced Companion Loan Holder(s) constituted a single lender (and, with respect to a Serviced AB Loan Combination, taking into account the subordinate nature of the related Subordinate Companion Loan)) to take such actions with respect to the affected Mortgaged Property as could be required by such law or regulation.  If appropriate, the Special Servicer may establish a single member limited liability company with the Issuing Entity and, if applicable, a related Serviced Companion Loan Holder, as the sole owner to hold title to the Mortgaged Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed-in-lieu of foreclosure, the deed or certificate of sale is required to be issued to the Trustee, to a co-trustee or to its nominee or a separate trustee or co-trustee on behalf of the Trustee, on behalf of holders of Certificates and, if applicable, the related Serviced Companion Loan Holder.  Notwithstanding any such acquisition of title and cancellation of the related Serviced Loan, the related Serviced Mortgage Loan will generally be considered to be an REO Mortgage Loan held in the Issuing Entity until such time as the related REO Property is sold by the Issuing Entity.

If title to any Mortgaged Property is acquired by the Issuing Entity (directly or through a single member limited liability company established for that purpose), the Special Servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or does not deny) an extension of time to sell the property or (2) the Special Servicer, the Certificate Administrator and the Trustee receive an opinion of independent counsel to the effect that the holding of the property by the Lower-Tier REMIC longer than the above-referenced three year period will not result in the imposition of a tax on either Trust REMIC or cause either Trust REMIC to fail to qualify as a REMIC under the Code for federal income tax purposes at any time that any Certificate is outstanding.  Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard.  The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the Issuing Entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the property does not result in the receipt by the Issuing Entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B).  If the Lower-Tier REMIC acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the Issuing Entity, an independent contractor to manage and operate the property.  The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related Mortgage Loan became imminent.  The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

Generally, neither Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the Issuing Entity to the extent that it constitutes “rents from real property,” within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code.  Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant.  No determination has been made whether rent on any of the Mortgaged Properties meets this requirement.  Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated.  Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service.  No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations.  It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Issuing Entity would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor.  Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year.  Any of the foregoing types of income may instead constitute “net income from foreclosure property,” which would be taxable to the Lower-Tier REMIC, at the highest marginal federal corporate rate and may also be subject to state or local taxes.  The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property.  Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the Issuing Entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax.  These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates.  See “Material Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes” in the prospectus.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Property Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the Issuing Entity) incurred with respect to the Mortgage Loan, the Issuing Entity will realize a loss in the amount of the shortfall.  The Trustee, the Certificate Administrator, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan or Serviced Loan Combination, prior to the distribution of those Liquidation Proceeds to Certificateholders or Serviced Companion Loan Holders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan or Serviced Loan Combination, certain unreimbursed expenses incurred with respect to the Mortgage Loan or Serviced Loan Combination and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan or Serviced Loan Combination.  In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer or Trustee on these Advances.

Sale of Defaulted Mortgage Loans and REO Properties

Promptly upon a Serviced Loan becoming a Defaulted Mortgage Loan and if the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders and, in the case of a Serviced Pari Passu Loan Combination, any related Serviced Pari Passu Companion Loan Holder (as a collective whole as if such Certificateholders and, in the case of a Serviced Pari Passu Loan Combination, any related Serviced Pari Passu Companion Loan Holder, constituted a single lender) to attempt to sell such Serviced Loan, the Special Servicer will be required to use reasonable efforts to solicit offers for the Defaulted Mortgage Loan on behalf of the Certificateholders and, if applicable, any related Serviced Pari Passu Companion Loan Holder in such manner as will be reasonably likely to realize a fair price.  The Special Servicer will generally be required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for the Defaulted Mortgage Loan.  The Special Servicer is required to notify, among others, the Controlling Class Representative or the Boca Hamptons Plaza Portfolio Controlling Note Holder, as applicable (in any event, prior to the occurrence and continuance of a Controlling Class Representative Consultation Termination Event or a Boca Hamptons Plaza Portfolio Consultation Termination Event, as applicable), the Operating Advisor (after the occurrence and during the continuance of a Controlling Class Representative Control Termination Event or a Boca Hamptons Plaza Portfolio Control Termination Event, as applicable) of any inquiries or offers received regarding the sale of any Defaulted Mortgage Loan.

The Special Servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan if the highest offeror is a person other than an Interested Person.  In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted

Mortgage Loan, the Special Servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior nine months), and in determining whether any offer from an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, any Appraiser will be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the highest offeror is an Interested Person (provided that the Trustee may not be an offeror), then the Trustee will be required to determine whether the cash offer constitutes a fair price.  However, no offer from an Interested Person will constitute a fair price unless (i) it is the highest offer received and (ii) at least two other offers are received from independent third parties.  In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan, the Trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the Pooling and Servicing Agreement within the preceding nine month period or, in the absence of any such appraisal, on a new appraisal.  Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Property Advance.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the Trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the Trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least five years’ experience in valuing or investing in loans similar to the subject Serviced Loan that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for such Serviced Loan.  If the Trustee designates such a third party to make such determination, the Trustee will be entitled to rely conclusively upon such third party’s determination.  The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by the Interested Person; provided, that the Trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee.

The Repurchase Price (excluding the amount described in clause (vi) of the definition of “Repurchase Price”) will be deemed a fair price; provided that, in the case of an offer by an Interested Person (i) the offer is the highest offer received and (ii) at least two other offers are received from independent third parties.

With respect to the Boca Hamptons Plaza Portfolio Loan Combination, pursuant to the terms of the related Co-Lender Agreement, if such Serviced Pari Passu Loan Combination becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell the Boca Hamptons Plaza Portfolio Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Mortgage Loans and REO Properties” section, then the Special Servicer will be required to sell the Boca Hamptons Plaza Portfolio Companion Loan together with such Serviced Mortgage Loan as a single whole loan in accordance with the terms of the Pooling and Servicing Agreement, and subject to any rights of the related Directing Holder. Notwithstanding the foregoing, the Special Servicer will not be permitted to sell the Boca Hamptons Plaza Portfolio Loan Combination if it becomes a Defaulted Mortgage Loan without the written consent of the Boca Hamptons Plaza Portfolio Non-Controlling Note Holder (whose rights in such regard will be exercised by the Controlling Class Representative unless a Controlling Class Representative Control Termination Event exists), or the Boca Hamptons Plaza Portfolio Controlling Note Holder (provided that such consent is not required if the consenting party is the borrower or an affiliate of the borrower) unless the Special Servicer has delivered to each of the Boca Hamptons Plaza Portfolio Non-Controlling Note Holder and the Boca Hamptons Plaza Portfolio Controlling Note Holder: (a) at least 15 business days’ prior written notice of any decision to attempt to sell such Loan Combination; (b) at least ten days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least ten days prior to the proposed sale date, a copy of the most recent appraisal for the Boca Hamptons Plaza Portfolio Loan Combination, and any documents in the servicing file reasonably requested by the Boca Hamptons Plaza Portfolio Non-Controlling Note Holder and the Boca Hamptons Plaza Portfolio Controlling Note Holder that are material to the price of the Boca Hamptons Plaza Portfolio Loan Combination; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors, the Boca Hamptons Plaza Portfolio Non-Controlling Note Holder and the Boca Hamptons Plaza Portfolio Controlling Note Holder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that the

Boca Hamptons Plaza Portfolio Non-Controlling Note Holder and the Boca Hamptons Plaza Portfolio Controlling Note Holder may waive any of the delivery or timing requirements set forth in this sentence.  The Controlling Class Representative and the Boca Hamptons Plaza Portfolio Controlling Note Holder will be permitted to bid at any sale of the Boca Hampton’s Plaza Portfolio Loan Combination unless such person is the borrower or an agent or affiliate of the borrower.  See “Description of the Mortgage Pool—The Boca Hamptons Plaza Portfolio Loan Combination—Sale of a Defaulted Loan Combination” above in this prospectus supplement.

With respect to any Serviced AB Loan Combination, pursuant to the terms of the Pooling and Servicing Agreement, if the related Serviced Mortgage Loan becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell such Serviced Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Mortgage Loans and REO Properties” section, then the Special Servicer will be permitted to sell the related Serviced Subordinate Companion Loan together with such Serviced Mortgage Loan and any related Serviced Pari Passu Companion Loan as a single whole loan, provided that the Special Servicer has received prior written consent from the holder of such Subordinate Companion Loan.

If an Outside Serviced Mortgage Loan becomes the equivalent of a Defaulted Mortgage Loan and the Outside Special Servicer elects to sell any promissory note evidencing a portion of the related Outside Serviced Loan Combination, the Outside Special Servicer will be required to sell such Outside Serviced Mortgage Loan, together with the related Companion Loan(s), as a single whole loan, pursuant to the Outside Servicing Agreement.  See “Description of the Mortgage Pool—The Loan Combinations—The Twin Cities Premium Outlets Loan Combination—Sale of Defaulted Loan Combination” above.

The Special Servicer is required to use reasonable efforts to solicit offers for each REO Property related to a Serviced Mortgage Loan on behalf of the Certificateholders and any related Serviced Companion Loan Holder, if applicable, and to sell each such REO Property in the same manner as with respect to a Defaulted Mortgage Loan.

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer for a Defaulted Mortgage Loan if the Special Servicer determines (in consultation with the Controlling Class Representative (unless a Controlling Class Representative Consultation Termination Event exists or the Boca Hamptons Plaza Portfolio Loan Combination is involved) or the Boca Hamptons Plaza Portfolio Controlling Note Holder (if the Boca Hamptons Plaza Portfolio Loan Combination is involved and a Boca Hamptons Plaza Portfolio Consultation Termination Event does not exist)), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Pari Passu Loan Combination, the related Serviced Pari Passu Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any related Serviced Pari Passu Companion Loan Holder(s) constituted a single lender), and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Pari Passu Loan Combination, any related Serviced Pari Passu Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any related Serviced Pari Passu Companion Loan Holder(s) constituted a single lender).

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer for an REO Property if the Special Servicer determines (in consultation with the related Directing Holder (unless an applicable Consultation Termination Event exists)), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of an REO Property related to a Serviced Loan Combination, the related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any related Serviced Companion Loan Holder(s) constituted a single lender (and, in the case of a Serviced AB Loan Combination, taking into account the subordinate nature of the related Serviced Subordinate Companion Loan)), and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of an REO Property related to a Serviced Loan Combination, any related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any related Serviced Companion Loan Holder(s) constituted a single lender (and, in the case of a Serviced AB Loan Combination, taking into account the subordinate nature of the related Serviced Subordinate Companion Loan)).

An “Interested Person” is the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Controlling Class Representative, any Sponsor, any borrower, any holder of a related mezzanine loan, any manager of a Mortgaged Property, any independent contractor engaged by the Special Servicer or any affiliate of any of the preceding entities, and, with respect to a Defaulted Mortgage Loan that constitutes a Serviced Loan Combination, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of the related Serviced Companion Loan, the related Serviced Companion Loan Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

Modifications, Waivers and Amendments

The Pooling and Servicing Agreement will permit (a) with respect to any Serviced Loan that is a non-Specially Serviced Loan, the Master Servicer (subject to the Special Servicer’s consent except as provided below), or (b) with respect to any Specially Serviced Loan, the Special Servicer, in each case subject to the consultation rights of the Operating Advisor and the consent and/or consultation rights of the related Directing Holder (if any) and, to the extent required in accordance with the related Co-Lender Agreement, any related Serviced Companion Loan Holder or its representative, to modify, waive or amend any term of any Serviced Loan if such modification, waiver or amendment (i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Serviced Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (A) cause either Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust or (B) result in the imposition of a tax upon either Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)).

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage, or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Serviced Mortgage Loan documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or require the related borrower to provide such calculation to the Master Servicer or the Special Servicer, as applicable) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Serviced Mortgage Loan, then, unless then permitted by the REMIC provisions of the Code, such calculation shall exclude the value of personal property and going concern value, if any.

No modification, waiver or amendment of any Co-Lender Agreement related to a Serviced Loan or an action to enforce rights with respect thereto, in each case, in a manner that materially and adversely affects the rights, duties and obligations of the Special Servicer will be permitted without the prior written consent of the Special Servicer.

The consent of the Special Servicer is required to any modification, waiver or amendment with regard to any Serviced Loan that is not a Specially Serviced Loan (other than certain non-material modifications, waivers or amendments), and the Special Servicer will also be required to obtain the consent of the related Directing Holder to the extent described below under “—Directing Holder” in this prospectus supplement. The Special Servicer is also required to obtain the consent of the related Directing Holder in connection with any modification, waiver or amendment with regard to any Specially Serviced Loan to the extent described below under “—Directing Holder” in this prospectus supplement.

When the Special Servicer’s consent is required, the Master Servicer shall promptly provide the Special Servicer with written notice of any request for modification, waiver or amendment accompanied by the Master Servicer’s written recommendation and analysis and any and all information in the Master Servicer’s possession or reasonably available to it that the Special Servicer or the related Directing Holder may reasonably request to grant or withhold such consent. When the Special Servicer’s consent is required under the Pooling and Servicing Agreement, such consent will be deemed given if the Special Servicer does not respond to a request for consent within the time periods set forth in the Pooling and Servicing Agreement.  Prior to the occurrence and continuance of an applicable Control Termination Event, with respect to all applicable Specially Serviced Loan(s) and non-Specially Serviced Loan(s), the Special Servicer will be required to obtain, prior to consenting to such a proposed action of the Master Servicer that constitutes a Major Decision, and prior to itself taking any such action that constitutes a Major Decision, the written consent of the related Directing Holder, which consent will be deemed given if the related Directing Holder does not respond to a request for consent within the time periods set forth in the Pooling and Servicing Agreement.

With respect to all non-Specially Serviced Loans, and subject to the rights of the Special Servicer and the related Directing Holder (as described below under “—Directing Holder” in this prospectus supplement), the Master Servicer, without the consent of the Special Servicer, will be responsible to determine whether to consent to or approve any request by a borrower with respect to:

(A)          approving routine leasing activity with respect to any lease for less than the lesser of (i) 30,000 square feet and (ii) 30% of the net rentable area of the related Mortgaged Property;

(B)          approving any waiver affecting the timing of receipt of financial statements from any borrower; provided that such financial statements are delivered no less often than quarterly and within 60 days after the end of the calendar quarter;

(C)          approving annual budgets for the related Mortgaged Property; provided that no such budget (i) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (ii) provides for the payment of any material expenses to any affiliate of the borrower (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date);

(D)          subject to other restrictions in this prospectus supplement regarding principal prepayments, waiving any provision of a Serviced Loan requiring a specified number of days’ notice prior to a principal prepayment;

(E)          approving non-material modifications, consents or waivers (other than modifications, consents or waivers specifically prohibited under this “—Modifications, Waivers and Amendments” section) in connection with a defeasance permitted by the terms of the Pooling and Servicing Agreement, and subject to certain conditions, including in certain cases, delivery of an opinion of counsel (which opinion of counsel will be an expense of the borrower) to the effect that such modification, waiver or consent would not cause any Trust REMIC to fail to qualify as a REMIC under the Code or result in a “prohibited transaction” under the REMIC provisions of the Code or cause the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes;

(F)          approving consents with respect to non-material rights-of-way and non-material easements and consent to subordination of the related Serviced Mortgage Loan or Serviced Loan Combination to such non-material rights-of-way or easements; provided, that the Master Servicer has determined in accordance with the Servicing Standard that such right-of-way or easement does not materially interfere with the then-current use of the related Mortgaged Property or the security intended to be provided by the related Mortgage and will not have a material adverse effect on the value of such Mortgaged Property;

(G)          granting waivers of minor covenant defaults (other than financial covenants);

(H)          as permitted under the Serviced Loan documents, payment from any escrow or reserve, except releases of any escrows, reserve accounts or letters of credit held as performance escrows or reserves unless required pursuant to the specific terms of the related Serviced Loan and for which there is no material lender discretion;

(I)            approving a change of the property manager at the request of the related borrower so long as (i) the successor property manager is not affiliated with the borrower and is a nationally or regionally recognized manager of similar properties, and (ii) the subject Serviced Mortgage Loan does not have an outstanding principal balance in excess of the lesser of $5,000,000 or 2% of the then aggregate principal balance of the Mortgage Loans;

(J)           subject to the satisfaction of any conditions precedent set forth in the related Serviced Loan documents, approving disbursements of any holdback amounts in accordance with the related Mortgage Loan Documents with respect to certain Serviced Loans other than those Serviced Loans identified in the Pooling and Servicing Agreement; and

(K)          any non-material modifications, waivers or amendments not provided for in clauses (A) through (J) above, which are necessary to cure any ambiguities or to correct scrivener’s errors in the terms of the related Serviced Loan.

In no event, however, will the Special Servicer be permitted to (i) extend the maturity date of a Serviced Loan beyond a date that is three years prior to the Rated Final Distribution Date, or (ii) if the Serviced Loan is secured by a ground lease, extend the maturity date of such Serviced Loan beyond a date which is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower.

Any modification, waiver or amendment with respect to a Serviced Loan Combination may be subject to the consent and/or consultation rights of the related Serviced Companion Loan Holder as described under “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement.

The Master Servicer or the Special Servicer, as applicable, is required to notify the Trustee, the Certificate Administrator, the Depositor, any related Serviced Companion Loan Holder, the related Directing Holder (prior to the occurrence and continuance of an applicable Consultation Termination Event), the Operating Advisor (after the occurrence and during the continuance of an applicable Control Termination Event) and the 17g-5 information provider, in writing, of any modification, waiver or amendment of any term of any Serviced Loan and the date of the modification and deliver a copy to the Trustee, any related Serviced Companion Loan Holder, the related Directing Holder (prior to the occurrence and continuance of an applicable Consultation Termination Event) and the Operating Advisor (after the occurrence and during the continuance of an applicable Control Termination Event), and the original to the Trustee or other custodian under the Pooling and Servicing Agreement (the “Custodian”) of the recorded agreement relating to such modification, waiver or amendment within 15 business days following the execution and recordation of the modification, waiver or amendment.

Any Modification Fees paid by any borrower to the Master Servicer or the Special Servicer with respect to a modification, consent, extension, waiver or amendment of any term of a Serviced Loan (in the case of a Serviced Loan Combination, if applicable, subject to any related Co-Lender Agreement) will be applied as described under “The Pooling and Servicing Agreement—Application of Penalty Charges and Modification Fees” in this prospectus supplement.

The Master Servicer and the Special Servicer, as applicable, will be required, no less often than on a monthly basis, to make a knowledgeable servicing officer available via telephone to verbally answer questions from the Operating Advisor (after the occurrence and during the continuance of an applicable Control Termination Event ) and the related Directing Holder (prior to the occurrence and continuance of an applicable Consultation Termination Event) regarding the performance and servicing of the applicable Serviced Mortgage Loans and/or REO Properties for which such Master Servicer or Special Servicer, as applicable, is responsible.

With respect to an Outside Serviced Mortgage Loan, any modifications, waivers and amendments will be effected by the Outside Special Servicer or the Outside Servicer, as applicable, in accordance with the terms of the Outside Servicing Agreement and the related Co-Lender Agreement.  See “Description of the Mortgage Pool—The Loan Combinations” and “—Servicing of the Outside Serviced Mortgage Loans” in this prospectus supplement.  Any consent and/or consultation rights entitled to be exercised by the holder of such Outside Serviced Mortgage Loan with respect to modifications, waivers and amendments or certain other major decisions under the Outside Servicing Agreement, will be exercised by the Controlling Class Representative or, following a Controlling Class Representative Control Termination Event, by the Operating Advisor.  The Master Servicer and the Special Servicer will only be obligated to forward any requests received from the Outside Servicer or the Outside Special Servicer, as applicable, for such consent and/or consultation to the Controlling Class Representative or, following a Controlling Class Representative Control Termination Event, to the Operating Advisor, and will have no right or obligation to exercise any such consent or consultation rights.

Directing Holder

General

For so long as a Control Termination Event has not occurred and is not continuing, the related Directing Holder will be entitled to advise (1) the Special Servicer, with respect to the applicable Serviced Loan(s) that are

Specially Serviced Loan(s) and (2) the Special Servicer, with respect to the applicable Serviced Loan(s) that are not Specially Serviced Loan(s), as to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, in each case as described below.

The provisions summarized below with respect to the Controlling Class Representative will be subject to the right of certain Controlling Class Certificateholders to “opt-out” of its Controlling Class Certificateholder rights under certain circumstances described in this prospectus supplement, as provided for in the Pooling and Servicing Agreement.

Except as otherwise described in the succeeding paragraphs below, (a) the Master Servicer will not be permitted to take any of the following actions unless it has obtained the consent of the Special Servicer and (b) for so long as an applicable Control Termination Event has not occurred and is not continuing, the Special Servicer will not be permitted to consent to the Master Servicer’s taking any of the following actions, nor will the Special Servicer itself be permitted to take any of the following actions, as to which the related Directing Holder has objected in writing within 10 business days (or in the case of a determination of an Acceptable Insurance Default, 20 days) after receipt of the written recommendation and analysis from the Special Servicer (provided that if such written objection has not been received by the Special Servicer within the 10-day or, if applicable, 20-day period, the related Directing Holder will be deemed to have approved such action) (each of the following, a “Major Decision”):

(A)           any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Serviced Loans as come into and continue in default;

(B)           any modification, consent to a modification or waiver of any monetary term (other than Penalty Charges) or material non-monetary term (including, without limitation, a modification with respect to the timing of payments and acceptance of discounted payoffs but excluding waiver of Penalty Charges) of a Serviced Loan or any extension of the maturity date or Anticipated Repayment Date, as applicable, of such Serviced Loan;

(C)           any sale of a Serviced Mortgage Loan that is a Defaulted Mortgage Loan (and any related Serviced Pari Passu Companion Loan) or an REO Property (other than in connection with the termination of the Issuing Entity as described under “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in this prospectus supplement) for less than the applicable Repurchase Price (excluding the amount described in clause (vi) of the definition of “Repurchase Price”);

(D)           any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(E)           any release of collateral or any acceptance of substitute or additional collateral for a Serviced Loan or any consent to either of the foregoing, other than immaterial condemnation actions and other similar takings, or if otherwise required pursuant to the specific terms of the related Serviced Loan and for which there is no lender discretion;

(F)           any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or, if lender consent is required, any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement or related to an immaterial easement, right of way or similar agreement;

(G)           any property management company changes or franchise changes, in each case to the extent the lender is required to consent or approve under the related Serviced Loan documents;

(H)           releases of any escrow accounts, reserve accounts or letters of credit held as performance or “earn-out” escrows or reserves, other than those required pursuant to the specific terms of the related Serviced Loan and for which there is no lender discretion;

(I)            any acceptance of an assumption agreement or any other agreement permitting transfers of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Serviced Loan other than pursuant to the specific terms of such Serviced Loan and for which there is no lender discretion;

(J)            the determination of the Special Servicer pursuant to clause (b) or clause (g) of the definition of “Servicing Transfer Event”;

(K)           following a default or an event of default with respect to a Serviced Loan, any acceleration of a Serviced Loan, or initiation of judicial, bankruptcy or similar proceedings under the related Serviced Loan documents or with respect to the related borrower or Mortgaged Property;

(L)           any modification, waiver or amendment of an intercreditor agreement, Co-Lender Agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a Serviced Loan, or an action to enforce rights with respect thereto;

(M)           any determination of an Acceptable Insurance Default;

(N)           any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower; and

(O)           any approval of any casualty insurance settlements or condemnation settlements, and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property;

provided, however, that solely with respect to any Serviced AB Loan Combination and during any period that the related Serviced Subordinate Companion Loan Holder is the “Controlling Note Holder” under the related Co-Lender Agreement (as described in “Description of the Mortgage Loans—The Loan Combinations—The Kings Mountain Industrial Loan Combination” in this prospectus supplement), “Major Decision” shall have the meaning assigned to the term “Subordinate Companion Loan Major Decision” set forth under “Description of the Mortgage Loans—The Loan Combinations—The Kings Mountain Industrial Loan Combination” in this prospectus supplement; and, provided further that in the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (and, with respect to any Serviced Loan Combination, the Serviced Companion Loan Holder(s)) (as a collective whole as if such Certificateholders and, if applicable, the Serviced Companion Loan Holder(s) constituted a single lender (and, with respect to a Serviced AB Loan Combination, taking into account the subordinate nature of the related Subordinate Companion Loan)), the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Directing Holder’s (or, if applicable, the Special Servicer’s) response.  The Special Servicer is not required to obtain the consent of the related Directing Holder for any of the foregoing actions following the occurrence and during the continuance of an applicable Control Termination Event; provided, however, that after the occurrence and during the continuance of an applicable Control Termination Event, the Special Servicer will be required to consult with the related Directing Holder (until the occurrence and continuance of an applicable Consultation Termination Event) and the Operating Advisor in connection with any Major Decision and to consider alternative actions recommended by the related Directing Holder and the Operating Advisor, but only to the extent that consultation with, or consent of, the related Directing Holder would have been required prior to the occurrence and continuance of such applicable Control Termination Event; provided that such consultation is not binding on the Special Servicer.

In addition, unless an applicable Control Termination Event has occurred and is continuing, each of (x) the Controlling Class Representative (with respect to each Serviced Loan other than the Boca Hamptons Plaza Portfolio Loan Combination and, in the case of any Serviced AB Loan Combination, after the occurrence of an applicable Subordinate Companion Loan Control Termination Event) and (y) the Boca Hamptons Plaza Portfolio Controlling Note Holder (with respect to the Boca Hamptons Plaza Portfolio Loan Combination) may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to any Serviced Loan, as such party may reasonably deem advisable.  Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions or objections from any such party that would cause it to violate applicable law, the related Serviced Loan documents, any related Co-Lender Agreement or intercreditor agreement, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions of the Code.

The “Directing Holder” will be: (a) with respect to all of the Serviced Loans other than (x) a Serviced AB Loan Combination and (y) the Boca Hamptons Plaza Portfolio Loan Combination, the Controlling Class Representative; (b) with respect to any Serviced AB Loan Combination, (i) prior to the occurrence and continuance of an applicable Subordinate Companion Loan Control Termination Event, the holder of the related Subordinate Companion Loan and (ii) following the occurrence and during the continuance of an applicable Subordinate Companion Loan Control Termination Event, the Controlling Class Representative; and (c) with respect to the Boca Hamptons Plaza Portfolio Loan Combination, the Boca Hamptons Plaza Portfolio Controlling Note Holder.

The “Controlling Class Representative” is the Controlling Class Certificateholder (or other representative) selected by at least a majority of the Controlling Class Certificateholders, by Certificate Principal Amount, as identified by notice to the Certificate Registrar by the applicable Controlling Class Certificateholders from time to time, with notice of such selection delivered to the Special Servicer, the Master Servicer, the Operating Advisor, the Trustee and the Certificate Administrator; provided, however, that (i) absent that selection, or (ii) until a Controlling Class Representative is so selected or (iii) upon receipt of a notice from the Controlling Class Certificateholders that own Certificates representing more than 50% of the Certificate Principal Amount of the Controlling Class, that a Controlling Class Representative is no longer designated, the Controlling Class Representative will be the Controlling Class Certificateholder that owns the largest aggregate Certificate Principal Amount of the Controlling Class, as identified to the Certificate Registrar pursuant to the procedures set forth in the Pooling and Servicing Agreement; provided, however, that, in the case of the preceding proviso, in the event two or more holders (collectively, the “subject holders”) each owns Certificates representing the same aggregate Certificate Principal Amount of the Controlling Class that is, in each case, larger than the aggregate Certificate Principal Amount of the Controlling Class owned by any other particular holder besides the subject holders, then the Controlling Class Representative will be the subject holders acting unanimously (and for the avoidance of doubt, if both or all of the holders do not act unanimously in accordance with the preceding proviso, any direction and/or consent received will not apply and the deemed consent provisions in the Pooling and Servicing Agreement will be applicable).  The initial Controlling Class Representative is expected to be Ellington Management Group, LLC (or its affiliate).

Once a Controlling Class Representative has been selected, each of the Master Servicer, the Special Servicer, the Operating Advisor, the Depositor, the Certificate Administrator, the Trustee and each other Certificateholder (or beneficial owner of Certificates, if applicable) will be entitled to rely on such selection unless a majority of the Certificateholders of the Controlling Class, by Certificate Principal Amount, or such Controlling Class Representative has notified the Certificate Administrator, the Master Servicer and each other Certificateholder of the Controlling Class, in writing, of the resignation of such Controlling Class Representative or the selection of a new Controlling Class Representative.  Upon receipt of written notice of, or other knowledge of, the resignation of a Controlling Class Representative, the Certificate Administrator will be required to request the Certificateholders of the Controlling Class to select a new Controlling Class Representative.  Upon receipt of notice of a change in Controlling Class Representative, the Certificate Administrator will be required to promptly forward notice thereof to each other party to the Pooling and Servicing Agreement.

A “Controlling Class Certificateholder” is each holder (or beneficial owner, if applicable) of a Certificate of the Controlling Class as determined by the Certificate Administrator from time to time.

The “Controlling Class” will be as of any time of determination the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Principal Amount, as notionally reduced by any Appraisal Reduction Amounts allocable to such Class, at least equal to 25% of the initial Certificate Principal Amount of that Class or, if no Class of Control Eligible Certificates meets the preceding requirement, the Class E Certificates.  The Controlling Class as of the Closing Date will be the Class H Certificates.

A “Control Termination Event” will exist: (a) with respect to the Boca Hamptons Plaza Portfolio Loan Combination, when a Boca Hamptons Plaza Portfolio Control Termination Event has occurred and is continuing; (b) with respect to any Serviced AB Loan Combination, when both a Controlling Class Representative Control Termination Event has occurred and is continuing, and an applicable Subordinate Companion Loan Control Termination Event has occurred and is continuing; and (c) with respect to any other Serviced Loan, when a Controlling Class Representative Control Termination Event has occurred and is continuing.

A “Controlling Class Representative Control Termination Event” will either (a) occur when none of the Classes of Class E, Class F, Class G and Class H Certificates has an outstanding Certificate Principal Amount (as notionally reduced by any Appraisal Reduction Amounts then allocable to such Class) that is at least equal to 25% of the initial Certificate Principal Amount of that Class of Certificates or (b) be deemed to occur as described below.

A “Boca Hamptons Plaza Portfolio Control Termination Event” will occur when (a) the Boca Hamptons Plaza Portfolio Companion Loan is included in a securitization trust and (b) the Certificate Administrator and the Special Servicer have received a Boca Hamptons Plaza Portfolio Control Termination Event Notice (which has not been revoked).  A “Boca Hamptons Plaza Portfolio Control Termination Event Notice” is a written notice from a party to the Boca Hamptons Plaza Portfolio Companion Loan Securitization Trust pooling and servicing agreement indicating that a “control termination event” (or the equivalent) has occurred and is continuing under the Boca Hamptons Plaza Portfolio Companion Loan Securitization Trust pooling and servicing agreement, which may be revoked in accordance with the terms of such pooling and servicing agreement if such control termination event ceases to exist.

A “Subordinate Companion Loan Control Termination Event” will exist, with respect to any Serviced AB Loan Combination, if and for so long as the holder of the related Subordinate Companion Loan is not the “controlling note holder” with respect to such Serviced AB Loan Combination pursuant to the related Co-Lender Agreement, as described in “Description of the Mortgage Loans—The Loan Combinations” in this prospectus supplement.

A “Consultation Termination Event” will exist: (a) with respect to the Boca Hamptons Plaza Portfolio Loan Combination, when a Boca Hampton Plaza Portfolio Consultation Termination Event has occurred and is continuing; (b) with respect to any Serviced AB Loan Combination, when both a Controlling Class Representative Consultation Termination Event has occurred and is continuing, and an applicable Subordinate Companion Loan Control Termination Event has occurred and is continuing; and (c) with respect to any other Serviced Loan, when a Controlling Class Representative Consultation Termination Event has occurred and is continuing.

A “Controlling Class Representative Consultation Termination Event” will either (a) occur when none of the Classes of Class E, Class F, Class G and Class H Certificates has an outstanding Certificate Principal Amount, without regard to the allocation of any Appraisal Reduction Amounts, that is equal to or greater than 25% of the initial Certificate Principal Amount of that Class of Certificates or (b) be deemed to occur as described below.

A “Boca Hamptons Plaza Portfolio Consultation Termination Event” will occur when (a) the Boca Hamptons Plaza Portfolio Companion Loan is included in a securitization trust, and (b) the Certificate Administrator and the Special Servicer have received a Boca Hamptons Plaza Portfolio Consultation Termination Event Notice.  A “Boca Hamptons Plaza Portfolio Consultation Termination Event Notice” is a written notice from a party to the Boca Hamptons Plaza Portfolio Companion Loan Securitization Trust pooling and servicing agreement indicating that a “consultation termination event” (or the equivalent) has occurred and is continuing under the Boca Hamptons Plaza Portfolio Companion Loan Securitization Trust pooling and servicing agreement.

After the occurrence and during the continuance of an applicable Subordinate Companion Loan Control Termination Event, (x) any consent and/or consultation rights of the holder of the related Subordinate Companion Loan with respect to the related Serviced AB Loan Combination will terminate and (y) so long as a Controlling Class Representative Control Termination Event does not exist, the Controlling Class Representative will exercise the rights of the Directing Holder with respect to the related Serviced AB Loan Combination.

After the occurrence and during the continuance of a Controlling Class Representative Control Termination Event or a Boca Hamptons Plaza Portfolio Control Termination Event, the consent rights of the Controlling Class Representative or the Boca Hamptons Plaza Portfolio Controlling Note Holder, as applicable, will terminate, and the Controlling Class Representative or the Boca Hamptons Plaza Portfolio Controlling Note Holder, as applicable, will retain consultation rights under the Pooling and Servicing Agreement with respect to certain Major Decisions and other matters with respect to the related Serviced Loan(s); provided, however, that the Controlling Class Representative will not be permitted to consult with respect to any Serviced AB Loan Combination prior to the occurrence and continuance of an applicable Subordinate Companion Loan Control Termination Event.

In addition, unless a Controlling Class Representative Consultation Termination Event exists, the Controlling Class Representative will have non-binding consultation rights with respect to (i) certain Major Decisions and other matters relating to the Boca Hamptons Plaza Portfolio Loan Combination and (ii) certain servicing decisions and other matters relating to any Outside Serviced Loan Combinations.

After the occurrence and during the continuance of a Controlling Class Representative Consultation Termination Event or a Boca Hamptons Plaza Portfolio Consultation Termination Event, as applicable, the Controlling Class Representative or the Boca Hampton Plaza Portfolio Controlling Note Holder, as applicable, will have no consultation or consent rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Holder.  However, the Controlling Class Certificateholder will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement.

Neither the Master Servicer nor the Special Servicer will be required to take or to refrain from taking any action pursuant to instructions from a Directing Holder, or due to any failure to approve an action by any such party, or due to an objection by any such party that would cause either the Master Servicer or the Special Servicer to violate applicable law, the related Mortgage Loan documents, the Pooling and Servicing Agreement (including the Servicing Standard), any related Co-Lender Agreement or intercreditor agreement or the REMIC provisions of the Code.

The Controlling Class Representative or the Boca Hampton Plaza Portfolio Controlling Note Holder, as applicable, has certain rights to remove and replace the Special Servicer with respect to the related Serviced Loan(s) as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement.

Each Certificateholder and beneficial owner of a Control Eligible Certificate is hereby deemed to have agreed by virtue of its purchase of such Certificate (or beneficial ownership interest in such Certificate) to provide its name and address to the Certificate Administrator and to notify the Certificate Administrator of the transfer of any Control Eligible Certificate (or the beneficial ownership of any Control Eligible Certificate), the selection of the Controlling Class Representative or the resignation or removal of the Controlling Class Representative.  Any such Certificateholder (or beneficial owner) or its designee at any time appointed Controlling Class Representative is hereby deemed to have agreed by virtue of its purchase of a Control Eligible Certificate (or the beneficial ownership interest in a Control Eligible Certificate) to notify the Certificate Administrator when such Certificateholder (or beneficial owner) or designee is appointed Controlling Class Representative and when it is removed or resigns.  Upon receipt of such notice, the Certificate Administrator will be required to notify the Special Servicer, the Master Servicer, the Operating Advisor and the Trustee of the identity of the Controlling Class Representative, any resignation or removal of the Controlling Class Representative and/or any new holder or beneficial owner of a Control Eligible Certificate.  In addition, upon the request of the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee, as applicable, the Certificate Administrator will be required to provide the identity of the then-current Controlling Class and a list of the Certificateholders (or beneficial owners, if applicable, at the expense of the Issuing Entity if such expense arises in connection with an event as to which the Controlling Class Representative or the Controlling Class has consent or consultation rights pursuant to the Pooling and Servicing Agreement or in connection with a request made by the Operating Advisor in connection with its obligation under the Pooling and Servicing Agreement to deliver a copy of the Operating Advisor’s annual report to the Controlling Class Representative, and otherwise at the expense of the requesting party) of the Controlling Class to such requesting party, and each of the Master Servicer, Special Servicer, Operating Advisor and the Trustee shall be entitled to rely on such the information so provided by the Certificate Administrator.

In the event of a change in the Controlling Class, the Certificate Administrator will be required to promptly contact the current holder of the Controlling Class (or its designee) or one of its affiliates, or, if applicable, any successor Controlling Class Representative or Controlling Class Certificateholder(s), and determine whether such entity is the holder (or beneficial owner) of at least a majority of the Controlling Class (in effect after such change in Controlling Class) by Certificate Principal Amount.  If at any time that the current holder of the Controlling Class (or its designee) or one of its affiliates, or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the holder (or beneficial owner) of at least a majority of the Controlling Class by Certificate Principal Amount and the Certificate Administrator has neither (i) received notice of the then-current Controlling Class Certificateholders of at least a majority of the Controlling Class by Certificate Principal Amount nor (ii) received notice of a replacement Controlling Class Representative pursuant to the Pooling and Servicing Agreement, then a Controlling Class Representative Control Termination Event and a Controlling Class

Representative Consultation Termination Event will be deemed to have occurred and will be deemed to continue until such time as the Certificate Administrator receives either such notice.

Notwithstanding anything to the contrary described in this prospectus supplement, at any time when the Class E Certificates are the Controlling Class Certificates, the holder of more than 50% of the Controlling Class Certificates (by Certificate Principal Amount) may waive its right to act as or appoint a Controlling Class Representative and to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative set forth in the Pooling and Servicing Agreement, by irrevocable written notice delivered to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor. Any such waiver will remain effective with respect to such holder and the Class E Certificates until such time as either (x) the Class E Certificates are no longer the Controlling Class of Certificates or (y) that Certificateholder has (i) sold a majority of the Class E Certificates (by Certificate Principal Amount) to an unaffiliated third party and (ii) certified to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor that (a) the transferor retains no direct or indirect voting rights with respect to the Class E Certificates that it does not own, (b) there is no voting agreement between the transferee and the transferor and (c) the transferor retains no direct or indirect economic interest in the Class E Certificates. Following any such transfer, or if the Class E Certificates are no longer the Controlling Class of Certificates, the successor holder of more than 50% of the Controlling Class of Certificates (by Certificate Principal Amount) will again have the rights of a Controlling Class Representative as described in this prospectus supplement without regard to any prior waiver by the predecessor Certificateholder. The successor Certificateholder will also have the right to irrevocably waive its right to act as or appoint a Controlling Class Representative or to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative. No successor Certificateholder described above will have any consent rights with respect to any Serviced Mortgage Loan that became a Specially Serviced Loan prior to its acquisition of a majority of the Class E Certificates that had not also become a Corrected Loan prior to such acquisition until such Serviced Mortgage Loan becomes a Corrected Loan.

Whenever such an “opt-out” by a Controlling Class Certificateholder is in effect:

●	a Controlling Class Representative Control Termination Event and a Controlling Class Representative Consultation Termination Event will be deemed to have occurred and be continuing; and

●
the rights of the holder of more than 50% of the Class E Certificates (by Certificate Principal Amount), if the Class E Certificates are the Controlling Class of Certificates, to act as or appoint a Controlling Class Representative and the rights of a Controlling Class Representative will not be operative (notwithstanding whether a Controlling Class Representative Control Termination Event or a Controlling Class Representative Consultation Termination Event is or would otherwise then be in effect).

With respect to an Outside Serviced Mortgage Loan, any consent or approvals on actions to be taken by the Outside Special Servicer or the Outside Servicer are governed by the terms of the Outside Servicing Agreement and the related Co-Lender Agreement, as described under “Description of the Mortgage Pool—The Loan Combinations” and “—Servicing of the Outside Serviced Mortgage Loans” in this prospectus supplement.

Limitation on Liability of the Directing Holder

The Directing Holder will not be liable to the Issuing Entity or the Certificateholders for any action taken, or for refraining from the taking of any action or for errors in judgment.  However, the Controlling Class Representative will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that a Directing Holder:

(a)      may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates;

(b)      may act solely in its own interests (or, in the case of the Controlling Class Representative, in the interests of the holders of the Controlling Class);

(c)      does not have any liability or duties to the holders of any Class of Certificates (other than, in the case of the Controlling Class Representative, the Controlling Class);

(d)      may take actions that favor its own interests (or, in the case of the Controlling Class Representative, the interests of the holders of the Controlling Class) over the interests of the holders of one or more Classes of Certificates; and

(e)      will have no liability whatsoever (other than, in the case of the Controlling Class Representative, to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and that no Certificateholder may take any action whatsoever against any Directing Holder or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of any Directing Holder for having so acted.

Under circumstances where it is authorized or required to do so by the Pooling and Servicing Agreement, the taking, or refraining from taking, of any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of a Directing Holder, which does not violate any law or the Servicing Standard or the provisions of the Pooling and Servicing Agreement, or any related Co-Lender Agreement or intercreditor agreement, will not result in any liability on the part of the Master Servicer or the Special Servicer.

Operating Advisor

General Obligations

After the occurrence and during the continuance of a Control Termination Event, subject to the restrictions and limitations described in this prospectus supplement, the Operating Advisor will generally review the Special Servicer’s operational practices in respect of the applicable Specially Serviced Loan(s) to formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of such Specially Serviced Loans, each in accordance with the Operating Advisor Standard.  In addition, after the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will consult with the Special Servicer in accordance with the Operating Advisor Standard with regard to certain matters with respect to the servicing of the applicable Specially Serviced Loan(s) to the extent described in this prospectus supplement and set forth in the Pooling and Servicing Agreement.  The Operating Advisor will act solely as a contracting party to the extent described in this prospectus supplement and under the Pooling and Servicing Agreement, will have no fiduciary duty, will have no other duty except with respect to its specific obligations under the Pooling and Servicing Agreement, and will have no duty or liability to any particular Class of Certificates or any Certificateholder.  The Operating Advisor is not a servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan.  By purchasing a Certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and the goal of the Operating Advisor’s participation is to provide additional monitoring relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.  After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the Special Servicer related to any specific applicable Specially Serviced Loan is only to provide background information to the Operating Advisor and to allow more meaningful interaction with the Special Servicer.  Potential investors should note that the Operating Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder.  See “Risk Factors—Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks” in this prospectus supplement.

Following the occurrence and during the continuation of a Control Termination Event, the Operating Advisor will have certain consultation rights with respect to Major Decisions with respect to the applicable Serviced Loan(s) as described under “—Directing Holder” above and “—Asset Status Reports” below and “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement.

Prior to the occurrence and continuance of an applicable Control Termination Event, the Operating Advisor is required to promptly review (i) all information available to Privileged Persons on the Certificate Administrator’s website with respect to the Special Servicer, assets on the CREFC® servicer watch list and the applicable Specially Serviced Loan(s) and (ii) each related Final Asset Status Report.  Prior to the occurrence and continuance of an applicable Control Termination Event, the Operating Advisor’s obligations will be limited to the review described in the immediately preceding sentence and generally will not involve an assessment of specific actions of the Special Servicer and, in any event, will be subject to limitations described in this prospectus supplement or set forth in the Pooling and Servicing Agreement.

Prior to the occurrence and continuance of an applicable Control Termination Event, the Operating Advisor will have no specific involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, insurance policies, borrower substitutions, lease modifications and amendments and other similar actions that the Special Servicer may perform with respect to such Serviced Mortgage Loan under the Pooling and Servicing Agreement.

Prior to the occurrence and continuance of an applicable Control Termination Event, the Special Servicer will deliver to the Operating Advisor each related Final Asset Status Report.  Subject to the Privileged Information Exception, the Operating Advisor will be obligated to keep confidential any Privileged Information received from the Special Servicer, the related Directing Holder or any related Serviced Companion Loan Holder (or its representative) in connection with the related Directing Holder’s or such related Serviced Companion Loan Holder’s exercise of any rights under the Pooling and Servicing Agreement (including, without limitation, in connection with any asset status report) or otherwise in connection with the Mortgage Loans.

The Operating Advisor is required to keep all Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Controlling Class Representative), other than (1) to the extent expressly required by the Pooling and Servicing Agreement, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception.  Each party to the Pooling and Servicing Agreement that receives Privileged Information from the Operating Advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer and, unless an applicable Consultation Termination Event has occurred and is continuing, the related Directing Holder other than pursuant to a Privileged Information Exception.

In addition, prior to the occurrence and continuance of an applicable Control Termination Event, the Special Servicer will forward any Appraisal Reduction Amount with respect to, and net present value calculations used in the Special Servicer’s determination of the course of action to be taken in connection with the workout or liquidation of, a Specially Serviced Loan to the Operating Advisor after they have been finalized.  The Operating Advisor will review such calculations but may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations; provided, however, if the Operating Advisor discovers a mathematical error contained in such calculations, then the Operating Advisor will be required to notify the Special Servicer and the related Directing Holder of such error.

The “Operating Advisor Standard” means the Operating Advisor is required to act solely on behalf of the Issuing Entity and in the best interest of, and for the benefit of, the Certificateholders (as a collective whole as if such Certificateholders (and, with respect to any Serviced Pari Passu Loan Combination, any related Serviced Pari Passu Companion Loan Holder(s)) constituted a single lender), and not any particular Class of those Certificateholders (as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment).

“Privileged Information” means (i) any correspondence or other communications between the related Directing Holder (and, in the case of any Serviced Loan Combinations, the Serviced Companion Loan Holder or its representative) and the Special Servicer related to any Specially Serviced Loan or the exercise of the consent or consultation rights of such Directing Holder under the Pooling and Servicing Agreement and/or any related Serviced Companion Loan Holder (or its representative) under the related Co-Lender Agreement, (ii) any strategically sensitive information that the Special Servicer has reasonably determined could compromise the Issuing Entity’s position in any ongoing or future negotiations with the related borrower or other interested party, and (iii) any information subject to attorney-client privilege.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the

Restricted Party is (in the case of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, any affected Serviced Companion Loan Holder and the Trustee, as evidenced by an opinion of counsel (which will be an additional expense of the Issuing Entity) delivered to each of the Master Servicer, the Special Servicer, the applicable Directing Holder, the Operating Advisor, the Certificate Administrator and the Trustee), required by law, rule, regulation, order, judgment or decree to disclose such information.

A “Final Asset Status Report” with respect to any Specially Serviced Loan, means each related asset status report, together with such other data or supporting information provided by the Special Servicer to the Operating Advisor or the related Directing Holder or any related Serviced Companion Loan Holder (or its representative), in each case, which does not include any communications (other than the related asset status report) between the Special Servicer and the related Directing Holder and/or related Serviced Companion Loan Holder (or its representative) with respect to such Specially Serviced Loan; provided that no asset status report will be considered to be a Final Asset Status Report unless, prior to the occurrence and continuance of an applicable Control Termination Event, the related Directing Holder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or has been deemed to have approved or consented to such action or the asset status report is otherwise implemented by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

After the occurrence and during the continuance of an applicable Control Termination Event, the Special Servicer will forward any Appraisal Reduction Amount and net present value calculations with respect to a Specially Serviced Loan to the Operating Advisor and the Operating Advisor is required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with any such Appraisal Reduction Amount or net present value calculations used in the Special Servicer’s determination of the course of action to be taken in connection with the workout or liquidation of such Specially Serviced Loan prior to utilization by the Special Servicer.  The Special Servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Operating Advisor.  The Operating Advisor will recalculate and verify the accuracy of those calculations and, in the event the Operating Advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Operating Advisor and Special Servicer will consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement.  In the event the Operating Advisor and Special Servicer are not able to resolve such matters, the Operating Advisor will promptly notify the Certificate Administrator and the Certificate Administrator will determine any necessary action to take in accordance with the Pooling and Servicing Agreement.

The ability to perform the duties of the Operating Advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information required to be delivered to the Operating Advisor and the accuracy and the completeness of such information.  In addition, it is possible that the lack of access to Privileged Information may limit or prohibit the Operating Advisor from performing its duties under the Pooling and Servicing Agreement and, in either case, the Operating Advisor will not be subject to liability arising from its lack of access to Privileged Information.

Annual Report

Following the occurrence and during the continuance of a Control Termination Event, based on the Operating Advisor’s review of any annual compliance statement, Assessment of Compliance, Attestation Report, asset status report and other information (other than any communications between the related Directing Holder or any related Serviced Companion Loan Holder (or its representative) and the Special Servicer that would be Privileged Information) delivered to the Operating Advisor by the Special Servicer, the Operating Advisor will (if any applicable Serviced Mortgage Loan(s) were Specially Serviced Loan(s) during the prior calendar year) prepare an annual report to be provided to the Depositor, the Rule 17g-5 information provider (which is required to promptly post such annual report on the Rule 17g-5 website), the Trustee and the Certificate Administrator (and made available through the Certificate Administrator’s website) setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of such Specially Serviced Loan(s) and with respect to each asset status report delivered to the Operating Advisor by the Special Servicer during the prior calendar year.  Only as used in connection with the Operating Advisor’s annual report, the term “platform-level basis” refers to the Special Servicer’s performance of its duties as they relate to the resolution and liquidation of Specially Serviced Loans, taking into account the Special Servicer’s specific duties under the Pooling and Servicing Agreement as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the Operating Advisor of any annual compliance statement, Assessment of Compliance, Attestation Report, asset status report and other information (other than any communications between the related Directing Holder or a Serviced Companion Loan Holder (or its representative) and the Special Servicer that would be Privileged Information) delivered to the Operating Advisor by the Special Servicer pursuant to the Pooling and Servicing Agreement.

The Operating Advisor will be required to deliver any annual report produced by the Operating Advisor (at least 10 calendar days prior to its delivery to the Depositor, the Trustee and the Certificate Administrator) to (a) the Special Servicer and (b) for so long as a Controlling Class Representative Consultation Termination Event or a Boca Hamptons Plaza Portfolio Consultation Termination Event, does not exist, the Controlling Class Representative or the Boca Hampton Plaza Portfolio Controlling Note Holder, as applicable.  The Operating Advisor may, but will not be obligated to, revise the annual report based on any comments received from the Special Servicer or the Controlling Class Representative.

Following the occurrence and during the continuance of a Control Termination Event, in each annual report, the Operating Advisor, based on its review conducted in accordance with the Pooling and Servicing Agreement, will identify any material deviations (i) from the Servicing Standard and (ii) from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution and liquidation of the applicable Specially Serviced Loan(s) based on the limited review required in the Pooling and Servicing Agreement.  Each annual report will be required to comply with the confidentiality requirements described in this prospectus supplement regarding Privileged Information and as otherwise set forth in the Pooling and Servicing Agreement.

Replacement of the Special Servicer

At any time after the occurrence and during the continuance of a Controlling Class Representative Consultation Termination Event or a Boca Hamptons Plaza Portfolio Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor may recommend the replacement of the Special Servicer with respect to the applicable Serviced Loan(s) in the manner described under “—Termination of the Special Servicer” above, subject to the Serviced Companion Loan Holder’s right to consent, as described under “—Rights Upon Servicer Termination Event” in this prospectus supplement.

Operating Advisor Termination Events

The following constitute Operating Advisor termination events under the Pooling and Servicing Agreement (each, an “Operating Advisor Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)           any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by the Trustee or to the Operating Advisor and the Trustee by the holders of Certificates having greater than 25% of the aggregate Voting Rights of all then outstanding Certificates; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Operating Advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)           any failure by the Operating Advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days;

(c)       any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days;

(d)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the Operating Advisor, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(e)       the Operating Advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

(f)        the Operating Advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of notice of the occurrence of any Operating Advisor Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website, unless the Certificate Administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

If an Operating Advisor Termination Event occurs, and in each and every such case, so long as such Operating Advisor Termination Event has not been remedied, then either the Trustee (i) may or (ii) upon the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of each Class of Non-Reduced Certificates, will be required to, terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the Operating Advisor.

As soon as practicable, but in no event later than 15 business days after (i) the Operating Advisor resigns (excluding circumstances where no successor operating advisor is required to be appointed) or (ii) the Trustee delivers such written notice of termination to the Operating Advisor, the Trustee will appoint a successor operating advisor that is an Eligible Operating Advisor, which successor operating advisor may be an affiliate of the Trustee. If the Trustee is the successor Master Servicer or the successor Special Servicer, neither the Trustee nor any of its affiliates will be the successor operating advisor. The Trustee will be required to provide written notice of the appointment of a successor operating advisor to the Special Servicer and the Operating Advisor within one business day of such appointment. Except as described below under “—Termination of the Operating Advisor Without Cause,” the appointment of a successor operating advisor will not be subject to the vote, consent or approval of the holder of any Class of Certificates. Upon any termination of the Operating Advisor and appointment of a successor to the Operating Advisor, the Trustee will be required to, as soon as possible, give written notice of the termination and appointment to the Special Servicer, the Master Servicer, the Certificate Administrator, the Certificateholders, the Depositor and, with respect to each Serviced Loan as to which a Consultation Termination Event does not exist, the related Directing Holder. Notwithstanding the foregoing, if the Trustee is unable to find a successor Operating Advisor within 30 days of the termination of the Operating Advisor, the Depositor will be permitted to find a replacement. Unless and until a replacement Operating Advisor is appointed, no party will act as the Operating Advisor and the provisions in the Pooling and Servicing Agreement relating to consultation with respect to the Operating Advisor will not be applicable until a replacement Operating Advisor is appointed under the Pooling and Servicing Agreement.

“Eligible Operating Advisor” means an institution (i) that is the special servicer or operating advisor on a transaction rated by any of Moody’s, Fitch, KBRA, S&P, DBRS, and/or Morningstar Credit Ratings LLC (“Morningstar”), but has not been the special servicer or operating advisor on a transaction for which Moody’s, Fitch, KBRA, S&P, DBRS and/or Morningstar has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor, as applicable, as the sole or material factor in such rating action, (ii) that can and will make the representations and warranties set forth in the Pooling and Servicing Agreement, (iii) that is not the Special Servicer or any Directing Holder or an affiliate of the Special Servicer or any Directing Holder and (iv) that has not been paid any fees, compensation or other remuneration by any Special Servicer or successor special servicer (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the recommendation of the replacement of the Special Servicer or the appointment of a successor special servicer to become the Special Servicer.

Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of Non-Reduced Certificates evidencing not less than 15% of the Voting Rights of the Non-Reduced Certificates requesting a vote to terminate and replace the Operating Advisor with a proposed successor operating advisor that is an Eligible Operating Advisor, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide written notice to all Certificateholders and the Operating Advisor of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Operating Advisor. Upon the written direction of holders of more than 50% of the Voting Rights of the Non-Reduced Certificates that exercise their right to vote (provided that holders of at least 50% of the Voting Rights of the Non-Reduced Certificates exercise their right to vote), the Trustee will terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Operating Advisor, and the proposed successor operating advisor will be appointed. The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website. The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

Asset Status Reports

The Special Servicer will be required to prepare an asset status report that is consistent with the Servicing Standard upon the earlier of (x) within 60 days after the occurrence of a Servicing Transfer Event and (y) prior to taking action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) with respect to a Specially Serviced Loan.

Each asset status report will be (i) delivered to the related Directing Holder (but only prior to the occurrence and continuance of an applicable Consultation Termination Event), the Operating Advisor (but only after the occurrence and during the continuance of an applicable Control Termination Event), the Certificate Administrator (and, in the case of any Serviced Loan Combinations, the Serviced Companion Loan Holder) and (ii) made available to the Rating Agencies. For so long as an applicable Control Termination Event has not occurred and is not continuing if the related Directing Holder does not disapprove of a related asset status report within 10 business days of receipt, the related Directing Holder will be deemed to have approved such asset status report and the Special Servicer will implement the recommended action as outlined in such asset status report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law, the Servicing Standard or the terms of the applicable Mortgage Loan documents. In addition, for so long as an applicable Control Termination Event has not occurred and is not continuing, the related Directing Holder may object to any asset status report within 10 business days of receipt; provided, however, that, if the Special Servicer determines that emergency action is necessary to protect the related Mortgaged Property or the interests of the Certificateholders (and, in the case of any Serviced Loan Combinations, the related Serviced Companion Loan Holder), or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Special Servicer may take actions with respect to the related Mortgaged Property before the expiration of the 10 business day period if the Special Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions before the expiration of the 10 business day period would materially and adversely affect the interest of the Certificateholders (and, in the case of any Serviced Loan Combinations, the related Serviced Companion Loan Holder(s)), and (prior to the occurrence and continuance of an applicable Control Termination Event) the Special Servicer has made a reasonable effort to contact the related Directing Holder. The foregoing will not relieve the Special Servicer of its duties to comply with the Servicing Standard.

If, for so long as an applicable Control Termination Event has not occurred and is not continuing, the related Directing Holder disapproves such asset status report within 10 business days of receipt and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such asset status report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. For so long as an applicable Control Termination Event has not occurred and is not continuing, the Special Servicer will revise such asset status report until the related Directing Holder fails to disapprove such revised asset status report as described above or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders (and, in the case of any Serviced Loan Combinations, the related Serviced Companion Loan Holder(s)). In any event, for so long as an applicable Control Termination Event has not occurred and is not continuing, if the related Directing Holder does not approve an asset status report within 60 business days from the first submission of an asset status report, the Special Servicer is required to take such action as directed by the related Directing Holder, provided such action does not violate the Servicing Standard.

After the occurrence and during the continuance of a Control Termination Event, each of the Operating Advisor and (prior to the occurrence and continuance of an applicable Consultation Termination Event) the related Directing Holder will be entitled to consult on a non-binding basis with the Special Servicer and propose alternative courses of action in respect of any asset status report. After the occurrence and during continuance of a Control Termination Event, the Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by (a) the Operating Advisor or (b) the related Directing Holder, as applicable. The Special Servicer may revise the asset status reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Operating Advisor (and, during the continuance of an applicable Control Termination Event but prior to the occurrence and continuance of an applicable Consultation Termination Event, the related Directing Holder).

The asset status report is not intended to replace or satisfy any specific consent or approval right which the related Directing Holder may have.

Notwithstanding the foregoing, the Special Servicer will not be permitted to follow any advice, direction or consultation provided by the Operating Advisor or the related Directing Holder or, with respect to the Serviced Loan Combinations, the Serviced Companion Loan Holder (or its representative), that would require or cause the Special Servicer to violate any applicable law, be inconsistent with the Servicing Standard, require or cause the Special Servicer to violate provisions of the Pooling and Servicing Agreement, require or cause the Special Servicer to violate the terms of any Serviced Mortgage Loan or Serviced Loan Combination, expose any Certificateholder or any party to the Pooling and Servicing Agreement or their affiliates officers, directors or agents to any claim, suit or liability, cause either Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes, result in the imposition of “prohibited transaction” or “prohibited contribution” tax under the REMIC provisions of the Code, or materially expand the scope of the Special Servicer’s responsibilities under the Pooling and Servicing Agreement or any Co-Lender Agreement.

Rating Agency Confirmations

The Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Serviced Mortgage Loan documents or other provisions of the Pooling and Servicing Agreement, if any action under the Serviced Mortgage Loan documents or the Pooling and Servicing Agreement requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmation has made a request to any Rating Agency for such Rating Agency Confirmation and if, within 10 business days of such request being posted to the Rule 17g-5 website established under the Pooling and Servicing Agreement, any Rating Agency has not granted such request, rejected such request or provided a Rating Agency Declination (as defined below), then (i) such Requesting Party will be required to promptly request the related Rating Agency Confirmation again and (ii) if there is no response to such second Rating Agency Confirmation request from the applicable Rating Agency within five business days of such second request, whether in the form of granting or rejecting such Rating Agency Confirmation or providing a Rating Agency Declination, then:

(x)       with respect to any condition in any Serviced Mortgage Loan document requiring a Rating Agency Confirmation or any other matter under the Pooling and Servicing Agreement relating to the servicing of the Serviced Mortgage Loans (other than as set forth in clause (y) or (z) below), the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced

Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties), as applicable) will be required to determine (with the consent of the related Directing Holder, unless an applicable Control Termination Event has occurred and is continuing (but in each case only in the case of actions that would otherwise be Major Decisions), which consent shall be pursued by the Special Servicer and deemed given if the related Directing Holder does not respond within seven Business Days of receipt of a request from the Special Servicer to consent to the Requesting Party’s determination), in accordance with its duties under the Pooling and Servicing Agreement and in accordance with the Servicing Standard, whether or not such action would be in accordance with the Servicing Standard, and if the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer or the Special Servicer, as applicable) makes such determination, then the requirement for a Rating Agency Confirmation will not apply (provided, however, with respect to defeasance, release or substitution of any collateral relating to any Serviced Mortgage Loan, any applicable Rating Agency Confirmation requirement in the Serviced Mortgage Loan documents will not apply, even without the determination referred to in this clause (x) by the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties), as applicable); provided, that the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, will in any event review the other conditions required under the related Serviced Mortgage Loan documents with respect to such defeasance, release or substitution and confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a Rating Agency Confirmation) have been satisfied);

(y)       with respect to a replacement of the Master Servicer or the Special Servicer, such condition will be considered satisfied if:

(1)  Moody’s has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency;

(2)  DBRS has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if DBRS is the non-responding Rating Agency, as applicable; and

(3)  KBRA has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if KBRA is the non-responding Rating Agency, as applicable; and

(z)       with respect to a replacement or successor of the Operating Advisor, such condition will be deemed to be waived with respect to any non-responding Rating Agency so long as such Rating Agency has not cited concerns regarding the replacement operating advisor as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction with respect to which the replacement operating advisor acts as trust advisor or operating advisor prior to the time of determination.

For all other matters or actions (a) not specifically discussed above in clauses (x), (y), or (z) above, and (b) that are not the subject of a Rating Agency Declination, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the Master Servicer or the Special Servicer in accordance with the procedures discussed above.

“Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus supplement will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates (if then rated by the Rating Agency); provided that upon receipt of a written waiver or acknowledgment from any applicable Rating Agency indicating its decision not to review or declining to review the matter for which the Rating Agency Confirmation is sought (such written notice, a “Rating Agency Declination”), the requirement to receive a Rating Agency Confirmation from the applicable Rating Agency with respect to such matter will not apply.

In addition, the Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Serviced Mortgage Loan documents, the other provisions of the Pooling and Servicing Agreement or the related Co-Lender Agreement, with respect to any Serviced Companion Loan Securities, if any action relating to the servicing and administration of the related Serviced Loan or any related REO Property requires delivery of a Rating Agency Confirmation as a condition precedent to such action pursuant to the Pooling and Servicing Agreement, then such action will also require delivery of a rating agency confirmation as a condition precedent to such action from each rating agency that was or will be engaged by a party to the securitization of the Serviced Companion Loan to assign a rating to such Serviced Companion Loan Securities. The requirement to obtain a rating agency confirmation with respect to any Serviced Companion Loan Securities will be subject to, and will be permitted to be waived by the Master Servicer and the Special Servicer on, and will be deemed not to apply on, the same terms and conditions applicable to obtaining Rating Agency Confirmations, as described above and in the Pooling and Servicing Agreement.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Certificate Administrator and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan or REO Property, (2) the voluntary exchange of all the then outstanding certificates as described below under “—Optional Termination; Optional Mortgage Loan Purchase” or (3) the purchase or other liquidation of all of the assets of the Issuing Entity as described under “—Optional Termination; Optional Mortgage Loan Purchase” below. Written notice of termination of the Pooling and Servicing Agreement will be given by the Certificate Administrator to each Certificateholder and each Rating Agency and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

Optional Termination; Optional Mortgage Loan Purchase

The holders of the Controlling Class representing greater than 50% of the Certificate Principal Amount of the Controlling Class, and if the Controlling Class does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer and, if none of the Controlling Class Certificateholders, the Special Servicer or the Master Servicer exercises its option, the holders of the Class R Certificates, representing greater than a 50% Percentage Interest of the Class R Certificates, will have the option to purchase all of the Mortgage Loans (in the case of any Serviced Loan Combinations, subject to certain rights of the related Serviced Companion Loan Holder provided for in the related Co-Lender Agreement) and all property acquired in respect of any Mortgage Loan remaining in the Issuing Entity, and thereby effect termination of the Issuing Entity and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Issuing Entity is less than 1% of the aggregate Stated Principal Balance of such Mortgage Loans as of the Cut-off Date. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to (i) the sum of (A) the aggregate Repurchase Price (excluding the amount described in clause (vi) of the definition of “Repurchase Price”) of all the Mortgage Loans (exclusive of REO Mortgage Loans) included in the Issuing Entity, (B) the appraised value of the Issuing Entity’s portion of each REO Property, if any, included in the Issuing Entity, as determined by the Special Servicer (such appraisals in clause (i)(B) to be obtained by the Special Servicer and prepared by an Appraiser in accordance with MAI standards) and (C) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Mortgage Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Mortgage Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the purchasing Master Servicer or Special Servicer, together with any interest accrued and payable to the purchasing Master Servicer or Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the purchasing Master Servicer or Special Servicer, as applicable, in connection with such purchase). We cannot assure you that payment of the Certificate Principal Amount, if any, of each outstanding Class of Certificates plus accrued interest would be made in full in the event of such a termination of the Issuing Entity.

The Issuing Entity may also be terminated upon the exchange of all then outstanding Certificates (excluding the Class S and Class R Certificates) for the Mortgage Loans and each REO Property (or interests in the Mortgage Loans and each REO Property) remaining in the Issuing Entity at any time the aggregate Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class D Certificates and the Class A-S, Class B and Class C Trust Components (and, correspondingly, the Class A-S, Class B, Class C and Class PEZ certificates) and the Notional Amounts of the Class X-A and Class X-B Certificates have been reduced to zero and the Master Servicer is paid a fee specified in the Pooling and Servicing Agreement, but all the holders of such Classes of outstanding Regular Certificates would have to voluntarily participate in such exchange.

Reports to Certificateholders; Available Information

Certificate Administrator Reports

On each Distribution Date, the Certificate Administrator will be required to provide or make available to each Certificateholder of record a Distribution Date statement in the form of Annex D to this prospectus supplement providing information relating to distributions made on that date for the relevant Class and the recent status of the Mortgage Loans.

In addition, the Certificate Administrator will provide or make available, to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the Master Servicer, the Certificate Administrator or the Special Servicer, as applicable, substantially in the forms provided in the Pooling and Servicing Agreement (which forms are subject to change) and including substantially the following information:

(1)
a report as of the close of business on the immediately preceding Determination Date, containing some categories of information regarding the Mortgage Loans provided in Annex C to this prospectus supplement in the tables under the caption “Mortgage Pool Information,” calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master Servicer and by the Master Servicer to the Certificate Administrator, and presented in a loan-by-loan and tabular format substantially similar to the formats utilized in Annex A to this prospectus supplement;

(2)	a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)	a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)	a CREFC® advance recovery report;

(5)	a CREFC® total loan report;

(6)	a CREFC® operating statement analysis report;

(7)	a CREFC® comparative financial status report;

(8)	a CREFC® net operating income adjustment worksheet;

(9)	a CREFC® real estate owned status report;

(10)	a CREFC® servicer watch list;

(11)	a CREFC® loan level reserve and letter of credit report;

(12)	a CREFC® property file;

(13)	a CREFC® financial file;

(14)	a CREFC® loan setup file; and

(15)	a CREFC® loan periodic update file.

The Master Servicer or the Special Servicer, as applicable, may omit any information from these reports that the Master Servicer or the Special Servicer regards as confidential. None of the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, the Depositor, any Sponsor, any Outside Servicer, any Outside Special Servicer or other similar party under any Outside Servicing Agreement or other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator, as applicable. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the Depositor and the Certificate Administrator.

Before each Distribution Date, the Master Servicer will deliver to the Certificate Administrator by electronic means:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file; and

●	a CREFC® loan periodic update file.

In addition, the Master Servicer or the Special Servicer, as applicable, is also required to prepare the following for each Mortgaged Property and REO Property related to a Serviced Mortgage Loan:

●
Within 30 days after receipt of a quarterly operating statement, if any, for each calendar quarter, commencing with the calendar quarter ending June 30, 2015, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the related Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter; provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus supplement, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12-month basis, or if the related Serviced Mortgage Loan is on the CREFC® Servicer Watch List). The Master Servicer or the Special Servicer, as applicable, will deliver to the Certificate Administrator, the Operating Advisor and, with respect to any Serviced Loan Combinations, the related Serviced Companion Loan Holder by electronic means the operating statement analysis upon request.

●
Within 30 days after receipt by the Special Servicer (with respect to Specially Serviced Loans) or the Master Servicer (with respect to non-Specially Serviced Loans) of an annual operating statement for each calendar year commencing with the calendar year ending December 31, 2015, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the Pooling and Servicing Agreement to “normalize” the full year net operating income and debt service coverage numbers used by the Master Servicer to satisfy its reporting obligation described in clause (7) above. The Special Servicer or the Master Servicer will deliver to the Certificate Administrator, the Operating Advisor and, with respect to any Serviced Loan Combinations, the related Serviced Companion Loan Holder by electronic means the CREFC® net operating income adjustment worksheet upon request.

Certificate Owners and Serviced Companion Loan Holders who are Privileged Persons may also obtain access to any of the Certificate Administrator reports upon request and pursuant to the provisions of the Pooling and Servicing Agreement. Otherwise, until the time Definitive Certificates are issued to evidence the Certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to Certificate Owners. See “Risk Factors—Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record” in this prospectus supplement.

Information Available Electronically

The Certificate Administrator will make available to any Privileged Person (provided that this prospectus supplement, the Distribution Date statements, the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreements and the SEC EDGAR filings referred to below (collectively, the “Public Documents”) will be made available to the general public) via the Certificate Administrator’s website:

(A)        the following “deal documents”:

●	the prospectus and this prospectus supplement;

●
the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, and the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements; and

●	the CREFC® loan setup file, delivered to the Certificate Administrator by the Master Servicer;

(B)        the following “SEC EDGAR filings“:

●
any reports on Forms 10-D, 10-K and 8-K that have been filed by the Certificate Administrator with respect to the Issuing Entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

(C)        the following “periodic reports”:

●	the Distribution Date statements;

●	the CREFC® bond level files;

●	the CREFC® collateral summary files;

●	the CREFC® Reports (other than the CREFC® loan setup file), provided they are received by the Certificate Administrator; and

●	the annual reports prepared by the Operating Advisor;

(D)        the following “additional documents”:

●	the summary of any final asset status report delivered to the Certificate Administrator in electronic format; and

●	any Third Party Reports (or updates of Third Party Reports) delivered to the Certificate Administrator in electronic format;

(E)        the following “special notices”:

●
all special notices sent by the Certificate Administrator to the Certificateholders as described in “Description of the Offered Certificates—Certificateholder Communication—Special Notices” in this prospectus supplement;

●
notice of any request by the holders of Certificates evidencing at least 25% of the Voting Rights of the Certificates to terminate and replace the Special Servicer or notice of any request by the holders of Non-Reduced Certificates evidencing at least 15% of the Voting Rights of the Non-Reduced Certificates to terminate and replace the Operating Advisor;

●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

●	notice of final payment on the Certificates;

●	all notices of the occurrence of any Servicer Termination Events received by the Certificate Administrator;

●
notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, any Outside Servicer, any Outside Special Servicer, any Outside Trustee (and appointments of successors to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, any Outside Servicer, any Outside Special Servicer or any Outside Trustee);

●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Non-Recoverable Advance;

●	notice of the termination of the Issuing Entity;

●
notice of the occurrence and continuance of a Controlling Class Representative Control Termination Event, a Boca Hamptons Plaza Portfolio Control Termination Event or Subordinate Companion Loan Control Termination Event;

●	notice of the occurrence and continuance of a Controlling Class Representative Consultation Termination Event or a Boca Hamptons Plaza Portfolio Consultation Termination Event;

●	any Assessment of Compliance delivered to the Certificate Administrator; and

●	any Attestation Reports delivered to the Certificate Administrator;

(F)        the “Investor Q&A Forum”; and

(G)        solely to Certificateholders and Certificate Owners, the “Investor Registry”.

The Certificate Administrator may require a recipient of any of the information set forth above (other than the Public Documents) to execute a confidentiality agreement (which may be in the form of a web page “click-through”).

The Certificate Administrator will be required to make the “Investor Q&A Forum” available to Privileged Persons via the Certificate Administrator’s website, where Certificateholders and Certificate Owners may (a) submit inquiries to the Certificate Administrator relating to the Distribution Date statement, (b) submit inquiries to the Master Servicer or the Special Servicer relating to servicing reports prepared by that party, the Mortgage Loans or the Mortgaged Properties, (c) submit inquiries to the Operating Advisor relating to its annual reports or actions by the Master Servicer or the Special Servicer as to which the Operating Advisor has consultation rights, whether or not referenced in such an annual report and (d) view previously submitted inquiries and related answers. The Certificate Administrator will forward such inquiries to the appropriate person. The Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, will be required to answer each inquiry, unless it determines, in its respective sole discretion, that (i) the inquiry is not of a type described above, (ii) answering the inquiry (A) would not be in the best interests of the Issuing Entity and/or the Certificateholders, (B) would be in violation of applicable law, the Pooling and Servicing Agreement or the applicable Mortgage Loan documents, (C) would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, or (D) would reasonably be expected to result in the waiver of an attorney-client privilege or the disclosure of attorney work product or (iii) it is otherwise not advisable to answer. The Certificate

Administrator will be required to post the inquiries and related answers on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement. No party to the Pooling and Servicing Agreement will be permitted to disclose Privileged Information in the Investor Q&A Forum.

The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the Certificate Administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and no other person will certify as to the accuracy, or will have any responsibility or liability for the content of any such information.

The Certificate Administrator will be required to make the “Investor Registry” available to any Certificateholder and Certificate Owner via the Certificate Administrator’s website. Certificateholders and Certificate Owners may register on a voluntary basis for the Investor Registry and obtain information on any other Certificateholder or Certificate Owner that has also registered; provided that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The Certificate Administrator’s website will initially be located at www.sf.citidirect.com.

Access will be provided by the Certificate Administrator to such persons upon receipt by the Certificate Administrator from such person of an Investor Certification in the form(s) attached to the Pooling and Servicing Agreement, which form(s) will also be located on and submitted electronically via the Certificate Administrator’s website. The parties to the Pooling and Servicing Agreement will not be required to provide that certification.

In connection with providing access to the Certificate Administrator’s website, the Certificate Administrator may require registration and the acceptance of a disclaimer. The Certificate Administrator will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement. The Certificate Administrator will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the Certificate Administrator may disclaim responsibility for any information distributed by the Certificate Administrator for which it is not the original source. Assistance in using the website can be obtained by calling the Certificate Administrator’s customer service desk at 1-800-422-2066.

“Privileged Person” means the Depositor, the underwriters, the Master Servicer, the Special Servicer, a Directing Holder (but only for so long as an applicable Consultation Termination Event has not occurred and is not continuing), any Serviced Companion Loan Holder that delivers an Investor Certification, the Trustee, the Certificate Administrator, the Operating Advisor, the Sponsors, a designee of the Depositor and any person who provides the Certificate Administrator with an Investor Certification, which Investor Certification may be submitted electronically to the Certificate Administrator; provided that in no event will a borrower, manager of a Mortgaged Property, affiliate of a borrower, affiliate of a manager of a Mortgaged Property, principal, partner, member, joint venture, limited partner, employee, representative, director, advisor or investor in any of the foregoing or an agent of any of the foregoing be considered a Privileged Person.

Other Information

The Certificate Administrator will make available at its offices, during normal business hours, for review by any Privileged Person originals or copies of the following items to the extent they are held by the Certificate Administrator:

●	the prospectus and this prospectus supplement;

●
the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements;

●	all Certificate Administrator reports made available to holders of each relevant class of Certificates since the Closing Date;

●	all Distribution Date statements and all CREFC® Reports delivered or made available to Certificateholders;

●	all Assessments of Compliance and Attestation Reports delivered to the Certificate Administrator since the Closing Date;

●
the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Certificate Administrator for each Mortgaged Property;

●	any and all notices and reports delivered to the Certificate Administrator with respect to any Mortgaged Property as to which the environmental testing revealed certain environmental issues;

●
the Mortgage Files, including any and all modifications, waivers and amendments to the terms of the Mortgage Loans entered into or consented to by the Master Servicer, the Special Servicer, any Outside Servicer or any Outside Special Servicer and delivered to the Certificate Administrator;

●
the summary of any final asset status report delivered to the Certificate Administrator and the annual, quarterly and monthly operating statements, if any, collected by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Certificate Administrator for each Mortgaged Property;

●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Non-Recoverable Advance;

●
notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, any Outside Servicer, any Outside Special Servicer or any Outside Trustee (and appointments of successors to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, any Outside Servicer, any Outside Special Servicer or any Outside Trustee);

●
notice of any request by at least 25% of the Voting Rights of the Certificates to terminate and replace the Special Servicer or notice of any request by at least 15% of the Voting Rights of the Non-Reduced Certificates to terminate and replace the Operating Advisor;

●	all special notices sent by the Certificate Administrator to the Certificateholders pursuant to the Pooling and Servicing Agreement;

●	any Third Party Reports (or updates of Third Party Reports) delivered to the Certificate Administrator in electronic format; and

●	any other information that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act“).

The Certificate Administrator will provide copies of the items described above upon reasonable written request. The Certificate Administrator may require payment for the reasonable costs and expenses of providing the copies and may also require a confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Certificate Administrator, to the effect that the person or entity making the request is a beneficial owner or prospective purchaser of Certificates, is requesting the information solely for use in evaluating its investment in the Certificates and will otherwise keep the information confidential. Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep this information confidential. The Master Servicer may, but is not required to, make information available over the internet.

The Certificate Administrator will make available all Distribution Date Statements, CREFC® Reports and supplemental notices (provided they are received by the Certificate Administrator) to certain modeling financial services (i.e., Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc. and Markit Group Limited).

The Certificate Administrator is responsible for the preparation of tax returns on behalf of the Issuing Entity and the preparation of monthly reports on Form 10-D (based on information included in each monthly statement to Certificateholders and other information provided by other transaction parties) and annual reports on Form 10-K and other reports on Form 8-K that are required to be filed with the SEC on behalf of the Issuing Entity.

The Master Servicer may (but will not be required to), in accordance with such rules and procedures as it may adopt in its sole discretion, make available through the Master Servicer’s website or otherwise, any additional information relating to the Mortgage Loans, the related Mortgaged Properties or the related borrower that is not Privileged Information, for review by the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor.

Servicing of the Outside Serviced Mortgage Loans

Servicing of the Twin Cities Premium Outlets Mortgage Loan

The Twin Cities Premium Outlets Mortgage Loan and any related REO Property will be serviced under the GSMS 2014-GC26 Pooling and Servicing Agreement. Accordingly, the GSMS 2014-GC26 Master Servicer will generally make property protection advances and remit collections on the Twin Cities Premium Outlets Mortgage Loan to or on behalf of the Issuing Entity. However, the Master Servicer will generally be obligated to compile reports that include information on the Twin Cities Premium Outlets Mortgage Loan, and, to the extent required by the Servicing Standard, to enforce the rights of the holders of the Twin Cities Premium Outlets Mortgage Loan under the terms of the related Co-Lender Agreement and make P&I Advances with respect to the Twin Cities Premium Outlets Mortgage Loan, subject to any non-recoverability determination. The servicing arrangements under the GSMS 2014-GC26 Pooling and Servicing Agreement differ in certain respects from the servicing arrangements under the Pooling and Servicing Agreement.

In that regard:

●
Pursuant to the GSMS 2014-GC26 Pooling and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to the Twin Cities Premium Outlets Mortgage Loan will be similar to the corresponding fees payable under the Pooling and Servicing Agreement and will be payable in the amounts described above under “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses—Special Servicing Compensation”.

●
The Master Servicer or the Trustee, as applicable, will be required to make P&I Advances with respect to the Twin Cities Premium Outlets Mortgage Loan, unless the Master Servicer or the Trustee, as applicable, or the Special Servicer, has determined that such advance would not be recoverable from collections on such Twin Cities Premium Outlets Mortgage Loan. The Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed P&I Advance, if made, would be a Nonrecoverable Advance, which determination will be conclusive and binding on the Master Servicer and the Trustee.

●
The GSMS 2014-GC26 Master Servicer is obligated to make property protection advances with respect to the Twin Cities Premium Outlets Loan Combination. If the GSMS 2014-GC26 Master Servicer determines that a property protection advance it made with respect to the related Twin Cities Premium Outlets Loan Combination or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed first from collections on, and proceeds of, the related Twin Cities Premium Outlets Mortgage Loan and Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on all the Mortgage Loans and from general collections of the GSMS 2014-GC26 issuing entity, on a pro rata basis (based on each such loan’s outstanding principal balance).

●
The GSMS 2014-GC26 Special Servicer will be required to take actions with respect to the Twin Cities Premium Outlets Mortgage Loan if it becomes the equivalent of a Defaulted Mortgage Loan, which actions are substantially similar to the actions described under “—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

●
With respect to the Twin Cities Premium Outlets Mortgage Loan, the servicing provisions relating to performing inspections and collecting operating information are substantially similar to those of the Pooling and Servicing Agreement.

●
The requirement of GSMS 2014-GC26 Master Servicer to make compensating interest payments in respect of the Outside Serviced Mortgage Loan is similar to the requirement of the Master Servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the Pooling and Servicing Agreement, except that the GSMS 2014-GC26 Master Servicer’s obligation to make such payments is limited by the servicing fees collected on the loans serviced by it (including the Twin Cities Premium Outlets Mortgage Loan) in the applicable months, calculated at a rate of 0.005% per annum.

●
The GSMS 2014-GC26 Master Servicer and GSMS 2014-GC26 Special Servicer (a) have rights related to resignation substantially similar to those of the Master Servicer and the Special Servicer and (b) are subject to servicer termination events substantially similar to those in the Pooling and Servicing Agreement, as well as the rights related thereto.

●
The specific types of actions constituting major decisions under the GSMS 2014-GC26 Pooling and Servicing Agreement may differ in certain respects from those actions that constitute Major Decisions under the Pooling and Servicing Agreement, and therefore the specific types of servicer actions with respect to which the applicable outside controlling class representative will be permitted to consent will correspondingly differ.

●
The GSMS 2014-GC26 Pooling and Servicing Agreement differs from the Pooling and Servicing Agreement in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

In addition, pursuant to the Pooling and Servicing Agreement, except as otherwise expressly addressed in the Pooling and Servicing Agreement:

●
The Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee under the Pooling and Servicing Agreement will have no obligation or authority to (a) supervise the GSMS 2014-GC26 Master Servicer, the GSMS 2014-GC26 Special Servicer, the GSMS 2014-GC26 Certificate Administrator or the GSMS 2014-GC26 Trustee or (b) make property protection advances with respect to the Twin Cities Premium Outlets Mortgage Loan. The obligation of the Master Servicer to provide information and collections and make P&I Advances for the benefit of the Certificateholders with respect to the Twin Cities Premium Outlets Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the GSMS 2014-GC26 Master Servicer or the GSMS 2014-GC26 Special Servicer.

●
If a party to the GSMS 2014-GC26 Pooling and Servicing Agreement requests the Master Servicer, Special Servicer, Trustee, Certificate Administrator or Custodian to consent to a modification, waiver or amendment of, or other loan-level action related to, the Twin Cities Premium Outlets Mortgage Loan (except a modification, waiver or amendment of the GSMS 2014-GC26 Pooling and Servicing Agreement and/or the related Co-Lender Agreement which shall not be subject to the operation of this sentence but shall instead be subject to the operation set forth in the Pooling and Servicing Agreement), then the Master Servicer, Special Servicer, Trustee or Certificate Administrator, as applicable, shall promptly deliver a copy of such request to the Controlling Class Representative (if no Control Termination Event has occurred and is continuing) or to the Operating Advisor (if a Control Termination Event has occurred and is continuing), and the Controlling Class Representative or the Operating Advisor (as applicable) shall exercise such right of consent; provided, that if the Twin Cities Premium Outlets Mortgage Loan were serviced under the Pooling and Servicing Agreement and such action would not be permitted without Rating Agency Confirmation, then the Controlling Class Representative or Operating Advisor (as applicable) will not be permitted to grant such direction without first having obtained such Rating Agency Confirmation (payable at the expense of the party requesting such approval of the Master Servicer, Special Servicer, Trustee or Certificate Administrator, if applicable, if a Certificateholder or a party to the Pooling and Servicing Agreement, and otherwise from the Collection Account).

●
Each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will be required to reasonably cooperate with the Controlling Class Representative or the Operating Advisor, as applicable, to facilitate the exercise by the Controlling Class Representative or the Operating Advisor, as applicable, of any consent or approval rights set forth in the Pooling and Servicing Agreement; provided, however, the Master Servicer and Special Servicer will have no right or obligation to exercise any consent or consultation rights or obtain a Rating Agency Confirmation on behalf of the Controlling Class Representative or Operating Advisor.

The GSMS 2014-GC26 Special Servicer may be terminated with respect to the Twin Cities Premium Outlets Loan Combination without cause by the applicable holders of the GSMS 2014-GC26 Certificates if a control termination event with respect to the applicable outside controlling class representative has occurred and is continuing under the GSMS 2014-GC26 Pooling and Servicing Agreement. For so long as a control termination event does not exist, the GSMS 2014-GC26 Special Servicer may be replaced without cause at the direction of the applicable outside controlling class representative subject to certain conditions described under “Description of the Mortgage Pool—The Loan Combinations—The Twin Cities Premium Outlets Loan Combination—Special Servicer Appointment Rights” in this prospectus supplement. The GSMS 2014-GC26 Special Servicer may also resign under the GSMS 2014-GC26 Pooling and Servicing Agreement in certain circumstances.

The GSMS 2014-GC26 Master Servicer and the GSMS 2014-GC26 Special Servicer and various related persons and entities will be entitled to be indemnified by the Issuing Entity for certain losses and liabilities incurred by such party in accordance with the terms and conditions of the related Co-Lender Agreement.

See also “Description of the Mortgage Pool—The Loan Combinations—The Twin Cities Premium Outlets Loan Combination” in this prospectus supplement.

Prospective investors are encouraged to review the full provisions of the GSMS 2014-GC26 Pooling and Servicing Agreement, which is available online at www.sec.gov or by requesting a copy from the underwriters.

USE OF PROCEEDS

The Depositor expects to receive from this offering approximately 112.1% of the aggregate principal balance of the Offered Certificates, plus accrued interest from February 1, 2015, before deducting expenses payable by the Depositor. The net proceeds from the sale of the Offered Certificates will be used by the Depositor to pay the purchase price for the Mortgage Loans and to pay certain other related expenses.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, tax exempt investors, investors whose functional currency is not the U.S. dollar, U.S. expatriates, and investors that hold the Offered Certificates as part of a “straddle,” integrated transaction or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations promulgated by the U.S. Department of the Treasury. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates and should review the discussions under the heading “Material Federal Income Tax Consequences” in the prospectus.

Two (2) separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the Issuing Entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC,” respectively). The Lower-Tier REMIC and the Upper-Tier REMIC are referred to collectively as the “Trust REMICs”. The Lower-Tier REMIC will hold the Mortgage Loans (exclusive of any Excess Interest), the proceeds of the Mortgage Loans and any foreclosure property (including the Issuing Entity’s interest in any real property acquired in respect of the Outside Serviced Mortgage Loans) that secures the Mortgage Loans, and will issue certain uncertificated classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and a residual interest, represented by the Class R Certificates, as the sole class of residual interests in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and proceeds of the Lower-Tier Regular Interests and will issue the Regular Certificates and the Trust Components as classes of regular interests in the Upper-Tier REMIC and a residual interest, represented by the Class R Certificates, as the sole class of residual interests in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. On the Closing Date, Orrick, Herrington & Sutcliffe LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement, each Outside Servicing Agreement and each Co-Lender Agreement, (3) the continued qualification of each REMIC formed under each Outside Servicing Agreement, and (4) compliance with applicable changes in the Code, including the REMIC provisions of the Code, for federal income tax purposes (a) the Lower-Tier REMIC and the Upper-Tier REMIC will each qualify as a REMIC, (b) the Regular Certificates and the Trust Components will evidence ownership of the “regular interests” in the Upper-Tier REMIC, (c) the Lower-Tier Regular Interests will evidence the “regular interests” in the Lower-Tier REMIC, and (d) the Class R Certificates will represent ownership of the sole class of “residual interests” in each of the Lower-Tier REMIC and the Upper-Tier REMIC within the meaning of the REMIC provisions of the Code.

In addition, in the opinion of Orrick, Herrington & Sutcliffe LLP, (i) the portions of the Issuing Entity consisting of the Class A-S, Class B and Class C Trust Components (and related amounts in the Exchangeable Distribution Account), together with the portion of the assets of the Issuing Entity consisting of the Excess Interest and the Excess Interest Distribution Account, will be treated as a grantor trust for federal income tax purposes under subpart E, part I of subchapter J of the Code (a “Grantor Trust”), (ii) the Class S Certificates will represent undivided beneficial interests in the Excess Interest and the Excess Interest Distribution Account, (iii) the Class A-S Certificates will represent undivided beneficial interests in the Class A-S Percentage Interest of the Class A-S Trust Component, the Class B Certificates will represent undivided beneficial interests in the Class B Percentage Interest of the Class B Trust Component, the Class C Certificates will represent undivided beneficial interests in the Class C Percentage Interest of the Class C Trust Component and, in each case, related amounts in the Exchangeable Distribution Account, and (iv) the Class PEZ Certificates will represent undivided beneficial interests in the Class A-S-PEZ Percentage Interest, the Class B-PEZ Percentage Interest and the Class C-PEZ Percentage Interest of the Class A-S, Class B and Class C Trust Components, respectively, and related amounts in the Exchangeable Distribution Account.

Tax Status of Offered Certificates

Except as provided below, the Offered Certificates will be treated as “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including OID, if any) on the Offered Certificates will be interest described in Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the Trust REMICs would be so treated. For purposes of the foregoing tests, the Trust REMICs are treated as a single REMIC. If at all times 95% or more of the assets of the Trust REMICs qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on Mortgage Loans that are reinvested pending distribution to holders of Regular Certificates qualify for such treatment. The Offered Certificates will be treated as assets described in Code Section 7701(a)(19)(C)(xi) to the extent that the Mortgage Loans are treated as “loans . . . secured by an interest in real property which is . . . residential real property” or “loans secured by an interest in educational, health, or welfare institutions or facilities, including structures designed or used primarily for residential purposes for students, residents, and persons under care, employees, or members of the staff of such institutions or facilities” within the meaning of Code Section 7701(a)(19)(C) (such as certain multifamily dwellings, but not other commercial properties), and otherwise will not qualify for this treatment. Holders of the Offered Certificates should consult their own tax advisors regarding the extent to which their Certificates will qualify for this treatment. Mortgage Loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1). Moreover, the Offered Certificates will be “qualified mortgages” for another REMIC within the meaning of Code Section 860G(a)(3) if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. See “Material Federal Income Tax Consequences—REMICs” in the prospectus.

Taxation of the Offered Regular Certificates and the Trust Components

General

Because they represent regular interests, each Class of Offered Regular Certificates and the Trust Components represented by the Exchangeable Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the Classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder’s usual method of accounting. For purposes of the following discussion, the treatment described below applies to a Class PEZ Certificateholder’s interest in the Class A-S, Class B and Class C Trust Components and also applies to a Class A-S, Class B and Class C Certificateholder’s interest in the related Trust Component. See “—Taxation of the Exchangeable Certificates” in this prospectus supplement.

Original Issue Discount

Holders of Offered Certificates issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the conference committee report to the Tax Reform Act of 1986. Holders of Offered Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Offered Regular Certificates and the Trust Components represented by the Exchangeable Certificates. Investors are advised to consult their own tax advisors as to the discussions in this prospectus supplement and the prospectus and the appropriate method for reporting interest and original issue discount with respect to the Offered Certificates. See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in the prospectus.

Each Class of Offered Certificates (other than the Exchangeable Certificates) and the Trust Components represented by the Exchangeable Certificates will be treated as a single installment obligation for purposes of determining the original issue discount includible in an Offered Certificateholder’s income. The total amount of original issue discount on an Offered Certificate (other than the Exchangeable Certificates) or a Trust Component represented by an Exchangeable Certificate is the excess of the “stated redemption price at maturity” of the Offered Regular Certificate or Trust Component over its “issue price.” The issue price of a class of Offered

Regular Certificates or Trust Components is the first price at which a substantial amount of Offered Regular Certificates or Trust Components represented by Exchangeable Certificates of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Certificate Administrator will treat the issue price of Offered Regular Certificates or Trust Components represented by Exchangeable Certificates as to which there is no substantial sale as of the issue date as the fair market value of such class as of the issue date. The issue price of the Offered Regular Certificates or Trust Components represented by Exchangeable Certificates also includes the amount paid by an initial Certificateholder of such class for accrued interest that relates to a period prior to the issue date of such class of Offered Regular Certificates or Trust Components. The stated redemption price at maturity of an Offered Regular Certificate or Trust Component is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to an Offered Regular Certificate or Trust Component represented by an Exchangeable Certificate, it is possible that no interest on any class of Offered Regular Certificates or Trust Component represented by an Exchangeable Certificate will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the Certificate Administrator will treat all payments of stated interest on the Offered Regular Certificates (other than the Class X-A and Class X-B Certificates) and Trust Components represented by Exchangeable Certificates as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date).

In addition, it is anticipated that the Certificate Administrator will treat the Class X-A and Class X-B Certificates as having no qualified stated interest. Accordingly, each such Class will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon over its issue price (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such Class attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B Certificate may be entitled to a loss deduction, which may be a capital loss, to the extent it becomes certain that such Certificateholder will not recover a portion of its basis in such Class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID regulations may be promulgated with respect to such Classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

For the purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium, the prepayment assumption will be 0% CPR; provided, that it is assumed that any ARD Loan will prepay in full on its Anticipated Repayment Date (the “Prepayment Assumption”). See ”Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in the prospectus.

Premium

An Offered Regular Certificate or Trust Component represented by an Exchangeable Certificate purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. It is anticipated that the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates and the Class A-S, Class B and Class C Trust Components will be issued at a premium. See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Premium” in the prospectus.

Prepayment Premiums and Yield Maintenance Charges

Prepayment premiums or yield maintenance charges actually collected will be distributed among the holders of the respective classes of Certificates and Trust Components as described under “Description of the Offered Certificates—Distributions—Prepayment Premiums” in this prospectus supplement. It is not entirely clear under the Code when the amount of prepayment premiums or yield maintenance charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that prepayment premiums and yield maintenance charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer’s actual receipt of a prepayment premium or yield maintenance charge. Prepayment premiums and yield maintenance charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of prepayment premiums and yield maintenance charges.

Taxation of the Exchangeable Certificates

The portion of the Issuing Entity comprised of the Trust Components will be classified as part of a Grantor Trust, and each Exchangeable Certificate (other than any Class PEZ Certificate) will represent an undivided, proportionate beneficial interest in the Trust Component underlying that Exchangeable Certificate (such as the Class A-S Trust Component in the case of a Class A-S Certificate, the Class B Trust Component in the case of a Class B Certificate and the Class C Trust Component in the case of a Class C Certificate). Each Exchangeable Certificate (other than any Class PEZ Certificate) will therefore represent a beneficial ownership interest in a regular interest issued by the Upper-Tier REMIC and the income tax consequences to the holder of an Exchangeable Certificate (other than any Class PEZ Certificate) with respect to the underlying Trust Component, will be the same as the income tax consequences to a holder of an Offered Regular Certificate, as described in this prospectus supplement.

The Class PEZ Certificates will represent beneficial ownership interests in all of the Trust Components, but each Trust Component will be taxable as a separate regular interest for federal income tax purposes, and the holder of a Class PEZ Certificate must account separately for its interest in each Trust Component. The income tax consequences of holding a Class PEZ Certificate with respect to each of the three Trust Components will therefore be the same as the income tax consequences to the holder of three separate and individual Offered Regular Certificates, as described in this prospectus supplement. See “—Taxation of the Offered Regular Certificates and the Trust Components” above. A purchaser must allocate its basis in the Class PEZ Certificates among the interests in each Trust Component in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such Class PEZ Certificate, the holder of such Class PEZ Certificate must allocate the amount received on the sale among the interests in each Trust Component in accordance with their relative fair market values as of the time of sale. Prospective beneficial owners of the Class PEZ Certificates should consult their tax advisors as to the appropriate method of accounting for their interest in the Class PEZ Certificates.

The exchange of the requisite proportions of the Class A-S, Class B and Class C Certificates for the Class PEZ Certificates, and the exchange of the Class PEZ Certificates for the requisite proportions of the Class A-S, Class B and Class C Certificates will not be taxable.

For further information regarding federal income tax reporting requirements relating to the Grantor Trust, see “Material Federal Income Tax Consequences—Grantor Trusts—Grantor Trust Reporting” and “—Backup Withholding” in the prospectus.

Further Information

For further information regarding the federal income tax consequences of investing in the Offered Certificates, including consequences of purchase, ownership and disposition of Offered Certificates by any person who is not a citizen or resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, any state or the District of Columbia, or is a foreign estate or trust, see “Material Federal Income Tax Consequences—REMICs” and “—Taxation of Classes of Exchangeable Certificates” in the prospectus.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE OFFERED CERTIFICATES.

STATE AND OTHER TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences” in this prospectus supplement, potential investors should consider the state, local and other tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State, local and other tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality or other jurisdiction. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

ERISA CONSIDERATIONS

An investor who is—

●	a fiduciary of a plan subject to ERISA or Section 4975 of the Code (collectively, “Plans”), or

●	any other person investing “plan assets” of any Plan,

is encouraged to carefully review with their legal advisors whether the purchase or holding of an Offered Certificate would be a “prohibited transaction” or would otherwise be impermissible under ERISA or Section 4975 of the Code. See “ERISA Considerations” in the prospectus.

If a Plan acquires an Offered Certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See “ERISA Considerations—Plan Asset Regulations” in the prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the plan asset regulations under U.S. Department of Labor Reg. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”). For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered “plan assets” if less than 25% of the value of each class of equity interests is held by “benefit plan investors,” which include Plans and entities whose underlying assets include plan assets by reason of a Plan’s investment in such entity, but this exception will be tested immediately after each acquisition of an Offered Certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the Offered Certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the Offered Certificates.

If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and Section 4975 of the Code will not apply to transactions involving the issuing entity’s underlying assets. However, if any of the managers or co-managers, the mortgagors, the trustee, the servicers or other parties providing services to the issuing entity is a party in interest or a disqualified person with respect to the Plan, the acquisition or holding of Offered Certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of Citigroup Global Markets Inc., Prohibited Transaction Exemption (“PTE”) 91-23 (April 18, 1991), and a substantially identical prohibited transaction exemption to Goldman, Sachs & Co., PTE 89-88 (October 17, 1989), both as amended by PTE 2013-08 (July 9, 2013) (collectively, the “Underwriter Exemption”). Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under Sections 4975(a) and (b) of the Internal Revenue Code, specified transactions relating to, among other things—

●	the servicing and operation of pools of real estate loans, such as the mortgage pool, and

●	the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, that are underwritten by an underwriter under the Underwriter Exemption.

The Underwriter Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of an Offered Certificate to be eligible for exemptive relief under the exemption. The conditions are as follows:

●	first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

●
second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements in the Underwriter Exemption (“Exemption Rating Agency”);

●	third, the trustee cannot be an affiliate of any other member of the Restricted Group (other than an underwriter);

●	fourth, the following must be true—

1.	the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the relevant class of certificates,

2.	the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the Issuing Entity must represent not more than the fair market value of the obligations, and

3.
the sum of all payments made to and retained by the Master Servicer, the Special Servicer or any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of that person’s reasonable expenses in connection therewith; and

●	fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

“Restricted Group” means, collectively, the following persons and entities: the trustee; the underwriters; the Depositor; the Master Servicer; the Special Servicer; any sub-servicers; the Sponsors; each borrower, if any, with respect to Mortgage Loans constituting more than 5% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the Offered Certificates; and any and all affiliates of any of the aforementioned persons.

In order to meet the requirements to be an Exemption Rating Agency, the credit rating agency:

1.	Must be recognized by the SEC as a NRSRO,

2.	Must have indicated on its most recently filed SEC Form NRSRO that it rates “issuers of asset-backed securities,” and

3.
Must have had, within the 12 months prior to the initial issuance of the securities, at least 3 “qualified ratings engagements” which are defined as (A) a rating engagement requested by an issuer or underwriter in connection with the initial offering of the securities, (B) which is made public to investors generally and (C) for which the rating agency is compensated, and (D) which involves the offering of securities of the type that would be granted relief under the Exemption.

The Underwriter Exemption also requires that the Issuing Entity meet the following requirements:

●	the trust fund must consist solely of assets of the type that have been included in other investment pools;

●	certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories by at least one Exemption Rating Agency; and

●
certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of an Offered Certificate.

The Depositor expects that the conditions to the applicability of the Underwriter Exemption described above generally will be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the Depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase Offered Certificates. However, before purchasing an Offered Certificate, a fiduciary of a Plan must make its own determination as to the availability of the exemptive relief provided by the Underwriter Exemption, including a determination whether one or more of the Rating Agencies meets the requirements to be an Exemption Rating Agency.

Under the Underwriter Exemption, the loan-to-value ratio of any underlying mortgage loan held in the trust may not exceed 100% at the date of initial issuance of the Offered Certificates, based on the outstanding principal balance of the Mortgage Loan and the fair market value of the mortgaged real property as of the Closing Date. It is possible that, if the fair market value of any of the Mortgage Loans has declined since origination, this requirement may not be satisfied. This possibility is greater for the seasoned loans than it is for the other Mortgage Loans.

If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with—

●
the direct or indirect sale, exchange or transfer of an Offered Certificate acquired by a Plan upon initial issuance from us when we are, or a mortgage loan seller, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any provider of credit support, underwriter or borrower is, a Party in Interest with respect to the investing Plan,

●	the direct or indirect acquisition or disposition in the secondary market of an Offered Certificate by a Plan, and

●	the continued holding of an Offered Certificate by a Plan.

However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of a Plan sponsored by any member of the Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

If the specific conditions of the Underwriter Exemption set forth below are also satisfied, the Underwriter Exemption may provide an additional exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

●
the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of securities between the issuing entity or an underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the securities is: (1) a borrower with respect to 5% or less of the fair market value of the issuing entity’s assets or (2) an affiliate of such a person, provided that: (a) the Plan is not sponsored by a member of the Restricted Group; (b) the Plan’s investment in each class of certificates does not exceed 25% of the outstanding securities of such class; (c) after the Plan’s acquisition of the certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of the issuing entity containing assets which are sold or serviced by the same entity; and (d) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of certificates and at least 50% of the aggregate interests in the issuing entity are acquired by persons independent of the Restricted Group;

●
the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan or with Plan assets provided that the conditions in clauses (2)(a), (b) and (c) of the prior bullet are met; and

●	the continued holding of Offered Certificates acquired by a Plan or with Plan assets in an initial issuance or secondary market transaction meeting the foregoing requirements.

We cannot assure you that all of the conditions for this additional exemption will be met. In particular, during periods of adverse conditions in the market for CMBS, there is an increased likelihood that (i) 50% or more of one or more classes of Offered Certificates will be sold in the initial issuance to members of the Restricted Group and (ii) 50% or more of the aggregate interest in the issuing entity will be acquired by members of the Restricted Group. Plans with respect to which a borrower or an affiliate of a borrower have investment discretion are advised to consult with counsel before acquiring any Offered Certificates.

Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the trust fund.

Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code, by reason of Sections 4975(c)(1)(A) through (D) of the Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest or a disqualified person with respect to an investing plan by virtue of—

●	providing services to the Plan, or

●	having a specified relationship to this person,

●	solely as a result of the Plan’s ownership of Offered Certificates.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in the Underwriter Exemption, would be satisfied at the time of the purchase.

Exempt Plans

A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the fiduciary or prohibited transaction provisions of ERISA or the Code (“Similar Law”). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

Further Warnings

The fiduciary of a Plan should consider that the rating of a security may change. If the rating of an Offered Certificate declines below the lowest permitted rating, the Offered Certificate will no longer be eligible for relief under the Underwriter Exemption (although a Plan that had purchased the Offered Certificate when it had a permitted investment grade rating would not be required by the Underwriter Exemption to dispose of the Offered Certificate). If the Offered Certificate meets the requirements of the Underwriter Exemption, other than those relating to rating, such Offered Certificate may be eligible to be purchased by an insurance company general account pursuant to Sections I and III of Prohibited Transaction Class Exemption (or PTCE) 95-60.

Each beneficial owner of an Offered Certificate or any interest therein will be deemed to have represented, by virtue of its acquisition or holding of such Offered Certificate or interest therein, that either (i) it is not a Plan or an entity using assets of a Plan, (ii) it has acquired and is holding the Offered Certificates in reliance on the Underwriter Exemption, and that it understands that there are certain conditions to the availability of the Underwriter Exemption, including that the Offered Certificates must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by an Exemption Rating Agency and that such Offered Certificate is so rated or (iii)(1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in PTCE 95-60 and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

Any fiduciary of a Plan considering whether to purchase an Offered Certificate on behalf of that Plan is encouraged to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment, in particular the fiduciary of a Plan should consider whether the purchase of an Offered Certificate satisfies the ERISA restrictions concerning prudence and diversification of the investment of the assets of that Plan.

The sale of Offered Certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that—

●	the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

●	the investment is appropriate for Plans generally or for any particular Plan.

LEGAL INVESTMENT

No Class of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretative uncertainties. No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of any Class of Offered Certificates by any nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”) to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that Class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other regulatory restrictions. See “Legal Investment” in the prospectus.

The Issuing Entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuing Entity. The Issuing Entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act. The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013 and became effective on April 1, 2014. Conformance with the Volcker Rule and its implementing regulations is required by July 21, 2015 (or by July 21, 2016 in respect of investments in and relationships with covered funds that were in place prior to December 31, 2013, with the possibility of a further one-year extension). In the interim, banking entities must make good-faith efforts to conform their activities and investments to the Volcker Rule. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the Offered Certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion contains a summary of certain legal aspects of the Mortgage Loans with respect to the Mortgaged Properties located in New York, and representing approximately 11.3% of the Initial Pool Balance, which is general in nature. The summaries do not purport to be complete and are qualified in their entirety by reference to the applicable federal and state laws governing the related Mortgage Loans.

Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owned.

Other Aspects. See the discussion under “Certain Legal Aspects of the Mortgage Loans” in the prospectus regarding other legal aspects of the Mortgage Loans that you should consider prior to making any investment in the Certificates.

RATINGS

It is a condition to the issuance of each Class of Offered Certificates that it receives an investment grade credit rating from one or more NRSROs engaged by the Depositor to rate the Offered Certificates (each such NRSRO engaged by the Depositor to rate the Offered Certificates, a “Rating Agency” and, collectively, the “Rating Agencies”).

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgage Loans, the Mortgaged Properties, the Sponsors, the Certificate Administrator, the Trustee, the Operating Advisor, the Master Servicer, the Special Servicer, any Outside Servicer, any Outside Special Servicer or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates in question on each distribution date and, except in the case of interest-only certificates, the ultimate payment in full of the certificate principal amount of each class of certificates in question on a date that is not later than the rated final distribution date with respect to such class of certificates. A rating takes into consideration, among other things, the credit quality of the related pool of mortgage loans, structural and legal aspects associated with the certificates in question, and the extent to which the payment stream from the related pool of mortgage loans is adequate to make payments required under the certificates in question. A securities rating on mortgage pass-through certificates does not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the related mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood, timing or frequency of voluntary or mandatory prepayments of the related mortgage loans, the tax attributes of the certificates in question or of the related issuing entity, the allocation of prepayment interest shortfalls or whether any compensating interest payments will be made, or the likelihood or frequency of yield maintenance charges, assumption fees, modification fees or penalty charges. See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in this prospectus supplement.

In addition, a securities rating on mortgage pass-through certificates does not represent an assessment of the yield to maturity that investors may experience or the possibility that the holders of interest-only certificates might not fully recover their initial investments in the event of delinquencies or defaults or rapid prepayments on the underlying mortgage loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that the holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the securities ratings assigned to such certificates. The Notional Amount of the Class X-A Certificates may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and/or Class A-AB Certificates and/or the Class A-S Trust Component. The Notional Amount of the Class X-B Certificates may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary, to the Class B and/or Class C Trust Components. The securities ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to distribute interest timely on each such Notional Amount as so reduced from time to time. Therefore, the securities ratings of the Class X-A and Class X-B Certificates should be evaluated independently from similar ratings on other types of securities.

NRSROs that were not engaged by the Depositor to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates, relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the Rating Agencies. The issuance of unsolicited ratings by any NRSRO on a Class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that Class.

As part of the process of obtaining ratings for the Offered Certificates, the Depositor had initial discussions with and submitted certain materials to five NRSROs, including the Rating Agencies. Based on preliminary feedback from those NRSROs at that time, the Depositor selected the Rating Agencies to rate the Offered Certificates and not the other NRSROs, due in part to their initial subordination levels for the various Classes of the Certificates. In the case of one of the Rating Agencies, the Depositor has requested ratings for only certain classes of the Offered Certificates, due in part to the initial subordination levels provided by such Rating Agency for the various classes of the Offered Certificates. Had the Depositor selected alternative NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would have ultimately assigned to the Offered Certificates. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the Depositor. Had the Depositor requested each of the engaged NRSROs to rate all Classes of the Offered Certificates, we cannot assure you as to the ratings that any such engaged NRSRO would have ultimately assigned to the Classes of Offered Certificates that it did not rate.

Furthermore, the SEC may determine that any or all of the Rating Agencies no longer qualifies as an NRSRO or is no longer qualified to rate the Offered Certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates.

Certain actions provided for in the loan agreements require, as a condition to taking such action, that a Rating Agency Confirmation be obtained from each Rating Agency. In certain circumstances, this condition may be deemed to have been met or waived without such a Rating Agency Confirmation being obtained. See the definition of “Rating Agency Confirmation” in this prospectus supplement. In the event such an action is taken without a Rating Agency Confirmation being obtained, we cannot assure you that the applicable Rating Agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. If you invest in the Offered Certificates, pursuant to the Pooling and Servicing Agreement your acceptance of Offered Certificates will constitute an acknowledgment and agreement with the procedures relating to Rating Agency Confirmations described under the definition of “Rating Agency Confirmation” in this prospectus supplement.

Any rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

Pursuant to agreements between Depositor and each Rating Agency, the Rating Agencies will provide ongoing ratings surveillance with respect to the Offered Certificates for as long as they remain issued and outstanding. The Depositor is responsible for the fees paid to the Rating Agencies to rate and to provide ongoing rating surveillance with respect to the Offered Certificates.

PLAN OF DISTRIBUTION (UNDERWRITER CONFLICTS OF INTEREST)

Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, Morgan Stanley & Co. LLC and the Depositor have entered into an underwriting agreement with respect to the Offered Certificates, pursuant to which the Depositor has agreed to sell to the underwriters, and the underwriters have severally but not jointly agreed to purchase from the Depositor, the respective Certificate Principal Amount or Notional Amount, as applicable, of each class of Offered Certificates set forth below. Citigroup Global Markets Inc. and Goldman, Sachs & Co. are acting as co-lead managers and joint bookrunners with respect to approximately 52.3% and 47.7%, respectively, of the total principal balance of the Offered Certificates, and Drexel Hamilton, LLC and Morgan Stanley & Co. LLC are acting as co-managers.

Class	Citigroup Global Markets Inc.	Goldman, Sachs & Co.	Drexel Hamilton, LLC	Morgan Stanley & Co. LLC

Class A-1	$22,913,510	$20,893,490	$0	$0
Class A-2	$26,002,155	$23,709,845	$0	$0
Class A-3	$9,022,714	$8,227,286	$0	$0
Class A-4	$130,763,976	$119,236,024	$0	$0
Class A-5	$208,591,034	$190,201,966	$0	$0
Class A-AB	$39,886,151	$36,369,849	$0	$0
Class X-A	$477,774,956	$435,655,044	$0	$0
Class X-B	$66,357,487	$60,507,513	$0	$0
Class A-S	$40,595,415	$37,016,585	$0	$0
Class B	$29,665,639	$27,050,361	$0	$0
Class PEZ	$0	$0	$0	$0
Class C	$36,691,849	$33,457,151	$0	$0

The Depositor estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $5,590,000.

The Depositor and the Sponsors have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

The Depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters.

The Offered Certificates are a new issue of securities with no established trading market. The Depositor has been advised by the underwriters that they intend to make a market in the Offered Certificates, but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Offered Certificates.

We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement, which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement, we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Citigroup Global Markets Inc., one of the underwriters, is an affiliate of the Depositor, CGMRC (a Sponsor and an Originator) and the Certificate Administrator. Goldman, Sachs & Co., one of the underwriters, is an affiliate of GSMC (an Originator and a Sponsor) and GS Commercial Real Estate LP (an Originator). See “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests” and “—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests” in this prospectus supplement.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Citigroup Global Markets Inc., one of the underwriters and one of the co-lead managers and joint bookrunners for this offering, and Goldman, Sachs & Co., one of the underwriters and one of the co-lead managers and joint bookrunners for this offering. That flow of funds will occur by means of the collective effect of the payment by the underwriters to the Depositor of the purchase price for the Offered Certificates and (i) the payment by the Depositor to CGMRC, an affiliate of Citigroup Global Markets Inc., in its capacity as a Sponsor, of the purchase price for the CGMRC Mortgage Loans, and (ii) the payment by the Depositor to GSMC, an affiliate of Goldman, Sachs & Co., in its capacity as a Sponsor, of the purchase price for the GSMC Mortgage Loans. See “Transaction Parties—The Sponsors” in this prospectus supplement. In addition, (i) proceeds received by Rialto in connection with the contribution of the RMF Mortgage Loans to this securitization transaction will be applied, among other things, to directly or indirectly reacquire any such Mortgage Loans that are financed with, and to make payments to, Goldman Sachs Bank USA, an affiliate of Goldman, Sachs & Co., as the repurchase agreement counterparty; (ii) proceeds received by RCMC in connection with the contribution of the RCMC Mortgage Loans to this securitization transaction will be applied, among other things, to directly or indirectly reacquire any such Mortgage Loans that are financed with, and to make payments to, Citibank, N.A., an affiliate of Citigroup Global Markets Inc., as the repurchase agreement counterparty; and (iii) proceeds received by RAIT in connection with the contribution of the RAIT Mortgage Loans to this securitization transaction will be applied, among other things, to directly or indirectly reacquire any such Mortgage Loans that are financed with, and to make payments to, Citibank, N.A., an affiliate of Citigroup Global Markets Inc., as the repurchase agreement counterparty.

As a result of the circumstances described above, Citigroup Global Markets Inc. and Goldman, Sachs & Co. have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests” in this prospectus supplement.

LEGAL MATTERS

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by Orrick, Herrington & Sutcliffe LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Mayer Brown LLP, Charlotte, North Carolina.

INDEX OF CERTAIN DEFINED TERMS

2010 PD Amending Directive	S-9	Borrower Delayed Reimbursements	S-225
AB Loan Combination	S-107	B-Piece Buyer	S-98
Acceptable Insurance Default	S-284	CBE	S-275
Accredited Investor	S-11	CDI 202.01	S-304
Actual/360 Basis	S-151	Certificate Administrator	S-214
Additional Servicing Expenses	S-165	Certificate Owners	S-263
Administrative Fee Rate	S-217	Certificate Principal Amount	S-239
ADR	S-110	Certificate Registrar	S-262
Advance Rate	S-286	Certificate Summary	S-6
Advances	S-286	Certificateholder	S-261
Allocated Cut-off Date Loan Amount	S-110	Certificates	S-237
Ancillary Fees	S-225	Certifying Certificateholder	S-265
Annual Debt Service	S-110	CGMRC	S-109, S-179
Anticipated Repayment Date	S-152	CGMRC Data File	S-180
Appraisal Date	S-111	CGMRC Mortgage Loans	S-109
Appraisal Reduction Amount	S-258	CGMRC Securitization Database	S-180
Appraisal Reduction Event	S-257	Citibank	S-214
Appraised Value	S-111	Class	S-237
Appraised-Out Class	S-259	Class A-AB Scheduled Principal Balance	S-248
Appraiser	S-258	Class A-S Percentage Interest	S-239
ARD	S-111	Class A-S Trust Component	S-239
ARD Loan	S-152	Class A-S-PEZ Percentage Interest	S-239
Assessment of Compliance	S-295	Class B Percentage Interest	S-240
Assumption Fees	S-226	Class B Trust Component	S-240
Attestation Report	S-295	Class B-PEZ Percentage Interest	S-240
Available Funds	S-242	Class C Percentage Interest	S-240
Balloon Balance	S-111	Class C Trust Component	S-240
Balloon Mortgage Loans	S-152	Class C-PEZ Percentage Interest	S-240
Bancorp	S-109	Class PEZ Component	S-240
Bancorp Mortgage Loans	S-109	Class PEZ Component A-S	S-240
Bankruptcy Code	S-64	Class PEZ Component B	S-240
Base Interest Fraction	S-251	Class PEZ Component C	S-240
Beds	S-116	Class X Certificates	S-237
Boca Hamptons Plaza Portfolio Co-Lender		Class X Strip Rate	S-245
Agreement	S-171	Clearstream	S-262
Boca Hamptons Plaza Portfolio Companion		Clearstream Participants	S-264
Loan	S-108	Closing Date	S-109
Boca Hamptons Plaza Portfolio Companion		CMBS	S-63
Loan Securitization Trust	S-172	COC	S-132
Boca Hamptons Plaza Portfolio Consultation		Code	S-337
Termination Event	S-316	Co-Lender Agreement	S-159
Boca Hamptons Plaza Portfolio Consultation		Collection Account	S-289
Termination Event Notice	S-316	Collection Period	S-243
Boca Hamptons Plaza Portfolio Control		Collective Investment Scheme	S-8
Termination Event	S-316	Companion Loan	S-107
Boca Hamptons Plaza Portfolio Control		Companion Loan Holder	S-107
Termination Event Notice	S-316	Companion Loan Rating Agency	S-299
Boca Hamptons Plaza Portfolio Controlling		Compensating Interest Payment	S-255
Note Holder	S-171	Condemnation Proceeds	S-243
Boca Hamptons Plaza Portfolio Loan		Consent Fees	S-224
Combination	S-109	Consultation Termination Event	S-316
Boca Hamptons Plaza Portfolio Mortgage		Control Appraisal Period	S-167
Loan	S-107	Control Eligible Certificates	S-260
Boca Hamptons Plaza Portfolio Mortgaged		Control Termination Event	S-315
Properties	S-159	Controlling Class	S-315
Boca Hamptons Plaza Portfolio		Controlling Class Certificateholder	S-315
Non-Controlling Note Holder	S-172	Controlling Class Representative	S-315

Controlling Class Representative Consultation		Euroclear Participants	S-264
Termination Event	S-316	Excess Interest	S-152
Controlling Class Representative Control		Excess Interest Distribution Account	S-290
Termination Event	S-316	Excess Liquidation Proceeds Reserve
Controlling Note Holder	S-159	Account	S-290
Corrected Loan	S-284	Excess Modification Fees	S-225
CPR	S-269	Excess Penalty Charges	S-225
CREFC®	S-328	Excess Prepayment Interest Shortfall	S-255
CREFC® Intellectual Property Royalty		Exchange Act	S-178
License Fee	S-245	Exchange Date	S-241
CREFC® Reports	S-328	Exchangeable Certificates	S-237
Cross Over Date	S-250	Exchangeable Distribution Account	S-290
Crossed Group	S-111	Exchangeable Proportion	S-240
CRR	S-67	Exemption Rating Agency	S-342
Custodian	S-212	FCRE	S-109
Cut-off Date	S-107	FCRE Mortgage Loans	S-109
Cut-off Date Balance	S-107	FDEP	S-132
Cut-off Date DSCR	S-112	FDIA	S-92
Cut-off Date Loan-to-Value Ratio	S-111	FDIC	S-91
Cut-off Date LTV Ratio	S-111	FDIC Safe Harbor	S-92
DBNTC	S-212	FIEL	S-11
DBRS	S-299	Final Asset Status Report	S-321
DBTCA	S-212	Financial Promotion Order	S-8
DCA	S-119	Fitch	S-167
Debt Service Coverage Ratio	S-112	Form 8-K	S-178
Debt Yield on Underwritten NCF	S-112	FPO Persons	S-8
Debt Yield on Underwritten Net Cash Flow	S-112	FSMA	S-8
Debt Yield on Underwritten Net Operating		Goldman Originators	S-196
Income	S-112	Grantor Trust	S-337
Debt Yield on Underwritten NOI	S-112	Ground Lease	E-1-10
Defaulted Kings Mountain Industrial Loan		GS Bank	S-92
Combination Purchase Price	S-170	GS CRE	S-109
Defaulted Mortgage Loan	S-228	GS CRE Mortgage Loans	S-109
Defeasance	E-1-9	GSMC	S-109, S-183
Defeasance Deposit	S-155	GSMC Data Tape	S-184
Defeasance Loans	S-155	GSMC Deal Team	S-184
Defeasance Lock Out Period	S-155	GSMC Mortgage Loans	S-109
Defeasance Option	S-155	GSMS 2014-GC26 Certificate Administrator	S-160
Defective Mortgage Loan	S-177	GSMS 2014-GC26 Certificates	S-108
Definitive Certificate	S-262	GSMS 2014-GC26 Master Servicer	S-160
Depositaries	S-263	GSMS 2014-GC26 Operating Advisor	S-160
Depositor	S-109, S-192	GSMS 2014-GC26 Pooling and Servicing
Determination Date	S-244	Agreement	S-108
Directing Holder	S-315	GSMS 2014-GC26 Securitization	S-108
Disclosable Special Servicer Fees	S-228	GSMS 2014-GC26 Servicer	S-218, S-224
Distribution Account	S-290	GSMS 2014-GC26 Special Servicer	S-160, S-224
Distribution Date	S-242	GSMS 2014-GC26 Trustee	S-160
DSCR	S-112	HAP	S-119
DTC	S-262	Hard Lockbox	S-113
DTC Participants	S-263	HUD	S-119
Due Date	S-151	Indirect Participants	S-263
Due Diligence Questionnaire	S-180	Initial Pool Balance	S-107
Due Diligence Requirement	S-67	Initial Rate	S-152
EEA	S-67	In-Place Cash Management	S-113
Eligible Operating Advisor	S-323	Institutional Investor	S-10
Environmental Condition	E-1-12	Insurance Rating Requirements	E-1-4
ESA	S-130	Interest Accrual Amount	S-244
Euroclear	S-262	Interest Accrual Period	S-244
Euroclear Operator	S-264	Interest Deposit Amount	S-110

Interest Distribution Amount	S-244	Net Cash Flow	S-115
Interest Only Mortgage Loans	S-152	Net Condemnation Proceeds	S-243
Interest Reserve Account	S-290	Net Mortgage Loan Rate	S-245
Interest Shortfall	S-244	Non-Recoverable Advance	S-287
Interested Person	S-310	Non-Reduced Certificates	S-261
Investment Company Act	E-1-1	Notional Amount	S-239
Investor Certification	S-262	NRSRO	S-345
Investor Q&A Forum	S-331	NY Derivative Action	S-212
Investor Registry	S-332	NYSDEC	S-132
Issuing Entity	S-107	Occupancy	S-114
KBRA	S-298	Occupancy Date	S-115
Kings Mountain Industrial Loan Combination	S-108	Offered Certificates	S-237
Kings Mountain Industrial Loan Combination		Offered Regular Certificates	S-237
Controlling Holder	S-167	OID Regulations	S-338
Kings Mountain Industrial Mortgage Loan	S-107	OLA	S-92
Kings Mountain Industrial Mortgaged		Operating Advisor	S-217
Property	S-158	Operating Advisor Consulting Fee	S-229
Kings Mountain Industrial Subordinate		Operating Advisor Fee	S-229
Companion Loan	S-108	Operating Advisor Fee Rate	S-229
Largest Tenant	S-113	Operating Advisor Standard	S-320
Largest Tenant Lease Expiration	S-113	Operating Advisor Termination Event	S-322
Liquidation Fee	S-227	Original Balance	S-115
Liquidation Fee Rate	S-227	Originators	S-109, S-193
Liquidation Proceeds	S-228	Other Crossed Loans	S-177
Loan Combination	S-107	Outside Securitization	S-108
Loan Combination Custodial Account	S-289	Outside Serviced Companion Loan	S-108
Loan Per Unit	S-113	Outside Serviced Loan Combination	S-108
Lower-Tier Distribution Account	S-290	Outside Serviced Mortgage Loan	S-108
Lower-Tier Regular Interests	S-337	Outside Servicer	S-218, S-224
Lower-Tier REMIC	S-337	Outside Servicing Agreement	S-108
LTV Ratio at Maturity/ARD	S-113	Outside Special Servicer	S-224
LUST	S-131	Outside Trustee	S-108
MAI	S-257	P&I Advance	S-285
Major Decision	S-313	Pari Passu Companion Loan	S-107
MAS	S-10	Pari Passu Indemnified Items	S-297
Master Servicer	S-218	Pari Passu Indemnified Parties	S-297
Master Servicer Remittance Date	S-285	Pari Passu Loan Combination	S-107
Material Breach	S-176	Park Bridge Financial	S-217
Material Document Defect	S-176	Park Bridge Lender Services	S-96, S-217
Maturity Date/ARD Loan-to-Value Ratio	S-113	Participants	S-262
Maturity Date/ARD LTV Ratio	S-113	Pass-Through Rate	S-244
Midland	S-221	Payment Application Trigger Event	S-166
Modeling Assumptions	S-269	PCIS Persons	S-8
Modification Fees	S-225	PCO	S-148
Monthly Debt Service Payment Amount	S-165	PCR	S-196, S-201
Monthly Payment	S-243	Penalty Charges	S-225
Moody’s	S-298	Percentage Interest	S-242
Morningstar	S-323	Permitted Encumbrances	E-1-3
Mortgage	S-107	Permitted Preferred Equity Investment	S-129
Mortgage File	S-174	Permitted Special Servicer/Affiliate Fees	S-229
Mortgage Loan Purchase Agreement	S-173	PILOT	S-87
Mortgage Loan Rate	S-246	PIPs	S-83, S-134
Mortgage Loan Schedule	S-281	Plaintiff Investors	S-212
Mortgage Loans	S-107	Plan Asset Regulations	S-341
Mortgage Note	S-107	Plans	S-341
Mortgage Pool	S-107	PML	S-201
Mortgaged Property	S-107	Pooling and Servicing Agreement	S-110, S-280
Mortgagee	E-1-13	Prepayment Assumption	S-339
Most Recent NOI	S-114	Prepayment Interest Excess	S-255

Prepayment Interest Shortfall	S-255	Revised Rate	S-152
Prepayment Penalty Description	S-115	RevPAR	S-115
Prepayment Provision	S-115	RFT	S-174
Prime Rate	S-287	Rialto	S-186
Principal Balance Certificates	S-238	Rialto Data Tape	S-187
Principal Distribution Amount	S-246	Rialto Mortgage Loans	S-186
Principal Shortfall	S-247	Rialto Review Team	S-186
Privileged Information	S-320	Risk Factors	S-6
Privileged Information Exception	S-320	RMBS	S-212
Privileged Person	S-332	RMF	S-109
Professional Investors	S-10	RMF Mortgage Loans	S-109
Promotion of Collective Investment Schemes		Rooms	S-116
Exemptions Order	S-8	RTI	S-174
Property Advances	S-286	Rule 17g-5	S-303
Prospectus	S-10	Rules	S-263
Prospectus Directive	S-9	S&P	S-167
PTE	S-341	SDNY Action	S-212
Public Documents	S-330	SEC	S-178
Qualification Criteria	S-187	SEC EDGAR filings	S-330
Qualified Investor	S-9	Securities Act	S-333
Qualified Investors	S-9	SEL	S-201
Qualified Substitute Mortgage Loan	S-176	Sequential Pay Certificates	S-238
RAIT	S-109, S-190	Serviced AB Loan Combination	S-107
RAIT Data Tape	S-191	Serviced Companion Loan	S-107
RAIT Mortgage Loans	S-109	Serviced Companion Loan Holder	S-107
RAIT Partnership	S-190	Serviced Companion Loan Securities	S-299
RAIT Securitization Team	S-191	Serviced Loan Combination	S-107
Rated Final Distribution Date	S-178	Serviced Loans	S-109
Rating Agencies	S-346	Serviced Mortgage Loans	S-109
Rating Agency	S-346	Serviced Pari Passu Companion Loan	S-107
Rating Agency Confirmation	S-326	Serviced Pari Passu Companion Loan Holder	S-107
Rating Agency Declination	S-327	Serviced Pari Passu Loan Combination	S-107
RCMC	S-109, S-188	Serviced Subordinate Companion Loan	S-107
RCMC Data Tape	S-189	Serviced Subordinate Companion Loan
RCMC Mortgage Loans	S-109	Holder	S-107
RCMC Review Team	S-188	Servicer Termination Events	S-298
Realized Loss	S-254	Servicing Fee	S-224
REC	S-130	Servicing Fee Rate	S-224
Recognized Collective Investment Scheme	S-8	Servicing Function Participant	S-296
Record Date	S-242	Servicing Standard	S-282
Redwood Trust	S-188	Servicing Transfer Event	S-283
Regular Certificates	S-237	SFA	S-10
Regulation AB	S-189	Similar Law	S-344
Related Group	S-115	Similar Requirements	S-68
Release Date	S-155	Single-Purpose Entity	E-1-9
Relevant Member State	S-9	SMP	S-132
Relevant Person	S-10	Soft Lockbox	S-115
Relevant Persons	S-8	Soft Springing Lockbox	S-115
REMIC	S-337	Special Servicer	S-221
REO Account	S-238	Special Servicing Fee	S-226
REO Companion Loan	S-247	Special Servicing Fee Rate	S-226
REO Mortgage Loan	S-247	Specially Serviced Loan	S-283
REO Property	S-237	Split Mortgage Loan	S-107
Repurchase Price	S-175, S-308	Sponsors	S-109
Requesting Holders	S-259	Springing Cash Management	S-115
Requesting Party	S-325	Springing Lockbox	S-115
Restricted Group	S-342	Standard Qualifications	E-1-1
Restricted Party	S-320	Staples	S-146
Retention Requirement	S-67	Stated Principal Balance	S-246

Structured Product	S-10	Twin Cities Premium Outlets Mortgaged
Subordinate Companion Loan	S-107	Property	S-158
Subordinate Companion Loan Control		Underwriter Entities	S-94
Termination Event	S-316	Underwriter Exemption	S-341
Subordinate Companion Loan Major		Underwritten EGI	S-116
Decision	S-168	Underwritten Expenses	S-115
Summary	S-6	Underwritten NCF	S-115
TCO	S-148	Underwritten NCF DSCR	S-112
Terms and Conditions	S-264	Underwritten Net Cash Flow	S-115
Terrorism Cap Amount	E-1-8	Underwritten Net Operating Income	S-116
Third Party Report	S-110	Underwritten NOI	S-116
Threshold Event Collateral	S-167	Underwritten Revenues	S-116
TIA	S-304	Units	S-116
TIA Applicability Determination	S-304	Unscheduled Payments	S-247
Title Exception	E-1-2	Updated Appraisal	S-305
Title Policy	E-1-2	Upper Tier Distribution Account	S-290
Trailing 12 NOI	S-114	Upper-Tier REMIC	S-337
Tranche Percentage Interest	S-240	UST	S-131
Transferee	S-129	Voting Rights	S-260
TRIA	E-1-8	WAC Rate	S-245
TRIPRA	S-90	Wachovia	S-218
Trust Component	S-240	Weighted Average Mortgage Loan Rate	S-116
Trust REMICs	S-337	Wells Fargo	S-218
Trustee	S-212	Withheld Amounts	S-290
Trustee/Certificate Administrator Fee	S-217	Workout Fee	S-226
Trustee/Certificate Administrator Fee Rate	S-217	Workout Fee Rate	S-227
Twin Cities Premium Outlets Companion		Workout-Delayed Reimbursement Amount	S-289
Loan	S-108	YM Group A	S-251
Twin Cities Premium Outlets Loan		YM Group B	S-251
Combination	S-108	YM Groups	S-251
Twin Cities Premium Outlets Mortgage Loan	S-107	Zoning Regulations	E-1-7

ANNEX A

STATISTICAL CHARACTERISTICS OF THE MORTGAGE LOANS

(THIS PAGE INTENTIONALLY LEFT BLANK)

CGCMT 2015-GC27 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Related Group	Crossed Group	Address	City	State	Zip Code
1	Loan	8, 9, 10	GSMC	GSMC	Kemper Lakes Business Center	NAP	NAP	1, 2, 3, 4 Corporate Drive	Long Grove	Illinois	60047
2	Loan	11	CGMRC	CGMRC	393-401 Fifth Avenue	NAP	NAP	393-401 Fifth Avenue	New York	New York	10016
3	Loan	12, 13, 14, 15	GSMC	GSMC	Northeastern Hotel Portfolio	NAP	NAP
3.01	Property				Hilton Garden Inn Norwalk			550, 558, 560 and 566 Main Avenue	Norwalk	Connecticut	06851
3.02	Property				SpringHill Suites Tarrytown			480 White Plains Road	Tarrytown	New York	10591
3.03	Property				Sheraton Hotel Tarrytown			600 White Plains Road	Tarrytown	New York	10591
3.04	Property				Hilton Garden Inn Shelton			25 Old Stratford Road	Shelton	Connecticut	06484
4	Loan	16, 17	CGMRC	CGMRC	Twin Cities Premium Outlets	NAP	NAP	3965 Eagan Outlets Parkway	Eagan	Minnesota	55122
5	Loan		GSMC	GSCRE	Highland Square	NAP	NAP	100-107 and 109 Grove Hill Drive, 400-418, 420, 422, 424, 426, 428, 430, 432, 434 and 436-441 Olive Branch Way	Oxford	Mississippi	38655
6	Loan		GSMC	GSMC	Whitman Square	NAP	NAP	9701 & 9801 Roosevelt Boulevard	Philadelphia	Pennsylvania	19114
7	Loan	18	GSMC	GSMC	Union Square Shopping Center	NAP	NAP	3851 Union Deposit Road	Harrisburg	Pennsylvania	17109
8	Loan	12, 19	CGMRC	CGMRC	Centralia Outlets	NAP	NAP	1203-1402 Lum Road, 102-109 West High Street and 2000 Haviland Street	Centralia	Washington	98531
9	Loan		CGMRC	CGMRC	40 Gansevoort Street	NAP	NAP	40 Gansevoort Street	New York	New York	10014
10	Loan	20	RCMC	RCMC	Utica Park Place Shopping Center	NAP	NAP	45160 Utica Park Boulevard	Utica	Michigan	48315
11	Loan	12	GSMC	GSMC	Natomas Town Center	Group 1	NAP	2701-2861 Del Paso Road	Sacramento	California	95835
12	Loan	21	RMF	RMF	Highland Woods	Group 2	NAP	4748 Country Lane	Warrensville Heights	Ohio	44128
13	Loan	12, 22, 23	RCMC	RCMC	DoubleTree Little Rock	NAP	NAP	424 West Markham Street	Little Rock	Arkansas	72201
14	Loan	12	RMF	RMF	The Hampton	NAP	NAP	1773 Wells Branch Parkway	Austin	Texas	78728
15	Loan		CGMRC	CGMRC	NY & NJ Mixed Use Portfolio	NAP	NAP
15.01	Property				162-24 Jamaica Avenue			162-24 Jamaica Avenue	Queens	New York	11432
15.02	Property				300 US Highway 202			300 Route 202	Raritan	New Jersey	08869
15.03	Property				2600 Flatbush Avenue			2600 Flatbush Avenue	Brooklyn	New York	11234
15.04	Property				2706 Route 22			2706 Route 22	Union	New Jersey	07083
16	Loan		GSMC	GSCRE	808 West Apartments	NAP	NAP	36, 38, 70, 92 and 195 Westside Drive and 121-128 Blackhawk Road	Cullowhee	North Carolina	28723
17	Loan	24, 25	RMF	RMF	Kings Mountain Industrial	NAP	NAP	219 Commerce Boulevard	Kings Mountain	North Carolina	28086
18	Loan	12, 26	RCMC	RCMC	Reunion Park	NAP	NAP	8501 & 8329 North MoPac Expressway	Austin	Texas	78759
19	Loan	12, 27	CGMRC	CGMRC	Northville Woods	NAP	NAP	18800 Innsbrook Drive	Northville	Michigan	48168
20	Loan		CGMRC	CGMRC	New Carrollton Woods	NAP	NAP	6285 Fernwood Terrace	Riverdale	Maryland	20737
21	Loan	28	RAIT Funding, LLC	RAIT Funding, LLC	Broadway Marketplace - Parcel 5	NAP	NAP	487 & 505 South Broadway	Denver	Colorado	80209
22	Loan		GSMC	GSMC	Eastlake Village Center South	NAP	NAP	2220, 2240, 2260 & 2290 Otay Lakes Road	Chula Vista	California	91915
23	Loan		GSMC	GSMC	Poway Plaza	NAP	NAP	13301-13397 Poway Road	Poway	California	92064
24	Loan		RMF	RMF	The Alora	NAP	NAP	5500 El Camino Del Rey Street	Houston	Texas	77081
25	Loan	29, 30	RCMC	RCMC	Westview Business Park (C, D & E)	NAP	NAP	5103, 5107 and 5112 Pegasus Court	Frederick	Maryland	21704
26	Loan	12	CGMRC	The Bancorp Bank	Vegas Industrial Portfolio	NAP	NAP
26.01	Property				Hacienda Crossing			5275 Arville Street	Las Vegas	Nevada	89118
26.02	Property				Pace Commerce Center			5140 West Rogers Street, 5145 South Arville Street, 4447-4495 West Reno Avenue	Las Vegas	Nevada	89118
26.03	Property				Decatur Bell Commerce Center			5010 & 5030 South Decatur Boulevard	Las Vegas	Nevada	89118
27	Loan		RMF	RMF	Oaks of Westlake	NAP	NAP	534 Hunt Lane	San Antonio	Texas	78245
28	Loan		CGMRC	CGMRC	Northfield Commons Retail Center	NAP	NAP	2105 South Boulevard West	Troy	Michigan	48098
29	Loan		CGMRC	CGMRC	Avalon Square Apartments	NAP	NAP	2400 Westheimer Road	Houston	Texas	77098
30	Loan	31	CGMRC	The Bancorp Bank	Four Points Sheraton	NAP	NAP	1109 White Avenue	Knoxville	Tennessee	37916
31	Loan		RCMC	RCMC	Centennial Tech Center	Group 3	NAP	4820 & 4920 Centennial Boulevard	Colorado Springs	Colorado	80919
32	Loan		RCMC	RCMC	Ming Plaza	NAP	NAP	3739-3929 Ming Avenue	Bakersfield	California	93309

CGCMT 2015-GC27 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Related Group	Crossed Group	Address	City	State	Zip Code
33	Loan	32, 33	CGMRC	The Bancorp Bank	Fairway Business Center	NAP	NAP	9130 & 9166 Anaheim Place	Rancho Cucamonga	California	91730
34	Loan		RMF	RMF	Shoppes at Brookfield Commons	NAP	NAP	15445 West Bluemound Road	Brookfield	Wisconsin	53005
35	Loan		GSMC	GSMC	Walmart Super Center Georgia	NAP	NAP	600 Carrollton Villa Rica Highway	Villa Rica	Georgia	30180
36	Loan		GSMC	GSMC	Village Shopping Center	NAP	NAP	1000 and 1100 North Miami Boulevard	Durham	North Carolina	27703
37	Loan	12, 34	GSMC	GSMC	Courtyard North Stone Oak at Legacy	NAP	NAP	1803 East Sonterra Boulevard	San Antonio	Texas	78259
38	Loan		GSMC	GSMC	Shops at Tallgrass & Tallgrass Centre	NAP	NAP	7777, 8336‐8340 East 21st Street, 2111 and 2161 North Rock Road	Wichita	Kansas	67206
39	Loan		GSMC	GSMC	Sahuarita Plaza	NAP	NAP	18705-18805 South Interstate 19 Frontage Road	Green Valley	Arizona	85614
40	Loan		RMF	RMF	Midtown Center	NAP	NAP	3452-3470 North Miami Avenue	Miami	Florida	33127
41	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Willow Lake Apartments	NAP	NAP	26675 Players Circle	Lutz	Florida	33559
42	Loan	35	CGMRC	The Bancorp Bank	2201 Junipero Serra Boulevard	NAP	NAP	2201 Junipero Serra Boulevard	Daly City	California	94014
43	Loan		RCMC	RCMC	Union Town Center	Group 3	NAP	8666-8680, 8702, 8810-8830, 8832-8850 North Union Boulevard & 3478 Research Parkway	Colorado Springs	Colorado	80920
44	Loan		CGMRC	CGMRC	Southport Plaza Shopping Center	NAP	NAP	7565 US 31 South	Indianapolis	Indiana	46227
45	Loan		RMF	RMF	Zane Plaza Shopping Center	NAP	NAP	1080 North Bridge Street	Chillicothe	Ohio	45601
46	Loan	36	RMF	RMF	470 Olde Worthington Road	NAP	NAP	470 Olde Worthington Road	Westerville	Ohio	43082
47	Loan	12	CGMRC	The Bancorp Bank	Shops at Andros Isle	NAP	NAP	8989 Okeechobee Boulevard	West Palm Beach	Florida	33411
48	Loan	37, 38	RMF	RMF	Pantops Self Storage	Group 4	NAP	2365 Hunters Way	Charlottesville	Virginia	22911
49	Loan	39	CGMRC	CGMRC	Stop & Shop - Orangeburg Commons	NAP	NAP	170 Route 303	Orangeburg	New York	10962
50	Loan	12, 40	RMF	RMF	Boca Hamptons Plaza Portfolio	NAP	NAP
50.01	Property				Boca Hamptons Plaza			9030-9080 Kimberly Boulevard	Boca Raton	Florida	33434
50.02	Property				Queens Industrial			14719 105th Avenue	Jamaica	New York	11435
50.03	Property				One Industrial Plaza			1370 Frankton Street	South Valley Stream	New York	11580
51	Loan	12	CGMRC	The Bancorp Bank	Bayshore Office Center	NAP	NAP	2907-2909 West Bay to Bay Boulevard	Tampa	Florida	33629
52	Loan		CGMRC	The Bancorp Bank	2100 Queens Road West	NAP	NAP	2100 Queens Road West	Charlotte	North Carolina	28207
53	Loan		RMF	RMF	Kohl's Westerville	NAP	NAP	133 Huber Village Boulevard	Westerville	Ohio	43081
54	Loan		CGMRC	CGMRC	Las Misiones Apartments	NAP	NAP	3807 Plantation Grove Boulevard	Mission	Texas	78572
55	Loan	41	GSMC	GSCRE	One Pine and Nueva Villa Apartments	NAP	NAP	4211 and 4300 Sherwood Lane	Houston	Texas	77092
56	Loan	42, 43	CGMRC	The Bancorp Bank	Union Terrace	Group 3	NAP	12596 West Bayaud Avenue	Lakewood	Colorado	80228
57	Loan		CGMRC	The Bancorp Bank	Talus Point	NAP	NAP	3970 Covington Way	Reno	Nevada	89503
58	Loan	44	GSMC	GSMC	Extra Space Advanced Storage Littleton	NAP	NAP	5871, 5881 & 5891 South Youngfield Court	Littleton	Colorado	80127
59	Loan		CGMRC	The Bancorp Bank	178 Middle Street	NAP	NAP	178 Middle Street	Portland	Maine	04101
60	Loan	12, 45	GSMC	GSMC	Redlands Village	Group 1	NAP	1755, 1785 and 1795 East Lugonia Avenue	Redlands	California	92374
61	Loan		CGMRC	The Bancorp Bank	Shops At South Howard	NAP	NAP	533 South Howard Avenue	Tampa	Florida	33606
62	Loan		CGMRC	CGMRC	GK Retail Portfolio	NAP	NAP
62.01	Property				Meridian Plaza			2100 West Grand River Avenue & 4901 Okemos Road	Okemos	Michigan	48864
62.02	Property				Lansing Plaza			3139-3201 East Grand River Avenue	Lansing	Michigan	48912
62.03	Property				Canton Center Plaza I			220-266 North Canton Center Road	Canton	Michigan	48187
62.04	Property				Canton Center Plaza II			302-316 North Canton Center Road	Canton	Michigan	48187
63	Loan	12, 46	CGMRC	CGMRC	Amsdell - FL & TN Portfolio	NAP	NAP
63.01	Property				Amelia Island			2641 Bailey Road	Fernandina Beach	Florida	32034
63.02	Property				Bartlett			6780 Country Park Drive	Memphis	Tennessee	38133
64	Loan		CGMRC	CGMRC	Tellus Forney	NAP	NAP	1002 Farm to Market Road 548	Forney	Texas	75126

CGCMT 2015-GC27 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Related Group	Crossed Group	Address	City	State	Zip Code
65	Loan	47	RAIT Funding, LLC	RAIT Funding, LLC	Congress and Erin Way Apartments	NAP	NAP
65.01	Property				Congress Apartments			3939 West National Avenue	West Milwaukee	Wisconsin	53215
65.02	Property				Erin Way Apartments			5946 South Honey Creek Drive	Greenfield	Wisconsin	53221
66	Loan	48	CGMRC	CGMRC	Vigouroux Marketplace	NAP	NAP	9948 Airport Blvd	Mobile	Alabama	36608
67	Loan		RMF	RMF	Emerick Manor	Group 2	NAP	4671 Country Lane	Warrensville Heights	Ohio	44128
68	Loan	49	CGMRC	CGMRC	Belmont Village	NAP	NAP	6503-6507 Wilkinson Boulevard	Belmont	North Carolina	28012
69	Loan		CGMRC	The Bancorp Bank	Rite Aid - Oregon	NAP	NAP	3362 Navarre Avenue	Oregon	Ohio	43616
70	Loan	50	CGMRC	The Bancorp Bank	Harmony Meadow	Group 8	Group A	1910 South Cobb Drive Southeast	Marietta	Georgia	30060
71	Loan	50	CGMRC	The Bancorp Bank	Harmony Grove	Group 8	Group A	2016 Olive Springs Road Southeast	Marietta	Georgia	30060
72	Loan		CGMRC	The Bancorp Bank	Moore Self Storage	NAP	NAP	2589 West Clemmonsville Road	Winston Salem	North Carolina	27127
73	Loan		RMF	RMF	Falls of Maplewood	NAP	NAP	9600 Glenfield Court	Houston	Texas	77096
74	Loan		RMF	RMF	Locker Room Storage	Group 4	NAP	2850 Bethlehem Pike	Hatfield	Pennsylvania	19440
75	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Chesterville Gardens	NAP	NAP	5697 Chesterville Road	Tupelo	Mississippi	33801
76	Loan		CGMRC	CGMRC	269 King Street	NAP	NAP	269 King Street	Charleston	South Carolina	29401
77	Loan		GSMC	GSMC	Fox Farm Storage	NAP	NAP	41856 Fox Farm Road	Big Bear Lake	California	92315
78	Loan		CGMRC	CGMRC	CSS Concord	Group 7	NAP	1705 Kirker Pass Road	Concord	California	94521
79	Loan		CGMRC	CGMRC	Aqua Marine II	NAP	NAP	300 & 400 Aqua Marine Boulevard	Avon Lake	Ohio	44012
80	Loan		GSMC	GSMC	Peachtree City Marketplace	NAP	NAP	225 Marketplace Connector	Peachtree City	Georgia	30269
81	Loan		CGMRC	The Bancorp Bank	Walgreens- Ormond Beach	NAP	NAP	2001 West Granada Boulevard	Ormond Beach	Florida	32174
82	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Value Place - Sacramento	Group 7	NAP	7789 La Mancha Way	Sacramento	California	95823
83	Loan		CGMRC	The Bancorp Bank	Southgate Shopping Center	NAP	NAP	5720 Imperial Highway	South Gate	California	90280
84	Loan		RCMC	RCMC	Deerfield Crossing	NAP	NAP	1111 Deerfield Road	Lebanon	Ohio	45036
85	Loan		GSMC	GSMC	Walgreens Glen Allen	Group 5	NAP	11300 Nuckols Road	Glen Allen	Virginia	23059
86	Loan		CGMRC	CGMRC	7300 Centre	NAP	NAP	7300 North Western Avenue	Chicago	Illinois	60645
87	Loan		CGMRC	The Bancorp Bank	Walgreens- Portsmouth	NAP	NAP	5917 High Street West	Portsmouth	Virginia	23703
88	Loan		GSMC	GSMC	Walgreens Kernersville	Group 5	NAP	340 North Main Street	Kernersville	North Carolina	27284
89	Loan	12	RMF	RMF	Best Western Brighton	NAP	NAP	15151 Brighton Road	Brighton	Colorado	80601
90	Loan		GSMC	GSMC	Walgreens Winston-Salem	Group 5	NAP	3488 Robinhood Road	Winston-Salem	North Carolina	27106
91	Loan	51	RCMC	RCMC	Walgreens - Raleigh, NC	Group 6	NAP	2901 Wakefield Pines Drive	Raleigh	North Carolina	27614
92	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Foxwood/Westwood Apartments	NAP	NAP
92.01	Property				Foxwood Apartments			1436 Watson Boulevard	Warner Robins	Georgia	31093
92.02	Property				Westwood Apartments			907 Corder Road	Warner Robins	Georgia	31088
93	Loan	52	RCMC	RCMC	Walgreens - Franklinton, NC	Group 6	NAP	3422 US 1 Highway	Franklinton	North Carolina	27525
94	Loan	12	CGMRC	The Bancorp Bank	1023 West Morehead Street	NAP	NAP	1023 West Morehead Street	Charlotte	North Carolina	28208
95	Loan	53	RCMC	RCMC	Walgreens - Carthage, NC	Group 6	NAP	1006 Monroe Street	Carthage	North Carolina	28327
96	Loan		CGMRC	FCRE REL, LLC	Rite Aid_Warwick	NAP	NAP	1201 Warwick Avenue	Warwick	Rhode Island	02888
97	Loan		CGMRC	FCRE REL, LLC	44-11 Eleventh Street	NAP	NAP	44-11 Eleventh Street	Long Island City	New York	11101
98	Loan		CGMRC	FCRE REL, LLC	Trade Court Shoppes	NAP	NAP	123-125 Trade Court Drive	Mooresville	North Carolina	28117
99	Loan		CGMRC	FCRE REL, LLC	DaVita Baton Rouge Mid-City	NAP	NAP	2902 Florida Street	Baton Rouge	Louisiana	70802
100	Loan		CGMRC	FCRE REL, LLC	One Broad Street	NAP	NAP	125 Broad Street	Glens Falls	New York	12801

CGCMT 2015-GC27 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	General Property Type	Detailed Property Type	Year Built	Year Renovated	Units, Rooms, Sq Ft, Beds	Unit Description	Loan Per Unit ($)
1	Loan	8, 9, 10	GSMC	GSMC	Kemper Lakes Business Center	Office	General Suburban	1972, 1978, 1983, 1991	2007-2014	1,053,486	SF	93.97
2	Loan	11	CGMRC	CGMRC	393-401 Fifth Avenue	Office	CBD	1905, 1910	2004	218,162	SF	435.46
3	Loan	12, 13, 14, 15	GSMC	GSMC	Northeastern Hotel Portfolio					607	Rooms	94,555.38
3.01	Property				Hilton Garden Inn Norwalk	Hospitality	Limited Service	2001	2008, 2013	170	Rooms
3.02	Property				SpringHill Suites Tarrytown	Hospitality	Limited Service	2004	2011	145	Rooms
3.03	Property				Sheraton Hotel Tarrytown	Hospitality	Full Service	2007	NAP	150	Rooms
3.04	Property				Hilton Garden Inn Shelton	Hospitality	Select Service	1999	2013	142	Rooms
4	Loan	16, 17	CGMRC	CGMRC	Twin Cities Premium Outlets	Retail	Outlet Center	2014	NAP	409,207	SF	281.03
5	Loan		GSMC	GSCRE	Highland Square	Multifamily	Student Housing	2008, 2013	NAP	753	Beds	50,756.97
6	Loan		GSMC	GSMC	Whitman Square	Retail	Shadow Anchored	2004, 2005	NAP	145,565	SF	220.98
7	Loan	18	GSMC	GSMC	Union Square Shopping Center	Retail	Anchored	1988, 1989	2006	318,591	SF	100.19
8	Loan	12, 19	CGMRC	CGMRC	Centralia Outlets	Retail	Outlet Center	1989-1993	2008	186,798	SF	165.95
9	Loan		CGMRC	CGMRC	40 Gansevoort Street	Mixed Use	Office/Retail	2006	NAP	47,800	SF	606.69
10	Loan	20	RCMC	RCMC	Utica Park Place Shopping Center	Retail	Anchored	1992	NAP	477,247	SF	60.77
11	Loan	12	GSMC	GSMC	Natomas Town Center	Retail	Anchored	2004	NAP	130,011	SF	190.76
12	Loan	21	RMF	RMF	Highland Woods	Multifamily	Garden	1969	NAP	661	Units	37,065.05
13	Loan	12, 22, 23	RCMC	RCMC	DoubleTree Little Rock	Hospitality	Full Service	1971	2008	288	Rooms	76,304.82
14	Loan	12	RMF	RMF	The Hampton	Multifamily	Garden	1986	NAP	308	Units	62,662.34
15	Loan		CGMRC	CGMRC	NY & NJ Mixed Use Portfolio					87,334	SF	197.52
15.01	Property				162-24 Jamaica Avenue	Mixed Use	Office/Retail	1930	NAP	42,179	SF
15.02	Property				300 US Highway 202	Retail	Unanchored	1990	NAP	22,206	SF
15.03	Property				2600 Flatbush Avenue	Retail	Single Tenant Retail	1965	NAP	11,149	SF
15.04	Property				2706 Route 22	Retail	Single Tenant Retail	1986	NAP	11,800	SF
16	Loan		GSMC	GSCRE	808 West Apartments	Multifamily	Student Housing	1966, 1975, 2013-2014	NAP	314	Beds	52,547.77
17	Loan	24, 25	RMF	RMF	Kings Mountain Industrial	Industrial	Warehouse	1999	2014	575,718	SF	28.14
18	Loan	12, 26	RCMC	RCMC	Reunion Park	Office	General Suburban	1979	2014	123,306	SF	123.68
19	Loan	12, 27	CGMRC	CGMRC	Northville Woods	Multifamily	Garden	1972, 1988	NAP	274	Units	54,817.52
20	Loan		CGMRC	CGMRC	New Carrollton Woods	Multifamily	Garden	1973	2007	159	Units	94,339.62
21	Loan	28	RAIT Funding, LLC	RAIT Funding, LLC	Broadway Marketplace - Parcel 5	Retail	Anchored	1993	NAP	144,611	SF	100.60
22	Loan		GSMC	GSMC	Eastlake Village Center South	Retail	Shadow Anchored	1996	NAP	43,471	SF	322.05
23	Loan		GSMC	GSMC	Poway Plaza	Retail	Anchored	1987-1989	2013	94,015	SF	138.28
24	Loan		RMF	RMF	The Alora	Multifamily	Garden	1970	2012	400	Units	32,000.00
25	Loan	29, 30	RCMC	RCMC	Westview Business Park (C, D & E)	Industrial	Flex	1999	NAP	135,360	SF	81.06
26	Loan	12	CGMRC	The Bancorp Bank	Vegas Industrial Portfolio					172,236	SF	62.47
26.01	Property				Hacienda Crossing	Industrial	Flex	1998	2012	74,240	SF
26.02	Property				Pace Commerce Center	Industrial	Flex	1992, 1995	2012	61,169	SF
26.03	Property				Decatur Bell Commerce Center	Industrial	Flex	1998	2012	36,827	SF
27	Loan		RMF	RMF	Oaks of Westlake	Multifamily	Garden	1985	NAP	268	Units	38,712.69
28	Loan		CGMRC	CGMRC	Northfield Commons Retail Center	Retail	Anchored	1994	2012	79,835	SF	129.02
29	Loan		CGMRC	CGMRC	Avalon Square Apartments	Multifamily	Garden	1974	2007	220	Units	46,789.65
30	Loan	31	CGMRC	The Bancorp Bank	Four Points Sheraton	Hospitality	Full Service	2005	2014	129	Rooms	79,655.97
31	Loan		RCMC	RCMC	Centennial Tech Center	Office	General Suburban	1999	NAP	110,405	SF	92.84
32	Loan		RCMC	RCMC	Ming Plaza	Retail	Anchored	1978	NAP	119,619	SF	83.60

CGCMT 2015-GC27 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	General Property Type	Detailed Property Type	Year Built	Year Renovated	Units, Rooms, Sq Ft, Beds	Unit Description	Loan Per Unit ($)
33	Loan	32, 33	CGMRC	The Bancorp Bank	Fairway Business Center	Office	General Suburban	2002	NAP	87,923	SF	113.74
34	Loan		RMF	RMF	Shoppes at Brookfield Commons	Retail	Unanchored	2004	NAP	42,455	SF	223.16
35	Loan		GSMC	GSMC	Walmart Super Center Georgia	Retail	Single Tenant Retail	1999	NAP	152,000	SF	61.37
36	Loan		GSMC	GSMC	Village Shopping Center	Retail	Anchored	1959	1988	214,296	SF	43.00
37	Loan	12, 34	GSMC	GSMC	Courtyard North Stone Oak at Legacy	Hospitality	Select Service	2008	2013	107	Rooms	83,903.15
38	Loan		GSMC	GSMC	Shops at Tallgrass & Tallgrass Centre	Retail	Shadow Anchored	1984, 1997	2004	64,841	SF	137.26
39	Loan		GSMC	GSMC	Sahuarita Plaza	Retail	Anchored	1990, 1995	2012	136,871	SF	63.75
40	Loan		RMF	RMF	Midtown Center	Retail	Unanchored	1946, 1958	2009	24,151	SF	360.23
41	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Willow Lake Apartments	Multifamily	Garden	1986	2007-2009	144	Units	59,375.00
42	Loan	35	CGMRC	The Bancorp Bank	2201 Junipero Serra Boulevard	Mixed Use	Office/Retail	1969	2008	26,924	SF	316.45
43	Loan		RCMC	RCMC	Union Town Center	Retail	Shadow Anchored	2003, 2006	NAP	44,042	SF	191.64
44	Loan		CGMRC	CGMRC	Southport Plaza Shopping Center	Retail	Shadow Anchored	1999	NAP	85,062	SF	98.75
45	Loan		RMF	RMF	Zane Plaza Shopping Center	Retail	Unanchored	1963	NAP	152,987	SF	53.82
46	Loan	36	RMF	RMF	470 Olde Worthington Road	Office	General Suburban	2000	NAP	89,213	SF	92.26
47	Loan	12	CGMRC	The Bancorp Bank	Shops at Andros Isle	Retail	Anchored	2000	NAP	79,420	SF	103.25
48	Loan	37, 38	RMF	RMF	Pantops Self Storage	Self Storage	Self Storage	1989, 2007	NAP	72,829	SF	111.78
49	Loan	39	CGMRC	CGMRC	Stop & Shop - Orangeburg Commons	Retail	Single Tenant Retail	2013	NAP	51,823	SF	155.94
50	Loan	12, 40	RMF	RMF	Boca Hamptons Plaza Portfolio					156,946	SF	165.66
50.01	Property				Boca Hamptons Plaza	Mixed Use	Retail/Office	1986	NAP	93,216	SF
50.02	Property				Queens Industrial	Industrial	Warehouse	1938	NAP	40,000	SF
50.03	Property				One Industrial Plaza	Industrial	Flex	1965	1985	23,730	SF
51	Loan	12	CGMRC	The Bancorp Bank	Bayshore Office Center	Office	General Suburban	1961, 1963, 1999	NAP	79,833	SF	98.96
52	Loan		CGMRC	The Bancorp Bank	2100 Queens Road West	Multifamily	Garden	2014	NAP	19	Units	412,852.35
53	Loan		RMF	RMF	Kohl's Westerville	Retail	Single Tenant Retail	1974	2011	99,380	SF	77.48
54	Loan		CGMRC	CGMRC	Las Misiones Apartments	Multifamily	Garden	2004-2005	NAP	118	Units	58,796.61
55	Loan	41	GSMC	GSCRE	One Pine and Nueva Villa Apartments	Multifamily	Garden	1964, 1970	NAP	286	Units	24,044.56
56	Loan	42, 43	CGMRC	The Bancorp Bank	Union Terrace	Office	General Suburban	1982	2006	84,145	SF	78.44
57	Loan		CGMRC	The Bancorp Bank	Talus Point	Multifamily	Garden	1974	2011	125	Units	50,800.00
58	Loan	44	GSMC	GSMC	Extra Space Advanced Storage Littleton	Self Storage	Self Storage	2013	NAP	54,985	SF	114.58
59	Loan		CGMRC	The Bancorp Bank	178 Middle Street	Mixed Use	Office/Retail	1926	2014	59,163	SF	101.41
60	Loan	12, 45	GSMC	GSMC	Redlands Village	Retail	Shadow Anchored	2013-2014	NAP	31,490	SF	190.30
61	Loan		CGMRC	The Bancorp Bank	Shops At South Howard	Retail	Unanchored	1987	2009	21,393	SF	275.79
62	Loan		CGMRC	CGMRC	GK Retail Portfolio					38,940	SF	150.23
62.01	Property				Meridian Plaza	Retail	Unanchored	1984	2009	13,124	SF
62.02	Property				Lansing Plaza	Retail	Unanchored	2007	NAP	8,284	SF
62.03	Property				Canton Center Plaza I	Retail	Unanchored	2009	NAP	10,340	SF
62.04	Property				Canton Center Plaza II	Retail	Unanchored	2010	NAP	7,192	SF
63	Loan	12, 46	CGMRC	CGMRC	Amsdell - FL & TN Portfolio					125,930	SF	45.18
63.01	Property				Amelia Island	Self Storage	Self Storage	2008	NAP	68,330	SF
63.02	Property				Bartlett	Self Storage	Self Storage	1983	NAP	57,600	SF
64	Loan		CGMRC	CGMRC	Tellus Forney	Self Storage	Self Storage	2006	NAP	93,600	SF	58.55

CGCMT 2015-GC27 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	General Property Type	Detailed Property Type	Year Built	Year Renovated	Units, Rooms, Sq Ft, Beds	Unit Description	Loan Per Unit ($)
65	Loan	47	RAIT Funding, LLC	RAIT Funding, LLC	Congress and Erin Way Apartments					105	Units	51,367.28
65.01	Property				Congress Apartments	Multifamily	Garden	1982	NAP	73	Units
65.02	Property				Erin Way Apartments	Multifamily	Garden	1982	NAP	32	Units
66	Loan	48	CGMRC	CGMRC	Vigouroux Marketplace	Retail	Anchored	1997	NAP	66,125	SF	81.51
67	Loan		RMF	RMF	Emerick Manor	Multifamily	Mid-Rise	1965	NAP	133	Units	39,285.71
68	Loan	49	CGMRC	CGMRC	Belmont Village	Retail	Anchored	1994	NAP	61,371	SF	82.81
69	Loan		CGMRC	The Bancorp Bank	Rite Aid - Oregon	Retail	Single Tenant Retail	2007	NAP	14,564	SF	342.63
70	Loan	50	CGMRC	The Bancorp Bank	Harmony Meadow	Multifamily	Garden	1963	2014	178	Units	20,058.39
71	Loan	50	CGMRC	The Bancorp Bank	Harmony Grove	Multifamily	Garden	1965	2014	76	Units	16,051.11
72	Loan		CGMRC	The Bancorp Bank	Moore Self Storage	Self Storage	Self Storage	1998	2000	75,208	SF	59.62
73	Loan		RMF	RMF	Falls of Maplewood	Multifamily	Garden	1973	NAP	108	Units	40,740.74
74	Loan		RMF	RMF	Locker Room Storage	Self Storage	Self Storage	2003-2005	NAP	53,950	SF	81.46
75	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Chesterville Gardens	Multifamily	Garden	2000	2001	89	Units	48,256.12
76	Loan		CGMRC	CGMRC	269 King Street	Retail	Single Tenant Retail	1900	1995	7,531	SF	563.66
77	Loan		GSMC	GSMC	Fox Farm Storage	Self Storage	Self Storage	2005	NAP	69,500	SF	60.79
78	Loan		CGMRC	CGMRC	CSS Concord	Self Storage	Self Storage	1985	NAP	42,128	SF	96.02
79	Loan		CGMRC	CGMRC	Aqua Marine II	Multifamily	Garden	2013-2014	NAP	40	Units	100,881.59
80	Loan		GSMC	GSMC	Peachtree City Marketplace	Retail	Anchored	2000	NAP	36,460	SF	110.66
81	Loan		CGMRC	The Bancorp Bank	Walgreens- Ormond Beach	Retail	Single Tenant Retail	2007	NAP	14,820	SF	269.91
82	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Value Place - Sacramento	Hospitality	Extended Stay	2009	2014	124	Rooms	32,203.48
83	Loan		CGMRC	The Bancorp Bank	Southgate Shopping Center	Retail	Unanchored	1988, 2006	NAP	20,526	SF	194.44
84	Loan		RCMC	RCMC	Deerfield Crossing	Multifamily	Garden	2000	NAP	96	Units	40,104.17
85	Loan		GSMC	GSMC	Walgreens Glen Allen	Retail	Single Tenant Retail	2002	NAP	13,624	SF	277.89
86	Loan		CGMRC	CGMRC	7300 Centre	Retail	Anchored	1987	NAP	43,406	SF	87.22
87	Loan		CGMRC	The Bancorp Bank	Walgreens- Portsmouth	Retail	Single Tenant Retail	2004	NAP	14,490	SF	260.65
88	Loan		GSMC	GSMC	Walgreens Kernersville	Retail	Single Tenant Retail	2004	NAP	14,820	SF	250.00
89	Loan	12	RMF	RMF	Best Western Brighton	Hospitality	Limited Service	1999	2009	58	Rooms	60,213.73
90	Loan		GSMC	GSMC	Walgreens Winston-Salem	Retail	Single Tenant Retail	2004	NAP	13,547	SF	239.91
91	Loan	51	RCMC	RCMC	Walgreens - Raleigh, NC	Retail	Single Tenant Retail	2001	NAP	9,949	SF	316.22
92	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Foxwood/Westwood Apartments					129	Units	23,229.92
92.01	Property				Foxwood Apartments	Multifamily	Garden	1970	2011-2014	74	Units
92.02	Property				Westwood Apartments	Multifamily	Garden	1969-1974	2012-2013	55	Units
93	Loan	52	RCMC	RCMC	Walgreens - Franklinton, NC	Retail	Single Tenant Retail	1998	NAP	11,004	SF	258.67
94	Loan	12	CGMRC	The Bancorp Bank	1023 West Morehead Street	Office	CBD	1930	2000	27,142	SF	101.64
95	Loan	53	RCMC	RCMC	Walgreens - Carthage, NC	Retail	Single Tenant Retail	1996	NAP	9,837	SF	274.13
96	Loan		CGMRC	FCRE REL, LLC	Rite Aid_Warwick	Retail	Single Tenant Retail	1993	NAP	11,322	SF	196.28
97	Loan		CGMRC	FCRE REL, LLC	44-11 Eleventh Street	Industrial	Flex	1952	1983	17,000	SF	117.44
98	Loan		CGMRC	FCRE REL, LLC	Trade Court Shoppes	Retail	Unanchored	2002	NAP	15,160	SF	125.18
99	Loan		CGMRC	FCRE REL, LLC	DaVita Baton Rouge Mid-City	Office	General Suburban	2014	NAP	6,135	SF	293.06
100	Loan		CGMRC	FCRE REL, LLC	One Broad Street	Office	General Suburban	1935	1985, 2000, 2007	49,897	SF	28.01

CGCMT 2015-GC27 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Ownership Interest	Original Balance ($)	Cut-off Date Balance ($)	Allocated Cut-off Date Loan Amount ($)	% of Initial Pool Balance	Balloon Balance ($)	Mortgage Loan Rate (%)	Administrative Fee Rate (%) (1)	Net Mortgage Loan Rate (%)
1	Loan	8, 9, 10	GSMC	GSMC	Kemper Lakes Business Center	Fee Simple	99,000,000	99,000,000	99,000,000	8.3%	90,256,242	4.2635%	0.0191%	4.2444%
2	Loan	11	CGMRC	CGMRC	393-401 Fifth Avenue	Fee Simple	95,000,000	95,000,000	95,000,000	8.0%	95,000,000	4.3900%	0.0091%	4.3809%
3	Loan	12, 13, 14, 15	GSMC	GSMC	Northeastern Hotel Portfolio		57,500,000	57,395,116	57,395,116	4.8%	46,718,410	4.6354%	0.0091%	4.6263%
3.01	Property				Hilton Garden Inn Norwalk	Leasehold			18,219,930
3.02	Property				SpringHill Suites Tarrytown	Fee Simple			15,199,264
3.03	Property				Sheraton Hotel Tarrytown	Fee Simple			14,436,718
3.04	Property				Hilton Garden Inn Shelton	Fee Simple			9,539,204
4	Loan	16, 17	CGMRC	CGMRC	Twin Cities Premium Outlets	Fee Simple	50,000,000	50,000,000	50,000,000	4.2%	50,000,000	4.3200%	0.0116%	4.3084%
5	Loan		GSMC	GSCRE	Highland Square	Fee Simple	38,220,000	38,220,000	38,220,000	3.2%	34,939,226	4.4305%	0.0291%	4.4014%
6	Loan		GSMC	GSMC	Whitman Square	Fee Simple	32,250,000	32,167,352	32,167,352	2.7%	25,785,470	4.1800%	0.0091%	4.1709%
7	Loan	18	GSMC	GSMC	Union Square Shopping Center	Fee Simple	32,000,000	31,919,057	31,919,057	2.7%	25,640,009	4.2400%	0.0091%	4.2309%
8	Loan	12, 19	CGMRC	CGMRC	Centralia Outlets	Fee Simple	31,000,000	31,000,000	31,000,000	2.6%	27,047,113	4.3600%	0.0091%	4.3509%
9	Loan		CGMRC	CGMRC	40 Gansevoort Street	Leasehold	29,000,000	29,000,000	29,000,000	2.4%	29,000,000	4.2200%	0.0091%	4.2109%
10	Loan	20	RCMC	RCMC	Utica Park Place Shopping Center	Fee Simple	29,000,000	29,000,000	29,000,000	2.4%	24,336,699	4.7900%	0.0091%	4.7809%
11	Loan	12	GSMC	GSMC	Natomas Town Center	Fee Simple	24,900,000	24,801,489	24,801,489	2.1%	19,918,101	4.1945%	0.0366%	4.1579%
12	Loan	21	RMF	RMF	Highland Woods	Fee Simple	24,500,000	24,500,000	24,500,000	2.1%	21,607,509	4.8300%	0.0241%	4.8059%
13	Loan	12, 22, 23	RCMC	RCMC	DoubleTree Little Rock	Leasehold	22,000,000	21,975,788	21,975,788	1.8%	20,242,269	4.8500%	0.0091%	4.8409%
14	Loan	12	RMF	RMF	The Hampton	Fee Simple	19,300,000	19,300,000	19,300,000	1.6%	17,656,381	4.4750%	0.0241%	4.4509%
15	Loan		CGMRC	CGMRC	NY & NJ Mixed Use Portfolio		17,250,000	17,250,000	17,250,000	1.4%	17,250,000	4.2300%	0.0091%	4.2209%
15.01	Property				162-24 Jamaica Avenue	Fee Simple			8,597,962
15.02	Property				300 US Highway 202	Fee Simple			3,514,890
15.03	Property				2600 Flatbush Avenue	Fee Simple			2,920,063
15.04	Property				2706 Route 22	Fee Simple			2,217,085
16	Loan		GSMC	GSCRE	808 West Apartments	Fee Simple	16,500,000	16,500,000	16,500,000	1.4%	14,392,544	4.3500%	0.0091%	4.3409%
17	Loan	24, 25	RMF	RMF	Kings Mountain Industrial	Fee Simple	16,200,000	16,200,000	16,200,000	1.4%	16,129,873	4.5770%	0.0241%	4.5529%
18	Loan	12, 26	RCMC	RCMC	Reunion Park	Fee Simple	15,250,000	15,250,000	15,250,000	1.3%	13,623,288	4.3650%	0.0091%	4.3559%
19	Loan	12, 27	CGMRC	CGMRC	Northville Woods	Fee Simple	15,020,000	15,020,000	15,020,000	1.3%	13,735,036	4.4500%	0.0366%	4.4134%
20	Loan		CGMRC	CGMRC	New Carrollton Woods	Fee Simple	15,000,000	15,000,000	15,000,000	1.3%	14,299,236	4.7100%	0.0091%	4.7009%
21	Loan	28	RAIT Funding, LLC	RAIT Funding, LLC	Broadway Marketplace - Parcel 5	Fee Simple	14,600,000	14,548,310	14,548,310	1.2%	11,896,741	4.7300%	0.0566%	4.6734%
22	Loan		GSMC	GSMC	Eastlake Village Center South	Fee Simple	14,000,000	14,000,000	14,000,000	1.2%	14,000,000	4.2210%	0.0566%	4.1644%
23	Loan		GSMC	GSMC	Poway Plaza	Fee Simple	13,000,000	13,000,000	13,000,000	1.1%	13,000,000	4.0800%	0.0091%	4.0709%
24	Loan		RMF	RMF	The Alora	Fee Simple	12,800,000	12,800,000	12,800,000	1.1%	9,773,604	4.3900%	0.0241%	4.3659%
25	Loan	29, 30	RCMC	RCMC	Westview Business Park (C, D & E)	Fee Simple	11,000,000	10,972,539	10,972,539	0.9%	8,832,389	4.3000%	0.0466%	4.2534%
26	Loan	12	CGMRC	The Bancorp Bank	Vegas Industrial Portfolio	Fee Simple	10,760,000	10,760,000	10,760,000	0.9%	9,390,604	4.3700%	0.0091%	4.3609%
26.01	Property				Hacienda Crossing	Fee Simple			4,500,000
26.02	Property				Pace Commerce Center	Fee Simple			3,485,000
26.03	Property				Decatur Bell Commerce Center	Fee Simple			2,775,000
27	Loan		RMF	RMF	Oaks of Westlake	Fee Simple	10,375,000	10,375,000	10,375,000	0.9%	9,471,933	4.3500%	0.0241%	4.3259%
28	Loan		CGMRC	CGMRC	Northfield Commons Retail Center	Fee Simple	10,300,000	10,300,000	10,300,000	0.9%	9,018,038	4.5100%	0.0566%	4.4534%
29	Loan		CGMRC	CGMRC	Avalon Square Apartments	Leasehold	10,350,000	10,293,722	10,293,722	0.9%	9,082,949	4.2200%	0.0091%	4.2109%
30	Loan	31	CGMRC	The Bancorp Bank	Four Points Sheraton	Fee Simple	10,300,000	10,275,620	10,275,620	0.9%	8,339,445	4.5400%	0.0091%	4.5309%
31	Loan		RCMC	RCMC	Centennial Tech Center	Fee Simple and Leasehold	10,250,000	10,250,000	10,250,000	0.9%	8,508,745	4.4300%	0.0466%	4.3834%
32	Loan		RCMC	RCMC	Ming Plaza	Fee Simple	10,000,000	10,000,000	10,000,000	0.8%	10,000,000	4.0000%	0.0091%	3.9909%

CGCMT 2015-GC27 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Ownership Interest	Original Balance ($)	Cut-off Date Balance ($)	Allocated Cut-off Date Loan Amount ($)	% of Initial Pool Balance	Balloon Balance ($)	Mortgage Loan Rate (%)	Administrative Fee Rate (%) (1)	Net Mortgage Loan Rate (%)
33	Loan	32, 33	CGMRC	The Bancorp Bank	Fairway Business Center	Fee Simple	10,000,000	10,000,000	10,000,000	0.8%	8,702,247	4.2500%	0.0591%	4.1909%
34	Loan		RMF	RMF	Shoppes at Brookfield Commons	Fee Simple	9,500,000	9,474,297	9,474,297	0.8%	8,042,494	5.9400%	0.0241%	5.9159%
35	Loan		GSMC	GSMC	Walmart Super Center Georgia	Fee Simple	9,327,500	9,327,500	9,327,500	0.8%	9,327,500	4.4300%	0.0091%	4.4209%
36	Loan		GSMC	GSMC	Village Shopping Center	Fee Simple	9,250,000	9,213,963	9,213,963	0.8%	7,419,052	4.2700%	0.0091%	4.2609%
37	Loan	12, 34	GSMC	GSMC	Courtyard North Stone Oak at Legacy	Fee Simple	9,000,000	8,977,637	8,977,637	0.8%	7,231,950	4.3215%	0.0491%	4.2724%
38	Loan		GSMC	GSMC	Shops at Tallgrass & Tallgrass Centre	Fee Simple	8,900,000	8,900,000	8,900,000	0.7%	7,562,259	4.3125%	0.0566%	4.2559%
39	Loan		GSMC	GSMC	Sahuarita Plaza	Fee Simple	8,725,000	8,725,000	8,725,000	0.7%	7,583,613	4.2000%	0.0566%	4.1434%
40	Loan		RMF	RMF	Midtown Center	Fee Simple	8,700,000	8,700,000	8,700,000	0.7%	8,700,000	4.7200%	0.0241%	4.6959%
41	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Willow Lake Apartments	Fee Simple	8,550,000	8,550,000	8,550,000	0.7%	8,271,034	4.3500%	0.0091%	4.3409%
42	Loan	35	CGMRC	The Bancorp Bank	2201 Junipero Serra Boulevard	Fee Simple	8,520,000	8,520,000	8,520,000	0.7%	7,788,745	4.4300%	0.0591%	4.3709%
43	Loan		RCMC	RCMC	Union Town Center	Fee Simple	8,440,000	8,440,000	8,440,000	0.7%	7,696,491	4.2800%	0.0666%	4.2134%
44	Loan		CGMRC	CGMRC	Southport Plaza Shopping Center	Fee Simple	8,400,000	8,400,000	8,400,000	0.7%	7,134,903	4.3000%	0.0091%	4.2909%
45	Loan		RMF	RMF	Zane Plaza Shopping Center	Fee Simple	8,250,000	8,233,642	8,233,642	0.7%	6,849,113	5.3000%	0.0241%	5.2759%
46	Loan	36	RMF	RMF	470 Olde Worthington Road	Fee Simple	8,250,000	8,230,647	8,230,647	0.7%	6,688,793	4.5800%	0.0241%	4.5559%
47	Loan	12	CGMRC	The Bancorp Bank	Shops at Andros Isle	Fee Simple	8,200,000	8,200,000	8,200,000	0.7%	7,498,712	4.4500%	0.0091%	4.4409%
48	Loan	37, 38	RMF	RMF	Pantops Self Storage	Fee Simple	8,150,000	8,140,610	8,140,610	0.7%	6,622,998	4.6500%	0.0241%	4.6259%
49	Loan	39	CGMRC	CGMRC	Stop & Shop - Orangeburg Commons	Fee Simple	8,100,000	8,081,084	8,081,084	0.7%	6,571,658	4.6000%	0.0091%	4.5909%
50	Loan	12, 40	RMF	RMF	Boca Hamptons Plaza Portfolio		8,000,000	8,000,000	8,000,000	0.7%	7,038,152	4.7200%	0.0241%	4.6959%
50.01	Property				Boca Hamptons Plaza	Fee Simple			5,846,154
50.02	Property				Queens Industrial	Fee Simple			1,138,462
50.03	Property				One Industrial Plaza	Fee Simple			1,015,385
51	Loan	12	CGMRC	The Bancorp Bank	Bayshore Office Center	Fee Simple	7,930,000	7,900,353	7,900,353	0.7%	6,404,800	4.4700%	0.0591%	4.4109%
52	Loan		CGMRC	The Bancorp Bank	2100 Queens Road West	Fee Simple	7,875,000	7,844,195	7,844,195	0.7%	6,311,772	4.2500%	0.0591%	4.1909%
53	Loan		RMF	RMF	Kohl's Westerville	Fee Simple	7,700,000	7,700,000	7,700,000	0.6%	7,033,394	4.3800%	0.0241%	4.3559%
54	Loan		CGMRC	CGMRC	Las Misiones Apartments	Fee Simple	6,938,000	6,938,000	6,938,000	0.6%	6,084,454	4.5800%	0.0091%	4.5709%
55	Loan	41	GSMC	GSCRE	One Pine and Nueva Villa Apartments	Fee Simple	6,900,000	6,876,743	6,876,743	0.6%	5,065,255	4.5045%	0.0766%	4.4279%
56	Loan	42, 43	CGMRC	The Bancorp Bank	Union Terrace	Fee Simple	6,600,000	6,600,000	6,600,000	0.6%	5,636,776	4.5000%	0.0591%	4.4409%
57	Loan		CGMRC	The Bancorp Bank	Talus Point	Fee Simple	6,350,000	6,350,000	6,350,000	0.5%	5,476,435	4.8700%	0.0591%	4.8109%
58	Loan	44	GSMC	GSMC	Extra Space Advanced Storage Littleton	Fee Simple	6,300,000	6,300,000	6,300,000	0.5%	5,375,413	4.4665%	0.0091%	4.4574%
59	Loan		CGMRC	The Bancorp Bank	178 Middle Street	Fee Simple	6,000,000	6,000,000	6,000,000	0.5%	5,273,721	4.6800%	0.0091%	4.6709%
60	Loan	12, 45	GSMC	GSMC	Redlands Village	Fee Simple	6,000,000	5,992,606	5,992,606	0.5%	4,825,803	4.3500%	0.0491%	4.3009%
61	Loan		CGMRC	The Bancorp Bank	Shops At South Howard	Fee Simple	5,900,000	5,900,000	5,900,000	0.5%	5,408,399	4.6000%	0.0091%	4.5909%
62	Loan		CGMRC	CGMRC	GK Retail Portfolio		5,850,000	5,850,000	5,850,000	0.5%	5,145,364	4.7100%	0.0566%	4.6534%
62.01	Property				Meridian Plaza	Fee Simple			1,781,250
62.02	Property				Lansing Plaza	Fee Simple			1,575,000
62.03	Property				Canton Center Plaza I	Fee Simple			1,500,000
62.04	Property				Canton Center Plaza II	Fee Simple			993,750
63	Loan	12, 46	CGMRC	CGMRC	Amsdell - FL & TN Portfolio		5,690,000	5,690,000	5,690,000	0.5%	4,878,605	4.6500%	0.0391%	4.6109%
63.01	Property				Amelia Island	Fee Simple			3,390,000
63.02	Property				Bartlett	Fee Simple			2,300,000
64	Loan		CGMRC	CGMRC	Tellus Forney	Fee Simple	5,500,000	5,479,903	5,479,903	0.5%	4,458,956	4.5800%	0.0591%	4.5209%

CGCMT 2015-GC27 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Ownership Interest	Original Balance ($)	Cut-off Date Balance ($)	Allocated Cut-off Date Loan Amount ($)	% of Initial Pool Balance	Balloon Balance ($)	Mortgage Loan Rate (%)	Administrative Fee Rate (%) (1)	Net Mortgage Loan Rate (%)
65	Loan	47	RAIT Funding, LLC	RAIT Funding, LLC	Congress and Erin Way Apartments		5,400,000	5,393,564	5,393,564	0.5%	4,365,846	4.5000%	0.0091%	4.4909%
65.01	Property				Congress Apartments	Fee Simple			3,909,429
65.02	Property				Erin Way Apartments	Fee Simple			1,484,135
66	Loan	48	CGMRC	CGMRC	Vigouroux Marketplace	Fee Simple	5,390,000	5,390,000	5,390,000	0.5%	4,696,585	4.3050%	0.0091%	4.2959%
67	Loan		RMF	RMF	Emerick Manor	Fee Simple	5,225,000	5,225,000	5,225,000	0.4%	4,608,132	4.8300%	0.0241%	4.8059%
68	Loan	49	CGMRC	CGMRC	Belmont Village	Fee Simple	5,100,000	5,081,829	5,081,829	0.4%	4,151,520	4.7000%	0.0391%	4.6609%
69	Loan		CGMRC	The Bancorp Bank	Rite Aid - Oregon	Fee Simple	5,008,214	4,990,029	4,990,029	0.4%	4,064,405	4.6100%	0.0091%	4.6009%
70	Loan	50	CGMRC	The Bancorp Bank	Harmony Meadow	Fee Simple	3,600,000	3,570,394	3,570,394	0.3%	2,678,944	4.8700%	0.0091%	4.8609%
71	Loan	50	CGMRC	The Bancorp Bank	Harmony Grove	Fee Simple	1,230,000	1,219,885	1,219,885	0.1%	915,307	4.8700%	0.0091%	4.8609%
72	Loan		CGMRC	The Bancorp Bank	Moore Self Storage	Fee Simple	4,500,000	4,483,626	4,483,626	0.4%	3,650,723	4.6000%	0.0591%	4.5409%
73	Loan		RMF	RMF	Falls of Maplewood	Fee Simple	4,400,000	4,400,000	4,400,000	0.4%	3,862,220	4.6200%	0.0241%	4.5959%
74	Loan		RMF	RMF	Locker Room Storage	Fee Simple	4,400,000	4,395,022	4,395,022	0.4%	3,585,264	4.7300%	0.0241%	4.7059%
75	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Chesterville Gardens	Fee Simple	4,300,000	4,294,794	4,294,794	0.4%	3,468,122	4.4300%	0.0091%	4.4209%
76	Loan		CGMRC	CGMRC	269 King Street	Fee Simple	4,250,000	4,244,957	4,244,957	0.4%	3,438,444	4.5200%	0.0091%	4.5109%
77	Loan		GSMC	GSMC	Fox Farm Storage	Fee Simple	4,225,000	4,225,000	4,225,000	0.4%	3,852,105	4.2690%	0.0091%	4.2599%
78	Loan		CGMRC	CGMRC	CSS Concord	Fee Simple	4,050,000	4,045,280	4,045,280	0.3%	3,285,602	4.6000%	0.0091%	4.5909%
79	Loan		CGMRC	CGMRC	Aqua Marine II	Fee Simple	4,050,000	4,035,263	4,035,263	0.3%	3,285,651	4.6000%	0.0091%	4.5909%
80	Loan		GSMC	GSMC	Peachtree City Marketplace	Fee Simple	4,050,000	4,034,796	4,034,796	0.3%	3,268,794	4.4500%	0.0091%	4.4409%
81	Loan		CGMRC	The Bancorp Bank	Walgreens- Ormond Beach	Fee Simple	4,000,000	4,000,000	4,000,000	0.3%	3,494,141	4.4100%	0.0091%	4.4009%
82	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Value Place - Sacramento	Fee Simple	4,000,000	3,993,231	3,993,231	0.3%	2,932,306	4.4700%	0.0091%	4.4609%
83	Loan		CGMRC	The Bancorp Bank	Southgate Shopping Center	Fee Simple	3,991,000	3,991,000	3,991,000	0.3%	3,343,306	4.7300%	0.0091%	4.7209%
84	Loan		RCMC	RCMC	Deerfield Crossing	Fee Simple	3,850,000	3,850,000	3,850,000	0.3%	3,368,454	4.4800%	0.0091%	4.4709%
85	Loan		GSMC	GSMC	Walgreens Glen Allen	Fee Simple	3,786,000	3,786,000	3,786,000	0.3%	3,786,000	4.4355%	0.0466%	4.3889%
86	Loan		CGMRC	CGMRC	7300 Centre	Fee Simple	3,800,000	3,785,940	3,785,940	0.3%	3,074,417	4.5200%	0.0566%	4.4634%
87	Loan		CGMRC	The Bancorp Bank	Walgreens- Portsmouth	Fee Simple	3,800,000	3,776,797	3,776,797	0.3%	3,084,976	4.6200%	0.0666%	4.5534%
88	Loan		GSMC	GSMC	Walgreens Kernersville	Fee Simple	3,705,000	3,705,000	3,705,000	0.3%	3,705,000	4.4355%	0.0466%	4.3889%
89	Loan	12	RMF	RMF	Best Western Brighton	Fee Simple	3,500,000	3,492,396	3,492,396	0.3%	2,241,303	5.4000%	0.0241%	5.3759%
90	Loan		GSMC	GSMC	Walgreens Winston-Salem	Fee Simple	3,250,000	3,250,000	3,250,000	0.3%	3,250,000	4.4355%	0.0466%	4.3889%
91	Loan	51	RCMC	RCMC	Walgreens - Raleigh, NC	Fee Simple	3,150,000	3,146,075	3,146,075	0.3%	2,529,119	4.3000%	0.0091%	4.2909%
92	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Foxwood/Westwood Apartments		3,000,000	2,996,660	2,996,660	0.3%	2,450,230	4.8000%	0.0091%	4.7909%
92.01	Property				Foxwood Apartments	Fee Simple			1,678,130
92.02	Property				Westwood Apartments	Fee Simple			1,318,530
93	Loan	52	RCMC	RCMC	Walgreens - Franklinton, NC	Fee Simple	2,850,000	2,846,449	2,846,449	0.2%	2,288,250	4.3000%	0.0091%	4.2909%
94	Loan	12	CGMRC	The Bancorp Bank	1023 West Morehead Street	Fee Simple	2,775,000	2,758,710	2,758,710	0.2%	2,267,291	4.8100%	0.0091%	4.8009%
95	Loan	53	RCMC	RCMC	Walgreens - Carthage, NC	Fee Simple	2,700,000	2,696,599	2,696,599	0.2%	2,164,008	4.2500%	0.0091%	4.2409%
96	Loan		CGMRC	FCRE REL, LLC	Rite Aid_Warwick	Fee Simple	2,225,000	2,222,312	2,222,312	0.2%	1,795,173	4.4400%	0.0091%	4.4309%
97	Loan		CGMRC	FCRE REL, LLC	44-11 Eleventh Street	Fee Simple	2,000,000	1,996,479	1,996,479	0.2%	1,453,295	4.2400%	0.0091%	4.2309%
98	Loan		CGMRC	FCRE REL, LLC	Trade Court Shoppes	Fee Simple	1,900,000	1,897,653	1,897,653	0.2%	1,527,637	4.3400%	0.0091%	4.3309%
99	Loan		CGMRC	FCRE REL, LLC	DaVita Baton Rouge Mid-City	Fee Simple	1,800,000	1,797,926	1,797,926	0.2%	1,462,748	4.6500%	0.0091%	4.6409%
100	Loan		CGMRC	FCRE REL, LLC	One Broad Street	Fee Simple	1,400,000	1,397,627	1,397,627	0.1%	1,025,917	4.4600%	0.0091%	4.4509%

CGCMT 2015-GC27 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Monthly Debt Service ($) (2)	Annual Debt Service ($)	Companion Loan Monthly Debt Service ($)	Companion Loan Annual Debt Service ($)	Amortization Type	Interest Accrual Method	Seasoning	Original Interest-Only Period (Mos.)
1	Loan	8, 9, 10	GSMC	GSMC	Kemper Lakes Business Center	487,803.24	5,853,638.88			Interest Only, Then Amortizing	Actual/360	2	60
2	Loan	11	CGMRC	CGMRC	393-401 Fifth Avenue	352,368.63	4,228,423.56			Interest Only	Actual/360	1	120
3	Loan	12, 13, 14, 15	GSMC	GSMC	Northeastern Hotel Portfolio	296,210.63	3,554,527.56			Amortizing	Actual/360	2	0
3.01	Property				Hilton Garden Inn Norwalk
3.02	Property				SpringHill Suites Tarrytown
3.03	Property				Sheraton Hotel Tarrytown
3.04	Property				Hilton Garden Inn Shelton
4	Loan	16, 17	CGMRC	CGMRC	Twin Cities Premium Outlets	182,500.00	2,190,000.00	237,250.00	2,847,000.00	Interest Only	Actual/360	3	120
5	Loan		GSMC	GSCRE	Highland Square	192,080.02	2,304,960.24			Interest Only, Then Amortizing	Actual/360	3	60
6	Loan		GSMC	GSMC	Whitman Square	157,331.81	1,887,981.72			Amortizing	Actual/360	2	0
7	Loan	18	GSMC	GSMC	Union Square Shopping Center	157,233.48	1,886,801.76			Amortizing	Actual/360	2	0
8	Loan	12, 19	CGMRC	CGMRC	Centralia Outlets	154,504.28	1,854,051.36			Interest Only, Then Amortizing	Actual/360	3	36
9	Loan		CGMRC	CGMRC	40 Gansevoort Street	103,399.77	1,240,797.24			Interest Only	Actual/360	3	120
10	Loan	20	RCMC	RCMC	Utica Park Place Shopping Center	151,977.71	1,823,732.52			Interest Only, Then Amortizing	Actual/360	2	12
11	Loan	12	GSMC	GSMC	Natomas Town Center	121,685.36	1,460,224.32			Amortizing	Actual/360	3	0
12	Loan	21	RMF	RMF	Highland Woods	128,987.66	1,547,851.92			Interest Only, Then Amortizing	Actual/360	2	36
13	Loan	12, 22, 23	RCMC	RCMC	DoubleTree Little Rock	116,092.20	1,393,106.40			Amortizing	Actual/360	1	0
14	Loan	12	RMF	RMF	The Hampton	97,503.78	1,170,045.36			Interest Only, Then Amortizing	Actual/360	2	60
15	Loan		CGMRC	CGMRC	NY & NJ Mixed Use Portfolio	61,650.78	739,809.36			Interest Only	Actual/360	2	84
15.01	Property				162-24 Jamaica Avenue
15.02	Property				300 US Highway 202
15.03	Property				2600 Flatbush Avenue
15.04	Property				2706 Route 22
16	Loan		GSMC	GSCRE	808 West Apartments	82,138.94	985,667.28			Interest Only, Then Amortizing	Actual/360	1	36
17	Loan	24, 25	RMF	RMF	Kings Mountain Industrial	62,647.69	751,772.28	40,711.39	488,536.62	Interest Only	Actual/360	2	120
18	Loan	12, 26	RCMC	RCMC	Reunion Park	76,051.08	912,612.96			Interest Only, Then Amortizing	Actual/360	1	48
19	Loan	12, 27	CGMRC	CGMRC	Northville Woods	75,658.56	907,902.72			Interest Only, Then Amortizing	Actual/360	3	60
20	Loan		CGMRC	CGMRC	New Carrollton Woods	77,885.86	934,630.32			Interest Only, Then Amortizing	Actual/360	4	84
21	Loan	28	RAIT Funding, LLC	RAIT Funding, LLC	Broadway Marketplace - Parcel 5	75,984.61	911,815.32			Amortizing	Actual/360	3	0
22	Loan		GSMC	GSMC	Eastlake Village Center South	49,928.96	599,147.52			Interest Only	Actual/360	2	120
23	Loan		GSMC	GSMC	Poway Plaza	44,813.89	537,766.68			Interest Only	Actual/360	1	120
24	Loan		RMF	RMF	The Alora	70,349.74	844,196.88			Interest Only, Then Amortizing	Actual/360	2	12
25	Loan	29, 30	RCMC	RCMC	Westview Business Park (C, D & E)	54,435.86	653,230.32			Amortizing	Actual/360	2	0
26	Loan	12	CGMRC	The Bancorp Bank	Vegas Industrial Portfolio	53,691.37	644,296.44			Interest Only, Then Amortizing	Actual/360	6	36
26.01	Property				Hacienda Crossing
26.02	Property				Pace Commerce Center
26.03	Property				Decatur Bell Commerce Center
27	Loan		RMF	RMF	Oaks of Westlake	51,647.97	619,775.64			Interest Only, Then Amortizing	Actual/360	1	60
28	Loan		CGMRC	CGMRC	Northfield Commons Retail Center	52,249.81	626,997.72			Interest Only, Then Amortizing	Actual/360	3	36
29	Loan		CGMRC	CGMRC	Avalon Square Apartments	55,896.18	670,754.16			Amortizing	Actual/360	3	0
30	Loan	31	CGMRC	The Bancorp Bank	Four Points Sheraton	52,433.67	629,204.04			Amortizing	Actual/360	2	0
31	Loan		RCMC	RCMC	Centennial Tech Center	51,509.79	618,117.48			Interest Only, Then Amortizing	Actual/360	2	12
32	Loan		RCMC	RCMC	Ming Plaza	33,796.30	405,555.60			Interest Only	Actual/360	2	120

CGCMT 2015-GC27 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Monthly Debt Service ($) (2)	Annual Debt Service ($)	Companion Loan Monthly Debt Service ($)	Companion Loan Annual Debt Service ($)	Amortization Type	Interest Accrual Method	Seasoning	Original Interest-Only Period (Mos.)
33	Loan	32, 33	CGMRC	The Bancorp Bank	Fairway Business Center	49,193.99	590,327.88			Interest Only, Then Amortizing	Actual/360	3	36
34	Loan		RMF	RMF	Shoppes at Brookfield Commons	56,591.35	679,096.20			Amortizing	Actual/360	3	0
35	Loan		GSMC	GSMC	Walmart Super Center Georgia	34,912.27	418,947.24			Interest Only	Actual/360	2	120
36	Loan		GSMC	GSMC	Village Shopping Center	45,612.81	547,353.72			Amortizing	Actual/360	3	0
37	Loan	12, 34	GSMC	GSMC	Courtyard North Stone Oak at Legacy	44,652.12	535,825.44			Amortizing	Actual/360	2	0
38	Loan		GSMC	GSMC	Shops at Tallgrass & Tallgrass Centre	44,108.91	529,306.92			Interest Only, Then Amortizing	Actual/360	3	24
39	Loan		GSMC	GSMC	Sahuarita Plaza	42,666.75	512,001.00			Interest Only, Then Amortizing	Actual/360	1	36
40	Loan		RMF	RMF	Midtown Center	34,695.28	416,343.36			Interest Only	Actual/360	2	60
41	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Willow Lake Apartments	42,562.91	510,754.92			Interest Only, Then Amortizing	Actual/360	2	36
42	Loan	35	CGMRC	The Bancorp Bank	2201 Junipero Serra Boulevard	42,815.95	513,791.40			Interest Only, Then Amortizing	Actual/360	2	60
43	Loan		RCMC	RCMC	Union Town Center	41,668.09	500,017.08			Interest Only, Then Amortizing	Actual/360	1	60
44	Loan		CGMRC	CGMRC	Southport Plaza Shopping Center	41,569.20	498,830.40			Interest Only, Then Amortizing	Actual/360	1	24
45	Loan		RMF	RMF	Zane Plaza Shopping Center	45,812.63	549,751.56			Amortizing	Actual/360	2	0
46	Loan	36	RMF	RMF	470 Olde Worthington Road	42,194.61	506,335.32			Amortizing	Actual/360	2	0
47	Loan	12	CGMRC	The Bancorp Bank	Shops at Andros Isle	41,304.94	495,659.28			Interest Only, Then Amortizing	Actual/360	6	60
48	Loan	37, 38	RMF	RMF	Pantops Self Storage	42,024.40	504,292.80			Amortizing	Actual/360	1	0
49	Loan	39	CGMRC	CGMRC	Stop & Shop - Orangeburg Commons	41,524.19	498,290.28			Amortizing - ARD	Actual/360	2	0
50	Loan	12, 40	RMF	RMF	Boca Hamptons Plaza Portfolio	41,587.25	499,047.00	93,571.31	1,122,855.72	Interest Only, Then Amortizing	Actual/360	2	36
50.01	Property				Boca Hamptons Plaza
50.02	Property				Queens Industrial
50.03	Property				One Industrial Plaza
51	Loan	12	CGMRC	The Bancorp Bank	Bayshore Office Center	40,038.91	480,466.92			Amortizing	Actual/360	3	0
52	Loan		CGMRC	The Bancorp Bank	2100 Queens Road West	38,740.27	464,883.24			Amortizing	Actual/360	3	0
53	Loan		RMF	RMF	Kohl’s Westerville	38,467.68	461,612.16			Interest Only, Then Amortizing	Actual/360	2	60
54	Loan		CGMRC	CGMRC	Las Misiones Apartments	35,484.39	425,812.68			Interest Only, Then Amortizing	Actual/360	2	36
55	Loan	41	GSMC	GSCRE	One Pine and Nueva Villa Apartments	38,370.07	460,440.84			Amortizing	Actual/360	2	0
56	Loan	42, 43	CGMRC	The Bancorp Bank	Union Terrace	33,441.23	401,294.76			Interest Only, Then Amortizing	Actual/360	6	24
57	Loan		CGMRC	The Bancorp Bank	Talus Point	33,585.45	403,025.40			Interest Only, Then Amortizing	Actual/360	7	24
58	Loan	44	GSMC	GSMC	Extra Space Advanced Storage Littleton	31,795.90	381,550.80			Interest Only, Then Amortizing	Actual/360	3	24
59	Loan		CGMRC	The Bancorp Bank	178 Middle Street	31,046.18	372,554.16			Interest Only, Then Amortizing	Actual/360	5	36
60	Loan	12, 45	GSMC	GSMC	Redlands Village	29,868.71	358,424.52			Amortizing	Actual/360	1	0
61	Loan		CGMRC	The Bancorp Bank	Shops At South Howard	30,246.02	362,952.24			Interest Only, Then Amortizing	Actual/360	4	60
62	Loan		CGMRC	CGMRC	GK Retail Portfolio	30,375.48	364,505.76			Interest Only, Then Amortizing	Actual/360	5	36
62.01	Property				Meridian Plaza
62.02	Property				Lansing Plaza
62.03	Property				Canton Center Plaza I
62.04	Property				Canton Center Plaza II
63	Loan	12, 46	CGMRC	CGMRC	Amsdell - FL & TN Portfolio	29,339.73	352,076.76			Interest Only, Then Amortizing	Actual/360	1	24
63.01	Property				Amelia Island
63.02	Property				Bartlett
64	Loan		CGMRC	CGMRC	Tellus Forney	28,129.74	337,556.88			Amortizing	Actual/360	3	0

CGCMT 2015-GC27 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Monthly Debt Service ($) (2)	Annual Debt Service ($)	Companion Loan Monthly Debt Service ($)	Companion Loan Annual Debt Service ($)	Amortization Type	Interest Accrual Method	Seasoning	Original Interest-Only Period (Mos.)
65	Loan	47	RAIT Funding, LLC	RAIT Funding, LLC	Congress and Erin Way Apartments	27,361.01	328,332.12			Amortizing	Actual/360	1	0
65.01	Property				Congress Apartments
65.02	Property				Erin Way Apartments
66	Loan	48	CGMRC	CGMRC	Vigouroux Marketplace	26,689.40	320,272.80			Interest Only, Then Amortizing	Actual/360	1	36
67	Loan		RMF	RMF	Emerick Manor	27,508.59	330,103.08			Interest Only, Then Amortizing	Actual/360	2	36
68	Loan	49	CGMRC	CGMRC	Belmont Village	26,450.53	317,406.36			Amortizing	Actual/360	3	0
69	Loan		CGMRC	The Bancorp Bank	Rite Aid - Oregon	25,704.27	308,451.24			Amortizing	Actual/360	3	0
70	Loan	50	CGMRC	The Bancorp Bank	Harmony Meadow	20,773.48	249,281.76			Amortizing	Actual/360	5	0
71	Loan	50	CGMRC	The Bancorp Bank	Harmony Grove	7,097.60	85,171.20			Amortizing	Actual/360	5	0
72	Loan		CGMRC	The Bancorp Bank	Moore Self Storage	23,069.00	276,828.00			Amortizing	Actual/360	3	0
73	Loan		RMF	RMF	Falls of Maplewood	22,608.97	271,307.64			Interest Only, Then Amortizing	Actual/360	2	36
74	Loan		RMF	RMF	Locker Room Storage	22,899.47	274,793.64			Amortizing	Actual/360	1	0
75	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Chesterville Gardens	21,608.99	259,307.88			Amortizing	Actual/360	1	0
76	Loan		CGMRC	CGMRC	269 King Street	21,584.66	259,015.92			Amortizing	Actual/360	1	0
77	Loan		GSMC	GSMC	Fox Farm Storage	20,831.48	249,977.76			Interest Only, Then Amortizing	Actual/360	1	60
78	Loan		CGMRC	CGMRC	CSS Concord	20,762.10	249,145.20			Amortizing	Actual/360	1	0
79	Loan		CGMRC	CGMRC	Aqua Marine II	20,762.10	249,145.20			Amortizing	Actual/360	3	0
80	Loan		GSMC	GSMC	Peachtree City Marketplace	20,400.61	244,807.32			Amortizing	Actual/360	3	0
81	Loan		CGMRC	The Bancorp Bank	Walgreens- Ormond Beach	20,054.07	240,648.84			Interest Only, Then Amortizing	Actual/360	2	36
82	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Value Place - Sacramento	22,165.24	265,982.88			Amortizing	Actual/360	1	0
83	Loan		CGMRC	The Bancorp Bank	Southgate Shopping Center	20,770.86	249,250.32			Interest Only, Then Amortizing	Actual/360	4	12
84	Loan		RCMC	RCMC	Deerfield Crossing	19,461.66	233,539.92			Interest Only, Then Amortizing	Actual/360	1	36
85	Loan		GSMC	GSMC	Walgreens Glen Allen	14,188.36	170,260.32			Interest Only	Actual/360	2	120
86	Loan		CGMRC	CGMRC	7300 Centre	19,299.23	231,590.76			Amortizing	Actual/360	3	0
87	Loan		CGMRC	The Bancorp Bank	Walgreens- Portsmouth	19,525.93	234,311.16			Amortizing	Actual/360	5	0
88	Loan		GSMC	GSMC	Walgreens Kernersville	13,884.81	166,617.72			Interest Only	Actual/360	2	120
89	Loan	12	RMF	RMF	Best Western Brighton	23,878.81	286,545.72			Amortizing	Actual/360	1	0
90	Loan		GSMC	GSMC	Walgreens Winston-Salem	12,179.66	146,155.92			Interest Only	Actual/360	2	120
91	Loan	51	RCMC	RCMC	Walgreens - Raleigh, NC	15,588.45	187,061.40			Amortizing - ARD	Actual/360	1	0
92	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Foxwood/Westwood Apartments	15,739.96	188,879.52			Amortizing	Actual/360	1	0
92.01	Property				Foxwood Apartments
92.02	Property				Westwood Apartments
93	Loan	52	RCMC	RCMC	Walgreens - Franklinton, NC	14,103.84	169,246.08			Amortizing - ARD	Actual/360	1	0
94	Loan	12	CGMRC	The Bancorp Bank	1023 West Morehead Street	14,576.24	174,914.88			Amortizing	Actual/360	5	0
95	Loan	53	RCMC	RCMC	Walgreens - Carthage, NC	13,282.38	159,388.56			Amortizing - ARD	Actual/360	1	0
96	Loan		CGMRC	FCRE REL, LLC	Rite Aid_Warwick	11,194.56	134,334.72			Amortizing	Actual/360	1	0
97	Loan		CGMRC	FCRE REL, LLC	44-11 Eleventh Street	10,823.57	129,882.84			Amortizing	Actual/360	1	0
98	Loan		CGMRC	FCRE REL, LLC	Trade Court Shoppes	9,447.24	113,366.88			Amortizing	Actual/360	1	0
99	Loan		CGMRC	FCRE REL, LLC	DaVita Baton Rouge Mid-City	9,281.46	111,377.52			Amortizing	Actual/360	1	0
100	Loan		CGMRC	FCRE REL, LLC	One Broad Street	7,749.90	92,998.80			Amortizing	Actual/360	1	0

CGCMT 2015-GC27 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Due Date	First Due Date	Last IO Due Date
1	Loan	8, 9, 10	GSMC	GSMC	Kemper Lakes Business Center	58	120	118	360	360	11/12/2014	6	1/6/2015	12/6/2019
2	Loan	11	CGMRC	CGMRC	393-401 Fifth Avenue	119	120	119	0	0	12/24/2014	6	2/6/2015	1/6/2025
3	Loan	12, 13, 14, 15	GSMC	GSMC	Northeastern Hotel Portfolio	0	120	118	360	358	11/13/2014	6	1/6/2015
3.01	Property				Hilton Garden Inn Norwalk
3.02	Property				SpringHill Suites Tarrytown
3.03	Property				Sheraton Hotel Tarrytown
3.04	Property				Hilton Garden Inn Shelton
4	Loan	16, 17	CGMRC	CGMRC	Twin Cities Premium Outlets	117	120	117	0	0	10/14/2014	6	12/6/2014	11/6/2024
5	Loan		GSMC	GSCRE	Highland Square	57	120	117	360	360	11/5/2014	6	12/6/2014	11/6/2019
6	Loan		GSMC	GSMC	Whitman Square	0	120	118	360	358	12/1/2014	6	1/6/2015
7	Loan	18	GSMC	GSMC	Union Square Shopping Center	0	120	118	360	358	11/25/2014	6	1/6/2015
8	Loan	12, 19	CGMRC	CGMRC	Centralia Outlets	33	120	117	360	360	10/15/2014	6	12/6/2014	11/6/2017
9	Loan		CGMRC	CGMRC	40 Gansevoort Street	117	120	117	0	0	10/23/2014	6	12/6/2014	11/6/2024
10	Loan	20	RCMC	RCMC	Utica Park Place Shopping Center	10	120	118	360	360	11/10/2014	5	1/5/2015	12/5/2015
11	Loan	12	GSMC	GSMC	Natomas Town Center	0	120	117	360	357	10/30/2014	1	12/1/2014
12	Loan	21	RMF	RMF	Highland Woods	34	120	118	360	360	11/14/2014	6	1/6/2015	12/6/2017
13	Loan	12, 22, 23	RCMC	RCMC	DoubleTree Little Rock	0	60	59	360	359	1/5/2015	5	2/5/2015
14	Loan	12	RMF	RMF	The Hampton	58	120	118	360	360	11/19/2014	6	1/6/2015	12/6/2019
15	Loan		CGMRC	CGMRC	NY & NJ Mixed Use Portfolio	82	84	82	0	0	12/4/2014	6	1/6/2015	12/6/2021
15.01	Property				162-24 Jamaica Avenue
15.02	Property				300 US Highway 202
15.03	Property				2600 Flatbush Avenue
15.04	Property				2706 Route 22
16	Loan		GSMC	GSCRE	808 West Apartments	35	120	119	360	360	12/15/2014	6	2/6/2015	1/6/2018
17	Loan	24, 25	RMF	RMF	Kings Mountain Industrial	118	120	118	0	0	11/25/2014	6	1/6/2015	12/6/2024
18	Loan	12, 26	RCMC	RCMC	Reunion Park	47	120	119	360	360	12/11/2014	5	2/5/2015	1/5/2019
19	Loan	12, 27	CGMRC	CGMRC	Northville Woods	57	120	117	360	360	10/31/2014	6	12/6/2014	11/6/2019
20	Loan		CGMRC	CGMRC	New Carrollton Woods	80	120	116	360	360	9/30/2014	6	11/6/2014	10/6/2021
21	Loan	28	RAIT Funding, LLC	RAIT Funding, LLC	Broadway Marketplace - Parcel 5	0	120	117	360	357	10/31/2014	1	12/1/2014
22	Loan		GSMC	GSMC	Eastlake Village Center South	118	120	118	0	0	11/18/2014	6	1/6/2015	12/6/2024
23	Loan		GSMC	GSMC	Poway Plaza	119	120	119	0	0	12/10/2014	6	2/6/2015	1/6/2025
24	Loan		RMF	RMF	The Alora	10	120	118	300	300	11/21/2014	6	1/6/2015	12/6/2015
25	Loan	29, 30	RCMC	RCMC	Westview Business Park (C, D & E)	0	120	118	360	358	12/3/2014	5	1/5/2015
26	Loan	12	CGMRC	The Bancorp Bank	Vegas Industrial Portfolio	30	120	114	360	360	7/10/2014	5	9/5/2014	8/5/2017
26.01	Property				Hacienda Crossing
26.02	Property				Pace Commerce Center
26.03	Property				Decatur Bell Commerce Center
27	Loan		RMF	RMF	Oaks of Westlake	59	120	119	360	360	12/15/2014	6	2/6/2015	1/6/2020
28	Loan		CGMRC	CGMRC	Northfield Commons Retail Center	33	120	117	360	360	11/5/2014	6	12/6/2014	11/6/2017
29	Loan		CGMRC	CGMRC	Avalon Square Apartments	0	60	57	300	297	10/30/2014	6	12/6/2014
30	Loan	31	CGMRC	The Bancorp Bank	Four Points Sheraton	0	120	118	360	358	11/19/2014	5	1/5/2015
31	Loan		RCMC	RCMC	Centennial Tech Center	10	120	118	360	360	12/3/2014	5	1/5/2015	12/5/2015
32	Loan		RCMC	RCMC	Ming Plaza	118	120	118	0	0	12/1/2014	5	1/5/2015	12/5/2024

CGCMT 2015-GC27 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Due Date	First Due Date	Last IO Due Date
33	Loan	32, 33	CGMRC	The Bancorp Bank	Fairway Business Center	33	120	117	360	360	10/14/2014	5	12/5/2014	11/5/2017
34	Loan		RMF	RMF	Shoppes at Brookfield Commons	0	120	117	360	357	11/6/2014	6	12/6/2014
35	Loan		GSMC	GSMC	Walmart Super Center Georgia	118	120	118	0	0	11/12/2014	6	1/6/2015	12/6/2024
36	Loan		GSMC	GSMC	Village Shopping Center	0	120	117	360	357	11/3/2014	6	12/6/2014
37	Loan	12, 34	GSMC	GSMC	Courtyard North Stone Oak at Legacy	0	120	118	360	358	11/20/2014	6	1/6/2015
38	Loan		GSMC	GSMC	Shops at Tallgrass & Tallgrass Centre	21	120	117	360	360	10/31/2014	6	12/6/2014	11/6/2016
39	Loan		GSMC	GSMC	Sahuarita Plaza	35	120	119	360	360	12/17/2014	6	2/6/2015	1/6/2018
40	Loan		RMF	RMF	Midtown Center	58	60	58	0	0	12/10/2014	6	1/6/2015	12/6/2019
41	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Willow Lake Apartments	34	60	58	360	360	11/25/2014	1	1/1/2015	12/1/2017
42	Loan	35	CGMRC	The Bancorp Bank	2201 Junipero Serra Boulevard	58	120	118	360	360	11/13/2014	5	1/5/2015	12/5/2019
43	Loan		RCMC	RCMC	Union Town Center	59	120	119	360	360	12/23/2014	5	2/5/2015	1/5/2020
44	Loan		CGMRC	CGMRC	Southport Plaza Shopping Center	23	120	119	360	360	12/16/2014	6	2/6/2015	1/6/2017
45	Loan		RMF	RMF	Zane Plaza Shopping Center	0	120	118	360	358	12/2/2014	6	1/6/2015
46	Loan	36	RMF	RMF	470 Olde Worthington Road	0	120	118	360	358	11/20/2014	6	1/6/2015
47	Loan	12	CGMRC	The Bancorp Bank	Shops at Andros Isle	54	120	114	360	360	7/11/2014	5	9/5/2014	8/5/2019
48	Loan	37, 38	RMF	RMF	Pantops Self Storage	0	120	119	360	359	12/15/2014	6	2/6/2015
49	Loan	39	CGMRC	CGMRC	Stop & Shop - Orangeburg Commons	0	120	118	360	358	11/17/2014	6	1/6/2015
50	Loan	12, 40	RMF	RMF	Boca Hamptons Plaza Portfolio	34	120	118	360	360	12/1/2014	6	1/6/2015	12/6/2017
50.01	Property				Boca Hamptons Plaza
50.02	Property				Queens Industrial
50.03	Property				One Industrial Plaza
51	Loan	12	CGMRC	The Bancorp Bank	Bayshore Office Center	0	120	117	360	357	10/31/2014	5	12/5/2014
52	Loan		CGMRC	The Bancorp Bank	2100 Queens Road West	0	120	117	360	357	10/10/2014	5	12/5/2014
53	Loan		RMF	RMF	Kohl’s Westerville	58	120	118	360	360	12/8/2014	6	1/6/2015	12/6/2019
54	Loan		CGMRC	CGMRC	Las Misiones Apartments	34	120	118	360	360	11/13/2014	6	1/6/2015	12/6/2017
55	Loan	41	GSMC	GSCRE	One Pine and Nueva Villa Apartments	0	120	118	300	298	11/21/2014	6	1/6/2015
56	Loan	42, 43	CGMRC	The Bancorp Bank	Union Terrace	18	120	114	360	360	8/5/2014	5	9/5/2014	8/5/2016
57	Loan		CGMRC	The Bancorp Bank	Talus Point	17	120	113	360	360	7/3/2014	5	8/5/2014	7/5/2016
58	Loan	44	GSMC	GSMC	Extra Space Advanced Storage Littleton	21	120	117	360	360	10/24/2014	6	12/6/2014	11/6/2016
59	Loan		CGMRC	The Bancorp Bank	178 Middle Street	31	120	115	360	360	9/5/2014	5	10/5/2014	9/5/2017
60	Loan	12, 45	GSMC	GSMC	Redlands Village	0	120	119	360	359	12/10/2014	1	2/1/2015
61	Loan		CGMRC	The Bancorp Bank	Shops At South Howard	56	120	116	360	360	9/9/2014	5	11/5/2014	10/5/2019
62	Loan		CGMRC	CGMRC	GK Retail Portfolio	31	120	115	360	360	9/2/2014	6	10/6/2014	9/6/2017
62.01	Property				Meridian Plaza
62.02	Property				Lansing Plaza
62.03	Property				Canton Center Plaza I
62.04	Property				Canton Center Plaza II
63	Loan	12, 46	CGMRC	CGMRC	Amsdell - FL & TN Portfolio	23	120	119	360	360	12/16/2014	6	2/6/2015	1/6/2017
63.01	Property				Amelia Island
63.02	Property				Bartlett
64	Loan		CGMRC	CGMRC	Tellus Forney	0	120	117	360	357	10/28/2014	6	12/6/2014

CGCMT 2015-GC27 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Due Date	First Due Date	Last IO Due Date
65	Loan	47	RAIT Funding, LLC	RAIT Funding, LLC	Congress and Erin Way Apartments	0	120	119	360	359	12/10/2014	1	2/1/2015
65.01	Property				Congress Apartments
65.02	Property				Erin Way Apartments
66	Loan	48	CGMRC	CGMRC	Vigouroux Marketplace	35	120	119	360	360	12/11/2014	6	2/6/2015	1/6/2018
67	Loan		RMF	RMF	Emerick Manor	34	120	118	360	360	11/14/2014	6	1/6/2015	12/6/2017
68	Loan	49	CGMRC	CGMRC	Belmont Village	0	120	117	360	357	10/31/2014	6	12/6/2014
69	Loan		CGMRC	The Bancorp Bank	Rite Aid - Oregon	0	120	117	360	357	11/5/2014	5	12/5/2014
70	Loan	50	CGMRC	The Bancorp Bank	Harmony Meadow	0	120	115	300	295	8/29/2014	5	10/5/2014
71	Loan	50	CGMRC	The Bancorp Bank	Harmony Grove	0	120	115	300	295	8/29/2014	5	10/5/2014
72	Loan		CGMRC	The Bancorp Bank	Moore Self Storage	0	120	117	360	357	10/31/2014	5	12/5/2014
73	Loan		RMF	RMF	Falls of Maplewood	34	120	118	360	360	11/12/2014	6	1/6/2015	12/6/2017
74	Loan		RMF	RMF	Locker Room Storage	0	120	119	360	359	12/12/2014	6	2/6/2015
75	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Chesterville Gardens	0	120	119	360	359	12/22/2014	1	2/1/2015
76	Loan		CGMRC	CGMRC	269 King Street	0	120	119	360	359	12/26/2014	6	2/6/2015
77	Loan		GSMC	GSMC	Fox Farm Storage	59	120	119	360	360	12/16/2014	6	2/6/2015	1/6/2020
78	Loan		CGMRC	CGMRC	CSS Concord	0	120	119	360	359	12/17/2014	6	2/6/2015
79	Loan		CGMRC	CGMRC	Aqua Marine II	0	120	117	360	357	10/29/2014	6	12/6/2014
80	Loan		GSMC	GSMC	Peachtree City Marketplace	0	120	117	360	357	10/16/2014	6	12/6/2014
81	Loan		CGMRC	The Bancorp Bank	Walgreens- Ormond Beach	34	120	118	360	360	11/12/2014	5	1/5/2015	12/5/2017
82	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Value Place - Sacramento	0	120	119	300	299	12/22/2014	1	2/1/2015
83	Loan		CGMRC	The Bancorp Bank	Southgate Shopping Center	8	120	116	360	360	9/30/2014	5	11/5/2014	10/5/2015
84	Loan		RCMC	RCMC	Deerfield Crossing	35	120	119	360	360	12/10/2014	5	2/5/2015	1/5/2018
85	Loan		GSMC	GSMC	Walgreens Glen Allen	118	120	118	0	0	11/25/2014	6	1/6/2015	12/6/2024
86	Loan		CGMRC	CGMRC	7300 Centre	0	120	117	360	357	10/24/2014	6	12/6/2014
87	Loan		CGMRC	The Bancorp Bank	Walgreens- Portsmouth	0	120	115	360	355	8/11/2014	5	10/5/2014
88	Loan		GSMC	GSMC	Walgreens Kernersville	118	120	118	0	0	11/25/2014	6	1/6/2015	12/6/2024
89	Loan	12	RMF	RMF	Best Western Brighton	0	120	119	240	239	12/15/2014	6	2/6/2015
90	Loan		GSMC	GSMC	Walgreens Winston-Salem	118	120	118	0	0	11/25/2014	6	1/6/2015	12/6/2024
91	Loan	51	RCMC	RCMC	Walgreens - Raleigh, NC	0	120	119	360	359	12/18/2014	5	2/5/2015
92	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Foxwood/Westwood Apartments	0	120	119	360	359	12/5/2014	1	2/1/2015
92.01	Property				Foxwood Apartments
92.02	Property				Westwood Apartments
93	Loan	52	RCMC	RCMC	Walgreens - Franklinton, NC	0	120	119	360	359	12/18/2014	5	2/5/2015
94	Loan	12	CGMRC	The Bancorp Bank	1023 West Morehead Street	0	120	115	360	355	8/28/2014	5	10/5/2014
95	Loan	53	RCMC	RCMC	Walgreens - Carthage, NC	0	120	119	360	359	12/18/2014	5	2/5/2015
96	Loan		CGMRC	FCRE REL, LLC	Rite Aid_Warwick	0	120	119	360	359	12/19/2014	6	2/6/2015
97	Loan		CGMRC	FCRE REL, LLC	44-11 Eleventh Street	0	120	119	300	299	12/19/2014	6	2/6/2015
98	Loan		CGMRC	FCRE REL, LLC	Trade Court Shoppes	0	120	119	360	359	12/9/2014	6	2/6/2015
99	Loan		CGMRC	FCRE REL, LLC	DaVita Baton Rouge Mid-City	0	120	119	360	359	12/30/2014	6	2/6/2015
100	Loan		CGMRC	FCRE REL, LLC	One Broad Street	0	120	119	300	299	12/19/2014	6	2/6/2015

CGCMT 2015-GC27 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	First P&I Due Date	Maturity Date / ARD	ARD (Yes / No)	Final Maturity Date	Grace Period- Late Fee	Grace Period- Default	Prepayment Provision (3)	2011 EGI ($)	2011 Expenses ($)
1	Loan	8, 9, 10	GSMC	GSMC	Kemper Lakes Business Center	1/6/2020	12/6/2024	No		0	0	Lockout/26_Defeasance/90_0%/4	10,707,750	6,586,195
2	Loan	11	CGMRC	CGMRC	393-401 Fifth Avenue		1/6/2025	No		0	0	Lockout/25_Defeasance/91_0%/4	10,143,215	3,459,827
3	Loan	12, 13, 14, 15	GSMC	GSMC	Northeastern Hotel Portfolio	1/6/2015	12/6/2024	No		0	0	Lockout/26_Defeasance/90_0%/4	24,446,403	16,968,651
3.01	Property				Hilton Garden Inn Norwalk								7,223,214	5,021,776
3.02	Property				SpringHill Suites Tarrytown								4,849,196	3,478,779
3.03	Property				Sheraton Hotel Tarrytown								7,592,404	5,196,875
3.04	Property				Hilton Garden Inn Shelton								4,781,589	3,271,221
4	Loan	16, 17	CGMRC	CGMRC	Twin Cities Premium Outlets		11/6/2024	No		2	0	Lockout/27_Defeasance/89_0%/4	N/A	N/A
5	Loan		GSMC	GSCRE	Highland Square	12/6/2019	11/6/2024	No		0	0	Lockout/27_Defeasance/89_0%/4	N/A	N/A
6	Loan		GSMC	GSMC	Whitman Square	1/6/2015	12/6/2024	No		0	0	Lockout/26_Defeasance/90_0%/4	3,822,475	1,111,617
7	Loan	18	GSMC	GSMC	Union Square Shopping Center	1/6/2015	12/6/2024	No		0	0	Lockout/26_Defeasance/90_0%/4	3,411,037	983,444
8	Loan	12, 19	CGMRC	CGMRC	Centralia Outlets	12/6/2017	11/6/2024	No		0	0	Lockout/27_Defeasance/89_0%/4	3,151,970	1,071,763
9	Loan		CGMRC	CGMRC	40 Gansevoort Street		11/6/2024	No		0	0	Lockout/27_Defeasance/89_0%/4	3,477,674	1,605,479
10	Loan	20	RCMC	RCMC	Utica Park Place Shopping Center	1/5/2016	12/5/2024	No		0	0	Lockout/26_Defeasance/90_0%/4	4,266,144	1,601,297
11	Loan	12	GSMC	GSMC	Natomas Town Center	12/1/2014	11/6/2024	No		5	5	Lockout/27_Defeasance/89_0%/4	2,932,397	685,475
12	Loan	21	RMF	RMF	Highland Woods	1/6/2018	12/6/2024	No		0	0	Lockout/26_Defeasance/90_0%/4	N/A	N/A
13	Loan	12, 22, 23	RCMC	RCMC	DoubleTree Little Rock	2/5/2015	1/5/2020	No		0	0	Lockout/25_Defeasance/31_0%/4	10,038,934	7,757,380
14	Loan	12	RMF	RMF	The Hampton	1/6/2020	12/6/2024	No		0	0	Lockout/26_Defeasance/90_0%/4	2,427,601	1,131,782
15	Loan		CGMRC	CGMRC	NY & NJ Mixed Use Portfolio		12/6/2021	No		5	0	Lockout/26_Defeasance/55_0%/3	2,447,793	841,134
15.01	Property				162-24 Jamaica Avenue								1,113,319	484,193
15.02	Property				300 US Highway 202								718,492	128,517
15.03	Property				2600 Flatbush Avenue								483,474	135,356
15.04	Property				2706 Route 22								132,508	93,068
16	Loan		GSMC	GSCRE	808 West Apartments	2/6/2018	1/6/2025	No		0	0	Lockout/25_Defeasance/91_0%/4	N/A	N/A
17	Loan	24, 25	RMF	RMF	Kings Mountain Industrial		12/6/2024	No		0	0	Lockout/26_Defeasance/90_0%/4	1,352,916	175,080
18	Loan	12, 26	RCMC	RCMC	Reunion Park	2/5/2019	1/5/2025	No		0	0	Lockout/25_Defeasance/91_0%/4	1,776,411	1,116,197
19	Loan	12, 27	CGMRC	CGMRC	Northville Woods	12/6/2019	11/6/2024	No		0	0	Lockout/27_Defeasance/89_0%/4	N/A	N/A
20	Loan		CGMRC	CGMRC	New Carrollton Woods	11/6/2021	10/6/2024	No		0	0	Lockout/28_>YM or 1%/89_0%/3	2,222,043	1,085,687
21	Loan	28	RAIT Funding, LLC	RAIT Funding, LLC	Broadway Marketplace - Parcel 5	12/1/2014	11/1/2024	No		5	5	Lockout/27_Defeasance/89_0%/4	N/A	N/A
22	Loan		GSMC	GSMC	Eastlake Village Center South		12/6/2024	No		0	0	Lockout/26_Defeasance/90_0%/4	2,292,922	671,235
23	Loan		GSMC	GSMC	Poway Plaza		1/6/2025	No		0	0	Lockout/25_Defeasance/91_0%/4	1,429,532	453,160
24	Loan		RMF	RMF	The Alora	1/6/2016	12/6/2024	No		0	0	Lockout/26_Defeasance/90_0%/4	N/A	N/A
25	Loan	29, 30	RCMC	RCMC	Westview Business Park (C, D & E)	1/5/2015	12/5/2024	No		0	0	Lockout/26_Defeasance/90_0%/4	1,240,993	401,895
26	Loan	12	CGMRC	The Bancorp Bank	Vegas Industrial Portfolio	9/5/2017	8/5/2024	No		0	0	Lockout/30_Defeasance/86_0%/4	N/A	N/A
26.01	Property				Hacienda Crossing								N/A	N/A
26.02	Property				Pace Commerce Center								N/A	N/A
26.03	Property				Decatur Bell Commerce Center								N/A	N/A
27	Loan		RMF	RMF	Oaks of Westlake	2/6/2020	1/6/2025	No		0	0	Lockout/24_>YM or 1%/92_0%/4	1,800,389	1,070,458
28	Loan		CGMRC	CGMRC	Northfield Commons Retail Center	12/6/2017	11/6/2024	No		0	0	Lockout/27_Defeasance/89_0%/4	1,198,953	442,802
29	Loan		CGMRC	CGMRC	Avalon Square Apartments	12/6/2014	11/6/2019	No		0	0	Lockout/27_Defeasance/30_0%/3	N/A	N/A
30	Loan	31	CGMRC	The Bancorp Bank	Four Points Sheraton	1/5/2015	12/5/2024	No		0	0	Lockout/26_Defeasance/90_0%/4	3,824,707	2,750,671
31	Loan		RCMC	RCMC	Centennial Tech Center	1/5/2016	12/5/2024	No		0	0	Lockout/26_Defeasance/89_0%/5	N/A	N/A
32	Loan		RCMC	RCMC	Ming Plaza		12/5/2024	No		0	0	Lockout/26_Defeasance/90_0%/4	1,657,399	433,985

CGCMT 2015-GC27 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	First P&I Due Date	Maturity Date / ARD	ARD (Yes / No)	Final Maturity Date	Grace Period- Late Fee	Grace Period- Default	Prepayment Provision (3)	2011 EGI ($)	2011 Expenses ($)
33	Loan	32, 33	CGMRC	The Bancorp Bank	Fairway Business Center	12/5/2017	11/5/2024	No		0	0	Lockout/27_Defeasance/89_0%/4	1,657,366	770,994
34	Loan		RMF	RMF	Shoppes at Brookfield Commons	12/6/2014	11/6/2024	No		0	0	Lockout/27_Defeasance/89_0%/4	1,188,294	341,208
35	Loan		GSMC	GSMC	Walmart Super Center Georgia		12/6/2024	No		0	0	Lockout/26_Defeasance/90_0%/4	N/A	N/A
36	Loan		GSMC	GSMC	Village Shopping Center	12/6/2014	11/6/2024	No		0	0	Lockout/27_Defeasance/89_0%/4	1,585,031	525,801
37	Loan	12, 34	GSMC	GSMC	Courtyard North Stone Oak at Legacy	1/6/2015	12/6/2024	No		0	0	Lockout/26_Defeasance/90_0%/4	2,836,057	2,011,999
38	Loan		GSMC	GSMC	Shops at Tallgrass & Tallgrass Centre	12/6/2016	11/6/2024	No		0	0	Lockout/27_Defeasance/89_0%/4	N/A	N/A
39	Loan		GSMC	GSMC	Sahuarita Plaza	2/6/2018	1/6/2025	No		0	0	Lockout/25_>YM or 1%/88_0%/7	869,162	453,104
40	Loan		RMF	RMF	Midtown Center		12/6/2019	No		0	0	Lockout/26_Defeasance/30_0%/4	737,332	132,683
41	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Willow Lake Apartments	1/1/2018	12/1/2019	No		0	5	Lockout/26_Defeasance/30_0%/4	1,230,294	669,846
42	Loan	35	CGMRC	The Bancorp Bank	2201 Junipero Serra Boulevard	1/5/2020	12/5/2024	No		0	0	Lockout/26_Defeasance/90_0%/4	881,882	150,838
43	Loan		RCMC	RCMC	Union Town Center	2/5/2020	1/5/2025	No		0	0	Lockout/25_Defeasance/90_0%/5	N/A	N/A
44	Loan		CGMRC	CGMRC	Southport Plaza Shopping Center	2/6/2017	1/6/2025	No		0	0	Lockout/25_Defeasance/91_0%/4	707,583	251,009
45	Loan		RMF	RMF	Zane Plaza Shopping Center	1/6/2015	12/6/2024	No		0	0	Lockout/26_Defeasance/90_0%/4	1,325,076	333,487
46	Loan	36	RMF	RMF	470 Olde Worthington Road	1/6/2015	12/6/2024	No		0	0	Lockout/26_Defeasance/89_0%/5	1,266,858	574,944
47	Loan	12	CGMRC	The Bancorp Bank	Shops at Andros Isle	9/5/2019	8/5/2024	No		0	0	Lockout/30_Defeasance/86_0%/4	1,198,582	530,353
48	Loan	37, 38	RMF	RMF	Pantops Self Storage	2/6/2015	1/6/2025	No		0	0	Lockout/25_Defeasance/91_0%/4	N/A	N/A
49	Loan	39	CGMRC	CGMRC	Stop & Shop - Orangeburg Commons	1/6/2015	12/6/2024	Yes	12/6/2029	0	0	Lockout/26_Defeasance/90_0%/4	N/A	N/A
50	Loan	12, 40	RMF	RMF	Boca Hamptons Plaza Portfolio	1/6/2018	12/6/2024	No		0	0	Lockout/26_Defeasance/90_0%/4	2,777,499	714,000
50.01	Property				Boca Hamptons Plaza								2,282,909	539,862
50.02	Property				Queens Industrial								N/A	N/A
50.03	Property				One Industrial Plaza								494,590	174,138
51	Loan	12	CGMRC	The Bancorp Bank	Bayshore Office Center	12/5/2014	11/5/2024	No		0	0	Lockout/27_Defeasance/89_0%/4	1,288,752	591,465
52	Loan		CGMRC	The Bancorp Bank	2100 Queens Road West	12/5/2014	11/5/2024	No		0	0	Lockout/27_Defeasance/89_0%/4	N/A	N/A
53	Loan		RMF	RMF	Kohl’s Westerville	1/6/2020	12/6/2024	No		0	0	Lockout/26_Defeasance/90_0%/4	676,794	N/A
54	Loan		CGMRC	CGMRC	Las Misiones Apartments	1/6/2018	12/6/2024	No		0	0	Lockout/26_Defeasance/91_0%/3	1,165,671	500,214
55	Loan	41	GSMC	GSCRE	One Pine and Nueva Villa Apartments	1/6/2015	12/6/2024	No		0	0	Lockout/23_>YM or 3%/93_0%/4	N/A	N/A
56	Loan	42, 43	CGMRC	The Bancorp Bank	Union Terrace	9/5/2016	8/5/2024	No		0	0	Lockout/30_Defeasance/86_0%/4	1,107,570	590,780
57	Loan		CGMRC	The Bancorp Bank	Talus Point	8/5/2016	7/5/2024	No		0	0	Lockout/31_Defeasance/85_0%/4	969,922	646,113
58	Loan	44	GSMC	GSMC	Extra Space Advanced Storage Littleton	12/6/2016	11/6/2024	No		0	0	Lockout/27_Defeasance/89_0%/4	N/A	N/A
59	Loan		CGMRC	The Bancorp Bank	178 Middle Street	10/5/2017	9/5/2024	No		0	0	Lockout/29_Defeasance/87_0%/4	387,924	323,331
60	Loan	12, 45	GSMC	GSMC	Redlands Village	2/1/2015	1/6/2025	No		5	5	Lockout/25_Defeasance/91_0%/4	N/A	N/A
61	Loan		CGMRC	The Bancorp Bank	Shops At South Howard	11/5/2019	10/5/2024	No		0	0	Lockout/28_Defeasance/88_0%/4	644,457	214,504
62	Loan		CGMRC	CGMRC	GK Retail Portfolio	10/6/2017	9/6/2024	No		0	0	Lockout/29_Defeasance/88_0%/3	773,651	224,660
62.01	Property				Meridian Plaza								256,312	84,793
62.02	Property				Lansing Plaza								250,247	67,669
62.03	Property				Canton Center Plaza I								223,561	37,434
62.04	Property				Canton Center Plaza II								43,531	34,764
63	Loan	12, 46	CGMRC	CGMRC	Amsdell - FL & TN Portfolio	2/6/2017	1/6/2025	No		0	0	Lockout/25_Defeasance/91_0%/4	N/A	N/A
63.01	Property				Amelia Island								N/A	N/A
63.02	Property				Bartlett								N/A	N/A
64	Loan		CGMRC	CGMRC	Tellus Forney	12/6/2014	11/6/2024	No		0	0	Lockout/27_Defeasance/90_0%/3	306,740	161,617

CGCMT 2015-GC27 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	First P&I Due Date	Maturity Date / ARD	ARD (Yes / No)	Final Maturity Date	Grace Period- Late Fee	Grace Period- Default	Prepayment Provision (3)	2011 EGI ($)	2011 Expenses ($)
65	Loan	47	RAIT Funding, LLC	RAIT Funding, LLC	Congress and Erin Way Apartments	2/1/2015	1/1/2025	No		5	5	Lockout/25_Defeasance/91_0%/4	1,016,521	454,036
65.01	Property				Congress Apartments								N/A	N/A
65.02	Property				Erin Way Apartments								N/A	N/A
66	Loan	48	CGMRC	CGMRC	Vigouroux Marketplace	2/6/2018	1/6/2025	No		0	0	Lockout/25_Defeasance/92_0%/3	N/A	N/A
67	Loan		RMF	RMF	Emerick Manor	1/6/2018	12/6/2024	No		0	0	Lockout/26_Defeasance/90_0%/4	N/A	N/A
68	Loan	49	CGMRC	CGMRC	Belmont Village	12/6/2014	11/6/2024	No		0	0	Lockout/27_Defeasance/90_0%/3	614,728	155,852
69	Loan		CGMRC	The Bancorp Bank	Rite Aid - Oregon	12/5/2014	11/5/2024	No		0	0	Lockout/27_Defeasance/89_0%/4	474,111	N/A
70	Loan	50	CGMRC	The Bancorp Bank	Harmony Meadow	10/5/2014	9/5/2024	No		0	0	Lockout/29_Defeasance/87_0%/4	1,095,317	666,758
71	Loan	50	CGMRC	The Bancorp Bank	Harmony Grove	10/5/2014	9/5/2024	No		0	0	Lockout/29_Defeasance/87_0%/4	430,105	257,645
72	Loan		CGMRC	The Bancorp Bank	Moore Self Storage	12/5/2014	11/5/2024	No		0	0	Lockout/27_Defeasance/89_0%/4	570,523	225,486
73	Loan		RMF	RMF	Falls of Maplewood	1/6/2018	12/6/2024	No		0	0	Lockout/26_Defeasance/90_0%/4	N/A	N/A
74	Loan		RMF	RMF	Locker Room Storage	2/6/2015	1/6/2025	No		0	0	Lockout/25_Defeasance/91_0%/4	N/A	N/A
75	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Chesterville Gardens	2/1/2015	1/1/2025	No		0	5	Lockout/25_Defeasance/91_0%/4	1,005,244	384,990
76	Loan		CGMRC	CGMRC	269 King Street	2/6/2015	1/6/2025	No		0	0	Lockout/25_Defeasance/91_0%/4	N/A	N/A
77	Loan		GSMC	GSMC	Fox Farm Storage	2/6/2020	1/6/2025	No		0	0	Lockout/25_Defeasance/92_0%/3	N/A	N/A
78	Loan		CGMRC	CGMRC	CSS Concord	2/6/2015	1/6/2025	No		0	0	Lockout/25_Defeasance/91_0%/4	N/A	N/A
79	Loan		CGMRC	CGMRC	Aqua Marine II	12/6/2014	11/6/2024	No		0	0	Lockout/27_Defeasance/90_0%/3	N/A	N/A
80	Loan		GSMC	GSMC	Peachtree City Marketplace	12/6/2014	11/6/2024	No		0	0	Lockout/27_Defeasance/89_0%/4	695,937	186,665
81	Loan		CGMRC	The Bancorp Bank	Walgreens- Ormond Beach	1/5/2018	12/5/2024	No		0	0	Lockout/26_Defeasance/90_0%/4	N/A	N/A
82	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Value Place - Sacramento	2/1/2015	1/1/2025	No		5	5	Lockout/25_Defeasance/91_0%/4	1,228,728	637,568
83	Loan		CGMRC	The Bancorp Bank	Southgate Shopping Center	11/5/2015	10/5/2024	No		0	0	Lockout/28_>YM or 1%/88_0%/4	358,963	133,179
84	Loan		RCMC	RCMC	Deerfield Crossing	2/5/2018	1/5/2025	No		0	0	Lockout/25_Defeasance/91_0%/4	755,011	358,404
85	Loan		GSMC	GSMC	Walgreens Glen Allen		12/6/2024	No		0	0	Lockout/26_Defeasance/90_0%/4	N/A	N/A
86	Loan		CGMRC	CGMRC	7300 Centre	12/6/2014	11/6/2024	No		0	0	Lockout/27_Defeasance/89_0%/4	607,773	217,719
87	Loan		CGMRC	The Bancorp Bank	Walgreens- Portsmouth	10/5/2014	9/5/2024	No		0	0	Lockout/29_Defeasance/87_0%/4	367,176	N/A
88	Loan		GSMC	GSMC	Walgreens Kernersville		12/6/2024	No		0	0	Lockout/26_Defeasance/90_0%/4	N/A	N/A
89	Loan	12	RMF	RMF	Best Western Brighton	2/6/2015	1/6/2025	No		0	0	Lockout/25_Defeasance/91_0%/4	1,067,703	671,774
90	Loan		GSMC	GSMC	Walgreens Winston-Salem		12/6/2024	No		0	0	Lockout/26_Defeasance/90_0%/4	N/A	N/A
91	Loan	51	RCMC	RCMC	Walgreens - Raleigh, NC	2/5/2015	1/5/2025	Yes	1/5/2045	0	0	Lockout/25_Defeasance/91_0%/4	257,934	13,226
92	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Foxwood/Westwood Apartments	2/1/2015	1/1/2025	No		5	5	Lockout/25_Defeasance/91_0%/4	N/A	N/A
92.01	Property				Foxwood Apartments								N/A	N/A
92.02	Property				Westwood Apartments								N/A	N/A
93	Loan	52	RCMC	RCMC	Walgreens - Franklinton, NC	2/5/2015	1/5/2025	Yes	1/5/2045	0	0	Lockout/25_Defeasance/91_0%/4	237,560	12,890
94	Loan	12	CGMRC	The Bancorp Bank	1023 West Morehead Street	10/5/2014	9/5/2024	No		5	0	Lockout/29_Defeasance/87_0%/4	479,613	153,385
95	Loan	53	RCMC	RCMC	Walgreens - Carthage, NC	2/5/2015	1/5/2025	Yes	1/5/2045	0	0	Lockout/25_Defeasance/91_0%/4	221,810	8,527
96	Loan		CGMRC	FCRE REL, LLC	Rite Aid_Warwick	2/6/2015	1/6/2025	No		0	0	Lockout/25_Defeasance/91_0%/4	N/A	N/A
97	Loan		CGMRC	FCRE REL, LLC	44-11 Eleventh Street	2/6/2015	1/6/2025	No		0	0	Lockout/25_Defeasance/91_0%/4	328,057	68,223
98	Loan		CGMRC	FCRE REL, LLC	Trade Court Shoppes	2/6/2015	1/6/2025	No		0	0	Lockout/25_Defeasance/91_0%/4	332,685	101,826
99	Loan		CGMRC	FCRE REL, LLC	DaVita Baton Rouge Mid-City	2/6/2015	1/6/2025	No		0	0	Lockout/25_Defeasance/91_0%/4	N/A	N/A
100	Loan		CGMRC	FCRE REL, LLC	One Broad Street	2/6/2015	1/6/2025	No		0	0	Lockout/25_Defeasance/91_0%/4	459,521	222,245

CGCMT 2015-GC27 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	2011 NOI ($)	2012 EGI ($)	2012 Expenses ($)	2012 NOI ($)	2013 EGI ($)	2013 Expenses ($)	2013 NOI ($)	Most Recent EGI (if past 2013) ($)	Most Recent Expenses (if past 2013) ($)
1	Loan	8, 9, 10	GSMC	GSMC	Kemper Lakes Business Center	4,121,555	10,998,531	6,877,017	4,121,514	14,399,731	8,246,645	6,153,085	16,379,597	8,494,349
2	Loan	11	CGMRC	CGMRC	393-401 Fifth Avenue	6,683,388	10,748,827	3,222,358	7,526,469	10,991,806	3,566,405	7,425,402	11,412,289	3,883,325
3	Loan	12, 13, 14, 15	GSMC	GSMC	Northeastern Hotel Portfolio	7,477,752	23,849,794	16,595,824	7,253,970	25,273,535	17,608,389	7,665,146	25,827,641	18,294,821
3.01	Property				Hilton Garden Inn Norwalk	2,201,438	6,876,942	4,703,299	2,173,643	7,562,988	5,124,907	2,438,081	7,612,932	5,182,106
3.02	Property				SpringHill Suites Tarrytown	1,370,417	5,698,439	3,794,955	1,903,484	6,109,110	3,911,823	2,197,287	6,149,663	4,065,001
3.03	Property				Sheraton Hotel Tarrytown	2,395,529	7,069,019	5,020,998	2,048,021	7,291,671	5,253,954	2,037,717	7,570,234	5,656,198
3.04	Property				Hilton Garden Inn Shelton	1,510,368	4,205,394	3,076,572	1,128,822	4,309,766	3,317,705	992,061	4,494,812	3,391,516
4	Loan	16, 17	CGMRC	CGMRC	Twin Cities Premium Outlets	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5	Loan		GSMC	GSCRE	Highland Square	N/A	N/A	N/A	N/A	N/A	N/A	N/A	5,549,285	2,702,756
6	Loan		GSMC	GSMC	Whitman Square	2,710,858	3,691,808	908,042	2,783,766	3,395,170	793,575	2,601,595	3,454,939	931,516
7	Loan	18	GSMC	GSMC	Union Square Shopping Center	2,427,593	3,493,595	887,843	2,605,752	3,220,481	874,571	2,345,910	3,237,997	902,896
8	Loan	12, 19	CGMRC	CGMRC	Centralia Outlets	2,080,208	4,022,182	1,213,040	2,809,142	3,884,196	1,166,971	2,717,225	4,113,323	1,220,574
9	Loan		CGMRC	CGMRC	40 Gansevoort Street	1,872,194	3,967,837	1,724,910	2,242,928	3,783,896	1,843,374	1,940,522	3,857,013	1,891,406
10	Loan	20	RCMC	RCMC	Utica Park Place Shopping Center	2,664,847	4,134,248	1,339,509	2,794,739	4,190,875	1,458,371	2,732,504	4,065,693	1,568,793
11	Loan	12	GSMC	GSMC	Natomas Town Center	2,246,922	2,951,587	829,981	2,121,606	3,027,745	833,225	2,194,520	3,059,177	843,296
12	Loan	21	RMF	RMF	Highland Woods	N/A	4,370,705	3,061,128	1,309,578	4,626,396	2,875,442	1,750,953	4,935,915	3,169,113
13	Loan	12, 22, 23	RCMC	RCMC	DoubleTree Little Rock	2,281,554	10,972,337	8,116,540	2,855,797	11,722,665	8,561,412	3,161,253	11,619,657	8,402,836
14	Loan	12	RMF	RMF	The Hampton	1,295,819	2,673,740	1,134,220	1,539,521	2,811,962	1,235,287	1,576,674	2,932,910	1,289,051
15	Loan		CGMRC	CGMRC	NY & NJ Mixed Use Portfolio	1,606,659	2,861,474	901,733	1,959,741	2,998,237	956,887	2,041,350	3,063,523	918,488
15.01	Property				162-24 Jamaica Avenue	629,126	1,385,904	533,147	852,757	1,491,900	593,544	898,356	1,513,010	552,448
15.02	Property				300 US Highway 202	589,975	583,098	130,312	452,786	588,225	128,389	459,836	635,375	129,134
15.03	Property				2600 Flatbush Avenue	348,118	430,888	136,155	294,733	463,814	130,138	333,676	486,491	131,109
15.04	Property				2706 Route 22	39,440	461,584	102,120	359,464	454,298	104,816	349,482	428,647	105,796
16	Loan		GSMC	GSCRE	808 West Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	1,511,174	512,156
17	Loan	24, 25	RMF	RMF	Kings Mountain Industrial	1,177,836	1,485,336	179,682	1,305,654	1,448,376	199,369	1,249,007	1,322,258	63,290
18	Loan	12, 26	RCMC	RCMC	Reunion Park	660,214	1,948,659	1,114,792	833,867	2,093,753	1,328,642	765,111	2,611,351	1,309,513
19	Loan	12, 27	CGMRC	CGMRC	Northville Woods	N/A	2,445,709	1,388,364	1,057,345	2,679,417	1,405,199	1,274,218	2,714,652	1,430,375
20	Loan		CGMRC	CGMRC	New Carrollton Woods	1,136,356	2,156,063	1,013,600	1,142,463	2,345,204	1,058,029	1,287,175	2,413,692	1,050,056
21	Loan	28	RAIT Funding, LLC	RAIT Funding, LLC	Broadway Marketplace - Parcel 5	N/A	1,915,931	562,964	1,352,967	1,951,249	563,468	1,387,781	1,982,532	556,481
22	Loan		GSMC	GSMC	Eastlake Village Center South	1,621,687	2,270,214	730,058	1,540,156	2,343,043	795,282	1,547,761	2,327,159	819,521
23	Loan		GSMC	GSMC	Poway Plaza	976,373	1,324,122	473,531	850,591	1,134,477	499,320	635,157	2,105,757	629,981
24	Loan		RMF	RMF	The Alora	N/A	N/A	N/A	N/A	3,072,662	2,383,496	689,166	3,474,438	2,225,068
25	Loan	29, 30	RCMC	RCMC	Westview Business Park (C, D & E)	839,098	1,323,655	343,935	979,720	1,361,636	358,282	1,003,354	1,510,601	429,365
26	Loan	12	CGMRC	The Bancorp Bank	Vegas Industrial Portfolio	N/A	N/A	N/A	N/A	1,003,750	390,432	613,318	N/A	N/A
26.01	Property				Hacienda Crossing	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
26.02	Property				Pace Commerce Center	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
26.03	Property				Decatur Bell Commerce Center	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
27	Loan		RMF	RMF	Oaks of Westlake	729,930	1,880,141	1,072,982	807,160	1,990,312	1,173,052	817,260	2,112,738	1,173,807
28	Loan		CGMRC	CGMRC	Northfield Commons Retail Center	756,152	1,259,347	435,694	823,653	1,311,193	437,059	874,134	1,424,716	504,333
29	Loan		CGMRC	CGMRC	Avalon Square Apartments	N/A	2,418,798	1,319,144	1,099,654	2,642,288	1,332,828	1,309,460	2,713,492	1,385,287
30	Loan	31	CGMRC	The Bancorp Bank	Four Points Sheraton	1,074,036	3,928,696	2,830,070	1,098,626	4,095,239	2,927,992	1,167,247	4,036,524	2,789,701
31	Loan		RCMC	RCMC	Centennial Tech Center	N/A	1,454,990	482,360	972,630	1,604,567	458,381	1,146,186	1,465,467	562,206
32	Loan		RCMC	RCMC	Ming Plaza	1,223,414	1,894,434	410,083	1,484,351	1,853,733	409,115	1,444,618	1,776,982	414,125

CGCMT 2015-GC27 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	2011 NOI ($)	2012 EGI ($)	2012 Expenses ($)	2012 NOI ($)	2013 EGI ($)	2013 Expenses ($)	2013 NOI ($)	Most Recent EGI (if past 2013) ($)	Most Recent Expenses (if past 2013) ($)
33	Loan	32, 33	CGMRC	The Bancorp Bank	Fairway Business Center	886,372	1,635,308	778,561	856,747	1,628,770	749,530	879,240	1,618,188	759,475
34	Loan		RMF	RMF	Shoppes at Brookfield Commons	847,086	1,223,579	345,203	878,376	1,241,571	364,038	877,533	1,282,175	357,267
35	Loan		GSMC	GSMC	Walmart Super Center Georgia	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
36	Loan		GSMC	GSMC	Village Shopping Center	1,059,230	1,681,571	509,435	1,172,136	1,542,951	498,313	1,044,638	1,585,435	526,569
37	Loan	12, 34	GSMC	GSMC	Courtyard North Stone Oak at Legacy	824,058	2,901,955	2,062,790	839,165	3,381,458	2,387,150	994,308	3,578,441	2,398,192
38	Loan		GSMC	GSMC	Shops at Tallgrass & Tallgrass Centre	N/A	1,271,687	566,721	704,966	1,343,103	540,483	802,620	1,464,609	528,572
39	Loan		GSMC	GSMC	Sahuarita Plaza	416,058	783,633	466,176	317,457	920,212	447,708	472,504	1,069,843	364,696
40	Loan		RMF	RMF	Midtown Center	604,649	859,713	146,182	713,531	885,806	153,690	732,115	944,756	166,834
41	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Willow Lake Apartments	560,448	1,284,835	710,419	574,416	1,346,505	719,314	627,191	1,391,131	735,904
42	Loan	35	CGMRC	The Bancorp Bank	2201 Junipero Serra Boulevard	731,044	874,109	138,935	735,174	930,899	163,760	767,139	960,149	169,893
43	Loan		RCMC	RCMC	Union Town Center	N/A	1,018,994	333,328	685,666	1,022,561	319,062	703,499	1,015,386	323,049
44	Loan		CGMRC	CGMRC	Southport Plaza Shopping Center	456,574	384,541	274,830	109,711	1,034,872	263,127	771,745	1,211,785	288,760
45	Loan		RMF	RMF	Zane Plaza Shopping Center	991,590	1,284,317	328,528	955,789	1,495,211	362,901	1,132,310	1,537,022	356,925
46	Loan	36	RMF	RMF	470 Olde Worthington Road	691,914	1,370,048	585,883	784,165	1,454,144	807,580	646,564	1,476,602	767,460
47	Loan	12	CGMRC	The Bancorp Bank	Shops at Andros Isle	668,229	1,165,944	500,636	665,308	1,128,283	531,868	596,415	1,137,633	534,136
48	Loan	37, 38	RMF	RMF	Pantops Self Storage	N/A	899,309	169,484	729,825	902,769	169,992	732,777	1,005,208	191,745
49	Loan	39	CGMRC	CGMRC	Stop & Shop - Orangeburg Commons	N/A	N/A	N/A	N/A	N/A	N/A	N/A	1,079,643	311,861
50	Loan	12, 40	RMF	RMF	Boca Hamptons Plaza Portfolio	2,063,499	3,022,066	826,581	2,195,485	3,260,080	847,629	2,412,451	3,241,982	889,793
50.01	Property				Boca Hamptons Plaza	1,743,047	2,222,113	539,999	1,682,115	2,383,514	571,627	1,811,887	2,300,780	574,226
50.02	Property				Queens Industrial	N/A	360,871	111,197	249,674	457,835	87,834	370,001	501,223	121,151
50.03	Property				One Industrial Plaza	320,452	439,082	175,386	263,696	418,731	188,168	230,563	439,979	194,416
51	Loan	12	CGMRC	The Bancorp Bank	Bayshore Office Center	697,287	1,397,698	645,333	752,365	1,237,227	610,441	626,786	1,249,728	639,672
52	Loan		CGMRC	The Bancorp Bank	2100 Queens Road West	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
53	Loan		RMF	RMF	Kohl’s Westerville	676,794	676,794	N/A	676,794	676,794	N/A	676,794	676,794	N/A
54	Loan		CGMRC	CGMRC	Las Misiones Apartments	665,457	1,171,917	519,230	652,687	1,132,347	508,703	623,644	1,137,145	507,331
55	Loan	41	GSMC	GSCRE	One Pine and Nueva Villa Apartments	N/A	N/A	N/A	N/A	1,758,857	1,251,797	507,060	2,040,151	1,343,495
56	Loan	42, 43	CGMRC	The Bancorp Bank	Union Terrace	516,790	933,853	527,442	406,411	1,220,982	585,538	635,444	1,176,850	589,207
57	Loan		CGMRC	The Bancorp Bank	Talus Point	323,809	1,146,201	638,873	507,328	1,179,196	640,267	538,929	1,215,380	655,805
58	Loan	44	GSMC	GSMC	Extra Space Advanced Storage Littleton	N/A	N/A	N/A	N/A	356,453	167,454	188,999	692,487	185,448
59	Loan		CGMRC	The Bancorp Bank	178 Middle Street	64,593	606,229	285,552	320,677	743,813	293,171	450,642	830,692	310,615
60	Loan	12, 45	GSMC	GSMC	Redlands Village	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
61	Loan		CGMRC	The Bancorp Bank	Shops At South Howard	429,953	709,830	238,777	471,054	735,767	243,009	492,758	785,522	251,988
62	Loan		CGMRC	CGMRC	GK Retail Portfolio	548,990	900,207	369,031	531,176	908,752	276,276	632,476	928,760	306,325
62.01	Property				Meridian Plaza	171,519	241,940	89,602	152,339	252,895	88,891	164,004	269,860	116,251
62.02	Property				Lansing Plaza	182,578	268,723	61,316	207,406	236,587	59,271	177,316	250,761	59,328
62.03	Property				Canton Center Plaza I	186,127	248,051	150,180	97,871	265,789	77,415	188,374	258,484	76,775
62.04	Property				Canton Center Plaza II	8,766	141,494	67,933	73,561	153,480	50,699	102,781	149,654	53,971
63	Loan	12, 46	CGMRC	CGMRC	Amsdell - FL & TN Portfolio	N/A	682,363	491,261	191,102	814,562	460,352	354,209	974,573	463,382
63.01	Property				Amelia Island	N/A	411,990	233,834	178,156	448,533	253,972	194,561	533,895	250,044
63.02	Property				Bartlett	N/A	270,373	257,427	12,947	366,029	206,380	159,648	440,678	213,338
64	Loan		CGMRC	CGMRC	Tellus Forney	145,123	403,851	178,782	225,070	540,728	185,973	354,756	669,827	208,220

CGCMT 2015-GC27 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	2011 NOI ($)	2012 EGI ($)	2012 Expenses ($)	2012 NOI ($)	2013 EGI ($)	2013 Expenses ($)	2013 NOI ($)	Most Recent EGI (if past 2013) ($)	Most Recent Expenses (if past 2013) ($)
65	Loan	47	RAIT Funding, LLC	RAIT Funding, LLC	Congress and Erin Way Apartments	562,485	997,296	450,148	547,148	986,443	473,840	512,603	1,011,326	473,484
65.01	Property				Congress Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
65.02	Property				Erin Way Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
66	Loan	48	CGMRC	CGMRC	Vigouroux Marketplace	N/A	653,801	143,769	510,032	672,049	151,475	520,574	611,770	145,318
67	Loan		RMF	RMF	Emerick Manor	N/A	1,010,976	573,675	437,300	1,055,118	650,593	404,526	1,084,760	641,017
68	Loan	49	CGMRC	CGMRC	Belmont Village	458,876	639,981	163,129	476,851	664,103	159,047	505,056	690,537	163,633
69	Loan		CGMRC	The Bancorp Bank	Rite Aid - Oregon	474,111	474,111	N/A	474,111	474,111	N/A	474,111	474,111	N/A
70	Loan	50	CGMRC	The Bancorp Bank	Harmony Meadow	428,560	1,135,193	673,234	461,959	1,126,719	684,695	442,024	1,135,313	706,006
71	Loan	50	CGMRC	The Bancorp Bank	Harmony Grove	172,460	447,372	266,966	180,406	447,411	260,540	186,871	453,075	265,969
72	Loan		CGMRC	The Bancorp Bank	Moore Self Storage	345,037	589,397	222,263	367,134	649,803	234,153	415,650	683,871	243,418
73	Loan		RMF	RMF	Falls of Maplewood	N/A	592,734	346,059	246,675	883,284	473,399	409,885	935,592	500,032
74	Loan		RMF	RMF	Locker Room Storage	N/A	586,214	169,839	416,375	590,649	170,966	419,683	612,510	180,206
75	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Chesterville Gardens	620,254	754,594	430,496	324,098	698,635	341,925	356,710	756,896	288,190
76	Loan		CGMRC	CGMRC	269 King Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	299,001	86,547
77	Loan		GSMC	GSMC	Fox Farm Storage	N/A	565,343	178,878	386,465	613,577	180,715	432,862	639,655	208,647
78	Loan		CGMRC	CGMRC	CSS Concord	N/A	599,813	237,753	362,060	658,417	256,467	401,950	668,320	248,290
79	Loan		CGMRC	CGMRC	Aqua Marine II	N/A	N/A	N/A	N/A	N/A	N/A	N/A	435,195	124,181
80	Loan		GSMC	GSMC	Peachtree City Marketplace	509,272	664,264	181,304	482,960	700,254	202,563	497,691	670,893	208,555
81	Loan		CGMRC	The Bancorp Bank	Walgreens- Ormond Beach	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
82	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Value Place - Sacramento	591,160	1,290,469	694,426	596,043	1,362,453	715,681	646,772	1,430,436	760,542
83	Loan		CGMRC	The Bancorp Bank	Southgate Shopping Center	225,784	388,931	122,351	266,579	484,550	161,683	322,867	486,896	166,287
84	Loan		RCMC	RCMC	Deerfield Crossing	396,607	759,746	363,086	396,660	784,806	384,435	400,371	793,191	377,103
85	Loan		GSMC	GSMC	Walgreens Glen Allen	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
86	Loan		CGMRC	CGMRC	7300 Centre	390,053	559,992	284,045	275,947	678,345	323,170	355,175	695,287	328,123
87	Loan		CGMRC	The Bancorp Bank	Walgreens- Portsmouth	367,176	367,176	N/A	367,176	367,176	N/A	367,176	367,176	N/A
88	Loan		GSMC	GSMC	Walgreens Kernersville	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
89	Loan	12	RMF	RMF	Best Western Brighton	395,929	1,255,504	770,315	485,189	1,741,946	966,281	775,665	1,823,975	1,076,628
90	Loan		GSMC	GSMC	Walgreens Winston-Salem	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
91	Loan	51	RCMC	RCMC	Walgreens - Raleigh, NC	244,708	257,934	13,346	244,588	257,934	16,766	241,168	270,830	8,125
92	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Foxwood/Westwood Apartments	N/A	N/A	N/A	N/A	589,583	420,447	169,136	725,968	446,510
92.01	Property				Foxwood Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
92.02	Property				Westwood Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
93	Loan	52	RCMC	RCMC	Walgreens - Franklinton, NC	224,670	237,560	12,985	224,575	237,560	16,696	220,864	207,865	6,236
94	Loan	12	CGMRC	The Bancorp Bank	1023 West Morehead Street	326,228	459,238	180,335	278,903	490,789	184,408	306,381	498,139	196,648
95	Loan	53	RCMC	RCMC	Walgreens - Carthage, NC	213,283	221,810	7,996	213,814	221,810	9,467	212,343	232,901	6,987
96	Loan		CGMRC	FCRE REL, LLC	Rite Aid_Warwick	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
97	Loan		CGMRC	FCRE REL, LLC	44-11 Eleventh Street	259,834	324,696	64,862	259,834	324,593	64,759	259,834	N/A	N/A
98	Loan		CGMRC	FCRE REL, LLC	Trade Court Shoppes	230,860	309,364	79,138	230,228	301,187	69,032	232,155	N/A	N/A
99	Loan		CGMRC	FCRE REL, LLC	DaVita Baton Rouge Mid-City	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
100	Loan		CGMRC	FCRE REL, LLC	One Broad Street	237,276	414,017	224,992	189,025	452,467	236,938	215,529	N/A	N/A

CGCMT 2015-GC27 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Most Recent NOI (if past 2013) ($)	Most Recent NOI Date (if past 2013)	Most Recent # of months	Most Recent Description	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Debt Yield on Underwritten Net Operating Income (%)
1	Loan	8, 9, 10	GSMC	GSMC	Kemper Lakes Business Center	7,885,248	7/31/2014	12	Trailing 12	19,923,006	9,659,089	10,263,917	10.4%
2	Loan	11	CGMRC	CGMRC	393-401 Fifth Avenue	7,528,963	9/30/2014	12	Trailing 12	11,747,970	4,367,547	7,380,422	7.8%
3	Loan	12, 13, 14, 15	GSMC	GSMC	Northeastern Hotel Portfolio	7,532,820	9/30/2014	12	Trailing 12	25,827,641	18,625,355	7,202,286	12.5%
3.01	Property				Hilton Garden Inn Norwalk	2,430,826	9/30/2014	12	Trailing 12	7,612,932	5,301,211	2,311,721
3.02	Property				SpringHill Suites Tarrytown	2,084,662	9/30/2014	12	Trailing 12	6,149,663	4,095,581	2,054,082
3.03	Property				Sheraton Hotel Tarrytown	1,914,036	9/30/2014	12	Trailing 12	7,570,234	5,794,638	1,775,596
3.04	Property				Hilton Garden Inn Shelton	1,103,296	9/30/2014	12	Trailing 12	4,494,812	3,433,925	1,060,887
4	Loan	16, 17	CGMRC	CGMRC	Twin Cities Premium Outlets	N/A	N/A	N/A	Not Available	18,624,938	5,970,918	12,654,021	11.0%
5	Loan		GSMC	GSCRE	Highland Square	2,846,529	9/30/2014	12	Trailing 12	5,746,968	2,767,383	2,979,585	7.8%
6	Loan		GSMC	GSMC	Whitman Square	2,523,423	6/30/2014	12	Trailing 12	3,384,783	868,308	2,516,475	7.8%
7	Loan	18	GSMC	GSMC	Union Square Shopping Center	2,335,101	9/30/2014	12	Trailing 12	3,799,261	976,439	2,822,821	8.8%
8	Loan	12, 19	CGMRC	CGMRC	Centralia Outlets	2,892,749	8/31/2014	12	Trailing 12	4,318,843	1,202,434	3,116,410	10.1%
9	Loan		CGMRC	CGMRC	40 Gansevoort Street	1,965,607	9/30/2014	12	Trailing 12	4,372,289	2,333,483	2,038,807	7.0%
10	Loan	20	RCMC	RCMC	Utica Park Place Shopping Center	2,496,900	7/31/2014	12	Trailing 12	4,163,525	1,423,822	2,739,704	9.4%
11	Loan	12	GSMC	GSMC	Natomas Town Center	2,215,881	9/30/2014	12	Trailing 12	3,275,881	855,538	2,420,343	9.8%
12	Loan	21	RMF	RMF	Highland Woods	1,766,802	11/30/2014	12	Trailing 12	5,281,985	2,905,039	2,376,946	9.7%
13	Loan	12, 22, 23	RCMC	RCMC	DoubleTree Little Rock	3,216,821	10/31/2014	12	Trailing 12	11,895,145	8,830,171	3,064,974	13.9%
14	Loan	12	RMF	RMF	The Hampton	1,643,859	8/31/2014	12	Trailing 12	2,976,234	1,520,995	1,455,239	7.5%
15	Loan		CGMRC	CGMRC	NY & NJ Mixed Use Portfolio	2,145,035	9/30/2014	12	Trailing 12	3,104,684	1,040,979	2,063,705	12.0%
15.01	Property				162-24 Jamaica Avenue	960,562	9/30/2014	12	Trailing 12	1,482,746	600,763	881,983
15.02	Property				300 US Highway 202	506,241	9/30/2014	12	Trailing 12	657,876	154,302	503,574
15.03	Property				2600 Flatbush Avenue	355,382	9/30/2014	12	Trailing 12	508,666	150,697	357,968
15.04	Property				2706 Route 22	322,851	9/30/2014	12	Trailing 12	455,396	135,216	320,180
16	Loan		GSMC	GSCRE	808 West Apartments	999,018	11/30/2014	12	Trailing 12	2,090,883	687,015	1,403,868	8.5%
17	Loan	24, 25	RMF	RMF	Kings Mountain Industrial	1,258,968	5/31/2014	5	Annualized	2,019,616	344,151	1,675,464	10.3%
18	Loan	12, 26	RCMC	RCMC	Reunion Park	1,301,837	9/30/2014	9	Annualized	2,861,477	1,454,027	1,407,450	9.2%
19	Loan	12, 27	CGMRC	CGMRC	Northville Woods	1,284,277	9/30/2014	12	Trailing 12	2,714,652	1,359,744	1,354,908	9.0%
20	Loan		CGMRC	CGMRC	New Carrollton Woods	1,363,636	6/30/2014	12	Trailing 12	2,437,336	1,053,805	1,383,531	9.2%
21	Loan	28	RAIT Funding, LLC	RAIT Funding, LLC	Broadway Marketplace - Parcel 5	1,426,051	6/30/2014	12	Trailing 12	1,836,794	499,246	1,337,548	9.2%
22	Loan		GSMC	GSMC	Eastlake Village Center South	1,507,638	8/31/2014	12	Trailing 12	2,483,765	802,745	1,681,020	12.0%
23	Loan		GSMC	GSMC	Poway Plaza	1,475,776	9/30/2014	12	Trailing 12	2,276,590	649,981	1,626,609	12.5%
24	Loan		RMF	RMF	The Alora	1,249,369	9/30/2014	12	Trailing 12	3,745,420	2,278,680	1,466,740	11.5%
25	Loan	29, 30	RCMC	RCMC	Westview Business Park (C, D & E)	1,081,236	10/23/2014	12	Trailing 12	1,560,634	422,171	1,138,463	10.4%
26	Loan	12	CGMRC	The Bancorp Bank	Vegas Industrial Portfolio	N/A	N/A	N/A	Not Available	1,360,189	395,364	964,826	9.0%
26.01	Property				Hacienda Crossing	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
26.02	Property				Pace Commerce Center	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
26.03	Property				Decatur Bell Commerce Center	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
27	Loan		RMF	RMF	Oaks of Westlake	938,931	9/30/2014	12	Trailing 12	2,131,420	1,169,951	961,469	9.3%
28	Loan		CGMRC	CGMRC	Northfield Commons Retail Center	920,383	8/31/2014	12	Trailing 12	1,398,802	448,145	950,657	9.2%
29	Loan		CGMRC	CGMRC	Avalon Square Apartments	1,328,205	8/31/2014	12	Trailing 12	2,746,062	1,653,596	1,092,466	10.6%
30	Loan	31	CGMRC	The Bancorp Bank	Four Points Sheraton	1,246,823	8/31/2014	12	Trailing 12	4,036,399	2,822,208	1,214,191	11.8%
31	Loan		RCMC	RCMC	Centennial Tech Center	903,261	10/31/2014	12	Trailing 12	1,735,884	657,231	1,078,654	10.5%
32	Loan		RCMC	RCMC	Ming Plaza	1,362,857	9/30/2014	12	Trailing 12	1,890,975	574,659	1,316,316	13.2%

CGCMT 2015-GC27 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Most Recent NOI (if past 2013) ($)	Most Recent NOI Date (if past 2013)	Most Recent # of months	Most Recent Description	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Debt Yield on Underwritten Net Operating Income (%)
33	Loan	32, 33	CGMRC	The Bancorp Bank	Fairway Business Center	858,713	6/30/2014	12	Trailing 12	1,690,133	767,734	922,399	9.2%
34	Loan		RMF	RMF	Shoppes at Brookfield Commons	924,908	9/30/2014	12	Trailing 12	1,279,316	361,751	917,564	9.7%
35	Loan		GSMC	GSMC	Walmart Super Center Georgia	N/A	N/A	N/A	Not Available	757,894	15,158	742,737	8.0%
36	Loan		GSMC	GSMC	Village Shopping Center	1,058,866	9/30/2014	12	Trailing 12	1,676,223	563,454	1,112,770	12.1%
37	Loan	12, 34	GSMC	GSMC	Courtyard North Stone Oak at Legacy	1,180,249	10/31/2014	12	Trailing 12	3,578,441	2,409,567	1,168,874	13.0%
38	Loan		GSMC	GSMC	Shops at Tallgrass & Tallgrass Centre	936,037	7/31/2014	12	Trailing 12	1,566,476	518,589	1,047,887	11.8%
39	Loan		GSMC	GSMC	Sahuarita Plaza	705,148	10/31/2014	12	Trailing 12	1,359,089	353,748	1,005,341	11.5%
40	Loan		RMF	RMF	Midtown Center	777,922	9/30/2014	12	Trailing 12	930,470	210,562	719,908	8.3%
41	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Willow Lake Apartments	655,227	9/30/2014	12	Trailing 12	1,377,948	681,601	696,347	8.1%
42	Loan	35	CGMRC	The Bancorp Bank	2201 Junipero Serra Boulevard	790,256	8/31/2014	12	Trailing 12	1,046,619	251,760	794,859	9.3%
43	Loan		RCMC	RCMC	Union Town Center	692,338	11/30/2014	12	Trailing 12	1,122,342	323,841	798,501	9.5%
44	Loan		CGMRC	CGMRC	Southport Plaza Shopping Center	923,025	9/30/2014	12	Trailing 12	1,189,991	327,528	862,463	10.3%
45	Loan		RMF	RMF	Zane Plaza Shopping Center	1,180,097	9/30/2014	12	Trailing 12	1,432,178	356,579	1,075,599	13.1%
46	Loan	36	RMF	RMF	470 Olde Worthington Road	709,142	9/30/2014	12	Trailing 12	1,598,203	733,027	865,176	10.5%
47	Loan	12	CGMRC	The Bancorp Bank	Shops at Andros Isle	603,497	5/31/2014	12	Trailing 12	1,213,617	550,962	662,655	8.1%
48	Loan	37, 38	RMF	RMF	Pantops Self Storage	813,463	10/31/2014	12	Trailing 12	1,038,837	257,747	781,090	9.6%
49	Loan	39	CGMRC	CGMRC	Stop & Shop - Orangeburg Commons	767,782	6/30/2014	12	Trailing 12	1,242,339	459,926	782,413	9.7%
50	Loan	12, 40	RMF	RMF	Boca Hamptons Plaza Portfolio	2,352,189	Various	12	Trailing 12	3,477,863	1,005,280	2,472,583	9.5%
50.01	Property				Boca Hamptons Plaza	1,726,554	11/30/2014	12	Trailing 12	2,444,318	626,928	1,817,390
50.02	Property				Queens Industrial	380,072	9/30/2014	12	Trailing 12	537,210	164,635	372,575
50.03	Property				One Industrial Plaza	245,563	9/30/2014	12	Trailing 12	496,335	213,717	282,618
51	Loan	12	CGMRC	The Bancorp Bank	Bayshore Office Center	610,056	9/30/2014	12	Trailing 12	1,374,354	645,758	728,596	9.2%
52	Loan		CGMRC	The Bancorp Bank	2100 Queens Road West	N/A	N/A	N/A	Not Available	859,665	230,558	629,107	8.0%
53	Loan		RMF	RMF	Kohl’s Westerville	676,794	11/30/2014	12	Trailing 12	889,331	174,870	714,461	9.3%
54	Loan		CGMRC	CGMRC	Las Misiones Apartments	629,814	9/30/2014	12	Trailing 12	1,136,094	539,111	596,983	8.6%
55	Loan	41	GSMC	GSCRE	One Pine and Nueva Villa Apartments	696,657	Various	12	Trailing 12	2,129,316	1,411,249	718,067	10.4%
56	Loan	42, 43	CGMRC	The Bancorp Bank	Union Terrace	587,643	5/31/2014	12	Trailing 12	1,409,287	649,140	760,146	11.5%
57	Loan		CGMRC	The Bancorp Bank	Talus Point	559,575	5/31/2014	12	Trailing 12	1,210,712	659,085	551,627	8.7%
58	Loan	44	GSMC	GSMC	Extra Space Advanced Storage Littleton	507,039	9/30/2014	12	Trailing 12	807,302	268,682	538,620	8.5%
59	Loan		CGMRC	The Bancorp Bank	178 Middle Street	520,077	6/30/2014	12	Trailing 12	883,848	337,704	546,144	9.1%
60	Loan	12, 45	GSMC	GSMC	Redlands Village	N/A	N/A	N/A	Not Available	742,148	220,053	522,095	8.7%
61	Loan		CGMRC	The Bancorp Bank	Shops At South Howard	533,534	6/30/2014	12	Trailing 12	750,322	241,467	508,855	8.6%
62	Loan		CGMRC	CGMRC	GK Retail Portfolio	622,435	10/31/2014	10	Annualized	878,966	295,828	583,138	10.0%
62.01	Property				Meridian Plaza	153,610	10/31/2014	10	Annualized	250,612	96,392	154,220
62.02	Property				Lansing Plaza	191,433	10/31/2014	10	Annualized	230,828	64,171	166,657
62.03	Property				Canton Center Plaza I	181,709	10/31/2014	10	Annualized	245,910	81,911	163,999
62.04	Property				Canton Center Plaza II	95,683	10/31/2014	10	Annualized	151,616	53,353	98,263
63	Loan	12, 46	CGMRC	CGMRC	Amsdell - FL & TN Portfolio	511,191	Various	12	Trailing 12	974,573	458,046	516,526	9.1%
63.01	Property				Amelia Island	283,851	9/30/2014	12	Trailing 12	533,895	250,280	283,615
63.02	Property				Bartlett	227,340	10/31/2014	12	Trailing 12	440,678	207,766	232,912
64	Loan		CGMRC	CGMRC	Tellus Forney	461,607	8/31/2014	12	Trailing 12	719,533	213,486	506,047	9.2%

CGCMT 2015-GC27 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Most Recent NOI (if past 2013) ($)	Most Recent NOI Date (if past 2013)	Most Recent # of months	Most Recent Description	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Debt Yield on Underwritten Net Operating Income (%)
65	Loan	47	RAIT Funding, LLC	RAIT Funding, LLC	Congress and Erin Way Apartments	537,842	9/30/2014	12	Trailing 12	983,098	472,462	510,636	9.5%
65.01	Property				Congress Apartments	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
65.02	Property				Erin Way Apartments	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
66	Loan	48	CGMRC	CGMRC	Vigouroux Marketplace	466,452	11/30/2014	11	Annualized	708,513	157,597	550,917	10.2%
67	Loan		RMF	RMF	Emerick Manor	443,743	11/30/2014	12	Trailing 12	1,086,423	604,572	481,851	9.2%
68	Loan	49	CGMRC	CGMRC	Belmont Village	526,905	9/30/2014	12	Trailing 12	670,806	165,852	504,955	9.9%
69	Loan		CGMRC	The Bancorp Bank	Rite Aid - Oregon	474,111	9/30/2014	12	Trailing 12	587,420	144,226	443,194	8.9%
70	Loan	50	CGMRC	The Bancorp Bank	Harmony Meadow	429,307	5/31/2014	12	Trailing 12	1,135,313	692,198	443,115	13.2%
71	Loan	50	CGMRC	The Bancorp Bank	Harmony Grove	187,106	5/31/2014	12	Trailing 12	453,075	264,664	188,411	13.2%
72	Loan		CGMRC	The Bancorp Bank	Moore Self Storage	440,453	7/31/2014	12	Trailing 12	704,076	249,664	454,412	10.1%
73	Loan		RMF	RMF	Falls of Maplewood	435,560	9/30/2014	12	Trailing 12	935,592	526,911	408,681	9.3%
74	Loan		RMF	RMF	Locker Room Storage	432,304	10/31/2014	12	Trailing 12	612,510	218,436	394,074	9.0%
75	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Chesterville Gardens	468,706	10/31/2014	12	Trailing 12	793,713	401,152	392,561	9.1%
76	Loan		CGMRC	CGMRC	269 King Street	212,454	11/30/2014	11	Trailing 12	448,868	93,385	355,483	8.4%
77	Loan		GSMC	GSMC	Fox Farm Storage	431,008	8/31/2014	12	Trailing 12	693,590	254,627	438,963	10.4%
78	Loan		CGMRC	CGMRC	CSS Concord	420,030	9/30/2014	12	Trailing 12	625,004	245,946	379,058	9.4%
79	Loan		CGMRC	CGMRC	Aqua Marine II	311,013	8/31/2014	3	Annualized	526,949	181,528	345,421	8.6%
80	Loan		GSMC	GSMC	Peachtree City Marketplace	462,338	7/31/2014	12	Trailing 12	597,219	208,850	388,369	9.6%
81	Loan		CGMRC	The Bancorp Bank	Walgreens- Ormond Beach	N/A	N/A	N/A	Not Available	313,310	9,399	303,911	7.6%
82	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Value Place - Sacramento	669,894	9/30/2014	12	Trailing 12	1,393,209	753,350	639,859	16.0%
83	Loan		CGMRC	The Bancorp Bank	Southgate Shopping Center	320,609	7/30/2014	12	Trailing 12	514,603	137,862	376,741	9.4%
84	Loan		RCMC	RCMC	Deerfield Crossing	416,088	9/30/2014	12	Trailing 12	797,704	380,186	417,518	10.8%
85	Loan		GSMC	GSMC	Walgreens Glen Allen	N/A	N/A	N/A	Not Available	359,845	7,197	352,648	9.3%
86	Loan		CGMRC	CGMRC	7300 Centre	367,164	6/30/2014	12	Trailing 12	690,017	312,592	377,425	10.0%
87	Loan		CGMRC	The Bancorp Bank	Walgreens- Portsmouth	367,176	3/31/2014	12	Trailing 12	356,161	10,685	345,476	9.1%
88	Loan		GSMC	GSMC	Walgreens Kernersville	N/A	N/A	N/A	Not Available	350,559	7,011	343,547	9.3%
89	Loan	12	RMF	RMF	Best Western Brighton	747,347	9/30/2014	12	Trailing 12	1,651,000	1,041,414	609,587	17.5%
90	Loan		GSMC	GSMC	Walgreens Winston-Salem	N/A	N/A	N/A	Not Available	309,384	6,188	303,196	9.3%
91	Loan	51	RCMC	RCMC	Walgreens - Raleigh, NC	262,705	11/30/2014	12	Trailing 12	270,830	8,125	262,705	8.4%
92	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Foxwood/Westwood Apartments	279,458	10/31/2014	12	Trailing 12	800,754	468,927	331,826	11.1%
92.01	Property				Foxwood Apartments	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
92.02	Property				Westwood Apartments	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
93	Loan	52	RCMC	RCMC	Walgreens - Franklinton, NC	201,629	11/30/2014	12	Trailing 12	249,348	7,483	241,865	8.5%
94	Loan	12	CGMRC	The Bancorp Bank	1023 West Morehead Street	301,491	6/31/2014	12	Trailing 12	466,788	197,718	269,070	9.8%
95	Loan	53	RCMC	RCMC	Walgreens - Carthage, NC	225,914	11/30/2014	12	Trailing 12	232,901	6,987	225,914	8.4%
96	Loan		CGMRC	FCRE REL, LLC	Rite Aid_Warwick	N/A	N/A	N/A	Not Available	208,162	15,304	192,858	8.7%
97	Loan		CGMRC	FCRE REL, LLC	44-11 Eleventh Street	N/A	N/A	N/A	Not Available	357,460	89,090	268,371	13.4%
98	Loan		CGMRC	FCRE REL, LLC	Trade Court Shoppes	N/A	N/A	N/A	Not Available	329,168	78,241	250,927	13.2%
99	Loan		CGMRC	FCRE REL, LLC	DaVita Baton Rouge Mid-City	N/A	N/A	N/A	Not Available	172,437	15,498	156,939	8.7%
100	Loan		CGMRC	FCRE REL, LLC	One Broad Street	N/A	N/A	N/A	Not Available	493,035	248,498	244,537	17.5%

CGCMT 2015-GC27 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NCF DSCR (x) (4)	Debt Yield on Underwritten Net Cash Flow (%)	Appraised Value ($)	Appraisal Date	As Stabilized Appraised Value ($)
1	Loan	8, 9, 10	GSMC	GSMC	Kemper Lakes Business Center	242,302	1,012,435	9,009,180	1.54	9.1%	132,500,000	10/15/2014	NAP
2	Loan	11	CGMRC	CGMRC	393-401 Fifth Avenue	43,632	225,079	7,111,711	1.68	7.5%	165,000,000	11/1/2014	NAP
3	Loan	12, 13, 14, 15	GSMC	GSMC	Northeastern Hotel Portfolio	1,033,106	0	6,169,181	1.74	10.7%	90,250,000	Various	100,000,000
3.01	Property				Hilton Garden Inn Norwalk	304,517	0	2,007,204			28,650,000	9/23/2014	31,800,000
3.02	Property				SpringHill Suites Tarrytown	245,987	0	1,808,096			23,900,000	9/18/2014	26,500,000
3.03	Property				Sheraton Hotel Tarrytown	302,809	0	1,472,787			22,700,000	9/18/2014	25,000,000
3.04	Property				Hilton Garden Inn Shelton	179,792	0	881,095			15,000,000	9/18/2014	16,700,000
4	Loan	16, 17	CGMRC	CGMRC	Twin Cities Premium Outlets	61,381	421,872	12,170,767	2.42	10.6%	216,000,000	9/4/2014	NAP
5	Loan		GSMC	GSCRE	Highland Square	84,938	0	2,894,647	1.26	7.6%	51,000,000	10/13/2014	NAP
6	Loan		GSMC	GSMC	Whitman Square	23,941	75,560	2,416,974	1.28	7.5%	43,100,000	10/11/2014	NAP
7	Loan	18	GSMC	GSMC	Union Square Shopping Center	68,600	165,095	2,589,125	1.37	8.1%	45,000,000	10/14/2014	NAP
8	Loan	12, 19	CGMRC	CGMRC	Centralia Outlets	26,152	182,324	2,907,934	1.57	9.4%	47,000,000	7/28/2014	48,500,000
9	Loan		CGMRC	CGMRC	40 Gansevoort Street	11,021	61,699	1,966,087	1.58	6.8%	55,000,000	10/1/2014	NAP
10	Loan	20	RCMC	RCMC	Utica Park Place Shopping Center	71,587	290,923	2,377,194	1.30	8.2%	39,380,000	8/15/2014	NAP
11	Loan	12	GSMC	GSMC	Natomas Town Center	34,983	86,091	2,299,270	1.57	9.3%	33,200,000	10/16/2014	33,850,000
12	Loan	21	RMF	RMF	Highland Woods	82,625	0	2,294,321	1.48	9.4%	34,500,000	9/23/2014	NAP
13	Loan	12, 22, 23	RCMC	RCMC	DoubleTree Little Rock	475,806	0	2,589,168	1.86	11.8%	29,500,000	11/1/2014	39,000,000
14	Loan	12	RMF	RMF	The Hampton	38,500	0	1,416,739	1.21	7.3%	25,100,000	9/26/2014	27,300,000
15	Loan		CGMRC	CGMRC	NY & NJ Mixed Use Portfolio	22,664	109,714	1,931,326	2.61	11.2%	31,900,000	Various	NAP
15.01	Property				162-24 Jamaica Avenue	9,279	62,088	810,615			15,900,000	9/19/2014	NAP
15.02	Property				300 US Highway 202	4,441	22,372	476,761			6,500,000	9/18/2014	NAP
15.03	Property				2600 Flatbush Avenue	4,460	12,114	341,395			5,400,000	9/26/2014	NAP
15.04	Property				2706 Route 22	4,484	13,140	302,556			4,100,000	9/18/2014	NAP
16	Loan		GSMC	GSCRE	808 West Apartments	33,425	0	1,370,443	1.39	8.3%	22,525,000	8/29/2014	NAP
17	Loan	24, 25	RMF	RMF	Kings Mountain Industrial	103,629	75,890	1,495,945	1.99	9.2%	27,100,000	10/6/2014	NAP
18	Loan	12, 26	RCMC	RCMC	Reunion Park	24,661	98,645	1,284,144	1.41	8.4%	21,800,000	10/24/2014	23,500,000
19	Loan	12, 27	CGMRC	CGMRC	Northville Woods	80,556	0	1,274,352	1.40	8.5%	20,000,000	9/17/2014	25,450,000
20	Loan		CGMRC	CGMRC	New Carrollton Woods	39,750	0	1,343,781	1.44	9.0%	25,000,000	9/4/2014	NAP
21	Loan	28	RAIT Funding, LLC	RAIT Funding, LLC	Broadway Marketplace - Parcel 5	21,692	92,825	1,223,032	1.34	8.4%	19,500,000	8/20/2014	NAP
22	Loan		GSMC	GSMC	Eastlake Village Center South	18,875	39,010	1,623,135	2.71	11.6%	29,500,000	9/18/2014	NAP
23	Loan		GSMC	GSMC	Poway Plaza	14,102	57,938	1,554,569	2.89	12.0%	29,700,000	10/10/2014	NAP
24	Loan		RMF	RMF	The Alora	118,596	0	1,348,144	1.60	10.5%	19,700,000	10/1/2014	NAP
25	Loan	29, 30	RCMC	RCMC	Westview Business Park (C, D & E)	25,618	101,520	1,011,325	1.55	9.2%	14,900,000	11/3/2014	NAP
26	Loan	12	CGMRC	The Bancorp Bank	Vegas Industrial Portfolio	51,671	43,059	870,096	1.35	8.1%	14,700,000	6/19/2014	14,900,000
26.01	Property				Hacienda Crossing	N/A	N/A	N/A			6,000,000	6/19/2014	6,200,000
26.02	Property				Pace Commerce Center	N/A	N/A	N/A			5,000,000	6/19/2014	NAP
26.03	Property				Decatur Bell Commerce Center	N/A	N/A	N/A			3,700,000	6/19/2014	NAP
27	Loan		RMF	RMF	Oaks of Westlake	75,308	0	886,161	1.43	8.5%	13,850,000	11/17/2014	NAP
28	Loan		CGMRC	CGMRC	Northfield Commons Retail Center	26,346	36,832	887,479	1.42	8.6%	13,800,000	9/23/2014	NAP
29	Loan		CGMRC	CGMRC	Avalon Square Apartments	74,140	0	1,018,326	1.52	9.9%	13,800,000	9/18/2014	NAP
30	Loan	31	CGMRC	The Bancorp Bank	Four Points Sheraton	161,456	0	1,052,734	1.67	10.2%	15,250,000	9/11/2014	NAP
31	Loan		RCMC	RCMC	Centennial Tech Center	61,500	55,203	961,951	1.56	9.4%	15,600,000	10/30/2014	NAP
32	Loan		RCMC	RCMC	Ming Plaza	17,943	59,810	1,238,564	3.05	12.4%	21,000,000	10/14/2014	NAP

CGCMT 2015-GC27 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NCF DSCR (x) (4)	Debt Yield on Underwritten Net Cash Flow (%)	Appraised Value ($)	Appraisal Date	As Stabilized Appraised Value ($)
33	Loan	32, 33	CGMRC	The Bancorp Bank	Fairway Business Center	19,343	87,923	815,133	1.38	8.2%	14,710,000	8/1/2014	NAP
34	Loan		RMF	RMF	Shoppes at Brookfield Commons	8,491	19,090	889,983	1.31	9.4%	13,500,000	10/15/2014	NAP
35	Loan		GSMC	GSMC	Walmart Super Center Georgia	15,200	0	727,537	1.74	7.8%	14,350,000	10/6/2014	NAP
36	Loan		GSMC	GSMC	Village Shopping Center	61,788	106,004	944,977	1.73	10.3%	13,400,000	9/26/2014	NAP
37	Loan	12, 34	GSMC	GSMC	Courtyard North Stone Oak at Legacy	143,138	0	1,025,737	1.91	11.4%	14,700,000	10/17/2014	17,000,000
38	Loan		GSMC	GSMC	Shops at Tallgrass & Tallgrass Centre	20,749	57,260	969,878	1.83	10.9%	12,000,000	9/4/2014	NAP
39	Loan		GSMC	GSMC	Sahuarita Plaza	54,847	76,740	873,754	1.71	10.0%	13,300,000	10/10/2014	NAP
40	Loan		RMF	RMF	Midtown Center	4,830	36,226	678,852	1.63	7.8%	13,300,000	9/11/2014	NAP
41	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Willow Lake Apartments	28,800	0	667,547	1.31	7.8%	11,100,000	10/21/2014	NAP
42	Loan	35	CGMRC	The Bancorp Bank	2201 Junipero Serra Boulevard	10,500	53,694	730,665	1.42	8.6%	13,100,000	9/19/2014	NAP
43	Loan		RCMC	RCMC	Union Town Center	8,808	44,042	745,651	1.49	8.8%	11,300,000	10/28/2014	NAP
44	Loan		CGMRC	CGMRC	Southport Plaza Shopping Center	17,863	45,320	799,280	1.60	9.5%	11,500,000	11/4/2014	NAP
45	Loan		RMF	RMF	Zane Plaza Shopping Center	42,836	114,740	918,022	1.67	11.1%	13,800,000	8/22/2014	NAP
46	Loan	36	RMF	RMF	470 Olde Worthington Road	17,843	44,606	802,726	1.59	9.8%	11,300,000	10/16/2014	NAP
47	Loan	12	CGMRC	The Bancorp Bank	Shops at Andros Isle	11,119	36,071	615,465	1.24	7.5%	11,100,000	6/14/2014	11,500,000
48	Loan	37, 38	RMF	RMF	Pantops Self Storage	11,653	5,000	764,438	1.52	9.4%	10,900,000	10/15/2014	NAP
49	Loan	39	CGMRC	CGMRC	Stop & Shop - Orangeburg Commons	7,773	7,364	767,276	1.54	9.5%	13,600,000	9/5/2014	NAP
50	Loan	12, 40	RMF	RMF	Boca Hamptons Plaza Portfolio	26,390	181,656	2,264,538	1.40	8.7%	38,100,000	Various	38,650,000
50.01	Property				Boca Hamptons Plaza	13,982	123,217	1,680,190			26,700,000	10/28/2014	27,250,000
50.02	Property				Queens Industrial	6,000	38,837	327,738			6,400,000	10/17/2014	NAP
50.03	Property				One Industrial Plaza	6,407	19,602	256,609			5,000,000	10/17/2014	NAP
51	Loan	12	CGMRC	The Bancorp Bank	Bayshore Office Center	17,170	79,833	631,593	1.31	8.0%	10,900,000	10/1/2014	11,500,000
52	Loan		CGMRC	The Bancorp Bank	2100 Queens Road West	4,750	0	624,357	1.34	8.0%	10,500,000	8/19/2014	NAP
53	Loan		RMF	RMF	Kohl’s Westerville	0	19,876	694,585	1.50	9.0%	11,150,000	10/29/2014	NAP
54	Loan		CGMRC	CGMRC	Las Misiones Apartments	29,500	0	567,483	1.33	8.2%	9,250,000	8/18/2014	NAP
55	Loan	41	GSMC	GSCRE	One Pine and Nueva Villa Apartments	78,078	0	639,989	1.39	9.3%	10,210,000	10/27/2014	NAP
56	Loan	42, 43	CGMRC	The Bancorp Bank	Union Terrace	39,548	84,145	636,453	1.59	9.6%	10,300,000	6/24/2014	NAP
57	Loan		CGMRC	The Bancorp Bank	Talus Point	37,500	0	514,127	1.28	8.1%	8,800,000	5/19/2014	NAP
58	Loan	44	GSMC	GSMC	Extra Space Advanced Storage Littleton	8,299	0	530,321	1.39	8.4%	8,540,000	9/17/2014	NAP
59	Loan		CGMRC	The Bancorp Bank	178 Middle Street	8,874	59,163	478,107	1.28	8.0%	8,000,000	7/15/2014	NAP
60	Loan	12, 45	GSMC	GSMC	Redlands Village	2,537	14,704	504,855	1.41	8.4%	8,000,000	11/4/2014	8,100,000
61	Loan		CGMRC	The Bancorp Bank	Shops At South Howard	3,209	23,095	482,551	1.33	8.2%	8,100,000	7/24/2014	NAP
62	Loan		CGMRC	CGMRC	GK Retail Portfolio	7,673	38,940	536,525	1.47	9.2%	7,775,000	7/17/2014	NAP
62.01	Property				Meridian Plaza	2,768	13,124	138,328			2,350,000	7/17/2014	NAP
62.02	Property				Lansing Plaza	1,574	8,284	156,799			2,100,000	7/17/2014	NAP
62.03	Property				Canton Center Plaza I	1,965	10,340	151,694			2,000,000	7/17/2014	NAP
62.04	Property				Canton Center Plaza II	1,366	7,192	89,704			1,325,000	7/17/2014	NAP
63	Loan	12, 46	CGMRC	CGMRC	Amsdell - FL & TN Portfolio	20,042	0	496,485	1.41	8.7%	8,320,000	Various	8,720,000
63.01	Property				Amelia Island	10,250	0	273,365			5,100,000	10/21/2014	5,500,000
63.02	Property				Bartlett	9,792	0	223,120			3,220,000	11/20/2014	NAP
64	Loan		CGMRC	CGMRC	Tellus Forney	9,360	0	496,687	1.47	9.1%	8,310,000	10/6/2014	NAP

CGCMT 2015-GC27 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NCF DSCR (x) (4)	Debt Yield on Underwritten Net Cash Flow (%)	Appraised Value ($)	Appraisal Date	As Stabilized Appraised Value ($)
65	Loan	47	RAIT Funding, LLC	RAIT Funding, LLC	Congress and Erin Way Apartments	29,223	0	481,413	1.47	8.9%	7,450,000	11/10/2014	NAP
65.01	Property				Congress Apartments	N/A	N/A	N/A			5,400,000	11/10/2014	NAP
65.02	Property				Erin Way Apartments	N/A	N/A	N/A			2,050,000	11/10/2014	NAP
66	Loan	48	CGMRC	CGMRC	Vigouroux Marketplace	6,613	32,456	511,848	1.60	9.5%	7,525,000	10/31/2014	NAP
67	Loan		RMF	RMF	Emerick Manor	33,250	0	448,601	1.36	8.6%	6,840,000	9/23/2014	NAP
68	Loan	49	CGMRC	CGMRC	Belmont Village	9,206	33,229	462,520	1.46	9.1%	6,800,000	10/5/2014	NAP
69	Loan		CGMRC	The Bancorp Bank	Rite Aid - Oregon	2,185	14,564	426,445	1.38	8.5%	6,700,000	9/29/2014	NAP
70	Loan	50	CGMRC	The Bancorp Bank	Harmony Meadow	46,102	0	397,013	1.69	11.8%	6,000,000	7/25/2014	NAP
71	Loan	50	CGMRC	The Bancorp Bank	Harmony Grove	19,532	0	168,879	1.69	11.8%	2,050,000	7/25/2014	NAP
72	Loan		CGMRC	The Bancorp Bank	Moore Self Storage	11,281	0	443,131	1.60	9.9%	6,300,000	9/11/2014	NAP
73	Loan		RMF	RMF	Falls of Maplewood	29,592	0	379,089	1.40	8.6%	6,120,000	10/1/2014	NAP
74	Loan		RMF	RMF	Locker Room Storage	8,093	0	385,981	1.40	8.8%	6,000,000	11/6/2014	NAP
75	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Chesterville Gardens	29,251	0	363,311	1.40	8.5%	5,750,000	11/6/2014	NAP
76	Loan		CGMRC	CGMRC	269 King Street	1,130	7,567	346,787	1.34	8.2%	5,700,000	10/13/2014	NAP
77	Loan		GSMC	GSMC	Fox Farm Storage	10,425	0	428,538	1.71	10.1%	7,010,000	11/11/2014	NAP
78	Loan		CGMRC	CGMRC	CSS Concord	6,319	0	372,739	1.50	9.2%	6,000,000	11/12/2014	NAP
79	Loan		CGMRC	CGMRC	Aqua Marine II	10,000	0	335,421	1.35	8.3%	5,225,000	9/29/2014	NAP
80	Loan		GSMC	GSMC	Peachtree City Marketplace	12,396	28,970	347,002	1.42	8.6%	5,500,000	9/10/2014	NAP
81	Loan		CGMRC	The Bancorp Bank	Walgreens- Ormond Beach	2,223	0	301,688	1.25	7.5%	5,620,000	8/8/2014	NAP
82	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Value Place - Sacramento	55,728	0	584,131	2.20	14.6%	7,200,000	10/2/2014	NAP
83	Loan		CGMRC	The Bancorp Bank	Southgate Shopping Center	9,852	20,526	346,363	1.39	8.7%	6,000,000	6/17/2014	NAP
84	Loan		RCMC	RCMC	Deerfield Crossing	24,672	0	392,846	1.68	10.2%	5,250,000	10/31/2014	NAP
85	Loan		GSMC	GSMC	Walgreens Glen Allen	1,362	0	351,286	2.06	9.3%	5,825,000	9/17/2014	NAP
86	Loan		CGMRC	CGMRC	7300 Centre	15,626	27,780	334,019	1.44	8.8%	5,200,000	7/31/2014	NAP
87	Loan		CGMRC	The Bancorp Bank	Walgreens- Portsmouth	2,318	0	343,158	1.46	9.1%	6,100,000	7/17/2014	NAP
88	Loan		GSMC	GSMC	Walgreens Kernersville	1,482	0	342,065	2.05	9.2%	5,700,000	9/17/2014	NAP
89	Loan	12	RMF	RMF	Best Western Brighton	66,040	0	543,547	1.90	15.6%	5,800,000	10/27/2014	6,100,000
90	Loan		GSMC	GSMC	Walgreens Winston-Salem	1,355	0	301,841	2.07	9.3%	5,000,000	9/17/2014	NAP
91	Loan	51	RCMC	RCMC	Walgreens - Raleigh, NC	1,492	0	261,213	1.40	8.3%	4,300,000	11/4/2014	NAP
92	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Foxwood/Westwood Apartments	35,170	0	296,656	1.57	9.9%	4,400,000	11/7/2014	NAP
92.01	Property				Foxwood Apartments	N/A	N/A	N/A			2,450,000	11/7/2014	NAP
92.02	Property				Westwood Apartments	N/A	N/A	N/A			1,950,000	11/7/2014	NAP
93	Loan	52	RCMC	RCMC	Walgreens - Franklinton, NC	1,651	0	240,214	1.42	8.4%	3,840,000	11/4/2014	NAP
94	Loan	12	CGMRC	The Bancorp Bank	1023 West Morehead Street	7,871	27,142	234,057	1.34	8.5%	3,700,000	6/23/2014	3,900,000
95	Loan	53	RCMC	RCMC	Walgreens - Carthage, NC	1,476	0	224,438	1.41	8.3%	3,700,000	11/4/2014	NAP
96	Loan		CGMRC	FCRE REL, LLC	Rite Aid_Warwick	1,699	0	191,159	1.42	8.6%	3,200,000	11/1/2014	NAP
97	Loan		CGMRC	FCRE REL, LLC	44-11 Eleventh Street	8,500	0	259,871	2.00	13.0%	3,400,000	11/4/2014	NAP
98	Loan		CGMRC	FCRE REL, LLC	Trade Court Shoppes	4,372	26,053	220,503	1.95	11.6%	2,650,000	10/22/2014	NAP
99	Loan		CGMRC	FCRE REL, LLC	DaVita Baton Rouge Mid-City	1,227	0	155,712	1.40	8.7%	2,400,000	12/30/2014	NAP
100	Loan		CGMRC	FCRE REL, LLC	One Broad Street	25,946	50,000	168,591	1.81	12.1%	3,400,000	11/21/2014	NAP

CGCMT 2015-GC27 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	As Stabilized Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)	RevPAR ($)	Largest Tenant	Largest Tenant Sq Ft
1	Loan	8, 9, 10	GSMC	GSMC	Kemper Lakes Business Center	NAP	74.7%	68.1%	90.7%	11/1/2014	NAP	NAP	ACCO Brands Corp.	189,371
2	Loan	11	CGMRC	CGMRC	393-401 Fifth Avenue	NAP	57.6%	57.6%	79.8%	10/23/2014	NAP	NAP	AEO Management Co.	115,051
3	Loan	12, 13, 14, 15	GSMC	GSMC	Northeastern Hotel Portfolio	10/1/2017	63.6%	46.7%	75.6%		137.54	104.02
3.01	Property				Hilton Garden Inn Norwalk	10/1/2017			76.6%	9/30/2014	144.42	110.63	NAP
3.02	Property				SpringHill Suites Tarrytown	10/1/2017			80.9%	9/30/2014	139.07	112.55	NAP
3.03	Property				Sheraton Hotel Tarrytown	10/1/2017			76.8%	9/30/2014	150.55	115.61	NAP
3.04	Property				Hilton Garden Inn Shelton	10/1/2017			67.8%	9/30/2014	110.81	75.16	NAP
4	Loan	16, 17	CGMRC	CGMRC	Twin Cities Premium Outlets	NAP	53.2%	53.2%	96.8%	9/1/2014	NAP	NAP	Off Fifth Saks	28,000
5	Loan		GSMC	GSCRE	Highland Square	NAP	74.9%	68.5%	94.8%	10/28/2014	NAP	NAP	NAP
6	Loan		GSMC	GSMC	Whitman Square	NAP	74.6%	59.8%	100.0%	12/1/2014	NAP	NAP	HH Gregg	35,127
7	Loan	18	GSMC	GSMC	Union Square Shopping Center	NAP	70.9%	57.0%	94.3%	9/30/2014	NAP	NAP	Gabriel Brothers	78,823
8	Loan	12, 19	CGMRC	CGMRC	Centralia Outlets	8/1/2015	66.0%	55.8%	87.4%	9/10/2014	NAP	NAP	VF Outlet	26,596
9	Loan		CGMRC	CGMRC	40 Gansevoort Street	NAP	52.7%	52.7%	100.0%	9/8/2014	NAP	NAP	Theory LLC	47,800
10	Loan	20	RCMC	RCMC	Utica Park Place Shopping Center	NAP	73.6%	61.8%	90.9%	10/1/2014	NAP	NAP	Sam’s Club	164,016
11	Loan	12	GSMC	GSMC	Natomas Town Center	4/1/2015	74.7%	58.8%	87.2%	10/1/2014	NAP	NAP	Safeway Inc	55,650
12	Loan	21	RMF	RMF	Highland Woods	NAP	71.0%	62.6%	92.0%	9/30/2014	NAP	NAP	NAP
13	Loan	12, 22, 23	RCMC	RCMC	DoubleTree Little Rock	11/1/2017	74.5%	51.9%	70.0%	10/31/2014	119.97	83.95	NAP
14	Loan	12	RMF	RMF	The Hampton	10/1/2015	76.9%	64.7%	98.4%	9/19/2014	NAP	NAP	NAP
15	Loan		CGMRC	CGMRC	NY & NJ Mixed Use Portfolio	NAP	54.1%	54.1%	100.0%		NAP	NAP
15.01	Property				162-24 Jamaica Avenue	NAP			100.0%	10/5/2014	NAP	NAP	NYC - Dept of Probation	25,879
15.02	Property				300 US Highway 202	NAP			100.0%	10/5/2014	NAP	NAP	Guitar Center	13,364
15.03	Property				2600 Flatbush Avenue	NAP			100.0%	10/5/2014	NAP	NAP	Sam Ash Music	11,149
15.04	Property				2706 Route 22	NAP			100.0%	10/5/2014	NAP	NAP	Party City	11,800
16	Loan		GSMC	GSCRE	808 West Apartments	NAP	73.3%	63.9%	99.7%	12/11/2014	NAP	NAP	NAP
17	Loan	24, 25	RMF	RMF	Kings Mountain Industrial	NAP	59.8%	59.5%	100.0%	10/1/2014	NAP	NAP	Hanesbrands, Inc.	575,718
18	Loan	12, 26	RCMC	RCMC	Reunion Park	11/1/2015	70.0%	58.0%	87.7%	10/1/2014	NAP	NAP	Signature Science	48,991
19	Loan	12, 27	CGMRC	CGMRC	Northville Woods	8/1/2016	75.1%	54.0%	92.3%	9/22/2014	NAP	NAP	NAP
20	Loan		CGMRC	CGMRC	New Carrollton Woods	NAP	60.0%	57.2%	96.9%	8/31/2014	NAP	NAP	NAP
21	Loan	28	RAIT Funding, LLC	RAIT Funding, LLC	Broadway Marketplace - Parcel 5	NAP	74.6%	61.0%	100.0%	10/10/2014	NAP	NAP	Sam’s Club	114,057
22	Loan		GSMC	GSMC	Eastlake Village Center South	NAP	47.5%	47.5%	89.6%	8/31/2014	NAP	NAP	Eastlake Veterinary Clinic	4,286
23	Loan		GSMC	GSMC	Poway Plaza	NAP	43.8%	43.8%	93.4%	9/1/2014	NAP	NAP	Michaels	23,845
24	Loan		RMF	RMF	The Alora	NAP	65.0%	49.6%	94.3%	10/16/2014	NAP	NAP	NAP
25	Loan	29, 30	RCMC	RCMC	Westview Business Park (C, D & E)	NAP	73.6%	59.3%	93.7%	11/19/2014	NAP	NAP	Kemp Biotech	19,000
26	Loan	12	CGMRC	The Bancorp Bank	Vegas Industrial Portfolio	Various	73.2%	63.0%	85.0%	6/23/2014	NAP	NAP
26.01	Property				Hacienda Crossing	12/19/2014			70.3%	6/23/2014	NAP	NAP	Dennis Uniforms MFG	6,851
26.02	Property				Pace Commerce Center	NAP			93.8%	6/23/2014	NAP	NAP	Saad Ahmed	11,310
26.03	Property				Decatur Bell Commerce Center	NAP			100.0%	6/23/2014	NAP	NAP	Protection One Alarm	6,385
27	Loan		RMF	RMF	Oaks of Westlake	NAP	74.9%	68.4%	96.6%	10/31/2014	NAP	NAP	NAP
28	Loan		CGMRC	CGMRC	Northfield Commons Retail Center	NAP	74.6%	65.3%	100.0%	9/30/2014	NAP	NAP	Kroger	45,735
29	Loan		CGMRC	CGMRC	Avalon Square Apartments	NAP	74.6%	65.8%	95.9%	9/11/2014	NAP	NAP	NAP
30	Loan	31	CGMRC	The Bancorp Bank	Four Points Sheraton	NAP	67.4%	54.7%	67.6%	8/31/2014	103.53	69.94	NAP
31	Loan		RCMC	RCMC	Centennial Tech Center	NAP	65.7%	54.5%	97.3%	11/20/2014	NAP	NAP	Comcast	73,063
32	Loan		RCMC	RCMC	Ming Plaza	NAP	47.6%	47.6%	96.2%	11/25/2014	NAP	NAP	Ross Dress for Less	27,369

CGCMT 2015-GC27 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	As Stabilized Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)	RevPAR ($)	Largest Tenant	Largest Tenant Sq Ft
33	Loan	32, 33	CGMRC	The Bancorp Bank	Fairway Business Center	NAP	68.0%	59.2%	91.4%	8/6/2014	NAP	NAP	CA Mentor FHA	22,321
34	Loan		RMF	RMF	Shoppes at Brookfield Commons	NAP	70.2%	59.6%	85.4%	10/1/2014	NAP	NAP	Scizzors dba Carenza Salon	5,901
35	Loan		GSMC	GSMC	Walmart Super Center Georgia	NAP	65.0%	65.0%	100.0%	9/1/2014	NAP	NAP	Walmart Super Center	152,000
36	Loan		GSMC	GSMC	Village Shopping Center	NAP	68.8%	55.4%	83.9%	10/6/2014	NAP	NAP	Aarons, Inc.	30,000
37	Loan	12, 34	GSMC	GSMC	Courtyard North Stone Oak at Legacy	11/1/2017	61.1%	42.5%	76.6%	10/31/2014	111.48	85.43	NAP
38	Loan		GSMC	GSMC	Shops at Tallgrass & Tallgrass Centre	NAP	74.2%	63.0%	90.1%	9/24/2014	NAP	NAP	Title Boxing	5,527
39	Loan		GSMC	GSMC	Sahuarita Plaza	NAP	65.6%	57.0%	94.2%	9/1/2014	NAP	NAP	Ross Dress For Less	29,899
40	Loan		RMF	RMF	Midtown Center	NAP	65.4%	65.4%	100.0%	11/14/2014	NAP	NAP	Saccaro	10,860
41	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Willow Lake Apartments	NAP	77.0%	74.5%	95.1%	11/19/2014	NAP	NAP	NAP
42	Loan	35	CGMRC	The Bancorp Bank	2201 Junipero Serra Boulevard	NAP	65.0%	59.5%	100.0%	9/1/2014	NAP	NAP	Total Renal Care, Inc.	13,527
43	Loan		RCMC	RCMC	Union Town Center	NAP	74.7%	68.1%	96.8%	12/22/2014	NAP	NAP	El Paso County Clerk & Rec	7,233
44	Loan		CGMRC	CGMRC	Southport Plaza Shopping Center	NAP	73.0%	62.0%	100.0%	10/1/2014	NAP	NAP	Kittle’s Rooms Express	33,032
45	Loan		RMF	RMF	Zane Plaza Shopping Center	NAP	59.7%	49.6%	100.0%	10/2/2014	NAP	NAP	The Elder-Beerman Stores Corp.	73,549
46	Loan	36	RMF	RMF	470 Olde Worthington Road	NAP	72.8%	59.2%	93.8%	9/1/2014	NAP	NAP	DRK Company	21,707
47	Loan	12	CGMRC	The Bancorp Bank	Shops at Andros Isle	6/14/2015	73.9%	65.2%	84.1%	8/1/2014	NAP	NAP	Publix	51,420
48	Loan	37, 38	RMF	RMF	Pantops Self Storage	NAP	74.7%	60.8%	97.1%	11/3/2014	NAP	NAP	NAP
49	Loan	39	CGMRC	CGMRC	Stop & Shop - Orangeburg Commons	NAP	59.4%	48.3%	100.0%	2/6/2015	NAP	NAP	Stop & Shop	51,823
50	Loan	12, 40	RMF	RMF	Boca Hamptons Plaza Portfolio	Various	68.2%	59.2%	91.9%		NAP	NAP
50.01	Property				Boca Hamptons Plaza	11/1/2015			86.4%	11/19/2014	NAP	NAP	Humana, Inc.	12,102
50.02	Property				Queens Industrial	NAP			100.0%	11/19/2014	NAP	NAP	Club Jouvay	10,000
50.03	Property				One Industrial Plaza	NAP			100.0%	11/19/2014	NAP	NAP	MKN Architectural Woodwork	8,500
51	Loan	12	CGMRC	The Bancorp Bank	Bayshore Office Center	10/1/2015	72.5%	55.7%	84.5%	10/15/2014	NAP	NAP	Smartronix, Inc.	6,212
52	Loan		CGMRC	The Bancorp Bank	2100 Queens Road West	NAP	74.7%	60.1%	94.7%	9/18/2014	NAP	NAP	NAP
53	Loan		RMF	RMF	Kohl’s Westerville	NAP	69.1%	63.1%	100.0%	11/6/2014	NAP	NAP	Kohl’s	99,380
54	Loan		CGMRC	CGMRC	Las Misiones Apartments	NAP	75.0%	65.8%	94.1%	9/1/2014	NAP	NAP	NAP
55	Loan	41	GSMC	GSCRE	One Pine and Nueva Villa Apartments	NAP	67.4%	49.6%	95.8%	10/6/2014 & 11/1/2014	NAP	NAP	NAP
56	Loan	42, 43	CGMRC	The Bancorp Bank	Union Terrace	NAP	64.1%	54.7%	87.6%	4/30/2014	NAP	NAP	GSA	21,015
57	Loan		CGMRC	The Bancorp Bank	Talus Point	NAP	72.2%	62.2%	97.6%	5/31/2014	NAP	NAP	NAP
58	Loan	44	GSMC	GSMC	Extra Space Advanced Storage Littleton	NAP	73.8%	62.9%	90.9%	10/8/2014	NAP	NAP	NAP
59	Loan		CGMRC	The Bancorp Bank	178 Middle Street	NAP	75.0%	65.9%	76.5%	7/24/2014	NAP	NAP	Urban Outfitters	9,720
60	Loan	12, 45	GSMC	GSMC	Redlands Village	5/1/2015	74.9%	59.6%	96.0%	12/1/2014	NAP	NAP	CVS (GL)	14,576
61	Loan		CGMRC	The Bancorp Bank	Shops At South Howard	NAP	72.8%	66.8%	100.0%	6/26/2014	NAP	NAP	Qui Ming Chen	4,290
62	Loan		CGMRC	CGMRC	GK Retail Portfolio	NAP	75.2%	66.2%	95.9%		NAP	NAP
62.01	Property				Meridian Plaza	NAP			87.9%	11/11/2014	NAP	NAP	Pet Supplies Plus	8,500
62.02	Property				Lansing Plaza	NAP			100.0%	11/11/2014	NAP	NAP	AT&T	3,500
62.03	Property				Canton Center Plaza I	NAP			100.0%	11/11/2014	NAP	NAP	Ashka Salon and Spa	4,400
62.04	Property				Canton Center Plaza II	NAP			100.0%	11/11/2014	NAP	NAP	Keller & Stein Florist	3,000
63	Loan	12, 46	CGMRC	CGMRC	Amsdell - FL & TN Portfolio	Various	68.4%	55.9%	73.0%		NAP	NAP
63.01	Property				Amelia Island	2/21/2018			65.1%	10/31/2014	NAP	NAP	NAP
63.02	Property				Bartlett	NAP			82.3%	11/30/2014	NAP	NAP	NAP
64	Loan		CGMRC	CGMRC	Tellus Forney	NAP	65.9%	53.7%	88.1%	8/31/2014	NAP	NAP	NAP

CGCMT 2015-GC27 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	As Stabilized Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)	RevPAR ($)	Largest Tenant	Largest Tenant Sq Ft
65	Loan	47	RAIT Funding, LLC	RAIT Funding, LLC	Congress and Erin Way Apartments	NAP	72.4%	58.6%	97.1%	10/31/2014	NAP	NAP
65.01	Property				Congress Apartments	NAP			95.9%	10/31/2014	NAP	NAP	NAP
65.02	Property				Erin Way Apartments	NAP			100.0%	10/31/2014	NAP	NAP	NAP
66	Loan	48	CGMRC	CGMRC	Vigouroux Marketplace	NAP	71.6%	62.4%	92.7%	12/1/2014	NAP	NAP	Winn Dixie	44,000
67	Loan		RMF	RMF	Emerick Manor	NAP	76.4%	67.4%	93.2%	10/7/2014	NAP	NAP	NAP
68	Loan	49	CGMRC	CGMRC	Belmont Village	NAP	74.7%	61.1%	100.0%	10/31/2014	NAP	NAP	Bi-Lo, LLC	44,048
69	Loan		CGMRC	The Bancorp Bank	Rite Aid - Oregon	NAP	74.5%	60.7%	100.0%	10/1/2014	NAP	NAP	Rite Aid	14,564
70	Loan	50	CGMRC	The Bancorp Bank	Harmony Meadow	NAP	59.5%	44.6%	97.8%	7/22/2014	NAP	NAP	NAP
71	Loan	50	CGMRC	The Bancorp Bank	Harmony Grove	NAP	59.5%	44.6%	100.0%	7/22/2014	NAP	NAP	NAP
72	Loan		CGMRC	The Bancorp Bank	Moore Self Storage	NAP	71.2%	57.9%	94.1%	9/9/2014	NAP	NAP	NAP
73	Loan		RMF	RMF	Falls of Maplewood	NAP	71.9%	63.1%	99.1%	9/30/2014	NAP	NAP	NAP
74	Loan		RMF	RMF	Locker Room Storage	NAP	73.3%	59.8%	97.4%	11/25/2014	NAP	NAP	NAP
75	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Chesterville Gardens	NAP	74.7%	60.3%	93.3%	11/30/2014	NAP	NAP	NAP
76	Loan		CGMRC	CGMRC	269 King Street	NAP	74.5%	60.3%	100.0%	2/6/2015	NAP	NAP	The Gap	7,531
77	Loan		GSMC	GSMC	Fox Farm Storage	NAP	60.3%	55.0%	88.8%	12/4/2014	NAP	NAP	NAP
78	Loan		CGMRC	CGMRC	CSS Concord	NAP	67.4%	54.8%	95.6%	11/20/2014	NAP	NAP	NAP
79	Loan		CGMRC	CGMRC	Aqua Marine II	NAP	77.2%	62.9%	97.5%	9/19/2014	NAP	NAP	NAP
80	Loan		GSMC	GSMC	Peachtree City Marketplace	NAP	73.4%	59.4%	100.0%	9/1/2014	NAP	NAP	Staples	23,860
81	Loan		CGMRC	The Bancorp Bank	Walgreens- Ormond Beach	NAP	71.2%	62.2%	100.0%	8/15/2014	NAP	NAP	Walgreens	14,820
82	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Value Place - Sacramento	NAP	55.5%	40.7%	86.8%	9/30/2014	34.45	29.76	NAP
83	Loan		CGMRC	The Bancorp Bank	Southgate Shopping Center	NAP	66.5%	55.7%	87.3%	4/15/2014	NAP	NAP	Yehowa Medical Services	2,200
84	Loan		RCMC	RCMC	Deerfield Crossing	NAP	73.3%	64.2%	99.0%	11/26/2014	NAP	NAP	NAP
85	Loan		GSMC	GSMC	Walgreens Glen Allen	NAP	65.0%	65.0%	100.0%	1/1/2015	NAP	NAP	Walgreens	13,624
86	Loan		CGMRC	CGMRC	7300 Centre	NAP	72.8%	59.1%	100.0%	7/29/2014	NAP	NAP	Morelias	12,000
87	Loan		CGMRC	The Bancorp Bank	Walgreens- Portsmouth	NAP	61.9%	50.6%	100.0%	7/17/2014	NAP	NAP	Walgreens	14,490
88	Loan		GSMC	GSMC	Walgreens Kernersville	NAP	65.0%	65.0%	100.0%	1/1/2015	NAP	NAP	Walgreens	14,820
89	Loan	12	RMF	RMF	Best Western Brighton	11/1/2017	60.2%	36.7%	93.7%	9/30/2014	96.99	77.61	NAP
90	Loan		GSMC	GSMC	Walgreens Winston-Salem	NAP	65.0%	65.0%	100.0%	1/1/2015	NAP	NAP	Walgreens	13,547
91	Loan	51	RCMC	RCMC	Walgreens - Raleigh, NC	NAP	73.2%	58.8%	100.0%	11/4/2014	NAP	NAP	Walgreens	9,949
92	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Foxwood/Westwood Apartments	NAP	68.1%	55.7%	93.8%		NAP	NAP
92.01	Property				Foxwood Apartments	NAP			95.9%	11/30/2014	NAP	NAP	NAP
92.02	Property				Westwood Apartments	NAP			90.9%	11/30/2014	NAP	NAP	NAP
93	Loan	52	RCMC	RCMC	Walgreens - Franklinton, NC	NAP	74.1%	59.6%	100.0%	11/4/2014	NAP	NAP	Walgreens	11,004
94	Loan	12	CGMRC	The Bancorp Bank	1023 West Morehead Street	1/1/2015	74.6%	58.1%	100.0%	6/16/2014	NAP	NAP	Red Line Design Group	9,331
95	Loan	53	RCMC	RCMC	Walgreens - Carthage, NC	NAP	72.9%	58.5%	100.0%	11/4/2014	NAP	NAP	Walgreens	9,837
96	Loan		CGMRC	FCRE REL, LLC	Rite Aid_Warwick	NAP	69.4%	56.1%	100.0%	10/19/2014	NAP	NAP	Rite Aid	11,322
97	Loan		CGMRC	FCRE REL, LLC	44-11 Eleventh Street	NAP	58.7%	42.7%	100.0%	12/1/2014	NAP	NAP	PS Marcato Elevator Co., Inc.	17,000
98	Loan		CGMRC	FCRE REL, LLC	Trade Court Shoppes	NAP	71.6%	57.6%	90.9%	10/9/2014	NAP	NAP	Subway	2,146
99	Loan		CGMRC	FCRE REL, LLC	DaVita Baton Rouge Mid-City	NAP	74.9%	60.9%	100.0%	12/2/2014	NAP	NAP	Swanson Dialysis , LLC	6,135
100	Loan		CGMRC	FCRE REL, LLC	One Broad Street	NAP	41.1%	30.2%	76.4%	12/11/2014	NAP	NAP	Kadant, Inc.	10,626

CGCMT 2015-GC27 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Largest Tenant Lease Expiration (6)	Second Largest Tenant	Second Largest Tenant Sq Ft	Second Largest Tenant Lease Expiration (6)	Third Largest Tenant	Third Largest Tenant Sq Ft	Third Largest Tenant Lease Expiration (6)
1	Loan	8, 9, 10	GSMC	GSMC	Kemper Lakes Business Center	4/30/2023	Dovenmuehle Mortgage Inc.	167,706	5/31/2021	Fenwal, Inc.	155,946	5/31/2028
2	Loan	11	CGMRC	CGMRC	393-401 Fifth Avenue	5/31/2016	NEP Image Group, LLC	36,803	6/30/2019	TD Bank	5,360	7/31/2018
3	Loan	12, 13, 14, 15	GSMC	GSMC	Northeastern Hotel Portfolio
3.01	Property				Hilton Garden Inn Norwalk		NAP			NAP
3.02	Property				SpringHill Suites Tarrytown		NAP			NAP
3.03	Property				Sheraton Hotel Tarrytown		NAP			NAP
3.04	Property				Hilton Garden Inn Shelton		NAP			NAP
4	Loan	16, 17	CGMRC	CGMRC	Twin Cities Premium Outlets	8/31/2024	Nike	17,067	8/31/2019	Polo	15,000	1/31/2025
5	Loan		GSMC	GSCRE	Highland Square		NAP			NAP
6	Loan		GSMC	GSMC	Whitman Square	4/30/2020	Michaels	24,540	11/30/2016	OfficeMax	20,023	1/31/2016
7	Loan	18	GSMC	GSMC	Union Square Shopping Center	9/30/2024	Weis Markets	45,000	12/31/2019	Get Air	24,300	12/31/2019
8	Loan	12, 19	CGMRC	CGMRC	Centralia Outlets	1/31/2020	Ralph Lauren	12,365	12/31/2017	Nike Clearance	10,776	3/31/2017
9	Loan		CGMRC	CGMRC	40 Gansevoort Street	12/31/2021	NAP			NAP
10	Loan	20	RCMC	RCMC	Utica Park Place Shopping Center	10/31/2023	Garden Ridge LP dba At Home	107,400	1/31/2019	Value City Furniture	56,027	1/31/2020
11	Loan	12	GSMC	GSMC	Natomas Town Center	1/31/2025	Rite Aid	16,668	10/31/2024	Panera Bread	4,535	1/31/2016
12	Loan	21	RMF	RMF	Highland Woods		NAP			NAP
13	Loan	12, 22, 23	RCMC	RCMC	DoubleTree Little Rock		NAP			NAP
14	Loan	12	RMF	RMF	The Hampton		NAP			NAP
15	Loan		CGMRC	CGMRC	NY & NJ Mixed Use Portfolio
15.01	Property				162-24 Jamaica Avenue	7/31/2020	Save a Thon	6,000	8/31/2017	Children’s Place	5,500	2/29/2024
15.02	Property				300 US Highway 202	10/24/2022	Vitamin Shop	4,766	6/30/2015	FedEx Kinkos	4,076	6/30/2019
15.03	Property				2600 Flatbush Avenue	6/30/2018	NAP			NAP
15.04	Property				2706 Route 22	12/31/2016	NAP			NAP
16	Loan		GSMC	GSCRE	808 West Apartments		NAP			NAP
17	Loan	24, 25	RMF	RMF	Kings Mountain Industrial	9/30/2024	NAP			NAP
18	Loan	12, 26	RCMC	RCMC	Reunion Park	10/25/2024	Strayer University	16,778	12/31/2016	Texas Nurses Association	16,412	1/31/2021
19	Loan	12, 27	CGMRC	CGMRC	Northville Woods		NAP			NAP
20	Loan		CGMRC	CGMRC	New Carrollton Woods		NAP			NAP
21	Loan	28	RAIT Funding, LLC	RAIT Funding, LLC	Broadway Marketplace - Parcel 5	11/30/2018	Pep Boys	22,356	11/30/2019	Radio Shack	2,400	6/30/2019
22	Loan		GSMC	GSMC	Eastlake Village Center South	6/30/2020	Alejandro’s	2,694	10/31/2016	Realty Executives	2,537	3/31/2017
23	Loan		GSMC	GSMC	Poway Plaza	2/29/2024	Petco	17,400	4/30/2023	Grocery Outlet	16,177	8/31/2023
24	Loan		RMF	RMF	The Alora		NAP			NAP
25	Loan	29, 30	RCMC	RCMC	Westview Business Park (C, D & E)	9/30/2017	Mid Atlantic Tile Dist.	14,520	10/31/2020	Designer Surfaces Unlimited	11,520	5/31/2019
26	Loan	12	CGMRC	The Bancorp Bank	Vegas Industrial Portfolio
26.01	Property				Hacienda Crossing	6/30/2016	Infinite Teach, Inc.	5,510	12/31/2016	Dog Pacer Corp	5,496	4/30/2017
26.02	Property				Pace Commerce Center	5/31/2017	General Supply & Service	7,813	1/31/2017	Patrick’s Sign	5,415	5/31/2019
26.03	Property				Decatur Bell Commerce Center	12/31/2017	Never Late Printing	4,668	9/30/2015	Faster Ventures	4,512	5/31/2017
27	Loan		RMF	RMF	Oaks of Westlake		NAP			NAP
28	Loan		CGMRC	CGMRC	Northfield Commons Retail Center	1/31/2021	CVS	10,950	1/31/2016	Anytime Fitness	4,700	1/31/2019
29	Loan		CGMRC	CGMRC	Avalon Square Apartments		NAP			NAP
30	Loan	31	CGMRC	The Bancorp Bank	Four Points Sheraton		NAP			NAP
31	Loan		RCMC	RCMC	Centennial Tech Center	8/31/2024	Metso	20,266	7/31/2017	Walter Kidde	14,060	12/31/2017
32	Loan		RCMC	RCMC	Ming Plaza	1/31/2018	OfficeMax	22,768	3/31/2018	Family Clothes	7,000	6/30/2019

CGCMT 2015-GC27 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Largest Tenant Lease Expiration (6)	Second Largest Tenant	Second Largest Tenant Sq Ft	Second Largest Tenant Lease Expiration (6)	Third Largest Tenant	Third Largest Tenant Sq Ft	Third Largest Tenant Lease Expiration (6)
33	Loan	32, 33	CGMRC	The Bancorp Bank	Fairway Business Center	8/31/2018	M Powers Holding	17,496	7/23/2018	Monoprice, Inc.	12,949	9/30/2015
34	Loan		RMF	RMF	Shoppes at Brookfield Commons	3/31/2020	Vitamin Shoppe Industries, Inc	4,185	2/29/2020	Hanbai, Inc dba Wasabi Sushi	3,601	4/4/2015
35	Loan		GSMC	GSMC	Walmart Super Center Georgia	1/31/2032	NAP			NAP
36	Loan		GSMC	GSMC	Village Shopping Center	4/7/2016	Compare Foods	29,147	12/31/2023	U.S. Postal Service	20,000	1/1/2019
37	Loan	12, 34	GSMC	GSMC	Courtyard North Stone Oak at Legacy		NAP			NAP
38	Loan		GSMC	GSMC	Shops at Tallgrass & Tallgrass Centre	9/30/2017	Nelson Designs	5,110	3/31/2019	Verizon	4,875	5/31/2018
39	Loan		GSMC	GSMC	Sahuarita Plaza	1/31/2021	Big Lots	28,874	1/31/2017	Petco	16,098	1/31/2024
40	Loan		RMF	RMF	Midtown Center	1/31/2016	Bardot	4,400	10/31/2019	Gigi	3,500	4/30/2020
41	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Willow Lake Apartments		NAP			NAP
42	Loan	35	CGMRC	The Bancorp Bank	2201 Junipero Serra Boulevard	7/1/2021	SPI Property Management Corp.	5,720	9/30/2023	Dunn Edwards	5,677	12/31/2020
43	Loan		RCMC	RCMC	Union Town Center	1/31/2020	U.S. Taekwondo	5,229	7/30/2021	Kura Japanese Restaurant	3,221	5/1/2016
44	Loan		CGMRC	CGMRC	Southport Plaza Shopping Center	1/31/2023	Shoe Carnival	24,965	9/30/2023	Petco	15,019	1/31/2025
45	Loan		RMF	RMF	Zane Plaza Shopping Center	1/31/2023	Jo-Ann Stores, INC.	10,032	1/31/2019	Sam Goody/Trans World	8,071	1/31/2018
46	Loan	36	RMF	RMF	470 Olde Worthington Road	12/31/2026	Office Suites Plus Properties, Inc.	18,003	11/30/2021	American Eagle Mortgage Corp, LLC	9,736	6/30/2020
47	Loan	12	CGMRC	The Bancorp Bank	Shops at Andros Isle	2/29/2020	Star Liquors II	3,500	6/30/2017	CORA Rehabilitation Clinics	2,100	11/30/2016
48	Loan	37, 38	RMF	RMF	Pantops Self Storage		NAP			NAP
49	Loan	39	CGMRC	CGMRC	Stop & Shop - Orangeburg Commons	5/31/2033	NAP			NAP
50	Loan	12, 40	RMF	RMF	Boca Hamptons Plaza Portfolio
50.01	Property				Boca Hamptons Plaza	9/30/2019	Walgreens	9,600	5/31/2017	Chabad of Boca Raton, Inc.	6,000	3/31/2016
50.02	Property				Queens Industrial	7/31/2018	Dicks Tires	10,000	11/30/2018	NY Tire Factory	10,000	12/31/2016
50.03	Property				One Industrial Plaza	8/31/2018	Muller Shipping	5,030	6/30/2017	John T. Raia Custom Brokers	3,500	12/31/2018
51	Loan	12	CGMRC	The Bancorp Bank	Bayshore Office Center	7/31/2018	Low Load Insurance Serv.	5,548	12/31/2018	Harmony Health	4,552	11/30/2018
52	Loan		CGMRC	The Bancorp Bank	2100 Queens Road West		NAP			NAP
53	Loan		RMF	RMF	Kohl’s Westerville	10/31/2021	NAP			NAP
54	Loan		CGMRC	CGMRC	Las Misiones Apartments		NAP			NAP
55	Loan	41	GSMC	GSCRE	One Pine and Nueva Villa Apartments		NAP			NAP
56	Loan	42, 43	CGMRC	The Bancorp Bank	Union Terrace	11/30/2027	Brandwise, Inc.	10,708	7/31/2019	Anderson & Hastings	6,094	3/31/2015
57	Loan		CGMRC	The Bancorp Bank	Talus Point		NAP			NAP
58	Loan	44	GSMC	GSMC	Extra Space Advanced Storage Littleton		NAP			NAP
59	Loan		CGMRC	The Bancorp Bank	178 Middle Street	1/31/2022	LeBlanc & Young	9,508	4/30/2028	NOVA RES	7,050	4/30/2018
60	Loan	12, 45	GSMC	GSMC	Redlands Village	1/31/2040	AutoZone	6,741	9/30/2029	Jersey Mike’s	2,136	10/1/2024
61	Loan		CGMRC	The Bancorp Bank	Shops At South Howard	8/31/2019	Chipotle Mexican Grill	3,008	7/31/2016	Optic Shop	1,880	12/31/2016
62	Loan		CGMRC	CGMRC	GK Retail Portfolio
62.01	Property				Meridian Plaza	10/31/2017	Sugar Berry Frozen Yogurt	1,536	6/30/2018	Fitness Together	1,500	4/30/2017
62.02	Property				Lansing Plaza	9/30/2015	Aspen Dental	2,922	1/31/2018	Sugarberry	1,862	12/31/2015
62.03	Property				Canton Center Plaza I	6/30/2015	Red Olive	2,640	9/30/2020	Dairy Queen	1,700	1/31/2030
62.04	Property				Canton Center Plaza II	10/31/2018	Big Apple Bagels	1,800	5/31/2016	China House	1,200	7/31/2021
63	Loan	12, 46	CGMRC	CGMRC	Amsdell - FL & TN Portfolio
63.01	Property				Amelia Island		NAP			NAP
63.02	Property				Bartlett		NAP			NAP
64	Loan		CGMRC	CGMRC	Tellus Forney		NAP			NAP

CGCMT 2015-GC27 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Largest Tenant Lease Expiration (6)	Second Largest Tenant	Second Largest Tenant Sq Ft	Second Largest Tenant Lease Expiration (6)	Third Largest Tenant	Third Largest Tenant Sq Ft	Third Largest Tenant Lease Expiration (6)
65	Loan	47	RAIT Funding, LLC	RAIT Funding, LLC	Congress and Erin Way Apartments
65.01	Property				Congress Apartments		NAP			NAP
65.02	Property				Erin Way Apartments		NAP			NAP
66	Loan	48	CGMRC	CGMRC	Vigouroux Marketplace	7/14/2026	Rite Aid	10,125	7/16/2017	Subway	1,200	4/30/2018
67	Loan		RMF	RMF	Emerick Manor		NAP			NAP
68	Loan	49	CGMRC	CGMRC	Belmont Village	8/31/2019	Advance Auto	8,075	12/31/2019	360 Taekwondo Academy	2,500	2/28/2017
69	Loan		CGMRC	The Bancorp Bank	Rite Aid - Oregon	1/31/2028	NAP			NAP
70	Loan	50	CGMRC	The Bancorp Bank	Harmony Meadow		NAP			NAP
71	Loan	50	CGMRC	The Bancorp Bank	Harmony Grove		NAP			NAP
72	Loan		CGMRC	The Bancorp Bank	Moore Self Storage		NAP			NAP
73	Loan		RMF	RMF	Falls of Maplewood		NAP			NAP
74	Loan		RMF	RMF	Locker Room Storage		NAP			NAP
75	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Chesterville Gardens		NAP			NAP
76	Loan		CGMRC	CGMRC	269 King Street	10/31/2025	NAP			NAP
77	Loan		GSMC	GSMC	Fox Farm Storage		NAP			NAP
78	Loan		CGMRC	CGMRC	CSS Concord		NAP			NAP
79	Loan		CGMRC	CGMRC	Aqua Marine II		NAP			NAP
80	Loan		GSMC	GSMC	Peachtree City Marketplace	2/29/2020	IHOP	4,200	12/31/2018	College Collectibles	2,800	1/31/2016
81	Loan		CGMRC	The Bancorp Bank	Walgreens- Ormond Beach	3/31/2032	NAP			NAP
82	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Value Place - Sacramento		NAP			NAP
83	Loan		CGMRC	The Bancorp Bank	Southgate Shopping Center	7/30/2017	El Pollo Loco	2,070	12/31/2023	Imperial Dental Center	2,000	11/30/2019
84	Loan		RCMC	RCMC	Deerfield Crossing		NAP			NAP
85	Loan		GSMC	GSMC	Walgreens Glen Allen	2/1/2078	NAP			NAP
86	Loan		CGMRC	CGMRC	7300 Centre	1/31/2018	Century 21 Real Estate	9,250	6/30/2019	O’Reilly’s Auto Parts	7,860	2/28/2028
87	Loan		CGMRC	The Bancorp Bank	Walgreens- Portsmouth	8/31/2079	NAP			NAP
88	Loan		GSMC	GSMC	Walgreens Kernersville	12/31/2079	NAP			NAP
89	Loan	12	RMF	RMF	Best Western Brighton		NAP			NAP
90	Loan		GSMC	GSMC	Walgreens Winston-Salem	6/1/2079	NAP			NAP
91	Loan	51	RCMC	RCMC	Walgreens - Raleigh, NC	6/30/2025	NAP			NAP
92	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Foxwood/Westwood Apartments
92.01	Property				Foxwood Apartments		NAP			NAP
92.02	Property				Westwood Apartments		NAP			NAP
93	Loan	52	RCMC	RCMC	Walgreens - Franklinton, NC	6/30/2025	NAP			NAP
94	Loan	12	CGMRC	The Bancorp Bank	1023 West Morehead Street	2/28/2021	Smith Currie & Hancock	9,282	7/16/2016	Rives & Associates	4,998	9/30/2020
95	Loan	53	RCMC	RCMC	Walgreens - Carthage, NC	6/30/2025	NAP			NAP
96	Loan		CGMRC	FCRE REL, LLC	Rite Aid_Warwick	7/31/2028	NAP			NAP
97	Loan		CGMRC	FCRE REL, LLC	44-11 Eleventh Street	12/31/2030	NAP			NAP
98	Loan		CGMRC	FCRE REL, LLC	Trade Court Shoppes	6/30/2017	Natural Chicken	1,945	1/31/2018	Iron Grill	1,760	12/31/2018
99	Loan		CGMRC	FCRE REL, LLC	DaVita Baton Rouge Mid-City	1/31/2030	NAP			NAP
100	Loan		CGMRC	FCRE REL, LLC	One Broad Street	10/31/2015	Paine Webber, Inc.	7,886	9/30/2015	Ortho NY, LLP	3,370	3/31/2019

CGCMT 2015-GC27 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Fourth Largest Tenant	Fourth Largest Tenant Sq Ft	Fourth Largest Tenant Lease Expiration (6)	Fifth Largest Tenant	Fifth Largest Tenant Sq Ft	Fifth Largest Tenant Lease Expiration (6)	Environmental Phase I Report Date
1	Loan	8, 9, 10	GSMC	GSMC	Kemper Lakes Business Center	Fresenius Kabi USA, LLC.	131,174	5/31/2028	Atos IT Solutions and Services	60,913	3/31/2018	11/10/2014
2	Loan	11	CGMRC	CGMRC	393-401 Fifth Avenue	Dorfman Pacific, Inc	5,000	12/31/2023	Burger King Corporation	4,550	2/28/2017	11/3/2014
3	Loan	12, 13, 14, 15	GSMC	GSMC	Northeastern Hotel Portfolio
3.01	Property				Hilton Garden Inn Norwalk	NAP			NAP			9/24/2014
3.02	Property				SpringHill Suites Tarrytown	NAP			NAP			9/24/2014
3.03	Property				Sheraton Hotel Tarrytown	NAP			NAP			9/24/2014
3.04	Property				Hilton Garden Inn Shelton	NAP			NAP			9/25/2014
4	Loan	16, 17	CGMRC	CGMRC	Twin Cities Premium Outlets	Old Navy	12,329	8/31/2024	Under Armour	12,065	8/31/2024	10/9/2014
5	Loan		GSMC	GSCRE	Highland Square	NAP			NAP			10/24/2014
6	Loan		GSMC	GSMC	Whitman Square	Petco	15,237	10/31/2019	Rite Aid	14,905	10/31/2024	10/28/2014
7	Loan	18	GSMC	GSMC	Union Square Shopping Center	The Salvation Army	22,250	4/30/2018	Majik Rentals	17,216	1/31/2018	10/8/2014
8	Loan	12, 19	CGMRC	CGMRC	Centralia Outlets	Dress Barn	8,512	8/31/2027	Gap Factory Store	7,594	11/30/2017	8/5/2014
9	Loan		CGMRC	CGMRC	40 Gansevoort Street	NAP			NAP			9/29/2014
10	Loan	20	RCMC	RCMC	Utica Park Place Shopping Center	Best Buy	45,426	1/31/2019	OfficeMax	24,428	10/31/2018	10/2/2014
11	Loan	12	GSMC	GSMC	Natomas Town Center	Bank of America	4,500	10/31/2024	Umpqua Bank	4,000	1/31/2020	10/1/2014
12	Loan	21	RMF	RMF	Highland Woods	NAP			NAP			9/18/2014
13	Loan	12, 22, 23	RCMC	RCMC	DoubleTree Little Rock	NAP			NAP			12/2/2014
14	Loan	12	RMF	RMF	The Hampton	NAP			NAP			10/7/2014
15	Loan		CGMRC	CGMRC	NY & NJ Mixed Use Portfolio
15.01	Property				162-24 Jamaica Avenue	NY Therapeutic	4,100	4/30/2020	California Fashion	700	MTM	10/7/2014
15.02	Property				300 US Highway 202	NAP			NAP			10/10/2014
15.03	Property				2600 Flatbush Avenue	NAP			NAP			10/7/2014
15.04	Property				2706 Route 22	NAP			NAP			10/9/2014
16	Loan		GSMC	GSCRE	808 West Apartments	NAP			NAP			9/30/2014
17	Loan	24, 25	RMF	RMF	Kings Mountain Industrial	NAP			NAP			11/20/2014
18	Loan	12, 26	RCMC	RCMC	Reunion Park	Physician Reliance	15,768	6/30/2019	DiSorbo	8,257	9/30/2020	10/18/2014
19	Loan	12, 27	CGMRC	CGMRC	Northville Woods	NAP			NAP			9/19/2014
20	Loan		CGMRC	CGMRC	New Carrollton Woods	NAP			NAP			9/10/2014
21	Loan	28	RAIT Funding, LLC	RAIT Funding, LLC	Broadway Marketplace - Parcel 5	Broadway Chiropractic	1,529	5/31/2019	GNC	1,500	2/28/2017	10/7/2014
22	Loan		GSMC	GSMC	Eastlake Village Center South	Citibank, N.A.	2,450	7/31/2016	Arya Cleaners	2,039	6/30/2021	10/15/2014
23	Loan		GSMC	GSMC	Poway Plaza	Mainstream Bar and Grill	5,320	2/28/2023	AutoZone	5,120	5/31/2016	10/14/2014
24	Loan		RMF	RMF	The Alora	NAP			NAP			10/10/2014
25	Loan	29, 30	RCMC	RCMC	Westview Business Park (C, D & E)	Frederick Fiber Optics	9,000	6/30/2016	ECS Mid-Atlantic, LLC	8,280	8/31/2018	11/7/2014
26	Loan	12	CGMRC	The Bancorp Bank	Vegas Industrial Portfolio
26.01	Property				Hacienda Crossing	UD Factory	5,465	1/31/2016	Project Dynamics	4,648	7/31/2015	6/4/2014
26.02	Property				Pace Commerce Center	Integrated Biomedical	5,044	5/31/2015	King Kong Crossfit	4,800	1/31/2017	6/6/2014
26.03	Property				Decatur Bell Commerce Center	Mon Restaurant	4,262	5/31/2017	Show Media Las Vegas	3,710	12/31/2014	6/4/2014
27	Loan		RMF	RMF	Oaks of Westlake	NAP			NAP			12/1/2014
28	Loan		CGMRC	CGMRC	Northfield Commons Retail Center	Hallmark	4,500	1/31/2017	Chinese Keno	3,200	1/31/2016	10/1/2014
29	Loan		CGMRC	CGMRC	Avalon Square Apartments	NAP			NAP			7/31/2014
30	Loan	31	CGMRC	The Bancorp Bank	Four Points Sheraton	NAP			NAP			9/24/2014
31	Loan		RCMC	RCMC	Centennial Tech Center	NAP			NAP			10/30/2014
32	Loan		RCMC	RCMC	Ming Plaza	Dunn Edwards Paints	7,000	9/30/2017	JP Morgan Chase Bank	5,017	3/31/2018	10/3/2014

CGCMT 2015-GC27 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Fourth Largest Tenant	Fourth Largest Tenant Sq Ft	Fourth Largest Tenant Lease Expiration (6)	Fifth Largest Tenant	Fifth Largest Tenant Sq Ft	Fifth Largest Tenant Lease Expiration (6)	Environmental Phase I Report Date
33	Loan	32, 33	CGMRC	The Bancorp Bank	Fairway Business Center	Arthur J. Gallagher & Co	9,732	11/30/2016	STV Incorporated	9,192	5/31/2017	8/14/2014
34	Loan		RMF	RMF	Shoppes at Brookfield Commons	LCA-Vision, Inc.	3,292	7/31/2018	Orange Theory Fitness	3,041	7/31/2019	10/23/2014
35	Loan		GSMC	GSMC	Walmart Super Center Georgia	NAP			NAP			10/7/2014
36	Loan		GSMC	GSMC	Village Shopping Center	Maxway	18,812	2/29/2020	CSL Plasma	11,488	2/28/2027	10/8/2014
37	Loan	12, 34	GSMC	GSMC	Courtyard North Stone Oak at Legacy	NAP			NAP			10/23/2014
38	Loan		GSMC	GSMC	Shops at Tallgrass & Tallgrass Centre	Frou Frou	4,436	5/31/2016	Satya Moon Yoga	3,542	8/31/2017	9/11/2014
39	Loan		GSMC	GSMC	Sahuarita Plaza	Jo-Ann Fabrics	13,043	1/31/2024	Ace Hardware	10,836	4/4/2023	10/17/2014
40	Loan		RMF	RMF	Midtown Center	Cymbal Development	2,772	11/30/2024	Carpet Boutique	2,619	4/30/2017	9/24/2014
41	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Willow Lake Apartments	NAP			NAP			10/6/2014
42	Loan	35	CGMRC	The Bancorp Bank	2201 Junipero Serra Boulevard	San Francisco Veterinary Medic	2,000	6/30/2021	NAP			9/30/2014
43	Loan		RCMC	RCMC	Union Town Center	Shangri La	3,000	4/30/2018	Sisters Church	2,800	8/31/2017	10/31/2014
44	Loan		CGMRC	CGMRC	Southport Plaza Shopping Center	American Mattress of Indiana	6,400	6/30/2017	Leslie’s Poolmart, Inc.	5,646	12/31/2015	11/10/2014
45	Loan		RMF	RMF	Zane Plaza Shopping Center	Buffalo Wild Wings	6,500	5/31/2024	Total Renal Care	6,491	7/12/2021	9/4/2014
46	Loan	36	RMF	RMF	470 Olde Worthington Road	Super Media	5,192	7/31/2016	R2 Logistics, Inc.	4,833	6/30/2020	10/14/2014
47	Loan	12	CGMRC	The Bancorp Bank	Shops at Andros Isle	China Taste	1,400	3/31/2017	Ultra Nail Spa	1,400	4/30/2016	6/18/2014
48	Loan	37, 38	RMF	RMF	Pantops Self Storage	NAP			NAP			11/3/2014
49	Loan	39	CGMRC	CGMRC	Stop & Shop - Orangeburg Commons	NAP			NAP			10/23/2014
50	Loan	12, 40	RMF	RMF	Boca Hamptons Plaza Portfolio
50.01	Property				Boca Hamptons Plaza	Wells Fargo Corp.	3,900	5/31/2022	Fonar Corp (dba Deerfield MRI)	3,600	6/30/2016	10/28/2014
50.02	Property				Queens Industrial	Piya Enterprises	5,000	3/31/2022	Areo Construction	5,000	11/30/2016	10/28/2014
50.03	Property				One Industrial Plaza	Lugguage Services & Logistics	2,500	8/31/2015	KM Distribution USA Corp	1,500	8/31/2019	10/28/2014
51	Loan	12	CGMRC	The Bancorp Bank	Bayshore Office Center	Ideal Fitness LLC (Bayshore Fit)	3,829	9/30/2020	LGS Innovations	3,495	9/14/2017	10/3/2014
52	Loan		CGMRC	The Bancorp Bank	2100 Queens Road West	NAP			NAP			9/2/2014
53	Loan		RMF	RMF	Kohl’s Westerville	NAP			NAP			11/6/2014
54	Loan		CGMRC	CGMRC	Las Misiones Apartments	NAP			NAP			8/27/2014
55	Loan	41	GSMC	GSCRE	One Pine and Nueva Villa Apartments	NAP			NAP			10/30/2014
56	Loan	42, 43	CGMRC	The Bancorp Bank	Union Terrace	Aspire Financial Services	6,040	12/1/2016	The Ross-Shannon Law Firm	4,985	9/30/2018	6/19/2014
57	Loan		CGMRC	The Bancorp Bank	Talus Point	NAP			NAP			5/23/2014
58	Loan	44	GSMC	GSMC	Extra Space Advanced Storage Littleton	NAP			NAP			10/1/2014
59	Loan		CGMRC	The Bancorp Bank	178 Middle Street	Negron, Bragdon, Sullivan	2,897	12/31/2015	Joseph Melnick	2,757	6/30/2017	7/7/2014
60	Loan	12, 45	GSMC	GSMC	Redlands Village	Starbucks Coffee	1,800	5/31/2024	Pretty Nails and Spa	1,331	3/31/2021	11/5/2014
61	Loan		CGMRC	The Bancorp Bank	Shops At South Howard	Green Dog Wash	1,734	6/30/2015	MJ Retail Group	1,520	9/30/2019	8/6/2014
62	Loan		CGMRC	CGMRC	GK Retail Portfolio
62.01	Property				Meridian Plaza	NAP			NAP			7/28/2014
62.02	Property				Lansing Plaza	NAP			NAP			7/28/2014
62.03	Property				Canton Center Plaza I	Hungry Howies	1,600	5/31/2016	NAP			7/28/2014
62.04	Property				Canton Center Plaza II	Farm Bureau	1,192	8/31/2017	NAP			7/28/2014
63	Loan	12, 46	CGMRC	CGMRC	Amsdell - FL & TN Portfolio
63.01	Property				Amelia Island	NAP			NAP			11/7/2014
63.02	Property				Bartlett	NAP			NAP			11/21/2014
64	Loan		CGMRC	CGMRC	Tellus Forney	NAP			NAP			10/21/2014

CGCMT 2015-GC27 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Fourth Largest Tenant	Fourth Largest Tenant Sq Ft	Fourth Largest Tenant Lease Expiration (6)	Fifth Largest Tenant	Fifth Largest Tenant Sq Ft	Fifth Largest Tenant Lease Expiration (6)	Environmental Phase I Report Date
65	Loan	47	RAIT Funding, LLC	RAIT Funding, LLC	Congress and Erin Way Apartments
65.01	Property				Congress Apartments	NAP			NAP			11/18/2014
65.02	Property				Erin Way Apartments	NAP			NAP			11/18/2014
66	Loan	48	CGMRC	CGMRC	Vigouroux Marketplace	Panda King	1,200	10/31/2016	Edward Jones	1,200	9/30/2016	10/9/2014
67	Loan		RMF	RMF	Emerick Manor	NAP			NAP			9/18/2014
68	Loan	49	CGMRC	CGMRC	Belmont Village	Noble Wireless, Inc.	2,500	2/28/2016	Pro Nails and Skin Care	1,233	10/31/2015	10/9/2014
69	Loan		CGMRC	The Bancorp Bank	Rite Aid - Oregon	NAP			NAP			10/10/2014
70	Loan	50	CGMRC	The Bancorp Bank	Harmony Meadow	NAP			NAP			8/6/2014
71	Loan	50	CGMRC	The Bancorp Bank	Harmony Grove	NAP			NAP			8/6/2014
72	Loan		CGMRC	The Bancorp Bank	Moore Self Storage	NAP			NAP			9/29/2014
73	Loan		RMF	RMF	Falls of Maplewood	NAP			NAP			10/22/2014
74	Loan		RMF	RMF	Locker Room Storage	NAP			NAP			11/14/2014
75	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Chesterville Gardens	NAP			NAP			11/19/2014
76	Loan		CGMRC	CGMRC	269 King Street	NAP			NAP			10/23/2014
77	Loan		GSMC	GSMC	Fox Farm Storage	NAP			NAP			11/25/2014
78	Loan		CGMRC	CGMRC	CSS Concord	NAP			NAP			12/11/2014
79	Loan		CGMRC	CGMRC	Aqua Marine II	NAP			NAP			10/9/2014
80	Loan		GSMC	GSMC	Peachtree City Marketplace	Nail Trend	1,400	1/31/2018	Beltone Hearing Aid Center	1,400	3/31/2016	9/10/2014
81	Loan		CGMRC	The Bancorp Bank	Walgreens- Ormond Beach	NAP			NAP			8/9/2014
82	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Value Place - Sacramento	NAP			NAP			10/13/2014
83	Loan		CGMRC	The Bancorp Bank	Southgate Shopping Center	Tacos El Negro	1,900	5/31/2018	Hollydale Market	1,250	11/30/2017	9/4/2014
84	Loan		RCMC	RCMC	Deerfield Crossing	NAP			NAP			11/11/2014
85	Loan		GSMC	GSMC	Walgreens Glen Allen	NAP			NAP			9/29/2014
86	Loan		CGMRC	CGMRC	7300 Centre	Extra Value Liquors	3,950	10/31/2017	Eng’s Orient Express	2,722	7/31/2019	8/8/2014
87	Loan		CGMRC	The Bancorp Bank	Walgreens- Portsmouth	NAP			NAP			7/15/2014
88	Loan		GSMC	GSMC	Walgreens Kernersville	NAP			NAP			9/24/2014
89	Loan	12	RMF	RMF	Best Western Brighton	NAP			NAP			11/10/2014
90	Loan		GSMC	GSMC	Walgreens Winston-Salem	NAP			NAP			9/24/2014
91	Loan	51	RCMC	RCMC	Walgreens - Raleigh, NC	NAP			NAP			11/17/2014
92	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Foxwood/Westwood Apartments
92.01	Property				Foxwood Apartments	NAP			NAP			11/18/2014
92.02	Property				Westwood Apartments	NAP			NAP			11/18/2014
93	Loan	52	RCMC	RCMC	Walgreens - Franklinton, NC	NAP			NAP			11/17/2014
94	Loan	12	CGMRC	The Bancorp Bank	1023 West Morehead Street	Teepy House, Inc.	3,531	10/31/2019	NAP			6/13/2014
95	Loan	53	RCMC	RCMC	Walgreens - Carthage, NC	NAP			NAP			11/17/2014
96	Loan		CGMRC	FCRE REL, LLC	Rite Aid_Warwick	NAP			NAP			12/16/2014
97	Loan		CGMRC	FCRE REL, LLC	44-11 Eleventh Street	NAP			NAP			12/19/2014
98	Loan		CGMRC	FCRE REL, LLC	Trade Court Shoppes	PostNet	1,652	8/14/2016	China Express	1,500	10/14/2019	11/21/2014
99	Loan		CGMRC	FCRE REL, LLC	DaVita Baton Rouge Mid-City	NAP			NAP			12/8/2014
100	Loan		CGMRC	FCRE REL, LLC	One Broad Street	NYS Office of Comptroller	2,684	2/28/2019	Judge & Duffy Attorney at Law	2,442	12/31/2015	12/22/2014

CGCMT 2015-GC27 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Environmental Phase II	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Earthquake Insurance Required	Upfront RE Tax Reserve ($)	Ongoing RE Tax Reserve ($)	Upfront Insurance Reserve ($)
1	Loan	8, 9, 10	GSMC	GSMC	Kemper Lakes Business Center	No	NAP	9/24/2014	NAP	NAP	No	0	0	0
2	Loan	11	CGMRC	CGMRC	393-401 Fifth Avenue	No	NAP	11/3/2014	NAP	NAP	No	473,533	236,766	87,951
3	Loan	12, 13, 14, 15	GSMC	GSMC	Northeastern Hotel Portfolio						No	355,740	177,870	0
3.01	Property				Hilton Garden Inn Norwalk	No	NAP	9/22/2014	NAP	NAP	No
3.02	Property				SpringHill Suites Tarrytown	No	NAP	9/25/2014	NAP	NAP	No
3.03	Property				Sheraton Hotel Tarrytown	No	NAP	9/26/2014	NAP	NAP	No
3.04	Property				Hilton Garden Inn Shelton	No	NAP	9/22/2014	NAP	NAP	No
4	Loan	16, 17	CGMRC	CGMRC	Twin Cities Premium Outlets	No	NAP	9/3/2014	NAP	NAP	No	40,000	17,600	57,500
5	Loan		GSMC	GSCRE	Highland Square	No	NAP	10/15/2014	NAP	NAP	No	358,633	35,863	7,474
6	Loan		GSMC	GSMC	Whitman Square	No	NAP	10/28/2014	NAP	NAP	No	205,906	20,591	2,279
7	Loan	18	GSMC	GSMC	Union Square Shopping Center	No	NAP	10/9/2014	NAP	NAP	No	0	0	0
8	Loan	12, 19	CGMRC	CGMRC	Centralia Outlets	No	NAP	8/5/2014	8/4/2014	10%	No	32,481	16,241	11,179
9	Loan		CGMRC	CGMRC	40 Gansevoort Street	No	NAP	9/29/2014	NAP	NAP	No	441,571	73,595	0
10	Loan	20	RCMC	RCMC	Utica Park Place Shopping Center	No	NAP	8/22/2014	NAP	NAP	No	0	0	0
11	Loan	12	GSMC	GSMC	Natomas Town Center	No	NAP	10/1/2014	10/1/2014	6%	No	47,440	23,720	0
12	Loan	21	RMF	RMF	Highland Woods	No	NAP	9/18/2014	NAP	NAP	No	314,191	49,872	46,199
13	Loan	12, 22, 23	RCMC	RCMC	DoubleTree Little Rock	No	NAP	12/4/2014	NAP	NAP	No	137,551	12,505	22,640
14	Loan	12	RMF	RMF	The Hampton	No	NAP	10/6/2014	NAP	NAP	No	0	40,231	68,348
15	Loan		CGMRC	CGMRC	NY & NJ Mixed Use Portfolio						No	153,730	51,243	60,338
15.01	Property				162-24 Jamaica Avenue	No	NAP	10/8/2014	NAP	NAP	No
15.02	Property				300 US Highway 202	No	NAP	10/10/2014	NAP	NAP	No
15.03	Property				2600 Flatbush Avenue	No	NAP	10/8/2014	NAP	NAP	No
15.04	Property				2706 Route 22	No	NAP	10/10/2014	NAP	NAP	No
16	Loan		GSMC	GSCRE	808 West Apartments	No	NAP	10/4/2014	NAP	NAP	No	1,985	1,985	8,004
17	Loan	24, 25	RMF	RMF	Kings Mountain Industrial	No	NAP	10/23/2014	NAP	NAP	No	0	0	0
18	Loan	12, 26	RCMC	RCMC	Reunion Park	No	NAP	10/20/2014	NAP	NAP	No	32,023	32,023	3,427
19	Loan	12, 27	CGMRC	CGMRC	Northville Woods	No	NAP	9/19/2014	NAP	NAP	No	86,715	28,905	20,783
20	Loan		CGMRC	CGMRC	New Carrollton Woods	No	NAP	9/10/2014	NAP	NAP	No	15,884	15,884	41,664
21	Loan	28	RAIT Funding, LLC	RAIT Funding, LLC	Broadway Marketplace - Parcel 5	No	NAP	9/8/2014	NAP	NAP	No	165,650	27,608	19,447
22	Loan		GSMC	GSMC	Eastlake Village Center South	No	NAP	9/30/2014	9/30/2014	5%	No	48,414	24,207	0
23	Loan		GSMC	GSMC	Poway Plaza	No	NAP	10/8/2014	10/17/2014	10%	No	84,105	21,026	14,100
24	Loan		RMF	RMF	The Alora	No	NAP	10/10/2014	NAP	NAP	No	191,963	15,997	51,663
25	Loan	29, 30	RCMC	RCMC	Westview Business Park (C, D & E)	No	NAP	11/7/2014	NAP	NAP	No	59,451	9,908	0
26	Loan	12	CGMRC	The Bancorp Bank	Vegas Industrial Portfolio						No	17,853	5,951	21,072
26.01	Property				Hacienda Crossing	No	NAP	6/26/2014	NAP	NAP	No
26.02	Property				Pace Commerce Center	No	NAP	6/26/2014	NAP	NAP	No
26.03	Property				Decatur Bell Commerce Center	No	NAP	6/26/2014	NAP	NAP	No
27	Loan		RMF	RMF	Oaks of Westlake	No	NAP	12/1/2014	NAP	NAP	No	0	23,197	26,069
28	Loan		CGMRC	CGMRC	Northfield Commons Retail Center	No	NAP	9/30/2014	NAP	NAP	No	16,245	4,061	0
29	Loan		CGMRC	CGMRC	Avalon Square Apartments	No	NAP	7/31/2014	NAP	NAP	No	334,468	30,406	97,156
30	Loan	31	CGMRC	The Bancorp Bank	Four Points Sheraton	No	NAP	9/24/2014	NAP	NAP	No	0	14,500	4,392
31	Loan		RCMC	RCMC	Centennial Tech Center	No	NAP	10/29/2014	NAP	NAP	No	99,147	12,393	0
32	Loan		RCMC	RCMC	Ming Plaza	No	NAP	10/23/2014	10/23/2014	11%	No	0	0	0

CGCMT 2015-GC27 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Environmental Phase II	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Earthquake Insurance Required	Upfront RE Tax Reserve ($)	Ongoing RE Tax Reserve ($)	Upfront Insurance Reserve ($)
33	Loan	32, 33	CGMRC	The Bancorp Bank	Fairway Business Center	No	NAP	8/14/2014	8/14/2014	13%	No	94,075	15,679	0
34	Loan		RMF	RMF	Shoppes at Brookfield Commons	No	NAP	10/23/2014	NAP	NAP	No	75,277	14,338	17,321
35	Loan		GSMC	GSMC	Walmart Super Center Georgia	No	NAP	10/6/2014	NAP	NAP	No	0	0	0
36	Loan		GSMC	GSMC	Village Shopping Center	No	NAP	10/6/2014	NAP	NAP	No	121,122	11,011	0
37	Loan	12, 34	GSMC	GSMC	Courtyard North Stone Oak at Legacy	No	NAP	10/23/2014	NAP	NAP	No	0	19,362	0
38	Loan		GSMC	GSMC	Shops at Tallgrass & Tallgrass Centre	Yes	10/14/2014	9/5/2014	NAP	NAP	No	138,834	19,833	0
39	Loan		GSMC	GSMC	Sahuarita Plaza	No	NAP	10/15/2014	NAP	NAP	No	48,481	16,160	0
40	Loan		RMF	RMF	Midtown Center	No	NAP	9/24/2014	NAP	NAP	No	5,736	5,463	47,663
41	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Willow Lake Apartments	No	NAP	10/2/2014	NAP	NAP	No	24,458	12,229	17,430
42	Loan	35	CGMRC	The Bancorp Bank	2201 Junipero Serra Boulevard	No	NAP	10/3/2014	10/3/2014	14%	No	41,556	13,852	826
43	Loan		RCMC	RCMC	Union Town Center	No	NAP	10/30/2014	NAP	NAP	No	70,265	7,807	10,237
44	Loan		CGMRC	CGMRC	Southport Plaza Shopping Center	No	NAP	11/10/2014	NAP	NAP	No	43,437	14,479	3,593
45	Loan		RMF	RMF	Zane Plaza Shopping Center	No	NAP	9/17/2014	NAP	NAP	No	68,447	13,038	13,712
46	Loan	36	RMF	RMF	470 Olde Worthington Road	No	NAP	10/15/2014	NAP	NAP	No	85,304	16,248	3,333
47	Loan	12	CGMRC	The Bancorp Bank	Shops at Andros Isle	No	NAP	6/18/2014	NAP	NAP	No	163,642	22,417	0
48	Loan	37, 38	RMF	RMF	Pantops Self Storage	No	NAP	10/22/2014, 10/27/2014	NAP	NAP	No	27,735	6,603	13,697
49	Loan	39	CGMRC	CGMRC	Stop & Shop - Orangeburg Commons	No	NAP	10/23/2014	NAP	NAP	No	0	0	0
50	Loan	12, 40	RMF	RMF	Boca Hamptons Plaza Portfolio						No	335,001	55,833	129,276
50.01	Property				Boca Hamptons Plaza	No	NAP	10/30/2014	NAP	NAP	No
50.02	Property				Queens Industrial	No	NAP	10/30/2014	NAP	NAP	No
50.03	Property				One Industrial Plaza	No	NAP	10/30/2014	NAP	NAP	No
51	Loan	12	CGMRC	The Bancorp Bank	Bayshore Office Center	No	NAP	10/3/2014	NAP	NAP	No	114,666	8,821	13,750
52	Loan		CGMRC	The Bancorp Bank	2100 Queens Road West	No	NAP	9/2/2014	NAP	NAP	No	16,667	8,333	8,563
53	Loan		RMF	RMF	Kohl’s Westerville	No	NAP	11/6/2014	NAP	NAP	No	0	0	0
54	Loan		CGMRC	CGMRC	Las Misiones Apartments	No	NAP	8/27/2014	NAP	NAP	No	11,898	11,898	24,093
55	Loan	41	GSMC	GSCRE	One Pine and Nueva Villa Apartments	No	NAP	10/30/2014	NAP	NAP	No	0	14,693	20,375
56	Loan	42, 43	CGMRC	The Bancorp Bank	Union Terrace	No	NAP	6/16/2014	NAP	NAP	No	39,725	12,815	2,149
57	Loan		CGMRC	The Bancorp Bank	Talus Point	No	NAP	6/20/2014	6/18/2014	10%	No	15,070	5,023	4,968
58	Loan	44	GSMC	GSMC	Extra Space Advanced Storage Littleton	No	NAP	10/1/2014	NAP	NAP	No	40,107	6,684	0
59	Loan		CGMRC	The Bancorp Bank	178 Middle Street	No	NAP	6/5/2014	NAP	NAP	No	9,500	9,500	1,100
60	Loan	12, 45	GSMC	GSMC	Redlands Village	No	NAP	11/3/2014	11/4/2014	6%	No	7,783	7,783	0
61	Loan		CGMRC	The Bancorp Bank	Shops At South Howard	No	NAP	8/6/2014	NAP	NAP	No	50,963	4,633	5,270
62	Loan		CGMRC	CGMRC	GK Retail Portfolio						No	45,131	11,655	1,801
62.01	Property				Meridian Plaza	No	NAP	7/31/2014	NAP	NAP	No
62.02	Property				Lansing Plaza	No	NAP	7/31/2014	NAP	NAP	No
62.03	Property				Canton Center Plaza I	No	NAP	7/31/2014	NAP	NAP	No
62.04	Property				Canton Center Plaza II	No	NAP	7/31/2014	NAP	NAP	No
63	Loan	12, 46	CGMRC	CGMRC	Amsdell - FL & TN Portfolio						No	25,537	8,512	0
63.01	Property				Amelia Island	No	NAP	10/29/2014	NAP	NAP	No
63.02	Property				Bartlett	No	NAP	12/2/2014	12/3/2014	8%	No
64	Loan		CGMRC	CGMRC	Tellus Forney	No	NAP	10/21/2014	NAP	NAP	No	14,225	4,742	4,366

CGCMT 2015-GC27 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Environmental Phase II	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Earthquake Insurance Required	Upfront RE Tax Reserve ($)	Ongoing RE Tax Reserve ($)	Upfront Insurance Reserve ($)
65	Loan	47	RAIT Funding, LLC	RAIT Funding, LLC	Congress and Erin Way Apartments						No	14,239	14,239	25,230
65.01	Property				Congress Apartments	Yes	NAP	11/18/2014	NAP	NAP	No
65.02	Property				Erin Way Apartments	No	NAP	11/18/2014	NAP	NAP	No
66	Loan	48	CGMRC	CGMRC	Vigouroux Marketplace	No	NAP	10/10/2014	NAP	NAP	No	16,394	3,279	9,133
67	Loan		RMF	RMF	Emerick Manor	No	NAP	9/18/2014	NAP	NAP	No	73,506	11,668	9,088
68	Loan	49	CGMRC	CGMRC	Belmont Village	No	NAP	10/9/2014	NAP	NAP	No	67,092	5,591	24,960
69	Loan		CGMRC	The Bancorp Bank	Rite Aid - Oregon	No	NAP	10/10/2014	NAP	NAP	No	0	13,780	0
70	Loan	50	CGMRC	The Bancorp Bank	Harmony Meadow	No	NAP	8/6/2014	NAP	NAP	No	57,146	5,715	29,916
71	Loan	50	CGMRC	The Bancorp Bank	Harmony Grove	No	NAP	8/6/2014	NAP	NAP	No	25,238	2,524	12,656
72	Loan		CGMRC	The Bancorp Bank	Moore Self Storage	No	NAP	10/1/2014	NAP	NAP	No	42,903	3,575	0
73	Loan		RMF	RMF	Falls of Maplewood	No	NAP	10/22/2014	NAP	NAP	No	68,908	5,742	85,810
74	Loan		RMF	RMF	Locker Room Storage	No	NAP	11/14/2014	NAP	NAP	No	27,235	5,188	8,239
75	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Chesterville Gardens	No	NAP	11/19/2014	NAP	NAP	No	6,951	6,951	11,025
76	Loan		CGMRC	CGMRC	269 King Street	No	NAP	10/21/2014	NAP	NAP	No	9,839	4,919	788
77	Loan		GSMC	GSMC	Fox Farm Storage	No	NAP	11/11/2014	11/11/2014	5%	No	22,296	5,574	0
78	Loan		CGMRC	CGMRC	CSS Concord	No	NAP	11/18/2014	12/8/2014	18%	No	15,427	3,857	0
79	Loan		CGMRC	CGMRC	Aqua Marine II	No	NAP	10/9/2014	NAP	NAP	No	10,395	1,733	1,317
80	Loan		GSMC	GSMC	Peachtree City Marketplace	No	NAP	9/10/2014	NAP	NAP	No	72,044	5,695	0
81	Loan		CGMRC	The Bancorp Bank	Walgreens- Ormond Beach	No	NAP	8/11/2014	NAP	NAP	No	0	0	0
82	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Value Place - Sacramento	No	NAP	10/13/2014	10/13/2014	7%	No	24,438	6,109	18,933
83	Loan		CGMRC	The Bancorp Bank	Southgate Shopping Center	No	NAP	9/4/2014	6/20/2014	12%	No	19,373	3,229	1,068
84	Loan		RCMC	RCMC	Deerfield Crossing	No	NAP	11/10/2014	NAP	NAP	No	44,363	6,338	12,981
85	Loan		GSMC	GSMC	Walgreens Glen Allen	No	NAP	9/22/2014	NAP	NAP	No	0	0	0
86	Loan		CGMRC	CGMRC	7300 Centre	No	NAP	8/7/2014	NAP	NAP	No	59,067	11,813	5,784
87	Loan		CGMRC	The Bancorp Bank	Walgreens- Portsmouth	No	NAP	7/15/2014	NAP	NAP	No	0	0	0
88	Loan		GSMC	GSMC	Walgreens Kernersville	No	NAP	9/23/2014	NAP	NAP	No	0	0	0
89	Loan	12	RMF	RMF	Best Western Brighton	No	NAP	11/10/2014	NAP	NAP	No	31,238	4,250	13,010
90	Loan		GSMC	GSMC	Walgreens Winston-Salem	No	NAP	9/23/2014	NAP	NAP	No	0	0	0
91	Loan	51	RCMC	RCMC	Walgreens - Raleigh, NC	No	NAP	11/14/2014	NAP	NAP	No	0	0	0
92	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Foxwood/Westwood Apartments						No	4,410	2,205	11,314
92.01	Property				Foxwood Apartments	No	NAP	11/18/2014	NAP	NAP	No
92.02	Property				Westwood Apartments	No	NAP	11/18/2014	NAP	NAP	No
93	Loan	52	RCMC	RCMC	Walgreens - Franklinton, NC	No	NAP	11/17/2014	NAP	NAP	No	0	0	0
94	Loan	12	CGMRC	The Bancorp Bank	1023 West Morehead Street	No	NAP	6/16/2014	NAP	NAP	No	3,583	3,583	308
95	Loan	53	RCMC	RCMC	Walgreens - Carthage, NC	No	NAP	11/17/2014	NAP	NAP	No	0	0	0
96	Loan		CGMRC	FCRE REL, LLC	Rite Aid_Warwick	No	NAP	12/16/2014	NAP	NAP	No	0	0	0
97	Loan		CGMRC	FCRE REL, LLC	44-11 Eleventh Street	No	NAP	12/19/2014	NAP	NAP	No	0	4,255	14,815
98	Loan		CGMRC	FCRE REL, LLC	Trade Court Shoppes	No	NAP	11/21/2014	NAP	NAP	No	0	1,896	0
99	Loan		CGMRC	FCRE REL, LLC	DaVita Baton Rouge Mid-City	No	NAP	12/30/2014	NAP	NAP	No	0	159	0
100	Loan		CGMRC	FCRE REL, LLC	One Broad Street	No	NAP	12/17/2014	NAP	NAP	No	19,853	7,616	0

CGCMT 2015-GC27 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Ongoing Insurance Reserve ($)	Upfront Replacement Reserve ($)	Ongoing Replacement Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Ongoing TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)
1	Loan	8, 9, 10	GSMC	GSMC	Kemper Lakes Business Center	0	2,000,000	20,192	0	0	87,791	2,000,000	0
2	Loan	11	CGMRC	CGMRC	393-401 Fifth Avenue	10,994	0	3,636	0	0	18,180	1,090,810	0
3	Loan	12, 13, 14, 15	GSMC	GSMC	Northeastern Hotel Portfolio	0	0	25,234	0	0	0	0	0
3.01	Property				Hilton Garden Inn Norwalk
3.02	Property				SpringHill Suites Tarrytown
3.03	Property				Sheraton Hotel Tarrytown
3.04	Property				Hilton Garden Inn Shelton
4	Loan	16, 17	CGMRC	CGMRC	Twin Cities Premium Outlets	19,100	0	5,115	0	0	0	2,000,000	0
5	Loan		GSMC	GSCRE	Highland Square	7,474	0	7,078	0	0	0	0	0
6	Loan		GSMC	GSMC	Whitman Square	0	78,000	1,995	0	0	10,000	325,000	0
7	Loan	18	GSMC	GSMC	Union Square Shopping Center	0	200,000	6,275	0	0	20,833	500,000	0
8	Loan	12, 19	CGMRC	CGMRC	Centralia Outlets	5,590	112,079	0	112,079	700,000	0	700,000	0
9	Loan		CGMRC	CGMRC	40 Gansevoort Street	0	0	758	0	0	0	0	0
10	Loan	20	RCMC	RCMC	Utica Park Place Shopping Center	0	0	5,966	214,776	178,895	23,863	1,200,000	0
11	Loan	12	GSMC	GSMC	Natomas Town Center	0	0	0	0	0	0	0	0
12	Loan	21	RMF	RMF	Highland Woods	11,000	0	13,771	495,750	0	0	0	0
13	Loan	12, 22, 23	RCMC	RCMC	DoubleTree Little Rock	11,320	0	0	0	0	0	0	0
14	Loan	12	RMF	RMF	The Hampton	6,509	500,000	3,208	0	0	0	0	0
15	Loan		CGMRC	CGMRC	NY & NJ Mixed Use Portfolio	10,056	0	1,587	0	250,000	0	250,000	0
15.01	Property				162-24 Jamaica Avenue
15.02	Property				300 US Highway 202
15.03	Property				2600 Flatbush Avenue
15.04	Property				2706 Route 22
16	Loan		GSMC	GSCRE	808 West Apartments	4,002	0	3,271	0	0	0	0	0
17	Loan	24, 25	RMF	RMF	Kings Mountain Industrial	0	0	0	0	0	0	0	0
18	Loan	12, 26	RCMC	RCMC	Reunion Park	1,713	0	2,055	73,980	367,092	8,221	295,956	0
19	Loan	12, 27	CGMRC	CGMRC	Northville Woods	6,928	0	6,713	241,668	0	0	0	0
20	Loan		CGMRC	CGMRC	New Carrollton Woods	5,952	0	3,313	0	0	0	0	0
21	Loan	28	RAIT Funding, LLC	RAIT Funding, LLC	Broadway Marketplace - Parcel 5	1,621	34,435	1,824	0	0	0	430,000	0
22	Loan		GSMC	GSMC	Eastlake Village Center South	0	0	0	0	0	0	0	0
23	Loan		GSMC	GSMC	Poway Plaza	1,567	0	0	0	0	0	0	0
24	Loan		RMF	RMF	The Alora	6,150	0	9,867	0	0	0	0	0
25	Loan	29, 30	RCMC	RCMC	Westview Business Park (C, D & E)	0	0	2,135	76,860	0	8,460	250,000	0
26	Loan	12	CGMRC	The Bancorp Bank	Vegas Industrial Portfolio	1,916	0	4,306	0	0	3,588	129,177	0
26.01	Property				Hacienda Crossing
26.02	Property				Pace Commerce Center
26.03	Property				Decatur Bell Commerce Center
27	Loan		RMF	RMF	Oaks of Westlake	4,966	0	6,276	0	0	0	0	0
28	Loan		CGMRC	CGMRC	Northfield Commons Retail Center	0	0	2,196	0	100,000	3,326	200,000	0
29	Loan		CGMRC	CGMRC	Avalon Square Apartments	12,145	0	6,178	0	0	0	0	0
30	Loan	31	CGMRC	The Bancorp Bank	Four Points Sheraton	4,392	0	13,458	0	0	0	0	0
31	Loan		RCMC	RCMC	Centennial Tech Center	0	0	5,125	0	881,931	4,600	0	0
32	Loan		RCMC	RCMC	Ming Plaza	0	0	0	0	0	0	0	0

CGCMT 2015-GC27 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Ongoing Insurance Reserve ($)	Upfront Replacement Reserve ($)	Ongoing Replacement Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Ongoing TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)
33	Loan	32, 33	CGMRC	The Bancorp Bank	Fairway Business Center	1,137	0	1,612	100,000	352,000	0	352,000	0
34	Loan		RMF	RMF	Shoppes at Brookfield Commons	1,650	0	708	0	350,000	2,292	0	0
35	Loan		GSMC	GSMC	Walmart Super Center Georgia	0	0	0	0	0	0	0	0
36	Loan		GSMC	GSMC	Village Shopping Center	0	0	5,149	0	175,000	5,417	300,000	0
37	Loan	12, 34	GSMC	GSMC	Courtyard North Stone Oak at Legacy	0	500,917	11,928	0	0	0	0	0
38	Loan		GSMC	GSMC	Shops at Tallgrass & Tallgrass Centre	0	0	1,729	0	100,000	4,167	250,000	0
39	Loan		GSMC	GSMC	Sahuarita Plaza	0	0	4,575	0	0	6,250	225,000	0
40	Loan		RMF	RMF	Midtown Center	4,539	0	403	0	0	3,019	73,000	0
41	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Willow Lake Apartments	4,357	100,000	2,400	0	0	0	0	0
42	Loan	35	CGMRC	The Bancorp Bank	2201 Junipero Serra Boulevard	826	0	875	0	0	2,244	0	0
43	Loan		RCMC	RCMC	Union Town Center	1,137	0	735	0	40,980	3,670	132,120	0
44	Loan		CGMRC	CGMRC	Southport Plaza Shopping Center	1,797	0	1,489	0	85,000	0	85,000	0
45	Loan		RMF	RMF	Zane Plaza Shopping Center	1,306	0	3,570	0	595,000	9,562	0	0
46	Loan	36	RMF	RMF	470 Olde Worthington Road	794	0	1,487	35,688	0	3,717	89,208	0
47	Loan	12	CGMRC	The Bancorp Bank	Shops at Andros Isle	0	0	927	0	63,000	3,309	100,000	0
48	Loan	37, 38	RMF	RMF	Pantops Self Storage	1,449	0	971	0	50,000	417	0	0
49	Loan	39	CGMRC	CGMRC	Stop & Shop - Orangeburg Commons	0	0	313	0	0	0	0	41,524
50	Loan	12, 40	RMF	RMF	Boca Hamptons Plaza Portfolio	13,680	450,000	2,199	0	350,000	15,308	350,000	0
50.01	Property				Boca Hamptons Plaza
50.02	Property				Queens Industrial
50.03	Property				One Industrial Plaza
51	Loan	12	CGMRC	The Bancorp Bank	Bayshore Office Center	6,875	0	1,431	0	13,124	6,653	0	0
52	Loan		CGMRC	The Bancorp Bank	2100 Queens Road West	856	0	396	0	0	0	0	0
53	Loan		RMF	RMF	Kohl’s Westerville	0	0	0	0	0	0	0	0
54	Loan		CGMRC	CGMRC	Las Misiones Apartments	4,015	0	2,458	0	0	0	0	0
55	Loan	41	GSMC	GSCRE	One Pine and Nueva Villa Apartments	10,188	0	7,200	0	0	0	0	0
56	Loan	42, 43	CGMRC	The Bancorp Bank	Union Terrace	716	0	3,296	0	0	7,012	200,000	0
57	Loan		CGMRC	The Bancorp Bank	Talus Point	4,968	0	1,042	0	0	0	0	0
58	Loan	44	GSMC	GSMC	Extra Space Advanced Storage Littleton	0	0	687	0	0	0	0	0
59	Loan		CGMRC	The Bancorp Bank	178 Middle Street	1,100	0	740	0	0	4,930	275,000	0
60	Loan	12, 45	GSMC	GSMC	Redlands Village	0	0	0	0	0	0	0	0
61	Loan		CGMRC	The Bancorp Bank	Shops At South Howard	1,318	0	267	0	6,268	1,783	64,179	0
62	Loan		CGMRC	CGMRC	GK Retail Portfolio	901	0	639	0	0	3,245	0	0
62.01	Property				Meridian Plaza
62.02	Property				Lansing Plaza
62.03	Property				Canton Center Plaza I
62.04	Property				Canton Center Plaza II
63	Loan	12, 46	CGMRC	CGMRC	Amsdell - FL & TN Portfolio	0	0	1,670	0	0	0	0	0
63.01	Property				Amelia Island
63.02	Property				Bartlett
64	Loan		CGMRC	CGMRC	Tellus Forney	1,091	0	780	0	0	0	0	0

CGCMT 2015-GC27 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Ongoing Insurance Reserve ($)	Upfront Replacement Reserve ($)	Ongoing Replacement Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Ongoing TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)
65	Loan	47	RAIT Funding, LLC	RAIT Funding, LLC	Congress and Erin Way Apartments	2,294	0	2,435	0	0	0	0	0
65.01	Property				Congress Apartments
65.02	Property				Erin Way Apartments
66	Loan	48	CGMRC	CGMRC	Vigouroux Marketplace	3,044	50,000	551	0	0	2,755	165,300	0
67	Loan		RMF	RMF	Emerick Manor	2,164	0	2,771	99,750	0	0	0	0
68	Loan	49	CGMRC	CGMRC	Belmont Village	1,920	205,000	767	288,500	0	4,347	250,000	0
69	Loan		CGMRC	The Bancorp Bank	Rite Aid - Oregon	425	0	0	0	0	0	0	0
70	Loan	50	CGMRC	The Bancorp Bank	Harmony Meadow	3,324	300,000	3,827	0	0	0	0	0
71	Loan	50	CGMRC	The Bancorp Bank	Harmony Grove	1,406	102,500	1,634	0	0	0	0	0
72	Loan		CGMRC	The Bancorp Bank	Moore Self Storage	0	0	940	0	0	0	0	0
73	Loan		RMF	RMF	Falls of Maplewood	7,151	0	2,466	0	0	0	0	0
74	Loan		RMF	RMF	Locker Room Storage	872	0	674	0	0	0	0	0
75	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Chesterville Gardens	2,756	0	2,440	0	0	0	0	0
76	Loan		CGMRC	CGMRC	269 King Street	88	0	94	0	0	628	0	0
77	Loan		GSMC	GSMC	Fox Farm Storage	0	0	869	31,275	0	0	0	0
78	Loan		CGMRC	CGMRC	CSS Concord	0	0	527	0	0	0	0	0
79	Loan		CGMRC	CGMRC	Aqua Marine II	659	0	833	0	0	0	0	0
80	Loan		GSMC	GSMC	Peachtree City Marketplace	0	0	1,033	0	0	2,750	100,000	0
81	Loan		CGMRC	The Bancorp Bank	Walgreens- Ormond Beach	0	0	0	0	0	0	0	0
82	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Value Place - Sacramento	1,893	0	1/12th of 4% of the annual total gross revenue	0	0	0	0	0
83	Loan		CGMRC	The Bancorp Bank	Southgate Shopping Center	534	0	821	0	63,600	1,711	0	0
84	Loan		RCMC	RCMC	Deerfield Crossing	1,298	0	2,056	74,016	0	0	0	0
85	Loan		GSMC	GSMC	Walgreens Glen Allen	0	0	0	0	0	0	0	0
86	Loan		CGMRC	CGMRC	7300 Centre	964	0	1,302	0	0	2,315	125,000	0
87	Loan		CGMRC	The Bancorp Bank	Walgreens- Portsmouth	0	0	181	0	0	0	0	0
88	Loan		GSMC	GSMC	Walgreens Kernersville	0	0	0	0	0	0	0	0
89	Loan	12	RMF	RMF	Best Western Brighton	1,549	0	5,503	0	0	0	0	0
90	Loan		GSMC	GSMC	Walgreens Winston-Salem	0	0	0	0	0	0	0	0
91	Loan	51	RCMC	RCMC	Walgreens - Raleigh, NC	0	0	0	0	0	0	0	0
92	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Foxwood/Westwood Apartments	3,771	0	2,931	0	0	0	0	0
92.01	Property				Foxwood Apartments
92.02	Property				Westwood Apartments
93	Loan	52	RCMC	RCMC	Walgreens - Franklinton, NC	0	0	0	0	0	0	0	0
94	Loan	12	CGMRC	The Bancorp Bank	1023 West Morehead Street	308	0	656	0	168,394	2,262	0	0
95	Loan	53	RCMC	RCMC	Walgreens - Carthage, NC	0	0	0	0	0	0	0	0
96	Loan		CGMRC	FCRE REL, LLC	Rite Aid_Warwick	928	0	0	0	0	0	0	0
97	Loan		CGMRC	FCRE REL, LLC	44-11 Eleventh Street	2,159	0	708	0	0	0	0	0
98	Loan		CGMRC	FCRE REL, LLC	Trade Court Shoppes	346	0	364	0	68,220	0	68,220	0
99	Loan		CGMRC	FCRE REL, LLC	DaVita Baton Rouge Mid-City	845	0	38	0	0	0	0	0
100	Loan		CGMRC	FCRE REL, LLC	One Broad Street	804	0	2,162	0	50,000	4,167	100,000	0

CGCMT 2015-GC27 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Ongoing Debt Service Reserve ($)	Upfront Deferred Maintenance Reserve ($)	Ongoing Deferred Maintenance Reserve ($)	Upfront Environmental Reserve ($)	Ongoing Environmental Reserve ($)	Upfront Other Reserve ($)	Ongoing Other Reserve ($)
1	Loan	8, 9, 10	GSMC	GSMC	Kemper Lakes Business Center	0	136,050	0	0	0	1,490,729	0
2	Loan	11	CGMRC	CGMRC	393-401 Fifth Avenue	0	0	0	0	0	10,233,500	0
3	Loan	12, 13, 14, 15	GSMC	GSMC	Northeastern Hotel Portfolio	0	75,048	0	0	0	5,318,041	34,020
3.01	Property				Hilton Garden Inn Norwalk
3.02	Property				SpringHill Suites Tarrytown
3.03	Property				Sheraton Hotel Tarrytown
3.04	Property				Hilton Garden Inn Shelton
4	Loan	16, 17	CGMRC	CGMRC	Twin Cities Premium Outlets	0	0	0	0	0	14,762,789	0
5	Loan		GSMC	GSCRE	Highland Square	0	0	0	0	0	0	0
6	Loan		GSMC	GSMC	Whitman Square	0	8,250	0	0	0	270,214	0
7	Loan	18	GSMC	GSMC	Union Square Shopping Center	0	18,700	0	0	0	197,360	0
8	Loan	12, 19	CGMRC	CGMRC	Centralia Outlets	0	0	0	0	0	45,000	0
9	Loan		CGMRC	CGMRC	40 Gansevoort Street	0	0	0	0	0	79,173	0
10	Loan	20	RCMC	RCMC	Utica Park Place Shopping Center	0	0	0	0	0	11,592	0
11	Loan	12	GSMC	GSMC	Natomas Town Center	0	0	0	0	0	0	0
12	Loan	21	RMF	RMF	Highland Woods	0	500,000	0	0	0	500,000	0
13	Loan	12, 22, 23	RCMC	RCMC	DoubleTree Little Rock	0	534,063	0	0	0	6,158,767	7,517
14	Loan	12	RMF	RMF	The Hampton	0	10,650	0	0	0	0	0
15	Loan		CGMRC	CGMRC	NY & NJ Mixed Use Portfolio	0	95,070	0	0	0	94,467	0
15.01	Property				162-24 Jamaica Avenue
15.02	Property				300 US Highway 202
15.03	Property				2600 Flatbush Avenue
15.04	Property				2706 Route 22
16	Loan		GSMC	GSCRE	808 West Apartments	0	143,598	0	0	0	0	0
17	Loan	24, 25	RMF	RMF	Kings Mountain Industrial	0	0	0	0	0	0	0
18	Loan	12, 26	RCMC	RCMC	Reunion Park	0	0	0	0	0	268,456	1,386
19	Loan	12, 27	CGMRC	CGMRC	Northville Woods	0	42,090	0	0	0	0	0
20	Loan		CGMRC	CGMRC	New Carrollton Woods	0	25,438	0	0	0	0	0
21	Loan	28	RAIT Funding, LLC	RAIT Funding, LLC	Broadway Marketplace - Parcel 5	0	0	0	0	0	455,022	0
22	Loan		GSMC	GSMC	Eastlake Village Center South	0	0	0	0	0	336,276	0
23	Loan		GSMC	GSMC	Poway Plaza	0	0	0	0	0	0	0
24	Loan		RMF	RMF	The Alora	0	25,000	0	0	0	500,000	0
25	Loan	29, 30	RCMC	RCMC	Westview Business Park (C, D & E)	0	0	0	0	0	0	0
26	Loan	12	CGMRC	The Bancorp Bank	Vegas Industrial Portfolio	0	140,200	0	0	0	0	0
26.01	Property				Hacienda Crossing
26.02	Property				Pace Commerce Center
26.03	Property				Decatur Bell Commerce Center
27	Loan		RMF	RMF	Oaks of Westlake	0	60,906	0	0	0	0	0
28	Loan		CGMRC	CGMRC	Northfield Commons Retail Center	0	31,250	0	0	0	0	0
29	Loan		CGMRC	CGMRC	Avalon Square Apartments	0	155,750	0	0	0	196,240	0
30	Loan	31	CGMRC	The Bancorp Bank	Four Points Sheraton	0	0	0	0	0	217,600	0
31	Loan		RCMC	RCMC	Centennial Tech Center	0	0	0	0	0	397,101	0
32	Loan		RCMC	RCMC	Ming Plaza	0	35,000	0	0	0	0	0

CGCMT 2015-GC27 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Ongoing Debt Service Reserve ($)	Upfront Deferred Maintenance Reserve ($)	Ongoing Deferred Maintenance Reserve ($)	Upfront Environmental Reserve ($)	Ongoing Environmental Reserve ($)	Upfront Other Reserve ($)	Ongoing Other Reserve ($)
33	Loan	32, 33	CGMRC	The Bancorp Bank	Fairway Business Center	0	0	0	0	0	0	0
34	Loan		RMF	RMF	Shoppes at Brookfield Commons	0	0	0	0	0	21,912	0
35	Loan		GSMC	GSMC	Walmart Super Center Georgia	0	0	0	0	0	0	0
36	Loan		GSMC	GSMC	Village Shopping Center	0	0	0	0	0	82,500	0
37	Loan	12, 34	GSMC	GSMC	Courtyard North Stone Oak at Legacy	0	0	0	0	0	0	0
38	Loan		GSMC	GSMC	Shops at Tallgrass & Tallgrass Centre	0	199,177	0	0	0	50,000	0
39	Loan		GSMC	GSMC	Sahuarita Plaza	0	62,970	0	0	0	0	0
40	Loan		RMF	RMF	Midtown Center	0	10,125	0	0	0	0	0
41	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Willow Lake Apartments	0	0	0	0	0	0	0
42	Loan	35	CGMRC	The Bancorp Bank	2201 Junipero Serra Boulevard	0	0	0	0	0	0	0
43	Loan		RCMC	RCMC	Union Town Center	0	22,871	0	0	0	0	0
44	Loan		CGMRC	CGMRC	Southport Plaza Shopping Center	0	0	0	0	0	0	0
45	Loan		RMF	RMF	Zane Plaza Shopping Center	0	61,188	0	0	0	84,000	0
46	Loan	36	RMF	RMF	470 Olde Worthington Road	0	0	0	0	0	0	0
47	Loan	12	CGMRC	The Bancorp Bank	Shops at Andros Isle	0	10,656	0	0	0	0	0
48	Loan	37, 38	RMF	RMF	Pantops Self Storage	0	39,500	0	0	0	0	0
49	Loan	39	CGMRC	CGMRC	Stop & Shop - Orangeburg Commons	0	6,250	0	0	0	0	0
50	Loan	12, 40	RMF	RMF	Boca Hamptons Plaza Portfolio	0	61,875	0	0	0	54,400	0
50.01	Property				Boca Hamptons Plaza
50.02	Property				Queens Industrial
50.03	Property				One Industrial Plaza
51	Loan	12	CGMRC	The Bancorp Bank	Bayshore Office Center	0	7,650	0	0	0	0	0
52	Loan		CGMRC	The Bancorp Bank	2100 Queens Road West	0	0	0	0	0	0	0
53	Loan		RMF	RMF	Kohl’s Westerville	0	0	0	0	0	0	0
54	Loan		CGMRC	CGMRC	Las Misiones Apartments	0	11,875	0	0	0	0	0
55	Loan	41	GSMC	GSCRE	One Pine and Nueva Villa Apartments	0	285,366	0	1,000	0	0	0
56	Loan	42, 43	CGMRC	The Bancorp Bank	Union Terrace	0	0	0	0	0	0	0
57	Loan		CGMRC	The Bancorp Bank	Talus Point	0	0	0	0	0	47,794	0
58	Loan	44	GSMC	GSMC	Extra Space Advanced Storage Littleton	0	0	0	0	0	0	0
59	Loan		CGMRC	The Bancorp Bank	178 Middle Street	0	4,094	0	0	0	484,809	0
60	Loan	12, 45	GSMC	GSMC	Redlands Village	0	0	0	0	0	252,830	0
61	Loan		CGMRC	The Bancorp Bank	Shops At South Howard	0	0	0	0	0	43,200	0
62	Loan		CGMRC	CGMRC	GK Retail Portfolio	0	16,275	0	0	0	0	0
62.01	Property				Meridian Plaza
62.02	Property				Lansing Plaza
62.03	Property				Canton Center Plaza I
62.04	Property				Canton Center Plaza II
63	Loan	12, 46	CGMRC	CGMRC	Amsdell - FL & TN Portfolio	0	0	0	0	0	0	0
63.01	Property				Amelia Island
63.02	Property				Bartlett
64	Loan		CGMRC	CGMRC	Tellus Forney	0	0	0	0	0	0	0

CGCMT 2015-GC27 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Ongoing Debt Service Reserve ($)	Upfront Deferred Maintenance Reserve ($)	Ongoing Deferred Maintenance Reserve ($)	Upfront Environmental Reserve ($)	Ongoing Environmental Reserve ($)	Upfront Other Reserve ($)	Ongoing Other Reserve ($)
65	Loan	47	RAIT Funding, LLC	RAIT Funding, LLC	Congress and Erin Way Apartments	0	0	0	0	0	0	0
65.01	Property				Congress Apartments
65.02	Property				Erin Way Apartments
66	Loan	48	CGMRC	CGMRC	Vigouroux Marketplace	0	0	0	0	0	0	0
67	Loan		RMF	RMF	Emerick Manor	0	0	0	0	0	0	0
68	Loan	49	CGMRC	CGMRC	Belmont Village	0	75,438	0	0	0	0	0
69	Loan		CGMRC	The Bancorp Bank	Rite Aid - Oregon	0	0	0	0	0	0	0
70	Loan	50	CGMRC	The Bancorp Bank	Harmony Meadow	0	80,838	0	0	0	0	0
71	Loan	50	CGMRC	The Bancorp Bank	Harmony Grove	0	19,031	0	0	0	0	0
72	Loan		CGMRC	The Bancorp Bank	Moore Self Storage	0	0	0	0	0	0	0
73	Loan		RMF	RMF	Falls of Maplewood	0	30,189	0	0	0	0	0
74	Loan		RMF	RMF	Locker Room Storage	0	0	0	0	0	0	0
75	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Chesterville Gardens	0	16,250	0	0	0	0	0
76	Loan		CGMRC	CGMRC	269 King Street	0	0	0	0	0	91,055	0
77	Loan		GSMC	GSMC	Fox Farm Storage	0	0	0	0	0	0	0
78	Loan		CGMRC	CGMRC	CSS Concord	0	13,719	0	0	0	0	0
79	Loan		CGMRC	CGMRC	Aqua Marine II	0	0	0	0	0	0	0
80	Loan		GSMC	GSMC	Peachtree City Marketplace	0	1,650	0	0	0	0	0
81	Loan		CGMRC	The Bancorp Bank	Walgreens- Ormond Beach	0	0	0	0	0	0	0
82	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Value Place - Sacramento	0	0	0	0	0	0	0
83	Loan		CGMRC	The Bancorp Bank	Southgate Shopping Center	0	0	0	0	0	0	0
84	Loan		RCMC	RCMC	Deerfield Crossing	0	0	0	0	0	0	0
85	Loan		GSMC	GSMC	Walgreens Glen Allen	0	0	0	0	0	0	0
86	Loan		CGMRC	CGMRC	7300 Centre	0	22,813	0	0	0	0	0
87	Loan		CGMRC	The Bancorp Bank	Walgreens- Portsmouth	0	0	0	0	0	0	0
88	Loan		GSMC	GSMC	Walgreens Kernersville	0	0	0	0	0	0	0
89	Loan	12	RMF	RMF	Best Western Brighton	0	0	0	0	0	100,000	0
90	Loan		GSMC	GSMC	Walgreens Winston-Salem	0	0	0	0	0	0	0
91	Loan	51	RCMC	RCMC	Walgreens - Raleigh, NC	0	0	0	0	0	0	0
92	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Foxwood/Westwood Apartments	0	0	0	0	0	0	0
92.01	Property				Foxwood Apartments
92.02	Property				Westwood Apartments
93	Loan	52	RCMC	RCMC	Walgreens - Franklinton, NC	0	0	0	0	0	0	0
94	Loan	12	CGMRC	The Bancorp Bank	1023 West Morehead Street	0	3,625	0	0	0	10,000	0
95	Loan	53	RCMC	RCMC	Walgreens - Carthage, NC	0	0	0	0	0	0	0
96	Loan		CGMRC	FCRE REL, LLC	Rite Aid_Warwick	0	0	0	0	0	0	0
97	Loan		CGMRC	FCRE REL, LLC	44-11 Eleventh Street	0	0	0	0	0	0	0
98	Loan		CGMRC	FCRE REL, LLC	Trade Court Shoppes	0	0	0	0	0	6,159	0
99	Loan		CGMRC	FCRE REL, LLC	DaVita Baton Rouge Mid-City	0	0	0	0	0	27,620	0
100	Loan		CGMRC	FCRE REL, LLC	One Broad Street	0	0	0	0	0	35,000	0

CGCMT 2015-GC27 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Other Reserve Description	Borrower Name
1	Loan	8, 9, 10	GSMC	GSMC	Kemper Lakes Business Center	Unfunded Obligations	Kemper Lakes Office Property Owner LLC
2	Loan	11	CGMRC	CGMRC	393-401 Fifth Avenue	American Eagle Reserve ($10,000,000); Burger King Reserve ($233,500)	401 Fifth LLC
3	Loan	12, 13, 14, 15	GSMC	GSMC	Northeastern Hotel Portfolio
PIP Reserve ($2,000,000 Sheraton Hotel Tarrytown, $1,750,000 Hilton Garden Inn Norwalk, $1,500,000 Hilton Garden Inn Shelton); Upfront Ground Rent Reserve ($68,040.58); Ongoing Ground Rent Reserve ($34,020.29)
Lixi Hospitality White Plains LLC, Lixi Hospitality Tarrytown LLC, Lixi Hospitality Norwalk LLC and Lixi Hospitality Shelton LLC
3.01	Property				Hilton Garden Inn Norwalk
3.02	Property				SpringHill Suites Tarrytown
3.03	Property				Sheraton Hotel Tarrytown
3.04	Property				Hilton Garden Inn Shelton
4	Loan	16, 17	CGMRC	CGMRC	Twin Cities Premium Outlets	Unfunded Obligations Reserve ($14,700,498); Screen Wall Reserve ($31,250); Free Rent Reserve ($31,040.75)	Twin Cities Outlets Eagan LLC
5	Loan		GSMC	GSCRE	Highland Square		Highland Square MS Borrower, LLC
6	Loan		GSMC	GSMC	Whitman Square	Unfunded Obligations	Boulevard North Associates, L.P.
7	Loan	18	GSMC	GSMC	Union Square Shopping Center	Unfunded Obligations	Union Square Shopping Center, L.P.
8	Loan	12, 19	CGMRC	CGMRC	Centralia Outlets	Unfunded Obligations Reserve	Centralia Factory Outlets LLC
9	Loan		CGMRC	CGMRC	40 Gansevoort Street	Ground Rent Reserve	40 Gansevoort Development LLC
10	Loan	20	RCMC	RCMC	Utica Park Place Shopping Center	Rent Concession Reserve	Utica Park Place Owner LLC
11	Loan	12	GSMC	GSMC	Natomas Town Center		North Natomas Town Center, LLC
12	Loan	21	RMF	RMF	Highland Woods	Earnout Reserve	Highland Woods NS, LLC
13	Loan	12, 22, 23	RCMC	RCMC	DoubleTree Little Rock	PIP Reserve ($5,151,250); Liquidity Reserve ($1,000,000); Upfront Ground Rent Reserve ($7,517); Ongoing Ground Rent Reserve ($7,517)	FAC-W Markham, LLC
14	Loan	12	RMF	RMF	The Hampton		Acre Wells Branch, LLC
15	Loan		CGMRC	CGMRC	NY & NJ Mixed Use Portfolio	Guitar Center Reserve ($41,667) and CO Reserve ($52,800)	SLJ Realty Holdings, LLC
15.01	Property				162-24 Jamaica Avenue
15.02	Property				300 US Highway 202
15.03	Property				2600 Flatbush Avenue
15.04	Property				2706 Route 22
16	Loan		GSMC	GSCRE	808 West Apartments		808 West, LLC
17	Loan	24, 25	RMF	RMF	Kings Mountain Industrial		219 Commerce Boulevard LLC
18	Loan	12, 26	RCMC	RCMC	Reunion Park	Rent Concession Reserve ($268,455.76); Signature Science 2019 Reserve (1,385.62 Monthly until October 2019)	Mopac Reunion Park, LLC
19	Loan	12, 27	CGMRC	CGMRC	Northville Woods		BHI-SEI Northville Delaware LLC
20	Loan		CGMRC	CGMRC	New Carrollton Woods		Fernwood Gardens LLC
21	Loan	28	RAIT Funding, LLC	RAIT Funding, LLC	Broadway Marketplace - Parcel 5	Specified Tenant Rent Reserve	BMP South LLC
22	Loan		GSMC	GSMC	Eastlake Village Center South	Unfunded Obligations ($238,880 Corner Bakery and $22,396.48 Verizon); Papagayo’s Reserve ($75,000)	Eastlake Village Ventures LLC
23	Loan		GSMC	GSMC	Poway Plaza		PPDW, LLC
24	Loan		RMF	RMF	The Alora	Certificate of Occupancy Reserve	5500 El Camino Del Rey, LLC
25	Loan	29, 30	RCMC	RCMC	Westview Business Park (C, D & E)		Liberty Investors, LLC
26	Loan	12	CGMRC	The Bancorp Bank	Vegas Industrial Portfolio		FJM Vegas Holdings, LLC
26.01	Property				Hacienda Crossing
26.02	Property				Pace Commerce Center
26.03	Property				Decatur Bell Commerce Center
27	Loan		RMF	RMF	Oaks of Westlake		Huntlane 534, LLC
28	Loan		CGMRC	CGMRC	Northfield Commons Retail Center		Northfield Commons Associates, L.L.C.
29	Loan		CGMRC	CGMRC	Avalon Square Apartments	Alarm Reserve	Houston Avalon Square Apartments, LTD.
30	Loan	31	CGMRC	The Bancorp Bank	Four Points Sheraton	PIP Reserve ($204,400); Seasonality Reserve ($13,200)	White Avenue Hotel Partners, LLC
31	Loan		RCMC	RCMC	Centennial Tech Center	Comcast Rent Concession Reserve	Netreit Centennial, LLC
32	Loan		RCMC	RCMC	Ming Plaza		Credi Bakersfield, LP

CGCMT 2015-GC27 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Other Reserve Description	Borrower Name
33	Loan	32, 33	CGMRC	The Bancorp Bank	Fairway Business Center		Fairway Business Center LP
34	Loan		RMF	RMF	Shoppes at Brookfield Commons	Free Rent Reserve	B.R. Brookfield Commons No. 1, LLC and B.R. Brookfield Commons No. 2, LLC
35	Loan		GSMC	GSMC	Walmart Super Center Georgia		Persis Villa Rica Investments, LLC
36	Loan		GSMC	GSMC	Village Shopping Center	Maxway Rent Reserve	Village Realty, LLC
37	Loan	12, 34	GSMC	GSMC	Courtyard North Stone Oak at Legacy		Legacy Lodging, LLC
38	Loan		GSMC	GSMC	Shops at Tallgrass & Tallgrass Centre	Unfunded Obligations	Tallgrass Centre and Shops L.L.C.
39	Loan		GSMC	GSMC	Sahuarita Plaza		CVP - Sahuarita Plaza, LLC
40	Loan		RMF	RMF	Midtown Center		North Miami Avenue, LLC
41	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Willow Lake Apartments		Moncler Willow Lake LLC
42	Loan	35	CGMRC	The Bancorp Bank	2201 Junipero Serra Boulevard		2201 Junipero Serra, LLC
43	Loan		RCMC	RCMC	Union Town Center		NetREIT UTC, LLC
44	Loan		CGMRC	CGMRC	Southport Plaza Shopping Center		Brand Southport LLC
45	Loan		RMF	RMF	Zane Plaza Shopping Center	Free Rent Reserve	Zane Plaza, LLC
46	Loan	36	RMF	RMF	470 Olde Worthington Road		Office Pointe LLC
47	Loan	12	CGMRC	The Bancorp Bank	Shops at Andros Isle		Global Andros, LLC
48	Loan	37, 38	RMF	RMF	Pantops Self Storage		Canopy Charlottesville LLC
49	Loan	39	CGMRC	CGMRC	Stop & Shop - Orangeburg Commons		FB Orangetown Retail LLC
50	Loan	12, 40	RMF	RMF	Boca Hamptons Plaza Portfolio	Dunkin Donuts Reserve	147-17/19 105th Ave., LLC, Bellino Equities 1370 Frankton LLC, 147-02/12 Liberty Ave., LLC and Bellino Equities Boca, LLC
50.01	Property				Boca Hamptons Plaza
50.02	Property				Queens Industrial
50.03	Property				One Industrial Plaza
51	Loan	12	CGMRC	The Bancorp Bank	Bayshore Office Center		Bayshore Center, LLC
52	Loan		CGMRC	The Bancorp Bank	2100 Queens Road West		The Boulevard at 2409 Selwyn LLC
53	Loan		RMF	RMF	Kohl’s Westerville		SPMC I, LLC
54	Loan		CGMRC	CGMRC	Las Misiones Apartments		Las Misiones Luxury Apartments LLC
55	Loan	41	GSMC	GSCRE	One Pine and Nueva Villa Apartments		One Pine Apartments, LLC
56	Loan	42, 43	CGMRC	The Bancorp Bank	Union Terrace		NETREIT Union Terrace, LLC
57	Loan		CGMRC	The Bancorp Bank	Talus Point	HOA premium	Kowdley-Poitevin Properties, LLC
58	Loan	44	GSMC	GSMC	Extra Space Advanced Storage Littleton		Advanced Storage Bowles, LLC
59	Loan		CGMRC	The Bancorp Bank	178 Middle Street	Holdbacks for Commercial Properties Management ($275,000), Outstanding Liens ($189,308.68) and Capital Expenditures ($20,500)	Middle Street Holdings LLC
60	Loan	12, 45	GSMC	GSMC	Redlands Village	Unfunded Obligations	LCD Redlands Village, LLC
61	Loan		CGMRC	The Bancorp Bank	Shops At South Howard	ATM Holdback Reserve	533 Howard Holdings, LLC
62	Loan		CGMRC	CGMRC	GK Retail Portfolio		GK Retail Holdings, Inc.
62.01	Property				Meridian Plaza
62.02	Property				Lansing Plaza
62.03	Property				Canton Center Plaza I
62.04	Property				Canton Center Plaza II
63	Loan	12, 46	CGMRC	CGMRC	Amsdell - FL & TN Portfolio		Amsdell Storage Ventures XIII, LLC
63.01	Property				Amelia Island
63.02	Property				Bartlett
64	Loan		CGMRC	CGMRC	Tellus Forney		Marquis Ranch Self Storage I, LP

CGCMT 2015-GC27 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Other Reserve Description	Borrower Name
65	Loan	47	RAIT Funding, LLC	RAIT Funding, LLC	Congress and Erin Way Apartments		C.E.W Apartments, LTD.
65.01	Property				Congress Apartments
65.02	Property				Erin Way Apartments
66	Loan	48	CGMRC	CGMRC	Vigouroux Marketplace		HR Mobile Partners LLC
67	Loan		RMF	RMF	Emerick Manor		Emerick Manor BH, LLC
68	Loan	49	CGMRC	CGMRC	Belmont Village		Skye-Belmont, LLC
69	Loan		CGMRC	The Bancorp Bank	Rite Aid - Oregon		RW RAD Navarre, LLC
70	Loan	50	CGMRC	The Bancorp Bank	Harmony Meadow		Harmony Meadows, L.P.
71	Loan	50	CGMRC	The Bancorp Bank	Harmony Grove		Harmony Grove, L.P.
72	Loan		CGMRC	The Bancorp Bank	Moore Self Storage		Moore Self Storage North Carolina, LLC
73	Loan		RMF	RMF	Falls of Maplewood		Rockstar Mapplewood, L.L.C.
74	Loan		RMF	RMF	Locker Room Storage		Commando Locker Room LLC
75	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Chesterville Gardens		Coleman Apartments, LLC
76	Loan		CGMRC	CGMRC	269 King Street	Gap Rent Reserve ($87,717.32); Condominium Common Charges Reserve ($3,337.33)	269 King Street, LLC
77	Loan		GSMC	GSMC	Fox Farm Storage		Red Hat Properties-Big Bear L.P.
78	Loan		CGMRC	CGMRC	CSS Concord		CSS Kirker Investors
79	Loan		CGMRC	CGMRC	Aqua Marine II		Delaware Aqua II LLC
80	Loan		GSMC	GSMC	Peachtree City Marketplace		Peachtree SPE, LLC
81	Loan		CGMRC	The Bancorp Bank	Walgreens- Ormond Beach		J-4 Land Partners, LTD.
82	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Value Place - Sacramento		Pegasus VP Investors I
83	Loan		CGMRC	The Bancorp Bank	Southgate Shopping Center		Southgate Center Associates, LLC
84	Loan		RCMC	RCMC	Deerfield Crossing		MV/ALG Deerfield Crossings Limited
85	Loan		GSMC	GSMC	Walgreens Glen Allen		FDP Glen Allen, LLC
86	Loan		CGMRC	CGMRC	7300 Centre		7300 Center LLC
87	Loan		CGMRC	The Bancorp Bank	Walgreens- Portsmouth		Jon Realty, LLC and Lin Realty, LLC
88	Loan		GSMC	GSMC	Walgreens Kernersville		FDP Kernsville, LLC
89	Loan	12	RMF	RMF	Best Western Brighton	PIP Reserve	Brighton Inn, LLC
90	Loan		GSMC	GSMC	Walgreens Winston-Salem		FDP Winston-Salem, LLC
91	Loan	51	RCMC	RCMC	Walgreens - Raleigh, NC		Lincoln Raleigh LLC
92	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Foxwood/Westwood Apartments		HGH Partners, LLC and G2 Westwood, LLC
92.01	Property				Foxwood Apartments
92.02	Property				Westwood Apartments
93	Loan	52	RCMC	RCMC	Walgreens - Franklinton, NC		Lincoln Franklinton LLC
94	Loan	12	CGMRC	The Bancorp Bank	1023 West Morehead Street	Free Rent Holdback	East West Morehead, LLC
95	Loan	53	RCMC	RCMC	Walgreens - Carthage, NC		Lincoln Carthage LLC
96	Loan		CGMRC	FCRE REL, LLC	Rite Aid_Warwick		Warwick 96, LLC
97	Loan		CGMRC	FCRE REL, LLC	44-11 Eleventh Street		Longmont, LLC
98	Loan		CGMRC	FCRE REL, LLC	Trade Court Shoppes	Rent Reserve	Hamrah Real Estate Investments, LLC
99	Loan		CGMRC	FCRE REL, LLC	DaVita Baton Rouge Mid-City	Rent Reserve	2902 Florida Street LLC
100	Loan		CGMRC	FCRE REL, LLC	One Broad Street	Suite 170 Reserve	Silver Broad, LLC

CGCMT 2015-GC27 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Carve-out Guarantor	Loan Purpose	Loan Amount (sources)	Principal’s New Cash Contribution (7)	Subordinate Debt
1	Loan	8, 9, 10	GSMC	GSMC	Kemper Lakes Business Center	AGRE U.S. Real Estate Fund, L.P. and AGRE USREF Kemper Lakes Platform, L.P.	Acquisition	99,000,000	32,771,590	0
2	Loan	11	CGMRC	CGMRC	393-401 Fifth Avenue	Jacob Chetrit	Refinance	95,000,000	0	30,000,000
3	Loan	12, 13, 14, 15	GSMC	GSMC	Northeastern Hotel Portfolio	Shen Xiao	Acquisition	57,500,000	20,451,120	12,500,000
3.01	Property				Hilton Garden Inn Norwalk
3.02	Property				SpringHill Suites Tarrytown
3.03	Property				Sheraton Hotel Tarrytown
3.04	Property				Hilton Garden Inn Shelton
4	Loan	16, 17	CGMRC	CGMRC	Twin Cities Premium Outlets	David Lichtenstein	Refinance	115,000,000	0	0
5	Loan		GSMC	GSCRE	Highland Square	PPG Manhattan Student RE, LLC and H Katz Capital Group, Inc.	Acquisition	38,220,000	11,442,533	0
6	Loan		GSMC	GSMC	Whitman Square	Kenneth N. Goldenberg	Refinance	32,250,000	0	0
7	Loan	18	GSMC	GSMC	Union Square Shopping Center	Joseph Swolsky, Robert Gersten and The Residuary Trust Under the Will of Joseph W. Deerin	Refinance	32,000,000	0	0
8	Loan	12, 19	CGMRC	CGMRC	Centralia Outlets	Richard K. Getty and Green Global Investments LLC	Refinance	31,000,000	0	0
9	Loan		CGMRC	CGMRC	40 Gansevoort Street	Charles Blaichman and Abram Shnay	Refinance	29,000,000	0	0
10	Loan	20	RCMC	RCMC	Utica Park Place Shopping Center	REDICO Properties LLC	Refinance	29,000,000	582,537	1,000,000
11	Loan	12	GSMC	GSMC	Natomas Town Center	LProp Cougar, LLC	Refinance	24,900,000	0	0
12	Loan	21	RMF	RMF	Highland Woods	Michael E. Gibbons	Refinance	24,500,000	0	0
13	Loan	12, 22, 23	RCMC	RCMC	DoubleTree Little Rock	David A. Pearson, Paul A. Pearson, Jr., and John M. Pearson	Acquisition	22,000,000	9,979,355	5,000,000
14	Loan	12	RMF	RMF	The Hampton	Kenneth D. Lawrence, Michael E. Novelli, James G. Wood and David H. Meaden	Acquisition	19,300,000	6,040,741	0
15	Loan		CGMRC	CGMRC	NY & NJ Mixed Use Portfolio	Lawrence Jemal	Refinance	17,250,000	0	0
15.01	Property				162-24 Jamaica Avenue
15.02	Property				300 US Highway 202
15.03	Property				2600 Flatbush Avenue
15.04	Property				2706 Route 22
16	Loan		GSMC	GSCRE	808 West Apartments	SCAustin, LLC, Scott A. Austin, John Rudolph and JE Austin & Associates II, LLC	Refinance	16,500,000	0	0
17	Loan	24, 25	RMF	RMF	Kings Mountain Industrial	Hartz Financial Corp.	Acquisition	16,200,000	6,943,512	3,500,000
18	Loan	12, 26	RCMC	RCMC	Reunion Park	Daniel Warman, Allan Serviansky, Robert Oppenheim and Sheldon David Kahn	Acquisition	15,250,000	6,738,417	0
19	Loan	12, 27	CGMRC	CGMRC	Northville Woods	David Sillman and Sheldon Yellen	Acquisition	15,020,000	3,512,130	0
20	Loan		CGMRC	CGMRC	New Carrollton Woods	Michael B. Gross and Douglas Margerum	Refinance	15,000,000	0	0
21	Loan	28	RAIT Funding, LLC	RAIT Funding, LLC	Broadway Marketplace - Parcel 5	Warren P. Cohen, James Frank and The Warren P. Cohen Beneficial Trust	Refinance	14,600,000	0	0
22	Loan		GSMC	GSMC	Eastlake Village Center South	Amy J. Romaker, as Trustee of the Cowling Irrevocable Trust U/D/T Dated June 9, 1994	Refinance	14,000,000	0	0
23	Loan		GSMC	GSMC	Poway Plaza	Jorge A. Lutteroth	Refinance	13,000,000	18,320	0
24	Loan		RMF	RMF	The Alora	Eric Barvin	Refinance	12,800,000	0	0
25	Loan	29, 30	RCMC	RCMC	Westview Business Park (C, D & E)	Edward St. John, LLC	Refinance	11,000,000	0	0
26	Loan	12	CGMRC	The Bancorp Bank	Vegas Industrial Portfolio	Mark Pirie and Robert Matthew Moran, Jr.	Acquisition	10,760,000	3,845,414	0
26.01	Property				Hacienda Crossing
26.02	Property				Pace Commerce Center
26.03	Property				Decatur Bell Commerce Center
27	Loan		RMF	RMF	Oaks of Westlake	Richard A. Fishman	Refinance	10,375,000	0	0
28	Loan		CGMRC	CGMRC	Northfield Commons Retail Center	David Robert Nelson	Refinance	10,300,000	0	0
29	Loan		CGMRC	CGMRC	Avalon Square Apartments	John D. Long, Jr.	Acquisition	10,350,000	4,083,742	0
30	Loan	31	CGMRC	The Bancorp Bank	Four Points Sheraton	Gary Prosterman	Refinance	10,300,000	0	0
31	Loan		RCMC	RCMC	Centennial Tech Center	NetREIT, Inc.	Acquisition	10,250,000	5,170,594	0
32	Loan		RCMC	RCMC	Ming Plaza	Dino F. Crescentini	Acquisition	10,000,000	10,162,233	0

CGCMT 2015-GC27 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Carve-out Guarantor	Loan Purpose	Loan Amount (sources)	Principal’s New Cash Contribution (7)	Subordinate Debt
33	Loan	32, 33	CGMRC	The Bancorp Bank	Fairway Business Center	Dohrman Family Limited Partnership	Refinance	10,000,000	197,867	0
34	Loan		RMF	RMF	Shoppes at Brookfield Commons	Bernard Rosenson and Cynthia Rosenson	Refinance	9,500,000	3,169,932	0
35	Loan		GSMC	GSMC	Walmart Super Center Georgia	Persis Corporation	Acquisition	9,327,500	5,091,361	0
36	Loan		GSMC	GSMC	Village Shopping Center	Stanley Werb and Jonathan Gaines	Refinance	9,250,000	1,093,236	0
37	Loan	12, 34	GSMC	GSMC	Courtyard North Stone Oak at Legacy	Dewey F. Weaver, Jr.	Refinance	9,000,000	0	0
38	Loan		GSMC	GSMC	Shops at Tallgrass & Tallgrass Centre	Farouk Jehan and Yasmeen Jehan	Acquisition	8,900,000	3,762,261	0
39	Loan		GSMC	GSMC	Sahuarita Plaza	John Zachary Bonsall, Felix Schein and Matteo Gallo	Acquisition	8,725,000	3,780,263	0
40	Loan		RMF	RMF	Midtown Center	Ziva Nitzan and Amir Ben-Zion	Refinance	8,700,000	0	0
41	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Willow Lake Apartments	Luis Delgado and Erwin Sredni	Acquisition	8,550,000	2,908,105	0
42	Loan	35	CGMRC	The Bancorp Bank	2201 Junipero Serra Boulevard	Benjamin Stefancic and Joseph Sutton	Acquisition	8,520,000	4,729,989	0
43	Loan		RCMC	RCMC	Union Town Center	NetREIT, Inc.	Acquisition	8,440,000	2,855,244	0
44	Loan		CGMRC	CGMRC	Southport Plaza Shopping Center	Ben Braunstein, Harry Braunstein and Brian Rand	Acquisition	8,400,000	3,754,012	0
45	Loan		RMF	RMF	Zane Plaza Shopping Center	William Weprin, Barbara Weprin and Leonard Peal	Refinance	8,250,000	0	0
46	Loan	36	RMF	RMF	470 Olde Worthington Road	Donald R. Kenney	Refinance	8,250,000	0	0
47	Loan	12	CGMRC	The Bancorp Bank	Shops at Andros Isle	Doron Valero and Rafi Zitvar	Acquisition	8,200,000	3,178,659	0
48	Loan	37, 38	RMF	RMF	Pantops Self Storage	Robert Moser and Robert Morgan	Acquisition	8,150,000	2,750,027	0
49	Loan	39	CGMRC	CGMRC	Stop & Shop - Orangeburg Commons	Jay Furman and Richard Birdoff	Refinance	8,100,000	365,999	0
50	Loan	12, 40	RMF	RMF	Boca Hamptons Plaza Portfolio	Michael L. Bellino and Stephen J. Bellino	Refinance	26,000,000	0	0
50.01	Property				Boca Hamptons Plaza
50.02	Property				Queens Industrial
50.03	Property				One Industrial Plaza
51	Loan	12	CGMRC	The Bancorp Bank	Bayshore Office Center	Joseph Taggart and Robert J. Holmes, Jr.	Refinance	7,930,000	0	0
52	Loan		CGMRC	The Bancorp Bank	2100 Queens Road West	Daniel A. Jimenez and Christopher J. Branch	Refinance	7,875,000	0	0
53	Loan		RMF	RMF	Kohl’s Westerville	Alan R. Hammerschlag and Scott L. Spector	Acquisition	7,700,000	3,248,181	0
54	Loan		CGMRC	CGMRC	Las Misiones Apartments	Maria de los Angeles Guerra-Silla and Rafael Guerra	Refinance	6,938,000	38,631	0
55	Loan	41	GSMC	GSCRE	One Pine and Nueva Villa Apartments	David Anderson and Alan Schnur	Refinance/Acquisition	6,900,000	229,189	0
56	Loan	42, 43	CGMRC	The Bancorp Bank	Union Terrace	NetREIT, Inc.	Acquisition	6,600,000	2,944,828	0
57	Loan		CGMRC	The Bancorp Bank	Talus Point	Balasubramanian Kowdley, Shirley Kowdley, Michael Poitevin and Vickie Poitevin	Acquisition	6,350,000	2,809,251	0
58	Loan	44	GSMC	GSMC	Extra Space Advanced Storage Littleton	Thomas E. Razo and Lisa S. Glynn	Refinance	6,300,000	0	0
59	Loan		CGMRC	The Bancorp Bank	178 Middle Street	Fabian Friedland	Acquisition	6,000,000	2,607,796	0
60	Loan	12, 45	GSMC	GSMC	Redlands Village	Sierra Lakes Land Company, LLC	Recapitalization	6,000,000	0	0
61	Loan		CGMRC	The Bancorp Bank	Shops At South Howard	Helen Marie Investment LLC, Gregory E. Williams and Rufus J. Williams IV	Refinance	5,900,000	0	0
62	Loan		CGMRC	CGMRC	GK Retail Portfolio	George Kashat and Georgette Kashat	Acquisition	5,850,000	2,119,972	0
62.01	Property				Meridian Plaza
62.02	Property				Lansing Plaza
62.03	Property				Canton Center Plaza I
62.04	Property				Canton Center Plaza II
63	Loan	12, 46	CGMRC	CGMRC	Amsdell - FL & TN Portfolio	Robert J. Amsdell	Refinance/Acquisition	5,690,000	205,435	0
63.01	Property				Amelia Island
63.02	Property				Bartlett
64	Loan		CGMRC	CGMRC	Tellus Forney	Thomas Davis Gordon and Danny R. Clemons	Refinance	5,500,000	0	0

CGCMT 2015-GC27 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Carve-out Guarantor	Loan Purpose	Loan Amount (sources)	Principal’s New Cash Contribution (7)	Subordinate Debt
65	Loan	47	RAIT Funding, LLC	RAIT Funding, LLC	Congress and Erin Way Apartments	Michael L. Carnahan	Refinance	5,400,000	0	0
65.01	Property				Congress Apartments
65.02	Property				Erin Way Apartments
66	Loan	48	CGMRC	CGMRC	Vigouroux Marketplace	Marc Jacobowitz and Yerachmeal Jacobson	Acquisition	5,390,000	1,516,314	0
67	Loan		RMF	RMF	Emerick Manor	Michael E. Gibbons	Refinance	5,225,000	0	0
68	Loan	49	CGMRC	CGMRC	Belmont Village	William G. Sanders, Jr.	Recapitalization	5,100,000	0	0
69	Loan		CGMRC	The Bancorp Bank	Rite Aid - Oregon	Bryan Levy and Scott McCarter	Acquisition	5,008,214	1,809,991	0
70	Loan	50	CGMRC	The Bancorp Bank	Harmony Meadow	William E. Cross	Refinance	3,600,000	102,516	0
71	Loan	50	CGMRC	The Bancorp Bank	Harmony Grove	William E. Cross	Refinance	1,230,000	0	0
72	Loan		CGMRC	The Bancorp Bank	Moore Self Storage	Michael R. Bozzone	Refinance	4,500,000	0	0
73	Loan		RMF	RMF	Falls of Maplewood	Robert Martinez	Refinance	4,400,000	0	0
74	Loan		RMF	RMF	Locker Room Storage	Robert Moser and Robert Morgan	Acquisition	4,400,000	1,488,159	0
75	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Chesterville Gardens	Donald W. Coleman, Sr. and Donald W. Coleman, Jr.	Refinance	4,300,000	0	0
76	Loan		CGMRC	CGMRC	269 King Street	David Dushey	Refinance	4,250,000	0	0
77	Loan		GSMC	GSMC	Fox Farm Storage	Kenneth M. High, Jr., Thomas P. Pecht and Ann Maureen King	Acquisition	4,225,000	2,724,763	0
78	Loan		CGMRC	CGMRC	CSS Concord	Timothy D. Davis, Robert J. Dailey, Thomas A. Dailey, William D. Schmicker and Dwight W. Davis	Recapitalization	4,050,000	0	0
79	Loan		CGMRC	CGMRC	Aqua Marine II	Herman R. Kopf and Herman R. Kopf, Trustee of the Herman R. Kopf Revocable Trust Dated January 5, 2006	Refinance	4,050,000	0	0
80	Loan		GSMC	GSMC	Peachtree City Marketplace	David C. Sargent	Refinance	4,050,000	178,687	0
81	Loan		CGMRC	The Bancorp Bank	Walgreens- Ormond Beach	Richard P. Jaffe	Refinance	4,000,000	0	0
82	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Value Place - Sacramento	Robert Dailey, Thomas Dailey, Dwight Davis, Timothy Davis and William Schmicker	Refinance	4,000,000	447,374	0
83	Loan		CGMRC	The Bancorp Bank	Southgate Shopping Center	Rohan Gupta	Refinance	3,991,000	0	0
84	Loan		RCMC	RCMC	Deerfield Crossing	Miller-Valentine Partners LTD.	Refinance	3,850,000	0	0
85	Loan		GSMC	GSMC	Walgreens Glen Allen	Dennis Flaherty and David Flaherty	Acquisition	3,786,000	2,114,636	0
86	Loan		CGMRC	CGMRC	7300 Centre	Richard Robin	Refinance	3,800,000	0	0
87	Loan		CGMRC	The Bancorp Bank	Walgreens- Portsmouth	John Laskey and Linda Laskey	Refinance	3,800,000	0	0
88	Loan		GSMC	GSMC	Walgreens Kernersville	Dennis Flaherty and David Flaherty	Acquisition	3,705,000	2,065,929	0
89	Loan	12	RMF	RMF	Best Western Brighton	Warren Collier	Refinance	3,500,000	0	0
90	Loan		GSMC	GSMC	Walgreens Winston-Salem	Dennis Flaherty and David Flaherty	Acquisition	3,250,000	1,853,117	0
91	Loan	51	RCMC	RCMC	Walgreens - Raleigh, NC	Michael Palin and David Sachs	Refinance	3,150,000	0	0
92	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Foxwood/Westwood Apartments	Jason D. Hilton, R. Craig Grantham and Alfred J. Hayes, III	Refinance	3,000,000	0	0
92.01	Property				Foxwood Apartments
92.02	Property				Westwood Apartments
93	Loan	52	RCMC	RCMC	Walgreens - Franklinton, NC	Michael Palin and David Sachs	Refinance	2,850,000	0	0
94	Loan	12	CGMRC	The Bancorp Bank	1023 West Morehead Street	David Moritz and Brian Nelson	Acquisition	2,775,000	1,192,554	0
95	Loan	53	RCMC	RCMC	Walgreens - Carthage, NC	David Sachs	Refinance	2,700,000	0	0
96	Loan		CGMRC	FCRE REL, LLC	Rite Aid_Warwick	John Ashley and Charles Ashley	Acquisition	2,225,000	1,003,133	0
97	Loan		CGMRC	FCRE REL, LLC	44-11 Eleventh Street	John Marcato	Refinance	2,000,000	0	0
98	Loan		CGMRC	FCRE REL, LLC	Trade Court Shoppes	Gary E. Hamrah	Refinance	1,900,000	0	0
99	Loan		CGMRC	FCRE REL, LLC	DaVita Baton Rouge Mid-City	Vincent Curran, Jr.	Refinance	1,800,000	0	0
100	Loan		CGMRC	FCRE REL, LLC	One Broad Street	Melissa Ackerman, Evan Hollander and Mark Levack	Refinance	1,400,000	87,739	0

CGCMT 2015-GC27 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Other Sources	Total Sources	Loan Payoff	Purchase Price	Closing Costs	Reserves	Principal Equity Distribution	Other Uses
1	Loan	8, 9, 10	GSMC	GSMC	Kemper Lakes Business Center	0	131,771,590	0	127,000,000	1,144,811	3,626,779	0	0
2	Loan	11	CGMRC	CGMRC	393-401 Fifth Avenue	250,000	125,250,000	56,328,374	0	2,814,724	10,794,984	55,311,918	0
3	Loan	12, 13, 14, 15	GSMC	GSMC	Northeastern Hotel Portfolio	0	90,451,120	0	84,000,000	702,292	5,748,828	0	0
3.01	Property				Hilton Garden Inn Norwalk
3.02	Property				SpringHill Suites Tarrytown
3.03	Property				Sheraton Hotel Tarrytown
3.04	Property				Hilton Garden Inn Shelton
4	Loan	16, 17	CGMRC	CGMRC	Twin Cities Premium Outlets	100,000	115,100,000	69,650,306	0	3,281,298	14,860,289	27,308,107	0
5	Loan		GSMC	GSCRE	Highland Square	0	49,662,533	0	49,000,000	296,426	366,107	0	0
6	Loan		GSMC	GSMC	Whitman Square	0	32,250,000	23,860,423	0	483,951	564,648	7,340,978	0
7	Loan	18	GSMC	GSMC	Union Square Shopping Center	0	32,000,000	21,745,804	0	282,083	416,060	9,556,053	0
8	Loan	12, 19	CGMRC	CGMRC	Centralia Outlets	50,000	31,050,000	24,106,269	0	612,770	900,740	5,430,221	0
9	Loan		CGMRC	CGMRC	40 Gansevoort Street	60,000	29,060,000	23,273,865	0	943,919	520,744	4,321,472	0
10	Loan	20	RCMC	RCMC	Utica Park Place Shopping Center	0	30,582,537	28,493,401	0	1,898,648	190,487	0	0
11	Loan	12	GSMC	GSMC	Natomas Town Center	0	24,900,000	23,468,460	0	331,354	47,440	1,052,746	0
12	Loan	21	RMF	RMF	Highland Woods	25,000	24,525,000	21,423,014	0	244,289	1,360,390	1,497,306	0
13	Loan	12, 22, 23	RCMC	RCMC	DoubleTree Little Rock	0	36,979,355	0	29,100,000	1,026,334	6,853,021		0
14	Loan	12	RMF	RMF	The Hampton	35,000	25,375,741	0	24,475,000	321,743	578,998	0	0
15	Loan		CGMRC	CGMRC	NY & NJ Mixed Use Portfolio	90,000	17,340,000	11,891,272	0	646,161	653,605	4,148,962	0
15.01	Property				162-24 Jamaica Avenue
15.02	Property				300 US Highway 202
15.03	Property				2600 Flatbush Avenue
15.04	Property				2706 Route 22
16	Loan		GSMC	GSCRE	808 West Apartments	0	16,500,000	10,977,343	0	342,965	153,587	5,026,106	0
17	Loan	24, 25	RMF	RMF	Kings Mountain Industrial	50,000	26,693,512	0	26,291,117	402,395	0	0	0
18	Loan	12, 26	RCMC	RCMC	Reunion Park	0	21,988,417	0	20,672,567	644,853	670,997	0	0
19	Loan	12, 27	CGMRC	CGMRC	Northville Woods	725,136	19,257,266	0	18,775,000	332,678	149,588	0	0
20	Loan		CGMRC	CGMRC	New Carrollton Woods	40,000	15,040,000	13,490,070	0	287,415	82,986	1,179,529	0
21	Loan	28	RAIT Funding, LLC	RAIT Funding, LLC	Broadway Marketplace - Parcel 5	0	14,600,000	13,605,527	0	237,952	674,554	81,967	0
22	Loan		GSMC	GSMC	Eastlake Village Center South	0	14,000,000	9,596,136	0	842,611	384,690	3,176,563	0
23	Loan		GSMC	GSMC	Poway Plaza	0	13,018,320	12,434,917	0	485,199	98,205	0	0
24	Loan		RMF	RMF	The Alora	20,000	12,820,000	6,514,444	0	307,095	768,626	1,134,907	4,094,927
25	Loan	29, 30	RCMC	RCMC	Westview Business Park (C, D & E)	0	11,000,000	7,432,607	0	192,927	59,451	3,315,015	0
26	Loan	12	CGMRC	The Bancorp Bank	Vegas Industrial Portfolio	50,000	14,655,414	0	14,276,200	166,129	179,126	0	33,960
26.01	Property				Hacienda Crossing
26.02	Property				Pace Commerce Center
26.03	Property				Decatur Bell Commerce Center
27	Loan		RMF	RMF	Oaks of Westlake	40,000	10,415,000	7,691,027	0	370,320	86,975	2,266,677	0
28	Loan		CGMRC	CGMRC	Northfield Commons Retail Center	42,500	10,342,500	8,483,636	0	186,778	147,495	1,524,591	0
29	Loan		CGMRC	CGMRC	Avalon Square Apartments	638,245	15,071,987	0	13,700,000	588,373	783,614	0	0
30	Loan	31	CGMRC	The Bancorp Bank	Four Points Sheraton	50,000	10,350,000	9,675,184	0	244,124	221,992	187,917	20,783
31	Loan		RCMC	RCMC	Centennial Tech Center	0	15,420,594	0	13,878,253	164,161	1,378,180	0	0
32	Loan		RCMC	RCMC	Ming Plaza	0	20,162,233	0	19,950,000	177,233	35,000	0	0

CGCMT 2015-GC27 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Other Sources	Total Sources	Loan Payoff	Purchase Price	Closing Costs	Reserves	Principal Equity Distribution	Other Uses
33	Loan	32, 33	CGMRC	The Bancorp Bank	Fairway Business Center	50,000	10,247,867	9,633,622	0	142,198	446,075	0	25,972
34	Loan		RMF	RMF	Shoppes at Brookfield Commons	90,000	12,759,932	11,742,825	0	552,598	464,509	0	0
35	Loan		GSMC	GSMC	Walmart Super Center Georgia	0	14,418,861	0	14,350,000	68,861	0	0	0
36	Loan		GSMC	GSMC	Village Shopping Center	0	10,343,236	9,845,921	0	118,693	378,622	0	0
37	Loan	12, 34	GSMC	GSMC	Courtyard North Stone Oak at Legacy	0	9,000,000	5,793,923	0	453,975	500,917	2,251,185	0
38	Loan		GSMC	GSMC	Shops at Tallgrass & Tallgrass Centre	0	12,662,261	0	11,995,000	179,250	488,011	0	0
39	Loan		GSMC	GSMC	Sahuarita Plaza	0	12,505,263	0	12,225,000	168,813	111,450	0	0
40	Loan		RMF	RMF	Midtown Center	37,500	8,737,500	7,602,050	0	283,690	63,524	788,237	0
41	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Willow Lake Apartments	0	11,458,105	0	11,100,000	216,216	141,888	0	0
42	Loan	35	CGMRC	The Bancorp Bank	2201 Junipero Serra Boulevard	50,000	13,299,989	0	13,050,000	184,542	42,381	0	23,066
43	Loan		RCMC	RCMC	Union Town Center	0	11,295,244	0	10,592,866	558,025	144,353	0	0
44	Loan		CGMRC	CGMRC	Southport Plaza Shopping Center	137,500	12,291,512	0	11,400,000	759,482	132,030	0	0
45	Loan		RMF	RMF	Zane Plaza Shopping Center	25,000	8,275,000	7,170,738	0	229,970	822,347	51,945	0
46	Loan	36	RMF	RMF	470 Olde Worthington Road	35,000	8,285,000	7,566,477	0	143,684	88,637	486,201	0
47	Loan	12	CGMRC	The Bancorp Bank	Shops at Andros Isle	50,000	11,428,659	0	11,000,000	166,021	237,298	0	25,340
48	Loan	37, 38	RMF	RMF	Pantops Self Storage	0	10,900,027	0	10,300,000	469,096	130,932	0	0
49	Loan	39	CGMRC	CGMRC	Stop & Shop - Orangeburg Commons	50,000	8,515,999	8,262,368	0	205,857	47,774	0	0
50	Loan	12, 40	RMF	RMF	Boca Hamptons Plaza Portfolio	50,000	26,050,000	17,182,868	0	629,607	1,380,551	6,856,974	0
50.01	Property				Boca Hamptons Plaza
50.02	Property				Queens Industrial
50.03	Property				One Industrial Plaza
51	Loan	12	CGMRC	The Bancorp Bank	Bayshore Office Center	50,000	7,980,000	6,050,221	0	209,943	149,190	1,565,722	4,923
52	Loan		CGMRC	The Bancorp Bank	2100 Queens Road West	50,000	7,925,000	6,001,768	0	139,453	25,229	1,734,379	24,172
53	Loan		RMF	RMF	Kohl’s Westerville	35,000	10,983,181	0	10,750,000	233,181	0	0	0
54	Loan		CGMRC	CGMRC	Las Misiones Apartments	25,000	7,001,631	6,664,280	0	289,485	47,866	0	0
55	Loan	41	GSMC	GSCRE	One Pine and Nueva Villa Apartments	0	7,129,189	1,696,293	4,788,000	338,155	306,741	0	0
56	Loan	42, 43	CGMRC	The Bancorp Bank	Union Terrace	40,000	9,584,828	0	9,425,000	117,954	41,874	0	0
57	Loan		CGMRC	The Bancorp Bank	Talus Point	50,000	9,209,251	0	9,000,000	139,702	67,832	0	1,718
58	Loan	44	GSMC	GSMC	Extra Space Advanced Storage Littleton	0	6,300,000	4,443,788	0	128,720	40,107	1,687,385	0
59	Loan		CGMRC	The Bancorp Bank	178 Middle Street	35,000	8,642,796	0	8,000,000	119,894	499,502	0	23,400
60	Loan	12, 45	GSMC	GSMC	Redlands Village	0	6,000,000	0	0	113,134	260,613	5,626,253	0
61	Loan		CGMRC	The Bancorp Bank	Shops At South Howard	50,000	5,950,000	3,506,309	0	162,006	105,702	2,156,382	19,601
62	Loan		CGMRC	CGMRC	GK Retail Portfolio	168,074	8,138,046	0	7,700,000	374,838	63,208	0	0
62.01	Property				Meridian Plaza
62.02	Property				Lansing Plaza
62.03	Property				Canton Center Plaza I
62.04	Property				Canton Center Plaza II
63	Loan	12, 46	CGMRC	CGMRC	Amsdell - FL & TN Portfolio	219,976	6,115,411	1,313,650	4,600,000	176,224	25,537	0	0
63.01	Property				Amelia Island
63.02	Property				Bartlett
64	Loan		CGMRC	CGMRC	Tellus Forney	31,500	5,531,500	2,758,063	0	193,803	18,591	2,561,043	0

CGCMT 2015-GC27 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Other Sources	Total Sources	Loan Payoff	Purchase Price	Closing Costs	Reserves	Principal Equity Distribution	Other Uses
65	Loan	47	RAIT Funding, LLC	RAIT Funding, LLC	Congress and Erin Way Apartments	0	5,400,000	3,549,566	0	157,237	39,469	1,653,728	0
65.01	Property				Congress Apartments
65.02	Property				Erin Way Apartments
66	Loan	48	CGMRC	CGMRC	Vigouroux Marketplace	617,578	7,523,892	0	6,171,800	1,276,565	75,527	0	0
67	Loan		RMF	RMF	Emerick Manor	25,000	5,250,000	3,898,548	0	166,008	82,594	1,102,850	0
68	Loan	49	CGMRC	CGMRC	Belmont Village	40,000	5,140,000	0	0	119,555	372,490	4,647,955	0
69	Loan		CGMRC	The Bancorp Bank	Rite Aid - Oregon	40,000	6,858,205	0	6,679,619	178,586	0	0	0
70	Loan	50	CGMRC	The Bancorp Bank	Harmony Meadow	50,000	3,752,516	3,156,651	0	124,556	467,899	0	3,409
71	Loan	50	CGMRC	The Bancorp Bank	Harmony Grove	30,000	1,260,000	853,954	0	78,812	159,424	166,646	1,165
72	Loan		CGMRC	The Bancorp Bank	Moore Self Storage	40,000	4,540,000	2,895,799	0	126,427	42,903	1,471,996	2,875
73	Loan		RMF	RMF	Falls of Maplewood	35,000	4,435,000	3,237,999	0	163,969	184,907	848,125	0
74	Loan		RMF	RMF	Locker Room Storage	0	5,888,159	0	5,400,000	452,684	35,474	0	0
75	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Chesterville Gardens	0	4,300,000	3,101,580	0	166,244	34,226	997,949	0
76	Loan		CGMRC	CGMRC	269 King Street	45,000	4,295,000	2,506,251	0	182,618	101,681	1,504,450	0
77	Loan		GSMC	GSMC	Fox Farm Storage	0	6,949,763	0	6,800,000	127,467	22,296	0	0
78	Loan		CGMRC	CGMRC	CSS Concord	35,000	4,085,000	0	0	115,703	29,146	3,940,150	0
79	Loan		CGMRC	CGMRC	Aqua Marine II	45,000	4,095,000	3,947,159	0	110,376	11,712	25,752	0
80	Loan		GSMC	GSMC	Peachtree City Marketplace	0	4,228,687	4,003,308	0	151,686	73,694	0	0
81	Loan		CGMRC	The Bancorp Bank	Walgreens- Ormond Beach	50,000	4,050,000	2,544,968	0	78,396	0	1,415,366	11,270
82	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Value Place - Sacramento	0	4,447,374	4,265,143	0	138,860	43,371	0	0
83	Loan		CGMRC	The Bancorp Bank	Southgate Shopping Center	40,000	4,031,000	2,703,884	0	112,974	84,041	1,127,480	2,622
84	Loan		RCMC	RCMC	Deerfield Crossing	0	3,850,000	3,374,862	0	133,840	57,344	283,955	0
85	Loan		GSMC	GSMC	Walgreens Glen Allen	0	5,900,636	0	5,822,000	78,636	0	0	0
86	Loan		CGMRC	CGMRC	7300 Centre	25,000	3,825,000	1,510,588	0	94,262	87,663	2,132,486	0
87	Loan		CGMRC	The Bancorp Bank	Walgreens- Portsmouth	50,000	3,850,000	3,224,911	0	102,142	0	510,756	12,192
88	Loan		GSMC	GSMC	Walgreens Kernersville	0	5,770,929	0	5,671,000	99,929	0	0	0
89	Loan	12	RMF	RMF	Best Western Brighton	35,000	3,535,000	2,063,171	0	158,083	144,247	1,169,500	0
90	Loan		GSMC	GSMC	Walgreens Winston-Salem	0	5,103,117	0	5,007,000	96,117	0	0	0
91	Loan	51	RCMC	RCMC	Walgreens - Raleigh, NC	0	3,150,000	1,833,666	0	89,690	0	1,226,643	0
92	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Foxwood/Westwood Apartments	0	3,000,000	2,320,750	0	194,396	15,725	469,129	0
92.01	Property				Foxwood Apartments
92.02	Property				Westwood Apartments
93	Loan	52	RCMC	RCMC	Walgreens - Franklinton, NC	0	2,850,000	1,680,726	0	86,481	0	1,082,793	0
94	Loan	12	CGMRC	The Bancorp Bank	1023 West Morehead Street	40,000	4,007,554	0	3,700,000	118,677	185,911	0	2,966
95	Loan	53	RCMC	RCMC	Walgreens - Carthage, NC	0	2,700,000	1,575,108	0	87,258	0	1,037,634	0
96	Loan		CGMRC	FCRE REL, LLC	Rite Aid_Warwick	24,000	3,252,133	0	3,180,000	72,133	0	0	0
97	Loan		CGMRC	FCRE REL, LLC	44-11 Eleventh Street	24,000	2,024,000	847,472	0	140,109	14,815	1,021,605	0
98	Loan		CGMRC	FCRE REL, LLC	Trade Court Shoppes	24,000	1,924,000	1,338,618	0	82,231	74,379	428,772	0
99	Loan		CGMRC	FCRE REL, LLC	DaVita Baton Rouge Mid-City	21,500	1,821,500	1,347,615	0	43,965	27,620	402,299	0
100	Loan		CGMRC	FCRE REL, LLC	One Broad Street	24,750	1,512,489	1,329,006	0	78,630	104,853	0	0

CGCMT 2015-GC27 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Total Uses	Lockbox	Cash Management	Cash Management Triggers	Ground Lease Y/N
1	Loan	8, 9, 10	GSMC	GSMC	Kemper Lakes Business Center	131,771,590	Hard	In Place
(i) the occurrence of an Event of Default, (ii) beginning with the fiscal quarter ending on or after the 9-month anniversary of loan closing, DSCR is less than 1.25x, (iii) failure to deliver financial statements as required in the Loan Agreement
										No
2	Loan	11	CGMRC	CGMRC	393-401 Fifth Avenue	125,250,000	Hard	In Place	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) the occurrence of a Specified Tenant Trigger Period, (iv) January 6, 2023	No
3	Loan	12, 13, 14, 15	GSMC	GSMC	Northeastern Hotel Portfolio	90,451,120	Soft Springing	In Place
(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of any Mezzanine Debt Event of Default, (v) the occurrence of a Franchise Trigger Event

3.01	Property				Hilton Garden Inn Norwalk					Yes
3.02	Property				SpringHill Suites Tarrytown					No
3.03	Property				Sheraton Hotel Tarrytown					No
3.04	Property				Hilton Garden Inn Shelton					No
4	Loan	16, 17	CGMRC	CGMRC	Twin Cities Premium Outlets	115,100,000	Hard	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) the occurrence of a Specified Tenant Trigger Period	No
5	Loan		GSMC	GSCRE	Highland Square	49,662,533	None	None
(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 82.5% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) failure to maintain Net Worth and Liquidity requirements
										No
6	Loan		GSMC	GSMC	Whitman Square	32,250,000	Springing	Springing
(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 85% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Tenant Trigger Event
										No
7	Loan	18	GSMC	GSMC	Union Square Shopping Center	32,000,000	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) Tenant Trigger Event	No
8	Loan	12, 19	CGMRC	CGMRC	Centralia Outlets	31,050,000	Hard	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Specified Tenant Trigger Period	No
9	Loan		CGMRC	CGMRC	40 Gansevoort Street	29,060,000	Hard	In Place	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) the occurrence of a Specified Tenant Trigger Period	Yes
10	Loan	20	RCMC	RCMC	Utica Park Place Shopping Center	30,582,537	Soft Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.05x, (iii) the occurrence of a Tenant Trigger Event Period, (iv) the occurrence of a Mezzanine Event of Default	No
11	Loan	12	GSMC	GSMC	Natomas Town Center	24,900,000	Springing	Springing
(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 80% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of an Anchor Tenant Sweep Period
										No
12	Loan	21	RMF	RMF	Highland Woods	24,525,000	Springing	Springing	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.20x	No
13	Loan	12, 22, 23	RCMC	RCMC	DoubleTree Little Rock	36,979,355	Hard	Springing
(i) the occurrence of an Event of Default, (ii) the occurrence of a Mezzanine Event of Default, (iii) DSCR is less than 1.05x (prior to the earlier of July 1, 2016 or the date that all of the PIP work is completed) or 1.15x on or after such date, (iv) Franchise Agreement Default or Termination, (v) PIP work is not completed within 36 months
										Yes
14	Loan	12	RMF	RMF	The Hampton	25,375,741	Springing	Springing	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.15x	No
15	Loan		CGMRC	CGMRC	NY & NJ Mixed Use Portfolio	17,340,000	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Specified Tenant Trigger Period
15.01	Property				162-24 Jamaica Avenue					No
15.02	Property				300 US Highway 202					No
15.03	Property				2600 Flatbush Avenue					No
15.04	Property				2706 Route 22					No
16	Loan		GSMC	GSCRE	808 West Apartments	16,500,000	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.05x, (iii) failure to deliver financial statements as required in the Loan Agreement	No
17	Loan	24, 25	RMF	RMF	Kings Mountain Industrial	26,693,512	Hard	Springing	(i) the occurrence of an Event of Default, (ii) Critical Tenant Trigger Event	No
18	Loan	12, 26	RCMC	RCMC	Reunion Park	21,988,417	Soft Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) the occurrence of a Signature Science Trigger Event	No
19	Loan	12, 27	CGMRC	CGMRC	Northville Woods	19,257,266	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15	No
20	Loan		CGMRC	CGMRC	New Carrollton Woods	15,040,000	Springing	Springing	(i) the occurrence of an Event of Default	No
21	Loan	28	RAIT Funding, LLC	RAIT Funding, LLC	Broadway Marketplace - Parcel 5	14,600,000	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) the occurrence of Specified Tenant Trigger Period	No
22	Loan		GSMC	GSMC	Eastlake Village Center South	14,000,000	Springing	Springing	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 75% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement	No
23	Loan		GSMC	GSMC	Poway Plaza	13,018,320	Springing	Springing
(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 75% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of the Grocery Outlet Trigger Period, (v) the occurrence of the Michael’s Trigger Period, (vi) the occurrence of the Petco/Grocery Outlet Trigger Period
										No
24	Loan		RMF	RMF	The Alora	12,820,000	Springing	Springing	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager	No
25	Loan	29, 30	RCMC	RCMC	Westview Business Park (C, D & E)	11,000,000	None	None	NAP	No
26	Loan	12	CGMRC	The Bancorp Bank	Vegas Industrial Portfolio	14,655,414	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x
26.01	Property				Hacienda Crossing					No
26.02	Property				Pace Commerce Center					No
26.03	Property				Decatur Bell Commerce Center					No
27	Loan		RMF	RMF	Oaks of Westlake	10,415,000	Springing	Springing	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager	No
28	Loan		CGMRC	CGMRC	Northfield Commons Retail Center	10,342,500	Hard	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20, (iii) the occurrence of Specified Tenant Trigger Period	No
29	Loan		CGMRC	CGMRC	Avalon Square Apartments	15,071,987	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.40x	Yes
30	Loan	31	CGMRC	The Bancorp Bank	Four Points Sheraton	10,350,000	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) the occurrence of a Franchise Agreement Event	No
31	Loan		RCMC	RCMC	Centennial Tech Center	15,420,594	Soft	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Tenant Trigger Event Period	Yes
32	Loan		RCMC	RCMC	Ming Plaza	20,162,233	None	None	NAP	No

CGCMT 2015-GC27 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Total Uses	Lockbox	Cash Management	Cash Management Triggers	Ground Lease Y/N
33	Loan	32, 33	CGMRC	The Bancorp Bank	Fairway Business Center	10,247,867	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No
34	Loan		RMF	RMF	Shoppes at Brookfield Commons	12,759,932	Hard	In Place	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.15x, (iv) the occurrence of a BOTW Litigation Trigger Event	No
35	Loan		GSMC	GSMC	Walmart Super Center Georgia	14,418,861	Springing	Springing	(i) the occurrence of an Event of Default	No
36	Loan		GSMC	GSMC	Village Shopping Center	10,343,236	None	None
(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 54% of Closing Date NOI for two consecutive quarters, (iii) failure to deliver financial statements as required in the Loan Agreement
										No
37	Loan	12, 34	GSMC	GSMC	Courtyard North Stone Oak at Legacy	9,000,000	Springing	Springing	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 85% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement	No
38	Loan		GSMC	GSMC	Shops at Tallgrass & Tallgrass Centre	12,662,261	Springing	Springing
(i) the occurrence of an Event of Default, (ii) beginning with the fiscal quarter ending June 30, 2016, if Net Operating Income is less than 75% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement
										No
39	Loan		GSMC	GSMC	Sahuarita Plaza	12,505,263	Hard	In Place
(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 75% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Ross Trigger Period
										No
40	Loan		RMF	RMF	Midtown Center	8,737,500	Hard	Springing	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.40x, (iv) Critical Tenant Trigger Event	No
41	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Willow Lake Apartments	11,458,105	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x	No
42	Loan	35	CGMRC	The Bancorp Bank	2201 Junipero Serra Boulevard	13,299,989	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) December 31, 2019, (iv) the occurrence of a Lease Termination Event	No
43	Loan		RCMC	RCMC	Union Town Center	11,295,244	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x	No
44	Loan		CGMRC	CGMRC	Southport Plaza Shopping Center	12,291,512	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Specified Tenant Trigger Period	No
45	Loan		RMF	RMF	Zane Plaza Shopping Center	8,275,000	Hard	In Place	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.20x, (iv) Critical Tenant Trigger Event	No
46	Loan	36	RMF	RMF	470 Olde Worthington Road	8,285,000	Hard	Springing	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.10x	No
47	Loan	12	CGMRC	The Bancorp Bank	Shops at Andros Isle	11,428,659	Soft	Soft Springing
(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) February 29, 2020 if Publix has not renewed the Lease for the Publix Space or if at any time subsequent to February 29, 2020 Publix vacates the Publix Space or gives notice of termination of the Lease for the Publix Space, (iv) Borrower fails to complete all roof repairs set forth in the Loan Agreement
										No
48	Loan	37, 38	RMF	RMF	Pantops Self Storage	10,900,027	Springing	Springing	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.20x	No
49	Loan	39	CGMRC	CGMRC	Stop & Shop - Orangeburg Commons	8,515,999	Springing	Springing	(i) the occurrence of an Event of Default, (ii) the DSCR is less than 1.20x, (iii) the occurrence of Specified Tenant Trigger Period, (iv) the occurrence of a Demolition Event	No
50	Loan	12, 40	RMF	RMF	Boca Hamptons Plaza Portfolio	26,050,000	Hard	In Place	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.20x
50.01	Property				Boca Hamptons Plaza					No
50.02	Property				Queens Industrial					No
50.03	Property				One Industrial Plaza					No
51	Loan	12	CGMRC	The Bancorp Bank	Bayshore Office Center	7,980,000	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No
52	Loan		CGMRC	The Bancorp Bank	2100 Queens Road West	7,925,000	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Tenant Trigger Event	No
53	Loan		RMF	RMF	Kohl’s Westerville	10,983,181	Springing	Springing
(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower or Guarantor, (iii) the 45th calendar day following bankruptcy action of Manager unless, prior to such time, Borrower replaces such Manager with a Qualified Manager, (iv) DSCR is less than 1.15x, (v) Critical Tenant Trigger Event
										No
54	Loan		CGMRC	CGMRC	Las Misiones Apartments	7,001,631	Hard	Springing	(i) the occurrence of an Event of Default, (ii) the DSCR is less than 1.20x	No
55	Loan	41	GSMC	GSCRE	One Pine and Nueva Villa Apartments	7,129,189	Soft	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) failure to deliver financial statements as required in the Loan Agreement	No
56	Loan	42, 43	CGMRC	The Bancorp Bank	Union Terrace	9,584,828	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No
57	Loan		CGMRC	The Bancorp Bank	Talus Point	9,209,251	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No
58	Loan	44	GSMC	GSMC	Extra Space Advanced Storage Littleton	6,300,000	None	None	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) failure to deliver financial statements as required in the Loan Agreement	No
59	Loan		CGMRC	The Bancorp Bank	178 Middle Street	8,642,796	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x	No
60	Loan	12, 45	GSMC	GSMC	Redlands Village	6,000,000	Springing	Springing
(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 80% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of an Anchor Tenant Sweep Period
										No
61	Loan		CGMRC	The Bancorp Bank	Shops At South Howard	5,950,000	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No
62	Loan		CGMRC	CGMRC	GK Retail Portfolio	8,138,046	Hard	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Corrective Action Trigger
62.01	Property				Meridian Plaza					No
62.02	Property				Lansing Plaza					No
62.03	Property				Canton Center Plaza I					No
62.04	Property				Canton Center Plaza II					No
63	Loan	12, 46	CGMRC	CGMRC	Amsdell - FL & TN Portfolio	6,115,411	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) Debt Yield is less than 8.00%
63.01	Property				Amelia Island					No
63.02	Property				Bartlett					No
64	Loan		CGMRC	CGMRC	Tellus Forney	5,531,500	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No

CGCMT 2015-GC27 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Total Uses	Lockbox	Cash Management	Cash Management Triggers	Ground Lease Y/N
65	Loan	47	RAIT Funding, LLC	RAIT Funding, LLC	Congress and Erin Way Apartments	5,400,000	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.05x
65.01	Property				Congress Apartments					No
65.02	Property				Erin Way Apartments					No
66	Loan	48	CGMRC	CGMRC	Vigouroux Marketplace	7,523,892	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Specified Tenant Trigger Period	No
67	Loan		RMF	RMF	Emerick Manor	5,250,000	Springing	Springing	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.20x	No
68	Loan	49	CGMRC	CGMRC	Belmont Village	5,140,000	Hard	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Specified Tenant Trigger Period	No
69	Loan		CGMRC	The Bancorp Bank	Rite Aid - Oregon	6,858,205	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Tenant Trigger Event	No
70	Loan	50	CGMRC	The Bancorp Bank	Harmony Meadow	3,752,516	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No
71	Loan	50	CGMRC	The Bancorp Bank	Harmony Grove	1,260,000	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No
72	Loan		CGMRC	The Bancorp Bank	Moore Self Storage	4,540,000	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No
73	Loan		RMF	RMF	Falls of Maplewood	4,435,000	Springing	Springing	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.25x	No
74	Loan		RMF	RMF	Locker Room Storage	5,888,159	Springing	Springing	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.20x	No
75	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Chesterville Gardens	4,300,000	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x	No
76	Loan		CGMRC	CGMRC	269 King Street	4,295,000	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Specified Tenant Trigger Period	No
77	Loan		GSMC	GSMC	Fox Farm Storage	6,949,763	None	None
(i) the occurrence of an Event of Default, (ii) beginning with the fiscal quarter ending March 31, 2015, Net Operating Income is less than 80% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement
										No
78	Loan		CGMRC	CGMRC	CSS Concord	4,085,000	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No
79	Loan		CGMRC	CGMRC	Aqua Marine II	4,095,000	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Guarantor Trigger Period	No
80	Loan		GSMC	GSMC	Peachtree City Marketplace	4,228,687	Springing	Springing
(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 85% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Staples Trigger Event
										No
81	Loan		CGMRC	The Bancorp Bank	Walgreens- Ormond Beach	4,050,000	Springing	Springing	(i) the occurrence of an Event of Default, (ii) the occurrence of a Tenant Trigger Event	No
82	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Value Place - Sacramento	4,447,374	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Franchise Trigger Period	No
83	Loan		CGMRC	The Bancorp Bank	Southgate Shopping Center	4,031,000	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No
84	Loan		RCMC	RCMC	Deerfield Crossing	3,850,000	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No
85	Loan		GSMC	GSMC	Walgreens Glen Allen	5,900,636	Springing	Springing
(i) the occurrence of an Event of Default, (ii) Walgreens’ investment grade rating by S&P falls below BBB-, (iii) Walgreens “goes dark” for any reason or vacates permanently, (iv) Walgreens declares bankruptcy
										No
86	Loan		CGMRC	CGMRC	7300 Centre	3,825,000	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) the occurrence of a Specified Tenant Trigger Period	No
87	Loan		CGMRC	The Bancorp Bank	Walgreens- Portsmouth	3,850,000	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.00x, (iii) the occurrence of a Walgreens Tenant Trigger Event	No
88	Loan		GSMC	GSMC	Walgreens Kernersville	5,770,929	Springing	Springing
(i) the occurrence of an Event of Default, (ii) Walgreens’ investment grade rating by S&P falls below BBB-, (iii) Walgreens “goes dark” for any reason or vacates permanently, (iv) Walgreens declares bankruptcy
										No
89	Loan	12	RMF	RMF	Best Western Brighton	3,535,000	Hard	Springing	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.30x	No
90	Loan		GSMC	GSMC	Walgreens Winston-Salem	5,103,117	Springing	Springing
(i) the occurrence of an Event of Default, (ii) Walgreens’ investment grade rating by S&P falls below BBB-, (iii) Walgreens “goes dark” for any reason or vacates permanently, (iv) Walgreens declares bankruptcy
										No
91	Loan	51	RCMC	RCMC	Walgreens - Raleigh, NC	3,150,000	Hard	Springing	(i) the occurrence of an Event of Default, (ii) failure to repay at Anticipated Repayment Date, (iii) the occurrence of a Tenant Trigger Event Period	No
92	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Foxwood/Westwood Apartments	3,000,000	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x
92.01	Property				Foxwood Apartments					No
92.02	Property				Westwood Apartments					No
93	Loan	52	RCMC	RCMC	Walgreens - Franklinton, NC	2,850,000	Hard	Springing	(i) the occurrence of an Event of Default, (ii) failure to repay at Anticipated Repayment Date, (iii) the occurrence of a Tenant Trigger Event Period	No
94	Loan	12	CGMRC	The Bancorp Bank	1023 West Morehead Street	4,007,554	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No
95	Loan	53	RCMC	RCMC	Walgreens - Carthage, NC	2,700,000	Hard	Springing	(i) the occurrence of an Event of Default, (ii) failure to repay at Anticipated Repayment Date, (iii) the occurrence of a Tenant Trigger Event Period	No
96	Loan		CGMRC	FCRE REL, LLC	Rite Aid_Warwick	3,252,133	Soft	Springing
(i) the occurrence of an Event of Default, (ii) the occurrence of a Tenant Bankruptcy Event, (iii) the occurrence of a Tenant Go-Dark Condition, (iv) the occurrence of a Lease Termination Event, (v) the occurrence of a Tenant Default Event
										No
97	Loan		CGMRC	FCRE REL, LLC	44-11 Eleventh Street	2,024,000	Soft	Springing
(i) the occurrence of an Event of Default, (ii) the occurrence of a Tenant Bankruptcy Event, (iii) the occurrence of a Tenant Go-Dark Condition, (iv) the occurrence of a Lease Termination Event, (v) the occurrence of a Tenant Default Event
										No
98	Loan		CGMRC	FCRE REL, LLC	Trade Court Shoppes	1,924,000	Soft	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.40x	No
99	Loan		CGMRC	FCRE REL, LLC	DaVita Baton Rouge Mid-City	1,821,500	Hard	Springing
(i) the occurrence of an Event of Default, (ii) the occurrence of a Tenant Bankruptcy Event, (iii) the occurrence of a Tenant Go-Dark Condition, (iv) the occurrence of a Lease Termination Event, (v) the occurrence of a Tenant Default Event
										No
100	Loan		CGMRC	FCRE REL, LLC	One Broad Street	1,512,489	Soft	Springing	(i) occurrence of an Event of Default (ii) DSCR is less than 1.85x	No

CGCMT 2015-GC27 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Ground Lease Expiration Date	Annual Ground Lease Payment ($)	Cut-off Date B Note Balance ($)	B Note Interest Rate	Cut-off Date Mezzanine Debt Balance ($)	Mezzanine Debt Interest Rate	Terrorism Insurance Required	Control Number
1	Loan	8, 9, 10	GSMC	GSMC	Kemper Lakes Business Center							Yes	1
2	Loan	11	CGMRC	CGMRC	393-401 Fifth Avenue					30,000,000	8.4000%	Yes	2
3	Loan	12, 13, 14, 15	GSMC	GSMC	Northeastern Hotel Portfolio					12,477,199	10.2500%	Yes	3
3.01	Property				Hilton Garden Inn Norwalk	11/1/2029, 10/31/2049, 11/8/2049	408,243					Yes	3.01
3.02	Property				SpringHill Suites Tarrytown							Yes	3.02
3.03	Property				Sheraton Hotel Tarrytown							Yes	3.03
3.04	Property				Hilton Garden Inn Shelton							Yes	3.04
4	Loan	16, 17	CGMRC	CGMRC	Twin Cities Premium Outlets							Yes	4
5	Loan		GSMC	GSCRE	Highland Square							Yes	5
6	Loan		GSMC	GSMC	Whitman Square							Yes	6
7	Loan	18	GSMC	GSMC	Union Square Shopping Center							Yes	7
8	Loan	12, 19	CGMRC	CGMRC	Centralia Outlets							Yes	8
9	Loan		CGMRC	CGMRC	40 Gansevoort Street	7/31/2053	950,078					Yes	9
10	Loan	20	RCMC	RCMC	Utica Park Place Shopping Center					1,000,000	10.0000%	Yes	10
11	Loan	12	GSMC	GSMC	Natomas Town Center							Yes	11
12	Loan	21	RMF	RMF	Highland Woods							Yes	12
13	Loan	12, 22, 23	RCMC	RCMC	DoubleTree Little Rock	9/1/2044	20,200			4,999,177	10.0000%	Yes	13
14	Loan	12	RMF	RMF	The Hampton							Yes	14
15	Loan		CGMRC	CGMRC	NY & NJ Mixed Use Portfolio							Yes	15
15.01	Property				162-24 Jamaica Avenue							Yes	15.01
15.02	Property				300 US Highway 202							Yes	15.02
15.03	Property				2600 Flatbush Avenue							Yes	15.03
15.04	Property				2706 Route 22							Yes	15.04
16	Loan		GSMC	GSCRE	808 West Apartments							Yes	16
17	Loan	24, 25	RMF	RMF	Kings Mountain Industrial			3,456,045	5.8886%			Yes	17
18	Loan	12, 26	RCMC	RCMC	Reunion Park							Yes	18
19	Loan	12, 27	CGMRC	CGMRC	Northville Woods							Yes	19
20	Loan		CGMRC	CGMRC	New Carrollton Woods							Yes	20
21	Loan	28	RAIT Funding, LLC	RAIT Funding, LLC	Broadway Marketplace - Parcel 5							Yes	21
22	Loan		GSMC	GSMC	Eastlake Village Center South							Yes	22
23	Loan		GSMC	GSMC	Poway Plaza							Yes	23
24	Loan		RMF	RMF	The Alora							Yes	24
25	Loan	29, 30	RCMC	RCMC	Westview Business Park (C, D & E)							Yes	25
26	Loan	12	CGMRC	The Bancorp Bank	Vegas Industrial Portfolio							Yes	26
26.01	Property				Hacienda Crossing							Yes	26.01
26.02	Property				Pace Commerce Center							Yes	26.02
26.03	Property				Decatur Bell Commerce Center							Yes	26.03
27	Loan		RMF	RMF	Oaks of Westlake							Yes	27
28	Loan		CGMRC	CGMRC	Northfield Commons Retail Center							Yes	28
29	Loan		CGMRC	CGMRC	Avalon Square Apartments	12/31/2032	30,000					Yes	29
30	Loan	31	CGMRC	The Bancorp Bank	Four Points Sheraton							Yes	30
31	Loan		RCMC	RCMC	Centennial Tech Center	8/31/2024	103,500					Yes	31
32	Loan		RCMC	RCMC	Ming Plaza							Yes	32

CGCMT 2015-GC27 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Ground Lease Expiration Date	Annual Ground Lease Payment ($)	Cut-off Date B Note Balance ($)	B Note Interest Rate	Cut-off Date Mezzanine Debt Balance ($)	Mezzanine Debt Interest Rate	Terrorism Insurance Required	Control Number
33	Loan	32, 33	CGMRC	The Bancorp Bank	Fairway Business Center							Yes	33
34	Loan		RMF	RMF	Shoppes at Brookfield Commons							Yes	34
35	Loan		GSMC	GSMC	Walmart Super Center Georgia							Yes	35
36	Loan		GSMC	GSMC	Village Shopping Center							Yes	36
37	Loan	12, 34	GSMC	GSMC	Courtyard North Stone Oak at Legacy							Yes	37
38	Loan		GSMC	GSMC	Shops at Tallgrass & Tallgrass Centre							Yes	38
39	Loan		GSMC	GSMC	Sahuarita Plaza							Yes	39
40	Loan		RMF	RMF	Midtown Center							Yes	40
41	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Willow Lake Apartments							Yes	41
42	Loan	35	CGMRC	The Bancorp Bank	2201 Junipero Serra Boulevard							Yes	42
43	Loan		RCMC	RCMC	Union Town Center							Yes	43
44	Loan		CGMRC	CGMRC	Southport Plaza Shopping Center							Yes	44
45	Loan		RMF	RMF	Zane Plaza Shopping Center							Yes	45
46	Loan	36	RMF	RMF	470 Olde Worthington Road							Yes	46
47	Loan	12	CGMRC	The Bancorp Bank	Shops at Andros Isle							Yes	47
48	Loan	37, 38	RMF	RMF	Pantops Self Storage							Yes	48
49	Loan	39	CGMRC	CGMRC	Stop & Shop - Orangeburg Commons							Yes	49
50	Loan	12, 40	RMF	RMF	Boca Hamptons Plaza Portfolio							Yes	50
50.01	Property				Boca Hamptons Plaza							Yes	50.01
50.02	Property				Queens Industrial							Yes	50.02
50.03	Property				One Industrial Plaza							Yes	50.03
51	Loan	12	CGMRC	The Bancorp Bank	Bayshore Office Center							Yes	51
52	Loan		CGMRC	The Bancorp Bank	2100 Queens Road West							Yes	52
53	Loan		RMF	RMF	Kohl’s Westerville							Yes	53
54	Loan		CGMRC	CGMRC	Las Misiones Apartments							Yes	54
55	Loan	41	GSMC	GSCRE	One Pine and Nueva Villa Apartments							Yes	55
56	Loan	42, 43	CGMRC	The Bancorp Bank	Union Terrace							Yes	56
57	Loan		CGMRC	The Bancorp Bank	Talus Point							Yes	57
58	Loan	44	GSMC	GSMC	Extra Space Advanced Storage Littleton							Yes	58
59	Loan		CGMRC	The Bancorp Bank	178 Middle Street							Yes	59
60	Loan	12, 45	GSMC	GSMC	Redlands Village							Yes	60
61	Loan		CGMRC	The Bancorp Bank	Shops At South Howard							Yes	61
62	Loan		CGMRC	CGMRC	GK Retail Portfolio							Yes	62
62.01	Property				Meridian Plaza							Yes	62.01
62.02	Property				Lansing Plaza							Yes	62.02
62.03	Property				Canton Center Plaza I							Yes	62.03
62.04	Property				Canton Center Plaza II							Yes	62.04
63	Loan	12, 46	CGMRC	CGMRC	Amsdell - FL & TN Portfolio							Yes	63
63.01	Property				Amelia Island							Yes	63.01
63.02	Property				Bartlett							Yes	63.02
64	Loan		CGMRC	CGMRC	Tellus Forney							Yes	64

CGCMT 2015-GC27 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Ground Lease Expiration Date	Annual Ground Lease Payment ($)	Cut-off Date B Note Balance ($)	B Note Interest Rate	Cut-off Date Mezzanine Debt Balance ($)	Mezzanine Debt Interest Rate	Terrorism Insurance Required	Control Number
65	Loan	47	RAIT Funding, LLC	RAIT Funding, LLC	Congress and Erin Way Apartments							Yes	65
65.01	Property				Congress Apartments							Yes	65.01
65.02	Property				Erin Way Apartments							Yes	65.02
66	Loan	48	CGMRC	CGMRC	Vigouroux Marketplace							Yes	66
67	Loan		RMF	RMF	Emerick Manor							Yes	67
68	Loan	49	CGMRC	CGMRC	Belmont Village							Yes	68
69	Loan		CGMRC	The Bancorp Bank	Rite Aid - Oregon							Yes	69
70	Loan	50	CGMRC	The Bancorp Bank	Harmony Meadow							Yes	70
71	Loan	50	CGMRC	The Bancorp Bank	Harmony Grove							Yes	71
72	Loan		CGMRC	The Bancorp Bank	Moore Self Storage							Yes	72
73	Loan		RMF	RMF	Falls of Maplewood							Yes	73
74	Loan		RMF	RMF	Locker Room Storage							Yes	74
75	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Chesterville Gardens							Yes	75
76	Loan		CGMRC	CGMRC	269 King Street							Yes	76
77	Loan		GSMC	GSMC	Fox Farm Storage							Yes	77
78	Loan		CGMRC	CGMRC	CSS Concord							Yes	78
79	Loan		CGMRC	CGMRC	Aqua Marine II							Yes	79
80	Loan		GSMC	GSMC	Peachtree City Marketplace							Yes	80
81	Loan		CGMRC	The Bancorp Bank	Walgreens- Ormond Beach							Yes	81
82	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Value Place - Sacramento							Yes	82
83	Loan		CGMRC	The Bancorp Bank	Southgate Shopping Center							Yes	83
84	Loan		RCMC	RCMC	Deerfield Crossing							Yes	84
85	Loan		GSMC	GSMC	Walgreens Glen Allen							Yes	85
86	Loan		CGMRC	CGMRC	7300 Centre							Yes	86
87	Loan		CGMRC	The Bancorp Bank	Walgreens- Portsmouth							Yes	87
88	Loan		GSMC	GSMC	Walgreens Kernersville							Yes	88
89	Loan	12	RMF	RMF	Best Western Brighton							Yes	89
90	Loan		GSMC	GSMC	Walgreens Winston-Salem							Yes	90
91	Loan	51	RCMC	RCMC	Walgreens - Raleigh, NC							Yes	91
92	Loan		RAIT Funding, LLC	RAIT Funding, LLC	Foxwood/Westwood Apartments							Yes	92
92.01	Property				Foxwood Apartments							Yes	92.01
92.02	Property				Westwood Apartments							Yes	92.02
93	Loan	52	RCMC	RCMC	Walgreens - Franklinton, NC							Yes	93
94	Loan	12	CGMRC	The Bancorp Bank	1023 West Morehead Street							Yes	94
95	Loan	53	RCMC	RCMC	Walgreens - Carthage, NC							Yes	95
96	Loan		CGMRC	FCRE REL, LLC	Rite Aid_Warwick							Yes	96
97	Loan		CGMRC	FCRE REL, LLC	44-11 Eleventh Street							Yes	97
98	Loan		CGMRC	FCRE REL, LLC	Trade Court Shoppes							Yes	98
99	Loan		CGMRC	FCRE REL, LLC	DaVita Baton Rouge Mid-City							Yes	99
100	Loan		CGMRC	FCRE REL, LLC	One Broad Street							Yes	100

Footnotes to Annex A

(1)
The Administrative Fee Rate includes the Servicing Fee Rate, the Operating Advisor Fee Rate, the Trustee/Certificate Administrator Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate applicable to each Mortgage Loan.

(2)	The monthly debt service shown for Mortgage Loans with a partial interest-only period reflects the amount payable after the expiration of the interest-only period.

(3)	The open period is inclusive of the Maturity Date or Anticipated Repayment Date.

(4)	Underwritten NCF DSCR is calculated based on amortizing debt service payments (except for interest-only loans).

(5)	Occupancy reflects tenants that have signed leases, but are not yet in occupancy or may not be paying rent.

(6)
The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the lease.

(7)
If the purpose of the Mortgage Loan was to finance an acquisition of the Mortgaged Property, the field “Principal’s New Cash Contribution” reflects the cash investment by one or more of the equity owners in the borrower in connection with such acquisition.  If the purpose of the Mortgage Loan was to refinance the Mortgaged Property, the field “Principal’s New Cash Contribution” reflects the cash contributed to the borrower by one or more of the equity owners at the time the Mortgage Loan was originated.

(8)	The Largest Tenant, ACCO Brands Corp., occupying 189,371 SF, has a lease for 189,092 SF of space which expires on April 30, 2023 and 279 SF of month-to-month storage space.

(9)
The Fourth Largest Tenant, Fresenius Kabi USA, LLC., occupying 131,174 SF, has signed a new lease for 24,829 SF of expansion space and has a free rent period commencing on January 1, 2015 and ending on June 30, 2015.  We cannot assure you that tenant will begin paying rent on expansion space as expected or at all.

(10)
The Fifth Largest Tenant, Atos IT Solutions and Services (60,913 total SF), includes 36,313 SF of dark space as a result of its acquisition of Siemens IT Solutions and Services, which space is included in the Occupancy for the Mortgaged Property as they are paying rent on the entire 60,913 SF.

(11)	The monthly TI/LC reserve of $18,180 is subject to a cap, with replenishment, of $1,090,810.

(12)
The Appraised Value represents the “As-Is” Appraised Value of the Mortgaged Property. The Cut-off Date LTV Ratio is calculated on the basis of such “As-Is” Appraised Value. The LTV Ratio at Maturity/ARD is calculated in whole or in part on the basis of the “As Stabilized” Appraised Value.

(13)
Ongoing Replacement Reserves are (a) for the Due Dates occurring in January 2015 through December 2015, an amount equal to $25,234; (b) for the Due Dates occurring in January 2016 through December 2016, an amount equal to the greater of (a) the monthly amount required to be reserved pursuant to the franchise agreement for the replacement of FF&E or (b) one-twelfth of 3% of the operating income of the Mortgaged Properties for the previous twelve month period as determined on the anniversary of the last day of the calendar month in which the Closing Date occurs; and (c) for the Due Dates occurring in January 2017 through December 2024, an amount equal to the greater of (a) the monthly amount required to be reserved pursuant to the franchise agreement for the replacement of FF&E or (b) one-twelfth of 4% of the operating income of the Mortgaged Properties for the previous twelve month period as determined on the anniversary of the last day of November.

(14)
The Cut-off Date LTV Ratio is calculated based on the appraisal’s aggregate “as-is” appraised value of $85,000,000 plus a stated $1,750,000 “capital deduction” related to capital improvements at the Hilton Garden Inn Norwalk Mortgaged Property, a stated $2,000,000 “capital deduction” related to capital improvements at the Sheraton Hotel Tarrytown Mortgaged Property and a stated $1,500,000 “capital deduction” related to capital improvements at the Hilton Garden Inn Shelton Mortgaged Property.  The borrowers escrowed $5.25 million for the capital improvements related to these capital deductions.  The Cut-off Date LTV Ratio calculated utilizing the Appraised Value less capital deductions ($85,000,000) is 67.5%.

(15)	The Hilton Garden Inn Norwalk Mortgaged Property is encumbered by three ground leases, two of which have annual rent escalations of 2.5% and one of which has an annual rent escalation of 2.0%.

(16)
The Cut-off Date Principal Balance of $50,000,000 represents the non-controlling Note A-2 of a $115,000,000 whole loan evidenced by two pari passu notes.  The pari-passu companion loan is the controlling Note A-1, with a principal balance of $65,000,000, which was securitized as part of the GSMS 2014-GC26 transaction.

(17)	The borrower is required to make Ongoing TI/LC Reserve payments of 34,101, per month, commencing on the December 2016 Due Date.

(18)
The Third Largest Tenant, Get Air, occupying 24,300 SF, has executed a lease and began paying rent as of December 16, 2014.  They have not opened for business, but expect to take occupancy by the end of February 2015.  We cannot assure you that the tenant will take occupancy as expected or at all.

(19)
The TI/LC reserve account is capped at $700,000, however, on each due date beginning in January 2018 and continuing for the remainder of the Centralia Outlets Loan term, at any time the Centralia Outlets leases scheduled to expire in a given calendar year constitute no more than 25% of the net rentable square footage, the TI/LC Reserves will be capped at $400,000 instead.

(20)
If no event of default has occurred and is continuing and tenants under leases are demising not less than 75% of the leasable SF at the property, the aggregate amount of the rollover reserve fund shall not exceed $1,200,000.

(21)
Upfront Other Reserve is comprised of an earnout reserve of $500,000 to be released at any time after May 1, 2015, subject to, among other conditions, a debt yield of 8.5% based on the trailing twelve month period, as well as no event of default has occurered and is continuing.

(22)
Beginning on the payment date occurring in August 2016, the borrower is required to make monthly FF&E reserve deposits of one-twelfth (1/12th) of 4% of gross income from operations for the immediately preceding calendar year.

(23)
In the event that a new PIP is imposed under the franchise agreement, borrower will deposit with lender prior to the effective date of such new PIP, an amount equal to 125% of the costs of such PIP as estimated by lender in its reasonable discretion. Additionally, if, at any time, lender determines that amounts on deposit in the PIP reserve account will be insufficient to pay the then estimated costs for any PIP work, borrower will deposit with lender an amount equal to such insufficiency into the PIP reserve account.

At closing, the borrower shall deposit $1,000,000 into the liquidity reserve. On the payment date occurring immediately after (i) the borrower establishes to the satisfaction of the lender that the guarantor collectively has liquid assets of $1,000,000 or greater (exclusive of the liquidity reserve) for three consecutive months, as evidenced by bank or investment statements in the name of guarantor, and (ii) provided no event of default has occurred and is continuing, the lender shall disburse $500,000 from the liquidity reserve account to the borrower. On the payment date occurring immediately after the earlier of (i) borrower establishing to the satisfaction of the lender that the guarantor collectively has liquid assets of $1,500,000 or greater (exclusive of the liquidity reserve) for three consecutive months, as evidenced by bank or investment statements in the name of guarantor, and (ii) delivery to lender of the PIP completion evidence, and provided no event of default has occurred and is continuing, the lender shall (i) transfer the seasonality reserve amount to the seasonality reserve account, (ii) transfer to the PIP reserve account the amount of any shortfall in PIP reserve funds required to complete the PIP work, and (iii) disburse any remaining amounts then on deposit in the liquidity reserve account to the borrower.

(24)
The loan is interest only for the first 117 payments under the mortgage loan and requires amortization payments thereafter as set forth on Annex G to the prospectus supplement.  The Underwritten NCF DSCR is based on the interest only payments.

(25)
The $19,700,000 whole loan has a 360-month amortization schedule and has been split into a $16,200,000 A Note and a $3,500,000 B Note.  Prior to an event of default, the whole loan accrues interest at a fixed-rate of 4.8000% with the A Note accruing interest at a fixed-rate of 4.5770% and the B Note accruing interest at a variable rate (equal to the amount of whole loan accrued interest less the amount of A Note accrued interest).  Prior to an event of default, all amortization payments on the whole loan are applied to the B Note, resulting in the B Note being fully-amortized by month 118 of the loan term.

(26)
If no event of default has occurred and is continuing and tenants under leases are demising not less than 75% of the leasable SF at the property and the rollover reserve is greater than or equal to $295,956, the borrower will not be required to make monthly deposits into the rollover reserve.  The borrower will make monthly deposits on each payment date into the signature science 2019 reserve account in the amount of $1,386 up to and including the October 2019 payment date.

(27)	On one occasion during the Northville Woods Loan term, upon the expiration of all trigger periods, the borrower may deactivate the cash management and related accounts

(28)	The Largest Tenant, Sam’s Club, subleases 3,200 SF of space to BC Beverage, Ltd., which operates the retail alcoholic beverage component of the Sam’s Club.

(29)	The Largest Tenant, Kemp Biotech, sublets its entire 19,000 SF space to A Fablab Equipment through the lease term expiring on September 30, 2017.

(30)
If no event of default has occurred and is continuing and tenants under leases are demising not less than 75% of the leasable SF at the property, the borrower will not be required to make monthly deposits of $8,460 into the rollover reserve, which would cause the amount then on deposit in the rollover reserve fund to exceed $250,000.

(31)
Commencing on the Due Date occurring in December 2014, a monthly payment equal to $3,300 shall be deposited into the Seasonality Reserve on the Due Dates in February through May and on the Due Dates in August through December for the purpose of paying debt service on the Due Dates in June and July, should there be a shortfall during the months of June and July.

(32)	Ongoing TI/LC deposits of $7,327 per month will commence on the Due Date in December 2019, and shall remain $7,327 through the Maturity Date.

(33)	The TI/LC Cap shall only be in effect when the property occupancy is 85% or above.

(34)
Ongoing Replacement Reserves are (i) $11,928 for the Due Dates occurring in January 2015 through December 2015 and (ii) thereafter the greater of (a) the monthly amount required to be reserved pursuant to the franchise agreement for the replacement of FF&E or (b) one-twelfth of 4% of the operating income of the Mortgaged Property for the previous twelve month period as determined on the anniversary of the last day of November.

(35)
The TI/LC Cap shall be $161,544 following a re-tenanting of the spaces currently occupied by Dunn Edwards and Total Renal Care, Inc. tenants with a new lease upon their expiration or an extension of their current leases.  In order for the TI/LC Cap to take effect, the new lease extensions must be (i) with a tenant(s) acceptable to Lender in its reasonable discretion, and (ii) for a term of not less than three (3) years.  Further, the TI/LC Cap shall only be in effect when the tenants under such new or renewed Lease (or Leases) are in occupancy of the premises demised under such Lease (or Leases), open for business, and paying the base monthly rental reserved under such Lease (or Leases).

(36)
The Fifth Largest Tenant at the Mortgaged Property, R2 Logistics, Inc., is expected to take occupancy and commence paying rent in February 2015.  We cannot assure you that R2 Logistics, Inc. will take occupancy or begin paying as expected.

(37)	The engineering report is dated October 22, 2014 for parcel 1 and October 27, 2014 for parcel 2.

(38)
The property contains two commercial tenants totaling 9,850 SF which are included in the total square footage of the property.  A TI/LC reserve of $50,000 was collected at closing with $417 collected monthly.

(39)
The Stop & Shop - Orangeburg Commons loan has an anticipated repayment date feature with an implied extension option of up to 5 years, where interest will accrue at a rate equal to the greater of (i) 6.60% and (ii) the yield of non-callable United States Treasury obligations most nearly approximating the then remaining term of the loan plus 4.00%.

(40)
The Cut-off Date Balance of $8,000,000 represents the non-controlling Note B of a $26,000,000 whole loan evidenced by two pari passu notes.  The pari-passu companion loan with a principal balance of $18,000,000 as of the Cut-off Date is held outside the Issuing Entity and is expected to be contributed to a future transaction.

(41)
Most Recent EGI represents trailing 9 months annualized for One Pine Apartments and trailing 12 months for Nueva Villa Apartments, as of October 31, 2014. With respect to the One Pine Apartments, securing in part the One Pine and Nueva Villa Apartments Mortgage Loan, the T-12 represents annualized T-9 collections for Net Rental Income, Reimbursement Revenue, and Miscellaneous Revenue.  Reimbursement Revenue and Miscellaneous Revenue were reflected in the Net Rental Income for the first two months of the T-12 period.

(42)	The TI/LC cap amount shall increase from $200,000 to $450,000 on December 6, 2020. The TI/LC cap shall remain $450,000 through the Maturity Date.

(43)	Ongoing TI/LC deposits shall increase from $7,012 per month to $10,518 on December 6, 2020. Ongoing TI/LC deposits shall remain $10,518 through the Maturity Date.

(44)	The 2013 cash flows represent a partial year due to the Mortgaged Property coming online in February 2013.

(45)
The Third Largest Tenant, Jersey Mike’s, has executed a lease for 2,136 SF and is expected to take occupancy April 2015 and begin paying rent June 2015, after two months of free rent.  We cannot assure you that the tenant will take occupancy and begin paying rent as expected or at all.

(46)
For the Bartlett property which is part of the Amsdell - FL & TN Portfolio, the historical cash flow information for the year ended 2013 represents annualized amounts of the T-9 month operating results.

(47)
Appraised Value represents the aggregate “leased fee” Appraised Value for the Mortgaged Properties securing the Congress and Erin Way Apartments Mortgage Loan and the Cut-off Date LTV Ratio and LTV Ratio at Maturity are calculated based on these values, which were based on the renewal of a Section 8 Housing Assistance Payments Contract (the “HAP Contract”) with respect to the Mortgaged Properties.  The 20-year renewal term of the HAP Contract commenced on November 18, 2014.

(48)
The Appraised Value presents the “As-Is” Appraised Value of the Mortgaged Property with a hypothetical condition assumption.  The hypothetical condition assumes that the $775,000 Winn Dixie concession was disbursed prior to the effective date of the appraisal.

(49)
The borrower is required to make Ongoing Replacement Reserve payments of $767, per month, capped at (i) $288,500 prior to the date the borrower replaces the roof for the portion of the property occupied by Bi-Lo, LLC and Advance Auto and (ii) $60,000 after the date the borrower replaces the roof for the portion of the property occupied by Bi-Lo, LLC and Advance Auto.

(50)
With respect to Harmony Meadow and Harmony Grove, which are cross-collateralized and cross-defaulted with each other, the Cut-off Date LTV Ratio, the LTV Ratio at Maturity, the Underwritten NCF DSCR, the Debt Yield on Underwritten Net Operating Income and the Debt Yield on Underwritten Net Cash Flow of such Mortgage Loans are presented in the aggregate.

(51)
The Walgreens – Raleigh, NC  loan has an anticipated repayment date feature with an implied extension option of up to 20 years, where interest will accrue at a rate equal to the greater of (i) 4.30% plus five percentage points (5.00%) and (ii) the then 10-year Treasury Rate plus 5.00%.

(52)
The Walgreens – Franklinton, NC loan has an anticipated repayment date feature with an implied extension option of up to 20 years, where interest will accrue at a rate equal to the greater of (i) 4.30% plus five percentage points (5.00%) and (ii) the then 10-year Treasury Rate plus 5.00%.

(53)
The Walgreens – Carthage, NC loan has an anticipated repayment date feature with an implied extension option of up to 20 years, where interest will accrue at a rate equal to the greater of (i) 4.25% plus five percentage points (5.00%) and (ii) the then 10-year Treasury Rate plus 5.00%.

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX B

STRUCTURAL AND COLLATERAL TERM SHEET

(THIS PAGE INTENTIONALLY LEFT BLANK)

January 28, 2015

Structural and Collateral Term Sheet

$1,194,026,467
(Approximate Mortgage Pool Balance)

$1,040,295,000
(Offered Certificates)

Citigroup Commercial Mortgage Trust 2015-GC27
As Issuing Entity

Citigroup Commercial Mortgage Securities Inc.
As Depositor

Commercial Mortgage Pass-Through Certificates
Series 2015-GC27

Citigroup Global Markets Realty Corp.
Goldman Sachs Mortgage Company
Rialto Mortgage Finance, LLC
Redwood Commercial Mortgage Corporation
RAIT Funding, LLC
As Sponsors

Citigroup	Goldman, Sachs & Co.
Co-Lead Managers and Joint Bookrunners

Drexel Hamilton	Morgan Stanley
Co-Managers

CERTIFICATE SUMMARY

OFFERED CERTIFICATES
Offered Class	Initial Certificate Principal Amount or Notional Amount(1)	Approximate Initial Credit Support	Initial Pass- Through Rate(2)	Pass-Through Rate Description	Expected Wtd. Avg. Life (Yrs)(3)	Expected Principal Window(3)
Class A-1	$43,807,000	30.000% (4)	1.353%	Fixed	2.69	3/15 - 11/19
Class A-2	$49,712,000	30.000% (4)	2.687%	Fixed	4.86	11/19 - 1/20
Class A-3	$17,250,000	30.000% (4)	3.061%	Fixed	6.84	12/21 - 12/21
Class A-4	$250,000,000	30.000% (4)	2.878%	Fixed	9.70	7/24 - 11/24
Class A-5	$398,793,000	30.000% (4)	3.137%	Fixed	9.82	11/24 - 12/24
Class A-AB	$76,256,000	30.000% (4)	2.944%	Fixed	7.25	1/20 - 7/24
Class X-A	$913,430,000(5)	N/A	1.454%	Variable IO(6)	N/A	N/A
Class X-B	$126,865,000(5)	N/A	0.293%	Variable IO(6)	N/A	N/A
Class A-S(7)	$77,612,000(8)	23.500%	3.571%(10)	Fixed	9.84	12/24 - 12/24
Class B(7)	$56,716,000(8)	18.750%	3.772%(10)	Fixed	9.85	12/24 - 1/25
Class PEZ(7)	$204,477,000(8)	12.875% (9)	(10)	(10)	9.87	12/24 - 1/25
Class C(7)	$70,149,000(8)	12.875% (9)	4.429%(10)	WAC(11)	9.92	1/25 - 1/25

NON-OFFERED CERTIFICATES
Non-Offered Class	Initial Certificate Principal Amount or Notional Amount(1)	Approximate Initial Credit Support	Initial Pass- Through Rate(2)	Pass-Through Rate Description	Expected Wtd. Avg. Life (Yrs)(3)	Expected Principal Window(3)
Class X-E	$35,821,000 (5)	N/A	1.429%	Variable IO(6)	N/A	N/A
Class X-F	$23,881,000 (5)	N/A	1.429%	Variable IO(6)	N/A	N/A
Class X-H	$40,298,466 (5)	N/A	1.429%	Variable IO(6)	N/A	N/A
Class D	$53,731,000	8.375%	4.429%	WAC(11)	9.92	1/25 - 1/25
Class E	$35,821,000	5.375%	3.000%	Fixed	9.92	1/25 - 1/25
Class F	$11,940,000	4.375%	3.000%	Fixed	9.92	1/25 - 1/25
Class G	$11,941,000	3.375%	3.000%	Fixed	9.92	1/25 - 1/25
Class H	$40,298,466	0.000%	3.000%	Fixed	9.92	1/25 - 1/25
Class S(12)	N/A	N/A	N/A	N/A	N/A	N/A
Class R(13)	N/A	N/A	N/A	N/A	N/A	N/A

The securities offered by this structural and collateral term sheet (this “Term Sheet”) are described in greater detail in the prospectus dated January 16, 2015 included as part of our registration statement (SEC File No. 333-189017) (the “Base Prospectus”) and a separate Prospectus Supplement dated January 28, 2015 (the “Prospectus Supplement”). Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned to them elsewhere in the Prospectus Supplement or, if not defined in the Prospectus Supplement, then in the Base Prospectus.

(1)	Approximate, subject to a variance of plus or minus 5%.

(2)	Approximate per annum rate as of the Closing Date.

(3)
Determined assuming no prepayments prior to the maturity date or any anticipated repayment date, as applicable, of each mortgage loan and based on the Modeling Assumptions described under “Yield, Prepayment and Maturity Considerations” in the Prospectus Supplement.

(4)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates are represented in the aggregate.

(5)
The Class X-A, Class X-B, Class X-E, Class X-F and Class X-H certificates (collectively, the “Class X Certificates”) will not have certificate principal amounts and will not be entitled to receive distributions of principal. Interest will accrue on the Class X-A, Class X-B, Class X-E, Class X-F and Class X-H certificates at their respective pass-through rates based upon their respective notional amounts. The notional amount of the Class X-A certificates will be equal to the aggregate of the certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S trust component from time to time. The notional amount of the Class X-B certificates will be equal to the aggregate of the certificate principal amounts of the Class B and Class C trust components from time to time. The notional amount of the Class X-E certificates will be equal to the certificate principal amount of the Class E certificates from time to time. The notional amount of the Class X-F certificates will be equal to the aggregate of the certificate principal amounts of the Class F and Class G certificates from time to time. The notional amount of the Class X-H certificates will be equal to the certificate principal amount of the Class H certificates from time to time.

(6)
The pass-through rate on the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S trust component, as described in the Prospectus Supplement. The pass-through rate on the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class B and Class C trust components, as described in the Prospectus Supplement. The pass-through rate on the Class X-E certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate on the Class E certificates, as described in the Prospectus Supplement. The pass-through rate on the Class X-F certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class F and Class G certificates, as described in the Prospectus Supplement. The pass-through rate on the Class X-H certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate on the Class H certificates, as described in the Prospectus Supplement.

CERTIFICATE SUMMARY (continued)

(7)
The Class A-S, Class B and Class C certificates, in the applicable proportions, may be exchanged for Class PEZ certificates, and Class PEZ certificates may be exchanged for the applicable proportions of Class A-S, Class B and Class C certificates. The Class A-S, Class B, Class PEZ and Class C certificates are collectively referred to as the “Exchangeable Certificates”.

(8)
On the Closing Date, the issuing entity will issue the Class A-S, Class B and Class C trust components, which will have initial outstanding principal balances, subject to a variance of plus or minus 5%, of $77,612,000, $56,716,000 and $70,149,000, respectively. The exchangeable certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such trust components. Each class of the exchangeable certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-S, Class B and/or Class C trust components. Following any exchange of Class A-S, Class B and Class C certificates for Class PEZ certificates or any exchange of Class PEZ certificates for Class A-S, Class B and Class C certificates, the percentage interest of the outstanding principal balances of the Class A-S, Class B and Class C trust components that is represented by the Class A-S, Class B, Class PEZ and Class C certificates will be increased or decreased accordingly. The initial certificate principal amount of each class of the Class A-S, Class B and Class C certificates shown in the table above represents the maximum certificate principal amount of such class without giving effect to any issuance of Class PEZ certificates. The initial certificate principal amount of the Class PEZ certificates shown in the table above is equal to the aggregate of the maximum initial certificate principal amounts of the Class A-S, Class B and Class C certificates, representing the maximum certificate principal amount of the Class PEZ certificates that could be issued in an exchange. The certificate principal amounts of the Class A-S, Class B and Class C certificates to be issued on the Closing Date will be reduced, in required proportions, by an amount equal to the certificate principal amount of the Class PEZ certificates issued on the Closing Date. The aggregate certificate principal amount of the offered certificates shown on the cover page of this Term Sheet includes the maximum certificate principal amount of exchangeable certificates that could be outstanding on the Closing Date, equal to $204,477,000 (subject to a variance of plus or minus 5%).

(9)
The initial subordination levels for the Class C and Class PEZ certificates are equal to the subordination level of the underlying Class C trust component, which will have an initial outstanding balance on the Closing Date of $70,149,000 (subject to a variance of plus or minus 5%).

(10)
The Class PEZ certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C trust components represented by the Class PEZ certificates. The pass-through rates on the Class A-S, Class B and Class C trust components will at all times be the same as the pass-through rates of the Class A-S, Class B and Class C certificates, respectively.

(11)
For any distribution date, the pass-through rate on each class of the Class C and Class D certificates will be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

(12)
The Class S certificates will not have a certificate principal amount, notional amount, pass-through rate, rating or rated final distribution date. The Class S certificates will only be entitled to distributions of excess interest accrued on the mortgage loans with an anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in the Prospectus Supplement.

(13)
The Class R certificates will not have a certificate principal amount, notional amount, pass-through rate, rating or rated final distribution date.  The Class R certificates will represent the residual interests in each of two separate REMICs, as further described in the Prospectus Supplement. The Class R certificates will not be entitled to distributions of principal or interest.

MORTGAGE POOL CHARACTERISTICS

Mortgage Pool Characteristics(1)
Initial Pool Balance(2)	$1,194,026,467
Number of Mortgage Loans	100
Number of Mortgaged Properties	116
Average Cut-off Date Mortgage Loan Balance	$11,940,265
Weighted Average Mortgage Interest Rate	4.4510%
Weighted Average Remaining Term to Maturity/ARD (months)(3)	115
Weighted Average Remaining Amortization Term (months)(4)	356
Weighted Average Cut-off Date LTV Ratio(5)	67.5%
Weighted Average Maturity Date/ARD LTV Ratio(3)(6)	58.6%
Weighted Average Underwritten Debt Service Coverage Ratio(7)	1.62x
Weighted Average Debt Yield on Underwritten NOI(8)	9.8%
% of Mortgage Loans with Subordinate Debt	18.4%
% of Mortgaged Properties with Single Tenants	9.9%

(1)
The Twin Cities Premium Outlets and Boca Hamptons Plaza Portfolio mortgage loans have one or more related pari passu companion loans, and the loan-to-value ratio, debt service coverage ratio, debt yield and balance per SF/room/unit/bed calculations presented in this Term Sheet include the related pari passu companion loans unless otherwise indicated. The Kings Mountain Industrial mortgage loan has a related subordinate companion loan, and the loan-to-value ratio, debt service coverage ratio, debt yield and balance per SF/room/unit/bed calculations presented in this Term Sheet do not include the related subordinate companion loan unless otherwise indicated. Additionally, with respect to the Harmony Meadow and Harmony Grove mortgage loans, which are cross-collateralized and cross-defaulted with each other, the loan-to-value ratio, debt service coverage ratio and debt yield of those mortgage loans are presented in the aggregate unless otherwise indicated. Other than as specifically noted, the loan-to-value ratio, debt service coverage ratio, debt yield and mortgage loan rate information for each mortgage loan is presented in this Term Sheet without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.

(2)	Subject to a permitted variance of plus or minus 5%.

(3)	Unless otherwise indicated, mortgage loans with anticipated repayment dates are presented as if they were to mature on the anticipated repayment date.

(4)
Excludes mortgage loans that are interest-only for the entire term and the Kings Mountain Industrial mortgage loan, which is interest-only for the first 117 payments and requires amortization payments thereafter as set forth on Annex G to the Prospectus Supplement.

(5)
Unless otherwise indicated, the Cut-off Date LTV Ratio is calculated utilizing the “as-is” appraised value. With respect to 1 mortgage loan, representing approximately 4.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the respective Cut-off Date LTV Ratio was calculated using an “as-is” appraised value plus a “capital deduction”. The weighted average Cut-off Date LTV Ratio for the mortgage pool without making any adjustments is 67.7%. See “Description of the Mortgage Pool—–Certain Calculations and Definitions” in the Prospectus Supplement for a description of Cut-off Date LTV Ratio.

(6)
Unless otherwise indicated, the Maturity Date/ARD LTV Ratio is calculated utilizing the “as-is” appraised value.  With respect to 16 mortgage loans, representing approximately 20.6% of the initial pool balance, the respective Maturity Date/ARD LTV Ratios were each calculated using the related “as stabilized” appraised value. See “Description of the Mortgage Pool—–Certain Calculations and Definitions” in the Prospectus Supplement for a description of Maturity Date/ARD LTV Ratio.

(7)
Unless otherwise indicated, the Underwritten Debt Service Coverage Ratio for each mortgage loan is calculated by dividing the Underwritten Net Cash Flow from the related mortgaged property or mortgaged properties by the annual debt service for such mortgage loan, as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment. With respect to the Kings Mountain Industrial mortgage loan, which mortgage loan is interest-only for each monthly payment until the monthly payment that is two months prior to the maturity date and then amortizes based on the non-standard amortization schedule set forth on Annex G to the Prospectus Supplement, the Underwritten Debt Service Coverage Ratio is calculated based on the debt service during the interest-only period. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Prospectus Supplement for a description of Underwritten Debt Service Coverage Ratio.

(8)
Unless otherwise indicated, the Debt Yield on Underwritten NOI for each mortgage loan is the related mortgaged property’s Underwritten NOI divided by the Cut-off Date Balance of such mortgage loan, and the Debt Yield on Underwritten NCF for each mortgage loan is the related mortgaged property’s Underwritten NCF divided by the Cut-off Date Balance of such mortgage loan.

KEY FEATURES OF THE CERTIFICATES

Co-Lead Managers and Joint Bookrunners:	Citigroup Global Markets Inc. Goldman, Sachs & Co.
Co-Managers:	Drexel Hamilton, LLC and Morgan Stanley & Co. LLC
Depositor:	Citigroup Commercial Mortgage Securities Inc.
Initial Pool Balance:	$1,194,026,467
Master Servicer:	Wells Fargo Bank, National Association
Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Certificate Administrator:	Citibank, N.A.
Trustee:	Deutsche Bank Trust Company Americas
Operating Advisor:	Park Bridge Lender Services LLC
Pricing:	Week of January 26, 2015
Closing Date:	February 9, 2015
Cut-off Date:	For each mortgage loan, the related due date for such mortgage loan in February 2015

Determination Date:	The 6th day of each month or, if such 6th day is not a business day, the next business day, commencing in March 2015
Distribution Date:	The 4th business day after the Determination Date, commencing in March 2015
Interest Accrual:	The preceding calendar month
ERISA Eligible:	The offered certificates are expected to be ERISA eligible, subject to the exemption conditions described in the Prospectus Supplement
SMMEA Eligible:	No
Payment Structure:	Sequential Pay
Day Count:	30/360
Tax Structure:	REMIC
Rated Final Distribution Date:	February 2048
Cleanup Call:	1.0%
Minimum Denominations:	$10,000 minimum for the offered certificates (except with respect to Class X-A and Class X-B: $1,000,000 minimum); $1 thereafter for all the offered certificates
Delivery:	Book-entry through DTC
Bond Information:	Cash flows are expected to be modeled by TREPP, INTEX and BLOOMBERG

TRANSACTION HIGHLIGHTS

■	$1,194,026,466 (Approximate) New-Issue Multi-Borrower CMBS:

—
Overview: The mortgage pool consists of 100 fixed-rate commercial mortgage loans that have an aggregate Cut-off Date Balance of $1,194,026,467 (the “Initial Pool Balance”), have an average mortgage loan Cut-off Date Balance of $11,940,265 and are secured by 116 mortgaged properties located throughout 30 states

—	LTV: 67.5% weighted average Cut-off Date LTV Ratio

—	DSCR: 1.62x weighted average Underwritten Debt Service Coverage Ratio

—	Debt Yield: 9.8% weighted average Debt Yield on Underwritten NOI

—	Credit Support: 30.000% credit support to Class A-1 / A-2 / A-3 / A-4 / A-5 / A-AB

■	Loan Structural Features:

—	Amortization: 77.1% of the mortgage loans by Initial Pool Balance have scheduled amortization:

-	33.3% of the mortgage loans by Initial Pool Balance have amortization for the entire term with a balloon payment due at maturity or anticipated repayment date

-	43.8% of the mortgage loans by Initial Pool Balance have scheduled amortization following a partial interest only period with a balloon payment due at maturity or anticipated repayment date

—	Hard Lockboxes: 36.5% of the mortgage loans by Initial Pool Balance have a Hard Lockbox in place

—
Cash Traps:  90.4% of the mortgage loans by Initial Pool Balance have cash traps triggered by certain declines in cash flow, all at levels equal to or greater than a 1.00x coverage, that fund an excess cash flow reserve

—	Reserves: The mortgage loans require amounts to be escrowed for reserves as follows:

-	Real Estate Taxes: 83 mortgage loans representing 79.8% of the Initial Pool Balance

-	Insurance: 65 mortgage loans representing 60.3% of the Initial Pool Balance

-	Replacement Reserves (Including FF&E Reserves): 82 mortgage loans representing 87.1% of the Initial Pool Balance

-
Tenant Improvements / Leasing Commissions: 40 mortgage loans representing 70.6% of the portion of the Initial Pool Balance that is secured by retail, office, mixed use and industrial properties and one self storage property with office and industrial tenants.

—	Predominantly Defeasance: 96.2% of the mortgage loans by Initial Pool Balance permit defeasance after an initial lockout period

■	Multiple-Asset Types > 5.0% of the Initial Pool Balance:

—	Retail: 38.0% of the mortgaged properties by allocated Initial Pool Balance are retail properties (21.4% are anchored or shadow anchored retail properties)

—	Office: 21.6% of the mortgaged properties by allocated Initial Pool Balance are office properties

—	Multifamily: 19.6% of the mortgaged properties by allocated Initial Pool Balance are multifamily properties

—	Hospitality: 8.9% of the mortgaged properties by allocated Initial Pool Balance are hospitality properties

■	Geographic Diversity: The 116 mortgaged properties are located throughout 30 states with only one state having greater than 10.0% of the allocated Initial Pool Balance: New York (15.0%)

COLLATERAL OVERVIEW

Mortgage Loans by Loan Seller

Mortgage Loan Seller	Mortgage Loans	Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Citigroup Global Markets Realty Corp.	45	54	$466,338,585	39.1%
Goldman Sachs Mortgage Company	22	25	410,317,259	34.4
Rialto Mortgage Finance, LLC	16	18	159,166,613	13.3
Redwood Commercial Mortgage Corporation	11	11	118,427,450	9.9
RAIT Funding, LLC	6	8	39,776,560	3.3
Total	100	116	$1,194,026,467	100.0%

Ten Largest Mortgage Loans

Mortgage Loan Name	Cut-off Date Balance	% of Initial Pool Balance	Property Type	Property Size SF / Rooms / Beds	Cut-off Date Balance Per SF / Room / Bed	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio
Kemper Lakes Business Center	$99,000,000	8.3%	Office	1,053,486	$94	1.54x	10.4%	74.7%
393-401 Fifth Avenue	95,000,000	8.0	Office	218,162	$435	1.68x	7.8%	57.6%
Northeastern Hotel Portfolio	57,395,116	4.8	Hospitality	607	$94,555	1.74x	12.5%	63.6%
Twin Cities Premium Outlets	50,000,000	4.2	Retail	409,207	$281	2.42x	11.0%	53.2%
Highland Square	38,220,000	3.2	Multifamily	753	$50,757	1.26x	7.8%	74.9%
Whitman Square	32,167,352	2.7	Retail	145,565	$221	1.28x	7.8%	74.6%
Union Square Shopping Center	31,919,057	2.7	Retail	318,591	$100	1.37x	8.8%	70.9%
Centralia Outlets	31,000,000	2.6	Retail	186,798	$166	1.57x	10.1%	66.0%
40 Gansevoort Street	29,000,000	2.4	Mixed Use	47,800	$607	1.58x	7.0%	52.7%
Utica Park Place Shopping Center	29,000,000	2.4	Retail	477,247	$61	1.30x	9.4%	73.6%
Top 10 Total / Wtd. Avg.	$492,701,524	41.3%				1.62x	9.5%	65.8%
Remaining Total / Wtd. Avg.	701,324,942	58.7				1.62x	10.1%	68.6%
Total / Wtd. Avg.	$1,194,026,467	100.0%				1.62x	9.8%	67.5%

Pari Passu Companion Loan Summary
Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Controlling Pooling & Servicing Agreement (“Controlling PSA”)	Master Servicer	Special Servicer
Twin Cities Premium Outlets(1)	$50,000,000	4.2%	$65,000,000	$115,000,000	GSMS 2014-GC26	Wells Fargo	LNR
Boca Hamptons Plaza Portfolio(1)(2)	$8,000,000	0.7%	$18,000,000	$26,000,000	CGCMT 2015-GC27	Wells Fargo	Midland

(1)	There is one related companion loan that is pari passu in right of payment.
(2)
The Boca Hamptons Plaza Portfolio loan combination will be serviced pursuant to the CGCMT 2015-GC27 pooling and servicing agreement.  Control/consultation rights with respect to Boca Hamptons Plaza Portfolio loan combination will be exercised by the Boca Hamptons Plaza Portfolio Controlling Note Holder, as described in “—–Structural Overview−Directing Holder” below.

COLLATERAL OVERVIEW (continued)

Mortgage Loans with Subordinate Companion Loan or Existing Mezzanine Financing

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Subordinate B-Note Cut- off Balance	Mezzanine Debt Cut-off Date Balance	Cut-off Date Total Debt Balance	Wtd. Avg. Cut-off Date Total Debt Interest Rate	Cut-off Date Mortgage Loan LTV	Cut-off Date Total Debt LTV	Cut-off Date Mortgage Loan UW NCF DSCR	Cut-off Date Total Debt UW NCF DSCR
393-401 Fifth Avenue(1)	$95,000,000	NA	$30,000,000	$125,000,000	5.3524%	57.6%	75.8%	1.68x	1.05x
Northeastern Hotel Portfolio(2)	$57,395,116	NA	$12,477,199	$69,872,315	5.6380%	63.6%	77.4%	1.74x	1.26x
Utica Park Place Shopping Center(3)	$29,000,000	NA	$1,000,000	$30,000,000	4.9637%	73.6%	76.2%	1.30x	1.23x
DoubleTree Little Rock(4)	$21,975,788	NA	$4,999,177	$26,974,965	5.8037%	74.5%	91.4%	1.86x	1.35x
Kings Mountain Industrial(5)	$16,200,000	$3,456,045	NA	$19,656,045	4.8000%	59.8%	72.5%(6)	1.99x	1.21x

(1)	The related mezzanine loan is initially being held by 393 Fifth Funding LLC and is secured by the mezzanine borrower’s ownership interest in the related mortgage borrower.
(2)	The related mezzanine loan is initially being held by Goldman Sachs Mortgage Company and is secured by the mezzanine borrower’s ownership interest in the related mortgage borrower.
(3)
The related mezzanine loan is initially being held by Redwood Commercial Mortgage Corporation, or its affiliate and is secured by the mezzanine borrower’s interests in the sole members of the related mortgage borrowers.

(4)
The related mezzanine loan is initially being held by Redwood Commercial Mortgage Corporation, or its affiliate and is secured by the mezzanine borrower’s interests in the sole members of the related mortgage borrowers.

(5)
The Kings Mountain Industrial mortgage loan is interest-only for each monthly payment until the monthly payment that is two months prior to the maturity date and then amortizes based on the non-standard amortization schedule set forth on Annex G to the Prospectus Supplement. The Cut-off Date UW NCF DSCRs are calculated using the debt service for the mortgage loan’s interest only period.

(6)	Calculated based on the aggregate outstanding principal balance of the Kings Mountain Industrial loan combination.

COLLATERAL OVERVIEW (continued)

Previously Securitized Mortgaged Properties(1)
Property Name	Mortgage Loan Seller	City	State	Property Type	Cut-off Date Balance / Allocated Cut-off Date Balance(2)	% of Initial Pool Balance	Previous Securitization
393-401 Fifth Avenue	CGMRC	New York	NY	Office	$95,000,000	8.0%	GECMC 2005-C2
Whitman Square	GSMC	Philadelphia	PA	Retail	$32,167,352	2.7%	GSMS 2005-GG4
Union Square Shopping Center	GSMC	Harrisburg	PA	Retail	$31,919,057	2.7%	JPMCC 2004-C3; MSC 2007-HQ11
Utica Park Place Shopping Center	RCMC	Utica	MI	Retail	$29,000,000	2.4%	LBUBS 2000-C5
Natomas Town Center	GSMC	Sacramento	CA	Retail	$24,801,489	2.1%	GSMS 2005-GG4
Hilton Garden Inn Norwalk	GSMC	Norwalk	CT	Hospitality	$18,219,930	1.5%	MLMT 2005-CIP1
Broadway Marketplace - Parcel 5	RAIT	Denver	CO	Retail	$14,548,310	1.2%	JPMCC 2004-C3
Poway Plaza	GSMC	Poway	CA	Retail	$13,000,000	1.1%	CSFB 2005-C2
Westview Business Park (C, D & E)	RCMC	Frederick	MD	Industrial	$10,972,539	0.9%	GECMC 2002-1A
Northfield Commons Retail Center	CGMRC	Troy	MI	Retail	$10,300,000	0.9%	GCCFC 2005-GG3
Fairway Business Center	CGMRC	Rancho Cucamonga	CA	Office	$10,000,000	0.8%	LBUBS 2004-C8
Hilton Garden Inn Shelton	GSMC	Shelton	CT	Hospitality	$9,539,204	0.8%	MLMT 2005-CIP1
Walmart Super Center Georgia	GSMC	Villa Rica	GA	Retail	$9,327,500	0.8%	MLMT 2005-CKI1
Village Shopping Center	GSMC	Durham	NC	Retail	$9,213,963	0.8%	GCCFC 2005-GG3
Union Town Center	RCMC	Colorado Springs	CO	Retail	$8,440,000	0.7%	GCCFC 2004-GG1; WBCMT 2006-C28
Zane Plaza Shopping Center	RMF	Chillicothe	OH	Retail	$8,233,642	0.7%	JPMCC 2004-CBX
Bayshore Office Center	CGMRC	Tampa	FL	Office	$7,900,353	0.7%	GCCFC 2005-GG3
Las Misiones Apartments	CGMRC	Mission	TX	Multifamily	$6,938,000	0.6%	JPMCC 2004-CBX; JPMCC 2005-CB13
Boca Hamptons Plaza	RMF	Boca Raton	FL	Mixed Use	$5,846,154	0.5%	JPMCC 2005-CB11
Emerick Manor	RMF	Warrensville Heights	OH	Multifamily	$5,225,000	0.4%	MLCFC 2007-8
Hacienda Crossing	CGMRC	Las Vegas	NV	Industrial	$4,500,000	0.4%	MSC 2007-IQ16
Moore Self Storage	CGMRC	Winston Salem	NC	Self Storage	$4,483,626	0.4%	JPMCC 2005-LDP1
Chesterville Gardens	RAIT	Tupelo	MS	Multifamily	$4,294,794	0.4%	COMM 2005-LP5
CSS Concord	CGMRC	Concord	CA	Self Storage	$4,045,280	0.3%	BSCMS 2004-PWR4
Peachtree City Marketplace	GSMC	Peachtree City	GA	Retail	$4,034,796	0.3%	GCCFC 2005-GG3
Congress Apartments	RAIT	West Milwaukee	WI	Multifamily	$3,909,429	0.3%	COMM 2004-LB3A
Deerfield Crossing	RCMC	Lebanon	OH	Multifamily	$3,850,000	0.3%	CSFB 2005-C2
Walgreens- Portsmouth	CGMRC	Portsmouth	VA	Retail	$3,776,797	0.3%	LBUBS 2004-C7
Walgreens - Raleigh, NC	RCMC	Raleigh	NC	Retail	$3,146,075	0.3%	CSFB 2005-C5
Walgreens - Franklinton, NC	RCMC	Franklinton	NC	Retail	$2,846,449	0.2%	CSFB 2005-C5
Walgreens - Carthage, NC	RCMC	Carthage	NC	Retail	$2,696,599	0.2%	COMM 2005-C6
Trade Court Shoppes	CGMRC	Mooresville	NC	Retail	$1,897,653	0.2%	CSFB 2004-C5
Foxwood Apartments	RAIT	Warner Robins	GA	Multifamily	$1,678,130	0.1%	JPMCC 2005-LDP2
Erin Way Apartments	RAIT	Greenfield	WI	Multifamily	$1,484,135	0.1%	COMM 2004-LB3A
One Broad Street	CGMRC	Glens Falls	NY	Office	$1,397,627	0.1%	MSC 2005-HQ6
Westwood Apartments	RAIT	Warner Robins	GA	Multifamily	$1,318,530	0.1%	JPMCC 2002-C3
One Industrial Plaza	RMF	South Valley Stream	NY	Industrial	$1,015,385	0.1%	JPMCC 2005-CB11

(1)
The table above includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of such mortgaged property was included in a securitization. Information under “Previous Securitization” represents the most recent such securitization with respect to each of those mortgaged properties. The information in the above table is based solely on information provided by the related borrower or obtained through searches of a third-party database, and has not otherwise been confirmed by the mortgage loan sellers.

(2)	Reflects the allocated loan amount in cases where the applicable mortgaged property is one of a portfolio of mortgaged properties securing a particular mortgage loan.

COLLATERAL OVERVIEW (continued)

Property Types

Property Type / Detail	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	Wtd. Avg. Underwritten NCF DSCR(2)	Wtd. Avg. Cut- off Date LTV Ratio(2)	Wtd. Avg. Debt Yield on Underwritten NOI(2)
Retail	49	$453,371,774	38.0%	1.72x	66.6%	9.9%
Anchored	14	178,000,383	14.9	1.63x	69.1%	10.0%
Outlet Center	2	81,000,000	6.8	2.09x	58.1%	10.7%
Shadow Anchored	6	77,899,958	6.5	1.67x	69.5%	9.5%
Single Tenant Retail	16	68,909,950	5.8	1.66x	66.7%	9.0%
Unanchored	11	47,561,482	4.0	1.58x	67.0%	10.2%
Office	11	$258,185,263	21.6%	1.57x	66.9%	9.3%
General Suburban	9	160,426,552	13.4	1.51x	72.3%	10.3%
CBD	2	97,758,710	8.2	1.67x	58.1%	7.9%
Multifamily	25	$233,553,220	19.6%	1.39x	72.3%	9.1%
Garden	22	173,608,220	14.5	1.42x	71.6%	9.4%
Student Housing	2	54,720,000	4.6	1.30x	74.4%	8.0%
Mid-Rise	1	5,225,000	0.4	1.36x	76.4%	9.2%
Hospitality	9	$106,109,789	8.9%	1.80x	65.6%	13.1%
Full Service	3	46,688,126	3.9	1.78x	69.6%	13.0%
Limited Service	3	36,911,590	3.1	1.76x	63.3%	13.0%
Select Service	2	18,516,842	1.6	1.82x	62.4%	12.7%
Extended Stay	1	3,993,231	0.3	2.20x	55.5%	16.0%
Mixed Use	5	$57,964,116	4.9%	1.66x	58.6%	8.5%
Office/Retail	5	57,964,116	4.9	1.66x	58.6%	8.5%
Self Storage	9	$42,759,441	3.6%	1.49x	70.0%	9.4%
Industrial	8	$42,082,863	3.5%	1.68x	67.2%	10.1%
Flex	6	24,744,402	2.1	1.49x	72.0%	10.0%
Warehouse	2	17,338,462	1.5	1.95x	60.4%	10.2%
Total / Wtd. Avg.	116	$1,194,026,467	100.0%	1.62x	67.5%	9.8%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2)	Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

COLLATERAL OVERVIEW (continued)

Geographic Distribution
Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance	Aggregate Appraised Value(2)	% of Total Appraised Value	Underwritten NOI(2)	% of Total Underwritten NOI
New York	11	$178,783,042	15.0%	$319,700,000	16.4%	$16,439,372	13.0%
Illinois	2	102,785,940	8.6	137,700,000	7.1	10,641,342	8.4
California	11	102,568,607	8.6	175,420,000	9.0	11,118,262	8.8
Texas	10	100,691,006	8.4	142,840,000	7.3	9,782,016	7.8
North Carolina	13	79,624,100	6.7	115,515,000	5.9	7,677,800	6.1
Pennsylvania	3	68,481,431	5.7	94,100,000	4.8	5,733,370	4.5
Ohio	8	66,764,581	5.6	94,765,000	4.9	6,720,166	5.3
Michigan	7	60,170,000	5.0	80,955,000	4.2	5,628,408	4.5
Florida	8	52,486,507	4.4	91,920,000	4.7	5,721,277	4.5
Minnesota	1	50,000,000	4.2	216,000,000	11.1	12,654,021	10.0
Colorado	6	49,630,706	4.2	71,040,000	3.6	5,123,056	4.1
Mississippi	2	42,514,794	3.6	56,750,000	2.9	3,372,146	2.7
Washington	1	31,000,000	2.6	47,000,000	2.4	3,116,410	2.5
Connecticut	2	27,759,134	2.3	43,650,000	2.2	3,372,608	2.7
Maryland	2	25,972,539	2.2	39,900,000	2.0	2,521,994	2.0
Arkansas	1	21,975,788	1.8	29,500,000	1.5	3,064,974	2.4
Georgia	6	21,149,234	1.8	32,300,000	1.7	2,094,458	1.7
Nevada	4	17,110,000	1.4	23,500,000	1.2	1,516,453	1.2
Virginia	3	15,703,406	1.3	22,825,000	1.2	1,479,214	1.2
Wisconsin	3	14,867,861	1.2	20,950,000	1.1	1,428,200	1.1
Tennessee	2	12,575,620	1.1	18,470,000	0.9	1,447,103	1.1
Kansas	1	8,900,000	0.7	12,000,000	0.6	1,047,887	0.8
Arizona	1	8,725,000	0.7	13,300,000	0.7	1,005,341	0.8
Indiana	1	8,400,000	0.7	11,500,000	0.6	862,463	0.7
Maine	1	6,000,000	0.5	8,000,000	0.4	546,144	0.4
New Jersey	2	5,731,975	0.5	10,600,000	0.5	823,754	0.7
Alabama	1	5,390,000	0.5	7,525,000	0.4	550,917	0.4
South Carolina	1	4,244,957	0.4	5,700,000	0.3	355,483	0.3
Rhode Island	1	2,222,312	0.2	3,200,000	0.2	192,858	0.2
Louisiana	1	1,797,926	0.2	2,400,000	0.1	156,939	0.1
Total	116	$1,194,026,467	100.0%	$1,949,025,000	100.0%	$126,194,436	100.0%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2)	Aggregate Appraised Values and Underwritten NOI reflect the aggregate values without any reduction for the pari passu companion loan(s).

Distribution of Cut-off Date Balances				Distribution of Cut-off Date LTV Ratios(1)
							% of
			% of		Number of		Initial
	Number of		Initial	Range of Cut-off	Mortgage		Pool
Range of Cut-off Date	Mortgage	Cut-off Date	Pool	Date LTV (%)	Loans	Cut-off Date Balance	Balance
Balances ($)	Loans	Balance	Balance	41.1 - 44.9	2	$14,397,627	1.2%
1,219,885 - 4,999,999	32	$109,325,902	9.2%	45.0 - 49.9	2	24,000,000	2.0
5,000,000 - 9,999,999	35	258,626,573	21.7	50.0 - 54.9	3	96,250,000	8.1
10,000,000 - 14,999,999	13	147,575,190	12.4	55.0 - 59.9	8	138,294,714	11.6
15,000,000 - 19,999,999	7	114,520,000	9.6	60.0 - 64.9	7	99,466,946	8.3
20,000,000 - 29,999,999	5	129,277,277	10.8	65.0 - 69.9	22	176,554,983	14.8
30,000,000 - 49,999,999	4	133,306,409	11.2	70.0 - 74.9	48	574,143,933	48.1
50,000,000 - 69,999,999	2	107,395,116	9.0	75.0 - 77.2	8	70,918,263	5.9
70,000,000 - 99,000,000	2	194,000,000	16.2	Total	100	$1,194,026,467	100.0%
Total	100	$1,194,026,467	100.0%	(1) See footnotes (1) and (5) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Underwritten DSCRs(1)				Distribution of Maturity Date/ARD LTV Ratios(1)
			% of				% of
	Number of		Initial		Number of		Initial
	Mortgage	Cut-off Date	Pool	Range of Maturity	Mortgage		Pool
Range of UW DSCR (x)	Loans	Balance	Balance	Date/ARD LTV (%)	Loans	Cut-off Date Balance	Balance
1.21 - 1.30	8	$143,237,352	12.0%	30.2 - 39.9	2	$4,890,023	0.4%
1.31 - 1.40	26	209,809,732	17.6	40.0 - 44.9	6	32,757,626	2.7
1.41 - 1.50	21	156,981,076	13.1	45.0 - 49.9	7	117,386,585	9.8
1.51 - 1.60	16	280,440,376	23.5	50.0 - 54.9	11	173,673,389	14.5
1.61 - 1.70	7	130,849,540	11.0	55.0 - 59.9	33	402,930,709	33.7
1.71 - 1.80	5	88,886,579	7.4	60.0 - 64.9	23	210,327,913	17.6
1.81 - 1.90	4	35,765,811	3.0	65.0 - 69.9	17	243,510,222	20.4
1.91 - 3.05	13	148,056,001	12.4	70.0 - 74.5	1	8,550,000	0.7
Total	100	$1,194,026,467	100.0%	Total	100	$1,194,026,467	100.0%
(1) See footnotes (1) and (7) to the table entitled “Mortgage Pool Characteristics” above.				(1) See footnotes (1), (3) and (6) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Amortization Types(1)				Distribution of Loan Purpose
	Number		% of		Number		% of
	of		Initial		of		Initial
	Mortgage	Cut-off Date	Pool		Mortgage	Cut-off Date	Pool
Amortization Type	Loans	Balance	Balance	Loan Purpose	Loans	Balance	Balance
Amortizing (20 Years)	1	$3,492,396	0.3%	Refinance	60	$698,250,199	58.5%
Amortizing (25 Years)	7	29,348,081	2.5	Acquisition	35	468,089,809	39.2
Amortizing (30 Years)	35	347,778,283	29.1	Recapitalization	3	15,119,716	1.3
Amortizing (30 Years) - ARD	4	16,770,207	1.4	Refinance/Acquisition	2	12,566,743	1.1
Interest Only, Then Amortizing(2)	40	523,419,000	43.8	Total	100	$1,194,026,467	100.0%
Interest Only	13	273,218,500	22.9
Total	100	$1,194,026,467	100.0%
(1) All of the mortgage loans will have balloon payments at maturity date or				Distribution of Mortgage Interest Rates
anticipated repayment date.							% of
(2) Original partial interest only periods range from 12 to 84 months.					Number of		Initial
				Range of Mortgage	Mortgage		Pool
Distribution of Lockboxes				Interest Rates (%)	Loans	Cut-off Date Balance	Balance
			% of	4.000 - 4.249	11	$193,153,098	16.2%
			Initial	4.250 - 4.499	45	613,449,330	51.4
	Number of	Cut-off Date	Pool	4.500 - 4.749	32	268,627,267	22.5
Lockbox Type	Mortgage Loans	Balance	Balance	4.750 - 4.999	9	97,596,437	8.2
Springing	62	$544,920,386	45.6%	5.250 - 5.499	2	11,726,038	1.0
Hard	22	435,688,648	36.5	5.750 - 5.940	1	9,474,297	0.8
Soft Springing	3	101,645,116	8.5	Total	100	$1,194,026,467	100.0%
None	6	78,931,502	6.6
Soft	7	32,840,815	2.8
Total	100	$1,194,026,467	100.0%

Distribution of Debt Yield on Underwritten NOI(1)
			% of
Range of	Number of		Initial
Debt Yields on	Mortgage		Pool
Underwritten NOI (%)	Loans	Cut-off Date Balance	Balance
7.0 - 7.9	6	$217,687,352	18.2%
8.0 - 8.9	20	148,500,969	12.4
9.0 - 9.9	36	321,118,838	26.9
10.0 - 10.9	15	228,808,217	19.2
11.0 - 11.9	7	100,297,280	8.4
12.0 - 12.9	5	110,859,079	9.3
13.0 - 13.9	8	57,871,478	4.8
15.0 - 17.5	3	8,883,254	0.7
Total	100	$1,194,026,467	100.0%
(1) See footnotes (1) and (8) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Debt Yield on Underwritten NCF(1)
			% of
Range of	Number of		Initial
Debt Yields on	Mortgage		Pool
Underwritten NCF (%)	Loans	Cut-off Date Balance	Balance
6.8 - 7.9	10	$252,464,852	21.1%
8.0 - 8.9	39	311,805,958	26.1
9.0 - 9.9	28	353,366,226	29.6
10.0 - 10.9	9	165,384,699	13.9
11.0 - 11.9	8	77,124,999	6.5
12.0 - 12.9	3	24,397,627	2.0
13.0 - 13.9	1	1,996,479	0.2
14.0 - 14.9	1	3,993,231	0.3
15.0 - 15.6	1	3,492,396	0.3
Total	100	$1,194,026,467	100.0%
(1) See footnotes (1) and (8) to the table entitled “Mortgage Pool Characteristics” above.

Mortgage Loans with Original Partial Interest Only Periods
			% of
Original Partial	Number of		Initial
Interest Only	Mortgage		Pool
Period (months)	Loans	Cut-off Date Balance	Balance
12	4	$56,041,000	4.7%
24	6	$42,240,000	3.5%
36	17	$169,988,000	14.2%
48	1	$15,250,000	1.3%
60	11	$224,900,000	18.8%
84	1	$15,000,000	1.3%

Distribution of Original Terms to Maturity/ARD(1)
	Number of		% of Initial
Original Term to	Mortgage	Cut-off Date	Pool
Maturity/ARD (months)	Loans	Balance	Balance
60	4	$49,519,510	4.1%
84	1	17,250,000	1.4
120	95	1,127,256,956	94.4
Total	100	$1,194,026,467	100.0%
(1) See footnote (3) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Remaining Terms to Maturity/ARD(1)
Range of Remaining	Number of		% of Initial
Terms to Maturity/ARD	Mortgage	Cut-off Date	Pool
(months)	Loans	Balance	Balance
57 - 60	4	$49,519,510	4.1%
82 - 83	1	17,250,000	1.4
113 - 119	95	1,127,256,956	94.4
Total	100	$1,194,026,467	100.0%
(1) See footnote (3) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Original Amortization Terms(1)(2)
			% of
Range of Original	Number of		Initial
Amortization	Mortgage		Pool
Terms (months)	Loans	Cut-off Date Balance	Balance
Interest Only	13	$273,218,500	22.9%
240	1	3,492,396	0.3
300	8	42,148,081	3.5
360	78	875,167,490	73.3
Total	100	$1,194,026,467	100.0%
(1) All of the mortgage loans will have balloon payments at maturity or anticipated repayment date.

(2)   The Kings Mountain Industrial mortgage loan is treated as Interest Only. See footnote (4) to the table entitled “Mortgage Pool Characteristics” above for a description of the Kings Mountain Industrial mortgage loan.

Distribution of Remaining Amortization Terms(1)(2)
Range of			% of
Remaining	Number of		Initial
Amortization	Mortgage		Pool
Terms (months)	Loans	Cut-off Date Balance	Balance
Interest Only	13	$273,218,500	22.9%
239	1	3,492,396	0.3
295 - 300	8	42,148,081	3.5
355 - 360	78	875,167,490	73.3
Total	100	$1,194,026,467	100.0%
(1) All of the mortgage loans will have balloon payments at maturity or anticipated repayment date.

(2)   The Kings Mountain Industrial mortgage loan is treated as Interest Only. See footnote (4) to the table entitled “Mortgage Pool Characteristics” above for a description of the Kings Mountain Industrial mortgage loan.

Distribution of Prepayment Provisions
			% of
	Number of		Initial
Prepayment	Mortgage		Pool
Provision	Loans	Cut-off Date Balance	Balance
Defeasance	95	$1,149,058,723	96.2%
Yield Maintenance	5	44,967,743	3.8
Total	100	$1,194,026,467	100.0%

Distribution of Escrow Types
			% of
	Number of		Initial
	Mortgage		Pool
Escrow Type	Loans	Cut-off Date Balance	Balance
Replacement Reserves(1)	82	$1,040,386,619	87.1%
Real Estate Tax	83	$953,369,594	79.8%
Insurance	65	$720,084,854	60.3%
TI/LC(2)	40	$578,879,971	70.6%
(1) Includes mortgage loans with FF&E reserves.
(2) Percentage of total retail, office, mixed use and industrial properties and one self storage property with office and industrial tenants only.

SHORT TERM CERTIFICATE PRINCIPAL PAY DOWN SCHEDULE

Class A-2 Principal Pay Down(1)
Mortgage Loan Name	Property Type	Cut-off Date Balance	% of Initial Pool Balance	Remaining Loan Term	Underwritten NCF DSCR	Debt Yield on Underwritten NOI	Cut-off Date LTV Ratio
DoubleTree Little Rock	Hospitality	$21,975,788	1.8%	59	1.86x	13.9%	74.5%
Avalon Square Apartments	Multifamily	$10,293,722	0.9%	57	1.52x	10.6%	74.6%
Midtown Center	Retail	$8,700,000	0.7%	58	1.63x	8.3%	65.4%
Willow Lake Apartments	Multifamily	$8,550,000	0.7%	58	1.31x	8.1%	77.0%

(1)
The table above presents the mortgage loans whose balloon payments would be applied to pay down the aggregate principal balance of the Class A-2 certificates assuming a 0% CPR and applying the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Prospectus Supplement, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or, if applicable, anticipated repayment date. Each class of certificates, including the Class A-2 certificates evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A to the Prospectus Supplement. See the footnotes to the table entitled “Mortgage Pool Characteristics” above.

Class A-3 Principal Pay Down(1)
Mortgage Loan Name	Property Type	Cut-off Date Balance	% of Initial Pool Balance	Remaining Loan Term	Underwritten NCF DSCR	Debt Yield on Underwritten NOI	Cut-off Date LTV Ratio
NY & NJ Mixed Use Portfolio	Various	$17,250,000	1.4%	82	2.61x	12.0%	54.1%

(1)
The table above presents the mortgage loans whose balloon payments would be applied to pay down the aggregate principal balance of the Class A-3 certificates assuming a 0% CPR and applying the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Prospectus Supplement, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or, if applicable, anticipated repayment date. Each class of certificates, including the Class A-3 certificates evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A to the Prospectus Supplement. See the footnotes to the table entitled “Mortgage Pool Characteristics” above.

STRUCTURAL OVERVIEW

Distributions
On each distribution date, funds available for distribution from the mortgage loans, net of specified expenses of the issuing entity net of yield maintenance charges and prepayment premiums and net of any excess interest distributable on the Class S certificates, will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1.   Class A-1, A-2, A-3, A-4, A-5, A-AB, X-A, X-B, X-E, X-F and X-H certificates: To interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-E, Class X-F and Class X-H certificates, up to, and pro rata, in accordance with their respective interest entitlements.

2.   Class A-1, A-2, A-3, A-4, A-5 and A-AB certificates: to the extent of funds allocable to principal received or advanced on the mortgage loans, (i) to principal on the Class A-AB certificates until their certificate principal amount is reduced to the Class A-AB scheduled principal balance set forth in Annex F to the Prospectus Supplement for the relevant Distribution Date, then (ii) to principal on the Class A-1 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-AB in clause (i) above, then (iii) to principal on the Class A-2 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-1 in clause (ii) above, then (iv) to principal on the Class A-3 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-2 in clause (iii) above, then (v) to principal on the Class A-4 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-3 in clause (iv) above, then (vi) to principal on the Class A-5 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-4 in clause (v) above, then (vii) to principal on the Class A-AB certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-5 in clause (vi) above.  However, if the certificate principal amounts of each and every class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates have been reduced to zero as a result of the allocation of mortgage loan losses and other unanticipated expenses to those certificates, then funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, pro rata, based on their respective certificate principal amounts (and the schedule for the Class A-AB principal distributions will be disregarded).

3.   Class A-1, A-2, A-3, A-4, A-5 and A-AB certificates: To reimburse Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, pro rata, for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate principal amounts of those classes, together with interest at their respective pass-through rates.

4.   Class A-S and Class PEZ certificates: (i) first, to interest on Class A-S and Class PEZ certificates in the amount of the interest entitlement with respect to the Class A-S trust component, pro rata in proportion to their respective percentage interests in the Class A-S trust component; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates), to principal on Class A-S and Class PEZ certificates, pro rata in proportion to their respective percentage interests in the Class A-S trust component, until the certificate principal amount of the Class A-S trust component is reduced to zero; and (iii) next, to reimburse Class A-S and Class PEZ certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate principal amount of the Class A-S trust component, together with interest at the pass-through rate for such trust component, pro rata in proportion to their respective percentage interests in the Class A-S trust component.

5.   Class B and Class PEZ certificates:  (i) first, to interest on Class B and Class PEZ certificates in the amount of the interest entitlement with respect to the Class B trust component, pro rata in proportion to their respective percentage interests in the Class B trust component; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class and trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S trust component), to principal on Class B and Class PEZ certificates, pro rata in proportion to their respective percentage interests in the Class B trust component, until the certificate principal amount of the Class B trust component is reduced to zero; and (iii) next, to reimburse Class B and Class PEZ certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate principal amount of the Class B trust component, together with interest at the pass-through rate for such trust component, pro rata in proportion to their respective percentage interests in the Class B trust component.

STRUCTURAL OVERVIEW (continued)

Distributions (continued)
6.   Class C and Class PEZ certificates:  (i) first, to interest on Class C and Class PEZ certificates in the amount of the interest entitlement with respect to the Class C trust component, pro rata in proportion to their respective percentage interests in the Class C trust component; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class and trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S and Class B trust components), to principal on Class C and Class PEZ certificates, pro rata in proportion to their respective percentage interests in the Class C trust component, until the certificate principal amount of the Class C trust component is reduced to zero; and (iii) next, to reimburse Class C and Class PEZ certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate principal amount of the Class C trust component, together with interest at the pass-through rate for such trust component, pro rata in proportion to their respective percentage interests in the Class C trust component.

7.   Class D certificates:  (i) first, to interest on Class D certificates in the amount of their interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class and trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S, Class B and Class C trust components), to principal on Class D certificates until their certificate principal amount is reduced to zero; and (iii) next, to reimburse Class D certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate principal amount of that class, together with interest at its pass-through rate.

8.   After Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-E, Class X-F, Class X-H, Class A-S, Class B, Class PEZ, Class C and Class D certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest and principal and to reimburse any unreimbursed losses to the Class E, Class F, Class G, and Class H certificates sequentially in that order in a manner analogous to the Class D certificates, until the certificate principal amount of each such class is reduced to zero.

Realized Losses
The certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class D, Class E, Class F, Class G, and Class H certificates and the Class A-S, Class B and Class C trust components (and thus, the Exchangeable Certificates) will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to the such class or trust component on such Distribution Date. On each Distribution Date, any such write-offs will be applied to such classes of certificates and trust components in the following order, in each case until the related certificate principal amount is reduced to zero: first, to the Class H certificates; second, to the Class G certificates; third, to the Class F certificates; fourth, to the Class E certificates; fifth, to the Class D certificates; sixth, to the Class C trust component (and correspondingly to the Class C and Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component); seventh, to the Class B trust component (and correspondingly to the Class B and Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component); eighth, to the Class A-S trust component (and correspondingly to the Class A-S and Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component); and, finally pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, based on their then current respective certificate principal amounts. The notional amount of the Class X-A certificates will be reduced to reflect reductions in the certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S trust component resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-B certificates will be reduced to reflect reductions in the certificate principal amounts of the Class B and Class C trust components resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-E certificates will be reduced to reflect reductions in the certificate principal amount of the Class E certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-F certificates will be reduced to reflect reductions in the certificate principal amounts of the Class F and Class G certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-H certificates will be reduced to reflect reductions in the certificate principal amount of the Class H certificates resulting from allocations of losses realized on the mortgage loans.

STRUCTURAL OVERVIEW (continued)

Prepayment Premiums and Yield Maintenance Charges
On each Distribution Date, each yield maintenance charge collected on the mortgage loans during the applicable one-month period ending on the related Determination Date is required to be distributed as follows: (1) first such yield maintenance charge will be allocated between (x) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class X-A certificates and the Class A-S trust component (and correspondingly the Class A-S and Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component), and (y) the group (the “YM Group B” and together with the YM Group A, the “YM Groups”), of the Class B trust component (and correspondingly the Class B and Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component), the Class C trust component (and correspondingly to  the Class C and Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component) and the Class D and Class X-B certificates, pro rata, based upon the aggregate amount of principal distributed to the classes of certificates (other than the Class X and Exchangeable Certificates) and trust components (and, therefore, the applicable classes of Exchangeable Certificates) in each YM group on such Distribution Date, and (2) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the classes of certificates and trust components in such YM Group in the following manner: (A) each class of certificates (other than the Class X and Exchangeable Certificates) and trust components in such YM Group will entitle the applicable certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class of certificates or trust component on such Distribution Date and whose denominator is the total amount of principal distributed to all of the certificates (other than the Class X and Exchangeable Certificates) and trust components in that YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such class of certificates or trust component, and (z) the amount of such yield maintenance charge allocated to such YM Group and (B) the amount of such yield maintenance charge allocated to such YM Group and remaining after such distributions will be distributed to the Class X certificates in such YM Group. If there is more than one class of certificates (other than the Class X and Exchangeable Certificates) and/or trust component (and thus the applicable classes of Exchangeable Certificates) in either YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable, the aggregate amount of such yield maintenance charges will be allocated among all such classes of certificates (other than the Class X and Exchangeable Certificates) and/or trust components (and, therefore, the applicable classes of Exchangeable Certificates) up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the first sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class D certificates or any trust component is a fraction (a) whose numerator is the amount, if any, by which (i) the pass-through rate on such class of certificates or trust component exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the mortgage loan rate on such mortgage loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one.  However, if such discount rate is greater than or equal to both of (x) the mortgage loan rate on the prepaid mortgage loan and (y) the pass-through rate described in the preceding sentence, then the Base Interest Fraction will equal zero, and if such discount rate is greater than or equal to the mortgage loan rate described in the preceding sentence, but less than the pass-through rate, the fraction will be one.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above.  For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class X-E, Class X-F, Class X-H, Class E, Class F, Class G, Class H, Class S or Class R certificates.  Instead, after the notional amounts of the Class X-A and Class X-B certificates and the certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class D certificates and the trust components have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be distributed to holders of the Class X-B certificates.  For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Prospectus Supplement.  See also “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments” in the Base Prospectus. Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the mortgage loans as of the related Determination Date.

STRUCTURAL OVERVIEW (continued)

Advances
The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances with respect to each mortgage loan in the issuing entity and, with respect to all of the serviced loans, servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related mortgage loan and, in the case of P&I advances, subject to reduction in connection with any appraisal reductions that may occur.

Serviced Loans / Outside Serviced Mortgage Loans
The Twin Cities Premium Outlets loan combination constitutes an “outside serviced loan combination” and the related mortgage loan constitutes an “outside serviced mortgage loan.”  The Boca Hamptons Plaza Portfolio loan combination constitutes a “serviced loan combination,” the related mortgage loan constitutes a “serviced mortgage loan” and the related companion loan constitutes a “serviced companion loan.” The Kings Mountain Industrial loan combination constitutes a “serviced loan combination,” the related mortgage loan constitutes a “serviced mortgage loan” and the related subordinate companion loan constitutes a “serviced companion loan”. All of the mortgage loans transferred to the issuing entity (other than any outside serviced mortgage loan) are sometimes referred to in this Term Sheet as the “serviced mortgage loans” and all of the serviced mortgage loans, together with any serviced companion loans, are sometimes referred to in this Term Sheet as the “serviced loans” (which signifies that they are being serviced by the master servicer and the special servicer under the CGCMT 2015-GC27 pooling and servicing agreement.  See “—Loan Combinations” below.

Appraisal Reduction Amounts
An appraisal reduction amount generally will be created with respect to a required appraisal loan (which is a serviced loan as to which certain defaults, modifications or insolvency events have occurred (as further described in the Prospectus Supplement)) in the amount, if any, by which the principal balance of such required appraisal loan, plus other amounts overdue or advanced in connection with such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan. In general, any appraisal reduction amount calculated with respect to a loan combination will be allocated first, to any related subordinate companion loan (up to the outstanding principal balance thereof), and then, to the related mortgage loan and any related pari passu companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances. In the case of an outside serviced mortgage loan, any appraisal reduction amounts will be calculated pursuant to, and by a party to, the related outside servicing agreement (as discussed under “—Loan Combinations” below). As a result of an appraisal reduction amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the most subordinate class(es) of certificates (exclusive of the Exchangeable Certificates, Class S and Class R certificates) and/or trust components then outstanding (i.e., first to the Class H certificates, then to the Class G certificates, then to the Class F certificates, then to the Class E certificates, then to the Class D certificates, then to the Class C trust component (and correspondingly, to the Class C certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component), then to the Class B trust component (and correspondingly, to the Class B certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component), then to the Class A-S trust component (and correspondingly, to the Class A-S certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component), and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-E, Class X-F, and Class X-H certificates). In general, a serviced loan will cease to be a required appraisal loan, and no longer be subject to an appraisal reduction amount, when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such serviced loan to be a required appraisal loan.

At any time an Appraisal is ordered with respect to a property that would result in appraisal reduction amount with respect to a serviced loan that would result in a change in the controlling class, certain certificateholders will have a right to request a new appraisal as described in the Prospectus Supplement.

Age of Appraisals
Appraisals (which can be an update of a prior appraisal) with respect to a serviced loan are required to be no older than 9 months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Prospectus Supplement.

Sale of Defaulted Loans
There will be no “Fair Market Value Purchase Option”. Instead defaulted mortgage loans will be sold in a process similar to the sale process for REO property. If a serviced mortgage loan that is part of a serviced loan combination (if any) becomes a defaulted mortgage loan, and if the special servicer decides to sell such defaulted mortgage loan, then the special servicer will be required to sell any related pari passu companion loan together with such defaulted mortgage loan as a single whole loan. With respect to an outside serviced loan combination, the party acting as special servicer with respect to such outside serviced loan combination (as discussed under “—Loan Combinations” below) pursuant to the related outside servicing agreement (the “outside special servicer”) may offer to sell to any person (or may offer to purchase) for cash such outside serviced loan combination in accordance with the terms of the related outside servicing agreement during such time as such outside serviced loan combination constitutes a sufficiently defaulted mortgage loan thereunder and, in connection with any such sale, the related outside special servicer is required to sell both the applicable outside serviced mortgage loan and the related companion loan(s) as one whole loan.

With respect to the Kings Mountain Industrial loan combination, the holder of the subordinate companion loan has a right to purchase the related defaulted mortgage loan from the issuing entity as described in “Description of the Mortgage Pool—Loan Combinations” in the Prospectus Supplement.

STRUCTURAL OVERVIEW (continued)

Cleanup Call
On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Prospectus Supplement.  Exercise of the option will terminate the issuing entity and retire the then outstanding certificates.

If the aggregate certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class D certificates and the Class A-S, Class B and Class C trust components and the notional amounts of the Class X-A and Class X-B certificates have been reduced to zero and if the master servicer has received from the remaining certificateholders the payment specified in the CGCMT 2015-GC27 pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (excluding the Class S and Class R certificates), for the mortgage loans remaining in the issuing entity, but all of the holders of those classes of outstanding certificates would have to voluntarily participate in the exchange

Directing Holder
The “Directing Holder” with respect to any mortgage loan or, if applicable, loan combination (other than an outside serviced loan combination) under the CGCMT 2015-GC27 pooling and servicing agreement will be:  (a) with respect to any such mortgage loan or loan combination other than (x) the Kings Mountain Industrial loan combination and (y) the Boca Hamptons Plaza Portfolio loan combination, the Controlling Class Representative; (b) with respect to the Kings Mountain Industrial loan combination, (x) prior to the occurrence and continuance of an applicable Subordinate Companion Loan Control Termination Event, the holder of the related subordinate companion loan and (y) following the occurrence and during the continuance of an applicable Subordinate Companion Loan Control Termination Event, the Controlling Class Representative; and (c) with respect to the Boca Hamptons Plaza Portfolio loan combination, the Boca Hamptons Plaza Portfolio Controlling Note Holder.

Controlling Class Representative
The “Controlling Class Representative” will be the controlling class certificateholder or other representative designated by at least a majority of the controlling class certificateholders (by certificate principal amount).  The controlling class is the most subordinate class of the Class E, Class F, Class G and Class H certificates that has an outstanding certificate principal amount as notionally reduced by any appraisal reduction amounts allocated to such class, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates, or if no such class meets the preceding requirement, then the Class E certificates will be the controlling class. See “The Pooling and Servicing Agreement—Directing Holder” in the Prospectus Supplement. No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative.

It is anticipated that one or more entities managed by Ellington Management Group, LLC will be the initial controlling class certificateholder(s) and is expected to appoint Ellington Management Group, LLC, or its affiliate, to be the initial Controlling Class Representative.

Boca Hamptons Plaza Portfolio Controlling Note Holder
The “Boca Hamptons Plaza Portfolio Controlling Note Holder” will be (i) at any time that the Boca Hamptons Plaza Portfolio companion loan is not included in a securitization trust, the holder of the Boca Hamptons Plaza Portfolio companion loan, and (ii) if and for so long as the Boca Hamptons Plaza Portfolio companion loan is included in a securitization trust and no Boca Hamptons Plaza Portfolio Consultation Termination Event has occurred and is continuing, the “controlling class representative” (or equivalent party) under the Boca Hamptons Plaza Portfolio companion loan securitization trust pooling and servicing agreement or such other party specified in such pooling and servicing agreement as authorized to exercise the rights of the Boca Hamptons Plaza Portfolio Controlling Note Holder.  During any period that the Boca Hamptons Plaza Portfolio companion loan is included in a securitization trust and a Boca Hamptons Plaza Portfolio Consultation Termination Event has occurred and is continuing, there will be no Boca Hamptons Plaza Portfolio Controlling Note Holder.

It is anticipated that Rialto Mortgage Finance, LLC will be the initial Boca Hamptons Plaza Portfolio Controlling Note Holder.

Control Termination Event
A “Control Termination Event” will exist: (a) with respect to the Boca Hamptons Plaza Portfolio loan combination, when a Boca Hamptons Plaza Portfolio Control Termination Event has occurred and is continuing; (b) with respect to the Kings Mountain Industrial loan combination, when both a Controlling Class Representative Control Termination Event has occurred and is continuing, and an applicable Subordinate Companion Loan Control Termination Event has occurred and is continuing; and (c) with respect to any other mortgage loan or, if applicable, loan combination, serviced under the CGCMT 2015-GC27 pooling and servicing agreement, when a Controlling Class Representative Control Termination Event has occurred and is continuing.

Controlling Class Representative Control Termination Event
A “Controlling Class Representative Control Termination Event” will occur when no class of the Class E, Class F, Class G and Class H certificates has an outstanding certificate principal amount as notionally reduced by any appraisal reduction amounts allocated to such class, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates or when a Controlling Class Representative Control Termination Event is deemed to have occurred pursuant to the terms of the CGCMT 2015-GC27 pooling and servicing agreement.

Subordinate Companion Loan Control Termination Event
A “Subordinate Companion Loan Control Termination Event” will exist, with respect to the Kings Mountain Industrial loan combination, if and for so long as the holder of the related subordinate companion loan is not the “controlling note holder” with respect to the Kings Mountain Industrial loan combination pursuant to the related co-lender agreement, as described under “Description of the Mortgage Loans—The Loan Combinations—The Kings Mountain Industrial Loan Combination” in the Prospectus Supplement.

STRUCTURAL OVERVIEW (continued)

Boca Hamptons Plaza Portfolio Control Termination Event
A “Boca Hamptons Plaza Portfolio Control Termination Event” will exist when (a) the Boca Hamptons Plaza Portfolio companion loan has been included in a securitization and (b) the certificate administrator and the special servicer have received a Boca Hamptons Plaza Portfolio Control Termination Event Notice (which has not been revoked).  A “Boca Hamptons Plaza Portfolio Control Termination Event Notice” is a written notice from a party to the Boca Hamptons Plaza Portfolio companion loan securitization trust pooling and servicing agreement indicating that a “control termination event” (or the equivalent) has occurred and is continuing under the Boca Hamptons Plaza Portfolio companion loan securitization trust pooling and servicing agreement, which may be revoked in accordance with the terms of such pooling and servicing agreement if such control termination event ceases to exist.

Consultation Termination Event
A “Consultation Termination Event” will exist: (a) with respect to the Boca Hamptons Plaza Portfolio loan combination, when a Boca Hampton Plaza Portfolio consultation termination event has occurred and is continuing; (b) with respect to the Kings Mountain Industrial loan combination, when both a Controlling Class Representative Consultation Termination Event has occurred and is continuing, and an applicable Subordinate Companion Loan Control Termination Event has occurred and is continuing; and (c) with respect to any other mortgage loan or, if applicable, loan combination serviced under the CGCMT 2015-GC27 pooling and servicing agreement, when a Controlling Class Representative Consultation Termination Event has occurred and is continuing.

Controlling Class Representative Consultation Termination Event
A “Controlling Class Representative Consultation Termination Event” will occur when no Class of the Class E, Class F, Class G and Class H certificates has an outstanding certificate principal amount, without regard to the allocation of any appraisal reduction amounts, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates or when a Controlling Class Representative Consultation Termination Event is deemed to have occurred pursuant to the terms of the CGCMT 2015-GC27 pooling and servicing agreement.

Boca Hamptons Plaza Portfolio Consultation Termination Event
A “Boca Hamptons Plaza Portfolio Consultation Termination Event” will occur when (a) the Boca Hamptons Plaza Portfolio companion loan is included in a securitization trust, and (b) the certificate administrator and the special servicer have received a Boca Hamptons Plaza Portfolio Consultation Termination Event Notice.  A “Boca Hamptons Plaza Portfolio Consultation Termination Event Notice” is a written notice from a party to the Boca Hamptons Plaza Portfolio companion loan securitization trust pooling and servicing agreement indicating that a “consultation termination event” (or the equivalent) has occurred and is continuing under the Boca Hamptons Plaza Portfolio companion loan securitization trust pooling and servicing agreement.

Control/Consultation Rights
So long as an applicable Control Termination Event does not exist, the related Directing Holder will be entitled to have consent and/or consultation rights under the CGCMT 2015-GC27 pooling and servicing agreement with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) and other matters with respect to each mortgage loan or, if applicable, loan combination (other than an outside serviced mortgage loan).

With respect to the Kings Mountain Industrial loan combination, after the occurrence and during the continuance of an applicable Subordinate Companion Loan Control Termination Event, (x) the consent and/or consultation rights of the holder of the related subordinate companion loan will terminate and (y) so long as a Controlling Class Representative Control Termination Event does not exist, the Controlling Class Representative will exercise the rights of the Directing Holder with respect to the Kings Mountain Industrial loan combination.

After the occurrence and during the continuance of a Controlling Class Representative Control Termination Event or a Boca Hamptons Plaza Portfolio Control Termination Event, the consent rights of the Controlling Class Representative or the Boca Hamptons Plaza Portfolio Controlling Note Holder, as applicable, will terminate, and the Controlling Class Representative or the Boca Hamptons Plaza Portfolio Controlling Note Holder, as applicable, will retain consultation rights under the CGCMT 2015-GC27 pooling and servicing agreement with respect to certain major decisions and other matters with respect to the applicable mortgage loan(s) and companion loan(s); provided, however, that the Controlling Class Representative will not be permitted to consult with respect to the Kings Mountain Industrial loan combination prior to the occurrence and continuance of an applicable Subordinate Companion Loan Control Termination Event.

After the occurrence and during the continuance of a Controlling Class Representative Consultation Termination Event or a Boca Hamptons Plaza Portfolio Consultation Termination Event, all of these rights of the Controlling Class Representative or the Boca Hamptons Plaza Portfolio Controlling Note Holder, as applicable, with respect to the applicable mortgage loan(s) and companion loan(s) will terminate.

STRUCTURAL OVERVIEW (continued)

Control/Consultation Rights (continued)
If at any time that the current holder of the Controlling Class (or its designee) or one of its affiliates, or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the certificateholder (or beneficial owner) of at least a majority of the Controlling Class by certificate principal amount and the certificate administrator has neither (i) received notice of the then-current holders (or, in the case of book-entry certificates, beneficial owners) of at least a majority of the Controlling Class by certificate principal amount nor (ii) received notice of a replacement Controlling Class Representative pursuant to the CGCMT 2015-GC27 pooling and servicing agreement, then a Controlling Class Representative Control Termination Event and a Controlling Class Representative Consultation Termination Event will be deemed to have occurred and will be deemed to continue until such time as the certificate administrator receives either such notice.

With respect to an outside serviced loan combination, the Controlling Class Representative will have limited consultation rights, and the applicable outside controlling class representative pursuant to the related outside servicing agreement will have consultation, approval and direction rights, with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding such outside serviced loan combination, as provided for in the related co-lender agreement and in the related outside servicing agreement, and as described under “Description of the Mortgage Pool—The Loan Combinations” in the Prospectus Supplement.

With respect to the Boca Hamptons Plaza Portfolio loan combination, the Controlling Class Representative will have limited consultation rights, and the Boca Hamptons Plaza Portfolio Controlling Note Holder pursuant to the CGCMT 2015-GC27 pooling and servicing agreement will have consultation, approval and direction rights, with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding the Boca Hamptons Plaza Portfolio loan combination, as provided for in the related co-lender agreement and in the CGCMT 2015-GC27 pooling and servicing agreement, and as described under “Description of the Mortgage Pool—The Loan Combinations” in the Prospectus Supplement.

Loan Combinations
The Twin Cities Premium Outlets mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $50,000,000, represents approximately 4.2% of the Initial Pool Balance, and has one related companion loan with an outstanding principal balance as of the Cut-off Date of $65,000,000, which was contributed to the mortgage pool backing the GS Mortgage Securities Trust 2014-GC26, Commercial Mortgage Pass-Through Certificates, Series 2014-GC26 (referred to in this Term Sheet as the “GSMS 2014-GC26 certificates”) transaction. The Twin Cities Premium Outlets mortgage loan and the related companion loan are being serviced pursuant to the pooling and servicing agreement governing the issuance of the GSMS 2014-GC26 certificates (referred to in this Term Sheet as the “GSMS 2014-GC26 pooling and servicing agreement”), pursuant to which Wells Fargo Bank, National Association is acting as master servicer and LNR Partners, LLC is acting as special servicer.

The Kings Mountain Industrial mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $16,200,000 and represents approximately 1.4% of the Initial Pool Balance, and has one related subordinate companion loan with an outstanding principal balance as of the Cut-off Date of $3,456,045 and is held by a third party unaffiliated with any party to this securitization transaction.  The Kings Mountain Industrial mortgage loan and the related companion loan will be serviced pursuant to the CGCMT 2015-GC27 pooling and servicing agreement.

The Boca Hamptons Plaza Portfolio mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $8,000,000 and represents approximately 0.7% of the Initial Pool Balance, and has one related companion loan with an aggregate outstanding principal balance as of the Cut-off Date of $18,000,000 and is expected to be included in one or more future commercial mortgage loan securitizations.  The Boca Hamptons Plaza Portfolio mortgage loan and the related companion loan will be serviced pursuant to the CGCMT 2015-GC27 pooling and servicing agreement.

The Twin Cities Premium Outlets mortgage loan is referred to in this Term Sheet as an “outside serviced mortgage loan”, and an outside serviced mortgage loan, together with the related companion loan, is referred to in this Term Sheet as an “outside serviced loan combination”. The GSMS 2014-GC26 pooling and servicing agreement is referred to in this Term Sheet (in each case, with respect to the applicable outside serviced mortgage loan) as an “outside servicing agreement”. The controlling class representative under the GSMS 2014-GC26 securitization is referred to in this Term Sheet (in each case, with respect to the applicable outside serviced mortgage loan) as an “outside controlling class representative”.  See “Description of the Mortgage Pool – The Loan Combinations” in the Prospectus Supplement.

Accordingly, all decisions, consents, waivers, approvals and other actions on the part of the holders of an outside serviced mortgage loan and the related companion loan will be effected in accordance with the related outside servicing agreement and the related co-lender agreement. Consequently, the servicing provisions described in this Term Sheet will generally not be applicable to an outside serviced mortgage loan, but instead the servicing and administration of an outside serviced mortgage loan will be governed by the related outside servicing agreement.

STRUCTURAL OVERVIEW (continued)

Servicing Standard
Each of the serviced loans, will be serviced by the master servicer and the special servicer pursuant to the terms of the CGCMT 2015-GC27 pooling and servicing agreement. In all circumstances, each of the master servicer and the special servicer is obligated to act in the best interests of the certificateholders (and, in the case of a serviced loan combination, the holders of any related serviced companion loan) as a collective whole as if such certificateholders (and, in the case of a serviced loan combination, the holders of any related serviced companion loan) constituted a single lender (and, with respect to the Kings Mountain Industrial loan combination, taking into account the subordinate nature of the related subordinate companion loan).  The special servicer is required to determine the effect on net present value of various courses of action (including workout or foreclosure), using the Calculation Rate as the discount rate, and pursue the course of action that it determines would maximize recovery on a net present value basis.

 “Calculation Rate” means:

for principal and interest payments on a mortgage loan or proceeds from the sale of a defaulted loan, the highest of (i) the rate determined by the master servicer or the special servicer, as applicable, that approximates the market rate that would be obtainable by borrowers on similar debt of the borrowers as of such date of determination, (ii) the mortgage loan rate and (iii) the yield on 10-year US treasuries; and for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal).

Termination of Special Servicer
Prior to the occurrence and continuance of a Controlling Class Representative Control Termination Event, the special servicer may be removed and replaced by the Controlling Class Representative (other than with respect to the Boca Hamptons Plaza Portfolio loan combination) with or without cause at any time.

Prior to the occurrence and continuance of a Boca Hamptons Plaza Portfolio Control Termination Event, the special servicer may be removed and replaced by the Boca Hamptons Plaza Portfolio Controlling Note Holder solely with respect to the Boca Hamptons Plaza Portfolio loan combination with or without cause at any time.

After the occurrence and during the continuance of a Controlling Class Representative Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class S and Class R certificates) may request a vote to replace the special servicer (except with respect to the Boca Hamptons Plaza Portfolio loan combination). The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 75% of the voting rights of the certificates (other than the Class S and Class R certificates), or (b) more than 50% of the voting rights of each class of Non-Reduced Certificates (as defined under “Certain Definitions” below) vote affirmatively to so replace (considering each class of the Class A-S, Class B and Class C certificates, together with the Class PEZ certificates’ applicable percentage interest of the trust component with the same alphabetic class designation, as a single “Class” for such purpose).

Additionally, at any time after the occurrence and during the continuance of a Controlling Class Representative Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the CGCMT 2015-GC27 pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer (but not any outside special servicer for any outside serviced loan combination and, except as contemplated by the next sentence, other than with respect to the Boca Hamptons Plaza Portfolio loan combination), resulting in a solicitation of a certificateholder vote.  Likewise, at any time after the occurrence and during the continuance of a Boca Hamptons Plaza Portfolio Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the CGCMT 2015-GC27 pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer with respect to the Boca Hamptons Plaza Portfolio loan combination, resulting in a solicitation of a certificateholder vote.  In each case, the subsequent vote may result in the termination and replacement of the special servicer (with respect to the applicable mortgage loan(s) or, if applicable, loan combinations), if, within 180 days of the initial request for that vote, the holders of more than 50% of the voting rights of each class of Non-Reduced Certificates (considering each class of the Class A-S, Class B and Class C certificates, together with the Class PEZ certificates’ applicable percentage interest of the trust component with the same alphabetic class designation, as a single “Class” for such purpose) vote affirmatively to so replace.

Prior to the occurrence of a control termination event under an outside servicing agreement, the related outside special servicer under that outside servicing agreement generally may be replaced by the related outside controlling class representative in a manner similar to the manner in which the special servicer may be replaced under the CGCMT 2015-GC27 pooling and servicing agreement as described in the four preceding paragraphs.

STRUCTURAL OVERVIEW (continued)

Servicing Compensation
Modification Fees: Certain fees resulting from modifications, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Prospectus Supplement, will be used to offset expenses on the related serviced mortgage loan (or serviced loan combination, if applicable) (i.e. reimburse the trust for certain expenses including unreimbursed advances and interest on unreimbursed advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related serviced mortgage loan (or serviced loan combination, if applicable) but not yet reimbursed to the trust or servicers or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future). Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or special servicer.  Within any prior 12 month period, all such excess modification fees earned by the master servicer or by the special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any serviced mortgage loan (or serviced loan combination, if applicable) will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.

All excess modification fees earned by the special servicer will be required to offset any future workout fees or liquidation fees payable with respect to the related serviced mortgage loan (or serviced loan combination, if applicable) or related REO property; provided, that if the serviced mortgage loan (or serviced loan combination, if applicable) ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the special servicer prior to such serviced mortgage loan (or serviced loan combination, if applicable) ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such serviced mortgage loan (or serviced loan combination, if applicable) ceased to be a corrected loan within 18 months of it becoming a modified mortgage loan (or modified loan combination, if applicable).

Penalty Fees: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related mortgage loan (or serviced loan combination, if applicable) (other than special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or the special servicer or to pay certain expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding on the related mortgage loan (or serviced loan combination, if applicable), and any excess received with respect to a serviced loan will be paid to the master servicer (for penalty fees accrued while a non-specially serviced loan) and the special servicer (for penalty fees accrued while a specially serviced loan). To the extent any amounts reimbursed out of penalty charges are subsequently recovered on a related serviced loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges that were previously used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% and (b) such rate as would result in a liquidation fee of $1,000,000, for each serviced loan that is a specially serviced loan and any REO property, subject in any case to a minimum liquidation fee of $25,000. For any serviced loan that is a corrected loan, workout fees will be calculated at the lesser of (a) 1.0% and (b) such rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest and excess interest) on the related serviced loan from the date such serviced loan becomes a corrected mortgage loan through and including the then related maturity date; or in any case such higher rate as would result in a workout fee of $25,000 when applied to each expected payment of principal and interest (other than default interest and excess interest) on the related serviced loan from the date such serviced loan becomes a corrected loan through and including the then related maturity date.

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related serviced loan within 90 days of the maturity default.

STRUCTURAL OVERVIEW (continued)

Operating Advisor
Prior to the occurrence of an applicable Control Termination Event, the operating advisor will review certain information on the certificate administrator’s website, and will have access to any related final asset status report but will not have any approval or consultation rights.  After  an applicable Control Termination Event, the operating advisor will have consultation rights with respect to certain major decisions with respect to the applicable serviced loan(s) and will have additional monitoring responsibilities on behalf of the entire trust.

After the occurrence and during the continuance of an applicable Control Termination Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, as a collective whole, as if those certificateholders (and, with respect to any serviced loan combination, any related serviced pari passu loan companion loan holder(s)) constituted a single lender.

The operating advisor will be subject to termination if the holders of at least 15% of the voting rights of Non-Reduced Certificates vote to terminate and replace the operating advisor and such vote is approved by the holders of more than 50% of the voting rights of Non-Reduced Certificates that exercise their right to vote, provided that the holders of at least 50% of the voting rights of Non-Reduced Certificates have exercised their right to vote.  The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

Deal Website
The certificate administrator will maintain a deal website including, but not limited to:
— all special notices delivered
— summaries of final asset status reports
— all appraisals in connection with an appraisal reduction plus any subsequent appraisal updates
— an “Investor Q&A Forum” and a voluntary investor registry

CERTAIN DEFINITIONS

■	“ADR”: Means, for any hospitality property, average daily rate.

■
“Appraised Value”: With respect to each mortgaged property and any date of determination, the most current appraised value of such property as determined by an appraisal of the mortgaged property and in accordance with MAI standards made not more than four (4) months prior to the origination date of the related mortgage loan. The appraisals for certain of the mortgaged properties state an “as stabilized,” “as repaired,” “hypothetical,” or “as renovated” value as well as an “as-is” value for such mortgaged properties assuming that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the mortgaged property. With respect to the Northeastern Hotel Portfolio mortgage loan, the appraised value is calculated based on the appraiser’s aggregate “as-is” appraised value of $85,000,000 plus stated “capital deductions” totaling $5,250,000 relating to capital improvements at the Hilton Garden Inn Norwalk, Sheraton Hotel Tarrytown and Hilton Garden Inn Shelton mortgaged properties for which $5,250,000 was reserved in connection with the origination of the Northeastern Hotel Portfolio mortgage loan. With respect to the Vegas Industrial Portfolio and 1023 West Morehead Street mortgage loans, the appraised values are based on the “as stabilized” appraised values of $14,900,000 and $3,900,000, respectively, as the “as stabilized” dates have passed and the “as stabilized” conditions have been met. For purposes of calculating the Maturity Date/ARD LTV Ratio for certain mortgage loans, the “as stabilized” or “as renovated” value of the related mortgaged property is the applicable Appraised Value in this Term Sheet. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Prospectus Supplement for a description of Maturity Date/ARD LTV Ratio.

■
“Borrower Sponsor”: The indirect owner, or one of the indirect owners, of the related borrower (in whole or in part) that may or may not have control of the related borrower.  The Borrower Sponsor may be, but is not necessarily, the entity that acts as the guarantor of the non-recourse carveouts.

■	“FF&E”: Furniture, fixtures and equipment.

■	“GLA”: Gross leasable area.

■
“Hard Lockbox”: Means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. Hospitality, multifamily and manufactured housing community properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related mortgaged property into the lockbox account controlled by the lender.

■
“Non-owned Anchor(s)”: Tenants that occupy space equal to or greater than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■
“Non-owned Junior Anchor(s)”: Tenants that occupy space equal to or greater than 10,000 SF at the related mortgaged property and less than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■
“Non-owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■
“Non-Reduced Certificates”: Each class of certificates (other than Class S, Class R or Class X certificates)(considering each class of the Class A-S, Class B and Class C certificates, together with the Class PEZ certificates’ applicable percentage interest of the trust component with the same alphabetic class designation, as a single “Class” for such purpose) that has an outstanding certificate principal amount as may be notionally reduced by any appraisal reduction amounts allocated to that class, equal to or greater than 25% of an amount equal to the initial certificate principal amount of that class of certificates minus all principal payments made on such class of certificates.

■	“Occupancy Cost”: With respect to any mortgaged property, total rental revenues divided by total sales.

■
“Owned Anchor(s)”: Tenants that lease space equal to or greater than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned GLA”: With respect to any particular mortgaged property, the GLA of the space that is owned by the related borrower and is part of the collateral.

■
“Owned Junior Anchor(s)”: Tenants that lease space equal to or greater than 10,000 SF and less than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■
“Owned Occupancy”: With respect to any particular mortgaged property, as of a certain date (or, in the case of a hospitality property, for a trailing 12-month period ending on a certain date), the percentage of net rentable square footage, available rooms, units or beds that are leased or rented (as applicable), solely with respect to the aggregate leased space, available rooms, units or beds in the property that is owned by the related borrower.  In some cases Owned Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months after the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related mortgaged property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

■
“Owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned Tenant(s)”: Tenants whose leased space at the related mortgaged property is owned by the related borrower and is part of the collateral for the related mortgage loan.

CERTAIN DEFINITIONS (continued)

■
“Rating Agency Confirmation”: With respect to any matter, confirmation in writing (which may be in electronic form) by the rating agencies engaged by the depositor that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, qualification or withdrawal of the then current rating assigned by that rating agency to any class of certificates (or, with respect to a matter that affects a serviced loan combination, any class of securities backed by the related serviced companion loan). However, such confirmation will be deemed received or not required in certain circumstances as further described in the Prospectus Supplement.  See “The Pooling and Servicing Agreement—Rating Agency Confirmations” in the Prospectus Supplement.

■	“RevPAR”: With respect to any hospitality property, revenues per available room.

■	“SF”: Square feet.

■
“Soft Lockbox”: An account into which the related borrower is required to deposit or cause the property manager to deposit all rents collected. Hospitality, multifamily and manufactured housing community properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

■
“Soft Springing Lockbox”: An account into which the related borrower is required to deposit, or cause the property manager to deposit, all rents collected until the occurrence of an event of default under the loan documents or one or more specified trigger events, at which time the lockbox converts to a Hard Lockbox.

■
“Springing Lockbox”: An account that is not currently in place, but the related loan documents require the imposition of a lockbox account upon the occurrence of an event of default under the loan documents or one or more specified trigger events.

■
“Total Occupancy”: With respect to any particular mortgaged property, as of a certain date (or, in the case of a hospitality property, for a trailing 12-month period ending on a certain date), the percentage of net rentable square footage, available rooms, units or beds that are leased or rented (as applicable), for the aggregate leased space, available rooms, units or beds at the property, including any space that is owned by the related borrower and is part of the collateral in addition to any space that is owned by the applicable tenant and not part of the collateral for the related mortgage loan. In some cases Total Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months after the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related mortgaged property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

■	“TRIPRA”: Means the Terrorism Risk Insurance Program Reauthorization Act of 2015.

■	“TTM”: Means trailing twelve months.

■
“Underwritten Expenses”: With respect to any mortgage loan or mortgaged property, an estimate of operating expenses, as determined by the related originator and generally derived from historical expenses at the mortgaged property(-ies), the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee.  We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

■
“Underwritten Net Cash Flow (NCF)”: With respect to any mortgage loan or mortgaged property, cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related originator has determined for tenant improvements and leasing commissions and / or replacement reserves for capital items.  Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization.  The Underwritten Net Cash Flow for each mortgaged property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net cash flow for the mortgaged property to differ materially from the Underwritten Net Cash Flow set forth in this Term Sheet.

■
“Underwritten Net Operating Income (NOI)”: With respect to any mortgage loan or mortgaged property, Underwritten Revenues less Underwritten Expenses, as both are determined by the related originator, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the mortgage loan (or loan combination, if applicable) adjusted for specific property, tenant and market considerations.  Historical operating statements may not be available for newly constructed mortgaged properties, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and/or newly acquired mortgaged properties.

CERTAIN DEFINITIONS (continued)

■
“Underwritten Revenues”: With respect to any mortgage loan or mortgaged property, an estimate of operating revenues, as determined by the related originator and generally derived from the rental revenue (which may include rental revenue related to reimbursement of tenant improvements and leasing commissions) based on leases in place, leases that have been executed but the tenant is not yet paying rent, month-to-month leases (based on current rent roll and annualized), in certain cases leases that are being negotiated and are expected to be signed, in certain cases leases that provide for a tenant to take additional space as described under “Description of the Mortgage Pool—Tenant Issues” in the Prospectus Supplement to the extent material, and in certain cases contractual rent steps generally within 19 months past the Cut-off Date, in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the mortgaged property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related originator; plus any additional recurring revenue fees. Additionally, in determining rental revenue for multifamily rental, manufactured housing community and self storage properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month period or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In certain cases, with respect to mortgaged properties with leases with rent increases or rent decreases during the term of the related mortgage loan, Underwritten Revenues were based on the average rent over the term of the mortgage loan. In certain cases, the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

KEMPER LAKES BUSINESS CENTER

KEMPER LAKES BUSINESS CENTER

Kemper Lakes Business Center
1, 2, 3, 4 Corporate Drive
Long Grove, IL 60047
Waukegan
Grayslake
Green Oaks
Libertyville
Mundelein
Vernon Hills
Lake Forest
Hawthorn Woods
North Barrington
Lake Zurich
Long Grove
Lincolnshire
Kildeer
Buffalo Grove
Riverwoods
Deer Park
Barrington
Wheeling
Palatine
Inverness
Arlington Heights
Prospect Heights
Hoffman Estates
Rolling Meadows
Mount Prospect
LAKE COUNTY
COOK COUNTY
METRA MILWAUKEE-NORTH LINE
METRA NORTH CENTRAL LINE
METRA UP-NW LINE
Riverhill Forest Preserve
Old School Forest Preserve
MacArthur Woods Forest Preserve
Daniel Wright Forest Preserve
Cuba Marsh Forest Preserve
Camp Pine Woods Preserve
Paul Douglas Forest Preserve
Kemper Lakes Golf Course
Royal Melbourne Golf Course
Twin Orchard Country Club
Pine Meadow Golf Course
White Deer Run Golf Course
Palatine Hills Golf Course
Chevy Chase CC
Rolling Green CC
Condell Memorial Hospital
Westfield Shoppingtown Hawthorn
The Shops at Kildeer
Deer Park Town Center
Buffalo Grove Town Center
Northpoint Shopping Center
Arlington Intl. Race Course
Randhurst Mall
Harper College
Trinity International University
Lake Zurich Industrial Park
Lake County Fairgrounds
Chicago Executive Airport
Chicago 26 miles
Chicago O'Hare Intl. Airport 13 miles
Tri-State Tollway
Casey Rd
Winchester Rd
W. Park Ave
Midlothian Rd
Townline Rd
Fairfield Rd
Old McHenry Rd
Diamond Lake Rd
Milwaukee Ave
St. Marys Rd
Everett Rd
Riverwoods Rd
Buffalo Grove Rd
Aptakisic Rd
Cuba Rd
W. Cuba Rd
Rand Rd
Long Grove Rd
Lake Cook Rd
Checker Rd
Northwest Hwy
Dundee Rd
Hintz Rd
Palatine Rd
Bradwell Rd
Ela Rd
Roselle Rd
Quentin Rd
Plum Grove Rd
N. Rand Rd
Chicago
Lake Michigan
Schaumburg
Elgin
Evanston
Naperville
Aurora
Bolingbrook

KEMPER LAKES BUSINESS CENTER

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Long Grove, Illinois	Cut-off Date Principal Balance		$99,000,000
Property Type	Office	Cut-off Date Principal Balance per SF		$93.97
Size (SF)	1,053,486	Percentage of Initial Pool Balance		8.3%
Total Occupancy as of 11/1/2014(1)	90.7%	Number of Related Mortgage Loans		None
Owned Occupancy as of 11/1/2014(1)	90.7%	Type of Security		Fee Simple
Year Built / Latest Renovation	1972, 1978, 1983, 1991 / 2007-2014	Mortgage Rate		4.2635%
Appraised Value	$132,500,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		60
Underwritten Revenues	$19,923,006
Underwritten Expenses	$9,659,089	Escrows
Underwritten Net Operating Income (NOI)	$10,263,917		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$9,009,180	Taxes	$0	$0
Cut-off Date LTV Ratio	74.7%	Insurance	$0	$0
Maturity Date LTV Ratio	68.1%	Replacement Reserves	$2,000,000	$20,192
DSCR Based on Underwritten NOI / NCF	1.75x / 1.54x	TI/LC(2)	$0	$87,791
Debt Yield Based on Underwritten NOI / NCF	10.4% / 9.1%	Other(3)	$1,626,779	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$99,000,000	75.1%	Purchase Price	$127,000,000	96.4%
Principal’s New Cash Contribution	32,771,590	24.9	Reserves	3,626,779	2.8
			Closing Costs	1,144,811	0.9

Total Sources	$131,771,590	100.0%	Total Uses	$131,771,590	100.0%

(1)
Total Occupancy and Owned Occupancy include 36,313 SF of dark space resulting from the Atos IT Solutions and Services acquisition of Siemens IT Solutions and Services. Atos IT Solutions and Services has a total of 60,913 SF (inclusive of the 36,313 SF) and pays full rent on the total 60,913 SF. Total Occupancy and Owned Occupancy excluding the Atos IT Solutions and Services dark space is 87.3%.

(2)	The TI/LC reserve is capped at $2,000,000. See “—Escrows” below.
(3)
Other upfront reserves represent $136,050 of deferred maintenance reserve, $1,120,283 of outstanding tenant improvements owed on the Fresenius Kabi USA, LLC. (“Fresenius“) expansion space and $370,446 to cover eight months of rent associated with the expansion space until Fresenius begins paying contractual monthly rent in July 2015.  See “—Escrows” below.

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The Mortgage Loan. The mortgage loan (the “Kemper Lakes Business Center Loan”) is evidenced by a note in the original principal amount of $99,000,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a four-building, Class A suburban office complex located in Long Grove, Illinois (the “Kemper Lakes Business Center Property”).  The Kemper Lakes Business Center Loan was originated by Goldman Sachs Mortgage Company on November 12, 2014 and represents approximately 8.3% of the Initial Pool Balance.  The note evidencing the Kemper Lakes Business Center Loan has an outstanding principal balance as of the Cut-off Date of $99,000,000 and has an interest rate of 4.2635% per annum. The borrower utilized the proceeds of the Kemper Lakes Business Center Loan to acquire the Kemper Lakes Business Center Property, fund reserves and pay closing costs.

The Kemper Lakes Business Center Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date.  The Kemper Lakes Business Center Loan requires payments of interest only for the initial 60 months, followed by monthly payments of interest and principal sufficient to amortize the Kemper Lakes Business Center Loan over a 30-year amortization schedule.  The scheduled maturity date for the Kemper Lakes Business Center Loan is the due date in December 2024.  Voluntary prepayment of the Kemper Lakes Business Center Loan is prohibited prior to September 6, 2024.  Provided that no event of default under the Kemper Lakes Business Center Loan is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

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The Mortgaged Property.  The Kemper Lakes Business Center Property, built in phases beginning in 1972 and completed in 1991, is comprised of four contiguous office buildings located in Long Grove, Illinois, that contain approximately 1,053,486 SF of leasable area. The Kemper Lakes Business Center Property was originally constructed as the corporate headquarters for Kemper Insurance Corporation; however, in 2005, it vacated and the Kemper Lakes Business Center Property was sold to Equus Capital Partners. Equus Capital Partners then re-positioned the Kemper Lakes Business Center Property as a multi-tenant corporate campus through an approximately $56.5 million renovation through 2014. Over the past several years of renovation, the Kemper Lakes Business Center Property has leased more than 785,000 SF, and it now features a rent roll with primarily long term leases. As of November 1, 2014, the Total Occupancy and Owned Occupancy were both 90.7%.

The following table presents certain information relating to the major tenants at the Kemper Lakes Business Center Property:

KEMPER LAKES BUSINESS CENTER

Ten Largest Tenants Based on Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
ACCO Brands Corp.(2)	NR / B1 / BB-	189,371	18.0%	$3,422,530	25.6%	$18.07	4/30/2023(3)	1, 5-year option
Fenwal, Inc.(4)	NR / NR / BB+	155,946	14.8	2,582,204	19.3	16.56	5/31/2028	2, 5-year options
Dovenmuehle Mortgage Inc.(5)	NR / NR / NR	167,706	15.9	1,854,314	13.9	11.06	5/31/2021	1, 5-year option
Fresenius Kabi USA, LLC.(6)(7)	NR / NR / BB+	131,174	12.5	1,761,856	13.2	13.43	5/31/2028	2, 5-year options
Atos IT Solutions and Services(8)	NR / NR / NR	60,913	5.8	1,103,821	8.3	18.12	3/31/2018	2, 3-year options
Product Development Technologies	NR / NR / NR	28,108	2.7	636,173	4.8	22.63	11/30/2018	1, 5-year option
Crawford and Company	NR / NR / NR	42,816	4.1	621,847	4.7	14.52	11/30/2019	1, 5-year option
Intel Americas, Inc.	A+ / A1 / A+	26,689	2.5	360,302	2.7	13.50	3/31/2019	2, 3-year options
Lumbermens Mutual Casualty Co.	NR / NR / NR	20,722	2.0	321,191	2.4	15.50	3/31/2016	NA
G Treasury SS, LLC.(9)	NR / NR / NR	11,174	1.1	245,469	1.8	21.97	2/28/2019	1, 5-year option
Ten Largest Tenants		834,619	79.2%	$12,909,705	96.7%	$15.47
Remaining Tenants(10)		121,309	11.5	447,190	3.3	3.69
Vacant		97,558	9.3	0	0.0	0.00
Total / Wtd. Avg. All Tenants		1,053,486	100.0%	$13,356,895	100.0%	$13.97

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	ACCO Brands Corp. has the option to reduce its GLA by up to 20% on February 28, 2019 with 9 months’ prior written notice and a reduction fee of $1,233,660.
(3)	ACCO Brands Corp. has a lease for 189,092 SF of space which expires on April 30, 2023 and 279 SF of month-to-month storage space.
(4)	Fenwal, Inc. (“Fenwal”) has the option to terminate certain portions or all of its lease on May 31, 2023 with 12 months’ written notice and a termination fee of $4,876,922.
(5)
Dovenmuehle Mortgage Inc. has the option to terminate its lease on May 31, 2019 with 9 months’ written notice and a termination fee of $1,182,725.  Dovenmuehle also has a series of contraction options that if all exercised could reduce the space down to 30,000 SF, on certain notice and subject to certain business thresholds.

(6)
Fresenius has signed a new lease for 24,829 SF of expansion space. The tenant began build out in January 2015, is required to begin paying rent in July 2015 and is permitted to take occupancy when build out is complete. We cannot assure you that tenant will take occupancy and begin paying rent on the expansion space as expected or at all.

(7)	Fresenius has the option to terminate its lease on May 31, 2023 with 12 months’ written notice and a termination fee of $2,780,505.
(8)
Atos IT Solutions and Services GLA includes 36,313 SF of dark space as a result of its acquisition of Siemens IT Solutions and Services; however, the tenant still pays rent on the full 60,913 SF of tenant space.

(9)	G Treasury SS, LLC. has the option to terminate its lease on February 28, 2017 with written notice by January 31, 2016 and a termination fee of $104,896.
(10)
Includes 41,912 SF of month-to-month tenants, comprised of an auditorium/conference center (14,080 SF), health club (13,088 SF), conference center (12,241 SF) and the office of the building (2,503 SF).

The following table presents certain information relating to the lease rollover schedule at the Kemper Lakes Business Center Property based on initial lease expiration dates:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM(2)	42,191	4.0%	4.0%	$2,232	0.0%	$0.05	5
2015	0	0.0	4.0%	0	0.0	0.00	0
2016	65,545	6.2	10.2%	333,753	2.5	5.09	4
2017	0	0.0	10.2%	0	0.0	0.00	0
2018	89,021	8.5	18.7%	1,739,994	13.0	19.55	2
2019	115,253	10.9	29.6%	1,662,245	12.4	14.42	6
2020	0	0.0	29.6%	0	0.0	0.00	0
2021	167,706	15.9	45.5%	1,854,314	13.9	11.06	1
2022	0	0.0	45.5%	0	0.0	0.00	0
2023	189,092	17.9	63.5%	3,420,298	25.6	18.09	1
2024	0	0.0	63.5%	0	0.0	0.00	0
2025	0	0.0	63.5%	0	0.0	0.00	0
2026 & Thereafter	287,120	27.3	90.7%	4,344,060	32.5	15.13	2
Vacant	97,558	9.3	100.0%	0	0.0	0.00	0
Total	1,053,486	100.0%		$13,356,895	100.0%	$13.97	21

(1)	Calculated based on approximate square footage occupied by each Owned Tenant per the rent roll dated November 1, 2014.
(2)
MTM space is comprised of an auditorium/conference center (14,080 SF), health club (13,088 SF), conference center (12,241 SF), the office of the building (2,503 SF) and ACCO Brands Corp. storage space (279 SF).  ACCO Brands Corp. storage space is the only MTM tenant that pays UW Base Rent ($2,232).

KEMPER LAKES BUSINESS CENTER

The following table presents certain information relating to historical leasing at the Kemper Lakes Business Center Property:

Historical Leased %(1)
2011	2012	2013
58.9%	84.6%	90.5%

(1)	As provided by the borrower and reflects average occupancy for the indicated year unless specified otherwise.

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Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Kemper Lakes Business Center Property:

Cash Flow Analysis(1)
	2011	2012	2013	TTM 7/31/2014	Underwritten(2)	Underwritten $ per SF
Base Rent	$6,751,914	$6,956,658	$10,461,295	$12,215,586	$13,356,895	$12.68
Overage/Percentage Rent(3)	6,481	6,981	12,604	16,860	21,400	0.02
Gross Up Vacancy	0	0	0	0	1,808,175	1.72
Total Rent	$6,758,395	$6,963,639	$10,473,899	$12,232,446	$15,186,470	$14.42
Total Reimbursables	2,877,525	3,129,629	3,726,519	4,211,762	5,699,648	5.41
Other Income(4)	1,326,070	1,190,604	1,218,745	1,233,738	1,250,555	1.19
Less Vacancy & Credit Loss	(254,240)	(285,340)	(1,019,432)	(1,298,349)	(2,213,667)	(2.10)
Effective Gross Income	$10,707,750	$10,998,531	$14,399,731	$16,379,597	$19,923,006	$18.91

Total Operating Expenses	$6,586,195	$6,877,017	$8,246,645	$8,494,349	$9,659,089	$9.17

Net Operating Income	$4,121,555	$4,121,514	$6,153,085	$7,885,248	$10,263,917	$9.74
TI/LC	0	0	0	0	1,012,435	0.96
Capital Expenditures	0	0	0	0	242,302	0.23
Net Cash Flow	$4,121,555	$4,121,514	$6,153,085	$7,885,248	$9,009,180	$8.55

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on contractual rents as of November 1, 2014 and rent steps through January 31, 2016.
(3)	Overage/Percentage Rent represents percentage rent for A’Viands, LLC.
(4)	Other Income includes tenant service income, tenant electric billing, and miscellaneous income.

■	Appraisal. According to the appraisal, the Kemper Lakes Business Center Property had an “as-is” appraised value of $132,500,000 as of October 15, 2014.

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Environmental Matters. According to a Phase I environmental report, dated November 10, 2014, there is one recognized environmental condition at the Kemper Lakes Business Center Property.  The Kemper Lakes Business Center Property contains two underground storage tanks (“USTs”) holding diesel fuel for use with emergency generators at the Kemper Lakes Business Center Property.  While each UST has continuous monitoring equipment and has been integrity tested, diesel fuel may be released to the subsurface.  The consultant recommended that the larger UST be replaced due to its age and that UST monitoring and tank tightness testing continue with respect to both USTs. An environmental insurance policy was obtained naming the lender as the insured party, with an aggregate coverage limit of $5,000,000, a deductible of $50,000 and a term through November 12, 2024.

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Market Overview and Competition.  The Kemper Lakes Business Center Property is located in the southwestern part of Lake County in the North Suburban submarket.  According to the appraisal, the North Suburban submarket is comprised of approximately 24 million SF of office space, representing 21.8% of the total suburban Chicago market; and approximately 9 million SF of Class A office space, representing 21.2% of the total Class A suburban market.  Since 2005, the North Suburban submarket experienced its lowest vacancy rate in 2007 at 11.0% and its highest vacancy rate in 2011 at 19.1%.  As of the third quarter of 2014, the North Suburban submarket vacancy rate was 17.6% or 1.4% below the overall suburban Chicago office market vacancy rate of 19.0%.  The Kemper Lakes Business Center Property’s competitive set in the submarket has a stabilized vacancy rate of 7.0% and rental rates ranging from $11.50 to $27.00 per SF as concluded by the appraiser (see Office Lease Comparables table below).

The following table presents certain information relating to certain office lease comparables provided in the appraisal for the Kemper Lakes Business Center Property:

KEMPER LAKES BUSINESS CENTER
Office Lease Comparables(1)
	Kemper Lakes Business Center	Centennial Center	Edens Corporate Center II	500 Park	One Pierce Place	75 North Fairway Drive	Continental Deer Park Office
Year Built	1972, 1978, 1983, 1991	1980	1988	1980	1984	1996	2000
Total GLA	1,053,486	266,884	86,330	450,614	525,422	189,686	351,425
Total Occupancy	90.7%	87.0%	96.0%	85.0%	90.0%	100.0%	100.0%
Quoted Rent Rate per SF	NA	$11.50-$24.35	$16.50-$27.00	$20.00-$22.00	$18.50-$22.00	$12.75-$13.00	$14.00
Expense Basis	Full Service	Full Service	Triple Net	Base Year	Full Service	Triple Net	Triple Net

(1)	Source: Appraisal.

The following table presents certain information relating to certain office sales comparables provided in the appraisal for the Kemper Lakes Business Center Property:

Office Sales Comparables(1)
Property Name	City / State	Sale Date	GLA (SF)	Sale Price	Sale Price per SF	Total Occupancy
Kemper Lakes Business Center	Long Grove, IL	November 2014	1,053,486	$127,000,000	$120.55	90.7%
Highland Landmark II	Downer Grove, IL	September 2014	279,876	$62,000,000	$221.53	94.0%
Deer Park Office Campus	Deer Park, IL	September 2014	351,425	$40,510,000	$115.27	100.0%
Riverwalk II	Buffalo Grove, IL	April 2014	258,995	$44,800,000	$173.00	96.0%
One Tellabs Center	Naperville, IL	April 2014	800,000	$187,500,000	$234.38	99.0%
One Conway Park	Lake Forest, IL	January 2014	105,000	$13,100,000	$124.76	72.0%

(1)	Source: Appraisal.

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The Borrower.  The borrower is Kemper Lakes Office Property Owner LLC, a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Kemper Lakes Business Center Loan.  AGRE U.S. Real Estate Fund, L.P. and AGRE USREF Kemper Lakes Platform, L.P., indirect owners of the borrower, are the non-recourse carveout guarantors under the Kemper Lakes Business Center Loan.  The liability of the non-recourse carveout guarantors is on a several basis based in proportion to their equity percentages, rather than joint and several. The liability of the non-recourse carveout guarantors under the Kemper Lakes Business Center Loan documents is subject to an aggregate liability cap of $17,142,000 for AGRE USREF Kemper Lakes Platform, L.P. and $2,858,000 for AGRE U.S. Real Estate Fund, L.P.  Both AGRE U.S. Real Estate Fund, L.P. and AGRE USREF Kemper Lakes Platform, L.P. are affiliated with Apollo Global Management, LLC (“Apollo”).  Apollo is a global alternative investment manager with assets under management of approximately $164 billion as of September 30, 2014 in private equity, credit, and real estate funds.  Apollo’s global real estate investment portfolio has assets under management of approximately $9 billion as of September 30, 2014.

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Escrows. On the origination date of the Kemper Lakes Business Center Loan, the borrower funded (i) a capital expenditure reserve in the amount of $2,000,000 for building repairs and upgrades, (ii) a deferred maintenance reserve in the amount of $136,050, (iii) a free rent reserve in the amount of $370,446 related to the Fresenius expansion space and (iv) a tenant improvements reserve in the amount of $1,120,283 owed on the Fresenius space.

On each due date, the borrower is required to fund (i) a tenant improvements and leasing commissions reserve in an amount equal to $87,791 (subject to a cap of $2,000,000) and (ii) the capital expenditure reserve in the amount of $20,192.  In addition, on each due date during an event of default under the Kemper Lakes Business Center Loan, the borrower is required to fund a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period.

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Lockbox and Cash Management. The Kemper Lakes Business Center Loan is structured with a hard lockbox, which is already in-place, and in place cash management.  The Kemper Lakes Business Center Loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled lockbox account.  The Kemper Lakes Business Center Loan documents also require that all cash revenues relating to the Kemper Lakes Business Center Property and all other money received by the borrower or the property manager with respect to the Kemper Lakes Business Center Property (other than tenant security deposits) be deposited into the lockbox account or a lender-controlled cash management account within two business days after receipt.  On each business day, all amounts on deposit in the lockbox account will be remitted to the cash management account.

KEMPER LAKES BUSINESS CENTER

Provided that no event of default under the Kemper Lakes Business Center Loan or that no Kemper Lakes Business Center Trigger Period has occurred and is continuing, on each business day (or less frequently at the borrower’s election), all amounts in the cash management account are required to be remitted to the borrower-controlled operating account.  On each due date, amounts on deposit in the cash management account (or if no event of default under the Kemper Lakes Business Center Loan or Kemper Lakes Business Center Trigger Period is continuing, amounts on deposit in the operating account) will be used to pay for debt service, required reserves and budgeted operating expenses.  If no event of default under the Kemper Lakes Business Center Loan or Kemper Lakes Business Center Trigger Period is continuing, all remaining amounts will be transferred to the borrower’s operating account. Following a default, bankruptcy filing, or termination notice with respect to either the Fresenius lease or the Fenwal lease, an amount determined by the lender in accordance with the Kemper Lakes Business Center Loan documents will be transferred to a Fresenius/Fenwal reserve account until such default, bankruptcy filing or termination notice has been cured in accordance with the Kemper Lakes Business Center Loan documents. During an event of default under the Kemper Lakes Business Center Loan or the continuance of a Kemper Lakes Business Center Trigger Period, remaining amounts will be held as additional collateral for the Kemper Lakes Business Center Loan.

A “Kemper Lakes Business Center Trigger Period” means the period (i) commencing at the conclusion of any trailing 12-month period (ending on the last day of any fiscal quarter or after the 9-month anniversary of the origination date) during which the debt service coverage ratio (calculated in accordance with the Kemper Lakes Business Center Loan documents) is less than 1.25x, and ending at the conclusion of the second consecutive fiscal quarter for which the debt service coverage ratio for the trailing 12-month period (ending on the last day of any fiscal quarter) is greater than or equal to 1.25x, or (ii) commencing upon the borrower’s failure to deliver monthly, quarterly or annual financial reports and ending when such financial reports are delivered and they indicate that no trigger period under clause (i) above has commenced and is continuing.

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Property Management.  The Kemper Lakes Business Center Property is managed by Lincoln Property Company Commercial, Inc. pursuant to a management agreement.  Under the Kemper Lakes Business Center Loan documents, the Kemper Lakes Business Center Property is required to remain managed by (i) Lincoln Property Company Commercial, Inc., (ii) Cushman and Wakefield, (iii) Colliers International, (iv) CBRE, or (v) any other management company approved by the lender and with respect to which a Rating Agency Confirmation has been received.  During the continuance of an event of default under the Kemper Lakes Business Center Loan, or during the continuance of a material default by a property manager under the related management agreement (after the expiration of any applicable notice and/or cure periods), or if a property manager files for or is the subject of a petition in bankruptcy, or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, or if a trustee or receiver is appointed for a property manager’s assets or a property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent, the lender has the right to replace or require the borrower to replace such property manager with a property manager selected by the lender and meeting one of the criteria in clause (i) through (v) above.

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Mezzanine or Secured Subordinate Indebtedness. Following the third anniversary of the origination date, mezzanine debt secured by a pledge of direct equity interests in the borrower is permitted from mezzanine lenders reasonably acceptable to the Kemper Lakes Business Center Loan lender (a “Permitted Mezzanine Loan”), so long as (i)  the aggregate loan-to-value ratio (as calculated under the Kemper Lakes Business Center Loan documents) does not exceed 75.0%, (ii) the debt service coverage ratio (as calculated under the Kemper Lakes Business Center Loan documents) for the 12-month period immediately preceding such fiscal quarter end is at least 1.25x, (iii) the mezzanine lender has executed an intercreditor agreement reasonably acceptable to the lender, (iv) the Permitted Mezzanine Loan is either co-terminus with the Kemper Lakes Business Center Loan or freely payable from and after the scheduled maturity date of the Kemper Lakes Business Center Loan, (v) a Rating Agency Confirmation has been obtained and (vi) the lender has otherwise approved the terms and documentation of such mezzanine loan.

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Terrorism Insurance.  So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined under TRIPRA or a similar or subsequent statute) in an amount equal to the full replacement cost of the Kemper Lakes Business Center Property (plus 18 months of rental loss and/or business interruption coverage).  If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower will be required to carry terrorism insurance throughout the term of the Kemper Lakes Business Center Loan as described in the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business

KEMPER LAKES BUSINESS CENTER

interruption/rental loss insurance required under the Kemper Lakes Business Center Loan documents (without giving effect to the cost of terrorism and earthquake components of such property and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrower will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.  In either such case, terrorism insurance may not have a deductible in excess of $50,000.  The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the Kemper Lakes Business Center Property are separately allocated to the Kemper Lakes Business Center Property and that the policy will provide the same protection as a separate policy.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

393-401 FIFTH AVENUE

393-401 FIFTH AVENUE

393-401 FIFTH AVENUE

393-401 Fifth Avenue
393-401 Fifth Avenue
New York, NY 10016
MANHATTAN
Midtown
East Side
Murray Hill
Flatiron District
East River
Midtown Tunnel
Queens
495
FDR Drive
York Ave.
1st Ave.
2nd Ave.
3rd Ave.
Lexington Ave.
Park Ave.
Park Ave. South
Madison Ave.
5th Ave.
6th Ave.
7th Ave.
Broadway
METRO NORTH
W. 57th St.
E. 57th St.
W. 53rd St.
E. 53rd St.
W. 42nd St.
E. 42nd St.
W. 34th St.
E. 34th St.
W. 23rd St.
W. 21st St.
LONG ISLAND RAILROAD
FERRY TO LONG ISLAND CITY
ROCKEFELLER CENTER
TIMES SQUARE
HERALD SQUARE
Bryant Park
New York Public Library
Grand Central Terminal (Metro North)
MetLife Building
Chrysler Building
United Nations Headquarters
Empire State Building
Penn Station
Madison Square Garden
Macy's
Manhattan Mall
The Morgan Library & Museum
St. Vartan's Park
NYU Medical Center
Madison Square Park
Gramercy Park
Flatiron Building
Carnegie Hall
Trump Tower
Museum of Modern Art
Radio City Music Hall
St. Patrick's Cathedral
Fashion Institute of Technology
Upper West Side
Upper East Side
Central Park
West New York
North Bergen
Weehawken
Union City
Hoboken
NEW JERSEY
JERSEY CITY
Chelsea
Greenwich Village
SoHo
Tribeca
Chinatown
Financial District
QUEENS
Astoria
Long Island City
Williamsburg
BROOKLYN
Brooklyn Heights
Park Slope

393-401 FIFTH AVENUE

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CGMRC
Location (City/State)	New York, New York	Cut-off Date Principal Balance	$95,000,000
Property Type(1)	Office	Cut-off Date Principal Balance per SF(1)	$435.46
Size (SF)(1)	218,162	Percentage of Initial Pool Balance	8.0%
Total Occupancy as of 10/23/2014	79.8%	Number of Related Mortgage Loans	None
Owned Occupancy as of 10/23/2014	79.8%	Type of Security	Fee Simple
Year Built / Latest Renovation	1905, 1910 / 2004	Mortgage Rate	4.3900%
Appraised Value	$165,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	120
Underwritten Revenues	$11,747,970
Underwritten Expenses	$4,367,547	Escrows
Underwritten Net Operating Income (NOI)	$7,380,422	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$7,111,711	Taxes	$473,533	$236,766
Cut-off Date LTV Ratio	57.6%	Insurance	$87,951	$10,994
Maturity Date LTV Ratio	57.6%	Replacement Reserves	$0	$3,636
DSCR Based on Underwritten NOI / NCF	1.75x / 1.68x	TI/LC(2)	$0	$18,180
Debt Yield Based on Underwritten NOI / NCF	7.8% / 7.5%	Other(3)	$10,233,500	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$95,000,000	75.8%	Loan Payoff	$56,328,374	45.0%
Subordinate Debt	30,000,000	24.0	Principal Equity Distribution	55,311,918	44.2
Other Sources	250,000	0.2	Reserves	10,794,984	8.6
			Closing Costs	2,814,724	2.2
Total Sources	$125,250,000	100.0%	Total Uses	$125,250,000	100.0%

(1)	The total square footage is comprised of 169,630 SF of office space, 36,072 SF of storage space and 12,460 SF of retail space.
(2)	The monthly TI/LC reserve of $18,180 is subject to a cap, with replenishment, of $1,090,810.
(3)
Other upfront reserves of $10,233,500 represent a holdback of $10,000,000 for the American Eagle Outfitters (“AEO”) space until the AEO lease is renewed or the AEO space is leased to an acceptable replacement tenant and a Burger King Corporation (“Burger King”) reserve of $233,500.  See “—Escrows” below.

■
The Mortgage Loan.  The mortgage loan (the “393-401 Fifth Avenue Loan”) is evidenced by a note in the original principal amount of $95,000,000 and is secured by a first mortgage encumbering the borrower’s fee interest in an office property located in New York, New York (the “393-401 Fifth Avenue Property”).  The 393-401 Fifth Avenue Loan was originated by Citigroup Global Markets Realty Corp. on December 24, 2014.  The 393-401 Fifth Avenue Loan has an outstanding principal balance as of the Cut-off Date of $95,000,000 which represents approximately 8.0% of the Initial Pool Balance, and accrues interest at an interest rate of 4.3900% per annum.  The proceeds of the 393-401 Fifth Avenue Loan were primarily used to refinance the 393-401 Fifth Avenue Property.

The 393-401 Fifth Avenue Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest only payments during the entire term of the 393-401 Fifth Avenue Loan.  The scheduled maturity date of the 393-401 Fifth Avenue Loan is the due date in January 2025.  Provided that no event of default under the 393-401 Fifth Avenue Loan is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.  Voluntary prepayment of the 393-401 Fifth Avenue Loan without prepayment premium or yield maintenance charge is permitted on or after the due date in October 2024.

■
The Mortgaged Property.  The 393-401 Fifth Avenue Property is comprised of two contiguous, eight-story, Class B office buildings with ground floor retail space located on the east side of Fifth Avenue between East 36th and East 37th Streets.  The 393-401 Fifth Avenue Property was constructed in 1905 and 1910 and renovated in 2004.  The total square footage of 218,162 is comprised of 169,630 SF of office space, 36,072 SF of storage space and 12,460 SF of retail space.  The 393-401 Fifth Avenue Property features a limestone façade and three-story Corinthian columns.  The 393-401 Fifth Avenue Property contains separate elevator banks and lobbies for each building but operates as a single building.  A majority of the office space at the 393-401 Fifth Avenue Property features 17-foot ceiling heights, open floor layouts and double height windows on both Fifth Avenue and 37th Street.

393-401 FIFTH AVENUE

As of October 23, 2014, the 393-401 Fifth Avenue Property was 79.8% leased.  The largest tenant at the 393-401 Fifth Avenue Property is AEO.  The 393-401 Fifth Avenue location serves as AEO’s primary New York City corporate office and design center.  The second largest tenant at the 393-401 Fifth Avenue Property is the NEP Image Group, LLC (“NEP”).  NEP offers post production and studio services to television broadcast companies. Two additional office tenants, Dorfman Pacific, Inc and WSG Systems Corp., are located on the upper floors of the 393-401 Fifth Avenue Property.  The grade-level retail space at the 393-401 Fifth Avenue Property is leased to TD Bank, Burger King and Hat World, Inc., doing business as Yankees Clubhouse Shop.

The following table presents certain information relating to the tenants at the 393-401 Fifth Avenue Property:

Tenants Based on Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
AEO Management Co.	NR / NR / NR	115,051	52.7%	$5,668,961	57.8%	$49.27	5/31/2016	2, 5-year options
NEP Image Group, LLC	NR / NR / NR	36,803	16.9	2,134,457	21.8	58.00	6/30/2019	NA
TD Bank	AA- / Aa1 / AA-	5,360	2.5	988,107	10.1	184.35	7/31/2018	4, 5-year options
Hat World, Inc.(2)	NR / NR / NR	2,250	1.0	365,526	3.7	162.46	5/31/2017	NA
Burger King	NR / B3 / B+	4,550	2.1	323,850	3.3	71.18	2/28/2017	1, 15-year option
Dorfman Pacific, Inc	NR / NR / NR	5,000	2.3	210,125	2.1	42.03	12/31/2023	NA
WSG Systems Corp.	NR / NR / NR	3,600	1.7	120,000	1.2	33.33	7/31/2019	NA
Torah Center, Inc. (3)	NR / NR / NR	1,560	0.7	0	0.0	0.00	MTM	NA
Largest Tenants		174,174	79.8%	$9,811,026	100.0%	$56.33
Vacant		43,988	20.2	0	0.0	0.00
Total / Wtd. Avg. All Tenants		218,162	100.0%	$9,811,026	100.0%	$56.33

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	The total square footage for Hat World, Inc. includes 300 SF for the Siopa of New York, Inc. space which represents storage for the Hat World, Inc. tenant.
(3)	Torah Center, Inc. represents a charitable use of space at the 393-401 Fifth Avenue Property by the borrower. Torah Center, Inc. occupies the space but does not pay monthly rent.

The following table presents the lease rollover schedule at the 393-401 Fifth Avenue Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	1,560	0.7%	0.7%	$0	0.0%	$0.00	1
2015	0	0.0	0.7	0	0.0	0.00	0
2016	115,051	52.7	53.5	5,668,961	57.8	49.27	11
2017	6,800	3.1	56.6	689,376	7.0	101.38	4
2018	5,360	2.5	59.0	988,107	10.1	184.35	1
2019	40,403	18.5	77.5	2,254,457	23.0	55.80	2
2020	0	0.0	77.5	0	0.0	0.00	0
2021	0	0.0	77.5	0	0.0	0.00	0
2022	0	0.0	77.5	0	0.0	0.00	0
2023	5,000	2.3	79.8	210,125	2.1	42.03	1
2024	0	0.0	79.8	0	0.0	0.00	0
2025	0	0.0	79.8	0	0.0	0.00	0
2026 & Thereafter	0	0.0	79.8	0	0.0	0.00	0
Vacant	43,988	20.2	100.0	0	0.0	0.00	0
Total / Wtd. Avg.	218,162	100.0%		$9,811,026	100.0%	$56.33	20

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

393-401 FIFTH AVENUE

The following table presents certain information relating to historical leasing at the 393-401 Fifth Avenue Property:

Historical Leased %(1)(2)
2011	2012	2013	As of 10/23/2014
100.0%	97.3%	94.3%	79.8%

(1)	As provided by the borrower and represents occupancy as of December 31 for the indicated year unless specified otherwise.
(2)
Occupancy for 2011, 2012 and 2013 was based on total square footage of 197,869.  Occupancy for 2014 was calculated using an additional 20,933 SF of sub-basement space which was not previously but is now leasable as of 2014.  The total square footage used to calculate the occupancy as of October 23, 2014 was 218,162 SF.

■
Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 393-401 Fifth Avenue Property:

Cash Flow Analysis(1)
	2011	2012	2013	TTM 9/30/2014	Underwritten	Underwritten $ per SF
Base Rent	$9,236,519	$9,423,011	$9,296,609	$9,456,367	$9,528,163	$43.67
Contractual Rent Steps(2)	0	0	0	0	282,863	1.30
Gross Up Vacancy	0	0	0	0	2,332,425	10.69
Total Rent	$9,236,519	$9,423,011	$9,296,609	$9,456,367	$12,143,451	$55.66
Total Reimbursables	855,329	1,269,659	1,596,916	1,849,212	1,832,668	8.40
Other Income(3)	51,367	56,157	98,282	106,709	104,276	0.48
Less Vacancy & Credit Loss	0	0	0	0	(2,332,425)	(10.69)
Effective Gross Income	$10,143,215	$10,748,827	$10,991,806	$11,412,289	$11,747,970	$53.85

Real Estate Taxes	$2,282,656	$2,058,493	$2,308,722	$2,511,168	$2,706,252	$12.40
Insurance	96,969	56,659	117,565	82,758	125,644	0.58
Management Fee	60,000	60,000	60,000	55,000	352,439	1.62
Other Operating Expenses	1,020,203	1,047,206	1,080,118	1,234,399	1,183,212	5.42
Total Operating Expenses	$3,459,827	$3,222,358	$3,566,405	$3,883,325	$4,367,547	$20.02

Net Operating Income	$6,683,388	$7,526,469	$7,425,402	$7,528,963	$7,380,422	$33.83
TI/LC	0	0	0	0	225,079	1.03
Capital Expenditures	0	0	0	0	43,632	0.20
Net Cash Flow	$6,683,388	$7,526,469	$7,425,402	$7,528,963	$7,111,711	$32.60

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten Contractual Rent Steps include contractual rent steps through December 31, 2015.
(3)	Other Income includes electric, condenser water, and ancillary income related to specific tenant requests.

■	Appraisal. According to the appraisal, the 393-401 Fifth Avenue Property had an “as-is” appraised value of $165,000,000 as of an effective date of November 1, 2014.

■
Environmental Matters.  Based on a Phase I environmental report dated November 3, 2014, the environmental consultant did not identify evidence of a recognized environmental condition and recommended no further action other than the institution of an operations and maintenance plan for asbestos, which was in place at origination of the 393-401 Fifth Avenue Loan.

■
Market Overview and Competition.  According to the appraisal, the 393-401 Fifth Avenue Property is part of the Midtown Manhattan office market which was comprised of a total inventory of approximately 242 million SF as of the third quarter of 2014 with a vacancy rate of 9.1% and an average rental rate of $73.72 per SF.  According to the appraisal, the 393-401 Fifth Avenue Property is part of the Midtown East office district and the Murray Hill submarket which runs from 32nd Street north to 39th Street and from Fifth Avenue to the East River.  The Midtown East office district reported a total inventory of approximately 15.3 million SF of Class B office space with a 5.9% direct vacancy rate and an overall weighted average rental rate of $50.96 per SF.  Inventory for the Murray Hill office submarket totaled approximately 14.4 million SF as of the third quarter of 2014, and the direct vacancy rate for properties within the submarket was 7.8% with an overall weighted average rental rate of $54.31 per SF.

393-401 FIFTH AVENUE

The following table presents certain information relating to certain office lease comparables provided in the appraisal for the 393-401 Fifth Avenue Property:

Office Lease Comparables(1)
	183 Madison Avenue	185 Madison Avenue	260 Madison Avenue	261 Madison Avenue
Total NRA	170,000	75,800	508,891	349,143
Total Occupancy	97.9%	92.3%	88.8%	93.1%
Quoted Rent Rate per SF	NA	NA	$50.00	$59.00-$70.00
	275 Madison Avenue	292 Madison Avenue	295 Madison Avenue	417 Fifth Avenue
Total NRA	295,000	178,097	237,366	268,872
Total Occupancy	85.7%	90.4%	79.6%	100.0%
Quoted Rent Rate per SF	$70.00-$80.00	$59.00-$65.00	$59.00-$67.00	NA

(1)	Source: Appraisal.

■
The Borrower.  The borrower is 401 Fifth LLC, a single member Delaware limited liability company organized as a recycled single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 393-401 Fifth Avenue Loan.  The borrower for the 393-401 Fifth Avenue Property is owned by four members of the Chetrit family: Jacob Chetrit, Meyer Chetrit, Joseph Chetrit and Juda Chetrit, and is controlled by two members of the Chetrit family: Jacob Chetrit and Meyer Chetrit.  The Chetrit Organization is a privately held real estate investment firm which operates a portfolio of over 10 million SF in New York, Chicago and Los Angeles and throughout other cities in the United States.  The non-recourse carveout guarantor for the 393-401 Fifth Avenue Loan is Jacob Chetrit.

■
Escrows.  In connection with the origination of the 393-401 Fifth Avenue Loan, the borrower funded aggregate reserves of $10,794,984 with respect to the 393-401 Fifth Avenue Property, comprised of (i) $473,533 for real estate taxes, (ii) $87,951 for insurance premiums, (iii) $10,000,000 for tenant improvements and leasing commissions costs relating to the renewal or replacement of the AEO lease in accordance with the terms of the 393-401 Fifth Avenue Loan documents (after renewal or replacement of the AEO lease in accordance with the terms of the 393-401 Fifth Avenue Loan documents and satisfaction of other requirements set forth therein, including, without limitation, completion of all related tenant improvement work, to the extent there are remaining funds in the AEO reserve account, $2,000,000 will be retained by the lender in a tenant improvements and leasing commissions reserve and any remaining funds will be released to the borrower) and (iv) $233,500 to be held as additional collateral for the 393-401 Fifth Avenue Loan until such time as an updated certificate of occupancy for the 393-401 Fifth Avenue Property reflecting the current uses of the 393-401 Fifth Avenue Property is delivered to the lender.

Additionally, on each due date, the borrower is required to fund the following reserves with respect to the 393-401 Fifth Avenue Property: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve-month period, (ii) at the option of the lender, if the liability or casualty policy maintained by the borrower does not constitute an approved blanket or umbrella policy under the 393-401 Fifth Avenue Loan documents, an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve-month period, (iii) a replacement reserve in the amount of $3,636 for replacements to the 393-401 Fifth Avenue Property and (iv) a leasing reserve in the amount of $18,180 for tenant improvements and leasing commissions costs at the 393-401 Fifth Avenue Property (subject to a cap, with replenishment, of $1,090,810).

393-401 FIFTH AVENUE

■
Lockbox and Cash Management.  The 393-401 Fifth Avenue Loan requires a hard lockbox, which is already in place, with in-place cash management. The 393-401 Fifth Avenue Loan documents require the borrower to cause all rents to be paid directly to a lender-controlled lockbox account. The 393-401 Fifth Avenue Loan documents also require that all rents and other amounts received by the borrower or the property manager be immediately deposited into the lockbox account upon receipt. On each business day, all amounts in the lockbox account are required to be swept to a lender-controlled cash management account and, provided no event of default under the 393-401 Fifth Avenue Loan documents is continuing, applied to payment of monthly mortgage debt service, funding of required reserves, payment of operating expenses, and payment of monthly mezzanine debt service and (i) to the extent no 393-401 Fifth Avenue Trigger Period is continuing, any remaining funds are swept into the borrower’s operating account (unless a 393-401 Fifth Avenue Mezzanine Trigger Period is continuing, in which case such amounts are deposited with or at the direction of the mezzanine lender), and (ii) to the extent a 393-401 Fifth Avenue Trigger Period is continuing, any remaining funds are held by the lender in an excess cash flow reserve as additional collateral for the 393-401 Fifth Avenue Loan.  After the occurrence and during the continuance of an event of default under the 393-401 Fifth Avenue Loan, the lender may apply any funds in the cash management account to amounts payable under the 393-401 Fifth Avenue Loan (and/or toward the payment of expenses of the 393-401 Fifth Avenue Property), in such order of priority as the lender may determine.

A “393-401 Fifth Avenue Trigger Period” means a period (A) commencing upon the earliest to occur of (i) the occurrence and continuance of an event of default under the 393-401 Fifth Avenue Loan, (ii) the date that the debt service coverage ratio is less than 1.10x, (iii) the occurrence of a 393-401 Fifth Avenue Specified Tenant Trigger Period and (iv) January 6, 2023 and (B) expiring upon (w) with respect to clause (i) above, the cure of such event of default, (x) with respect to clause (ii) above, the date upon which the debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters, (y) with respect to clause (iii) above, a 393-401 Fifth Avenue Specified Tenant Trigger Period ceasing to be in effect and (z) with respect to clause (iv) above, the date upon which the balance in the excess cash flow account equals or exceeds the Pre-Maturity Excess Cash Flow Minimum Balance (which amount will then be retained by the lender as additional collateral for the 393-401 Fifth Avenue Loan for the remainder of the term of the 393-401 Fifth Avenue Loan).

A “393-401 Fifth Avenue Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) a Specified Tenant being in monetary or material non-monetary default under its lease, (ii) a Specified Tenant failing to be in actual, physical possession of its space, (iii) a Specified Tenant giving notice that it is terminating its lease, (iv) any termination, cancellation or failure to be in full force and effect of any Specified Tenant lease, (v) any bankruptcy or similar insolvency of any Specified Tenant and (vi) a Specified Tenant failing to extend or renew the applicable Specified Tenant lease for an extended term of at least five years (or a shorter term that extends at least three years beyond the maturity date of the 393-401 Fifth Avenue Loan) on or before the date that is twelve months prior to the expiration of the lease term; and (B) expiring upon the first to occur of the lender’s receipt of reasonably acceptable evidence (including an estoppel certificate) of (1) the cure of the applicable event giving rise to the 393-401 Fifth Avenue Specified Tenant Trigger Period in accordance with the applicable terms of the 393-401 Fifth Avenue Loan documents, or (2) (a) the borrower either leasing the entire Specified Tenant space in accordance with the applicable terms and conditions in the 393-401 Fifth Avenue Loan agreement or, if the debt service coverage ratio equals or exceeds 1.20x, leasing 90% of the entire Specified Tenant space pursuant to a lease that provides for rental income that is equal to or higher than the full unabated rent that was payable pursuant to the applicable Specified Tenant lease that is being replaced, (b) the applicable tenant under the lease being in actual, physical occupancy of the space demised under its lease and paying the full amount of the rent due under its lease, (c) all obligations of the landlord under the lease to perform or pay for tenant improvements having been satisfied, (d) all leasing commissions and other costs then due and payable having been paid in full and any other future related payments having been reserved with the lender, (e) any free rent periods and similar incentives either having expired or the borrower depositing into a reserve with the lender an amount equal to the unabated rent that would otherwise be due and payable and (f) the borrower having no ongoing or future obligation to perform or pay for any work under the lease (other than routine maintenance).

393-401 FIFTH AVENUE

A “Specified Tenant” means (i) AEO and (ii) any other lessees of the space demised to AEO as of the date of origination of the 393-401 Fifth Avenue Loan (i.e., the “Specified Tenant space”) and any guarantors of the applicable related Specified Tenant leases.

A “Pre-Maturity Excess Cash Flow Minimum Balance” means an amount equal to the greater of (i) $5,752,550 and (ii) $50 per SF demised to each Specified Tenant.

A “393-401 Fifth Avenue Mezzanine Trigger Period” means a period commencing upon the mezzanine lender being entitled to sums pursuant to the mezzanine loan documents in excess and/or addition to the regular mezzanine loan monthly debt service amount and expiring upon the mezzanine lender no longer being entitled to such sums and the only then amounts due and payable pursuant to the terms of the mezzanine loan documents are the regular debt service payments.

■
Property Management.  The 393-401 Fifth Avenue Property is currently managed by Newmark & Company Real Estate, Inc. pursuant to a management agreement.  Under the 393-401 Fifth Avenue Loan documents, the 393-401 Fifth Avenue Property may not be managed by any party other than Newmark & Company Real Estate, Inc., the borrower of the 393-401 Fifth Avenue Loan or another management company approved by the lender in accordance with the 393-401 Fifth Avenue Loan documents; provided, however, that if no event of default under the 393-401 Fifth Avenue Loan documents exists, the borrower can replace Newmark & Company Real Estate, Inc. with (a) a person satisfying the Manager Criteria, (b) Newmark Grubb Knight Frank (provided there is no material adverse change in its financial condition or reputation after the date of origination of the 393-401 Fifth Avenue Loan), (c) Jones Lang LaSalle (provided there is no material adverse change in its financial condition or reputation after the date of origination of the 393-401 Fifth Avenue Loan) or (d) any other property manager approved by the lender in writing, which such approval may be conditioned upon the lender’s receipt of a Rating Agency Confirmation, and if such property manager is an affiliate of the borrower, a new non-consolidation opinion from the borrower’s legal counsel. The lender has the right to terminate the management agreement and replace the property manager or require that the borrower terminate the management agreement and replace the property manager if (a) the property manager becomes insolvent or a debtor in (i) any involuntary bankruptcy or insolvency proceeding that is not dismissed within ninety (90) days of the filing thereof or (ii) any voluntary bankruptcy or insolvency proceeding; (b) a 393-401 Fifth Avenue Trigger Period is continuing; (c) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds; or (d) there exists a default under the management agreement by the property manager beyond all applicable notice and cure periods. The borrower of the 393-401 Fifth Avenue Loan is permitted to self-manage the 393-401 Fifth Avenue Property if it complies with all applicable covenants in the 393-401 Fifth Avenue Loan documents relating to management of the 393-401 Fifth Avenue Property (the “Management Covenants”). If at any time after electing to self-manage the 393-401 Fifth Avenue Property, the borrower of the 393-401 Fifth Avenue Loan elects or is otherwise required by the lender (due to the existence of a 393-401 Fifth Avenue Trigger Period or a breach of the Management Covenants) to hire a property manager, its right to self-manage the 393-401 Fifth Avenue Property is extinguished for the remainder of the term.

“Manager Criteria” are satisfied if, as of the applicable date of determination, the applicable management company (i) is a reputable management company having at least seven years’ experience in the management of office properties with similar scope and class as the 393-401 Fifth Avenue Property located in similar geographic areas to the geographic area in which the 393-401 Fifth Avenue Property is located (such properties, the “Comparable Properties”), (ii) has, for at least seven years preceding the applicable date of determination, managed at least seven Comparable Properties (exclusive of the 393-401 Fifth Avenue Property) each being of approximately the same size as the 393-401 Fifth Avenue Property, (iii) is managing Comparable Properties (exclusive of the 393-401 Fifth Avenue Property) with at least 1,000,000 leasable SF (in the aggregate) and (iv) is not the subject of any proceeding under any applicable creditors rights laws.

393-401 FIFTH AVENUE

■
Mezzanine or Subordinate Indebtedness.  Concurrently with the origination of the 393-401 Fifth Avenue Loan, 393 Fifth Funding LLC funded a mezzanine loan in the amount of $30,000,000 to 401 Fifth Holding LLC, as mezzanine borrower, which is the direct owner of 100% of the limited liability company interests in the borrower.  The mezzanine loan is secured by a pledge of the mezzanine borrower’s 100% limited liability company interests in the borrower.  The mezzanine loan accrues interest at an interest rate of 8.4% per annum and is co-terminus with the 393-401 Fifth Avenue Loan.  The rights and obligations of the respective holders of the 393-401 Fifth Avenue Loan and the related mezzanine loan are subject to an intercreditor agreement.

■
Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy in an amount equal to the full replacement cost of the 393-401 Fifth Avenue Property, plus a business interruption insurance policy that provides 18 months of business interruption coverage with an additional 12 months extended period of indemnity or until the income is restored to prior level (whichever first occurs).  The “all-risk” insurance is required to contain a deductible that is no higher than $10,000.  With respect to the aforesaid insurance policies, the same are required to provide terrorism coverage.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

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Yorktown
Peekskill
Yorktown Heights
Cross River Reservoir
Ridgefield
Saugatuck Reservoir
Easton
Trumbull
FAIRFIELD COUNTY
WESTCHESTER COUNTY
Blue Mtn. Res.
Croton-on-Hudson
Bedford
Wilton
Merritt Pkwy
Hudson River
Mount Kisco
Saw Mill River Pkwy
Fairfield
Igor Sikorsky Memorial Airport
New Canaan
Westport
Ossining
Chappaqua
Briarcliff Manor
Kensico Lake
Norwalk
Tarrytown
Westchester County Airport
Darien
Long Island Sound
Greenwich
White Plains
Scarsdale
Port Chester
Rye
YONKERS
Larchmont
Caumsett State Park
Fort Salonga
Stony Brook
Mount Vernon
New Rochelle
Oyster Bay
Huntington
Coram
BRONX
Glen Cove
Centereach
Smithtown
Pelham Bay Park
Port Washington
NASSAU COUNTY
LONG ISLAND
SUFFOLK COUNTY
N.Y. CITY
Great Neck
Syosset
Dix Hills
Hauppauge
LaGuardia Airport
Manhasset
Jericho
Plainview
Long Island Expwy
Hicksville
Melville
Deer Park
QUEENS
Mineola
New Canaan
Norwalk
Westport
Darien
STAMFORD
Long Island Sound
Hawthorne
Sleepy Hollow
Valhalla
Tarrytown
Hudson River
Elmsford
Greenburgh
WHITE PLAINS
Irvington
Hartsdale
Dobbs Ferry
Ardsley
Ansonia
Monroe
Derby
NEW HAVEN
Shelton
Orange
West Haven
Trumbull
Milford
Stratford
BRIDGEPORT
Long Island Sound

NORTHEASTERN HOTEL PORTFOLIO

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	4	Loan Seller	GSMC
Location (City/State)	Various	Cut-off Date Principal Balance	$57,395,116
Property Type	Hospitality	Cut-off Date Principal Balance per Room	$94,555.38
Size (Rooms)	607	Percentage of Initial Pool Balance	4.8%
Total TTM Occupancy as of 9/30/2014	75.6%	Number of Related Mortgage Loans	None
Owned TTM Occupancy as of 9/30/2014	75.6%	Type of Security(4)	Both Fee Simple and Leasehold
Year Built / Latest Renovation	Various	Mortgage Rate(5)	4.6354%
Appraised Value(1)	$90,250,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	NAP

Underwritten Revenues	$25,827,641
Underwritten Expenses	$18,625,355
Underwritten Net Operating Income (NOI)	$7,202,286	Escrows
Underwritten Net Cash Flow (NCF)	$6,169,181	Upfront	Monthly
Cut-off Date LTV Ratio(2)	63.6%	Taxes	$355,740	$177,870
Maturity Date LTV Ratio(3)	46.7%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF	2.03x / 1.74x	FF&E	$0	$25,234
Debt Yield Based on Underwritten NOI / NCF	12.5% / 10.7%	Other(6)	$5,393,088	$34,020

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$57,500,000	63.6%	Purchase Price	$84,000,000	92.9%
Principal’s New Cash Contribution	20,451,120	22.6	Reserves	5,748,828	6.4
Mezzanine Loan	12,500,000	13.8	Closing Costs	702,292	0.8

Total Sources	$90,451,120	100.0%	Total Uses	$90,451,120	100.0%

(1)
The Appraised Value reflects the aggregate “as-is” appraised value of $85,000,000 plus stated “capital deductions” totaling $5,250,000 relating to capital improvements at the Hilton Garden Inn Norwalk Property ($1,750,000), the Sheraton Hotel Tarrytown Property ($2,000,000) and the Hilton Garden Inn Shelton Property ($1,500,000) for which $5,250,000 was reserved in connection with the Northeastern Hotel Portfolio Loan.

(2)
The Cut-off Date LTV Ratio is calculated utilizing the aggregate appraised value of $90,250,000 which includes a total capital deduction amount of $5,250,000. The Cut-off Date LTV Ratio calculated solely on the basis of the “as-is” appraised value of $85,000,000 is 67.5%.

(3)
The Maturity Date LTV Ratio is calculated utilizing the aggregate “as stabilized” appraised value of $100,000,000. The Maturity Date LTV Ratio calculated on the basis of the “as-is” appraised value plus “capital deductions” ($90,250,000) is 51.8%, and the Maturity Date LTV Ratio calculated utilizing the “as-is” appraised value ($85,000,000) is 55.0%.

(4)
The Northeastern Hotel Portfolio Loan is secured by a leasehold interest in the Hilton Garden Inn Norwalk Property and the fee interests in the SpringHill Suites Tarrytown Property, Sheraton Hotel Tarrytown Property and Hilton Garden Inn Shelton Property.

(5)	Mortgage Rate to full precision is 4.63539130434783%.
(6)
Other reserves represent PIP reserves ($2,000,000 Sheraton Hotel Tarrytown Property, $1,750,000 Hilton Garden Inn Norwalk Property, $1,500,000 Hilton Garden Inn Shelton Property), upfront ground rent reserves ($68,041) and ongoing ground rent reserves ($34,020). See “—Escrows” below.

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The Mortgage Loan.  The mortgage loan (the “Northeastern Hotel Portfolio Loan”) is evidenced by a note in the original principal amount of $57,500,000 and is secured by a first mortgage encumbering the borrowers’ fee simple interest in three hotel properties located in New York and Connecticut and the borrowers’ leasehold interest in one hotel property located in Connecticut (collectively, the “Northeastern Hotel Portfolio Properties”).  The Northeastern Hotel Portfolio Loan was originated by Goldman Sachs Mortgage Company on November 13, 2014 and represents approximately 4.8% of the Initial Pool Balance.  The note evidencing the Northeastern Hotel Portfolio Loan has an outstanding principal balance as of the Cut-off Date of $57,395,116 and has an interest rate of 4.6354% per annum.  The borrowers utilized the proceeds of the Northeastern Hotel Portfolio Loan to acquire the Northeastern Hotel Portfolio Properties, fund reserves and pay closing costs.

The Northeastern Hotel Portfolio Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date.  The Northeastern Hotel Portfolio Loan requires monthly payments of interest and principal sufficient to amortize the Northeastern Hotel Portfolio Loan over a 30-year amortization schedule.  The scheduled maturity date for the Northeastern Hotel Portfolio Loan is the due date in December 2024.  Other than as described under “—Release of Collateral” below, voluntary prepayment of the Northeastern Hotel Portfolio Loan is prohibited prior to September 6, 2024.  Provided that no event of default under the Northeastern Hotel Portfolio Loan is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

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The Mortgaged Properties.  The Northeastern Hotel Portfolio Properties are a four hotel property portfolio containing a total of 607 rooms. The Northeastern Hotel Portfolio Properties consist of the Hilton Garden Inn Norwalk, SpringHill Suites Tarrytown, Sheraton Hotel Tarrytown and Hilton Garden Inn Shelton.

The Hilton Garden Inn Norwalk Property is a 170-room limited service hotel located in Norwalk, Connecticut. It was constructed in 2001, and it is currently undergoing an approximately $1,750,000 property improvement plan. The Hilton Garden Inn Norwalk Property features an indoor pool, a fitness center, a business center and a guest laundry room. In addition, it includes a restaurant, lounge and 1,400 SF of meeting space.

NORTHEASTERN HOTEL PORTFOLIO

The SpringHill Suites Tarrytown Property is a 145-room limited service hotel located in Tarrytown, New York. It was constructed in 2004 and it underwent a property improvement plan in 2011. The SpringHill Suites Tarrytown Property features an indoor pool, a fitness center, a lobby workstation and a guest laundry room. In addition, it includes a breakfast dining area, lounge and 336 SF of meeting space.

The Sheraton Hotel Tarrytown Property is a 150-room full service hotel located in Tarrytown, New York. It was constructed in 2007 and it is currently undergoing an approximately $2,000,000 property improvement plan. The Sheraton Hotel Tarrytown Property features an indoor pool, a fitness center, a business center and a guest laundry room. In addition, it includes a restaurant, lounge and 1,452 SF of meeting space. The Sheraton Hotel Tarrytown Property is a single unit in a two-unit condominium.

The Hilton Garden Inn Shelton Property is a 142-room select service hotel located in Shelton, Connecticut. It was constructed in 1999 and it is currently undergoing an approximately $1,500,000 property improvement plan. The Hilton Garden Inn Shelton Property features an indoor pool, a fitness center, a business center and a guest laundry room. In addition, it includes a restaurant, lounge and 2,830 SF of meeting space.

The following table presents certain information relating to the Northeastern Hotel Portfolio Properties:

Property Name	Number of Rooms	Cut-off Date Allocated Loan Amount	% of Cut-off Date Allocated Loan Amount	Year Built	Appraised Value(1)	UW NCF	UW NCF per Room
Hilton Garden Inn Norwalk	170	$18,219,930	31.7%	2001	$28,650,000	$2,007,204	$11,807
SpringHill Suites Tarrytown	145	15,199,264	26.5	2004	23,900,000	1,808,096	12,470
Sheraton Hotel Tarrytown	150	14,436,718	25.2	2007	22,700,000	1,472,787	9,819
Hilton Garden Inn Shelton	142	9,539,204	16.6	1999	15,000,000	881,095	6,205
Total / Wtd. Avg.	607	$57,395,116	100.0%		$90,250,000	$6,169,181	$10,163

(1)
The Appraised Values reflect the “as-is” appraised value for each property plus stated “capital deductions” related to capital improvements at the Hilton Garden Inn Norwalk Property ($1,750,000), the Sheraton Hotel Tarrytown Property ($2,000,000) and the Hilton Garden Inn Shelton Property ($1,500,000).  The borrowers escrowed $5.25 million for the capital improvements related to these capital deductions.

The following table presents certain information relating to the TTM September 2014 demand analysis with respect to the Northeastern Hotel Portfolio Properties based on market segmentation, as provided in the appraisals for the Northeastern Hotel Portfolio Properties:

TTM September 2014 Accommodated Room Night Demand(1)
Property Name	Commercial	Group	Leisure
Hilton Garden Inn Norwalk	65.0%	15.0%	20.0%
SpringHill Suites Tarrytown	67.0%	10.0%	23.0%
Sheraton Hotel Tarrytown	60.0%	17.0%	23.0%
Hilton Garden Inn Shelton	65.0%	10.0%	25.0%
Total / Wtd. Avg.	64.2%	13.1%	22.6%

(1)	Source: Appraisal.

The following table presents certain information relating to the TTM September 2014 penetration rates relating to the Northeastern Hotel Portfolio Properties, as provided in the September 2014 travel research report:

TTM September 2014 Penetration Rates(1)
Property Name	Occupancy	ADR	RevPAR
Hilton Garden Inn Norwalk	110.7%	116.7%	129.2%
SpringHill Suites Tarrytown	103.1%	103.9%	107.1%
Sheraton Hotel Tarrytown	101.0%	104.8%	105.9%
Hilton Garden Inn Shelton	97.0%	109.9%	106.6%
Total / Wtd. Avg.	103.3%	109.1%	112.9%

(1)	Source: September 2014 travel research report.

NORTHEASTERN HOTEL PORTFOLIO

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Northeastern Hotel Portfolio Properties:

Northeastern Hotel Portfolio Properties(1)
	2012			2013			TTM 9/30/2014
Property Name	Occ.(2)	ADR	RevPAR	Occ.(2)	ADR	RevPAR	Occ.(2)	ADR	RevPAR
Hilton Garden Inn Norwalk	70.7%	$143.17	$101.20	77.7%	$142.62	$110.74	76.6%	$144.42	$110.63
SpringHill Suites Tarrytown	77.4%	$134.18	$103.86	79.7%	$140.53	$112.01	80.9%	$139.07	$112.55
Sheraton Hotel Tarrytown	73.3%	$147.79	$108.27	73.8%	$150.12	$110.84	76.8%	$150.55	$115.61
Hilton Garden Inn Shelton	59.8%	$117.13	$70.09	65.1%	$109.98	$71.56	67.8%	$110.81	$75.16
Total / Wtd. Avg.	70.4%	$136.07	$96.30	74.3%	$136.34	$101.90	75.6%	$137.54	$104.02

(1)	As provided by the borrowers.
(2)	Reflects average occupancy for the indicated period.

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Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Northeastern Hotel Portfolio Properties:

Cash Flow Analysis(1)
	2012	2013	TTM 9/30/2014	Underwritten	Underwritten $ per Room
Rooms Revenue	$21,395,212	$22,577,013	$23,046,311	$23,046,311	$37,968
Food & Beverage Revenue	2,147,845	2,386,866	2,462,591	2,462,591	4,057
Telephone Revenue	49,426	47,473	41,733	41,733	69
Other Revenue(2)	257,311	262,183	277,006	277,006	456
Total Revenue	$23,849,794	$25,273,535	$25,827,641	$25,827,641	$42,550

Room Expense	$5,068,148	$5,277,046	$5,310,567	$5,348,402	$8,811
Food & Beverage Expense	1,818,398	1,987,543	2,084,539	2,084,539	3,434
Telephone Expense	301,163	298,802	301,325	301,325	496
Other Expense	167,096	180,993	186,022	186,022	306
Total Departmental Expense	$7,354,805	$7,744,384	$7,882,453	$7,920,288	$13,048
Total Undistributed Expense	7,173,945	7,561,199	7,943,386	8,073,578	13,301
Total Fixed Charges(3)	2,067,074	2,302,806	2,468,982	2,631,488	4,335
Total Operating Expenses	$16,595,824	$17,608,389	$18,294,821	$18,625,355	$30,684

Net Operating Income	$7,253,970	$7,665,146	$7,532,820	$7,202,286	$11,865
FF&E	953,992	1,010,941	1,033,106	1,033,106	1,702
Net Cash Flow	$6,299,978	$6,654,205	$6,499,714	$6,169,181	$10,163

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other Revenue includes revenue from telephone, sundry sales, dry cleaning, etc.
(3)
Underwritten Total Fixed Charges include ground rent expense for the Hilton Garden Inn Norwalk Property ($417,531).  The Hilton Garden Inn Norwalk Property is encumbered by three ground leases, two of which have annual rent escalations of 2.5% and one of which has an annual rent escalation of 2.0%.

NORTHEASTERN HOTEL PORTFOLIO

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Appraisals.  According to the appraisals dated as of September 2014, the Northeastern Hotel Portfolio Properties had an aggregate “as-is” appraised value of $85,000,000 which reflects “capital deductions” totaling $5,250,000 for pending improvements at three of the four Northeastern Hotel Portfolio Properties. Additionally, the Northeastern Hotel Portfolio Properties have an aggregate “as stabilized” appraised value of $100,000,000 as of October 1, 2017, which assumes certain occupancy, rate, income and expense projections.

The following table presents certain information relating to the appraised values of the Northeastern Hotel Portfolio Properties:

Property Name	Cut-off Date Allocated Loan Amount	“As-Is” Appraised Value	Capital Deduction	“As-Is” Appraised Value plus Capital Deduction(1)	“As Stabilized” Appraised Value(2)
Hilton Garden Inn Norwalk	$18,219,930	$26,900,000	$1,750,000	$28,650,000	$31,800,000
SpringHill Suites Tarrytown	15,199,264	23,900,000	-	23,900,000	26,500,000
Sheraton Hotel Tarrytown	14,436,718	20,700,000	2,000,000	22,700,000	25,000,000
Hilton Garden Inn Shelton	9,539,204	13,500,000	1,500,000	15,000,000	16,700,000
Total / Wtd. Avg.	$57,395,116	$85,000,000	$5,250,000	$90,250,000	$100,000,000

(1)
The “As-Is” Appraised Value plus Capital Deduction reflects the “as-is” appraised value for each property plus stated capital deductions related to capital improvements at three of the four properties.  The borrowers escrowed $5.25 million for the capital improvements related to these capital deductions.

(2)	The “As Stabilized” Appraised Value assumes certain occupancy, rate, income and expense projections as of October 1, 2017.

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Environmental Matters.  According to Phase I environmental reports dated September 24 and September 25, 2014, there were no recognized environmental conditions or recommendations for further action at the Northeastern Hotel Portfolio Properties, except there is a historical recognized environmental condition at Sheraton Hotel Tarrytown due to the release of a gallon of dielectric fluid by Con Edison in 2000. The listing was closed on September 27, 2000, and a no further action letter was issued by the New York State Department of Environmental Conservation.

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Market Overview and Competition.  The Hilton Garden Inn Norwalk Property is located in Norwalk, Connecticut. The Hilton Garden Inn Norwalk Property and its competitive set have an average occupancy of 70.0%, ADR of $139.42 and RevPAR of $97.55 as of the trailing 12-month period ending December 31, 2013.

The following table presents certain information relating to the primary competition for the Hilton Garden Inn Norwalk Property:

Property Name	Number of Rooms	Year Built	TTM 12/31/2013 Occupancy	TTM 12/31/2013 ADR	TTM 12/31/2013 RevPAR
Hilton Garden Inn Norwalk	170	2001	78.0%	$141.92	$110.74
Courtyard by Marriott Norwalk	145	1988	68.0%	$142.00	$96.56
EVEN Hotel Norwalk	129	1988	55.0%	$122.00	$67.10
Hotel Zero Degrees Norwalk	96	2013	68.0%	$140.00	$95.20

Source: Appraisal.

The SpringHill Suites Tarrytown Property is located in Tarrytown, New York. The SpringHill Suites Tarrytown Property and its competitive set have an average occupancy of 74.0%, ADR of $136.60 and RevPAR of $101.11 as of the trailing 12-month period ending December 31, 2013.

The following table presents certain information relating to the primary competition for the SpringHill Suites Tarrytown Property:

Property Name	Number of Rooms	Year Built	TTM 12/31/2013 Occupancy	TTM 12/31/2013 ADR	TTM 12/31/2013 RevPAR
SpringHill Suites Tarrytown	145	2004	79.7%	$140.53	$112.01
Hampton Inn White Plains Tarrytown	156	1957	75.0%	$130.00	$97.50
The Courtyard by Marriott Tarrytown Greenburgh	139	1988	67.0%	$140.00	$93.80

Source: Appraisal.

NORTHEASTERN HOTEL PORTFOLIO

The Sheraton Hotel Tarrytown Property is located in Tarrytown, New York. The Sheraton Hotel Tarrytown Property and its competitive set have an average occupancy of 73.0%, ADR of $141.68 and RevPAR of $103.47 as of the trailing 12-month period ending December 31, 2013.

The following table presents certain information relating to the primary competition for the Sheraton Hotel Tarrytown Property:

Property Name	Number of Rooms	Year Built	TTM 12/31/2013 Occupancy	TTM 12/31/2013 ADR	TTM 12/31/2013 RevPAR
Sheraton Hotel Tarrytown	150	2007	74.5%	$148.80	$110.84
Marriott Westchester Tarrytown	444	1981	72.0%	$139.00	$100.08
DoubleTree by Hilton Tarrytown	247	1961	74.0%	$142.00	$105.08

Source: Appraisal.

The Hilton Garden Inn Shelton Property is located in Shelton, Connecticut. The Hilton Garden Inn Shelton Property and its competitive set have an average occupancy of 64.7%, ADR of $114.19 and RevPAR of $73.85 as of the trailing 12-month period ending December 31, 2013.

The following table presents certain information relating to the primary competition for the Hilton Garden Inn Shelton Property:

Property Name	Number of Rooms	Year Built	TTM 12/31/2013 Occupancy	TTM 12/31/2013 ADR	TTM 12/31/2013 RevPAR
Hilton Garden Inn Shelton	142	1999	65.9%	$108.63	$71.56
Courtyard by Marriott Shelton	161	1990	62.0%	$105.00	$65.10
Hampton Inn Shelton	125	1998	71.0%	$104.00	$73.84
Hyatt House Shelton	127	2010	75.0%	$111.00	$83.25
Marriott Trumbull Merritt Parkway	325	1986	59.0%	$128.00	$75.52

Source: Appraisal.

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The Borrowers.  The borrowers are Lixi Hospitality White Plains LLC, Lixi Hospitality Tarrytown LLC, Lixi Hospitality Norwalk LLC and Lixi Hospitality Shelton LLC, each of which is a single-purpose, single-asset entity.  Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Northeastern Hotel Portfolio Loan.  The borrowers are 100% owned by LIXI Hospitality Group Holding Inc., which is ultimately 100% owned and controlled by Shen Xiao, who is the non-recourse carveout guarantor under the Northeastern Hotel Portfolio Loan. Mr. Xiao is a Canadian resident and has been involved in the hospitality industry for more than 10 years. Mr. Xiao currently owns 14 hotels (1,488 keys) in the United States and Canada.

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Escrows.  On the origination date of the Northeastern Hotel Portfolio Loan, the borrowers funded reserves in the amount of approximately (i) $355,740 with respect to taxes, (ii) $68,041 with respect to ground rent payments, (iii) $75,048 with respect to deferred maintenance repairs, (iv) $1,750,000 with respect to the property improvement plan at the Hilton Garden Inn Norwalk Property, (v) $1,500,000 with respect to the property improvement plan at the Hilton Garden Inn Shelton Property and (vi) $2,000,000 with respect to the property improvement plan at the Sheraton Hotel Tarrytown Property.

In addition, on each due date, the borrowers are required to fund: (i) a reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes, insurance premiums and ground rents over the then succeeding 12-month period, unless, in the case of insurance payments, the borrowers provide evidence that applicable blanket policies permitted under the Northeastern Hotel Portfolio Loan documents are in effect and (ii) an FF&E reserve in the amount of (a) for the due dates occurring in January 2015 through December 2015, $25,234; (b) for the due dates occurring in January 2016 through December 2016, the greater of (x) the amount required to be reserved pursuant to any replacement franchise agreement for FF&E and (y) one-twelfth of 3% of the net operating income from the Northeastern Hotel Portfolio Properties for the trailing 12-month period, adjusted annually on each due date in November; and (c) for the due dates occurring in January 2017 through December 2024, the greater of (x) the amount required to be reserved pursuant to any replacement franchise agreement for FF&E and (y) one-twelfth of 4% of the net operating income from the Northeastern Hotel Portfolio Properties for the trailing 12-month period, adjusted annually on each due date in November.

In addition, upon the occurrence of a Northeastern Hotel Portfolio Franchise Trigger Event with respect to any Northeastern Hotel Portfolio Property, the borrowers are required to fund the related property improvement plan reserve in an amount equal to 110% of the estimated cost to complete the related property improvement plan in accordance with a budget approved by the lender in its reasonable discretion.

NORTHEASTERN HOTEL PORTFOLIO

A “Northeastern Hotel Portfolio Franchise Trigger Event” means, with respect to each Northeastern Hotel Portfolio Property, (i) the failure to extend or replace the applicable franchise agreement, or to complete repairs, renovations or improvements required by a property improvement plan, as of the date 12 months prior to the expiration of such franchise agreement or (ii) the implementation of a property improvement plan as a condition to entering a replacement franchise agreement.

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Lockbox and Cash Management.  The Northeastern Hotel Portfolio Loan requires a soft springing lockbox, which is already in place.  The Northeastern Hotel Portfolio Loan documents require that all revenues received by either the borrowers or the property manager be deposited into the lockbox account, in excess of those paid by the borrowers for operating expenses or the property manager in accordance with the management agreement.  During the continuance of a Northeastern Hotel Portfolio Cash Trap Period, all credit card receivables are required to be deposited directly into the lockbox account and the borrowers are required to cause all cash revenues relating to the Northeastern Hotel Portfolio Properties and all other money received by the borrowers or any property manager with respect to the Northeastern Hotel Portfolio Properties (other than tenant security deposits) to be deposited into the lockbox account or the cash management account within one business day of receipt.  At the end of each business day, the lockbox bank is required to remit all funds contained in the lockbox account to a cash management account controlled by the lender. Provided that no Northeastern Hotel Portfolio Trigger Period or event of default under the Northeastern Hotel Portfolio Loan is continuing, all money from the cash management account is required to be swept into the borrowers controlled operating account.

On each due date during the continuance of a Northeastern Hotel Portfolio Trigger Period or, at the lender’s discretion, during an event of default under the Northeastern Hotel Portfolio Loan, the Northeastern Hotel Portfolio Loan documents require that all amounts on deposit in the cash management account, after payment of debt service, required reserves and budgeted operating expenses be reserved with the lender and held as additional collateral for the Northeastern Hotel Portfolio Loan; provided that if the Northeastern Hotel Portfolio Trigger Period is caused by a Northeastern Hotel Portfolio Franchise Trigger Event, those remaining amounts are required to be deposited into the applicable property improvement plan reserve.  During the continuance of an event of default under the Northeastern Hotel Portfolio Loan, the lender may apply any funds in the cash management account to amounts payable under the Northeastern Hotel Portfolio Loan and/or toward the payment of expenses of the Northeastern Hotel Portfolio Properties, in such order of priority as the lender may determine.

A “Northeastern Hotel Portfolio Trigger Period” means the period (i) commencing as of the conclusion of any 12-month period (ending on the last day of any fiscal quarter) during which the debt service coverage ratio is less than 1.10x and ending at the conclusion of the second consecutive fiscal quarter for which the debt service coverage ratio for the trailing 12-month period (ending on the last day of any fiscal quarter) is greater than 1.10x, (ii) commencing upon the borrowers’ failure to deliver monthly, quarterly or annual financial reports and ending when such financial reports are so delivered, (iii) during an event of default under the Northeastern Hotel Portfolio Mezzanine Loan documents, or (iv) commencing from the occurrence of a Northeastern Hotel Portfolio Franchise Trigger Event and ending when the applicable franchise agreement is either extended or replaced, or property improvement plan repairs completed, as necessary.

A “Northeastern Hotel Portfolio Cash Trap Period” means the period (i) from the commencement of a Northeastern Hotel Portfolio Trigger Period until the end of such Northeastern Hotel Portfolio Trigger Period or (ii) from the commencement of an event of default under the Northeastern Hotel Portfolio Loan documents until the end of such event of default.

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Property Management.  The Northeastern Hotel Portfolio Properties are self-managed by the borrowers.  Under the Northeastern Hotel Portfolio Loan documents, the Northeastern Hotel Portfolio Properties are required to be managed by a management company approved by the lender and with respect to which a Rating Agency Confirmation has been received.  During the continuance of an event of default under the Northeastern Hotel Portfolio Loan, or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, or during the continuance of a material default by a property manager under the related management agreement (after the expiration of any applicable notice and/or cure periods), or if a property manager files for or is the subject of a petition in bankruptcy, or if a trustee or receiver is appointed for a property manager’s assets or a property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent, the lender has the right to replace or require the borrowers to replace such property manager with a property manager selected by the lender.

NORTHEASTERN HOTEL PORTFOLIO

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Release of Collateral.  Provided no event of default under the Northeastern Hotel Portfolio Loan is then continuing, at any time after the first due date following the second anniversary of the securitization Closing Date, the borrowers may obtain the release of no more than two of the Northeastern Hotel Portfolio Properties from the liens of the Northeastern Hotel Portfolio Loan documents, subject to the satisfaction of certain conditions set forth in the Northeastern Hotel Portfolio Loan documents, including among others: (i) defeasance in an amount equal to 120% of the allocated loan amount for each Northeastern Hotel Portfolio Property being released, (ii) after giving effect to the release, a debt service coverage ratio (as defined in the Northeastern Hotel Portfolio Loan agreement) for the remaining Northeastern Hotel Portfolio Properties for the 12-month period preceding the end of the most recent fiscal quarter equal to or greater than the greater of (a) 1.25x and (b) the debt service coverage ratio immediately prior to the release, (iii) receipt of a Rating Agency Confirmation and (iv) delivery of a REMIC opinion.

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Mezzanine or Secured Subordinate Indebtedness.  Concurrently with the funding of the Northeastern Hotel Portfolio Loan, Goldman Sachs Mortgage Company funded a mezzanine loan in the amount of $12,500,000 (the ”Northeastern Hotel Portfolio Mezzanine Loan”) to Lixi Hospitality Group Holding Inc., as mezzanine borrower, which is the direct owner of 100% of the limited liability company interests in the borrowers.  The Northeastern Hotel Portfolio Mezzanine Loan is secured by a pledge of the mezzanine borrower’s 100% limited liability company interests in the borrowers.  The Northeastern Hotel Portfolio Mezzanine Loan carries an interest rate of 10.2500% per annum and is co-terminus with the Northeastern Hotel Portfolio Loan. The Northeastern Hotel Portfolio Mezzanine Loan is subject to a customary intercreditor agreement. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” in the Prospectus Supplement.

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Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrowers are required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined under TRIPRA or a similar or subsequent statute) in an amount equal to the full replacement cost of the Northeastern Hotel Portfolio Properties (plus 18 months of rental loss and/or business interruption coverage).  If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrowers will be required to carry terrorism insurance throughout the term of the Northeastern Hotel Portfolio Loan as described in the preceding sentence, but in that event the borrowers will not be required to spend more than two times the amount of the insurance premium that is payable at that time with respect to the property and business interruption/rental loss insurance required under the Northeastern Hotel Portfolio Loan documents (without giving effect to the cost of terrorism and earthquake components of such property and business interruption/rental loss insurance). If the cost of terrorism insurance exceeds such amount, then the borrowers will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.  In either such case, terrorism insurance may not have a deductible in excess of $50,000.  The required terrorism insurance may be included in a blanket policy, provided that the borrowers provide evidence satisfactory to the lender that the insurance premiums for the Northeastern Hotel Portfolio Properties are separately allocated to the Northeastern Hotel Portfolio Properties and that the policy will provide the same protection as a separate policy.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

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Condominium Structure.  The Sheraton Hotel Tarrytown Property is one-unit of a two-unit condominium regime.  The other unit of the condominium regime is made up of 2 parking areas and a large vacant lot, totaling 15.69 acres (commonly referred to as the multi-family unit), and is not collateral for the Northeastern Hotel Portfolio Loan.  The borrower has a 50% share of the common elements of the condominium.  The condominium board consists of four managers, two of which may be elected by the borrower as owner of one of the condominium units.  Votes by the condominium board require a majority consent, though in certain circumstances an approval from unit owners holding 66 2/3% of the vote is required (e.g., amendments to Declaration, borrowing funds in excess of $10,000, alterations to the common elements which cost in excess of $50,000, hiring a property manager, etc.) and the unit owners maintain the right to contest any assessment or the annual budget.  Any liens for unpaid charges or assessments are automatically subordinate to all sums unpaid on any mortgage of record.

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TWIN CITIES PREMIUM OUTLETS

TWIN CITIES PREMIUM OUTLETS

TWIN CITIES PREMIUM OUTLETS

Twin Cities Premium Outlets
3965 Eagan Outlets Parkway
Eagan, MN 55122
Eagan
Bloomington
MINNEAPOLIS-ST PAUL INT'L AIRPORT
Delta Airlines Building C
Fort Snelling National Cemetery
SOUTH LOOP
AMERICAN BLVD
Mall of America
Water Park of America
Marriott Minneapolis Airport
Ramada Mall of America
IKEA Twin Cities
Cedar Business Center
Alpha Business Center
Ceridian
Village Park of Bloomington
Cypress Semiconductors
Long Meadow Lake
Minnesota Valley National Wildlife Refuge
Minnesota River
Fort Snelling State Park
E OLD SHAKOPEE RD
34TH AVE S
SIBLEY MEMORIAL HWY
Delta Air Lines
Central Park
Quarry Park
Fox Ridge Shoppes
YANKEE DOODLE RD
Sky Hill Park
Blackhawk Park
Woodhaven Park
Carnelian Park
DIFFLEY RD
Lake Park
North River Hills Park
Meadowland Park
Downing Park
Thomas Lake Park
Cliff Lake Centre
Town & Country Square
CLIFF RD
Minneapolis
Saint Paul
Maple Grove
Brooklyn Park
Fridley
Shoreview
New Hope
Crystal
Plymouth
Roseville
Golden Valley
St Louis Park
Minnetonka
Hopkins
Edina
Eden Prairie
Bloomington
Inver Grove Heights
Woodbury
Maplewood
Oakdale
Burnsville
Apple Valley
Shakopee
Savage
Rosemount
CARTIFACT

TWIN CITIES PREMIUM OUTLETS

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	Eagan, Minnesota	Cut-off Date Principal Balance(2)		$50,000,000
Property Type	Retail	Cut-off Date Principal Balance per SF(1)		$281.03
Size (SF)	409,207	Percentage of Initial Pool Balance		4.2%
Total Occupancy as of 9/1/2014	96.8%	Number of Related Mortgage Loans		None
Owned Occupancy as of 9/1/2014	96.8%	Type of Security		Fee Simple
Year Built / Latest Renovation	2014 / NAP	Mortgage Rate		4.3200%
Appraised Value	$216,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		120
Underwritten Revenues	$18,624,938
Underwritten Expenses	$5,970,918	Escrows
Underwritten Net Operating Income (NOI)	$12,654,021		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$12,170,767	Taxes	$40,000	$17,600
Cut-off Date LTV Ratio(1)	53.2%	Insurance	$57,500	$19,100
Maturity Date LTV Ratio(1)	53.2%	Replacement Reserves	$0	$5,115
DSCR Based on Underwritten NOI / NCF(1)	2.51x / 2.42x	TI/LC(3)	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	11.0% / 10.6%	Other(4)	$14,762,789	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$115,000,000	99.9%	Loan Payoff	$69,650,306	60.5%
Other Sources	100,000	0.1	Principal Equity Distribution	27,308,107	23.7
			Reserves	14,860,289	12.9
			Closing Costs	3,281,298	2.9
Total Sources	$115,100,000	100.0%	Total Uses	$115,100,000	100.0%

(1)	Calculated based on the aggregate balance of the Twin Cities Premium Outlets Loan Combination.
(2)
The Cut-off Date Principal Balance of $50,000,000 represents note A-2 of a $115,000,000 loan combination evidenced by two pari passu notes.  The companion loan evidenced by note A-1 represents the controlling interest with a principal balance of $65,000,000 as of the Cut-off Date.  Note A-1 was contributed to the GSMS 2014-GC26 transaction.

(3)	TI/LC reserves commence on the December 2016 due date and are capped at $2,000,000.
(4)	Other upfront reserves of $14,762,789 represent (i) $14,700,498 for unfunded tenant obligations, (ii) $31,250 for screen wall repair/modification and (iii) $31,041 for free rent. See “—Escrows” below.

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The Mortgage Loan.  The mortgage loan (the “Twin Cities Premium Outlets Loan”) is part of a loan combination (the “Twin Cities Premium Outlets Loan Combination”) evidenced by two pari passu notes (note A-1 and note A-2) that are together secured by a first mortgage encumbering the borrower’s fee interest in a retail property located in Eagan, Minnesota (the “Twin Cities Premium Outlets Property”).  The Twin Cities Premium Outlets Loan (evidenced by note A-2), which represents the non-controlling interest in the Twin Cities Premium Outlets Loan Combination, will be contributed to the Issuing Entity, has an outstanding principal balance as of the Cut-off Date of $50,000,000 and represents approximately 4.2% of the Initial Pool Balance.  The related companion loan (the “Twin Cities Premium Outlets Companion Loan”) (evidenced by note A-1), represents the controlling interest in the Twin Cities Premium Outlets Loan Combination, was contributed to the GSMS 2014-GC26 transaction and has an outstanding principal balance as of the Cut-off Date of $65,000,000. The Twin Cities Premium Outlets Loan Combination was originated on October 14, 2014 by Citigroup Global Markets Realty Corp.  The Twin Cities Premium Outlets Loan Combination had an original principal balance of $115,000,000 and each note accrues interest at an interest rate of 4.3200% per annum.  The proceeds of the Twin Cities Premium Outlets Loan Combination were primarily used to refinance existing debt on the Twin Cities Premium Outlets Property, fund reserves, pay closing costs and return equity to the borrower sponsor. The Twin Cities Premium Outlets Loan Combination will be serviced under the GSMS 2014-GC26 pooling and servicing agreement. See “Description of the Mortgage Pool—The Loan Combinations” in the Prospectus Supplement for more information regarding the co-lender agreement that governs the relative rights of the holders of the Twin Cities Premium Outlets Loan and the Twin Cities Premium Outlets Companion Loan.

The Twin Cities Premium Outlets Loan had an initial term of 120 months and has a remaining term of 117 months as of the Cut-off Date and requires interest only payments throughout the term.  The scheduled maturity date of the Twin Cities Premium Outlets Loan is the due date in November 2024.  At any time after the earlier to occur of (i) the second anniversary of the securitization Closing Date and (ii) the fourth anniversary of the origination date of the Twin Cities Premium Outlets Loan, the Twin Cities Premium Outlets Loan may be defeased with certain direct, non-callable obligations of the United States of America.  On or after the due date occurring in August 2024, the borrower will be permitted to prepay the Twin Cities Premium Outlets Loan in whole (but not in part) without incurring a prepayment premium or penalty.

TWIN CITIES PREMIUM OUTLETS

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The Mortgaged Property.  The Twin Cities Premium Outlets Property is a 409,207 SF newly constructed anchored retail outlet shopping center located in Eagan, Minnesota. The Twin Cities Premium Outlets Property was constructed in 2014.  The Twin Cities Premium Outlets Property has multiple walkways and patio areas between the buildings and at their perimeters.  The patios include seating areas and landscaped elements.  Common areas at the Twin Cities Premium Outlets Property consist of a food court dining area, three sets of common restrooms, interior access corridors and the management office.

The Twin Cities Premium Outlets Property opened in August 2014.  The tenant mix at the Twin Cities Premium Outlets Property includes, among others: Off Fifth Saks, Nike, Polo, Old Navy, Under Armour, Gap, Armani Outlet, Coach, Movado, Ann Taylor and Brooks Brothers.  Parking at the Twin Cities Premium Outlets Property consists of 835 surface parking spaces on site in addition to 1,114 spaces (access to which is granted via perpetual easement) in a parking garage, owned by the Eagan Economic Development Authority, which is located adjacent to the Twin Cities Premium Outlets Property.  The total parking ratio is 4.76 spaces per 1,000 SF of net rentable area.  As of September 1, 2014, the Total Occupancy and Owned Occupancy were both 96.8%.

The Twin Cities Premium Outlets Property is part of the Minneapolis-St. Paul-Bloomington MSA.  The Twin Cities Premium Outlets Property is situated approximately 10 miles southeast of downtown Minneapolis and 10 miles southwest of downtown St. Paul.  The Twin Cities Premium Outlets Property has frontage along three arterials/connectors: Eagan Outlets Parkway, Nichols Road and Rahn Road.  The Twin Cities Premium Outlets Property is accessible from the major local corridors, Highway 13 and Highway 77.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Twin Cities Premium Outlets Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent

Tenant	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Old Navy	BBB- / Baa3 / BBB-	12,329	3.0%	$347,852	3.2%	$28.21	8/31/2024	1, 5-year option
Gap	BBB- / Baa3 / BBB-	11,500	2.8	342,323	3.1	29.77	8/31/2024	1, 5-year option
Under Armour	NR / NR / NR	12,065	2.9	310,674	2.8	25.75	8/31/2024	NA
Off Fifth Saks	NR / NR / NR	28,000	6.8	280,000	2.5	10.00	8/31/2024	3, 5-year options
Nike	NR / A1 / AA-	17,067	4.2	273,072	2.5	16.00	8/31/2019	3, 5-year options
American Eagle Outfitters	NR / NR / NR	9,000	2.2	257,040	2.3	28.56	1/31/2025	NA
Express	NR / NR / NR	6,716	1.6	240,936	2.2	35.87	1/31/2025	NA
Tommy Hilfiger	NR / NR / NR	8,500	2.1	227,630	2.1	26.78	8/31/2019	1, 5-year option
Banana Republic	BBB- / Baa3 / BBB-	7,500	1.8	224,315	2.0	29.91	8/31/2024	1, 5-year option
Dress Barn	NR / NR / NR	7,151	1.7	220,966	2.0	30.90	12/31/2024	NA
Ten Largest Owned Tenants		119,828	29.3%	$2,724,809	24.8%	$22.74
Remaining Owned Tenants		276,224	67.5	8,275,461	75.2	29.96
Vacant Spaces (Owned Space)		13,155	3.2	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		409,207	100.0%	$11,000,270	100.0%	$27.77

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

Simon Property Group, L.P. (“Simon”), an affiliate of the borrower, estimated sales for the Twin Cities Premium Outlets Property for the 2015 calendar year, based on similar tenant sales at comparable properties managed by Simon. Projected sales per SF for in-line tenants with less than 10,000 SF were estimated to be approximately $596 per SF with a 10.7% occupancy cost based on underwritten gross rents.  The underwritten weighted average base rent, inclusive of rent increases, is approximately 8% below the weighted average market rent. In addition, no single tenant comprises more than 4% of the underwritten gross rent.  We cannot assure you that sales at the Twin Cities Premium Outlets Property will not be lower than the figures presented above.

TWIN CITIES PREMIUM OUTLETS

The following table presents certain information relating to the lease rollover schedule at the Twin Cities Premium Outlets Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2015	0	0.0	0.0%	0	0.0	0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	45,139	11.0	11.0%	1,036,783	9.4	22.97	7
2020	0	0.0	11.0%	0	0.0	0.00	0
2021	6,504	1.6	12.6%	172,486	1.6	26.52	1
2022	0	0.0	12.6%	0	0.0	0.00	0
2023	0	0.0	12.6%	0	0.0	0.00	0
2024	216,077	52.8	65.4%	6,580,278	59.8	30.45	59
2025	127,089	31.1	96.5%	3,134,226	28.5	24.66	23
2026 & Thereafter	1,243	0.3	96.8%	76,498	0.7	61.54	2
Vacant	13,155	3.2	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	409,207	100.0%		$11,000,270	100.0%	$27.77	92

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Twin Cities Premium Outlets Property:

Historical Leased %(1)(2)
As of 9/1/2014
Owned Space	96.8%

(1)	As provided by borrower.
(2)	Historical occupancy is unavailable as the Twin Cities Premium Outlets Property was constructed in 2014.

TWIN CITIES PREMIUM OUTLETS

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Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Twin Cities Premium Outlets Property:

Cash Flow Analysis(1)(2)

	Underwritten(3)	Underwritten $ per SF
Base Rent	$10,470,627	$25.59
Contractual Rent Steps(4)	529,643	1.29
Percentage Rent(5)	1,002,910	2.45
Gross Up Vacancy	650,562	1.59
Total Rent	$12,653,742	$30.92
Total Reimbursables	6,172,352	15.08
Other Income(6)	449,406	1.10
Vacancy & Credit Loss	(650,562)	(1.59)
Effective Gross Income	$18,624,938	$45.51

Real Estate Taxes	$2,512,142	$6.14
Insurance	217,595	0.53
Management Fee	493,299	1.21
Other Operating Expenses	2,747,882	6.72
Total Operating Expenses	$5,970,918	$14.59

Net Operating Income	$12,654,021	$30.92
TI/LC	421,872	1.03
Capital Expenditures	61,381	0.15
Net Cash Flow	$12,170,767	$29.74

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Historical operating statements were unavailable as the Twin Cities Premium Outlets Property was constructed in 2014.
(3)	Underwritten cash flow is based on the September 1, 2014 rent roll.
(4)
Contractual rent steps were underwritten based upon the terms of the leases through September 1, 2015 and the present-value of the rent increases over the 10-year loan term for the nine investment grade credit tenants at the Twin Cities Premium Outlets Property.  The investment grade credit tenants are: Polo, Old Navy (Gap), Nike, Starbucks, GAP, 7 For All Mankind (VF Corporation), Banana Republic (Gap), Converse (Nike), and Lucy (VF Corporation). The rent increases for the credit tenants are cut-off at the end of the lease year where the respective kick-out clauses become effective. This ranged from the end of the third lease year to the end of the fifth lease year for these tenants.

(5)
Percentage rent includes rent for the following four tenants: Polo, Off Fifth Saks, Coach, and Armani.  The amount underwritten for each tenant is based upon projected sales of $1,016/SF, $318/SF, $1,915/SF, and $725/SF, respectively; projected sales are based on the year 1 budget submitted by the borrower.

(6)	Other income includes kiosk, seasonal and specialty leases and sign energy income.

■	Appraisal. According to the appraisal, the Twin Cities Premium Outlets Property had an “as-is” appraised value of $216,000,000 as of an effective date of September 4, 2014.

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Environmental Matters.  The Phase I environmental report received on the Twin Cities Premium Outlets Property, dated October 9, 2014, recommended no further action at the Twin Cities Premium Outlets Property, but identified as a controlled recognized environmental condition resulting from historic operations involving the use of underground storage tanks (“USTs”) for which the environmental databases identified historic leaks.  The historic leaking USTs received closure from the appropriate regulatory authority.  In certain instances, regulatory closure allowed certain impacts from the leaking USTs to remain in place.  Prior to redevelopment, a response action plan (“RAP”) and construction contingency plan (“CCP”) were prepared for the Twin Cities Premium Outlets Property, which were designed to address any such remaining impacts encountered during construction.  The RAP and CCP were approved by the Minnesota Pollution Control Agency (“MPCA”), and were implemented during redevelopment, including the installation under a portion of the northern building of a passive sub-slab vapor mitigation system.  Based on the response actions taken, as well as the results of the environmental screening and chemical analysis, the MPCA has issued a no further action determination for the Twin Cities Premium Outlets Property.

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Market Overview and Competition.  The Twin Cities Premium Outlets Property is an anchored retail outlet center in Eagan, Minnesota which is part of the Minneapolis-St. Paul-Bloomington MSA along the eastern boundary of the State of Minnesota at the border between Minnesota and Wisconsin.  The region is home to approximately 1,651 lakes and benefits from its location along the Mississippi River both in terms of commercial transportation and recreation.  Per the appraisal, the area is home to 19 Fortune 500 companies, including: United Health Group, Target, Best Buy, CHS and Supervalu.  Per the appraisal, the MSA had a total 2012 population of approximately 3.3 million and experienced an annual growth rate of 0.7%.  The 2012 number of households in the MSA was approximately 1.3 million with a 2012 median household income of $61,412.  Top employers within the area include, among others: the State of Minnesota, US Federal Government, Mayo Clinic, Target Corporation, University of Minnesota, Wal-Mart Stores, Inc. and United Health Group.

TWIN CITIES PREMIUM OUTLETS

The Twin Cities Premium Outlets Property is located in Dakota County.  According to the appraisal, the Twin Cities Premium Outlets Property is approximately five miles south of the Mall of America which receives over 40 million visitors annually.  According to the appraisal, the 2013 population within a one, three and five-mile radius, of the Twin Cities Premium Outlets Property, was 7,875, 59,722 and 160,954, respectively.  The 2013 average household income within a one, three and five-mile radius was $67,409, $85,138 and $84,188, respectively.  Per the appraisal, as of year-end 2013, the Minneapolis/St. Paul retail market consisted of approximately 188 million SF with a vacancy rate of 5.2% and an average asking rent of $13.15 per SF and positive net absorption of 387,833 SF.

The following table presents certain information relating to the primary competition for the Twin Cities Premium Outlets Property:

Competitive Set(1)
	Twin Cities Premium Outlets	Albertville Premium Outlets	Preferred Outlets at Medford	Victory Village
Distance from Subject	-	46.0 miles	47.9 miles	33.1 miles
Property Type	Traditional Outlet Mix	Traditional Outlet Mix	Traditional Outlet Mix	Traditional Outlet Mix
Year Built / Renovated	2014 / NAP	2000 / NAP	1991 / 1999	2003 / NAP
Total GLA	409,117	397,609	223,660	226,750
Total Occupancy	97.3%	100.0%	74.3%	96.7%
Anchors	Gap, Under Armour, Polo, Off Fifth Saks, Nike Factory, Old Navy	Nike, Polo, Gap, Old Navy	Nike, Gap, Eddie Bauer, Gymboree	Gap, Old Navy, Polo
	The Outlet Shoppes at Oshkosh	Timmerman Plaza	Mall of America
Distance from Subject	289 miles	338 miles	5 miles
Property Type	Traditional Outlet Mix	Traditional Outlet Mix	Traditional Super-Regional Mall Mix
Year Built / Renovated	1970 / NAP	1997 / 2002	1992 / 2005
Total GLA	276,607	301,560	2,769,954
Total Occupancy	98.7%	84.3%	100.0%
Anchors	Gap, Old Navy, Polo	Walmart, JCPenney Outlet	Champs Sports, Macy’s, Nordstrom, Sears

(1)	Source: Appraisal.

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The Borrower.  The borrower is Twin Cities Outlets Eagan LLC, a single-purpose, single-asset entity.  The borrower is a joint venture between affiliates of Paragon Outlets (an affiliate of The Lightstone Group) and Simon Property Group, L.P.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Twin Cities Premium Outlets Loan Combination.  David Lichtenstein is the non-recourse carveout guarantor under the Twin Cities Premium Outlets Loan Combination.  David Lichtenstein is the CEO of The Lightstone Group, which he founded in 1988 and is one of the largest privately held real estate companies in the United States.  David Lichtenstein directs all aspects of the acquisition, financing and management of a diverse portfolio of multifamily apartments, in addition to office, lodging and industrial properties in 24 states, the District of Columbia, Puerto Rico and Canada.

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Escrows.  In connection with the origination of the Twin Cities Premium Outlets Loan Combination, the borrower funded aggregate reserves of $14,860,289 with respect to the Twin Cities Premium Outlets Property, comprised of (i) $40,000 for real estate taxes, (ii) $57,500 for insurance premiums, (iii) $14,700,498 for unfunded tenant obligations, (iv) $31,250 for the possible repair/modification of screen walls and (v) $31,041 for free rent due to tenants.

Additionally, on each due date, the borrower is required to fund the following reserves with respect to the Twin Cities Premium Outlets Property: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve-month period, (ii) at the option of the lender, if the liability or casualty policy maintained by the borrower does not constitute an approved blanket or umbrella insurance policy under the Twin Cities Premium Outlets Loan Combination documents, an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve-month period, (iii) a replacement reserve in the amount of

TWIN CITIES PREMIUM OUTLETS

$5,115 for replacements to the Twin Cities Premium Outlets Property and (iv) beginning on the due date occurring in December 2016, a reserve in the amount of $34,101 for tenant improvements and leasing commissions capped at $2,000,000.

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Lockbox and Cash Management.  The Twin Cities Premium Outlets Loan Combination requires a hard lockbox, which is already in place, with springing cash management. The Twin Cities Premium Outlets Loan Combination documents require the borrower to cause all rents to be paid directly to a lender-controlled lockbox account. The Twin Cities Premium Outlets Loan Combination documents also require that all rents and other amounts received by the borrower or the property manager be deposited into the lockbox account within two business days after receipt. On each business day that no Twin Cities Premium Outlets Trigger Period is continuing, all amounts in the lockbox account are required to be swept to an operating account of the borrower.  During the continuance of a Twin Cities Premium Outlets Trigger Period, all amounts in the lockbox account are required to be swept to a lender-controlled cash management account on a daily basis and, provided no event of default under the Twin Cities Premium Outlets Loan Combination documents is continuing, applied to payment of applicable debt service, payment of operating expenses, and funding of required reserves, with the remainder being deposited into an excess cash flow reserve.  Funds in the excess cash flow reserve are (i) to the extent no Twin Cities Premium Outlets Trigger Period is continuing, to be swept into the borrower’s operating account, and (ii) to the extent a Twin Cities Premium Outlets Trigger Period is continuing, to be held by the lender as additional collateral for the Twin Cities Premium Outlets Loan Combination.  After the occurrence and during the continuance of an event of default under the Twin Cities Premium Outlets Loan Combination documents, the lender may apply any funds in the cash management account to amounts payable under the Twin Cities Premium Outlets Loan Combination (and/or toward the payment of expenses of the Twin Cities Premium Outlets Property), in such order of priority as the lender may determine.

A “Twin Cities Premium Outlets Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Twin Cities Premium Outlets Loan Combination documents, (ii) the debt service coverage ratio being less than 1.25x and (iii) the occurrence of a Twin Cities Premium Outlets Specified Tenant Trigger Period; and (B) expiring upon (x) with respect to clause (i) above, the cure (if applicable) of such event of default under the Twin Cities Premium Outlets Loan Combination documents, (y) with respect to clause (ii) above, the debt service coverage ratio being equal to or greater than 1.30x for two consecutive calendar quarters and (z) with respect to clause (iii) above, a Twin Cities Premium Outlets Specified Tenant Trigger Period ceasing to be in effect.

A “Twin Cities Premium Outlets Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) a Specified Tenant being in monetary default under its lease, (ii) a Specified Tenant failing to be in actual, physical possession of its space, failing to be open to the public for business during customary hours and/or “going dark” in its space (other than as a result of casualty/condemnation or ordinary closures for repairs/renovations), (iii) a Specified Tenant giving notice that it is terminating its lease, (iv) any termination, cancellation or failure to be in full force and effect of any Specified Tenant lease, (v) any bankruptcy or similar insolvency of any Specified Tenant, (vi) a Specified Tenant failing to extend or renew the applicable Specified Tenant lease on or before the earlier of 12 months prior to the expiration of the lease term and the date on which notice is required under such lease and (vii) any credit rated Specified Tenant no longer maintaining a long term unsecured debt rating of BBB- (or its equivalent) from each of the rating agencies which rate such entity; and (B) expiring upon the first to occur of the lender’s receipt of reasonably acceptable evidence (including an estoppel certificate) of (1) the cure of the applicable event giving rise to the Twin Cities Premium Outlets Specified Tenant Trigger Period in accordance with the applicable terms and conditions of the Twin Cities Premium Outlets Loan Combination documents, or (2) the borrower leasing the entire Specified Tenant space in accordance with the applicable terms and conditions in the Twin Cities Premium Outlets Loan Combination documents and the applicable tenant under the lease paying the full amount of the rent due under its lease.

A “Specified Tenant” means (i) any tenant (or affiliate thereof) that is a party to any lease which, together with the lease(s) with any of its affiliates, (A) accounts for 10% or more of the total rental income for the Twin Cities Premium Outlets Property or (B) demises 10% or more of the Twin Cities Premium Outlets Property’s total gross leasable area, (ii) any of the Stipulated Tenants and (iii) any lease guarantor(s) of the foregoing.

A “Stipulated Tenant” means Coach, Tommy Hilfiger, Gap and J.Crew (provided that, such tenants are only deemed Stipulated Tenants under the Twin Cities Premium Outlets Loan Combination documents to the extent that circumstances exist with respect to two or more of the foregoing that would, if such tenants were Specified

TWIN CITIES PREMIUM OUTLETS

Tenants, cause a Twin Cities Premium Outlets Specified Tenant Trigger Period to exist with respect to such tenants).

■
Property Management. The Twin Cities Premium Outlets Property is currently managed by Simon Management Associates, II, LLC and CPG Partners, L.P., pursuant to a management agreement.  Under the Twin Cities Premium Outlets Loan Combination documents, the Twin Cities Premium Outlets Property may not be managed by any other party, other than, so long as no event of default under the Twin Cities Premium Outlets Loan Combination documents is continuing and certain other conditions contained in the Twin Cities Premium Outlets Loan Combination documents are satisfied, a property manager approved by the lender and either (x) (1) is a reputable management company having at least 5 years’ experience in the management of comparable properties, (2) has, for at least 5 preceding years managed at least 5 comparable properties of approximately the same size as the Twin Cities Premium Outlets Property, (3) is managing comparable properties (exclusive of the Twin Cities Premium Outlets Property) with aggregate leasable square footage at least equal to the greater of (A) 1,000,000 leasable SF and (B) 5 times the leasable square footage of the Twin Cities Premium Outlets Property and (4) is not the subject of any bankruptcy proceeding or (y) with respect to which a Rating Agency Confirmation has been received.  The lender may replace or require the borrower to replace the property manager if (i) the property manager becomes insolvent or a party to bankruptcy proceedings; (ii) there exists an event of default under the Twin Cities Premium Outlets Loan Combination documents; (iii) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds; or (iv) there exists a material default by the property manager under the management agreement.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance.  The policies of insurance required under the Twin Cities Premium Outlets Loan Combination documents may not exclude terrorism coverage, provided, that if TRIPRA (or any applicable subsequent program) is not in effect and any policy excludes terrorism coverage, the borrower is required to obtain, to the extent available, a stand-alone policy that provides for such coverage (provided, that the borrower will not be required to spend more than two times the amount of the annual insurance premium for the policies required under the Twin Cities Premium Outlets Loan Combination agreement (without giving effect to the terrorism coverage components of such policies), and if the cost of terrorism insurance exceeds such amount, then the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.  The terrorism insurance is required to contain a deductible that is no larger than $100,000, provided, that, the borrower may increase such deductible so long as the borrower deposits with lender cash or a letter of credit in an amount equal to the excess of any applicable deductible over $100,000 to be held by lender as additional security for the Twin Cities Premium Outlets Loan Combination.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

HIGHLAND SQUARE

HIGHLAND SQUARE

2 BEDROOM
3 BEDROOM
4 BEDROOM
5 BEDROOM
6 BEDROOM
TOWN SQUARE AMENITIES
THREE POOL AREAS
OUTDOOR RECREATIONAL AMENITIES
O.U.T. SHUTTLE
WEEKEND SQUARE AND GROVE TRANSPORTATION
TRUE NORTH
TO CAMPUS
TO THE SQUARE
CAR WASH
Cottage Lane
Molly Barr Road
COMMON GROUND
PUBLIK HOUSE
THE SHOWROOM
THE STUDY
TOWN CENTER LAWN
IRON CLAD FITNESS
WATERING HOLE
FLATS
TOWNHOMES
BARK PARK
STAGE
VOLLEYBALL COURT
CORNHOLE
HOUSES
Olive Branch Way
Grove Hill Drive
THE LAGOON
COTTAGES
LAP LANES
BASKETBALL COURT

UNIVERSITY of MISSISSIPPI
Historic Downtown Oxford
Oxford Airport
To Campus: 1.7 Miles; 5 Minutes
To Town: 1.7 Miles; 5 Minutes
Old Hwy 7 North
Molly Bar Road
HIGHLAND SQUARE
LIVE BETTER

HIGHLAND SQUARE

Highland Square
100-107 and 109 Grove Hill Drive
400-418, 420, 422, 424, 426, 428, 430, 432, 434 and 436-441 Olive Branch Way
Oxford, MS 38655
Memphis, TN 76 miles
LAFAYETTE COUNTY
OXFORD
Ole Miss Golf Club
University-Oxford Airport
Lamar Park
Old Sardis Rd.
County Road 102
Road 1056
McElroy Dr.
Molly Barr Rd.
Chickasaw Rd.
N. Lamar Blvd.
Old Highway 7
County Road 178
Park Drive
Sisk Ave.
Washington Ave.
MLK Jr. Dr.
N. 14th St.
Jefferson Ave.
E. Jackson Ave.
University Ave.
Oxford Mall
Oxford City Market
Home Depot
Belk
Anderson Rd
Jackson Ave. W.
Walmart Supercenter
Goose Creek Mall
Oakwood Plaza Shopping Center
University of Mississippi
Fraternity Row
Rebel Dr.
Sorority Row
The Circle
Tad Smith Coliseum
Vaught-Hemingway Stadium
Ford Center for the Performing Arts
Burns-Belfry Museum
Lafayette County Courthouse
Univ. of Mississippi Museum
Oxford University Stadium
Ole Miss Softball Complex
Soccer Stadium
Ole Miss Basketball Practice Fac.
Indoor Practice Facility
West Row
Coliseum Drive
Taylor Rd.
Old Taylor Rd.
S. Lamar Blvd.
S. 18th St.
Tradewinds Shopping Center
Oxford Place
Front St.
Baptist Memorial Hospital-North Mississippi
NW Mississippi Community College-Lafayette-Yalousha Ctr.
The Country Club of Oxford
Old Highway 7
County Road 403
Jackson 155 miles
MEMPHIS
TENNESSEE
LITTLE ROCK
ARKANSAS
Oxford
Tupelo
Huntsville
Florence
Decatur
BIRMINGHAM
Greenwood
Winona
Columbus
Tuscaloosa
MISSISSIPPI
JACKSON
Meridian
LOUISIANA
ALABAMA
Hattiesburg
Laurel
BATON ROUGE
MOBILE
NEW ORLEANS
Gulf of Mexico
Pensacola
Biloxi
Gulfport
Pascagoula
Lafayette

HIGHLAND SQUARE

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Oxford, Mississippi	Cut-off Date Principal Balance	$38,220,000
Property Type	Multifamily	Cut-off Date Principal Balance per Bed	$50,756.97
Size (Beds)	753	Percentage of Initial Pool Balance	3.2%
Total Occupancy as of 10/28/2014	94.8%	Number of Related Mortgage Loans	None
Owned Occupancy as of 10/28/2014	94.8%	Type of Security	Fee Simple
Year Built / Latest Renovation	2008, 2013 / NAP	Mortgage Rate	4.4305%
Appraised Value	$51,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	60

Underwritten Revenues	$5,746,968
Underwritten Expenses	$2,767,383	Escrows
Underwritten Net Operating Income (NOI)	$2,979,585	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,894,647	Taxes	$358,633	$35,863
Cut-off Date LTV Ratio	74.9%	Insurance	$7,474	$7,474
Maturity Date LTV Ratio	68.5%	Replacement Reserves	$0	$7,078
DSCR Based on Underwritten NOI / NCF	1.29x / 1.26x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	7.8% / 7.6%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$38,220,000	77.0%	Purchase Price	$49,000,000	98.7%
Principal’s New Cash Contribution	11,442,533	23.0	Reserves	366,107	0.7
			Closing Costs	296,426	0.6
Total Sources	$49,662,533	100.0%	Total Uses	$49,662,533	100.0%

■
The Mortgage Loan.  The mortgage loan (the “Highland Square Loan”) is evidenced by a note in the original principal amount of $38,220,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a student housing complex located in Oxford, Mississippi (the “Highland Square Property”).  The Highland Square Loan was originated by GS Commercial Real Estate LP and will be acquired by Goldman Sachs Mortgage Company on or prior to the securitization Closing Date. The Highland Square Loan was originated on November 5, 2014 and represents approximately 3.2% of the Initial Pool Balance.  The note evidencing the Highland Square Loan has an outstanding principal balance as of the Cut-off Date of $38,220,000 and has an interest rate of 4.4305% per annum. The borrower utilized the proceeds of the Highland Square Loan to acquire the Highland Square Property, fund reserves and pay closing costs.

The Highland Square Loan had an initial term of 120 months and has a remaining term of 117 months as of the Cut-off Date.  The Highland Square Loan requires payments of interest only for the initial 60 months, followed by monthly payments of interest and principal sufficient to amortize the Highland Square Loan over a 30-year amortization schedule.  The scheduled maturity date for the Highland Square Loan is the due date in November 2024.  Voluntary prepayment of the Highland Square Loan is prohibited prior to August 6, 2024.  Provided that no event of default under the Highland Square Loan is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

■
The Mortgaged Property.  The Highland Square Property is a Class A, student housing property located in Oxford, Mississippi.  The Highland Square Property consists of 216 units and 753 beds and offers a variety of property designs including townhomes, flats, houses and cottages.  The Highland Square Property was constructed in two phases: 39 units were completed in 2008 and 177 units were completed in 2013.  The Highland Square Property is located approximately 1.5 miles northeast of the University of Mississippi campus and is situated on the University of Mississippi bus line.  The Highland Square Property offers amenities including a coffee shop, three swimming pools, clubhouse, game room, fitness center, tanning beds, yoga studio, basketball and volleyball courts, dog park, car wash and a study center. In addition, the Highland Square Property features a weekend private shuttle service. All units feature HVAC, full-size washer and dryer, nine-foot ceilings, walk-in closets and a patio or balcony area.  As of October 28, 2014, the Highland Square Property’s Total Occupancy and Owned Occupancy were both 94.8%.

HIGHLAND SQUARE

The following table presents certain information relating to the units and rent at the Highland Square Property:

Unit Type	# of Units(1)	Total Beds(1)	Average SF per Bed(1)	Monthly Market Rent per Bed(2)	Monthly Actual Rent per Bed(1)	Underwritten Monthly Rent	Underwritten Annual Rent
2 bed / 2 bath, Cottage	4	8	573	$655	$670	$5,360	$64,320
2 bed / 2 bath, Flat	26	52	444	$650	$661	34,382	412,589
2 bed / 2 bath, Flat / Cottage	4	8	504	$650	$671	5,370	64,440
3 bed / 3 bath, Cottage	33	99	453	$625	$602	59,644	715,722
3 bed / 3 bath, Flat	10	30	370	$595	$579	17,384	208,606
3 bed / 3 bath, Townhome	22	66	419	$615	$606	39,992	479,904
4 bed / 4 bath, Cottage	38	152	420	$655	$589	89,487	1,073,844
4 bed / 4 bath, Townhome	22	88	525	$595	$566	49,847	598,161
4 bed / 4.5 bath, House	37	148	475	$615	$592	87,589	1,051,072
5 bed / 5 bath, Cottage	18	90	386	$575	$561	50,497	605,966
6 bed / 5.5 bath, House	2	12	417	$580	$575	6,900	82,800
Total / Wtd. Avg.	216	753	445	$619	$593	$446,452	$5,357,424

(1)	As provided by the borrower per the October 28, 2014 rent roll.
(2)	Source: Appraisal.

The following table presents certain information relating to historical leasing at the Highland Square Property:

Historical Leased %(1)(2)
2012	2013	TTM 9/30/2014
NAV	NAV	96.0%

(1)	As provided by the borrower and reflects average occupancy for the indicated year unless specified otherwise.
(2)	The Highland Square Property opened in August 2013 after a complete renovation.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Highland Square Property:

Cash Flow Analysis(1)
	TTM 9/30/2014	Underwritten	Underwritten $ per Bed
Base Rent	$5,095,642	$5,083,230	$6,751
Gross Up Vacancy	210,706	274,194	364
Gross Potential Rent	$5,306,348	$5,357,424	$7,115
Vacancy, Credit Loss and Concessions	(269,728)	(333,216)	(443)
Non-Revenue Units	(24,412)	(7,200)	(10)
Total Rent Revenue	$5,012,208	$5,017,008	$6,663
Other Revenue(2)	537,077	729,960	969
Effective Gross Income	$5,549,285	$5,746,968	$7,632

Total Operating Expenses	$2,702,756	$2,767,383	$3,675

Net Operating Income	$2,846,529	$2,979,585	$3,957
Replacement Reserves	0	84,938	113
Net Cash Flow	$2,846,529	$2,894,647	$3,844

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other Revenue includes utility reimbursements, late fees, furniture rentals, pet fees and other miscellaneous income.

■	Appraisal. According to the appraisal, the Highland Square Property had an “as-is” appraised value of $51,000,000 as of October 13, 2014.

■
Environmental Matters.  According to a Phase I environmental report dated October 24, 2014, there were no recognized environmental conditions or recommendations for further action at the Highland Square Property.

HIGHLAND SQUARE

■
Market Overview and Competition.  The Highland Square Property is located in Oxford, Mississippi approximately 1.5 miles from the University of Mississippi campus.  Access to campus is provided by an on-site University of Mississippi bus stop. According to the appraisal, there are approximately 23 complexes and 4,607 apartment units in Oxford, of which the largest percentage is considered to be student housing.

The Oxford multifamily market demand is driven primarily by the University of Mississippi. According to the University of Mississippi, there were approximately 18,494 students enrolled as of the Fall 2014 semester, the highest enrollment in the school’s history, and an increase of approximately 27.9% over the last 5 years. The appraiser concluded a market rent range of $650 per bed to $655 per bed for two-bedroom units, $595 per bed to $625 per bed for three-bedroom units, $595 per bed to $655 per bed for four-bedroom units, $575 per bed for five-bedroom units and $580 per bed for six-bedroom units at the Highland Square Property. The following table presents certain information relating to the primary competition for the Highland Square Property:

Competitive Set(1)
	Highland Square	The Retreat	Hub at Oxford	Taylor Bend Apartments	Molly Barr Trails
City	Oxford	Oxford	Oxford	Oxford	Oxford
Occupancy(2)	94.8%	99.0%	100.0%	99.0%	100.0%
Typical Tenancy	Student	Student	Student	Student	Student
	Lafayette Place	The Connection at Oxford
City	Oxford	Oxford
Occupancy	96.0%	97.0%
Typical Tenancy	Student	Student

(1)	Source: Appraisal.
(2)	Occupancy for Highland Square Property as provided by the borrower per the October 28, 2014 rent roll.

■
The Borrower. The borrower is Highland Square MS Borrower, LLC, a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Highland Square Loan.  PPG Manhattan Student RE, LLC and H Katz Capital Group, Inc. are the non-recourse carveout guarantors under the Highland Square Loan.  The borrower is 100% owned by Highland Square Owner, LLC, a joint venture between PPG Manhattan Student RE, LLC and HKGC Realty Associates Limited. H. Katz Capital Group, Inc., a private equity firm formed in 1996 by entrepreneur Harold Katz to acquire businesses and real estate and provide funding to a wide range of companies, and is the general partner of HKCG Realty Associates Limited. PPG Manhattan Student RE, LLC is a joint venture between Peak Property Group and Manhattan Partners formed to invest in student housing.

■
Escrows.  On the origination date of the Highland Square Loan, the borrower funded an escrow reserve in the amount of approximately $358,633 with respect to taxes and approximately $7,474 with respect to insurance premiums.

On each due date, the borrower is required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period and (ii) a capital expenditure reserve in the amount of $7,078.

■	Lockbox and Cash Management. None.

■
Property Management.  The Highland Square Property is managed by PPG Management, LLC pursuant to a management agreement.  Under the Highland Square Loan documents, the Highland Square Property is required to remain managed by (i) PPG Management, LLC or (ii) any other management company approved by the lender and with respect to which a Rating Agency Confirmation has been received.  During the continuance of an event of default under the Highland Square Loan, or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, or during the continuance of a material default by a property manager under the related management agreement (after the expiration of any applicable notice and/or cure periods), or if a property manager files for or is the subject of a petition in bankruptcy, or if a trustee or receiver is appointed for a property manager’s assets or a property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent, the lender has the right to replace or require the borrower to replace such property manager with a property manager selected by the lender.

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■	Mezzanine or Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance.  So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined under TRIPRA or a similar or subsequent statute) in an amount equal to the full replacement cost of the Highland Square Property (plus 18 months of rental loss and/or business interruption coverage).  If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower will be required to carry terrorism insurance throughout the term of the Highland Square Loan as described in the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the Highland Square Loan documents (without giving effect to the cost of terrorism and earthquake components of such property and business interruption/rental loss insurance). If the cost of terrorism insurance exceeds such amount, then the borrower will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.  In either such case, terrorism insurance may not have a deductible in excess of $50,000.  The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the Highland Square Property are separately allocated to the Highland Square Property and that the policy will provide the same protection as a separate policy.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

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WHITMAN SQUARE

WHITMAN SQUARE

WHITMAN SQUARE

Whitman Square
9701 & 9801 Roosevelt Boulevard
Philadelphia, PA 19114
PHILADELPHIA
Southampton
BUCKS COUNTY
Feasterville
Trevose
Pennsylvania Tpke
Neshaminy Mall
Somerton
Bensalem
Parx Casino and Racing
Benjamin Rush Park
Philmont Country Club
Jenkintown
Meadowbrook
Holy Redeemer Hospital
MONTGOMERY COUNTY
Lorimer Park
Bustleton
Northeast Philadelphia Airport
Roosevelt Blvd
Woodhaven Rd
Franklin Mills
Eddington
Rockledge
Fox Chase
Pennypack Park
Fox Chase Cancer Ctr.
Jeanes Hospital
Northeast Shopping Ctr.
Woodhaven Shopping Center
Rhawnhurst
Nazareth Hospital
John F. Byrne Golf Course
Cheltenham
Oxford Circle
Lawndale
Roosevelt Mall
Torresdale
Delanco
PHILADELPHIA COUNTY
Tacony Creek Park
Northeast Tower Center
Friends Hospital
Northwood
Tacony
Wissinoming
PENNSYLVANIA
NEW JERSEY
Delaware River
Riverton
Cinnaminson
BURLINGTON COUNTY
Palmyra
Moorestown
Riverton Country Club
Center City 7 miles
Flemington
Quakertown
Perkasie
PENNSYLVANIA
Doylestown
Princeton
Pottstown
Montgomeryville
Newtown
Ewing
TRENTON
Norristown
King of Prussia
Levittown
Bensalem
Conshohocken
PHILADELPHIA
Moorestown
NEW JERSEY
CAMDEN
Mount Laurel
Chester
Cherry Hill
WILMINGTON

WHITMAN SQUARE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller	GSMC
Location (City/State)	Philadelphia, Pennsylvania		Cut-off Date Principal Balance	$32,167,352
Property Type	Retail		Cut-off Date Principal Balance per SF	$220.98
Size (SF)	145,565		Percentage of Initial Pool Balance	2.7%
Total Occupancy as of 12/1/2014	100.0%		Number of Related Mortgage Loans	None
Owned Occupancy as of 12/1/2014	100.0%		Type of Security	Fee Simple
Year Built / Latest Renovation	2004, 2005 / NAP		Mortgage Rate	4.1800%
Appraised Value	$43,100,000		Original Term to Maturity (Months)	120
			Original Amortization Term (Months)	360
			Original Interest Only Period (Months)	NAP
Underwritten Revenues	$3,384,783
Underwritten Expenses	$868,308	Escrows
Underwritten Net Operating Income (NOI)	$2,516,475		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,416,974	Taxes	$205,906	$20,591
Cut-off Date LTV Ratio	74.6%	Insurance	$2,279	$0
Maturity Date LTV Ratio	59.8%	Replacement Reserves	$78,000	$1,995
DSCR Based on Underwritten NOI / NCF	1.33x / 1.28x	TI/LC(1)	$0	$10,000
Debt Yield Based on Underwritten NOI / NCF	7.8% / 7.5%	Other(2)	$278,464	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$32,250,000	100.0%	Loan Payoff	$23,860,423	74.0%
			Principal Equity Distribution	7,340,978	22.8
			Reserves	564,648	1.8
			Closing Costs	483,951	1.5
Total Sources	$32,250,000	100.0%	Total Uses	$32,250,000	100.0%

(1)	TI/LC reserves are capped at $325,000. See “—Escrows” below.
(2)
Other upfront reserves represent deferred maintenance ($8,250) and a Lowe’s collection overage ($270,214). Lowe’s negotiated a lower common area maintenance (“CAM”) reimbursement in 2012, but has continued to pay the higher CAM amount. The borrower reserved overage which is owed to Lowe’s. See “—Escrows” below.

■
The Mortgage Loan.  The mortgage loan (the “Whitman Square Loan”) is evidenced by a note in the original principal amount of $32,250,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a portion of a retail power center located in Philadelphia, Pennsylvania (the “Whitman Square Property”).  The Whitman Square Loan was originated by Goldman Sachs Mortgage Company on December 1, 2014 and represents approximately 2.7% of the Initial Pool Balance.  The note evidencing the Whitman Square Loan has an outstanding principal balance as of the Cut-off Date of $32,167,352 and has an interest rate of 4.1800% per annum. The borrower utilized the proceeds of the Whitman Square Loan to refinance existing debt on the Whitman Square Property, fund reserves, pay closing costs and return equity to the borrower sponsor.

The Whitman Square Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date.  The Whitman Square Loan requires monthly payments of interest and principal sufficient to amortize the Whitman Square Loan over a 30-year amortization schedule.  The scheduled maturity date for the Whitman Square Loan is the due date in December 2024.  Voluntary prepayment of the Whitman Square Loan is prohibited prior to September 6, 2024.  Provided that no event of default under the Whitman Square Loan is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

■
The Mortgaged Property.  The Whitman Square Property comprises 145,565 SF of collateral which is part of a larger, 468,121 SF power center located in Philadelphia, Pennsylvania. The Whitman Square Property includes national tenants such as HH Gregg, Michaels, Rite Aid, OfficeMax, Petco and Famous Footwear (each included in the collateral) and is shadow anchored by Walmart and Lowe’s, both of which are corporately owned stores and not part of the collateral. The Whitman Square Property is located on the east side of East Roosevelt Boulevard (US 1), between Red Lion Road to the north and Grant Avenue to the south in Philadelphia, Pennsylvania. East Roosevelt Boulevard (US 1) is a major north/south roadway (12 lanes when passing the Whitman Square Property) connecting the area to Center City Philadelphia via I-76 and I-95. The Whitman Square Property has a signalized access at the intersection of East Roosevelt Boulevard (US 1) and Whitman Square. As of December 1, 2014, Total Occupancy and Owned Occupancy were both 100.0%.

WHITMAN SQUARE

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Whitman Square Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Owned Anchor Tenant Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Anchors
Walmart	AA / Aa2 / AA	160,183	34.2%	No	$140,095	$0.87	NA	NA	NA	NA
Lowe’s	NR / A3 / A-	162,373	34.7	No	$31,006	$0.19	NA	NA	NA	NA
HH Gregg	NR / NR / NR	35,127	7.5	Yes	$584,688	$16.64	4/30/2020	$444.98	3.7%	3, 5-year options
Total Anchors		357,683	76.4%

Jr. Anchors
Michaels	NR / NR / B	24,540	5.2%	Yes	$488,223	$19.89	11/30/2016	NA	NA	3, 5-year options
OfficeMax	NR / B3 / NR	20,023	4.3	Yes	$441,660	$22.06	1/31/2016	NA	NA	3, 5-year options
Petco	NR / B3 / B	15,237	3.3	Yes	$377,801	$24.79	10/31/2019	NA	NA	(3)
Famous Footwear	NR / NR / NR	9,873	2.1	Yes	$227,648	$23.06	8/31/2015	$207.48	11.1%	2, 5-year options
Total Jr. Anchors		69,673	14.9%

Outparcels(4)		40,765	8.7%	Yes	$1,271,750	$31.20
Vacant Spaces		0	0.0%	NA	$0	$0.00
Total Owned SF		145,565	31.1%
Total SF		468,121	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	HH Gregg sales are based on the trailing 12-months ending May 2014. Famous Footwear sales are based on the trailing 12-months ending June 2014.
(3)	Petco has 2, 5-year options and 1, 4-year 11-month option.
(4)	Four of the outparcel tenants (Buffalo Wild Wings, Famous Dave’s, Longhorn Steakhouse and Chick-fil-A) have ground leases.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Whitman Square Property:

Owned Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
HH Gregg	NR / NR / NR	35,127	24.1%	$447,869	15.9%	$12.75	4/30/2020	$444.98	3.7%	3, 5-year options
Rite Aid	B / Caa1 / B	14,905	10.2	428,544	15.2	28.75	10/31/2024	NA	NA	(3)
Michaels	NR / NR / B	24,540	16.9	392,640	13.9	16.00	11/30/2016	NA	NA	3, 5-year options
OfficeMax	NR / B3 / NR	20,023	13.8	360,414	12.8	18.00	1/31/2016	NA	NA	3, 5-year options
Petco	NR / B3 / B	15,237	10.5	318,453	11.3	20.90	10/31/2019	NA	NA	(4)
Buffalo Wild Wings(5)	NR / NR / NR	8,949	6.1	206,000	7.3	23.02	1/1/2025	NA	NA	3, 5-year options
Famous Footwear	NR / NR / NR	9,873	6.8	187,587	6.7	19.00	8/31/2015	$207.48	11.1%	2, 5-year options
Famous Dave’s(5)	NR / NR / NR	6,968	4.8	181,500	6.4	26.05	3/31/2025	$247.12	12.2%	(6)
Longhorn Steakhouse(5)	BBB- / Ba1 / BBB-	5,585	3.8	157,300	5.6	28.16	10/31/2019	NA	NA	(7)
Chick-fil-A(5)	NR / NR / NR	4,358	3.0	139,150	4.9	31.93	11/30/2024	$815.86	4.4%	4, 5-year options
Owned Tenants		145,565	100.0%	$2,819,457	100.0%	$19.37
Vacant Spaces (Owned Space)		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		145,565	100.0%	$2,819,457	100.0%	$19.37

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
HH Gregg sales are based on the trailing 12- months ending May 2014. Famous Footwear sales are based on the trailing 12- months ending June 2014. Famous Dave’s and Chick-fil-A sales are based on the trailing 12- months ending April 2014.

(3)	Rite Aid has 1, 5-year option and 1, 4-year 11-month option.
(4)	Petco has 2, 5-year options and 1, 4-year 11-month option.
(5)	These tenants are ground leases.
(6)	Famous Dave’s has 1, 5-year option and 1, 4-year 11-month option.
(7)	Longhorn Steakhouse has 2, 5-year options and 1, 4-year 11-month option. Additionally, if Longhorn Steakhouse loses its liquor license, it has the right to terminate its lease.

WHITMAN SQUARE

The following table presents certain information relating to the lease rollover schedule at the Whitman Square Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2015	9,873	6.8	6.8%	187,587	6.7	19.00	1
2016	44,563	30.6	37.4%	753,054	26.7	16.90	2
2017	0	0.0	37.4%	0	0.0	0.00	0
2018	0	0.0	37.4%	0	0.0	0.00	0
2019	20,822	14.3	51.7%	475,753	16.9	22.85	2
2020	35,127	24.1	75.8%	447,869	15.9	12.75	1
2021	0	0.0	75.8%	0	0.0	0.00	0
2022	0	0.0	75.8%	0	0.0	0.00	0
2023	0	0.0	75.8%	0	0.0	0.00	0
2024	19,263	13.2	89.1%	567,694	20.1	29.47	2
2025	15,917	10.9	100.0%	387,500	13.7	24.35	2
2026 & Thereafter	0	0.0	100.0%	0	0.0	0.00	0
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	145,565	100.0%		$2,819,457	100.0%	$19.37	10

(1)	Calculated based on approximate square footage occupied by each owned tenant per the rent roll dated December 1, 2014.

The following table presents certain information relating to historical leasing at the Whitman Square Property:

Historical Leased %(1)
	2011	2012	2013	As of 12/01/2014
Owned Space	100.0%	100.0%	100.0%	100.0%

(1)	As provided by the borrower and represents occupancy as of December 31 for the indicated year unless specified otherwise.

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Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Whitman Square Property:

Cash Flow Analysis(1)

	2012	2013	TTM 6/30/2014	Underwritten(2)	Underwritten $ per SF
Base Rent	$2,797,187	$2,719,722	$2,760,303	$2,819,457	$19.37
Gross Up Vacancy	0	0	0	0	0.00
Total Rent	$2,797,187	$2,719,722	$2,760,303	$2,819,457	$19.37
Total Reimbursables(3)	894,621	675,448	694,636	743,473	5.11
Vacancy & Credit Loss	0	0	0	(178,146)	(1.22)
Effective Gross Income	$3,691,808	$3,395,170	$3,454,939	$3,384,783	$23.25

Total Operating Expenses(3)	$908,042	$793,575	$931,516	$868,308	$5.97

Net Operating Income	$2,783,766	$2,601,595	$2,523,423	$2,516,475	$17.29
TI/LC	0	0	0	75,560	0.52
Capital Expenditures	0	0	0	23,941	0.16
Net Cash Flow	$2,783,766	$2,601,595	$2,523,423	$2,416,974	$16.60

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow is based on the December 1, 2014 rent roll with rent steps through January 31, 2016.
(3)	Lowe’s dropped out of the CAM pool in the middle of 2012, reducing Total Reimbursables and Total Operating Expenses in historical cash flows in 2012 and further from 2013 onward.

WHITMAN SQUARE

■	Appraisal. According to the appraisal, the Whitman Square Property had an “as-is” appraised value of $43,100,000 as of October 11, 2014.

■
Environmental Matters.  According to a Phase I environmental report, dated October 28, 2014, there are no recognized environmental conditions or recommendations for further action at the Whitman Square Property.

■
Market Overview and Competition.  The Whitman Square Property is located in the Northeast Philadelphia submarket, on the east side of East Roosevelt Boulevard (US 1), between Red Lion Road to the north and Grant Avenue to the south in Philadelphia, Pennsylvania. East Roosevelt Boulevard (US 1) is a major north/south roadway (12 lanes when passing the Whitman Square Property) connecting the area to Center City Philadelphia via I-76 and I-95. The Whitman Square Property has a signalized access at the intersection of East Roosevelt Boulevard (US 1) and Whitman Square. East Roosevelt Boulevard and Grant Avenue have an estimated traffic count of approximately 52,000 and 33,000 vehicles per day, respectively. The Whitman Square Property is located directly to the northwest of the Northeast Philadelphia Airport and directly east of dense residential housing. The demographics in a five-mile radius show 474,075 persons with an average household income of $62,493 for 2014. According to a third quarter 2014 market research report, the Northeast Philadelphia submarket has a 5.7% vacancy for all retail properties and 1.1% vacancy for power centers.

The following table presents certain information relating to the primary competition for the Whitman Square Property:

Competitive Set(1)
	Whitman Square	The Court at Grant	Northeast Shopping Center	Red Lion Plaza
Distance from Subject	-	1 mile south	1 mile south	1 mile north
Property Type	Power Center	Shopping Center	Shopping Center	Shopping Center
Year Built / Latest Renovation	2004 & 2005 / NA	2011 / NA	1997 / NA	1971 / 2004
Total GLA	468,121	156,116	299,692	229,204
Total Occupancy	100.0%	100%	98%	100%
Anchors	Walmart, Lowe’s, HH Gregg, Michaels	Giant, LA Fitness	Burlington Coat Factory, Marshall’s	Best Buy, Staples

(1)	Source: Appraisal.

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The Borrower. The borrower is Boulevard North Associates, L.P., a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Whitman Square Loan.  Kenneth N. Goldenberg, an indirect owner of the borrower, is the non-recourse carveout guarantor under the Whitman Square Loan. Kenneth N. Goldenberg is the founder and CEO of The Goldenberg Group, a commercial real estate firm based in Philadelphia. The Goldenberg Group has developed over 6,000,000 SF of commercial property over the past 25 years.

■
Escrows. On the origination date of the Whitman Square Loan, the borrower funded escrow reserves in the amount of approximately (i) $205,906 with respect to real estate taxes, (ii) $2,279 with respect to insurance premiums, (iii) $78,000 with respect to capital expenditures, (iv) $8,250 with respect to deferred maintenance expenses and (v) $270,214 with respect to unfunded obligations relating to CAM reimbursement payments from the borrower due to Lowe’s, which is a shadow anchor at the Whitman Square Property.

On each due date, the borrower is required to fund (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes over the then succeeding 12-month period, (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay insurance premiums over the then succeeding 12-month period, provided, however, that reserve deposits are not required if the borrower is maintaining an approved blanket policy in accordance with the Whitman Square Loan documents and there is no continuing event of default under the Whitman Square Loan, (iii) a tenant improvements and leasing commissions reserve in an amount equal to $10,000 (subject to a cap of $325,000), and (iv) a capital expenditure reserve in the amount of $1,995. In addition, during the continuance of a Whitman Square Cash Sweep Period, all amounts remaining in the cash management account will be reserved by the lender in a tenant trigger reserve account as discussed under “—Lockbox and Cash Management” below.

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Lockbox and Cash Management. The Whitman Square Loan is structured with a springing lockbox and with springing cash management.  The Whitman Square Loan documents require the borrower to set up a lender-controlled lockbox into which, upon the occurrence and during the continuance of a Whitman Square

WHITMAN SQUARE

Trigger Period or an event of default under the Whitman Square Loan, the borrower is required to deposit or cause the property manager to deposit all cash revenues relating to the Whitman Square Property and all other money received by the borrower or the property manager with respect to the Whitman Square Property (other than tenant security deposits) within two business days of receipt of such revenue.  At the end of each business day during the continuance of a Whitman Square Trigger Period, a Whitman Square Cash Sweep Period or an event of default under the Whitman Square Loan, all funds on deposit in the lockbox account are required to be transferred to a lender-controlled cash management account. The Whitman Square Loan documents require the borrower to execute letters directing the tenants to pay their rents directly to the lockbox account, which letters will be delivered to the tenants upon the occurrence of a Whitman Square Cash Management Period.  On each due date during the continuance of a Whitman Square Cash Management Period, the Whitman Square Loan documents require that all amounts on deposit in the cash management account, after payment of debt service and funding of required monthly reserves for budgeted operating expenses, real estate taxes, insurance premiums, tenant improvements and leasing commissions and replacement reserves be reserved with the lender and held as additional collateral for the Whitman Square Loan.  During the continuance of a Whitman Square Cash Sweep Period, all amounts remaining in the cash management account will be reserved by the lender in a tenant trigger reserve account.  The borrower is required to maintain an operating account, into which all amounts on deposit in the cash management account will be deposited so long as no Whitman Square Tenant Trigger Event or event of default under the Whitman Square Loan exists.  During the continuance of an event of default under the Whitman Square Loan, the lender may apply any funds in the cash management account to amounts payable under the Whitman Square Loan and/or toward the payment of expenses of the Whitman Square Property, in such order of priority as the lender may determine.

A “Whitman Square Cash Management Period” means the period (i) from the commencement of a Whitman Square Trigger Period until the termination of such Whitman Square Trigger Period; (ii) from the occurrence of an event of default under the Whitman Square Loan until such event of default is cured or (iii) from the commencement of a Whitman Square Cash Sweep Period until the termination of such Whitman Square Cash Sweep Period.

A “Whitman Square Cash Sweep Period” means the period from the commencement of a Whitman Square Tenant Trigger Event until (i) an amount equal to $20.00 times the SF rented by the applicable tenant is deposited into a tenant trigger reserve account, (ii) the applicable space is leased to one or more replacement tenants, (iii) in the case of a Whitman Square Tenant Trigger Event under clause (e) of that definition below, the applicable event of default is cured, (iv) in the event of a Whitman Square Tenant Trigger Event under clause (f) of that definition below, the applicable tenant affirms its lease in the applicable bankruptcy proceeding and is paying all rent and other amounts due under its lease or (v) in the event of a Whitman Square Tenant Trigger Event under clause (g) of that definition, the applicable tenant re-commences its operations at its leased premises and its paying all rents and other amounts due under its lease.

A “Whitman Square Tenant Trigger Event” occurs when, with respect to any of the leases with Gregg Appliances, Inc. (“HH Gregg”), Michaels Stores, Inc. (“Michaels”) or OfficeMax America, Inc. (“OfficeMax”), (a) the tenant gives notice of intent not to extend or renew its lease, (b) on or prior to 9 months prior to the then applicable expiration date under its lease, the tenant fails to give notice of its election to renew its lease, (c) on or prior to the date by which the tenant is required under its lease to notify the borrower of its election to renew its lease, such tenant fails to give such notice, (d)  the tenant goes dark and ceases to pay rent, (e) the landlord defaults under the applicable lease beyond any applicable grace or cure periods which could cause such lease to terminate, (f) bankruptcy or insolvency of such tenant or any lease guarantor occurs and such tenant discontinues the payment of rent or (g) the tenant goes dark, vacates, ceases to occupy or discontinues its operations at the leased premises (except for repair and renovation for no more than 90 days) and the tenant discontinues the payment of rent.

WHITMAN SQUARE

A “Whitman Square Trigger Period” means any period (i) commencing as of the conclusion of any 12-month period (ending on the last day of any fiscal quarter) during which the net operating income (as calculated under the Whitman Square Loan documents) is less than $2,139,003.75, and ending at the conclusion of the second consecutive fiscal quarter during which the net operating income for the trailing 12-month period (ending on the last day of any fiscal quarter) is equal to or greater than $2,139,003.75; or (ii) commencing upon the borrower’s failure to deliver monthly, quarterly or annual financial reports (provided such failure continues for 20 business days following delivery to the borrower of written notice thereof from the lender) and ending when such financial reports are delivered and they indicate that no trigger period under clause (i) above has commenced and is continuing.

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Property Management.  The Whitman Square Property is managed by Goldenberg Management, Inc., an affiliate of the borrower sponsor, pursuant to a management agreement.  Under the Whitman Square Loan documents, the Whitman Square Property is required to remain managed by Goldenberg Management, Inc., or any other management company approved by the lender and with respect to which a Rating Agency Confirmation has been received.  During the continuance of an event of default under the Whitman Square Loan, or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, or during the continuance of a material default by a property manager under the related management agreement (after the expiration of any applicable notice and/or cure periods), or if a property manager files for or is the subject of a petition in bankruptcy, or if a trustee or receiver is appointed for a property manager’s assets or a property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent, the lender has the right to replace or require the borrower to replace such property manager with a property manager selected by the lender.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance.  So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined under TRIPRA or a similar or subsequent statute) in an amount equal to the full replacement cost of the Whitman Square Property (plus an 18-month period of rental loss and/or business interruption coverage plus an additional period of indemnity covering the 12-month period following restoration).  If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower will be required to carry terrorism insurance throughout the term of the Whitman Square Loan as described in the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the Whitman Square Loan documents (without giving effect to the cost of terrorism and earthquake components of such property and business interruption/rental loss insurance). If the cost of terrorism insurance exceeds such amount, then the borrower will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.  In either such case, terrorism insurance may not have a deductible in excess of $50,000.  The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the Whitman Square Property are separately allocated to the Whitman Square Property and that the policy will provide the same protection as a separate policy.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

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UNION SQUARE SHOPPING CENTER

Gabe's

Union
SQUARE
weis
Gabe's
FAMILY STORE
SQUARE BEAUTY SUPPLY
STARBUCKS COFFEE
Naples PIZZA
Sprint
UPS STORE
sweetFrog
JIMMY JOHN'S

GABRIEL Brothers
weis
TEXAS
Commerce Bank
83
UNION DEPOSIT ROAD

UNION SQUARE SHOPPING CENTER

UNION SQUARE SHOPPING CENTER

Union Square Shopping Center
3851 Union Deposit Road
Harrisburg, PA 17109
HARRISBURG
Downtown
Lingletown
Paxtonia
Colonial Park
Progress
Penbrook
Rutherford
Lawnton
Paxtang
Wormleysburg
Lemoyne
Camp Hill
New Cumberland
Lower Allen
Steelton
Highspire
DAUPHIN COUNTY
CUMBERLAND COUNTY
YORK COUNTY
Susquehanna River
Boyds Big Tree Preserve
Blue Ridge Country Club
Colonial Country Club
Colonial Commons
Colonial Park Mall
The Point Shopping Center
Harrisburg Mall
Harrisburg Area Community College
Natl. Civil War Museum
State Capitol Complex
Whitaker Center
PinnacleHealth Harrisburg Hospital
Holy Spirit Hospital
Metro Bank Park
City Island
McCormicks Island
Capitol City Airport
New Cumberland Army Depot
Harrisburg International Airport
Dauphin Highlands Golf Course
Capital Beltway
Pennsylvania Tpke
Pennsylvania Turnpike
Susquehanna Expwy
G.N. Wade Bridge
Harvey Taylor Bridge
Market St Bridge
J. Harris Bridge
Lingletown Rd
Allentown Blvd
Locust Ln
Union Deposit Rd
Elmerton Ave
Herr St
Derry St
Paxton St
Market St
State St
Berryhill St
Carlisle Rd
Lisburn Rd
Old York Rd
Lewisberry Rd
Old Forge Rd
Philadelphia 100 miles
Baltimore, MD 70 miles

UNION SQUARE SHOPPING CENTER

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Harrisburg, Pennsylvania	Cut-off Date Principal Balance		$31,919,057
Property Type	Retail	Cut-off Date Principal Balance per SF(1)		$100.19
Size (SF)(1)	318,591	Percentage of Initial Pool Balance		2.7%
Total Occupancy as of 9/30/2014(2)	94.3%	Number of Related Mortgage Loans		None
Owned Occupancy as of 9/30/2014(2)	94.3%	Type of Security		Fee Simple
Year Built / Latest Renovation	1988, 1989 / 2006	Mortgage Rate		4.2400%
Appraised Value	$45,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term(Months)		360
		Original Interest Only Period (Months)		NAP
Underwritten Revenues	$3,799,261
Underwritten Expenses	$976,439	Escrows
Underwritten Net Operating Income (NOI)	$2,822,821		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,589,125	Taxes	$0	$0
Cut-off Date LTV Ratio	70.9%	Insurance	$0	$0
Maturity Date LTV Ratio	57.0%	Replacement Reserves	$200,000	$6,275
DSCR Based on Underwritten NOI / NCF	1.50x / 1.37x	TI/LC(3)	$0	$20,833
Debt Yield Based on Underwritten NOI / NCF	8.8% / 8.1%	Other(4)	$216,060	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$32,000,000	100.0%	Loan Payoff(5)	$21,745,804	68.0%
			Principal Equity Distribution	9,556,053	29.9
			Reserves	416,060	1.3
			Closing Costs	282,083	0.9
Total Sources	$32,000,000	100.0%	Total Uses	$32,000,000	100.0%

(1)	Size (SF) reflects collateral SF inclusive of ground lease tenants for which the borrower owns the land and the tenant owns the improvements.
(2)
Total Occupancy and Owned Occupancy include Get Air, which has an executed lease, is paying rent and is expected to be open for business by the end of February 2015. We cannot assure you that the tenant will open for business as expected or at all. Total Occupancy and Owned Occupancy excluding Get Air are both 86.7%.

(3)	The TI/LC reserve is capped at $500,000. See “—Escrows” below.
(4)
Other upfront reserves represent an unfunded obligations reserve for tenant improvements and leasing commissions associated with the Get Air lease ($197,360) and a deferred maintenance reserve ($18,700).   See “—Escrows” below.

(5)	Loan Payoff includes a $2,375,052.90 defeasance payment.

■
The Mortgage Loan.  The mortgage loan (the “Union Square Shopping Center Loan”) is evidenced by a note in the original principal amount of $32,000,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in an anchored retail center located in Harrisburg, Pennsylvania (the “Union Square Shopping Center Property”).  The Union Square Shopping Center Loan was originated by Goldman Sachs Mortgage Company on November 25, 2014 and represents approximately 2.7% of the Initial Pool Balance.  The note evidencing the Union Square Shopping Center Loan has an outstanding principal balance as of the Cut-off Date of $31,919,057 and has an interest rate of 4.2400% per annum. The borrower utilized the proceeds of the Union Square Shopping Center Loan to refinance the existing debt on the Union Square Shopping Center Property, fund reserves, pay closing costs and provide equity to the borrower sponsors.

The Union Square Shopping Center Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date.  The Union Square Shopping Center Loan requires monthly payments of interest and principal sufficient to amortize the Union Square Shopping Center Loan over a 30-year amortization schedule.  The scheduled maturity date for the Union Square Shopping Center Loan is the due date in December 2024.  Voluntary prepayment of the Union Square Shopping Center Loan is prohibited prior to September 6, 2024.  Provided that no event of default under the Union Square Shopping Center Loan is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

■
The Mortgaged Property.  The Union Square Shopping Center Property is an approximately 318,591 SF anchored retail center located in Harrisburg, Pennsylvania.  The total square footage at the Union Square Shopping Center Property includes space occupied by four ground lease tenants (Wendy’s, Fulton Bank, Empire Asian and Texas Roadhouse) of which the borrower owns the land and the tenants own the improvements. The Union Square Shopping Center Property was constructed in 1988 and 1989.    The Union Square Shopping Center Property is anchored by Gabriel Brothers and Weis Markets, and features junior anchors including Get Air (which has not yet taken occupancy or begun paying rent), The Salvation Army, Majik Rentals and Sneaker Villa.  The Union Square Shopping Center Property features approximately 33 stores and restaurants including a variety of nationally branded tenants such as The UPS Store, Dollar Tree, Starbucks, Wendy’s, Texas Roadhouse and Chuck E Cheese. As of September 30, 2014, the Total Occupancy and Owned Occupancy were both 94.3%.

UNION SQUARE SHOPPING CENTER

The following table presents certain information relating to the major tenants (of which certain tenants may have co-tenancy provisions) at the Union Square Shopping Center Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA(2)	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Owned Anchor Tenant Lease Expiration	Tenant Sales $ per SF(3)	Occupancy Cost	Renewal / Extension Options
Anchors
Gabriel Brothers	NR / NR / NR	78,823	24.7%	Yes	$670,644	$8.51	9/30/2024	$127	6.7%	1, 6-year option
Weis Markets	NR / NR / NR	45,000	14.1	Yes	$524,656	$11.66	12/31/2019	$400	2.9%	3, 5-year options
Total Anchors		123,823	38.9%

Jr. Anchors
Get Air(4)	NR / NR / NR	24,300	7.6%	Yes	$325,850	$13.41	12/31/2019	NA	NA	2, 5-year options
The Salvation Army	NR / NR / NR	22,250	7.0	Yes	$233,638	$10.50	4/30/2018	NA	NA	NA
Majik Rentals	NR / NR / NR	17,216	5.4	Yes	$112,149	$6.51	1/31/2018	NA	NA	NA
Sneaker Villa	NR / NR / NR	14,128	4.4	Yes	$115,151	$8.15	8/31/2024	NA	NA	2, 5-year options
Chuck E Cheese	NR / Caa1 / B	14,042	4.4	Yes	$162,703	$11.59	3/31/2016	$96	12.1%	2, 5-year options
Total Jr. Anchors		91,936	28.9%

Occupied In-line		67,389	21.2%	Yes	$1,137,174	$16.87
Occupied Outparcel		17,387	5.5%	Yes	$507,395	$29.18
Vacant Spaces(5)		18,056	5.7%		$0
Total Owned SF		318,591	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	GLA includes borrower-owned space, inclusive of ground lease tenants where the borrower owns the land and the tenant owns the improvements. Does not include non-owned tenant space.
(3)
Sales figures are actuals as of December 31, 2013, except for Gabriel Brothers and Weis Markets which are based on estimates as of December 31, 2013 provided by tenant store manager.  Gabriel Brothers and Weis Markets are not required to report sales.

(4)	Get Air has an executed lease, is paying rent and is expected to be open for business by the end of February 2015. We cannot assure you that Get Air will open for business as expected or at all.
(5)	Vacant Spaces includes Tuesday Morning, which has provided notice that it will vacate its space by January 31, 2015.

UNION SQUARE SHOPPING CENTER

The following table presents certain information relating to the major tenants (of which certain tenants may have co-tenancy provisions) at the Union Square Shopping Center Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA(2)	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(3)	Occupancy Cost	Renewal / Extension Options
Gabriel Brothers	NR / NR / NR	78,823	24.7%	$492,644	16.6%	$6.25	9/30/2024	$127	6.7%	1, 6-year option
Weis Markets	NR / NR / NR	45,000	14.1	405,000	13.6	9.00	12/31/2019	$400	2.9%	3, 5-year options
Get Air(4)	NR / NR / NR	24,300	7.6	247,860	8.3	10.20	12/31/2019	NA	NA	2, 5-year options
The Salvation Army	NR / NR / NR	22,250	7.0	163,538	5.5	7.35	4/30/2018	NA	NA	NA
Chuck E Cheese	NR / Caa1 / B	14,042	4.4	133,399	4.5	9.50	3/31/2016	$96	12.1%	2, 5-year options
Empire Asian	NR / NR / NR	5,006	1.6	132,000	4.4	26.37	12/31/2029	$145	18.6%	2, 5-year options
Wendy’s	NR / NR / B+	3,428	1.1	131,978	4.4	38.50	5/31/2019	NA	NA	3, 5-year options
Fulton Bank	NR / NR / NR	2,030	0.6	111,974	3.8	55.16	12/31/2018	NA	NA	NA
U.S. Army Recruiters	AAA / Aaa / AA+	6,569	2.1	98,535	3.3	15.00	1/16/2017	NA	NA	(5)
Dollar Tree	NR / NR / NR	7,500	2.4	82,500	2.8	11.00	8/31/2015	$180	7.6%	NA
Ten Largest Owned Tenants		208,948	65.6%	$1,999,428	67.2%	$9.57
Remaining Owned Tenants		91,587	28.7	975,102	32.8	10.65
Vacant Spaces (Owned Space)		18,056	5.7	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		318,591	100.0%	$2,974,531	100.0%	$9.90

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	GLA includes borrower-owned space, inclusive of ground lease tenants where the borrower owns the land and the tenant owns the improvements. Does not include non-owned tenant space.
(3)
Sales figures are actuals as of December 31, 2013, except for Gabriel Brothers and Weis Markets which are based on estimates as of December 31, 2013 provided by tenant store manager.  Gabriel Brothers and Weis Markets are not required to report sales.

(4)	Get Air has an executed lease, is paying rent and is expected to be open for business by the end of February 2015. We cannot assure you that Get Air will open for business as expected or at all.
(5)
The U.S. Army Recruiters lease is automatically renewed from year to year without notice unless tenant gives notice of termination. U.S. Army Recruiters has an annual termination right each January tied to appropriations.

The following table presents certain information relating to the lease rollover schedule at the Union Square Shopping Center Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2015	11,793	3.7	3.7%	160,520	5.4	13.61	4
2016	28,604	9.0	12.7%	391,983	13.2	13.70	7
2017	11,089	3.5	16.2%	159,279	5.4	14.36	3
2018	45,096	14.2	30.3%	421,310	14.2	9.34	5
2019	94,053	29.5	59.8%	1,023,783	34.4	10.89	8
2020	1,520	0.5	60.3%	23,302	0.8	15.33	1
2021	3,500	1.1	61.4%	30,100	1.0	8.60	1
2022	0	0.0	61.4%	0	0.0	0.00	0
2023	0	0.0	61.4%	0	0.0	0.00	0
2024	92,951	29.2	90.6%	563,284	18.9	6.06	2
2025	6,923	2.2	92.8%	68,970	2.3	9.96	1
2026 & Thereafter	5,006	1.6	94.3%	132,000	4.4	26.37	1
Vacant	18,056	5.7	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	318,591	100.0%		$2,974,531	100.0%	$9.90	33

(1)	Calculated based on approximate square footage occupied by each Owned Tenant, inclusive of ground lease tenants for which the borrower sponsors own the land and the tenant owns the improvements.

UNION SQUARE SHOPPING CENTER

The following table presents certain information relating to historical leasing at the Union Square Shopping Center Property:

Historical Leased %(1)
	2012	2013	As of 9/30/2014(2)
Owned Space	95.6%	82.3%	94.3%

(1)	As provided by the borrower and represents occupancy as of December 31 for the indicated year unless specified otherwise.
(2)
Owned Occupancy as of September 30, 2014 includes Get Air, which has an executed lease, is paying rent and is expected to be open for business by the end of February 2015. We cannot assure you that the tenant will open for business as expected or at all.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Union Square Shopping Center Property:

Cash Flow Analysis(1)

	2012	2013	TTM 9/30/2014	Underwritten(2)	Underwritten $ per SF
Base Rent	$2,649,703	$2,462,599	$2,414,837	$2,974,531	$9.34
Total Reimbursement Revenue	782,109	719,848	741,112	814,830	2.56
Gross Up Vacancy	0	0	0	251,638	0.79
Other Revenue	61,783	38,034	82,048	9,900	0.03
Gross Potential Rent	$3,493,595	$3,220,481	$3,237,997	$4,050,899	$12.72
Vacancy & Credit Loss	0	0	0	(251,638)	(0.79)
Effective Gross Income	$3,493,595	$3,220,481	$3,237,997	$3,799,261	$11.93

Total Operating Expenses	$887,843	$874,571	$902,896	$976,439	$3.06

Net Operating Income	$2,605,752	$2,345,910	$2,335,101	$2,822,821	$8.86
TI/LC	0	0	0	165,095	0.52
Capital Expenditures	0	0	0	68,600	0.22
Net Cash Flow	$2,605,752	$2,345,910	$2,335,101	$2,589,125	$8.13

(1)
Certain items such as deferred income, late charges, lease buyout income, interest expense, principal payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)
Underwritten numbers are based on September 30, 2014 rent roll with rent steps through January 31, 2016.  Underwritten numbers include Get Air, totaling $247,860 of annual base rent, which has an executed lease, is paying rent and is expected to be open for business by the end of February 2015.  We cannot assure you that the tenant will open for business as expected or at all.

■	Appraisal. According to the appraisal, the Union Square Shopping Center Property had an “as-is” appraised value of $45,000,000 as of October 14, 2014.

■
Environmental Matters.  According to a Phase I environmental report dated October 8, 2014, there were no recognized environmental conditions or recommendations for further action at the Union Square Shopping Center Property.

■
Market Overview and Competition.  The Union Square Shopping Center Property is located in Harrisburg, the capital of Pennsylvania. Harrisburg is part of the Harrisburg-Carlisle MSA, the fifth largest MSA in Pennsylvania. The Union Square Shopping Center Property is located on the south side of Union Deposit Road, and it is visible with two signalized access points off of Union Deposit Road. Union Deposit Road is a major retail corridor in the area and a major thruway for the city of Harrisburg, connecting Interstate 83 to downtown Harrisburg.  Approximately 28,000 vehicles pass in front of the Union Square Shopping Center Property per day, and Interstate 83, which is approximately a quarter mile west of the Union Square Shopping Center Property, has approximately 111,000 vehicles per day.  The Union Square Shopping Center Property is located in a densely populated area, with a 2014 estimated population of 87,679 and 176,475 within a 3-mile radius and a 5-mile radius, respectively. The 2014 estimated average household income is $58,373 and $65,382 within a 3-mile radius and a 5-mile radius, respectively. The Union Square Shopping Center Property caters to a demographic of shoppers living to its west as well as in the downtown area.

The following table presents certain information relating to the primary competition for the Union Square Shopping Center Property:

UNION SQUARE SHOPPING CENTER

Competitive Set(1)
	Union Square Shopping Center	Dauphin Plaza Shopping Center	The Pointe Shopping Center	Kline Plaza	High Pointe Commons	Paxton Square
Distance from Subject	-	0.1 miles	0.5 miles	1.25 miles	3.7 miles	5 miles
Property Type	Shopping Center	Shopping Center	Shopping Center	Shopping Center	Shopping Center	Shopping Center
Year Built / Renovated	1988, 1989 / 2006	1989 / 1995	1972 / NAP	1947 / 2000	2005 / NAP	1989 / NAP
Total GLA	318,591	221,154	278,456	219,799	314,169	147,760
Total Occupancy	94.3%	89%	97%	92%	99%	97%
Anchors	Weis Markets, Gabriel Brothers	Ashley Furniture, Big Lots, PriceRite	Giant Foods, Burlington Coat Factory	Giant Foods, Penn. Dept. of Drug and Alcohol	JCPenney, Target	CVS Pharmacy, Jo-Ann Stores, Kam’s Markets

(1)	Source: Appraisal.

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The Borrower.  The borrower is Union Square Shopping Center, L.P., a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Union Square Shopping Center Loan.  A partnership comprised of Joseph Swolsky, Robert Gersten and the Residuary Trust under the Will of Joseph W. Deerin are the non-recourse carveout guarantors and Milton S. Schneider is the borrower sponsor under the Union Square Shopping Center Loan.

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Escrows.  On the origination date of the Union Square Shopping Center Loan, the borrower funded escrow reserves in the amount of approximately (i) $200,000 with respect to capital expenditures, (ii) $18,700 with respect to deferred maintenance expenses and (iii) $197,360 with respect to tenant improvements and leasing commissions relating to the Get Air tenant space. Get Air has an executed lease and is expected to take occupancy and begin paying rent at the end of February 2015.

On each due date, the borrower is required to fund: (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period, provided that the borrower is not required to reserve funds in respect of taxes and insurance premiums so long as (a) no event of default under the Union Square Shopping Center Loan has occurred and is continuing and (b) the borrower delivers evidence that the applicable taxes and insurance premiums, as applicable, have been timely paid; (ii) a tenant improvements and leasing commissions reserve in the amount of $20,833 (subject to a cap of $500,000), provided that, during the continuance of a Union Square Shopping Center Cash Sweep Period, amounts remaining in the cash management account will be reserved by the lender in the tenant improvements and leasing commissions reserve as discussed under “—Lockbox and Cash Management” below; and (iii) a capital expenditure reserve in the amount of $6,275.

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Lockbox and Cash Management.  The Union Square Shopping Center Loan is structured with a springing lockbox and with springing cash management.  The Union Square Shopping Center Loan documents require the borrower to set up a lender-controlled lockbox into which, upon the occurrence and during the continuance of a Union Square Shopping Center Trigger Period or an event of default under the Union Square Shopping Center Loan, the borrower is required to deposit or cause the property manager to deposit all cash revenues relating to the Union Square Shopping Center Property and all other money received by the borrower or the property manager with respect to the Union Square Shopping Center Property (other than tenant security deposits) within two business days of receipt of such revenue.  At the end of each business day during the continuance of a Union Square Shopping Center Trigger Period or an event of default under the Union Square Shopping Center Loan, all funds on deposit in the lockbox account are required to be transferred to a lender-controlled cash management account. The Union Square Shopping Center Loan documents require the borrower to execute letters directing the tenants to pay their rents directly to the lockbox account, which letters will be delivered to the tenants upon the occurrence of a Union Square Shopping Center Trigger Period or an event of default under the Union Square Shopping Center Loan.

In addition, upon the occurrence and during the continuance of a Union Square Shopping Center Cash Sweep Period when a Union Square Shopping Center Tenant Trigger Event occurs, the borrower is required to deposit or cause the property manager to deposit all cash revenues relating to the Union Square Shopping Center Property and all other money received by the borrower or the property manager with respect to the Union Square Shopping Center Property (other than tenant security deposits, and after payment of debt service, other reserves and operating expenses) receipt of such revenue into the tenant improvements and leasing commissions reserve account on a monthly basis.  If the Union Square Shopping Center Tenant Trigger Event is with respect to Weis

UNION SQUARE SHOPPING CENTER

Markets, the amount to be deposited is capped at $525,000.  If the Union Square Shopping Center Tenant Trigger Event is with respect to Gabriel Brothers, the amount to be deposited is capped at $675,000.

On each due date during the continuance of a Union Square Shopping Center Trigger Period or, at the lender’s discretion, during an event of default under the Union Square Shopping Center Loan, the Union Square Shopping Center Loan documents require that all amounts on deposit in the cash management account, after payment of debt service, required reserves and budgeted operating expenses, be reserved with the lender and held as additional collateral for the Union Square Shopping Center Loan.  During the continuance of an event of default under the Union Square Shopping Center Loan, the lender may apply any funds in the cash management account to amounts payable under the Union Square Shopping Center Loan and/or toward the payment of expenses of the Union Square Shopping Center Property, in such order of priority as the lender may determine.

A “Union Square Shopping Center Tenant Trigger Event” means, in the case of either the Weis Markets tenant or the Gabriel Brothers tenant, the date that (i) the applicable tenant gives notice of its intention not to renew or extend its lease, (ii) on or prior to 6 months prior to the final rent payment date under its lease or on or prior to the date by which the tenant is required under its lease to do so, the tenant fails to give notice of renewal of its lease, (iii) a landlord event of default under the applicable lease occurs (beyond any applicable grace or cure periods) that could lead to the termination of such lease, (iv) the bankruptcy or insolvency of the tenant or any related lease guarantor occurs or (v) the tenant goes dark, vacates, or ceases to occupy or discontinues its operations at its space for a period in excess of 30 days (or, with respect to repair and renovation, in excess of 90 days).

A “Union Square Shopping Center Cash Sweep Period” means the period commencing upon the occurrence of a Union Square Shopping Center Tenant Trigger Event and ending when (a) in the case of any Union Square Shopping Center Tenant Trigger Event, either (1) the applicable tenant enters a renewal or extension of its lease, (2) the applicable space is subject to one or more substitute leases that provide for rent equal to or greater than the previous tenant or (3) the balance of the tenant improvements and leasing commissions reserve equals or exceeds $525,000 (in the case of Weis Markets) or $675,000 (in the case of Gabriel Brothers), as applicable; (b) in the case of a Union Square Shopping Center Trigger Event under clause (iii) of that definition, a cure of the applicable event of default under the applicable lease occurs; (c) in the case of a Union Square Shopping Center Tenant Trigger Event under clause (iv) of that definition, the assumption of the applicable lease in the applicable bankruptcy proceeding occurs, for so long as the applicable tenant is actually paying all rents and other amounts due under its lease; or (d) in the case of a Union Square Shopping Center Tenant Trigger Event under clause (v) of that definition, the applicable tenant re-commences its operations at its leased premises.

A “Union Square Shopping Center Trigger Period” means any period commencing as of the conclusion of any 12-month period (ending on the last day of any fiscal quarter) during which the debt service coverage ratio (as calculated under the Union Square Shopping Center Loan documents) is less than 1.10x, and ending at the conclusion of the second consecutive fiscal quarter for the trailing 12-month period (ending on the last day of any fiscal quarter) during which the debt service coverage ratio is equal to or greater than 1.10x.

■
Property Management.  The Union Square Shopping Center Property is managed by Property Management Alternatives, Inc., d/b/a LMS Commercial Real Estate, pursuant to a management agreement.  Under the Union Square Shopping Center Loan documents, the Union Square Shopping Center Property is required to remain managed by (i) Property Management Alternatives, Inc., d/b/a LMS Commercial Real Estate or (ii) any other management company approved by the lender and with respect to which a Rating Agency Confirmation has been received.  During the continuance of an event of default under the Union Square Shopping Center Loan, or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, or during the continuance of a material default by a property manager under the related management agreement (after the expiration of any applicable notice and/or cure periods), or if a property manager files for or is the subject of a petition in bankruptcy, or if a trustee or receiver is appointed for a property manager’s assets or a property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent, the lender has the right to replace or require the borrower to replace such property manager with a property manager selected by the lender.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance.  So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined under TRIPRA or a similar or subsequent statute) in an amount equal to the full replacement cost of the Union Square Shopping

UNION SQUARE SHOPPING CENTER

Center Property (plus 18 months of rental loss and/or business interruption coverage).  If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower will be required to carry terrorism insurance throughout the term of the Union Square Shopping Center Loan as described in the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the Union Square Shopping Center Loan documents (without giving effect to the cost of terrorism and earthquake components of such property and business interruption/rental loss insurance).  If the cost of terrorism insurance exceeds such amount, then the borrower will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.  In either such case, terrorism insurance may not have a deductible in excess of $50,000.  The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the Union Square Shopping Center Property are separately allocated to the Union Square Shopping Center Property and that the policy will provide the same protection as a separate policy.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

CENTRALIA OUTLETS

Nike ClearanceStore

POLO RALPH LAUREN

Centralia
OUTLETS
PAPA PETE'S
PIZZA
Wrangler
Lee
vf

UNDER ARMOUR

COACH
FACTORY

CENTRALIA OUTLETS

CENTRALIA OUTLETS

Centralia Outlets
1203-1402 Lum Road, 102-109 West High Street
and 2000 Haviland Street
Centralia, WA 98531
CENTRALIA
Grand Mound
Fords Prairie
Chehalis
THURSTON COUNTY
LEWIS COUNTY
Seattle 78 Miles
Portland 85 Miles
Michaels Arts and Crafts Distribution Co.
Lowe's Distribution Center
Schaeffer County Park
Fort Borst Park
Providence Centralia Hospital
Evergreen Playhouse
Centralia College
Centralia Timberland Library
CENTRALIA AMTRAK
Armory Hills Open Space
Seminary Hill Natural Area
Fairway Shopping Center
Yard Birds Family Shopping Center
Sunbird Shopping Center
Chehalis-Centralia Airport
Riverside Country Club
Prather Rd
Old Hwy 99 SW
Lincoln Creek Rd
Galvin Rd
W. Reynolds Ave
Harrison Ave
Eshom Rd
Borst Ave
Cooks Hill Rd
Yew St
N. Pearl St
Downing Rd
Big Hanaford Valley Rd
Little Hanaford Rd
Seminary Hill Rd
Salzer Valley Rd
Kresky Ave
Graf Rd
Scheuber Rd
Airport Rd
NW Airport Rd
N. National Ave
Brockway Rd
Coal Creek Rd
Centralia Alpha Rd
W. Main St
S. Market Blvd
SW Pacific Ave
Chilvers Rd
AMTRAK
VANCOUVER
Nanaimo
Surrey
Richmond
Abbotsford
BRITISH COLUMBIA
CANADA
U.S.
Bellingham
Victoria
Port Angeles
Everett
SEATTLE
Bremerton
Bellevue
Renton
Kent
TACOMA
WASHINGTON
Spokane
Coeur d'Alene
Olympia
Centralia
Yakima
Richland
Pasco
Kennewick
Lewiston
Walla Walla
Longview
Vancouver
PORTLAND
Beaverton
Gresham
OREGON
Pacific Ocean
ID

CENTRALIA OUTLETS

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	Centralia, Washington	Cut-off Date Principal Balance		$31,000,000
Property Type	Retail	Cut-off Date Principal Balance per SF		$165.95
Size (SF)	186,798	Percentage of Initial Pool Balance		2.6%
Total Occupancy as of 9/10/2014	87.4%	Number of Related Mortgage Loans		None
Owned Occupancy as of 9/10/2014	87.4%	Type of Security		Fee Simple
Year Built / Latest Renovation	1989 -1993 / 2008	Mortgage Rate		4.3600%
Appraised Value	$47,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		36
Underwritten Revenues	$4,318,843
Underwritten Expenses	$1,202,434	Escrows
Underwritten Net Operating Income (NOI)	$3,116,410		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,907,934	Taxes	$32,481	$16,241
Cut-off Date LTV Ratio	66.0%	Insurance	$11,179	$5,590
Maturity Date LTV Ratio(1)	55.8%	Replacement Reserves(2)	$112,079	$0
DSCR Based on Underwritten NOI / NCF	1.68x / 1.57x	TI/LC(3)	$700,000	$0
Debt Yield Based on Underwritten NOI / NCF	10.1% / 9.4%	Other(4)	$45,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$31,000,000	99.8%	Loan Payoff	$24,106,269	77.6%
Other Sources	50,000	0.2	Principal Equity Distribution	5,430,221	17.5
			Reserves	900,740	2.9
			Closing Costs	612,770	2.0

Total Sources	$31,050,000	100.0%	Total Uses	$31,050,000	100.0%

(1)
The Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $48,500,000.  The Maturity Date LTV Ratio, calculated on the basis of the “as-is” appraised value of $47,000,000, is 57.5%.  See “— Appraisal” below.

(2)
Replacement Reserves are capped at $112,079.  The Centralia Outlets Loan borrower will be required to fund a monthly replacement reserve in the amount of $3,113 if the replacement reserve then on deposit is less than $112,079.

(3)
TI/LC reserves are capped at $700,000; however, on each due date beginning in January 2018 and continuing for the remainder of the Centralia Outlets Loan term, at any time the Centralia Outlets leases scheduled to expire in a given calendar year constitute no more than 25% of the net rentable square footage, the TI/LC reserves will be capped at $400,000 instead.

(4)	Other upfront reserves of $45,000 represent unfunded obligations.

■
The Mortgage Loan.  The mortgage loan (the “Centralia Outlets Loan”) is evidenced by a note in the original principal amount of $31,000,000 and is secured by a first mortgage encumbering the borrower’s fee interest in a retail property located in Centralia, Washington (the “Centralia Outlets Property”). The Centralia Outlets Loan was originated by Citigroup Global Markets Realty Corp. on October 15, 2014. The Centralia Outlets Loan had an original principal balance of $31,000,000 and has an outstanding principal balance as of the Cut-off Date of $31,000,000, which represents approximately 2.6% of the Initial Pool Balance, and accrues interest at an interest rate of 4.3600% per annum. The proceeds of the Centralia Outlets Loan were primarily used to refinance existing debt on the Centralia Outlets Property.

The Centralia Outlets Loan had an initial term of 120 months and has a remaining term of 117 months as of the Cut-off Date. The Centralia Outlets Loan requires interest only payments on each due date through and including the due date occurring in November 2017 and thereafter requires payments of principal and interest based on a 30-year amortization schedule. The scheduled maturity date of the Centralia Outlets Loan is the due date in November 2024.  Voluntary prepayment of the Centralia Outlets Loan without prepayment premium or yield maintenance charge is permitted on or after August 6, 2024. Provided that no event of default under the Centralia Outlets Loan is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following second anniversary of the securitization Closing Date.

■
The Mortgaged Property.  The Centralia Outlets Property is a 186,798 SF retail factory outlet center located in Centralia, Washington. The Centralia Outlets Property was constructed between 1989 and 1993 and renovated in 2008.  The Centralia Outlets Property consists of ten non-contiguous parcels totaling 14.32 acres with eight, one-story generally multi-tenant retail buildings. The tenant mix at the Centralia Outlets Property includes, among others: VF Outlet, Nike Clearance, Ralph Lauren, Gap Factory Store, and Dress Barn.  Parking at the Centralia Outlets Property consists of 718 surface parking spaces on site with a total parking ratio of 3.84 spaces per 1,000 SF of gross leasable area.  As of September 10, 2014, the Total Occupancy and Owned Occupancy were both 87.4%.

CENTRALIA OUTLETS

The following table presents certain information relating to the major tenants (of which, certain tenants may have termination options) at the Centralia Outlets Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent

Tenant	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options	Tenant Sales per SF(6)	Occupancy Cost(6)
VF Outlet(2)	NR / A3 / A	26,596	14.2%	$442,298	15.0%	$16.63	1/31/2020	NA	$153	10.2%
Eddie Bauer	NR / NR / NR	6,541	3.5	156,003	5.3	23.85	1/31/2017	NA	$288	9.3%
The Children’s Place(3)	NR / NR / NR	5,989	3.2	148,492	5.0	24.79	1/31/2022	NA	$210	13.8%
Dress Barn	NR / NR / NR	8,512	4.6	145,725	4.9	17.12	8/31/2027	NA	$177	12.4%
Famous Footwear	NR / NR / NR	6,220	3.3	143,060	4.8	23.00	11/30/2020	1, 6-year option	$330	5.9%
Corningware Corelle(4)	NR / NR / NR	5,000	2.7	125,657	4.3	25.13	1/31/2018	NA	$153	19.1%
Under Armour(5)	NR / NR / NR	5,664	3.0	124,608	4.2	22.00	2/28/2017	2, 5-year options	$558	3.9%
Pendelton Woolen Mills	NR / NR / NR	4,918	2.6	122,950	4.2	25.00	11/30/2018	1, 5-year option	NA	NA
Aeropostale Outlet	NR / NR / NR	5,060	2.7	116,380	3.9	23.00	1/31/2019	NA	$325	8.6%
Gap Factory Store	BBB- / Baa3 / BBB-	7,594	4.1	113,910	3.9	15.00	11/30/2017	2, 5-year options	$328	4.7%
Ten Largest Owned Tenants		82,094	43.9%	$1,639,083	55.5%	$19.97
Remaining Owned Tenants		81,148	43.4	1,313,489	44.5	16.19
Vacant Spaces (Owned Space)		23,556	12.6	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		186,798	100.0%	$2,952,572	100.0%	$18.09

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	VF Outlet has the option to terminate its lease if total annual sales are less than $3,500,000 ($132/SF) in any lease year.
(3)	The Children’s Place has the option to terminate its lease after the fifth rental year if total annual sales are less than $2,000,000 ($334/SF).
(4)	Corningware Corelle has the option to terminate its lease on or after January 31, 2016 with a 90-day notice.
(5)	Under Armour has the option to terminate its lease after the third rental year if annual sales are less than $1,800,000 ($318/SF).
(6)	As provided by the borrower.

The following table presents certain information relating to the lease rollover schedule at the Centralia Outlets Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$ 0	0.0%	$0.00	0
2015	6,707	3.6	3.6%	147,022	5.0	21.92	2
2016	6,990	3.7	7.3%	166,265	5.6	23.79	2
2017	61,720	33.0	40.4%	881,460	29.9	14.28	11
2018	18,108	9.7	50.1%	430,327	14.6	23.76	5
2019	8,840	4.7	54.8%	210,490	7.1	23.81	3
2020	32,816	17.6	72.4%	585,358	19.8	17.84	2
2021	8,439	4.5	76.9%	92,000	3.1	10.90	2
2022	9,363	5.0	81.9%	226,094	7.7	24.15	2
2023	0	0.0	81.9%	0	0.0	0.00	0
2024	1,747	0.9	82.8%	67,830	2.3	38.83	1
2025	0	0.0	82.8%	0	0.0	0.00	0
2026 & Thereafter	8,512	4.6	87.4%	145,725	4.9	17.12	1
Vacant	23,556	12.6	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	186,798	100.0%		$2,952,572	100.0%	$18.09	31

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Centralia Outlets Property:

Historical Leased %(1)
	2012	2013	TTM 8/31/2014	As of 9/10/2014
Owned Space	95.0%	89.0%	87.8%	87.4%

(1)	As provided by the borrower and represents occupancy as of December 31 for the indicated year unless specified otherwise.

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Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Centralia Outlets Property:

CENTRALIA OUTLETS

Cash Flow Analysis(1)

	2011	2012	2013	TTM 8/31/2014	Underwritten(2)	Underwritten $ per SF
Base Rent	$1,963,908	$2,578,595	$2,426,473	$2,640,464	$2,721,373	$14.57
Contractual Rent Steps(3)	0	0	0	0	231,199	1.24
Percentage Rent(4)	523,695	606,595	677,093	631,228	515,410	2.76
Gross Up Vacancy	0	0	0	0	641,308	3.43
Total Rent	$2,487,604	$3,185,190	$3,103,566	$3,271,692	$4,109,290	$22.00
Total Reimbursables	447,606	542,530	520,852	567,623	575,109	3.08
Other Income(5)	216,761	294,462	259,778	274,007	275,753	1.48
Vacancy & Credit Loss	0	0	0	0	(641,308)	(3.43)
Effective Gross Income	$3,151,970	$4,022,182	$3,884,196	$4,113,323	$4,318,843	$23.12

Real Estate Taxes	173,635	179,830	191,404	188,714	185,609	0.99
Insurance	91,694	120,858	95,240	90,912	63,883	0.34
Management Fee	126,079	160,887	155,368	164,533	172,754	0.92
Other Operating Expenses	680,354	751,465	724,959	776,415	780,188	4.18
Total Operating Expenses	$1,071,763	$1,213,040	$1,166,971	$1,220,574	$1,202,434	$6.44

Net Operating Income	$2,080,208	$2,809,142	$2,717,225	$2,892,749	$3,116,410	$16.68
TI/LC	0	0	0	0	182,324	0.98
Capital Expenditures	0	0	0	0	26,152	0.14
Net Cash Flow	$2,080,208	$2,809,142	$2,717,225	$2,892,749	$2,907,934	$15.57

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)
Underwritten cash flow is based on the September 10, 2014 rent roll except in the case of Adidas whose space was underwritten as vacant.  Adidas currently occupies 5,890 SF and has a lease that expires on March 15, 2015.

(3)	Contractual Rent Steps were underwritten based upon the terms of the leases through April 1, 2015 and the present-value of the rent increases through the remainder of the lease term for VF Outlet.
(4)
Percentage Rent includes rents for the following six tenants: Coach, Ralph Lauren, Nike Clearance, Under Armour, Gap Factory Store, and Kitchen Collection.  Coach, Ralph Lauren and Nike Clearance only pays percentage rent in lieu of base rent and recoveries.  The amount underwritten for each tenant is based upon projected sales of $904 per SF, $156 per SF, $1,212 per SF, $558 per SF, $328 per SF, and $336 per SF, respectively; projected sales are based on trailing twelve months sales as submitted by the borrower.

(5)	Other Income includes advertising and promotional income as well as miscellaneous income.

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Appraisal.  According to the appraisal, the Centralia Outlets Property had an “as-is” appraised value of $47,000,000 as of an effective date of July 28, 2014 and is expected to have an “as stabilized” value of $48,500,000 as of an effective date of August 1, 2015 which assumes the Centralia Outlets Property’s occupancy will stabilize at 95.0%.

■	Environmental Matters. The Phase I environmental report for the Centralia Outlets Property, dated August 5, 2014, recommended no further action at the Centralia Outlets Property.

■
Market Overview and Competition.  The Centralia Outlets Property is located within the Lewis County which is mostly influenced by the Olympia or Thurston County MSA and is situated approximately 83 miles southeast of Seattle and 98 miles north of Portland, Oregon.  The Centralia Outlets Property is bisected by Interstate 5 interchange and Harrison Avenue.  Interstate 5 interchange had traffic of over 49,000 vehicles per day in 2013 and is the primary freeway through the region, connecting Seattle to Portland and enabling easy commute for residents to employment centers in Olympia, Dupont and Tacoma.

The city of Centralia is the largest city in Lewis County and is situated about 25 miles south of the Olympia central business district.  Land uses within the nearby area consist of a mixture of commercial and residential development.  The immediate area surrounding the Centralia Outlets Property is the newest area of development, consisting primarily of commercial and retail uses.  The Centralia Outlets Property is the major retail development in the area.

According to the appraisal, the 2014 population within a 25-, 50- and 75-mile radius, of the Centralia Outlets Property, was 306,617, 1,419,756 and 3,566,125, respectively with positive population growth since 2000.  The 2014 estimated average household income within a 25-, 50- and 75-mile radius was $64,488, $67,262 and $79,675, respectively.  No formal vacancy survey is available for retail space in Lewis County.

There are currently seven outlet centers within a 125-mile radius of the Centralia Outlets Property but only two of such outlet centers lie within the Centralia Outlets Property’s trade area which is between 25 and 75 miles from the Centralia Outlet Property.

The following table presents certain information relating to the primary competition for the Centralia Outlets Property:

CENTRALIA OUTLETS

Competitive Set(1)
	Centralia Outlets	North Bend Premium Outlets	Seattle Premium Outlets	Outlet Collection
Distance from Subject	-	77.0 miles	101 miles	53 miles
Total GLA	186,642	224,000	444,000	1,000,000
No. of Stores	31	50	125	130
	The Outlet Shoppes at Burlington	Columbia Gorge Premium Outlets	Woodburn Premium Outlets	Seaside Factory Outlets
Distance from Subject	122 miles	88 miles	108 miles	68 miles
Total GLA	174,055	164,000	350,000	100,000
No. of Stores	31	41	110	29

(1)	Source: Appraisal.

■
The Borrower.  The borrower is Centralia Factory Outlets LLC, a single-purpose, single-asset entity.  The borrower is wholly owned by Centralia Outlets LLC which is owned by (i) Green Global Investments LLC with a 69% interest, (ii) Gladiator Global Investments, LLC with a 30% interest and (iii) Centralia Outlets Management, Inc. with a 1% interest. The Centralia Outlets Loan documents were amended and restated as of January 7, 2015 in connection with the assumption of the Centralia Outlets Loan and acquisition of the Centralia Outlets Property by the borrower from Centralia Outlets LLC.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Centralia Outlets Loan.  Richard Getty and Green Global Investments LLC are the non-recourse carveout guarantors under the Centralia Outlets Loan.  Richard Getty is the owner of Green Global Investments LLC and has developed and/or owned over 1,200,000 SF of retail, office, multi-family, and senior housing projects in the Puget Sound area as well as over 200 single-family building sites.  Richard Getty has over 35 years of real estate development and management experience.

■
Escrows.  In connection with the origination of the Centralia Outlets Loan, the borrower funded aggregate reserves of $900,740 with respect to the Centralia Outlets Property, comprised of (i) $32,481 for real estate taxes, (ii) $11,179 for insurance premiums, (iii) $112,079 for replacement reserve, (iv) $700,000 for tenant improvements and (v) $45,000 for unfunded obligations.

Additionally, on each due date, the borrower is required to fund the following reserves with respect to the Centralia Outlets Property: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve-month period, (ii) at the option of the lender, if the liability or casualty policy maintained by the borrower does not constitute an approved blanket or umbrella insurance policy under the Centralia Outlets Loan documents, an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve-month period, (iii) a replacement reserve in an amount equal to $3,113 if the amount of replacement reserve then on deposit is less than $112,079, and (iv) a tenant improvements and leasing commissions reserve in the amount of $16,250. The tenant improvements and leasing commissions reserve is capped at $700,000; however, beginning on the due date in January 2018 and continuing for the remainder of the Centralia Outlets Loan term, at any time the Centralia Outlets leases scheduled to expire in a given calendar year constitute no more than 25% of the net rentable square footage, the tenant improvements and leasing commissions reserve will be capped at $400,000 for that calendar year.

■
Lockbox and Cash Management.  The Centralia Outlets Loan requires a hard lockbox, which is already in place, with springing cash management. The Centralia Outlets Loan documents require the borrower to cause all rents to be paid directly to a lender-controlled lockbox account. On each business day that no Centralia Outlets Trigger Period is continuing, all amounts in the lockbox account are required to be swept to an operating account of the borrower.  During the continuance of a Centralia Outlets Trigger Period, all amounts in the lockbox account are required to be swept to a lender-controlled cash management account on a daily basis and, provided no event of default under the Centralia Outlets Loan documents is continuing, applied to payment of applicable debt service, payment of operating expenses, and funding of required reserves, with the remainder being deposited into an excess cash flow reserve.  Funds in the excess cash flow reserve are (i) to the extent no Centralia Outlets Trigger Period is continuing, to be swept into the borrower’s operating account, and (ii) to the extent a Centralia Outlets Trigger Period is continuing, to be held by the lender as additional collateral for the Centralia Outlets Loan.  After the occurrence and during the continuance of an event of default under the Centralia Outlets Loan documents, the lender may apply any funds in the cash management account to amounts payable under the

CENTRALIA OUTLETS

Centralia Outlets Loan (and/or toward the payment of expenses of the Centralia Outlets Property), in such order of priority as the lender may determine.

A “Centralia Outlets Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Centralia Outlets Loan documents, (ii) the debt service coverage ratio being less than 1.15x and (iii) the occurrence of a Centralia Outlets Specified Tenant Trigger Period; and (B) expiring upon (x) with respect to clause (i) above, the cure (if applicable) of such event of default under the Centralia Outlets Loan documents, (y) with respect to clause (ii) above, the debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters and (z) with respect to clause (iii) above, a Centralia Outlets Specified Tenant Trigger Period ceasing to be in effect.

A “Centralia Outlets Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) a Specified Tenant being in default under its lease, (ii) a Specified Tenant failing to be in actual, physical possession of its space, failing to be open to the public for business during customary hours and/or “going dark” in its space (other than as a result of casualty/condemnation or ordinary closures for repairs/renovations), (iii) a Specified Tenant giving notice that it is terminating its lease, (iv) any termination, cancellation or failure to be in full force and effect of any Specified Tenant lease, (v) any bankruptcy or similar insolvency of any Specified Tenant, (vi) a Specified Tenant failing to extend or renew the applicable Specified Tenant lease on or before the earlier of 6 months prior to the expiration of the lease term and the date on which notice is required under such lease; and (B) expiring upon the first to occur of the lender’s receipt of reasonably acceptable evidence (including an estoppel certificate) of (1) the cure of the applicable event giving rise to the Centralia Outlets Specified Tenant Trigger Period in accordance with the  applicable terms and conditions of the Centralia Outlets Loan documents, or (2) the borrower leasing the entire Specified Tenant space (or, in the case of a Centralia Outlets Specified Tenant Trigger Period occurring as the result of any of clauses (ii), (iv) or (vi) above, at least 16,000 SF of such Specified Tenant space) in accordance with the applicable terms and conditions under the Centralia Outlets Loan documents, the applicable tenant under such lease being in actual, physical occupancy of, and open to the public for business in, the space demised under its lease and paying the full amount of the rent due under its lease.

A “Specified Tenant” means (i) VF Outlet, Inc., (ii) any other lessee(s) of the initial Specified Tenant lease (or any portion thereof) and (iii) any affiliated parent company providing credit support for, or acting as guarantor of, any such Specified Tenant lease(s).

■
Property Management. The Centralia Outlets Property is currently managed by JSH Properties, Inc. pursuant to a management agreement.  Under the Centralia Outlets Loan documents, the borrower may terminate and replace the property manager so long as (i) no event of default under the Centralia Outlets Loan documents has occurred and is continuing, (ii) the lender receives at least 60 days prior written notice, (iii) the replacement would not cause, directly or indirectly,  any termination right, right of first refusal, first offer or any other similar right to be exercisable, any termination fees to be due, or a material adverse effect to occur, unless otherwise consented to in writing by lender and (iv) the replacement property manager is approved by the lender in writing (which approval may be conditioned upon the lender’s receipt of a Rating Agency Confirmation).

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance.  The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Centralia Outlets Property, and covering no less than 18 months of business interruption coverage as calculated under the Centralia Outlets Loan documents in an amount equal to 100% of the projected gross income from the Centralia Outlets Property (on an actual loss sustained basis) for a period continuing until the restoration of the Centralia Outlets Property is completed, and containing an extended period endorsement which provides for up to six months of additional coverage. The “all-risk” insurance policy providing terrorism insurance is required to contain a deductible that is no higher than $10,000 for terrorism-related claims. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

40 GANSEVOORT STREET

40 GANSEVOORT STREET

40 Gansevoort Street
40 Gansevoort Street
New York, NY 10014
Jacob Javits Convention Center
W 34th St
Lincoln Tunnel
495
HUDSON YARDS
9A
West St
General Post Office
Madison Square Garden
Manhattan Mall
Herald Square
Empire State Building
Midtown
Kips Bay
E 34th St
Pennsylvania Station (LI Railroad, Amtrak, NJ Transit)
W 31st St
W 29th St
W 28th St
W 26th St
Chelsea Park
11th Ave
Fashion Institute of Technology
Broadway
5th Ave
Madison Ave
Park Ave
Lexington Ave
3rd Ave
1st Ave
E 30th St
E 29th St
NYU Medical Center
NYU School of Medicine
Bellevue Hospital Center
FDR Drive
NY Life Insurance Bldg
Baruch College
E 26th St
E 25th St
Chelsea
Supreme Court-Appellate Division
Chelsea Waterside Park
HIGH LINE ELEVATED PARK
W 23rd St
E 23rd St
VA Medical Center-Manhattan
Chelsea Piers Sports & Entertainment Complex
Flatiron District
Gramercy Park
Cabrini Medical Center
Stuyvesant Town
W 19th St
9th Ave
8th Ave
7th Ave
6th Ave
10th Ave
Park Ave South
NYU Hospital for Joint Diseases
E 17th St
Stuyvesant Square
Beth Israel Medical Center
W 16th St
Union Square
W 14th St
E 14th St
Meatpacking District
Greenwich Ave
W 13th St
New York Eye & Ear Infirmary
Gansevoort St
W 11th St
E 11th St
University Pl
4th Ave
2nd Ave
Ave A
West Village
W 12th St
Bank St
W 4th St
MANHATTAN
Washington Arch
Astor Pl
E 8th St
Tompkins Square Park
Cooper Union
East Village
Washington Square
Hudson River
Christopher St
Bedford St
Greenwich Village
New York University
E 3rd St
Bleecker St
Greenwich St
Hudson St
James J. Walker Park
E Houston St
Sara D. Roosevelt Park
W Houston St
SoHo
Prince St
Nolita
Rivington St
Hoboken
Charlton St
Varick St
Spring St
W Broadway
Greene St
Lafayette St
Bowery
Allen St
Delancey St
West St
Little Italy
Lower East Side
Holland Tunnel
Canal St
Grand St
Seward Park
78
Tribeca
Chinatown
Manhattan Br.
Columbus Park
Borough of Manhattan Comm. College
BMCC Tribeca Performing Arts Center
Worth St
Coleman Square Playground
Duane St
US District Court
Pearl St
US Justice Department
St. James Pl
FDR Drive
Chambers St
Warren St
Gov. Nelson A. Rockefeller Park
NYC City Hall
1 Police Plaza (NYC Police HQ)
City Hall Park
Pace University
Brooklyn Bridge
New York Commodities Exchange
7 World Trade Ctr
3 World Financial Center
1 World Trade Ctr.
World Financial Center Plaza
West Broadway
Church St
New York Downtown Hospital
Fulton St
Water St
Fulton Market
South Street Seaport
East River
World Financial Center
National September 11 Memorial
Financial District
Federal Reserve Bank
Pearl St
Maiden Ln
Battery Park City
NY Stock Exchange
Wall St
South St
Upper West Side
Upper East Side
Astoria
Central Park
QUEENS
West New York
North Bergen
Weehawken
Long Island City
Union City
Williamsburg
Hoboken
NEW JERSEY
Greenwich Village
SoHo
Chinatown
Tribeca
Financial District
JERSEY CITY
BROOKLYN
Brooklyn Heights
Park Slope

40 GANSEVOORT STREET

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CGMRC
Location (City/State)	New York, New York	Cut-off Date Principal Balance	$29,000,000
Property Type(1)	Mixed Use	Cut-off Date Principal Balance per SF	$606.69
Size (SF)(1)	47,800	Percentage of Initial Pool Balance	2.4%
Total Occupancy as of 9/8/2014	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 9/8/2014	100.0%	Type of Security	Leasehold
Year Built / Latest Renovation	2006 / NAP	Mortgage Rate	4.2200%
Appraised Value	$55,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	120
Underwritten Revenues	$4,372,289
Underwritten Expenses	$2,333,483	Escrows
Underwritten Net Operating Income (NOI)	$2,038,807	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,966,087	Taxes	$441,571	$73,595
Cut-off Date LTV Ratio	52.7%	Insurance	$0	$0
Maturity Date LTV Ratio	52.7%	Replacement Reserves	$0	$758
DSCR Based on Underwritten NOI / NCF	1.64x / 1.58x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	7.0% / 6.8%	Other(2)	$79,173	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$29,000,000	99.8%	Loan Payoff	$23,273,865	80.1%
Other Sources	60,000	0.2	Principal Equity Distribution	4,321,472	14.9
			Closing Costs	943,919	3.2
			Reserves	520,744	1.8
Total Sources	$29,060,000	100.0%	Total Uses	$29,060,000	100.0%

(1)	The 40 Gansevoort Street Property is a mixed use property with a total of 38,507 SF of office space and 9,293 SF of retail space.
(2)	Other upfront reserves of $79,173 represent a ground rent reserve. See “—Escrows” below.

■
The Mortgage Loan.  The mortgage loan (the “40 Gansevoort Street Loan”) is evidenced by a note in the original principal amount of $29,000,000 and is secured by a first mortgage encumbering the borrower’s leasehold interest in a mixed use property located in New York, New York (the “40 Gansevoort Street Property”).  The 40 Gansevoort Street Loan was originated by Citigroup Global Markets Realty Corp. on October 23, 2014.  The 40 Gansevoort Street Loan has an outstanding principal balance as of the Cut-off Date of $29,000,000 which represents approximately 2.4% of the Initial Pool Balance, and accrues interest at an interest rate of 4.2200% per annum.  The proceeds of the 40 Gansevoort Street Loan were primarily used to refinance the 40 Gansevoort Street Property.

The 40 Gansevoort Street Loan had an initial term of 120 months and has a remaining term of 117 months as of the Cut-off Date and requires interest only payments during the entire term of the 40 Gansevoort Street Loan.  The scheduled maturity date of the 40 Gansevoort Street Loan is the due date in November 2024.  Provided that no event of default under the 40 Gansevoort Street Loan is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date. Voluntary prepayment of the 40 Gansevoort Street Loan without prepayment premium or yield maintenance charge is permitted on or after August 6, 2024.

■
The Mortgaged Property.  The 40 Gansevoort Street Property is located on the southeast corner of Gansevoort and Greenwich Streets in the Hudson Square/West Village office submarket of Midtown South in New York, New York.  The 40 Gansevoort Street Property is a five-story, mixed-use office and retail property containing 47,800 SF of net rentable area situated on a 9,600 SF parcel of land.  The 40 Gansevoort Street Property consists of 9,293 SF of ground level retail space and 38,507 SF of office space across the top four floors.  Built in 2006, the 40 Gansevoort Street Property is currently fully leased to Theory LLC and serves as Theory LLC’s flagship store in New York.

Founded in 1997, Theory LLC is a contemporary retailer for men and women with flagship locations in New York, Los Angeles, London, Paris, Tokyo, Beijing, Seoul, and Hong Kong.  Theory LLC has been a consolidated subsidiary of Fast Retailing since 2004.  Fast Retailing also owns UNIQLO, G.U., Comptoir des Cotonniers, Princess Tam. Tam, and J Brand.  Fast Retailing reported net income of $949.5 million for the fiscal year 2013 which was generally flat against fiscal year 2012.

40 GANSEVOORT STREET

The following table presents certain information relating to the tenant at the 40 Gansevoort Street Property:
Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Theory LLC	NR / NR / A	47,800	100.0%	$3,319,680	100.0%	$69.45	12/31/2021	2, 5-year options
Total / Wtd. Avg.		47,800	100.0%	$3,319,680	100.0%	$69.45

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Underwritten Contractual Rent Steps include the present value of contractual rent steps through December 31, 2021.

The following table presents the lease rollover schedule at the 40 Gansevoort Street Property, based on initial lease expiration date:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent (2)	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2015	0	0.0	0.0%	0	0.0	0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	47,800	100.0	100.0%	3,319,680	100.0	64.45	1
2022	0	0.0	100.0%	0	0.0	0.00	0
2023	0	0.0	100.0%	0	0.0	0.00	0
2024	0	0.0	100.0%	0	0.0	0.00	0
2025	0	0.0	100.0%	0	0.0	0.00	0
2026 & Thereafter	0	0.0	100.0%	0	0.0	0.00	0
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	47,800	100.0%		$3,319,680	100.0%	$69.45	1

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	Underwritten Contractual Rent Steps include the present value of contractual rent steps through December 31, 2021.

The following table presents certain information relating to historical leasing at the 40 Gansevoort Street Property:

Historical Leased %(1)
	2011	2012	2013	As of 9/8/2014
Owned Space	100.0%	100.0%	100.0%	100.0%

(1)	As provided by the borrower and represents occupancy as of December 31 for the indicated year, unless otherwise specified.

40 GANSEVOORT STREET

■
Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 40 Gansevoort Street Property:

Cash Flow Analysis(1)
	2011	2012	2013	TTM 9/30/2014	Underwritten	Underwritten $ per SF	Pro-Forma	Pro-Forma $ per SF
Base Rent	$2,861,661	$3,255,139	$3,033,647	$3,055,541	$3,062,839	$64.08	$3,062,839	$64.08
Contractual Rent Steps(2)	0	0	0	0	256,841	5.37	1,494,893	31.27
Gross Up Vacancy	0	0	0	0	0	0.00	0	0.00
Total Rent	$2,861,661	$3,255,139	$3,033,647	$3,055,541	$3,319,680	$69.45	$4,557,732	$95.35
Total Reimbursables	616,013	712,698	750,249	801,472	1,199,482	25.09	1,199,482	25.09
Other Income	0	0	0	0	0	0.00	0	0.00
Less Vacancy & Credit Loss	0	0	0	0	(146,873)	(3.07)	(187,109)	(3.91)
Effective Gross Income	$3,477,674	$3,967,837	$3,783,896	$3,857,013	$4,372,289	$91.47	$5,570,105	$116.53

Real Estate Taxes	$658,993	$727,343	$832,488	$857,023	$871,300	$18.23	$871,300	$18.23
Insurance	14,517	12,158	9,872	9,872	28,600	0.60	28,600	0.60
Management Fee	69,553	79,357	75,678	77,140	87,446	1.83	111,402	2.33
Ground Rent	854,683	880,324	906,734	927,018	950,078	19.88	950,078	19.88
Other Operating Expenses	7,734	25,727	18,602	20,353	396,059	8.29	396,059	8.29
Total Operating Expenses	$1,605,479	$1,724,910	$1,843,374	$1,891,406	$2,333,483	$48.82	$2,357,439	$49.32

Net Operating Income	$1,872,194	$2,242,928	$1,940,522	$1,965,607	$2,038,807	$42.65	$3,212,666	$67.21
TI/LC	0	0	0	0	61,699	1.29	74,327	1.55
Capital Expenditures	0	0	0	0	11,021	0.23	11,021	0.23
Net Cash Flow	$1,872,194	$2,242,928	$1,940,522	$1,965,607	$1,966,087	$41.13	$3,127,319	$65.43

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)
Underwritten Contractual Rent Steps include the present value of contractual rent steps through December 31, 2021. Pro-Forma Contractual Rent Steps include the present value of Contractual Rent Steps through December 31, 2021 and assumed lease renewal at 90% of fair market rent for Theory LLC.  The Pro-Forma assumed fair market rent is equal to 90% of the blended $123.60 per SF market rent concluded by the appraiser, contractual 1% steps for the first renewal option, renewal at the same rent as maturity of the first extension, and reversion to market thereafter discounted at 8%.

■	Appraisal. According to the appraisal, the 40 Gansevoort Street Property had an “as-is” appraised value of $55,000,000 as of an effective date of October 1, 2014.

■
Environmental Matters. The Phase I environmental report for 40 Gansevoort Street Property, dated September 29, 2014, did not identify the presence of a recognized environmental condition and recommended no further action at the 40 Gansevoort Street Property.

■
Market Overview and Competition.  According to the appraisal, the 40 Gansevoort Street Property is located in the Hudson Square/West Village office submarket of Midtown South.  The Midtown South office market houses 66.7 million SF of office space, 10.7 million SF of which lies in the Hudson Square/West Village submarket.  The Hudson Square/West Village submarket has a vacancy of 8.7% as of second quarter of 2014.  In the first six months of 2014, Midtown South absorbed over 1.5 million SF of space.  Overall direct weighted average rent in the Midtown South office market was $61.27 per SF in the second quarter of 2014.  Direct weighted average rent for Class A office space was $69.94 per SF for the same period.

The 40 Gansevoort Street Property is located in the Meatpacking District retail submarket in Manhattan which spans from Gansevoort to West 16th Street and westward from Ninth Avenue.  According to the appraisal, second quarter 2014 retail vacancy rate for the Meatpacking District was 20.3% with average asking rents for ground floor retail space at $341 per SF.

40 GANSEVOORT STREET

The following table presents certain information relating to certain office lease comparables provided in the appraisal for the 40 Gansevoort Street Property:

Office Lease Comparables(1)(2)

Property	Year Built	Tenant Name	Tenant Size (SF)	In Place Rent per SF
40 Gansevoort Street	2006	Theory LLC	38,507	$64.08	(3)
114 Fifth Avenue	1910/2014	Gawker Media	57,978	$76.00
920 Broadway	1925	New Era	6,500	$71.00
96 Spring Street	1900	Flatiron Health	14,830	$78.00
15 East 26th Street	1920/2012	Iconiq Capital	6,000	$79.00
114 Fifth Avenue	1910/2014	AKQA	38,652	$78.00
330 Hudson Street	2013	General Motors	34,260	$77.00
100 Fifth Avenue	1906	Yelp!	10,500	$75.00
920 Broadway	1925	Sustainable Insight Capital Management	6,500	$67.00

(1)	Certain lease comparables shown in the above table may be renewals.
(2)	Source: Appraisal.
(3)	The in place rent of $64.08 represents the overall in place rent for both retail and office space for Theory LLC at the 40 Gansevoort Street Property. No breakout is available.

The following table presents certain information relating to certain retail lease comparables provided in the appraisal for the 40 Gansevoort Street Property:

Retail Lease Comparables(1)

Property	Tenant Name	Tenant Size (SF)(2)	In Place Rent per SF
40 Gansevoort Street	Theory LLC	9,293	$64.08	(3)
837 Washington Street	Samsung	12,000	$437.50
412 West 14th Street	INTERSECT by Lexus	5,495	$400.00
678 Hudson Street	Niquea.D	2,550	$250.00
420 West 14th Street	Asics	3,400	$285.00
350 West 14th Street	Coffee Bean & Tea Leaf	2,194	$319.00
410 West 14th Street	Carlo Pazolini	2,500	$270.00
404-408 West 14th Street	Lululemon	2,500	$350.00
429 West 14th Street	Joie	2,000	$300.00

(1)	Source: Appraisal.
(2)	The tenant size and in place rent per SF information pertains to the grade level retail space leased by the specific tenant listed and does not reflect the overall lease arrangement.
(3)	The in place rent of $64.08 represents the overall in place rent for both retail and office space for Theory LLC at the 40 Gansevoort Street Property. No breakout is available.

■
Ground Lease.  The collateral for the 40 Gansevoort Street Loan consists of the applicable borrower’s leasehold interest in a ground lease for the 40 Gansevoort Street Property originally dated July 23, 2003, with 36-40 Gansevoort Realty LLC. as ground lessor.  The current ground lease rental payment is $950,078 with subsequent 3% annual increases.  The ground lease expires in July 2053, and the borrower has no renewal options.

■
The Borrower.  The borrower of the 40 Gansevoort Street Loan is 40 Gansevoort Development LLC, a single-purpose, single-asset New York limited liability company.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 40 Gansevoort Street Loan.  The non-recourse carveout guarantors are Charles Blaichman and Abram Shnay who have 25% and 25% indirect ownership interests, respectively, in the borrowing entity.

■
Escrows.  In connection with the origination of the 40 Gansevoort Street Loan, the borrower funded aggregate reserves of $520,744 with respect to the 40 Gansevoort Street Property, comprised of (i) $441,571 with respect to real estate taxes and (ii) $79,173 with respect to ground rent payments.

40 GANSEVOORT STREET

Additionally, on each due date, the borrower is required to fund the following reserves with respect to the 40 Gansevoort Street Property: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve month period, (ii) at the option of the lender, if the liability or casualty policy maintained by the borrower or Theory LLC does not constitute an approved blanket or umbrella policy under the 40 Gansevoort Street Loan documents, an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve month period, and (iii) a replacement reserve in an amount equal to $758.

■
Lockbox and Cash Management.  The 40 Gansevoort Street Loan requires a hard lockbox, which is already in place. Under the 40 Gansevoort Street Loan documents, the borrower or property manager is required to deposit all revenue derived from the 40 Gansevoort Street Property into the lockbox immediately upon receipt, and the borrower is required to direct all tenants at the 40 Gansevoort Street Property to pay all amounts due under its lease into the lockbox.  All funds in the lockbox account will be transferred on each business day to the cash management account established by the lender, and the lender will apply funds on deposit in the cash management account to pay debt service and to fund required reserves under the 40 Gansevoort Street Loan documents and for so long as no 40 Gansevoort Street Trigger Period is continuing, all excess cash is remitted to the borrower.  During the continuance of a 40 Gansevoort Street Trigger Period, amounts on deposit in the cash management account after payment of debt service and funding of required reserves will be used to fund operating expenses of the 40 Gansevoort Street Property with the remainder being deposited into the excess cash flow reserve. Funds in the excess cash flow reserve are (i) to the extent no 40 Gansevoort Street Trigger Period remains in effect, to be swept into the borrower’s operating account, and (ii) to the extent a 40 Gansevoort Street Trigger Period is continuing, to be held by the lender as additional collateral for the 40 Gansevoort Street Loan. During the continuance of an event of default under the 40 Gansevoort Street Loan documents, the lender may apply any funds in the cash management account to amounts payable under the 40 Gansevoort Street Loan (and/or toward the payment of expenses of the 40 Gansevoort Street Property), in such order of priority as the lender may determine.

A “40 Gansevoort Street Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the 40 Gansevoort Street Loan documents, (ii) the debt service coverage ratio being less than 1.10x and (iii) the occurrence of a 40 Gansevoort Street Specified Tenant Trigger Period; and (B) expiring upon (x) with respect to clause (i) above, the cure (if applicable) of such event of default under the 40 Gansevoort Street Loan documents, (y) with respect to clause (ii) above, the debt service coverage ratio being equal to or greater than 1.15x for two consecutive calendar quarters and (z) with respect to clause (iii) above, a 40 Gansevoort Street Specified Tenant Trigger Period ceasing to be in effect.

A “40 Gansevoort Street Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) any bankruptcy or similar insolvency of a 40 Gansevoort Street Specified Tenant, (ii) any termination, cancellation or failure to be in full force and effect of any 40 Gansevoort Street Specified Tenant lease, (iii) a 40 Gansevoort Street Specified Tenant being in monetary default under its leases, (iv) a 40 Gansevoort Street Specified Tenant failing to be in actual, physical possession of its space, failing to be open to the public for business during customary hours and/or “going dark” in more than 25% of its space, (v) a 40 Gansevoort Street Specified Tenant giving notice that it is terminating its lease for all or any portion of its premises and (vi) a 40 Gansevoort Street Specified Tenant failing to extend or renew the applicable Specified Tenant lease at least 12 months prior to the expiration of the lease term for a period of not less than five years; and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender (including an estoppel certificate) of (1) the cure of the applicable event giving rise to the 40 Gansevoort Street Specified Tenant Trigger Period in accordance with the terms of the 40 Gansevoort Street Loan documents, or (2) with respect clause (A)(vi) above and without limiting the foregoing, the borrower leasing the applicable 40 Gansevoort Street Specified Tenant space in accordance with the terms of the 40 Gansevoort Street Loan documents for a term of not less than five years and (I) the applicable tenant under the lease is in actual, physical possession of the space, open to the public and paying the full, unabated rent under its lease or (II) if the applicable tenant under such replacement lease has a long-term unsecured debt rating from the Rating Agencies of at least BBB-, such tenant has taken occupancy of the applicable 40 Gansevoort Street Specified Tenant Space.

“40 Gansevoort Street Specified Tenant” means (i) Theory LLC (ii) any replacement tenant under a lease of all or a portion space demised under Theory LLC’s lease or (iii) any other tenant under a lease (or aggregation of affiliated leases) which (x) accounts for 30% or more of the total rental income for the 40 Gansevoort Street

40 GANSEVOORT STREET

■	Property or (y) demises 15% or more of the total square footage of the 40 Gansevoort Street Property, together with any guarantor of any of the foregoing.

■
Property Management. The 40 Gansevoort Street Property is currently managed by CBJ Management LLC, pursuant to a management agreement.  Under the 40 Gansevoort Street Loan documents, the borrower may terminate and replace the property manager so long as (i) no event of default under the 40 Gansevoort Street Loan documents has occurred and is continuing, (ii) the lender receives at least 60 days’ prior written notice, (iii) the replacement would not cause, directly or indirectly, any termination right, right of first refusal, first offer or any other similar right to be exercisable, any termination fees to be due, or a material adverse effect to occur, without the lender’s prior written consent, and (iv) the replacement property manager is reasonably approved by the lender in writing (which approval may be conditioned upon the lender’s receipt of a Rating Agency Confirmation). The lender has the right to terminate the management agreement and replace the property manager or require that the borrower terminate the management agreement and replace the property manager if (a) the property manager becomes insolvent or a debtor in (i) any involuntary bankruptcy or insolvency proceeding that is not dismissed within 90 days of the filing thereof, or (ii) any voluntary bankruptcy or insolvency proceeding; (b) there exists an event of default under the 40 Gansevoort Street Loan documents; (c) the debt service coverage ratio is less than 1.10x, (d) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds; or (e) there exists a default under the management agreement by the property manager beyond all applicable notice and cure periods.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the 40 Gansevoort Street Property, and covering no less than 18 months of business interruption coverage as calculated under the 40 Gansevoort Street Loan documents in an amount equal to 100% of the projected gross income from the 40 Gansevoort Street Property (on an actual loss sustained basis) for a period continuing until the restoration of the 40 Gansevoort Street Property is completed, and containing an extended period endorsement which provides for up to six months of additional coverage. The “all-risk” insurance policy providing terrorism insurance is required to contain a deductible that is no higher than $25,000 for terrorism-related claims. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

UTICA PARK PLACE SHOPPING CENTER

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Utica Park Place Shopping Center
45160 Utica Park Boulevard
Utica, MI 48315
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The Forum at Gateways
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Partridge Creek Golf Course
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Oakland Mall
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GM Technical Center
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75
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97
3
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102
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UTICA PARK PLACE SHOPPING CENTER

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		RCMC
Location (City/State)	Utica, Michigan	Cut-off Date Principal Balance		$29,000,000
Property Type	Retail	Cut-off Date Principal Balance per SF		$60.77
Size (SF)	477,247	Percentage of Initial Pool Balance		2.4%
Total Occupancy as of 10/1/2014	90.9%	Number of Related Mortgage Loans		None
Owned Occupancy as of 10/1/2014	90.9%	Type of Security		Fee Simple
Year Built / Latest Renovation	1992 / NAP	Mortgage Rate		4.7900%
Appraised Value	$39,380,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		12
Underwritten Revenues	$4,163,525
Underwritten Expenses	$1,423,822	Escrows
Underwritten Net Operating Income (NOI)	$2,739,704		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,377,194	Taxes	$0	$0
Cut-off Date LTV Ratio	73.6%	Insurance	$0	$0
Maturity Date LTV Ratio	61.8%	Replacement Reserves(1)	$0	$5,966
DSCR Based on Underwritten NOI / NCF	1.50x / 1.30x	TI/LC(2)	$178,895	$23,863
Debt Yield Based on Underwritten NOI / NCF	9.4% / 8.2%	Other(3)	$11,592	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$29,000,000	94.8%	Loan Payoff	$28,493,401	93.2%
Subordinate Debt(4)	1,000,000	3.3	Closing Costs	1,898,648	6.2
Principal’s New Cash Contribution	582,537	1.9	Reserves	190,487	0.6

Total Sources	$30,582,537	100.0%	Total Uses	$30,582,537	100.0%

(1)	Replacement Reserves are capped at $214,776.
(2)
Upfront TI/LC reserves represent $178,895 for the existing TI/LC reserve fund for tenant improvements and leasing commissions for two tenants, McLaughlin’s Home Furnishings and Lifestyles Hotsprings Spa. Commencing on the due date in January 2015, the borrower is required to make monthly payments in the amount of $23,863 into the rollover reserve fund. If no event of default has occurred and is continuing and tenants under leases are demising not less than 75% of the leasable square footage at the property, the aggregate amount of the rollover reserve fund shall not exceed $1,200,000. See “—Escrows” below.

(3)	Other upfront reserves represent $11,592 for the rent concession reserve fund for McLaughlin’s Home Furnishings. See “—Escrows” below.
(4)	See “—Existing Mezzanine Indebtedness” below.

■
The Mortgage Loan.  The mortgage loan (the “Utica Park Place Shopping Center Loan”) is evidenced by a note in the original principal amount of $29,000,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a 477,247 SF anchored retail center located in Utica, Michigan (the “Utica Park Place Shopping Center Property”).  The Utica Park Place Shopping Center Loan was originated by Redwood Commercial Mortgage Corporation on November 10, 2014 and represents approximately 2.4% of the Initial Pool Balance.  The note evidencing the Utica Park Place Shopping Center Loan has an outstanding principal balance as of the Cut-off Date of $29,000,000 and an interest rate of 4.7900% per annum.  The proceeds of the Utica Park Place Shopping Center Loan were primarily used to refinance existing indebtedness at the Utica Park Place Shopping Center Property. The previously existing debt was securitized in LBUBS 2000-C5.

The Utica Park Place Shopping Center Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. After an interest only period of 12 months, the Utica Park Place Shopping Center Loan requires monthly payments of interest and principal sufficient to amortize the Utica Park Place Shopping Center Loan over a 30-year amortization schedule. The scheduled maturity date of the Utica Park Place Shopping Center Loan is the due date in December 2024.  At any time after the second anniversary of the securitization Closing Date, the Utica Park Place Shopping Center Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Utica Park Place Shopping Center Loan documents. Voluntary prepayment of the Utica Park Place Shopping Center Loan is permitted on or after September 5, 2024 without payment of any prepayment premium.

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The Mortgaged Property. The Utica Park Place Shopping Center Property is a power center anchored by Sam’s Club located on an approximately 44.5 acre site in Utica, Michigan, approximately 20 miles north of the Detroit Central Business District (“CBD”). The Utica Park Place Shopping Center Property was constructed by the sponsor in 1992 and is comprised of two, one-story buildings demised into 10 tenant spaces and a Sam’s Club fueling station located on the southwest corner.  The site contains a total of 2,028 surface parking spaces (a ratio of 4.25 spaces per 1,000 SF).  As of October 1, 2014, the Utica Park Place Shopping Center Property was 90.9% leased to a mix of national, regional and local tenants.

The largest tenant at the Utica Park Place Shopping Center Property, Sam’s Club, leases approximately 34.4% of the net rentable area through October 2023.  Sam’s Club has been a tenant at the Utica Park Place Shopping

UTICA PARK PLACE SHOPPING CENTER

Center Property since 1992 through Walmart’s acquisition of PACE Membership Club in 1993, and in November 2013 renewed its lease for 10 years.  Additionally, Best Buy and OfficeMax, tenants at the Utica Park Place Shopping Center Property since 1993 and 1992, respectively, have recently renewed their leases. Including these tenants, a total of 377,734 SF or approximately 79.1% of the net rentable area represents new or renewed leases in the last 18 months.

The following table presents certain information relating to the major tenants (certain of which may have co-tenancy provisions which permit the tenant to pay reduced or alternative rent and/or terminate its lease) at the Utica Park Place Shopping Center Property:

Owned Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost (%)(2)	Renewal / Extension Options
Sam’s Club	AA / Aa2 / AA	164,016	34.4%	$1,111,195	35.3%	$6.77	10/31/2023	NA	NA	16, 5-year options
Garden Ridge LP dba At Home	NR / NR / NR	107,400	22.5	671,250	21.3	6.25	1/31/2019	NA	NA	2, 5-year options
Value City Furniture(3)	NR / NR / NR	56,027	11.7	462,223	14.7	8.25	1/31/2020	NA	NA	3, 5-year options
Best Buy	BB / Baa2 / BB	45,426	9.5	340,695	10.8	7.50	1/31/2019	NA	NA	2, 5-year options
OfficeMax	NR / Caa1 / B-	24,428	5.1	198,900	6.3	8.14	10/31/2018	NA	NA	9, 5-year options
Harbor Freight Tools USA, Inc.(4)	NR / NR / NR	18,050	3.8	198,550	6.3	11.00	7/31/2024	NA	NA	2, 5-year options
McLaughlin’s Home Furnishings	NR / NR / NR	15,456	3.2	139,104	4.4	9.00	3/31/2020	NA	NA	1, 5-year option
Lifestyles Hotsprings Spa	NR / NR / NR	2,958	0.6	23,664	0.8	8.00	10/31/2019	NA	NA	1, 5-year option
Owned Tenants		433,761	90.9%	$3,145,581	100.0%	$7.25
Vacant Spaces (Owned Space)		43,486	9.1	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		477,247	100.0%	$3,145,581	100.0%	$7.25

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Per their leases, tenants are not required to report sales.
(3)
Value City Furniture may terminate the lease with a 30-day notice if restricted use is violated. Restricted use is defined as the tenant devoting 20,000 SF or more to the sale of furniture or mattress.

(4)	Harbor Freight Tools USA, Inc. will have the one-time right to terminate its lease by delivering written notice to the landlord at any time prior to August 31, 2019 to be effective January 31, 2020.

UTICA PARK PLACE SHOPPING CENTER

The following table presents certain information relating to the lease rollover schedule at the Utica Park Place Shopping Center Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2015	0	0.0	0.0%	0	0.0	0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	24,428	5.1	5.1%	198,900	6.3	8.14	1
2019	155,784	32.6	37.8%	1,035,609	32.9	6.65	3
2020	71,483	15.0	52.7%	601,327	19.1	8.41	2
2021	0	0.0	52.7%	0	0.0	0.00	0
2022	0	0.0	52.7%	0	0.0	0.00	0
2023	164,016	34.4	87.1%	1,111,195	35.3	6.77	1
2024	18,050	3.8	90.9%	198,550	6.3	11.00	1
2025	0	0.0	90.9%	0	0.0	0.00	0
2026 & Thereafter	0	0.0	90.9%	0	0.0	0.00	0
Vacant	43,486	9.1	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	477,247	100.0%		$3,145,581	100.0%	$7.25	8

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Utica Park Place Shopping Center Property:

Historical Leased %(1)
	2011	2012	2013	As of 10/1/2014
Owned Space	88.7%	88.7%	90.0%	90.9%

(1)	As provided by the borrower and represents occupancy as of December 31 for the indicated year, unless otherwise specified.

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Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Utica Park Place Shopping Center Property:

Cash Flow Analysis(1)

	2011	2012	2013	TTM 7/31/2014	Underwritten (2)	Underwritten $ per SF
Contract Rent	$3,159,577	$3,342,020	$3,365,913	$3,226,878	$3,145,581	$6.59
Free Rent/Bad Debt	(126,868)	(112,056)	(112,056)	(139,164)	0	0.00
Income From Vacancy	0	0	0	0	347,888	0.73
Expense Reimbursement	1,232,876	980,729	936,152	922,489	1,017,945	2.13
Potential Gross Income	$4,265,585	$4,210,693	$4,190,009	$4,010,203	$4,511,413	$9.45
Collection Loss	0	(76,713)	0	0	0	0.00
Vacancy & Credit Loss	0	0	0	0	(347,888)	(0.73)
Other Income	559	268	866	55,490	0	0.00
Effective Gross Income	$4,266,144	$4,134,248	$4,190,875	$4,065,693	$4,163,525	$8.72

Total Operating Expenses	$1,601,297	$1,339,509	$1,458,371	$1,568,793	$1,423,822	$2.98

Net Operating Income	$2,664,847	$2,794,739	$2,732,504	$2,496,900	$2,739,704	$5.74
TI/LC	0	0	0	0	290,923	0.61
Capital Expenditures	0	0	0	0	71,587	0.15
Net Cash Flow	$2,664,847	$2,794,739	$2,732,504	$2,496,900	$2,377,194	$4.98

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on contractual rents as of October 1, 2014 and rent steps through February 1, 2015.

■	Appraisal. According to the appraisal, the Utica Park Place Shopping Center Property had an “as-is” appraised value of $39,380,000 as of August 15, 2014.

■	Environmental Matters. According to a Phase I environmental report, dated October 2, 2014, there were no recommendations for further action at the Utica Park Place Shopping Center Property.

UTICA PARK PLACE SHOPPING CENTER

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Market Overview and Competition. The Utica Park Place Shopping Center Property is a power center anchored by Sam’s Club located in Utica, Michigan, a northern suburb approximately 20 miles north of the Detroit CBD. The Utica Park Shopping Center Property sits on the north side of Hall Road just east of the SR 53/Hall Road interchange. East of SR 53, Hall Road intersects with Schoenherr Road and Hayes Road. Further to the east Hall Road interchanges with I-94. To the west of SR 53, Hall Road connects the immediate area with Van Dyke Avenue, Mound Road and I-75. The traffic count at the intersection of SR 53 and Hall Road is 87,600. Given the high traffic count, Hall Road serves as the primary retail corridor for the immediate area, which contains over 2.7 million SF of developed retail properties.  The largest of these is Lakeside Mall, a 1.5 million SF super regional mall anchored by Macy’s, JC Penney, Lord & Taylor and Sears, which is located approximately one mile east of the subject.  According to the appraisal, the 2014 estimated population within a one-, three- and five-mile radius of the Utica Park Place Shopping Center Property is 10,862, 95,487 and 238,059, respectively. The 2014 average household income within a one-, three- and five-mile radius of the Utica Park Place Shopping Center Property is $59,545, $61,823, and $70,305, respectively.

According to the appraisal as of the second quarter of 2014, the overall Detroit retail market contained 240.9 million SF of retail space with an average market vacancy rate of 9.0% and an average lease rate of $11.97 per SF.  As of the same period, the Macomb retail submarket contained approximately 47.0 million SF of retail space, with an average submarket vacancy rate of 9.3% and an average lease rate of $11.07 per SF.

The appraisal provided information on five competing properties in the market. Vacancies at the competing properties ranged from 0.0% to 12.0% with a weighted average of 7.4%.

The following table presents certain information relating to the primary competition for the Utica Park Place Shopping Center Property:

Competitive Set (1)
	Delco Plaza	Hall Road Crossing	Northpointe Shopping Center
Distance from Subject	0.4 miles	1.1 miles	0.7 miles
Property Type	Community Shopping Center	Community Shopping Center	Community Shopping Center
Year Built	1973	1985	1987
Total GLA	154,853	175,503	176,918
Total Occupancy	100%	96%	100%
Anchors	Babies R Us, Bed Bath & Beyond, Dunham’s Sports and Larry’s Performance R/C’s	Gander Mountain, TJ Maxx, Michael’s Arts and Crafts and Old Navy	Dick’s Sporting Goods, Salvation Army, PetSmart and Ollie’s Bargain Outlet

	Shelby Corners	Shelby Town Center
Distance from Subject	0.9 miles	1.4 miles
Property Type	Power Shopping Center	Power Shopping Center
Year Built	1987	1999
Total GLA	333,727	355,745
Total Occupancy	88%	88%
Anchors	Target, Christmas Tree Shops, Buy Buy Baby and Planet Fitness	Sears Outlet Center, Marshall’s Homegoods, Shoe Carnival and Jo-Ann Fabric and Craft

(1)	Source: Appraisal.

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The Borrower. The borrower is Utica Park Place Owner, LLC, a Delaware limited liability company. The sponsor of the transaction is Utica Park, Inc. and the carveout guarantor is REDICO Properties LLC (“REDICO”).  REDICO is a national real estate development, investment, construction and property management leader that was founded over 50 years ago.  REDICO’s real estate portfolio consists of over 16 million SF located predominantly in Michigan and the Midwest.  The company is headquartered in Southfield, Michigan.

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Escrows. At origination, the borrower funded aggregate reserves of $190,487, comprised of: (i) $178,895 for the outstanding tenant improvements and leasing commissions for two tenants, McLaughlin’s Home Furnishings and Lifestyles Hotsprings Spa ($171,731 is related to the McLaughlin’s Home Furnishings lease and $7,164 is related to the Lifestyles Hotsprings Spa lease) and (ii) $11,592 for the rent concession reserve fund for McLaughlin’s Home Furnishings.

UTICA PARK PLACE SHOPPING CENTER

On each due date, the borrower will be required to fund: (i) a tax reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay taxes over the next ensuing twelve-month period, provided, however, the reserve deposits are not required if the borrower is not in default and a Utica Park Place Shopping Center Trigger Event has not occurred in accordance with the Utica Park Place Shopping Center Loan documents; (ii) an insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay the insurance premiums over the next ensuing twelve-month period, provided, however, the reserve deposits are not required if the borrower is not in default and is maintaining an approved umbrella or blanket policy in accordance with the Utica Park Place Shopping Center Loan documents; (iii) a replacement reserve in the amount of $5,966, subject to a cap of $214,776; and (iv) a tenant improvements and leasing commissions reserve in the amount of $23,863, subject to a cap of $1,200,000 (provided no event of default has occurred and is continuing and tenants under leases are demising not less than 75% of the leasable SF at the Utica Park Place Shopping Center Property).

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Lockbox and Cash Management. The Utica Park Place Shopping Center Loan is structured with a soft springing lockbox and a springing cash management. Prior to the occurrence of a Utica Park Place Shopping Center Trigger Event, the borrower and Manager shall cause all rents to be deposited directly in the lockbox account within two business days following receipt. Upon the occurrence of a Utica Park Place Shopping Center Trigger Event and at all times thereafter the borrower and Manager shall cause all rents to be deposited directly into the account and lender shall have the right to give notice to bank to transfer all amounts then and thereafter on deposit in the lockbox account to the cash management account on each business day. Commencing with the first billing statement delivered after the occurrence of a Utica Park Place Shopping Center Trigger Event and for each subsequent statement thereafter delivered, the borrower and Manager shall instruct all persons and entities that maintain open accounts with the borrower or Manager or with whom borrower or Manager does business on an accounts receivable basis with respect to the Utica Park Place Shopping Center Property to deliver all payments due under such accounts directly to the lockbox account.

A “Utica Park Place Shopping Center Trigger Event” means the period (A) commencing upon the earliest of (i) the occurrence of an event of default under the Utica Park Shopping Center Loan, (ii) the debt service coverage ratio being less than 1.05x (tested quarterly), (iii) the occurrence of a Utica Park Place Shopping Center Tenant Trigger Event and (iv) the occurrence of a mezzanine event of default.

A “Utica Park Place Shopping Center Tenant Trigger Event” shall occur if (a) either Sam’s Club and/or Garden Ridge LP files for bankruptcy or becomes involved in an insolvency proceeding, (b) Sam’s Club terminates or cancels the Sam’s Club lease (including any rejection of the Sam’s Club lease in a bankruptcy or similar proceeding) or the Sam’s Club lease otherwise ceases to be in full force and effect, (c) Garden Ridge LP terminates or cancels the Garden Ridge LP lease (including any rejection of the Garden Ridge LP lease in a bankruptcy or similar proceeding) or the Garden Ridge LP lease otherwise ceases to be in full force and effect, (d) a monetary default exists under the Sam’s Club lease (beyond the expiration of any applicable notice and cure periods under the Sam’s Club lease), (e) a monetary default exists under the Garden Ridge LP lease (beyond the expiration of any applicable notice and cure periods under the Garden Ridge LP lease), (f) Sam’s Club goes dark, vacates or otherwise fails to occupy its premises or be open for business during customary business hours for retail shopping centers in the geographic area in which the Utica Park Place Shopping Center Property is located, (g) Garden Ridge LP goes dark, vacates or otherwise fails to occupy its premises or be open for business during customary business hours for retail shopping centers in the geographic area in which the Utica Park Place Shopping Center Property is located, (h) Sam’s Club gives a notice of termination under the Sam’s Club lease for all or a substantial portion of its premises, (i) Garden Ridge LP gives a notice of termination under the Garden Ridge LP lease for all or a substantial portion of its premises, (j) Sam’s Club fails on or before the date that is twelve months prior to any expiration date or renewal date contained in the Sam’s Club lease to renew or extend the Sam’s Club  lease for a minimum term of five years and a rent that is equal to or greater than the rent payable at such time (or immediately prior to termination) under the Sam’s Club lease or (k) Garden Ridge LP fails on or before the date that is six months prior to any expiration date or renewal date contained in the Garden Ridge LP lease to renew or extend the Garden Ridge LP lease for a minimum term of five years and a rent that is equal to or greater than the rent payable at such time (or immediately prior to termination) under the Garden Ridge LP lease.

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Property Management. The Utica Park Place Shopping Center Property is currently managed by REDICO Management, Inc. (the “Manager”).  Under the Utica Park Shopping Center Loan documents, the Utica Park Place Shopping Center Property may not be managed by any other party, other than a Qualified Manager. The

UTICA PARK PLACE SHOPPING CENTER

lender may require the borrower to replace a property manager if (i) the Manager becomes insolvent or a debtor in any bankruptcy or insolvency proceeding, (ii) there is a change in control of the Manager, (iii) there exists an event of default or (iv) the debt service coverage ratio drops below 0.90x. A “Qualified Manager” means a person approved by the lender in writing.

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Existing Mezzanine Indebtedness.  Concurrently with the funding of the Utica Park Place Shopping Center Loan, RCMC funded a mezzanine loan in the amount of $1,000,000 to Utica Park Place Member LLC. The mezzanine loan is secured by a pledge of the mezzanine borrower’s 100% interest in the limited liability company. The mezzanine loan carries an interest rate of 10.0000% per annum and is co-terminus with the Utica Park Place Shopping Center Loan.  The mezzanine loan is subject to a customary intercreditor agreement which provides for the cure of defaults and the option to purchase the Utica Park Place Shopping Center Loan generally at par should the Utica Park Place Shopping Center Loan become a defaulted loan.

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Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides for coverage for terrorism in an amount equal to the full replacement cost of the Utica Park Place Shopping Center Property. The required terrorism insurance may be included in a blanket policy, provided that certain other requirements are satisfied. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

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NATOMAS TOWN CENTER

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Sacramento, California	Cut-off Date Principal Balance	$24,801,489
Property Type	Retail	Cut-off Date Principal Balance per SF	$190.76
Size (SF)	130,011	Percentage of Initial Pool Balance	2.1%
Total Occupancy as of 10/1/2014	87.2%	Number of Related Mortgage Loans(2)	2
Owned Occupancy as of 10/1/2014	87.2%	Type of Security	Fee Simple
Year Built / Latest Renovation	2004 / NAP	Mortgage Rate	4.1945%
Appraised Value	$33,200,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	NAP
Borrower Sponsor(3)	LProp Cougar, LLC
Underwritten Revenues	$3,275,881
Underwritten Expenses	$855,538	Escrows
Underwritten Net Operating Income (NOI)	$2,420,343	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,299,270	Taxes	$47,440	$23,720
Cut-off Date LTV Ratio	74.7%	Insurance(4)	$0	$0
Maturity Date LTV Ratio(1)	58.8%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF	1.66x / 1.57x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	9.8% / 9.3%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$24,900,000	100.0%	Loan Payoff	$23,468,460	94.3%
			Principal Equity Distribution	1,052,746	4.2
			Closing Costs	331,354	1.3
			Reserves	47,440	0.2
Total Sources	$24,900,000	100.0%	Total Uses	$24,900,000	100.0%

(1)
The Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $33,850,000. The Maturity Date LTV Ratio, calculated on the basis of the “as-is” appraised value of $33,200,000, is 60.0%.

(2)	The borrower and the sponsor are controlled by the principals of a company which controls the borrower and the sponsor of the Redlands Village Loan.
(3)	LProp Cougar, LLC is the non-recourse carveout guarantor under the Natomas Town Center Loan.
(4)
The lender will not require an insurance reserve so long as there is no uncured event of default, and the insurance required is either (i) maintained under a blanket insurance policy or (ii) paid through a premium financing agreement.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Natomas Town Center Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Safeway Inc.	BBB- / Baa3 / BBB	55,650	42.8%	$918,225	34.6%	$16.50	1/31/2025	$593	3.2%	7, 5-year options
Rite Aid	B / Caa1 / B	16,668	12.8	336,682	12.7	20.20	10/31/2024	NA	NA	4, 5-year options
Bank of America(3)	A / Baa2 / A-	4,500	3.5	211,866	8.0	47.08	10/31/2024	NA	NA	4, 5-year options
Umpqua Bank	NR / NR / NR	4,000	3.1	182,250	6.9	45.56	1/31/2020	NA	NA	3, 5-year options
Panera Bread	NR / NR / NR	4,535	3.5	167,614	6.3	36.96	1/31/2016	$405	11.4%	2, 5-year options
Safeway Inc. Fuel(4)	BBB- / Baa3 / BBB	444	0.3	99,187	3.7	223.39	1/31/2025	NA	NA	NA
California Sun Centers	NR / NR / NR	3,185	2.4	85,995	3.2	27.00	5/31/2020	$232	15.6%	NA
Majestic Dental	NR / NR / NR	2,000	1.5	77,760	2.9	38.88	6/30/2025	NA	NA	NA
Hair Phases	NR / NR / NR	2,640	2.0	74,878	2.8	28.36	6/30/2016	$171	21.8%	NA
Massage Heights	NR / NR / NR	2,472	1.9	57,845	2.2	23.40	5/30/2023	NA	NA	NA
Ten Largest Owned Tenants		96,094	73.9%	$2,212,301	83.4%	$23.02
Remaining Owned Tenants		17,233	13.3	440,857	16.6	25.58
Vacant Spaces (Owned Space)		16,684	12.8	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		130,011	100.0%	$2,653,158	100.0%	$23.41

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant sales are based on full year 2013 sales.
(3)	Bank of America is permitted under its lease to go dark at any time.
(4)	Safeway Inc. Fuel is on a ground lease and Safeway Inc. owns the improvements. Tenant GLA is based on the building improvements.

NATOMAS TOWN CENTER

The following table presents certain information relating to the lease rollover schedule at the Natomas Town Center Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM(2)	1,107	0.9%	0.9%	$1	0.0%	$0.00	1
2015	2,458	1.9	2.7%	77,246	2.9	31.43	2
2016	9,880	7.6	10.3%	313,383	11.8	31.72	4
2017	2,836	2.2	12.5%	93,295	3.5	32.90	3
2018	1,285	1.0	13.5%	27,647	1.0	21.52	1
2019	2,725	2.1	15.6%	52,977	2.0	19.44	2
2020	11,302	8.7	24.3%	387,045	14.6	34.25	5
2021	0	0.0	24.3%	0	0.0	0.00	0
2022	0	0.0	24.3%	0	0.0	0.00	0
2023	2,472	1.9	26.2%	57,845	2.2	23.40	1
2024	21,168	16.3	42.5%	548,547	20.7	25.91	2
2025	58,094	44.7	87.2%	1,095,172	41.3	18.85	3
2026 & Thereafter	0	0.0	87.2%	0	0.0	0.00	0
Vacant	16,684	12.8	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	130,011	100.0%		$2,653,158	100.0%	$23.41	24

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	MTM space is leased to the City of Sacramento as a patrol office. The City of Sacramento’s rent is $1 annually.

The following table presents certain information relating to historical leasing at Natomas Town Center Property:

Historical Leased %(1)
	2012	2013	TTM 9/30/2014
Owned Space	87.5%	88.6%	86.2%

(1)	As provided by the borrower and represents occupancy as of December 31 for the indicated year unless specified otherwise.

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Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Natomas Town Center Property:

Cash Flow Analysis(1)

	2012	2013	TTM 9/30/2014	Underwritten(2)	Underwritten $ per SF
Base Rent	$2,496,205	$2,507,181	$2,449,020	$2,653,158	$20.41
Gross Up Vacancy	387,201	262,662	308,922	502,574	3.87
Total Rent	$2,883,406	$2,769,843	$2,757,942	$3,155,732	$24.27
Total Reimbursables	482,215	646,958	635,189	621,060	4.78
Other Income	34	2,090	1,663	1,663	0.01
Vacancy & Credit Loss	(414,068)	(391,146)	(335,617)	(502,574)	(3.87)
Effective Gross Income	$2,951,587	$3,027,745	$3,059,177	$3,275,881	$25.20

Total Operating Expenses	$829,981	$833,225	$843,296	$855,538	$6.58

Net Operating Income	$2,121,606	$2,194,520	$2,215,881	$2,420,343	$18.62
TI/LC	0	0	0	86,091	0.66
Capital Expenditures	0	0	0	34,983	0.27
Net Cash Flow	$2,121,606	$2,194,520	$2,215,881	$2,299,270	$17.69

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on the 10/1/2014 rent roll with rent steps through December 31, 2015.

HIGHLAND WOODS

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	RMF
Location (City/State)	Warrensville Heights, Ohio	Cut-off Date Principal Balance	$24,500,000
Property Type	Multifamily	Cut-off Date Principal Balance per Unit	$37,065.05
Size (Units)	661	Percentage of Initial Pool Balance	2.1%
Total Occupancy as of 9/30/2014	92.0%	Number of Related Mortgage Loans(1)	2
Owned Occupancy as of 9/30/2014	92.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	1969 / NAP	Mortgage Rate	4.8300%
Appraised Value	$34,500,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	36
Underwritten Revenues	$5,281,985	Borrower Sponsor(2)	Michael E. Gibbons
Underwritten Expenses	$2,905,039	Escrows
Underwritten Net Operating Income (NOI)	$2,376,946	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,294,321	Taxes	$314,191	$49,872
Cut-off Date LTV Ratio	71.0%	Insurance	$46,199	$11,000
Maturity Date LTV Ratio	62.6%	Replacement Reserves(3)	$0	$13,771
DSCR Based on Underwritten NOI / NCF	1.54x / 1.48x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	9.7% / 9.4%	Other(4)	$1,000,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$24,500,000	99.9%	Loan Payoff	$21,423,014	87.4%
Other Sources	25,000	0.1	Principal Equity Distribution	1,497,306	6.1
			Reserves	1,360,390	5.5
			Closing Costs	244,289	1.0
Total Sources	$24,525,000	100.0%	Total Uses	$24,525,000	100.0%

(1)	The borrower sponsor is also borrower sponsor of the Emerick Manor Loan.
(2)	Michael E. Gibbons is the non-recourse carveout guarantor under the Highland Woods Loan.
(3)	Replacement Reserves are capped at $495,750.
(4)
The Other upfront reserve represents (i) $500,000 for deferred maintenance and (ii) $500,000 for an earnout reserve, which may be released to the borrower any time after May 1, 2015 provided the Highland Woods Property has achieved a debt yield of 8.5% based on the trailing 12-month period and no event of default under the Emerick Manor Loan documents is continuing.

The following table presents certain information relating to the units and rent at the Highland Woods Property:
Unit Type	Occupied Units(1)	Vacant Units	Total Units	Average SF per Unit	Monthly Market Rent per Unit	Yearly Market Rent	Monthly Actual Rent per Unit	Yearly Actual Rent(1)
3 Bed / 1.5 Bath	24	4	28	1,100	$815	$234,720	$824	$237,192
2 Bed / 1 Bath	243	19	262	855	675	1,968,300	672	1,959,648
1 Bed / 1 Bath	153	3	156	657	595	1,092,420	592	1,086,564
2 Bed / 1.5 Bath	131	24	155	879	685	1,076,820	684	1,075,032
3 Bed / 1 Bath	28	2	30	1,049	800	268,800	810	272,220
3 Bed / 2 Bath	11	1	12	1,210	835	110,220	843	111,240
2 Bed / 2 Bath	18	0	18	1,100	740	159,840	743	160,548
Total / Wtd. Avg.	608	53	661	846	$675	$4,911,120	$672	$4,902,444

Source: As provided by the borrower.
(1)	Yearly rents are calculated based on currently occupied units per the rent roll dated September 30, 2014.

The following table presents certain information relating to historical leasing at the Highland Woods Property:

Historical Leased %(1)
	2012	2013	As of 9/30/2014
Owned Space	85.0%	93.0%	92.0%

(1) As provided by the borrower which reflects average occupancy as of December 31 for each respective year unless otherwise indicated.

HIGHLAND WOODS

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Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Highland Woods Property:

Cash Flow Analysis (1)
	2012	2013	TTM 11/30/2014	Underwritten(2)	Underwritten $ per Unit
Base Rent	$5,509,773	$5,179,183	$5,265,255	$4,902,444	$7,417
Gross Up Vacancy	0	0	0	440,940	667
Goss Potential Rent	$5,509,773	$5,179,183	$5,265,255	$5,343,384	$8,084
Vacancy, Credit Loss & Concessions	(1,566,732)	(935,670)	(718,137)	(450,196)	(681)
Total Rent Revenue	$3,943,041	$4,243,513	$4,547,118	$4,893,188	$7,403
Other Revenue(3)	427,664	382,882	388,797	388,797	588
Effective Gross Income	$4,370,705	$4,626,396	$4,935,915	$5,281,985	$7,991

Total Operating Expenses	$3,061,128	$2,875,442	$3,169,113	$2,905,039	$4,395

Net Operating Income	$1,309,578	$1,750,953	$1,766,802	$2,376,946	$3,596
Replacement Reserves	0	0	0	82,625	125
Net Cash Flow	$1,309,578	$1,750,953	$1,766,802	$2,294,321	$3,471

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow is based on the September 30, 2014 rent roll.
(3)	Other Revenue includes late fees, move out charges, cable charges, application fees and other miscellaneous fees.

DOUBLETREE LITTLE ROCK

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		RCMC
Location (City/State)	Little Rock, Arkansas	Cut-off Date Principal Balance		$21,975,788
Property Type	Hospitality	Cut-off Date Principal Balance per Room		$76,304.82
Size (Rooms)	288	Percentage of Initial Pool Balance		1.8%
Total Occupancy as of 10/31/2014	70.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 10/31/2014	70.0%	Type of Security		Leasehold
Year Built / Latest Renovation	1971 / 2008	Mortgage Rate		4.8500%
Appraised Value	$29,500,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		NAP
Underwritten Revenues	$11,895,145	Borrower Sponsor(2)	Fifth Avenue Capital, LLC
Underwritten Expenses	$8,830,171
Underwritten Net Operating Income (NOI)	$3,064,974	Escrows
Underwritten Net Cash Flow (NCF)	$2,589,168		Upfront	Monthly
Cut-off Date LTV Ratio	74.5%	Taxes	$137,551	$12,505
Maturity Date LTV Ratio(1)	51.9%	Insurance	$22,640	$11,320
DSCR Based on Underwritten NOI / NCF	2.20x / 1.86x	FF&E(3)	$0	$0
Debt Yield Based on Underwritten NOI / NCF	13.9% / 11.8%	Other(4)(5)	$6,692,830	$7,517

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$22,000,000	59.5%	Purchase Price	$29,100,000	78.7%
Principal’s New Cash Contribution	9,979,355	27.0	Reserves	6,853,021	18.5
Subordinate Debt	5,000,000	13.5	Closing Costs	1,026,334	2.8

Total Sources	$36,979,355	100.0%	Total Uses	$36,979,355	100.0%

(1)	Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $39,000,000. The Maturity Date LTV Ratio as calculated on the basis of the “as-is” appraised value is 68.6%.
(2)	David A. Pearson, Paul A. Pearson, Jr. and John M. Pearson are the non-recourse carveout guarantors under the DoubleTree Little Rock Loan.
(3)
Beginning on the payment date occurring in August 2016, the borrower is required to make monthly FF&E reserve deposits of one-twelfth of 4% of gross income from operations for the preceding calendar year.

(4)
Other upfront reserve is comprised of a PIP reserve ($5,151,250), liquidity reserve ($1,000,000), deferred maintenance reserve ($534,063) and ground rent reserve ($7,517). Monthly Other reserve is comprised of the monthly deposits of $7,517 into the ground rent reserve.

(5)
In the event that a new PIP is imposed under the franchise agreement, borrower will deposit with lender prior to the effective date the new PIP, an amount equal to 125% of the costs of such PIP as estimated by lender in its reasonable discretion. Additionally, if, at any time, lender determines that amounts on deposit in the PIP reserve account will be insufficient to pay the then estimated costs for any PIP work, borrower will deposit with lender an amount equal to such insufficiency into the PIP reserve account. Simultaneously with the release of the final portion of the liquidity reserve to borrower in accordance with the DoubleTree Little Rock Loan agreement, borrower will deposit with lender an amount to be determined by lender at the time of the deposit based on projected debt service shortfalls under the loan and the mezzanine loan based on net cash flow for the trailing 12-month period. Thereafter, borrower will deposit the seasonality reserve monthly deposit in accordance with the DoubleTree Little Rock Loan agreement. Lender will deposit such seasonality reserve initial deposit and the seasonality reserve monthly deposit into the seasonality reserve account.

The following table presents certain information relating to the trailing 12-month period through October 2014 penetration rates relating to the DoubleTree Little Rock Property, as provided in the October 2014 travel research report:

TTM 10/31/2014 Penetration Rates(1)(2)
Property	Occupancy	ADR	RevPAR
DoubleTree Little Rock	114.6%	114.7%	131.3%

(1)
Source: October 2014 travel research report. The competitive set contains the following properties: Clarion Hotel Medical Center Little Rock, Wyndham Hotel North Little Rock, Marriott Little Rock, Crowne Plaza Little Rock, Holiday Inn Little Rock Presidential Downtown, Embassy Suites Little Rock, Hampton Inn Suites West Little Rock and Courtyard Little Rock Downtown.

(2)	Penetration rates were calculated by dividing the occupancy, ADR and RevPAR information provided by the borrower by the competitive set information in the October 2014 travel research report.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the DoubleTree Little Rock Property:

DoubleTree Little Rock(1)

	2011	2012	2013	TTM 10/31/2014
Occupancy(2)	69.6%	72.0%	70.3%	70.0%
ADR	$104.19	$110.10	$119.03	$119.97
RevPAR	$72.47	$79.22	$83.64	$83.95

(1)	Source: As provided by the borrower.
(2)	Reflects average occupancy for the indicated period.

DOUBLETREE LITTLE ROCK

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Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical, projected operating performance, and the Underwritten Net Cash Flow at the DoubleTree Little Rock Property:

Cash Flow Analysis(1)
	2011	2012	2013	TTM 10/31/2014	Underwritten	Underwritten $ per Room
Room Revenue	$7,542,981	$8,274,819	$8,714,207	$8,825,349	$8,825,349	$30,644
Food & Beverage Revenue(2)	2,285,306	2,378,119	2,612,931	2,387,750	2,663,238	9,247
Telephone Revenue	3,774	3,726	3,016	2,704	2,704	9
Other Revenue(3)	206,873	315,673	392,511	403,854	403,854	1,402
Total Revenue	$10,038,934	$10,972,337	$11,722,665	$11,619,657	$11,895,145	$41,303

Room Expense	$2,027,543	$2,044,653	$2,225,034	$2,258,812	$2,258,812	$7,843
Food & Beverage Expense(2)	1,991,161	1,962,137	2,026,579	1,898,184	2,009,109	6,976
Telephone Expense	37,056	36,682	39,573	41,506	41,506	144
Parking Expense	89,820	89,293	102,561	89,015	89,015	309
Total Departmental Expense	$4,145,580	$4,132,765	$4,393,747	$4,287,517	$4,398,442	$15,272
Total Undistributed Expense	3,406,778	3,708,380	3,856,421	3,806,924	3,903,390	13,553
Total Fixed Charges	205,022	275,395	311,244	308,395	528,339	1,835
Total Operating Expenses	$7,757,380	$8,116,540	$8,561,412	$8,402,836	$8,830,171	$30,660

Net Operating Income	$2,281,554	$2,855,797	$3,161,253	$3,216,821	$3,064,974	$10,642
FF&E	389,986	401,555	429,060	429,060	475,806	1,652
Net Cash Flow	$1,891,568	$2,454,242	$2,732,193	$2,787,761	$2,589,168	$8,990

(1)
Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)
Food & Beverage departmental revenue and expense is underwritten per T-12 6/30/14 results which are the most recent results prior to a water damage issue where a pipe burst on June 29, 2014 and caused the ballroom and other function space to be out of service during July, August and a portion of September 2014.

(3)	Other Revenue consists of parking revenue, sundry revenue and other miscellaneous revenue items.

THE HAMPTON

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		RMF
Location (City/State)	Austin, Texas	Cut-off Date Principal Balance		$19,300,000
Property Type	Multifamily	Cut-off Date Principal Balance per Unit		$62,662.34
Size (Units)	308	Percentage of Initial Pool Balance		1.6%
Total Occupancy as of 9/19/2014	98.4%	Number of Related Mortgage Loans		None
Owned Occupancy as of 9/19/2014	98.4%	Type of Security		Fee Simple
Year Built / Latest Renovation	1986 / NAP	Mortgage Rate		4.4750%
Appraised Value	$25,100,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		60
Underwritten Revenues	$2,976,234	Borrower Sponsor(2)	Kenneth D. Lawrence, Michael E. Novelli, James G. Wood, David H. Meaden
Underwritten Expenses	$1,520,995	Escrows
Underwritten Net Operating Income (NOI)	$1,455,239		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,416,739	Taxes	$0	$40,231
Cut-off Date LTV Ratio	76.9%	Insurance	$68,348	$6,509
Maturity Date LTV Ratio(1)	64.7%	Replacement Reserves	$500,000	$3,208
DSCR Based on Underwritten NOI / NCF	1.24x / 1.21x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	7.5% / 7.3%	Other(3)	$10,650	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$19,300,000	76.1%	Purchase Price	$24,475,000	96.5%
Principal’s New Cash Contribution	6,040,741	23.8	Reserves	578,998	2.3
Other Sources	35,000	0.1	Closing Costs	321,743	1.3
Total Sources	$25,375,741	100.0%	Total Uses	$25,375,741	100.0%
(1)
The Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $27,300,000. The Maturity Date LTV Ratio, calculated on the basis of the “as-is” appraised value of $25,100,000, is 70.3%.

(2)	Kenneth D. Lawrence, Michael E. Novelli, James G. Wood, and David H. Meaden are the non-recourse carveout guarantors under The Hampton Loan.
(3)	Other reserve represents a deferred maintenance reserve ($10,650).

The following table presents certain information relating to the units and rent at the The Hampton Property:

Unit Type	Occupied Units(1)	Vacant Units	Total Units	Average SF per Unit	Monthly Market Rent per Unit	Yearly Market Rent	Monthly Actual Rent per Unit	Yearly Actual Rent per Unit(1)
2 Bed / 1 Bath	24	0	24	935	$1,025	$295,200	$897	$258,192
2 Bed / 2 Bath	53	1	54	1,027	1,055	671,039	934	594,336
1 Bed / 1 Bath	226	4	230	624	853	2,311,980	724	1,962,960
Total / Wtd. Avg.	303	5	308	719	$901	$3,278,219	$774	$2,815,488

Source: As provided by the borrower.
(1)	Yearly rents are calculated based on currently occupied units per the rent roll dated September 19, 2014.

The following table presents certain information relating to historical leasing at the The Hampton  Property:

Historical Leased %(1)
2011	2012	2013	As of 9/19/2014
93.2%	92.5%	94.1%	98.4%

(1)	As provided by the borrower which reflects average occupancy as of December 31 for each respective year unless otherwise indicated.

THE HAMPTON

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Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the The Hampton Property:

Cash Flow Analysis(1)
	2011	2012	2013	TTM 8/31/2014	Underwritten(2)	Underwritten $ per Unit
Base Rent	$2,342,659	$2,535,478	$2,707,317	$2,795,095	$2,815,488	$9,141
Gross Up Vacancy	0	0	0	0	53,581	174
Goss Potential Rent	$2,342,659	$2,535,478	$2,707,317	$2,795,095	$2,869,069	$9,315
Vacancy, Credit Loss & Concessions	(160,020)	(189,653)	(161,027)	(140,453)	(171,103)	(556)
Total Rent Revenue	$2,182,639	$2,345,825	$2,546,289	$2,654,642	$2,697,966	$8,760
Other Revenue (3)	244,962	327,915	265,672	278,267	278,267	903
Effective Gross Income	$2,427,601	$2,673,740	$2,811,962	$2,932,910	$2,976,234	$9,663

Total Operating Expenses	$1,131,782	$1,134,220	$1,235,287	$1,289,051	$1,520,995	$4,938

Net Operating Income	$1,295,819	$1,539,521	$1,576,674	$1,643,859	$1,455,239	$4,725
Replacement Reserves	0	0	0	0	38,500	125
Net Cash Flow	$1,295,819	$1,539,521	$1,576,674	$1,643,859	$1,416,739	$4,600

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow is based on the September 19, 2014 rent roll.
(3)	Other Revenue includes late fees, miscellaneous income, and re-letting fees.

NY & NJ MIXED USE PORTFOLIO

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	4	Loan Seller		CGMRC
Location (City/State)	Various	Cut-off Date Principal Balance		$17,250,000
Property Type	Various	Cut-off Date Principal Balance per SF		$197.52
Size (SF)	87,334	Percentage of Initial Pool Balance		1.4%
Total Occupancy as of 10/5/2014	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 10/5/2014	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various / NAP	Mortgage Rate		4.2300%
Appraised Value	$31,900,000	Original Term to Maturity (Months)		84
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		84
		Borrower Sponsor(1)	Lawrence Jemal
Underwritten Revenues	$3,104,684
Underwritten Expenses	$1,040,979	Escrows
Underwritten Net Operating Income (NOI)	$2,063,705		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,931,326	Taxes	$153,730	$51,243
Cut-off Date LTV Ratio	54.1%	Insurance	$60,338	$10,056
Maturity Date LTV Ratio	54.1%	Replacement Reserves	$0	$1,587
DSCR Based on Underwritten NOI / NCF	2.79x / 2.61x	TI/LC(2)	$250,000	$0
Debt Yield Based on Underwritten NOI / NCF	12.0% / 11.2%	Other(3)	$189,537	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$17,250,000	99.5%	Loan Payoff	$11,891,272	68.9%
Other Sources	90,000	0.5	Principal Equity Distribution	4,148,962	24.1
			Closing Costs	653,605	3.8
			Reserves	646,161	3.7
Total Sources	$17,340,000	100.0%	Total Uses	$17,340,000	100.0%

(1)	Lawrence Jemal is the non-recourse carveout guarantor under the NY & NJ Mixed Use Portfolio Loan.
(2)	The TI/LC reserve is capped at $250,000.
(3)
The Other upfront reserve amount is comprised of (i) $95,070 for deferred maintenance, (ii) $52,800 for costs associated with obtaining valid certificates of occupancy for two of the properties in the NY & NJ Mixed Use Portfolio and (iii) $41,667 for unfunded obligations owed to Guitar Center.

The following table presents certain information relating to the NY & NJ Mixed Use Portfolio Properties:
Property Name	Property Type	City	State	Total GLA	Occupancy(1)	Allocated Cut-off Date Loan Amount	% of Allocated Cut-off Date Loan Amount	Year Built / Renovated	Appraised Value	UW NCF
162-24 Jamaica Avenue	Mixed Use	Queens	NY	42,179	100.0%	$8,597,962	49.8%	1930 / NAP	$15,900,000	$810,615
300 US Highway 202	Retail	Raritan	NJ	22,206	100.0%	3,514,890	20.4	1990 / NAP	6,500,000	476,761
2600 Flatbush Avenue	Retail	Brooklyn	NY	11,149	100.0%	2,920,063	16.9	1965 / NAP	5,400,000	341,395
2706 Route 22	Retail	Union	NJ	11,800	100.0%	2,217,085	12.9	1986 / NAP	4,100,000	302,556
Total / Wtd. Avg.				87,334	100.0%	$17,250,000	100.0%		$31,900,000	$1,931,326

(1)	Occupancy is as of October 5, 2014.

NY & NJ MIXED USE PORTFOLIO

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the NY & NJ Mixed Use Portfolio Properties:

Ten Largest Owned Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
NYC - Dept of Probation	NR / NR / NR	25,879	29.6%	$569,338	21.1%	22.00	7/31/2020	2, 5-year options
Children’s Place	NR / NR / NR	5,500	6.3	563,160	20.9	102.39	2/29/2024	2, 5-year options
Sam Ash Music	NR / NR / NR	11,149	12.8	400,000	14.8	35.88	6/30/2018	NA
Party City	NR / NR / NR	11,800	13.5	359,310	13.3	30.45	12/31/2016	1, 4-year option
Guitar Center	NR / NR / NR	13,364	15.3	314,054	11.6	23.50	10/31/2022	2, 5-year options
Vitamin Shop	NR / NR / NR	4,766	5.5	171,576	6.4	36.00	6/30/2015	2, 5-year options
Save a Thon	NR / NR / NR	6,000	6.9	120,000	4.4	20.00	8/31/2017	NA
FedEx Kinkos	NR / NR / NR	4,076	4.7	89,672	3.3	22.00	6/30/2019	1, 5-year option
NY Therapeutic	NR / NR / NR	4,100	4.7	82,000	3.0	20.00	4/30/2020	NA
California Fashion	NR / NR / NR	700	0.8	30,000	1.1	42.86	11/1/2014	NA
Ten Largest Owned Tenants		87,334	100.0%	$2,699,110	100.0%	$30.91
Remaining Owned Tenants		0	0.0	0	0.0	0.00
Vacant Spaces (Owned Space)		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		87,334	100.0%	$2,699,110	100.0%	$30.91

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the NY & NJ Mixed Use Portfolio Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Suites
MTM	700	0.8%	0.8%	$30,000	1.1%	$42.86	1
2015	4,766	5.5	6.3%	171,576	6.4	36.00	1
2016	11,800	13.5	19.8%	359,310	13.3	30.45	1
2017	6,000	6.9	26.6%	120,000	4.4	20.00	1
2018	11,149	12.8	39.4%	400,000	14.8	35.88	1
2019	4,076	4.7	44.1%	89,672	3.3	22.00	1
2020	29,979	34.3	78.4%	651,338	24.1	21.73	2
2021	0	0.0	78.4%	0	0.0	0.00	0
2022	13,364	15.3	93.7%	314,054	11.6	23.50	1
2023	0	0.0	93.7%	0	0.0	0.00	0
2024	5,500	6.3	100.0%	563,160	20.9	102.39	1
2025	0	0.0	100.0%	0	0.0	0.00	0
2026 & Thereafter	0	0.0	100.0%	0	0.0	0.00	0
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	87,334	100.0%		$2,699,110	100.0%	$30.91	10

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the NY & NJ Mixed Use Portfolio Properties:

Historical Leased %(1)
Property Name	2011	2012	2013	As of 10/5/2014
162-24 Jamaica Avenue	NAP	NAP	99.6%	100.0%
300 US Highway 202	100.0%	100.0%	100.0%	100.0%
2600 Flatbush Avenue	100.0%	100.0%	100.0%	100.0%
2706 Route 22	100.0%	100.0%	100.0%	100.0%

(1)	As provided by the borrower.

NY & NJ MIXED USE PORTFOLIO

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Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at NY & NJ Mixed Use Portfolio Properties:

Cash Flow Analysis(1)

	2011	2012	2013	TTM 9/30/2014	Underwritten	Underwritten $ per SF
Base Rent	$2,152,747	$2,352,255	$2,522,943	$2,540,552	$2,540,552	$29.09
Contractual Rent Steps(2)	0	0	0	0	158,558	1.82
Gross Up Vacancy	0	0	0	0	0	0.00
Total Rent	$2,152,747	$2,352,255	$2,522,943	$2,540,552	$2,699,110	$30.91
Total Reimbursables	295,046	509,219	475,294	522,971	568,978	6.51
Other Income	0	0	0	0	0	0.00
Less Vacancy & Credit Loss	0	0	0	0	(163,404)	(1.87)
Effective Gross Income	$2,447,793	$2,861,474	$2,998,237	$3,063,523	$3,104,684	$35.55

Real Estate Taxes	532,916	547,369	575,705	583,387	599,528	6.86
Insurance	52,300	42,017	42,940	41,104	48,357	0.55
Management Fee	73,434	85,844	89,947	91,906	93,141	1.07
Other Operating Expenses	182,484	226,503	248,295	202,091	299,954	3.43
Total Operating Expenses	$841,134	$901,733	$956,887	$918,488	$1,040,979	$11.92

Net Operating Income	$1,606,659	$1,959,741	$2,041,350	$2,145,035	$2,063,705	$23.63
TI/LC	0	0	0	0	109,714	1.26
Replacement Reserves	0	0	0	0	22,664	0.26
Net Cash Flow	$1,606,659	$1,959,741	$2,041,350	$2,145,035	$1,931,326	$22.11

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Contractual rent steps are underwritten based upon the actual scheduled increases through November 1, 2015.

(THIS PAGE INTENTIONALLY LEFT BLANK)

808 WEST APARTMENTS

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Cullowhee, North Carolina	Cut-off Date Principal Balance	$16,500,000
Property Type	Multifamily	Cut-off Date Principal Balance per Bed	$52,547.77
Size (Beds)	314	Percentage of Initial Pool Balance	1.4%
Total Occupancy as of 12/11/2014	99.7%	Number of Related Mortgage Loans(1)	None
Owned Occupancy as of 12/11/2014	99.7%	Type of Security	Fee Simple
Year Built / Latest Renovation	1966, 1975, 2013-2014 / NAP	Mortgage Rate	4.3500%
Appraised Value	$22,525,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	36
Borrower Sponsor(1)	SCAustin, LLC, Scott A. Austin, John Rudolph and JE Austin & Associates II, LLC
Underwritten Revenues	$2,090,883
Underwritten Expenses	$687,015	Escrows
Underwritten Net Operating Income (NOI)	$1,403,868	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,370,443	Taxes	$1,985	$1,985
Cut-off Date LTV Ratio	73.3%	Insurance	$8,004	$4,002
Maturity Date LTV Ratio	63.9%	Replacement Reserves	$0	$3,271
DSCR Based on Underwritten NOI / NCF	1.42x / 1.39x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	8.5% / 8.3%	Other(2)	$143,598	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$16,500,000	100.0%	Loan Payoff	$10,977,343	66.5%
			Principal Equity Distribution	5,026,106	30.5
			Closing Costs	342,965	2.1
			Reserves	153,587	0.9
Total Sources	$16,500,000	100.0%	Total Uses	$16,500,000	100.0%

(1)	SCAustin, LLC, Scott A. Austin, John Rudolph and JE Austin & Associates II, LLC are the non-recourse carveout guarantors under the 808 West Apartments Loan.
(2)	Other upfront reserves represent a deferred maintenance reserve ($143,598).

The following table presents certain information relating to the units and rent at the 808 West Apartments Property:
Unit Type	# of Beds	Average SF per Bed	Monthly Market Rent per Bed(1)	Monthly Actual Rent per Bed(2)	Underwritten Monthly Bed	Underwritten Rent
1 Bed / 1 Bath	12	700	$622	$622	$622	$89,520
2 Bed / 2 Bath	124	922	$595	$595	$595	885,360
3 Bed / 3 Bath	114	1186	$565	$565	$565	772,680
4 Bed / 4 Bath	64	1483	$545	$545	$545	418,560
Total / Wtd. Avg.	314	1,124	$575	$575	$575	$2,166,120

(1)	Source: Appraisal.
(2)	As provided by the borrower.

The following table presents certain information relating to historical leasing at the 808 West Apartments Property:

Historical Leased %(1)(2)
2012	2013	As of 12/11/2014
NAP	NAP	99.7%

(1)	As provided by the borrower.
(2)
The 808 West Apartments Property is comprised of six buildings, four of which were constructed in 2013 (172 beds) and 2014 (134 beds). The remaining two buildings (8 beds) were constructed in 1966/1975 and were renovated by the buyer/developer in 2014.

808 WEST APARTMENTS

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Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 808 West Apartments Property:

Cash Flow Analysis(1)
	TTM 11/30/2014(2)	Underwritten	Underwritten $ per Bed
Base Rent	$1,493,347	$2,166,120	$6,898
Gross Up Vacancy	0	0	0
Goss Potential Rent	$1,493,347	$2,166,120	$6,898
Vacancy, Credit Loss & Concessions	(47,570)	(136,486)	(435)
Total Rent Revenue	$1,445,777	$2,029,634	$6,464
Other Revenue(3)	65,397	61,249	195
Effective Gross Income	$1,511,174	$2,090,883	$6,659

Total Operating Expenses	$512,156	$687,015	$2,188

Net Operating Income	$999,018	$1,403,868	$4,471
Replacement Reserves(4)	0	33,425	106
Net Cash Flow	$999,018	$1,370,443	$4,364

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	TTM 11/30/2014 financials are based on 8.5 months during the 2013-2014 school year with 172 beds, and 3.5 months during the 2014-2015 school year with 314 beds.
(3)	Other revenue includes administrative and redecorating fees, damage fees, late fees, pet fees, insufficient funds fees and other miscellaneous revenues.
(4)	Underwritten replacement reserves of $106 per bed are based on the property condition report.

KINGS MOUNTAIN INDUSTRIAL

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	RMF
Location (City/State)	Kings Mountain, North Carolina	Cut-off Date Principal Balance(1)(2)	$16,200,000
Property Type	Industrial	Cut-off Date Principal Balance per SF(1)	$28.14
Size (SF)	575,718	Percentage of Initial Pool Balance	1.4%
Total Occupancy as of 10/1/2014	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 10/1/2014	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	1999 / 2014	Mortgage Rate	4.5770%
Appraised Value	$27,100,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)(3)	NAP
Original Interest Only Period (Months)(3)	120
Underwritten Revenues	$2,019,616	Borrower Sponsor(4)	Hartz Financial Corp.
Underwritten Expenses	$344,151	Escrows
Underwritten Net Operating Income (NOI)	$1,675,464	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,495,945	Taxes(5)	$0	$0
Cut-off Date LTV Ratio(1)	59.8%	Insurance(5)	$0	$0
Maturity Date LTV Ratio(1)	59.5%	Replacement Reserves(5)	$0	$0
DSCR Based on Underwritten NOI / NCF(1)(3)	2.23x / 1.99x	TI/LC(6)	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	10.3% / 9.2%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Mortgage Loan Amount	$16,200,000	60.7%	Purchase Price	$26,291,117	98.5%
Principal’s New Cash Contribution	6,943,512	26.0	Closing Costs	402,395	1.5
B-Note(7)	3,500,000	13.1
Other Sources	50,000	0.2
Total Sources	$26,693,512	100.0%	Total Uses	$26,693,512	100.0%

(1)	Calculated based on the balance of the Kings Mountain Industrial Loan and excluding the subordinate companion loan.
(2)
The Cut-off Date Principal Balance of $16,200,000 represents a non-controlling Note A, which comprises a portion of, and controls the servicing of, a $19,700,000 loan combination evidenced by the Kings Mountain Industrial Loan and a subordinate companion loan in the original amount of $3,500,000 (the “Kings Mountain Industrial Loan Combination”).  The subordinate companion loan, evidenced by a controlling Note B, is currently held by a third party that is unaffiliated with any party to this securitization transaction (the “Kings Mountain Industrial Subordinate Companion Loan”).  Prior to the occurrence and continuance of an applicable subordinate companion loan control termination event, the holder of the Kings Mountain Industrial Subordinate Companion Loan has certain consent and consultation rights with respect to certain major decisions and other matters with respect to the Kings Mountain Industrial Mortgage Loan Combination.

(3)
The Kings Mountain Industrial Loan is interest-only for the first 117 payments and requires amortization payments thereafter as set forth on Annex G to the Prospectus Supplement.  The DSCR Based on Underwritten NOI / NCF is based on the interest only payments.

(4)	Hartz Financial Corp. is the non-recourse carveout guarantor under the Kings Mountain Industrial Loan.
(5)	Taxes, Insurance, and Replacement Reserves will be collected monthly upon the occurrence of (i) an event of default under the Kings Mountain Industrial Loan or (ii) a Critical Tenant Trigger Event.
(6)
TI/LC reserve will be collected monthly upon (i) Hanesbrands, Inc. (the “Critical Tenant”) giving notice of its intention to not extend or renew the Critical Tenant lease, (ii) on or prior to 12 months prior to the then applicable expiration date under the Critical Tenant lease, Critical Tenant failing to give notice of its election to renew the Critical Tenant lease, (iii) an event of default under the Critical Tenant lease beyond any applicable notice and/or cure periods, or (v) a bankruptcy action of the Critical Tenant (each, a “Critical Tenant Trigger Event”).

(7)
The Kings Mountain Industrial Loan Combination has a 360-month amortization schedule.  Prior to an event of default under the Kings Mountain Industrial Loan, all amortization payments on the Kings Mountain Industrial Loan Combination are applied to the Kings Mountain Industrial Subordinate Companion Loan, resulting in such companion loan being fully-amortized by month 118 of the Kings Mountain Industrial Loan term.  Amortization payments thereafter are applied to the Kings Mountain Industrial Loan as set forth on Annex G to the Prospectus Supplement.

The following table presents certain information relating to the tenant at the Kings Mountain Industrial Property:
Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Hanesbrands, Inc.	BB+ / Ba2 / BB	575,718	100.0%	$1,577,467	100.0%	$2.74	9/30/2024	2, 5-year options
Total / Wtd. Avg.		575,718	100.0%	$1,577,467	100.0%	$2.74

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

KINGS MOUNTAIN INDUSTRIAL

The following table presents certain information relating to the lease rollover schedule at the Kings Mountain Industrial Property:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2015	0	0.0	0.0%	0	0.0	0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	575,718	100.0	100.0%	1,577,467	100.0	2.74	1
2025	0	0.0	100.0%	0	0.0	0.00	0
2026 & Thereafter	0	0.0	100.0%	0	0.0	0.00	0
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	575,718	100.0%		$1,577,467	100.0%	$2.74	1

(1)	Calculated based on approximate square footage occupied by the sole Tenant.

The following table presents certain information relating to historical leasing at the Kings Mountain Industrial Property:

Historical Leased %(1)
	2011	2012	2013	As of 10/1/2014
Owned Space	100.0%	100.0%	100.0%	100.0%

(1)	As provided by the borrower which reflects average occupancy as of December 31 for each respective year unless otherwise indicated.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Kings Mountain Industrial Property:

Cash Flow Analysis(1)
	2011	2012	2013	T5 Annualized 5/31/2014	Underwritten(2)	Underwritten $ per SF
Base Rent	$1,238,135	$1,370,555	$1,290,268	$1,313,057	$1,577,467	$2.74
Straight Line Rent	0	0	0	0	149,815	0.26
Total Rent	$1,238,135	$1,370,555	$1,290,268	$1,313,057	$1,727,283	$3.00
Total Reimbursables	114,781	114,781	158,108	9,202	344,151	0.60
Less Vacancy & Credit Loss(3)	0	0	0	0	(51,818)	(0.09)
Effective Gross Income	$1,352,916	$1,485,336	$1,448,376	$1,322,258	$2,019,616	$3.51

Total Operating Expenses	$175,080	$179,682	$199,369	$63,290	$344,151	$0.60

Net Operating Income	$1,177,836	$1,305,654	$1,249,007	$1,258,968	$1,675,464	$2.91
TI/LC	0	0	0	0	75,890	0.13
Capital Expenditures	0	0	0	0	103,629	0.18
Net Cash Flow	$1,177,836	$1,305,654	$1,249,007	$1,258,968	$1,495,945	$2.60

(1)
Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on contractual rents as of October 1, 2014.
(3)	Vacancy & Credit Loss is based on 3% of Base Rent.

REUNION PARK

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		RCMC
Location (City/State)	Austin, Texas	Cut-off Date Principal Balance		$15,250,000
Property Type	Office	Cut-off Date Principal Balance per SF		$123.68
Size (SF)	123,306	Percentage of Initial Pool Balance		1.3%
Total Occupancy as of 10/1/2014	87.7%	Number of Related Mortgage Loans		None
Owned Occupancy as of 10/1/2014	87.7%	Type of Security		Fee Simple
Year Built / Latest Renovation	1979 / 2014	Mortgage Rate		4.3650%
Appraised Value	$21,800,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Term (Months)		48
		Borrower Sponsor(2)	Daniel Warman, Allan Serviansky, Robert Oppenheim and Sheldon David Kahn
Underwritten Revenues	$2,861,477
Underwritten Expenses	$1,454,027	Escrows
Underwritten Net Operating Income (NOI)	$1,407,450		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,284,144	Taxes	$32,023	$32,023
Cut-off Date LTV Ratio	70.0%	Insurance	$3,427	$1,713
Maturity Date LTV Ratio(1)	58.0%	Replacement Reserves(3)	$0	$2,055
DSCR Based on Underwritten NOI / NCF	1.54x / 1.41x	TI/LC(4)	$367,092	$8,221
Debt Yield Based on Underwritten NOI / NCF	9.2% / 8.4%	Other(5)	$268,456	$1,386

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$15,250,000	69.4%	Purchase Price	$20,672,567	94.0%
Principal’s New Cash Contribution	6,738,417	30.6	Reserves	670,997	3.1
			Closing Costs	644,853	2.9

Total Sources	$21,988,417	100.0%	Total Uses	$21,988,417	100.0%

(1)	The Maturity Date LTV Ratio is calculated using the “as stabilized” appraised value of $23,500,000. Based on the “as is” appraised value, the Maturity Date LTV ratio is 62.5%
(2)	Daniel Warman, Allan Serviansky, Robert Oppenheim and Sheldon David Kahn are the non-recourse carveout guarantors under the Reunion Park Loan.
(3)	The Replacement Reserves cap is $73,980.
(4)
Monthly deposits into the rollover reserve is not required if (i) there is no event of default under the Reunion Park Loan, (ii) occupancy is at least 75.0% and (iii) the rollover reserve is greater than or equal to $295,956.

(5)	Upfront Other reserve is comprised of a rent concession reserve ($268,456). Monthly Other reserve is comprised of monthly deposits of $1,386 until October 2019 into the signature science 2019 reserve.

The following table presents certain information relating to the tenants at the Reunion Park Property:

Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Signature Science	NR / NR / NR	48,991	39.7%	$680,155	42.3%	$13.88	10/25/2024	2, 5-year options
Strayer University	NR / NR / NR	16,778	13.6	293,615	18.3	17.50	12/31/2016	1, 5-year option
Physician Reliance	NR / NR / NR	15,768	12.8	240,462	15.0	15.25	6/30/2019	2, 5-year options
Texas Nurses Association	NR / NR / NR	16,412	13.3	213,356	13.3	13.00	1/31/2021	1, 5-year option
DiSorbo(2)	NR / NR / NR	8,257	6.7	148,632	9.2	18.00	9/30/2020	NA
Texas Health Institute	NR / NR / NR	1,882	1.5	31,053	1.9	16.50	11/30/2018	1, 5-year option
Tenants		108,088	87.7%	$1,607,273	100.0%	$14.87
Vacant		15,218	12.3	0	0.0	0.00
Total / Wtd. Avg. All Tenants		123,306	100.0%	$1,607,273	100.0%	$14.87

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
DiSorbo is currently in occupancy of 4,504 SF and is expanding into approximately 3,753 SF under a lease with a co-terminus expiration date in September 2020.  The start date   on the additional space is April 2015.

REUNION PARK

The following table presents the lease rollover schedule at the Reunion Park Property, based on initial lease expiration dates:

Lease Expiration Schedule

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2015	0	0.0	0.0%	0	0.0	0.00	0
2016	16,778	13.6	13.6%	293,615	18.3	17.50	1
2017	0	0.0	13.6%	0	0.0	0.00	0
2018	1,882	1.5	15.1%	31,053	1.9	16.50	1
2019	15,768	12.8	27.9%	240,462	15.0	15.25	1
2020	8,257	6.7	34.6%	148,632	9.2	18.00	1
2021	16,412	13.3	47.9%	213,356	13.3	13.00	1
2022	0	0.0	47.9%	0	0.0	0.00	0
2023	0	0.0	47.9%	0	0.0	0.00	0
2024	48,991	39.7	87.7%	680,155	42.3	13.88	1
2025	0	0.0	87.7%	0	0.0	0.00	0
2026 & Thereafter	0	0.0	87.7%	0	0.0	0.00	0
Vacant	15,218	12.3	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	123,306	100.0%		$1,607,273	100.0%	$14.87	6

The following table presents certain information relating to historical leasing at the Reunion Park Property:

Historical Leased %(1)
2012	2013	As of 10/1/2014
64.8%	72.8%	87.7%

(1)	As provided by the borrower which reflects average occupancy for the specified year unless indicated otherwise.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Reunion Park Property:

Cash Flow Analysis(1)
	2011	2012	2013	T9 9/30/2014 Annualized	Underwritten(2)	Underwritten $ per SF
Base Rent	$1,493,408	$1,531,941	$1,571,552	$1,675,436	$1,607,273	$13.03
Gross Up	0	0	0	0	258,706	2.10
Expense Reimbursement	767,718	868,150	980,553	1,286,636	1,254,204	10.17
Potential Gross Income	$2,261,126	$2,400,091	$2,552,105	$2,962,072	$3,120,183	$25.30
Other Income	5,354	906	178	667	0	0.00
Vacancy & Credit Loss	(490,069)	(452,338)	(458,530)	(351,388)	(258,706)	(2.10)
Effective Gross Income	$1,776,411	$1,948,659	$2,093,753	$2,611,351	$2,861,477	$23.21

Real Estate Taxes	$262,572	$240,692	$306,253	$345,816	$440,165	$3.57
Insurance	20,978	20,384	29,860	12,772	20,561	0.17
Management Fees	70,378	75,891	62,367	77,893	114,459	0.93
Other Operational Expenses	762,269	777,825	930,162	873,032	878,842	7.13
Total Operating Expenses	$1,116,197	$1,114,792	$1,328,642	$1,309,513	$1,454,027	$11.79

Net Operating Income(3)	$660,214	$833,867	$765,111	$1,301,837	$1,407,450	$11.41
TI/LC	0	0	0	0	98,645	0.80
Replacement Reserves	0	0	0	0	24,661	0.20
Net Cash Flow(3)	$660,214	$833,867	$765,111	$1,301,837	$1,284,144	$10.41

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on contractual rents as of October 1, 2014 and contractual rent steps through November 1, 2015.
(3)
Underwritten Net Operating Income and Net Cash Flow is greater than the historical Net Operating Income and Net Cash Flow primarily due to new leasing at the property.  In June 2011, the largest tenant, Signature Science, expanded by approximately 13,134 SF (10.7% of GLA); in 2013, two new leases totaling approximately 18,294 SF (14.8% of GLA) were signed; in 2014, two new leases totaling approximately 20,272 SF (16.4% of GLA) and in 2015, the fifth largest tenant, DiSorbo, signed a lease to expand by approximately 3,753 SF.

NORTHVILLE WOODS

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CGMRC
Location (City/State)	Northville, Michigan	Cut-off Date Principal Balance	$15,020,000
Property Type	Multifamily	Cut-off Date Principal Balance per Unit	$54,817.52
Size (Units)	274	Percentage of Initial Pool Balance	1.3%
Total Occupancy as of 9/22/2014	92.3%	Number of Related Mortgage Loans	None
Owned Occupancy as of 9/22/2014	92.3%	Type of Security	Fee Simple
Year Built / Latest Renovation	1972,1988 / NAP	Mortgage Rate	4.4500%
Appraised Value	$20,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	60
Borrower Sponsor(2)	David Sillman and Sheldon Yellen
Underwritten Revenues	$2,714,652
Underwritten Expenses	$1,359,744	Escrows
Underwritten Net Operating Income (NOI)	$1,354,908	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,274,352	Taxes	$86,715	$28,905
Cut-off Date LTV Ratio	75.1%	Insurance	$20,783	$6,928
Maturity Date LTV Ratio(1)	54.0%	Replacement Reserves(3)	$0	$6,713
DSCR Based on Underwritten NOI / NCF	1.49x / 1.40x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	9.0% / 8.5%	Other(4)	$42,090	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$15,020,000	78.0%	Purchase Price	$18,775,000	97.5%
Principal’s New Cash Contribution	3,512,130	18.2	Closing Costs	332,678	1.7
Other Sources	725,136	3.8	Reserves	149,588	0.8
Total Sources	$19,257,266	100.0%	Total Uses	$19,257,266	100.0%

(1)
The Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $25,450,000. The Maturity Date LTV Ratio, calculated on the basis of the “as-is” appraised value of $20,000,000, is 68.7%.

(2)	David Sillman and Sheldon Yellen are the non-recourse carveout guarantors under the Northville Woods Loan.
(3)	Replacement Reserves are capped at $241,668.
(4)	Other upfront reserve represents an immediate repairs reserve in the amount of $42,090.

The following table presents certain information relating to the units and rent at the Northville Woods Property:

Unit Type	Occupied Units(1)	Vacant Units(1)	Total Units(1)	Average SF per Unit(1)	Monthly Market Rent per Unit(2)	Yearly Market Rent(2)	Monthly Actual Rent per Unit(3)	Yearly Actual Rent(3)
1 Bed / 1 Bath (Type A)	10	2	12	701	$900	$108,000	$800	$95,940
1 Bed / 1 Bath (Type B)	12	0	12	756	900	129,600	842	121,200
1 Bed / 1 Bath (Type C)	54	8	62	836	800	518,400	726	470,760
2 Bed / 1 Bath (Type A)	49	1	50	1,015	900	529,200	801	470,724
2 Bed / 2 Bath (Type A)	52	6	58	1,076	950	592,800	832	519,012
2 Bed / 2 Bath (Type B)	22	2	24	1,125	1,075	283,800	1,008	266,124
2 Bed / 2 Bath (Type C)	24	0	24	1,187	1,075	309,600	1,059	304,956
3 Bed / 2 Bath (Type A)	30	2	32	1,286	1,100	396,000	1,058	380,808
Total / Wtd. Avg.	253	21	274	1,019	$942	$2,867,400	$866	$2,629,524

(1)	As provided by the borrower.
(2)	Source: Appraisal.
(3)	Actual rents are calculated based on currently occupied units per the rent roll dated September 22, 2014.

The following table presents certain information relating to historical leasing at the Northville Woods Property:

Historical Leased %(1)
	2012	2013	As of 9/22/2014
Owned Space	91.2%	93.3%	92.3%

(1)	As provided by the borrower.

NORTHVILLE WOODS

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Northville Woods Property:

Cash Flow Analysis(1)
	2012	2013	TTM 9/30/2014	Underwritten(2)	Underwritten $ per Unit
Base Rent	$2,543,855	$2,673,951	$2,781,251	$2,629,524	$9,597
Utility Reimbursements	80,738	86,590	86,207	86,207	315
Gross Up Vacancy	0	0	0	229,800	839
Gross Potential Rent	$2,624,593	$2,760,541	$2,867,458	$2,945,531	$10,750
Vacancy, Credit Loss & Concessions	(324,225)	(237,957)	(306,366)	(372,117)	(1,358)
Total Rent	$2,300,368	$2,522,584	$2,561,092	$2,573,414	$9,392
Other Income(3)	145,341	156,833	153,560	141,238	515
Effective Gross Income	$2,445,709	$2,679,417	$2,714,652	$2,714,652	$9,907

Real Estate Taxes	$332,482	$332,786	$331,011	$342,770	$1,251
Insurance	82,010	71,171	70,535	79,173	289
Management Fee	73,685	80,349	81,656	81,440	297
Other Expenses	900,187	920,893	947,173	856,362	3,125
Total Operating Expenses	$1,388,364	$1,405,199	$1,430,375	$1,359,744	$4,963

Net Operating Income	$1,057,345	$1,274,218	$1,284,277	$1,354,908	$4,945
Replacement Reserves	0	0	0	80,556	294
Net Cash Flow	$1,057,345	$1,274,218	$1,284,277	$1,274,352	$4,651

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(2)	Underwritten cash flow is based on the September 22, 2014 rent roll.
(3)	Other Income consists of late/application fees, pet income, laundry income, parking income, etc.

NEW CARROLLTON WOODS

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	Riverdale, Maryland	Cut-off Date Principal Balance		$15,000,000
Property Type	Multifamily	Cut-off Date Principal Balance per Unit		$94,339.62
Size (Units)	159	Percentage of Initial Pool Balance		1.3%
Total Occupancy as of 8/31/2014	96.9%	Number of Related Mortgage Loans		None
Owned Occupancy as of 8/31/2014	96.9%	Type of Security		Fee Simple
Year Built / Latest Renovation	1973 / 2007	Mortgage Rate		4.7100%
Appraised Value	$25,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		84
		Borrower Sponsor(1)	Michael B. Gross and Douglas Margerum
Underwritten Revenues	$2,437,336
Underwritten Expenses	$1,053,805	Escrows
Underwritten Net Operating Income (NOI)	$1,383,531		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,343,781	Taxes	$15,884	$15,884
Cut-off Date LTV Ratio	60.0%	Insurance	$41,664	$5,952
Maturity Date LTV Ratio	57.2%	Replacement Reserves	$0	$3,313
DSCR Based on Underwritten NOI / NCF	1.48x / 1.44x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	9.2% / 9.0%	Other(2)	$25,438	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$15,000,000	99.7%	Loan Payoff	$13,490,070	89.7%
Other Sources	40,000	0.3	Principal Equity Distribution	1,179,529	7.8
			Closing Costs	287,415	1.9
			Reserves	82,986	0.6
Total Sources	$15,040,000	100.0%	Total Uses	$15,040,000	100.0%

(1)	Michael B. Gross and Douglas Margerum are the non-recourse carveout guarantors under the New Carrollton Woods Loan.
(2)	Other upfront reserve represents deferred maintenance reserve in the amount of $25,438.

The following table presents certain information relating to the units and rent at the New Carrollton Woods Property:
Unit Type	Occupied Units(1)	Vacant Units(1)	Total Units(1)	Average SF per Unit (2)	Monthly Market Rent per Unit(2)	Yearly Market Rent(2)	Monthly Actual Rent per Unit(3)	Yearly Actual Rent(3)
1 Bed / 1 Bath	36	0	36	607	$1,114	$481,320	$1,102	$476,064
2 Bed / 1 Bath	23	4	27	762	1,329	366,722	1,283	353,976
2 Bed Deluxe	59	1	60	754	1,300	920,400	1,284	908,988
3 Bed / 1 Bath	27	0	27	921	1,472	476,940	1,414	458,208
3 Bed Townhome	9	0	9	980	1,738	187,680	1,638	176,856
Total / Wtd. Avg.	154	5	159	763	$1,317	$2,433,062	$1,285	$2,374,092

(1)	As provided by the borrower.
(2)	Source: Appraisal.
(3)	Actual rents are calculated based on currently occupied units per the rent roll dated August 31, 2014.

The following table presents certain information relating to historical leasing at the New Carrollton Woods Property:

Historical Leased %(1)
2011	2012	2013	As of 8/31/2014
93.6%	89.0%	93.7%	96.9%

(1)	As provided by the borrower and represents average occupancy for the indicated year unless specified otherwise.

NEW CARROLLTON WOODS

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the New Carrollton Woods Property:

Cash Flow Analysis(1)
	2011	2012	2013	TTM 6/30/2014	Underwritten(2)	Underwritten $ per Unit
Base Rent	$2,279,675	$2,323,150	$2,393,290	$2,427,949	$2,374,092	$14,931
Gross Up Vacancy	0	0	0	0	83,400	525
Gross Potential Rent	$2,279,675	$2,323,150	$2,393,290	$2,427,949	$2,457,492	$15,456
Vacancy, Credit Loss & Concessions	(145,789)	(255,928)	(150,022)	(153,651)	(159,550)	(1,003)
Total Rent	$2,133,886	$2,067,222	$2,243,268	$2,274,298	$2,297,942	$14,452
Other Income(3)	88,157	88,841	101,936	139,394	139,394	877
Effective Gross Income	$2,222,043	$2,156,063	$2,345,204	$2,413,692	$2,437,336	$15,329

Real Estate Taxes	$169,714	$177,111	$188,052	$186,345	$186,345	$1,172
Insurance	61,800	61,800	61,800	65,100	68,023	428
Management Fee	89,005	86,536	93,729	96,667	97,493	613
Other Expenses	765,168	688,153	714,448	701,944	701,944	4,415
Total Operating Expenses	$1,085,687	$1,013,600	$1,058,029	$1,050,056	$1,053,805	$6,628

Net Operating Income	$1,136,356	$1,142,463	$1,287,175	$1,363,636	$1,383,531	$8,701
Replacement Reserves	39,756	39,756	39,756	39,803	39,750	250
Net Cash Flow	$1,096,600	$1,102,707	$1,247,419	$1,323,833	$1,343,781	$8,451

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(2)	Underwritten cash flow is based on the August 31, 2014 rent roll.
(3)	Other Income consists of late/legal fees, pet income, laundry income, parking income, etc.

SUMMARY OF CERTAIN RISK FACTORS

Investors should review the Prospectus Supplement and the Base Prospectus, including the description of risk factors contained in the Prospectus Supplement and the Base Prospectus, prior to making a decision to invest in the certificates offered by this Term Sheet.  The Prospectus Supplement and the Base Prospectus will include more complete descriptions of the risks described below as well as additional risks relating to, among other things, risks related to specific mortgage loans and specific property types.  Any decision to invest in the offered certificates should be made after reviewing the Prospectus Supplement and the Base Prospectus, conducting such investigations as the investor deems necessary and consulting the investor’s own legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment in the offered certificates.  Capitalized terms used but not defined in this Term Sheet shall have the respective meanings assigned to such terms in the Prospectus Supplement or, if not defined in the Prospectus Supplement, in the Base Prospectus.

■	The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS

—
In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, have experienced significant dislocations, illiquidity and volatility.  We cannot assure you that a dislocation in the CMBS market will not re-occur or become more severe.

■	The Offered Certificates May Not Be A Suitable Investment for You

—
The offered certificates are not suitable investments for all investors.  In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates.

—
An investment in the offered certificates should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

■	The Offered Certificates Are Limited Obligations

—
The offered certificates, when issued, will represent beneficial interests in the issuing entity.  The offered certificates will not represent an interest in, or obligation of, the sponsors, the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee, the underwriters, or any of their respective affiliates, or any other person.

—
The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in the Prospectus Supplement.  Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans.

■	Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

—	The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

—
Investors should treat each mortgage loan as a nonrecourse loan.  If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan.  Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property.  Payment at maturity is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property.

■	The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline

—
Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates.  While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the offered certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop.

—
The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolios that are available for securitization.

■	Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

—
We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions.  We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

SUMMARY OF CERTAIN RISK FACTORS (continued)

—
Effective January 1, 2014, EU Regulation 575/2013 (the “CRR”) imposes on European Economic Area (“EEA”) credit institutions and investment firms investing in securitizations issued on or after January 1, 2011, or in securitizations issued prior to that date where new assets are added or substituted after December 31, 2014: (a) a requirement (the “Retention Requirement”) that the originator, sponsor or original lender of such securitization has explicitly disclosed that it will retain, on an ongoing basis, a material net economic interest which, in any event, shall not be less than 5%; and (b) a requirement (the “Due Diligence Requirement”) that the investing credit institution or investment firm has undertaken certain due diligence in respect of the securitization and the underlying exposures and has established procedures for monitoring them on an ongoing basis. National regulators in EEA member states are required to impose penal risk weights on securitization investments in respect of which the Retention Requirement or the Due Diligence Requirement has not been satisfied in any material respect by reason of the negligence or omission of the investing credit institution or investment firm. If the Retention Requirement or the Due Diligence Requirement is not satisfied in respect of a securitization investment held by a non-EEA subsidiary of an EEA credit institution or investment firm, then an additional risk weight may be applied to such securitization investment when taken into account on a consolidated basis at the level of the EEA credit institution or investment firm.  Requirements similar to the Retention Requirement and the Due Diligence Requirement (the “Similar Requirements”): (i) apply to investments in securitizations by investment funds managed by EEA investment managers subject to EU Directive 2011/61/EU; and (ii) subject to the adoption of certain secondary legislation, will apply to investments in securitizations by EEA insurance and reinsurance undertakings and by EEA undertakings for collective investment in transferable securities. None of the originators, the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in accordance with Retention Requirement or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with Retention Requirement, the Due Diligence Requirement or Similar Requirements. Consequently, credit institutions, investment firms or the other types of EEA regulated investors mentioned above are unlikely to be able to hold the certificates. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. This could adversely affect your ability to transfer offered certificates or the price you may receive upon your sale of offered certificates.

—
Section 939A of the Dodd-Frank Wall Street Reform and Consumer Protection Act requires the U.S. federal banking agencies to modify their existing regulations to remove any reliance on credit ratings including, but not limited to, the use of such ratings to determine the permissibility of, and capital charges imposed on, investments by banking institutions, and the federal banking agencies’ risk-based capital guidelines regulations.  As a general rule, national banks are permitted to invest only in “investment grade” instruments, which under pre-existing regulations has been determined based on the credit ratings assigned to these instruments.  These national bank investment-grade standards are incorporated into statutes and regulations governing the investing authority of most state banks, and thus most state banks are required to adhere to these same investment grade standards.  In June 2012, the regulator of national banks (the Office of the Comptroller of the Currency) revised its regulatory definition of “investment grade” to require a bank’s determination regarding whether “the issuer of a security has adequate capacity to meet financial commitments under the security for the projected life of the asset or exposure.”  While national banks may continue to consider credit ratings, they may not rely exclusively on such ratings and must conduct separate due diligence to confirm the investment grade of the instruments.  These changes became fully effective January 1, 2013.  In addition, new capital regulations were issued by the banking regulators in July 2013 that determine the capital requirements of banks and bank holding companies without reference to the credit ratings assigned to the investment securities they hold and these capital regulations began phasing in on January 1, 2014.  As a result of these new regulations, investments in CMBS by depository institutions and their holding companies may result in greater capital charges to these financial institutions, and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes and the attractiveness of investments in CMBS for such entities.

—
Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act added a provision, commonly referred to as the “Volcker Rule,” to federal banking law to generally prohibit “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds.  The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013 and became effective on April 1, 2014.  Conformance with the Volcker Rule and its implementing regulations is required by July 21, 2015 (or by July 21, 2016 in respect of investments in and relationships with covered funds that were in place prior to December 31, 2013, with the possibility of a further one-year extension).  In the interim, banking entities must make good-faith efforts to conform their activities and investments to the Volcker Rule.  Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.  The general effects of the Volcker Rule remain uncertain.  Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

—
The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products.  These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in commercial mortgage-backed securities for financial reporting purposes.

—	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Commercial, Multifamily and Manufactured Housing Community Lending is Dependent Upon Net Operating Income

—
The repayment of the mortgage loans in the pool (or related loan combination) will be dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  However, net operating income can be volatile and may be insufficient to cover debt service on a mortgage loan (or related loan combination) at any given time.  The performance and/or value of a particular income-producing real property will depend on a number of variables, including but not limited to property type, geographic location, competition and sponsorship.

■	Risks Resulting from Various Concentrations

—
The performance of the pool of mortgage loans may be adversely impacted as a result of (i) mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance, (ii) a concentration of mortgage loans secured by the same mortgaged property types, (iii) a concentration of mortgage loans secured by mortgaged properties located in a particular geographic area, (iv) a concentration of mortgage loans secured by mortgaged properties with the same tenant(s) and (v) a concentration of mortgage loans with the same borrower or related borrowers.  The effect of loan pool losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance.  Likewise, mortgaged properties in which a single tenant makes up a significant portion of the rental income are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease.

—
A concentration of related borrowers, mortgaged property types, tenant occupancy or mortgaged properties in similar geographic regions can pose increased risks because a decline in the financial condition of the corporate family of the related borrowers, in a particular industry or business or in a particular geographic area would have a disproportionately large impact on the pool of mortgage loans.

■	Borrower May Be Unable To Repay Remaining Principal Balance on Maturity

—
Mortgage loans (or loan combinations) with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans.  This is because the borrower may be unable to repay the loan at that time.  A borrower’s ability to repay a mortgage loan (or loan combinations) on its stated maturity  typically will depend upon its ability either to refinance the mortgage loan (or loan combinations) or to sell the mortgaged property at a price sufficient to permit repayment.

■	The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

—
We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans, including both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, application of reserve funds, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by the holder of a subordinate companion loan or a mezzanine lender pursuant to a purchase option or sales of defaulted mortgage loans.

—	Any changes in the weighted average lives of your certificates may adversely affect your yield.

—
Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to the depositor and the sole party with repurchase/substitution obligations in connection with a material breach of representation and warranty or a material document deficiency. However, in the case of each of Redwood Commercial Mortgage Corporation and RAIT Funding, LLC, a parent of such entity will guarantee such entity’s repurchase and substitution obligations under the related mortgage loan purchase agreement. We cannot assure you that the applicable sponsor (or the guarantor as described above) will have the financial ability to repurchase or substitute any mortgage loan sold by it in connection with either a material breach of the applicable sponsor’s representations and warranties or any material document defects.

■	Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

—
There may be pending or threatened legal proceedings against the borrowers, the property sponsors and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business.  Any such litigation may materially impair distributions to certificateholders if borrowers or property sponsors must use property income or other income to pay judgments or litigation costs.  We cannot assure you that any litigation or any settlement of any litigation will not have a material adverse effect on your investment.

■	Appraisals May Not Reflect Current or Future Market Value of Each Property

—
Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan by the related originator, or at or around the time of the acquisition of the mortgage loan by the related sponsor.  In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.

—
Prospective investors should consider that the information set forth in this Term Sheet regarding appraised values or loan-to-value ratios may not accurately reflect past, present or future market values of the mortgaged properties.  Additionally, with respect to the appraisals setting forth assumptions as to the “as-is” and “as stabilized” values prospective investors should consider that those assumptions may not be accurate and that the “as stabilized” values may not be the values of the related mortgaged properties prior to or at maturity.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses
—
The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

—
Although an environmental report was prepared for each mortgaged property securing a mortgage loan in connection with origination, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware.  Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants or by third parties unrelated to the borrowers.

■	Insurance May Not Be Available or Adequate

—
Although the mortgaged properties are required to be insured, or permitted to be self-insured by a sole or significant tenant, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

—
Even if terrorism insurance is required by the loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability of the insurance.

—	We cannot assure you that all of the mortgaged properties are required to be or will be insured against the risks of terrorism and similar acts.

■	The Mortgage Loan Sellers, the Sponsors and the Depositor Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

—
In the event of the bankruptcy, insolvency, receivership or conservatorship of an originator, a mortgage loan seller or the depositor (or certain affiliates thereof), it is possible that the issuing entity’s right to payment from or ownership of certain of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed.  Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

—
An opinion of counsel will be rendered on the Closing Date to the effect that the transfer of the applicable mortgage loans by each mortgage loan seller to the depositor would generally be respected as a sale in the event of the bankruptcy or insolvency of such mortgage loan seller. Such opinions, however, are subject to various assumptions and qualifications, and there can be no assurance that a bankruptcy trustee (in the case of the mortgage loan sellers other than Goldman Sachs Mortgage Company), if applicable, or other interested party will not attempt to challenge the issuing entity’s right to payment with respect to the related mortgage loans. Legal opinions do not provide any guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues were competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In this regard, legal opinions on bankruptcy law matters have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and other policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process. As a result, the Federal Deposit Insurance Corporation (the “FDIC”), a creditor, a bankruptcy trustee or another interested party, including an entity transferring a mortgage loan as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan was not a sale. If such party’s challenge were successful, payments on the certificates would be reduced or delayed. Even if the challenge were not successful, payments on the certificates would be delayed while a court resolves the claim.

—
Goldman Sachs Mortgage Company, a sponsor and an originator, is an indirect, wholly owned subsidiary of Goldman Sachs Bank USA (“GS Bank”), a New York State chartered bank, the deposits of which are insured by the FDIC.  If GS Bank were to become subject to receivership, the proceeding would be administered by the FDIC under the Federal Deposit Insurance Act (the “FDIA”); likewise, if GS Bank were to become subject to conservatorship, the agency appointed as conservator would likely be the FDIC as well.  The FDIA gives the FDIC the power to disaffirm or repudiate contracts to which a bank is party at the time of receivership or conservatorship and the performance of which the FDIC determines to be burdensome, in which case the counterparty to the contract has a claim for payment by the receivership or conservatorship estate of “actual direct compensatory damages” as of the date of receivership or conservatorship. The FDIC has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6).   The transfer of the applicable mortgage loans by Goldman Sachs Mortgage Company to the depositor will not qualify for the FDIC Safe Harbor.  However, the transfer by Goldman Sachs Mortgage Company is not a transfer by a bank, and in any event, even if the FDIC Safe Harbor were applicable to such transfer, the FDIC Safe Harbor is non-exclusive.  Notwithstanding the foregoing and that true sale opinions will be rendered on the Closing Date, the FDIC, a creditor, bankruptcy trustee or another interested party, including an entity transferring a mortgage loan, as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan by any of the sponsors was not a sale.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■
Potential Conflicts of Interest of the Sponsors, Underwriters, the Master Servicer, the Special Servicer, the Operating Advisor, a Directing Holder, the Controlling Class Representative, any Serviced Companion Loan Holders and Mezzanine Lenders

—
The sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, a Directing Holder, the Controlling Class Representative, the holder of a serviced companion loan (or its representative) or the holder of a mezzanine loan or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, a Directing Holder, the Controlling Class Representative, the holder of a serviced companion loan (or its representative) or the holder of a mezzanine loan or any of their respective affiliates holds certificates, or has financial interests in or other financial dealings with a borrower or an affiliate of the borrower.  Each of these relationships may create a conflict of interest and should be considered carefully by you before you invest in any offered certificates.

■	Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

—
The anticipated initial investor in certain of the subordinate certificates (the “B-Piece Buyer”) was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on some of these requests.  In addition, the B-Piece Buyer received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool. Actions of the B-Piece Buyer may be adverse to those of purchasers of the offered certificates.

■	Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

—
The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering of offered certificates and their respective incentives may not be aligned with those of purchasers of the offered certificates.  The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as this offering of the offered certificates.  The sponsors will sell the applicable mortgage loans to the depositor (an affiliate of Citigroup Global Markets Realty Corp., one of the sponsors, and Citigroup Global Markets Inc., one of the underwriters) on the Closing Date in exchange for cash, derived from the sale of certificates to investors, and/or in exchange for certificates.  A completed offering would reduce the sponsors’ and/or their respective affiliates’ exposure to the mortgage loans.  The offering of offered certificates will effectively transfer the sponsors’ and/or their respective affiliates’ exposure to the mortgage loans to purchasers of the offered certificates and the other certificates of the same series.

—
The originators, the sponsors and their affiliates (including certain of the underwriters) expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans.

—	Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

■	Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

—
The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders.  The Underwriter Entities are part of global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers.

—
The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise.  The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments.  Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers.  By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments.  As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

—
If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates.

—
In addition, the Underwriter Entities will have no obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor or to direct their actions.

—	Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Other Rating Agencies May Assign Different Ratings to the Certificates

—
Other nationally recognized statistical rating organizations that the depositor did not engage to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the rating agencies engaged by the depositor.  The issuance of unsolicited ratings by any nationally recognized statistical rating organization on one or more classes of the offered certificates that are different from ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

■	Tax Considerations

—
The offered certificates will represent ownership (directly or through a grantor trust) of one or more regular interests in one or more real estate mortgage investment conduits (each a “REMIC”) for U.S. federal income tax purposes.

—	Special tax considerations may apply to certain types of investors. Prospective investors should consult their own tax advisors regarding tax implications of an investment in the offered certificates.

—
State, local and other tax laws may differ substantially from the corresponding federal law. Prospective investors should consult with their own tax advisors with respect to the various state, local  and other tax consequences of an investment in the offered certificates.

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ANNEX C

MORTGAGE POOL INFORMATION

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Distribution of Loan Purpose

Loan Purpose	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
Refinance	60	$698,250,199	58.5%	$11,637,503	1.65x	4.456%	116.2	65.2%	57.0%
Acquisition	35	468,089,809	39.2	$13,373,995	1.58x	4.438%	112.4	70.7%	61.0%
Recapitalization	3	15,119,716	1.3	$5,039,905	1.45x	4.535%	118.3	72.8%	58.8%
Refinance/Acquisition	2	12,566,743	1.1	$6,283,372	1.40x	4.570%	118.5	67.9%	52.5%
Total/Avg./Wtd.Avg.	100	$1,194,026,467	100.0%	$11,940,265	1.62x	4.451%	114.8	67.5%	58.6%

Distribution of Amortization Types (1)

Amortization Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
Amortizing (20 Years)	1	$3,492,396	0.3%	$3,492,396	1.90x	5.400%	119.0	60.2%	36.7%
Amortizing (25 Years)	7	29,348,081	2.5	$4,192,583	1.66x	4.440%	96.4	65.2%	51.9%
Amortizing (30 Years)	35	347,778,282	29.1	$9,936,522	1.53x	4.535%	114.0	70.6%	55.5%
Amortizing (30 Years) - ARD	4	16,770,207	1.4	$4,192,552	1.47x	4.437%	118.5	66.7%	53.8%
Interest Only, Then Amortizing(2)	40	523,419,000	43.8	$13,085,475	1.44x	4.450%	116.5	71.9%	62.9%
Interest Only	13	273,218,500	22.9	$21,016,808	2.06x	4.336%	113.9	55.4%	55.4%
Total/Avg./Wtd.Avg.	100	$1,194,026,467	100.0%	$11,940,265	1.62x	4.451%	114.8	67.5%	58.6%

(1) All of the mortgage loans will have balloon payments at maturity date or anticipated repayment date. (2) Original partial interest only months range from 12 to 84 months.

Distribution of Cut-off Date Balances

Range of Cut-off Balances ($)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
1,219,885 - 4,999,999	32	$109,325,902	9.2%	$3,416,434	1.58x	4.557%	117.9	68.7%	56.8%
5,000,000 - 9,999,999	35	258,626,573	21.7	$7,389,331	1.50x	4.565%	113.4	70.1%	60.0%
10,000,000 - 14,999,999	13	147,575,190	12.4	$11,351,938	1.83x	4.343%	113.4	64.9%	56.5%
15,000,000 - 19,999,999	7	114,520,000	9.6	$16,360,000	1.64x	4.447%	112.5	67.2%	59.0%
20,000,000 - 29,999,999	5	129,277,277	10.8	$25,855,455	1.54x	4.566%	107.6	68.8%	57.7%
30,000,000 - 49,999,999	4	133,306,409	11.2	$33,326,602	1.36x	4.308%	117.5	71.8%	60.7%
50,000,000 - 69,999,999	2	107,395,116	9.0	$53,697,558	2.06x	4.489%	117.5	58.8%	49.7%
70,000,000 - 99,000,000	2	194,000,000	16.2	$97,000,000	1.61x	4.325%	118.5	66.3%	63.0%
Total/Avg./Wtd.Avg.	100	$1,194,026,467	100.0%	$11,940,265	1.62x	4.451%	114.8	67.5%	58.6%

	Min	$1,219,885
	Max	$99,000,000
	Average	$11,940,265

Distribution of Underwritten Debt Service Coverage Ratios(1)

Range of Underwritten Debt Service Coverage Ratios (x)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
1.21 - 1.30	8	$143,237,352	12.0%	$17,904,669	1.27x	4.484%	117.2	74.6%	63.9%
1.31 - 1.40	26	209,809,732	17.6	$8,069,605	1.36x	4.530%	115.0	72.7%	60.3%
1.41 - 1.50	21	156,981,076	13.1	$7,475,289	1.45x	4.540%	117.8	70.2%	60.8%
1.51 - 1.60	16	280,440,376	23.5	$17,527,523	1.56x	4.324%	115.4	69.7%	60.6%
1.61 - 1.70	7	130,849,540	11.0	$18,692,791	1.68x	4.501%	114.7	59.6%	57.1%
1.71 - 1.80	5	88,886,579	7.4	$17,777,316	1.73x	4.516%	118.0	64.3%	50.9%
1.81 - 1.90	4	35,765,811	3.0	$8,941,453	1.85x	4.755%	81.6	71.7%	52.3%
1.91 - 3.05	13	148,056,001	12.4	$11,388,923	2.43x	4.297%	113.6	54.0%	52.0%
Total/Avg./Wtd.Avg.	100	$1,194,026,467	100.0%	$11,940,265	1.62x	4.451%	114.8	67.5%	58.6%

(1) Distribution of Underwritten Debt Service Coverage Ratio calculation includes the Kings Mountain Industrial mortgage loan that is interest-only for each monthly payment until the monthly payment that is two months prior to the maturity date and then amortizes based on the non-standard amortization schedule set forth on Annex G to the Free Writing Prospectus, which is calculated using the interest-only payment.

	Min	1.21
	Max	3.05
	Average	1.62

Distribution of Mortgage Interest Rates

Range of Mortgage Interest Rates (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
4.000 - 4.249	11	$193,153,098	16.2%	$17,559,373	1.84x	4.193%	111.4	62.9%	55.1%
4.250 - 4.499	45	613,449,330	51.4	$13,632,207	1.60x	4.357%	117.1	68.0%	60.7%
4.500 - 4.749	32	268,627,267	22.5	$8,394,602	1.55x	4.624%	115.5	68.0%	56.6%
4.750 - 4.999	9	97,596,437	8.2	$10,844,049	1.50x	4.826%	104.2	72.4%	59.0%
5.250 - 5.499	2	11,726,038	1.0	$5,863,019	1.74x	5.330%	118.3	59.8%	45.8%
5.750 - 5.940	1	9,474,297	0.8	$9,474,297	1.31x	5.940%	117.0	70.2%	59.6%
Total/Avg./Wtd.Avg.	100	$1,194,026,467	100.0%	$11,940,265	1.62x	4.451%	114.8	67.5%	58.6%

	Min	4.000%
	Max	5.940%
	Average	4.451%

Distribution of Cut-off Date Loan-to-Value Ratios(1)

Range of Cut-off Date Loan-to-Value Ratios (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
41.1 - 44.9	2	$14,397,627	1.2%	$7,198,813	2.79x	4.117%	119.0	43.5%	42.5%
45.0 - 49.9	2	24,000,000	2.0	$12,000,000	2.85x	4.129%	118.0	47.5%	47.5%
50.0 - 54.9	3	96,250,000	8.1	$32,083,333	2.20x	4.274%	110.7	53.2%	53.2%
55.0 - 59.9	8	138,294,714	11.6	$17,286,839	1.73x	4.495%	118.6	58.1%	55.6%
60.0 - 64.9	7	99,466,946	8.3	$14,209,564	1.69x	4.620%	117.4	62.5%	48.6%
65.0 - 69.9	22	176,554,983	14.8	$8,025,226	1.58x	4.449%	114.8	66.5%	57.3%
70.0 - 74.9	48	574,143,933	48.1	$11,961,332	1.45x	4.453%	114.4	73.6%	62.5%
75.0 - 77.2	8	70,918,263	5.9	$8,864,783	1.32x	4.535%	110.0	76.0%	64.0%
Total/Avg./Wtd.Avg.	100	$1,194,026,467	100.0%	$11,940,265	1.62x	4.451%	114.8	67.5%	58.6%

(1) Cut-off Date LTV Ratio is calculated based on the “as-is” appraised value plus a “capital deduction”for 1 of the mortgage loans.

	Min	41.1%
	Max	77.2%
	Average	67.5%

Distribution of Maturity Date/ARD Loan-to-Value Ratios(1)

Range of Maturity Date Loan-to-Value Ratios (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
30.2 - 39.9	2	$4,890,023	0.4%	$2,445,012	1.87x	5.131%	119.0	54.7%	34.8%
40.0 - 44.9	6	32,757,626	2.7	$5,459,604	2.31x	4.319%	118.1	53.2%	43.1%
45.0 - 49.9	7	117,386,585	9.8	$16,769,512	1.91x	4.542%	118.0	60.1%	47.7%
50.0 - 54.9	11	173,673,389	14.5	$15,788,490	1.94x	4.420%	106.2	60.7%	53.3%
55.0 - 59.9	33	402,930,709	33.7	$12,210,021	1.53x	4.420%	118.0	66.8%	57.9%
60.0 - 64.9	23	210,327,913	17.6	$9,144,692	1.41x	4.565%	117.6	73.5%	62.4%
65.0 - 69.9	17	243,510,222	20.4	$14,324,131	1.48x	4.389%	112.8	73.6%	67.3%
70.0 - 74.5	1	8,550,000	0.7	$8,550,000	1.31x	4.350%	58.0	77.0%	74.5%
Total/Avg./Wtd.Avg.	100	$1,194,026,467	100.0%	$11,940,265	1.62x	4.451%	114.8	67.5%	58.6%

(1) Maturity Date Loan-to-Value Ratio is calculated on the basis of the “as stabilized” appraised value for 16 mortgage loans.

	Min	30.2%
	Max	74.5%
	Average	58.6%

Distribution of Original Terms to Maturity/ARD

Original Term to Maturity (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
60	4	$49,519,510	4.1%	$12,379,878	1.65x	4.610%	58.2	73.4%	61.1%
84	1	17,250,000	1.4	$17,250,000	2.61x	4.230%	82.0	54.1%	54.1%
120	95	1,127,256,956	94.4	$11,865,863	1.60x	4.447%	117.7	67.4%	58.5%
Total/Avg./Wtd.Avg.	100	$1,194,026,467	100.0%	$11,940,265	1.62x	4.451%	114.8	67.5%	58.6%

	Min	60	months
	Max	120	months
	Average	117	months

Distribution of Remaining Terms to Maturity/ARD

Range of Remaining Term to Maturity (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
57 - 60	4	$49,519,510	4.1%	$12,379,878	1.65x	4.610%	58.2	73.4%	61.1%
82 - 82	1	17,250,000	1.4	$17,250,000	2.61x	4.230%	82.0	54.1%	54.1%
113 - 119	95	1,127,256,956	94.4	$11,865,863	1.60x	4.447%	117.7	67.4%	58.5%
Total/Avg./Wtd.Avg.	100	$1,194,026,467	100.0%	$11,940,265	1.62x	4.451%	114.8	67.5%	58.6%

	Min	57	months
	Max	119	months
	Average	115	months

Distribution of Original Amortization Terms (1)

Original Amortization Terms (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
Interest Only	13	$273,218,500	22.9%	$21,016,808	2.06x	4.336%	113.9	55.4%	55.4%
240	1	3,492,396	0.3	$3,492,396	1.90x	5.400%	119.0	60.2%	36.7%
300	8	42,148,081	3.5	$5,268,510	1.64x	4.425%	102.9	65.1%	51.2%
360	78	875,167,490	73.3	$11,220,096	1.48x	4.484%	115.6	71.4%	60.0%
Total/Avg./Wtd.Avg.	100	$1,194,026,467	100.0%	$11,940,265	1.62x	4.451%	114.8	67.5%	58.6%

(1) Distribution of Original Amortization Terms calculation excludes the Kings Mountain Industrial mortgage loan that is interest-only for each monthly payment until the monthly payment that is two months prior to the maturity date and then amortizes based on the non-standard amortization schedule set forth on Annex G to the Free Writing Prospectus.

	Min	240	months
	Max	360	months
	Average	357	months

Distribution of Remaining Amortization Terms(1)

Range of Remaining Amortization Terms (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
Interest Only	13	$273,218,500	22.9%	$21,016,808	2.06	x	4.336%	113.9	55.4%	55.4%
239 - 239	1	3,492,396	0.3	$3,492,396	1.90	x	5.400%	119.0	60.2%	36.7%
295 - 300	8	42,148,081	3.5	$5,268,510	1.64	x	4.425%	102.9	65.1%	51.2%
355 - 360	78	875,167,490	73.3	$11,220,096	1.48	x	4.484%	115.6	71.4%	60.0%
Total/Avg./Wtd.Avg.	100	$1,194,026,467	100.0%	$11,940,265	1.62	x	4.451%	114.8	67.5%	58.6%

(1) Distribution of Remaining Amortization Terms excludes the Kings Mountain Industrial mortgage loan that is interest-only for each monthly payment until the monthly payment that is two months prior to the maturity date and then amortizes based on the non-standard amortization schedule set forth on Annex G to the Free Writing Prospectus.

Min	239	months
Max	360	months
Average	356	months

Mortgage Loans with Original Partial Interest Only Period

Range of Original Partial Interest Only Period (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
12	4	$56,041,000	4.7%	$14,010,250	1.42	x	4.629%	117.9	69.7%	57.2%
24	6	$42,240,000	3.5	$7,040,000	1.54	x	4.492%	116.6	71.2%	60.4%
36	17	$169,988,000	14.2	$9,999,294	1.45	x	4.494%	114.4	71.1%	62.2%
48	1	$15,250,000	1.3	$15,250,000	1.41	x	4.365%	119.0	70.0%	58.0%
60	11	$224,900,000	18.8	$20,445,455	1.43	x	4.353%	117.7	74.0%	66.1%
84	1	$15,000,000	1.3	$15,000,000	1.44	x	4.710%	116.0	60.0%	57.2%

Distribution of Prepayment Provisions

Prepayment Provision	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
Defeasance	95	$1,149,058,723	96.2%	$12,095,355	1.62	x	4.449%	114.6	67.5%	58.6%
Yield Maintenance	5	44,967,743	3.8	$8,993,549	1.48	x	4.498%	117.6	66.2%	58.4%
Total/Avg./Wtd.Avg.	100	$1,194,026,467	100.0%	$11,940,265	1.62	x	4.451%	114.8	67.5%	58.6%

Distribution of Debt Yields on Underwritten Net Operating Income

Range of Debt Yields on Underwritten Net Operating Income (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
7.0 - 7.9	6	$217,687,352	18.2%	$36,281,225	1.48	x	4.351%	118.1	64.5%	59.9%
8.0 - 8.9	20	148,500,969	12.4	$7,425,048	1.40	x	4.423%	110.6	72.4%	62.3%
9.0 - 9.9	36	321,118,838	26.9	$8,919,968	1.44	x	4.591%	117.5	71.0%	60.2%
10.0 - 10.9	15	228,808,217	19.2	$15,253,881	1.58	x	4.353%	115.1	71.2%	62.8%
11.0 - 11.9	7	100,297,280	8.4	$14,328,183	2.04	x	4.367%	117.3	60.3%	54.3%
12.0 - 12.9	5	110,859,079	9.3	$22,171,816	2.13	x	4.424%	112.4	58.2%	48.3%
13.0 - 13.9	8	57,871,478	4.8	$7,233,935	2.04	x	4.649%	95.4	63.8%	48.6%
14.0 - 17.5	3	8,883,254	0.7	$2,961,085	2.02	x	4.834%	119.0	55.1%	37.5%
Total/Avg./Wtd.Avg.	100	$1,194,026,467	100.0%	$11,940,265	1.62	x	4.451%	114.8	67.5%	58.6%

	Min	7.0%
	Max	17.5%
	Average	9.8%

Distribution of Debt Yields on Underwritten Net Cash Flow

Range of Debt Yields on Underwritten Net Cash Flow (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
6.8 - 7.9	10	$252,464,852	21.1%	$25,246,485	1.48	x	4.370%	113.9	65.2%	60.9%
8.0 - 8.9	39	311,805,958	26.1	$7,995,025	1.38	x	4.494%	117.6	72.7%	60.8%
9.0 - 9.9	28	353,366,226	29.6	$12,620,222	1.56	x	4.467%	115.8	70.3%	61.4%
10.0 - 10.9	9	165,384,699	13.9	$18,376,078	1.93	x	4.441%	117.7	61.9%	51.9%
11.0 - 11.9	8	77,124,999	6.5	$9,640,625	2.16	x	4.572%	93.0	60.9%	49.9%
12.0 - 12.9	3	24,397,627	2.0	$8,132,542	2.89	x	4.069%	118.6	45.2%	44.6%
13.0 - 13.9	1	1,996,479	0.2	$1,996,479	2.00	x	4.240%	119.0	58.7%	42.7%
14.0 - 14.9	1	3,993,231	0.3	$3,993,231	2.20	x	4.470%	119.0	55.5%	40.7%
15.0 - 15.6	1	3,492,396	0.3	$3,492,396	1.90	x	5.400%	119.0	60.2%	36.7%
Total/Avg./Wtd.Avg.	100	$1,194,026,467	100.0%	$11,940,265	1.62	x	4.451%	114.8	67.5%	58.6%

	Min	6.8%
	Max	15.6%
	Average	9.1%

Distribution of Lockbox Types

Lockbox Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Springing	62	$544,920,386	45.6%
Hard	22	435,688,648	36.5
Soft Springing	3	101,645,116	8.5
None	6	78,931,502	6.6
Soft	7	32,840,815	2.8
Total/Avg./Wtd.Avg.	100	$1,194,026,467	100.0%

Distribution of Escrows

Escrow Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Replacement Reserves(1)	82	$1,040,386,619	87.1%
Real Estate Tax	83	$953,369,594	79.8%
Insurance	65	$720,084,854	60.3%
TI/LC(2)	40	$578,879,971	70.6%
(1) Includes mortgage loans with FF&E reserves.
(2) Percentage of total retail, office, mixed use and industrial properties and one self storage property with office and industrial tenants only.

Distribution of Property Types

Property Type / Detail	Number of Mortgaged Properties	Cut-off Date Balance(1)	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(2)		Weighted Average Mortgage Interest Rate(2)	Weighted Average Remaining Terms to Maturity (Mos)(2)	Weighted Average Cut-off Date LTV(2)	Weighted Average Maturity/ARD Date LTV(2)
Retail	49	453,371,774	38.0%	9,252,485	1.72	x	4.425%	115.7	66.6%	57.9%
Anchored	14	178,000,383	14.9	12,714,313	1.63	x	4.389%	117.6	69.1%	58.0%
Outlet Center	2	81,000,000	6.8	40,500,000	2.09	x	4.335%	117.0	58.1%	54.2%
Shadow Anchored	6	77,899,958	6.5	12,983,326	1.67	x	4.239%	118.2	69.5%	59.1%
Single Tenant Retail	16	68,909,950	5.8	4,306,872	1.66	x	4.440%	115.3	66.7%	59.4%
Unanchored	11	47,561,482	4.0	4,323,771	1.58	x	4.997%	103.4	67.0%	59.8%
Office	11	258,185,263	21.6%	23,471,388	1.57	x	4.354%	118.2	66.9%	61.4%
General Suburban	9	160,426,552	13.4	17,825,172	1.51	x	4.325%	117.8	72.3%	63.7%
CBD	2	97,758,710	8.2	48,879,355	1.67	x	4.402%	118.9	58.1%	57.6%
Multifamily	25	233,553,220	19.6%	9,342,129	1.39	x	4.516%	112.7	72.3%	62.2%
Garden	22	173,608,220	14.5	7,891,283	1.42	x	4.541%	111.0	71.6%	60.5%
Student Housing	2	54,720,000	4.6	27,360,000	1.30	x	4.406%	117.6	74.4%	67.1%
Mid-Rise	1	5,225,000	0.4	5,225,000	1.36	x	4.830%	118.0	76.4%	67.4%
Hospitality	9	106,109,789	8.9%	11,789,977	1.80	x	4.663%	105.9	65.6%	47.6%
Full Service	3	46,688,126	3.9	15,562,708.56	1.78	x	4.715%	90.2	69.6%	50.9%
Limited Service	3	36,911,590	3.1	12,303,863.20	1.76	x	4.708%	118.1	63.3%	45.8%
Select Service	2	18,516,842	1.6	9,258,420.99	1.82	x	4.483%	118.0	62.4%	44.7%
Extended Stay	1	3,993,231	0.3	3,993,231.43	2.20	x	4.470%	119.0	55.5%	40.7%
Mixed Use	5	57,964,116	4.9%	11,592,823	1.66	x	4.350%	111.8	58.6%	55.9%
Office/Retail	5	57,964,116	4.9	11,592,823	1.66	x	4.350%	111.8	58.6%	55.9%
Self Storage	9	42,759,441	3.6%	4,751,049	1.49	x	4.575%	118.2	70.0%	58.0%
Industrial	8	42,082,863	3.5%	5,260,358	1.68	x	4.443%	117.0	67.2%	59.5%
Flex	6	24,744,402	2.1	4,124,067	1.49	x	4.343%	116.3	72.0%	59.6%
Warehouse	2	17,338,462	1.5	8,669,231	1.95	x	4.586%	118.0	60.4%	59.5%
Total / Wtd Avg	116	1,194,026,467	100.0%	10,293,332	1.62	x	4.451%	114.8	67.5%	58.6%

(1) Calculated based on the mortgaged property’s allocated loan amount for the mortgage loans secured by more than one mortgaged property.

(2) Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

Geographic Distribution

Property Location	Number of Mortgaged Properties	Cut-off Date Balance(1)	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(2)		Weighted Average Mortgage Interest Rate(2)	Weighted Average Remaining Terms to Maturity (Mos)(2)	Weighted Average Cut-off Date LTV(2)	Weighted Average Maturity/ARD Date LTV(2)
New York	11	178,783,042	15.0%	16,253,004	1.73	x	4.405%	116.1	57.7%	54.0%
Illinois	2	102,785,940	8.6	51,392,970	1.54	x	4.273%	118.0	74.6%	67.8%
California	11	102,568,607	8.6	9,324,419	2.02	x	4.249%	117.9	61.0%	53.3%
Texas	10	100,691,006	8.4	10,069,101	1.45	x	4.416%	112.0	70.9%	58.7%
North Carolina	13	79,624,100	6.7	6,124,931	1.64	x	4.430%	117.9	69.4%	60.3%
Pennsylvania	3	68,481,431	5.7	22,827,144	1.33	x	4.243%	118.1	72.8%	58.5%
Ohio	8	66,764,581	5.6	8,345,573	1.51	x	4.755%	117.9	70.8%	61.0%
Michigan	7	60,170,000	5.0	8,595,714	1.36	x	4.649%	117.3	74.3%	60.9%
Florida	8	52,486,507	4.4	6,560,813	1.37	x	4.538%	97.3	71.5%	64.0%
Minnesota	1	50,000,000	4.2	50,000,000	2.42	x	4.320%	117.0	53.2%	53.2%
Colorado	6	49,630,706	4.2	8,271,784	1.49	x	4.575%	117.3	70.3%	58.6%
Mississippi	2	42,514,794	3.6	21,257,397	1.27	x	4.430%	117.2	74.9%	67.7%
Washington	1	31,000,000	2.6	31,000,000	1.57	x	4.360%	117.0	66.0%	55.8%
Connecticut	2	27,759,134	2.3	13,879,567	1.74	x	4.635%	118.0	63.6%	46.7%
Maryland	2	25,972,539	2.2	12,986,269	1.49	x	4.537%	116.8	65.7%	58.1%
Arkansas	1	21,975,788	1.8	21,975,788	1.86	x	4.850%	59.0	74.5%	51.9%
Georgia	6	21,149,234	1.8	3,524,872	1.64	x	4.586%	117.3	65.8%	58.0%
Nevada	4	17,110,000	1.4	4,277,500	1.32	x	4.556%	113.6	72.8%	62.7%
Virginia	3	15,703,406	1.3	5,234,469	1.64	x	4.591%	117.8	69.3%	59.4%
Wisconsin	3	14,867,861	1.2	4,955,954	1.37	x	5.418%	117.7	71.0%	59.2%
Tennessee	2	12,575,620	1.1	6,287,810	1.62	x	4.560%	118.2	67.6%	54.9%
Kansas	1	8,900,000	0.7	8,900,000	1.83	x	4.313%	117.0	74.2%	63.0%
Arizona	1	8,725,000	0.7	8,725,000	1.71	x	4.200%	119.0	65.6%	57.0%
Indiana	1	8,400,000	0.7	8,400,000	1.60	x	4.300%	119.0	73.0%	62.0%
Maine	1	6,000,000	0.5	6,000,000	1.28	x	4.680%	115.0	75.0%	65.9%
New Jersey	2	5,731,975	0.5	2,865,987	2.61	x	4.230%	82.0	54.1%	54.1%
Alabama	1	5,390,000	0.5	5,390,000	1.60	x	4.305%	119.0	71.6%	62.4%
South Carolina	1	4,244,957	0.4	4,244,957	1.34	x	4.520%	119.0	74.5%	60.3%
Rhode Island	1	2,222,312	0.2	2,222,312	1.42	x	4.440%	119.0	69.4%	56.1%
Louisiana	1	1,797,926	0.2	1,797,926	1.40	x	4.650%	119.0	74.9%	60.9%
Total	116	1,194,026,467	100.0%	10,293,332	1.62	x	4.451%	114.8	67.5%	58.6%

(1) Calculated based on the mortgaged property’s allocated loan amount for the mortgage loans secured by more than one mortgaged property.

(2) Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX D

FORM OF DISTRIBUTION DATE STATEMENT

(THIS PAGE INTENTIONALLY LEFT BLANK)

Distribution Date:	Citigroup Commercial Mortgage Trust 2015-GC27
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2015-GC27

CONTACT INFORMATION		CONTENTS

Depositor	Citigroup Commercial Mortgage Securities Inc.	Distribution Summary	2
	388 Greenwich Street, 17th Floor
	New York City, NY 10013	Distribution Summary (Factors)	3

		Interest Distribution Detail	4
Master Servicer	Wells Fargo Bank, National Association
	Commercial Mortgage Servicing, MAC D1086	Principal Distribution Detail	5
	550 South Tryon Street, 14th Floor
	Charlotte, NC 28202	Reconciliation Detail	6

		Stratification Detail	7
Operating Advisor	Park Bridge Lender Services LLC
	560 Lexington Avenue, 17th Floor	Mortgage Loan Detail	11
	New York City, NY 10022
		NOI Detail	12

Trustee / Custodian	Deutsche Bank Trust Company Americas	Delinquency Loan Detail	13
	1761 East St. Andrew Place
	Santa Ana, CA 92705	Appraisal Reduction Detail	15

		Loan Modification Detail	17
Special Servicer	Midland Loan Services
	(a Division of PNC Bank, National Association)	Specially Serviced Loan Detail	19
	10851 Mastin Street, Suite 700
	Overland Park, KS 66210	Unscheduled Principal Detail	21

		Liquidated Loan Detail	23

Deal Contact:	John Hannon	Citibank, N.A.
	john.hannon@citi.com	Agency and Trust
	Tel: (212) 816-5693	388 Greenwich Street, 14th Floor
	Fax: (212) 816-5527	New York, NY 10013

Reports Available at www.sf.citidirect.com	© Copyright 2015 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2015-GC27
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2015-GC27

Distribution Summary

DISTRIBUTION IN DOLLARS

		Prior	Pass-	Accrual				Yield	Prepayment				Current
	Original	Principal	Through	Day Count	Accrual	Interest	Principal	Maintenance	Penalties	Total	Deferred	Realized	Principal
Class	Balance	Balance	Rate	Fraction	Dates	Distributed	Distributed	Distributed	Distributed	Distributed	Interest	Loss	Balance
(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)	(11)=(7+8+9+10)	(12)	(13)	(14)=(3-8+12-13)

Totals

Notional Classes

Totals

Reports Available at www.sf.citidirect.com	© Copyright 2015 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2015-GC27
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2015-GC27

PER $1,000 OF ORIGINAL BALANCE

Class	CUSIP	Record Date	Prior Principal Balance (3/2 x 1000)	Interest Distributed (7/2 x 1000)	Principal Distributed (8/2 x 1000)	Yield Maintenance Distributed (9)/(2) x 1000	Prepayment Penalties Distributed (10)/(2) x 1000	Total Distributed (11/2 x 1000)	Deferred Interest (12/2 x 1000)	Realized Loss (13/2 x 1000)	Current Principal Balance (142 x 1000)

Reports Available at www.sf.citidirect.com	© Copyright 2015 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2015-GC27
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2015-GC27

Interest Distribution Detail

DISTRIBUTION IN DOLLARS

	Prior	Pass-	Next Pass-	Accrual	Optimal	Prior	Interest on	Non-Recov.				Current
	Principal	Through	Through	Day Count	Accrued	Unpaid	Prior Unpaid	Interest	Interest	Deferred	Interest	Unpaid
Class	Balance	Rate	Rate	Fraction	Interest	Interest	Interest	Shortfall	Due	Interest	Distributed	Interest
(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)=(6)+(7)+(8)-(9)	(11)	(12)	(13)=(10)-(11)-(12)

Totals

Notional Classes

Totals

Reports Available at www.sf.citidirect.com	© Copyright 2015 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2015-GC27
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2015-GC27

Principal Distribution Detail

DISTRIBUTION IN DOLLARS

Class (1)	Original Balance (2)	Prior Principal Balance (3)	Scheduled Principal Distribution (4)	Unscheduled Principal Distribution (5)	Accreted Principal (6)	Current Realized Loss (7)	Current Principal Recoveries (8)	Current Principal Balance (9)=(3)-(4)-(5)+(6)-(7)+(8)	Cumulative Realized Loss (10)	Original Class (%) (11)	Current Class (%) (12)	Original Credit Support (13)	Current Credit Support (14)

Reports Available at www.sf.citidirect.com	© Copyright 2015 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2015-GC27
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2015-GC27

Reconciliation Detail

SOURCE OF FUNDS	ALLOCATION OF FUNDS

Interest Funds Available	Scheduled Fees
Scheduled Interest	Sub-Servicing Fee
Prepayment Interest Shortfall	Master Servicing Fee
Interest Adjustments	Trustee Fee
Realized Loss in Excess of Principal Balance	Operating Advisor Fee
Total Interest Funds Available:	Total Scheduled Fees:
Principal Funds Available	Additional Fees, Expenses, etc.
Scheduled Principal	Special Servicing Fee
Curtailments	Workout Fee
Principal Prepayments	Liquidation Fee
Net Liquidation Proceeds	Additional Trust Fund Expenses
Repurchased Principal	Reimbursement for Interest on Advances
Substitution Principal	Other Expenses
Other Principal	Total Additional Fees, Expenses, etc.:
Total Principal Funds Available:	Distribution to Certificateholders
Other Funds Available	Interest Distribution
Yield Maintenance Charges	Principal Distribution
Prepayment Premiums	Yield Maintenance Charges Distribution
Other Charges	Prepayment Premiums Distribution
Total Other Funds Available:	Total Distribution to Certificateholders:
Total Funds Available	Total Funds Allocated

Reports Available at www.sf.citidirect.com	© Copyright 2015 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2015-GC27
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2015-GC27
Stratification Detail

Ending Scheduled Balance							State

Ending Scheduled Balance	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	State	# of Properties	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals							Totals

Reports Available at www.sf.citidirect.com	© Copyright 2015 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2015-GC27
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2015-GC27
Stratification Detail

Seasoning							Property Type

Seasoning	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	Property Type	# of Properties	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals

Totals

Reports Available at www.sf.citidirect.com	© Copyright 2015 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2015-GC27
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2015-GC27
Stratification Detail

Debt Service Coverage Ratio							Loan Rate

Debt Service Coverage Ratio	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	Loan Rate	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals

Totals

Reports Available at www.sf.citidirect.com	© Copyright 2015 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2015-GC27
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2015-GC27
Stratification Detail

Anticipated Remaining Term							Remaining Amortization Term

Anticipated Remaining Term	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	Remaining Amortization Term	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals

Totals

Reports Available at www.sf.citidirect.com	© Copyright 2015 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2015-GC27
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2015-GC27

Mortgage Loan Detail

									Neg	Beginning	Ending	Paid	Apprasial	Apprasial	Payment	Workout	Mod.
		Property			Interest	Principal	Gross	Maturity	Am	Scheduled	Scheduled	Through	Reduction	Reduction	Status of	Strategy	Code
Loan	OMCR	Type	City	State	Payment	Payment	Coupon	Date	Flag	Balance	Balance	Date	Date	Amount	Loan (1)	(2)	(3)

Totals
Payment Status of Loan (1)		Workout Strategy (2)					Mod. Code (3)
A. In Grace Period	3. 90+ Days Delinquent	1. Modification	7.	REO	13.	Other or TBD	1. Maturity Date Extension	7. Capitalization of Taxes
B. Late, but less than 30 Days	4. Performing Matured Balloon	2. Foreclosure	8.	Resolved	98.	Not Provided By Servicer	2. Amortization Change	8. Other
0. Current	5. Non Performing Matured Balloon	3. Bankruptcy	9.	Pending Return to Master Servicer			3. Principal Write-Off	9. Combination
1. 30-59 Days Delinquent	7. Foreclosure	4. Extension	10.	Deed In Lieu of Foreclosure			4. Blank (formerly Combination)
2. 60-89 Days Delinquent	9. REO	5. Note Sale	11.	Full Payoff			5. Temporary Rate Reduction
		6. DPO	12.	Reps and Warranties			6. Capitalization of Interest

Reports Available at www.sf.citidirect.com	© Copyright 2015 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2015-GC27
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2015-GC27

NOI Detail

					Ending	Most	Most	Most Recent	Most Recent
Loan					Scheduled	Recent	Recent	NOI	NOI
Number	OMCR	Property Type	City	State	Balance	Fiscal NOI	NOI	Start Date	End Date

Totals

Reports Available at www.sf.citidirect.com	© Copyright 2015 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2015-GC27
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2015-GC27

Delinquency Loan Detail

			Actual	Paid	Current P & I	Total P & I	Cumulative	Other Expense	Payment	Workout	Most Recent
Loan		# of Months	Principal	Through	Advances (Net	Advances	Accrued Unpaid	Advance	Status of	Strategy	Special Serv	Foreclosure	Bankruptcy	REO
Number	OMCR	Delinq	Balance	Date	of ASER)	Outstanding	Advance Interest	Outstanding	Loan (1)	(2)	Transfer Date	Date	Date	Date

There is no Delinquency Loan Detail for the current distribution period.

Totals
Payment Status of Loan (1)		Workout Strategy (2)
A. In Grace Period	3. 90+ Days Delinquent	1. Modification	7. REO	13. Other or TBD
B. Late, but less than 30 Days	4. Performing Matured Balloon	2. Foreclosure	8. Resolved	98. Not Provided By Servicer
0. Current	5. Non Performing Matured Balloon	3. Bankruptcy	9. Pending Return to Master Servicer
1. 30-59 Days Delinquent	7. Foreclosure	4. Extension	10. Deed In Lieu of Foreclosure
2. 60-89 Days Delinquent	9. REO	5. Note Sale	11. Full Payoff
		6. DPO	12. Reps and Warranties

Reports Available at www.sf.citidirect.com	© Copyright 2015 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2015-GC27
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2015-GC27

Historical Delinquency Information

Distribution	Less Than 1 Month		1 Month		2 Month		3+ Month		Bankruptcy		Foreclosure		REO
Date
	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#
	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0
	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%

Reports Available at www.sf.citidirect.com	© Copyright 2015 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2015-GC27
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2015-GC27

Appraisal Reduction Detail

Loan Number	OMCR	Property Name	Appraisal Reduction Amount	Appraisal Reduction Date	Most Recent ASER Amount	Cumulative ASER Amount

There is no Appraisal Reduction activity for the current distribution period.

Totals

Reports Available at www.sf.citidirect.com	© Copyright 2015 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2015-GC27
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2015-GC27

Historical Appraisal Reduction Detail

Distribution				Appraisal	Appraisal	Most Recent	Cumulative
Date	Loan Number	OMCR	Property Name	Reduction Amount	Reduction Date	ASER Amount	ASER Amount

There is no historical Appraisal Reduction activity.

Totals

Reports Available at www.sf.citidirect.com	© Copyright 2015 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2015-GC27
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2015-GC27

Loan Modification Detail

			Modification	Modification	Modification
Loan Number	OMCR	Property Name	Date	Code (1)	Description

There is no Loan Modification activity for the current distribution period.

Totals
Modification Code (1)
1.	Maturity Date Extension	7.	Capitalization of Taxes
2.	Amortization Change	8.	Other
3.	Principal Write-Off	9.	Combination
4.	Blank (formerly Combination)
5.	Temporary Rate Reduction
6.	Capitalization of Interest

Reports Available at www.sf.citidirect.com	© Copyright 2015 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2015-GC27
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2015-GC27

Historical Loan Modification Detail

Distribution				Modification	Modification	Modification
Date	Loan	OMCR	Property Name	Date	Code (1)	Description

There is no historical Loan Modification activity.

Totals
Modification Code (1)
1.	Maturity Date Extension	7.	Capitalization of Taxes
2.	Amortization Change	8.	Other
3.	Principal Write-Off	9.	Combination
4.	Blank (formerly Combination)
5.	Temporary Rate Reduction
6.	Capitalization of Interest

Reports Available at www.sf.citidirect.com	© Copyright 2015 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2015-GC27
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2015-GC27

Specially Serviced Loan Detail

		Workout	Most Recent	Most Recent
		Strategy	Inspection	Specially Serviced	Most Recent	Most Recent	Other REO
Loan	OMCR	(1)	Date	Transfer Date	Appraisal Date	Appraisal Value	Property Value	Comment from Special Servicer

There is no Specially Serviced Loan activity for the current distribution period.

Totals
Workout Strategy (1)
1.	Modification	7.	REO	13.	Other or TBD
2.	Foreclosure	8.	Resolved	98.	Not Provided By Servicer
3.	Bankruptcy	9.	Pending Return to Master Servicer
4.	Extension	10.	Deed In Lieu of Foreclosure
5.	Note Sale	11.	Full Payoff
6.	DPO	12.	Reps and Warranties

Reports Available at www.sf.citidirect.com	© Copyright 2015 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2015-GC27
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2015-GC27

Historical Specially Serviced Loan Detail

			Spec.	Workout	Spec.			Property				Net	Net
Distribution	Loan		Serviced	Strategy	Serviced	Scheduled	Actual	Type		Interest	Note	Operating	Operating	DSC	DSC	Maturity
Date	Number	OMCR	Transfer Date	(1)	Loan to MS	Balance	Balance	(2)	State	Rate	Date	Income	Income Date	Ratio	Date	Date	WART
There is no historical Specially Serviced Loan activity.

Totals
Workout Strategy (1)
1. Modification	7.	REO	13.	Other or TBD
2. Foreclosure	8.	Resolved	98.	Not Provided By Servicer
3. Bankruptcy	9.	Pending Return to Master Servicer
4. Extension	10.	Deed In Lieu of Foreclosure
5. Note Sale	11.	Full Payoff
6. DPO	12.	Reps and Warranties

Reports Available at www.sf.citidirect.com	© Copyright 2015 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2015-GC27
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2015-GC27

Unscheduled Principal Detail

Loan Number	OMCR	Liquidation / Prepayment Date	Liquidation / Prepayment Code	Unscheduled Principal Collections	Unscheduled Principal Adjustments	Other Interest Adjustment	Prepayment Interest Excess (Shortfall)	Prepayment Penalties	Yield Maintenance Charges

Totals
Liquidation / Prepayment Code (1)
1. Partial Liquidation (Curtailment)	7.	Not Used
2. Payoff Prior To Maturity	8.	Payoff With Penalty
3. Disposition / Liquidation	9.	Payoff With Yield Maintenance
4. Repurchase / Substitution	10.	Curtailment With Penalty
5. Full Payoff At Maturity	11.	Curtailment With Yield
6. DPO		Maintenance

Reports Available at www.sf.citidirect.com	© Copyright 2015 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2015-GC27
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2015-GC27

Historical Unscheduled Principal Detail

Distribution	Loan		Liquidation /	Liquidation /	Unscheduled	Unscheduled	Other	Prepayment Interest	Prepayment	Yield Maintenance
Date	Number	OMCR	Prepayment Date	Prepayment Code	Principal Collections	Principal Adjustments	Interest Adjustment	Excess (Shortfall)	Penality	Premium

Totals
Liquidation / Prepayment Code (1)
1.	Partial Liquidation (Curtailment)	7.	Not Used
2.	Payoff Prior To Maturity	8.	Payoff With Penalty
3.	Disposition / Liquidation	9.	Payoff With Yield Maintenance
4.	Repurchase / Substitution	10.	Curtailment With Penalty
5.	Full Payoff At Maturity	11.	Curtailment With Yield
6.	DPO		Maintenance

Reports Available at www.sf.citidirect.com	© Copyright 2015 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2015-GC27
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2015-GC27

Liquidated Loan Detail

Loan		Final Recovery	Most Recent	Most Recent	Actual	Gross	Proceeds	Liquidation	Net Liquidation	Net Proceeds	Realized	Repurchased by
Number	OMCR	Determ Date	Appraisal Date	Appraisal Value	Balance	Proceeds	as a % of Act Bal	Expenses	Proceeds	as a % of Act Bal	Loss	Seller (Y/N)

There is no Liquidated Loan activity for the current distribution period.

Totals

Reports Available at www.sf.citidirect.com	© Copyright 2015 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2015-GC27
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2015-GC27

Historical Liquidated Loan Detail

Distribution	Loan		Final Recovery	Most Recent	Most Recent	Actual	Gross	Gross Proceeds	Liquidation	Net Liquidation	Net Proceeds	Realized	Repurchased by
Date	Number	OMCR	Determ Date	Appraisal Date	Appraisal Value	Balance	Proceeds	as a % of Act Bal	Expenses	Proceeds	as a % of Act Bal	Loss	Seller (Y/N)

There is no historical Liquidated Loan activity.

Totals

Reports Available at www.sf.citidirect.com	© Copyright 2015 Citigroup

ANNEX E-1

SPONSOR REPRESENTATIONS AND WARRANTIES

Each Sponsor will make, as of the Cut-off Date or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex E-2 to this prospectus supplement. Capitalized terms used but not otherwise defined in this Annex E-1 will have the meanings set forth in this prospectus supplement or, if not defined in this prospectus supplement, in the related Mortgage Loan Purchase Agreement.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties, serves to contractually allocate risk between the related Sponsor, on the one hand, and the Issuing Entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)
Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Loan Combination, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. Each Mortgage Loan that is part of a Loan Combination is a senior or pari passu portion of a whole loan evidenced by a senior or pari passu note. At the time of the sale, transfer and assignment to Depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Sponsor), participation or pledge, and the Sponsor had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement, any Outside Servicing Agreement with respect to an Outside Serviced Mortgage Loan and rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement. The Sponsor has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan other than the rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement.

(2)
Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Sponsor in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

E-1-1

(3)
Mortgage Provisions. The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)
Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Mortgage Loan.

(5)
Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases to the Issuing Entity constitutes a legal, valid and binding assignment to the Issuing Entity. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the loan schedule attached as an exhibit to the applicable Mortgage Loan Purchase Agreement, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth on Annex E-2 (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Sponsor’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Sponsor’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

(6)
Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments due and payable but not yet delinquent; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; (f) if the related Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group; and (g) if the related Mortgage Loan is part of a Loan Combination, the rights of the holder(s) of the related Companion Loan(s) pursuant to the related Co-Lender Agreement; provided that none of items (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or

E-1-2

current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Sponsor thereunder and no claims have been paid thereunder. Neither the Sponsor, nor to the Sponsor’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)
Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, there are no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics’ and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement, the Sponsor has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.

(8)
Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

(9)
UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Sponsor has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)
Condition of Property. The Sponsor or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within thirteen months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than 13 months prior to the Cut-off Date. To the Sponsor’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

E-1-3

(11)
Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)
Condemnation. As of the date of origination and to the Sponsor’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Sponsor’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)
Actions Concerning Mortgage Loan. As of the date of origination and to the Sponsor’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

(14)
Escrow Deposits. All escrow deposits and payments required to be escrowed with Mortgagee pursuant to each Mortgage Loan are in the possession, or under the control, of the Sponsor or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with Mortgagee under the related Loan Documents are being conveyed by the Sponsor to Depositor or its servicer.

(15)
No Holdbacks. The principal amount of the Mortgage Loan stated on the loan schedule attached as an exhibit to the applicable Mortgage Loan Purchase Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Sponsor to merit such holdback).

(16)
Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from Standard & Poor’s Ratings Services (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

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If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as a “Special Flood Hazard Area,” the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by prudent institutional commercial mortgage lenders, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected limit (“SEL”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained from an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by Standard & Poor’s Ratings Services in an amount not less than 100% of the SEL.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or related Loan Combination), the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s reasonable cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Sponsor.

(17)
Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

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(18)
No Encroachments. To the Sponsor’s knowledge based solely on surveys obtained in connection with origination and the Mortgagee’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.

(19)
No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by the Sponsor (except that any ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to its related Anticipated Repayment Date).

(20)
REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either:  (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Loan Combination) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Loan Combination) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Loan Combination) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)
Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)
Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to originate, acquire and/or hold (as applicable) the Mortgage Note in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)
Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Sponsor’s knowledge, as of the Closing Date, a trustee, duly qualified under

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applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

(24)
Local Law Compliance. To the Sponsor’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Sponsor for similar commercial and multifamily mortgage loans intended for securitization, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan (or related Loan Combination, as applicable) or as of the Cut-off Date, other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the value, operation or net operating income of the Mortgaged Property. The terms of the Loan Documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)
Licenses and Permits. Each Mortgagor covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Sponsor’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Sponsor for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)
Recourse Obligations. The Loan Documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events:  (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by the Mortgagor; (ii) the Mortgagor or guarantor shall have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Loan Documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of Mortgagor’s (i) misappropriation of rents after the occurrence of an event of default under the Mortgage Loan; (ii) misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to Mortgagee upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (iii) fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Loan Documents; or (v) commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

(27)
Mortgage Releases. The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance defined in (32) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order

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of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release under the preceding clauses (a) or (d), either:  (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for all Mortgage Loans originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (or related Loan Combination) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

With respect to any partial release under the preceding clause (e), for all Mortgage Loans originated after December 6, 2010, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or related Loan Combination).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to partial condemnation, other than in compliance with the REMIC Provisions.

(28)
Financial Reporting and Rent Rolls. The Mortgage Loan documents for each Mortgage Loan require the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

(29)
Acts of Terrorism Exclusion.  With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007, and as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Sponsor’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend more than the Terrorism Cap Amount on terrorism insurance coverage, and if the cost of terrorism insurance exceeds the Terrorism Cap Amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to the Terrorism Cap Amount.  The “Terrorism Cap Amount” is the specified percentage (which is at least equal to 200%) of the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required

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under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance).

(30)
Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Loan Documents, (iii) transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) of this Annex E-1 or the exceptions thereto set forth on Annex E-2, or (vii) as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement or (iv) Permitted Encumbrances. The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable out-of-pocket fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)
Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Loan Documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Principal Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Principal Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)
Defeasance. With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the

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revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the related Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the Mortgage Loan; (iv) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (v) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)
Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and in situations where default interest is imposed.

(34)
Ground Leases. For purposes of this Annex E-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the Sponsor, its successors and assigns, the Sponsor represents and warrants that:

(a)
The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since the origination of the Mortgage Loan, except as reflected in any written instruments which are included in the related Mortgage File;

(b)
The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the Mortgagee;

(c)
The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or ten years past the stated maturity if such Mortgage Loan fully

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amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)
The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)
The Ground Lease does not place commercially unreasonably restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of (but with prior notice to) the lessor;

(f)
The Sponsor has not received any written notice of material default under or notice of termination of such Ground Lease. To the Sponsor’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Sponsor’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)
The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the Mortgagee written notice of any default, and provides that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)
The Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

(j)
Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)
In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to the ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)
Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)
Servicing. The servicing and collection practices used by the Sponsor with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

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(36)
Origination and Underwriting. The origination practices of the Sponsor (or the related originator if the Sponsor was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan (or the related Loan Combination, as applicable) and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E-1.

(37)
No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required debt service payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Sponsor’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either (a) or (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Sponsor in this Annex E-1 (including, but not limited to, the prior sentence). No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

(38)
Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Sponsor’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)
Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan (or related Loan Combination, as applicable), the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, no Mortgage Loan has a Mortgagor that is an affiliate of another Mortgagor.

(40)
Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements were conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, an “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true:  (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that, based on the ESA, can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for

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the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Sponsor’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(41)
Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within six months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Sponsor’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.

(42)
Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

(43)
Cross-Collateralization. Except with respect to a Mortgage Loan that is part of a Loan Combination, no Mortgage Loan is cross-collateralized or cross-defaulted with any other Mortgage Loan that is outside the Mortgage Pool, except as set forth on Annex E-2.

(44)
Advance of Funds by the Sponsor. After origination, no advance of funds has been made by the Sponsor to the related Mortgagor other than in accordance with the Loan Documents, and, to the Sponsor’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a Mortgagee-controlled lockbox if required or contemplated under the related lease or Loan Documents). Neither the Sponsor nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)
Compliance with Anti-Money Laundering Laws. The Sponsor has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of these representations and warranties, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of these representations and warranties, the phrases “the Sponsor’s knowledge” or “the Sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties.

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ANNEX E-2

EXCEPTIONS TO SPONSOR REPRESENTATIONS AND WARRANTIES

The exceptions to the representations and warranties set forth below are grouped by Sponsor and listed by the number of the related representation and warranty set forth on Annex E-1 to this prospectus supplement and the Mortgage Loan name and number identified on Annex A to this prospectus supplement. Capitalized terms used but not otherwise defined in this Annex E-2 will have the meanings set forth in this prospectus supplement or, if not defined in this prospectus supplement, in the related Mortgage Loan Purchase Agreement.

Citigroup Global Markets Realty Corp.
Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(6) Permitted Liens; Title Insurance	40 Gansevoort Street (Loan No. 9)
The sole tenant, Theory LLC, has a right of first offer in the event the related borrower receives an all-cash offer with respect to the borrower’s leasehold interest in the Mortgaged Property. Theory LLC has 5 days after receipt of notice of the offer to notify the borrower of its offer, which the borrower is obligated to accept provided the offer is 110% of the price initially offered to the borrower.

(6) Permitted Liens; Title Insurance	Walgreens- Ormond Beach (Loan No. 81) Walgreens- Portsmouth (Loan No. 87)
The sole tenant at each of the Mortgaged Properties has a right of first refusal (a “ROFR”) to purchase their respective property if the Mortgagor receives a bona fide offer from a third party that Mortgagor intends to accept. The ROFR does not apply to a foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the Mortgage Loan documents; however, such ROFR applies to subsequent purchasers of the respective leased premises.

(6) Permitted Liens; Title Insurance	Rite Aid_Warwick (Loan No. 96)
The sole tenant, Maxi Drug South, L.P., operating as a Rite-Aid store, has a right of first refusal to purchase all or any portion of its leased premises from borrower upon the same terms and conditions as a third-party offer within 20 days of receiving notice of such offer from the landlord. The tenant’s right of first refusal does not apply in connection with a foreclosure or deed-in-lieu of foreclosure; however, such ROFR applies to subsequent purchasers of the respective leased premises.

(13) Actions Concerning Mortgage Loan	Las Misiones Apartments (Loan No. 54)
The related non-recourse carveout guarantor is a party to an ongoing adversarial action related a receiver’s distribution of proceeds, and her receipt thereof, from a development project that was the subject of bankruptcy proceedings.

(16) Insurance	Twin Cities Premium Outlets (Loan No. 4)
The Mortgage Loan documents require that no insurance policy deductible be in excess of $100,000, provided, however, the Mortgagor has the right to increase any deductible by posting cash or a letter of credit with the Mortgagee (as additional security for the Mortgage Loan) in amount equal to the excess of any applicable deductible over $100,000.

(16) Insurance	Stop & Shop – Orangeburg Commons (Loan No. 49)
The Mortgage Loan documents permit the sole tenant at the Mortgaged Property, The Stop & Shop Supermarket Company, to maintain the property insurance required pursuant to the Mortgage Loan documents through self-insurance, so long as certain conditions are met, including, without limitation, (i) the tenant is open and operating at the Mortgaged Property, (ii) the tenant delivers a letter of self-insurance in form and substance acceptable to lender which confirms that tenant will continue to self-insure in accordance with the requirements of the tenant’s lease and (iii) tenant or its parent maintains senior unsecured debt rating of not lower than investment grade from the Rating Agencies.

In addition, with respect to the portion of property insurance maintained by the single tenant at the Mortgaged Property (through self-insurance or otherwise), the distribution and application of proceeds for restoration is governed by the terms of the sole tenant’s lease.

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(16) Insurance	Belmont Village (Loan No. 68)	The property insurance required under the Mortgage Loan documents is not required to contain a specific waiver of depreciation or exclusion for physical depreciation.
(16) Insurance	269 King Street (Loan No. 76)
With respect to the portion of property insurance maintained by the condominium board governing the condominium unit constituting the Mortgaged Property, the distribution and application of proceeds for restoration is governed by the terms of the condominium declaration and related documents, including the requirement that upon the occurrence of a casualty or condemnation with respect to all or any portion of the condominium, the board will appoint an insurance trustee and that for so long as the Mortgage encumbers the Mortgaged Property, the association agrees that (i) any insurance trustee appointed by it will be required to have a credit rating of at least “A” by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., “A2” by Moody’s Investor Service, Inc., or “A” by Fitch Ratings, Inc. or an equivalent rating by any other statistical rating agency in the event any of the foregoing have not rated such trustee and (ii) it will direct the insurance trustee to deposit the proceeds in a separate trust account for the benefit of the unit owners.

(17) Access; Utilities; Separate Tax Lots	Stop & Shop – Orangeburg Commons (Loan No. 49)
Immediately prior to the origination of the related Mortgage Loan, the related Mortgaged Property together with the rest of the shopping center of which the related Mortgaged Property is a part, was subjected to a condominium declaration and regime and in connection therewith, the tax parcel for the shopping center, including the Mortgaged Property, had not yet been divided into separate tax lots for each unit.

(24) Local Law Compliance	393-401 Fifth Avenue (Loan No. 2)
The certificate of occupancy for a portion of the Mortgaged Property occupied by Burger King incorrectly classifies the current use of such portion of the Mortgaged Property. The current use of the Mortgaged Property is a permitted use under the zoning code, and the Mortgagor covenanted in the Mortgage Loan documents to, within six months of the closing date (subject to delays solely relating to force majeure or a failure to cooperate by Burger King), obtain an updated certificate of occupancy reflecting the proper use classification. Additionally, the Mortgaged Property is subject to several outstanding NYC Department of Building violations and other municipal violations.

(24) Local Law Compliance	Amsdell - FL & TN Portfolio (Loan No. 63)
With regard to the property located at 2641 Bailey Road, Amelia Island, Florida, a survey indicates that a portion of the improvements as constructed encroach onto required setback areas up to approximately 18”. As of the closing of the loan, no violation was received in connection with such encroachment.

(24) Local Law Compliance	CSS Concord (Loan No. 78)
The Mortgaged Property is operated as a self-storage property pursuant to a special use permit which authorizes up to 450 storage units totaling 39,200 square feet; however the Mortgaged Property contains 444 storage units totaling in excess of 42,000. The Mortgage Loan Documents do not require the Mortgagor to remove any storage units in place at the Mortgaged Property as of December 17, 2014 in order to comply with the aforementioned special use permit and applicable zoning, building and/or land use laws, rules and regulations unless an applicable municipal authority or agency notifies Mortgagor of such requirement, in which case Mortgagor is required to, within the later to occur of (1) sixty (60) days of such notification and (2) the deadline imposed by such municipal authority or agency, comply therewith as may be necessary to cause the Mortgaged Property to comply with the applicable legal requirements.

(25) Licenses and Permits	393-401 Fifth Avenue (Loan No. 2)
The certificate of occupancy for a portion of the Mortgaged Property occupied by Burger King incorrectly classifies the current use of such portion of the Mortgaged Property. The current use of the Mortgaged Property is a permitted use under the zoning code, and the Mortgagor covenanted in the Mortgage Loan documents to, within six months of the closing date (subject to delays solely relating to force majeure or a failure to cooperate by Burger King), obtain an updated certificate of occupancy reflecting the proper use classification. Additionally, the Mortgaged Property is subject to several outstanding NYC Department of Building violations and other municipal violations.

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(25) Licenses and Permits	NY & NJ Mixed Use Portfolio (Loan No. 15)	Two of the four Mortgaged Properties securing the Mortgage Loans do not have valid current certificates of occupancy for their current use.

(25) Licenses and Permits	CSS Concord (Loan No. 78)
The Mortgaged Property is operated as a self-storage property pursuant to a special use permit which authorizes up to 450 storage units totaling 39,200 square feet; however the Mortgaged Property contains 444 storage units totaling in excess of 42,000. The Mortgage Loan Documents do not require the Mortgagor to remove any storage units in place at the Mortgaged Property as of December 17, 2014 in order to comply with the aforementioned special use permit and applicable zoning, building and/or land use laws, rules and regulations unless an applicable municipal authority or agency notifies Mortgagor of such requirement, in which case Mortgagor is required to, within the later to occur of (1) sixty (60) days of such notification and (2) the deadline imposed by such municipal authority or agency, comply therewith as may be necessary to cause the Mortgaged Property to comply with the applicable legal requirements.

(26) Recourse Obligations	Northville Woods (Loan No. 19)
Recourse for losses sustained from the misappropriation of rents requires prior notice to the Mortgagor after the occurrence of a non-monetary event of default under the Mortgage Loan. In addition, the Mortgage Loan documents provide that transfers of an equity interest in the Mortgagor made in violation of the Mortgage Loan documents do not trigger full recourse if such violation is corrected within 30 days of notice from the lender.

(27) Mortgage Releases	Twin Cities Premium Outlets (Loan No. 4)
The Mortgage Loan documents permit the Mortgagor to transfer vacant, non-income producing portions of the Mortgaged Property to third parties for uses which are integrated and consistent with the use of the Mortgaged Property; provided, that, (i) no event of default is continuing, (ii) lender receives at least 30 days prior written notice of the transfer, (iii) the transfer does not have a material adverse effect on the ability of the Mortgagor to repay the debt, lender’s ability to enforce its rights and remedies under the Mortgage Loan documents, the business or financial condition of the Mortgagor or the Mortgaged Property or the value or operation of the Mortgaged Property, (iv) the transferred portion of the Mortgaged Property is legally subdivided and is a separate tax lot from the remaining portion of the Mortgaged Property, (v) the remaining portion of the Mortgaged Property complies with zoning, parking and other applicable laws, (vi) the transfer will not eliminate or materially interfere with the ingress, egress required for the use of the remaining Mortgaged Property by the Mortgagor or any of the tenants and does not violate any major leases, specified tenant leases or property documents, (vi)  lender receives a survey depicting the Mortgaged Property following the transfer, (vii) to the extent that the transferred portion of the Mortgaged Property was occupied or income producing as of the closing date, an appraisal of the Mortgaged Property showing the value of the Mortgaged Property following the transfer as equal to or greater than the value of the Mortgaged Property immediately prior to the transfer and (viii) such transfer complies with applicable REMIC requirements.

(31) Single-Purpose Entity	Walgreens- Ormond Beach (Loan No. 81)	The Mortgagor has previously owned other property adjacent to the Mortgaged Property. In August 2014, this adjacent property was conveyed to an Affiliate of Mortgagor.
(32) Defeasance	Twin Cities Premium Outlets (Loan No. 4)
In conjunction with a defeasance of the Mortgage Loan, as an alternative to the certification to be provided by an accountant, the Mortgagor is permitted to deliver a certification that the collateral is sufficient to make all scheduled payments under the Mortgage Loan note from a defeasance consultant, provided both the certificate and the defeasance consultant are acceptable to the Rating Agencies and would otherwise be acceptable to a prudent lender of securitized commercial mortgage loans.

(39) Organization of Mortgagor	Union Terrace (Loan No. 56)
The Mortgagor under the related Mortgage Loan is an affiliate of the Mortgagors of the Mortgage Loans identified on Annex A to this prospectus supplement as Union Town Center and Centennial Tech Center, representing 1.6% of the Initial Pool Balance in the aggregate.

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(39) Organization of Mortgagor	CSS Concord (Loan No. 78)
The Mortgagor under the related Mortgage Loan is an affiliate of the Mortgagor of the Mortgage Loan identified on Annex A to this prospectus supplement as Value Place - Sacramento, representing 0.3% of the Initial Pool Balance.

(40) Environmental Conditions	Bayshore Office Center (Loan No. 51)
The Phase I environmental site assessment for the related Mortgaged Property identifies the Mortgaged Property as participating in the Florida Department of Environmental Protection’s (FDEP) Early Detection Incentive Program for leaking underground storage tanks.  Two 1,000-gallon heating oil underground storage tanks (USTs) were historically located on the Mortgaged Property.  These USTs were removed in 1988.  During the tank removal, evidence of a release was identified. The FDEP was notified of the release and the Mortgaged Property subsequently was approved as eligible for state-funded cleanup under the Early Detection Incentive Program.  According to FDEP and the Hillsborough County Environmental Protection Commission, the property is currently at a low priority level (score of 10) for the state-funded cleanup, and as such no cleanup activities have been initiated.  Based on the length of time since the release was reported (26 years), the Phase I consultant concluded that residual contamination likely has degraded and can be considered a de minimis condition.  Additionally, the site is under the oversight of the FDEP, and as such, the consultant concluded that the former heating oil USTs are not expected to represent a significant environmental concern to the Mortgaged Property.

(43) Cross-Collateralization	Harmony Meadow (Loan No. 70) Harmony Grove (Loan No. 71)	The Mortgage Loans are cross-defaulted and cross-collateralized with each other.

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Goldman Sachs Mortgage Company

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(13) Actions Concerning Mortgage Loan	Union Square Shopping Center (Loan No. 7)
Two of the three non-recourse carveout guarantors, Joe Swolsky and Robert Gersten, are defendants in a litigation relating to two property division matters arising from Mr. Swolsky’s divorce. The plaintiff included Mr. Gersten in the suit under a theory of fiduciary duty to the plaintiff as a partner of Mr. Swolsky’s. The complaint seeks approximately $500,000 in damages, as well as three times such amount in punitive damages.

In addition, a judgment arising from a breach of contract action has been taken against Mr. Swolsky and Mr. Gersten in the amount of approximately $745,000 plus court costs, attorneys’ fees and interest. That judgment stemmed from a confession to judgment in a note relating to Mr. Swolsky’s and Mr. Gersten’s purchase of a property for which the judgment creditor provided seller financing in the original amount of $1,600,000, which had been partially repaid through sale of portions of the property. The plaintiff creditor currently seeks approximately $1,000,000 in damages.

(16) Insurance	Kemper Lakes Business Center (Loan No. 1)
All policies may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings (provided that the first layers of coverage are from insurers rated at least “A-” by S&P and “A3” by Moody’s (or, if Moody’s does not rate such insurer, at least “A:VIII” by AM Best), and all such insurers are required to have ratings of at least “BBB+” by S&P and “Baa1” by Moody’s (or, if Moody’s does not rate such insurer, at least “A:VIII” by AM Best)).

Notwithstanding the foregoing, the lender is required to accept Starr Surplus Lines Insurance Company and Ironshore Specialty Insurance Company in their current participation amounts and positions within the syndicate provided they maintain a rating of “A:XV” from AM Best and “Baa1” from Moody’s, respectively.

(16) Insurance	Northeastern Hotel Portfolio (Loan No. 3) Natomas Town Center (Loan No. 11)
All policies may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings (provided that the first layers of coverage are from insurers rated at least “A” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by AM Best), and all such insurers are required to have ratings of at least “BBB+” by S&P and “Baa1” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by AM Best).

(16) Insurance	Whitman Square (Loan No. 6)
All policies may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings (provided that the first layers of coverage are from insurers rated at least “A” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by AM Best), and all such insurers are required to have ratings of at least “BBB+” by S&P and “Baa1” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by AM Best).

The borrower is permitted to pay the insurance premiums through a premium financing agreement, provided that (i) the borrower provides proof of payment of each installment to the premium financing company as they become due and payable, and (ii) the borrower escrows six months of annual insurance premiums to be paid under the premium finance agreement.

(16) Insurance	Union Square Shopping Center (Loan No. 7)
All policies may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings (provided that the first layers

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Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

of coverage are from insurers rated at least “A” by S&P and “A3” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by AM Best), and all such insurers are required to have ratings of at least “BBB+” by S&P and “Baa1” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by AM Best).

(16) Insurance	Walmart Super Center Georgia (Loan No. 35)
The borrower may rely on the insurance provided by the tenant doing business as Walmart, for so long as such tenant or the guarantor under the related lease is rated at least “BBB” by S&P and such insurance is maintained in compliance with the terms of the related lease and satisfies certain other requirements set forth in the related loan documents.

(16) Insurance	Walgreens Glen Allen (Loan No. 85) Walgreens Kernersville (Loan No. 88) Walgreens Winston-Salem (Loan No. 90)
The borrower may rely on the insurance provided by the tenant doing business as Walgreen, for so long as such tenant or the guarantor under the related lease is rated at least “BBB” by S&P and such insurance is maintained in compliance with the terms of the related lease and satisfies certain other requirements set forth in the related loan documents.

(24) Local Law Compliance	Fox Farm Storage (Loan No. 77)	The Mortgaged Property is currently deficient 7 required striped parking spaces.
(26) Recourse Obligations	Kemper Lakes Business Center (Loan No. 1)
There is no recourse against the non-recourse carveout guarantors for breaches of environmental covenants. At origination, the borrower provided an environmental insurance policy.

The liability of the non-recourse carveout guarantors is capped at an aggregate amount of $20 million and would be owed by each guarantor on a several basis in proportion to their equity percentages.

One of the non-recourse carveout guarantors, AGRE USREF Kemper Lakes Platform, L.P. does not have assets other than equity in the related Mortgaged Property. However, certain unfunded capital commitments from its 85.71% owner, Athene Annuity & Life Assurance Company, were pledged to support the guaranty obligations.

(26) Recourse Obligations	Union Square Shopping Center (Loan No. 7)	The liability of the non-recourse carveout guarantors is capped at an amount of $22 million per guarantor.
(31) Single-Purpose Entity	Natomas Town Center (Loan No. 11)	The borrower was not required to deliver a non-consolidation opinion in conjunction with the origination of the Mortgage Loan.
(31) Single-Purpose Entity	808 West Apartments (Loan No. 16)	The borrower previously owned 100% of the membership interest in Lofts at 808 West, LLC, which owned a portion of the Mortgaged Property and has since been dissolved.
(39) Organization of Mortgagor	Natomas Town Center (Loan No. 11) Redlands Village (Loan No. 60)	The borrowers under each of these Mortgage Loans are affiliates.

(39) Organization of Mortgagor	Walgreens Glen Allen (Loan No. 85) Walgreens Kernersville (Loan No. 88) Walgreens Winston-Salem (Loan No. 90)	The borrowers under each of these Mortgage Loans are affiliates.

(40) Environmental	Walgreens Winston-	The Phase I ESA identified the potential for vapor intrusion from gasoline

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Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

Conditions	Salem (Loan No. 90)
and kerosene underground storage tanks at the Mortgaged Property as a recognized environmental condition. The Phase I ESA recommended a subsurface investigation be performed in order to determine the potential for vapor intrusion at the Mortgaged Property. The Mortgage Loan agreement requires the borrower to complete such evaluation and, if required or recommended, install a sub-slab ventilation system within 18 months from the origination of the Mortgage Loan.

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Rialto Mortgage Finance, LLC
Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(6) Permitted Liens; Title Insurance	Zane Plaza Shopping Center (Loan No. 45)
The leases with the tenants operating as Arby’s and Taco Bell each have a right of first refusal related to the purchase of their related premises. Such right only applies if the borrower voluntarily seeks offers or attempts to sell the related premises. The Mortgage Loan documents require the borrower to obtain a waiver of the related right of first refusal provision prior to the transfer of all or a portion of the Mortgaged Property. The Mortgage Loan is full recourse if the borrower fails to obtain such waiver.

(13) Actions Concerning Mortgage Loan	Shoppes at Brookfield Commons (Loan No. 34)
As of the date of origination, the borrowers under the Mortgage Loan were debtors in a voluntary bankruptcy. All outstanding debts of the borrowers were paid in full with proceeds from the Mortgage Loan, together with additional cash from the Mortgage Loan guarantors. As of the Cut-off Date, the borrowers’ bankruptcy had been discharged.

In connection with three defaulted loans (on properties that do not include the Mortgaged Property), a final judgment of approximately $2.8 million (including interest, fees and costs) was entered against the Mortgage Loan guarantors. The Mortgage Loan guarantors, together with a limited liability company wholly-owned by the Mortgage Loan guarantors and certain family members of the Mortgage Loan guarantors, entered into a settlement agreement pursuant to which they agreed to repay the final judgment amount by November 5, 2015, which date may be extended for up to 2 years at the creditors’ discretion. Upon an event of a default under the above referenced settlement agreement, all excess cash flow from the Mortgaged Property will be swept into a lender controlled reserve account until the judgment is satisfied and all parties to the settlement agreement are released. In addition, the Mortgage Loan is full recourse to the Mortgage Loan guarantors up to $4,750,000, plus enforcement fees and costs, until such time as the judgment is satisfied and all parties to the settlement agreement are released.

(16) Insurance	Kings Mountain Industrial (Loan No. 17)
The Mortgage Loan documents permit the Mortgaged Property to be insured by a property insurance policy with a deductible of up to $5,000,000 so long as (1) the tenant at the Mortgaged Property is maintaining the insurance policies required under its lease, (2) such tenant maintains a net worth of at least $500,000,000 and (3) Mortgagor is furnishing to lender, on a quarterly basis, all financial statements and related information received by Mortgagor from such tenant or that are available to Mortgagor, publicly or otherwise.

(17) Access; Utilities; Separate Tax Lots	Kohl’s Westerville (Loan No. 53)
Additional real property other than the Mortgaged Property is included in the current tax parcel for the Mortgaged Property. The Mortgaged Property makes up approximately 71% of the tax parcel; the other portion of the tax parcel is owned by the prior owner of the Mortgaged Property (“Garrison”). Garrison and the borrower entered into an escrow agreement (pursuant to which the lender is a third party beneficiary) pursuant to which Garrison has (i) agreed to undertake administrative work necessary to split the current tax parcel to cause the Mortgaged Property to be an individual tax lot, (ii) escrowed with the title insurance company funds sufficient to pay all property taxes due and owing on the entire tax parcel for 2014 tax year and all property taxes owing on the non-collateral property for 2015; such funds to be released to Garrison upon completion of the tax lot split, and (iii) agreed to continue to escrow funds sufficient to pay property taxes owing on non-collateral property for each year thereafter in which tax lot split has not yet occurred. In addition, the borrower is required to (x) begin or cause to begin work to split the tax lot within 45 days of the Mortgage Loan closing and (y) make monthly deposits in the tax reserve to cover taxes due on the non-collateral property (in addition to the Mortgaged Property) commencing on 1/6/2016 if tax lot split has not occurred by 12/6/2015.

(24) Local Law Compliance	The Alora (Loan No. 24)
Alora Apartments was originally developed for multi-family use in the 1970s prior to the requirement that a property owner obtain a certificate of occupancy. Commencing January 1, 1986, the owner of a multifamily property was also required to submit for a life safety inspection within two

E-2-8

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

years of such date. The Mortgaged Property consists of 35 apartment buildings and two clubhouse/office/laundry buildings. After the original development four apartment buildings were converted to schools. The schools were reconverted back to apartments in 2013. Prior to the reconversion certificates of occupancy were issued for the Mortgaged Property. However, after the reconversion, the Mortgaged Property did not receive final inspections to obtain updated certificates of occupancy and/or life/safety certificates (each a “Required Governmental Certificate”) for the reconverted buildings, and the Mortgaged Property is now considered to be in violation of local laws for not having a Required Governmental Certificate for each building. The borrower has covenanted to schedule the required inspections and obtain a Required Governmental Certificate for each building at the Mortgaged Property. The Mortgage Loan is full recourse to the guarantor until such time as borrower delivers a Required Governmental Certificate for each building at the Mortgaged Property. In addition, the borrower reserved $500,000 with the lender to cover the cost of any work required by the applicable zoning authority after inspection.

(24) Local Law Compliance	470 Olde Worthington Road (Loan No. 46)
Certificates of occupancy have not been issued for each of the suites at the Mortgaged Property and the lack of certificates of occupancy is a violation of local law. The borrower is required to use its best efforts to cause certificates of occupancy to be issued for each of the suites. Further, the Mortgage Loan Documents provide for recourse to the guarantor for losses related to the borrower’s failure to (i) comply with the covenant to cause certificates of occupancy to be issued, or (ii) have certificates of occupancy for every suite.

(25) Licenses and Permits	The Alora (Loan No. 24)	The Mortgaged Property does not have the Required Governmental Certificates required under local law. See Exception to Representation 24 above.
(26) Recourse Obligations	Kings Mountain Industrial (Loan No. 17)	The guarantor is capitalized solely with a $5 million demand note and is liable under similar guaranties on other loans.
(38) Bankruptcy	Shoppes at Brookfield Commons (Loan No 34)
As of the date of origination, the borrowers under the Mortgage Loan were debtors in a voluntary bankruptcy. All outstanding debts of the borrowers were paid in full with proceeds from the Mortgage Loan, together with additional cash from the Mortgage Loan guarantors. As of the Cut-off Date, the borrowers’ bankruptcy had been discharged.

(39) Organization of Mortgagor	Highland Woods (Loan No. 12) Emerick Manor (Loan No. 67)	The Mortgagors under each of the Mortgage Loans are affiliates.
(39) Organization of Mortgagor	Pantops Self Storage (Loan No. 48) Locker Room Storage (Loan No. 74)	The Mortgagors under each of the Mortgage Loans are affiliates.

E-2-9

Redwood Commercial Mortgage Corporation
Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(16) Insurance	DoubleTree Little Rock (Loan No. 13)	The Mortgage Loan documents provide that insurance proceeds required for restoration under the ground lease will be governed by the terms of the ground lease.
(16) Insurance	Walgreens – Raleigh, NC (Loan No. 91) Walgreens – Franklinton, NC (Loan No. 93) Walgreens – Carthage, NC (Loan No. 95)
The Mortgage Loan documents permit major tenant Walgreens to maintain its own insurance policy in accordance with the terms of its lease so long as: (i) no event of default exists under the Walgreens lease, (ii) Walgreens maintains a credit rating from the rating agencies of at least “BBB” from S&P (or its equivalent from another rating agency) and an investment grade self-insurance rating, (iii) the Walgreens lease remains in full force and effect and (iv) Walgreens is responsible for the restoration of the Mortgaged Property after the occurrence of a casualty, regardless of the availability of insurance proceeds. In addition, Walgreens may self-insure so long as: (i) no event of default exists under the Walgreens lease and (ii) Walgreens maintains a credit rating from the rating agencies of at least “BBB” from S&P (or its equivalent from another rating agency) and an investment-grade self-insurance rating.

(34) Ground Leases	DoubleTree Little Rock (Loan No. 13)	(E) The ground lessor has a reasonable right of approval of the purchaser at foreclosure sale or assignee of such purchaser, which approval shall not be unreasonably withheld.
(34) Ground Leases	Centennial Tech Center (Loan No. 31)
Approximately 227 parking spaces are located on a portion of the Mortgaged Property secured only by the Mortgagor’s leasehold interest in such parking area (the “Ground Leased Parking Area”). The related ground lease agreement does not conform to the requirements set forth in the related representation and warranty.

The Mortgaged Property is compliant with all zoning regulations without taking into account the Ground Leased Parking Area. The additional parking is required pursuant to a tenant lease at the Mortgaged Property; the term of the ground lease agreement is co-terminus with such tenant lease. The Ground Leased Parking Area was not attributed any value in connection with the underwriting of the Mortgage Loan.

The Mortgage Loan provides for full recourse to the borrower and to the guarantor if the leasehold interest is cancelled, terminated, or otherwise ceases to exist and the fee owner has not entered into a new ground lease with the borrower on substantially the same terms and conditions for so long as the ground lease is required to avoid defaulting under the related tenant lease.

(39) Organization of Mortgagor	Centennial Tech Center (Loan No. 31) Union Town Center (Loan No. 43)
The Mortgagor under each of these Mortgage Loans is affiliated with the other Mortgagor. In addition, the Mortgagor under each of the related Mortgage Loans is an affiliate of the Mortgagor of the Mortgage Loan identified on Annex A to this prospectus supplement as Union Terrace, representing 0.6% of the Initial Pool Balance.

(39) Organization of Mortgagor	Walgreens – Raleigh, NC (Loan No. 91) Walgreens – Franklinton, NC (Loan No. 93) Walgreens – Carthage, NC (Loan No. 95)	The Mortgagor under each of these Mortgage Loans is affiliated with the other Mortgagors.

E-2-10

RAIT Funding, LLC
Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(16) Insurance	All Mortgage Loans
The related Mortgage Loan documents permit the related borrower to maintain insurance that does not satisfy the requirements of the Mortgage Loan documents to the extent approved by the lender and, generally, if required by the lender, a “no downgrade” confirmation has been received.

(16) Insurance	All Mortgage Loans
Although the related Mortgage Loan documents do not expressly require the following coverages (except as noted), the lender required that the Mortgagor obtain at least the minimum coverages specified in Representation 16:  (i) the respective Loan Agreement does not contain the requirement that property insurance be in an amount at least equal to the lesser of (1) the original principal balance of the mortgage loan and (2) the “full replacement cost”; each Loan Agreement instead requires that coverage be obtained in the amount of the foregoing clause (2); (ii) the respective Loan Agreement does not expressly require business interruption insurance for a period of at least 12 months and instead requires coverage for a period continuing until the restoration of the related Mortgaged Property is completed, with the amount determined by the lender on an annual basis based on the lender’s determination of the net operating income plus fixed expenses for the Mortgaged Property for a twelve (12) month period; however, at origination, the lender required that the Mortgagor obtain business interruption or rental loss insurance which (subject to a customary deductible) covers a period of 12 months with an extended period of indemnity endorsement of generally 90 to 180 days, depending on the Mortgage Loan and (iii) although the respective Loan Agreement does not expressly require coverage for windstorm and/or windstorm related perils and/or “named storms” if the property is located within 25 miles of the Gulf of Mexico or the Atlantic Coast of Florida, Georgia, South Carolina or North Carolina, (a) each Loan Agreement does require property insurance insuring against any peril classified as “All Risk” or “Special Perils” including “windstorm” and “hurricane” and (b) the lender required “Named Storm” additional coverage for those locations 25 miles or less from the Coast.

(24) Local Law Compliance	Chesterville Gardens (Loan No. 75)
Pursuant to the related zoning consultant’s report, the Mortgaged Property is legal non-conforming as to use. According to the zoning report and the local zoning administrator for the City of Tupelo, Mississippi, the Mortgaged Property was developed as apartments before being annexed into the City of Tupelo, Mississippi in September 2012. Apartment developments are not a permitted use under existing City of Tupelo, Mississippi zoning ordinances. The Mortgaged Property was developed between 2000 and 2001 under the regulations of Lee County, Mississippi, which does not have a zoning ordinance or building code. The Mortgagor was required to obtain law and ordinance coverage at origination and a loss carve-out was added in the Mortgage Loan documents for any losses suffered by the lender as a result of the non-conforming use.

(39) Organization of Mortgagor	Value Place - Sacramento (Loan No. 82)	The Mortgagors under the subject Mortgage Loan and the Mortgage Loan identified on Annex A to this prospectus supplement as CSS Concord, representing 0.3% of the Initial Pool Balance, are affiliates.

E-2-11

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ANNEX F

CLASS A-AB SCHEDULED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance	Distribution Date	Balance
3/10/2015	$76,256,000.00	3/10/2020	$73,580,008.21
4/10/2015	$76,256,000.00	4/10/2020	$72,336,126.12
5/10/2015	$76,256,000.00	5/10/2020	$70,985,898.34
6/10/2015	$76,256,000.00	6/10/2020	$69,732,017.32
7/10/2015	$76,256,000.00	7/10/2020	$68,372,075.72
8/10/2015	$76,256,000.00	8/10/2020	$67,108,119.53
9/10/2015	$76,256,000.00	9/10/2020	$65,839,291.79
10/10/2015	$76,256,000.00	10/10/2020	$64,464,829.69
11/10/2015	$76,256,000.00	11/10/2020	$63,185,812.80
12/10/2015	$76,256,000.00	12/10/2020	$61,801,452.09
1/10/2016	$76,256,000.00	1/10/2021	$60,512,168.34
2/10/2016	$76,256,000.00	2/10/2021	$59,217,915.10
3/10/2016	$76,256,000.00	3/10/2021	$57,618,911.19
4/10/2016	$76,256,000.00	4/10/2021	$56,313,502.29
5/10/2016	$76,256,000.00	5/10/2021	$54,903,502.10
6/10/2016	$76,256,000.00	6/10/2021	$53,587,625.05
7/10/2016	$76,256,000.00	7/10/2021	$52,167,455.21
8/10/2016	$76,256,000.00	8/10/2021	$50,841,030.18
9/10/2016	$76,256,000.00	9/10/2021	$49,509,491.95
10/10/2016	$76,256,000.00	10/10/2021	$48,074,107.49
11/10/2016	$76,256,000.00	11/10/2021	$46,714,853.47
12/10/2016	$76,256,000.00	12/10/2021	$45,250,027.97
1/10/2017	$76,256,000.00	1/10/2022	$43,879,878.63
2/10/2017	$76,256,000.00	2/10/2022	$42,504,443.72
3/10/2017	$76,256,000.00	3/10/2022	$40,824,290.50
4/10/2017	$76,256,000.00	4/10/2022	$39,437,064.33
5/10/2017	$76,256,000.00	5/10/2022	$37,945,064.22
6/10/2017	$76,256,000.00	6/10/2022	$36,546,729.21
7/10/2017	$76,256,000.00	7/10/2022	$35,043,936.99
8/10/2017	$76,256,000.00	8/10/2022	$33,634,408.34
9/10/2017	$76,256,000.00	9/10/2022	$32,219,441.66
10/10/2017	$76,256,000.00	10/10/2022	$30,700,491.94
11/10/2017	$76,256,000.00	11/10/2022	$29,274,204.66
12/10/2017	$76,256,000.00	12/10/2022	$27,744,257.11
1/10/2018	$76,256,000.00	1/10/2023	$26,306,562.83
2/10/2018	$76,256,000.00	2/10/2023	$24,863,321.45
3/10/2018	$76,256,000.00	3/10/2023	$23,121,686.53
4/10/2018	$76,256,000.00	4/10/2023	$21,666,153.28
5/10/2018	$76,256,000.00	5/10/2023	$20,107,793.58
6/10/2018	$76,256,000.00	6/10/2023	$18,640,630.04
7/10/2018	$76,256,000.00	7/10/2023	$17,070,971.63
8/10/2018	$76,256,000.00	8/10/2023	$15,592,089.01
9/10/2018	$76,256,000.00	9/10/2023	$14,107,499.78
10/10/2018	$76,256,000.00	10/10/2023	$12,520,912.50
11/10/2018	$76,256,000.00	11/10/2023	$11,024,471.15
12/10/2018	$76,256,000.00	12/10/2023	$9,426,369.65
1/10/2019	$76,256,000.00	1/10/2024	$7,917,985.68
2/10/2019	$76,256,000.00	2/10/2024	$6,403,780.86
3/10/2019	$76,256,000.00	3/10/2024	$4,693,112.02
4/10/2019	$76,256,000.00	4/10/2024	$3,166,460.14
5/10/2019	$76,256,000.00	5/10/2024	$1,539,009.41
6/10/2019	$76,256,000.00	6/10/2024	$184.23
7/10/2019	$76,256,000.00	7/10/2024	$0.00
8/10/2019	$76,256,000.00	and thereafter
9/10/2019	$76,256,000.00
10/10/2019	$76,256,000.00
11/10/2019	$76,256,000.00
12/10/2019	$76,256,000.00
1/10/2020	$76,255,669.64
2/10/2020	$75,022,101.73

F-1

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ANNEX G

KINGS MOUNTAIN INDUSTRIAL AMORTIZATION SCHEDULE

Due Date	Mortgage Loan Principal Due ($)	Mortgage Loan Interest Due ($)	Mortgage Loan Total Debt Service Due ($)	Mortgage Loan Total Ending Balance ($)	Subordinate Companion Loan Principal Due ($)	Subordinate Companion Loan Interest Due ($)	Subordinate Companion Loan Total Debt Service Due ($)	Subordinate Companion Loan Total Ending Balance ($)
1/6/2015	-	63,849.15	63,849.15	16,200,000.00	21,932.41	17,577.52	39,509.92	3,478,067.59
2/6/2015	-	63,849.15	63,849.15	16,200,000.00	22,023.06	17,486.86	39,509.92	3,456,044.53
3/6/2015	-	57,670.20	57,670.20	16,200,000.00	29,976.51	15,712.37	45,688.87	3,426,068.02
4/6/2015	-	63,849.15	63,849.15	16,200,000.00	22,237.99	17,271.93	39,509.92	3,403,830.03
5/6/2015	-	61,789.50	61,789.50	16,200,000.00	24,943.75	16,625.82	41,569.57	3,378,886.27
6/6/2015	-	63,849.15	63,849.15	16,200,000.00	22,433.01	17,076.91	39,509.92	3,356,453.26
7/6/2015	-	61,789.50	61,789.50	16,200,000.00	25,133.26	16,436.31	41,569.57	3,331,320.00
8/6/2015	-	63,849.15	63,849.15	16,200,000.00	22,629.62	16,880.31	39,509.92	3,308,690.38
9/6/2015	-	63,849.15	63,849.15	16,200,000.00	22,723.15	16,786.77	39,509.92	3,285,967.23
10/6/2015	-	61,789.50	61,789.50	16,200,000.00	25,415.21	16,154.37	41,569.57	3,260,552.02
11/6/2015	-	63,849.15	63,849.15	16,200,000.00	22,922.13	16,587.80	39,509.92	3,237,629.89
12/6/2015	-	61,789.50	61,789.50	16,200,000.00	25,608.56	15,961.02	41,569.57	3,212,021.34
1/6/2016	-	63,849.15	63,849.15	16,200,000.00	23,122.72	16,387.20	39,509.92	3,188,898.62
2/6/2016	-	63,849.15	63,849.15	16,200,000.00	23,218.29	16,291.63	39,509.92	3,165,680.32
3/6/2016	-	59,729.85	59,729.85	16,200,000.00	28,478.44	15,150.78	43,629.22	3,137,201.88
4/6/2016	-	63,849.15	63,849.15	16,200,000.00	23,431.97	16,077.95	39,509.92	3,113,769.91
5/6/2016	-	61,789.50	61,789.50	16,200,000.00	26,104.00	15,465.58	41,569.57	3,087,665.91
6/6/2016	-	63,849.15	63,849.15	16,200,000.00	23,636.72	15,873.20	39,509.92	3,064,029.19
7/6/2016	-	61,789.50	61,789.50	16,200,000.00	26,302.96	15,266.62	41,569.57	3,037,726.23
8/6/2016	-	63,849.15	63,849.15	16,200,000.00	23,843.14	15,666.79	39,509.92	3,013,883.09
9/6/2016	-	63,849.15	63,849.15	16,200,000.00	23,941.69	15,568.23	39,509.92	2,989,941.40
10/6/2016	-	61,789.50	61,789.50	16,200,000.00	26,599.31	14,970.27	41,569.57	2,963,342.09
11/6/2016	-	63,849.15	63,849.15	16,200,000.00	24,150.59	15,359.33	39,509.92	2,939,191.50
12/6/2016	-	61,789.50	61,789.50	16,200,000.00	26,802.31	14,767.27	41,569.57	2,912,389.19
1/6/2017	-	63,849.15	63,849.15	16,200,000.00	24,361.20	15,148.73	39,509.92	2,888,027.99
2/6/2017	-	63,849.15	63,849.15	16,200,000.00	24,461.89	15,048.03	39,509.92	2,863,566.10
3/6/2017	-	57,670.20	57,670.20	16,200,000.00	32,188.43	13,500.45	45,688.87	2,831,377.67
4/6/2017	-	63,849.15	63,849.15	16,200,000.00	24,696.05	14,813.88	39,509.92	2,806,681.62
5/6/2017	-	61,789.50	61,789.50	16,200,000.00	27,332.35	14,237.23	41,569.57	2,779,349.27
6/6/2017	-	63,849.15	63,849.15	16,200,000.00	24,911.10	14,598.83	39,509.92	2,754,438.17
7/6/2017	-	61,789.50	61,789.50	16,200,000.00	27,541.32	14,028.25	41,569.57	2,726,896.85
8/6/2017	-	63,849.15	63,849.15	16,200,000.00	25,127.90	14,382.02	39,509.92	2,701,768.95

Due Date	Mortgage Loan Principal Due ($)	Mortgage Loan Interest Due ($)	Mortgage Loan Total Debt Service Due ($)	Mortgage Loan Total Ending Balance ($)	Subordinate Companion Loan Principal Due ($)	Subordinate Companion Loan Interest Due ($)	Subordinate Companion Loan Total Debt Service Due ($)	Subordinate Companion Loan Total Ending Balance ($)
9/6/2017	-	63,849.15	63,849.15	16,200,000.00	25,231.76	14,278.16	39,509.92	2,676,537.19
10/6/2017	-	61,789.50	61,789.50	16,200,000.00	27,852.93	13,716.65	41,569.57	2,648,684.26
11/6/2017	-	63,849.15	63,849.15	16,200,000.00	25,451.18	14,058.74	39,509.92	2,623,233.08
12/6/2017	-	61,789.50	61,789.50	16,200,000.00	28,066.14	13,503.43	41,569.57	2,595,166.94
1/6/2018	-	63,849.15	63,849.15	16,200,000.00	25,672.38	13,837.54	39,509.92	2,569,494.56
2/6/2018	-	63,849.15	63,849.15	16,200,000.00	25,778.50	13,731.43	39,509.92	2,543,716.06
3/6/2018	-	57,670.20	57,670.20	16,200,000.00	33,382.53	12,306.34	45,688.87	2,510,333.52
4/6/2018	-	63,849.15	63,849.15	16,200,000.00	26,023.03	13,486.90	39,509.92	2,484,310.49
5/6/2018	-	61,789.50	61,789.50	16,200,000.00	28,621.83	12,947.74	41,569.57	2,455,688.66
6/6/2018	-	63,849.15	63,849.15	16,200,000.00	26,248.90	13,261.03	39,509.92	2,429,439.77
7/6/2018	-	61,789.50	61,789.50	16,200,000.00	28,841.32	12,728.26	41,569.57	2,400,598.45
8/6/2018	-	63,849.15	63,849.15	16,200,000.00	26,476.60	13,033.32	39,509.92	2,374,121.85
9/6/2018	-	63,849.15	63,849.15	16,200,000.00	26,586.04	12,923.89	39,509.92	2,347,535.81
10/6/2018	-	61,789.50	61,789.50	16,200,000.00	29,168.93	12,400.64	41,569.57	2,318,366.88
11/6/2018	-	63,849.15	63,849.15	16,200,000.00	26,816.49	12,693.43	39,509.92	2,291,550.39
12/6/2018	-	61,789.50	61,789.50	16,200,000.00	29,392.87	12,176.70	41,569.57	2,262,157.51
1/6/2019	-	63,849.15	63,849.15	16,200,000.00	27,048.82	12,461.10	39,509.92	2,235,108.69
2/6/2019	-	63,849.15	63,849.15	16,200,000.00	27,160.63	12,349.30	39,509.92	2,207,948.07
3/6/2019	-	57,670.20	57,670.20	16,200,000.00	34,636.07	11,052.81	45,688.87	2,173,312.00
4/6/2019	-	63,849.15	63,849.15	16,200,000.00	27,416.05	12,093.87	39,509.92	2,145,895.94
5/6/2019	-	61,789.50	61,789.50	16,200,000.00	29,975.49	11,594.08	41,569.57	2,115,920.45
6/6/2019	-	63,849.15	63,849.15	16,200,000.00	27,653.27	11,856.65	39,509.92	2,088,267.18
7/6/2019	-	61,789.50	61,789.50	16,200,000.00	30,206.01	11,363.57	41,569.57	2,058,061.18
8/6/2019	-	63,849.15	63,849.15	16,200,000.00	27,892.42	11,617.50	39,509.92	2,030,168.76
9/6/2019	-	63,849.15	63,849.15	16,200,000.00	28,007.71	11,502.21	39,509.92	2,002,161.04
10/6/2019	-	61,789.50	61,789.50	16,200,000.00	30,550.43	11,019.14	41,569.57	1,971,610.61
11/6/2019	-	63,849.15	63,849.15	16,200,000.00	28,249.75	11,260.17	39,509.92	1,943,360.86
12/6/2019	-	61,789.50	61,789.50	16,200,000.00	30,785.63	10,783.94	41,569.57	1,912,575.23
1/6/2020	-	63,849.15	63,849.15	16,200,000.00	28,493.76	11,016.16	39,509.92	1,884,081.47
2/6/2020	-	63,849.15	63,849.15	16,200,000.00	28,611.54	10,898.39	39,509.92	1,855,469.93
3/6/2020	-	59,729.85	59,729.85	16,200,000.00	33,544.59	10,084.63	43,629.22	1,821,925.34
4/6/2020	-	63,849.15	63,849.15	16,200,000.00	28,868.45	10,641.47	39,509.92	1,793,056.89
5/6/2020	-	61,789.50	61,789.50	16,200,000.00	31,386.85	10,182.73	41,569.57	1,761,670.04
6/6/2020	-	63,849.15	63,849.15	16,200,000.00	29,117.51	10,392.42	39,509.92	1,732,552.54
7/6/2020	-	61,789.50	61,789.50	16,200,000.00	31,628.86	9,940.71	41,569.57	1,700,923.67
8/6/2020	-	63,849.15	63,849.15	16,200,000.00	29,368.59	10,141.33	39,509.92	1,671,555.08

Due Date	Mortgage Loan Principal Due ($)	Mortgage Loan Interest Due ($)	Mortgage Loan Total Debt Service Due ($)	Mortgage Loan Total Ending Balance ($)	Subordinate Companion Loan Principal Due ($)	Subordinate Companion Loan Interest Due ($)	Subordinate Companion Loan Total Debt Service Due ($)	Subordinate Companion Loan Total Ending Balance ($)
9/6/2020	-	63,849.15	63,849.15	16,200,000.00	29,489.98	10,019.94	39,509.92	1,642,065.10
10/6/2020	-	61,789.50	61,789.50	16,200,000.00	31,990.81	9,578.76	41,569.57	1,610,074.29
11/6/2020	-	63,849.15	63,849.15	16,200,000.00	29,744.10	9,765.82	39,509.92	1,580,330.19
12/6/2020	-	61,789.50	61,789.50	16,200,000.00	32,237.75	9,331.82	41,569.57	1,548,092.43
1/6/2021	-	63,849.15	63,849.15	16,200,000.00	30,000.29	9,509.63	39,509.92	1,518,092.14
2/6/2021	-	63,849.15	63,849.15	16,200,000.00	30,124.29	9,385.63	39,509.92	1,487,967.84
3/6/2021	-	57,670.20	57,670.20	16,200,000.00	37,323.99	8,364.88	45,688.87	1,450,643.85
4/6/2021	-	63,849.15	63,849.15	16,200,000.00	30,403.08	9,106.84	39,509.92	1,420,240.77
5/6/2021	-	61,789.50	61,789.50	16,200,000.00	32,878.11	8,691.46	41,569.57	1,387,362.66
6/6/2021	-	63,849.15	63,849.15	16,200,000.00	30,664.64	8,845.28	39,509.92	1,356,698.02
7/6/2021	-	61,789.50	61,789.50	16,200,000.00	33,132.28	8,437.29	41,569.57	1,323,565.73
8/6/2021	-	63,849.15	63,849.15	16,200,000.00	30,928.34	8,581.59	39,509.92	1,292,637.40
9/6/2021	-	63,849.15	63,849.15	16,200,000.00	31,056.17	8,453.75	39,509.92	1,261,581.22
10/6/2021	-	61,789.50	61,789.50	16,200,000.00	33,512.75	8,056.82	41,569.57	1,228,068.47
11/6/2021	-	63,849.15	63,849.15	16,200,000.00	31,323.06	8,186.87	39,509.92	1,196,745.41
12/6/2021	-	61,789.50	61,789.50	16,200,000.00	33,772.09	7,797.48	41,569.57	1,162,973.32
1/6/2022	-	63,849.15	63,849.15	16,200,000.00	31,592.12	7,917.81	39,509.92	1,131,381.20
2/6/2022	-	63,849.15	63,849.15	16,200,000.00	31,722.70	7,787.23	39,509.92	1,099,658.50
3/6/2022	-	57,670.20	57,670.20	16,200,000.00	38,773.68	6,915.19	45,688.87	1,060,884.82
4/6/2022	-	63,849.15	63,849.15	16,200,000.00	32,014.08	7,495.84	39,509.92	1,028,870.74
5/6/2022	-	61,789.50	61,789.50	16,200,000.00	34,443.59	7,125.98	41,569.57	994,427.14
6/6/2022	-	63,849.15	63,849.15	16,200,000.00	32,288.78	7,221.15	39,509.92	962,138.37
7/6/2022	-	61,789.50	61,789.50	16,200,000.00	34,710.52	6,859.05	41,569.57	927,427.85
8/6/2022	-	63,849.15	63,849.15	16,200,000.00	32,565.71	6,944.22	39,509.92	894,862.14
9/6/2022	-	63,849.15	63,849.15	16,200,000.00	32,700.31	6,809.61	39,509.92	862,161.83
10/6/2022	-	61,789.50	61,789.50	16,200,000.00	35,110.43	6,459.15	41,569.57	827,051.40
11/6/2022	-	63,849.15	63,849.15	16,200,000.00	32,980.60	6,529.33	39,509.92	794,070.81
12/6/2022	-	61,789.50	61,789.50	16,200,000.00	35,382.79	6,186.78	41,569.57	758,688.01
1/6/2023	-	63,849.15	63,849.15	16,200,000.00	33,263.16	6,246.76	39,509.92	725,424.85
2/6/2023	-	63,849.15	63,849.15	16,200,000.00	33,400.65	6,109.27	39,509.92	692,024.20
3/6/2023	-	57,670.20	57,670.20	16,200,000.00	40,295.52	5,393.36	45,688.87	651,728.68
4/6/2023	-	63,849.15	63,849.15	16,200,000.00	33,705.26	5,804.66	39,509.92	618,023.42
5/6/2023	-	61,789.50	61,789.50	16,200,000.00	36,086.98	5,482.59	41,569.57	581,936.44
6/6/2023	-	63,849.15	63,849.15	16,200,000.00	33,993.74	5,516.19	39,509.92	547,942.70
7/6/2023	-	61,789.50	61,789.50	16,200,000.00	36,367.30	5,202.27	41,569.57	511,575.39
8/6/2023	-	63,849.15	63,849.15	16,200,000.00	34,284.56	5,225.36	39,509.92	477,290.83
9/6/2023	-	63,849.15	63,849.15	16,200,000.00	34,426.27	5,083.65	39,509.92	442,864.56

Due Date	Mortgage Loan Principal Due ($)	Mortgage Loan Interest Due ($)	Mortgage Loan Total Debt Service Due ($)	Mortgage Loan Total Ending Balance ($)	Subordinate Companion Loan Principal Due ($)	Subordinate Companion Loan Interest Due ($)	Subordinate Companion Loan Total Debt Service Due ($)	Subordinate Companion Loan Total Ending Balance ($)
10/6/2023	-	61,789.50	61,789.50	16,200,000.00	36,787.62	4,781.96	41,569.57	406,076.94
11/6/2023	-	63,849.15	63,849.15	16,200,000.00	34,720.62	4,789.30	39,509.92	371,356.32
12/6/2023	-	61,789.50	61,789.50	16,200,000.00	37,073.65	4,495.93	41,569.57	334,282.67
1/6/2024	-	63,849.15	63,849.15	16,200,000.00	35,017.37	4,492.55	39,509.92	299,265.30
2/6/2024	-	63,849.15	63,849.15	16,200,000.00	35,162.11	4,347.81	39,509.92	264,103.18
3/6/2024	-	59,729.85	59,729.85	16,200,000.00	39,697.88	3,931.35	43,629.22	224,405.31
4/6/2024	-	63,849.15	63,849.15	16,200,000.00	35,471.53	4,038.39	39,509.92	188,933.78
5/6/2024	-	61,789.50	61,789.50	16,200,000.00	37,803.34	3,766.24	41,569.57	151,130.44
6/6/2024	-	63,849.15	63,849.15	16,200,000.00	35,774.40	3,735.52	39,509.92	115,356.03
7/6/2024	-	61,789.50	61,789.50	16,200,000.00	38,097.65	3,471.92	41,569.57	77,258.38
8/6/2024	-	63,849.15	63,849.15	16,200,000.00	36,079.74	3,430.18	39,509.92	41,178.64
9/6/2024	-	63,849.15	63,849.15	16,200,000.00	36,228.87	3,281.06	39,509.92	4,949.77
10/6/2024	33,589.50	61,789.50	95,379.00	16,166,410.50	4,949.77	3,030.30	7,980.07	-
11/6/2024	36,537.91	63,716.76	100,254.67	16,129,872.59	-	3,104.40	3,104.40	-
12/6/2024	38,839.58	61,522.02	100,361.61	16,091,033.00	-	2,997.47	2,997.47	-
12/6/2024	16,091,033.00	Balloon	16,091,033.00	-	-	-	-	-

PROSPECTUS

Citigroup Commercial Mortgage Securities Inc., the Depositor
Mortgage Pass-Through Certificates, Issuable in Series

We are Citigroup Commercial Mortgage Securities Inc., the depositor with respect to each series of certificates offered by this prospectus. We intend to offer from time to time mortgage pass-through certificates, issuable in series.  These offers may be made through one or more different methods, including offerings through underwriters.  We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market.  See “Method of Distribution.”

The Offered Certificates:

The offered certificates will be issuable in series. The issuing entity for each series of offered certificates will be a statutory or common law trust created at our direction.  Each series of offered certificates will—

●             have its own series designation, and

●             consist of one or more classes with various payment characteristics.

No governmental agency or instrumentality will insure or guarantee payment on the offered certificates.  The offered certificates will represent interests only in the issuing entity.  They will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.

The Trust Assets:

The assets of each issuing entity will include—

 ●            mortgage loans secured by first and/or junior liens on, or security interests in, various interests in commercial and multifamily real properties,

●             mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those types of mortgage loans, or

●             some combination of those types of mortgage loans and mortgage-backed securities.

Trust assets may also include cash, permitted investments, letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements and/or currency exchange agreements.

In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price, identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters’ compensation.  We will identify in each prospectus supplement the sponsor or sponsors for the subject securitization transaction.

Structural credit enhancement will be provided for the respective classes of offered certificates through overcollateralization, excess cash flow and/or the subordination of more junior classes of offered and/or  non-offered certificates, the use of a letter of credit, a surety bond, an insurance policy or a guarantee, the establishment of one or more reserve funds or any combination of the foregoing.  Payments on a class of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.

You should carefully consider the risk factors beginning on page 19 in this prospectus, as well as those set forth in the related prospectus supplement, prior to investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is January 16, 2015.

Page

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT	6
AVAILABLE INFORMATION	6
SUMMARY OF PROSPECTUS	7
RISK FACTORS	19
The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable	19
Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance	23
The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks	29
Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error	51
Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss	53
Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss	54
Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss	54
Changes in Pool Composition Will Change the Nature of Your Investment	54
The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery	54
Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates	56
Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing	57
Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums	58
Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property	59
Leased Fee Properties Have Special Risks	61
Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable	61
Jurisdictions With One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property	63
Additional Secured Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender, Intercreditor and Similar Agreements May Limit a Mortgage Lender’s Rights	63
With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.	64
Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May be Unenforceable	65
Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Real Property and may Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates	65
World Events and Natural Disasters Could Have an Adverse Impact on the Real Properties Securing the Mortgage Loans Underlying Your Offered Certificates and Consequently Could Reduce the Cash Flow Available to Make Payments on the Offered Certificates.	66
Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses	66
Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property	67
Redevelopment and Renovation at the Mortgaged Properties May Have Uncertain and Adverse Results	67
Compliance with the Americans with Disabilities Act of 1990 May Be Expensive	67

Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan	68
Potential Conflicts of Interest Can Affect a Person’s Performance	68
Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple Properties.	69
Adjustable Rate Mortgage Loans May Entail Greater Risks of Default to Lenders Than Fixed Rate Mortgage Loans	69
Limited Information Causes Uncertainty	69
The Risk of Terrorism in the United States and Military Action May Adversely Affect the Value of the Offered Certificates and Payments on the Mortgage Assets	69
Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates	70
The Market Value of Your Offered Certificates May Be Adversely Affected by Factors Unrelated to the Performance of Your Offered Certificates and the Underlying Mortgage Assets, such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally	70
The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of Commercial Mortgage-Backed Securities	71
Certain Classes of the Offered Certificates are Subordinate to, and are Therefore Riskier than, One or More Other Classes of Certificates of the Same Series	72
Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates	72
Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses	72
The Interests of Certain Certificateholders With Rights and Powers Over Certain Servicing Actions and to Cure and Purchase Certain Mortgage Loans May Be in Conflict with the Interests of the Offered Certificateholders of the Same Series	73
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	73
Additional Compensation to the Master Servicer and the Special Servicer and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates	74
Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Assets	74
Problems with Book-Entry Registration	74
Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates	74
Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates	75
Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences	76
No Gross Up in Respect of the Certificates Held by Non-U.S. Persons	77
Certain Federal Tax Considerations Regarding Original Issue Discount	77
The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Offered Certificates	77
The Ratings of Your Offered Certificates May Be Lowered or Withdrawn, or Your Certificates May Receive an Unsolicited Rating, Which May Adversely Affect the Liquidity, Market Value and Regulatory Characteristics of Your Offered Certificates	78
CAPITALIZED TERMS USED IN THIS PROSPECTUS	79
THE TRUST FUND	79
Description of the Trust Assets	79
Mortgage Loans	80
Mortgage-Backed Securities	84
Acquisition, Removal and Substitution of Mortgage Assets	85
Cash, Accounts and Permitted Investments	87
Credit Support	87
Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection	88
TRANSACTION PARTICIPANTS	88
The Sponsor	88
The Depositor	89
The Issuing Entity	90
The Originators	90

DESCRIPTION OF THE GOVERNING DOCUMENTS	91
General	91
Assignment of Mortgage Assets	91
Representations and Warranties with Respect to Mortgage Assets	92
Collection and Other Servicing Procedures with Respect to Mortgage Loans	92
Servicing Mortgage Loans That Are Part of a Loan Combination	95
Sub-Servicers	95
Operating Advisor	96
Collection of Payments on Mortgage-Backed Securities	96
Advances	96
Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us	97
Fidelity Bonds and Errors and Omissions Insurance	99
Termination Events	99
Amendment	100
List of Certificateholders	100
Eligibility Requirements for the Trustee	100
Duties of the Trustee	101
Rights, Protections, Indemnities and Immunities of the Trustee	101
Resignation and Removal of the Trustee	102
DESCRIPTION OF THE CERTIFICATES	103
General	103
Investor Requirements and Transfer Restrictions	105
Payments on the Certificates	105
Allocation of Losses and Shortfalls	110
Incorporation of Certain Documents by Reference; Reports Filed with the SEC	110
Reports to Certificateholders	111
Voting Rights	112
Termination and Redemption	112
Book-Entry Registration	113
Exchangeable Certificates	116
YIELD AND MATURITY CONSIDERATIONS	119
General	119
Pass-Through Rate	119
Payment Delays	119
Yield and Prepayment Considerations	119
Weighted Average Life and Maturity	122
Prepayment Models	122
Other Factors Affecting Yield, Weighted Average Life and Maturity	123
DESCRIPTION OF CREDIT SUPPORT	125
General	125
Subordinate Certificates	126
Overcollateralization and Excess Cash Flow	126
Letters of Credit	126
Insurance Policies, Surety Bonds and Guarantees	127
Reserve Funds	127
Credit Support with Respect to MBS	127
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS	127
General	128
Types of Mortgage Instruments	128
Installment Contracts	129
Leases and Rents	130
Personalty	130
Foreclosure	130
Bankruptcy Issues	135
Environmental Considerations	141

Due-on-Sale and Due-on-Encumbrance Provisions	144
Junior Liens; Rights of Holders of Senior Liens	144
Subordinate Financing	145
Default Interest and Limitations on Prepayments	145
Applicability of Usury Laws	145
Americans with Disabilities Act	146
Servicemembers Civil Relief Act	146
Anti-Money Laundering, Economic Sanctions and Bribery	147
Potential Forfeiture of Assets	147
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	148
General	148
REMICs	149
Taxation of Classes of Exchangeable Certificates	176
Grantor Trusts	179
Tax Return Disclosure and Investor List Requirements	190
STATE AND OTHER TAX CONSEQUENCES	191
ERISA CONSIDERATIONS	191
General	191
Plan Asset Regulations	192
Prohibited Transaction Exemptions	193
Underwriter Exemption	193
Insurance Company General Accounts	194
Ineligible Purchasers	194
Consultation with Counsel	195
Tax Exempt Investors	195
LEGAL INVESTMENT	195
USE OF PROCEEDS	196
METHOD OF DISTRIBUTION	196
LEGAL MATTERS	198
FINANCIAL INFORMATION	198
RATINGS	198
GLOSSARY	200

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS
AND THE RELATED PROSPECTUS SUPPLEMENT

We provide information about the offered certificates of a particular series in two separate documents that progressively provide more detail.  These documents are:

●	this prospectus, which provides general information, some of which may not apply to that particular series of offered certificates; and

●	the prospectus supplement for that particular series of offered certificates, which will describe the specific terms of those offered certificates.

When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement.  We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different.  In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover.  By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

We have included cross-references to captions in these materials under which you can find related discussions that we believe will enhance your understanding of the topic being discussed.  The table of contents of this prospectus and the table of contents included in the related prospectus supplement list the pages on which these captions are located.

In this prospectus, the term “you” refers to a prospective investor in offered certificates, and the terms “Depositor,” “we,” “us” and “our” refer to Citigroup Commercial Mortgage Securities Inc.

AVAILABLE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus.  The Securities Act registration statement number for that registration statement is 333-189017.  This prospectus is part of that registration statement, but the registration statement contains additional information.  Any materials, including our registration statement and the exhibits to it, that we file with the Securities and Exchange Commission may be read and copied at prescribed rates at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, and that internet website is located at http://www.sec.gov.

SUMMARY OF PROSPECTUS

This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.

The Depositor
We are Citigroup Commercial Mortgage Securities Inc., the depositor with respect to each series of offered certificates. We are a special purpose Delaware corporation. Our principal offices are located at 388 Greenwich Street, New York, New York 10013. Our main telephone number is 212-816-6000. We are an indirect, wholly-owned subsidiary of Citigroup Global Markets Holdings Inc. and an affiliate of Citigroup Global Markets Inc. We will acquire the mortgage assets that are to back each series of offered certificates and transfer them to the issuing entity. See “Transaction Participants—The Depositor.”

The Sponsors
Citigroup Global Markets Realty Corp., which is an affiliate of both us and Citigroup Global Markets Inc., will be a sponsor with respect to each securitization transaction involving the issuance of a series of offered certificates, unless otherwise specified in the prospectus supplement. If there are other sponsors with respect to any securitization transaction involving the issuance of a series of offered certificates, we will identify each of those sponsors and include relevant information with respect thereto in the related prospectus supplement. With respect to any securitization transaction involving the issuance of a series of offered certificates, a sponsor will be a person or entity that organizes and initiates that securitization transaction by selling or transferring assets, either directly or indirectly, including through an affiliate, to the issuing entity. See “Transaction Participants—The Sponsor.”

The Issuing Entity
The issuing entity with respect to each series of offered certificates will be a statutory trust or common law trust created at our direction. Each such trust will own and hold the related mortgage assets and be the entity in whose name the subject offered certificates are issued. See “Transaction Participants—The Issuing Entity.”

The Originators
Some or all of the mortgage loans backing a series of offered certificates may be originated by Citigroup Global Markets Realty Corp. or by one of our other affiliates. In addition, there may be other third-party originators of the mortgage loans backing a series of offered certificates. See “Transaction Participants—The Originators” and “Transaction Participants—The Sponsor.” We will identify in the prospectus supplement for each series of offered certificates any originator or group of affiliated originators — apart from a sponsor and/or its affiliates — that originated or is expected to originate mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

The Securities Being Offered
The securities that will be offered by this prospectus and the related prospectus supplements consist of mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. We will identify in the related prospectus supplement or in a related free writing prospectus, with respect to each class of offered certificates, each applicable rating agency and the minimum rating to be assigned. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See “Ratings.”

Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

The Offered Certificates May Be
Issued with Other Certificates
We may not publicly offer all the mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors, to place some with investors outside the United States or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under “—The Securities Being Offered” above.

The Governing Documents	In general, a pooling and servicing agreement or other similar agreement or collection of agreements will govern, among other things—

	●	the issuance of each series of offered certificates,

	●	the creation of and transfer of assets to the issuing entity, and

	●	the servicing and administration of those assets.

The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the issuing entity for each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to each issuing entity. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

If the trust assets for a series of offered certificates include mortgage loans, the parties to the applicable governing document(s) will also include—

●
one or more master servicers that will generally be responsible for performing customary servicing duties with respect to those mortgage loans that are not defaulted, nonperforming or otherwise problematic in any material respect, and

●
one or more special servicers that will generally be responsible for servicing and administering (a) those mortgage loans that are defaulted, nonperforming or otherwise problematic in any material respect, including the performance of work-outs and foreclosures with respect to those mortgage loans, and (b) real estate assets acquired as part of the related trust with respect to defaulted mortgage loans.

The same person or entity, or affiliated entities, may act as both master servicer and special servicer for one of our trusts.

If the trust assets for a series of offered certificates include mortgage-backed securities, the parties to the applicable governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

Compensation arrangements for a trustee, master servicer, special servicer or manager for one of our trusts may vary from securitization transaction to securitization transaction.

In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and will describe their respective duties and compensation in further detail. In addition, in the related prospectus supplement, we will also identify any other material servicer responsible for making distributions to holders of a series of offered certificates, performing workouts or foreclosures, or other aspects of the servicing of a series of offered certificates or the related underlying mortgage assets upon which the performance of those offered certificates or underlying mortgage assets is materially dependent, and we will describe that servicer’s duties and compensation in further detail. See “Description of the Governing Documents.”

Any servicer, master servicer or special servicer for one of our trusts may perform any or all of its servicing duties under the applicable governing document(s) through one or more sub-servicers. In the related prospectus supplement, we will identify any such sub-servicer that, at the time of initial issuance of the subject offered certificates, is (a) affiliated with us or with the issuing entity or any sponsor for the subject securitization transaction or (b) services 10% or more of the related mortgage assets, by balance.

Characteristics of the Mortgage Assets
The trust assets with respect to any series of offered certificates will, in general, include mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the fee, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include:

	●	rental or cooperatively-owned buildings with multiple dwelling units;

	●	retail properties related to the sale of consumer goods and other products, or related to providing entertainment, recreational or personal services, to the general public;

	●	office buildings;

	●	hospitality properties;

	●	casino properties;

	●	health care-related facilities;

	●	industrial facilities;

	●	warehouse facilities, mini-warehouse facilities and self-storage facilities;

	●	restaurants, taverns and other establishments involved in the food and beverage industry;

	●	manufactured housing communities, mobile home parks and recreational vehicle parks;

	●	recreational and resort properties;

	●	arenas and stadiums;

	●	churches and other religious facilities;

	●	parking lots and garages;

●	mixed use properties;

●	other income-producing properties; and/or

●	unimproved land.

The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans—

●	may provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

●
may provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower’s election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

●	may provide for no accrual of interest;

●
may provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of specified events;

●	may be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

●	may permit the negative amortization or deferral of accrued interest;

●	may prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments;

●	may permit defeasance and the release of real property collateral in connection with that defeasance;

●	may provide for payments of principal, interest or both, on due dates that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval; and/or

●	may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates.

The trust assets with respect to any series of offered certificates may also include mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above. We will not include a mortgage participation, mortgage pass-through certificate, collateralized mortgage obligation or other mortgage-backed security among the trust assets with respect to any series of offered certificates unless—

●	the security has been registered under the Securities Act of 1933, as amended, or

●	we would be free to publicly resell the security without registration.

In addition to the asset classes described above in this “—Characteristics of the Mortgage Assets” subsection, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other asset classes in the aggregate will not exceed 10% by principal balance of the related asset pool.

We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

The trust assets with respect to a series of offered certificates will also include cash, including in the form of initial deposits and collections on the related mortgage assets and other related trust assets, bank accounts, permitted investments and, following foreclosure, acceptance of a deed in lieu of foreclosure or any other enforcement action, real property and other collateral for defaulted mortgage loans.

See “The Trust Fund.”

Acquisition, Removal and
Substitution of Mortgage Assets
We will generally acquire the mortgage assets to be included in our trusts from Citigroup Global Markets Realty Corp. or another of our affiliates or from another seller of commercial and multifamily mortgage loans. We will then transfer those mortgage assets to the issuing entity for the related securitization.

In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. If the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, and if the subject securitization transaction contemplates a prefunding period, then we will deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee or such other party as is specified in the related prospectus supplement to cover the shortfall, and we will specify in the related prospectus supplement the amount of, and the percentage of the mortgage asset pool represented by, that deposit. For 90 days — or such other period as may be specified in the related prospectus supplement — following the date of initial issuance of that series of certificates, which 90-day or other period will be the prefunding period, we or such other party as is specified in the related prospectus supplement will be entitled to obtain a release of the deposited cash or investments upon delivery of a corresponding amount of mortgage assets. However, if there is a failure by us or any other applicable party to deliver mortgage assets sufficient to make up the entire shortfall by the end of the prefunding period, any of the cash or, following liquidation, investments remaining on deposit with the related trustee or other applicable party will be used to pay down the total principal balance of the related series of certificates or otherwise as described in the related prospectus supplement. If the subject securitization transaction contemplates a prefunding period, we will disclose in the related prospectus supplement any limitation on the ability to add pool assets and the requirements for mortgage assets that may be added to the related mortgage asset pool.

If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for:

	●	cash that would be applied to pay down the principal balances of certificates of that series; and/or

	●	other mortgage loans or mortgage-backed securities that—

		1.	conform to the description of mortgage assets in this prospectus, and

		2.	satisfy the criteria set forth in the related prospectus supplement.

In addition, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our trusts may be obligated, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset.

Further, if so specified under circumstances described in the related prospectus supplement, all or substantially all of the remaining certificateholders of a given series of certificates, acting together, may exchange those certificates for all of the mortgage loans, REO properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates.

If and to the extent described in the related prospectus supplement, we, a mortgage asset seller and/or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. Upon the discovery of a material breach of any such representation or warranty or a material defect with respect to those documents, in each case that is material and adverse in accordance with a standard set forth in the related prospectus supplement, we or such other party may be required, at our or its option, to either repurchase the affected mortgage asset(s) out of the related trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria set forth in the related prospectus supplement.

No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

Characteristics of
the Offered Certificates	As more particularly described under “Description of the Certificates—General” and “—Payments on the Certificates,” an offered certificate may entitle the holder to receive:

	●	payments of interest;

	●	payments of principal;

	●	payments of all or part of the prepayment or repayment premiums, fees and charges, equity participation payments or any other specific items or amounts received on the related mortgage assets; and/or

	●	payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series.

Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

Payments on a class of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.

We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement, including the principal balance or notional amount, pass-through rate, payment characteristics and authorized denominations. Among other things, in the related prospectus supplement, we will summarize the flow of funds, payment priorities and allocations among the respective classes of offered certificates of any particular series, the respective classes of non-offered certificates of that series, and fees and expenses, to the extent necessary to understand the payment characteristics of those classes of offered certificates, and we will identify any events in the applicable governing document(s) that would alter the transaction structure or flow of funds.

If the related prospectus supplement so provides, a series of certificates may include one or more classes that are “exchangeable certificates” as described under “Description of the Certificates-Exchangeable Certificates.”

See “Description of the Certificates.”

Credit Support and Reinvestment,
Interest Rate and Currency Related
Protection for the Offered Certificates
Some classes of offered certificates may be protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets by overcollateralization and/or excess cash flow or through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee or a reserve fund. We will describe the credit support, if any, for each class of offered certificates and, if applicable, we will identify the provider of that credit support, in the related prospectus supplement. In addition, we will summarize in the related prospectus supplement how losses not covered by credit enhancement or support will be allocated to the subject series of offered certificates.

The trust assets with respect to any series of offered certificates may also include any of the following agreements:

	●	guaranteed investment contracts in accordance with which moneys held in the funds and accounts established with respect to those offered certificates will be invested at a specified rate;

	●	interest rate exchange agreements, interest rate cap agreements and interest rate floor agreements; and

	●	currency exchange agreements.

We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates and, if applicable, we will identify the provider of that protection, in the related prospectus supplement.

See “Risk Factors,” “The Trust Fund” and “Description of Credit Support.”

Advances with Respect
to the Mortgage Assets
If the trust assets for a series of offered certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover—

	●	delinquent scheduled payments of principal and/or interest, other than balloon payments,

	●	property protection expenses,

	●	other servicing expenses, or

	●	any other items specified in the related prospectus supplement.

Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See “Description of the Governing Documents—Advances.”

If the trust assets for a series of offered certificates include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligations with respect to those mortgage-backed securities or the underlying mortgage loans.

Optional or Mandatory
Redemption or Termination
We will describe in the related prospectus supplement any circumstances in which a specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell—

	●	all the mortgage assets in any particular trust, thereby resulting in a termination of the trust, or

	●	that portion of the mortgage assets in any particular trust as is necessary or sufficient to retire one or more classes of offered certificates of the related series.

See “Description of the Certificates—Termination and Redemption.”

Federal Income Tax Consequences	Any class of offered certificates will constitute or evidence ownership of:

	●	regular interests or residual interests in a real estate mortgage investment conduit under Sections 860A through 860G of the Internal Revenue Code of 1986, as amended; or

	●	interests in a grantor trust under Subpart E of Part I of Subchapter J of the Internal Revenue Code of 1986, as amended.

See “Material Federal Income Tax Consequences.”

ERISA Considerations
If you are a fiduciary or any other person investing assets of an employee benefit plan or other retirement plan or arrangement, you are encouraged to review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited under the Employee Retirement Income Security Act of 1974, as amended, or the Internal

Revenue Code of 1986, as amended. See “ERISA Considerations.”

Legal Investment
We will specify in the related prospectus supplement which classes of the offered certificates, if any, will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You are encouraged to consult your own legal advisors to determine the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See “Legal Investment.”

Ratings
It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade. We will, in the related prospectus supplement or in a related free writing prospectus, with respect to each class of offered certificates, identify the applicable rating agency or agencies and specify the minimum rating(s) that must be assigned thereto. See “Ratings.”

RISK FACTORS

You should consider the following factors, as well as the factors set forth under “Risk Factors” in the related prospectus supplement, in deciding whether to purchase offered certificates.

The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable

The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates.  Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan.  The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan.  The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan.  In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing.  If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline.  These restrictions may include—

●	an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

●	a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates.  Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

The investment performance of your offered certificates may vary materially and adversely from your expectations due to—

●	the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

●	the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized.  In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used.  If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable.  Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets.  Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred.  The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors.  Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.  As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates.  A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments.  If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date.  If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended.  Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may—

●	vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

●	be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable.  If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans.  If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield.  Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield.  The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases.  If the amount of interest payable on your offered certificates is disproportionately large as compared to the amount of principal payable on your offered certificates, or if your offered certificates entitle you to receive payments of interest but no payments of principal, then you may fail to recover your original investment under some prepayment scenarios.  The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors.  Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, Are Highly Unpredictable.  The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated.  However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.  Furthermore, the timing of losses on the underlying mortgage loans can affect your yield.  In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

See “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” below.

There Is an Increased Risk of Default Associated with Balloon Payments.  Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing.  The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan.  The ability of the borrower to make a balloon payment depends upon the borrower’s ability to refinance or sell the real property securing the loan.  The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

●	the fair market value and condition of the underlying real property;

●	the level of interest rates;

●	the borrower’s equity in the underlying real property;

●	the borrower’s financial condition;

●	occupancy levels at or near the time of refinancing;

●	the operating history of the underlying real property;

●	changes in zoning and tax laws;

●	changes in competition in the relevant area;

●	changes in rental rates in the relevant area;

●	changes in governmental regulation and fiscal policy;

●	prevailing general and regional economic conditions;

●	the state of the fixed income and mortgage markets; and

●	the availability of credit for multifamily rental or commercial properties.

See “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” below.

Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

Modifications of the Terms of the Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates.  The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans.  The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan.  There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

The related master servicer (or any related primary servicer) will be responsible for servicing the mortgage loans underlying your offered certificates regardless of whether such mortgage loans are performing or have become delinquent or have otherwise been transferred to special servicing.  As delinquencies or defaults occur, the special servicer and any sub-servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it.  This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable.  At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the certificateholders, the special servicer and any sub-servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans.  Modifications of mortgage loans implemented by the special servicer or any sub-servicer in order to maximize ultimate proceeds of such mortgage loans to the certificateholders may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications. Any modified mortgage loan may remain in the related trust, and the modification may result in a reduction in (or may eliminate) the funds received by the trust with respect to such mortgage loan.

The ability to modify mortgage loans by the applicable servicer may be limited by several factors.  First, if the servicer has to consider a large number of modifications, operational constraints may affect the ability of the servicer to adequately address all of the needs of the borrowers.  Furthermore, the terms of the governing document related to your offered certificates may prohibit the servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the servicer in maximizing collections for the transaction and the impediments the servicer may encounter when servicing delinquent or defaulted mortgage loans.  In some cases, failure by a servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on your offered certificates.  In addition, even if a loan modification is successfully completed, there can be no assurance that the related borrower will continue to perform under the terms of the modified mortgage loan.

You should note that modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates in the transaction.  The governing document related to your offered certificates will obligate the servicer not to consider the interests of individual classes of certificates.  You should also note that in connection with considering a modification or other type of loss mitigation, the servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the related mortgage pool but in each case, prior to distributions being made on your offered certificates.

Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance

Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse.  You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans.  This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan.  In the event that the income generated by a real property were to decline as a result of the poor economic performance of that property, with the result that the property is not able to support debt service payments on the related mortgage loan, neither the related borrower nor any other person would be obligated to remedy the situation by making payments out of their own funds.  In such a situation, the borrower could choose instead to surrender the related mortgaged property to the lender or let it be foreclosed upon. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor.  Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

●	the sufficiency of the net operating income of the applicable real property;

●	the market value of the applicable real property at or prior to maturity; and

●	the ability of the related borrower to refinance or sell the applicable real property.

In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income.  The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property’s value and ability to generate net operating income.

Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties.  This is because, among other reasons, multifamily rental and commercial real estate lending generally involves larger loans and, as described above, repayment is dependent upon:

●	the successful operation and value of the related mortgaged property, and

●	the related borrower’s ability to refinance the mortgage loan or sell the related mortgaged property.

See “—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks” below.

Many Risk Factors Are Common to Most or All Multifamily and Commercial Properties.  The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

●	the location, age, functionality, design and construction quality of the subject property;

●	perceptions regarding the safety, convenience and attractiveness of the property;

●	the characteristics of the neighborhood where the property is located;

●	the degree to which the subject property competes with other properties in the area;

●	the proximity and attractiveness of competing properties;

●	the existence and construction of competing properties;

●	the adequacy of the property’s management and maintenance;

●	tenant mix and concentration;

●	national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

●	local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

●	demographic factors;

●	customer confidence, tastes and preferences;

●	retroactive changes in building codes and other applicable laws;

●	changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

●	vulnerability to litigation by tenants and patrons.

Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

●	an increase in interest rates, real estate taxes and other operating expenses;

●	an increase in the capital expenditures needed to maintain the property or make improvements;

●	a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

●	an increase in vacancy rates;

●	a decline in rental rates as leases are renewed or replaced;

●	natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots; and

●	environmental contamination.

The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases;

●	the creditworthiness of tenants;

●	the rental rates at which leases are renewed or replaced;

●	the percentage of total property expenses in relation to revenue;

●	the ratio of fixed operating expenses to those that vary with revenues; and

●	the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs.  A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

The Successful Operation of a Multifamily or Commercial Property Depends on Tenants.  Generally, multifamily and commercial properties are subject to leases.  The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

●	to pay for maintenance and other operating expenses associated with the property;

●	to fund repairs, replacements and capital improvements at the property; and

●	to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

Accordingly, mortgage loans secured by income-producing properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis.

Factors that may adversely affect the ability of an income-producing property to generate net operating income from lease and rental payments include:

●	a general inability to lease space;

●	an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

●	an increase in tenant payment defaults or any other inability to collect rental payments;

●	a decline in rental rates as leases are entered into, renewed or extended at lower rates;

●	an increase in the capital expenditures needed to maintain the property or to make improvements;

●	a decline in the financial condition and/or bankruptcy or insolvency of a significant or sole tenant; and

●	an increase in leasing costs and/or the costs of performing landlord obligations under existing leases.

With respect to any mortgage loan backing a series of offered certificates, you should anticipate that, unless the related mortgaged real property is owner occupied, one or more—and possibly all—of the leases at the related mortgaged real property will expire at varying rates during the term of that mortgage loan and some tenants will have, and may exercise, termination options.  In addition, some government-sponsored tenants will have the right as a matter of law to cancel their leases for lack of appropriations.

Additionally, in some jurisdictions, if tenant leases are subordinated to the lien created by the related mortgage instrument but do not contain attornment provisions, which are provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged real property could experience a further decline in value if such tenants’ leases were terminated.

Some mortgage loans that back offered certificates may be secured by mortgaged real properties with tenants that are related to or affiliated with a borrower.  In those cases a default by the borrower may coincide with a default by the affiliated tenants.  Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral.  In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property.  If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

Accordingly, factors that will affect the operation and value of a commercial property include:

●	the business operated by the tenants;

●	the creditworthiness of the tenants; and

●	the number of tenants.

Tenant Bankruptcy Adversely Affects Property Performance.  The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property.  Under federal bankruptcy law, a tenant has the option of assuming or rejecting any unexpired lease.  If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim.  The claim would be limited to:

●
the unpaid rent due under the lease, without acceleration, for the period prior to the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises, plus

●
the rent reserved by the lease, without acceleration, for the greater of one year and 15%, not to exceed three years, of the term of the lease following the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises.

The Success of an Income-Producing Property Depends on Reletting Vacant Spaces.  The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted.  Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial, could exceed any reserves maintained for that purpose and could reduce cash flow from the income-producing properties.  Moreover, if a tenant at an income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property.  Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not.  Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

●	changes in interest rates;

●	the availability of refinancing sources;

●	changes in governmental regulations, licensing or fiscal policy;

●	changes in zoning or tax laws; and

●	potential environmental or other legal liabilities.

Property Management May Affect Property Operations and Value.  The operation of an income-producing property will depend upon the property manager’s performance and viability.  The property manager generally is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

●	operating the property and providing building services;

●	managing operating expenses; and

●	ensuring that maintenance and capital improvements are carried out in a timely fashion.

Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can—

●	maintain or improve occupancy rates, business and cash flow,

●	reduce operating and repair costs, and

●	preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

Certain of the mortgaged properties will be managed by affiliates of the related borrower.  If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow.  However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of one or more of the following: an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers.  Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.  Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Maintaining a Property in Good Condition Is Expensive.  The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property.  Failure to do so may materially impair the property’s ability to generate cash flow.  The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements.  Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion.  There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property.  Some income-producing properties are located in highly competitive areas.  Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

●	rental rates;

●	location;

●	type of business or services and amenities offered; and

●	nature and condition of the particular property.

The profitability and value of an income-producing property may be adversely affected by a comparable property that:

●	offers lower rents;

●	has lower operating costs;

●	offers a more favorable location; or

●	offers better facilities.

Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

The Prospective Performance of the Multifamily and Commercial Mortgage Loans to be Included in Any of Our Trusts Should be Evaluated Separately from the Performance of the Multifamily and Commercial Mortgage Loans in Any of Our Other Trusts.  Notwithstanding that there are many common factors affecting the profitability and value of income producing properties in general, those factors do not apply equally to all income producing properties and, in many cases, there are special factors that will affect the profitability and/or value of a particular income producing property.  See, for example, “—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks” below.  Each income producing property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of our trusts requires a unique underwriting analysis.  Furthermore, economic conditions, whether worldwide, national, regional or local, vary over time.  The performance of a mortgage pool originated and outstanding under one set of economic conditions may vary dramatically from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.  Accordingly, investors should evaluate the mortgage loans underlying a series of offered certificates independently from the performance of the mortgage loans underlying any other series of offered certificates.

The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks

General.  The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties.  As discussed under “—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There is No Assurance” above, the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income.  The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property and the type and use of a particular income-producing property may present special risks. Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use.  As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case.  Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

Multifamily Rental Properties.  Factors affecting the value and operation of a multifamily rental property include:

●	the physical attributes of the property, such as its age, appearance, amenities and construction quality, in relation to competing buildings;

●	the types of services or amenities offered at the property;

●	the location of the property;

●	distance from employment centers and shopping areas;

●	the characteristics of the surrounding neighborhood, which may change over time;

●	the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

●	the ability of management to provide adequate maintenance and insurance;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●
the existence or construction of competing or alternative residential properties in the local market, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

●	compliance with and continuance of any government housing rental subsidy programs and/or low income housing tax credit or incentive programs from which the property receives benefits;

●	the ability of management to respond to competition;

●	the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

●
in the case of student housing facilities, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, and the relatively higher turnover rate compared to other types of multifamily tenants;

●
adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

●	local factory or other large employer closings;

●	state and local regulations, which may affect the property owner’s ability to evict tenants or to increase rent to the market rent for an equivalent apartment;

●	the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

●	the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase;

●	whether the property is subject to any age restrictions on tenants;

●	the extent to which increases in operating costs may be passed through to tenants; and

●	the financial condition of the owner of the property.

Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

Some states regulate the relationship of an owner and its tenants at a multifamily rental property.  Among other things, these states may—

●	require written leases;

●	require good cause for eviction;

●	require disclosure of fees;

●	prohibit unreasonable rules;

●	prohibit retaliatory evictions;

●	prohibit restrictions on a resident’s choice of unit vendors;

●	limit the bases on which a landlord may increase rent; or

●	prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

Some counties and municipalities also impose rent control and/or rent stabilization regulations on apartment buildings.  These regulations may limit rent increases to—

●	fixed percentages,

●	percentages of increases in the consumer price index,

●	increases set or approved by a governmental agency, or

●	increases determined through mediation or binding arbitration.

In many cases, the rent control or rent stabilization laws do not provide for decontrol of rental rates upon vacancy of individual units.  Any limitations on a landlord’s ability to raise rents at a multifamily rental property may impair the landlord’s ability to repay a mortgage loan secured by the property or to meet operating costs.

Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies.  These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region.  These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both.  An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies.  When the credits or subsidies cease, net operating income will decline.  In addition, the differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence.  As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.

Cooperatively-Owned Apartment Buildings.  Some multifamily properties are owned or leased by cooperative corporations.  In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation.  The monthly maintenance payment represents a tenant/shareholder’s pro rata share of the corporation’s—

●	mortgage loan payments,

●	real property taxes,

●	maintenance expenses, and

●	other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums.  A cooperative corporation’s ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of—

●	maintenance payments from the tenant/shareholders, and

●	any rental income from units or commercial space that the cooperative corporation might control.

A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures.  Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders.  A cooperative corporation’s ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.  Additional factors likely to affect the economic performance of a cooperative corporation include—

●
the failure of the corporation to qualify for favorable tax treatment as a “cooperative housing corporation” each year, which may reduce the cash flow available to make debt service payments on a mortgage loan secured by cooperatively owned property; and

●
the possibility that, upon foreclosure, if the cooperatively owned property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the ensuing rental property as a whole.

In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation.  Shares are allocated to each apartment unit by the owner or sponsor.  The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period.  As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation.  In general the sponsor controls the corporation’s board of directors and management for a limited period of time.  If the sponsor of the cooperative corporation holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of that sponsor.

Many cooperative conversion plans are non-eviction plans.  Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment  unit as a subtenant from the owner of the shares allocated to that unit.  Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy.  In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws.  The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit.  Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/ shareholders.

Retail Properties.  The term “retail property” encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public.  Some examples of retail properties include—

●	shopping centers,

●	factory outlet centers,

●	malls,

●	automotive sales and service centers,

●	consumer oriented businesses,

●	department stores,

●	grocery stores,

●	convenience stores,

●	specialty shops,

●	gas stations,

●	movie theaters,

●	fitness centers,

●	bowling alleys,

●	salons, and

●	dry cleaners.

A number of factors may affect the value and operation of a retail property. Some of these factors include:

●	the strength, stability, number and quality of the tenants;

●	tenants’ sales;

●	tenant mix;

●	whether the property is in a desirable location;

●	the physical condition and amenities of the building in relation to competing buildings;

●
whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

●	the financial condition of the owner of the property.

Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants.  Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations.  In order to attract tenants, the owner of a retail property may be required to—

●	lower rents,

●	grant a potential tenant a free rent or reduced rent period,

●	improve the condition of the property generally, or

●	make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property.  The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

●	competition from other retail properties;

●	perceptions regarding the safety, convenience and attractiveness of the property;

●	perceptions regarding the safety of the surrounding area;

●	demographics of the surrounding area;

●	the strength and stability of the local, regional and national economies;

●	traffic patterns and access to major thoroughfares;

●	the visibility of the property;

●	availability of parking;

●	the particular mixture of the goods and services offered at the property;

●	customer tastes, preferences and spending patterns; and

●	the drawing power of other tenants.

The success of a retail property is often dependent on the success of its tenants’ businesses.  A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues.  Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants’ ability to pay their rent or other occupancy costs.  A default by a tenant under its lease could result in delays and costs in enforcing the landlord’s rights.  Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms.  Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

With respect to some retail properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property.  In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option.  Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

The presence or absence of an anchor tenant in a multi-tenanted retail property can be important.  Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants.  Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the same retail property and is important in attracting customers to the retail property.  Retail properties that have anchor tenant-owned stores often have reciprocal easement and operating agreements between the property owner and such anchor tenants containing certain operating and maintenance covenants.  Although an anchor tenant is required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent.

Certain tenant estoppels will have been obtained from anchor and certain other tenants in connection with the origination of the mortgage loans that identify disputes between the related borrower and the applicable tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and operating agreement.  Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or reciprocal easement and operating agreement by the tenant or to litigation against the related borrower.  We cannot assure you that these tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan.  In addition, we cannot assure you that the tenant estoppels obtained identify all potential disputes that may arise with tenants.

A retail property may also benefit from a shadow anchor. A shadow anchor is a store or business that satisfies the criteria for an anchor store or business, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies. In those cases where the property owner does not control the space occupied by the anchor store or business, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant.

In some cases, an anchor tenant or a shadow anchor may cease to operate at the property, thereby leaving its space unoccupied even though it continues to pay rent on or even own the vacant space.  If an anchor tenant or a shadow anchor ceases operations at a retail property or if its sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled expiration date or to pay rent at a reduced rate for the remaining term of the lease.

Accordingly, the following factors, among others, will adversely affect the economic performance of an anchored retail property, including:

●	an anchor tenant’s failure to renew its lease;

●	termination of an anchor tenant’s lease;

●	the bankruptcy or economic decline of an anchor tenant or a shadow anchor;

●
the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

●	a loss of an anchor tenant’s ability to attract shoppers.

Retail properties may also face competition from sources outside a given real estate market or with lower operating costs.  For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

●	factory outlet centers;

●	discount shopping centers and clubs;

●	catalogue retailers;

●	home shopping networks and programs;

●	internet web sites and electronic media shopping; and

●	telemarketing.

Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters.  Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

Office Properties.  Factors affecting the value and operation of an office property include:

●	the strength, stability, number and quality of the tenants, particularly significant tenants, at the property;

●
the physical attributes and amenities of the building in relation to competing buildings, including the condition of the HVAC system, parking and the building’s compatibility with current business wiring requirements;

●	whether the area is a desirable business location, including local labor cost and quality, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities;

●	the location of the property with respect to the central business district or population centers;

●	demographic trends within the metropolitan area to move away from or towards the central business district;

●	social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

●	tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

●	local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

●	the quality and philosophy of building management;

●	access to mass transportation;

●	accessibility from surrounding highways/streets;

●	changes in zoning laws; and

●	the financial condition of the owner of the property.

With respect to some office properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property.  In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option.  Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance that a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

Office properties may be adversely affected by an economic decline in the business operated by their tenants.  The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Office properties are also subject to competition with other office properties in the same market.  Competitive factors affecting an office property include:

●	rental rates;

●	the building’s age, condition and design, including floor sizes and layout;

●	access to public transportation and availability of parking; and

●	amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

The cost of refitting office space for a new tenant is often higher than for other property types.

The success of an office property also depends on the local economy.  Factors influencing a company’s decision to locate in a given area include:

●	the cost and quality of labor;

●	tax incentives; and

●	quality of life considerations, such as schools and cultural amenities.

The strength and stability of the local or regional economy will affect an office property’s ability to attract stable tenants on a consistent basis.  A central business district may have a substantially different economy from that of a suburb.

Hospitality Properties.  Hospitality properties may involve different types of hotels and motels, including:

●	full service hotels;

●	resort hotels with many amenities;

●	limited service hotels;

●	hotels and motels associated with national or regional franchise chains;

●	hotels that are not affiliated with any franchise chain but may have their own brand identity; and

●	other lodging facilities.

Factors affecting the value, operation and economic performance of a hospitality property include:

●	the location of the property and its proximity to major population centers or attractions;

●	the seasonal nature of business at the property;

●	the level of room rates relative to those charged by competitors;

●	quality and perception of the franchise affiliation;

●	economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

●	the existence or construction of competing hospitality properties;

●	nature and quality of the services and facilities;

●	financial strength and capabilities of the owner and operator;

●	the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

●	increases in operating costs, which may not be offset by increased room rates;

●	the property’s dependence on business and commercial travelers and tourism;

●	changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

●
changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates.  Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties.  Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature and/or may be adversely affected by prolonged unfavorable weather conditions.

Hospitality properties may be operated under franchise agreements.  The continuation of a franchise is typically subject to specified operating standards and other terms and conditions.  The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards.  The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license.  It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property.  In that event, the owner of the hospitality property may elect to allow the franchise license to lapse.  In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise, which may be at significantly higher fees than the previous franchise, or to operate property independently of a franchise license.  The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

●	the continued existence and financial strength of the franchisor;

●	the public perception of the franchise service mark; and

●	the duration of the franchise licensing agreement.

The transferability of franchise license agreements may be restricted.  The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure.  Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure.  Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable.

In the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated operating, liquor and other licenses.  That party would be required to apply in its own right for new operating, liquor and other licenses.  There can be no assurance that a new license could be obtained or that it could be obtained promptly.  The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from that property or on its occupancy rate.

Casino Properties.  Factors affecting the economic performance of a casino property include:

●	location, including proximity to or easy access from major population centers;

●	appearance;

●	economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

●	the existence or construction of competing casinos;

●	dependence on tourism; and

●	local or state governmental regulation.

Competition among major casinos may involve attracting patrons by—

●	providing alternate forms of entertainment, such as performers and sporting events, and

●	offering low-priced or free food and lodging.

Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

The ownership, operation, maintenance and/or financing of casino properties is often subject to local or state governmental regulation.  A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator.  In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender.  Gaming licenses are not transferable, including in connection with a foreclosure.  There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

Health Care-Related Properties.  Health care-related properties include:

●	hospitals;

●	medical offices;

●	skilled nursing facilities;

●	nursing homes;

●	congregate care facilities; and

●	in some cases, assisted living centers and housing for seniors.

Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare.  Medicaid and Medicare are subject to:

●	statutory and regulatory changes;

●	retroactive rate adjustments;

●	administrative rulings;

●	policy interpretations;

●	delays by fiscal intermediaries; and

●	government funding restrictions.

In addition, nursing facilities and assisted living facilities that are dependent on revenues from other third party payors (other than Medicare and Medicaid), such as private insurers, are also affected by the reimbursement policies of those payors.

All of the foregoing can adversely affect revenues from the operation of a health care-related facility.  Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers.  In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

Health care-related facilities are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties. Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law.  They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

●	federal and state licensing requirements;

●	facility inspections;

●	rate setting;

●	disruptions in payments;

●	reimbursement policies;

●	audits, which may result in recoupment of payments made or withholding of payments due;

●	laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services;

●
patient care liability claims, including those generated by the recent advent of the use of video surveillance, or “granny cams”, by family members or government prosecutors to monitor care and limited availability and increased costs of insurance; and

●	shortages in staffing, increases in labor costs and labor disputes.

Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services.  Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure.  Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals.  The lender or other purchaser may have to apply in its own right for those licenses and approvals.  There can be no assurance that a new license could be obtained or that a new approval would be granted.  In addition, there can be no assurance that the facilities will remain licensed and loss of licensure/provider arrangements by a significant number of facilities could have a material adverse effect on a borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

With respect to health care-related properties, the regulatory environment has intensified, particularly the long-term care service environment for large, for profit, multi-facility providers. For example, in the past few years, federal prosecutors have utilized the federal false claims act to prosecute nursing facilities that have quality of care deficiencies or reported instances of possible patient abuse and neglect, falsification of records, failure to report adverse events, improper use of restraints, and certain other care issues.  Since facilities convicted under the false claims act may be liable for triple damages plus mandatory civil penalties, nursing facilities often settled with the government for a substantial amount of money rather than defending the allegations.

The extensive federal, state and local regulations affecting health care-related facilities include regulations on the financial and other arrangements that facilities enter into during the normal course of business.  For example, anti-kickback laws prohibit certain business practices and relationships that might affect the provision and cost of health care services reimbursable under Medicare and Medicaid programs, including the payment or receipt of money or anything else of value in return for the referral of patients whose care will be paid by those programs.  Sanctions for violations include criminal penalties and civil sanctions, fines and possible exclusion from payor programs. Federal and state governments have used monetary recoveries derived from prosecutions to strengthen their fraud detection and enforcement programs.  There can be no assurance that government officials charged with responsibility for enforcing the anti-kickback and/or self-referral laws will not assert that certain arrangements or practices are in violation of such provisions.  The operations of a nursing facility or assisted living facility could be adversely affected by the failure of its arrangements to comply with such laws or similar state laws enacted in the future.

Each state also has a Medicaid Fraud Control Unit, which typically operates as a division of the state Attorney General’s Office or equivalent, which conducts criminal and civil investigations into alleged abuse, neglect, mistreatment and/or misappropriation of resident property.  In some cases, the allegations may be investigated by the state Attorney General, local authorities and federal and/or state survey agencies.  There are Medicaid Fraud Control Unit and state Attorney General investigations pending and, from time to time, threatened against providers, relating to or arising out of allegations of potential resident abuse, neglect or mistreatment.

Further, the nursing facilities and assisted living facilities are likely to compete on a local and regional basis with each other and with other providers who operate similar facilities.  They may also compete with providers of long term care services in other settings, such as hospital rehabilitation units or home health agencies or other community-based providers.  The formation of managed care networks and integrated delivery systems, as well as increasing government efforts to encourage the use of home and community-based services instead of nursing facility services, could also adversely affect nursing facilities or assisted living facilities if there are incentives that lead to the utilization of other facilities or community-based home care providers, instead of nursing facility or assisted living providers, or if competition drives down prices paid by residents. Some of the competitors of the subject facilities may be better capitalized, may offer services not offered by the facilities, or may be owned by agencies supported by other sources of income or revenue not available to for-profit facilities, such as tax revenues and charitable contributions.  The success of a facility also depends upon the number of competing facilities in the local market, as well as upon other factors, such as the facility’s age, appearance, reputation and management, resident and family preferences, referrals by and affiliations with managed care organizations, relationship with other health care providers and other health care networks, the types of services provided and, where applicable, the quality of care and the cost of that care.  If the facilities fail to attract patients and residents and compete effectively with other health care providers, their revenues and profitability may decline.

Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use.  This will adversely affect their liquidation value.  Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.  Moreover, in certain circumstances, such as when federal or state authorities believe that liquidation may adversely affect the health, safety or welfare of the nursing facility and/or assisted living facility residents, a facility operator may not be allowed to liquidate for an indeterminate period of time.  Finally, the receipt of any liquidation proceeds could be delayed by the approval process of any state agency necessary for the transfer of a mortgaged real property and even reduced to satisfy governmental obligations of the facility, such as audit recoupments from nursing facilities.

Industrial Properties.  Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy.  In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.  Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

The value and operation of an industrial property depends on:

●	location of the property, the desirability of which in a particular instance may depend on—

1.	availability of labor services,

2.	proximity to supply sources and customers, and

3.	accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

●	building design of the property, the desirability of which in a particular instance may depend on—

1.	ceiling heights,

2.	column spacing,

3.	number and depth of loading bays,

4.	divisibility,

5.	floor loading capacities,

6.	truck turning radius,

7.	overall functionality, and

8.	adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

●	the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use.  This will adversely affect their liquidation value.  In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

Warehouse, Mini-Warehouse and Self-Storage Facilities.  Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low.  Depending on their location, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties.  In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use.  This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

Successful operation of a warehouse, mini-warehouse or self-storage property depends on—

●	building design,

●	location and visibility,

●	tenant privacy,

●	efficient access to the property,

●	proximity to potential users, including apartment complexes or commercial users,

●	services provided at the property, such as security,

●	age and appearance of the improvements, and

●	quality of management.

In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to such facilities.  Therefore, these facilities may pose additional environmental risks to investors.  Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection of the contents of the facilities.  Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

A self storage property may be affiliated with a franchise company through a franchise agreement.  The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement.  The transferability of franchise license agreements is restricted.  In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

Restaurants and Taverns.  Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

●	competition from facilities having businesses similar to a particular restaurant or tavern;

●	perceptions by prospective customers of safety, convenience, services and attractiveness;

●	the cost, quality and availability of food and beverage products;

●	negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

●	changes in demographics, consumer habits and traffic patterns;

●	the ability to provide or contract for capable management; and

●	retroactive changes to building codes, similar ordinances and other legal requirements.

Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out.  Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.  Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

The food and beverage service industry is highly competitive.  The principal means of competition are—

●	market segment,

●	product,

●	price,

●	value,

●	quality,

●	service,

●	convenience,

●	location, and

●	the nature and condition of the restaurant facility.

A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located.  Other restaurants could have—

●	lower operating costs,

●	more favorable locations,

●	more effective marketing,

●	more efficient operations, or

●	better facilities.

The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged.  The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities.  Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers.  In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

Factors affecting the success of a regionally- or nationally-known chain restaurant include:

●	actions and omissions of any franchisor, including management practices that—

1.	adversely affect the nature of the business, or

2.	require renovation, refurbishment, expansion or other expenditures;

●	the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

●	the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

Chain restaurants may be operated under franchise agreements.  Those agreements typically do not contain provisions protective of lenders.  A borrower’s rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination.  In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement.  The transferability of a franchise may be subject to other restrictions.  Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks.  Manufactured housing communities and mobile home parks consist of land that is divided into “spaces” or “home sites” that are primarily leased to owners of the individual mobile homes or other housing units.  The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping.  The land owner typically provides private roads within the park, common facilities and, in many cases, utilities.  In general, the individual mobile homes and other housing units will not constitute material collateral for a mortgage loan underlying a series of offered certificates.

Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use.  Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season.  This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.  In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes.

Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

●	location of the manufactured housing property;

●	the ability of management to provide adequate maintenance and insurance;

●	the number of comparable competing properties in the local market;

●	the age, appearance, condition and reputation of the property;

●	whether the property is subject to any age restrictions on tenants;

●	the quality of management; and

●	the types of facilities and services it provides.

Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including—

●	multifamily rental properties,

●	cooperatively-owned apartment buildings,

●	condominium complexes, and

●	single-family residential developments.

Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

Manufactured housing communities, mobile home parks and recreational vehicle parks have few improvements (which are highly specialized) and are “special purpose” properties that could not be readily converted to general residential, retail or office use.  This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property.  In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control and/or rent stabilization on manufactured housing communities and mobile home parks.  These ordinances may limit rent increases to—

●	fixed percentages,

●	percentages of increases in the consumer price index,

●	increases set or approved by a governmental agency, or

●	increases determined through mediation or binding arbitration.

In many cases, the rent control or rent stabilization laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite.  Local authority to impose rent control or rent stabilization on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control or rent stabilization is not imposed at the state level in those states.  In some states, however, local rent control and/or rent stabilization ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control or rent stabilization with respect to those tenants.

Recreational and Resort Properties.  Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort.  Factors affecting the economic performance of a property of this type include:

●	the location and appearance of the property;

●	the appeal of the recreational activities offered;

●	the existence or construction of competing properties, whether or not they offer the same activities;

●	the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

●	geographic location and dependence on tourism;

●	changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

●	seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

●	sensitivity to weather and climate changes; and

●	local, regional and national economic conditions.

A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.  In addition, some recreational and resort properties may be adversely affected by prolonged unfavorable weather conditions.

Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses.  This will adversely affect their liquidation value.

Arenas and Stadiums.  The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

●	sporting events;

●	musical events;

●	theatrical events;

●	animal shows; and/or

●	circuses.

The ability to attract patrons is dependent on, among others, the following factors:

●	the appeal of the particular event;

●	the cost of admission;

●	perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

●	perceptions by prospective patrons of the safety of the surrounding area; and

●	the alternative forms of entertainment available in the particular locale.

In some cases, an arena’s or stadium’s success will depend on its ability to attract and keep a sporting team as a tenant.  An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements.  Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses.  This will adversely affect their liquidation value.

Charitable Organizations.  Charitable organizations and other non-profit tenants generally depend on donations from individuals and government grants and subsidies to meet expenses (including rent) and pay for maintenance and capital expenditures.  The extent of those donations is dependent on the extent to which individuals are prepared to make donations, which is influenced by a variety of social, political and economic factors, and whether the governmental grants and subsidies will continue with respect to any such institution.  Donations may be adversely affected by economic conditions, whether local, regional or national.  A reduction in donations, government grants or subsidies may impact the ability of the related institution to pay rent and there can be no assurance that a borrower leasing to a charitable organization or other non-profit tenant will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay.

Churches and Other Religious Facilities.  Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures.  The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors.  Donations may be adversely affected by economic conditions, whether local, regional or national.  Religious facilities are often located in special purpose properties that are not readily convertible to alternative uses.  This will adversely affect their liquidation value.

Private Schools and Other Cultural and Educational Institutions.  The cash flows generated from private schools and other cultural and educational institutions are generally dependent on student enrollment or other attendance and the ability of such students or attendees to pay tuition and related fees, which, in some cases, is dependent on the ability to obtain financial aid or loans.  Enrollment and/or attendance at a private school or cultural and educational institution may decrease due to, among other factors:

●	changing local demographics;

●	competition from other schools or cultural and educational institutions;

●	increases in tuition and/or reductions in availability of student loans, government grants or scholarships; and

●
reductions in education spending as a result of changes in economic conditions in the area of the school or cultural and educational institution; and poor performance by teachers, administrative staff or students; or mismanagement at the private school or cultural and educational institution.

Parking Lots and Garages.  The primary source of income for parking lots and garages is the rental fees charged for parking spaces.  Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

Unimproved Land.  The value of unimproved land is largely a function of its potential use.  This may depend on—

●	its location,

●	its size,

●	the surrounding neighborhood, and

●	local zoning laws.

Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error

Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes.  The repayment of a loan secured by a lien on an income-producing property is typically dependent upon—

●	the successful operation of the property, and

●	its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan.  In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

●	the amount of income derived or expected to be derived from the related real property collateral for a twelve-month period that is available to pay debt service on the subject mortgage loan, to

●	the annualized payments of principal and/or interest on the subject mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property.  We will provide a more detailed discussion of its calculation in the related prospectus supplement.

The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to—

●	make the loan payments on the related mortgage loan,

●	cover operating expenses, and

●	fund capital improvements at any given time.

Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy.  Properties leased, occupied or used on a short-term basis, such as—

●	some health care-related facilities,

●	hotels and motels,

●	recreational vehicle parks, and

●	mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as—

●	warehouses,

●	retail stores,

●	office buildings, and

●	industrial facilities.

Some commercial properties may be owner-occupied or leased to a small number of tenants.  Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants.  Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property.  Increases in property operating expenses may result from:

●	increases in energy costs and labor costs;

●	increases in interest rates and real estate tax rates; and

●	changes in governmental rules, regulations and fiscal policies.

Some net leases of commercial properties may provide that the lessee, rather than the borrower/ landlord, is responsible for payment of operating expenses.  However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default.  In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

●	the then outstanding principal balance of the mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral, to

●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan.  In these circumstances—

●	the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

●	the lender has greater protection against loss on liquidation following a borrower default.

However, loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans.  For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination.  The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time.  Moreover, even a current appraisal is not necessarily a reliable estimate of value.  Appraised values of income-producing properties are generally based on—

●	the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

●	the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

●	the income capitalization method, which takes into account the property’s projected net cash flow; or

●	a selection from the values derived from the foregoing methods.

Each of these appraisal methods presents analytical difficulties.  For example—

●	it is often difficult to find truly comparable properties that have recently been sold;

●	the replacement cost of a property may have little to do with its current market value; and

●	income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

The value of a multifamily or commercial property will be affected by property performance.  As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

See “—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” above.

Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates.  The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on—

●	the operation of all of the related real properties, and

●	the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property.  That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period.  In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management.  This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust.  In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

●	any adverse economic developments that occur in the locale, state or region where the properties are located;

●	changes in the real estate market where the properties are located;

●	changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

●	acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

Changes in Pool Composition Will Change the Nature of Your Investment

The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates.  In addition, some of those mortgage loans may be prepaid or liquidated.  As a result, the relative composition of the related mortgage asset pool will change over time.

If you purchase offered certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery

Some of the mortgage loans underlying a series of offered certificates may have borrowers that are individuals or, alternatively, are entities that either have not been structured to diminish the likelihood of their becoming bankrupt or do not satisfy all the characteristics of special purpose entities.  In general, as a result of a borrower not being a special purpose entity or not being limited to owning the related mortgaged real property, the borrower may be engaged in activities unrelated to the subject mortgaged real property and may incur indebtedness or suffer liabilities with respect to those activities.  Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related underlying mortgage loans, may own other property that is not part of the collateral for the related underlying mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so.  This could negatively impact the borrower’s financial conditions, and thus its ability to pay amounts due and owing under the subject underlying mortgage loan.  The related mortgage documents and/or organizational documents of those borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity, such as limitations on indebtedness and affiliate transactions and restrictions on the borrower’s ability to dissolve, liquidate, consolidate, merge, sell all or any material portion of its assets or amend its organizational documents.  These provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related mortgage loan.

Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be:

●	operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

●	individuals that have personal liabilities unrelated to the property.

In addition, if an underlying mortgage loan is secured by a mortgage on both the related borrower’s leasehold interest in the related mortgaged real property and the underlying fee interest in such property, the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.

However, any borrower, even an entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks.  We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower’s organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions that typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity.

In some cases a borrower may be required to have independent directors, managers or trustees in order to mitigate the risk of a voluntary bankruptcy by that borrower even though it is solvent.  However, any director, manager or trustee, even one that is otherwise independent of the applicable borrower and its parent entity, may determine in the exercise of its fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by the applicable borrower.  Such determination might take into account the interests and financial condition of affiliates of the applicable borrower, including its parent entity.  Accordingly, the financial distress of an affiliate of the borrower on any mortgage loan in one of our trusts might increase the likelihood of a bankruptcy filing by that borrower.

Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent.  Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your offered certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your offered certificates.  See “—Borrower

Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates” below and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues.”

The mortgage loans underlying a series of offered certificates may have borrowers that own the related mortgaged real properties as tenants-in-common or may permit the related borrowers to convert into a tenant-in-common structure in the future.  Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property.  If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally.  To reduce the likelihood of a partition action, a tenant-in-common borrower may be required to waive its partition right.  However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated.  While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases.  Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged real property to numerous additional tenant-in-common borrowers.

The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan.  Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates

Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property.  This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

A bankruptcy court also may:

●	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

●	reduce monthly payments due under a mortgage loan;

●	change the rate of interest due on a mortgage loan; or

●	otherwise alter a mortgage loan’s repayment schedule.

Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts.  In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under federal bankruptcy law, a lender may be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with a lender’s ability to enforce lockbox requirements.  The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents.  Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

As a result of the foregoing, the related trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing

There can be no assurance—

●	as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

●
that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

●	that the results of the environmental testing were accurately evaluated in all cases;

●
that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

●	that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

Environmental site assessments vary considerably in their content, quality and cost.  Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by—

●	tenants at the property, such as gasoline stations or dry cleaners, or

●	conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property.  Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances.  For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials.  The owner’s liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner.  In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner’s or operator’s ability to use the affected property.  In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup.  Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument.  In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint.  Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an “owner” or “operator” of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if—

●	agents or employees of the lender are deemed to have participated in the management of the borrower, or

●	the lender actually takes possession of a borrower’s property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws.  Moreover, future laws, ordinances or regulations could impose material environmental liability.

Federal law requires owners of residential housing constructed prior to 1978—

●	to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

●
to deliver to potential residents or purchasers a United States Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums

Some mortgage loans underlying the offered certificates will be secured by—

●	the related borrower’s interest in a commercial condominium unit or multiple units in a residential condominium project, and

●	the related voting rights in the owners’ association for the subject building, development or project.

Condominiums may create risks for lenders that are not present when lending on properties that are not condominiums.  In the case of condominiums, a condominium owner is generally responsible for the payment of common area maintenance charges. In the event those charges are not paid when due, the condominium association may have a lien for those unpaid charges against the owner of the subject condominium unit, and, in some cases, pursuant to the condominium declaration, the lien of the mortgage for a related mortgage loan is subordinate to that lien for unpaid common area maintenance charges. In addition, pursuant to many condominium declarations, the holders of the remaining units would become responsible for the common area maintenance charges that remain unpaid by any particular unit holder.

Further, in the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers.  Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may not be consistent with the mortgage loan documents and may have an adverse impact on the mortgage loans that are secured by real properties consisting of such condominium interests.

There can be no assurance that the related board of managers will act in the best interests of the borrower under those mortgage loans. Further, because of the nature of condominiums, a default on the part of the borrower with respect to such real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject real property, because of the possible existence of multiple loss payees on any insurance policy covering the property, there could be a delay in the restoration of the property and/or the allocation of related insurance proceeds, if any. Consequently, if any of the mortgage loans underlying the offered certificates are secured by the related borrower’s interest in a condominium, servicing and realizing upon such mortgage loan could subject the holders of such offered certificates to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property

For purposes of each prospectus supplement, unless otherwise indicated therein, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest.  Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.  If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease.  If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the U.S. bankruptcy code (11 U.S.C. Section 365(h)) to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease.  If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right.  If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity or the trustee on its behalf may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.  In such circumstances, a ground lease could be terminated and the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan.  These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position.  Although not directly covered by the 1994 Amendments to the U.S. bankruptcy code, such a result would be consistent with the purpose of the 1994 Amendments to the U.S. bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor.  Although consistent with the U.S. bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the U.S. bankruptcy code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates.  Pursuant to Section 363(e) of the U.S. bankruptcy code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds.  While there are certain circumstances under which a “free and clear” sale under Section 363(f) of the U.S. bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1) through (4) of the U.S. bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises.  As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the U.S. bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease.  In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court.  Most of the ground leases contain standard protections typically obtained by securitization lenders, however, certain of the ground leases with respect to a mortgage loan included in a trust fund may not.

With respect to certain of the mortgage loans included in one of our trusts, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in this prospectus.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks.  In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements.  Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan.  While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest.  However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord.  In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds.  Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain subtenants may be allowed to self-insure.  The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease.  In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property.  It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land.  In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer.  Furthermore, leased fee interests are generally subject to the same risks associated with the property type for which the ground lessee operates the premises because that use is likely a significant source of revenue for the payment of ground rent.

Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable

Cross-Collateralization Arrangements.  It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related.  If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower’s loan.  In order to do so, the court would have to determine that—

●	the bankrupt party—

1.	was insolvent at the time of granting the lien,

2.	was rendered insolvent by the granting of the lien,

3.	was left with inadequate capital, or

4.	was not able to pay its debts as they matured; and

●
the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower’s loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization.  The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

Prepayment Premiums, Fees and Charges.  Under federal bankruptcy law and the laws of a number of states, the enforceability of any mortgage loan provisions that require prepayment lockout periods or payment of a yield maintenance charge or a prepayment premium, fee or charge upon an involuntary or a voluntary prepayment, is unclear.  Provisions requiring yield maintenance charges or prepayment premiums, fees or charges also may be interpreted as constituting the collection of interest for usury purposes.  Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium, fee or charge will be enforceable.  In addition, if provisions requiring yield maintenance charges or prepayment premiums, fees or charges upon involuntary prepayment were unenforceable, borrowers would have an incentive to default in order to prepay their loans.  Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium, fee or charge.

Due-on-Sale and Debt Acceleration Clauses.  Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of—

●	the related real property, or

●	a majority ownership interest in the related borrower.

We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

The courts of all states will enforce acceleration clauses in the event of a material payment default.  The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

●           the default is deemed to be immaterial,
●           the exercise of those remedies would be inequitable or unjust, or
●           the circumstances would render the acceleration unconscionable.

See “Certain Legal Aspects of the Mortgage Loans—Due-on-Sale and Due-on-Encumbrance Provisions” below in this prospectus.

Assignments of Leases.  Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents.  Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default.  In the event the borrower defaults, the license terminates and the lender is entitled to collect rents.  In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow.  Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents.  Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean up costs and other risks inherent to property ownership.  In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender’s ability to collect the rents.  See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues.”

Defeasance.  A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property.  The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan.  A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes.  In some states, some forms of prepayment premiums are unenforceable.  If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

Jurisdictions With One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property

Several states, including California, have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender’s realization upon the collateral.  This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules.  A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation.  In some jurisdictions, the benefits of such laws may also be available to a guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure. Accordingly, where real properties are located in jurisdictions in which “one action”, “security first” and/or “anti-deficiency” rules may be applicable, the special servicer should seek to obtain advice of counsel prior to enforcing any of the trust’s rights under any of the related mortgage loans and/or guarantees of those mortgage loans.  As a result, the special servicer may incur additional – and perhaps significant additional – delay and expense in foreclosing on the underlying real properties located in states affected by “one action”, “security first” or “anti-deficiency” rules.  See “Certain Legal Aspects of the Mortgage Loans—Foreclosure—One Action and Security First Rules” and “—Foreclosure—Anti-Deficiency Legislation”.

Additional Secured Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender, Intercreditor and Similar Agreements May Limit a Mortgage Lender’s Rights

With respect to one or more of the mortgage loans included in one of our trusts, the related borrower may have encumbered, or be permitted to encumber, the related real property collateral with additional secured debt.  In addition, one or more mortgage loans underlying a series of offered certificates may each be part of a loan combination or split loan structure that includes one or more additional mortgage loans — not included in the related trust — that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject underlying mortgage loan.  See “The Trust Fund—Mortgage Loans—Loan Combinations.”

Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults.  Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring additional secured debt.

The existence of any additional secured indebtedness may adversely affect the related borrower’s financial viability and/or the subject trust’s security interest in the related real property collateral.  For example, the existence of additional secured indebtedness increases the difficulty of refinancing a mortgage loan at the loan’s maturity.  In addition, the related borrower may have difficulty repaying multiple loans.  The existence of other debt, secured or otherwise, may also increase the likelihood of a borrower bankruptcy.  Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien.  See “Certain Legal Aspects of the Mortgage Loans—Subordinate Financing.”

In addition, if any mortgage loan underlying a series of offered certificates is secured by a mortgaged real property encumbered by other mortgage debt, and if that other mortgage debt is not part of the related trust, then the related trust may be subject to a co-lender, intercreditor or similar agreement with the other affected mortgage lenders that, among other things:

●
grants any such other mortgage lender cure rights and/or a purchase option with respect to the subject underlying mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;

●	limits modifications of the payment terms of the subject underlying mortgage loan; and or

●	limits or delays enforcement actions with respect to the subject underlying mortgage loan.

See also “—With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests” below.

With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.

One or more mortgage loans underlying a series of offered certificates may each be part of a loan combination or split loan structure that includes one or more additional mortgage loans — not included in the related trust — that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject underlying mortgage loan. See “The Trust Fund—Mortgage Loans—Loan Combinations.” Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the mortgage loan in that loan combination that is in our trust, including (a) cure rights with respect to the mortgage loan in our trust, (b) a purchase option with respect to the mortgage loan in our trust, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination, and/or (d) the right to replace the applicable special servicer — without cause — with respect to that loan combination. In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any of the non-trust mortgage loans in a loan combination — or, if applicable, any representative, designee or assignee thereof with respect to the particular right — that includes a mortgage loan in our trust will likely not be an interested party with respect to the related series of certificates, will have no obligation to consider the interests of, or the impact of exercising such rights on, the related series of certificates and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in an unrelated securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that other unrelated securitization. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the related series of certificateholders for so doing.

In addition, if any mortgage loan included in one of our trusts is part of a loan combination, then that mortgage loan may be serviced and administered pursuant to the servicing agreement for the securitization of a non-trust mortgage loan that is part of the same loan combination.  Consequently, the certificateholders of the related series of certificates would have limited ability to control the servicing of that loan combination and the parties with control over the servicing of that loan combination may have interests that conflict with your interests.  See “Description of the Governing Documents—Servicing Mortgage Loans That Are Part of a Loan Combination.”

Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May be Unenforceable

One or more mortgage loans included in one of our trusts may be part of a split loan structure or loan combination that includes a subordinate non-trust mortgage loan or may be senior to one or more other mortgage loans made to a common borrower and secured by the same real property collateral.  Pursuant to a co-lender, intercreditor or similar agreement, a subordinate lender may have agreed that it not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust — directly or through an applicable servicer — will have all rights to direct all such actions.  There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinate lender.  While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by federal bankruptcy law.  This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinate lender’s objections.  In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trustee’s recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Real Property and may Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates

In the case of one or more mortgage loans included in one of our trusts, a direct and/or indirect equity holder in the related borrower may have pledged, or be permitted to pledge, its equity interest to secure financing to that equity holder.  Such financing is often referred to as mezzanine debt.  While a lender on mezzanine debt has no security interest in or rights to the related mortgaged real property, a default under the subject mezzanine loan could cause a change in control of the related borrower.

In addition, if, in the case of any mortgage loan underlying a series of offered certificates, equity interests in the related borrower have been pledged to secure mezzanine debt, then the related trust may be subject to an intercreditor or similar agreement that, among other things:

●	grants the mezzanine lender cure rights and/or a purchase option with respect to the subject underlying mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;

●	limits modifications of payment terms of the subject underlying mortgage loan; and/or

●	limits or delays enforcement actions with respect to the subject underlying mortgage loan.

Furthermore, mezzanine debt reduces the mezzanine borrower’s indirect equity in the subject mortgaged real property and therefore may reduce its incentive to invest cash in order to support that mortgaged real property.

World Events and Natural Disasters Could Have an Adverse Impact on the Real Properties Securing the Mortgage Loans Underlying Your Offered Certificates and Consequently Could Reduce the Cash Flow Available to Make Payments on the Offered Certificates.

The economic impact of the United States’ military operations in Iraq, Afghanistan and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity.  We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by the applicable trust fund.  Any adverse impact resulting from these events would be borne by the holders of one or more classes of the affected certificates.  In addition, natural disasters, including earthquakes, floods and hurricanes, also may adversely affect the real properties securing the mortgage loans that back your offered certificates.  For example, real properties located in California may be more susceptible to certain hazards, such as earthquakes or widespread fires, than properties in other parts of the country, and real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country.  Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States.  The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties.  We cannot assure you that any damage caused by hurricanes, windstorms, floods or tornadoes would be covered by insurance.

Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, subject to the conditions and exclusions specified in the related policy.  Most such insurance policies typically do not cover any physical damage resulting from, among other things:

●	war,

●	riot, strike and civil commotion,

●	terrorism,

●	nuclear, biological or chemical materials,

●	revolution,

●	governmental actions,

●	floods and other water-related causes,

●	earth movement, including earthquakes, landslides and mudflows,

●	wet or dry rot,

●	mold,

●	vermin, and

●	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property

Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements.  Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use.  This means that the owner is not required to alter the property’s structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises “as is” in the event of a substantial casualty loss.  This may adversely affect the cash flow available following the casualty.  If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full.  In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

Redevelopment and Renovation at the Mortgaged Properties May Have Uncertain and Adverse Results

Some mortgage loans underlying a series of offered certificates may be secured by mortgaged real properties that are undergoing or are expected to undergo redevelopment or renovation in the future. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged real property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

Compliance with the Americans with Disabilities Act of 1990 May Be Expensive

Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons.  If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance.  This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property.  There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act.  In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan

From time to time, there may be legal proceedings pending or threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates.  It is possible that those legal proceedings may have a material adverse effect on any borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

●	breach of contract involving a tenant, a supplier or other party;

●	negligence resulting in a personal injury, or

●	responsibility for an environmental problem.

Litigation will divert the owner’s attention from operating its property.  If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner’s ability to repay a mortgage loan secured by the property.

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing the mortgage loans in one of our trusts.  The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan.  The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged real property.  Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Potential Conflicts of Interest Can Affect a Person’s Performance

A master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

In addition, a master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans. These relationships may create conflicts of interest.

In servicing mortgage loans in any of our trusts, a master servicer, special servicer or sub-servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates—or, in the case of a sub-servicer, a consistent sub-servicing agreement—and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement.  You should consider, however, that if any of these parties or an affiliate owns certificates or has financial interests in or other financial dealings with any of the related borrowers, then it may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests.  For example, if the related special servicer or an affiliate thereof or any other related entity owns any certificates, and in particular a class of non-offered certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying acceleration or other enforcement in the hope of realizing greater proceeds in the future.  However, this action or failure to take immediate action by a special servicer could pose a greater risk to the trust and ultimately result in a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

Furthermore, a master servicer, special servicer or sub-servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust.  The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust.  Accordingly, that master servicer, special servicer or sub-servicer may be acting on behalf of parties with conflicting interests.

Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple Properties.

In the case of many of the mortgage loans underlying the offered certificates, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related real properties because:

●	the real properties may be managed by property managers that are affiliated with the related borrowers;

●	the property managers also may manage additional properties, including properties that may compete with those real properties; or

●
affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those real properties.

Adjustable Rate Mortgage Loans May Entail Greater Risks of Default to Lenders Than Fixed Rate Mortgage Loans

Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments.  As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

Limited Information Causes Uncertainty

Some of the mortgage loans that will be included in our trusts are loans that were made to enable the related borrower to acquire the related real property.  Accordingly, for some of these loans limited or no historical operating information is available with respect to the related real property.  As a result, you may find it difficult to analyze the historical performance of those properties.

The Risk of Terrorism in the United States and Military Action May Adversely Affect the Value of the Offered Certificates and Payments on the Mortgage Assets

It is impossible to predict the extent to which terrorist activities may occur in the United States. Furthermore, it is uncertain what effects any past or future terrorist activities and/or consequent actions on the part of the United States Government and others, including military action, will have on U.S. and world financial markets; local, regional and national economies; real estate markets across the U.S.; and/or particular business segments, including those that are important to the performance of the real properties that secure the mortgage loans underlying any series of offered certificates.  Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments.  In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the mortgage loans underlying any series of offered certificates, the liquidity and market value of those offered certificates may be impaired.

Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates

The offered certificates may have limited or no liquidity.  We cannot assure you that a secondary market for your offered certificates will develop.  There will be no obligation on the part of anyone to establish a secondary market, including any underwriter of your offered certificates, although the prospectus supplement may indicate that one or more underwriters of your offered certificates intend to establish a secondary market in the certificates.  Furthermore, a particular investor or a few investors may acquire a substantial portion of a given class of offered certificates, thereby limiting trading in that class.  Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates.  The limited nature of the information may adversely affect the liquidity of your offered certificates.

We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to.  Lack of liquidity could adversely affect the market value of your offered certificates.  We do not expect that you will have any redemption rights with respect to your offered certificates.

If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets.  Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

The Market Value of Your Offered Certificates May Be Adversely Affected by Factors Unrelated to the Performance of Your Offered Certificates and the Underlying Mortgage Assets, such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally

The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

The market value of your offered certificates will be sensitive to fluctuations in current interest rates.  However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.  The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization.  A number of factors will affect investors’ demand for commercial mortgage-backed securities, including—

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

●
legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

●
investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

●
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets.  Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of Commercial Mortgage-Backed Securities

Recent events in the real estate securitization markets, as well as the debt markets generally, have caused significant dislocations, illiquidity and volatility in the market for commercial mortgage-backed securities, as well as in the wider global financial markets.  Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial and multifamily real estate has resulted in increased delinquencies and defaults on loans secured by that real estate.  In addition, the downturn in the general economy has affected the financial strength of many commercial real estate tenants and has resulted in increased rent delinquencies and increased vacancies, particularly in the retail sector.  Any continued downturn may lead to increased vacancies, decreased rents or other declines in income from, or the value of, commercial and multifamily real estate, which would likely have an adverse effect on securities that are backed by loans secured by that real estate and thus affect the values of those securities.  We cannot assure you that the dislocation in the commercial mortgage-backed securities market will not continue to occur or become more severe or how it will affect the value of your offered certificates.

In addition to credit factors directly affecting commercial mortgage-backed securities, the continuing fallout from a downturn in the residential mortgage-backed securities market and markets for other asset-backed and structured products has also contributed to a decline in the market value and liquidity of commercial mortgage-backed securities.  The deterioration of other structured products markets may continue to adversely affect the value of commercial mortgage-backed securities.  Even if your offered certificates are performing as anticipated, the value of your offered certificates in the secondary market may nevertheless decline as a result of a deterioration in general market conditions for other asset-backed or structured products.  Trading activity associated with commercial mortgage-backed securities indices may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of your offered certificates.

Certain Classes of the Offered Certificates are Subordinate to, and are Therefore Riskier than, One or More Other Classes of Certificates of the Same Series

If you purchase any offered certificates that are subordinate to one or more other classes of offered certificates of the same series, then your offered certificates will provide credit support to such other classes of certificates of the same series that are senior to your offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of those other classes of  certificates of the same series that are senior to your offered certificates.

When making an investment decision, you should consider, among other things—

●	the payment priorities of the respective classes of the certificates of the same series,

●	the order in which the principal balances of the respective classes of the certificates of the same series with balances will be reduced in connection with losses and default-related shortfalls, and

●	the characteristics and quality of the mortgage loans in the related trust.

Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates

The offered certificates will represent interests solely in, and will be payable solely from the limited assets of, the related trust.  The offered certificates will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates, and no such person or entity will be responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.  No governmental agency or instrumentality will guarantee or insure payment on the offered certificates.  Furthermore, some classes of offered certificates will represent a subordinate right to receive payments out of collections and/or advances on some or all of the related trust assets.  If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss.  Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support.  The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses

The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets.  Actual losses may, however, exceed the assumed levels.  See “Description of the Certificates—Allocation of Losses and Shortfalls” and “Description of Credit Support.”  If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

Credit Support May Not Cover All Types of Losses.  The credit support, if any, for your offered certificates may not cover all of your potential losses.  For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans.  You may be required to bear any losses which are not covered by the credit support.

Disproportionate Benefits May Be Given to Some Classes and Series to the Detriment of Others.  If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

The Interests of Certain Certificateholders With Rights and Powers Over Certain Servicing Actions and to Cure and Purchase Certain Mortgage Loans May Be in Conflict with the Interests of the Offered Certificateholders of the Same Series

The holder(s) or beneficial owner(s) of all or a specified portion of particular certificates, or a particular group or class of certificates, of any series that includes offered certificates may be entitled to: (a) direct and advise the related master servicer and/or special servicer with respect to various actions, and subject to various conditions, that will be described in the related prospectus supplement, which actions may include specified servicing actions with respect to all or any one or more particular mortgage loans and/or foreclosure properties in the related trust;(b) replace the special servicer with respect to one or more mortgage loans and/or foreclosure properties in the related trust, subject to satisfaction of the conditions described in the related prospectus supplement; and (c) exercise cure rights and/or purchase options with respect to mortgage loans, or one or more particular mortgage loans, in the related trust as to which specified defaults have occurred or are reasonably foreseeable.  Some of the foregoing rights and powers may be assignable or may be exercisable through a representative.

The certificateholders and/or certificate owners possessing — directly or through representatives — the rights and powers described above will generally be, at least initially, the holders or beneficial owners of non-offered certificates. Those certificateholders and/or certificate owners are therefore likely to have interests that conflict with those of the holders of the offered certificates of the same series.  You should expect that those certificateholders and/or certificate owners — directly or through representatives — will exercise their rights and powers solely in their own best interests and will not be liable to the holders or beneficial owners of any other class of certificates of the subject series for so doing.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The servicer for a series of certificates may be eligible to become a debtor under the U.S. bankruptcy code or enter into receivership under the Federal Deposit Insurance Act.  If a servicer for any series of certificates were to become a debtor under the U.S. bankruptcy code or enter into receivership under the Federal Deposit Insurance Act, although the related pooling and servicing agreement or similar document provides that such an event would be a termination event entitling the trust to terminate the servicer, the provision would most likely not be enforceable.  However, a rejection of the servicing agreement by the servicer in a bankruptcy proceeding or repudiation of the pooling and servicing agreement or similar document in a receivership under the Federal Deposit Insurance Act would be treated as a breach of the pooling and servicing agreement or similar document and give the trust a claim for damages and the ability to appoint a successor servicer.  An assumption under the U.S. bankruptcy code would require the servicer to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption.  The bankruptcy court may permit the servicer to assume the pooling and servicing agreement or similar document and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the servicer would not adversely impact the servicing of the mortgage loans or that the trust would be entitled to terminate servicer in a timely manner or at all. If any servicer becomes the subject of bankruptcy or similar proceedings, the trust’s claim to collections in that servicer’s possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

Additional Compensation to the Master Servicer and the Special Servicer and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates

To the extent described in the related prospectus supplement, the master servicer, the special servicer, the trustee and any fiscal agent will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage assets. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage asset, that mortgage asset will become specially serviced and the related special servicer will be entitled to compensation for performing special servicing functions pursuant to the related governing document(s). The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Assets

The structure of the servicing fee payable to the master servicer might affect the ability to find a replacement master servicer.  Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer.  Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage asset, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool.  The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

Problems with Book-Entry Registration

Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company.  As a result—

●	you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

●	you may have only limited access to information regarding your offered certificates;

●	you may suffer delays in the receipt of payments on your offered certificates; and

●	your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

See “Description of the Certificates—Book-Entry Registration.”

Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates

Any of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes.  If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property.  Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

●
any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code of 1986, as amended, and

●	any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and health care-related properties. These taxes, and the cost of retaining an independent contractor, would reduce the net proceeds available for payment with respect to the related offered certificates.

In addition, in connection with the trust’s acquisition of a real property, through foreclosure or similar action, and/or its liquidation of such property, the trust may in certain jurisdictions, particularly in New York and California, be required to pay state or local transfer or excise taxes. Such state or local taxes may reduce net proceeds available for distribution to the offered certificates.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

Ordinarily, a grantor trust that modifies a mortgage loan jeopardizes its tax status as a grantor trust, and a REMIC that modifies a mortgage loan jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage loan.  A REMIC, and possibly a grantor trust, may avoid such consequences, however, if the default of such mortgage loan is “reasonably foreseeable” or other special circumstances apply.

The IRS has issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC or a grantor trust by interpreting the circumstances when default is “reasonably foreseeable” to include those where the related servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that the mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on that mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the Internal Revenue Code that allow a servicer to modify terms of REMIC-held mortgage loans that relate to changes in collateral, credit enhancement and recourse features, provided that after the modification the mortgage loan remains “principally secured by real property” (that is, as long as the loan continues to satisfy the “REMIC LTV Test”).  In general, a mortgage loan meets the REMIC LTV Test if the loan-to-value ratio is no greater than 125%.  One of the modifications covered by the final regulations is a release of a lien on one or more of the properties securing a REMIC-held mortgage loan.  Following such a release, however, it may be difficult to demonstrate that a mortgage loan still meets the REMIC LTV Test.  To provide relief for taxpayers, the IRS has issued Revenue Procedure 2010-30, which describes circumstances in which the IRS will not challenge whether a mortgage loan satisfies the REMIC LTV Test following a lien release.  The lien releases covered by Revenue Procedure 2010-30 are “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction.”  If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the special servicer’s actions in negotiating the terms of a workout or in allowing minor lien releases for cases in which a mortgage loan could fail the REMIC LTV Test following the release.  This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates.  Further, if a mortgaged property becomes the subject of a partial condemnation and, after giving effect to the partial taking the mortgaged property has a loan-to-value ratio in excess of 125%, the related mortgage loan may be subject to being paid down by a “qualified amount” (within the meaning of Revenue Procedure 2010-30) notwithstanding the existence of a prepayment lockout period.

You should consider the possible impact on your investment of any existing REMIC or grantor trust restrictions as well as any potential changes to the tax rules governing REMICs or grantor trusts.

Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences

Inclusion of Taxable Income in Excess of Cash Received.  If you own a certificate that evidences a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate.  As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate.  While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses.  Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics.  In fact, some offered certificates that are residual interests, may have a negative value.

You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See “Material Federal Income Tax Consequences—REMICs.”

Some Taxable Income of a Residual Interest Cannot Be Offset Under the Internal Revenue Code.  A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code.  You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses.  In particular, the tax on excess inclusion:

●	generally will not be reduced by losses from other activities,

●	for a tax-exempt holder, will be treated as unrelated business taxable income, and

●	for a foreign holder, will not qualify for any exemption from withholding tax.

Individuals and Certain Entities Should Not Invest in REMIC Residual Certificates.  The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC.  However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code.  Therefore, the certificates that are residual interests generally are not appropriate investments for:

●	individuals,

●	estates,

●	trusts beneficially owned by any individual or estate, and

●	pass-through entities having any individual, estate or trust as a shareholder, member or partner.

In addition, the REMIC residual certificates will be subject to numerous transfer restrictions.  These restrictions will reduce your ability to liquidate a REMIC residual certificate.  For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to—

●	a foreign person under the Internal Revenue Code, or

●
an entity that is classified as a U.S. partnership under the Internal Revenue Code if any of its partners, directly or indirectly (other than through a U.S. corporation) is (or is permitted to be under the partnership agreement) a foreign person under the Internal Revenue Code, or

●	a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. person.

It is possible that a class of offered certificates would also evidence a residual interest in a REMIC and therefore that class of offered certificates or the portion thereof that represents the residual interest in the REMIC would exhibit the characteristics, and be subject to the risks, described above in this “—Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences” section.

Finally, you should be aware that Treasury regulations do not permit REMIC residual certificates to be marked to market under section 475 of the Internal Revenue Code.  We recommend that you consult your tax advisors regarding these regulations.

See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates.”

No Gross Up in Respect of the Certificates Held by Non-U.S. Persons

To the extent that any withholding tax is imposed on payments of interest or other payments on any certificates, as a result of any change in applicable law or otherwise, there will be no obligation to make any “gross-up” payments to certificateholders in respect of such taxes and such withholding tax would therefore result in a shortfall to affected certificateholders.  See “Material Federal Income Tax Consequences—REMICs—Foreign Investors in REMIC Certificates” and “—FATCA”, “—Taxation of Classes of Exchangeable Certificates—FATCA”, and “Material Federal Income Tax Consequences—Grantor Trusts—Foreign Investors” and “—FATCA.”

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates may be issued with original issue discount for federal income tax purposes, which generally will result in recognition of taxable income in advance of the receipt of cash attributable to that income.  Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with regard to the original issue discount.  See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” and “Material Federal Income Tax Consequences—Grantor Trusts.”

The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Offered Certificates

Any credit rating assigned by a rating agency to a class of offered certificates will reflect only its assessment of the likelihood that holders of the certificates will receive payments to which the certificateholders are entitled under the related pooling and servicing agreement.  Such rating will not constitute an assessment of the likelihood that—

●	principal prepayments on the related mortgage loans will be made;

●	the degree to which the rate of such prepayments might differ from that originally anticipated; or

●	the likelihood of early optional termination of the trust.

Any rating will not address the possibility that prepayment of the mortgage loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a certificate at a significant premium might fail to recover its initial investment under certain prepayment scenarios.  Therefore, a rating assigned by a rating agency does not guarantee or ensure the realization of any anticipated yield on a class of offered certificates.

The amount, type and nature of credit support given a series of offered certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of such series.  Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group.  There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans.  In other cases, such criteria may be based upon determinations of the values of the properties that provide security for the mortgage loans.  However, we cannot assure you that those values will not decline in the future.  As a result, the credit support required in respect of the offered certificates of any series may be insufficient to fully protect the holders of those certificates from losses on the related mortgage asset pool.

The Ratings of Your Offered Certificates May Be Lowered or Withdrawn, or Your Certificates May Receive an Unsolicited Rating, Which May Adversely Affect the Liquidity, Market Value and Regulatory Characteristics of Your Offered Certificates

Unless otherwise provided in the prospectus supplement (and in any event as may be required by the applicable regulations associated with the depositor’s use of Form S-3 for the registration statement pursuant to which the offering of the offered certificates is being made hereby), it is a condition to the issuance of the offered certificates that they be rated investment grade (i.e., in one of the four highest rating categories) by at least one nationally recognized statistical rating organization.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.  No person is obligated to maintain the rating on any offered certificate, and accordingly, there can be no assurance to you that the ratings assigned to any offered certificate on the date on which the certificate is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter.  The rating(s) of any series of offered certificates by any applicable rating agency may be lowered following the initial issuance of the certificates as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by the rating agency at the time of its initial rating analysis.  In addition, the Securities and Exchange Commission may determine that any rating agency retained by the depositor, a sponsor or an underwriter to provide a security rating on any class of any series of offered certificates no longer qualifies as a “nationally recognized statistical rating organization” or is no longer qualified to rate any such class of offered certificates.  Neither the depositor nor any related sponsor nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any rating(s) of any series of offered certificates.  If any rating is revised or withdrawn or if any rating agencies retained by the depositor, a sponsor or an underwriter to provide a security rating on any class of any series of offered certificates no longer qualifies as a “nationally recognized statistical rating organization” or is no longer qualified to rate any such class of offered certificates, the liquidity, market value and regulatory characteristics of your offered certificates may be adversely affected.

Additionally, it is possible that rating agencies not hired by the depositor, a sponsor or an underwriter may provide unsolicited ratings that differ from the ratings provided by any rating agencies retained by the depositor, a sponsor or an underwriter.  There can be no assurance that an unsolicited rating will not be issued prior to or after the closing date of any series of offered certificates, and none of the depositor, any related sponsor or any related underwriter is obligated to inform investors (or potential investors) in any series offered certificates if an unsolicited rating is issued after the date of the related prospectus supplement.  Consequently, if you intend to purchase offered certificates, you should monitor whether an unsolicited rating of the offered certificates has been issued by a non-hired rating agency and should consult with your financial and legal advisors regarding the impact of an unsolicited rating on a class of offered certificates.  If any non-hired rating agency provides an unsolicited rating that differs from (or is lower than) the rating provided by any rating agency retained by the depositor, a sponsor or an underwriter in connection with any series issuance, the liquidity, market value and regulatory characteristics of your offered certificates may be adversely affected.

Any downgrading or unsolicited rating of a class of offered certificates to below “investment grade” may affect your ability to purchase or retain, or otherwise impact the regulatory characteristics, of those certificates.

CAPITALIZED TERMS USED IN THIS PROSPECTUS

From time to time we use capitalized terms in this prospectus.  Frequently used capitalized terms will have the respective meanings assigned to them in the “Glossary” attached to this prospectus.

THE TRUST FUND

Description of the Trust Assets

The trust assets backing a series of offered certificates will collectively constitute the related trust fund.  Each such trust fund will primarily consist of:

●	various types of multifamily and/or commercial mortgage loans;

●
mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

●	a combination of mortgage loans and mortgage-backed securities of the types described above.

In addition to the asset classes described above in this “Description of the Trust Assets” section, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other asset classes in the aggregate do not exceed 10% by principal balance of the related asset pool.  We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

Neither we nor any of our affiliates will guarantee payment on any of the mortgage assets included in one of our trusts.  Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure payment on any of those mortgage assets.

Mortgage Loans

General.  Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt.  That obligation will be evidenced by a promissory note or bond.  In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

●	rental or cooperatively-owned buildings with multiple dwelling units;

●
retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

●
retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

●	office properties;

●	hospitality properties, such as hotels, motels and other lodging facilities;

●	casino properties;

●	health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

●	industrial properties;

●	warehouse facilities, mini-warehouse facilities and self-storage facilities;

●	restaurants, taverns and other establishments involved in the food and beverage industry;

●	manufactured housing communities, mobile home parks and recreational vehicle parks;

●	recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

●	arenas and stadiums;

●	churches and other religious facilities;

●	parking lots and garages;

●	mixed use properties;

●	other income-producing properties; and

●	unimproved land.

The adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income.  Set forth above under “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered

Certificates May Present Special Risks” is a discussion of some of the various factors that may affect the value and operations of each of the indicated types of multifamily and commercial properties.

The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include—

●	a fee interest or estate, which consists of ownership of the property for an indefinite period,

●	an estate for years, which consists of ownership of the property for a specified period of years,

●	a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

●	shares in a cooperative corporation which owns the property, or

●	any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property.  In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions.  However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

Loan Combinations. Certain of the mortgage loans included in one of our trust funds may be part of a loan combination.  A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund.  Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note.  The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties.  The mortgage loans constituting a particular loan combination are obligations of the same borrower and, in general, are cross-defaulted.  The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes, a common loan agreement or other common loan document.  Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination.  Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan combination.  “Risk Factors—With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.”

Junior Mortgage Loans.  If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property.  However, the loan or loans secured by the more senior liens on that property may not be included in the related trust fund.  The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full.  In a foreclosure proceeding, the sale proceeds are generally applied—

●	first, to the payment of court costs and fees in connection with the foreclosure,

●	second, to the payment of real estate taxes, and

●	third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan.  If a lender forecloses on a junior loan, it does so subject to any related senior loans.

Delinquent Mortgage Loans.  If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued.  In those cases, we will describe in the related prospectus supplement—

●	the period of the delinquency,
●	any forbearance arrangement then in effect,
●	the condition of the related real property, and
●	the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.  Furthermore, delinquent mortgage loans will not constitute 20% or more, as measured by dollar volume, of the mortgage asset pool for a series of offered certificates as of the relevant measurement date.

Payment Provisions of the Mortgage Loans.  Each of the mortgage loans included in one of our trusts will have the following features:

●	an original term to maturity of not more than approximately 40 years; and

●	scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

A mortgage loan included in one of our trusts may also include terms that:

●	provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

●
provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower’s election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

●	provide for no accrual of interest;

●
provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

●	be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

●	permit the negative amortization or deferral of accrued interest;

●	permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

●	prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

Mortgage Loan Information in Prospectus Supplements.  We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts.  In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

●	the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

●	the type or types of property that provide security for repayment of the mortgage loans;

●	the earliest and latest origination date and maturity date of the mortgage loans;

●
the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

●	loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

●	the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

●
if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

●	information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

●
debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

●	the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, to the extent such information is not otherwise required to be included in the related prospectus supplement pursuant to the Securities Act, we will provide—

●	more general information in the related prospectus supplement, and

●	specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K following the issuance of those certificates.

In addition, with respect to any obligor or group of affiliated obligors with respect to any pool asset or group of pool assets, or property or group of related properties securing any pool asset or group of pool assets, if such pool asset or group of pool assets represents a material concentration within the mortgage asset pool, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties as required under the Securities Act and the Exchange Act.

Underwriting and Interim Servicing Standards Applicable to the Mortgage Loans.  The mortgage loans underlying your offered certificates will be newly originated or seasoned mortgage loans and will be purchased or otherwise acquired from third parties, which third parties may or may not be originators of the mortgage loans and may or may not be affiliates of the depositor. The origination standards and procedures applicable to the mortgage loans may differ from series to series or among the mortgage loans in a given mortgage pool, depending on the identity of the originator or originators. In the case of seasoned mortgage loans, the procedures by which the mortgage loans have been serviced from their origination to the time of their inclusion in the related mortgage pool may also differ from series to series or among the mortgage loans in a given mortgage pool.

We will include in the related prospectus supplement information as to the origination standards and procedures applicable to the mortgage loans underlying  your offered certificates and, to the extent applicable and material, will provide information as to the servicing of the mortgage loans prior to their inclusion in the mortgage pool underlying your offered certificates.

Real Property and Other Collateral.  Following a foreclosure, acceptance of a deed in lieu of foreclosure or any enforcement action, trust assets may include real property or other collateral for a defaulted mortgage loan pending the liquidation of that collateral.

Mortgage-Backed Securities

The mortgage-backed securities underlying a series of offered certificates may include:

●
mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

●	certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

Each mortgage-backed security included in one of our trusts—

●	will have been registered under the Securities Act, or

●	will be exempt from the registration requirements of that Act, or

●	will have been held for at least the holding period specified in Rule 144(d) under that Act, or

●	may otherwise be resold by us publicly without registration under that Act.

We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts.  In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

●	the initial and outstanding principal amount(s) and type of the securities;

●	the original and remaining term(s) to stated maturity of the securities;

●	the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

●	the payment characteristics of the securities;

●	the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

●	a description of the related credit support, if any;

●	the type of mortgage loans underlying the securities;

●	the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

●	the terms and conditions for substituting mortgage loans backing the securities; and

●	the characteristics of any agreements or instruments providing interest rate protection to the securities.

With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Exchange Act, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

Acquisition, Removal and Substitution of Mortgage Assets

We will generally acquire the mortgage assets to be included in our trusts from Citigroup Global Markets Realty Corp. or another of our affiliates or from another seller of commercial and multifamily mortgage loans.  We will then transfer those mortgage assets to the issuing entity for the related securitization transaction.

In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates.  If the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, and if the subject securitization transaction contemplates a prefunding period, then we will deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall.  For 90 days — or such other period as may be specified in the related prospectus supplement — following the date of initial issuance of that series of certificates, which 90-day or other period will be the prefunding period, we or our designee will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets.  If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

If the subject securitization transaction involves a prefunding period, then we will indicate in the related prospectus supplement, among other things:

●	the term or duration of the prefunding period;

●	the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds;

●	triggers or events that would trigger limits on or terminate the prefunding period and the effects of such triggers;

●	when and how new mortgage assets may be acquired during the prefunding period, and any limitation on the ability to add mortgage assets;

●	the acquisition or underwriting criteria for additional mortgage assets to be acquired during the prefunding period;

●	which party has the authority to add mortgage assets or determine if proposed additional mortgage assets meet the acquisition or underwriting criteria for adding mortgage assets;

●	any requirements to add minimum amounts of mortgage assets and any effects of not meeting those requirements;

●
if applicable, the procedures and standards for the temporary investment of funds in the prefunding account pending use and a description of the financial products or instruments eligible for the prefunding account; and

●	the circumstances under which funds in a prefunding account will be distributed to certificateholders or otherwise disposed of.

If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

●	cash that would be applied to pay down the principal balances of the certificates of that series; and/or

●	other mortgage loans or mortgage-backed securities that—

1.	conform to the description of mortgage assets in this prospectus, and

2.	satisfy the criteria set forth in the related prospectus supplement.

For example, if a mortgage loan backing a series of offered certificates defaults, then it may be subject to (a) a purchase option on the part of another lender whose loan is secured by a lien on the same real estate collateral or by a lien on a direct or indirect equity interest in the related borrower, (b) a purchase option on the part of the holder(s) or beneficial owner(s) of all or a specified portion of particular certificates, or a particular group or class of certificates, of the subject series and/or (c) a fair value purchase option under the applicable governing document(s) for the subject securitization transaction or another servicing agreement.  In some cases, those purchase options may be assignable or exercisable by a specified designee.

In addition, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our trusts may be obligated, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset.

Further, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, all of the remaining certificateholders of a given series of certificates, acting together, may exchange those certificates for all of the mortgage loans, REO properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates.

If and to the extent described in the related prospectus supplement, we, a mortgage asset seller and/or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust.  Upon the discovery of a material breach of any such representation or warranty or a material defect with respect to those documents, in each case that is material and adverse in accordance with a standard set forth in the related prospectus supplement, we or such other party may be required, at our or its option, to either repurchase the affected mortgage asset(s) out of the related trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria set forth in the related prospectus supplement.

No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

See also “Description of the Certificates—Termination and Redemption.”

Cash, Accounts and Permitted Investments

The trust assets underlying a series of offered certificates will include cash from various sources, including initial deposits and payments and collections received or advanced on the related mortgage assets and other related trust assets.

The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders.  All initial deposits, payments and collections received or advanced on the mortgage assets and other trust assets and other cash held by one of our trusts will be deposited and held in those accounts.  We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

Funds on deposit in any account established and maintained on behalf of certificateholders may be invested in permitted investments.  In the related prospectus supplement, we will provide a summary description of those permitted investments and identify the beneficiary of any interest and other income earned on funds in an account established and maintained on behalf of certificateholders.

Credit Support

The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets.  The types of credit support that may benefit the holders of a class of offered certificates include:

●	overcollateralization and/or excess cash flow;

●	the subordination of one or more other classes of certificates of the same series;

●	a letter of credit;

●	a surety bond;

●	an insurance policy;

●	a guarantee; and/or

●	a reserve fund.

In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates and, if applicable, we will identify the provider of that credit support.

Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection

The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested.  For so long as it is in effect, a guaranteed investment contract will provide a specified rate of return on any and all moneys invested with the provider of that contract.

Trust assets may also include:

●	interest rate exchange agreements;

●	interest rate cap agreements;

●	interest rate floor agreements; or

●	currency exchange agreements.

In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates.  If applicable, we will also identify any obligor under the agreement or other arrangement.

TRANSACTION PARTICIPANTS

The Sponsor

Unless otherwise specified in the related prospectus supplement, Citigroup Global Markets Realty Corp. (‘‘CGMRC’’), a New York corporation, will act as the sole sponsor or a co-sponsor of each securitization transaction involving the issuance of a series of offered certificates.  CGMRC was organized in 1979 and is a wholly owned subsidiary of Citigroup Inc. and an affiliate of both us and Citigroup Global Markets Inc. CGMRC maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group.  Its telecopy number is (212) 723-8604. CGMRC makes, and purchases from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in commercial mortgage-backed securitization (‘‘CMBS’’) transactions. CGMRC also purchases and finances residential mortgage loans, consumer receivables and other financial assets.

The prospectus supplement for each series of certificates offered by this prospectus will also identify and provide information as to CGMRC, if it acts as sponsor, and any other sponsors for the related securitization transaction.  Such information will include, as to each such sponsor, a description of its securitization program.

The Depositor

We are Citigroup Commercial Mortgage Securities Inc., the depositor with respect to each series of certificates offered by this prospectus.  We were incorporated in the state of Delaware on July 17, 2003.  We were organized, among other things, for the purpose of serving as a private secondary mortgage market conduit.

We are an indirect, wholly-owned subsidiary of Citigroup Global Markets Holdings Inc. and an affiliate of Citigroup Global Markets Inc.  Our principal executive offices are located at 388 Greenwich Street, New York, New York 10013.  Our telephone number is 212-816-6000.

We do not have, and do not expect in the future to have, any significant assets.

We do not file with the SEC annual reports on Form 10-K or any other reports with respect to ourselves or our financial condition pursuant to Section 13(a) or 15(d) of the Exchange Act.

We were organized, among other things, for the purposes of:

●	acquiring, holding, transferring and assigning mortgage loans, or interests in those loans;

●	acquiring, holding, transferring and assigning mortgage-backed securities that evidence interests in mortgage loans;

●
authorizing, issuing, selling and delivering bonds or other evidence of indebtedness that are secured by a pledge or other assignment of real properties, mortgage loans, mortgage-backed securities, reserve funds, guaranteed investment contracts, letters of credit, insurance contracts, surety bonds or any other credit enhancement device or interest rate or currency protection device;

●
acting as depositor of one or more trusts formed to issue, sell and deliver bonds or certificates of interest that are secured by a pledge or assignment of, or represent interests in, pools of mortgage loans and mortgage-backed securities; and

●
doing all such things as are reasonable or necessary to enable us to carry out any of the above, including entering into loan agreements, servicing agreements and reimbursements agreements and selling certificates of interest in any trust for which we serve as depositor.

Since our incorporation in 2003, we have been engaged in the securitization of commercial and multifamily mortgage loans and in acting as depositor of one or more trusts formed to issue commercial mortgage pass-through certificates that are secured by or represent interests in, pools of mortgage loans.  We generally acquire the commercial and multifamily mortgage loans from CGMRC or another of our affiliates or from another seller of commercial and multifamily mortgage loans, in each case in privately negotiated transactions.

After the issuance of a series of offered certificates, we may be required, to the extent specified in the related Governing Document, to perform certain actions on a continual basis, including but not limited to:

●
to remove the trustee upon the occurrence of certain specified events, including certain events of bankruptcy or insolvency, failure to deliver certain required reports or failure to make certain distributions to the certificateholders required pursuant to the related Governing Document, and thereupon appoint a successor trustee;

●	to appoint a successor trustee in the event the trustee resigns, is removed or becomes ineligible to continue serving in such capacity under the related Governing Document;

●
to provide the trustee, the master servicer or the special servicer with any reports, certifications and information, other than with respect to the mortgage loans, that it may reasonably require to comply with the terms of the related Governing Document; and

●
to provide to the related tax administrator in respect of the related trust such information as it may reasonably require to perform its reporting and other tax compliance obligations under the related Governing Document.

Generally, however, it is expected that the functions and/or duties set out under this “—The Depositor” section will be performed by our agents or affiliates.

Neither we nor any of our affiliates will insure or guarantee distributions on the certificates of any series offered by means of this prospectus and any related prospectus supplement.  The pooling and servicing agreement for each series will provide that the holders of the certificates for the series will have no rights or remedies against us or any of our affiliates for any losses or other claims in connection with any series of offered certificates or the underlying mortgage loans other than the repurchase or substitution of the mortgage loans by us or one of our affiliates, if and to the extent specifically disclosed in the related prospectus supplement.

The Issuing Entity

The issuing entity with respect to each series of offered certificates is the entity that will own and hold the related mortgage assets and in whose name those certificates will be issued.  Each issuing entity will be a statutory trust or a common law trust organized at our direction under the laws of the State of New York or other jurisdiction specified in the related prospectus supplement.  As described in the related prospectus supplement, the  Governing Document for each series of offered certificates will set forth the permissible activities and restrictions on the activities of the related issuing entity and will govern the servicing and administration of the related trust assets.  Each series of offered certificates will represent interests only in, and be payable solely from assets of, the related trust. However, a series of offered certificates may be issued together with other certificates of the same series, which other certificates will not be offered pursuant to this prospectus.  Accordingly, the assets of one of our trusts may back one or more classes of certificates other than the related offered certificates. The trust assets for each series will be held by the related trustee for the benefit of the related certificateholders.

The Originators

Some or all of the mortgage loans included in one of our trusts may be originated by CGMRC or by one of our other affiliates.  In addition, there may be other third-party originators of the mortgage loans to be included in one of our trusts.  Accordingly, we will acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee, in privately negotiated transactions.  See “Transaction Participants—The Sponsor.”  We will identify in the related prospectus supplement any originator or group of affiliated originators—apart from a sponsor and/or its affiliates—that will or is expected to originate mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

DESCRIPTION OF THE GOVERNING DOCUMENTS

General

The “Governing Document” for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements.  In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, one or more master servicers and one or more special servicers. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party.  We will identify in the related prospectus supplement the parties to the Governing Document for the subject series of offered certificates.

If we so specify in the related prospectus supplement, the originator of the mortgage assets or a party from whom we acquire mortgage assets or one of their respective affiliates may perform the functions of master servicer, special servicer, sub-servicer or manager for the trust to which we transfer those assets.  The same person or entity may act as both master servicer and special servicer for one of our trusts.

Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder.  However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

A form of a pooling and servicing agreement has been filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.  However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets.  The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates.  The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series.  The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement.  We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under “Transaction Participants—The Depositor.”

Assignment of Mortgage Assets

At the time of initial issuance of any series of offered certificates, we will acquire and assign, or cause to be directly assigned, to the designated trustee those mortgage assets and any other assets to be included in the related trust fund.  We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment.  We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required.  Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document.  That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

●	in the case of a mortgage loan—

1.	the address of the related real property,

2.	the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

3.	the remaining term to maturity, the maturity date or the anticipated repayment date, and

4.	the outstanding principal balance; and

●	in the case of a mortgage-backed security—

1.	the outstanding principal balance, and

2.	the pass-through rate or coupon rate.

Representations and Warranties with Respect to Mortgage Assets

If and to the extent set forth in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

●	the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the Governing Document for that series;

●	the warranting party’s title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

●	in the case of a mortgage loan—

1.	the enforceability of the related mortgage note and mortgage,

2.	the existence of title insurance insuring the lien priority of the related mortgage, and

3.	the payment status of the mortgage loan.

We will identify the warranting party, and give a more detailed summary of the representations and warranties made thereby, in the related prospectus supplement.  In most cases, the warranting party will be a prior holder of the particular mortgage assets.  We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a material breach of any of those representations and warranties.

Collection and Other Servicing Procedures with Respect to Mortgage Loans

The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts.  The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust.  Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services.  In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document.  Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

●	maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

●	ensuring that the related properties are properly insured;

●	attempting to collect delinquent payments;

●	supervising foreclosures;

●	negotiating modifications;

●	responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

●	protecting the interests of certificateholders with respect to senior lienholders;

●	conducting inspections of the related real properties on a periodic or other basis;

●	collecting and evaluating financial statements for the related real properties;

●	managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

●	maintaining servicing records relating to mortgage loans in the trust.

We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer.  In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

●	mortgage loans that are delinquent with respect to a specified number of scheduled payments;

●	mortgage loans as to which there is a material non-monetary default;

●	mortgage loans as to which the related borrower has—

1.	entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

2.	become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

●	real properties acquired as part of the trust with respect to defaulted mortgage loans.

The related Governing Document may also provide that if, in the judgment of the related master servicer or other specified party, a payment default or a material non-monetary default is reasonably foreseeable, the related master servicer may elect or be required to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer.  When the circumstances no longer warrant a special servicer’s continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

A borrower’s failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt.  In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property.  In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate.  A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives.  The time period within which a special servicer can—

●	make the initial determination of appropriate action,

●	evaluate the success of corrective action,

●	develop additional initiatives,

●	institute foreclosure proceedings and actually foreclose, or

●	accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located.  If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.  See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues.”

A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as—

●	performing property inspections and collecting, and

●	evaluating financial statements.

A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as—

●	continuing to receive payments on the mortgage loan,

●	making calculations with respect to the mortgage loan, and

●	making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

If and to the extent set forth in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support.  See “Description of Credit Support” in this prospectus.

Servicing Mortgage Loans That Are Part of a Loan Combination

One or more of the mortgage loans that are included in any of our trusts may be part of a loan combination as described under “The Trust Fund—Mortgage Loans—Loan Combinations.”  With respect to any of those mortgage loans, the entire loan combination may be serviced under the applicable Governing Document for our trust, in which case the servicers under that Governing Document will have to service the loan combination with regard to and considering the interests of the holders of the non-trust mortgage loans included in the related loan combination.  With respect to one or more other mortgage loans in any of our trusts that are part of a loan combination, the entire loan combination may be serviced under a servicing agreement for the securitization of a related non-trust loan in that loan combination, in which case our servicers and the certificateholders of the related series of certificates will have limited ability to control the servicing of those mortgage loans.  In any event, the related non-trust mortgage loan noteholders may be permitted to exercise certain rights and direct certain servicing actions with respect to the entire loan combination, including the mortgage loan in one of our trusts.  See “Risk Factors—With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.”

Sub-Servicers

A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers and sub-servicers.  In addition, an originator or a seller of a mortgage loan may act as sub-servicer with respect to that mortgage loan after it is included in one of our trusts.  A sub-servicer engaged by the master servicer with respect to a particular mortgage loan will often have direct contact with the related borrower and may effectively perform all of the related servicing functions (other than special servicing functions), with related collections and reports being forwarded by the sub-servicer to the master servicer for aggregation of such items with the remaining mortgage pool.  However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated for performance of the delegated duties under the related Governing Document.  Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document.

Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer’s or special servicer’s compensation under the related Governing Document is sufficient to pay those fees.  Each sub-servicer will be entitled to reimbursement from the related trust, through the master servicer or special servicer, as the case may be, that retained it, for expenditures that it makes, generally to the same extent that such master servicer or special servicer, as the case may be, would be reimbursed under the related Governing Document.

We will identify in the related prospectus supplement any sub-servicer that, at the time of initial issuance of the subject offered certificates, is affiliated with us or with the issuing entity or any sponsor for the subject securitization transaction or is expected to be a servicer of mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

Operating Advisor

If so specified in the related prospectus supplement, an operating advisor may be selected to approve, direct or consult with, the related special servicer as to recommendations of the related special servicer with respect to certain decisions relating to the servicing of the specially serviced mortgage loans. The related prospectus supplement will provide specific information with respect to the following matters: (i) the duration of the term of the operating advisor; (ii) the method of selection of the operating advisor; (iii) certain decisions as to which the operating advisor may be entitled to approve or consult regarding certain actions of the related special servicer (for example, foreclosure of a mortgaged property securing a specially serviced mortgage loan, modification of a specially serviced mortgage loan, and extension of the maturity of a specially serviced mortgage loan beyond a specified term) and (iv) the information, recommendations and reports to be provided to the operating advisor by the related special servicer.

Collection of Payments on Mortgage-Backed Securities

Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then—

●	that mortgage-backed security will be registered in the name of the related trustee or its designee;

●	the related trustee will receive payments on that mortgage-backed security; and

●
subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

Advances

If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover—

●	delinquent payments of principal and/or interest, other than balloon payments,

●	property protection expenses,

●	other servicing expenses, or

●	any other items specified in the related prospectus supplement.

If there are any limitations with respect to a party’s advancing obligations, we will discuss those limitations in the related prospectus supplement.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders.  Advances are not a guarantee against losses.  The advancing party will be entitled to recover all of its advances out of—

●	subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

●	any other specific sources identified in the related prospectus supplement.

If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement.  That entity may be entitled to payment of interest on its outstanding advances—

●	periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

●	at any other times and from any sources as we may describe in the related prospectus supplement.

If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us

Unless we specify otherwise in the related prospectus supplement, the master servicer, special servicer or manager for any of our trusts may each resign from its obligations in that capacity, upon—

●
the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

●
a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.  The appointment of a successor master servicer may require our consent, but if we have not responded to a request for consent to a successor within the requisite time period, that consent may be deemed to have been given.  If the duties of the master servicer or the special servicer are transferred to a successor thereto, then (except as otherwise described in the related prospectus supplement) any related master servicing compensation or special servicing compensation, as applicable, that accrues or otherwise becomes payable under the Governing Document from and after the date of such transfer will generally be payable to such successor.  Unless otherwise specified in the related prospectus supplement, the Governing Document will require the resigning master servicer or special servicer to pay all costs and expenses in connection with such resignation and the resulting transfer of servicing.

With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related Governing Document.

In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. However, subject to any exceptions disclosed in the related prospectus supplement, neither we nor any of those other parties to the related Governing Document will be protected against any liability that would otherwise be imposed by reason of—

●	willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the related Governing Document for any series of offered certificates, or

●	reckless disregard of those obligations and duties.

Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective  members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with that Governing Document or series of offered certificates or the related trust.  However, subject to any exceptions disclosed in the related prospectus supplement, the indemnification will not extend to any such loss, liability or expense:

●	specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

●	incurred in connection with any breach on the part of the relevant party of a representation or warranty made in that Governing Document; or

●
incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of, or reckless disregard of, obligations or duties on the part of the relevant party under that Governing Document.

Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

●	the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

●	either—

1.	that party is specifically required to bear the expense of the action, or

2.
the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

However, we and each of those other parties may undertake any legal action that we or any of them may deem necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document.  In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

With limited exception, any person or entity—

●	into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

●	resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

●	succeeding to all or substantially all of our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement.  In general, that compensation will be payable out of the related trust assets.

Fidelity Bonds and Errors and Omissions Insurance

The Governing Document for a series of offered certificates may require that the master servicer and the special servicer, if any, obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or a combination of fidelity bond and insurance coverage insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer or the special servicer, as the case may be. The Governing Document for a series of offered certificates may allow the master servicer and the special servicer, if any, to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer or special servicer, as the case may be, so long as certain criteria set forth in the Governing Document are met.

Termination Events

We will identify in the related prospectus supplement the various events under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.  Unless otherwise specified in the related prospectus supplement, the Governing Document for each series of offered certificates will provide that if the master servicer, special servicer or manager is terminated as a result of any such event, and if certain specified other parties to that Governing Document actually incur any reasonable third-party costs or expenses in connection with transferring mortgage files, servicing files and related information, records and reports to the successor master servicer, special servicer or manager and amending the related Governing Document to reflect (as well as providing appropriate notices to mortgagors, ground lessors, insurers and other applicable third parties regarding) such succession, then those costs and expenses of such other non-terminated party must be borne by the terminated party, and if not paid by the terminated party within 90 days after the presentation of reasonable documentation of such costs and expenses, such non-terminated party will be entitled to indemnification for those costs and expenses from the related trust fund, although the terminated party will not thereby be relieved of its liability for those costs and expenses.

Amendment

Under the circumstances described in the related prospectus supplement, the Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series.

In general, except as otherwise specified in the related prospectus supplement, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 51%, or any other percentage or portion specified in the related prospectus supplement, of the voting rights allocated to those classes of that series that are affected by the amendment.

The Governing Document relating to each series of certificates may provide that no amendment to the Governing Document will be made unless there has been delivered in accordance therewith an opinion of counsel to the effect that the amendment will not cause the applicable trust to fail to qualify as a REMIC or grantor trust at any time that any of the related certificates are outstanding or cause a tax to be imposed on the trust under the provisions of the Internal Revenue Code.

The prospectus supplement for a series of certificates may describe other or different provisions concerning the amendment of the related Governing Document.

List of Certificateholders

Unless otherwise specified in the related prospectus supplement, upon written request of any certificateholder of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing Document, the related trustee or other certificate registrar of that series will furnish the requesting certificateholder with a list of the other certificateholders of record of that series identified in the certificate register at the time of the request.  However, the trustee or other certificate registrar may first require a copy of the communication that the requesting certificateholder proposes to send and may require the requesting certificateholder to cover the expense of the trustee or other certificate registrar providing that list.

Eligibility Requirements for the Trustee

The trustee for each series of offered certificates will be named in the related prospectus supplement.

The trustee for a series of offered certificates is at all times required to be a bank, association, corporation or trust company organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia.  In addition, the trustee must at all times—

●	be authorized under those laws to exercise trust powers;

●	with limited exception, have a combined capital and surplus of at least $50,000,000; and

●	be subject to supervision or examination by federal or state authority.

If the bank, association, corporation or trust company in question publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that bank, banking association, banking corporation or trust company will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

The bank, association, corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

Duties of the Trustee

In general, the trustee for a series of offered certificates will be required to perform only those duties specifically required under the related Governing Document.  However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

The trustee for a series of offered certificates will not—

●	make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

●
be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys.  However, the trustee will remain responsible for the acts and omissions of any such agent or attorney acting within the scope of its employment to the same extent as it is responsible for its own acts and omissions under the related Governing Document.

In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets.  All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee is incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee will exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

Rights, Protections, Indemnities and Immunities of the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid out of the related trust assets.

The trustee for each series of offered certificates and each of its directors, officers, employees, affiliates, agents and control persons will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee’s acceptance or administration of its trusts under the related Governing Document.  However, the indemnification of a trustee will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

No trustee for any series of offered certificates will be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized, or within the discretion or rights or powers conferred on it, by the related Governing Document.  Furthermore, no trustee for any series of offered certificates will be liable for an error in judgment, unless the trustee was negligent in ascertaining the pertinent facts.

The trustee for a series of offered certificates may rely upon and will be protected in acting or refraining from acting upon any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.  In addition, the trustee for a series of offered certificates may consult with counsel and the written advice of such counsel or any opinion of counsel will be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under the related Governing Document in good faith and in accordance therewith.

No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related Governing Document, or to make any investigation of matters arising under that Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document, at the request, order or direction of any of the certificateholders of that series, pursuant to the provisions of that Governing Document, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

The protections, immunities and indemnities afforded to the trustee for one of our trusts will also be available to it in its capacity as, and to any other person or entity appointed by it to act as, authenticating agent, certificate registrar, tax administrator, certificate administrator and custodian for that trust.

Resignation and Removal of the Trustee

The trustee for any series of offered certificates may resign at any time by giving written notice thereof to, among others, us.  Upon receiving that notice, we or the related master servicer or manager, as applicable, will be obligated to appoint a successor to a resigning trustee.  If no successor trustee has been appointed and has accepted appointment within a specified period after the giving of that notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

In general, if, among other things—

●	the trustee ceases to be eligible to act in that capacity under the related Governing Document and fails to resign after we or the master servicer make a written request for the trustee to resign, or

●
the trustee becomes incapable of acting in that capacity under the related Governing Document, or is adjudged bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then (unless otherwise specified in the related prospectus supplement) we may remove the trustee and appoint a successor trustee.

In addition, unless we indicate otherwise in the related prospectus supplement, the holders of the offered and non-offered certificates of a subject series of certificates evidencing more than 50%—or any other percentage specified in the related prospectus supplement—of the voting rights for that series may at any time remove the trustee and appoint a successor trustee.

In the event that the trustee for any series of offered certificates is terminated or removed, all of its rights and obligations under the related Governing Document and in and to the related trust assets will be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal, including the right to receive all fees, expenses, advances, interest on advances and other amounts accrued or owing to it under the Governing Document with respect to periods prior to the date of such termination or removal, and no termination without cause will be effective until the payment of those amounts to the outgoing trustee.  Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.  The Governing Document will generally provide that the predecessor trustee is required to deliver to the successor trustee for any series of offered certificates all documents related to the mortgage assets held by it or its agent and statements held by it under the related Governing Document.

Unless otherwise specified in the related prospectus supplement, the Governing Document will also generally provide that if a trustee thereunder resigns or is terminated or removed, then any and all costs and expenses associated with transferring the duties of that trustee to a successor trustee, including those associated with the transfer of mortgage files and other documents and statements held by the predecessor trustee to the successor trustee, are to be paid:  (a) by the predecessor trustee, if such predecessor trustee has resigned or been removed with cause, including by us as described in the third preceding paragraph; (b) by the certificateholders that effected the removal, if the predecessor trustee has been removed without cause by certificateholders of the subject series as described in the second preceding paragraph; and (c) out of the related trust assets, if such costs and expenses are not paid by the predecessor trustee or the subject certificateholders, as contemplated by the immediately preceding clauses (a) and (b), within a specified period after they are incurred (except that such predecessor trustee or such subject certificateholders, as applicable, will remain liable to the related trust for those costs and expenses).

DESCRIPTION OF THE CERTIFICATES

General

Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust created at our direction.  Each series of offered certificates will consist of one or more classes.  Any non-offered certificates of that series will likewise consist of one or more classes.

A series of certificates consists of all those certificates that—

●	have the same series designation;

●	were issued under the same Governing Document; and

●	represent beneficial ownership interests in the same trust.

A class of certificates consists of all those certificates of a particular series that—

●	have the same class designation; and

●	have the same payment terms.

The respective classes of offered and non-offered certificates of any series may have a variety of payment terms.  An offered certificate may entitle the holder to receive:

●	a stated principal amount, which will be represented by its principal balance, if any;

●
interest on a principal balance or notional amount, at a fixed, floating, adjustable or variable pass-through rate, which pass-through rate may change as of a specified date or upon the occurrence of specified events as described in the related prospectus supplement;

●	specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

●	payments of principal, with disproportionate, nominal or no payments of interest;

●	payments of interest, with disproportionate, nominal or no payments of principal;

●
payments of interest on a deferred or partially deferred basis, which deferred interest may be added to the principal balance, if any, of the subject class of offered certificates or which deferred interest may or may not itself accrue interest, all as set forth in the related prospectus supplement;

●
payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

●	payments of interest or principal that are, in whole or in part, calculated based on or payable specifically or primarily from payments or other collections on particular related mortgage assets;

●	payments of principal to be made, from time to time or for designated periods, at a rate that is—

1.	faster and, in some cases, substantially faster, or

2.	slower and, in some cases, substantially slower,

than the rate at which payments or other collections of principal are received on the related mortgage assets;

●	payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

●
payments of principal that may be accelerated or slowed in response to a change in the rate of principal payments on the related mortgage assets in order to protect the subject class of offered certificates or, alternatively, to protect one or more other classes of certificates of the same series from prepayment and/or extension risk;

●
payments of principal out of amounts other than payments or other collections of principal on the related mortgage assets, such as excess spread on the related mortgage assets or amounts otherwise payable as interest with respect to another class of certificates of the same series, which other class of certificates provides for the deferral of interest payments thereon;

●	payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series; or

●	payments of all or part of the prepayment or repayment premiums, fees and charges, equity participation payments or other specified items or amounts received on the related mortgage assets.

Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes.  For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, floating, adjustable or variable rate.  That class of offered certificates may also accrue interest on a total notional amount at a different fixed, floating, adjustable or variable rate.  In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, floating, adjustable or variable rate and on another portion of its total principal balance or notional amount at a different fixed, floating, adjustable or variable rate.  Furthermore, a class of offered certificates may be senior to another class of certificates of the same series in some respects, such as receiving payments out of payments and other collections on particular related mortgage assets, but subordinate in other respects, such as receiving payments out of the payments and other collections on different related mortgage assets.

Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement.  A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company.  Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange.  Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations.  If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, société anonyme or the Euroclear System, for so long as they are participants in DTC.

Investor Requirements and Transfer Restrictions

A Governing Document may impose minimum standards, restrictions or suitability requirements regarding potential investors in purchasing the subject offered certificates and/or restrictions on ownership or transfer of the subject offered certificates.  If so, we will discuss any such standards, restrictions and/or requirements in the related prospectus supplement if and to the extent that we do not already do so in this prospectus.

Payments on the Certificates

General.  Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval.  Payments and other collections on or with respect to the related mortgage assets will be the primary source of funds payable on a series of offered certificates.  In the prospectus supplement for each series of offered certificates, we will identify:

●	the frequency of distributions on, and the periodic distribution date for, that series,

●
the relevant collection period, which may vary from mortgage asset to mortgage asset, for payments and other collections on or with respect to the related mortgage assets that are payable on that series on any particular distribution date; and

●	the record date as of which certificateholders entitled to payments on any particular distribution date will be established.

All payments with respect to a class of offered certificates on any distribution date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates.  Payments on an offered certificate will be made to the holder entitled thereto either—

●
by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date or, in most cases, a specified number of days—generally not more than five—prior to that date, and has satisfied any other conditions specified in the related prospectus supplement, or

●	by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

In connection with the offering and issuance of each series of offered certificates, we will include the following information in the related prospectus supplement:

●
the flow of funds for the transaction, including the payment allocations, rights and distribution priorities among all classes of the subject offered certificates, and within each class of those offered certificates, with respect to cash flows;

●
any specified changes to the transaction structure that would be triggered upon a default or event of default on the related trust assets or the failure to make any required payment on any class of certificates of the subject series, such as a change in distribution priority among classes;

●
any credit enhancement or other support and any other structural features designed to enhance credit, facilitate the timely payment of monies due on the mortgage assets or owing to certificateholders, adjust the rate of return on those offered certificates, or preserve monies that will or might be distributed to certificateholders;

●
how cash held pending distribution or other uses is held and invested, the length of time cash will be held pending distributions to certificateholders, the identity of the party or parties with access to cash balances and the authority to invest cash balances, the identity of the party or parties making decisions regarding the deposit, transfer or disbursement of mortgage asset cash flows and whether there will be any independent verification of the transaction accounts or account activity; and

●	an itemized list (in tabular format) of fees and expenses to be paid or payable out of the cash flows from the related mortgage assets.

In the flow of funds discussion in any prospectus supplement, we  will provide information regarding any directing of cash flows from the trust assets – such as to reserve accounts, cash collateral accounts or expenses – and the purpose and operation of those requirements.

Payments of Interest.  In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.  However, in some cases, the interest payable with respect to a class of interest-bearing offered certificates will equal a specified percentage or other specified portion, calculated as described in the related prospectus supplement, of the interest accrued or payable, as applicable, on some or all of the related mortgage assets or on one or more particular related mortgage assets.

The pass-through rate for a class of interest-bearing offered certificates may be fixed, floating, adjustable or variable.  For example, the pass-through rate for a class of interest-bearing offered certificates may be:

●	a specified fixed rate;

●	a rate based on the interest rate for a particular related mortgage asset;

●
a rate based on a weighted average of the interest rates for some or all of the related mortgage assets, except that for purposes of calculating that weighted average rate any or all of the underlying rates may first be subject to a cap or floor or be increased or decreased by a specified spread or percentage or by a spread or percentage calculated based on a specified formula, with any such underlying rate adjustments permitted to vary from mortgage asset to mortgage asset or, in the case of any particular mortgage asset, from one accrual or payment period to another;

●
a rate that resets periodically based upon, and that varies either directly or indirectly with, the value from time to time of a designated objective index, such as the London interbank offered rate, a particular prime lending rate, a particular Treasury rate, the average cost of funds of one or more financial institutions or other similar index rate, as determined from time to time as set forth in the related prospectus supplement;

●
a rate that is equal to the product of (a) a rate described in any of the foregoing bullets in this sentence, multiplied by (b) a specified percentage or a percentage calculated based on a specified formula, which specified percentage or specified formula may vary from one accrual or payment period to another;

●
a rate that is equal to (a) a rate described in any of the foregoing bullets in this sentence, increased or decreased by (b) a specified spread or a spread calculated based on a specified formula, which specified spread or specified formula may vary from one accrual or payment period to another;

●
a floating, adjustable or otherwise variable rate that is described in any of the foregoing bullets in this sentence, except that it is limited by (a) a cap or ceiling that establishes either a maximum rate or a maximum number of basis points by which the rate may increase from one accrual or payment period to another or over the life of the subject offered certificates or (b) a floor that establishes either a minimum rate or a maximum number of basis points by which the rate may decrease from one accrual or payment period to another or over the life of the subject offered certificates;

●
a rate that is described in any of the foregoing bullets in this sentence, except that it is subject to a limit on the amount of interest to be paid on the subject offered certificates in any accrual or payment period that is based on the total amount available for distribution;

●
the highest, lowest or average of any two or more of the rates described in the foregoing bullets in this sentence, or the differential between any two of the rates described in the foregoing bullets in this sentence; or

●
a rate that is based on (a) one fixed rate during one or more accrual or payment periods and a different fixed rate or rates, or any other rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods or (b) a floating, adjustable or otherwise variable rate described in any of the foregoing bullets in this sentence, during one or more accrual or payment periods and a fixed rate or rates, or a different floating, adjustable or otherwise variable rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods.

We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a floating, adjustable or variable pass-through rate, the method for determining that pass-through rate and how frequently it will be determined.  If the rate to be paid with respect to any class of offered certificates can be a combination of two or more rates, we will provide information in the related prospectus supplement regarding each of those rates and when it applies.

Interest may accrue with respect to any offered certificate on the basis of:

●	a 360-day year consisting of 12 30-day months,

●	the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

●	the actual number of days elapsed during each relevant period in a normal calendar year, or

●	any other method identified in the related prospectus supplement.

We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each distribution date.  However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement.  Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

●	based on the principal balances of some or all of the related mortgage assets; or

●	equal to the total principal balances of one or more other classes of certificates of the same series.

Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

Payments of Principal.  An offered certificate may or may not have a principal balance.  If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

The total outstanding principal balance of any class of offered certificates will be reduced by—

●	payments of principal actually made to the holders of that class, and

●	if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement.  If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.  Unless we so state in the related prospectus supplement, the initial total principal balance of a series of certificates will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust.  If applicable, we will express, as a percentage, in the related prospectus supplement, the extent to which the initial total principal balance of a series of certificates is greater than or less than the total outstanding principal balance of the related mortgage assets that we transfer to the related trust.

The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances of principal received or made with respect to the related mortgage assets.  Payments of principal on a series of offered certificates may also be made from the following sources:

●	amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

●	interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

●	prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

●	any other amounts described in the related prospectus supplement.

We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each distribution date, including any principal distribution schedules and formulas for calculating principal distributions from cash flows on the trust assets.  Payment priorities among, principal distribution schedules for and formulas for calculating principal distributions from cash flows on the related trust assets with respect to various classes of certificates of any particular series may be affected by and/or subject to change based upon defaults and/or losses with respect to the related trust assets or one or more particular trust assets and/or liquidation, amortization, performance or similar triggers or events with respect to the related trust assets or one or more particular trust assets.  We will identify in the related prospectus supplement the rights of certificateholders and changes to the transaction structure or flow of funds in response to the events or triggers described in the preceding sentence.

The offered certificates will not have maturity dates in a traditional sense, and it will not be an event of default if a class of offered certificates is not paid in full by a specified date.  However, if the offered certificates of any particular class or series are not paid in full by a specified date, then,  as and to the extent described in the related prospectus supplement, the applicable Governing Document may provide for a liquidation of a sufficient amount of related mortgage assets to retire that class or series.

Allocation of Losses and Shortfalls

If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement.  As described in the related prospectus supplement, the allocations may be effected as follows:

●	by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

●	by establishing a priority of payments among those classes.

Different types of losses and shortfalls, or losses and/or shortfalls with respect to different mortgage assets, may be allocated differently among the various classes of certificates of the related series.

See “Description of Credit Support.”

Incorporation of Certain Documents by Reference; Reports Filed with the SEC

All documents filed by us with the SEC with respect to a trust and relating to a series of offered certificates, after the date of this prospectus and before the end of the related offering, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, are deemed incorporated by reference into this prospectus and are a part of this prospectus from the date of their filing.  Information contained in a document subsequently filed and incorporated or deemed incorporated by reference in this prospectus will modify or supersede different information contained in this prospectus—or in the related prospectus supplement—or in any other previously filed document that also is incorporated by reference in this prospectus.  Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

We or another transaction party on behalf of the trust for a series of offered certificates will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including:

●
Reports on Form 8-K (Current Report), following the issuance of the series of certificates of the related trust fund, including as Exhibits to the Form 8-K, various agreements or other documents specified in the related prospectus supplement, if applicable;

●
Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

●
Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following each related distribution date; and

●
Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits and the certification delivered pursuant to Section 302(a) of the Sarbanes-Oxley Act of 2002.

Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant.  Each of our trusts will have a separate file number assigned by the SEC, which will be comprised of a series number preceded by the Securities Act registration number set forth under “Available Information.” Reports filed with the SEC with respect to one of our trusts after the final prospectus supplement is filed will be available under that trust’s specific file number, which will be set forth in the final prospectus supplement related to the applicable series.

We anticipate that, with respect to each of our trusts, the annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the related trustee or the website of such other transaction party as may be identified in the prospectus supplement for the related series of offered certificates, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.  If this is the case, we will identify in the related prospectus supplement the address of that website.  If the foregoing reports will not be made available in this manner, then we will, in the related prospectus supplement, state whether an identified transaction party voluntarily will provide electronic or paper copies of the subject filings free of charge upon request.

We will, or will cause another transaction party to, provide to each person, including any beneficial owner, to whom this prospectus is delivered in connection with any offered certificates, free of charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in this prospectus but not delivered with this prospectus.  Unless we state otherwise in the related prospectus supplement, requests for this information should be made to us at Citigroup Commercial Mortgage Securities Inc., 388 Greenwich Street, New York, New York 10013 (phone: 1-877-858-5407).

Reports to Certificateholders

On or about each distribution date, the related master servicer, manager or trustee or another specified party will forward, upon request, or otherwise make available, to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement.  In general, that statement will include information regarding—

●	the payments made on that distribution date with respect to the applicable class of offered certificates, and

●	the recent performance of the mortgage assets.

Within a reasonable period of time after the end of each calendar year, upon request, the related master servicer, manager or trustee or another specified party, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for—

●	that calendar year, or

●	the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee or another specified party, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code.

If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee or another specified party, as the case may be, to include in any distribution date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

Except as described in the related prospectus supplement, neither the master servicer nor any other party to a Governing Document will be required to provide certificateholders, or a trustee on their behalf, periodic evidence of the absence of a default under, or of compliance with the terms of, that Governing Document.

Voting Rights

Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement.  Certificateholders will generally not have a right to vote, except—

●	with respect to certain amendments to the related Governing Document as described under “Description of the Governing Documents—Amendment,” or

●	as otherwise specified in this prospectus or in the related prospectus supplement.

As and to the extent described in the related prospectus supplement, the certificateholders entitled to a  specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager.  In general, that removal or replacement must be for cause.  We will identify exceptions in the related prospectus supplement.

Termination and Redemption

The trust for each series of offered certificates will terminate and cease to exist following:

●	the final payment or other liquidation of the last mortgage asset in that trust; and

●
the payment, or provision for payment (i) to the certificateholders of that series of all amounts required to be paid to them and (ii) to the respective parties to the Governing Document and the members, managers, officers, directors, employees and/or agents of each of them of all amounts which may have become due and owing to any of them under the Governing Document.

Written notice of termination of a trust will be given to each affected certificateholder.  The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust.  We will describe in the related prospectus supplement which parties may exercise that purchase option, the circumstances under which those parties may exercise that purchase option and the price or the formula for determining the price.

Further, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, following the date on which the total principal balances of the offered certificates are reduced to zero, all or substantially all of the remaining certificateholders (which may exclude any holders of a class of certificates evidencing a residual interest in a REMIC or other specified class of non-offered certificates) of a given series of certificates, acting together, may exchange all of those certificates for all of the mortgage loans, REO properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates, thereby effecting the early termination of the related trust.  Upon receipt by the related trustee of all amounts due and owing in connection with such exchange, the trustee will transfer or cause to be transferred to a designee of all of the remaining certificateholders all of the remaining mortgage assets.

In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to purchase, or to solicit bids for the purchase of, all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates.  The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value.  If the price at which the mortgage assets are sold is less than their unpaid balance, plus accrued interest, then the holders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

The title for any class of offered certificates with an optional redemption or termination feature that may be exercised when 25% or more of the original principal balance of the related mortgage asset pool – or, in the case of a master trust, of the particular series in which the class was issued – is still outstanding, will include the word “callable.”

Book-Entry Registration

General.  Any class of offered certificates may be issued in book-entry form through the facilities of DTC.  If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee.  If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, société anonyme, for so long as they are participants in DTC.

DTC, Euroclear and Clearstream.  DTC is:

●	a limited-purpose trust company organized under the New York Banking Law,

●	a “banking corporation” within the meaning of the New York Banking Law,

●	a member of the Federal Reserve System,

●	a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and

●	a “clearing agency” registered under the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations  that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations.  DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.  Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC.  The rules applicable to DTC and its participating organizations are on file with the SEC.

It is our understanding that Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates.  Transactions may be settled in Clearstream in a variety of currencies, including United States dollars.  Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream interfaces with domestic securities markets in numerous countries through established depository and custodial relationships.  Clearstream is registered as a bank in Luxembourg.  It is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks.  Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.  Clearstream’s U.S. customers are limited to securities brokers and dealers, and banks.  Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream.  Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

It is our understanding that Euroclear holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.  Transactions may be settled in Euroclear in a variety of currencies, including United States dollars.  Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this “—Book-Entry Registration” section.  Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company.  All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not ECSPLC.  ECSPLC establishes policy for the Euroclear system on behalf of  member organizations of Euroclear.  Those member organizations include banks, including central banks, securities brokers and dealers and other professional financial intermediaries.  Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly.  Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions.  The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.  All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.  The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

The information in this prospectus concerning DTC, Euroclear and Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

Holding and Transferring Book-Entry Certificates.  Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner’s account for that purpose.  In turn, the Financial Intermediary’s ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC.  A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates.  DTC has no knowledge of the actual beneficial owners of the book-entry certificates.  DTC’s records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners.  The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC’s rules and will be settled in same-day funds.  Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC’s rules.

Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC’s rules and the rules of Euroclear or Clearstream, as applicable.  These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, as the case may be.  If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date.  Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day.  Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC.  The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Payments on the book-entry certificates will be made to DTC.  DTC’s practice is to credit DTC participants’ accounts on the related distribution date in accordance with their respective holdings shown on DTC’s records, unless DTC has reason to believe that it will not receive payment on that date.  Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be—

●	governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

●	the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

Under a book-entry system, beneficial owners may receive payments after the related distribution date.

The only “certificateholder” of book-entry certificates will be DTC or its nominee.  Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as “certificateholders.”  The beneficial owners of book-entry certificates will be permitted to exercise the rights of “certificateholders” only indirectly through the DTC participants, who in turn will exercise their rights through DTC.  We have been informed that DTC will take action permitted to be taken by a “certificateholder” only at the direction of one or more DTC participants.  DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

Issuance of Definitive Certificates.  Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

●
we advise the related trustee or other related certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

●
we notify DTC of our intent to terminate the book-entry system through DTC with respect to those offered certificates and, in the event applicable law and/or DTC’s procedures require that the DTC participants holding beneficial interests in those offered certificates submit a withdrawal request to DTC in order to so terminate the book-entry system, we additionally notify those DTC participants and they submit a withdrawal request with respect to such termination.

Upon the occurrence of either of the two events described in the prior paragraph, the trustee or other designated party will be required to notify all DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates.  Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

Exchangeable Certificates

General. If specified in the related prospectus supplement, a series of certificates may include one or more classes of certificates that are “exchangeable certificates.”  In any of these series, the holders of one or more of the classes of exchangeable certificates will be entitled, after notice and payment to the trustee, the paying agent or another person performing similar functions of an administrative fee, to exchange all or a portion of their exchangeable certificates for proportionate interests in one or more specified classes of related exchangeable certificates.  Similarly, in any of these series, the holders of one or more classes of exchangeable certificates will be entitled, after notice and payment to the trustee, the paying agent or another person performing similar functions of an administrative fee, to exchange all or a portion of their exchangeable certificates for proportionate interests in one or more specified other classes of exchangeable certificates or for proportionate interests in the related exchangeable certificates that were originally exchanged.

If a series includes classes of exchangeable certificates, all of those classes of exchangeable certificates will be listed and described in the related prospectus supplement.  The classes of exchangeable certificates that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of exchangeable certificates that may be exchanged together will be referred to as a “combination.”  The class or classes of certificates that are “exchangeable certificates” will be identified as such in the related prospectus supplement.  Each exchangeable certificate that is received in an exchange will represent both (i) the right to receive some or all of the cashflow otherwise payable to the related combination of exchangeable certificates surrendered in such exchange, and (ii) the right to exercise all rights of the class or classes of related combination of exchangeable certificates surrendered in such exchange.  At any time after their initial issuance, the class or classes of exchangeable certificates may be exchanged for a proportionate interest in the related class or classes of other exchangeable certificates.  In some cases, as and to the extent specified in the related prospectus supplement, multiple classes of exchangeable certificates may be exchanged for one or more classes of related exchangeable certificates.  Exchangeable certificates received in an exchange or obtained in the initial issuance may subsequently be exchanged for proportionate interests in other exchangeable certificates as set forth in the related prospectus supplement.  This process may be repeated from time to time.

The descriptions in the related prospectus supplement of the certificates of a series that apply to exchangeable certificates, including descriptions of principal and interest distributions, registration and denomination of certificates, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each related class of exchangeable certificates.  The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable certificates.  For example, separate decrement tables and yield tables, if applicable, will be included for each class of exchangeable certificates.

Exchanges. If a holder elects to exchange its exchangeable certificates for other related exchangeable certificates, the following three conditions must be satisfied:

●
the aggregate principal balance of the exchangeable certificates received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the related exchangeable certificates surrendered in such exchange (for purposes of this condition, an interest-only class will have a principal balance of zero);

●
the aggregate amount of interest payable on any distribution date with respect to the exchangeable certificates received in the exchange must equal the aggregate amount of interest payable on such distribution date with respect to the related exchangeable certificates surrendered in such exchange; and

●	the class or classes of exchangeable certificates must be exchanged in the proportions, if any, described in the related prospectus supplement.

There are different types of combinations of exchangeable certificates that can exist.  Any individual series of certificates may have multiple types of combinations.  Some examples of combinations of exchangeable certificates that differ in their interest characteristics include:

●
A class of exchangeable certificates with a floating interest rate and a class of exchangeable certificates with an inverse floating interest rate may be exchangeable, together, for a class of exchangeable certificates with a fixed interest rate.  In this case, the classes of surrendered exchangeable certificates with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the exchangeable class received in the exchange with a fixed interest rate.  In addition, the aggregate principal balance of the two surrendered exchangeable classes with interest rates that vary with an index would equal the principal balance of the exchangeable class received in the exchange with the fixed interest rate.

●
An interest-only class and a principal-only class of exchangeable certificates may be exchangeable, together, for a class of exchangeable certificates that is entitled to both principal and interest payments.  The principal balance of the principal and interest class of exchangeable certificates received in the exchange would be equal to the principal balance of the surrendered exchangeable principal-only class, and the interest rate on the exchangeable principal and interest class received in the exchange would be a fixed rate that, when applied to the principal balance of this class, would generate an annual interest amount equal to the annual interest amount of the surrendered exchangeable interest-only class in distributions that have identical amounts and identical timing.

●
Two or more classes of exchangeable principal and interest classes with different fixed interest rates may be exchangeable, together, for an exchangeable class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two or more classes of exchangeable certificates that are surrendered in the exchange, and a fixed interest rate that, when applied to the principal balance of the exchangeable class, would generate an annual interest amount equal to the aggregate amount of annual interest payable with respect to the two or more classes of exchangeable certificates that are surrendered in the exchange.

In some series of offered certificates, a holder may be able to exchange exchangeable certificates for related exchangeable certificates that have different principal payment characteristics.  Examples of these types of combinations include:

●
A class of exchangeable certificates that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable certificates that receives principal payments from these accretions may be exchangeable, together, for a single class of related exchangeable certificates that receives payments of interest continuously from the first distribution date on which it receives interest until it is retired.

●
A class of exchangeable certificates that is a planned principal class or targeted principal class, and a class of exchangeable certificates that only receives principal payments on a distribution date if scheduled payments have been made on the planned principal class or targeted principal class, as applicable, may be exchangeable, together, for a class of related exchangeable certificates that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

These combinations are only examples.  Additional combinations are possible and the related prospectus supplement will describe all of the exchangeable certificates for that series.

Procedures. The related prospectus supplement will describe the procedures that must be followed to make an exchange.  A holder will be required to provide notice to the trustee, the certificate registrar or another person performing similar functions in advance of the proposed exchange date.  The notice must include the outstanding principal or notional amount of the certificates to be exchanged and to be received, and the proposed exchange date.  When the trustee, the certificate registrar or another person performing similar functions receives this notice, it will provide instructions to the holder regarding delivery of the certificates and payment of the administrative fee.  A holder’s notice to the trustee, the certificate registrar or another person performing similar functions will become irrevocable on the second business day prior to the proposed exchange date.  Any exchangeable certificates in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book-entry certificates.

If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable certificates, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

The first payment on an exchangeable certificate received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement.  This payment will be made to the holder of record as of the applicable record date.

YIELD AND MATURITY CONSIDERATIONS

General

The yield on your offered certificates will depend on—

●	the price you paid for your offered certificates,

●	the pass-through rate on your offered certificates, and

●	the amount and timing of payments on your offered certificates.

The following discussion contemplates a trust established by us that consists only of mortgage loans.  If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

Pass-Through Rate

A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate.  We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

Payment Delays

There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors.  That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

Yield and Prepayment Considerations

The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates.  The rate of principal payments on those mortgage loans will be affected by the following:

●	the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

●	the dates on which any balloon payments are due; and

●
the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon—

●	whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

●
when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

If you purchase your offered certificates at a discount, then you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.  If you purchase your offered certificates at a premium, then you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, then you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either—

●	be based on the principal balances of some or all of the mortgage assets in the related trust, or

●	equal the total principal balance, or a designated portion of the total principal balance, of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which—

●	payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, and/or

●
payments are made in reduction of the total principal balance, or a designated portion of the total principal balance, of any class of certificates referred to in the second bullet point of the prior sentence.

The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

●	the availability of mortgage credit;

●	the relative economic vitality of the area in which the related real properties are located;

●	the quality of management of the related real properties;

●	the servicing of the mortgage loans;

●	possible changes in tax laws; and

●	other opportunities for investment.

In general, those factors that increase—

●	the attractiveness of selling or refinancing a commercial or multifamily property, or

●	the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate.  In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as—

●	prepayment lock-out periods, and

●	requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower’s voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level.  As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan.  Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

●	to convert to a fixed rate loan and thereby lock in that rate, or

●	to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to—

●	realize its equity in the property,

●	meet cash flow needs or

●	make other investments.

Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to—

●	the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

●	the relative importance of those factors,

●	the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

●	the overall rate of prepayment on those mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates.  In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of—

●	scheduled amortization, or

●	prepayments, including—

1.	voluntary prepayments by borrowers, and

2.	involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth—

●	the projected weighted average life of each class of those offered certificates with principal balances, and

●	the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans.  Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

Prepayment Models

Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model.  CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.  SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA.  For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month.  Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans.  Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans.  It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.  Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity.  The ability of a borrower to make a balloon payment typically will depend upon its ability either—

●	to refinance the loan, or

●	to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout.  If a borrower defaults, recovery of proceeds may be delayed by—

●	the bankruptcy of the borrower, or

●	adverse economic conditions in the market where the related real property is located.

In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable.  Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

Negative Amortization.  The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur.  Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance.  Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

●	limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

●	provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

●	provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates.  We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates.  Deferred interest may be added to the total principal balance of a class of offered certificates.  In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant.  This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series.  Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate.  The result is the accelerated amortization of the mortgage loan.  The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

Foreclosures and Payment Plans.  The weighted average life of and yield on your offered certificates will be affected by—

●	the number of foreclosures with respect to the underlying mortgage loans; and

●	the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

Losses and Shortfalls on the Mortgage Assets.  The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls.  In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement.  As described in the related prospectus supplement, those allocations may be effected by the following:

●	a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

●	the establishment of a priority of payments among classes of certificates.

If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

Additional Certificate Amortization.  If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans.  They may also entitle you to payments of principal from the following sources:

●	amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

●	interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

●	prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

●	any other amounts described in the related prospectus supplement.

The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets.  That credit support may be in the form of any of the following:

●	overcollateralization and/or excess cash flow;

●	the subordination of one or more other classes of certificates of the same series;

●	the use of a letter of credit, a surety bond, an insurance policy or a guarantee;

●	the establishment of one or more reserve funds; or

●	any combination of the foregoing.

If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates.  If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies.  Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

●	the nature and amount of coverage under that credit support;

●	any conditions to payment not otherwise described in this prospectus;

●	any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

●	the material provisions relating to that credit support.

Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

Subordinate Certificates

If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series.  If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any distribution date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates.  If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls.  In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets.  We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

Overcollateralization and Excess Cash Flow

If and to the extent described in the related prospectus supplement, the mortgage assets underlying any series of offered certificates may generate cashflows for the benefit of the related trust that, in the absence of default, will be in excess of the amount needed to make all required payments with respect to the offered and non-offered certificates of that series.  This may be as a result of excess spread or because the mortgage assets have a greater total principal balance than the total principal balance of the certificates of the subject series.  As and to the extent described in the related prospectus supplement, the additional cashflow may be available to cover losses or other shortfalls on one or more classes of related offered certificates and/or to amortize one or more classes of related offered certificates.

Letters of Credit

If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement.  The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series.  The letter of credit may permit draws only in the event of select types of losses and shortfalls.  The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement.  The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

Insurance Policies, Surety Bonds and Guarantees

If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies, surety bonds or guarantees provided by one or more insurance companies, sureties or other credit support providers.  These instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement.  We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

Alternatively, the mortgage assets, or one or more particular mortgage assets, included in any trust established by us may be covered for some default and/or loss risks by insurance policies, surety bonds or guarantees.  If so, we will describe in the related prospectus supplement the nature of those default and/or loss risks and the extent of that coverage.

Reserve Funds

If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related  prospectus supplement.  If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement.  If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls.  Following each distribution date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

Credit Support with Respect to MBS

If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus.  We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions.  However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States.  Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated.  Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states.  See “The Trust Fund—Mortgage Loans.”

If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

General

Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property.  The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located.  Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as “mortgages.”  A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note.  The priority of the lien created or interest granted will depend on—

●	the terms of the mortgage,

●	the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

●	the knowledge of the parties to the mortgage, and

●	in general, the order of recordation of the mortgage in the appropriate public recording office.

However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage—

●	a mortgagor, who is the owner of the encumbered interest in the real property, and

●	a mortgagee, who is the lender.

In general, the mortgagor is also the borrower.

In contrast, a deed of trust is a three-party instrument.  The parties to a deed of trust are—

●	the trustor, who is the equivalent of a mortgagor,

●	the trustee to whom the real property is conveyed, and

●	the beneficiary for whose benefit the conveyance is made, who is the lender.

Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

A deed to secure debt typically has two parties.  Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower.  At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note.  In no event is the land trustee personally liable for the mortgage note obligation.

The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by:

●	the express provisions of the related instrument,

●	the law of the state in which the real property is located,

●	various federal laws, and

●	in some deed of trust transactions, the directions of the beneficiary.

Installment Contracts

The mortgage loans underlying your offered certificates may consist of installment contracts.  Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract.  Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser.  During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The seller’s enforcement of an installment contract varies from state to state.  Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser’s equitable interest in the property is forfeited.  The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession.  In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture.  Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right.  In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.  Nevertheless, generally speaking, the seller’s procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

Leases and Rents

A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases.  Under an assignment of rents and leases, the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from each lease.  However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender.

If the borrower defaults, the license terminates and the lender is entitled to collect the rents.  Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the UCC.  Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel.  In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection.  Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse.  A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law.

In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates.  However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower—

●	without a hearing or the lender’s consent, or

●	unless the lender’s interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use.  See “—Bankruptcy Laws” below.

Personalty

Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property’s value as security.  The creation and enforcement of liens on personal property are governed by the UCC.  Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection.  Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

General.  Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage.  If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State.  The two primary methods of foreclosing a mortgage are—

●	judicial foreclosure, involving court proceedings, and

●	nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed.  A foreclosure action sometimes requires several years to complete.

Judicial Foreclosure.  A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property.  Generally, a lender initiates the action by the service of legal pleadings upon—

●	all parties having a subordinate interest of record in the real property, and

●	all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties, including defendants.  When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming.  The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding.  The proceeds of that public sale are used to satisfy the judgment.  The procedures that govern these public sales vary from state to state.

Equitable and Other Limitations on Enforceability of Particular Provisions.  United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.  These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair.  Relying on these principles, a court may:

●	alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

●	require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan;

●	require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

●	limit the right of the lender to foreclose in the case of a nonmonetary default, such as—

1.	a failure to adequately maintain the mortgaged property, or

2.	an impermissible further encumbrance of the mortgaged property.

Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice.  For the most part, these cases have—

●	upheld the reasonableness of the notice provisions, or

●	found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale.  In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale under a power of sale typically granted in the deed of trust.  A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits.  A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following—

●	a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

●	notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must—

●	record a notice of default and notice of sale, and

●	send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders.  A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.  Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender’s expenses incurred in enforcing the obligation.  In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale.  Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale.  A third party may be unwilling to purchase a mortgaged property at a public sale because of—

●	the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

●	the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower’s right in some states to remain in possession during a redemption period.  In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale.  The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.  The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property.  Whether, the ultimate proceeds of the sale of the property equal the lender’s investment in the property depends upon market conditions.  Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens.  In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property.  Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption.  The purposes of a foreclosure action are—

●	to enable the lender to realize upon its security, and

●	to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest.  Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption.  In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage.  In some states, statutory redemption may occur only upon payment of the foreclosure sale price.  In other states, redemption may be permitted if the former borrower pays only a portion of the sums due.  A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure.  Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.  In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

One Action and Security First Rules.  Some states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term “judicial action” broadly.  In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation before proceeding directly upon the secured obligation itself.  In the case where either a cross-collateralized, cross-defaulted or a multi-property mortgage loan is secured by real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such “one action” and/or “security first” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure.  Otherwise, a second action in a state with “one action” rules might be precluded because of a prior first action, even if such first action occurred in a state without “one action” rules.  Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation.  In addition, under certain circumstances, a lender with respect to a real property located in a “one action” or “security first”

jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust (unless there has been a judicial foreclosure).  Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

Anti-Deficiency Legislation.  Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans.  Recourse in the case of a default on a non-recourse mortgage loan will generally be limited to the underlying real property and any other assets that were pledged to secure the mortgage loan.  However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law.  For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale pursuant to the “power of sale”  under a deed of trust.  A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.  Other state statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower.  In  some states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.  Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists.  Other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.  These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might otherwise result from below-market bids at the foreclosure sale.  In some states, exceptions to the anti-deficiency statues are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower such as for waste upon the property.  Finally, some statutes may preclude deficiency judgments altogether with respect to certain kinds of obligations such as purchase-money indebtedness.  In some jurisdictions the courts have extended the benefits of this legislation to the guarantors of the underlying obligation as well.

Leasehold Considerations.  Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower’s leasehold interest under a ground lease.  Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security.  This risk may be lessened if the ground lease:

●	requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

●	permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

●	contains other protective provisions typically required by prudent lenders to be included in a ground lease.

Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

Cooperative Shares.  Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants.  Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property.  Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative’s building.  That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative.  Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative.  The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid.  Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares.  Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale.  Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest.  A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.  If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.  Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Bankruptcy Issues

Automatic Stay.  Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment.  For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition.  Often, no interest or principal payments are made during the course of the bankruptcy case.  The delay caused by an automatic stay and its consequences can be significant.  Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

Modification of Lender’s Rights.  Under the Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met.  A bankruptcy court may, among other things—

●
reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

●
reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

●	extend or shorten the term to maturity of the loan;

●	permit the bankrupt borrower to cure the subject loan default by paying the arrearage over a number of years; or

●
permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor’s petition.

Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), depending on the particular facts and circumstances of the specific case.

A trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide the borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens and mechanics liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagees have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors. Federal bankruptcy law also may interfere with the ability of the master servicer or special servicer, as applicable, for one of our trusts to enforce lockbox requirements.

Leases and Rents.  Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property.  Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to that effect or because of certain other similar events.  This prohibition on so called “ipso facto clauses” could limit the ability of the master servicer or special servicer, as applicable, for one of our trusts to exercise certain contractual remedies with respect to any related leases.  In addition, a lender may be stayed from enforcing the assignment under the Bankruptcy Code, and the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender’s receipt of the rents.  Rents and leases may also escape an assignment thereof (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected or (v) to the extent the court determines, based on the equities of the case, that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.  The Bankruptcy Code has been amended to mitigate this problem with respect to fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging facilities. A lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel, motel and other lodging property revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.”  The equities of a particular case may permit the discontinuance of security interests in post petition leases and rents.  Unless a court orders otherwise, however, rents and other revenues from the related lodging property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code.  Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in such mortgaged property and the cash collateral is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code.  In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally, upon the commencement of the bankruptcy case, would also constitute “cash collateral” under the Bankruptcy Code.  So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt.  It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, recent amendments to the Bankruptcy Code provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

Lease Assumption or Rejection by Tenant.  A borrower’s ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property.  Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for—

●	past due rent,

●	accelerated rent,

●	damages, or

●	a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant’s bankruptcy petition.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

●	assume the lease and either retain it or assign it to a third party, or

●	reject the lease.

If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance.  These remedies may be insufficient, and any assurances provided to the lessor may be inadequate.  If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease.  The Bankruptcy Code also limits a lessor’s damages for lease rejection to:

●
the unpaid rent due under the lease, without acceleration, for the period prior to the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises, plus

●
the rent reserved by the lease, without acceleration, for the greater of one year and 15%, not to exceed three years, of the term of the lease following the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises.

Lease Rejection by Lessor – Tenant’s Right.  If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor in possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law.  The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.  To the extent that the contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

Single Purpose Entity Covenants and Substantive Consolidation. Although the borrowers under the mortgage loans included in a trust fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the recent bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 1999), notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity.  Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings.  In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases.  Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders.  However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective.  Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing.  In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization.  As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation.  Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired.  Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies.  A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings.  The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code.  In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities.  In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings.  Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

Sales Free and Clear of Liens.  Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee, or a borrower as debtor in possession, may, despite the provisions of the related mortgage to the contrary, sell the related mortgaged property free and clear of all liens, which liens would then attach to the proceeds of such sale.  Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Post-Petition Credit.  Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien.  In the recent bankruptcy case of General Growth Properties, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties.  Although the debtor-in-possession loan ultimately did not include these subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of a sponsor of a borrower, such sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Avoidance Actions.  In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower under a mortgage loan or to avoid the granting of the liens in the transaction in the first instance, or any replacement liens that arise by operation of law or the security agreement.  Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain of the other defenses in the Bankruptcy Code are applicable.  Whether any particular payment would be protected depends upon the facts specific to a particular transaction.  In addition, in a bankruptcy or similar proceeding involving any borrower, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on a mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law.

Generally, under federal law and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance if it was made with actual intent to hinder, delay or defraud creditors, as evidenced by certain “badges” of fraud.  It also will be subject to avoidance under certain circumstances as a constructive fraudulent transfer if the transferor did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the transferor constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the transferor’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction.  However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, cross-collateralization arrangements could be challenged as fraudulent transfers by creditors of a borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower as a debtor in possession or its bankruptcy trustee.  Among other things, a legal challenge to the granting of liens may focus on the benefits realized by the borrower from the mortgage loan proceeds, in addition to the overall cross-collateralization.  A lien or other property transfer granted by a borrower to secure repayment of a loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii)

the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property.

Management Agreements.  It is likely that any management agreement relating to the mortgaged properties constitutes an “executory contract” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an executory contract of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events.  This prohibition on so-called “ipso facto” clauses could limit the ability of the related borrower (or the trustee as its assignee) to exercise certain contractual remedies with respect to a management agreement relating to any such mortgaged property.  In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor-in-possession may, subject to approval of the court, (a) assume an executory contract and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of the related property manager, if the related management agreement(s) were to be assumed, the trustee in bankruptcy on behalf of such property manager, or such property manager as debtor-in-possession, or the assignee, if applicable, must cure any defaults under such agreement(s), compensate the borrower for its losses and provide the borrower with “adequate assurance” of future performance.  Such remedies may be insufficient, however, as the related borrower may be forced to continue under a management agreement with a manager that is a poor credit risk or an unfamiliar manager if a management agreement was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If a management agreement is rejected, such rejection generally constitutes a breach of the executory contract immediately before the date of the filing of the petition.  As a consequence, the related borrower generally would have only an unsecured claim against the related property manager for damages resulting from such breach, which could adversely affect the security for the offered certificates.

Certain of the Borrowers May Be Partnerships.  The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement.  This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable.  Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.  In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets.  Those state laws, however, may not be enforceable or effective in a bankruptcy case.  Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships.  The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil.  In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder.  Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the related master servicer or special servicer to exercise remedies with respect to the mortgaged property.  However, such an occurrence should not affect the trustee’s status as a secured creditor with respect to the borrower or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities.  A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member.  Borrowers that are tenants-in-common may be required by the loan documents to be special purpose entities.  These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common.  However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General.  A lender may be subject to environmental risks when taking a security interest in real property.  Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity.  Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan.  In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Environmental Assessments.  Environmental reports are generally prepared for mortgage properties that will be included in each mortgage pool.  At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the mortgaged properties was conducted.

Superlien Laws.  Under the laws of certain states, failure to perform any investigative and/or remedial action required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the human health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material or hazardous substance, or (iii) may give rise to any environmental claim or demand (each condition or circumstance, an “Environmental Condition”), may give rise to a lien on the property to ensure the reimbursement of investigative and/or remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. In any case, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an Environmental Condition..

CERCLA.  The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up.  A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower.  Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise.  Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.  Excluded from

CERCLA’s definition of “owner” or “operator,” however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest.  This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the “Lender Liability Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption.  The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption.  In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower.  The Lender Liability Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management.  A lender will lose the protection of the secured creditor exemption only if—

●	it exercises decision-making control over a borrower’s environmental compliance and hazardous substance handling and disposal practices, or

●	assumes day-to-day management of operational functions of a mortgaged property.

The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act (“RCRA”), which regulates underground petroleum storage tanks, except heating oil tanks.  The EPA has adopted a lender liability rule for underground storage tanks (USTs) under Subtitle I of RCRA.  Under that rule a lender with a security interest in an UST or real property containing an UST is not liable as an “owner” or “operator” so long as the lender does not engage in decision making control of the use, storage, filing or dispensing of petroleum contained in the UST, exercise control over the daily operation of the UST, or engage in petroleum production, refining or marketing.  Moreover, under the Lender Liability Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks.  It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors, or alternatively, may not impose liability on secured creditors at all.

Other Federal and State Laws.  Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption.  In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials.  These laws, as well as common law standards, may—

●	impose liability for releases of or exposure to asbestos-containing materials, and

●	provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known information in their possession regarding the presence of lead-based paint or lead-based paint-related hazards and will impose treble damages for any failure to disclose.  In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning.  If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer.  In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property.  While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations.

Federal, state and local environmental regulatory requirements change often.  It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower.  These costs may jeopardize the borrower’s ability to meet its loan obligations.

Additional Considerations.  The cost of remediating hazardous substance contamination at a property can be substantial.  If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard.  However, that individual or entity may be without substantial assets.  Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.  Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the related loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower trustor (see “—Foreclosure—Anti-Deficiency Legislation” above) may curtail the lender’s ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender.

If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.  This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

The related pooling and servicing agreement will provide that the master servicer or the special servicer, if any, acting on behalf of the related trust fund, may not acquire title to, or possession of, a mortgaged property underlying a mortgage loan, take over its operation or take any other action that might subject a given trust fund to liability under CERCLA or comparable laws unless the master servicer or special servicer, if any, has previously determined, based upon a Phase I environmental site assessment (as described below) or other specified environmental assessment prepared by a person who regularly conducts the environmental assessments, that the mortgaged property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous materials for which investigation, monitoring, containment, clean up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of a given trust fund to take any actions as are necessary to bring the mortgaged property into compliance with those laws or as may be required under the laws. A Phase I environmental site assessment generally involves identification of recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) and/or historic recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) based on records review, site reconnaissance and interviews, but does not involve a more intrusive investigation such as sampling or testing of materials.  This requirement is intended to preclude enforcement of the security for the related mortgage loan until a satisfactory environmental assessment is obtained or any legally required remedial action is taken, reducing the likelihood that a given trust fund will become liable for any Environmental Condition affecting a mortgaged property, but making it more difficult to realize on the security for the mortgage loan. However, we cannot assure you that any environmental assessment obtained by the master servicer or the special servicer, if any, will detect all possible Environmental Conditions or that the other requirements of the  related pooling and servicing agreement, even if fully observed by the master servicer and the special servicer, if any, will in fact insulate a given trust fund from liability for Environmental Conditions.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure.  This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

Due-on-Sale and Due-on-Encumbrance Provisions

Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the mortgaged property.  In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states.  However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.  The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

Unless otherwise specified in the related prospectus supplement, the pooling and servicing agreement for each series will provide that if any mortgage loan contains a provision in the nature of a “due on sale” clause, which by its terms provides that: (i) the mortgage loan shall (or may at the mortgagee’s option) become due and payable upon the sale or other transfer of an interest in the related mortgaged property; or (ii) the mortgage loan may not be assumed without the consent of the related mortgagee in connection with any sale or other transfer, then, for so long as the mortgage loan is included in the related trust fund, the related master servicer or special servicer, on behalf of the related trustee, shall take actions as it deems to be in the best interest of the certificateholders in accordance with the servicing standard set forth in the related pooling and servicing agreement, and may waive or enforce any due on sale clause contained in the related mortgage loan, in each case subject to any consent rights of the special servicer (in the case of an action by the master servicer) and the controlling class representative.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Junior Liens; Rights of Holders of Senior Liens

Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust.  The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

●	first, to the payment of court costs and fees in connection with the foreclosure;

●	second, to real estate taxes;

●	third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

●	last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

Subordinate Financing

Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable.  Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

●	the borrower may have difficulty servicing and repaying multiple loans;

●	if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

●
acts of the senior lender that prejudice the junior lender or impair the junior lender’s security, such as the senior lender’s agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

●
if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

●	the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made.  They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment premium, fee or charge.  In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments.  Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.  In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.  Some state statutory provisions may also treat certain prepayment premiums, fees and charges as usurious if in excess of statutory limits. See “—Applicability of Usury Laws” below.

Further, some of the mortgage loans underlying a series of offered certificates may not require the payment of specified fees as a condition to prepayment or these requirements have expired, and to the extent some mortgage loans do require these fees, these fees may not necessarily deter borrowers from prepaying their mortgage loans.

Applicability of Usury Laws

State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of “points” and “fees” as “interest”, but may exclude payments in the form of “reimbursement of foreclosure expenses” or other charges found to be distinct from “interest”.  If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the loan is generally found usurious regardless of the form employed or the degree of overcharge.  Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980.  Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.  In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.  Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan.  One group of statutes requires the lender to forfeit the interest due above the applicable limit or imposes a specified penalty.  Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest.  A second group of statutes is more severe.  A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.”  In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the  altered portions are readily accessible to and usable by disabled individuals.  The “readily achievable” standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person.  In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord.  Furthermore, because the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower’s mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender.  The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military.  Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan.  Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates.  In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

In addition, pursuant to the laws of various states, under certain circumstances, payments on mortgage loans by residents in such states who are called into active duty with the National Guard or the reserves will be deferred.  These state laws may also limit the ability of the master servicer to foreclose on the related mortgaged property.  This could result in delays or reductions in payment and increased losses on the mortgage loans that would be borne by certificateholders.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”).  Any of the Depositor, the trust fund, the underwriters, the master servicer, the special servicer, the trustee or the certificate administrator could be requested or required to obtain certain assurances from prospective investors intending to purchase offered certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future.  It is the policy of the Depositor, the trust fund, the underwriters, the master servicer, the special servicer, the trustee and the certificate administrator to comply with the Requirements to which they are or may become subject and to interpret such Requirements broadly in favor of disclosure.  Failure to honor any request by the Depositor, the trust fund, the underwriters, the master servicer, the special servicer, the trustee or the certificate administrator to provide requested information or take such other actions as may be necessary or advisable for the Depositor, the trust fund, the underwriters, the master servicer, the special servicer, the trustee or the certificate administrator to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s offered certificates.  In addition, each of the Depositor, the trust fund, the underwriters, the master servicer, the special servicer, the trustee and the certificate administrator intends to comply with the U.S. Bank Secrecy Act, the USA Patriot Act and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection therewith.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses are subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized by and ordered forfeited to the United States of America.  The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money-laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the USA Patriot Act and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws.  Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction.  The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property,” including the holders of mortgage loans.

A lender may avoid forfeiture of its interest in the property if it establishes that—

●
its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or

●	the lender, at the time of execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.”

However, there is no assurance that such defense will be successful.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

This is a general discussion of the anticipated material federal income tax consequences of purchasing, owning and disposing of the offered certificates.  This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of section 1221 of the Internal Revenue Code.  It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:

●	banks,

●	insurance companies,

●	foreign investors.

●	tax exempt investors,

●	holders whose “functional currency” is not the United States dollar,

●	United States expatriates, and

●	holders holding the offered certificates as part of a hedge, straddle, integrated or conversion transaction.

Further, this discussion and any legal opinions referred to in this discussion are based on current provisions and interpretations of the Internal Revenue Code and the accompanying Treasury regulations and on current judicial and administrative rulings.  All of these authorities are subject to change and any change can apply retroactively.  No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below.  Accordingly, the IRS may take contrary positions.

Investors should consult their own tax advisers in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered certificates.

The following discussion addresses securities of two general types:

●
REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under sections 860A through 860G of the Internal Revenue Code; and

●	grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust.  If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

The following discussion is limited to certificates offered under this prospectus.  In addition, this discussion applies only to the extent that the related trust holds only mortgage loans.  If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included.  In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement.  See “The Trust Fund—Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection.”

The following discussion is based in part on the rules governing original issue discount in sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections.  It is also based in part on the rules governing REMICs in sections 860A-860G of the Internal Revenue Code and in the Treasury regulations issued or proposed under those sections.  The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICs

General.  With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

●	the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

●	any and all offered certificates representing interests in a REMIC will be either—

1.	REMIC regular certificates, representing regular interests in the REMIC, or

2.	REMIC residual certificates, representing residual interests in the REMIC.

If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status.  If so, the entity may become taxable as a corporation.  Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so.  Any relief mentioned above, moreover, may be accompanied by sanctions.  These sanctions could include the imposition of a corporate tax on all or a portion of a trust’s income for the period in which the requirements for REMIC status are not satisfied.  The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue Code.

Characterization of Investments in REMIC Certificates.  Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as—

●
“real estate assets” within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the hands of a real estate investment trust, and in the case of REMIC regular certificates, the interest (including OID) on which, and in the case of REMIC residual certificates, the income allocated with respect thereto, will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of section 856(c)(3)(B) of the Internal Revenue Code, and

●	“loans secured by an interest in real property” or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or certain other prescribed purposes, a corresponding portion of the related offered certificates will not be treated as assets qualifying under section 7701(a)(19)(C) of the Internal Revenue Code.  If at all times 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations, the related offered certificates will qualify for the corresponding status in their entirety.

In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be “qualified mortgages” within the meaning of section 860G(a)(3) of the Internal Revenue Code in the hands of another REMIC.  Generally, a “qualified mortgage” for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

The related tax administrator will determine the percentage of the REMIC’s assets that constitute assets described in the above-referenced sections of the Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter.  The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans—

●	collections on mortgage loans held pending payment on the related offered certificates, and

●	any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

Treasury regulations provide that cash received from collections on mortgage loans held pending distributions to REMIC interest holders is considered part of the mortgage loans for purposes of section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.  It is unclear, however, whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal Revenue Code.  In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue Code.  If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently.

To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower’s interest in a bank account, that mortgage loan is not secured solely by real estate.  Accordingly:

●	a portion of that certificate may not represent ownership of “loans secured by an interest in real property” or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

●	a portion of that certificate may not represent ownership of “real estate assets” under section 856(c)(5)(B) of the Internal Revenue Code; and

●
the interest or other income on that certificate may not constitute “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

Tiered REMIC Structures.  For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes.  As to each of these series of REMIC certificates, our counsel will opine -- assuming compliance with all applicable provisions -- that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC.  Each of these series will be treated as interests in one REMIC solely for purposes of determining:

●	whether the related REMIC certificates will be “real estate assets” within the meaning of section 856(c)(5)(B) of the Internal Revenue Code,

●	whether the related REMIC certificates will be “loans secured by an interest in real property” under section 7701(a)(19)(C) of the Internal Revenue Code, and

●	whether the interest or other income on the related REMIC certificates is interest described in section 856(c)(3)(B) of the Internal Revenue Code.

Taxation of Owners of REMIC Regular Certificates.

General.  Except as otherwise stated in this discussion, the Internal Revenue Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.  Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

Original Issue Discount.  Some REMIC regular certificates may be issued with original issue discount within the meaning of section 1273(a) of the Internal Revenue Code.  Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income.  The Treasury Department has issued regulations under sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount.  Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other instruments, REMIC regular certificates.  The Treasury Department has not issued regulations under that section.  You should be aware, however, that section 1272(a)(6) and the regulations under sections 1271 to 1275 of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates.  We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC, and prescribe a method for adjusting the amount and rate of accrual of such original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate.  The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued.  The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing.  The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement.  However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

In general, each REMIC regular certificate will be treated as a single installment obligation issued with an amount of original issue discount equal to the excess of its stated redemption price at maturity over its issue price.

The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates is sold, excluding sales to bond houses, brokers and underwriters.  If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

The stated redemption price at maturity of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest.  Generally, qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at a single fixed rate or a variable rate that meets certain requirements set out in the OID regulations (as described below).

Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a REMIC regular certificate, it is possible that no interest on any class of REMIC regular certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the related prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, it is anticipated that the trustee will treat interest with respect to the REMIC regular certificates as qualified stated interest. Distributions of interest on an accrual certificate, or on other REMIC regular certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the REMIC regular certificates includes all distributions of interest as well as principal on the REMIC regular certificates. Likewise, it is anticipated that the trustee will treat an “interest-only” class, or a class on which interest is substantially disproportionate to its principal amount (a so called “super-premium” class) as having no qualified stated interest.

Certain classes of REMIC regular certificates may provide for the accrual of deferred interest (i.e., interest deferred by reason of negative amortization) attributable to one or more adjustable rate mortgage loans.  Any deferred interest that accrues with respect to a class of REMIC regular certificates will constitute income to the holders of such certificates prior to the time payments of cash with respect to such deferred interest are made.  It is unclear, under the OID regulations, whether any of the interest on such certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID (which could accelerate such inclusion).  Interest on REMIC regular certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC regular certificates.

As described above, REMIC regular certificates may provide for interest based on a variable rate. Under the OID regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more “qualified floating rates”, (b) a single fixed rate and one or more qualified floating rates, (c) a single “objective rate”, or (d) a single fixed rate and a single objective rate that is a “qualified inverse floating rate”. A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of REMIC regular certificates may be issued under this prospectus that provides for interest that is not a fixed rate and also does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly “front loaded” or “back loaded” within the meaning of the OID regulations. It is possible that this class may be considered to bear “contingent interest” within the meaning of the OID regulations. The OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to REMIC regular certificates. However, if final regulations dealing with contingent interest with respect to REMIC regular certificates apply the same principles as existing contingent rules, the regulations may lead to different timing of income inclusion that would be the case under the OID regulations. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest REMIC regular certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any REMIC regular certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under Treasury regulations, a REMIC regular certificate (i) bearing a rate that is tied to current values of a rate that qualifies as a variable rate under the OID regulations (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of this rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (ii) bearing one or more variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. It is anticipated that the trustee will treat REMIC regular certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

The amount of original issue discount with respect to a REMIC regular certificate bearing a variable rate of interest will accrue in the manner described below with the yield to maturity and future payments on the REMIC regular certificate generally to be determined by assuming that interest will be payable for the life of the REMIC regular certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. It is anticipated that the trustee will treat the variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID regulations, it is anticipated that the trustee will treat REMIC regular certificates  bearing an interest rate that is a weighted average of the net interest rates on mortgage loans which themselves have fixed or qualified variable rates, as having qualified stated interest. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect over the life of the mortgage loans beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount or ordinary income reportable to reflect the interest rate on the REMIC regular certificates.

Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments.  Assuming the accrual period for original issue discount is the monthly period that begins on each distribution date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount.  Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest.  In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate.  Therefore, the portion of the interest paid on the first distribution date in excess of interest accrued from the date of initial issuance to the first distribution date is included in the stated redemption price of the REMIC regular certificate.  However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first distribution date.  It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity.  For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

●
the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

●	a fraction—

1.	the numerator of which is the amount of the payment, and

2.	the denominator of which is the stated redemption price at maturity of the certificate.

Original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

●	the total amount of the de minimis original issue discount, and

●	a fraction—

1.	the numerator of which is the amount of the principal payment, and

2.	the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

You may alternatively elect to accrue de minimis original issue discount into income currently based on a constant yield method.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” below for a description of that election under the applicable Treasury regulations.

If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date.  In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this “—Original Issue Discount” subsection.

As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period.  For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a distribution date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the next following distribution date.  The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

●	the sum of:

1.
the present value, as of the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC regular certificate as calculated taking into account the prepayment assumption), of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, taking into account the prepayment assumption, and

2.	the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

●	the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is:

●	the issue price of the certificate, increased by

●	the total amount of original issue discount previously accrued on the certificate, reduced by

●	the amount of all prior payments of amounts included in its stated redemption price.

The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

The OID regulations suggest that original issue discount with respect to certificates that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related Governing Document to be transferred together, should be computed on an aggregate method.  In the absence of further guidance from the IRS, original issue discount with respect to certificates that represent the ownership of multiple uncertificated REMIC regular interests will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the accompanying prospectus supplement, treating all uncertificated regular interests as a single debt instrument as described in the OID regulations, so long as the related Governing Document requires that the uncertificated regular interests be transferred together.

A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate.  However, if the cost is in excess of its adjusted issue price, the daily portion will be reduced in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate.  The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

●	the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

●	the daily portions of original issue discount for all days during that accrual period prior to that date of determination,

less any amounts included in its stated redemption price paid during the accrual period prior to that date of determination.

If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero.  You may not deduct the negative amount currently.  Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate.  Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate.  However, the loss may be a capital loss, which is limited in its deductibility.  The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated.  See “Risk Factors—The Investment Performance of Your Offered Certificate Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable.”

The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer.  Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the related tax administrator in preparing reports to you and the IRS.  Prospective purchasers of the REMIC regular certificates are encouraged to consult their tax advisors concerning the tax treatment of these certificates in this regard.

Proposed regulations concerning the accrual of interest income by the holders of REMIC regular interests would create a special rule for accruing original issue discount on REMIC regular certificates that provide for a delay between record and distribution dates, such that the period over which original issue discount accrues coincides with the period over which the certificate holder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates.  If the proposed regulations are adopted in the same form as proposed, certificate holders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date.  The proposed regulations are limited to REMIC regular certificates with delayed payment periods of fewer than 32 days.  The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular certificate to change its method of accounting for original issue discount under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular certificates before the date the final regulations are published in the Federal Register.

The Treasury Department issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC, in which the Treasury Department and the IRS requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC (“REMIC IOs”), high-yield REMIC regular interests, and apparent negative-yield instruments.  The Treasury Department and the IRS also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of original issue discount, the formulation of special guidelines for the application of section 166 of the Internal Revenue Code to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments.  It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

Market Discount.  You will be considered to have purchased a REMIC regular certificate at a market discount if—

●	in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

●	in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price.  Under section 1276 of the Internal Revenue Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income and must recognize as ordinary income the amount so allocated.  You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing.  If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

You may elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method.  Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments.  Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire.  See “—REMICs —Taxation of Owners of REMIC Regular Certificates—Premium” below.

Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

Market discount with respect to a REMIC regular certificate will be considered to be de minimis if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase.  In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations.  It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption.  If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.  This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment.  Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply.  The Committee Report indicates that in each accrual period, you may accrue  market discount on a REMIC regular certificate held by you, at your option:

●	on the basis of a constant yield method,

●
in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

●
in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.  Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount.  Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, you may be required to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount.  For these purposes, the de minimis rule referred to above applies.  Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income.  If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

Premium.  A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium.  You may elect under section 171 of the Internal Revenue Code to amortize the premium over the life of the certificate.  If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest.  If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire.  The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

Treasury regulations also permit you to elect to include all interest and discount in income, and to amortize premium, based on a constant yield method, further treating you as having made the election to amortize premium generally.  See “—Taxation of Owners of REMIC Regular Certificates—Market Discount” above.  The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under section 171 of the Internal Revenue Code.

Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on—

●	the purchase price paid for your offered certificate, and

●	the payments remaining to be made on your offered certificate at the time of its acquisition by you.

If you acquire an interest in any class of REMIC regular certificates issued at a premium, you are encouraged to consult your own tax advisor regarding the possibility of making an election to amortize the premium.

Realized Losses.  Under section 166 of the Internal Revenue Code, although not entirely clear, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans.  However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that—

●
you will not be entitled to deduct a loss under section 166 of the Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

●	the loss will be characterized as a short-term capital loss.

Notwithstanding the foregoing, it is not clear whether holders of interest-only REMIC regular certificates are entitled to any deduction under section 166 of the Internal Revenue Code for bad debt loss.  Certificateholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such REMIC regular certificates.

You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable.  In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the REMIC regular certificate is disposed of in a taxable transaction or becomes worthless.   As a result, your taxable income in a period could exceed your economic income in that period.  If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income.  However, the law is unclear with respect to the timing and character of this loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates.

General.  Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under “—REMICs—Prohibited Transactions Tax and Other Taxes” below.  Rather, a holder of REMIC residual certificates must generally include in income the taxable income or net loss of the related REMIC.  Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they represented direct ownership interests in the related mortgage loans or debt instruments issued by the related REMIC.

Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates.  For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a “30 days per month/90 days per quarter/360 days per year” convention unless we otherwise disclose in the related prospectus supplement.  These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day.  Any amount included in the residual certificateholders’ gross income or allowed as a loss to them by virtue of this allocation will be treated as ordinary income or loss.  The taxable income of the REMIC will be determined under the rules described below in “—REMICs—Taxation of Owners of REMIC Residual Certificates—Taxable Income of the REMIC.”  Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC’s termination.  Income derived from the REMIC residual certificates will be “portfolio income” for the purposes of the limitations under section 469 of the Internal Revenue Code on the deductibility of “passive losses.”

A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate.  These daily amounts generally will equal the amounts of taxable income or net loss determined as described above.  The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income of a holder of a REMIC residual certificate.  These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate.  The Treasury regulations, however, do not provide for these modifications.

Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you.

Treasury regulations addressing the federal income tax treatment of “inducement fees” received by transferees of noneconomic REMIC residual interests require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder.  These regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption.  If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition.  These regulations also provide that an inducement fee shall be treated as income from sources within the United States.  In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these regulations (including a change from one safe harbor method to the other safe harbor method).  Prospective purchasers of the REMIC residual certificates are encouraged to consult with their tax advisors regarding the effect of these regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period.  Consequently, you should have—

●	other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

●	unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

●	excess inclusions,

●	residual interests without significant value, and

●	noneconomic residual interests.

The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return.  This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years.  Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss.  Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance.  See “Risk Factors—Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences.”

Taxable Income of the REMIC.  The taxable income of a REMIC will equal:

●	the income from the mortgage loans and other assets of the REMIC; plus

●	any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items—

1.
the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

2.	amortization of any premium on the mortgage loans held by the REMIC,

3.	bad debt losses with respect to the mortgage loans held by the REMIC, and

4.	except as described below in this “—Taxable Income of the REMIC” subsection, servicing, administrative and other expenses.

For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values.  The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values.  The issue price of any REMIC certificates offered hereby will be determined in the manner described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”  The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property.  Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

The amount and method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates, except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described above will not apply.  That method is a constant yield method taking into account the prepayment assumption.  However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates” above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC’s basis, determined as described in the second preceding paragraph, is different from its stated redemption price.  Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates.  A REMIC may elect under section 171 of the Internal Revenue Code to amortize any premium on the mortgage loans that it holds.  Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC.  Original issue discount will be considered to accrue for this purpose as described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”  However, the de minimis rule described in that section will not apply in determining deductions.

If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year.  It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”

As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting.  However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account.  See “—REMICs—Prohibited Transactions Tax and Other Taxes” below.  Further, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income.  All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of section 67 of the Internal Revenue Code.  See “—REMICs—Taxation of Owners of REMIC Residual Certificates—Pass-Through of Miscellaneous Itemized Deductions” below.  If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions.  The adjusted basis of a REMIC residual certificate will be equal to:

●	the amount paid for that REMIC residual certificate,

●	increased by amounts included in the income of the holder of that REMIC residual certificate, and

●	decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss.  Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.  The ability of REMIC residual certificateholders to deduct net losses may be subject to additional limitations under the Internal Revenue Code, as to which the certificateholders are encouraged to consult their tax advisors.

Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC residual certificate.  To the extent a distribution on a REMIC residual certificate exceeds the holder’s adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

As described above, a holder’s basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder’s allocable share of taxable income of the related REMIC.  However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC’s taxable income is allocated to that holder.  To the extent the initial basis of the holder of a REMIC residual certificate is less than the payments to that holder, and increases in the initial basis either occur after these payments or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these payments.  This gain will be treated as gain from the sale of its REMIC residual certificate.

The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

●	through distributions,

●	through the deduction of any net losses of the REMIC, or

●	upon the sale of its REMIC residual certificate.

See “—REMICs—Sales of REMIC Certificates” below.

For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see “—REMICs—Taxation of Owners of REMIC Residual Certificates—General” above.  These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis the certificate would have had in the hands of an original holder.

Excess Inclusions.  Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events.  In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

●	the sum of the daily portions of REMIC taxable income allocable to that certificate, over

●	the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation.  That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance.  For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

●	the issue price of the certificate, increased by

●	the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

●	any payments made with respect to the certificate before the beginning of that quarter.

The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, its initial fair market value.  The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

For holders of REMIC residual certificates, excess inclusions:

●	will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

●	will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

●
will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, “—REMICs—Foreign Investors in REMIC Certificates” below.

Furthermore, for purposes of the alternative minimum tax:

●	excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

●
alternative minimum taxable income may not be less than the taxpayer’s excess inclusions; provided, however, that for purposes of this clause, alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions.

This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer’s income tax to an amount lower than the alternative minimum tax on excess inclusions.

In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT.  Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder.  The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of section 857(b)(2) of the Internal Revenue Code, other than any net capital gain.  Treasury regulations yet to be issued could apply a similar rule to:

●	regulated investment companies,

●	common trusts, and

●	some cooperatives.

Applicable Treasury regulations modify the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a nonresident alien individual or foreign corporation for purposes of the 30% United States withholding tax until paid or distributed or when the REMIC residual interest is disposed of. These Treasury regulations accelerate the time both for reporting of, and withholding tax on, excess inclusions allocated to the foreign equity holders of domestic partnerships and certain other pass-through entities. These Treasury regulations also provide that excess inclusions are United States sourced income.

Under these Treasury regulations, in the case of REMIC residual interests held by a foreign person through a domestic partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership’s taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Internal Revenue Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner’s indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner’s indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership’s residual interest in the REMIC, a disposition of the foreign partner’s interest in the partnership, or any other reduction in the foreign partner’s allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

Similarly, in the case of a residual interest held by a foreign person indirectly as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into account for purposes of the 30% United States withholding tax at the same time that other income from the trust, company, fund, or organization would be taken into account.

Under these Treasury regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax. In addition, in the case of excess inclusions allocable to a foreign person as a partner, these Treasury regulations eliminate an exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee’s money or property and knows the facts giving rise to the payment.

Noneconomic REMIC Residual Certificates.  Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.”  If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate.  The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document:

●	the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

●
the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.  This rate is computed and published monthly by the IRS.

Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded.  These restrictions will require an affidavit:

●	from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

●
from the prospective transferee, providing representations as to its financial condition and that it understands that, as the holder of a non-economic REMIC residual certificate, it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that such transferee  intends to pay its taxes associated with holding such REMIC residual certificate as they become due, and

●
from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future.

The Safe Harbor Regulations provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for a safe harbor: (a) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a “foreign branch”) of the transferee or another U.S. taxpayer, and (b) the transfer must satisfy either an “asset test” or a “formula test”. A transfer to an “eligible corporation,” generally a domestic corporation, will satisfy the asset test if: at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the transferee’s fiscal year of transfer, the transferee’s gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test. The “formula test” makes the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

●	the present value of any consideration given to the transferee to acquire the interest,

●	the present value of the expected future distributions on the interest, and

●	the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

Present values must be computed using a discount rate equal to the applicable Federal short-term rate.

If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

The Governing Document will require that all transferees of REMIC residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the Safe Harbor Regulations, unless the transferor has waived the requirement that the transferee do so.

Prospective investors are encouraged to consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules.  This would result in the retention of tax liability by the transferor with respect to that purported transfer.

We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations.  However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions.  Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

See “—REMICs—Foreign Investors in REMIC Certificates” below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

Mark-to-Market Rules.  Regulations under section 475 of the Internal Revenue Code require that a securities dealer mark to market securities held for sale to customers.  This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment.  These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of section 475 of the Internal Revenue Code.  Thus, a REMIC residual certificate is not subject to the mark-to-market rules.  We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

Transfers of REMIC Residual Certificates to Investors That Are Foreign Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing Documents.

Pass-Through of Miscellaneous Itemized Deductions.  Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates.  The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates.  Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

●	an individual,

●	an estate or trust, or

●	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

then—

●	an amount equal to this individual’s, estate’s or trust’s share of these fees and expenses will be added to the gross income of this holder, and

●
the individual’s, estate’s or trust’s share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer’s adjusted gross income.

In addition, section 68 of the Internal Revenue Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

●	3% of the excess, if any, of such taxpayer’s adjusted gross income over such specified amount, or

●	80% of the amount of itemized deductions otherwise allowable for such tax year.

Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is—

●	an individual,

●	an estate or trust, or

●	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder’s gross income.

The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either section 67 or section 68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

We recommend that those prospective investors who are individuals, estates or trusts, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

Sales of REMIC Certificates.  If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate.  The adjusted basis of a REMIC regular certificate generally will equal:

●	the cost of the certificate to that certificateholder, increased by

●	income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

●	payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

The adjusted basis of a REMIC residual certificate will be determined as described above under “—REMICs—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions.”  Except as described below in this “—Sales of REMIC Certificates” subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of section 1221 of the Internal Revenue Code, which is generally property held for investment.

In addition to the recognition of gain or loss on actual sales, section 1259 of the Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position.  A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument.  Debt instruments that—

●	entitle the holder to a specified principal amount,

●	pay interest at a fixed or variable rate, and

●	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, section 1259 will not apply to most REMIC regular certificates.  However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

A taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals.  No similar rate differential exists for corporations.  In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:
●
the amount that would have been includible in the seller’s income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

●	the amount of ordinary income actually includible in the seller’s income prior to that sale.

In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” and “—Premium.”

REMIC certificates will be “evidences of indebtedness” within the meaning of section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a “conversion transaction” within the meaning of section 1258 of the Internal Revenue Code.  A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in that transaction.  The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the “wash sale” rules of section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

●	reacquires that same REMIC residual certificate,

●	acquires any other residual interest in a REMIC, or

●	acquires any similar interest in a taxable mortgage pool, as defined in section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder’s adjusted basis in the newly-acquired asset.

Losses on the sale of a REMIC residual certificate in excess of a threshold amount (which amount may need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886.  Investors are encouraged to consult with their tax advisors as to the need to file such forms.

Prohibited Transactions Tax and Other Taxes.  The Internal Revenue Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions.  In general, subject to specified exceptions, a prohibited transaction includes:

●	the disposition of a non-defaulted mortgage loan,

●	the receipt of income from a source other than a mortgage loan or other permitted investments,

●	the receipt of compensation for services, or

●	the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property.  The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs.  The related Governing Document may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders.  However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a “permitted investment” under section 860G(a)(5) of the Internal Revenue Code.

Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on a REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that—

●	the person has sufficient assets to do so, and

●	the tax arises out of a breach of that person’s obligations under select provisions of the related Governing Document.

Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Particular Organizations.  If a REMIC residual certificate is transferred to a Disqualified Organization, a tax will be imposed in an amount equal to the product of:

●	the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

●	the highest marginal federal income tax rate applicable to corporations.

The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

●	events that have occurred up to the time of the transfer,

●	the prepayment assumption, and

●	any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization.  In that case, the tax would instead be imposed on the agent.  However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

●	the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

●	as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

●	the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization, and

●	the highest marginal federal income tax rate imposed on corporations.

A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

●	the holder’s social security number and a statement under penalties of perjury that the social security number is that of the record holder, or

●	a statement under penalties of perjury that the record holder is not a Disqualified Organization.

If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph.  This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a Pass-Through Entity.

Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

●	the residual interests in the entity are not held by Disqualified Organizations, and

●	the information necessary for the application of the tax described in this prospectus will be made available.

We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

Termination.  A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation.  The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument.  In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder’s adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

Reporting and Other Administrative Matters.  Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners.  Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC’s—

●	income,

●	deductions,

●	gains,

●	losses, and

●	classification as a REMIC.

Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC’s tax return.  In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item.  Adjustments made to the REMIC’s tax return may require these holders to make corresponding adjustments on their returns.  An audit of the REMIC’s tax return, or the adjustments resulting from that audit, could result in an audit of a holder’s return.

  Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations.  These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS.  Holders of REMIC regular certificates that are—

●	corporations,

●	trusts,

●	securities dealers, and

●	various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs.  This information will be provided upon request in accordance with the requirements of the applicable regulations.  The information must be provided by the later of:

●	30 days after the end of the quarter for which the information was requested, or

●	two weeks after the receipt of the request.

Reporting with respect to REMIC residual certificates, including—

●	income,

●	excess inclusions,

●	investment expenses, and

●	relevant information regarding qualification of the REMIC’s assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period.  In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount.  Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount.”

Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

Backup Withholding with Respect to REMIC Certificates.  Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under section 3406 of the Internal Revenue Code if recipients of these payments:

●	fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

●	otherwise fail to establish an exemption from this tax.

Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient’s federal income tax.  Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates.  Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is—

●	a foreign person, and

●	not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate, except as otherwise required by FATCA. See “—FATCA” below.  To avoid withholding or tax, that holder must comply with applicable identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by Treasury regulations.  Additional information may be required from holders under FATCA.  See “—FATCA” below.   Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

For these purposes, a foreign person is anyone other than a U.S. Person.

It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates.  If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

It is possible, under regulations promulgated under section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either—

●	owns 10% or more of one or more underlying mortgagors, or

●	if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes.  However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

●	foreign persons, or

●
an entity that is classified as a U.S. partnership under the Internal Revenue Code if any of its partners, directly or indirectly (other than through a U.S. corporation) is (or is permitted to be under the partnership agreement) a foreign person.

FATCA.  Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act and recently issued Treasury regulations and IRS guidance, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest made on or after July 1, 2014, and gross proceeds, including the return of principal, from the disposition of debt obligations that give rise to U.S.-source interest on or after January 1, 2017,  to “foreign financial institutions” and certain non-financial foreign entities if those foreign entities fail to comply with the requirements of FATCA.  The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements.  No additional amounts will be paid in respect of any amounts withheld.  Prospective investors should consult their tax advisors regarding the applicability of FATCA to their REMIC certificates.

3.8% Medicare Tax on “Net Investment Income”.  Certain non-corporate U.S. Persons will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the REMIC certificates, less certain deductions.  U.S. Persons should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Taxation of Classes of Exchangeable Certificates

General. Solely for United States federal income tax purposes, the arrangement established to hold the Exchangeable Certificates will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code (the “PEZ Trust”) and the holders of the Exchangeable Certificates will be treated either as owning direct interests in one or more REMIC regular interests or beneficial interests in one or more REMIC regular interests held in the PEZ Trust.  If an Exchangeable Certificate represents beneficial ownership of REMIC regular interests held in the PEZ Trust, then, subject to the discussion below, the holder of the Exchangeable Certificate will be treated for income tax purposes as the owner of those REMIC regular interests under section 671 of the Internal Revenue Code.

Whether an Exchangeable Certificate represents a portion of one or more underlying REMIC regular interests held directly or held in the PEZ Trust, the interests in each REMIC regular interest underlying the Exchangeable Certificates will, subject to the discussion below, be accounted for separately and have the same consequences to the holder of the Exchangeable Certificate as if such interests in the underlying REMIC regular interest were held outside the PEZ Trust.

Exchangeable Certificates Representing Proportionate Interests in Two or More REMIC Regular Interests. The related prospectus supplement for a series of offered certificates will specify whether an Exchangeable Certificate represents beneficial ownership of a proportionate interest in each REMIC regular interest corresponding to that Exchangeable Certificate. Each beneficial owner of such an Exchangeable Certificate should account for its ownership interest in each REMIC regular interest underlying that Exchangeable Certificate as if such REMIC regular interest were a REMIC regular certificate, as described in “—REMICs—Taxation of Owners of REMIC Regular Certificates” above.  Consequently, the beneficial owner must allocate its cost to acquire that Exchangeable Certificate among the related underlying REMIC regular interests in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the Exchangeable Certificate, the owner must allocate the sale proceeds among the underlying REMIC regular interests in proportion to their relative fair market values at the time of sale.

Under the OID regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Internal Revenue Code applicable to OID, unless an exception applies. Under this rule, if an Exchangeable Certificate represents beneficial ownership of two or more REMIC regular interests, those REMIC regular interests could be treated as a single debt instrument for OID purposes. In addition, if the two or more REMIC regular interests underlying an Exchangeable Certificate were aggregated for OID purposes and a beneficial owner of an Exchangeable Certificate were to (i) exchange that Exchangeable Certificate for the related underlying REMIC regular interests (or separate Exchangeable Certificates representing each underlying REMIC regular interests), (ii) sell one of those related REMIC regular interests (or Exchangeable Certificates representing such REMIC regular interests) and (iii) retain one or more of the remaining related REMIC regular interests (or Exchangeable Certificates representing such REMIC regular interests), the beneficial owner might be treated as having engaged in a “coupon stripping” or “bond stripping” transaction within the meaning of section 1286 of the Internal Revenue Code. Under section 1286 of the Internal Revenue Code, a beneficial owner of an Exchangeable Certificate that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original Exchangeable Certificate between the related underlying REMIC regular interests sold and the related REMIC regular interests retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the REMIC regular interests (or Exchangeable Certificates representing such REMIC regular interests) sold using its basis allocable to those REMIC regular interests. Also, the beneficial owner then must treat the REMIC regular interests underlying the Exchangeable Certificates retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner’s basis allocable to those REMIC regular interests. Accordingly, the beneficial owner must accrue interest and OID with respect to the REMIC regular interests retained based on the beneficial owner’s basis in those REMIC regular interests.

As a result, when compared to treating each REMIC regular interest underlying an Exchangeable Certificate as a separate debt instrument, aggregating the REMIC regular interests underlying an Exchangeable Certificate could affect the timing and character of income recognized by a beneficial owner of an Exchangeable Certificate. Moreover, if section 1286 of the Internal Revenue Code were to apply to a beneficial owner of an Exchangeable Certificate, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the trustee. Because it may not be clear whether the aggregation rule in the OID regulations applies to the Exchangeable Certificates and due to the trustee’s lack of information necessary to report computations that might be required by section 1286 of the Internal Revenue Code, the trustee will treat each REMIC regular interest underlying an Exchangeable Certificate as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more REMIC regular interests underlying an Exchangeable Certificate were aggregated, the timing of accruals of OID applicable to an Exchangeable Certificate could be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the REMIC regular interests underlying the Exchangeable Certificates should be aggregated for OID purposes.

Exchangeable Certificates Representing Disproportionate Interests in REMIC Regular Interests. The related prospectus supplement for a series of offered certificates will specify whether an Exchangeable Certificate represents beneficial ownership of a disproportionate interest in the REMIC regular interest corresponding to that Exchangeable Certificate. The tax consequences to a beneficial owner of an Exchangeable Certificate of this type will be determined under section 1286 of the Internal Revenue Code, except as discussed below. Under section 1286 of the Internal Revenue Code, a beneficial owner of an Exchangeable Certificate will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payment on the underlying REMIC regular interests. If an Exchangeable Certificate entitles the holder to payments of principal and interest on an underlying REMIC regular interest, the IRS could contend that the Exchangeable Certificate should be treated (i) as an interest in the underlying REMIC regular interest to the extent that the Exchangeable Certificate represents an equal pro rata portion of principal and interest on the underlying REMIC regular interest, and (ii) with respect to the remainder, as an installment obligation consisting of “stripped bonds” to the extent of its share of principal payments or “stripped coupons” to the extent of its share of interest payments. For purposes of information reporting, however, the trustee will treat each Exchangeable Certificate as a single debt instrument, regardless of whether the treatment described in the immediately preceding sentence could apply.

Under section 1286 of the Internal Revenue Code, each beneficial owner of an Exchangeable Certificate must treat the Exchangeable Certificate as a debt instrument originally issued on the date the owner acquires it and as having OID equal to the excess, if any, of its “stated redemption price at maturity” over the price paid by the owner to acquire it. The stated redemption price at maturity for an Exchangeable Certificate is determined in the same manner as described with respect to REMIC regular certificates in “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

If the Exchangeable Certificate has OID, the beneficial owner must include the OID in its ordinary income for federal income tax purposes as the OID accrues, which may be prior to the receipt of the cash attributable to that income. Although the matter is not entirely clear, a beneficial owner should accrue OID using a method similar to that described with respect to the accrual of OID on a REMIC regular certificate under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” A beneficial owner, however, determines its yield to maturity based on its purchase price. For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating OID would be one determined at the time the Exchangeable Certificate is acquired or would be the prepayment assumption for the underlying REMIC regular interests.

In light of the application of section 1286 of the Internal Revenue Code, a beneficial owner of an Exchangeable Certificate generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to the Exchangeable Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to an Exchangeable Certificate generally will be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences should they fail to do so.

The rules of section 1286 of the Internal Revenue Code also apply if (i) a beneficial owner of REMIC regular interests exchanges them for an Exchangeable Certificate, (ii) the beneficial owner sells some, but not all, of the Exchangeable Certificates, and (iii) the combination of retained Exchangeable Certificates cannot be exchanged for the related REMIC regular interests. As of the date of such a sale, the beneficial owner must allocate its basis in the REMIC regular interests between the part of the REMIC regular interests underlying the Exchangeable Certificates sold and the part of the REMIC regular interests underlying the Exchangeable Certificates retained in proportion to their relative fair market values. Section 1286 of the Internal Revenue Code treats the beneficial owner as purchasing the Exchangeable Certificates retained for the amount of the basis allocated to the retained Exchangeable Certificates, and the beneficial owner must then accrue any OID with respect to the retained Exchangeable Certificates as described above. Section 1286 of the Internal Revenue Code does not apply, however, if a beneficial owner exchanges REMIC regular interests for the related Exchangeable Certificates and retains all the Exchangeable Certificates, see “—Treatment of Exchanges” below.

Upon the sale of an Exchangeable Certificate, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the Exchangeable Certificate. The owner’s adjusted basis generally is equal to the owner’s cost of the Exchangeable Certificate (or portion of the cost of REMIC regular interests allocable to the Exchangeable Certificate), increased by income previously included, and reduced (but not below zero) by distributions previously received and by any amortized premium. If the beneficial owner holds the Exchangeable Certificate as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under “—REMICs—Sales of REMIC Certificates.”

Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (that is not an exchange described under “—Treatment of Exchanges” below) a combination of Exchangeable Certificates that may be exchanged for underlying REMIC regular interests, the owner should be treated as owning the underlying REMIC regular interests, in which case section 1286 of the Internal Revenue Code would not apply. If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each Exchangeable Certificate should be treated as a separate debt instrument. You should consult your tax advisors regarding the proper treatment of Exchangeable Certificates in this regard.

Treatment of Exchanges. If a beneficial owner of one or more Exchangeable Certificates exchanges them for the related Exchangeable Certificates in the manner described under “Description of the Certificates—Exchangeable Certificates” in this prospectus, the exchange will not be taxable. In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related underlying REMIC regular interest that it owned immediately prior to the exchange.

FATCA.  In general, the rules described under “—REMICs—FATCA” above will also apply to Exchangeable Certificates.

Grantor Trusts

Classification of Grantor Trusts.  With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code and not as a partnership or an association taxable as a corporation.

A grantor trust certificate may be classified as either of the following types of certificate:

●
a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

●	a grantor trust strip certificate representing ownership of all or a portion of an amount equal to—

1.	interest paid on the mortgage loans constituting the related grantor trust, minus

2.	the sum of:

●	normal administration fees, and

●	interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust

A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

Characterization of Investments in Grantor Trust Certificates.

Grantor Trust Fractional Interest Certificates.  Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

●
“loans . . . secured by an interest in real property” within the meaning of section 7701(a)(19)(C)(v) of the Internal Revenue Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

●
“obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property” within the meaning of section 860G(a)(3) of the Internal Revenue Code; and

●	“real estate assets” within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

Grantor Trust Strip Certificates.  Even if grantor trust strip certificates evidence an interest in a grantor trust—

●	consisting of mortgage loans that are “loans . . . secured by an interest in real property” within the meaning of section 7701(a)(19)(C)(v) of the Internal Revenue Code,

●	consisting of mortgage loans that are “real estate assets” within the meaning of section 856(c)(5)(B) of the Internal Revenue Code, and

●	the interest on which is “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of section 856(c)(3)(B) of the Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.  We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

The grantor trust strip certificates will be “obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property” within the meaning of section 860G(a)(3)(A) of the Internal Revenue Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates.

General.  Holders of a particular series of grantor trust fractional interest certificates generally:

●
will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

●	will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

Because of the existence of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder’s miscellaneous itemized deductions exceeds two percent of the holder’s adjusted gross income.

Section 68 of the Internal Revenue Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount.

The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either section 67 or section 68 of the Internal Revenue Code may be substantial.  Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates.  The method of this allocation should recognize that each class benefits from the related services.  In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of section 1286 of the Internal Revenue Code.  Grantor trust fractional interest certificates may be subject to those rules if:

●	a class of grantor trust strip certificates is issued as part of the same series, or

●	we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon.  We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

●	a master servicer,

●	a special servicer,

●	any sub-servicer, or

●	their respective affiliates.

With respect to certain categories of debt instruments, section 1272(a)(6) of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

The scope of this section covers investments in any pool of debt instruments the yield on which may be affected by reason of prepayments.  The precise application of section 1272(a)(6) of the Internal Revenue Code to pools of debt instruments is unclear in certain respects.  For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer’s investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

If Stripped Bond Rules Apply.  If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of section 1273(a) of the Internal Revenue Code.  This is subject, however, to the discussion below regarding:

●	the treatment of some stripped bonds as market discount bonds, and

●	de minimis market discount.

See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates— Market Discount” below.

The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month to the extent it constitutes “qualified stated interest” in accordance with its normal method of accounting.  See “REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in this prospectus for a description of qualified stated interest.

The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate’s stated redemption price over its issue price.  The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate.  The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated interest, if any, and the certificate’s share of reasonable servicing fees and other expenses.

In general, the amount of that income that accrues in any month would equal the product of:

●	the holder’s adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in “—Grantor Trusts—Sales of Grantor Trust Certificates,” and

●	the yield of that grantor trust fractional interest certificate to the holder.

The yield would be computed at the rate, that, if used to discount the holder’s share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate.  This rate is compounded based on the regular interval between distribution dates.  In computing yield under the stripped bond rules, a certificateholder’s share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder’s share of any reasonable servicing fees and other expenses and is based generally on the method described in section 1272(a)(6) of the Internal Revenue Code.  The precise means of applying that method is uncertain in various respects.  See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income.  In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield.  Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

●	a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

●	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

●	the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

●	the prepayment assumption will not be challenged by the IRS on audit.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds.  Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount.  This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

●	there is no original issue discount or only a de minimis amount of original issue discount, or

●
the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement.  If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

●	0.25% of the stated redemption price, and

●	the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be zero under the de minimis rule.  Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply” and “—Market Discount” below.

If Stripped Bond Rules Do Not Apply.  Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder’s normal method of accounting.  In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on mortgage loans will equal the difference between:

●	the stated redemption price of the mortgage loans, and

●	their issue price.

For a definition of “stated redemption price,” see “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.  In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan.  If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

The stated redemption price of a mortgage loan will generally equal its principal amount.  The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in section 1272(a)(6) of the Internal Revenue Code.  The precise means of applying that method is uncertain in various respects, however.  See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate’s allocable portion of the total remaining stated redemption price of the underlying mortgage loans.  In that case, the purchaser will also be required to include in gross income the certificate’s daily portions of any original issue discount with respect to those mortgage loans.  However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate’s allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate’s allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

The adjusted issue price of a mortgage loan on any given day equals the sum of:

●	the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

●	the daily portions of original issue discount for all days during the accrual period prior to that day, and reduced by

●	the amount of any payments made on the mortgage loan during the accrual period prior to that day of amounts included in its stated redemption price.

The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

●	the issue price of the mortgage loan, increased by

●	the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

●	the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

●	a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

●	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

●	the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

●	the prepayment assumption will not be challenged by the IRS on audit.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Market Discount.  If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount.  A mortgage loan is considered to have been purchased at a market discount if—

●	in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

●	in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income.  However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month.  A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in section 1272(a)(6) of the Internal Revenue Code.  The precise means of applying that method is uncertain in various respects, however.  See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates.  Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

Further, under the rules described under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues.  This rule applies without regard to the origination dates of the underlying mortgage loans.

Premium.  If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method.  Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction.  However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

●	be allocated among the payments of stated redemption price on the mortgage loan, and

●	be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

It appears that a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in section 1272(a)(6) of the Internal Revenue Code.  The precise means of applying that method is uncertain in various respects, however.  See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

Taxation of Owners of Grantor Trust Strip Certificates.  The stripped coupon rules of section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates.  Except as described above under “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Apply,” no regulations or published rulings under section 1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates.  Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method.  In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you.  This yield would be calculated based on:

●	the price paid for that grantor trust strip certificate by you, and

●	the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

●	an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue based generally on the method described in section 1272(a)(6) of the Internal Revenue Code.  The precise means of applying that method is uncertain in various respects, however.  See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

If the method for computing original issue discount under section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero.  That is, no current deduction of the negative amount will be allowed to you.  You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate.  Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate.  However, the loss may be a capital loss, which is limited in its deductibility.  The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related.  See “Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable” above.

The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments.  In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on:

●	the prepayment assumption we will disclose in the related prospectus supplement, and

●	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

●	the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

●	the prepayment assumption will not be challenged by the IRS on audit.

We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

The characterizations of grantor trust strip certificates discussed above are not the only possible interpretations of the applicable Internal Revenue Code provisions. For example, a holder of a grantor trust strip certificate may be treated as the owner of (i) one installment obligation consisting of the grantor trust strip certificate’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the grantor trust strip certificate’s pro rata share of the payments attributable to interest on each mortgage loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or (iii) a separate installment obligation for each mortgage loan, representing the grantor trust strip certificate’s pro rata share of payments of principal and/or interest to be made with respect to the grantor trust strip certificate. Alternatively, the holder of one or more classes of grantor trust strip certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the grantor trust strip certificate, or classes of grantor trust strip certificates in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to these regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under section 1286 of the Internal Revenue Code.

Because of these possible varying characterizations of grantor trust strip certificates and the resultant differing treatment of income recognition, holders of grantor trust strip certificates are urged to consult their own tax advisors regarding the proper treatment of grantor trust strip certificates for federal income tax purposes.

Stripped ARM Obligations. The OID regulations do not address the treatment of instruments, such as grantor trust certificates, which represent interests in adjustable rate mortgage loans.  Additionally, the IRS has not issued guidance under the Internal Revenue Code’s coupon stripping rules with respect to such instruments.  In the absence of any authority, the trustee or other applicable party will report OID on grantor trust certificates attributable to adjustable rate mortgage loans (“Stripped ARM Obligations”) to holders in a manner it believes is consistent with the rules described above and with the OID regulations.  In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income.  Further, the addition of deferred interest (i.e., interest deferred by reason of negative amortization) to the principal balance of an adjustable rate mortgage loan may require the inclusion of such amount in the income of the grantor trust certificateholder when such amount accrues.  Furthermore, the addition of deferred interest to the grantor trust certificate’s principal balance will result in additional income (including possibly OID income) to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.

Sales of Grantor Trust Certificates.  Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this “—Sales of Grantor Trust Certificates” subsection.  The amount recognized equals the difference between:

●	the amount realized on the sale or exchange of a grantor trust certificate, and

●	its adjusted basis.

The adjusted basis of a grantor trust certificate generally will equal:

●	its cost, increased by

●	any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

●	any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals.  No similar rate differential exists for corporations.  In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances.  Gain attributable to accrued and unrecognized market discount will be treated as ordinary income.  Gain or loss recognized by banks and other financial institutions subject to section 582(c) of the Internal Revenue Code will be treated as ordinary income.

Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a “conversion transaction” within the meaning of section 1258 of the Internal Revenue Code.  A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction.  The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Section 1259 of the Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position.  A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument.  Debt instruments that—

●	entitle the holder to a specified principal amount,

●	pay interest at a fixed or variable rate, and

●	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, section 1259 will not apply to most grantor trust certificates.  However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year.  This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Investors that recognize a loss on a sale or exchange of grantor trust certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Grantor Trust Reporting.  Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate.  In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

●	the amount of servicing compensation received by a master servicer or special servicer, and

●	all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

The reporting party will furnish comparable information to the IRS as and when required by law to do so.

Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense.  Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

The applicable Treasury regulations establish a reporting framework for interests in “widely held fixed investment trusts” and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner.  A widely-held fixed investment trust is defined as an arrangement classified as a “trust” under Treasury regulation section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

●	a custodian of a person’s account,

●	a nominee, and

●	a broker holding an interest for a customer in street name.

The trustee, or its designated agent, is required to calculate and provide information to requesting persons with respect to the trust in accordance with these regulations.  The trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), is required to file information returns with the IRS and provide tax information statements to holders in accordance with these regulations.

Backup Withholding.  In general, the rules described under “—REMICs—Backup Withholding with Respect to REMIC Certificates” above will also apply to grantor trust certificates.

Foreign Investors.  In general, the discussion with respect to REMIC regular certificates under “—REMICs—Foreign Investors in REMIC Certificates” above applies to grantor trust certificates.  However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Internal Revenue Code from United States withholding tax, and the certificate is not held in connection with a certificateholder’s trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

FATCA.  In general, the rules described under “—REMICs—FATCA” above will also apply to grantor trust certificates.

3.8% Medicare Tax on “Net Investment Income”.  In general, the rules described under “—REMICs—3.8% Medicare Tax on “Net Investment Income” above will also apply to grantor trust certificates.

Tax Return Disclosure and Investor List Requirements

Treasury regulations directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters.  The regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a “reportable transaction.” Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand.  A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to your investment in the certificates.  There are significant penalties for failure to comply with these disclosure requirements.  Investors in certificates are encouraged to consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that we and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as we and they determine apply to us and them with respect to the transaction.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” potential investors should consider the state and local, and any other, tax consequences concerning the offered certificates.  State and local tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state, local or other jurisdiction.  Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, as amended, imposes various requirements on—

●	ERISA Plans, and

●	persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan.  For purposes of this discussion, ERISA Plans include corporate pension and profit sharing plans as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

Governmental plans and, if they have not made an election under Section 410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements.  However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of ERISA or the Internal Revenue Code discussed in this section.  Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including—

●	investment prudence and diversification, and

●	compliance with the investing ERISA Plan’s governing documents.

Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory or administrative exemption applies.  Section 4975 of the Internal Revenue Code contains similar prohibitions applicable to transactions involving the assets of a Plan subject to Section 4975 of the Internal Revenue Code.  For purposes of this discussion, Plans include ERISA Plans as well as individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the Internal Revenue Code.

The types of transactions between Plans and Parties in Interest that are prohibited include:

●	sales, exchanges or leases of property;

●	loans or other extensions of credit; and

●	the furnishing of goods and services.

Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available.  In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons.  In addition, an individual retirement account involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

Plan Asset Regulations

A Plan’s investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan.  The Plan Asset Regulations provides that when a Plan acquires an equity interest in an entity, the assets of that Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies.  One exception is that the equity participation in the entity by benefit plan investors, which include employee benefit plans subject to Part 4 of Title I of ERISA, any plan to which Section 4975 of the Internal Revenue Code applies and any entity whose underlying assets include plan assets by reason of the plan’s investment in such entity, is not significant.  The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors.  The percentage owned by benefit plan investors is determined by excluding the investments of the following persons (other than benefit plan investors):

1.	those with discretionary authority or control over the assets of the entity,

2.	those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

3.	those who are affiliates of the persons described in the preceding clauses 1. and 2.

In the case of one of our trusts, investments by us, by an underwriter, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

A fiduciary of an investing Plan is any person who—

●	has discretionary authority or control over the management or disposition of the assets of that Plan, or

●	provides investment advice with respect to the assets of that Plan for a fee.

If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be—

●	deemed to be a fiduciary with respect to the investing Plan, and

●	subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code.  For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

The Plan Asset Regulations provide that where a Plan purchases a “guaranteed governmental mortgage pool certificate,” the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate.  The Plan Asset Regulations include in the definition of a “guaranteed governmental mortgage pool certificate” some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac.  Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan.  Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not “guaranteed governmental mortgage pool certificates” within the meaning of the Plan Asset Regulations.

In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

If you are the fiduciary of a Plan, you are encouraged consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

Prohibited Transaction Exemptions

If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of, or with assets of, a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

●	Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

●	Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;

●	Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of a Plan by a “qualified professional asset manager;”

●	Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

●	Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an “in-house asset manager.”

We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates.  Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment.  The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.

Underwriter Exemption

The Department of Labor has granted to certain underwriters individual administrative exemptions from application of certain of the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code.  Unless otherwise specified in the related prospectus supplement, Citigroup Global Markets Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus.  The U.S. Department of Labor issued the Underwriter Exemption to a predecessor in interest to

Citigroup Global Markets Inc.  Subject to the satisfaction of the conditions specified in the Underwriter Exemption, this exemption generally exempts from the application of the prohibited transaction provisions of ERISA and the Internal Revenue Code, various transactions relating to, among other things—

●	the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts, and

●
the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Citigroup Global Markets Inc. or any person affiliated with Citigroup Global Markets Inc., such as particular classes of the offered certificates.

Whether the conditions of the Underwriter Exemption will be satisfied as to the offered certificates of any particular class will depend on the facts and circumstances at the time the Plan acquires certificates of that class.  The related prospectus supplement will state whether the Underwriter Exemption, as amended, is or may be available with respect to any offered certificates.

Insurance Company General Accounts

Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets.  A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are ERISA Plan assets.  That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section 401(c) of ERISA, may be treated as Plan assets.  In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account.  If you are an insurance company and are contemplating the investment of general account assets in offered certificates, you are encouraged consult your legal counsel as to the applicability of Section 401(c) of ERISA.

Ineligible Purchasers

Even if an exemption is otherwise available, certificates in a particular offering generally may not be purchased with the assets of a Plan that is sponsored by or maintained by an underwriter, the depositor, the trustee, the related trust, the master servicer, the special servicer or any of their respective affiliates.  Offered certificates generally may not be purchased with the assets of a Plan if the depositor, the trustee, the related trust fund, a master servicer, the special servicer, a mortgage loan seller, or any of their respective affiliates or any employees thereof: (a) has investment discretion with respect to the investment of such Plan assets; or (b) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan.  A party with the discretion, authority or responsibility is described in clause (a) or (b) of the preceding sentence is a fiduciary with respect to a Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Internal Revenue Code.

Consultation with Counsel

If you are a fiduciary for or any other person investing assets of a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should:

●	consider your general fiduciary obligations under ERISA, and

●	consult with your legal counsel as to—

1.	the potential applicability of ERISA and Section 4975 of the Internal Revenue Code to that investment, and

2.	the availability of any prohibited transaction exemption in connection with that investment.

Tax Exempt Investors

A Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” within the meaning of Section 512 of the Internal Revenue Code.  All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions” in this prospectus.

LEGAL INVESTMENT

If and to the extent specified in the related prospectus supplement, certain classes of the offered certificates of any series will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).  Generally, the only classes of offered certificates that will qualify as “mortgage related securities” will be those that:  (1) are rated in one of two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Pursuant to Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, which amended SMMEA, the SEC is required to establish new creditworthiness standards in substitution for the current ratings test in SMMEA, effective July 21, 2012.  As of the date of this prospectus, however, the SEC has neither proposed nor adopted a rule establishing such new creditworthiness standards for purposes of SMMEA. Nevertheless, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of offered certificates offered and sold prior to effectiveness of a new rule (including prior to July 21, 2012) that are specified to be “mortgage related securities” for purposes of SMMEA in the applicable prospectus supplement, may no longer qualify as such as of the time such new rule is effective, and that future classes of offered certificates may not qualify, either.

Further, the appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the offered certificates, may be subject to significant interpretive uncertainties.

Except as may be specified in the related prospectus supplement with regard to the status of certain classes of offered certificates as “mortgage related securities” for purposes of SMMEA, no representations are made as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions.  Further, any rating of a class of offered certificates below an “investment grade” rating (i.e., lower than the top four rating categories) by an NRSRO engaged to rate that class or issuing an unsolicited rating, and whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class of certificates.  These uncertainties (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity and market value of the offered certificates.  Further, any ratings downgrade of a class of offered certificates below an “investment grade” rating by an NRSRO may affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, those certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you are encouraged consult with your legal advisors in determining whether and to what extent:  (a) the offered certificates of any class or series constitute legal investments or are subject to investment, capital or other regulatory restrictions; and (b) if applicable, SMMEA has been overridden in any jurisdiction relevant to you.

USE OF PROCEEDS

Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates.  We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

METHOD OF DISTRIBUTION

The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph.  The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods.  The methods are as follows:

1.	by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

2.	by placements by us with institutional investors through dealers; and

3.	by direct placements by us with institutional investors.

In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates.  Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account.  These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor.  Such underwriters may be broker dealers affiliated with us or other parties to the particular offering, whose identities and relationships to us or such other parties will be as set forth in the related prospectus supplement.  The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions.  Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates.  In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.

It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that—

●	the obligations of the underwriters will be subject to various conditions precedent,

●	the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

●
in limited circumstances, we will indemnify the several underwriters and each person, if any, that controls an underwriter within the meaning of Section 15 of the Securities Act, and the underwriters will indemnify us and each person, if any, that controls us within the meaning of Section 15 of the Securities Act, against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act, or will contribute to payments required to be made with respect to any liabilities.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

We anticipate that the offered certificates will be sold primarily to institutional investors.  Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act, in connection with reoffers and sales by them of offered certificates.  Holders of offered certificates are encouraged to consult with their legal advisors in this regard prior to any reoffer or sale.

If specified in the prospectus supplement relating to a series of offered certificates, we or any of our affiliates or any third party may purchase some or all of one or more classes of offered certificates of that series from the underwriter or underwriters at a price specified or described in the prospectus supplement.  This selling certificateholder may then, from time to time, offer and sell, pursuant to this prospectus and a related prospectus supplement, some or all of the offered certificates it purchased in one of the following ways: (i) directly; (ii) through one or more underwriters to be designated at the time of the offering of the certificates; or (iii) through dealers acting as agent and/or principal.  Any of these offerings may be restricted in the matter specified in the related prospectus supplement.  These transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.  The underwriters and dealers participating in the purchaser’s offering of such certificates may receive compensation in the form of underwriting discounts or commissions from the selling certificateholder and these dealers may receive commissions from the investors purchasing such certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions).  Any dealer that participates in the distribution of these certificates will be an “underwriter” within the meaning of the Securities Act, and any commissions and discounts received by a dealer and any profit on the resale of these certificates by a dealer will be underwriting discounts and commissions under the Securities Act.

Unless otherwise specified in the related prospectus supplement, Citigroup Global Markets Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus.  Citigroup Global Markets Inc. is our affiliate and an affiliate of CGMRC.

LEGAL MATTERS

Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by Orrick, Herrington & Sutcliffe LLP.

FINANCIAL INFORMATION

A new trust will be formed with respect to each series of offered certificates.  None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates.  Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement.  We have determined that our financial statements will not be material to the offering of any offered certificates.

RATINGS

It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one NRSRO has rated those certificates in one of its generic rating categories which signifies investment grade.  Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade. We will, in the related prospectus supplement or in a related free writing prospectus, with respect to each class of offered certificates, identify the applicable rating agency or agencies and specify the minimum rating(s) that must be assigned thereto.

Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled.  These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer.  The rating(s) on a class of offered certificates will not represent any assessment of—

●	whether the price paid for those certificates is fair;

●	whether those certificates are a suitable investment for any particular investor;

●	the tax attributes of those certificates or of the related trust;

●	the yield to maturity or, if they have principal balances, the average life of those certificates;

●	the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

●	the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

●	whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

●	the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

●
if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  Each security rating should be evaluated independently of any other security rating.

GLOSSARY

The following capitalized terms will have the respective meanings assigned to them in this “Glossary” section whenever they are used in this prospectus.

“ADA” means the Americans with Disabilities Act of 1990, as amended.

“Bankruptcy Code” means Title 11 of the United States Code.

“CERCLA” means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“CGMRC” means Citigroup Global Markets Realty Corp.

“Clearstream” means Clearstream Banking, société anonyme.

“Code” or “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Committee Report” means the Conference Committee Report accompanying the Tax Reform Act of 1986.

“CPR” means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

“Depositor” means Citigroup Commercial Mortgage Securities Inc.

“Disqualified Organization” means:

●	the United States,

●	any State or political subdivision of the United States,

●	any foreign government,

●	any international organization,

●	any agency or instrumentality of the foregoing, except for instrumentalities described in section 168(h)(2)(D) of the Internal Revenue Code or Freddie Mac,

●
any organization, other than a cooperative described in section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by section 511 of the Internal Revenue Code, or

●	any organization described in section 1381(a)(2)(C) of the Internal Revenue Code.

“DRA” means the Deficit Reduction Act of 2006.

“DTC” means The Depository Trust Company.

“Electing Large Partnership” means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

“Environmental Condition” means any condition or circumstance that (i) may pose an imminent or substantial endangerment to the human health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material or hazardous substance, or (iii) may give rise to any environmental claim or demand.

“EPA” means the Environmental Protection Agency.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Plan” means any employee benefit plan or other retirement plan that is subject to the fiduciary responsibility provisions of ERISA.

“ECSPLC” means Euroclear Clearance System Public Limited Company.

“Euroclear Operator” means Euroclear Bank, S.A./N.V., as operator of the Euroclear System, or any successor entity in that capacity.

“Euroclear Terms and Conditions” means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fannie Mae” means the Federal National Mortgage Association.

“Farmer Mac” means the Federal Agricultural Mortgage Corporation.

“FDIC” means the Federal Deposit Insurance Corporation.

“Financial Intermediary” means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

“Freddie Mac” means the Federal Home Loan Mortgage Corporation.

“Ginnie Mae” means the Government National Mortgage Association.

“Governing Document” means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

“I.R.C. Plan” means a plan, arrangement or account that is subject to Section 4975 of the Internal Revenue Code, including individual retirement accounts and certain Keogh plans.

“IRS” means the Internal Revenue Service.

“Lender Liability Act” means the Asset Conservation Lender Liability and Deposit Insurance Act of 1996, as amended.

“Net Income From Foreclosure Property” means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

“NCUA” means the National Credit Union Administration.

“NRSRO” means a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act.

“OCC” means the Office of the Comptroller of the Currency.

“OID” means original issue discount.

“OTS” means the Office of Thrift Supervision.

“Party in Interest” means any person that is a “party in interest” within the meaning of ERISA or a “disqualified person” within the meaning of Section 4975 of the Internal Revenue Code.

“Pass-Through Entity” means any:

●	regulated investment company,

●	real estate investment trust,

●	trust,

●	partnership, or

●	other entity described in section 860E(e)(6) of the Internal Revenue Code.

“Plan” means an ERISA Plan or an I.R.C. Plan.

“Plan Asset Regulations” means Section 2510.3-101 of the regulations of the U.S. Department of Labor promulgated under ERISA, as modified by Section 3(42) of ERISA, describing what constitutes the assets of a Plan.

“PTE” means a Prohibited Transaction Exemption issued by the U.S. Department of Labor.

“RCRA” means the federal Resource Conservation and Recovery Act.

“REIT” means a real estate investment trust within the meaning of section 856(a) of the Internal Revenue Code.

“Relief Act” means the Servicemembers Civil Relief Act.

“REMIC” means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and sections 860A through 860G of the Internal Revenue Code.

“Safe Harbor Regulations” means the final Treasury regulations issued on July 18, 2002.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended

“SMMEA” means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

“SPA” means standard prepayment assumption.

“Title V” means Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980.

“Treasury Department” means the United States Department of the Treasury.

“UCC” means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

“Underwriter Exemption” means PTE 91-23, as amended by PTE 2013-08.

“U.S. Person” means:

●	a citizen or resident of the United States;

●	a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

●
an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

●	a trust as to which—

1.	a court in the United States is able to exercise primary supervision over the administration of the trust, and

2.	one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

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No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus and prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus and prospectus supplement is an offer to sell only the certificates offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus and prospectus supplement is current only as of its date.

$1,040,295,000
(Approximate)

Citigroup Commercial Mortgage
Trust 2015-GC27
(as Issuing Entity)

Citigroup Commercial Mortgage
Securities Inc.
(as Depositor)

Commercial Mortgage
Pass-Through Certificates,
Series 2015-GC27

Prospectus Supplement

Certificate Summary	S-13
Summary	S-15
Risk Factors	S-63
Description of the Mortgage Pool	S-107
Transaction Parties	S-178
Description of the Offered Certificates	S-237
Yield, Prepayment And Maturity Considerations	S-265
The Pooling and Servicing Agreement	S-280
Use of Proceeds	S-336
Material Federal Income Tax Consequences	S-337
State and Other Tax Considerations	S-340
ERISA Considerations	S-341
Legal Investment	S-345	Class A-1	$43,807,000
Certain Legal Aspects of the Mortgage Loans	S-345	Class A-2	$49,712,000
Ratings	S-346	Class A-3	$17,250,000
Plan of Distribution (Underwriter Conflicts of Interest)	S-347	Class A-4	$250,000,000
Legal Matters	S-349	Class A-5	$398,793,000
Index of Certain Defined Terms	S-350	Class A-AB	$76,256,000
Class X-A	$913,430,000
Annex A	–	Statistical Characteristics of the Mortgage	Class X-B	$126,865,000
Loans	A-1	Class A-S	$77,612,000
Annex B	–	Structural and Collateral Term Sheet	B-1	Class B	$56,716,000
Annex C	–	Mortgage Pool Information	C-1	Class PEZ	$204,477,000
Annex D	–	Form of Distribution Date Statement	D-1	Class C	$70,149,000
Annex E-1	–	Sponsor Representations and
Warranties	E-1-1
Annex E-2	–	Exceptions to Sponsor Representations
and Warranties	E-2-1
Annex F	–	Class A-AB Scheduled Principal Balance
Schedule	F-1
Annex G	–	Kings Mountain Industrial Amortization
Schedule	G-1
PROSPECTUS SUPPLEMENT
Prospectus
Table of Contents	2
Important Notice About the Information Presented in This
Prospectus and the Related Prospectus Supplement	6
Available Information	6	Co-Lead Managers and Joint Bookrunners Citigroup Goldman, Sachs & Co. Co-Managers Drexel Hamilton Morgan Stanley January 28, 2015
Summary of Prospectus	7
Risk Factors	19
Capitalized Terms Used in This Prospectus	79
The Trust Fund	79
Transaction Participants	88
Description of the Governing Documents	91
Description of the Certificates	103
Yield and Maturity Considerations	119
Description of Credit Support	125
Certain Legal Aspects of the Mortgage Loans	127
Material Federal Income Tax Consequences	148
State and Other Tax Consequences	191
ERISA Considerations	191
Legal Investment	195
Use of Proceeds	196
Method of Distribution	196
Legal Matters	198
Financial Information	198
Ratings	198
Glossary	200

Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the offered certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriter and with respect to an unsold allotment or subscription.